Exhibit 99.1

UNITED STATES BANKRUPTCY COURT

SOUTHERN DISTRICT OF NEW YORK

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In re:	:	Chapter 11 Case No.
:
LEHMAN BROTHERS HOLDINGS INC., et al.	:	08-13555 (JMP)
:
Debtors.	:	(Jointly Administered)
:
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DEBTORS’ DISCLOSURE STATEMENT FOR

THIRD AMENDED JOINT CHAPTER 11 PLAN OF LEHMAN

BROTHERS HOLDINGS INC. AND ITS AFFILIATED DEBTORS

PURSUANT TO SECTION 1125 OF THE BANKRUPTCY CODE

WEIL, GOTSHAL & MANGES LLP
767 Fifth Avenue
New York, New York 10153
Tel: (212) 310-8000
Fax: (212) 310-8007

Attorneys for Debtors and
Debtors in Possession

Dated: August 31, 2011

New York, New York

i

(continued)

ii

(continued)

iii

(continued)

iv

(continued)

v

(continued)

vi

(continued)

					Page

	E.	Certain Tax Considerations			133

XV.	CERTAIN FEDERAL INCOME TAX CONSEQUENCES OF THE PLAN				133

	A.	Consequences to LBHI and Subsidiary Debtors			134

		1.	Tax Filing Status; Tax Attributes		134

		2.	General Discussion of Plan		135

			a.	Asset Dispositions	135

			b.	Plan Distributions	135

		3.	Tax Impact of the Plan on the Debtors		136

			a.	Cancellation of Debt	136

			b.	Limitation of NOL Carryforwards and Other Tax Attributes	137

			c.	Non-U.S. Income Tax Matters	138

		4.	Transfer of Liquidating Trust Assets to a Liquidating Trust		139

	B.	Consequences to Holders of Claims and LBHI Equity Interests			139

		1.	Realization and Recognition of Gain or Loss, In General		139

		2.	Holders of Allowed Senior Unsecured Claims, Senior Affiliate Claims, Senior Third-Party Guarantee Claims, Senior Affiliate Guarantee Claims, Convenience Claims, Convenience Guarantee Claims, General Unsecured Claims, Affiliate Claims and Third-Party Guarantee Claims		140

		3.	Allocation of Consideration to Interest		141

	C.	Tax Treatment of a Liquidating Trust and Holders of Beneficial Interests			141

		1.	Classification of the Liquidating Trust		141

		2.	General Tax Reporting by the Liquidating Trust and Beneficiaries		141

		3.	Tax Reporting for Assets Allocable to Disputed Claims		143

	D.	Withholding on Distributions, and Information Reporting			144

XVI.	ALTERNATIVES TO CONFIRMATION AND CONSUMMATION OF THE PLAN				145

	A.	Alternative Plan(s)			145

	B.	Liquidation under Chapter 7			146

vii

(continued)

viii

Exhibits
Exhibit 1	Third Amended Joint Chapter 11 Plan
Exhibit 2A	Balance Sheets of Each Debtor, as of the Applicable Commencement Date
Exhibit 2B	Balance Sheets of Each Debtor, as of December 31, 2010
Exhibit 2C	Reconciliation of Cash Flow Estimates (Gross Receipts) to the Balance Sheets, as of December 31, 2010
Exhibit 3	Condensed Balance Sheets of Woodlands Bank and Aurora Bank, as of March 31, 2011
Exhibit 4	Recovery Analysis for Each Debtor
Exhibit 5	Liquidation Analysis for Each Debtor
Exhibit 6	Debtors’ Estimates of Claims and Claims Data
Exhibit 7	Cash Flow Estimates Through 2014
Exhibit 8A	Significant Balances Among Affiliates
Exhibit 8B	Reconciliation of Balance Sheets as of December 31, 2010 and estimated Affiliate Claim Amounts
Exhibit 9	Debtors’ Claims Schedule
Exhibit 10	Reallocation of Distributions from Subordinated Notes to Senior Obligations
Exhibit 11	Structured Securities Valuation Methodologies
Exhibit 12	Plan Adjustment Percentages
Exhibit 13	Participating Subsidiary Debtor Convenience Class Distribution Percentage
Exhibit 14A	Description of Bankhaus Settlements
Exhibit 14B	Bankhaus Settlement Agreement
Exhibit 14C	Description of Settlements with the Hong Kong Lehman Entities In Liquidation
Exhibit 14D	Settlement Agreement with Hong Kong Lehman Entities In Liquidation
Exhibit 14E	Description of Settlement with the Lehman Singapore Entities
Exhibit 14F	Settlement Agreement with the Lehman Singapore Entities
Exhibit 14G	Description of Settlement with LBT
Exhibit 14H	Settlement Agreement with LBT
Exhibit 15	Exchange Rates
Exhibit 16	Summary of Alternative Plans
Exhibit 17	Diagram of Reallocation of Distributions Included in Plan
Exhibit 18	Certain Significant Transactions Regarding Debtors’ Assets
Exhibit 19	Description of Business and Capital Structure of Lehman Prior to the Commencement Date
Exhibit 20	List Of Creditors That Have Executed Plan Support Agreements

I.	INTRODUCTION

Lehman Brothers Holdings Inc. (“LBHI”) and certain of its direct and indirect subsidiaries, as debtors (collectively, the “Debtors”), present this Disclosure Statement pursuant to section 1125 of title 11 of the United States Code (the “Bankruptcy Code”) to holders of Claims against and Equity Interests in the Debtors for (i) the solicitation of acceptances of the Debtors’ Third Amended Joint Chapter 11 Plan, dated August 31, 2011, as the same may be amended (the “Plan”), filed with the United States Bankruptcy Court for the Southern District of New York (the “Bankruptcy Court”) and (ii) the hearing to consider confirmation of the Plan (“Confirmation Hearing”) scheduled for December 6, 2011 at 10:00 a.m. (prevailing Eastern Time). The Plan includes, without limitation, the Plan Supplement and all exhibits, supplements, appendices, and schedules, either in its present form or as they may be altered, amended or modified. Unless otherwise defined herein, all capitalized terms contained herein have the meanings ascribed to them in the Plan.

The key Exhibits attached to this Disclosure Statement include:

•	The Plan (Exhibit 1)

•	The Balance Sheets of each Debtor (i) as of its applicable Commencement Date; and (ii) as of December 31, 2010 (Exhibits 2A and 2B)

•	The Recovery Analysis for each Debtor (Exhibit 4)

•	The Liquidation Analysis for each Debtor (Exhibit 5)

•	The Debtors’ Estimates of Claims and Claims Data (Exhibit 6)

•	The Debtors’ Cash Flow Estimates Through 2014 (Exhibit 7)

•	The Debtors’ Claims Schedule (Exhibit 9)

On August 30, 2011, the Bankruptcy Court approved this Disclosure Statement as containing adequate information of a kind and in sufficient detail to enable a hypothetical holder of an Allowed Claim to make an informed judgment whether to accept or reject the Plan (the “Disclosure Statement Order”). APPROVAL OF THIS DISCLOSURE STATEMENT DOES NOT, HOWEVER, CONSTITUTE A DETERMINATION BY THE BANKRUPTCY COURT AS TO THE FAIRNESS OR MERITS OF THE PLAN.

A Ballot for the acceptance or rejection of the Plan is included with the Disclosure Statement transmitted to the holders of Claims that the Debtors believe are entitled to vote to accept or reject the Plan.

The Disclosure Statement Order sets forth in detail, among other things, the deadlines, procedures and instructions for voting to accept or reject the Plan and for filing objections to confirmation of the Plan, the record date for voting purposes and the applicable standards for tabulating Ballots. In addition, detailed voting instructions accompany each Ballot. Each holder of a Claim entitled to vote on the Plan should read the Disclosure Statement, the Plan, the Disclosure Statement Order and the instructions accompanying the Ballots in their entirety before voting on the Plan. These documents contain important information concerning the classification of Claims and Equity Interests for voting purposes and how the votes will be tabulated. No solicitation of votes to accept or reject the Plan may be made except pursuant to section 1125 of the Bankruptcy Code.

II.	OVERVIEW OF THE PLAN

For a more detailed description of the Plan, refer to section X—“Summary of the Chapter 11 Plan.” Under the Plan, Distributions to holders of Allowed Claims will be funded substantially by the orderly liquidation of the Debtors’ assets. In addition, the Plan is attached hereto as Exhibit 1.

A.       Summary of the Plan

Since the commencement of LBHI’s chapter 11 case, the Debtors have engaged in numerous discussions and meetings with interested parties, including individual and representative groups of both third-party and Affiliate creditors of the various Debtors. The Debtors’ process of negotiating the Plan has been consistent with their goals of achieving confirmation of the Plan on a consensual basis in the most efficient manner. The Debtors proposed a chapter 11 Plan on January 25, 2011 (the “First Amended Plan”) that included a proposed settlement of various legal and factual disputes among the Debtors’ creditors. Two alternative chapter 11 plans were proposed by groups of creditors asserting diametrically opposing views with respect to the substantive consolidation of the Debtors and other issues.

The Debtors convened meetings and participated in intensive negotiations with numerous representative creditors during June, 2011 to pursue a global settlement of the existing issues. As a result of the meetings and negotiations, the Debtors and the representative groups of creditors, including substantially all of the proponents of the two alternative plans,1 agreed to the terms of the Plan. The Plan includes economic resolutions of a myriad of issues (the “Plan Issues”), including, but not limited to:

(i)	the potential substantive consolidation of the Debtors and certain of their Affiliates;

(ii)	the characterization of intercompany balances owed to LBHI by Subsidiary Debtors;

(iii)	the Allowed Amount of certain Affiliate Claims;

1        Only the “Steering Committee” of the Ad Hoc Group of Lehman Brothers Creditors (the “Ad Hoc Group”) participated in negotiations with the Debtors and other creditors. The members of the Steering Committee have executed Plan Support Agreements, will cause the Ad Hoc Group to support the Plan and encourage other members of the Ad Hoc Group to execute Plan Support Agreements.

(iv)	the ownership and rights of various Debtors and their Affiliates with respect to certain assets; and

(v)	the allocation of costs and expenses among Debtors.

The Creditors’ Committee supports the Plan as the best means to fairly and efficiently resolve the Debtors’ Chapter 11 Cases. The Debtors believe that creditors holding Claims in excess of $100 billion support the Plan. In addition, 40 parties (and certain of their affiliates), including four of the Debtors’ foreign Affiliates have executed Plan Support Agreements (the “Plan Support Agreements”) with the Debtors that, subject to solicitation pursuant to section 1125 of the Bankruptcy Code, require the creditors to vote in favor of the Plan. These creditors have the right to terminate the Plan Support Agreements if the Debtors amend the Plan in a manner that adversely affects their recoveries or other treatment. A list of the parties that have executed plan support agreements is attached hereto as Exhibit 20.

In addition, the Debtors and substantially all of the proponents of alternative plans filed in these Chapter 11 Cases have entered into a Stipulation and Order that was approved by the Bankruptcy Court, pursuant to which, among other things, and subject to certain termination rights, each party agrees (a) to stay all discovery currently pending pursuant to the Discovery Protocol Order, (b) not to commence any discovery against any other party to the Stipulation and Order and (c) not to prosecute or seek approval of the alternative plans.

Many of the entities that have executed or will execute Plan Support Agreements are proponents of alternative plans filed in these Chapter 11 Cases. The entities that have entered or will enter into Plan Support Agreements do not waive any argument, claim or defense or make any admission with respect to anything contained herein. In addition, entities that are parties to Plan Support Agreements do not make any representations or warranties as to the accuracy of any of the information contained herein. The statements made herein represent the views and opinions of the Debtors, and the entities that are party to Plan Support Agreements have not adopted and may not agree with the contents of this Disclosure Statement.

The Plan does not substantively consolidate the 23 Debtors and Allowed Claims against a Debtor will be satisfied primarily from the assets of that Debtor. However, the Plan takes into consideration the risks of substantive consolidation and protracted litigation and incorporates a global compromise and settlement of the overarching disputes with respect to the Plan Issues. Litigation of any of the Plan Issues would be vigorously and extensively contested at great expense to the Debtors’ estates and their creditors. Final determinations through such extended litigation would significantly delay Distributions to creditors. The proposed resolutions of the Plan Issues will reduce the duration of these Chapter 11 Cases and the expenses attendant to such protracted litigation and accelerate distributions to holders of Allowed Claims. The terms of the compromise and settlement included in the Plan should be considered together as a resolution of all of the Plan Issues. To implement the resolution of the Plan Issues, the Plan provides for the following:

Plan Adjustments

20% of the Distribution to holders of Allowed Claims against LBHI based on Guarantees, excluding Affiliates of LBHI, will automatically be reallocated to holders of Allowed Senior Unsecured Claims and General Unsecured Claims against LBHI. Varying percentages of Distributions to holders of Allowed Claims against LBSF, LCPI, LBCS, LOTC and LBCC will also automatically be reallocated to holders of Allowed Senior Unsecured Claims and General Unsecured Claims against LBHI.

LBHI Claims Against Subsidiary Debtors

LBHI will only receive a Distribution on 80% of its Allowed Claim against each of the Subsidiary Debtors that is based on the funding of the operations of the Subsidiary Debtor. In addition, (i) the first $100 million of Distributions that LBHI receives from LCPI on account of such Affiliate Claim against LCPI will automatically be Distributed to holders of Allowed General Unsecured Claims against LCPI in LCPI Class 4A and (ii) the first $100 million of Distributions that LBHI receives from LBSF on account of such Affiliate Claim against LBSF will automatically be Distributed to holders of Allowed General Unsecured Claims against LBSF in LBSF Class 4A.

LBSF Additional Settlement Amount

The first $70 million that is recovered by LBSF on its assets in excess of $14,156,000,000 (which is the Total Assets held by LBSF as set forth in the Recovery Analysis attached as Exhibit 4) will be Distributed only to holders of Allowed General Unsecured Claims in LBSF Class 4A and Affiliate Claims of entities other than those of LBHI and the Participating Subsidiary Debtors included in LBSF Class 5C.

The Racers Claims

The Racers 2007-A Trust will have an Allowed Claim against (i) LBSF in the amount of $1,947,735,000, (ii) LCPI in the amount of $5,000,000,000 and (iii) LBHI (Guarantee Claim) in the amount of $1,947,735,000. All other Claims filed by the Racers Trusts will be disallowed.

All Distributions received by the Racers 2007-A Trust on account of $1 billion of its Allowed Claims against each of LBSF and LBHI will be automatically reallocated to holders of Allowed Senior Unsecured Claims and General Unsecured Claims against LBHI. 20% of the Distributions to the Racers 2007-A Trust on account of its Allowed Claims against LCPI will automatically be reallocated to holders of Allowed Senior Unsecured Claims and General Unsecured Claims against LBHI.

Allocation of Costs and Expenses of the Debtors

The Debtors will enter into an agreement that allocates the costs and expenses of operating the Estates. The agreement will provide, among other things, that LBSF has an Allowed Administrative Expense Claim against LBHI in the amount of $300 million on account of administrative costs.

Allowed Amount of Affiliate Claim of LBT

LBT will have an Allowed Senior Affiliate Claim against LBHI in the amount of $34,548,000,000. This amount is significantly less than the amount of claims filed by LBT against LBHI. All other Claims of LBT against LBHI will be disallowed.

Allowed Amount of Guarantee Claims Based on Structured Securities Issued or Guaranteed by LBHI

Pursuant to certain Plan Support Agreements, the Debtors agreed to apply the Structured Securities Valuation Methodologies to all Structured Securities Claims held by such creditors. In furtherance of that agreement, the Bankruptcy Court approved the procedures for the Debtors to calculate the Allowed amount of all Claims (other than Claims of Affiliates and Claim No. 10082 filed by Wilmington Trust Company) based on structured securities issued or guaranteed by LBHI in accordance with the Structured Securities Valuation Methodologies. In calculating the proposed Allowed amount of Structured Securities Claims, the Debtors will use the exchange rates in effect on September 15, 2008 as provided in Exhibit 15. In addition, the Debtors will not contest the validity or enforceability of the guarantee related to any Third-Party Guarantee Claim based on a Structured Security Issued by LBT.

Derivative Claims

The Debtors have entered into Termination and Settlement Agreements with 8 of the 13 largest banks that have asserted Claims arising out of the termination of Derivatives Contracts with certain of the Debtors. Based upon the Derivatives Framework Value, such banks will have Claims in an aggregate Allowed amount of approximately $6.2 billion against certain Participating Subsidiary Debtors and the corresponding guarantee claims in the same amount against LBHI.

B.       Classification, Treatment and Estimated Recovery for Each Class Under the Plan

The Claims asserted against each Debtor and Equity Interests in each Debtor are separated into Classes based on the nature of the Claims and legal rights related to the Claim. A list of the Classes of Claims for each Debtor is set forth in the below table. The Plan also includes Classes of Convenience Claims for LBHI and the Participating Subsidiary Debtors that provide that holders of such Allowed Claims will receive a Distribution in a fixed amount, in cash, on the Effective Date, or as soon thereafter as is practicable. The “Participating Subsidiary Debtors” are LCPI, LBSF, LBCC, LBCS and LOTC. Subordination agreements will be enforced and holders of Claims that have priority over the Subordinated Notes in accordance with the underlying governing documents of the various Subordinated Notes will also receive a Distribution, pro rata, of the amount that would have otherwise been distributed to the holders of such Subordinated Notes. As described above in Section II.A., the Plan provides for certain Distributions to be reallocated from holders of Claims in certain Classes to holders of Claims in other Classes. A diagram of the Debtors’ Plan and the reallocation of certain Distributions is annexed hereto as Exhibit 17. The table below projects Estimated Recoveries for holders of Allowed Claims against each Debtor.

SUMMARY OF CLASSIFICATION AND ESTIMATED

RECOVERY OF CLAIMS AND EQUITY INTERESTS UNDER THE PLAN2

Lehman Brothers Holdings Inc. (“LBHI”)

Class	Type of Claim or Equity Interest	Estimated Recovery [3]	Impairment; Entitlement to Vote
1	Priority Non-Tax Claims	100%	Impaired, Entitled to Vote
2	Secured Claims	100%	Impaired, Entitled to Vote
3	Senior Unsecured Claims	21.1%	Impaired, Entitled to Vote
4A	Senior Affiliate Claims	15.6%	Impaired, Entitled to Vote
4B	Senior Affiliate Guarantee Claims	15.2%	Impaired, Entitled to Vote
5	Senior Third-Party Guarantee Claims	12.2%	Impaired, Entitled to Vote
6A	Convenience Claims	26.0%	Impaired, Entitled to Vote
6B	Convenience Guarantee Claims	17.0%	Impaired, Entitled to Vote
7	General Unsecured Claims	19.9%	Impaired, Entitled to Vote
8	Affiliate Claims	14.4%	Impaired, Entitled to Vote
9A	Third-Party Guarantee Claims other than those of the Racers Trusts	11.5%	Impaired, Entitled to Vote
9B	Third-Party Guarantee Claims of the Racers Trusts	7.0%	Impaired, Entitled to Vote
10A	Subordinated Class 10A Claims	0%	Impaired, Not Entitled to Vote, Deemed to Reject
10B	Subordinated Class 10B Claims	0%	Impaired, Not Entitled to Vote, Deemed to Reject
10C	Subordinated Class 10C Claims	0%	Impaired, Not Entitled to Vote, Deemed to Reject
11	Section 510(b) Claims	0%	Impaired, Not Entitled to Vote, Deemed to Reject
12	Equity Interests in LBHI	N/A	Impaired, Not Entitled to Vote, Deemed to Reject

2         Further detail regarding the Estimated Recoveries set forth in the below table is included in the Recovery Analysis and notes thereto annexed hereto as Exhibit 4.

3        With respect to each of the Debtors, where the Estimated Recovery percentage is shown as “N/A,” the amount of Estimated Allowed Claims in such Class is zero dollars.

Lehman Commercial Paper Inc. (“LCPI”)

Class	Type of Claim or Equity Interest	Estimated Recovery	Impairment; Entitlement to Vote
1	Priority Non-Tax Claims	100%	Impaired, Entitled to Vote
2	Secured Claims	100%	Impaired, Entitled to Vote
3	Convenience Claims	60.0%	Impaired, Entitled to Vote
4A	General Unsecured Claims other than those of Designated Entities	55.7%	Impaired, Entitled to Vote
4B	General Unsecured Claims of Designated Entities	48.4%	Impaired, Entitled to Vote
5A	Affiliate Claims of LBHI	46.0%	Impaired, Entitled to Vote
5B	Affiliate Claims of Participating Subsidiary Debtors	48.4%	Impaired, Entitled to Vote
5C	Affiliate Claims other than those of LBHI and Participating Subsidiary Debtors	52.1%	Impaired, Entitled to Vote
6	Equity Interests	N/A	Impaired, Not Entitled to Vote, Deemed to Reject

Lehman Brothers Commodity Services Inc. (“LBCS”)

Class	Type of Claim or Equity Interest	Estimated Recovery	Impairment; Entitlement to Vote
1	Priority Non-Tax Claims	100%	Impaired, Entitled to Vote
2	Secured Claims	100%	Impaired, Entitled to Vote
3	Convenience Claims	55.0%	Impaired, Entitled to Vote
4	General Unsecured Claims	50.8%	Impaired, Entitled to Vote
5A	Affiliate Claims of LBHI	39.5%	Impaired, Entitled to Vote
5B	Affiliate Claims of Participating Subsidiary Debtors	N/A	Impaired, Entitled to Vote
5C	Affiliate Claims other than those of LBHI and Participating Subsidiary Debtors	50.8%	Impaired, Entitled to Vote
6	Equity Interests	N/A	Impaired, Not Entitled to Vote, Deemed to Reject

Lehman Brothers Special Financing Inc. (“LBSF”)

Class	Type of Claim or Equity Interest	Estimated Recovery	Impairment; Entitlement to Vote
1	Priority Non-Tax Claims	100%	Impaired, Entitled to Vote
2	Secured Claims	100%	Impaired, Entitled to Vote
3	Convenience Claims	32.0%	Impaired, Entitled to Vote
4A	General Unsecured Claims other than those of the Racers Trusts	27.9%	Impaired, Entitled to Vote
4B	General Unsecured Claims of the Racers Trusts	14.2%	Impaired, Entitled to Vote
5A	Affiliate Claims of LBHI	23.9%	Impaired, Entitled to Vote
5B	Affiliate Claims of Participating Subsidiary Debtors	23.4%	Impaired, Entitled to Vote
5C	Affiliate Claims other than those of LBHI and Participating Subsidiary Debtors	27.4%	Impaired, Entitled to Vote
6	Equity Interests	N/A	Impaired, Not Entitled to Vote, Deemed to Reject

Lehman Brothers OTC Derivatives Inc. (“LOTC”)

Class	Type of Claim or Equity Interest	Estimated Recovery	Impairment; Entitlement to Vote
1	Priority Non-Tax Claims	100%	Impaired, Entitled to Vote
2	Secured Claims	100%	Impaired, Entitled to Vote
3	Convenience Claims	34.0%	Impaired, Entitled to Vote
4	General Unsecured Claims	29.6%	Impaired, Entitled to Vote
5A	Affiliate Claims of LBHI	25.8%	Impaired, Entitled to Vote
5B	Affiliate Claims of Participating Subsidiary Debtors	25.8%	Impaired, Entitled to Vote
5C	Affiliate Claims other than those of LBHI and Participating Subsidiary Debtors	29.6%	Impaired, Entitled to Vote
6	Equity Interests	N/A	Impaired, Not Entitled to Vote, Deemed to Reject

Lehman Brothers Commercial Corporation (“LBCC”)

Class	Type of Claim or Equity Interest	Estimated Recovery	Impairment; Entitlement to Vote
1	Priority Non-Tax Claims	100%	Impaired, Entitled to Vote
2	Secured Claims	100%	Impaired, Entitled to Vote
3	Convenience Claims	40.0%	Impaired, Entitled to Vote
4	General Unsecured Claims	35.8%	Impaired, Entitled to Vote
5A	Affiliate Claims of LBHI	0%	Impaired, Entitled to Vote
5B	Affiliate Claims of Participating Subsidiary Debtors	31.8%	Impaired, Entitled to Vote
5C	Affiliate Claims other than those of LBHI and Participating Subsidiary Debtors	35.8%	Impaired, Entitled to Vote
6	Equity Interests	N/A	Impaired, Not Entitled to Vote, Deemed to Reject

Lehman Brothers Derivative Products Inc. (“LBDP”)

Class	Type of Claim or Equity Interest	Estimated Recovery	Impairment; Entitlement to Vote
1	Priority Non-Tax Claims	100%	Impaired, Entitled to Vote
2	Secured Claims	100%	Impaired, Entitled to Vote
3	General Unsecured Claims	100%	Impaired, Entitled to Vote
4A	Affiliate Claims of LBHI	N/A	Impaired, Entitled to Vote
4B	Affiliate Claims other than those of LBHI	100%	Impaired, Entitled to Vote
5	Equity Interests	N/A	Impaired, Not Entitled to Vote, Deemed to Reject

Lehman Brothers Financial Products Inc. (“LBFP”)

Class	Type of Claim or Equity Interest	Estimated Recovery	Impairment; Entitlement to Vote
1	Priority Non-Tax Claims	100%	Impaired, Entitled to Vote
2	Secured Claims	100%	Impaired, Entitled to Vote
3	General Unsecured Claims	100%	Impaired, Entitled to Vote
4A	Affiliate Claims of LBHI	80.0%	Impaired, Entitled to Vote
4B	Affiliate Claims other than those of LBHI	100%	Impaired, Entitled to Vote
5	Equity Interests	N/A	Impaired, Not Entitled to Vote, Deemed to Reject

LB 745 LLC (“LB 745”)

Class	Type of Claim or Equity Interest	Estimated Recovery	Impairment; Entitlement to Vote
1	Priority Non-Tax Claims	100%	Impaired, Entitled to Vote
2	Secured Claims	100%	Impaired, Entitled to Vote
3	General Unsecured Claims	100%	Impaired, Entitled to Vote
4A	Affiliate Claims of LBHI	79.1%	Impaired, Entitled to Vote
4B	Affiliate Claims other than those of LBHI	N/A	Impaired, Entitled to Vote
5	Equity Interests	N/A	Impaired, Not Entitled to Vote, Deemed to Reject

PAMI Statler Arms LLC (“PAMI Statler”)

Class	Type of Claim or Equity Interest	Estimated Recovery	Impairment; Entitlement to Vote
1	Priority Non-Tax Claims	100%	Impaired, Entitled to Vote
2	Secured Claims	100%	Impaired, Entitled to Vote
3	General Unsecured Claims	0%	Impaired, Entitled to Vote
4A	Affiliate Claims of LBHI	0%	Impaired, Entitled to Vote
4B	Affiliate Claims other than those of LBHI	N/A	Impaired, Entitled to Vote
5	Equity Interests	N/A	Impaired, Not Entitled to Vote, Deemed to Reject

CES Aviation LLC (“CES”)

Class	Type of Claim or Equity Interest	Estimated Recovery	Impairment; Entitlement to Vote
1	Priority Non-Tax Claims	100%	Impaired, Entitled to Vote
2	Secured Claims	100%	Impaired, Entitled to Vote
3	General Unsecured Claims	100%	Impaired, Entitled to Vote
4A	Affiliate Claims of LBHI	80.0%	Impaired, Entitled to Vote
4B	Affiliate Claims other than those of LBHI	100%	Impaired, Entitled to Vote
5	Equity Interests	N/A	Impaired, Not Entitled to Vote, Deemed to Reject

CES Aviation V LLC (“CES V”)

Class	Type of Claim or Equity Interest	Estimated Recovery	Impairment; Entitlement to Vote
1	Priority Non-Tax Claims	100%	Impaired, Entitled to Vote
2	Secured Claims	100%	Impaired, Entitled to Vote
3	General Unsecured Claims	51.9%	Impaired, Entitled to Vote
4A	Affiliate Claims of LBHI	41.5%	Impaired, Entitled to Vote
4B	Affiliate Claims other than those of LBHI	51.9%	Impaired, Entitled to Vote
5	Equity Interests	N/A	Impaired, Not Entitled to Vote, Deemed to Reject

CES Aviation IX LLC (“CES IX”)

Class	Type of Claim or Equity Interest	Estimated Recovery	Impairment; Entitlement to Vote
1	Priority Non-Tax Claims	100%	Impaired, Entitled to Vote
2	Secured Claims	100%	Impaired, Entitled to Vote
3	General Unsecured Claims	77.1%	Impaired, Entitled to Vote
4A	Affiliate Claims of LBHI	61.7%	Impaired, Entitled to Vote
4B	Affiliate Claims other than those of LBHI	77.1%	Impaired, Entitled to Vote
5	Equity Interests	N/A	Impaired, Not Entitled to Vote, Deemed to Reject

East Dover Limited (“East Dover”)

Class	Type of Claim or Equity Interest	Estimated Recovery	Impairment; Entitlement to Vote
1	Priority Non-Tax Claims	100%	Impaired, Entitled to Vote
2	Secured Claims	100%	Impaired, Entitled to Vote
3	General Unsecured Claims	100%	Impaired, Entitled to Vote
4A	Affiliate Claims of LBHI	78.9%	Impaired, Entitled to Vote
4B	Affiliate Claims other than those of LBHI	N/A	Impaired, Entitled to Vote
5	Equity Interests	N/A	Impaired, Not Entitled to Vote, Deemed to Reject

Lehman Scottish Finance L.P. (“LS Finance”)

Class	Type of Claim or Equity Interest	Estimated Recovery	Impairment; Entitlement to Vote
1	Priority Non-Tax Claims	100%	Impaired, Entitled to Vote
2	Secured Claims	100%	Impaired, Entitled to Vote
3	General Unsecured Claims	N/A	Impaired, Entitled to Vote
4A	Affiliate Claims of LBHI	N/A	Impaired, Entitled to Vote
4B	Affiliate Claims other than those of LBHI	N/A	Impaired, Entitled to Vote
5	Equity Interests	N/A	Impaired, Not Entitled to Vote, Deemed to Reject
Luxembourg Residential Properties Loan Finance S.a.r.l. (“LUXCO”)
Class	Type of Claim or Equity Interest	Estimated Recovery	Impairment; Entitlement to Vote
1	Priority Non-Tax Claims	100%	Impaired, Entitled to Vote
2	Secured Claims	100%	Impaired, Entitled to Vote
3	General Unsecured Claims	N/A	Impaired, Entitled to Vote
4A	Affiliate Claims of LBHI	N/A	Impaired, Entitled to Vote
4B	Affiliate Claims other than those of LBHI	16.1%	Impaired, Entitled to Vote
5	Equity Interests	N/A	Impaired, Not Entitled to Vote, Deemed to Reject
BNC Mortgage LLC (“BNC”)
Class	Type of Claim or Equity Interest	Estimated Recovery	Impairment; Entitlement to Vote
1	Priority Non-Tax Claims	100%	Impaired, Entitled to Vote
2	Secured Claims	100%	Impaired, Entitled to Vote
3	General Unsecured Claims	100%	Impaired, Entitled to Vote
4A	Affiliate Claims of LBHI	N/A	Impaired, Entitled to Vote
4B	Affiliate Claims other than those of LBHI	100%	Impaired, Entitled to Vote
5	Equity Interests	N/A	Impaired, Not Entitled to Vote, Deemed to Reject

LB Rose Ranch LLC (“LB Rose Ranch”)

Class	Type of Claim or Equity Interest	Estimated Recovery	Impairment; Entitlement to Vote
1	Priority Non-Tax Claims	100%	Impaired, Entitled to Vote
2	Secured Claims	100%	Impaired, Entitled to Vote
3	General Unsecured Claims	61.0%	Impaired, Entitled to Vote
4A	Affiliate Claims of LBHI	N/A	Impaired, Entitled to Vote
4B	Affiliate Claims other than those of LBHI	N/A	Impaired, Entitled to Vote
5	Equity Interests	N/A	Impaired, Not Entitled to Vote, Deemed to Reject
Structured Asset Securities Corporation (“SASCO”)
Class	Type of Claim or Equity Interest	Estimated Recovery	Impairment; Entitlement to Vote
1	Priority Non-Tax Claims	100%	Impaired, Entitled to Vote
2	Secured Claims	100%	Impaired, Entitled to Vote
3	General Unsecured Claims	50.5%	Impaired, Entitled to Vote
4A	Affiliate Claims of LBHI	40.4%	Impaired, Entitled to Vote
4B	Affiliate Claims other than those of LBHI	50.5%	Impaired, Entitled to Vote
5	Equity Interests	N/A	Impaired, Not Entitled to Vote, Deemed to Reject
LB 2080 Kalakaua Owners LLC (“LB 2080”)
Class	Type of Claim or Equity Interest	Estimated Recovery	Impairment; Entitlement to Vote
1	Priority Non-Tax Claims	100%	Impaired, Entitled to Vote
2	Secured Claims	100%	Impaired, Entitled to Vote
3	General Unsecured Claims	0.8%	Impaired, Entitled to Vote
4A	Affiliate Claims of LBHI	N/A	Impaired, Entitled to Vote
4B	Affiliate Claims other than those of LBHI	0.8%	Impaired, Entitled to Vote
5	Equity Interests	N/A	Impaired, Not Entitled to Vote, Deemed to Reject

Merit LLC (“Merit”)

Class	Type of Claim or Equity Interest	Estimated Recovery	Impairment; Entitlement to Vote
1	Priority Non-Tax Claims	100%	Impaired, Entitled to Vote
2	Secured Claims	100%	Impaired, Entitled to Vote
3	General Unsecured Claims	N/A	Impaired, Entitled to Vote
4A	Affiliate Claims of LBHI	N/A	Impaired, Entitled to Vote
4B	Affiliate Claims other than those of LBHI	10.0%	Impaired, Entitled to Vote
5	Equity Interests	N/A	Impaired, Not Entitled to Vote, Deemed to Reject
LB Preferred Somerset LLC (“Preferred Somerset”)
Class	Type of Claim or Equity Interest	Estimated Recovery	Impairment; Entitlement to Vote
1	Priority Non-Tax Claims	100%	Impaired, Entitled to Vote
2	Secured Claims	100%	Impaired, Entitled to Vote
3	General Unsecured Claims	0%	Impaired, Entitled to Vote
4A	Affiliate Claims of LBHI	N/A	Impaired, Entitled to Vote
4B	Affiliate Claims other than those of LBHI	0%	Impaired, Entitled to Vote
5	Equity Interests	N/A	Impaired, Not Entitled to Vote, Deemed to Reject
LB Somerset LLC (“Somerset”)
Class	Type of Claim or Equity Interest	Estimated Recovery	Impairment; Entitlement to Vote
1	Priority Non-Tax Claims	100%	Impaired, Entitled to Vote
2	Secured Claims	100%	Impaired, Entitled to Vote
3	General Unsecured Claims	0%	Impaired, Entitled to Vote
4A	Affiliate Claims of LBHI	N/A	Impaired, Entitled to Vote
4B	Affiliate Claims other than those of LBHI	0%	Impaired, Entitled to Vote
5	Equity Interests	N/A	Impaired, Not Entitled to Vote, Deemed to Reject

C.       Holders of Claims Entitled to Vote

Pursuant to the Bankruptcy Code, only holders of allowed Claims or equity interests in classes of Claims or equity interests that are impaired and that are not deemed to have rejected a plan are entitled to vote to accept or reject the plan. Classes of Claims or equity interests in which the holders of Claims or equity interests are unimpaired under a plan are deemed to have accepted the plan. Classes of Claims or equity interests that will not receive or retain any property on account of Claims or equity interests are deemed to have rejected the plan. For a detailed description of the treatment of Claims and Equity Interests under the Plan, see Section X.C— “Classification of Treatment of Claims and Equity Interests” below.

Claims in all Classes under the Plan are impaired and, to the extent Claims in such Classes are Allowed, the holders of such Claims (other than Claims in LBHI Classes 10A, 10B, 10C and 11) will receive Distributions under the Plan. As a result, holders of Claims in all Classes (other than Claims in LBHI Classes 10A, 10B, 10C and 11) are entitled to vote to accept or reject the Plan. Holders of Equity Interests in all Debtors are impaired and are deemed to have rejected the Plan.

The Bankruptcy Code defines “acceptance” of a plan by a class of claims as acceptance by creditors in that class that hold at least two-thirds in dollar amount and more than one-half in number of the claims that cast ballots for acceptance of the plan. For a more detailed description of the requirements for confirmation of the Plan, see Section XI— “Confirmation and Consummation of the Plan” below.

If a Class of Claims or Equity Interests entitled to vote on the Plan rejects the Plan or is deemed to have rejected the Plan, the Debtors reserve the right to amend and revise the Plan or request confirmation of the Plan pursuant to section 1129(b) of the Bankruptcy Code or both. Section 1129(b) of the Bankruptcy Code enables the confirmation of a chapter 11 plan notwithstanding the rejection of a plan by one or more impaired classes of claims or equity interests. Under that section, a plan may be confirmed by a bankruptcy court if it complies with section 1129(a) of the Bankruptcy Code and as to the rejecting class does not “discriminate unfairly” and is “fair and equitable” with respect to each rejecting class. For a more detailed description of the requirements for confirmation of a nonconsensual plan, see Section XI.C.2— “Unfair Discrimination and Fair and Equitable Tests” of this Disclosure Statement.

THE DEBTORS RECOMMEND THAT ALL HOLDERS OF CLAIMS IN ALL CLASSES VOTE TO ACCEPT THE PLAN.

D.       Voting Procedures

The voting deadline is 4:00 p.m., prevailing Eastern Time, November 4, 2011 (the “Voting Deadline”)

If you are entitled to vote to accept or reject the Plan, a Ballot is provided for the purpose of voting on the Plan. If you hold Claims in more than one Class and you are entitled to vote Claims in more than one Class, you will receive Ballots enabling you to vote in each separate Class of Claims. Instructions for returning Ballots are included with each form of Ballot.

If the return envelope provided with your Ballot was addressed to your bank or brokerage firm, please allow sufficient time for that firm to process your vote on a Master Ballot before the Voting Deadline.

Do not return any other documents with your Ballot.

TO BE COUNTED, YOUR BALLOT OR THE MASTER BALLOT CAST ON YOUR BEHALF MUST BE RECEIVED BY NO LATER THAN 4:00 P.M. (PREVAILING EASTERN TIME) ON NOVEMBER 4, 2011. ANY EXECUTED BALLOT RECEIVED THAT DOES NOT INDICATE EITHER AN ACCEPTANCE OR A REJECTION OF THE PLAN, OR THAT INDICATES BOTH AN ACCEPTANCE AND A REJECTION OF THE PLAN, SHALL NOT BE COUNTED.

Pursuant to the Disclosure Statement Order, the Bankruptcy Court set August 1, 2011 as the record date for holders of Claims and Equity Interests entitled to vote on the Plan (the “Voting Record Date”). Accordingly, only holders of record as of the Voting Record Date that otherwise are entitled to vote under the Plan will receive a Ballot and may vote on the Plan.

If you are a holder of a Claim or Equity Interest entitled to vote on the Plan and you did not receive a Ballot, received a damaged Ballot or lost your Ballot or if you have any questions concerning the Disclosure Statement, the Plan or the procedures for voting on the Plan, please call Epiq Bankruptcy Solutions, LLC at 1-866-879-0688 if you are located in the United States, or 1-503-597-7691 if you are located outside of the United States.

E.       Confirmation Hearing

Pursuant to section 1128 of the Bankruptcy Code, the Confirmation Hearing will be held on December 6, 2011 at 10:00 a.m. (prevailing Eastern Time) before the Honorable James M. Peck, United States Bankruptcy Judge, in Room 601, United States Bankruptcy Court for the Southern District of New York, Alexander Hamilton Customs House, One Bowling Green, New York, New York 10004. The Bankruptcy Court has directed that objections, if any, to confirmation of the Plan must be served and filed so that they are actually filed and received on or before November 4, 2011 at 4:00 p.m. (prevailing Eastern Time) in the manner described below in section XI.B— “The Confirmation Hearing” below. The Confirmation Hearing may be adjourned from time to time without further notice except for the announcement of the adjournment date made at the Confirmation Hearing or at any subsequent adjourned Confirmation Hearing.

THE STATEMENTS CONTAINED IN THIS DISCLOSURE STATEMENT ARE MADE AS OF THE DATE OF THIS DISCLOSURE STATEMENT UNLESS ANOTHER TIME IS SPECIFIED HEREIN, AND THE DELIVERY OF THIS DISCLOSURE STATEMENT SHALL NOT CREATE AN IMPLICATION THAT THERE HAS BEEN NO CHANGE IN THE INFORMATION STATED SINCE THE DATE OF THIS DISCLOSURE STATEMENT. HOLDERS OF CLAIMS SHOULD CAREFULLY READ THIS DISCLOSURE STATEMENT IN ITS ENTIRETY, INCLUDING THE EXHIBITS, PRIOR TO VOTING ON THE PLAN.

FOR THE CONVENIENCE OF HOLDERS OF CLAIMS AND EQUITY INTERESTS, THIS DISCLOSURE STATEMENT SUMMARIZES THE TERMS OF THE PLAN. IF ANY INCONSISTENCY EXISTS BETWEEN THE PLAN AND THE DISCLOSURE STATEMENT, THE TERMS OF THE PLAN ARE CONTROLLING. THE DISCLOSURE STATEMENT MAY NOT BE RELIED ON FOR ANY PURPOSE OTHER THAN TO DETERMINE WHETHER TO VOTE TO ACCEPT OR REJECT THE PLAN, AND NOTHING STATED HEREIN SHALL CONSTITUTE AN ADMISSION OF ANY FACT OR LIABILITY BY ANY PARTY, OR BE ADMISSIBLE IN ANY PROCEEDING INVOLVING THE DEBTORS OR ANY OTHER PARTY, OR BE DEEMED CONCLUSIVE EVIDENCE OF THE TAX OR OTHER LEGAL EFFECTS OF THE PLAN ON THE DEBTORS OR HOLDERS OF CLAIMS OR EQUITY INTERESTS. CERTAIN OF THE STATEMENTS CONTAINED IN THIS DISCLOSURE STATEMENT, BY NATURE, ARE FORWARD-LOOKING AND CONTAIN ESTIMATES AND ASSUMPTIONS. THERE CAN BE NO ASSURANCE THAT SUCH STATEMENTS WILL BE REFLECTIVE OF ACTUAL OUTCOMES.

ALL HOLDERS OF CLAIMS SHOULD CAREFULLY READ AND CONSIDER FULLY THE RISK FACTORS SET FORTH IN SECTION XIV— “CERTAIN RISK FACTORS TO BE CONSIDERED” BELOW BEFORE VOTING TO ACCEPT OR REJECT THE PLAN.

SUMMARIES OF CERTAIN PROVISIONS OF AGREEMENTS REFERRED TO IN THIS DISCLOSURE STATEMENT DO NOT PURPORT TO BE COMPLETE AND ARE SUBJECT TO, AND ARE QUALIFIED IN THEIR ENTIRETY BY REFERENCE TO, THE FULL TEXT OF THE APPLICABLE AGREEMENTS, INCLUDING THE DEFINITIONS OF TERMS CONTAINED IN SUCH AGREEMENTS.

THE DEBTORS BELIEVE THAT THE PLAN WILL ENABLE THEM TO ACCOMPLISH THE OBJECTIVES OF CHAPTER 11 AND THAT ACCEPTANCE OF THE PLAN IS IN THE BEST INTERESTS OF THE DEBTORS AND THEIR CREDITORS.

THE DEBTORS URGE CREDITORS TO VOTE TO ACCEPT THE PLAN.

IRS CIRCULAR 230 NOTICE: TO ENSURE COMPLIANCE WITH IRS CIRCULAR 230, HOLDERS OF CLAIMS AND EQUITY INTERESTS ARE HEREBY NOTIFIED THAT: (A) ANY DISCUSSION OF FEDERAL TAX ISSUES CONTAINED OR REFERRED TO IN THIS DISCLOSURE STATEMENT IS NOT INTENDED OR WRITTEN TO BE USED, AND CANNOT BE USED, BY HOLDERS OF CLAIMS AND EQUITY INTERESTS FOR THE PURPOSE OF AVOIDING PENALTIES THAT MAY BE IMPOSED ON THEM UNDER THE IRC; (B) SUCH DISCUSSION IS WRITTEN IN CONNECTION WITH THE PROMOTION OR MARKETING BY THE DEBTORS OF THE TRANSACTIONS OR MATTERS ADDRESSED HEREIN; AND (C) HOLDERS OF CLAIMS AND EQUITY INTERESTS SHOULD SEEK ADVICE BASED ON THEIR PARTICULAR CIRCUMSTANCES FROM AN INDEPENDENT TAX ADVISOR.

The US Trustee has filed an objection to the Disclosure Statement raising various concerns over several sections of the Disclosure Statement [Docket No. 19157]. The Debtors

have made certain changes to the Disclosure Statement to address some of the US Trustee’s objections. The Debtors and the US Trustee have agreed that consideration of the unresolved objections will be deferred to confirmation of the Plan. Notwithstanding anything to the contrary, the US Trustee’s rights to object to any and all provisions of the Plan under the Bankruptcy Code, Bankruptcy Rules, applicable non-bankruptcy law and case law are preserved regardless of whether the US Trustee previously raised the objection to the Disclosure Statement. In addition, any and all rights of the Debtors to oppose such objections are likewise preserved.

III.	GENERAL INFORMATION

A.       Overview of Chapter 11

Under chapter 11 of the Bankruptcy Code, a debtor may propose to reorganize or liquidate its business and assets subject to the provisions of the Bankruptcy Code.

In general, a chapter 11 plan (i) divides claims and equity interests into separate classes, (ii) specifies the consideration that each class is to receive under the plan, and (iii) contains other provisions necessary to implement the plan. Under the Bankruptcy Code, “claims” and “equity interests,” rather than “creditors” and “shareholders,” are classified because creditors and shareholders may hold claims and equity interests in more than one class. Under section 1124 of the Bankruptcy Code, a class of claims is “impaired” under a plan unless the plan (i) leaves unaltered the legal, equitable, and contractual rights of each holder of a claim in that class, or (ii) to the extent defaults exist, provides for the cure of existing defaults, reinstatement of the maturity of claims in that class, compensates each holder of a claim for any pecuniary damages incurred as a result of reasonable reliance upon the default, and does not otherwise alter the legal, equitable or contractual rights of each holder of a claim in that class.

The commencement of a chapter 11 case creates an estate that is comprised of all of the legal, contractual and equitable interests of the debtor as of the commencement date. The Bankruptcy Code provides that the debtor may continue to manage and operate its business and remain in possession of its property as a “debtor in possession.”

The consummation of a plan is a principal objective of a chapter 11 case. A chapter 11 plan sets forth the means for satisfying claims against and interests in a debtor and, if appropriate, the future conduct of the debtor’s business or the liquidation of the debtor’s remaining assets. Confirmation of a plan by the bankruptcy court binds the debtor, any person acquiring property under the plan, and any creditor or equity interest holder of a debtor to the terms and provisions of the plan as of the effective date of the plan.

Certain holders of claims against and interests in a debtor are permitted to vote to accept or reject the plan. Prior to soliciting acceptances of the proposed plan, section 1125 of the Bankruptcy Code requires a debtor to prepare a disclosure statement containing adequate information of a kind, and in sufficient detail, to enable a hypothetical reasonable investor to make an informed judgment to accept or reject the plan. The Debtors are distributing this Disclosure Statement to holders of Claims against the Debtors that are expected to receive a Distribution under the Plan in satisfaction of the requirements of section 1125 of the Bankruptcy Code.

THE DEBTORS ARE NOT PROVIDING THIS DISCLOSURE STATEMENT TO HOLDERS OF CLAIMS IN LBHI CLASSES 10A, 10B, 10C AND 11 OR EQUITY INTERESTS IN THE DEBTORS, INCLUDING THE HOLDERS OF EQUITY INTERESTS IN LBHI, BECAUSE SUCH CLAIMANTS AND EQUITY HOLDERS ARE NOT ELIGIBLE TO VOTE ON THE PLAN AND ARE DEEMED TO HAVE REJECTED THE PLAN. HOLDERS OF CLAIMS IN LBHI CLASSES 10A, 10B, 10C AND 11 AND HOLDERS OF EQUITY INTERESTS IN ANY OF THE DEBTORS MAY OBTAIN A COPY OF THE DISCLOSURE STATEMENT BY CONTACTING EPIQ BANKRUPTCY SOLUTIONS, LLC AT 1-866-879-0688 IF THEY ARE LOCATED IN THE UNITED STATES, OR 1-503-597-7691 IF THEY ARE LOCATED OUTSIDE OF THE UNITED STATES.

B.       General Information Regarding Lehman

A general description of Lehman’s organization and business prior to LBHI’s Commencement Date is included in Exhibit 20 hereto. As a result of (i) the commencement of the Chapter 11 Cases, (ii) the commencement of a proceeding under the Securities Investors Protection Act of 1970 (“SIPA”) for LBI, (iii) the commencement of the insolvency proceedings relating to the Foreign Debtors (as defined below), and (iv) the sale of significant business units and assets after the Commencement Date, the global business of Lehman has significantly changed and no longer resembles the description set forth in Exhibit 20.

IV.	THE CHAPTER 11 CASES

On September 15, 2008, LBHI commenced its Chapter 11 Case to preserve its assets and maximize value for the benefit of all of its economic stakeholders. Following the commencement of LBHI’s chapter 11 case, several of LBHI’s Affiliates commenced insolvency proceedings in their respective countries and are subject to the insolvency laws of their respective jurisdictions.

Following September 15, 2008, the Subsidiary Debtors commenced their own voluntary cases under chapter 11 of the Bankruptcy Code. The Debtors’ Chapter 11 Cases have been consolidated for procedural purposes only and are being jointly administered pursuant to Bankruptcy Rule 1015(b). The Debtors are authorized to operate their businesses and manage their properties as debtors in possession pursuant to sections 1107(a) and 1108 of the Bankruptcy Code.

A.       Stabilization of the Business

During the initial stages of the Chapter 11 Cases, the Debtors engaged Alvarez & Marsal North America LLC (“A&M”) to provide crisis management and other services necessary to the preservation of asset values and the administration of the Chapter 11 Cases. Bryan Marsal was appointed the Chief Restructuring Officer and has since been appointed the Chief Executive Officer. A&M personnel have led the administration of the Chapter 11 Cases. The Debtors’ Chapter 11 Cases were followed by a period of global turmoil in the financial markets, the effects of which have been persistent and which precipitated massive federal intervention to save the financial system. In that context, the initial phases of the Chapter 11

Cases were tumultuous, hectic in all respects and extraordinarily demanding of all parties involved.

Of primary concern to the Debtors, prior to the involvement of A&M, was avoiding the loss of thousands of jobs, customer dislocation and the significant loss in value that would have resulted from a liquidation of LBI. LBI was Lehman’s primary operating entity for the Lehman North American capital markets and investment banking business. LBI maintained Lehman’s customer accounts, functioned as a broker/dealer registered with and regulated by the SEC and as a result did not qualify to be a debtor under chapter 11 of the Bankruptcy Code. Rather, LBI was subject to potential liquidation proceedings under SIPA.

Pursuant to arrangements made with the Federal Reserve Bank of New York (“FRBNY”) during the evening of Sunday, September 14, 2008, LBI was allowed to continue to function as a broker/dealer financed by the FRBNY. During the early morning hours of September 15, 2008, Lehman contacted Barclays to explore the possibility of negotiating a sale, in accordance with the Bankruptcy Code, of Lehman’s North American capital markets and investment banking businesses operated by LBI. As a result, huge efforts were dedicated by Lehman to negotiations with Barclays. At that time, A&M was just beginning to organize its management team. As a consequence, A&M did not participate in the Barclays negotiations or the finalization of the transaction (other than with respect to the negotiation of the Transition Services Agreement). The contemplated sale posed a number of problems. Barclays would not agree to a sale without the protection of a court order because it did not want to expose itself to the risk of potential fraudulent transfer and other claims. Another problem was time. As a financial organization, the businesses of Lehman and, in particular, LBI, were extremely sensitive to market forces and potentially a severe and sharp drop in value if the sale were not expeditiously consummated, as expressly conditioned by Barclays.

The sale agreement with Barclays made the cooperation of Securities Investor Protection Corporation essential so that the timeline of the sale process could be coordinated with the commencement of LBI’s broker/dealer liquidation under SIPA. The Bankruptcy Court acted expeditiously, despite objections, and taking into account the urgency and sensitivity of the situation, approved the proposed sale procedures at a hearing on Wednesday, September 17, 2008. On September 19, 2008, as the sale approval hearing was commencing, SIPC caused LBI to be placed into a proceeding under SIPA that was pursued on a parallel basis with the chapter 11 case of LBHI, including the joint hearing on the sale of the North American capital markets business to Barclays. The sale preserved a significant number of jobs, enabled customers of LBI access to their accounts, and was the essential first step in establishing the foundation for the Chapter 11 Cases.

B.       Creditors’ Committee

On September 17, 2008, the United States Trustee for the Southern District of New York (the “US Trustee”), pursuant to section 1102(a)(1) of the Bankruptcy Code, appointed the Creditors’ Committee to represent the interests of the unsecured creditors of the Debtors. The original committee consisted of Wilmington Trust Company, as Indenture Trustee, The Bank of NY Mellon, Mizuho Corporate Bank, Ltd., as Agent, Metropolitan Life Insurance Co., Shinsei Bank, Limited, The Royal Bank of Scotland, PLC, and RR Donnelley & Sons. The

Creditors’ Committee’s composition was amended on October 3, 2008, at which time The Royal Bank of Scotland, PLC and RR Donnelley & Sons were replaced with The Vanguard Group and Aegon USA Investment Management, respectively. The Creditors’ Committee composition was reduced to five members on December 15, 2009, when Shinsei Bank, Limited and Aegon USA Investment Management resigned. On February 9, 2010, the Creditors’ Committee was expanded to seven members with the appointment of U.S. Bank, N.A., as Indenture Trustee, and Elliott Management Corp.

Since the appointment of the Creditors’ Committee, the Debtors have regularly consulted with the Creditors’ Committee and its professionals concerning the administration of the Chapter 11 Cases. The Debtors have kept the Creditors’ Committee and its professionals informed with respect to their operations and have obtained the concurrence of the Creditors’ Committee for actions and transactions outside of the ordinary course of the Debtors’ business. The Debtors have met with the Creditors’ Committee and its advisors on at least a monthly basis, and have participated in many meetings with sub-committees of the Creditors’ Committee focused on specific asset classes and related issues on a regular and frequent basis. The Creditors’ Committee and its professionals have participated actively, together with the Debtors and their professionals, in, among other things, reviewing the Debtors’ business operations across all of the Debtors’ business lines as well as to all matters relating to the administration of the Chapter 11 Cases and the formulation of the Plan. These meetings occur on an almost daily basis.

The expenses of members of the Creditors’ Committee and the fees and expenses of the Creditors’ Committee’s professionals are administrative expenses of the Debtors in the Chapter 11 Cases, subject to approval by the Bankruptcy Court.

The Debtors also have met and conferred with certain non-statutory groups of creditors and their financial and legal advisors.

C.       Fee Committee

On May 26, 2009, the Bankruptcy Court entered an order (i) appointing a committee (the “Fee Committee”), among other things, to review the fees incurred by professionals retained in these cases, and (ii) approving a fee protocol by which the Fee Committee would operate [Docket No. 3651]. The Fee Committee consists of four members: (i) a representative of the Debtors, (ii) a representative appointed by the Creditors’ Committee, (iii) the US Trustee and (iv) an independent member.

On January 24, 2011, following the resignation of the independent member, the Fee Committee recommended Richard Gitlin to serve as the successor independent member. [Docket No. 14112]. By order of the same date, the Bankruptcy Court approved the appointment of Mr. Gitlin to the Fee Committee [Docket No. 14117].

By order dated April 6, 2011, the Bankruptcy Court authorized the Fee Committee to retain Godfrey & Kahn, S.C. as its counsel [Docket No. 15663].

By order dated April 14, 2011, the Bankruptcy Court approved the implementation of an amended fee protocol (the “Amended Fee Protocol”), under which the composition of the Fee Committee remained the same [Docket No. 15998]. Pursuant to the Amended Fee Protocol, the Fee Committee is charged with: “[m]onitoring, reviewing and, where appropriate, objecting to applications for fees and expenses filed by [retained professionals] … and to “[e]stablish measures to help the Court ensure that compensation and expenses paid by the Estate are reasonable, actual and necessary under the Bankruptcy Code.” Amended Fee Protocol at B and C.

The Fee Committee will continue to exist after the Effective Date to perform its duties under the Amended Fee Protocol in connection with all applications for approval of professional fees incurred prior to the Effective Date, and all related proceedings, including hearings on final fee applications. The Debtors shall pay the reasonable fees and expenses of the Independent Member and Fee Committee Counsel retained by the Fee Committee in connection with the foregoing from and after the Effective Date. It is anticipated that subsequent to consideration of final fee applications, the Fee Committee will be disbanded.

D.       Lehman Brothers Inc.’s SIPA Proceeding; Lehman ALI

On the Commencement Date, LBI was a wholly-owned direct subsidiary of LBHI and a broker/dealer registered with the SEC. Following the Commencement Date, LBHI negotiated and agreed to the sale of substantially all of Lehman’s North American capital markets and investment banking business to Barclays. Barclays declined to acquire certain businesses and assets of LBI, including those relating to derivative products or real estate investments held in various subsidiaries of LBI. Therefore, on September 19, 2008, prior to the commencement of LBI’s proceeding under the SIPA, LBI transferred to Lehman ALI Inc. (“Lehman ALI”), a wholly-owned direct subsidiary of LBHI, all of LBI’s interests in the shares of those subsidiaries of LBI.

Pursuant to such transaction, Lehman ALI acquired all of LBI’s interest in the shares of: LCPI, LBSF, LBDP, LBFP, Blue Jay Realty Corporation, FRAH Special Services Inc., LB I Group Inc., LBI India Holdings Mauritius III Limited, LB Leasing Inc., Lehman Brothers (Israel) Inc., Lehman Brothers (Spain) S.A., Lehman Brothers de Venezuela C.A., Lehman Brothers Europe Inc., Lehman Brothers Finance (Japan) Inc., Lehman Brothers Investment Holding Company Inc., Lehman Brothers International Services, Inc., Lehman Brothers Holdings International Inc., Lehman Brothers Investment Management Asia Limited, Lehman Brothers Overseas Inc., Lehman Brothers South Asia Limited (inactive), Lehman Realty & Development Corp., MBR/GP Corp., RIBCO LLC and RIBCO SPC, Inc. The transfers were intended to preserve the value of the transferred assets and enhance potential recoveries. Subsequent to the transfer, certain of the transferred entities filed for chapter 11 protection.

In exchange for the transfer of the shares of these entities, Lehman ALI provided a note (the “PIK Note”) to LBI in an amount equal to the fair market value of the shares of such entities as of September 19, 2008, with such amount to be determined pursuant to a methodology to be agreed to by LBI and Lazard. As security for the payments due under the PIK Note, Lehman ALI granted LBI a security interest in the stock of the acquired entities and the proceeds of any sale of such shares. LBI also transferred to Lehman ALI certain patents and trademarks that were owned by LBI but used in the investment management division. In consideration for the transfer of such intellectual property, Lehman ALI issued another note (the “IP PIK Note”) to LBI. The amount of the IP PIK Note is equal to the fair market value of the transferred intellectual property as of September 19, 2008, with such amount to be determined pursuant to a methodology to be agreed to by LBI and Lazard. The IP PIK Note is secured by a security interest in the transferred intellectual property.

The Debtors do not believe that Lehman ALI has any liability with respect to the value of the shares of the transferred entities. They also believe that the intellectual property acquired from LBI did not have any value as of September 19, 2008. Accordingly, no liability has been recognized by Lehman ALI on its balance sheet. The trustee appointed to liquidate LBI under SIPA (the “SIPA Trustee”) does not concur with the conclusions of the Debtors and has reserved all of his rights with respect to such PIK Notes. As of the date hereof, neither the value, nor the methodology for determining the value of the PIK Note and the IP PIK Note has been agreed among the parties. The Debtors are in discussions with the SIPA Trustee regarding a possible resolution of the disputes. At this time, however, the Debtors cannot predict whether the disputes will be resolved through a consensual settlement or judicial process. It is the Debtors’ view that the outcome of these discussions and the resolution of the values, if any, of the notes will not have a material impact on recoveries.

E.       Sale of the North American Capital Markets and Investment Banking Business to Barclays Capital Inc.

On September 16, 2008, one day after the Commencement Date, the Debtors and Barclays entered into an asset purchase agreement (the “Barclays Asset Purchase Agreement”) with respect to the sale of all assets (except for certain excluded assets) used in connection with the Debtors’ North American capital markets and investment banking business (the “Barclays Purchased Assets”). The sale of the Barclays Purchased Assets was consummated pursuant to an Order of the Bankruptcy Court, dated September 19, 2008 (the “Barclays Sale Order”), and the Barclays Asset Purchase Agreement, as amended on September 19, 2008, and a clarification letter (the “Clarification Letter”) dated as of September 20, 2008, and executed on September 22, 2008 [Docket No. 258].

In consideration for the transfer of the Barclays Purchased Assets, Barclays (i) paid approximately $1.3 billion for Lehman’s corporate headquarters building and two data centers, (ii) paid $250 million for the goodwill of LBI, (iii) agreed to assume certain liabilities relating to compensation to LBI’s employees, transfer taxes and accounts payable in the ordinary course of business, and (iv) agreed to be responsible for approximately $1.5 billion in cure costs as to assumed executory contracts and liabilities under assigned leases. Significant to the agreement was the condition precedent that virtually all domestic employees of LBI, totaling approximately 10,000, had the opportunity to continue their employment on the same terms they had with Lehman through December 31, 2008. In addition, the transfer of the private investment management businesses to Barclays provided an expeditious transfer of thousands of customer accounts to Barclays which enabled such holders to continue to access their accounts.

Certain aspects of the sale of the Barclays Purchased Assets pursuant to the Barclays Asset Purchase Agreement and Clarification Letter were the subject of litigation commenced by LBHI, the Creditors’ Committee and the LBI SIPA Trustee against Barclays. Such claims included the contention that certain aspects of the sale were not disclosed to the Bankruptcy Court and resulted in Barclays acquiring more value than otherwise presented to the Bankruptcy Court. LBHI sought the recovery of that value. Barclays opposed the claims made and asserted that LBHI and the SIPA Trustee did not deliver to Barclays certain assets that were required under the Barclays Asset Purchase Agreement.

On February 22, 2011, after a 37-day evidentiary hearing and lengthy briefing by all parties, the Bankruptcy Court issued a 103-page Opinion addressing the various claims raised in the litigation (the “Rule 60(b) Opinion”). While the Bankruptcy Court found that certain aspects of the transaction had not been disclosed to the Bankruptcy Court, the Bankruptcy Court found that any failures to disclose were not intentional and understandable in the context of the financial crisis that permeated the economic environment and the sale process during the week of September 15, 2008. Accordingly, the Bankruptcy Court (i) denied the rule 60(b) motions of LBHI, the LBI SIPA Trustee and the Creditors’ Committee; (ii) denied Barclays’ motion to the extent it sought delivery of Rule 15c3-3 cash and margin assets; and (iii) granted Barclays’ motion to recover the remaining “clearance box assets.” (Rule 60(b) Opinion at 9.)

Certain aspects of these and related proceedings have yet to be completed. The SIPA Trustee and Barclays engaged in post-trial motion practice concerning the terms of a proposed order memorializing the Bankruptcy Court’s ruling, and such motions have now been decided. On July 15, 2011, the Bankruptcy Court issued orders concerning the Rule 60(b) motions. The parties have since filed several notices of appeal with respect to various aspects of the Rule 60(b) proceedings. LBHI also has filed a summary judgment motion in connection with one of its claims under its adversary complaint, specifically its breach of contract cause of action concerning Barclays’ breach of the bonus-payment provisions of the Barclays Asset Purchase Agreement. Barclays has opposed such motion and has sought to dismiss the claim in a cross motion for summary judgment. These motions have been fully briefed and the Bankruptcy Court is set to hear oral argument on these motions on September 7, 2011. Barclays does not agree with all of the matters stated as facts in this section nor with the way that some facts are characterized.

F.       Significant Developments During the Chapter 11 Case

During the Chapter 11 Cases, the Debtors have continuously reviewed their businesses, owned properties, contracts and loans to determine if it is appropriate and timely to sell or monetize such assets.

1.        Sale of Investment Management Division and European and Asian Operations

Due to the crisis in the financial markets and the credit markets that permeated the initial phases of these Chapter 11 Cases, the Debtors determined that it would not be in the best interests of their estates to attempt to dispose of their assets in the then-current market conditions. The depressed market value of many of the Debtors’ assets was the result of a crisis of confidence in financial markets and financial institutions rather than the underlying values of the assets. Many of its financial and real estate assets had, at that time, intrinsic value significantly greater than the market prices as of the Commencement Date. In certain circumstances where the Debtors decided that the prices offered for their assets were fair, or that certain assets were too burdensome or costly to retain, the Debtors sold the assets after consultation with the Creditors’ Committee and where appropriate with the approval of the Bankruptcy Court.

In order to preserve the jobs of employees and maximize the value of their assets, Lehman’s (i) Investment Management Division, including Neuberger Berman, the fixed income business and the alternative asset management business (such portion, the “IMD Business”) and (ii) European and Asian investment banking operations were sold. The IMD Business was purchased by a group comprised of certain members of the management team, senior professionals and portfolio managers of Neuberger Berman. LBHI retained (i) 93% of the preferred equity interests in Neuberger Berman Group, the new entity formed to hold the IMD Business, with an aggregate liquidation preference of $875 million and (ii) 49% of the common equity interests in Neuberger Berman Group (which, as of March 31, 2011 was approximately 48% due to the issuance of additional equity interests). The IMD Management Team retained the remainder of the common equity in Neuberger Berman Group. The transaction resulted in approximately 1,645 employees of the Investment Management Division becoming employees of Neuberger Berman Group or one of its affiliates. As of March 31, 2011, Neuberger Berman Group and its affiliates had approximately $199 billion in assets under management, and had revenues of approximately $1,024 million for the trailing twelve months (net of a $10 million non-recurring gain). The European and Asian investment banking operations were sold to Nomura International Plc (“Nomura”). Although LBHI was not one of the primary sellers of the assets in these transactions, LBHI did receive approximately $60 million from the sale of back office operations in India to Nomura.

2.        Transaction with JPMorgan

Prior to the commencement of the Chapter 11 Cases, JPMorgan Chase Bank, N.A. (“JPMorgan”) served as Lehman’s primary bank and provided clearing services to Lehman’s primary broker/dealer, LBI, pursuant to a clearance agreement. Pursuant to this clearance agreement, JPMorgan obtained a security interest in certain accounts LBI maintained at JPMorgan to secure LBI’s obligations with respect to transactions executed under the clearance agreement. In August 2008, the clearance agreement was amended to add LBHI, among others, as a party and JPMorgan required that LBHI execute a guaranty in favor of JPMorgan with respect to JPMorgan’s clearance exposure to Lehman. On September 9, 2008, JPMorgan required LBHI to execute a series of agreements pursuant to which LBHI purportedly became the guarantor of the obligations of all Lehman entities to JPMorgan and all of its affiliates. In connection with these guaranties, LBHI pledged $8.6 billion of cash and cash equivalents and billions of dollars of securities as collateral to JPMorgan through September 2008.

JPMorgan and its affiliates have filed proofs of Claim against the Debtors and LBI asserting Claims exceeding $29 billion in the aggregate (the “JPMorgan Claims”), and asserting that the JPMorgan Claims are secured primarily by the collateral deposited by LBI, LBHI and other Debtors in connection with the agreements described above. JPMorgan also advised the Debtors that, after September 15, 2008, it set off against the JPMorgan Claims certain collateral deposited by certain of the Debtors. In addition, from time to time, JPMorgan liquidated portions of the collateral and applied the proceeds to reduce the amount of the outstanding JPMorgan Claims. After giving effect to the provisional application of collateral, in March 2010, JPMorgan claimed an outstanding balance of $7.64 billion, against which it continued to hold collateral.

After months of extensive arm’s-length negotiation, JPMorgan and certain of its affiliates, and other related persons (the “JPMorgan Entities”), and LBHI, with other Debtors, entered into a Collateral Disposition Agreement (the “CDA”). The CDA provides the Debtors with a means of administering certain remaining unapplied collateral then held by JPMorgan in a manner more conducive to enhancing recoveries and maximizing value for the benefit of the Debtors. Pursuant to the CDA, among other things:

•

The JPMorgan Entities reduced the remaining aggregate JPMorgan Claims balance from approximately $7.64 billion to approximately $524 million through provisional application of collateral consisting of certain cash, cash proceeds and principal and income payments received in respect of certain securities and money market funds that JPMorgan has asserted had been pledged by LBHI and LBI to secure such Claims.

•	JPMorgan transferred the remaining collateral to LBHI either as direct owner or as subrogee.

•

LBHI made a one-time cash payment to JPMorgan of approximately $524 million, equal to the aggregate unpaid balance of the provisionally allowed JPMorgan Claims. Following March 2010, LBHI received approximately $40 million from JPMorgan on certain Claims asserted by LBHI. These amounts effectively reduced the $524 million payment made by LBHI to approximately $484 million.

•

JPMorgan had been charging a net interest rate of approximately 2% annually on the outstanding alleged deficit. Based on the approximately $7.7 billion deficit just before implementing the CDA, interest was purportedly accruing at the rate of over $12 million per month. The CDA eliminates any further interest accruals.

•

LBHI is subrogated to the JPMorgan Entities’s secured and unsecured Claims against LBI and certain other Debtors. Such Claims against other Debtors to which LBHI is subrogated will be classified under the Plan in the same manner as like Claims against such Debtors.

Each Lehman entity reserved all rights and remedies under applicable law, contract or otherwise that it might have against the JPMorgan Entities and JPMorgan Entities reserved all rights and defenses to such claims. The CDA does not prejudice rights and claims of the Debtors, the SIPA Trustee, and the Creditors’ Committee to challenge the JPMorgan Claims. It is the intent of the Debtors to vigorously pursue claims against JPMorgan Entities and challenge the amount and validity of certain of the JPMorgan Entities’s Claims. The transactions contemplated by the CDA were consummated on March 31, 2010. Additional information regarding the CDA is contained in the Debtors’ Motion Pursuant To Section 363 of The Bankruptcy Code and Bankruptcy Rule 6004 For Approval of Collateral Disposition Agreement With JPMorgan Chase Bank, N.A., Et Al. [Docket No. 7269].

Pursuant to the CDA, payments between a Debtor and the JPMorgan Entities will not be made until a final accounting after determination of all disputes between the Debtor and the JPMorgan Entities regarding the validity, amount or nature of the JPMorgan Entities’ alleged secured claims with respect to such Debtor. Following the final accounting with respect to a Debtor, a single net payment would be made by the appropriate party.

If a Debtor makes any general Distributions of its assets to creditors prior to the final accounting with the JPMorgan Entities, that Debtor is required to deposit in a segregated interest bearing account for the benefit of the relevant JPMorgan Entities an amount equal to the maximum net adjustment amount potentially payable by the Debtor to the JPMorgan Entities based on the then known facts. Such amount is to be agreed in good faith with JPMorgan or determined by the Bankruptcy Court. Following such Debtor’s deposit of funds in a segregated account for the benefit of a JPMorgan Entity, if it is determined by agreement between the Debtor and JPMorgan or an order of the Bankruptcy Court that the funds in such account materially exceed the maximum potential amount of the obligations payable to such JPMorgan Entity by the Debtor based on the then known facts, the excess amount will be released to such Debtor.

The JPMorgan Entities have asserted contingent claims against LBHI and LCPI which may take substantial time to resolve. The CDA may require that LCPI and LBHI each deposit substantial amounts in segregated accounts if such claims are not resolved prior to the Debtors’ distributions to creditors.

On May 26, 2010, LBHI and the Creditors’ Committee (the “Plaintiffs”) commenced an adversary proceeding against JPMorgan, Lehman Brothers Holdings Inc. v. JPMorgan Chase Bank, N.A., Case No. 10-03266, seeking a judgment that LBHI is entitled to void certain agreements entered into between LBHI and JPMorgan in the weeks prior to LBHI’s Commencement Date on the grounds that such agreements were fraudulent transfers and/or unenforceable under state law (the “JPMorgan Adversary Proceeding”). The Plaintiffs further seek to recover $8.6 billion of cash and cash equivalents, certain securities transferred to JPMorgan, and all other damages occasioned by JPMorgan’s alleged wrongful conduct under various bankruptcy and state law theories. JPMorgan has filed counterclaims against LBHI, seeking damages, to the extent that it is found liable on the claims asserted by the Plaintiffs, on the purported basis that JPMorgan was fraudulently induced to provide certain repo-related loans to LBI in the week following LBHI’s bankruptcy filing. JPMorgan’s counterclaims further seek indemnification from LBHI for its attorneys’ fees incurred in connection with this adversary proceeding. LBHI intends to vigorously contest JPMorgan’s counterclaims. This matter is pending before the Bankruptcy Court.

The following paragraph has been incorporated into the Disclosure Statement at the request of the JPMorgan entities:

JPMorgan did not participate in the drafting of this Disclosure Statement and disagrees with certain of the descriptions and characterizations contained herein of transactions, litigation, notes, securities, collateral and other matters affecting JPMorgan, including without limitation the CDA, the JPMorgan Adversary Proceeding, Claims held by JPMorgan, the

Derivatives Framework, the Examiner’s Report and the notes and securities issued by Fenway, Spruce, Verano, Pine, the RACERS Trusts, SASCO 2008-C2 and Kingfisher. JPMorgan has reserved the right to seek findings of fact and conclusions of law that are inconsistent with such descriptions and characterizations. In addition, JPMorgan did not participate in the proposed resolution of the substantive consolidation issue and other disputes proposed to be implemented through the Plan, including without limitation the provisions of the Plan reducing the Allowed Claims and recoveries with respect to the RACERS MM Notes, Fenway notes and related claims. JPMorgan has reserved the right to assert that the valuation of such notes and related Claims, as well as any other property returned or transferred to LBHI under the CDA, should not be affected by those compromises.

3.        Appointment of Examiner

On January 16, 2009, the Bankruptcy Court directed the US Trustee to appoint an examiner (the “Examiner”) to conduct an investigation into various matters, including (i) whether any Affiliate has colorable claims against LBHI or any other Affiliate for potentially voidable transfers or incurrences of debt; (ii) whether there are colorable claims for breach of fiduciary duties and/or aiding or abetting such breaches against officers and directors of the Debtors in connection with the financial condition of Lehman prior to the Commencement Date; (iii) whether assets of any Affiliates were transferred to Barclays Capital as a result of the Barclays sale creating colorable claims that inure to the benefit of such Affiliates; (iv) the intercompany accounts and transfers among the Debtors and Affiliates during the 30-day period preceding the Commencement Date; (v) the transactions and transfers among the Debtors and prepetition lenders, including JPMorgan, Citigroup, Inc., Bank of America, and the FRBNY; (vi) the transfer of the capital stock of certain subsidiaries of LBI to Lehman ALI on or about September 19, 2008; and (vii) the events that occurred from September 4, 2008 though September 15, 2008, or prior thereto that may have resulted in the commencement of the Chapter 11 Cases. On January 19, 2009, the US Trustee appointed Anton R. Valukas as the Examiner in the Chapter 11 Cases. The Bankruptcy Court approved the appointment of the Examiner. The Examiner engaged Jenner & Block LLP, as his attorneys, and Duff & Phelps, LLC as his financial advisor. The Examiner filed his report (the “Examiner’s Report”) on February 8, 2010 consisting of more than 2200 pages, excluding exhibits and appendices. It is on file in the Bankruptcy Court [Docket No. 7531] and may be accessed by all parties in interest.

4.        Cross-Border Insolvency Protocol / Negotiations With Foreign Debtors

Nearly 80 of LBHI’s foreign Affiliates have commenced, or in some cases, had initiated against them, a variety of Foreign Proceedings (the “Foreign Debtors”) across sixteen foreign jurisdictions and before different courts and governmental, regulatory, or administrative bodies (collectively, with the Bankruptcy Court, the “Tribunals”). In all but the Japanese Foreign Proceedings (where the Foreign Debtors are debtors in possession), liquidators, administrators, trustees, custodians, supervisors, or curators, including the Foreign Administrators, have been appointed to manage the Foreign Debtors’ affairs and represent their insolvent estates.

a.        Description of Cross-Border Insolvency Protocol

Given the integrated and global nature of Lehman’s businesses, the Debtors recognized as early as October 2008 that the efficient administration of the Chapter 11 Cases would benefit from cooperation among the Debtors, the Foreign Debtors and Foreign Administrators, and that cooperation and communication among Tribunals would enable effective case management. In furtherance of that principle, on May 12, 2009, the Debtors and Foreign Administrators from Hong Kong, Singapore, Australia, and Germany executed the Cross-Border Insolvency Protocol for the Lehman Brothers Group of Companies (the “Protocol”). Periodically thereafter, the Foreign Administrators from the Netherlands, the Netherlands-Antilles, Switzerland, and Luxembourg, as well as the SIPA Trustee (collectively with the initial signatories, the “Signatories”) joined as signatories to the Protocol.

The Protocol generally provides for (i) the sharing of information among Signatories, (ii) court-to-court communication, (iii) asset preservation mechanisms, (iv) coordinated claims administration and (v) certain special procedures for the resolution of Affiliate Claims.

The Signatories and other participating Affiliates have conducted quarterly, and more recently, monthly meetings to implement the Protocol. At the first meeting in London, the Debtors proposed that the most efficient and reliable methodology for the reconciliation of intercompany balances would be to use Lehman’s books and records as a starting point. However, the last month-end close for the consolidated Lehman group was as of August 31, 2008 – two weeks before the Commencement Date. Fortunately, in the months that followed the Commencement Date, a global effort was undertaken by a global team of personnel at LBHI, Barclays, Nomura, and LBIE, to perform a full accounting close as of September 14, 2008 (the “Global Close”), i.e., the last trading day prior to the Commencement Date. The Debtors therefore proposed that the Global Close be used as a starting point and evidentiary basis for the reconciliation of Affiliate Claims. The parties to the Protocol agreed to the proposal and, essentially, the Global Close has been adopted.

b.        Settlement Negotiations with Foreign Debtors

Since July of 2010, the Debtors have conducted settlement negotiations with certain Foreign Debtors, seeking, in general, a final agreement on the Allowed amounts and treatment of all Affiliate Claims between and among the Debtors and the Foreign Debtors, as well as certain Debtor-Controlled Entities and/or entities controlled by the Foreign Debtors and an agreement by the Foreign Debtors to support the Plan.

Progress has been made in negotiating settlements of claim amounts with certain Foreign Debtors. To date, the Debtors have executed a final settlement agreement with Bankhaus, the Hong Kong Lehman Entities In Liquidation, the Lehman Singapore Entities and LBT. The Debtors are requesting that the Bankruptcy Court approve such settlements pursuant to Bankruptcy Rule 9019 as part of the Plan.

The Debtors are continuing to negotiate settlements with other Foreign Debtors and may enter into settlements with such entities before and after the Effective Date of the Plan.

If the Debtors enter into settlement agreements with other Foreign Debtors prior to the Effective Date, such settlement agreements will be included in the Plan Supplement.

(i)        Settlements with Bankhaus

The Debtors have entered into two settlement agreements with Dr. Michael C. Frege, the Foreign Administrator of Bankhaus. Pursuant to the first settlement agreement (the “Bankhaus Loans Settlement Agreement”) (i) the parties settled disputes between LBHI, LCPI, and Lehman ALI (collectively, the “Lehman Parties”) and Dr. Frege regarding the ownership of certain loans subject to participations, (ii) the Lehman Parties purchased loans from Bankhaus and (iii) certain claims of Bankhaus against LBHI and LCPI were Allowed. A description of the terms of the Bankhaus Loans Settlement Agreement is included on Exhibit 14A hereto.

Pursuant to the second settlement agreement (the “Bankhaus Claims Settlement Agreement”), the Debtors and Dr. Frege (a) settled all claims among the Debtors and certain Debtor-Controlled Entities and Bankhaus, (b) subject to certain conditions, Bankhaus agreed to support the Plan and the Debtors agreed to support a plan in Bankhaus’s Foreign Proceeding, and (c) LBHI agreed to purchase certain securities owned by Bankhaus. The Bankhaus Claims Settlement Agreement is subject to (i) the confirmation of a Plan which incorporates the Bankhaus Claims Settlement Agreement and (ii) authority from Bankhaus’ Creditors’ Committee and Creditors Assembly. A description of the terms of the Bankhaus Claims Settlement Agreement is included on Exhibit 14A, and an executed copy of the Bankhaus Claims Settlement Agreement is annexed hereto as Exhibit 14B.

(ii)        Settlements with the Hong Kong Lehman Entities In Liquidation

On July 31, 2011, the Debtors entered into a settlement agreement (the “Hong Kong Settlement Agreement”) with the Hong Kong Lehman Entities In Liquidation (as defined therein). The Hong Kong Settlement Agreement provides for (a) the allowance of certain Claims asserted by certain Hong Kong Lehman Entities In Liquidation against certain of the Debtors, (b) the allowance of certain Claims asserted by the Debtors against certain Hong Kong Lehman Entities In Liquidation, (c) the exchange of mutual releases between the Debtors and the Hong Kong Lehman Entities In Liquidation, and certain other material terms and conditions. In addition, pursuant to the Hong Kong Settlement Agreement, the Hong Kong Lehman Entities In Liquidation agree to support and vote to accept the Plan. Certain provisions of the Hong Kong Settlement Agreement is subject to (i) the confirmation of the Plan which incorporates the Hong Kong Settlement Agreement and (ii) the approval of the Hong Kong Settlement Agreement by the High Court of the Hong Kong Special Administrative Region. A description of the terms of the Hong Kong Settlement Agreement is included on Exhibit 14C, and an executed copy of the Hong Kong Settlement Agreement is annexed hereto as Exhibit 14D.

(iii)        Settlement with the Lehman Singapore Entities

On August 24, 2011, the Debtors and certain Debtor-Controlled Entities (together, “Lehman US”) entered into a settlement agreement (the “Singapore Settlement Agreement”) with the Lehman Singapore Liquidation Companies and Lehman Singapore Non-Liquidation

Companies (each as defined therein and together, “Lehman Singapore”). The Singapore Settlement Agreement provides for (a) the settlement of certain Claims between Lehman US and Lehman Singapore, (b) the exchange of mutual releases between Lehman US and Lehman Singapore, and (c) certain other material terms and conditions. In addition, pursuant to the Singapore Settlement Agreement, Lehman Singapore agrees to support and vote to accept the Plan. Certain provisions of the Singapore Settlement Agreement are subject to the confirmation of the Plan which incorporates the Singapore Settlement Agreement. A description of the terms of the Singapore Settlement Agreement is included on Exhibit 14E, and an executed copy of the Singapore Settlement Agreement is annexed hereto as Exhibit 14F.

(iv)        Settlement with LBT

On August 30, 2011, the Debtors entered into a settlement agreement (the “LBT Settlement Agreement”) with Rutger J. Schimmelpenninck and Frédéric Verhoeven, in their capacity as bankruptcy trustees (curatoren) for LBT. The LBT Settlement Agreement provides for (a) the allowance of certain Claims asserted by LBT against LBHI and LBCC, (b) the allowance of certain claims asserted by LBSF and LBCS against LBT, (c) the exchange of mutual releases between the Debtors and LBT, and certain other material terms and conditions. In addition, pursuant to the LBT Settlement Agreement, LBT agrees to support and vote to accept the Plan. Certain provisions of the LBT Settlement Agreement are subject to (i) the confirmation of the Plan which incorporates the LBT Settlement Agreement and (ii) the approval of the LBT Settlement Agreement by the supervisory judge presiding over the bankruptcy case of LBT. A description of the terms of the LBT Agreement is included on Exhibit 14G, and an executed copy of the LBT Settlement Agreement is annexed hereto as Exhibit 14H.

G.        Alternative Chapter 11 Plans

1.        Plan Proposed by the Ad Hoc Group

On December 15, 2010, an ad hoc group of LBHI creditors (the “Ad Hoc Group”)4 proposed a joint substantively consolidating chapter 11 plan for all of the Debtors other than Merit, Somerset and Preferred Somerset and a related disclosure statement. On April 27, 2011, the Ad Hoc Group filed its amended joint substantively consolidating chapter 11 plan (the “Ad Hoc Plan”) and an amended disclosure statement (the “Ad Hoc Disclosure Statement”). The Ad Hoc Plan is premised on the Bankruptcy Court ordering substantive consolidation of (a) the Debtors, (b) Lehman Brothers Treasury Co. B.V. (“LBT”) and Lehman Brothers Securities N.V. (“LBSN”) and (c) certain of the Debtors’ foreign Affiliates; provided, however, if LBT, LBSN or certain of the foreign Affiliates vote to accept the Plan, such Affiliates will not be substantively consolidated with the Debtors. A summary of the Ad Hoc Plan is included on Exhibit 16 hereto.

4        The Ad Hoc Group consists of California Public Employees’ Retirement System, Canyon Capital Advisors LLC, City of Costa Mesa, City of Fremont, County of San Mateo, Fiduciary Counselors Inc., Fir Tree, Inc., Gruss Asset Management, L.P., Owl Creek Asset Management, L.P., on behalf of the funds it manages or advises, Paulson & Co. Inc., Perry Capital LLC, on behalf of one or more investment funds for which it or an affiliate acts as investment advisor or general partner, Taconic Capital Advisors L.P. and Vallejo Sanitation and Flood Control District.

Notwithstanding the unlikely unanimous acceptance by all classes, the Ad Hoc Plan will require the prosecution of litigation on substantive consolidation. Even if a Class of creditors votes to accept the Plan, any creditor within an accepting class may object to the substantive consolidation proposed by the Ad Hoc Plan. The Ad Hoc Plan ensures that the Chapter 11 Cases will be consumed with costly and protracted litigation over substantive consolidation and other related issues.

2.        Plan Proposed by the Non-Con Plan Proponents

On April 25, 2011, twenty-three creditors (together with certain of their affiliates, the “Non-Con Plan Proponents”)5 proposed a joint chapter 11 plan (the “Non-Con Plan”) and related disclosure statement (the “Non-Con Disclosure Statement”) for all of the Debtors other than Merit, Somerset and Preferred Somerset that, in direct contrast to the Ad Hoc Plan, does not substantively consolidate the Debtors or any of their Affiliates. The Non-Con Plan gives effect to the separate corporate identity of each of the Debtors. However, the Non-Con Plan rejects the proposed substantive consolidation resolution and related reallocations contained in the Plan, because the Non-Con Plan Proponents assert that there is no basis for the substantive consolidation of the Debtors. Therefore, it is asserted that there is no reason to provide for a corresponding re-distribution of assets. A summary of the Non-Con Plan is included on Exhibit 16 hereto.

Based on an extensive analysis of the facts weighing both in favor and against substantive consolidation, the Debtors’ disagree with the Non-Con Plan Proponents’ assessment of the risk of substantive consolidation.

3.        Debtors’ Oppose the Ad Hoc Plan and the Non-Con Plan

Substantially all of the proponents of both the Ad Hoc Plan and the Non-Con Plan have decided to support the Debtors’ Plan subject to the terms and conditions of their Plan Support Agreements. However, such parties have not withdrawn the alternative plans. The Debtors, the Ad Hoc Group and substantially all of the Non-Con Plan Proponents have entered into a Stipulation and Order subject to Bankruptcy Court approval pursuant to which the Ad Hoc Plan and the Non-Con Plan Proponents agree not to prosecute their plans or seek the approval of their disclosure statements; provided however, that the Ad Hoc Group and the Non-Con Plan Proponents reserve their rights to prosecute their plans if (i) a requisite number of members of the Ad Hoc Group or Non-Con Plan Proponents terminate their Plan Support Agreements or (ii) the Effective Date of the Plan has not occurred on or before March 31, 2012. If pursued, the Debtors oppose the Ad Hoc Plan and the Non-Con Plan. Both of these alternative plans will

5        The Non-Con Plan Proponents are Angelo, Gordon & Co., L.P., Contrarian Capital Management, LLC, Credit Agricole CIB, Credit Suisse International, Cyrus Capital Partners, LP, D. E. Shaw Composite Portfolios, L.L.C., D. E. Shaw Oculus Portfolios, L.L.C., Deutsche Bank AG, Goldentree Asset Management, LP, Goldman Sachs Bank USA (successor by merger to Goldman Sachs Capital Markets, L.P.), Goldman Sachs International, Hayman Capital Management, LP, Knighthead Capital Management, LLC, Mason Capital Management LLC, Morgan Stanley & Co. International plc., Morgan Stanley Capital Services Inc., Mount Kellett Capital Management, Oaktree Capital Management, L.P., The Royal Bank of Scotland plc, Serengeti Asset Management LP, Silver Point Capital, L.P., State Street Bank and Trust Company, and York Capital Management Global Advisors, LLC.

stimulate significant opposition and extended and costly litigation, and result in delay in the Debtors’ Chapter 11 Cases to the prejudice of all economic stakeholders.

H.       Administration of the Debtors’ Assets During the Chapter 11 Plan

Since the Commencement Date, the Debtors have taken numerous steps to maximize the value of their assets. The Debtors assets are generally divided into five separate assets classes: derivative contracts, real estate assets, commercial loans, private equity/principal investments and bank platforms. For further information about the assets held by each of the Debtors, see the balance sheets, dated as of December 31, 2010 attached as Exhibit 2B.6 For further information regarding certain significant actions taken by the Debtors as to their assets during these Chapter 11 Cases see Exhibit 17 hereto.

1.        Derivative Contracts

Prior to the Commencement Date, Lehman entered into derivative transactions both in a trading capacity and as an end-user, conducting its derivative activities through a number of wholly-owned subsidiaries. Its fixed income derivative products business was principally conducted through LBSF and its separately capitalized “AAA” rated subsidiaries, including LBFP and LBDP. Lehman’s equity derivative products business was conducted through LBF, LOTC and LBIE, and its commodity and energy derivatives product business was conducted through LBCS. Lehman conducted a significant amount of its spot, forward and option foreign exchange business through LBCC.

The Debtors’ derivative assets represent amounts due from counterparties under contracts in which the contractual obligations and values are keyed to one or more underlying assets or indices of asset values (the “Derivative Contracts”). As of the Commencement Date, the Debtors (together with all Debtor-Controlled Entities) were parties to approximately 1.2 million derivative transactions, with approximately 6,500 counterparties

The Debtors have sought to (i) preserve the value of the Derivative Contracts and collect payments on Derivative Contracts as to which amounts are owed to the Debtors, and prevent erosion based on movements in the value of the underlying asset or index of live contracts including hedging of the live contracts and select purchases of notes issued by certain special purpose vehicles and (ii) enter into termination and settlement agreements with respect to Derivative Contracts as to which the Debtors owe money to counterparties. Prior to entering into a settlement agreement in connection with any Derivative Contract, the Debtors, generally, must (i) reconcile the universe of all trades between the Debtors and a particular counterparty, (ii) value each of the transactions under the Derivative Contracts, and (iii) negotiate a settlement amount with the counterparty. Due to the number and complexities of the Derivative Contracts, each step is a particularly arduous process. As of March 31, 2011, the Debtors have reconciled

6        The Debtors’ balance sheets dated as of March 31, 2011 are available in the Debtors’ Supplemental Monthly Operating Report filed on July 21, 2011 [Docket No. 18713]. If the Debtors had used the information contained in the March 31, 2011 balance sheets, it would have had no material impact on the Recovery Analysis contained in Exhibit 4 of the Disclosure Statement.

99% of their Derivative Contracts, valued 99% of their Derivative Contracts and settled 58.5% of their Derivative Contacts.

Through December 31, 2010, the Debtors (together with their Debtor-Controlled Entities) have collected more than $12.2 billion from counterparties to Derivative Contracts (net of collections on certain Derivative Contracts which collateralize certain notes) and as of December 31, 2010, expect to collect another $5.2 billion of gross cash flows from Derivative Contracts, including recovery of Cash posted as collateral for hedging in respect of Derivative Contracts. From December 31, 2010 through March 31, 2011, the Debtors (together with their Debtor-Controlled Entities) have collected approximately $327 million of that amount from counterparties to Derivative Contracts. The recoveries reflected for Derivatives Contracts are estimates based on financial market assumptions, the status of negotiations with counterparties and the Debtors' judgment of the likely resolution of various legal disputes. Actual recoveries could materially vary from the estimates.

2.        Real Estate Assets

As of the Commencement Date, the Debtors held and managed commercial and residential mortgage loans, commercial and residential real estate properties, joint venture equity interests in real estate properties and other real estate related investments (“Real Estate Assets”). These Real Estate Assets include debt, equity interests and real-estate owned (“REO”), located in various markets throughout the United States, Canada, and Europe. The commercial Real Estate Assets comprise nearly 825 positions across a broad array of product types (office, condo & multi-family apartments, hospitality, and raw land for development). The residential Real Estate Assets are comprised of approximately 5,000 mortgages, securities and REO positions located predominantly in the United States.

Since the Commencement Date, the Debtors have pursued strategies to create value within the portfolio of Real Estate Assets by stabilizing and controlling real estate assets that have been impaired by broken partnerships, overleveraged capitalizations, operating challenges and pledges. Once assets are secure, the Debtors and their Affiliates implement asset-level business plans to improve operational and financial stability, and capitalize on cyclical recovery. This approach to value creation allows for Real Estate Assets to evolve from a state of distress, where opportunistic capital requires higher returns, to a state of stability that will attract a broader array of investors with lower return expectations, multiple exit opportunities, and higher returns to the Debtors’ estates. This approach also allows for the Debtors to take advantage of market opportunities as they arise, rather than force the sale of illiquid assets when options are limited.

A subset of the commercial Real Estate Assets represents a strategic opportunity for value creation and maximization. This defined portfolio includes specific assets where (i) the underlying real estate is in attractive markets, (ii) the Debtors have control or a path to control, and (iii) there are multiple options for monetization including public or private market executions. Within this portfolio, the Debtors are pursuing business plans to unlock not only the intrinsic asset-level value of underlying assets, but also the portfolio and enterprise values that could result from assembling groups of strategic assets and the associated management platforms.

The Debtors intend to manage and dispose of the Real Estate Assets in a manner that will maximize the value of such assets for the Debtors’ estates. Since the Commencement Date, the Debtors and Debtor-Controlled Entities have collected in excess of $3.0 billion from the Real Estate Assets through March 31, 2011. The Debtors estimate that over the expected wind-down period from January 1, 2011 to December 31, 2014, their estates (together with their Debtor-Controlled Entities) will recover gross proceeds of approximately $13.2 billion from the Real Estate Assets. From December 31, 2010 through March 31, 2011, the Debtors (together with their Debtor-Controlled Entities) collected approximately $490 million of that amount from their Real Estate Assets.

3.        Commercial Loans

Lehman was a significant participant in the commercial lending industry prior to the Commencement Date and as of the Commencement Date held a significant amount of commercial loans (“Loans”).

The Debtors primary focus has been to reduce the unfunded commitments, settle open loan trades and efficiently manage and collect on the funded Loans. The Debtors have established procedures to enable them to manage and liquidate their portfolio of Loans efficiently. As of March 31, 2011, the Debtors have terminated unfunded commitments on Loans in the aggregate amount of $10.6 billion. With respect to the $3.0 billion in unfunded commitments remaining as of April 30, 2011 (including letters of credit) for Loans, Real Estate Assets, the Banks and Private Equity/ Principal Investments, the Debtors estimate that they may assume agreements which would result in LCPI and LBHI having to make advances on loans with unfunded commitments of approximately $476 million and $14 million, respectively. The assumption of other credit agreements is under consideration.

The Debtors have concluded a comprehensive credit review process of their entire portfolio of loans, and rated each loan according to the Debtors internal methodology. As of December 30, 2010, 9% of the funded loans in the Debtors’ portfolio were rated “high grade,” 91% of the loans in the portfolio were rated “high yield.”7

The Debtors have entered into an agreement pursuant to which WCAS | Fraser Sullivan Investment Management, LLC (“Fraser Sullivan”) will be hired to manage substantially all of their Loans. The agreement will not become effective until August 31, 2011. Hiring Fraser Sullivan will enable the Debtors to maximize the value of their portfolio of Loans. In the Debtors’ discretion, Fraser Sullivan may seek to execute one or more transactions upon which the Debtors will sell certain of their Loans to special purposes vehicles that will issue collateralized loan obligations. The Debtors intend to sell Loans to the special purpose vehicles in exchange for a combination of cash and the economic equity interests in the special purpose vehicles. If pursued, such transaction will enable the Debtors to monetize a portion of their portfolio of Loans while retaining the upside from any increase in the value of the Loans.

7        Certain claims against other chapter 11 debtors or interests in distressed debt, held by the Debtors are included in the Debtors’ Loan portfolio, but are not rated by the Debtors.

The Debtors estimate that over the expected wind-down period, their estates (together with their Debtor-Controlled Entities) will recover gross proceeds of approximately $4.8 billion from their portfolio of Loans. From December 31, 2010 through March 31, 2011, the Debtors (together with their Debtor-Controlled Entities) collected approximately $315 million of that amount from their portfolio of Loans.

4.        Private Equity/ Principal Investments

Private Equity and Principal Investments include (i) equity and fixed-income direct investments in companies, (ii) general partner interests in asset managers, (iii) limited partner interests in third-party investment funds and (iv) general partner and limited partner or side-by-side interests in Lehman-sponsored investment funds (“Private Equity/Principal Investments”). Prior to the Commencement Date, Lehman’s private equity business operated in six major asset classes: merchant banking, real estate, venture capital, credit-related investments, private funds investments and infrastructure. Lehman raised privately-placed funds in these asset classes, for which it acted as a general partner and in which it had general and limited partner or side-by-side interests. In addition, Lehman’s principal investments business made other non-fund-related direct investments.

Certain Private Equity/Principal Investments are held as partnership interests, limited liability company interests or other similar interests that are uniquely structured for particular private investments. Therefore these investments are not always liquid and the Debtors may ultimately decide to sell their interests in such investments at a discount. In addition, the Debtors (and their Debtor-Controlled Entities) are the holders of record but not in possession or complete control of certain financial instruments representing Private Equity/ Principal Investments amounting to approximately $431 million in cash flows reflected in the Recovery Analysis, because such financial instruments are held in an account at a Non-Controlled Affiliate. The Debtors (or Debtor-Controlled Entities) are seeking the return of such financial instruments. In certain circumstances, where a financial instrument has been sold or otherwise monetized, the Debtors (or Debtor-Controlled Entities) have entered into arrangements with the applicable Non-Controlled Affiliate regarding the proceeds received in respect of such sale or other monetization pending the outcome of the Debtors (or Debtor-Controlled Entities) claim against and/or negotiations with such parties.

The Debtors estimate that over the estimated wind-down period from January 1, 2011 to December 31, 2014, their estates (together with their Debtor-Controlled Entities) will recover gross proceeds of approximately $9.5 billion from their portfolio of Private Equity/Principal Investments. From December 31, 2010 through March 31, 2011, the Debtors (together with their Debtor-Controlled Entities) collected approximately $300 million of that amount from their portfolio of Private Equity/Principal Investments.

5.        Bank Platforms

LBHI is the sole indirect owner of two non-debtor domestic banks (the “Banks”): Woodlands Commercial Bank (“Woodlands Bank”) and Aurora Bank FSB (“Aurora Bank”). Woodlands Bank is a Utah chartered industrial bank with operations in Salt Lake City, Utah. Woodlands Bank is subject to the regulatory authority of the Federal Deposit Insurance

Corporation (“FDIC”) and the Department of Financial Institutions of the State of Utah. Aurora Bank operates a multi-asset loan origination, purchasing, and servicing business, with the loan origination business involving the issuance of residential and commercial mortgage, small business, large corporate, and consumer loans. Aurora Bank wholly owns Aurora Loan Services, LLC (“Aurora Loan Services”), one of the nation’s largest residential loan servicing operations. Aurora Bank is a federally chartered thrift institution subject to the regulatory authority of the Office of Thrift Supervision (the “OTS”). Based on their March 31, 2011 regulatory reports, the values of LBHI’s equity interest in Aurora Bank and Woodlands Bank were reported, on a fair value accounting basis, at $892 million and $896 million, respectively, for a combined value of $1.79 billion. See Exhibit 3 hereto for the Banks’ balance sheets as of March 31, 2011.

Both Aurora Bank and Woodlands Bank are required to maintain minimum capital levels under applicable regulations. Failure to maintain required minimum capital levels would make Aurora Bank and Woodlands Bank susceptible to appointment of the FDIC as receiver to seize and liquidate its assets. In order to preserve the equity value of both Aurora Bank and Woodlands Bank and avoid the significant losses that could have resulted if the Banks were allowed to fail, since February 2009, LBHI has taken a series of actions to support the Banks’ capital levels and preserve the opportunity to realize the fair value of both Banks, each with the full support of the Creditors’ Committee. LBHI agreed to take steps as necessary to maintain the Banks’ capital at certain levels and to sell Aurora Bank and to sell or wind-down Woodlands prior to March 2012. If sales cannot be completed by that date, LBHI will within such period complete the dissolution and wind-down of the Banks by purchasing their respective remaining assets. Approximately $3.1 billion of claims of the Banks against LBHI were settled and expunged, and the Banks released certain collateral to LBHI.

In total, LBHI’s support for the Banks allowed LBHI to avoid approximately $5.1 billion in losses, comprised of an unsecured priority claim of as much as $2.7 billion (as of February 2009 when LBHI made its first capital contribution to the Banks), and approximately $2.4 billion estimated by LBHI as (i) the aggregate liquidation value of both Banks plus (ii) the value of the collateral recovered and now held by the Debtors. The total investments made in the Banks by LBHI since February 2009 equal approximately $1.6 billion. As a result, LBHI’s support for the Banks has allowed it to preserve approximately $3.4 billion in value for creditors.

I.       Securitization Structures

a.        Pine, Spruce, Verano, SASCO 2008-C2 and Kingfisher

In order to increase liquidity, from time to time, the Debtors sold or participated portions of certain real estate loans, commercial loans and equity positions to various special purpose entities, which issued securities backed by the assets and the cash flow therefrom. In certain cases, LCPI and LBHI acquired securities issued by the special purpose entities and/or the effective equity interests in the issuers. Of the securitizations that remain outstanding, LCPI and/or LBHI own securities issued by the following: Restructured Asset Securities With Enhanced Returns Series 2007-7-MM Trust (“RACERS MM Trust”), Spruce CCS, Ltd. (“Spruce”), Verano CCS, Ltd. (“Verano”), SASCO 2008-C2 Ltd. (“SASCO 2008-C2”) and Kingfisher CDO Ltd. (“Kingfisher”, and collectively, the “Securitization Issuers”). A detailed description of the transaction relating to the RACERS MM Trust is included below.

Prior to the Commencement Date, certain of the securities issued by these Securitization Issuers were transferred, pledged or sold to LBI, JPMorgan and Bankhaus. In connection with the CDA entered into with the JPMorgan Entities, certain of the securities issued by the Securitization Issuers were turned over to LBHI. As described further on Exhibit 14A hereof, in April 2011, LBHI acquired from Bankhaus certain notes issued by Spruce, Verano and SASCO 2008-C2. The purchase of these notes resulted in LBHI and LCPI collectively holding all outstanding notes issued by each of Spruce, Verano and SASCO 2008-C2. Acquiring all of the notes issued by these issuers eliminates many of the issues that exist between the Debtors and the relevant indenture trustees. The Debtors have terminated the SASCO 2008-C2 securitization and are evaluating the most efficient means to maximize their interests in Spruce and Verano.

In addition, as of December 31, 2010, the Debtors held notes issued by Pine CCS, Ltd. (“Pine”). A substantial portion of the Class A-1 Notes issued by Pine was sold to Barclays Capital Inc. pursuant to the Barclays Asset Purchase Agreement. LCPI retained the economic equity interests in Pine and LBHI retained a portion of the Class A-1 Notes with an approximate outstanding amount of $4 million (including accrued interest). In May 2011, following its purchase of the Class A-1 Notes from Barclays and LBHI, LCPI terminated the Pine securitization. Such transaction will benefit LCPI in two ways: (1) LCPI has the opportunity to realize a profit on the purchase of the Class A-1 Notes from Barclays, and (2) without the restrictions contained in the Pine securitization, LCPI can more efficiently manage and dispose of, as necessary, the commercial loans that were participated to the Pine securitization.

The Debtors continue, in consultation with the Creditors’ Committee, to analyze and resolve various issues surrounding the Securitization Issuers. The Debtors have separately tracked cash collections from underlying assets and have reported the cash as restricted cash on their balance sheets. As of December 31, 2010, the Debtors held $1.8 billion of restricted cash related to the Securitization Issuers, excluding the RACERS MM Trust. In the second quarter of 2011, the Debtors released restricted cash held for Spruce and Verano to the trustees, who then remitted this cash plus excess cash that they were holding to the Debtors, as noteholders. Approximately, $1.7 billion was distributed reducing the outstanding note balances for Spruce and Verano. The outstanding principal amount of the notes issued by each Securitization Issuer and the Debtors’ interests in each of the Securitization Issuers, as of May 31, 2011, is set forth in the table below. The amounts set forth in the below table exclude any interest accrued and unpaid through the date hereof, but include any unpaid interest that has been added to the principal amounts, “i.e., capitalized interest,” in accordance with the terms of the notes.

	RACERS MM Trust	Spruce	Verano	SASCO 2008-C2 LLC (6)	Kingfisher
Aggregate Outstanding Notional Amount of Securities (1)	$5,000 million Notes (2)	The Senior Notes have been repaid in full. $260 million Mezzanine Notes $169 million Subordinated Notes	$264 million Senior Notes $200 million Mezzanine Notes $271 million Subordinated Notes	$1,472 million Notes $1,385 million Preferred Interests	$643 million Class A Notes $286 million Class B Notes $372 million Subordinated Notes
Percentage of Aggregate Outstanding Securities Owned by LBHI (3)	None owned, 100% of Notes held by LBHI (3)	100% of Mezzanine Notes (4)	100% of Senior Notes (5) 100% of Mezzanine Notes (4)	70.7% of Notes (4) (5)	None
Percentage of Aggregate Outstanding Securities Owned by LCPI (3)	None	100% of Subordinated Notes (5)	100% of Subordinated Notes (5)	29.3% of Notes (5) 100% of Preferred Interest	100% of Class A Notes (5)
Percentage of Aggregate Outstanding Securities Owned by Non- Controlled Affiliates or Third Parties	100% owned, None held (3)				100% of Class B Notes 100% of Subordinated Notes

(1)	Represents balances reported by the trustee as of their closest reporting date to May 31, 2011. Amounts are not reflective of any cash collected by the Debtors as servicer on the underlying assets that is held in restricted cash and has not yet been remitted to the trustee. Amounts are reflective of accrued interest if there is a capitalization of interest feature on the note.

(2)	Current trustee statements are not available for RACERS. Aggregate Outstanding Notional Amounts presented are as of the date of issuance and should not differ from amounts as of May 31, 2011, as to the Debtors’ knowledge, no principal payments have been made.

(3)	The RACERS MM Notes are owned by a Non-Controlled Affiliate but were transferred to and are currently being held by LBHI, which holds the claim related to the RACERS MM Notes as a result of its subrogation under the CDA. Various other notes owned by LCPI are also being held by LBHI under the CDA, but the Debtors expect that LCPI will receive these notes back, as LCPI’s exposure to LBHI in relation to JPMorgan claims is contingent upon events that the Debtors deem unlikely to occur.

(4)	Purchased by LBHI in April 2011.

(5)	JPMorgan has asserted a security interest in these notes. The obligations purportedly secured consist of contingent liabilities of LCPI primarily arising from letters of credit (“LCs”) issued pursuant to credit facilities for which LCPI was a lender and JPMorgan, or one of its affiliates, was either the issuer of administrative agent of the LCs. LCPI’s current maximum exposure arising from these LCs is $661 million. The Debtors believe LCPI’s ultimate exposure, if any, will be minimal. JPMorgan may also assert that its security interest on the notes secures certain obligations of LBI. The Debtors do not believe such a lien could be successfully enforced.

(6)	The Debtors have terminated the SASCO 2008-C2 securitization. All contracts between SASCO 2008-C2 and the trustee, servicer and special servicer have been terminated and the notes issued by SASCO 2008-C2 have been terminated. LBHI and LCPI each received preferred membership interests in SASCO 2008-C2, LLC that have substantially identical economic terms to the notes previously held by such entities. In addition, LCPI has received ordinary membership interests in SASCO 2008-C2, LLC providing LCPI substantially the same economic rights it held under the Subordinated Notes. SASCO 2008-C2, LLC continues to exist and holds the same assets that it held prior to this transaction.

b.        The RACERS Transaction

(i)        Description of the RACERS Transaction

In August 2007, certain Debtors and non-debtor affiliates entered into a series of transactions which established two trusts, the Restructured Assets with Enhanced Returns Series 2007-A Trust (the “RACERS A Trust”) and the Restructured Assets with Enhanced Returns 2007-7-MM Trust (the “RACERS MM Trust” and, together with the RACERS A Trust, the “RACERS Trusts”). U.S. Bank National Association (“U.S. Bank”), served as trustee of both Trusts. The RACERS A Trust issued a single note which was held by the RACERS MM Trust and which had a fluctuating principal balance which, as of September 23, 2008 and October 6, 2008, was $5 billion. The RACERS MM Trust issued notes that, as of September 23, 2008 and October 6, 2008, had a principal balance of $5 billion.

LCPI entered into a participation agreement (the “RACERS Participation Agreement”) with the RACERS A Trust granting participations in a pool of assets (the “Underlying Assets”), principally consisting of corporate loans, mortgage loans and equity interests, that LCPI could adjust from time to time to add or remove specific Underlying Assets, so long as the value of the Underlying Assets equaled at least 105% of the principal amount of the Variable Funding Note (described below).

The RACERS A Trust issued a note (the “Variable Funding Note”) to the RACERS MM Trust. The Variable Funding Note bore interest at 7% per annum and had a principal balance that would fluctuate as Underlying Assets were added to or removed from the RACERS Participation Agreement (which principal balance, as of September 23, 2008 and October 6, 2008, is presumed to have been $5 billion).

The RACERS A Trust also entered into a total return swap (the “RACERS A Swap”) with LBSF. LBHI guaranteed LBSF’s obligations under the RACERS A Swap. Pursuant to the RACERS A Swap and the RACERS Participation Agreement, LCPI’s payments under the RACERS Participation Agreement were redirected to LBSF. In exchange, LBSF was required to pay to the RACERS A Trust 7% per annum multiplied by the principal amount of the Variable Funding Note and certain incidental expenses. The RACERS A Swap provided that LBSF would pay the full notional amount of the RACERS A Swap upon early termination of the RACERS A Swap but, in the event of termination of the RACERS A Swap based upon the bankruptcy of LBSF or LBHI, LBSF would not be entitled to any sort of distribution of the Underlying Assets.

The RACERS MM Trust issued notes (the “RACERS MM Notes”) that, as of September 23, 2008 and October 6, 2008, had a principal balance of $5 billion and bore interest at a floating rate of one-month LIBOR plus a spread which adjusted annually. The RACERS MM Notes were secured by the Variable Funding Note issued by the RACERS A Trust.

The RACERS MM Trust also entered into a total return swap with LBSF (the “RACERS MM Swap”). LBHI guaranteed LBSF’s obligations under the RACERS MM Swap. Pursuant to the RACERS MM Swap, LBSF was to receive all payments from the RACERS A Trust, funded by the payments made by LBSF to the RACERS A Trust under the RACERS A

Swap, and pay to the RACERS MM Trust the floating rate interest due from the RACERS MM Trust to the holders of the RACERS MM Notes and other incidental expenses. The RACERS MM Swap provided that LBSF would pay to the RACERS MM Trust the outstanding principal balance of the RACERS MM Notes plus any accrued and unpaid interest through the day prior to the termination date of the RACERS MM Swap in return for the RACERS MM Trust’s payment to LBSF of all payments made by the RACERS A Trust pursuant to the Variable Funding Note.

(ii)        Transactions With Respect to RACERS Subsequent to the Commencement Date

LCPI engaged in a repurchase agreement with LBI with respect to the RACERS MM Notes prior to the Commencement Date. Ultimately, the RACERS MM Notes were pledged by LBI to JPMorgan to secure certain obligations.

Following the Commencement Date, U.S. Bank, as trustee for the RACERS Trusts, delivered notices to LBSF purporting to declare September 23, 2008 as an early termination date for the RACERS A Swap and the RACERS MM Swap. U.S. Bank, as trustee for the RACERS A Trust, delivered a written demand on LCPI by letter dated September 30, 2008 for assignment and delivery of the Underlying Assets.

LBHI became the holder of the RACERS MM Notes on March 31, 2010 as a result of the CDA.

In August 2010, in order to efficiently administer and maximize the value of the loans and participations that were purportedly participated to RACERS 2007-A, parties in interest, including LBHI, LCPI, LBI and U.S. Bank agreed to modify the transaction documents related to the RACERS Trusts and to replace U.S. Bank with LBHI as the indenture trustee, owner trustee, custodian, administrator and paying agent for the RACERS Trusts. In addition, the parties deemed LCPI to be the owner of the loans and participations at issue and authorized LCPI to administer such assets. All parties reserved all rights with respect to the proceeds of the loans and participations.

(iii)        Claims Filed Against the Debtors on Behalf of the RACERS Trusts

U.S. Bank, as trustee of the RACERS Trusts, filed proofs of claim (the “RACERS Claims”) against each of LBSF, LBHI and LCPI. The RACERS Claims, after excluding immaterial claims for fees and expenses, aggregate in excess of $30 billion.

In evaluating the various RACERS Claims, the Debtors and the Creditors’ Committee reviewed whether the transfer of assets pursuant to the RACERS Participation Agreement should be characterized as a sale or a secured financing, and if such transfer was a secured financing whether the RACERS A Trust perfected its security interest. In addition, the Debtors considered whether the perfection or the transfer was avoidable pursuant to the Bankruptcy Code, as the RACERS A Trust perfected its security interest only three days prior to LCPI’s Commencement Date. The Debtors reviewed each of the underlying agreements, including the purported guarantee issued by LBHI and the swap agreements entered into by LBSF, to determine whether the agreements were valid and enforceable obligations of such

Debtors. Parties have asserted opposing views as to whether and the amount by which the RACERS Claims asserted by the (i) RACERS A Trust against LBSF and LBHI should be reduced by any recoveries the RACERS A Trust may receive from LCPI either as a result of a secured or unsecured claim and (ii) RACERS MM Trust should be reduced in connection with any recoveries the RACERS MM Trust ultimately may receive from the RACERS A Trust on account of the Variable Funding Note.

The Allowed amounts of the RACERS Claims against the Debtors are part of the settlement and compromise included in the Plan. See section X.B.4 hereof for a description of the Allowed amount and treatment of such Claims.

J.       Avoidance Actions

Pursuant to sections 546 and 549 of the Bankruptcy Code the Debtors had two years from the Commencement Date to commence actions under sections 544, 545, 547, 548, 549, 550 and 553 of the Bankruptcy Code to seek to avoid certain payments or transfers of their interests in property made prior to the Commencement Date (“Avoidance Actions”). The Debtors, together with the Creditors’ Committee, diligently investigated thousands of transactions to determine whether any potentially avoidable transfers existed.

In instances where the Debtors required additional time to investigate whether a transfer is avoidable, or to negotiate a settlement of a potentially avoidable transfer with the transferee, the Debtors requested an agreement from the recipients tolling the statute of limitations for the commencement of Avoidance Actions. The Debtors entered into tolling agreements with more than 4,100 parties, including the vast majority of the Debtors’ Affiliates, including the Foreign Debtors. Certain Affiliate Claims among the Debtors and the Debtor-Controlled Entities may be subject to avoidance actions. The Debtors continue to investigate such Claims.

A number of parties either did not respond to the Debtors’ request or refused to enter into tolling agreements with the Debtors. To prevent the loss of avoidance causes of action prior to the expiration of the applicable statute of limitations periods, on September 15, 2010 and periodically thereafter, the Debtors filed approximately 58 avoidance actions naming more than 445 defendants (the “Avoidance Actions”).

The Bankruptcy Court has entered an order staying all activity in the Avoidance Actions so that the Debtors could pursue alternative means to resolve their claims against the defendants. The stay will expire on or about January 20, 2012. The stay may be lifted by either (i) the filing of a notice by the Debtors (after consultation with the Creditors’ Committee) or such other entity that may be authorized to prosecute the action indicating that there is good cause for the stay to be modified, or (ii) on application to the Bankruptcy Court by a defendant in an Avoidance Action, for good cause.

K.      Statements in Response to Certain Objections

The statements set forth below in this subsection IV.K. have been incorporated herein in response to the objections to this Disclosure Statement filed by Centerbridge Credit Advisors LLC, Anchorage Capital Group, L.L.C., Monarch Alternative Capital LP, and Danske

Bank A/S London Branch (with respect to section 1 only) (collectively, the “Objectors”) for additional information.

1.        Transfers of Securitization Structures’ Securities

As discussed in section IV.I. herein, prior to its chapter 11 case, LCPI sold or participated portions of certain real estate and commercial loans and, in some cases, equity positions to various Securitization Issuers, including SASCO 2008-C2, Spruce, Verano and Pine. The Securitization Issuers, in turn, issued securities (comprised of both notes evidencing debt of the Securitization Issuers and equity interests in the Securitization Issuers) secured by the underlying assets (or the Securitization Issuers’ interests therein) and the proceeds therefrom (the “Notes”).

Since LCPI held substantial assets, between June 2008 and August 2008, LBI caused LCPI to transfer billions of dollars in collateral in the form of the Notes to cover JPMorgan’s risk-based margin requirements for LBI. LCPI, however, did not have any direct obligations to JPMorgan. JPMorgan was, therefore, concerned that LCPI, which was not in privity of contract with JPMorgan and had no direct obligations to JPMorgan (and not LBI or LBHI, each of which was in privity of contract) was posting the collateral with JPMorgan. Accordingly, to alleviate JPMorgan’s concerns, beginning in August 2008, LCPI transferred the Notes to LBHI and JPMorgan obtained a guaranty from LBHI for LBI’s obligations. LBHI subsequently pledged some of the Notes to JPMorgan and, upon information and belief, sold the others and transferred the proceeds from the sale of those Notes to JPMorgan, in each case to secure its guaranty obligations.

In exchange, LCPI received a reduction in the amount of its outstanding unsecured intercompany obligations to LBHI corresponding to the face amount of the Notes. The Objectors allege that, at the time of the transactions, the Notes were worth par (or close thereto) while the unsecured intercompany claims against LCPI were worth significantly less than their stated amount because LCPI was insolvent. As a result, by reducing its intercompany claim by the full face value of the Notes, such Objectors allege, LBHI received a preference, pursuant to section 547 of the Bankruptcy Code, in the amount of the difference between the value of the Notes and the actual, discounted value of the cancelled intercompany claims.

The Debtors dispute these allegations and assert that such transfers do not constitute preferential transfers. It is the Debtors’ position that there are many defenses under section 547(c) of the Bankruptcy Code or otherwise that are available to defeat any attempted avoidance action. In addition, based upon the information available and the Examiner’s Report, there are significant avoidance actions that may be asserted by LBHI against LCPI based upon the encumbered status of Notes transferred and the true value of the Notes.

2.        Capital Contributions

During the several months prior to LCPI’s chapter 11 filing, LCPI received multiple capital infusions from its parent, LBI. For example, LBI made two capital infusions for the benefit of LCPI (the “Capital Infusions”) — one in July 2008 in the amount of $275 million and one in August 2008 in the amount of $900 million. LCPI did not record the Capital

Infusions as “assets” on its books and records. Instead, LBI transferred the cash in connection with the Capital Infusions to LBHI, which received the cash on LCPI’s behalf. The transfers to LBHI were recorded as satisfying part of LCPI’s intercompany obligations to LBHI in the amount of the Capital Infusions.

The Objectors assert that these transfers were preferential transfers satisfying each of the requirements of section 547 of the Bankruptcy Code. The Debtors dispute these allegations and assert that there are many defenses available under section 547(c) or otherwise that may be available to defeat any attempted avoidance action, particularly with respect to earmarked funds as to which LCPI never had control. In addition, LBHI may have Claims against LCPI based on these transactions.

3.        Intercompany-Only Repurchase Transactions

As discussed in greater detail in section VIII herein, Intercompany-Only Repurchase Transactions with a Face Amount (as both terms are defined in section VIII) of $2.25 billion are secured by perfected or otherwise unavoidable security interests/liens in the related assets. LCPI was entitled to exercise remedial rights to possess and control the particular assets. However, as of December 31, 2010, LCPI has not taken possession of the assets from LBHI (or in the case of real estate owned (“REO”), a subsidiary of LBHI established to hold the REO) of approximately $1.05 billion, of which $560 million relates to the fair value of the assets as of such date and approximately $494 million relates to cash collected by LBHI arising from the assets between LBHI’s Commencement Date and December 31, 2010. The deficiency claim related to these transactions is approximately $169 million, and was calculated using a combination of an internal analysis of the decline in real estate values subsequent to August 31, 2008 (the last valuation of assets performed by Lehman) and an analysis of Commercial Real Estate ETF’s and other REIT market indices subsequent to August 31, 2008 through the default date of the repurchase transactions on September 15, 2008.

The Objectors have raised issues regarding why LBHI continues to hold these assets and why LCPI did not take possession of the assets sooner. LBHI only holds these assets for operational, administrative, and bookkeeping purposes in order to facilitate the Debtors’ management of the assets without significant disruption. LCPI is treated as the economic owner of the assets and LAMCO has been managing the assets for the direct benefit of LCPI. The underlying assets involved in the repurchase transactions vary from first lien commercial mortgage loans and residential mortgage loans to equity positions and involve hundreds of assets at LBHI and its Debtor-Controlled Entities, ALI and PAMI. The transfer of these assets, specifically the equity positions owned by PAMI, would be operationally costly and burdensome to effectuate and might be detrimental due to default provisions and/or acceleration provisions within joint venture and other agreements.

The Objectors assert that LCPI is entitled to a $1.2 billion super priority administrative expense claim or, at worst, a $1.2 billion general unsecured claim in respect of the diminution in value of the assets during the pendency of the cases. The decline in value of the assets is not attributable to the fact that they continued to be accounted for by LBHI, but resulted from prevailing market conditions. The Debtors do not believe there is a basis for LCPI to assert a claim for adequate protection against LBHI. The Debtors’ calculation of LCPI’s unsecured deficiency claim is appropriate because, under the relevant provisions of the Bankruptcy Code, the deficiency claim is to be calculated as of September 15, 2008. Consequently, the Debtors do not believe that LCPI has a claim against LBHI for the $1.2 billion diminution in value of the assets.

As set forth in section VIII herein, certain Intercompany-Only Repurchase Transactions with a face amount of approximately $1.85 billion result in LCPI having general unsecured claims against LBHI because of LCPI’s failure to properly perfect the asserted security interests/liens as to a portion of the subject assets.

4.        Allocation of Costs and Expenses

In the context of negotiations with creditors, the Debtors agreed that it is appropriate for LBHI to bear a portion of the expenses associated with derivative claims resolution as substantially all have related guaranty claims against LBHI. As to other costs and expenses, all of the Debtors will be parties to the Debtor Allocation Agreement and will share in the allocation of administrative expenses as appropriate. More information regarding the allocation of costs and expense of the Debtors is set forth in section X.B.4.c.—“Allocation of Costs and Expenses of the Debtors” hereof.

5.        LBHI’s Purchase of Bankhaus’ Interests in Notes

As discussed in section IV.F.4.b.—“Settlement Negotiations with Foreign Debtors,” and Exhibit 14A attached hereto, the Debtors agreed, as part of the Bankhaus Claims Settlement Agreement, to purchase from Bankhaus Purchased Notes (as that term is defined in Exhibit 14A) issued by certain Securitization Issuers. As described in the motion to approve the Purchased Notes agreements [Docket No. 14743], the Debtors concluded that it was more appropriate for LBHI, rather than LCPI, to purchase the Purchased Notes because the sale of the Purchased Notes directly impacted the claim that Bankhaus holds against LBHI (the “SCA Claim”) based on the Security & Collateral Agreement between LBHI and Bankhaus, dated August 15, 2002 (the “SCA”). In summary, pursuant to the SCA, LBHI agreed to post cash collateral to Bankhaus in respect of any losses suffered by Bankhaus if either an asset decreases in value below a certain level, or a borrower under a note held by Bankhaus fails to make a payment when due and payable. The Purchased Notes were among the assets covered by the SCA. Accordingly, a portion of the SCA Claim related to the Purchased Notes and arose from the shortfall in value that Bankhaus suffered on account of such notes. As this shortfall increased, that portion of the SCA Claim that related to the Purchased Notes increased, and vice-versa. Thus, there was a pre-existing correlation between the Purchased Notes and LBHI’s liabilities. No similar relationship or connection existed between LCPI and said notes.

In addition to the strategic benefit of ownership of the Purchased Notes, LBHI was able to fix the amount of the portion of the SCA Claim relating to the Purchased Notes and mitigate its liability to Bankhaus on account of the SCA Claim by any increase in the value of the Purchased Notes in excess of the purchase price. For all these reasons, the Debtors concluded that it was appropriate for LBHI, rather than LCPI, to purchase the Purchased Notes. LCPI, as a result of its holding of notes and interests in Spruce, Verano and SASCO 2008-C2, will, nonetheless, realize the benefits resulting from it and LBHI having obtained 100% control of the capital structures of those Securitization Issuers. More information regarding LBHI’s purchase of Bankhaus’ interests in the Purchased Notes is set forth in Exhibit 14A, attached hereto.

6.        Sales or Financings and Perfection of Liens

The Debtors have analyzed whether the transfers of assets into Pine, Spruce, Verano, SASCO 2008-C2, and the RACERS Trusts were sales or financings and whether, if they were not sales, appropriate steps were taken to perfect a security interest. In each case, other than the RACERS Trusts, the Debtors concluded that the transfers had the attributes of true sales, and that in any case, timely steps were taken to perfect a security interest, so that the applicable trust had an unavoidable perfected security interest in the relevant assets. More information regarding this analysis in relation to the RACERS Trusts is set forth in section IV.I.b.— “The RACERS Transactions” hereof.

V.	CLAIMS FILED AGAINST THE DEBTORS

A.        Schedules and Statements

Due to the unprecedented size of the Chapter 11 Cases and the complexity of the Debtors’ businesses, composing the Schedules of Assets and Liabilities, Schedules of Current Income and Expenditure, Schedules of Executory Contracts and Leases (the “Schedules”), and Statements of Financial Affairs (collectively, the “Schedules and Statements”) was an enormous task. The Schedules reflect all of the Debtors’ known liabilities at the time of preparation based on the books and records available at that time. The Debtors initially filed their Schedules and Statements on March 12, 2009 (the Schedules and Statements of certain later filed Debtors were initially filed on later dates).8 The Debtors amended the Schedules on June 15, 2009. LBHI further amended its Schedules on August 5, 2011 to account for certain debt securities issued by LBHI. The Debtors reserve the right to amend their Schedules and Statements during the remaining pendency of the Chapter 11 Cases.

B.       Claims Bar Date

On July 2, 2009, the Bankruptcy Court entered an order (the “Bar Date Order”), establishing September 22, 2009 as the deadline (the “Bar Date”) for filing proofs of claim against any of the Debtors (other than Merit LLC, LB Somerset LLC and LB Preferred Somerset LLC) in the Chapter 11 Cases. Due to the anticipated large volume, amount and the complicated nature of the Claims that would be filed, the Debtors determined that modified and/or supplementary claim filing procedures were required in certain circumstances. Therefore, the Debtors (i) created a detailed questionnaire for claims based on Derivative Contracts and (ii) created a separate detailed questionnaire for Guarantee Claims. Claimants filing Claims based on Derivative Contacts and Guarantee Claims were required to complete and submit the applicable questionnaires pursuant to the procedures established in the Bar Date Order on a dedicated website. The Bar Date Order established October 22, 2009 as the deadline (the

8         Merit LLC, LB Somerset LLC and LB Preferred Somerset LLC filed their petitions on December 14, 2009 and December 22, 2009, respectively. Statements and Schedules for these Debtors were filed on February 12, 2010.

“Questionnaire Deadline”) for the filing of derivative questionnaires and guarantee questionnaires. The Bar Date for Merit LLC, LB Somerset LLC and LB Preferred Somerset LLC was June 11, 2010.

Furthermore, as an accommodation to holders of certain securities issued by LBHI and its Affiliates, the Debtors established alternative and streamlined Claim filing procedures. The Bar Date Order established November 2, 2009 as the deadline (the “Securities Programs Bar Date”) for filing proofs of claim against any of the Debtors in the Chapter 11 Cases based on certain notes (i) issued by LBHI and its Affiliates to retail investors located outside of the United States and (ii) included on a list published on www.lehman-docket.com on July 17, 2009 (the “Lehman Programs Securities”).

Over 67,000 proofs of claim asserting Claims against the Debtors have been filed with the Claims Agent appointed by the Bankruptcy Court. The aggregate amount of Claims filed is approximately $1.2 trillion, including duplicate claims and estimated amounts for unliquidated claims. The Debtors currently are reviewing, analyzing, and reconciling the filed Claims and, where appropriate, objecting to claims. Rejection damages Claims associated with executory contracts and unexpired leases that are pending rejection have not yet been asserted or required to be asserted, therefore the amount of filed claims could continue to increase.

The Debtors have filed one hundred eighty-four omnibus objections to proofs of claim. These objections have resulted in the voluntary withdrawal, reduction, reclassification, disallowance or expungement of approximately 25,000 claims in the aggregate amount of approximately $269 billion. The Debtors anticipate filing additional objections addressing a substantial portion of the remaining filed proofs of claim. If the Debtors do not object to a proof of claim by the deadline established in the Plan, the Claim asserted therein will be deemed Allowed and will be treated pursuant to the Plan.

The Debtors may seek to negotiate and settle disputes as to proofs of claim as an alternative to filing objections to the proofs of claim. To that end, the Debtors have established alternative dispute resolution procedures to facilitate the negotiations and settlement of Claims. Such procedures are intended to avoid expensive and time intensive litigation of Claims and undue delay in the administration of the Chapter 11 Cases.

Annexed hereto as Exhibit 6 is additional information regarding the number and amount of Claims filed against the Debtors. The Debtors estimate that the aggregate amount of Claims that will ultimately be Allowed against the Debtors is approximately $362 billion. The estimate of Allowed Claims against each Debtor is set forth on Exhibit 6 annexed hereto.

Unless otherwise noted, the Debtors have utilized the exchange rates set forth on Exhibit 15 annexed hereto in the calculations of amounts owed by and to the Debtors.

C.       Validity and Enforceability of Guarantee Claims

In the aggregate approximately (a) $315 billion of Guarantee Claims were filed against LBHI by its Affiliates and (b) $255 billion of Guarantee Claims were filed against LBHI by third-parties that are not Affiliates of the Debtors (“Third-Party Guarantee Claims”), in each case including estimated amounts for Claims filed in unliquidated amounts. Guarantee Claims filed by Affiliates consist largely of Claims asserted against LBHI based on (i) a purported guarantee of a specific transaction that an Affiliate entered into with another Affiliate; (ii) LBHI’s purported guarantee of all of the obligations of certain of its subsidiaries (such subsidiaries, the “Guaranteed Subsidiaries”) pursuant to resolutions adopted pursuant to a Unanimous Written Consent of the Executive Committee of the Board of Lehman Brothers Holdings Inc. (the “Guarantee Resolutions”) or (iii) a purported guarantee by LBHI of net worth or asset values.

The Debtors are reviewing each of the Guarantee Claims and considering the circumstances surrounding the entry into the underlying contract or obligation, including whether: (i) the guarantees are valid and enforceable contracts; (ii) the guarantees were properly executed by the appropriate parties; (iii) the claimant was an express or intended beneficiary; (iv) the claimant actually relied upon the guarantee at the time that it transacted business with the primary obligor; and (v) the guarantee is avoidable under chapter 5 of the Bankruptcy Code. With respect to Guarantee Claims based on the Guarantee Resolutions, the Debtors also considered, among other things, whether (a) the Guarantee Resolutions constitute guarantees or contracts between LBHI and the Guaranteed Subsidiaries; (b) the claimant had actual knowledge of the Guarantee Resolutions at the time it transacted with the Guaranteed Subsidiary and (c) additional documentation was required to create an enforceable guarantee.

The Debtors have significant defenses to the enforceability of many of the asserted Guarantee Claims. Evaluation of each Guarantee Claim requires extensive fact-intensive investigation and analysis and could result in substantial discovery among the parties and likely active litigation.9

D.       Valuation of Structured Securities Claims

Lehman issued a significant amount of securities to investors through LBHI and its Foreign Affiliates, including certain (i) structured notes issued by LBT (“LBT Issued Notes”), (ii) certificates and warrants issued by LBSN (the “LBSN Certificates and Warrants”), (iii) structured notes issued by LBHI (the “LBHI Structured Notes”), (iv) structured notes issued by Bankhaus (the “Bankhaus Structured Notes”), (v) structured securities issued by Lehman Brothers (Luxembourg) Equity Finance S.A. (the “LB Lux Structured Securities”) and (vi) certificates issued by Lehman Brothers Finance S.A. (the “LB Finance Structured Securities”, and collectively with the LBT Issued Notes, the LBSN Certificates and Warrants, the LBHI Structured Notes, the Bankhaus Structured Notes and the LB Lux Structured Securities, the “Structured Securities”). LBT, LBSN, Bankhaus, LBHI, LB Lux and Lehman Brothers Finance S.A. are collectively referred to herein as the “Structured Securities Issuers.”

Many of these Structured Securities were issued as part of the European Medium Term Note Program. These Structured Securities predominately provide that the return at maturity and/or the payment of interest is derived from or linked to the performance of an underlying asset or groups of assets including global indices, single stocks, currencies, interest rates, and various credit derivative instruments and baskets thereof. In some instances principal

9        The Debtors’ estimates of the claims will ultimately be allowed, and the assumptions underlying such estimates, are set forth in Exhibit 6 of the Disclosure Statement.

and/or interest due under such Structured Securities may be partially or wholly “protected.” The Structured Securities Issuers generally transferred the proceeds of such issuances to LBHI and have asserted a claim against LBHI for such amounts. A large number of holders of securities issued by Structured Securities Issuers filed claims against LBHI based on its purported guarantee of the Structured Securities (or based directly on the securities in the case of LBHI Structured Notes).

LBHI filed a Form 8-K (the “October 29th 8K”) on October 29, 2010 which sets forth the methodology it intended to use for determining the allowed amount of Guarantee Claims filed against it as the alleged guarantor of the LBT Issued Notes. The methodologies were developed in consultation with the court-appointed administrators of LBT, various individuals and groups of creditors that hold claims against LBHI based on LBT Issued Notes, and the Creditors’ Committee. The Debtors also posted to www.lehman-docket.com a list containing the proposed maximum valuation for each LBT Issued Note in accordance with such valuation methodologies and principles.

Based on input from holders of Structured Securities, administrators of the estates of the Structured Securities Issuers and the Creditors’ Committee, LBHI modified the methodologies described in the October 29th 8K. The Structured Securities Valuation Methodologies represent a negotiated resolution of the valuation methodologies initially proposed by the Debtors and the methodologies proposed by various creditors.

Since many of the Structured Securities are similar in nature to the LBT Issued Notes, LBHI will apply the valuation methodologies, as revised, to similar structured securities issued by LBSN, LBHI, Bankhaus, LBF and LB Lux. A description of the valuation methodologies for the Structured Notes is set forth on Exhibit 11 annexed hereto (the “Structured Securities Valuation Methodologies”).10 The Structured Securities Valuation Methodologies were utilized to calculate the maximum allowable claim amounts for each Structured Security. The maximum allowable claim amounts for the Structured Securities were posted on www.lehman-docket.com on January 25, 2011. The Debtors will re-publish the maximum allowable claim amounts for each Structured Security incorporating a modification to the Structured Securities Valuation Methodologies to convert amounts owed on account of Structured Securities denominated in foreign currencies to U.S. Dollars using the exchange rates in effect on September 15, 2008 and set forth on Exhibit 15 hereto.

Because many of the Structured Securities do not have an indenture trustee that filed a global proof of claim on behalf of a class of individual note holders, individual record and beneficial holders have filed Claims against the Debtors based on Structured Securities. More than 21,000 Claims asserting claims of approximately $55 billion were filed against the Debtors

10        Nothing herein shall be construed to (i) characterize the Structured Securities as “securities contracts” or “swap agreements” under the Bankruptcy Code, (ii) modify or pertain to the terms of any over-the-counter derivatives or similar contract between LBHI or any of its Affiliates and any other person; or (iii) limit or otherwise modify the application of Section 562 of the Bankruptcy Code to such over-the-counter derivatives or similar contracts. The Structured Securities Methodology has been developed by LBHI solely for the purpose of determining the Allowed Claims based on valid and timely filed proofs of claim solely for the purposes of voting and Distributions under the Plan.

based on Structured Securities. Due to the complexity and idiosyncratic nature of many of the Structured Securities, the filed Claims assert incorrect amounts. In order to efficiently administer and reconcile these Claims, the Debtors established procedures for the determination of the allowed amount of the claims for the purposes of voting and distributions under the Plan (the “Structured Securities Procedures”). On August 10, 2011, the Bankruptcy Court approved the Structured Securities Procedures. The Structured Securities Procedures provide that (i) the Debtors will provide individualized notices to each holder of a claim based on a Structured Security that sets forth the Debtors’ proposed allowed claim amount for such claim calculated in accordance with the Structured Securities Valuation Methodologies, (ii) claimants will have an opportunity to respond and dispute such proposed amount and (iii) disputes regarding such claim amounts, that are not otherwise settled, may utilize the court-approved alternative dispute resolution procedures. The Debtors estimate that the Structured Securities Claims will be Allowed in the aggregate amount of approximately $37 billion. This amount is subject to revision as the Debtors obtain additional information regarding the valuation of certain of the Structured Securities. The global proof of claim filed by Wilmington Trust Company as indenture trustee on behalf of the holders of securities issued by LBHI under the Indenture, dated September 1, 1987, including the holders of certain LBHI Structured Notes (Claim No. 10082), is expressly excluded from the Structured Securities Procedures. The Debtors intend to negotiate the allowed claim amount of that Claim with Wilmington Trust Company directly.

On August 6, 2011, the Creditors’ Committee filed a statement regarding the Structured Securities Procedures. This statement was also published on www.lehman-docket.com. The Creditors’ Committee recommends that LBHI creditors read this statement.

E.       Claims Based on Derivatives Contracts

1.        Derivatives Framework

Over a period of several months, the Debtors have engaged in negotiations and participated in discussions with thirteen (13) of their largest derivatives counterparties (the “Big Bank Counterparties”) regarding their derivatives claims and certain derivatives guarantee claims against the Debtors (collectively, the “Derivatives Claims”). After an in-depth review and analysis of the Derivatives Claims, the Debtors proposed a common settlement approach for the allowance of the Derivatives Claims of the Big Bank Counterparties pursuant to standardized, uniform and transparent principles and methodologies (the “Derivatives Framework”). The Derivatives Framework establishes:

(i)      common dates and times for calculation of mid market values;

(ii)      a uniform approach to portfolio aggregation to derive groups of netted exposures; and

(iii)      a methodology for the calculation of allowable additional charges.

The Debtors also exchanged information with and considered the comments of the Big Bank Counterparties regarding the Derivatives Framework. The finalized Derivatives Framework, posted on the Debtors’ website www.lehman-docket.com, reflects certain modifications and adjustments incorporated by the Debtors based upon their negotiations with the Big Bank Counterparties that engaged with the Debtors.

The Debtors proposed a settlement amount for the allowance of the asserted Derivatives Claims for each of the Big Bank Counterparties calculated pursuant to the Derivatives Framework (the “Proposed Framework Values”). The Big Bank Counterparties disagreed with certain tenets of the Derivatives Framework and asserted that their Claims should be Allowed in amounts in excess of the Proposed Framework Values, including on the basis that the Derivatives Framework applies uniformly to all of their asserted Claims and not to other Derivatives Claims of other parties. Following negotiations between the Debtors and the Big Bank Counterparties, the Debtors and certain Big Bank Counterparties agreed to settle their disputes and avoid protracted litigation and, subject to documentation, the Debtors proposed to Allow the Derivatives Claims of all Big Bank Counterparties in amounts equal to the Proposed Framework Values plus an additional 11.25% (the “Modified Framework Values”).

Given the developments with the Big Bank Counterparties, and the success the Debtors have had settling Derivative Claims with parties other than the Big Bank Counterparties, the Debtors determined not to pursue a motion to apply the Derivatives Framework to all parties that have asserted Derivatives Claims against the Debtors as contemplated by the Debtors’ First Amended Chapter 11 Plan and Disclosure Statement filed on January 25, 2011 [Docket Nos. 14150 and 14151]. If a Big Bank Counterparty does not accept the Debtors’ settlement proposal, the Debtors intend to vigorously contest such counterparty’s Derivatives Claims and intend to seek to reduce such claims to amounts lower than those proposed in the Derivatives Framework for purposes of voting on or establishing distribution reserves with respect to the Plan.

2.        Estimate of Allowed Derivatives Claims

The Debtors have entered into settlement agreements with 8 Big Bank Counterparties at the Modified Framework Values. These settlement agreements settled approximately $9.6 billion of asserted Claims against the Participating Subsidiary Debtors and the corresponding guarantees Claims against LBHI for approximately $6.2 billion of Allowed Claims and the corresponding guarantee Claim for the same amount of Allowed Claims against LBHI. Each of the settling Big Bank Counterparties is entitled to most favored treatment protection from the Debtors in the event the Debtors later settle with one of the non-settling Big Bank Counterparties under certain circumstances that deviate from the Derivatives Framework and Modified Framework Values in a manner more favorable to the non-settling Big Bank Counterparty. Taking into account the aggregate amount of Derivatives Claims of the Big Bank Counterparties at the Modified Framework Values, the Debtors estimate that the aggregate amount of claims of the approximately top 30 major financial institutions (including the Big Bank Counterparties) that ultimately would be allowed against the Debtors, primarily LBSF with corresponding guarantee claims against LBHI, would be approximately $10.3 billion.

There can be no assurance that the estimated amounts of Derivatives Claims are correct. The actual allowed amounts of such claims may differ from the Debtors’ estimates. The Debtors’ estimates of claims that will be allowed are subject to various risks, uncertainties and assumptions. Should one or more of these risks or uncertainties materialize or should underlying varying assumptions prove incorrect, the actual allowed amounts of Derivatives Claims may vary significantly from the projected estimates.

F.       Residential Mortgage Loan Representation/Warranty Claims

Prior to the Commencement Date, the Debtors were active participants in the market for the repackaging of individual residential mortgage loans into mortgage-backed securities. The Debtors either originated residential mortgage loans through their subsidiaries or acquired residential mortgage loans from third party originators with the intent either to deposit the loans into special purpose entities established to issue securities secured by pools of mortgage loans or to hold them for the Debtors’ own accounts. The loan purchase and sale agreements (“Loan Purchase and Sale Agreements”) pursuant to which the Debtors sold the residential mortgage loans into securitizations or to third parties in many cases include various representations and warranties regarding the nature of the loans, borrowers, properties and other matters. The Loan Purchase and Sale Agreements also provide that if any loan does not comply with the representations and warranties, the Debtors are obligated to repurchase the loan at the initial purchase price or, if a loss has been sustained, indemnify the purchaser for any loss suffered as a result of purchasing such loan, including any expenses incurred from liquidation of such loan. The Loan Purchase and Sale Agreements pursuant to which the Debtors acquired many residential mortgage loans also include similar representations and warranties regarding the nature of the loans and similar repurchase obligations on the part of the originator for the benefit of the Debtors.

Parties have filed approximately 1,100 Claims in connection with the Debtors’ obligations to repurchase mortgage loans or indemnify the purchasers for losses sustained resulting from breaches of representations, warranties or covenants included in the Loan Purchase and Sale Agreements. These Claims were mostly filed against LBHI and SASCO, asserting claims of more than $73 billion in the aggregate, not including amounts that may result from contingent claims.

Based on the Debtors review of claims to date, and the Debtors’ knowledge regarding the success rate of asserted repurchase and indemnity claims in the market, the Debtors estimate that the amount of Allowed Claims based on the Debtors’ repurchase and indemnity obligations for residential mortgage loans could ultimately be approximately $10.4 billion. The process by which the Debtors estimate valid claims includes filing motions to disqualify those claims where the claimant has submitted insufficient information, frivolous or duplicative claims, or the claimant is either nonresponsive to requests for supporting documentation or unable to provide sufficient documentation. To arrive at their estimate, the Debtors utilized their past experience analyzing and identifying the rates at which claims asserting breaches of representations and warranties have been validated. Based upon the current review of supporting documentation and interactions with claimants, the process is expected to eliminate a substantial number and dollar amount of claims.

G.       Claims of Federal Home Loan Mortgage Corporation and the Federal National Mortgage Association

The Federal Home Loan Mortgage Corporation (“Freddie Mac”) filed a Claim (Claim No. 33568) against LBHI for approximately $1.2 billion based on loans from Freddie Mac to LBHI (the “Freddie Mac Claim”). Freddie Mac asserted that such claim is entitled to be treated as a priority claim under 12 U.S.C. 4617(b)(15)(D). The Debtors intend to challenge and dispute that such claim is entitled to be treated as a priority claim. Notwithstanding anything in this Section V.G. or in the Plan to the contrary, nothing herein or in the Plan or the order confirming the Plan shall have any impact on the validity or classification of the Freddie Mac Claim or the right of Freddie Mac to assert that the Freddie Mac Claim is entitled to be treated as a priority claim based on the rights, powers, and privileges of the Federal Housing Finance Agency (“FHFA”), in its statutory capacity as the Conservator of Freddie Mac, under the Housing and Economic Recovery Act of 2008, 12 U.S.C. § 4501 et seq. (2008) (“HERA”), and all rights of Freddie Mac and FHFA are fully preserved in that regard. In addition, Freddie Mac and FHFA assert that nothing herein or in the Plan or the order confirming the Plan can affect, limit, enjoin or otherwise prejudice FHFA’s rights, powers, and privileges under HERA as conservator of Freddie Mac.

The Federal National Mortgage Association (“Fannie Mae” ) filed Claims (Claim No. 29557) against LBHI for an aggregate amount of approximately $19 billion based on Claims arising under certain mortgage selling and servicing contracts, sale and servicing agreements, ISDA Master Agreement and guaranty and under certain securities laws (the “Fannie Mae Claims”). Fannie Mae initially asserted that such claims are entitled to be treated as priority claims under 12 U.S.C. 4617(b)(15)(D). During the pendency of the Chapter 11 Cases, Fannie Mae has conducted certain investigations in respect of the Fannie Mae Claims in connection with the asserted priority of such claims under 12 U.S.C. 4617(b)(15)(D). To date, Fannie Mae has determined that it will not assert such priority with respect to approximately $16 billion of such claims and is continuing its due diligence and investigation of the facts, circumstances and documentation related to the priority of the balance of such claims in the approximate amount of $2.7 billion and has not yet determined whether it will pursue such priority in respect of such remaining claims. The Debtors intend to challenge and dispute that any amount of the Fannie Mae Claims is entitled to be treated as a priority claim. Notwithstanding anything in this Section V.G. or in the Plan to the contrary, nothing herein or in the Plan or the order confirming the Plan shall have any impact on the validity or classification of the Fannie Mae Claims or the right of Fannie Mae to assert that such remaining portion of the Fannie Mae Claims are entitled to be treated as priority claims based on the rights, powers, and privileges of the FHFA, in its statutory capacity as the Conservator of Fannie Mae, HERA, and all rights of Fannie Mae and FHFA are fully preserved in that regard. In addition, Fannie Mae and FHFA assert that nothing herein or in the Plan or the order confirming the Plan can affect, limit, enjoin or otherwise prejudice FHFA’s rights, powers, and privileges under HERA as conservator of Fannie Mae.

VI.	DEBTORS’ RELATIONSHIP WITH LEHMAN BROTHERS INC.

Due to the intertwined nature of the Debtors’ businesses and LBI’s business prior to the Commencement Date, the Debtors and LBI have asserted significant Claims against each other. The Debtors filed Claims against LBI (i) as “customers” as such term is defined in SIPA and (ii) as general unsecured creditors of LBI. LBI is still reviewing its Claims, and therefore, the Debtors are not able to estimate the recoveries on these Claims. Certain of the Debtors’ Claims against LBI may be subject to subordination agreements entered into prior to the Commencement Date with LBI. Therefore, as to certain of the Claims, the Debtors will likely only receive a minimal recovery, if any.

VII.	CERTAIN TRANSACTIONS/RELATIONSHIPS WITH LBIE

LBIE was Lehman’s European registered broker/dealer based in the United Kingdom. LBIE offered a variety of security brokerage services to third parties as well as to various Lehman entities involved in European transactions. LBIE was placed into administration in the United Kingdom on September 15, 2008. In connection with the administration of LBIE, the Joint Administrators of LBIE have obtained certain rulings from the English High Court regarding rights and ownership of certain assets held by LBIE to which other Affiliates, including certain Debtors, claim an interest. The material proceedings are summarized below.

(i) The English High Court rendered a decision in favor of the Joint Administrators of LBIE, finding that LBIE owns the securities that are subject to the RASCALS (Regulation and Administration of Safe Custody And Global Settlement) arrangement. All Affiliates which were a party to the proceedings, with the exception of LBI and LBSF, have filed appeals from the RASCALS decision. The appeals are pending.

(ii) LBIE is seeking a determination from the English High Court that it cannot be compelled to apply a lien for the benefit of Affiliates against assets it holds on behalf of other Affiliates. Pursuant to the terms of the custodial arrangement with LBIE, the Debtors have notified LBIE that they intend to request that LBIE assert a lien against the assets of other Affiliates in order to satisfy liabilities owed by any such Affiliates to the Debtors. Other Affiliates have similarly requested LBIE take similar actions for their benefit. A determination from the English High Court is pending.

(iii) The English High Court rendered a decision which held that (a) a statutory trust for the benefit of a client comes into existence upon immediate receipt of client money by LBIE; (b) to the extent that there are any identifiable client monies in non-segregated client accounts, these are not part of the client money “pool,” and any claims to them by clients are available only to the extent such claims are permissible in accordance with established tracing principles (the “Pooling Issue”); and (c) it is not permissible to “top-up” the client money pool from assets belonging to LBIE's general estate. The English Court of Appeal reversed the findings on the Pooling Issue so that the client money pool includes client money in all accounts wherever identified, whether in segregated accounts or house accounts. The decision is being appealed to the English Supreme Court.11

VIII.        TREATMENT OF INTERNAL REPURCHASE AGREEMENTS

Historically, LBHI and certain of its subsidiaries regularly entered into repurchase transactions with LCPI in which LCPI was the buyer and employed the assets subject to the

11        Please refer to Exhibit 6 of the Disclosure Statement for the Debtors’ estimates of which claims will ultimately be allowed, which reflect certain assumptions relating to these proceedings.

repurchase agreement to enter into further repurchase transactions with third parties or to obtain secured financing.

Thousands of intercompany repurchase transactions were outstanding as of the Commencement Date. In general, the first leg of the repurchase – the sale of assets at a fixed price to LCPI – had been effectuated but the second leg of the repurchase – the repurchase of the same assets at a fixed price reflecting a financing cost by the applicable seller – had not been completed. Assets that were the subject of repurchase transactions included first lien commercial mortgage loans, residential mortgage loans, commercial real estate mezzanine loans, limited partnership and limited liability company interests, and mortgage servicing rights.

Lehman used its “MTS” system to effectuate these transactions. The MTS System had an automated feature that provided that once an asset was designated as an asset eligible to be financed, the asset automatically became the subject of an overnight repurchase transaction between a Lehman entity and LCPI that renewed each day.

The MTS system recorded the interests of the Lehman entities in the assets involved in the transactions and designated the assets transferred to LCPI as “collateral allocated” to LCPI. As such, each repurchase transaction was treated as a secured financing.

As of the Commencement Date, there were open repurchase transactions between LBHI, as seller, and LCPI, as buyer as to assets that LCPI had not financed with third parties (the “Intercompany-Only Repurchase Transactions”) with an unpaid repurchase price (the “Face Amount”) of approximately $4.1 billion. Roughly the same amount of assets (based on market values included on Lehman’s books and records) was transferred from LBHI to LCPI when these transactions were entered into on September 12, 2008. However, given the market volatility at the time, the transferred assets may have had a lesser value on the date LBHI was obligated to repurchase such assets, which results in a claim of LCPI against LBHI.

Based on the intent of the parties as evidenced by the economic and substantive legal aspects of the Intercompany-Only Repurchase Transaction and applicable legal principles, the Debtors are treating the transactions as secured financings rather than true sales.

For the portion of assets subject to the Intercompany-Only Repurchase Agreement as to which LCPI has a valid and enforceable security interest or lien, LCPI has an Allowed secured claim against LBHI in the amount of the value of the assets, and an Allowed general unsecured deficiency claim against LBHI for the difference between the Face Amount and the value of the assets. Where LCPI failed to perfect its security interest/liens, and LCPI’s security interest is avoidable, LCPI will have only an Allowed general unsecured claim for the Face Amount of the relevant Intercompany-Only Repurchase Transaction.

Intercompany-Only Repurchase Transactions with a Face Amount of $2.25 billion are secured by perfected or otherwise unavoidable security interests/liens in the related assets. LCPI is entitled to exercise remedial rights to possess and control the particular assets. However, as of December 31, 2010, LCPI has not taken possession of the assets but rather has recorded a secured receivable from LBHI (or in the case of real estate owned (“REO”), a subsidiary of LBHI established to hold the REO) of approximately $1.05 billion, of which $560 million relates to the fair value of the assets as of such date and approximately $494 million of such secured receivable relates to cash collected by LBHI arising from the assets between LBHI’s Commencement Date and December 31, 2010. The deficiency claim related to these transactions is approximately $169 million.

Intercompany-Only Repurchase Transactions with a Face Amount of approximately $1.85 billion result in LCPI having general unsecured Claims against LBHI because of LCPI’s failure to properly perfect the asserted security interests/liens as to a portion of the subject assets.

On LCPI’s Commencement Date, LCPI was party to repurchase transactions with ALI and PAMI with a Face Amount of approximately $3 billion. ALI and PAMI as non-Debtors generally would not be able to avoid unperfected interests; accordingly LCPI has recorded secured receivables from ALI and PAMI (or in the case of REO, a subsidiary thereof) of approximately $94 million and $395 million, respectively, representing the fair value of the related assets as of December 31, 2010. LCPI will have deficiency claims against ALI and PAMI in respect of these repurchase transactions in the aggregate amounts of approximately $158 million and $783 million, respectively.

The secured Claim and deficiency amounts set forth above were calculated based on the best available information and are subject to continuous review and adjustments which may be material.

IX.	LAMCO

During the Chapter 11 Cases, LBHI developed, by necessity, an infrastructure for the long-term management of the Debtors’ long-term investments and assets and LBHI’s asset management teams developed the skills required, and an expertise and knowledge base specifically geared to, the management of such long-term investments and distressed assets. The capabilities of LBHI’s asset management team are scalable and transferable to the management of other long-term investment assets for third parties as well. In order to maximize the value of the asset management business, LBHI organized new separate but wholly owned subsidiaries to provide management services to the Debtors and, potentially, to third parties. LAMCO Holdings LLC, and its wholly owned subsidiaries, including LAMCO LLC (collectively, “LAMCO”) currently provide asset management and administration services to the Debtors and, subject to certain restrictions and approvals, may provide services to third parties. The Debtors transferred to LAMCO a majority of LBHI’s asset management employees and certain infrastructure and entered into an asset management agreement with LAMCO. At this time, LAMCO has approximately 300 employees and manages substantially all of the Debtors’ non-cash assets.

LAMCO is permitted, under certain circumstances, including upon the agreement of the Creditors Committee, to enter into agreements to manage assets of third parties for a profit that would inure to the benefit of LAMCO’s equity holder(s), and ultimately to the benefit of all of the stakeholders in the Debtors. Although LBHI is not currently pursuing a strategic relationship with a third party with respect to LAMCO, including the possibility of selling an equity stake in LAMCO to a potential partner, or otherwise entering into mutually beneficial ventures and arrangements with third parties, it has reserved the option to be able to do so in the future.

At the discretion of the board of directors of LBHI following the Effective Date and subject to existing agreements, LAMCO may serve as asset manager for certain assets of each of the Debtors under the Plan. Ownership and ultimate decision making authority with respect to each of the Debtor’s assets after the Effective Date will be vested in the applicable Debtor as provided in section 13.1 of the Plan. On August 17, 2011, the Bankruptcy Court authorized the Debtors to enter into an asset management agreement that anticipates the possible transfer of certain assets to one or more collateralized loan obligation issuers at the discretion of the Debtors. To the extent that any assets of the Debtors are transferred to collateralized loan obligation issuers, these assets will no longer be managed by LAMCO.

X.	SUMMARY OF THE CHAPTER 11 PLAN

The Plan is annexed hereto as Exhibit 1 and forms a part of this Disclosure Statement. The summary of the Plan set forth below is qualified in its entirety by reference to the provisions of the Plan.

A.       Considerations Regarding the Chapter 11 Plan

The terms of the Plan are the result of extended analyses by the Debtors and their advisors as well as numerous conferences and intensive negotiations with multiple interested parties, including individuals and representative groups of both third party creditors and Affiliates of the Debtors, and the Creditors’ Committee. One of the Debtors’ guiding principles in formulating the Plan has been the avoidance of litigation of substantive consolidation and its related issues, the recharacterization of intercompany balances owed to LBHI by Subsidiary Debtors, the Allowed Amount of Affiliate Claims, allocation of costs and expenses among Debtors, and the ownership rights of various Debtors and their Affiliates with respect to certain assets, in order to expedite, in so far as practical, Distributions to holders of Allowed Claims. Prosecution of litigation of the various issues would be costly, complex and time consuming and as well as prolong the Debtors’ Chapter 11 Cases.

Accordingly, the Plan includes a settlement and compromise of such issues that will provide holders of Claims recoveries that reflect the relative risks and benefits of the prosecution of the potential litigation to final judgment. The terms of the compromise and settlement included in the Plan should be considered together as a resolution of all of the Plan Issues. Although litigation regarding the Plan Issues could produce different absolute or relative recoveries from those proposed by the Plan, such litigation would not be finally resolved for many years, delaying and potentially materially eroding the value of ultimate Distributions to all creditors.

B.       Rationale Underlying Plan Treatment of Claims

1.        Description of the Plan and Compromise of Substantive Consolidation and Related Issues

     a.        Substantive Consolidation of the Debtors and Their Affiliates

The most highly controverted legal issue in the Debtors’ Chapter 11 Cases is whether the Debtors and certain or all of their Affiliates should be substantively consolidated (i.e. merged to constitute a single entity of pooled assets and liabilities or be administered as separate distinct independent legal entities). Recoveries to most creditors would vary widely as between the two polar extremes. Certain creditors that would benefit under one of the two extremes have asserted arguments in favor of or against substantive consolidation.

Substantive consolidation is an equitable remedy and would result in the creation of a common pool of assets that all holders of Allowed Claims would share in based upon their respective legal rights. All of the entities in a substantively consolidated group are merged. Other than Secured Claims, intercompany Claims, joint and several liability Claims, guarantee Claims and subsidiary equity or ownership interests are eliminated. Consequently, a creditor of one of the substantively consolidated entities is treated as a creditor of the substantively consolidated entity, and issues of individual corporate ownership of property and individual corporate liability on obligations are no longer pertinent.

Substantive consolidation is a unique equitable remedy and pursuant to legal precedent is to be used sparingly. The proponent of substantive consolidation bears a heavy burden of proof to establish that it would be appropriate to apply the doctrine of substantive consolidation.

In the perspective of the strong convictions of each of the Ad Hoc Group and the Non-Con Plan Proponents as to the applicability of the doctrine and the significant amount of Claims at stake, if either of the Ad Hoc Plan or the Non-Con Plan is pursued, full prosecution of litigation of this issue would result. The litigation would be extremely fact-intensive, consume a substantial amount of money and Distributions to creditors would be significantly delayed. Therefore, the Plan proposes a compromise that would eliminate the necessity of such complex litigation. The Plan does not substantively consolidate the Debtors. However, as to Claims against LBHI, the Plan provides that a portion of the Distributions on Claims that would be eliminated if LBHI and its Affiliates are substantively consolidated is automatically reallocated to holders of claims that would exist following the substantive consolidation and receive a larger recovery in that scenario. As to Claims against the Participating Subsidiary Debtors, the Plan provides that a portion of the Distributions on Claims that would be eliminated or receive a lesser recovery if LBHI and the Participating Subsidiary Debtors were substantively consolidated is also automatically reallocated to holders of Claims against LBHI that would exist following the substantive consolidation and receive a larger recovery in that scenario. The Debtors believe that the compromise included in the Plan balances the risks and provides an equitable solution that is reasonable, fair and efficient means to resolve and avoid the vexatious, multifaceted and protracted litigation and delay that might otherwise occur.

b.        Description of Settlement and Compromise Regarding Substantive Consolidation Included in the Plan

The Plan includes a compromise of substantive consolidation and related issues. The Plan provides for a reallocation of a portion of Distributions from certain classes of creditors that would receive a lower distribution if the Debtors were substantively consolidated to creditors that would benefit from substantive consolidation of the Debtors. The amount of Distributions that are subject to the reallocation in the Plan reflects the joint determination by the Debtors’ and the Creditors’ Committee that there is a material risk that substantive consolidation might be directed if fully litigated. To avoid that risk, a compromise of the issue is appropriate and in the best interests of all economic stakeholders. The Debtors propose a reallocation of a portion of Distributions based upon at least a 20% risk of substantive consolidation.

The Plan provides that a portion of the Distribution to each holder of (i) an Allowed Senior Third-Party Guarantee Claim and Third-Party Guarantee Claim against LBHI and (other than those of the Racers Trusts) (ii) an Allowed General Unsecured Claim (excluding those of the Racers Trusts against LBSF) against each of the Participating Subsidiary Debtors, a General Unsecured Claim of Designated Entities (i.e. the Racers Trusts and Fenway12) against LCPI and an Affiliate Claim (excluding Affiliate Claims of LBHI) against each Participating Subsidiary Debtor (collectively, the “Contributing Classes”), will automatically be reallocated to holders of Senior Unsecured Claims and General Unsecured Claims against LBHI. The portion of Distributions that will be reallocated for each Contributing Class (other than Classes for Claims of Designated Entities) is calculated by using a weighted average of recoveries under two scenarios: (1) estimated recoveries in a plan that does not provide for substantive consolidation of LBHI and the Participating Subsidiary Debtors (“Non-Con Scenario”) and (2) estimated recoveries in a Plan that provides for the substantive consolidation of LBHI and the Participating Subsidiary Debtors (“SubCon Scenario”). To give effect to the settlement of the relative risks of substantive consolidation, the calculations of the recovery amounts in the Non-Con Scenario are weighed at 80% and in the SubCon Scenario are weighed at 20%. The reallocation percentage for each Class is calculated in the following manner: (A) (i) the estimated distribution calculated in accordance with the Non-Con Scenario, minus (ii) the sum of the weighted recoveries calculated in accordance with the Non-Con Scenario and the SubCon Scenario, divided by (B) the estimated amount distributable in accordance with the Plan prior to any reallocation.

For Affiliate Claims against the Participating Subsidiary Debtors and Guarantee Claims for which a Participating Subsidiary Debtor is the primary obligor, the estimated recoveries if LBHI and the Participating Subsidiary Debtors were substantively consolidated would be zero, since such Claims would be eliminated. Therefore, the above calculation provides for a 20% reallocation by holders of such Claims. Holders of General Unsecured Claims against Participating Subsidiary Debtors would receive a distribution under either scenario, therefore, the above mechanism provides for varying reallocation percentages for Claims against the Participating Subsidiary Debtors depending on the estimated Distributions in the two scenarios. Due to the different amount of assets and liabilities of each Participating Subsidiary Debtor, holders of Claims against some Participating Subsidiary Debtors would be

12         The Fenway Claim means the Claim asserted by LBHI in connection with the Fenway transaction, which shall be Allowed in accordance with Section 6.5(h) of the Plan.

more adversely affected by substantive consolidation than others. As to Guarantee Claims for which the primary obligor is an entity other than the Participating Subsidiary Debtors, 20% of the Distributions on account of such Allowed Claims will be reallocated. The applicable percentage that will be reallocated for each Class is set forth on Exhibit 12.

The term Plan Adjustment, as used in the Plan and herein, refers to the pool of cash that is reallocated from holders of Claims in one Class to holders of Claims in another Class. Included in the Plan Adjustment are (i) the amounts calculated in accordance with the preceding two paragraphs, (ii) the Distributions on $1 billion of the Claims of the Racers A Trust against each of LBHI and LBSF, and 20% of the Distribution on the claims of the Racers A Trust against LCPI and (iii) 20% of the Distribution on the claims related to the Fenway transactions against LCPI.

If LBHI Class 3 or 7 are satisfied in full, any Distributions (including the Plan Adjustment) that would otherwise have been paid to LBHI Classes 3 or 7 had such Classes not been paid in full, will be distributed to the holders of Claims in Classes that contributed to the Plan Adjustment in proportion to, and only to the extent of, such Class’s Plan Adjustment contributions. The Plan refers to such amounts that would be returned to the contributing Classes as the Excess Plan Adjustment. Based on the Distributions estimated by the Debtors as set forth in the Recovery Analysis, it is unlikely that this scenario will arise.

No portion of the Distribution to LBHI on its Affiliate Claims against the Participating Subsidiary Debtors will be reallocated to holders of Claims against LBHI pursuant to the Plan Adjustment. Instead, as part of the proposed compromise and settlement and the characterization of LBHI’s Claim against the Subsidiary Debtors, LBHI shall only receive a Distribution on, and be entitled to setoff, 80% of that portion of LBHI’s Claim against a Subsidiary Debtor that relates to the funding of operations of such Subsidiary Debtor. That amount shall not relate to specific transactions, such as Derivative Contracts or repurchase agreements as described further in section X.B.4— “Reduction of Distribution on LBHI’s Claims Against Subsidiary Debtors” below.

The Participating Subsidiary Debtors are generally the Lehman entities that had continuous and active operations prior to the Commencement Date. Such entities entered into a variety of transactions with multiple counterparties at various times. In contrast, the Subsidiary Debtors that are not Participating Subsidiary Debtors were generally established to enter into a particular transaction or to hold a particular asset. Due to the nature of the business and the amount of assets and liabilities of the Participating Subsidiary Debtors as compared to that of all other Subsidiary Debtors, the Plan provides for differing treatment of the Claims against such entities. LBDP and LBFP were substantial operating entities of Lehman prior to the Commencement Date and have significant assets. However, LBDP and LBFP were formed to maintain credit ratings of (i) “AAA” from Standard & Poor’s and (ii) “Aaa” from Moody’s Investors Service Inc. in order to enter into derivative transactions with entities that required such ratings. Consequently, these Subsidiary Debtors also are distinguishable from the Participating Subsidiary Debtors.

c.        The Settlement and Compromise is in the Best Interests of the Economic Stakeholders

The Plan seeks approval of the proposed settlement and compromise pursuant to Bankruptcy Rule 9019. A Court may approve a compromise and settlement under Bankruptcy Rule 9019, if it determines that the proposed settlement is in the best interests of the estate. Protective Comm. for Indep. Stockholders of TMT Trailer Ferry, Inc. v. Anderson, 390 U.S. 414, 424 (1968). In the context of evaluating a settlement, the court may approve a settlement so long as the settlement does not “fall below the lowest point in the range of reasonableness.” Cosoff v. Rodman (In re W.T. Grant Co.), 699 F.2d 599, 608 (2d Cir. 1983). A court must “evaluate … all … factors relevant to a fair and full assessment of the wisdom of the proposed compromise,” TMT Trailer Ferry, 390 U.S. at 424-25. In considering a settlement, a court need not conduct a “mini-trial” of the merits of the claims being settled, W.T. Grant Co., 699 F.2d at 608, or conduct an extended full independent investigation. In re Drexel Burnham Lambert Group, Inc., 134 B.R. 493, 496 (Bankr. S.D.N.Y. 1991).

The Debtors and the Creditors’ Committee each considered the relevant facts and applicable legal principles in connection with the proposed settlement and resolution of the issues. The proposed settlement complies with established judicial standards.

The pertinent facts were considered in the context of the governing precedents in the Second Circuit. The decision in Union Sav. Bank v. Augie/Restivo Baking Co. (In re Augie/Restivo Baking Co.), 860 F.2d 515, 518 (2nd Cir. 1988) established a two-pronged test for determining whether the equitable remedy of substantive consolidation is appropriate: (i) did creditors deal with the entities as a single economic unit and not on the separate identity of the debtors in extending credit or (ii) are the affairs of the debtors so hopelessly entangled that consolidation will benefit all creditors. See Augie/Restivo, 860 F2d at 518. Augie/Restivo has been construed in numerous subsequent decisions. The previous cases most similar to the Debtors’ Chapter 11 Cases are the chapter 11 cases of Drexel Burnham Lambert Group Inc., et al. The Debtors have analyzed the substantive consolidation issues in the perspective of the Court’s decision in In re Drexel Burnham Lambert Group, Inc., 138, B.R. 723 (Bankr. S.D.N.Y. 1992).

(i)        Entanglement of The Debtors’ Affairs

In Drexel, the Court considered a list of 17 factors to ascertain whether the interrelationships among the debtor entities warranted substantive consolidation. An analysis of the Drexel factors in the context of the Debtors’ cases underscores that there are many facts that either support or argue against the exercise of the Bankruptcy Court’s equitable powers of substantive consolidation. The below table sets forth the Drexel factors and applies them to the Lehman enterprise. This table is a summary of the Debtors’ analysis and does not purport to capture every fact reviewed by the Debtors.

Drexel Factor	Facts in Favor of Entanglement	Facts in Opposition of Entanglement
The assumption by the parent of contractual obligations of its subsidiaries

• LBHI issued guarantees of the obligations of various of the transactions entered into by its subsidiaries.

• Creditors have alleged that LBHI guaranteed all of the obligations of certain of its Affiliates.

LBHI did not guarantee all transactions or obligations of all of its subsidiaries.
The sharing of overhead, management, accounting, and other related expenses among the different corporate entities

• Lehman was operated and managed as a group along business lines.

• The same group of employees was responsible for the accounting of the books and records of all entities.

• The Debtors shared administrative and back-office functions.

Costs of administrative and back-office functions were allocated across the Lehman enterprise.
The existence of intercompany guarantees on loans	LBHI issued guarantees of the obligations of various of the transactions entered into by its subsidiaries.	LBHI did not guarantee all transactions or obligations of all of its subsidiaries.
The failure to distinguish between property of each entity

• Property among Lehman was freely transferred as directed by business units and risk management teams.

• Derivative Contracts entered into by Lehman entities permitted Lehman to transfer the rights and obligations under such contracts to any other Lehman entity without the consent of the counterparty.

• Separate books and records were kept for all active Lehman entities. A staff of 300 Legal Entity Controllers regularly reviewed the books of legal entities, investigated irregularities and reviewed support for accounting entries.

• SEC required income statements and balance sheets for approximately 10-25 Lehman entities.

• An IRS form 1120 was prepared, but not filed, for each Lehman entity organized in the United States.

Shifting of funds from one company to another without observing corporate formalities

Generally, no notes were issued but interest was charged in connection with intercompany transfers. Cash often did not move in connection with intercompany transactions, instead only electronic entries of payables/receivables were recorded.

• Lehman maintained a robust accounting system and controls and the transactions among Affiliates are generally traceable. The movement of cash and assets between legal entities was recorded on the general ledger.

• Some transactions among Affiliates were documented pursuant to contracts.

Parent paying salaries of employees of subsidiaries	Most employees in the United States were employees of LBI, which acted as a paymaster for Lehman.	Costs of administrative and back-office functions were allocated across the Lehman enterprise.

The subsidiary having grossly inadequate capital	• All excess cash held at subsidiaries was moved up to LBHI at the end of each day. • Unregulated entities were thinly capitalized.	Regulated entities maintained adequate capital levels.
The degree of difficulty in segregating and ascertaining individual assets and liabilities	Certain parties have alleged that intercompany disputes exist in relation to intercompany repurchase agreements, loan participations and RACERS, amongst others.

• Separate books and records were kept for all active Lehman entities. A staff of 300 Legal Entity Controllers regularly reviewed the books of legal entities, investigated irregularities and reviewed support for accounting entries.

• The Debtors’ advisors have, for the most part, been able to successfully disentangle the assets and liabilities of the Debtors.

The presence of consolidated financial statements	• With a few exceptions, subsidiaries of LBHI did not have audited financial statements. All reporting was done on a consolidated basis. • Lehman filed consolidated federal income tax returns.	Separate books and records were kept for all active Lehman entities.
The parent owning all or a majority of the capital stock of a subsidiary	LBHI, directly or indirectly, owned all of the capital stock of most of its subsidiaries, including the Subsidiary Debtors.
The parent, its affiliates and the subsidiary having common directors or officers	The directors of LBHI’s subsidiaries were appointed by LBHI. Very few of LBHI’s subsidiaries had independent directors.

Corporate formalities were generally observed, and the directors and officers appointed at each subsidiary of LBHI approved certain corporate transactions. Certain Debtors had certain overlapping directors and officers.

The parent or its affiliates financing the subsidiary

• Lehman operated under a centralized cash management system. On a daily basis, LBHI would transfer funds to subsidiaries to cover all of their obligations on an as-needed basis. Such transfers were recorded as intercompany payables/receivables on the books and records.

• Occasionally, LBHI issued intercompany loans to subsidiaries, which were recorded with interest rates and maturity dates.

• Excess cash from the subsidiaries was moved to LBHI at the end of each day.

Various subsidiaries entered into financing transactions with third parties (e.g. LCPI entered into repurchase agreements or sold participations; various foreign Affiliates issued securities).
The parent shifting people on and off the subsidiary’s board of directors	Directors of the subsidiary entities were appointed at the formation of such entities and then updated at least annually.	Corporate formalities were generally observed in appointing directors of subsidiaries.

The subsidiary having substantially no business except that with the parent or its affiliates or no assets except those conveyed to it by the parent or an affiliate

Certain subsidiaries of LBHI, including certain of the Foreign Debtors and non-Debtor Affiliates were utilized to raise capital in foreign currencies to enable Lehman to manage the risk in movements in foreign currencies exchange rates.

Most of the Debtors had a distinct corporate purpose separate from that of LBHI, including, entering into derivative transactions, lending arrangements or specific real estate transactions with third parties.

The parent referring to the subsidiary as a department or division	Lehman operated in three business units, capital markets, investment banking and investment management, without regard to legal entities.	Separate books and records were kept for all active Lehman entities.
The directors of the subsidiary not acting independently in the interest of the subsidiary, but taking direction from the parent

LBHI’s board of directors and executive committee had responsibility for Lehman’s firm-wide strategy, risk, funding, liquidity, operations and products. One investment committee existed for all Lehman’s transactions.

Corporate formalities were generally observed. The boards, stockholder(s) and members of the subsidiaries occasionally approved certain corporate actions, acquisitions, issuance of dividends and capital contributions.

The parent, its affiliates and the subsidiary acting from the same business location	• Lehman entities shared offices and operated from the same premises. • Certain Debtors or subsidiaries had no employees or premises.	Separate books and records were kept for all active Lehman entities.

A majority of the factors indicate that Lehman operated as a centralized business enterprise. LBHI acted as the central banker and financed the enterprise providing liquidity for the operations of its thinly capitalized subsidiaries. LBHI guaranteed many of the obligations of its subsidiaries and entered into thousands of intercompany transactions each day. In connection with such activities, LBHI collected excess cash and funded shortfalls on a daily basis. Conversely, certain critical factors such as (i) the ease in segregating and ascertaining individual assets and liabilities of each entity; and (ii) the fact that many of the subsidiaries had significant operations, transacted with third parties and had their own assets, support an argument against a finding of entanglement of the assets and substantive consolidation.

In Drexel, the Bankruptcy Court, cited Augie/Restivo and noted that “substantive consolidation should be used only after it has been determined that all creditors will benefit because untangling the assets is either impossible or so costly as to consume the assets.” Augie/Restivo 860 F.2d at 519. Similarly, the Court in Chem. Bank New York Trust Co. v. Kheel, 369 F.2d 845, 847 (2nd Cir 1966) stated that substantive consolidation may be used where the “time and expense necessary even to attempt to unscramble the [the assets] are so substantial as to threaten the realization of any net assets for all the creditors.” Opponents of substantive consolidation of the Debtors and their Affiliates would argue that while there may be disputes with respect to the ownership of certain assets, such disputes are at the margins, and the resolution of such disputes would likely not be so costly as to significantly consume the assets of the estates. Conversely, the Ad Hoc Group has identified numerous situations in the Ad Hoc Disclosure Statement that protracted and expensive litigation would be necessary to resolve.

Drexel does not hold that a conclusion on the issue of substantive consolidation is reached by merely counting the number of factors on each side of the ledger, but rather the factors “must be evaluated in the large context of balancing the prejudice resulting from the proposed consolidation against the effect of preserving separate debtor entities” Drexel 138 B.R. at 764.

(ii)      Creditors Perception and Reliance on the Lehman Enterprise as a Single Integrated Enterprise

The second prong of the Augie/Resivo test, whether creditors perceived and transacted with Lehman as a single economic unit and did not rely on the separate identities in extending credit, is the subject of conflicting arguments. Facts in support of the argument that creditors relied on the Lehman enterprise operating as a single unit include: (i) generally, creditors of subsidiaries of LBHI did not have access to financial statements of such entities, but rather only access to consolidated financial statements was available; (ii) most subsidiaries of LBHI did not have individual credit ratings or bank accounts; (iii) Lehman presented itself as “Lehman Brothers,” a single integrated enterprise; (iv) counterparties to derivative contracts were generally not given a choice of entities with which to transact, did not exhibit any concern in that respect, rather Lehman booked the transaction to an entity of its choice based on the type of transaction; and (v) LBHI’s guarantee of the obligations of its subsidiaries under derivative contracts was given as a matter of course and did not need to be requested or negotiated.

Facts asserted in support of the argument that creditors did not rely on the Lehman enterprise operating as a single unit, but rather relied on the separate integrity of each entity include (i) creditors of particular Subsidiary Debtors and Foreign Debtors have alleged that they relied on the corporate separateness of LBHI and its operating Affiliates in order to obtain “structural seniority” by obtaining a separate contract from the relevant Affiliate and a guarantee from LBHI; and (ii) numerous public SEC filings indicated the corporate separateness of LBHI from its Affiliates, including specifically certain of the Subsidiary Debtors and Foreign Debtors.

(iii)     The Proposed Compromise and Settlement of Substantive Consolidation and Related Issues Should be Approved

Substantive consolidation of the Debtors and their Foreign Affiliates raises several issues. The Foreign Debtors or Foreign Administrators may not be willing or able to surrender the assets under their control to the common pool of assets. In addition, certain Foreign Debtors and their assets are subject to the jurisdiction of regulators or foreign courts. Potentially, the Bankruptcy Court may order an alternative remedy that would have an impact similar to substantive consolidation on the creditors of Foreign Debtors which might influence the decision of the Foreign Debtors and Foreign Administrators as to acceptance of the Plan. For example, to the extent a Foreign Debtor is unable or unwilling to contribute assets to a general pool or otherwise participate in a plan based on substantive consolidation, the Claims of such Foreign Debtor and its controlled Affiliates against the Debtors may be disallowed and expunged. This remedy would reflect the fact that substantive consolidation eliminates all Affiliate Claims.

Contrary to the statements in the Non-Con Disclosure Statement, the Debtors do not concede that the Bankruptcy Court does not have the authority or ability to substantively consolidate LBHI’s foreign non-Debtor Affiliates. Such an order may have practical difficulties as to enforcement. Nevertheless, it is possible that such remedy may be enforced, or an alternative remedy can be crafted by the Bankruptcy Court that will enable implementation, such as the disallowance of the claims filed by such foreign non-Debtor Affiliates against the Debtors if such entities refuse to contribute their assets to a combined pool.

As evidenced by the opposing views advocated in the Ad Hoc Disclosure Statement and the Non-Con Disclosure Statement, and the Debtors’ analysis set forth above, a cognizable dispute exists as to whether the Debtors and their Affiliates should be substantively consolidated with the attendant affects on Guarantee and Affiliate Claims. Both alternative plan proponents raise some colorable arguments as well as have significant weaknesses. Litigation by its nature is uncertain and expensive and all parties have significant risk if litigation is pursued.

In considering whether to approve a compromise and settlement, the Bankruptcy Court is required to consider “the complexity, expense and likely duration of such litigation.” TMT Trailer Ferry, 390 US at 424. Litigation of the issue of substantive consolidation would be extraordinarily complex. As evidenced by the analyses that have been undertaken, there are massive amounts of facts and transactions that would have to be evaluated. Discovery regarding the Debtors’ operations prior to the Commencement Date, intercompany relationships, individual transactions and creditor reliance could take months. In fact, the protocol the Debtors established to enable interested parties to obtain information regarding the Debtors in connection with the Plan is scheduled to take many months to conclude. See Docket No. 16003. Approximately 95 entities are participating in discovery in the context of the Plan pursuant to the established protocol. Almost certainly, interested parties would require the depositions of dozens of current and former Lehman employees and counterparties. A hearing on the matter would likely include the testimony of numerous witnesses. Based on the amount at stake in any such litigation, any ruling by the Bankruptcy Court would likely be appealed, causing further expense and delay. The Debtors’ estates would bear significant expense to participate in a litigation that would significantly delay in the Distributions to creditors. Since the Bankruptcy Court is not required to hold a “mini-trial” of the merits of the claims being settled, W.T. Grant Co., 699 F.2d at 608, approval of the compromise and settlement pursuant to Bankruptcy Rule 9019 is more efficient and advisable than full scale litigation on the issue of substantive consolidation.

The proposed compromise and settlement embodied in the Plan give due consideration to the strengths and weaknesses of potential arguments made by each of the Ad Hoc Group and the Non-Con Plan Proponents. Taking into account the Plan Adjustment and the certain other aspects of the settlement described below in section X.B.4, Distributions pursuant to the Plan to any particular creditor are no better than the Distributions would be under the best possible judicial determination in favor of such creditor while being no less than the Distributions under the worst possible outcome if such disputes were resolved by judicial determination. The Debtors and the Creditors’ Committee believe the compromise embodied in the Plan is within the range of likely results in the event substantive consolidation was litigated to judgment. The proposed settlement falls well above the lowest point of reasonableness. The compromise and settlement adequately reflects the probability of the results of such litigation, the complexity, expense and likely duration of litigation and are fair, reasonable and equitable to the Debtors, their economic stakeholders and it satisfies the requirements of Rule 9019 and all applicable legal principles.

2.         Characterization of Certain Claims of LBHI Against Subsidiary Debtors

The Debtors’ books and records indicate that substantial intercompany payables and receivables existed between and among the Debtors and their non-Debtor Affiliates as of the applicable Commencement Dates. Prior to the Commencement Dates, in the ordinary course of business, LBHI and its Affiliates entered into numerous transactions with one another that resulted in balances owed to one another. Such transactions were entered into for a variety of reasons including, the management of risk on a firm-wide basis, funding subsidiaries’ operations via a common paymaster, lending funds to Affiliates (both on an unsecured and secured (repo) basis), or entering into transactions with Affiliates. Substantially all free cash in bank accounts of non-regulated domestic Affiliates was ultimately transferred to LBHI at the close of business each day. The balances of such intercompany payables and receivables often fluctuated widely as amounts were borrowed and repaid to LBHI. Significant intercompany balances among the Debtors and certain non-Debtor Affiliates are included on Exhibit 8A annexed hereto.

The Debtors have analyzed a sampling of intercompany balances to determine whether they could be, or should be, Allowed as Claims, subordinated to other Claims or recharacterized as equity contributions. The Debtors’ analysis included the consideration of some, or all, of the following factors (i) the names given to the instruments, if any, evidencing indebtedness; (ii) the presence or absence of a fixed maturity date and schedule of payments; (iii) the presence or absence of an interest rate and interest payments; (iv) the source of repayments; (v) the identity of interest between the borrower and the lender; (vi) the adequacy of the capitalization of the borrower; (vii) the security, if any, for the advances; (viii) the ability of the borrower to obtain financing from outside lending arrangements; (ix) the extent to which the advances were contractually subordinated to the claims of outside creditors; (x) the extent to which advances were used to acquire capital assets; and (xi) the presence or absence of a sinking fund to provide for repayment.

The analysis of Affiliate Claims or balances is a fact-intensive and costly exercise, and a transaction specific consideration of the factors set forth above is particularly challenging with respect to Lehman in light of the hundreds of thousands of intercompany bookkeeping entries that occurred every month. Given the number of intercompany transactions involved, an analysis of each and every transaction between LBHI and the Subsidiary Debtors would take years to complete. In addition, the fact that Lehman’s general ledger accounts operated on a net basis makes it impossible to trace the cash transfers from Affiliate bank accounts to particular transactions. Throughout the course of a business day, a Subsidiary Debtor could have conducted hundreds of thousands of transactions with third parties, which were administered through subsystems within Lehman’s IT infrastructure, causing LBHI to fund a Subsidiary Debtor or vice versa. The system did not directly link any particular advance of funds from LBHI to a particular payment of funds from a Subsidiary Debtor. In many cases, LBHI advanced funds directly to Subsidiary Debtors that were not its direct subsidiaries, such as LBSF, LCPI, LBDP, and LBFP, which were subsidiaries of LBI prior to the Commencement Date. These transactions raise further complications because it is not clear that advances may be recharacterized as equity contributions if they are not made from a direct corporate parent or shareholder.

Because of these challenges, in applying their consideration of the above factors to a sampling of intercompany balances, the Debtors focused their analysis on general patterns within Lehman’s intercompany funding accounts, which handled most of the daily intercompany activity, such as general operating expenses, derivative related transactions, loan and investment related cash disbursements, as well as certain less frequent transactions, such as the payment of dividends to LBHI, and capitalizations from LBHI to Affiliates. Different source systems in Lehman’s cash management system would typically be associated with different types of intercompany funding, such that the Debtors could observe what percentage of intercompany activity consisted of funding for operations as opposed to capitalizations. Interest on intercompany account balances in certain source systems was calculated on a nightly basis through an automated system, while interest on other account balances was calculated manually on a monthly basis. Lehman’s general policy on intercompany transfer pricing was that the cost above LIBOR would be born by LBHI, and the intercompany cost of borrowing / lending was the appropriate index rate for each currency transacted. Thus the cost of capital was bifurcated, with the various subsidiaries bearing the LIBOR cost and LBHI bearing the cost above LIBOR.

Based on the source systems that fed into the sampling of intercompany balances, the Debtors were able to determine that the majority of the intercompany transactions between LBHI and the Subsidiary Debtors consisted of funding for general business purposes. These accounts effectively operated like a line of credit: Affiliates could “draw” funds from LBHI as necessary to satisfy their cash needs, creating a payable to LBHI. When there was excess cash in an Affiliate’s account at the close of business, it would be transferred to an LBHI consolidation account creating a receivable from LBHI. More typically, however, cash paid by an Affiliate would be applied to reduce a preexisting payable to LBHI. Although debits were applied on an aggregate basis, making it impossible to allocate payments to a particular transaction and determine whether particular amounts due were ever fully satisfied, there was also a significant amount of variability in the aggregate payable that certain Lehman entities owing to LBHI, such that it may be argued that some percentage of the amounts due to LBHI were ultimately satisfied. The accounts were highly volatile between LBHI and LBSF during the first 8 1/2 months of 2008. The recorded account balance payable to LBHI from LBSF ranged from a high of $15 billion to a low of $3.4 billion.

The overwhelming majority of intercompany transactions recorded as debt should be treated as debt to LBHI. Intercompany balances that relate to the funding of specific intercompany transactions (e.g., Derivative Contracts or repurchase agreements) and recorded in separate accounts are the least susceptible to being subordinated or recharacterized as equity contributions since it is more difficult to argue that specific transactions were equity contributions as opposed to debt obligations. As to the general intercompany funding, there is a material risk that certain loans were provided in a manner that, in litigation, could have characteristics of equity contributions. Certain transactions also may have been booked through source feeds that are indicative of operations, while others may have been manual entries for disbursements whose characteristics potentially satisfy the factors that are indicative of an equity contribution.

The Plan provides that LBHI shall only receive a Distribution on, and be entitled to setoff, 80% of that portion of LBHI’s Claim against a Subsidiary Debtor that relates to the funding of operations of such Subsidiary Debtor but does not relate to specific transactions, such as Derivative Contracts or repurchase agreements (the “Intercompany Funding Balance”). All Affiliate Claims between and among the Subsidiary Debtors and non-Debtor affiliates will be Allowed in the amounts of recorded intercompany balances set forth on the Debtors’ books and records as of applicable Commencement Date, subject to reconciliation. Included on Debtors’ Claims Schedule annexed hereto as Exhibit 9 are the amounts of Allowed Claims LBHI will have against each of the other Debtors. The Intercompany Funding Balance portion of such Claims is separately identified. The Debtors’ Claim Schedule is incorporated into the Plan and will become effective on the Effective Date.

The Ad Hoc Plan and the Non-Con Plan address the characterization of LBHI’s Claims against the Subsidiary Debtors differently. The substantive consolidation of the Debtors included in the Ad Hoc Plan would eliminate all Affiliate Claims among the Debtors. The Non-Con Plan does not seek to settle this issue pursuant to the Plan, but rather empowers an appointed representative of the domestic operating companies to represent the creditors of the domestic operating companies in evaluating and settling intercompany claims and other issues affecting the domestic operating companies and their creditors. The Non-Con Disclosure Statement asserts that certain of the Plan Proponents believe that “a significant portion of the $25 billion claim held by LBHI against LBSF, should be recharacterized as equity contributions rather than debt.” Non-Con Disclosure Statement at 7.

The proposed compromise and settlement between LBHI and each of the Subsidiary Debtors embodied in the Plan as to the characterization of LBHI’s Claims against Subsidiary Debtors gives due consideration to the strengths and weaknesses of potential litigation arguments made by each of the Ad Hoc Group and the Non-Con Plan Proponents. Pursuant to the terms of compromise and settlement neither LBHI nor the Subsidiary Debtors are better-off than if a final judgment following litigation either characterized all or none of the Claims as equity. The proposed compromise embodied in the Plan is within the range of potential results if this issue is prosecuted to judgment. The settlement falls well above the lowest point of reasonableness, is fair, reasonable and equitable to all economic stakeholders and should be approved.

3.         Claims Filed by Affiliates

As discussed above in section IV.F.4.b—“Cross Border Insolvency Protocol/Negotiations with Foreign Debtors, Settlement Negotiations” hereof, the Debtors have proposed settlements to various Foreign Debtors regarding the Claims among the parties. Pursuit of individual settlements with each of their Affiliates in connection with various Claims asserted by the Affiliates against the Debtors and Debtor-Controlled Entities, and the claims asserted by the Debtors and Debtor-Controlled Entities against the Affiliates continues. The proposed settlements would recognize and settle potential litigation with respect to the various issues, including, without limitation, substantive consolidation, the enforceability and validity of Guarantee Claims and the valuation of various types of Claims, including those based on Derivatives Contracts and Structured Securities.

If a Debtor and any non-Debtor Affiliate are unable to agree to the Allowed amount of any Senior Affiliate Claim, Senior Affiliate Guarantee Claim or Affiliate Claim of such non-Debtor Affiliate, the Debtors intend to object to the Allowance of such Claims. Any such objection shall be determined by the Bankruptcy Court.

Because the Debtors and Debtor-Controlled Entities did not file proofs of Claim against the Debtors, the Claims of the Debtors and Debtor-Controlled Entities shall be based on, among other things, the amounts set forth on the books and records of the Debtors on the applicable Commencement Date, subject to reconciliation and adjustment. Attached hereto as Exhibit 9 is the Debtors’ Claims Schedule that is incorporated into the Plan. The Debtors’ Claims Schedule sets forth the net Claim amounts of each Debtor against another Debtor that will be Allowed pursuant to the Plan.

In addition, the Plan provides that the Debtors and certain of its Affiliates will agree on the ownership of certain assets. For various risk-management, liquidity and other organizational purposes, prior to the Commencement Date, the Debtors frequently transacted with one another and transferred assets internally. The Debtors have conducted a review of certain transactions among the Debtors and their Affiliates, including the transactions with the RACERS Trusts, Intercompany-Only Repurchase Agreements, and certain transactions with LBIE and determined the appropriate and relative rights of each party with respect to the subject assets. A description of these analyses and resulting treatment is set forth in sections IV.I.b— “The RACERS Transaction”, VIII— “Treatment of Internal Repurchase Agreements” and VII— “Certain Transactions/Relationships with LBIE” hereof.

Affiliates, including Debtors and Debtor-Controlled Entities, are permitted to setoff their Guarantee Claims, to the extent Allowed, against any claims LBHI has against such Affiliate, in accordance with applicable law. LBF believes that the foregoing representation notwithstanding, section 13.5 of the Plan impinges upon the setoff rights of non-Debtor Affiliates. The Debtors disagree with LBF’s position.

4.         Plan Negotiations With Certain Creditors

During June, 2011, the Debtors engaged in intensive negotiations and hosted meetings with various representative groups of creditors holding Claims against LBHI and various Participating Subsidiary Debtors, with the goal of negotiating consensual terms of the Plan. During these conferences among the Debtors, their creditors, and their respective legal and financial advisors, the Debtors and certain creditors, primarily holding Senior Unsecured Claims against LBHI, Senior Third-Party Guarantee Claims against LBHI, Third-Party Guarantee Claims against LBHI and General Unsecured Claims against LBSF, reached agreements resulting in a further refinement of the Plan compromise initially proposed by the Debtors. Although the Debtors continue to believe that their analysis of the relative risks associated with the Plan Issues is correct, the adjustments described above reflect a settlement and economic compromise of the differing views of such risks among the Debtors and creditors. As a result of these good faith, arms-length negotiations, the Debtors have made the following additional adjustments to the Plan as originally proposed in January 2011:

(a)       LBHI Claim Against Subsidiary Debtors (LBSF/LCPI Settlement Amounts). The first $100 million of Distributions that LBHI receives from LCPI on account of its Affiliate Claim against LCPI in LCPI Class 4A will automatically be Distributed to holders of Allowed General Unsecured Claims against LCPI. The first $100 million of Distributions that LBHI receives from LBSF on account of its Affiliate Claim against LBSF will automatically be Distributed to holders of Allowed General Unsecured Claims against LBSF in LBSF Class 4A.

(b)       LBSF Additional Settlement Amount. The first $70 million that is recovered by LBSF on its assets in excess of $14,156,000,000 (which is the Total Assets held by LBSF as set forth in the Recovery Analysis attached as Exhibit 4), will be Distributed only to holders of Allowed General Unsecured Claims in LBSF Class 4A and Affiliate Claims of entities other than LBHI and the Participating Subsidiary Debtors, included in LBSF Class 5C.

(c)       Allocation of Costs and Expenses of the Debtors. The Debtor Allocation Agreement, which will become effective on the Effective Date, will provide, among other things, that LBSF will have an Administrative Expense Claim against LBHI of $300 million on account of administrative costs. Such Claim shall be satisfied by (a) first, setoff against LBHI’s Allowed Administrative Expense Claim against LBSF as of the Effective Date, (b) second, setoff against LBHI’s claims arising after the Effective Date for reimbursement by LBSF for post-Effective Date administration costs after reconciliation on a quarterly basis and, if necessary, (c) third, payment of the balance in Cash up to $300 million.

(d)       The Designated Entities Claims.

The Racers 2007-A Trust will have (i) an Allowed Claim against LBSF in the amount of approximately $1,947,735,000, (ii) an Allowed Claim against LCPI in the amount of $5,000,000,000 and (iii) an Allowed Guarantee Claim against LBHI in the amount of approximately $1,947,735,000. All other Claims of the Racers Trusts will be disallowed. 20% of the Distribution to the Racers 2007-A Trust from LCPI will automatically be reallocated to the holders of Senior Unsecured Claims and General Unsecured Claims against LBHI pursuant to the Plan Adjustment and Distributions made on $1,000,000,000 of the Allowed Claim of Racers Trust against each of LBSF and LBHI will be automatically reallocated to the holders of Senior Unsecured Claims and General Unsecured Claims against LBHI pursuant to the Plan Adjustment.

The unsecured Claims asserted by LBHI against LCPI based on the Fenway transactions will be Allowed as General Unsecured Claims in LCPI Class 4B in the amount of $230 million. 20% of the Distribution to Fenway from LCPI will automatically be reallocated to the holders of Senior Unsecured Claims and General Unsecured Claims against LBHI pursuant to the Plan Adjustment.

(f)       Plan Adjustment Condition. The reallocation of the Plan Adjustment from various Classes to holders of Allowed Senior Unsecured Claims and General Unsecured Claims against LBHI is no longer conditioned upon the Classes of Allowed Senior Unsecured Claims and General Unsecured Claims against LBHI voting to accept the Plan.

(g)       LBT’s/LBSN’s Affiliate Claims. LBT filed multiple Claims against LBHI and certain of the Subsidiary Debtors in significant amounts. In full and final settlement of all of LBT’s Claims against the Debtors, the Plan provides that LBT will have an Allowed Senior Affiliate Claim against LBHI in the amount of $34,548,000,000 (the “LBT Allowed Claim”). All other Claims of LBT against LBHI will be disallowed. The LBT Allowed Claim against LBHI shall not be subject to setoff or recoupment by the Debtors. In addition, the Debtors are not entitled to be reimbursed by LBT, or to be subrogated to any Claims against LBT, relating to any Distributions LBHI makes to holders of Guarantee Claims for which LBT is the primary obligor.

LBSN’s Allowed net Claims against LBHI and Distributions thereon shall not be subject to setoff or recoupment by the Debtors. In addition, the Debtors are not entitled to be reimbursed by LBSN, or to be subrogated to any Claims against LBSN, relating to any Distributions LBHI makes to holders of Guarantee Claims for which LBSN is the primary obligor.

(h)       Third-Party Guarantee Claims Based on LBT/LBSN Issued Notes. 20% of the Distributions to holders of Third-Party Guarantee Claims based on securities issued by LBT or LBSN will be reallocated to holders of Allowed Senior Unsecured Claims and General Unsecured Claims against LBHI. The First Amended Plan provided for a re-allocation of 30% of such Distributions.

(i)       Structured Securities Valuation Methodologies. The Debtors shall apply the Structured Securities Valuation Methodologies to all Structured Securities Claims held by any creditor that is party to a valid and enforceable plan support agreement in determining the allowed amount of such Claims.

(j)       Third-Party Guarantee Claims Based on LBT Issued Notes. In calculating the proposed Allowed amount of Third-Party Guarantee Claims based on LBT Issued Notes, the Debtors previously used the exchange rates in effect on September 11, 2008. The Debtors have modified the calculation methodologies and utilized the exchange rates that were in effect on LBHI’s Commencement Date to calculate such Claims. This change results in an aggregate increase in the proposed Allowed amounts of such Claims of approximately $382 million. In addition, the Debtors will not contest the validity or enforceability of any Third-Party Guarantee Claim based on a Structured Security Issued by LBT.

As a result of the settlement and compromise, the Debtors believe creditors holding over $100 billion of Allowed Claims support the Plan. The Plan negotiation process has resulted in a fair and reasonable compromise of the disparate views with respect to the Plan Issues. The proposed compromise and settlement, considered in the aggregate give due consideration to the complexity and likely results of potential litigation of the Plan Issues. Pursuant to the terms of compromise and settlement no party is better-off than they would be following a favorable and final judgment on the Plan Issues. The proposed compromise embodied in the Plan is within the range of potential results if the issues were prosecuted to judgment. The settlement falls well above the lowest point of reasonableness, is fair, reasonable and equitable to all economic stakeholders and should be approved under Bankruptcy Rule 9019.

Pursuant to the Plan Support Agreements, the Debtors are obligated to prosecute and pursue the confirmation of the Plan, and the creditors listed on Exhibit 20, subject to being solicited pursuant to Bankruptcy Rule 1125, are required to vote to accept the Plan and not to support any alternative plan filed in these Chapter 11 Cases. The creditors’ obligations to support the Plan are subject to various termination events, including if: (i) the Debtors amend or supplement the Plan in a manner that adversely affects the recoveries or other treatment of such creditor, or (ii) if this Disclosure Statement is not approved by the Bankruptcy Court on or before October 31, 2011, the Plan has not been confirmed (by entry of a confirmation order in form and substance reasonably satisfactory to such creditor) on or before February 29, 2012 or the Plan has not become effective on or prior to March 31, 2012.

5.         Redistribution of Distributions From Subordinated Claims to Claims in Senior Classes

LBHI issued certain Subordinated Notes that remain outstanding for which the governing agreements provide that upon the bankruptcy of LBHI, no payments will be made to holders of Subordinated Claims in respect of the Subordinated Notes until all obligations of LBHI designated as “senior” have been satisfied in full. To give effect to these provisions included in the documents governing the Subordinated Notes, all Distributions under the Plan made by LBHI will be calculated as if each holder of an Allowed Subordinated Claim based on a Subordinated Note were to receive its Pro Rata Share of a Distribution from LBHI; provided, however, that amounts that would have been distributed to holders of Allowed Subordinated Claims will automatically be reallocated and distributed to holders of Allowed Senior Unsecured Claims, Allowed Senior Affiliate Claims, Allowed Senior Affiliate Guarantee Claims and Allowed Senior Third-Party Guarantee Claims, in accordance with the terms of the governing agreements.

The governing agreements relating to the Subordinated Notes vary as to the obligations of LBHI that are designated “senior” to such Subordinated Notes. The Subordinated Notes can be separated into three groups based on the obligations designated “senior” in the respective governing agreements. “Senior” debt under the governing agreements for all of the Subordinated Notes includes “indebtedness for money borrowed” and “indebtedness evidenced by securities, notes, debentures, bonds or other similar instruments.” In addition, (i) “senior” obligations under Subordinated Notes for two of the groups (12 issuances) is defined to include guarantees of the types of indebtedness described in the previous sentence, and (ii) “senior” obligations under Subordinated Notes for one of the groups (2 issuances) include each of the other issuances of Subordinated Debt. Certain Subordinated Note indentures provide that LBHI’s obligations under such Subordinated Notes are also subordinated to “Other Financial Obligations” (which includes derivatives contracts and guarantees thereof), but only to the extent of any “Excess Proceeds” after the “senior debt” has been satisfied in full. LBHI’s “senior debt” will not be satisfied in full, even after the reallocation from Subordinated Note holders.

To account for such differing provisions regarding “senior” obligations, and to ensure that reallocations from each issuance of Subordinated Debt is properly reallocated only to those Claims that constitute debt “senior” to such Subordinated Note, the Plan includes multiple classes for Claims based on Subordinated Notes and multiple classes for claims entitled to the automatic reallocation of the amounts distributable to the Subordinated Notes. The Plan separates Claims based on Subordinated Notes into separate classes and includes the following classes of senior Claims: Senior Unsecured Claims, Senior Affiliate Claims, Senior Affiliate Guarantee Claims and Senior Third-Party Guarantee Claims. A detailed description of the reallocation from each issuance of Subordinated Notes to the various senior Classes, and the definitions of “senior” obligations in the governing documents for each Subordinated Note is set forth on Exhibit 10, attached hereto.

6.         Convenience Classes

The Plans of LBHI and the Participating Subsidiary Debtors include an administrative convenience Class which will include all Senior Unsecured Claims and General Unsecured Claims (other than any Claim on account of a public debt security issued by LBHI, a Claim asserted by a nominee on behalf of one or more beneficial holders of such Claim or a Claim of a Designated Entity) held by a claimant that in the aggregate (i) are Allowed in an amount of fifty thousand dollars ($50,000) or less or (ii) would have been Allowed in an amount greater than fifty thousand dollars ($50,000) but which are reduced to fifty thousand dollars ($50,000) at the election of the claimant or pursuant to a settlement agreement between a claimant and the applicable Debtor. LBHI’s Plan also includes an administrative convenience Class for Guarantee Claims, which will include all Senior Third-Party Guarantee Claims and Third-Party Guarantee Claims (other than any Claim on account of a public debt security issued by LBHI, a Claim asserted by a nominee on behalf of one or more beneficial holders of such Claim or a Claim of a Designated Entity) held by a claimant that in the aggregate (i) are Allowed in an amount of fifty thousand dollars ($50,000) or less or (ii) would have been Allowed in an amount greater than fifty thousand dollars ($50,000) but which are reduced to fifty thousand dollars ($50,000) at the election of the claimant or pursuant to a settlement agreement between a claimant and the applicable Debtor. The eligibility of a Claim for inclusion in the Convenience Class is subject to the following: (1) any Claim that was Allowed in excess of fifty thousand dollars ($50,000) may not be subdivided into multiple Claims of fifty thousand dollars ($50,000) or less for purposes of receiving treatment as a Convenience Claim, (2) Claims in the same Class held by a Creditor will be aggregated for purposes of determining whether such Claims are eligible to be Convenience Claims, (3) Claims acquired after the Commencement Date will not be aggregated unless such Claims are in the same Classes, are held by a Creditor and were originally held by one Creditor, and (4) Claims held by a Creditor prior to the Commencement Date will not be aggregated with Claims acquired by such Creditor after the Commencement Date.

The inclusion of an administrative convenience Class will accelerate Distributions to holders of Claims in such Classes by enabling holders of these claims to receive their Distributions of a fixed amount on the Effective Date or such later date when a Claim is Allowed, or as soon as practicable thereafter. The convenience Classes will permit the Debtors to make final Distributions on account of Convenience Claims and Convenience Guarantee Claims and avoid the administrative expense of tracking transfers of these Claims, calculating the Distribution to holders on such Claims on each Distribution Date, providing notices to holders of such Claims and preparing and mailing or wiring Distributions to holders of these Claims. Inclusion in the convenience Class is beneficial to the holders of Claims included in such Class because such holders will receive an accelerated Distribution, and will also receive a Distribution that exceeds the amounts estimated by the Debtors for Distributions to the Classes in which such Claims would otherwise be included. Holders of Claims included in the convenience Class forego any possibility to receive a Distribution greater than the fixed amount to the extent the recoveries exceed the Debtors’ estimates.

The Debtors estimate that approximately 13,000 Allowed Claims against the LBHI and the Participating Subsidiary Debtors will be included in the administrative convenience Classes, and the aggregate Distributions on such Claims will be approximately $60 million. The incremental cost to the Debtors of paying Distributions to holders of Claims in the Convenience Classes in amounts that exceed the estimated Distributions set forth in the Recovery Analysis is approximately $13 million. In the context of the Debtors’ Chapter 11 Cases, such amount is not significant in light of the administrative benefit the Debtors will receive.

C.         Classification and Treatment of Claims and Equity Interests

The following summarizes the classification and treatment of Claims and Equity Interests under the Plan.

1.         Treatment of Unclassified Claims

    a.         Administrative Expense Claims

Administrative Expense Claims are Claims constituting a cost or expense of administration of the Chapter 11 Cases allowed under sections 503(b) and 507(a)(1) of the Bankruptcy Code. Such Claims include all actual and necessary costs and expenses of preserving the estates of the Debtors, all actual and necessary costs and expenses of operating the business of the Debtors, any indebtedness or obligations incurred or assumed by the Debtors in connection with the conduct of their business, all cure amounts owed in respect of leases and contracts assumed by the Debtors, all compensation and reimbursement of expenses to the extent Allowed by the Bankruptcy Court under section 330 or 503 of the Bankruptcy Code. Certain creditors may have super-priority claims against the Debtors which are Administrative Expense Claims with priority over other Administrative Expense Claims. For example, the purchasers of Neuberger Berman in the acquisition described in section V.E.1.a—“Sale of Investment Management Division” of this Disclosure Statement were granted an allowed super-priority administrative expense claim for any claims against LBHI based on LBHI’s agreement to indemnify such purchasers pursuant to the applicable purchase agreements.

Except as provided in the next paragraph with respect to ordinary course obligations and in Section X.C.1.b— “Compensation and Reimbursement Claims” of this Disclosure Statement with respect to professional compensation and reimbursement Claims, and to the extent a holder has been paid in full by a Debtor prior to the Effective Date, or agrees to less favorable treatment, Administrative Expense Claims will be paid in full, in Cash, on the later of the Effective Date and the date the Administrative Expense Claim becomes an Allowed Claim, or as soon thereafter as is practicable by the Debtor obligated for the payment of such Administrative Claim. The Debtors estimate that Allowed Administrative Expense Claims payable on the Effective Date, including, repayments to LBHI from Subsidiary Debtors for operating expenses paid on their behalf, compensation and reimbursement of expenses payable to professionals retained in the Chapter 11 Cases, will be approximately $1.5 billion, of which only $90 million represents incurred but unpaid fees to professionals retained by the Debtors in these Chapter 11 Cases. Also included in the $1.5 billion are amounts to be paid by LBHI to Subsidiary Debtors on account of post-petition funds received by LBHI on behalf of such Subsidiary Debtors, and amounts to be paid by Subsidiary Debtors to LBHI for the reimbursement of cost allocations. The Debtors may pay amounts in respect of reconciled cure payments under executory contracts and unexpired leases assumed pursuant to the Plan. The estimated amount of Allowed Administrative Expense Claims does not include amounts subject to asserted rights of setoff held by the Debtors. In the event such asserted setoff rights are not valid, the aggregate amount of Allowed Administrative Expense Claims may increase.

    b.         Compensation and Reimbursement Claims

Compensation and Reimbursement Claims are Administrative Expense Claims for the compensation of professionals and reimbursement of expenses incurred by such professionals on behalf of the Debtors and the Creditors’ Committee, pursuant to sections 105(a), 363(b) 503(b)(2), 503(b)(3), 503(b)(4) and 503(b)(5) of the Bankruptcy Code (the “Compensation and Reimbursement Claims”). All payments to professionals for Compensation and Reimbursement Claims will be made in accordance with the procedures established by the Bankruptcy Code, the Bankruptcy Rules and the Bankruptcy Court relating to the payment of interim and final compensation for services rendered and reimbursement of expenses. All applications for compensation for services rendered and reimbursement of expenses are subject to approval of the Bankruptcy Court after review by the Fee Committee appointed in the Chapter 11 Cases.

Pursuant to the Plan, each holder of a Compensation and Reimbursement Claim will (i) file its final application for the allowance of compensation for services rendered and reimbursement of expenses incurred by no later than the date that is one hundred twenty (120) days after the Effective Date or such other date as may be fixed by the Bankruptcy Court and (ii) if granted such an award by the Bankruptcy Court, be paid in full in such amounts as are Allowed by the Bankruptcy Court (a) on the date such Compensation and Reimbursement Claim becomes an Allowed Claim, or as soon thereafter as is practicable or (b) upon such other terms as may be mutually agreed upon between such holder of a Compensation and Reimbursement Claim and the Debtors.

    c.         Priority Tax Claims

Except to the extent that a holder of an Allowed Priority Tax Claim has been paid prior to the Effective Date or agrees to less favorable treatment, each holder of an Allowed Priority Tax Claim will receive Cash from one or more of the Debtors obligated for the payment of such Allowed Priority Tax Claim in an amount equal to the Allowed amount of such Priority Tax Claim on the later of the Effective Date and the date such Priority Tax Claim becomes an Allowed Priority Tax Claim, or as soon thereafter as is practicable.

Numerous taxing authorities have filed proofs of claim for pre-petition tax periods against LBHI and the Subsidiary Debtors. Because certain taxes carry joint and/or several liability, some taxing authorities have filed Priority Tax Claims against multiple Debtors that are duplicative of each other. However, because the taxing authorities do not collect more than once for a particular joint and/or several tax liability, the amount of any actual payments in respect of duplicative Allowed Priority Tax Claims will be far less than the total of such duplicative claims (such that the underlying tax liability will in the aggregate only be paid once).

As of December 31, 2010, the relevant bar dates for all taxing authorities have expired. LBHI has made significant progress in resolving and narrowing numerous open federal, state and local tax issues, and various dispute resolution processes are ongoing with relevant taxing authorities. Due in part to these efforts and to additional factors described below, the Debtors expect that the aggregate amount of the Allowed Priority Tax Claims against LBHI and the Subsidiary Debtors for federal, state and local taxes will be significantly less than the aggregate amount set forth in the proofs of claim filed by federal, state and local taxing authorities. As such Claims are resolved, the amount owing will be allocated among the respective Debtors liable on such Claims, taking into account, among other things, historic tax sharing principles. In addition, Affiliate Claims among the Debtors and their subsidiaries are possibly subject to adjustment to reflect the appropriate allocation of any adjustments to consolidated tax returns and relevant state and local tax returns (in each case, including by way of amended returns) of the consolidated tax group of which LBHI is the common parent (the “LBHI Group”), taking into account, among other things, historic tax sharing principles.

Although it is difficult at this stage to precisely predict the expected amount of Allowed Priority Tax Claims, the Debtors currently expect an aggregate amount of Allowed Priority Tax Claims by all federal, state and local taxing authorities of approximately $2 billion. Certain of the Debtors estimate that LBI’s portion of these taxes is approximately $1.1 billion. In the event that LBI or a Subsidiary Debtor cannot satisfy its allocable share of Allowed Priority Tax Claims for which other Debtors or their subsidiaries also have liability, LBHI will allocate such amounts among the Debtors and other Lehman Affiliates in an equitable manner.

(i)       Federal

The IRS filed a proof of claim on December 22, 2010, asserting pre-petition tax claims of approximately $2.2 billion (including interest and penalties) against LBHI in respect of the 2001 through 2007 tax years of the LBHI Group. Because each member of the LBHI Group is severally liable for this $2.2 billion, the IRS has included this liability in each proof of claim it filed against certain of the Subsidiary Debtors (in addition to separate entity claims against certain Subsidiary Debtors). However, the IRS will only collect the amount of the ultimately determined consolidated income tax liability once. As described below, the amount of the Allowed Priority Tax Claim with respect to these tax years may be considerably less than the asserted $2.2 billion.

The IRS Claims reflect the result of the IRS examination of the LBHI Group as of the filing of the claims, including the resolution of several originally disputed issues (resolved through a jointly developed process designed to facilitate the resolution of the outstanding tax disputes). The claims also reflect certain maximum exposures with respect to several disputed federal tax issues that LBHI plans to continue to attempt to resolve through the administrative dispute resolution process and, if necessary, litigation. One issue is already in litigation.

Significantly, the IRS claims do not account for the carryback of the LBHI Group’s 2008 tax year consolidated net operating loss (“NOL”) to prior tax years. Moreover, the LBHI Group is due approximately $129 million plus interest from the IRS for the LBHI Group’s 1997 through 2000 tax years. Additionally, the LBHI Group paid approximately $350 million in federal income taxes with respect to its tax year 2006. The IRS Claims credit the LBHI Group for the $350 million paid in respect of the 2006 tax year, effectively reducing the amount the IRS asserts against the LBHI Group for that year, and treats the $129 million refund claim with respect to the 1997 through 2000 tax years as an amount that the IRS will setoff against its Claim.

LBHI has reported a substantial consolidated NOL with respect to the LBHI Group’s 2008 tax year, and has elected to carry back this NOL for up to five taxable years, to help reduce any federal tax deficiency the IRS may have against the Debtors for such years. For a further discussion, see section XV.A— “Certain Federal Income Tax Consequences of the Plan – Consequences to LBHI and Subsidiary Debtors.”

Notwithstanding the Debtors’ continuing efforts to mitigate the IRS Claims and successfully resolve outstanding issues, there is a likelihood that the IRS’s Priority Tax Claims will be material.

    (ii)       Other Priority Tax Claims

Approximately 120 state, city, and municipal Priority Tax Claims have been filed against LBHI and its Subsidiary Debtors. Although the bar dates for filing state, city, and other local claims have passed, certain claimed amounts might still be adjusted by state and local taxing jurisdictions. As of this date, states, cities and municipalities have filed Priority Tax Claims aggregating approximately $1.9 billion against one or more of the Debtors. Of this amount, approximately $1.2 billion (63%) is attributable to New York State and approximately $627 million (33%) is attributable to New York City for a combined total of $1.827 billion.

On April 20, 2011, LBHI entered into a settlement agreement with New York State for a cash payment amount of $144.1 million, which settlement agreement was approved by the Bankruptcy Court on May 18, 2011. Pursuant to the Bankruptcy Court’s order, payment has since been made and the rights of the Debtors and the other Lehman Affiliates to challenge the allocation of such payment has been reserved. This payment has satisfied the New York State claim representing tax years under audit for periods prior to the Commencement Date. The Debtors are also actively engaged in a resolution process with New York City. The Debtors currently believe that the New York City Priority Tax Claims will ultimately be settled for less than the $627 million claimed amount.

2.         Summary of Classes

The Plan places all Claims and Equity Interests, except Administrative Expense Claims and Priority Tax Claims, in the classes listed below for all purposes including voting and Distributions. A Claim or Equity Interest is placed in a particular Class only to the extent that it falls within the description of that Class, and is classified in any other Class to the extent that any portion thereof falls within the description of such other Class.

Unless otherwise specified below, holders of Claims in each Class will receive a Pro Rata Share of Available Cash from the Debtor against which they hold an Allowed Claim. For further detail regarding the classification and treatment of the Claims and Equity Interests, see section X.C.— “Classification and Treatment of Claims and Equity Interests” of this Disclosure Statement or the Plan annexed hereto as Exhibit 1. The Recovery Analysis included as Exhibit 4 hereto sets forth the Debtors’ estimates of the amount of Allowed Claims in each Class and the estimated recoveries to holders of Allowed Claims in each Class.

    a.         Treatment of Classified Claims Against and Equity Interests in LBHI

    (i)       LBHI Class 1- Priority Non-Tax Claims Against LBHI

Priority Non-Tax Claims against LBHI include any Claim against LBHI, other than an Administrative Expense Claim or a Priority Tax Claim, entitled to priority in payment under section 507(a) of the Bankruptcy Code.

Holders of Priority Non-Tax Claims against LBHI will be paid in cash in the full amount of their Allowed Claim under the Plan. Claims in LBHI Class 1 are impaired by the Plan and are entitled to vote to accept or reject the Plan.

    (ii)       LBHI Class 2- Secured Claims against LBHI

Holders of Allowed Secured Claims against LBHI will receive a Distribution of, at the option of LBHI, any of (i) payment in Cash by LBHI in full on the later of the Effective Date and the date such Claim becomes an Allowed Claim, or as soon thereafter as is practicable; (ii) the sale or disposition proceeds of the Collateral securing such Allowed Claim to the extent of the value of the Collateral securing such Allowed Claim; (iii) surrender to the holder of such Allowed Claim of the Collateral securing such Allowed Claim; or (iv) such treatment that leaves unaltered the legal, equitable, and contractual rights to which the holder of the Allowed Claim is entitled. Claims in LBHI Class 2 are impaired by the Plan and are entitled to vote to accept or reject the Plan.

    (iii)       LBHI Class 3- Senior Unsecured Claims against LBHI

Senior Unsecured Claims against LBHI include any Claim against LBHI that is entitled to a contractual right of priority in payment to all of the Class 10A Subordinated Notes, Class 10B Subordinated Notes and Class 10C Subordinated Notes, but excludes (i) any Claim asserted that is based on an “Other Financial Obligation” (as such term is defined on Exhibit 10 annexed hereto), which is generally defined as Derivative Contracts, (ii) any Claim asserted against LBHI by an Affiliate of LBHI and (iii) any Guarantee Claim asserted against LBHI by a third-party.

Generally, LBHI Class 3 includes, without limitation, Claims against LBHI primarily with respect to bonds issued by LBHI, most of which bonds were issued pursuant to an indenture as to which The Bank of New York or Wilmington Trust Company serve as indenture trustees. The Claims in LBHI Class 3 are asserted by parties that are not Affiliates of the Debtors, are not Guarantee Claims and are senior to all Subordinated Notes. OMX Timber

Finance Investments II, LLC and Wells Fargo Bank Northwest, N.A, as Indenture Trustee have asserted that their Claims (Claim Nos. 17120 and 24151, respectively), to the extent Allowed, should be properly classified in LBHI Class 3. The Debtors are reviewing the classification of these Claims and have agreed to address this issue prior to the Voting Deadline.

In addition to the Distribution of their Pro Rata Share of Available Cash, holders of Allowed Claims in LBHI Class 3 will receive their Pro Rata Share of amounts that, if not for certain contractual subordination language, would have been distributed to holders of Allowed Subordinated Class 10A Claims against LBHI, Allowed Subordinated Class 10B Claims against LBHI and Allowed Subordinated Class 10C Claims against LBHI. In addition, each holder of Allowed Claims in LBHI Class 3 will also receive its Pro Rata Share of the Plan Adjustment. Claims in LBHI Class 3 are impaired by the Plan and are entitled to vote to accept or reject the Plan.

(iv)       LBHI Class 4A- Senior Affiliate Claims against LBHI

Senior Affiliate Claims include any Claim filed against LBHI by an Affiliate of LBHI that is entitled to a contractual right of priority in payment to all of the Class 10A Subordinated Notes, Class 10B Subordinated Notes and Class 10C Subordinated Notes, but excludes any (i) Claim that is based on an “Other Financial Obligation” (as such term is defined on Exhibit 10 annexed hereto), which is generally defined as Derivatives Contracts and (ii) Senior Affiliate Guarantee Claim. Generally, LBHI Class 4A includes, without limitation, Claims filed by Affiliates based on indebtedness for money borrowed by LBHI in the form of any intercompany loans, securities, notes, debentures, bonds or other similar instruments, and any other amounts due from LBHI in connection with the prepetition cash management system of Lehman.

Each Debtor asserting a Senior Affiliate Claim will have an Allowed Claim in the amount set forth on the Debtors’ Claims Schedule. Each other non-Debtor Affiliate asserting a Senior Affiliate Claim will have an Allowed Claim in the amount agreed to by LBHI and such non-Debtor Affiliate. If LBHI and a non-Debtor Affiliate are unable to agree on the Allowed Claim amounts, LBHI intends to object to the Claims of such non-Debtor Affiliate.

In addition to the Distribution of their Pro Rata Share of Available Cash, holders of Allowed Claims in LBHI Class 4A will receive their Pro Rata Share of amounts that, if not for certain contractual subordination language, would have been distributed to holders of Allowed Subordinated Class 10A Claims against LBHI, Allowed Subordinated Class 10B Claims against LBHI and Allowed Subordinated Class 10C Claims against LBHI. Claims in LBHI Class 4A are impaired by the Plan and are entitled to vote to accept or reject the Plan.

(v)       LBHI Class 4B- Senior Affiliate Guarantee Claims against LBHI

Senior Affiliate Guarantee Claims include any Guarantee Claim asserted by an Affiliate of LBHI that is entitled to a contractual right of priority in payment to the Class 10B Subordinated Notes and Class 10C Subordinated Notes, but not the Class 10A Subordinated Notes, but excludes any Claim that is based on an “Other Financial Obligation” (as such term is defined on Exhibit 10 annexed hereto), which is generally defined as Derivatives Contracts. Generally, LBHI Class 4B includes, without limitation, Claims filed by Affiliates based on LBHI’s purported guarantee of indebtedness for money borrowed by another entity, including any securities, notes, debentures, bonds or other similar instruments issued by an Affiliate of LBHI, and any other amounts due from LBHI in connection with the prepetition cash management system of Lehman. Many of the Affiliate Guarantee Claims based on the Guarantee Resolutions are included in LBHI Class 4B.

Each Debtor asserting a Senior Affiliate Guarantee Claim will have an Allowed Claim in the amount set forth on the Debtors’ Claims Schedule. Each other non-Debtor Affiliate asserting a Senior Affiliate Guarantee Claim will have an Allowed Claim in the amount agreed to by LBHI and such non-Debtor Affiliate. If LBHI and a non-Debtor Affiliate are unable to agree on the Allowed Claim amounts, LBHI intends to object to the Claims of such non-Debtor Affiliate.

In addition to the Distribution of their Pro Rata Share of Available Cash, holders of Allowed Claims in LBHI Class 4B will receive their Pro Rata Share of amounts that, if not for certain contractual subordination language, would have been distributed to holders of Allowed Subordinated Class 10B Claims against LBHI and Allowed Subordinated Class 10C Claims against LBHI. Claims in LBHI Class 4B are impaired by the Plan and are entitled to vote to accept or reject the Plan.

(vi)       LBHI Class 5-Senior Third-Party Guarantee Claims against LBHI

Senior Third-Party Guarantee Claims include any Guarantee Claim asserted by a party that is not an Affiliate of LBHI, which Claim is entitled to a contractual right of priority in payment to Subordinated Class 10B Claims and Subordinated Class 10C Claims, but not Subordinated Class 10A Claims, but excludes any Claim that is based on an “Other Financial Obligation” (as such term is defined on Exhibit 10 annexed hereto), which is generally defined as Derivatives Contracts. Generally, LBHI Class 5 includes, without limitation, Claims filed by an entity that is not an Affiliate of LBHI based on LBHI’s purported guarantee of indebtedness for money borrowed by another entity, including any securities, notes, debentures, bonds, or other similar instruments issued by an Affiliate of LBHI. More specifically, LBHI Class 5 also includes Claims against LBHI based on its guarantee of (i) the obligations of an Affiliate under a repurchase agreement and (ii) Structured Securities, in each case that are not filed by an Affiliate of LBHI, (iii) loans, and (iv) securities lending agreements.

In addition to the Distribution of their Pro Rata Share of Available Cash, holders of Allowed Claims in LBHI Class 5 will receive their Pro Rata Share of amounts that, if not for certain contractual subordination language, would have been distributed to holders of Allowed Subordinated Class 10B Claims and Allowed Subordinated Class 10C Claims; provided, however, that 20% of the aggregate Distribution from LBHI (including any redistribution from holders of Allowed Subordinated Claims) on account of Claims in LBHI Class 5 will automatically be reallocated to the holders of Allowed Claims in LBHI Classes 3 and 7, on a pro rata basis. Claims in LBHI Class 5 are impaired by the Plan and are entitled to vote to accept or reject the Plan.

(vii)       LBHI Class 6A- Convenience Claims against LBHI

Convenience Claims against LBHI include any Senior Unsecured Claim or General Unsecured Claim against LBHI, other than a Claim based on a public debt security issued by LBHI or a Claim of a Designated Entity, that is (a) Allowed in an amount of fifty thousand dollars ($50,000) or less or (b) Allowed in an amount greater than fifty thousand dollars ($50,000) but which is reduced to fifty thousand dollars ($50,000) (i) by an irrevocable written election by the holder of such Allowed Claim made on a properly delivered Ballot or (ii) pursuant to a settlement agreement between LBHI and the holder of such Claim entered into after the Voting Deadline; provided, however, that any such Claim against LBHI that was Allowed in excess of fifty thousand dollars ($50,000) may not be subdivided into multiple General Unsecured Claims of fifty thousand dollars ($50,000) or less for purposes of receiving treatment as a Convenience Claim.

Each holder of an Allowed Claim in LBHI Class 6A shall receive Cash in an amount equal to 0.26 multiplied by the amount of such Claim, in full and complete satisfaction of such Allowed Claim on the later of the Effective Date and the date such Claim becomes an Allowed Claim, or as soon thereafter as is practicable. Claims in LBHI Class 6A are impaired by the Plan and are entitled to vote to accept or reject the Plan.

(viii)       LBHI Class 6B- Convenience Guarantee Claims against LBHI

Convenience Guarantee Claims against LBHI include any Senior Third-Party Guarantee Claim or Third-Party Guarantee Claim against LBHI, other than a Claim based on a public debt security issued by LBHI or a Claim of a Designated Entity, that is (i) Allowed in an amount of fifty thousand dollars ($50,000) or less or (ii) Allowed in an amount greater than fifty thousand dollars ($50,000) but which is reduced to fifty thousand dollars ($50,000) (i) by an irrevocable written election by the holder of such Allowed Claim made on a properly delivered Ballot or (ii) pursuant to a settlement agreement between LBHI and the holder of such Claim entered into after the Voting Deadline; provided, however, that any such Claim against LBHI that was Allowed in excess of fifty thousand dollars ($50,000) may not be subdivided into multiple General Unsecured Claims of fifty thousand dollars ($50,000) or less for purposes of receiving treatment as a Convenience Guarantee Claim.

Each holder of an Allowed Claim in LBHI Class 6B shall receive Cash in an amount equal to 0.17 multiplied by the amount of such Claim, in full and complete satisfaction of such Allowed Claim on the later of the Effective Date and the date such Claim becomes an Allowed Claim, or as soon thereafter as is practicable. Claims in LBHI Class 6B are impaired by the Plan and are entitled to vote to accept or reject the Plan.

(ix)       LBHI Class 7 - General Unsecured Claims against LBHI

General Unsecured Claims against LBHI include any Claim other than an Administrative Expense Claim, a Priority Tax Claim, a Priority Non-Tax Claim, a Secured Claim, a Senior Unsecured Claim, a Senior Affiliate Claim, a Senior Affiliate Guarantee Claim, a Senior Third-Party Guarantee Claim, a Convenience Claim, an Affiliate Claim, a Third-Party Guarantee Claim, a Subordinated Claim and a Section 510(b) Claim. Generally, LBHI Class 7 includes, without limitation, (i) Claims of trade vendors, suppliers and service providers and other Claims incurred in the ordinary course of business, (ii) Claims based on prepetition litigation against LBHI, other than Section 510(b) Claims, (iii) Claims based on LBHI’s repurchase or indemnification obligations in connection with the sale of residential mortgage loans, (iv) Claims based on LBHI’s obligations to employees (other than those claims entitled to priority and included in LBHI Class 1), (v) Claims based on the rejection of leases of non-residential real property and executory contracts, and (vi) Claims based on LBHI’s obligations, if any, under prime brokerage agreements.

Each holder of an Allowed Claim in LBHI Class 7 shall receive its Pro Rata Share of Available Cash from LBHI. Each holder of an Allowed Claim in LBHI Class 7 shall also receive its Pro Rata Share of the Plan Adjustment. Claims in LBHI Class 7 are impaired by the Plan and are entitled to vote to accept or reject the Plan.

(x)       LBHI Class 8- Affiliate Claims against LBHI

Affiliate Claims against LBHI include Claims asserted by an Affiliate of LBHI, excluding Administrative Expense Claims, Priority Non-Tax Claims, Secured Claims, Senior Affiliate Claims and Senior Affiliate Guarantee Claims. Generally, LBHI Class 8 includes, without limitation, (i) all Claims of Affiliates of LBHI that do not qualify as senior obligations under the underlying agreements of the Subordinated Notes and (ii) all Claims filed by Affiliates based on LBHI’s purported guarantee of swap agreements, forward agreements, future contracts, option agreements, foreign exchange agreements, commodity agreements, spot transactions, or any other agreement that constitutes a “swap agreement” as such term is defined in section 101(53B) of the Bankruptcy Code or “forward contract” as such term is defined in section 101(25) of the Bankruptcy Code.

Each Debtor asserting an Affiliate Claim will have an Allowed Claim in the amount set forth on the Debtors’ Claims Schedule. Each other non-Debtor Affiliate asserting an Affiliate Claim will have an Allowed Claim in the amount agreed to by LBHI and such non-Debtor Affiliate. If LBHI and a non-Debtor Affiliate are unable to agree on the Allowed Claim amounts, LBHI intends to object to the Claims of such non-Debtor Affiliate.

Each holder of an Allowed Claim in LBHI Class 8 shall receive its Pro Rata Share of Available Cash from LBHI. Claims in LBHI Class 8 are impaired by the Plan and are entitled to vote to accept or reject the Plan.

(xi)       LBHI Class 9A- Third-Party Guarantee Claims against LBHI Other Than Those of The Racers Trusts

Third-Party Guarantee Claims include any Guarantee Claim asserted by third-parties that are not Affiliates of the Debtors or a Designated Entity and do not qualify as senior obligations under the underlying agreements of the Subordinated Notes. Generally, LBHI Class 9A includes, without limitation, any Claim based on a purported guarantee by LBHI of the obligation of another entity pursuant to (i) swap agreements, forward agreements, future contracts, option agreements, foreign exchange agreements, commodity agreements, spot transactions, or any other agreement that constitutes a “swap agreement” as such term is defined in section 101(53B) of the Bankruptcy Code or “forward contract” as such term is defined in section 101(25) of the Bankruptcy Code, subject to certain exceptions described in the Plan, or (ii) prime brokerage and similar agreements.

Each holder of an Allowed Claim in LBHI Class 9A shall receive its Pro Rata Share of Available Cash from LBHI; provided, however, that 20% of the aggregate Distribution from LBHI (including any redistribution from holders of Allowed Subordinated Claims) on account of Claims in LBHI Class 9A will automatically be reallocated to the holders of Allowed Claims in LBHI Classes 3 and 7, on a pro rata basis. Claims in LBHI Class 9A are impaired by the Plan and are entitled to vote to accept or reject the Plan.

(xii)       LBHI Class 9B- Third-Party Guarantee Claims of the Racers Trusts against LBHI

LBHI Class 9B consists of the Guarantee Claim of the Racers 2007-A Trust against LBHI based on LBHI’s Guarantee of the obligations of LBSF under a Derivatives Contract with the Racers 2007-A Trust.

The Racers Trusts shall have an Allowed Claim against LBHI in the amount of $1.947 billion.

The Racers 2007-A Trust shall receive its Pro Rata Share of Available Cash from LBHI; provided however, that the Distributions on $1 billion of the Allowed Claim will automatically be reallocated to the holders of Allowed Claims in LBHI Classes 3 and 7, on a pro rata basis. Claims in LBHI Class 9B are impaired by the Plan and are entitled to vote to accept or reject the Plan.

(xiii)     LBHI Class 10A- Subordinated Class 10A Claims against LBHI

Subordinated Class 10A Claims in LBHI Class 10A include any Claim against LBHI arising under any of (a) the Floating Rate Junior Subordinated Deferrable Interest Debentures due 2035 issued pursuant to the Eighth Supplemental Indenture, dated as of August 19, 2005, between LBHI and JPMorgan Chase Bank, as trustee; (b) the Fixed/Floating Rate Subordinated Notes due 2016 Series 5065, issued pursuant to a final term sheet dated as of September 26, 2006 under the Euro Medium-Term Note Program; (c) the Floating Rate Subordinated Notes due 2037 Series EB17, issued pursuant to a final term sheet dated as of January 23, 2007 under the Euro Medium-Term Note Program; (d) the Fixed/Floating Rate

Subordinated Notes due 2019 Series 6222, issued pursuant to the final term sheet dated as of February 14, 2007 under the Euro Medium-Term Note Program; or (e) the Floating Rate Subordinated Notes due 2037 Series EB 18, issued pursuant to a final term sheet, dated as of May 30, 2007, under the Euro Medium-Term Note Program (collectively, the “Class 10A Subordinated Notes”).

Holders of Allowed Claims in LBHI Class 10A are not expected to receive any Distributions on account of such Claims. Any Distributions that would have been paid to such Claims are automatically reallocated to holders of Allowed Senior Unsecured Claims against LBHI and Allowed Senior Affiliate Claims against LBHI pursuant to provisions of the documents underlying the Class 10A Subordinated Notes. Claims in LBHI Class 10A are impaired by the Plan. Because holders of these Claims are not expected to receive any Distributions on account of such Claims, they are deemed to reject the Plan.

(xiv)     LBHI Class 10B- Subordinated Class 10B Claims against LBHI

Subordinated Class 10B Claims in LBHI Class 10B include any Claim against LBHI arising under any of (a) the 6.375% subordinated Deferrable Interest Debentures due 2052, issued pursuant to the Fourth Supplemental Indenture, dated as of March 17, 2003, between LBHI and JPMorgan Chase Bank, as trustee; (b) the 6.375% Subordinated Deferrable Interest Debentures due October 2052, issued pursuant to the Fifth Supplemental Indenture, dated as of October 31, 2003, between LBHI and JPMorgan Chase Bank, as trustee; (c) the 6.00% Subordinated Deferrable Interest Debentures due 2053, issued pursuant to the Sixth Supplemental Indenture, dated as of April 22, 2004, between LBHI and JPMorgan Chase Bank, as trustee; (d) the 6.24% Subordinated Deferrable Interest Debentures due 2054, issued pursuant to the Seventh Supplemental Indenture, dated as of January 18, 2005, between LBHI and JPMorgan Chase Bank, as trustee; (e) the 5.75% Subordinated Notes due 2017, issued pursuant to the Ninth Supplemental Indenture, dated as of October 24, 2006, between LBHI and JPMorgan Chase Bank, as trustee; (f) the Fixed and Floating Rate Subordinated Notes Due 2032, issued pursuant to the Tenth Supplemental Indenture, dated as of May 1, 2007, between LBHI and JPMorgan Chase Bank, as trustee; (g) the 6.50% Subordinated Notes Due 2017, issued pursuant to the Thirteenth Supplemental Indenture, dated as of July 19, 2007, between LBHI and The Bank of New York, as trustee; (h) the 6.875% Subordinated Notes Due 2037, issued pursuant to the Fourteenth Supplemental Indenture, dated as of July 19, 2007, between LBHI and The Bank of New York, as trustee; (i) the 6.75% Subordinated Notes Due 2017, issued pursuant to the Fifteenth Supplemental Indenture, dated as of December 21, 2007, between LBHI and The Bank of New York, as trustee; and (j) the 7.50% Subordinated Notes Due 2038, issued pursuant to the Sixteenth Supplemental Indenture, dated as of May 9, 2008, between LBHI and The Bank of New York, as trustee (collectively, the “Class 10B Subordinated Notes”).

Holders of Allowed Claims in LBHI Class 10B are not expected to receive any Distributions on account of such Claims. Any Distributions that would have been paid to such Claims are automatically reallocated to holders of Allowed Senior Unsecured Claims against LBHI, Allowed Senior Affiliate Claims against LBHI, Allowed Senior Affiliate Guarantee Claims against LBHI and Allowed Senior Third-Party Guarantee Claims against LBHI against LBHI pursuant to provisions of the documents underlying the Class 10B Subordinated Notes.

Claims in LBHI Class 10B are impaired by the Plan. Because holders of these Claims are not expected to receive any Distributions on account of such Claims, they are deemed to reject the Plan.

(xv)       LBHI Class 10C- Subordinated Class 10C Claims against LBHI

Subordinated Class 10B Claims in LBHI Class 10C include any Claim against LBHI arising under any of (a) the 5.707% Remarketable Junior Subordinated Debentures due 2043, issued pursuant to the Eleventh Supplemental Indenture, dated as of May 17, 2007, between LBHI and U.S. Bank National Association, as trustee; and (b) the Floating Rate Remarketable Junior Subordinated Debentures due 2043, issued pursuant to the Twelfth Supplemental Indenture, dated as of May 17, 2007, between LBHI and U.S. Bank National Association, as trustee (collectively, the “Class 10C Subordinated Notes”).

Holders of Allowed Claims in LBHI Class 10C are not expected to receive any Distributions on account of such Claims. Any Distributions that would have been paid to such Claims are automatically reallocated to holders of Allowed Senior Unsecured Claims against LBHI, Allowed Senior Affiliate Claims against LBHI, Allowed Senior Affiliate Guarantee Claims against LBHI, Allowed Senior Third-Party Guarantee Claims against LBHI, Allowed Senior Third-Party Guarantee Claims against LBHI Allowed Subordinated Class 10A Claims against LBHI and Allowed Subordinated Class 10B Claims against LBHI pursuant to provisions of the documents underlying the Class 10C Subordinated Notes. Claims in LBHI Class 10C are impaired by the Plan. Because holders of these Claims are not expected to receive any Distributions on account of such Claims, they are deemed to reject the Plan.

(xvi)       LBHI Class 11- Section 510(b) Claims

LBHI Class 11 includes Claims arising from the rescission of a purchase or sale of a security (other than an equity security) of the Debtors or an affiliate of the Debtors, for damages arising from the purchase or sale of such security, or for reimbursement or contribution allowed under section 502 of the Bankruptcy Code on account of such a claim.

Holders of Allowed Claims in LBHI Class 11 are not expected to receive any Distributions on account of such Claims. Claims in LBHI Class 11 are impaired by the Plan. Because holders of these Claims are not expected to receive any Distributions on account of such Claims, they are deemed to reject the Plan.

Lead Plaintiffs in two pending class actions assert that they may have claims in this class and/or should be otherwise classified under the Plan:

1.

On July 23, 2008, a class action entitled New Jersey Carpenters Health Fund, et al. v. Lehman XS Trust Series 200S-5N, et al., was filed in the Supreme Court of the State of New York, County of New York. On July 29, 2008 the actions were removed to the United States District Court for the Southern District of New York pursuant to 28 U.S.C. §§1441 and 1446. The case was assigned Case No. 08-6762. Thereafter, another case (08-10686) asserting similar causes of action was filed. These actions allege certain offering documents for issuance of mortgage backed securities contained material misstatements and omitted material information in violation of Sections 11, 12, and 15 of the Securities Act of 1933. These actions are stayed with respect to any Debtor defendants.

2.

On June 18, 2008, the securities class action In re Lehman Brothers Equity/Debt Securities Litigation, Case No. 08-05523 (LAK) was commenced in the United States District Court for the Southern District of New York by plaintiffs asserting that they purchased certain LBHI debt or equity securities pursuant to materially false and misleading registration statements and prospectuses, and were damaged thereby. On July 27, 2011, the District Court granted in part and denied in part motions to dismiss the Securities Litigation by the Non-Debtor Defendants. These actions are stayed with respect to any Debtor defendants.

Nothing in the Plan or in any Order confirming the Plan shall preclude the lead plaintiffs and the putative classes in the above actions from seeking relief to pursue their Claims against the Debtors to the extent of available insurance proceeds. The Debtors do not concede any liability and do not agree with the allegations in the complaints. The Debtors reserve any and all rights to contest the claims and to enforce any stay of the actions as against the Debtors.

(xvii)     LBHI Class 12- Equity Interests in LBHI

Equity Interests in LBHI includes any shares of common stock, preferred stock, other form of ownership interest, or any interest or right to convert into such an equity or ownership interest or acquire any equity or ownership interest, including, without limitation, vested and/or unvested restricted stock units, contingent stock awards, contingent equity awards, performance stock units, and stock options or restricted stock awards granted under management ownership plans, that was in existence immediately prior to or on LBHI’s Commencement Date. Equity Interests also include Allowed Claims against LBHI arising out of, or relating to, or in connection with any of the foregoing that are subject to section 510(b) of the Bankruptcy Code. Holders of Equity Interests in LBHI are not expected to receive any Distributions under the Plan.

On the Effective Date, all LBHI Stock shall be cancelled and the Plan Trust Stock shall be issued to the Plan Trust which will hold such share for the benefit of the holders of such former LBHI Stock consistent with their former relative priority and economic entitlements; provided, however, that the Plan Trust may not exercise any voting rights appurtenant thereto in conflict with Article VII of the Plan. Each holder of an Equity Interest in LBHI (through their interest in the new share of LBHI common stock or otherwise) shall neither receive nor retain any Property of the Estate or direct interest in Property of the Estate of LBHI or interest in property on account of such Equity Interests; provided, however, that in the event that all Allowed Claims in LBHI Classes 1 through 11 have been satisfied in full in accordance with the Bankruptcy Code and the Plan, each holder of an Equity Interest in LBHI may receive its share of any remaining assets of LBHI consistent with such holder’s rights of payment existing immediately prior to the Commencement Date. Unless otherwise determined by the Plan Administrator, on the date that LBHI’s Chapter 11 Case is closed in accordance with Section 6.6 of the Plan, the Plan Trust Stock issued pursuant to this section 4.17(b) of the Plan shall be deemed cancelled and of no further force and effect provided that such cancellation does not adversely impact the Debtors’ estates. The continuing rights of holders of Equity Interests (including through their interest in the Plan Trust Stock or otherwise) will be nontransferable, except by operation of law. Equity Interests in LBHI Class 12 are impaired by the Plan. Because holders of these Equity Interests are not expected to receive any Distributions on account of such Equity Interests, they are deemed to reject the Plan.

b.        Treatment of Classified Claims Against and Equity Interests in the Subsidiary Debtors

As to each of the Subsidiary Debtors, the Plan generally adopts two common schemes for the classification and treatment of Claims. The scheme for the classification and treatment of Claims applied to each Subsidiary Debtor is dependent upon whether such Subsidiary Debtor is a Participating Subsidiary Debtor. The Plans of LCPI and LBSF have unique provisions and therefore are described separately below.

(i)      Classification and Treatment for LCPI

 (a)      LCPI Class 1- Priority Non-Tax Claims

Priority Non-Tax Claims include any Claim, other than an Administrative Expense Claim or a Priority Tax Claim, entitled to priority in payment under section 507(a) of the Bankruptcy Code.

Holders of Priority Non-Tax Claims will be paid in cash in the full amount of their Allowed Claim under the Plan. Claims in LCPI Class 1 are impaired by the Plan and are entitled to vote to accept or reject the Plan.

 (b)      LCPI Class 2- Secured Claims

Holders of Allowed Secured Claims will receive a Distribution of, at the option of LCPI, any of (i) payment in Cash in full on the later of the Effective Date and the date such Claim becomes an Allowed Claim, or as soon thereafter as is practicable; (ii) the sale or disposition proceeds of the Collateral securing such Allowed Claim to the extent of the value of the Collateral securing such Allowed Claim; (iii) surrender to the holder of such Allowed Claim of the Collateral securing such Allowed Claim; or (iv) such treatment that leaves unaltered the legal, equitable, and contractual rights to which the holder of the Allowed Claim is entitled. Claims in LCPI Class 2 are impaired by the Plan and are entitled to vote to accept or reject the Plan.

 (c)      LCPI Class 3- Convenience Claims

Convenience Claims include any General Unsecured Claim that is (i) Allowed in an amount of fifty thousand dollars ($50,000) or less or (ii) Allowed in an amount greater than fifty thousand dollars ($50,000) but which is reduced to fifty thousand dollars ($50,000) (i) by an irrevocable written election by the holder of such Allowed Claim made on a properly delivered Ballot or (ii) pursuant to a settlement agreement between LCPI and holder of such Claim entered into after the Voting Deadline; provided, however, that any such Claim that was Allowed in excess of fifty thousand dollars ($50,000) may not be subdivided into multiple Claims of fifty thousand dollars ($50,000) or less for purposes of receiving treatment as a Convenience Claim.

Each holder of an Allowed Claim in LCPI Class 3 shall receive Cash in an amount equal to the applicable Convenience Class Distribution Percentage set forth on Exhibit 13 hereto multiplied by the amount of such Claim, in full and complete satisfaction of such Allowed Claim on the later of the Effective Date and the date such Claim becomes an Allowed Claim, or as soon thereafter as is practicable. Claims in LCPI Class 3 are impaired by the Plan and are entitled to vote to accept or reject the Plan.

(d)         LCPI Class 4A- General Unsecured Claims Other Than Those of Designated Entities

General Unsecured Claims in LCPI Class 4A include any Claim against LCPI other than an Administrative Expense Claim, a Priority Tax Claim, a Priority Non-Tax Claim, a Secured Claim, a Convenience Claim or an Affiliate Claim. Generally, LCPI Class 4A includes, without limitation, (i) Claims based on financing transactions, including repurchase agreements, (ii) Claims based on the rejection of executory contracts, (iii) Claims based on prepetition litigation against LCPI, (iv) Claims of trade vendors, suppliers and service providers and other Claims incurred in the ordinary course of business and (v) Claims based on repurchase or indemnification obligations in connection with the sale of residential mortgage loans.

Each holder of an Allowed Claim in LCPI Class 4A shall receive its Pro Rata Share of Available Cash from LCPI; provided however, that 14% of the aggregate Distribution on account of Claims in LCPI Class 4A will automatically be reallocated to the holders of Allowed Claims in LBHI Classes 3 and 7, on a pro rata basis. Each holder of Allowed Claims in LCPI Class 4A shall also receive its Pro Rata Share of the first $100 million of Distributions made to LBHI on account of its Allowed Affiliate Claim against LCPI. Claims in LCPI Class 4A are impaired by the Plan and are entitled to vote to accept or reject the Plan.

(e)         LCPI Class 4B- General Unsecured Claims of Designated Entities

General Unsecured Claims in LCPI Class 4B include any Claim against LCPI asserted by the Racers 2007-A Trust or based on the Fenway transactions other than an Administrative Expense Claim, a Priority Tax Claim, a Priority Non-Tax Claim, a Secured Claim, a Convenience Claim or an Affiliate Claim.

The Claims of the Racers 2007-A Trust will be Allowed in the amount of $5 billion. The unsecured Claims asserted by LBHI against LCPI based on the Fenway transactions will be Allowed as General Unsecured Claims in LCPI Class 4B in the amount of $230 million.

Each holder of an Allowed Claim in LCPI Class 4B shall receive its Pro Rata Share of Available Cash from LCPI; provided however, that 20% of the aggregate Distribution on account of Claims in LCPI Class 4B will automatically be reallocated to the holders of Allowed Claims in LBHI Classes 3 and 7, on a pro rata basis. Claims in LCPI Class 4B are impaired by the Plan and are entitled to vote to accept or reject the Plan.

(f)         LCPI Class 5A- Affiliate Claims of LBHI

Affiliate Claims in LCPI Class 5A include Claims against LCPI asserted by LBHI, other than an Administrative Expense Claim, a Priority Non-Tax Claim, or a Secured Claim.

LBHI will have an Allowed Claim in the amount set forth on Annex 9A of the Debtors’ Claims Schedule; provided that, LBHI will only participate in Distributions in the amount set forth on Annex 9C of the Debtors’ Claims Schedule.

LBHI shall receive its Pro Rata Share of Available Cash from LCPI on account of its Claims included in LCPI Class 5A; provided that the first $100 million of Distributions made to LBHI on account of its Allowed Affiliate Claim against LCPI will automatically be reallocated to the holders of Allowed Claims in LCPI Class 4.

(g)         LCPI Class 5B- Affiliate Claims of Participating Subsidiary Debtors

Affiliate Claims in LCPI Class 5B include Claims against LCPI asserted by another Participating Subsidiary Debtor, other than an Administrative Expense Claim, a Priority Non-Tax Claim, or a Secured Claim.

Each Participating Subsidiary Debtor will have an Allowed Claim in the amount set forth on the Debtors’ Claims Schedule.

Each holder of an Allowed Claim in LCPI Class 5B shall receive its Pro Rata Share of Available Cash from LCPI; provided, however, that 20% of the aggregate Distribution on account of Claims in LCPI Class 5B will automatically be reallocated to the holders of Allowed Claims in LBHI Classes 3 and 7, on a pro rata basis. Claims in LCPI Class 5B are impaired by the Plan and are entitled to vote to accept or reject the Plan.

(h)         LCPI Class 5C- Affiliate Claims Other than Participating Subsidiary Debtors and LBHI

Affiliate Claims in LCPI Class 5C include Claims against LCPI asserted by an Affiliate other than a Participating Subsidiary Debtor, LBHI or a Designated Entity other than an Administrative Expense Claim, a Priority Non-Tax Claim, or a Secured Claim.

Each Subsidiary Debtor asserting a Claim in LCPI Class 5C will have an Allowed Claim in the amount set forth on the Debtors’ Claims Schedule. Each other non-Debtor Affiliate asserting of a Claim in LCPI Class 5C will have an Allowed Claim in the amount agreed to by LCPI and such non-Debtor Affiliate. If LCPI and a non-Debtor Affiliate are unable to agree on the Allowed Claim amounts, LCPI intends to object to the Claims of such non-Debtor Affiliate.

Each holder of an Allowed Claim in LCPI Class 5C shall receive its Pro Rata Share of Available Cash from LCPI; provided, however, that 14% of the aggregate Distribution on account of Claims in LCPI Class 5C will automatically be reallocated to the holders of

Allowed Claims in LBHI Classes 3 and 7, on a pro rata basis. Claims in Class LCPI 5C are impaired by the Plan and are entitled to vote to accept or reject the Plan.

 (i)      LCPI Class 6- Equity Interests

Equity Interests includes any shares of common stock, preferred stock, other form of ownership interest, or any interest or right to convert into such an equity or ownership interest or acquire any equity or ownership interest, including, without limitation, vested and/or unvested restricted stock units, contingent stock awards, contingent equity awards, performance stock units, and stock options or restricted stock awards granted under management ownership plans, in LCPI that was in existence immediately prior to or on the Commencement Date for LCPI. Holders of Equity Interests in LCPI are not expected to receive any Distributions under the Plan. The holder of the Equity Interest in LCPI will receive any amounts remaining for Distribution after all Claims against such entities have been satisfied in full in accordance with the Plan. Equity Interests in LCPI Class 6 are impaired by the Plan. Because holders of these Equity Interests are not expected to receive any Distributions on account of such Equity Interests, they are deemed to reject the Plan.

 (ii)      Classification and Treatment for LBSF

   (a)      LBSF Class 1- Priority Non-Tax Claims

Priority Non-Tax Claims include any Claim, other than an Administrative Expense Claim or a Priority Tax Claim, entitled to priority in payment under section 507(a) of the Bankruptcy Code.

Holders of Priority Non-Tax Claims will be paid in cash in the full amount of their Allowed Claim under the Plan. Claims in LBSF Class 1 are impaired by the Plan and are entitled to vote to accept or reject the Plan.

   (b)      LBSF Class 2- Secured Claims

Holders of Allowed Secured Claims will receive a Distribution of, at the option of LBSF, any of (i) payment in Cash in full on the later of the Effective Date and the date such Claim becomes an Allowed Claim, or as soon thereafter as is practicable; (ii) the sale or disposition proceeds of the Collateral securing such Allowed Claim to the extent of the value of the Collateral securing such Allowed Claim; (iii) surrender to the holder of such Allowed Claim of the Collateral securing such Allowed Claim; or (iv) such treatment that leaves unaltered the legal, equitable, and contractual rights to which the holder of the Allowed Claim is entitled. Claims in LBSF Class 2 are impaired by the Plan and are entitled to vote to accept or reject the Plan.

   (c)      LBSF Class 3- Convenience Claims

Convenience Claims include any General Unsecured Claim that is (i) Allowed in an amount of fifty thousand dollars ($50,000) or less or (ii) Allowed in an amount greater than fifty thousand dollars ($50,000) but which is reduced to fifty thousand dollars ($50,000) (i) by an irrevocable written election by the holder of such Allowed Claim made on a properly delivered

Ballot or (ii) pursuant to a settlement agreement between LBSF and holder of such Claim entered into after the Voting Deadline; provided, however, that any such Claim that was Allowed in excess of fifty thousand dollars ($50,000) may not be subdivided into multiple Claims of fifty thousand dollars ($50,000) or less for purposes of receiving treatment as a Convenience Claim.

Each holder of an Allowed Claim in LBSF Class 3 shall receive Cash in an amount equal to the applicable Convenience Class Distribution Percentage set forth on Exhibit 13 hereto multiplied by the amount of such Claim, in full and complete satisfaction of such Allowed Claim on the later of the Effective Date and the date such Claim becomes an Allowed Claim, or as soon thereafter as is practicable. Claims in LBSF Class 3 are impaired by the Plan and are entitled to vote to accept or reject the Plan.

(d)      LBSF Class 4A- General Unsecured Claims Other Than Those of the Racers Trusts

General Unsecured Claims in LBSF Class 4A include any Claim against LBSF other than an Administrative Expense Claim, a Priority Tax Claim, a Priority Non-Tax Claim, a Secured Claim, a Convenience Claim or an Affiliate Claim. Generally, LBSF Class 4A includes, without limitation, (i) Claims based on Derivatives Contracts, (ii) Claims based on the rejection of executory contracts, and (iii) Claims based on prepetition litigation against LBSF, and (iv) Claims of trade vendors, suppliers and service providers and other Claims incurred in the ordinary course of business.

Each holder of an Allowed Claim in LBSF Class 4A shall receive its Pro Rata Share of Available Cash from LBSF; provided however, that 6% of the aggregate Distribution on account of Claims in LBSF Class 4A will automatically be reallocated to the holders of Allowed Claims in LBHI Classes 3 and 7, on a pro rata basis. Each holder of an Allowed Claim in LBSF Class 4A shall also receive its Pro Rata Share of (i) the first $100 million of Distributions made to LBHI on account of its Allowed Affiliate Claim against LBSF and (ii) the first $70 million of assets recovered by LBSF in excess of $14.156 billion. Claims in LBSF Class 4A are impaired by the Plan and are entitled to vote to accept or reject the Plan.

(e)      LBSF Class 4B- General Unsecured Claims of the Racers Trusts

General Unsecured Claims in LBSF Class 4B include any Claims against LBSF asserted by the Racers Trusts, other than an Administrative Expense Claim, a Priority Tax Claim, a Priority Non-Tax Claim, a Secured Claim, a Convenience Claim or an Affiliate Claim.

The Racers Trusts shall have an Allowed Claim against LBSF in the amount of $1,947,735,000.

The Racers 2007-A Trust shall receive its Pro Rata Share of Available Cash from LBSF; provided however, that the Distributions on $1 billion of the Allowed Claim will automatically be reallocated to the holders of Allowed Claims in LBHI Classes 3 and 7, on a pro rata basis. Claims in LBSF Class 4B are impaired by the Plan and are entitled to vote to accept or reject the Plan.

(f)      LBSF Class 5A- Affiliate Claims of LBHI

Affiliate Claims in LBSF Class 5A include Claims against LBSF asserted by LBHI, other than an Administrative Expense Claim, a Priority Non-Tax Claim, or a Secured Claim.

LBHI will have an Allowed Claim in the amount set forth on Annex 9A of the Debtors’ Claims Schedule; provided that, LBHI will only participate in Distributions in the amount set forth on Annex 9C of the Debtors’ Claims Schedule.

LBHI shall receive its Pro Rata Share of Available Cash from LBSF on account of its Claims included in LBSF Class 5A; provided that the first $100 million of Distributions made to LBHI on account of its Allowed Affiliate Claim against LBSF will automatically be reallocated to the holders of Allowed Claims in LBSF Class 4. Claims in LBSF Class 5A are impaired by the Plan and are entitled to vote to accept or reject the Plan.

(g)      LBSF Class 5B- Affiliate Claims of Participating Subsidiary Debtors

Affiliate Claims in LBSF Class 5B include Claims against LBSF asserted by another Participating Subsidiary Debtor, other than an Administrative Expense Claim, a Priority Non-Tax Claim, or a Secured Claim.

Each Participating Subsidiary Debtor will have an Allowed Claim in the amount set forth on the Debtors’ Claims Schedule.

Each holder of an Allowed Claim in LBSF Class 5B shall receive its Pro Rata Share of Available Cash from LBSF; provided, however, that 20% of the aggregate Distribution on account of Claims in LBSF Class 5B will automatically be reallocated to the holders of Allowed Claims in LBHI Classes 3 and 7, on a pro rata basis. Claims in LBSF Class 5B are impaired by the Plan and are entitled to vote to accept or reject the Plan.

(h)      LBSF Class 5C- Affiliate Claims Other than Those of Participating Subsidiary Debtors and LBHI

Affiliate Claims in LBSF Class 5C include Claims against LBSF asserted by an Affiliate other than a Participating Subsidiary Debtor and LBHI other than an Administrative Expense Claim, a Priority Non-Tax Claim, or a Secured Claim.

Each Subsidiary Debtor asserting a Claim in LBSF Class 5C will have an Allowed Claim in the amount set forth on the Debtors’ Claims Schedule. Each other non-Debtor Affiliate asserting of a Claim in LBSF Class 5C will have an Allowed Claim in the amount agreed to by LBSF and such non-Debtor Affiliate. If LBSF and a non-Debtor Affiliate are unable to agree on the Allowed Claim amounts, LBSF intends to object to the Claims of such non-Debtor Affiliate.

Each holder of an Allowed Claim in LBSF Class 5C shall receive its Pro Rata Share of Available Cash from LBSF; provided, however, that the 6% of the aggregate Distribution on account of Claims in LBSF Class 5C will automatically be reallocated to the holders of Allowed Claims in LBHI Classes 3 and 7, on a pro rata basis. Each holder of an Allowed Claim in LBSF Class 5C shall also receive its Pro Rata Share of the first $70 million of assets recovered by LBSF in excess of $14.156 billion. Claims in Class LBSF 5C are impaired by the Plan and are entitled to vote to accept or reject the Plan.

 (i)      LBSF Class 6- Equity Interests

Equity Interests includes any shares of common stock, preferred stock, other form of ownership interest, or any interest or right to convert into such an equity or ownership interest or acquire any equity or ownership interest, including, without limitation, vested and/or unvested restricted stock units, contingent stock awards, contingent equity awards, performance stock units, and stock options or restricted stock awards granted under management ownership plans, in LBSF that was in existence immediately prior to or on the Commencement Date for LBSF. Holders of Equity Interests in LBSF are not expected to receive any Distributions under the Plan. The holder of the Equity Interest in LBSF will receive any amounts remaining for Distribution after all Claims against such entities have been satisfied in full in accordance with the Plan. Equity Interests in LBSF Class 6 are impaired by the Plan. Because holders of these Equity Interests are not expected to receive any Distributions on account of such Equity Interests, they are deemed to reject the Plan.

(iii)      Classification and Treatment for LBCS, LOTC and LBCC

The following classification and treatment applies with respect to each of LBCS, LOTC and LBCC, in its individual capacity.

 (a)      Class 1- Priority Non-Tax Claims

Priority Non-Tax Claims include any Claim, other than an Administrative Expense Claim or a Priority Tax Claim, entitled to priority in payment under section 507(a) of the Bankruptcy Code.

Holders of Priority Non-Tax Claims will be paid in cash in the full amount of their Allowed Claim under the Plan. Claims in Class 1 are impaired by the Plan and are entitled to vote to accept or reject the Plan.

 (b)      Class 2- Secured Claims

Holders of Allowed Secured Claims will receive a Distribution of, at the option of the applicable Participating Subsidiary Debtor, any of (i) payment in Cash in full on the later of the Effective Date and the date such Claim becomes an Allowed Claim, or as soon thereafter as is practicable; (ii) the sale or disposition proceeds of the Collateral securing such Allowed Claim to the extent of the value of the Collateral securing such Allowed Claim; (iii) surrender to the holder of such Allowed Claim of the Collateral securing such Allowed Claim; or (iv) such treatment that leaves unaltered the legal, equitable, and contractual rights to which the holder of the Allowed Claim is entitled. Claims in Class 2 are impaired by the Plan and are entitled to vote to accept or reject the Plan.

(c)      Class 3- Convenience Claims

Convenience Claims include any General Unsecured Claim that is (i) Allowed in an amount of fifty thousand dollars ($50,000) or less or (ii) Allowed in an amount greater than fifty thousand dollars ($50,000) but which is reduced to fifty thousand dollars ($50,000) (i) by an irrevocable written election by the holder of such Allowed Claim made on a properly delivered Ballot or (ii) pursuant to a settlement agreement between the applicable Debtor and holder of such Claim entered into after the Voting Deadline; provided, however, that any such Claim that was Allowed in excess of fifty thousand dollars ($50,000) may not be subdivided into multiple Claims of fifty thousand dollars ($50,000) or less for purposes of receiving treatment as a Convenience Claim.

Each holder of an Allowed Claim in Class 3 shall receive Cash in an amount equal to the applicable Convenience Class Distribution Percentage set forth on Exhibit 13 hereto multiplied by the amount of such Claim, in full and complete satisfaction of such Allowed Claim on the later of the Effective Date and the date such Claim becomes an Allowed Claim, or as soon thereafter as is practicable. Claims in Class 3 are impaired by the Plan and are entitled to vote to accept or reject the Plan.

(d)      Class 4- General Unsecured Claims

General Unsecured Claims include any Claim other than an Administrative Expense Claim, a Priority Tax Claim, a Priority Non-Tax Claim, a Secured Claim, a Convenience Claim or an Affiliate Claim. Generally, Class 4 includes, without limitation, (i) Claims based on financing transactions, (ii) Claims based on the rejection of executory contracts, (iii) Claims based on prepetition litigation against a Participating Subsidiary Debtor, (iv) Claims of trade vendors, suppliers and service providers and other Claims incurred in the ordinary course of business and (v) Claims based on repurchase or indemnification obligations in connection with the sale of residential mortgage loans.

Each holder of an Allowed Claim in Class 4 shall receive its Pro Rata Share of Available Cash from such Participating Subsidiary Debtor; provided however, that the applicable Plan Adjustment Percentage set forth on Exhibit 12 hereto of the aggregate Distribution on account of Claims in Class 4 will automatically be reallocated to the holders of Allowed Claims in LBHI Classes 3 and 7, on a pro rata basis. Claims in Class 4 are impaired by the Plan and are entitled to vote to accept or reject the Plan.

(e)      Class 5A- Affiliate Claims of LBHI

Affiliate Claims in Class 5A include Claims against a Participating Subsidiary Debtor asserted by LBHI, other than an Administrative Expense Claim, a Priority Non-Tax Claim, or a Secured Claim.

LBHI will have an Allowed Claim in the amount set forth on Annex 9A of the Debtors’ Claims Schedule; provided that, LBHI will only participate in Distributions in the amount set forth on Annex 9C of the Debtors’ Claims Schedule.

LBHI shall receive its Pro Rata Share of Available Cash from such Participating Subsidiary Debtor on account of its Claims included in Class 5A. Claims in Class 5A are impaired by the Plan and are entitled to vote to accept or reject the Plan.

(f)      Class 5B- Affiliate Claims of Participating Subsidiary Debtors

Affiliate Claims in Class 5B include Claims against a Participating Subsidiary Debtor asserted by another Participating Subsidiary Debtor, other than an Administrative Expense Claim, a Priority Non-Tax Claim, or a Secured Claim.

Each Participating Subsidiary Debtor will have an Allowed Claim in the amount set forth on the Debtors’ Claims Schedule.

Each holder of an Allowed Claim in Class 5B shall receive its Pro Rata Share of Available Cash from such Participating Subsidiary Debtor; provided, however, that 20% of the aggregate Distribution on account of Claims in Class 5B will automatically be reallocated to the holders of Allowed Claims in LBHI Classes 3 and 7, on a pro rata basis. Claims in Class 5B are impaired by the Plan and are entitled to vote to accept or reject the Plan.

(g)      Class 5C- Affiliate Claims Other than those of Participating Subsidiary Debtors and LBHI

Affiliate Claims in Class 5C include Claims against a Participating Subsidiary Debtor asserted by an Affiliate other than a Participating Subsidiary Debtor or LBHI, other than an Administrative Expense Claim, a Priority Non-Tax Claim, or a Secured Claim.

Each Subsidiary Debtor asserting a Claim in Class 5C will have an Allowed Claim in the amount set forth on the Debtors’ Claims Schedule. Each other non-Debtor Affiliate asserting a Claim in Class 5C will have an Allowed Claim in the amount agreed to by the Participating Subsidiary Debtor and such Affiliate. If the Participating Subsidiary Debtor and a non-Debtor Affiliate are unable to agree on the Allowed Claim amounts, the Participating Subsidiary Debtor intends to object to the Claims of such non-Debtor Affiliate.

Each holder of an Allowed Claim in Class 5C shall receive its Pro Rata Share of Available Cash from such Participating Subsidiary Debtor; provided, however, that the applicable Plan Adjustment Percentage set forth on Exhibit 12 hereto of the aggregate Distribution on account of Claims in Class 5C will automatically be reallocated to the holders of Allowed Claims in LBHI Classes 3 and 7, on a pro rata basis. Claims in Class 5C are impaired by the Plan and are entitled to vote to accept or reject the Plan.

(h)      Class 6- Equity Interests

Equity Interests includes any shares of common stock, preferred stock, other form of ownership interest, or any interest or right to convert into such an equity or ownership interest or acquire any equity or ownership interest, including, without limitation, vested and/or unvested restricted stock units, contingent stock awards, contingent equity awards, performance stock units, and stock options or restricted stock awards granted under management ownership plans, in any Debtor that was in existence immediately prior to or on the Commencement Date for such Debtor. Holders of Equity Interests in Debtors are not expected to receive any Distributions under the Plan. The holder of the Equity Interest in each Debtor will receive any amounts remaining for Distribution after all Claims against such entities have been satisfied in full in accordance with the Plan. Equity Interests in Class 6 are impaired by the Plan. Because holders of these Equity Interests are not expected to receive any Distributions on account of such Equity Interests, they are deemed to reject the Plan.

(iv)      Classification and Treatment for Subsidiary Debtors That Are Not Participating Subsidiary Debtors.

The following classification and treatment applies with respect to each of LBFP, LBDP, PAMI Statler, CES, CES V, CES IX, East Dover, LS Finance, LUXCO, BNC, LB Rose Ranch, SASCO, LB 2080, Merit, Preferred Somerset and Somerset in its individual capacity.

 (a)      Class 1- Priority Non-Tax Claims

Priority Non-Tax Claims include any Claim, other than an Administrative Expense Claim or a Priority Tax Claim, entitled to priority in payment under section 507(a) of the Bankruptcy Code.

Holders of Priority Non-Tax Claims will be paid in cash in the full amount of their Allowed Claim under the Plan. Claims in Class 1 are impaired by the Plan and are entitled to vote to accept or reject the Plan.

 (b)      Class 2- Secured Claims

Holders of Allowed Secured Claims will receive a Distribution of, at the option of the applicable Subsidiary Debtor, any of (i) payment in Cash in full on the later of the Effective Date and the date such Claim becomes an Allowed Claim, or as soon thereafter as is practicable; (ii) the sale or disposition proceeds of the Collateral securing such Allowed Claim to the extent of the value of the Collateral securing such Allowed Claim; (iii) surrender to the holder of such Allowed Claim of the Collateral securing such Allowed Claim; or (iv) such treatment that leaves unaltered the legal, equitable, and contractual rights to which the holder of the Allowed Claim is entitled. Claims in Class 2 are impaired by the Plan and are entitled to vote to accept or reject the Plan.

 (c)      Class 3- General Unsecured Claims

General Unsecured Claims include any Claim other than an Administrative Expense Claim, a Priority Tax Claim, a Priority Non-Tax Claim, a Secured Claim, and an

Affiliate Claim. Generally, Class 3 includes, without limitation, (i) Claims based on financing transactions, (ii) Claims based on the rejection of executory contracts, (iii) Claims based on prepetition litigation against a Subsidiary Debtor, (iv) Claims of trade vendors, suppliers and service providers and other Claims incurred in the ordinary course of business and (v) Claims based on repurchase or indemnification obligations in connection with the sale of residential mortgage loans and (vi) Claims based on swap agreements, forward agreements, future contracts, option agreements, foreign exchange agreements, commodity agreements, spot transactions, or any other agreement that constitutes a “swap agreement” as such term is defined in section 101(53B) of the Bankruptcy Code or “forward contract” as such term is defined in section 101(25) of the Bankruptcy Code, subject to certain exceptions described in the Plan.

Each holder of an Allowed General Unsecured Claim shall receive its Pro Rata Share of Available Cash from such Subsidiary Debtor. Claims in Class 3 are impaired by the Plan and are entitled to vote to accept or reject the Plan.

(d)      Class 4A- Affiliate Claims of LBHI

Affiliate Claims in Class 4A include Claims against a Subsidiary Debtor asserted by LBHI, other than an Administrative Expense Claim, a Priority Non-Tax Claim, or a Secured Claim.

LBHI will have an Allowed Claim in the amount set forth on Annex 9A of the Debtors’ Claims Schedule; provided that, LBHI will only participate in Distributions in the amount set forth on Annex 9C of the Debtors’ Claims Schedule.

LBHI shall receive its Pro Rata Share of Available Cash from such Subsidiary Debtor. Claims in Class 4A are impaired by the Plan and are entitled to vote to accept or reject the Plan.

(e)      Class 4B- Affiliate Claims Other Than Those of LBHI

Affiliate Claims in Class 4B include Claims against a Subsidiary Debtor asserted by an Affiliate other than LBHI, other than an Administrative Expense Claim, a Priority Non-Tax Claim, or a Secured Claim.

Each Subsidiary Debtor asserting a Claim in Class 4B will have an Allowed Claim in the amount set forth on the Debtors’ Claims Schedule. Each other non-Debtor Affiliate asserting of a Claim in Class 4B will have an Allowed Claim in the amount agreed to by the Subsidiary Debtor and such non-Debtor Affiliate. If a Subsidiary Debtor and a non-Debtor Affiliate are unable to agree on the Allowed Claim amounts, the Subsidiary Debtor intends to object to the Claims of such non-Debtor Affiliate.

Each holder of an Allowed Claim in Class 4B shall receive its Pro Rata Share of Available Cash from such Subsidiary Debtor. Claims in Class 4B are impaired by the Plan and are entitled to vote to accept or reject the Plan.

(f)      Class 5- Equity Interests

Equity Interests includes any shares of common stock, preferred stock, other form of ownership interest, or any interest or right to convert into such an equity or ownership interest or acquire any equity or ownership interest, including, without limitation, vested and/or unvested restricted stock units, contingent stock awards, contingent equity awards, performance stock units, and stock options or restricted stock awards granted under management ownership plans, in any Debtor that was in existence immediately prior to or on the Commencement Date for such Debtor. Holders of Equity Interests in Debtors (other than LB 745, LS Finance, BNC, LBFP, LBDP, CES and East Dover) are not expected to receive any Distributions under the Plan. The holder of the Equity Interest in each Debtor will receive any amounts remaining for Distribution after all Claims against such entities have been satisfied in full in accordance with the Plan. Equity Interests in Class 5 are impaired by the Plan. Because holders of these Equity Interests are not expected to receive any Distributions on account of such Equity Interests, they are deemed to reject the Plan.

D.        Means for Implementation of the Plan

 1.      Continued Corporate Existence of Debtors

On the Effective Date, the Debtors will each maintain their current corporate forms. After the Effective Date, the Plan Administrator may decide, in its sole discretion, to (a) maintain each Debtor as a corporation in good standing until such time as all aspects of the Plan pertaining to such Debtor have been completed, or (b) at such time as the Plan Administrator considers appropriate and consistent with the implementation of the Plan pertaining to such Debtor, dissolve such Debtor and complete the winding up of such Debtor in accordance with applicable law (including, without limitation, the transfer of all or part of the assets of such Debtor to a Liquidating Trust in accordance with Article X of the Plan), or (c) dissolve any Debtor-Controlled Entity and complete the winding up of such Debtor-Controlled Entity in accordance with applicable law.

 2.      Revesting of Assets

On the Effective Date, pursuant to sections 1141(b) and (c) of the Bankruptcy Code, all property of the Debtors’ estates will vest in the respective Debtor free and clear of all Claims, Liens, encumbrances, charges and other interests, except as provided in the Plan. From and after the Effective Date, the Debtors, acting through the Plan Administrator, may take any action, including, without limitation, the operation of their businesses, the use, acquisition, sale, lease and disposition of property, and the entry into transactions, agreements, understandings or arrangements, whether in or other than in the ordinary course of business, and execute, deliver, implement, and fully perform any and all obligations, instruments, documents and papers or otherwise in connection with any of the foregoing, free of any restrictions of the Bankruptcy Code or the Bankruptcy Rules and in all respects as if there were no pending cases under any chapter or provision of the Bankruptcy Code, except as explicitly provided in the Plan.

3.        Plan Administrator

 a.      Authority of the Plan Administrator

Pursuant to the Plan, LBHI is appointed as the Plan Administrator for each of the Debtors.

The Plan Administrator will have the authority and right on behalf of each of the Debtors, without the need for Bankruptcy Court approval (unless otherwise indicated), to carry out and implement all provisions of the Plan, including, without limitation, to:

(i)    except to the extent Claims have been previously Allowed, control and effectuate the Claims reconciliation process, including objecting to, seeking to subordinate, compromise or settling any and all Claims against the Debtors subject to Bankruptcy Court approval; provided, however, that if the Debtors have been authorized to compromise or settle any Claims against the Debtors by a Final Order, including, without limitation, the Derivatives Procedures Order, the Plan Administrator shall be authorized to compromise or settle such Claims after the Effective Date in accordance with and subject to such Final Order;

(ii)    make Distributions to holders of Allowed Claims in accordance with the Plan;

(iii)  exercise its reasonable business judgment to direct and control the wind down, sale, liquidation and/or abandonment of the assets of the Debtors and/or Debtor-Controlled Entities under the Plan and in accordance with applicable law as necessary to maximize Distributions to holders of Allowed Claims;

(iv)    prosecute all Litigation Claims, including, without limitation, Avoidance Actions, on behalf of the Debtors, and to elect not to pursue any Litigation Claims and whether and when to compromise, settle, abandon, dismiss, or otherwise dispose of any Litigation Claims, as the Plan Administrator may determine is in the best interests of the Debtors.

(v)    make payments to professionals who will continue to perform in their current capacities;

(vi)   retain professionals as necessary to assist in performing its duties under the Plan;

(vii)  maintain the books and records and accounts of the Debtors;

(viii)  invest Cash of the Debtors, including any Cash proceeds realized from the liquidation of any assets of the Debtors, including any Litigation Claims, and any income earned thereon;

(ix)   incur and pay reasonable and necessary expenses of the administration and implementation of the Plan;

(x)    administer each Debtor’s tax obligations, including (i) filing tax returns and paying associated obligations, (ii) request, if necessary, an expedited determination of any unpaid tax liability of each Debtor or its estate under Bankruptcy Code section 505(b) for all taxable periods of such Debtor ending after the Commencement Date through the liquidation of such Debtor as determined under applicable tax laws and (iii) represent the interest and account of each Debtor or its estate before any taxing authority in all matters including, without limitation, any action, suit, proceeding or audit;

(xi)      prepare and file any and all informational returns, reports, statements, returns or disclosures relating to the Debtors that are required hereunder, by any Governmental Unit or applicable law;

(xii)      determine whether to create a Liquidating Trust for a Debtor or Debtor-Controlled Entity pursuant to section 10.1 of the Plan and which assets of such Debtor to transfer to such Liquidating Trust or to issue New Securities;

(xiii)      pay statutory fees in accordance with the terms of the Plan; and

(xiv)      perform such other duties and functions that are consistent with the implementation of the Plan.

 b.      Liability of Plan Administrator

The Plan Administrator will have no liability whatsoever for any acts or omissions in its capacity as Plan Administrator to the Debtors or holders of Claims against or Equity Interests in the Debtors other than for gross negligence or willful misconduct of the Plan Administrator. LBHI, solely in its capacity as the Plan Administrator will be indemnified and held harmless by each of the Debtors for any losses incurred in such capacity, except to the extent such losses were the result of the Plan Administrator’s gross negligence, willful misconduct, or criminal conduct.

 c.      Indenture Trustee and Creditors’ Committee Members Fees

Subject to the entry of the Confirmation Order, the reasonable fees and expenses (including attorneys fees) of (i) the indenture trustee for the Senior Notes and the Subordinated Notes and (ii) the individual members of the Creditors’ Committee, in each case, incurred in their capacities as indenture trustee or members of the Creditors’ Committee, respectively, shall (a) to the extent accrued and unpaid as of the Confirmation Date, as applicable, be Allowed as Administrative Expense Claims and paid by the Debtors in accordance with the Debtor Allocation Agreement, and (b) to the extent incurred after the Confirmation Date, be Allowed as Administrative Expense Claims and paid by the Debtors on a monthly basis upon the submission of fee statements without further order of the Bankruptcy Court.13

4.        Treatment of Disputed Claims

The Debtors’ rights to object to, oppose and defend against all Claims are fully preserved. Notwithstanding that a Primary Claim is Allowed against a Primary Obligor, the

13 The US Trustee has objected to this provision of the Plan.

Debtors reserve the right to object to, oppose and defend against all Guarantee Claims. As of the Effective Date, the Plan Administrator will have the exclusive right to file and prosecute objections to Claims or request estimation hearings. As of the Effective Date, the Plan Administrator will have the sole authority to compromise, settle, otherwise resolve or withdraw any objections to Claims and compromise, settle or otherwise resolve Disputed Claims without approval of the Bankruptcy Court. Unless otherwise ordered by the Bankruptcy Court, on and after the Effective Date, the Plan Administrator will file all objections to Claims that are the subject of proofs of Claim or requests for payment filed with the Bankruptcy Court (other than applications for allowances of Compensation and Reimbursement Claims) and serve such objections upon the holder of the Claim as to which the objection is made as soon as is practicable, but in no event later than (i) two (2) years after the Effective Date or (ii) such later date as may be approved by the Bankruptcy Court for cause shown, after notice and a hearing.

If any portion of a Claim is a Disputed Claim, unless the Debtors determine otherwise, no Distribution shall be made on account of such Claim unless and until such Disputed Claim becomes an Allowed Claim.

In making Distributions, the Plan Administrator will, consistent with and subject to section 1124 of the Bankruptcy Code, retain from Available Cash an aggregate amount equal to the Pro Rata Share of Distributions that would have been made to each holder of a Disputed Claim if such Claim were an Allowed Claim against each Debtor in an amount equal to the least of (a) the filed amount of such Disputed Claim, (b) the amount determined, to the extent permitted by the Bankruptcy Code and Bankruptcy Rules, by the Bankruptcy Court for purposes of fixing the amount to be retained for such Claim, and (c) such other amount as may be agreed upon by the holder of such Disputed Claim and the Plan Administrator. If a Disputed Claim later becomes an Allowed Claim, on the date of the first Distribution that is at least forty-five (45) days (or such fewer days as may be agreed between the applicable Debtor and the holder of the applicable Disputed Claim) after the date on which a Disputed Claim becomes an Allowed Claim, the Debtors shall remit to the holder of such Claim Available Cash equal to the amount that would have been distributed from the Effective Date through and including the date of such Distribution on account of such Allowed Claim had such Claim been allowed as of the Effective Date, together with any interest earned on the lesser of (i) such amount and (ii) the amount retained with respect to such Claim pursuant to the Plan, in each case, but only to the extent that such interest is attributable to the amount of the Allowed Claim; provided, that (x) such amount will be paid first out of the Available Cash retained on account of such Allowed Claim and second out of Available Cash other than Available Cash retained on account of other Disputed Claims and (y) if the amount available for Distribution (x) is insufficient to remit all Distributions required to be made to such holder pursuant to this sentence, such holder will receive the amount of such insufficiency on the next subsequent date(s) of Distribution before the holders of any other Claims against such Debtor receive any further Distributions out of Available Cash (other than Available Cash retained on account of other Disputed Claims) from such Debtor. If a Disputed Claim is disallowed by a final order of the Bankruptcy Court or is Allowed in an amount less than the amount retained with respect to such Claim, any Available Cash that had been retained by the Plan Administrator on account of such Claim shall become Available Cash for Distribution to holders of Allowed Claims. Unless otherwise ordered by the Bankruptcy Court, Available Cash retained on account of Disputed Claims will not be used by, on behalf of or for the benefit of a Debtor for operating expenses, costs or any purpose other than as set forth in the Plan. If the Plan Administrator determines, in its sole discretion, that the value of a Debtor’s assets (other than such Debtor’s Available Cash) exceeds the amount of Available Cash necessary to be retained on account of Disputed Claims against such Debtor, the Plan Administrator is permitted to, subject to Bankruptcy Court approval, on proper notice to all holders of Disputed Claims against such Debtor, release such Available Cash for Distribution to holders of Allowed Claims and retain, in lieu thereof, such Debtor’s non-Cash assets to satisfy its Disputed Claims if such Claims become Allowed Claims.

The Plan Administrator may at any time request on behalf of any Debtor that the Bankruptcy Court estimate any contingent, unliquidated, or Disputed Claim, to the extent permitted by the Bankruptcy Code and Bankruptcy Rules, regardless of whether such Debtor previously objected to such Claim or whether the Bankruptcy Court has ruled on any such objection. In the event that the Bankruptcy Court estimates any contingent, unliquidated or Disputed Claim, the amount so estimated may constitute (i) the Allowed amount of such Claim, (ii) a maximum limitation on such Claim, (iii) the amount to be retained in respect of a Claim or (iv) the amount of such Claim for voting purposes, all as determined by the Bankruptcy Court in accordance with the Bankruptcy Code and Bankruptcy Rules.

E.        Provisions Governing Distributions

 1.      Obligations to Make Distributions

All distributions to be made to the holders of Allowed Claims pursuant to the Plan will receive such distributions from the Plan Administrator (as agent for the Debtors), which will have sole liability with respect thereto.

 2.      Post Petition Interest

In accordance with section 502(b)(2) of the Bankruptcy Code (except as otherwise provided by sections 562 and 502(g)(2) of the Bankruptcy Code), the amount of all unsecured Claims against the Debtors will be calculated as of the Commencement Date. Except as otherwise explicitly provided in the Plan, no holder of a Claim will be entitled to or will receive postpetition interest on their Claim.

 3.      Method of Distributions Under the Plan

   a.      In General

All distributions under the Plan will be made by the Plan Administrator. Subject to Bankruptcy Rule 9010, all distributions under the Plan to holders of Claims will be made to the holder of each Allowed Claim at the address of such holder as listed on the Schedules, unless such address has been superseded by a new address as set forth (a) on a proof of claim filed by a holder of an Allowed Claim or (b) in another writing notifying the Plan Administrator (at the addresses set forth in section 15.12 of the Plan) of a change of address. In the event that any distribution to any such holder is returned as undeliverable, the Plan Administrator shall use reasonable efforts to determine the current address of such holder, but no distribution to such holder shall be made unless and until the Plan Administrator has determined the then current address of such holder, at which time such distribution shall be made to such holder without interest.

    b.         Distributions of Cash

Other than with respect to a Convenience Claim or Convenience Guarantee Claim, no payment of Cash less than five-hundred dollars ($500) will be made by the Debtors to any holder of an Allowed Claim unless a request therefor is made in writing to the Plan Administrator. Any payment of Cash under the Plan will, at the Plan Administrator’s option, be made by check drawn on a domestic bank or wire transfer

4.         Timing of Distributions

    a.         Distributions of Available Cash

Payments and distributions to holders of Claims that are Allowed Claims on the Effective Date will be made on the Effective Date, or as soon thereafter as is practicable following the satisfaction of Allowed Administrative Expense Claims, Allowed Priority Tax Claims, Allowed Priority Non-Tax Claims and Allowed Secured Claims (to the extent the Debtors determine to pay such Allowed Secured Claims in Cash).

After the initial Distribution, each Debtor shall make Distributions of Available Cash in accordance with the Plan to holders of Allowed Claims against such Debtor semi-annually on March 30 and September 30 of each year, provided that each such Distribution in the aggregate is not less than $10,000,000 of such Debtor’s Available Cash; provided that, the Plan Administrator may determine, in its sole discretion, to make Distributions in amounts less than $10,000,000 of any Debtor’s Available Cash. Any payment or distribution required to be made under the Plan on a day other than a Business Day will be made on the next succeeding Business Day.

    b.         Distributions on Claims After Allowance

The Plan Administrator may determine, in its sole discretion, not to make a Distribution to the holder of an Allowed Claim on the basis that it has not yet determined whether to object to such Claim and such Claim shall be treated as a Disputed Claim for purposes of Distributions under the Plan until the Plan Administrator (i) determines not to object to such Claim (or the time to object to Claims expires), (ii) agrees with the holder of such Claim to allow such Claim in an agreed upon amount or (iii) objects to such Claim and such Claim is Allowed by a Final Order. To the extent that a Liquidating Trust is established for a Debtor in accordance with Article X of the Plan, any Distributions to be made to holders of Allowed Claims thereafter shall be made by the Liquidating Trustee to such holders as holders of Liquidating Trust Interests, in accordance with the provisions of the Plan. Distributions of Cash on account of such Liquidating Trust Interests shall be made in accordance with section 10.7 of the Plan.

    c.         Claims Register

The register of Claims maintained by the Debtors shall remain open after the Effective Date and the Debtors and Plan Administrator shall recognize any transfer of Claims at any time thereafter other than during the period commencing fourteen (14) calendar days prior to and concluding fourteen (14) calendar days after a Distribution Date. Except as otherwise provided in the Plan, any transfer of a Claim, whether occurring prior to or after the Confirmation Date, shall not affect or alter the classification and treatment of such Claim under the Plan and any such transferred Claim shall be subject to classification and treatment under the Plan as if such Claim were held by the party holding such Claim on the Commencement Date. For example, a claim filed by an Affiliate of the Debtors that is transferred to an entity that is not an Affiliate of the Debtors, will be treated as an Affiliate Claim and included in the applicable Class.

    d.         Time Bar to Cash Payment Rights

Checks issued in respect of Allowed Claims shall be null and void if not negotiated within ninety (90) days after the date of issuance thereof. Requests for reissuance of any check shall be made to the Plan Administrator by the holder of the Allowed Claim to whom such check originally was issued. Any claim in respect of such a voided check shall be made on or before ninety (90) days after the expiration of the ninety (90) day period following the date of issuance of such check. Thereafter, the Distribution amount represented by such voided check shall irrevocably revert to the applicable Debtor as Available Cash for Distribution to holders of Allowed Claims and any claim or demand in respect of such voided check shall be discharged and forever barred from assertion against such Debtor and its property.

5.         Unclaimed Distributions

All distributions under the Plan that are unclaimed for a period of six (6) months after distribution thereof will be deemed unclaimed property under section 347(b) of the Bankruptcy Code and revested in the Debtors and any entitlement of any holder of any claim or demand to such distributions will be discharged and forever barred from assertion against such Debtor or its respective property.

6.         Withholding and Reporting Requirements

In connection with the Plan and all instruments issued in connection therewith and distributed thereon, the Plan Administrator or the Liquidating Trustee (as applicable) shall comply with all applicable withholding and reporting requirements imposed by any federal, state, or local taxing authority, and all Distributions shall be subject to any such withholding or reporting requirements. All such amounts withheld and paid to the appropriate Governmental Unit shall be treated as distributed to such holders. Notwithstanding the above, each holder of an Allowed Claim or Liquidating Trust Interest that is to receive a Distribution shall have the sole and exclusive responsibility for the satisfaction and payment of any tax obligations imposed by any Governmental Unit, including income, withholding and other tax obligations, on account of such Distribution. The Plan Administrator or the Liquidating Trustee (as applicable), has the right, but not the obligation, not to make a Distribution until such holder has made arrangements satisfactory to such issuing or disbursing party for payment of any such tax obligations. The Plan Administrator or the Liquidating Trustee (as applicable), may require, as a condition to receipt of a Distribution, that the holder of an Allowed Claim or Liquidating Trust Interest provide a completed Form W-8, W-9 and/or other tax information deemed necessary in the sole discretion of the Plan Administrator or Liquidating Trustee, as applicable to each such holder; provided that if the Plan Administrator or Liquidating Trustee (as applicable) makes such a request and the holder fails to comply before the date that is 180 days after the request is made, the amount of such Distribution shall irrevocably revert to the applicable Debtor or Liquidating Trust and any Claim in respect of such Distribution shall be discharged and forever barred from assertion against such Debtor, Liquidating Trust, or its respective property.

7.         Setoff and Recoupment

Any Debtor may setoff against or recoup from any Claim and the payments to be made pursuant to the Plan in respect of such Claim, any Claims of any nature whatsoever that the Debtor may have against the claimant; provided, however, that the claimant is provided written notice of the proposed setoff or recoupment at least ten (10) Business Days prior thereto, and, if such claimant files a written objection to such proposed setoff or recoupment, the Debtor shall not proceed with the setoff or recoupment absent the withdrawal of such objection or the entry of a Final Order overruling such objection but may withhold such payment pending resolution of such objection. Neither the failure of a Debtor to setoff against or recoup from any Claim, nor the allowance of any Claim will constitute a waiver or release by the Debtor of any such Claim the Debtor may have against such claimant.

8.         Distributions to Non-Controlled Affiliates

Except as otherwise agreed by the Debtors and a Non-Controlled Affiliate, the Plan Administrator may determine, in its sole discretion, to withhold all or a portion of a Distribution to a Non-Controlled Affiliate if such Distribution would be distributed by such Non-Controlled Affiliate to satisfy a Claim of a different Non-Controlled Affiliate against which a Debtor has a Claim but the latter Non-Controlled Affiliate has refused to honor such Claim of a Debtor without subordination, reduction or offset unless (a) otherwise agreed to by the Plan Administrator or (b) the priority and amount of a Debtor’s Claim against the latter Non-Controlled Affiliate has been determined by Final Order. There are numerous intercompany claims among the Debtors and their Affiliates, resulting in certain of such claims being circular. This provision is intended to enable the Plan Administrator to withhold a portion of a payment to an Affiliate if one of the Affiliates in the circular chain that owes amounts back to a Debtor refuses to honor, or seeks to subordinate, a Debtor’s claims. This provision does not apply to the Affiliate Claims of LBT or LBSN against a Debtor.

LBF believes that the Plan cannot be confirmed unless section 8.15 of the Plan is substantially modified because LBF believes that as drafted, section 8.15 violates, among other principles of law, section 1123(a)(4) of the Bankruptcy Code and principles of comity. The Debtors disagree with LBF’s position.

9.         Maximum Distribution

An (i) Allowed Claim that receives Distributions (excluding any Distributions contributed to the Plan Adjustment on account of such Allowed Claim) in the Allowed amount of such Claim or (ii) Allowed Guarantee Claim that receives Distributions (excluding any Distributions contributed to the Plan Adjustment on account of such Allowed Guarantee Claim) that combined with Distributions or other consideration provided on the corresponding Primary Claim (excluding any Distributions contributed to the Plan Adjustment on account of such Primary Claim) equal the Allowed amount of such Guarantee Claim (or such amount as may be agreed to by a holder and the Debtors), will be deemed satisfied in full as to such Allowed Claim or Allowed Guarantee Claim against the applicable Debtor. To the extent that an Allowed Guarantee Claim is deemed satisfied in full, LBHI will be entitled to receive such Distributions or consideration on account of the corresponding Primary Claim as subrogee to the extent of LBHI’s Distribution on account of such Guarantee Claim less any amounts received by LBHI by way of disgorgement. Except as specifically provided with respect to LBHI’s rights of subrogation set forth above, nothing contained in the Plan in any way affects the rights of the holder of a Guarantee Claim with respect to a corresponding Primary Claim against a Primary Obligor that is not a Debtor.

An Allowed Claim will not be entitled to receive a Distribution (excluding any Distributions contributed to the Plan Adjustment on account of such Allowed Claim) in excess of the Allowed amount of such Claim. A holder of an Allowed Guarantee Claim will not be entitled to receive a Distribution (excluding any Distributions contributed by such holder to the Plan Adjustment on account of such Allowed Guarantee Claim) that combined with Distributions or other consideration provided on the corresponding Primary Claim (excluding any Distributions contributed to the Plan Adjustment on account of such Primary Claim) are in excess of the Allowed amount of the Guarantee Claim (or such amount as may be agreed to by a holder and the Debtors).

The Plan Administrator may, in its sole discretion, request that a holder of an Allowed Guarantee Claim for which the Primary Obligor on the corresponding Primary Claim is neither a Subsidiary Debtor nor LBT, certify in writing and provide evidence reasonably satisfactory to the Plan Administrator to confirm whether (i) the Primary Claim has been Allowed or disallowed against the Primary Obligor, and, if Allowed, the amount of such Allowed Primary Claim, (ii) the Primary Claim is disputed or subject to objection by a Foreign Administrator or other party, (iii) the consideration, if any, received to date on account of such Allowed Primary Claim from the Primary Obligor, (iv) such holder has been notified by or on behalf of the Primary Obligor of any future distributions or payment anticipated or estimated to be made on account of such Primary Claim from the Primary Obligor or (v) the holder (A) has sufficient assets to satisfy an order or judgment to disgorge any Distributions received with respect to such Allowed Guarantee Claim if it is ultimately determined that such holder is required to disgorge all or a portion of such Distributions and (B) will submit to the jurisdiction of the Bankruptcy Court for purposes of such order or judgment and will not contest the enforcement of such order or judgment in any foreign jurisdiction. If the holder does not also certify, in addition to the foregoing, that the holder has sufficient assets in the United States of America to satisfy an order to disgorge any Distributions with respect to such Allowed Guarantee Claim, unless the Bankruptcy Court orders otherwise, the Plan Administrator may require that the holder post security for any obligation to disgorge Distributions made to such holder on account of such Allowed Guarantee Claim as a condition to the receipt of future Distributions on such Claim if the Plan Administrator reasonably determines that such security is necessary to ensure the recovery of any amount of Distributions made by LBHI to such holder that is ordered to be disgorged.

If (i) the Plan Administrator determines, based on the foregoing, that an Allowed Guarantee Claim has been satisfied in full in accordance with Section 8.13(a) of the Plan, then unless the Bankruptcy Court orders otherwise, no Distributions will thereafter be made on account of such Allowed Guarantee Claim, or (ii) a holder of an Allowed Guarantee Claim does not comply with the requirements set forth in Section 8.13 of the Plan, then unless the Bankruptcy Court orders otherwise, the Plan Administrator will not be required to make Distributions on account of such Allowed Guarantee Claim; provided that nothing in the Plan will preclude a holder of an Allowed Guarantee Claim from challenging the determination of the Plan Administrator in the Bankruptcy Court; provided, further, that the Plan Administrator will reserve Distributions with respect to such Allowed Guarantee Claim and, unless such Allowed Guarantee Claim has been satisfied in full in accordance with Section 8.13(a) of the Plan, promptly after compliance with this section the Plan Administrator will remit to the holder of such Allowed Guarantee Claim the lesser of (x) the amount reserved on account of such Allowed Guarantee Claim or (y) the amount necessary to satisfy such Allowed Guarantee Claim in full in accordance with Section 8.13(a) of the Plan.

To the extent that any Debtor has Available Cash after all Allowed Claims against that Debtor have been satisfied in full in accordance with Section 8.13(a) of the Plan, each holder of each such Allowed Claim will receive its Pro Rata Share of further Distributions, if any, to the fullest extent permissible under the Bankruptcy Code in satisfaction of postpetition interest on the Allowed amount of such Claims at the rate applicable in the contract or contracts on which such Allowed Claim is based (or, absent such contractual rate, at the statutory rate) until such time as all postpetition interest on all such Allowed Claims has been paid in full.

For purposes of determining whether an Allowed Claim has been satisfied in full, all Distributions or other consideration provided by a Primary Obligor in a currency other than the U.S. Dollar will be converted to the U.S. Dollar applying the existing exchange rate derived from Reuters existing at approximately 3:00 p.m. GMT on the Confirmation Date. Nothing contained in the Plan affects the applicable exchange rate for determining the Allowed amount of any Claim under section 502(b) of the Bankruptcy Code.

10.         Rights of Reimbursement

Except as otherwise agreed by the Debtors, to the extent that a Debtor now has or becomes legally entitled to be subrogated to the rights of any Creditor on account of Distributions made to such Creditor, including, without limitation, on account of any Distributions made to holders of Allowed Guarantee Claims, (a) such Creditor will be deemed to have consented to the subrogation of its right against any third-party, including, without limitation, a Primary Obligor, that may be obligated to reimburse or indemnify the Debtor for all or a portion of such Distribution, or (b) the Debtor will have all rights, title and power as subrogee of the Creditor against any such third-party, including, without limitation, a Primary Obligor, to the fullest extent permitted by applicable law.

Except as otherwise agreed by the Debtors, the Debtors’ rights to assert and prosecute Litigation Claims for reimbursement, indemnification, recoupment or any other similar right, including, without limitation, any right to setoff with respect to any of the foregoing, against any entity, including, without limitation, a Primary Obligor, on account of Distributions made to the holders of Allowed Claims or Allowed Guarantee Claims shall be fully preserved to the fullest extent permitted by applicable law.

F.       Treatment of Executory Contracts and Unexpired Leases

The Bankruptcy Code grants the Debtors the power, subject to the approval of the Bankruptcy Court, to assume or reject executory contracts and unexpired leases. If an executory contract or unexpired lease is rejected, the counterparty to such contract or lease agreement may file a Claim for damages incurred by reason of the rejection. In the case of rejection of leases of real property, such damage Claims are subject to certain limitations imposed by the Bankruptcy Code.

1.         Rejected Contracts and Leases of the Debtors

Pursuant to sections 365(a) and 1123(b)(2) of the Bankruptcy Code, all executory contracts and unexpired leases that exist between a Debtor and any person or entity shall be deemed rejected by such Debtor, as of the Effective Date, except for any executory contract or unexpired lease (i) that has been assumed pursuant to an Order of the Bankruptcy Court entered prior to the Effective Date, (ii) as to which a motion for approval of the assumption or rejection of such executory contract or unexpired lease has been filed prior to the Confirmation Date, or (iii) that is specifically designated in the Plan Supplement as a contract or lease to be assumed by the Debtor.

2.         Assumed Contracts and Leases of the Debtors

Entry of the Confirmation Order shall, subject to and upon the occurrence of the Effective Date, constitute (i) the approval, pursuant to sections 365(a) and 1123(b)(2) of the Bankruptcy Code, of the assumption of the executory contracts and unexpired leases assumed or assumed and assigned pursuant to the Plan and (ii) the approval, pursuant to sections 365(a) and 1123(b)(2) of the Bankruptcy Code, of the rejection of the executory contracts and unexpired leases rejected pursuant to the Plan. To the extent any provision of an executory contract or unexpired lease to be assumed by any of the Debtors under the Plan limits such Debtor’s ability to assign such executory contract or unexpired lease, the effectiveness of such provision shall be limited or nullified to the full extent provided in section 365(f) of the Bankruptcy Code.

3.         Right to Modify Schedules of Assumed Contracts

The Debtors reserve the right, on or prior to the Confirmation Date, to amend the Plan Supplement to remove any executory contract or unexpired lease therefrom or add any executory contract or unexpired lease thereto, in which event such executory contract(s) or unexpired lease(s) will, as of the Effective Date, be deemed to be, respectively, rejected or assumed. The Debtors will provide notice of any amendments to the Plan Supplement to the parties to the executory contracts and unexpired leases affected thereby. The listing of or failure to list a document in the Plan Supplement will not constitute an admission by the Debtors that such document is or is not an executory contract or an unexpired lease or that the Debtors have any liability thereunder.

4.         Insurance Policies

To the extent that any of the Debtors’ insurance policies and any agreements, documents or instruments with insurers relating thereto constitute executory contracts, such contracts shall be deemed assumed under the Plan. The treatment of the Debtors’ insurance policies and any agreements, documents or instruments relating thereto as executory contracts under the Plan will not constitute or be deemed a waiver of any Litigation Claim that the Debtors may hold against any entity, including, without limitation, the insurer under any of the Debtors’ policies of insurance.

5.         Cure of Defaults

Except as may otherwise be agreed to by the parties, within thirty (30) days after the Effective Date, the Debtors will cure any and all undisputed defaults under any executory contract or unexpired lease assumed by the Debtors pursuant to the Plan, in accordance with section 365(b) of the Bankruptcy Code. All disputed defaults that are required to be cured will be cured either within thirty (30) days of the entry of a Final Order determining the amount, if any, of the Debtor’s liability with respect thereto or as may otherwise be agreed to by the parties.

6.        Bar Date for Filing Proofs of Claim Relating to Executory Contracts and Unexpired Leases Rejected Pursuant to the Plan

Claims arising out of the rejection of an executory contract or unexpired lease pursuant to the Plan must be filed with the Bankruptcy Court and served upon the Debtors no later than forty-five (45) days after the later of (i) notice of entry of an order approving the rejection of such executory contract or unexpired lease, (ii) notice of entry of the Confirmation Order and the occurrence of the Effective Date, and (iii) notice of an amendment to the Plan Supplement relating to such executory contract or unexpired lease. Except as set forth in the preceding sentence, all such Claims must otherwise comply with the provisions of the Bar Date Order. All such Claims not filed in accordance with the foregoing and within such time will be forever barred from assertion against the Debtors and their estates.

G.       Conditions Precedent to Plan’s Confirmation and Effective Date

1.        Conditions to Confirmation of the Plan

Confirmation of the Plan with respect to each Debtor is conditioned on:

(a)      the Bankruptcy Court having entered a Confirmation Order with respect to the Plan for LBHI and all of the Participating Subsidiary Debtors in form and substance satisfactory to the respective Debtor and the Creditors’ Committee; and

(b) The Bankruptcy Court shall have entered an order granting the Structured Securities Procedures Motion in form and substance satisfactory to the Debtors and the Creditors’ Committee.

2.        Conditions to Effective Date

The Plan will not become effective unless and until the following conditions will have been satisfied pursuant to the Plan:

(a)      the Confirmation Order, in form and substance acceptable to the Debtors and the Creditors’ Committee shall have been signed by the judge presiding over the Chapter 11 Cases, and there shall not be a stay or injunction in effect with respect thereto;

(b)      all actions and all agreements, instruments or other documents necessary to implement the terms and provisions of the Plan shall have been effected or executed and delivered, as applicable, in form and substance satisfactory to the Debtors;

(c)      all authorizations, consents and regulatory approvals, if any, required by the Debtors in connection with the consummation of the Plan have been obtained and not revoked; and

(d)      the certificate of incorporation and by-laws of the Debtors shall have been amended to the extent necessary to effectuate the Plan.

3.        Waiver of Conditions

The Debtors, with the consent of the Creditors’ Committee, and to the extent not prohibited by applicable law, may waive the occurrence of the conditions precedent to the confirmation and effectiveness of the Plan set forth above. Any such waiver may be effected at any time, without notice, without leave or order of the Bankruptcy Court, and without any formal action other than proceeding to consummate the Plan.

H.      Effect of Confirmation of the Plan

1.        Release, Exculpation and Limitation of Liability

On and after the Effective Date, the Debtors and all entities who have held, hold or may hold Claims against or Equity Interests in any or all of the Debtors (whether proof of such Claims or Equity Interests has been filed or not), along with their respective present or former employees, agents, officers, directors or principals, shall be deemed to have released (a) the Released Parties14 from, and none of the Released Parties shall have or incur any liability for,

14 Released Parties means, collectively, and in each case, solely in such capacity, the Debtors, the Independent Directors, the Plan Administrator, the Creditors’ Committee, each current and former member of the Creditors’ Committee and, with respect to each of the foregoing, their respective officers, directors, managers, members, accountants, financial advisors, investment bankers, agents, restructuring advisors, attorneys, representatives or other professionals serving during the pendency of the Chapter 11 Cases (solely in their capacity as officers, directors, managers, members, accountants, financial advisors, investment bankers, agents, restructuring advisors, attorneys, representatives or other professionals serving during the pendency of the Chapter 11 Cases).

any Claim for, Cause of Action for or other assertion of liability for any act taken or omitted to be taken during the Chapter 11 Cases in connection with, or arising out of, the Chapter 11 Cases, the negotiation, formulation, dissemination, confirmation, consummation or administration of the Plan, property to be distributed under the Plan or any other act or omission in connection with the Chapter 11 Cases, the Plan, the Disclosure Statement, the Plan Support Agreements or any contract, instrument, document or other agreement related thereto and (b) the PSA Creditors from, and none of the PSA Creditors will have or incur any liability for, any Claim for, Cause of Action for or other assertion of liability for any act taken or omitted to be taken in connection with, or arising out of, the negotiation, formulation, dissemination or confirmation, consummation or administration of the Plan, or any other act or omission in connection with the Plan, the Disclosure Statement, the Plan Support Agreements, including the filing of any alternative chapter 11 plan and any determination to not pursue solicitation or confirmation of such alternative plan or any contract, instrument, document or other agreement related thereto; provided, however, that (i) in no event shall any Litigation Claim, Cause of Action or other Claim or assertion of liability against any Released Party or PSA Creditor for any act taken or omitted to be taken prior to the Commencement Date be released by the Plan, (ii) nothing herein shall affect or release any obligation of the Debtors under the Plan, and (iii) nothing in the Plan shall affect the liability of any person that otherwise would result from any such act or omission to the extent such act or omission is determined by a Final Order to have constituted willful misconduct or gross negligence; provided, further, that nothing in this Plan shall limit the liability of the professionals of the Debtors, the Creditors’ Committee or the PSA Creditors to their respective clients pursuant to N.Y. Comp. Codes R.  & Regs. tit. 22 § 1200.8, Rule 1.8(h)(1)(2009).

2.         Discharge

Except as expressly provided in the Plan, upon the date that all Distributions under the Plan have been made, (a) each holder (as well as any trustees and agents on behalf of each holder) of a Claim against or Equity Interest in a Debtor shall be deemed to have forever waived, released and discharged the Debtors, to the fullest extent permitted by section 1141 of the Bankruptcy Code, of and from any and all Claims, Equity Interests, rights and liabilities that arose prior to the Effective Date and (b) all such holders shall be forever precluded and enjoined, pursuant to section 524 of the Bankruptcy Code, from prosecuting or asserting any discharged Claim against or terminated Equity Interest in the Debtors.

3.        Injunction

Except as expressly provided in the Plan, the Confirmation Order, or a separate order of the Bankruptcy Court, all entities who have held, hold or may hold Claims against or Equity Interests in any or all of the Debtors and other parties in interest (whether proof of such Claims or Equity Interests has been filed or not), along with their respective present or former employees, agents, officers, directors or principals, are permanently enjoined, on and after the Effective Date, solely with respect to any Claims and Causes of Action which are extinguished or released pursuant to the Plan from (i) commencing, conducting, or continuing in any manner, directly or indirectly, any suit, action, or other proceeding of any kind (including, without limitation, any proceeding in a judicial, arbitral, administrative or other forum) against or affecting the Released Parties or the property of any of the Released Parties, (ii) enforcing, levying, attaching (including, without limitation, any prejudgment attachment), collecting, or otherwise recovering by any manner or means, whether directly or indirectly, any judgment, award, decree, or order against the Released Parties or the property of any of the Released Parties, (iii) creating, perfecting, or otherwise enforcing in any manner, directly or indirectly, any encumbrance of any kind against the Released Parties or the property of any of the Released Parties, (iv) asserting any right of setoff, directly or indirectly, against any obligation due the Released Parties or the property of any of the Released Parties, except as contemplated or allowed by the Plan; (v) acting or proceeding in any manner, in any place whatsoever, that does not conform to or comply with the provisions of the Plan; and (vi) taking any actions to interfere with the implementation or consummation of the Plan.

4.        United States Government Exception To Discharge

As to the United States, its agencies, departments or agents, nothing in the Plan or Confirmation Order shall discharge, release or otherwise preclude: (a) any liability of the Debtors arising on or after the Effective Date; (b) any liability that is not a Claim against a Debtor; (c) any valid right of setoff or recoupment; or (d) any liability of the Debtors arising under environmental or criminal laws as the owner or operator of property that such Debtor owns after the Effective Date. The discharge and injunction provisions contained in the Plan and Confirmation Order are not intended and shall not be construed to bar the United States from, subsequent to the Effective Date, pursuing any police or regulatory action.

5.        Retention of Litigation Claims and Reservation of Rights

Except as expressly provided in the Plan, nothing contained in the Plan or the Confirmation Order shall be deemed to be a waiver or the relinquishment of any rights, defenses or Litigation Claims that the Debtors may have or choose to assert on behalf of their respective estates under any provision of the Bankruptcy Code or any applicable nonbankruptcy law that the Debtors had prior to the Effective Date, including, without limitation, (a) any and all Claims against any person or entity, to the extent such person or entity asserts a crossclaim, counterclaim, and/or Claim for setoff which seeks affirmative relief against the Debtors, their officers, directors, or representatives, (b) any and all Claims or rights arising under any tax sharing agreement among the Debtors and their Affiliates (including the tax sharing agreement among the Debtors and LBI based on their regular and consistent course of conduct over many years), (c) any and all Claims for reimbursement of costs incurred for the benefit of any Affiliate, including in connection with the disposition of an Affiliate’s assets; (d) any and all Avoidance Actions, and (e) any right of setoff or other legal or equitable defense and remedies. The Debtors shall have, retain, reserve, and may assert all such rights, defenses or Litigation Claims after the Effective Date fully as if the Chapter 11 Cases had not been commenced.

6.        Terms of Injunctions or Stays

Unless otherwise provided in the Plan, the Confirmation Order, or a separate order of the Bankruptcy Court, all injunctions or stays arising under or entered during the Chapter 11 Cases under section 105 or 362 of the Bankruptcy Code, or otherwise, and in existence on the Confirmation Date, shall remain in full force and effect until the closing of all of the Chapter 11 Cases.

I.        Liquidating Trust

1.        Certain Provisions Regarding a Liquidating Trust

After the Effective Date, and only if the Plan Administrator determines that one or more Liquidating Trusts are in the best interests of one or more Debtors and holders of Allowed Claims against and Equity Interests in such Debtors, the Plan Administrator and a Liquidating Trustee will execute a Liquidating Trust Agreement, and will take all other necessary steps to establish a Liquidating Trust and Liquidating Trust Interests therein, which will be for the benefit of the Liquidating Trust Beneficiaries. In the event of any conflict between the terms of section 10.1 of the Plan and the terms of a Liquidating Trust Agreement as such conflict relates to the establishment of a Liquidating Trust, the terms of section 10.1 of the Plan will govern. Liquidating Trust Agreements may provide powers, duties and authorities in addition to those explicitly stated herein, but only to the extent that such powers, duties, and authorities do not affect the status of the Liquidating Trust as a “liquidating trust” for United States federal income tax purposes.

Each Liquidating Trust will be established for the sole purpose of liquidating and distributing the assets of the Debtor contributed to such Liquidating Trust in accordance with Treasury Regulation section 301.7701-4(d), with no objective to continue or engage in the conduct of a trade or business.

Each Liquidating Trust will consist of Liquidating Trust Assets. After the creation of a Liquidating Trust pursuant to section 10.1 of the Plan, the Plan Administrator will transfer all of the Liquidating Trust Assets to a Liquidating Trust. The Liquidating Trust Assets may be transferred subject to certain liabilities, as provided in a Liquidating Trust Agreement. Such transfer will be exempt from any stamp, real estate transfer, mortgage reporting, sales, use or other similar tax pursuant to section 1146(a) of the Bankruptcy Code.

A Liquidating Trustee will have the same authority in respect of all taxes of the Debtors, and to the same extent, as if a Liquidating Trustee were the Debtor.

A Liquidating Trustee may invest Cash (including any earnings thereon or proceeds therefrom); provided, however, that such investments are investments permitted to be made by a “liquidating trust” within the meaning of Treasury Regulation section 301.7701-4(d), as reflected therein, or under applicable IRS guidelines, rulings or other controlling authorities.

A Liquidating Trustee is required to distribute to the holders of Allowed Claims on account of their Liquidating Trust Interests, on a semi-annual basis, all Available Cash (including any Cash received from the Debtors and treating any permissible investment as Cash for purposes section 10.7 of the Plan), less such amounts that may be reasonably necessary to (a) meet contingent liabilities and to maintain the value of the Liquidating Trust Assets during liquidation, (b) pay reasonable incurred or anticipated expenses (including, but not limited to, any taxes imposed on or payable by the Debtors or a Liquidating Trust or in respect of Liquidating Trust Assets), or (c) satisfy other liabilities incurred or anticipated by a Liquidating Trust in accordance with the Plan or a Liquidating Trust Agreement; provided, however, that a Liquidating Trustee will not be required to make a Distribution pursuant to section 10.7 of the

Plan if such Liquidating Trustee determines that the expense associated with making the Distribution would likely utilize a substantial portion of the amount to be distributed, thus making the Distribution impracticable.

2.        Federal Income Tax Treatment of Liquidating Trust

For all United States federal income tax purposes, all parties (including, without limitation, the Debtors, a Liquidating Trustee and the Liquidating Trust Beneficiaries) will treat the transfer of Liquidating Trust Assets to a Liquidating Trust as (1) a transfer of Liquidating Trust Assets (subject to any obligations relating to those assets) directly to Liquidating Trust Beneficiaries (other than to the extent Liquidating Trust Assets are allocable to Disputed Claims), followed by (2) the transfer by such beneficiaries to a Liquidating Trust of Liquidating Trust Assets in exchange for Liquidating Trust Interests. Accordingly, Liquidating Trust Beneficiaries will be treated for United States federal income tax purposes as the grantors and owners of their respective share of Liquidating Trust Assets (other than such Liquidating Trust Assets as are allocable to Disputed Claims). The foregoing treatment will also apply, to the extent permitted by applicable law, for state and local income tax purposes.

3.        Tax Reporting

A Liquidating Trustee will file tax returns for a Liquidating Trust treating such Liquidating Trust as a grantor trust pursuant to Treasury Regulation section 1.671-4(a) and in accordance with the Plan. A Liquidating Trustee also will annually send to each holder of a Liquidating Trust Interest a separate statement regarding the receipts and expenditures of the Liquidating Trust as relevant for U.S. federal income tax purposes and will instruct all such holders to use such information in preparing their U.S. federal income tax returns or to forward the appropriate information to such holder’s underlying beneficial holders with instructions to utilize such information in preparing their U.S. federal income tax returns.

Allocations of Liquidating Trust taxable income among Liquidating Trust Beneficiaries (other than taxable income allocable to any assets allocable to, or retained on account of, Disputed Claims) will be determined by reference to the manner in which an amount of Cash representing such taxable income would be distributed (were such Cash permitted to be distributed at such time) if, immediately prior to such deemed Distribution, a Liquidating Trust had distributed all its assets (valued at their tax book value, other than assets allocable to Disputed Claims) to the holders of Liquidating Trust Interests, adjusted for prior taxable income and loss and taking into account all prior and concurrent Distributions from such Liquidating Trust. Similarly, taxable loss of a Liquidating Trust will be allocated by reference to the manner in which an economic loss would be borne immediately after a hypothetical liquidating distribution of the remaining Liquidating Trust Assets. The tax book value of Liquidating Trust Assets for purpose of this paragraph will equal their fair market value on the date Liquidating Trust Assets are transferred to a Liquidating Trust, adjusted in accordance with tax accounting principles prescribed by the IRC, the applicable Treasury Regulations, and other applicable administrative and judicial authorities and pronouncements.

As soon as reasonably practicable after Liquidating Trust Assets are transferred to a Liquidating Trust, a Liquidating Trustee will make a good faith valuation of such Liquidating

Trust Assets. Such valuation will be made available from time to time to all parties to a Liquidating Trust (including, without limitation, the Debtors and Liquidating Trust Beneficiaries), to the extent relevant to such parties for tax purposes, and will be used consistently by such parties for all United States federal income tax purposes.

Subject to definitive guidance from the IRS or a court of competent jurisdiction to the contrary (including the receipt by a Liquidating Trustee of a private letter ruling if a Liquidating Trustee so requests one, or the receipt of an adverse determination by the IRS upon audit if not contested by a Liquidating Trustee), a Liquidating Trustee (i) may timely elect to treat any Liquidating Trust Assets allocable to Disputed Claims as a “disputed ownership fund” governed by Treasury Regulation section § 1.468B-9, and (ii) to the extent permitted by applicable law, will report consistently for state and local income tax purposes. If a “disputed ownership fund” election is made, all parties (including a Liquidating Trustee, the Debtors and the Liquidating Trust Beneficiaries) will report for United States federal, state and local income tax purposes consistently with the foregoing.

A Liquidating Trustee will be responsible for payment, out of the Liquidating Trust Assets, of any taxes imposed on the Liquidating Trust or its assets.

A Liquidating Trustee may request an expedited determination of taxes of a Liquidating Trust, including any reserve for Disputed Claims, or of the Debtor as to whom such Liquidating Trust was established, under section 505(b) of the Bankruptcy Code for all tax returns filed for, or on behalf of, such Liquidating Trust or the Debtor for all taxable periods through the dissolution of such Liquidating Trust

4.        Dissolution of a Liquidating Trust

A Liquidating Trustee and Liquidating Trust will be discharged or dissolved, as the case may be, at such time as (i) all Liquidating Trust Assets have been distributed pursuant to the Plan and a Liquidating Trust Agreement, (ii) a Liquidating Trustee determines, in its sole discretion, that the administration of any remaining Liquidating Trust Assets is not likely to yield sufficient additional Liquidating Trust proceeds to justify further pursuit, or (iii) all Distributions required to be made by a Liquidating Trustee under the Plan and a Liquidating Trust Agreement have been made; provided, however, that in no event will a Liquidating Trust be dissolved later than three (3) years from the creation of such Liquidating Trust pursuant to section 10.1 of the Plan unless the Bankruptcy Court, upon motion within the six-month period prior to the third (3rd) anniversary (or within the six-month period prior to the end of an extension period), determines that a fixed period extension (not to exceed three (3) years, together with any prior extensions, without a favorable private letter ruling from the IRS or an opinion of counsel satisfactory to a Liquidating Trustee that any further extension would not adversely affect the status of the trust as a liquidating trust for United States federal income tax purposes) is necessary to facilitate or complete the recovery and liquidation of the Liquidating Trust Assets.

If at any time a Liquidating Trustee determines, in reliance upon such professionals as such Liquidating Trustee may retain, that the expense of administering a Liquidating Trust so as to make a final Distribution to the Liquidating Trust Beneficiaries is likely to exceed the value of the assets remaining in such Liquidating Trust, such Liquidating

Trustee may apply to the Bankruptcy Court for authority to (i) reserve any amount necessary to dissolve the Liquidating Trust, (ii) donate any balance to a charitable organization (A) described in section 501(c)(3) of the IRC, (B) exempt from United States federal income tax under section 501(a) of the IRC, (C) not a “private foundation”, as defined in section 509(a) of the IRC, and (D) that is unrelated to the Debtors, the Liquidating Trust, and any insider of the Liquidating Trustee, and (iii) dissolve the Liquidating Trust

J.        Summary of Other Provisions of Plan

The following subsections summarize certain other significant provisions of the Plan. The Plan should be referred to for the complete text of these and other provisions of the Plan.

1.        Amendment or Modification of the Plan

Subject to the terms and conditions of the Plan Support Agreements, alterations, amendments or modifications of or to the Plan may be proposed in writing by the Debtors at any time prior to the Confirmation Date, provided that the Plan, as altered, amended or modified, satisfies the conditions of sections 1122 and 1123 of the Bankruptcy Code, and the Debtors shall have complied with section 1125 of the Bankruptcy Code. Subject to the terms and conditions of the Plan Support Agreements, the Plan may be altered, amended or modified at any time after the Confirmation Date and before substantial consummation, provided that the Plan, as altered, amended or modified, satisfies the requirements of sections 1122 and 1123 of the Bankruptcy Code and the Bankruptcy Court, after notice and a hearing, confirms the Plan, as altered, amended or modified, under section 1129 of the Bankruptcy Code. A holder of a Claim that has accepted the Plan shall be deemed to have accepted the Plan, as altered, amended or modified, to. the proposed alteration, amendment or modification does not adversely change the treatment of the Claim of such holder as provided in Bankruptcy Rule 3019.

2.        Survival of Debtors’ Reimbursement Obligations of Officers and Directors

The obligations of each Debtor to indemnify, defend, reimburse or limit the liability of (i) directors, officers and any other employee who is held responsible for obligations of the Debtor incurred after the Commencement Date who are directors, officers or employees of such Debtor or a Debtor-Controlled Entity on or after the Commencement Date and (ii) Released Parties, respectively, against any Claims or Causes of Action as provided in the Debtor’s articles of organization, certificates of incorporation, bylaws, other organizational documents or applicable law, will survive confirmation of the Plan, will be assumed by such Debtor and will remain in effect after the Effective Date. Any such assumed obligations owed in connection with an event occurring after the Commencement Date shall be paid as an Administrative Expense under the Plan. Any such assumed obligation owed in connection with an event occurring before the Commencement Date shall be treated as pre-petition Claims under the Plan. Nothing in the Plan shall in any way limit, modify, alter, or amend the Debtors’ limitation of liability of the Independent Directors set forth in section 10.1 of the Restated Certificate of Incorporation.

3.        Allocation of Plan Distributions Between Principal and Interest

Pursuant to the Plan, to the extent that any Allowed Claim entitled to a distribution under the Plan is comprised of indebtedness and accrued but unpaid interest thereon, such distribution shall be allocated first to the principal amount of the Claim (as determined for federal income tax purposes) and then, to the extent the consideration exceeds the principal amount of the Claim, to accrued but unpaid interest.

4.        Revocation or Withdrawal of the Plan

Subject to the terms and conditions of the Plan Support Agreements, the Debtors reserve the right to revoke or withdraw the Plan prior to the Confirmation Date. If the Debtors revoke or withdraw the Plan prior to the Confirmation Date, then the Plan shall be deemed null and void. In such event, nothing contained in the Plan shall constitute or be deemed a waiver or release of any Claims by or against the Debtors or any other person or to prejudice in any manner the rights of the Debtors or any person in any further proceedings involving the Debtors.

5.        Post-Effective Date Role of Creditors’ Committee

On the Effective Date, the Creditors’ Committee will be dissolved for all purposes other than (i) implementation of the Plan through the date of the initial Distribution in accordance with Section 8.3 of the Plan, (ii) defending any appeals from the Confirmation Order to final disposition of such appeals, and (iii) all matters relating to professional fees and the fee committee appointed in the Debtors’ Chapter 11 Cases for the period prior to the Effective Date. Following the Effective Date, the litigation and derivatives subcommittees of the Creditors’ Committee may continue functioning for the limited purposes of (i) resolving pending litigation and (ii) subject to approval of the post-Effective Date board of directors of LBHI, other litigation and derivatives matters as to which, currently, the subcommittees are involved, and shall be recommended by the applicable subcommittee and the Plan Administrator. Other than with respect to the foregoing, the members of the Creditors’ Committee will be released and discharged of and from all further authority, duties, responsibilities, and obligations related to and arising from and in connection with the Chapter 11 Cases, and the retention or employment of the Creditors’ Committee’s attorneys, accountants, and other agents shall terminate. The Debtors will pay the reasonable fees and expenses of the professionals retained by and will reimburse the members of the remaining subcommittees for reasonable disbursements incurred, including the reasonable fees of counsel, in connection with the foregoing from and after the Effective Date. If a member of a subcommittee becomes unable to serve on a subcommittee or resigns after the Effective Date, the remaining members may replace such member, continue to discharge the subcommittee’s roles, or dissolve by a majority vote of the remaining members. Each of the subcommittees shall be deemed dissolved upon the earliest to occur of (i) voluntary agreement of the members of the subcommittee, (ii) the completion of the subcommittee’s responsibilities, and (iv) the Closing Date.

6.        Issuance of New Securities

In the discretion of the Plan Administrator, each Debtor or Debtor Controlled-Entity (a) may form and transfer certain assets of the Debtors and/or Debtor Controlled Entities to new (or utilize existing) entities, including, without limitation, one or more separately managed partnerships, REITs or other investment vehicles, to hold certain real estate or other assets of the Debtors and/or Debtor-Controlled Entities and, (b) may, in connection therewith, issue New Securities for Distribution under the Plan. In the event that the Plan Administrator determines to issue New Securities, each holder of Allowed Claims or Equity Interests against a Debtor that contributed assets to the entity issuing New Securities shall receive the relevant New Securities as Distributions in accordance with the Plan. The New Securities shall be valued as of the date of the issuance and the holders of Allowed Claims or Equity Interests receiving such New Securities shall be deemed satisfied to the extent of the value of the New Securities.

7.        Exemption from Securities Laws

To the maximum extent provided by section 1145 of the Bankruptcy Code and applicable non-bankruptcy law, the issuance under the Plan of any New Securities or Liquidating Trust Interests will be exempt from registration under the Securities Act of 1933, as amended, and all rules and regulations promulgated thereunder and any other applicable non-bankruptcy law or regulation.

8.        Exemption from Transfer Taxes

Pursuant to section 1146(a) of the Bankruptcy Code, (a) the issuance, transfer, or exchange of notes or equity securities, (b) the creation of any mortgage, deed of trust, lien, pledge, or other security interest, (c) the making or assignment of or surrender of any lease or sublease, or (d) the making of or delivery of any deed or other instrument of transfer under, in furtherance of, or in connection with the Plan, and any merger agreements, agreements of restructuring, disposition, liquidation or dissolution, any deeds, bills of sale, transfers of tangible property, or assignments executed in connection with any disposition of assets contemplated by the Plan (including by a Liquidating Trust), shall not be subject to any stamp, real estate transfer, mortgage recording, sales, use or other similar tax.

9.        Effectuating Documents and Further Transactions

Pursuant to the Plan, each of the Debtors and the Debtors is authorized to execute, deliver, file or record such contracts, instruments, releases, indentures and other agreements or documents and take such actions as may be necessary or appropriate to effectuate and further evidence the terms and conditions of the Plan and any securities issued pursuant to the Plan.

10.        Retention of Jurisdiction

Following the Confirmation Date, the Bankruptcy Court will retain exclusive jurisdiction of all matters arising under, arising out of, or related to, the Chapter 11 Cases and the Plan pursuant to, and for the purposes of, sections 105(a) and 1142 of the Bankruptcy Code and for, among other things, the following purposes:

(a)      To hear and determine any motions for the assumption, assumption and assignment or rejection of executory contracts or unexpired leases and the allowance of any Claims resulting therefrom;

(b)      To determine any and all adversary proceedings, applications and contested matters relating to the Chapter 11 Cases;

(c)      To hear and determine any objection to or motion to estimate Claims;

(d)      To enter and implement such orders as may be appropriate in the event the Confirmation Order is for any reason stayed, revoked, modified, or vacated;

(e)      To issue such orders in aid of execution of the Plan to the extent authorized by section 1142 of the Bankruptcy Code;

(f)      To consider any modifications of the Plan, to cure any defect or omission or reconcile any inconsistency in any order of the Bankruptcy Court, including, without limitation, the Confirmation Order;

(g)      To hear and determine all applications for compensation and reimbursement of expenses of professionals under sections 330, 331 and 503(b) of the Bankruptcy Code;

(h)      To hear and determine disputes arising in connection with the interpretation, implementation, or enforcement of the Plan and any agreements or documents incorporated or contemplated by the Plan, including, without limitation, Sections 6.4, 6.5, 13.3, 13.4 and 13.5 of the Plan;

(i)      To issue injunctions, enter and implement other orders, and take such other actions as may be necessary or appropriate to restrain interference by any person with the consummation, implementation or enforcement of the Plan, the Confirmation Order, or any other order of the Bankruptcy Court;

(j)      To hear and determine any actions brought against the Plan Administrator in connection with the Plan, including without limitation, any action relating to Distributions;

(k)      To hear and determine any actions brought to recover all assets of the Debtors and property of the estates, wherever located; provided, however, that this provision shall not limit the jurisdiction of a foreign court or tribunal overseeing a Foreign Proceeding;

(l)      To hear and determine matters concerning state, local, and federal taxes in accordance with sections 346, 505 and 1146 of the Bankruptcy Code, including any requests for expedited determinations under section 505(b) of the Bankruptcy Code filed, or to be filed, with respect to tax returns of the Debtors and of any Liquidating Trusts for any and all taxable periods ending after the Commencement Date through the Closing Date;

(m)      To hear all matters relating to Article XII of the Plan, including, without limitation, all matters relating to the releases, exculpation, and injunction granted thereunder;

(n)      To hear all matters relating to the Plan Trust;

(o)      To hear any other matter consistent with the provisions of the Bankruptcy Code; and

(p)      To enter a final decree closing the Chapter 11 Cases.

11.        Plan Supplement

The Debtor Allocation Agreement, the amended certificate and by-laws of the Debtors (if any) in accordance with Section 7.7 of the Plan, the Plan Trust Agreement, a list of any contracts or leases to be assumed, or assumed and assigned, by the Debtors in accordance with section 11.1 of the Plan, any settlement agreement among any of the Debtors and a Non-Controlled Affiliate in accordance with section 6.5(b)(iv) of the Plan, and any settlement agreement among any of the Debtors and a Creditor in accordance with Section 6.5(j) of the Plan will be contained in the Plan Supplement that is filed with the Clerk of the Bankruptcy Court at least ten (10) days prior to the Voting Deadline. Upon its filing with the Bankruptcy Court, the Plan Supplement may be obtained on the Debtors’ independent website at www.lehman-docket.com or by request to the Debtors in accordance with section 15.12 of the Plan.

12.        Post-Effective Date Reporting

Beginning the first month-end and first quarter-end following the Effective Date and until the Closing Date, the Plan Administrator is obligated to file with the Bankruptcy Court (i) within thirty (30) days after the end of each month, a Monthly Operating Report for such month, (ii) within one-hundred-twenty (120) days after the end of each quarter, a Quarterly Report for such quarter, and (iii) on an annual basis for two (2) years and thereafter on a semiannual basis, a Reconciliation of Cash Flow Estimates Report and a description of collections by the Debtors and a comparison of performance relative to forecasted collections and estimates of future costs and expenses of administration; provided, however, that, in each case, the Plan Administrator or the board of directors or manager for a Debtor, as applicable, is permitted to elect to modify or include less information in such reports than otherwise required by the Plan if the Plan Administrator or the board of directors or manager for a Debtor, as applicable, determines, in its reasonable discretion, that disclosing any such information would be unduly burdensome, such information is or has become immaterial or no longer meaningful, as the activities of the Debtor(s) evolve such disclosure could place the Debtor(s) in a competitive or negotiation disadvantage, or such disclosure is precluded by confidentiality limitations. The Debtors will include in their monthly reports all payments made to creditors under the Plan and disbursements made in the ordinary course of business on an aggregate, monthly basis for each Debtor.

Information included in the various reports includes, among other things, information regarding the Debtors’ financial condition, significant transactions, liquidation of assets, reconciliation of claims, ongoing litigations and material costs and expenses incurred by the Debtors in their operations. The Debtors will also provide information regarding their cash flows.

13.        Payment of Statutory Fees

On the Effective Date and thereafter, the Plan Administrator and any Liquidating Trustee thereafter appointed, will pay all fees incurred pursuant to Section 1930 of title 28, United States Code, together with interest, if any, pursuant to Section 3717 of title 31, United States Code for each Debtor’s case, or until such time as a final decree is entered closing a particular Debtor’s case, a Final Order converting such Debtor’s case to a case under Chapter 7 of the Bankruptcy Code or a Final Order dismissing such Debtor’s case is entered.

K.       Summary of Recovery Analysis Under the Plan

The Recovery Analysis setting forth the estimated Claim and estimated recoveries for each Class is annexed hereto as Exhibit 4.

The Debtors indicated on Exhibit “A” to LBHI’s Voluntary Petition for chapter 11 that as of May 31, 2008, LBHI and its Affiliates had approximately $639 billion of assets and approximately $613 billion of liabilities. As indicated on the Exhibit 4 annexed hereto, the estimated aggregate gross recovery (before the payment of any Claims or expenses) following an orderly liquidation of the Debtors’ assets is approximately $63 billion. The substantial decrease in the aggregate value of the assets is a result of (i) the exclusion of assets of the Non-Controlled Affiliates, (ii) the termination of secured financings, such as repurchase agreements, pursuant to which Lehman retained the subject securities on its balance sheet and also included the sale proceeds and the obligation to repurchase the securities, (iii) market value changes and (iv) alternate valuation methodologies.

The estimated recoveries included in the “Summary of Classification and Estimated Recovery of Claims and Equity Interests Under the Plan” included in section II.B hereof is based on recoveries to each Class of creditors for each Debtor on an undiscounted cash flow basis.

Exhibit 2C annexed hereto includes a table reconciling the information included in the Recovery Analysis with the information included in the Debtors’ balance sheets, as of December 31, 2010. Exhibit 2C displays modifications to the information included in the Recovery Analysis, the effect of which results in the information displayed in the balance sheets included as Exhibit 2B.

XI.    CONFIRMATION AND CONSUMMATION OF THE PLAN

Under the Bankruptcy Code, the following steps must be taken to confirm the Plan:

A.       Solicitation of Votes

In accordance with sections 1126 and 1129 of the Bankruptcy Code, the Claims in all Classes of the Plan are impaired, and the holders of Allowed Claims in each of these Classes other than LBHI Classes 10A, 10B, 10C and 11 are entitled to vote to accept or reject the Plan. The holders of Claims in LBHI Classes 10A, 10B, 10C and 11 will not receive any distributions under the Plan and are conclusively presumed to have rejected the Plan. The holder of the

Equity Interest in each of the Debtors is impaired and is conclusively presumed to have rejected the Plan.

As to the classes of Claims entitled to vote on a plan, the Bankruptcy Code defines acceptance of a plan by a class of creditors as acceptance by holders of at least two-thirds in dollar amount and more than one-half in number of the Claims of that class that have timely voted to accept or reject a plan.

A vote may be disregarded if the Bankruptcy Court determines, after notice and a hearing, that acceptance or rejection was not solicited or procured in good faith or in accordance with the provisions of the Bankruptcy Code.

Any creditor in an impaired Class (i) whose Claim has been listed by the Debtors in the Schedules filed with the Bankruptcy Court (provided that such Claim has not been scheduled as disputed, contingent or unliquidated) or (ii) who filed a proof of claim on or before the Bar Date or Securities Programs Bar Date, as applicable, or any proof of claim filed within any other applicable period of limitations or with leave of the Bankruptcy Court, which Claim is not the subject of an objection or request for estimation, is entitled to vote on the Plan.

B.       The Confirmation Hearing

The Bankruptcy Code requires the Bankruptcy Court, after notice, to hold a confirmation hearing. The Confirmation Hearing in respect of the Plan has been scheduled for December 6, 2011, commencing at 10:00 a.m. Eastern Time, before the Honorable James M. Peck, United States Bankruptcy Judge, at the United States District Court for the Southern District of New York, Room 601, Alexander Hamilton Customs House, One Bowling Green, New York, New York 10004. The Confirmation Hearing may be adjourned from time to time by the Bankruptcy Court without further notice except for an announcement of the adjourned date made at the Confirmation Hearing. Any objection to confirmation must be made in writing and specify in detail the name and address of the objector, all grounds for the objection and the amount of the Claim or amount and description of the Equity Interest held by the objector. Any such objection must be filed with the Bankruptcy Court and served in accordance with the Disclosure Statement Order and the Second Amended Case Management Order, dated June 17, 2010, on or before November 4, 2011 at 4:00 p.m, Eastern Time. Objections to confirmation of the Plan are governed by Bankruptcy Rule 9014.

C.       Confirmation

At the Confirmation Hearing, the Bankruptcy Court will confirm the Plan only if all of the requirements of section 1129 of the Bankruptcy Code are met. Among the requirements for confirmation of a plan are that the plan is (i) feasible, (ii) in the “best interests” of creditors and stockholders that are impaired under the plan, and (iii) accepted by all impaired classes of Claims and equity interests or, if rejected by an impaired class, that the plan “does not discriminate unfairly” and is “fair and equitable” as to such class.

1.        Acceptance

The Claims in all Classes of the Plan are impaired under the Plan and, other than Claims in LBHI Classes 10A, 10B, 10C and 11, are entitled to vote to accept or reject the Plan. Claims in LBHI Classes 10A, 10B, 10C and 11 and Equity Interests in each Debtor are receiving no distributions under the Plan and, therefore, are conclusively presumed to have voted to reject the Plan. Equity Interests in each Debtor are impaired under the Plan and are conclusively presumed to have voted to reject the Plan.

If any impaired Class of Claims entitled to vote does not accept the Plan by the requisite statutory majority provided in section 1126(c) of the Bankruptcy Code, the Debtors reserve the right to amend the Plan in accordance with section 15.7 of the Plan or undertake to have the Bankruptcy Court confirm the Plan under section 1129(b) of the Bankruptcy Code or both. With respect to impaired Classes of Claims that are deemed to reject the Plan, the Debtors shall request that the Bankruptcy Court confirm the Plan under section 1129(b) of the Bankruptcy Code. The determination as to whether to seek confirmation of the Plan under such circumstances will be announced before or at the Confirmation Hearing.

2.        Feasibility

The Bankruptcy Code permits a plan to be confirmed if it is not likely to be followed by liquidation or the need for further financial reorganization. This is the “feasibility” test that must be determined by the Bankruptcy Court.

Since the Debtors’ Plan contemplates a liquidation, for purposes of determining whether the Plan meets this requirement, the Debtors have analyzed their ability to meet their obligations under the Plan over the expected period of liquidation. As part of this analysis, the Debtors have prepared cash flow estimates for each of the Debtors for the four year period ending December 31, 2014 (the “Projection Period”) and liquidation analyses for each Debtor. These cash flow estimates, and the assumptions on which they are based are included in Exhibit 7 annexed hereto. Based upon such estimates, the Debtors anticipate that they will be able to make all payments required pursuant to the Plan and, therefore, after confirmation of the Plan they will be able to liquidate their assets and make Distributions as contemplated. The Debtors expect that the liquidation of their assets and Claims reconciliation will take longer than the Projection Period.

The Debtors have prepared these cash flow estimates, based upon certain reasonable assumptions under the circumstances. Those assumptions considered to be significant are described in the cash flow estimates, which are annexed as Exhibit 7. The cash flow estimates have not been examined or compiled by independent accountants. The Debtors make no representation as to the accuracy of the cash flow estimates or their ability to achieve the results. Many of the assumptions on which the cash flow estimates are based are subject to significant uncertainties. Inevitably, some assumptions will not materialize and unanticipated events and circumstances may affect the actual financial results. Therefore, the actual results achieved throughout the Projection Period may vary from the estimated results and the variations may be material. All holders of Claims that are entitled to vote to accept or reject the Plan are urged to examine carefully all of the assumptions on which the cash flow estimates are based in connection with their evaluation of the Plan.

3.        Best Interests Test

Even if the Plan is accepted by all holders of Claims entitled to vote on the Plan, the Bankruptcy Code requires that the Bankruptcy Court, as a condition to confirming the Plan, find that the Plan is in the best interests of all holders of Claims and Equity Interests that are Impaired by the Plan and that have not accepted the Plan. The “best interests” test, as set forth in section 1129(a)(7) of the Bankruptcy Code, requires the Bankruptcy Court to find either that all members of an Impaired Class of Claims or Equity Interests have accepted the Plan in the requisite majorities required by section 1126 of the Bankruptcy Code or that the Plan will provide a member who has not accepted the Plan with a recovery of property of a value, as of the Effective Date of the Plan, that is not less than the amount that such holder would receive or retain if the Debtors were liquidated under chapter 7 of the Bankruptcy Code on such date.

To calculate the probable distribution to members of each Impaired Class of Claims and Equity Interests if the Debtors were liquidated under chapter 7, the Bankruptcy Court must first determine the aggregate dollar amount that would be generated from the disposition of the Debtors’ assets if their Chapter 11 Cases were converted to chapter 7 cases under the Bankruptcy Code. This “liquidation value” would consist primarily of the proceeds from liquidating the Debtors’ assets by a chapter 7 trustee.

The amount of liquidation value available to creditors would be reduced by the costs and expenses of liquidation, as well as by other administrative expenses and costs of both the Chapter 7 cases and the Chapter 11 Cases. Costs of a liquidation of the Debtors under chapter 7 of the Bankruptcy Code would include the compensation of a chapter 7 trustee, as well as of counsel and other professionals retained by the trustee, asset disposition expenses, all unpaid expenses incurred by the Debtors in the Chapter 11 Cases (such as compensation of attorneys, financial advisors, and accountants) that are allowed in the chapter 7 cases, litigation costs and Claims arising from the operations of the Debtors during the pendency of the Chapter 11 Cases. The liquidation itself would trigger certain priority payments that otherwise would not be due in the ordinary course of business. Those priority Claims would be paid in full from the liquidation proceeds before the balance would be made available to pay other Claims or to make any distribution in respect of Equity Interests. The liquidation under chapter 7 would also prompt the rejection of executory contracts and unexpired leases and thereby create a significantly greater amount of Unsecured Claims.

As of January 1, 2011, the Debtors have post petition employment agreements with approximately 413 employees, who spent a significant amount of time analyzing and reviewing the Debtors’ assets and have built infrastructures to manage such assets. A chapter 7 trustee would have the option of either retaining current employees of the Debtors or rejecting the contracts of some or all of the Debtors’ employees. If the chapter 7 trustee decides that only a fraction of such employees are required to liquidate the assets, and therefore rejects such employment contracts, the Debtors would incur additional administrative expenses from the rejection of post petition contracts which expenses would be paid prior to Classes of Claims.

Furthermore, due to the complexity and size of the Debtors’ assets it would take the chapter 7 trustee months to analyze and review the assets, incurring additional expenses on the estate.

The additional Claims and expenses that would be incurred during a chapter 7 liquidation, the recoveries that the Debtors would receive from the expeditious liquidation of their assets is likely to be substantially less than the recoveries if the Debtors hold such assets and dispose of them over a longer period of time. While the financial markets have improved since the period immediately following the Commencement Date, in the Debtors’ business judgment, the liquidation of the assets under the current market conditions would result in the Debtors’ taking a substantial discount on the value of their assets.

In a chapter 7 liquidation, no junior class of Claims or Equity Interests may be paid unless all classes of Claims or Equity Interests senior to such junior class are paid in full. Section 510(a) of the Bankruptcy Code provides that subordination agreements are enforceable in a bankruptcy case to the same extent that such subordination agreements are enforceable under applicable non-bankruptcy law. Therefore, no class of Claims or Equity Interests that is contractually subordinated to another class would receive any payment on account of its Claims or Equity Interests, unless and until such senior classes are paid in full.

Once the Bankruptcy Court ascertains the recoveries in liquidation of the Debtors’ secured and priority creditors, it would then determine the probable distribution to unsecured creditors from the remaining available proceeds of the liquidation. If this probable distribution has a value greater than the value of distributions to be received by the unsecured creditors under the Plan, then the Plan is not in the best interests of creditors and cannot be confirmed by the Bankruptcy Court.

After considering the effects that a chapter 7 liquidation would have on the ultimate proceeds available for distribution to creditors in the Chapter 11 Cases, including (i) the costs and expenses of a liquidation under chapter 7 arising from fees payable to a trustee in bankruptcy and professional advisors to such trustee, (ii) the erosion in value of assets in a chapter 7 case in the context of the expeditious liquidation required under chapter 7 and the “forced sale” atmosphere that would prevail and (iii) the substantial increases in Claims that would be satisfied on a priority basis or on parity with creditors in the Chapter 11 Cases, the Debtors expect that holders of Allowed Claims in each Class will receive a recovery as a result of the confirmation of the Plan that is greater than such holder would receive pursuant to the liquidation of the Debtors under chapter 7.

The Liquidation Analysis is annexed hereto as Exhibit 5. The information set forth in Exhibit 5 provides a summary of the liquidation values of the Debtors’ assets, assuming a chapter 7 liquidation in which a trustee appointed by the Bankruptcy Court would liquidate the assets of the Debtors’ estates. The Liquidation Analysis assumes that a trustee would implement the same settlement and compromise included in the Plan. Reference should be made to the Liquidation Analysis for a complete discussion and presentation of the Liquidation Analysis.

Underlying the Liquidation Analysis are a number of estimates and assumptions that, although developed and considered reasonable by the Debtors, are inherently subject to significant economic and competitive uncertainties and contingencies beyond the control of the

Debtors. The Liquidation Analysis also is based on assumptions with regard to liquidation decisions that are subject to change. Accordingly, the values reflected might not be realized if the Debtors were, in fact, to undergo such a liquidation.

4.        Unfair Discrimination and Fair and Equitable Tests

To obtain nonconsensual confirmation of the Plan, it must be demonstrated to the Bankruptcy Court that the Plan “does not discriminate unfairly” and is “fair and equitable” with respect to each impaired, nonaccepting Class. The Bankruptcy Code provides a non-exclusive definition of the phrase “fair and equitable.” The Bankruptcy Code establishes “cram down” tests for secured creditors, unsecured creditors and equity holders, as follows:

Secured Creditors. Either (i) each impaired secured creditor retains its liens securing its secured Claim and receives on account of its secured Claim deferred cash payments having a present value equal to the amount of its allowed secured Claim, (ii) each impaired secured creditor realizes the “indubitable equivalent” of its allowed secured Claim or (iii) the property securing the Claim is sold free and clear of liens with such liens to attach to the proceeds of the sale and the treatment of such liens on proceeds to be as provided in clause (i) or (ii) above.

Unsecured Creditors. Either (i) each impaired unsecured creditor receives or retains under the plan property of a value equal to the amount of its allowed Claim or (ii) the holders of Claims and interests that are junior to the Claims of the dissenting class will not receive any property under the plan.

Equity Interests. Either (i) each holder of an equity interest will receive or retain under the plan property of a value equal to the greater of the fixed liquidation preference to which such holder is entitled, or the fixed redemption price to which such holder is entitled or the value of the interest or (ii) the holder of an interest that is junior to the nonaccepting class will not receive or retain any property under the plan.

A plan of reorganization does not “discriminate unfairly” with respect to a nonaccepting class if the value of the cash and/or securities to be distributed to the nonaccepting class is equal to, or otherwise fair when compared to, the value of the distributions to other classes whose legal rights are the same as those of the nonaccepting class.

D.        Consummation

The Plan will be consummated on the Effective Date. The Effective Date of the Plan will occur on the first Business Day on which the conditions precedent to the effectiveness of the Plan, as set forth in section 12.2 of the Plan, have been satisfied or waived by the Debtors pursuant to section 12.3 of the Plan. For a more detailed discussion of the conditions precedent to the Plan and the consequences of the failure to meet such conditions, see section X.G— “Conditions Precedent to the Plan’s Confirmation and Effective Date” of the Disclosure Statement.

The Plan is to be implemented pursuant to its terms, consistent with the provisions of the Bankruptcy Code.

XII.	CORPORATE GOVERNANCE AND MANAGEMENT OF THE DEBTORS ON THE EFFECTIVE DATE

Pursuant to the Plan, on the Effective Date, the management, control, and operation of the Debtors will be the general responsibility of their respective Boards of Directors.

A.        Board of Directors and Management

1.        LBHI Board of Directors and Officers

Following the Effective Date, the board of directors of LBHI shall consist of seven persons. The initial board of directors of LBHI shall be selected by the Director Selection Committee. Each of the initial directors of LBHI shall have initial and, if reelected, subsequent terms of one year. A director of LBHI may be removed from office by the Plan Trust with cause. Subject to death, incapacity, resignation or removal for cause and reelection by the Plan Trust in accordance with the Plan Trust Agreement, the initial directors shall serve as the board of directors of LBHI through the Closing Date. Upon expiration of the term of a director of LBHI or his or her resignation, death or removal for cause, the election of such director or a replacement director shall be determined by action of the Plan Trust as sole shareholder of LBHI. At or before the Confirmation Hearing, the Debtors will disclose any identified directors in compliance with section 1129(a)(5) of the Bankruptcy Code.

(b)        The Director Selection Committee shall be comprised of the following nine (9) members:

    (i)     Rutger Schimmelpenninck (in his capacity as co-bankruptcy trustee (curatoren) for LBT); (ii) the LBB Administrator; (iii) the Debtors; (iv) each of the co-chairs of the Creditors’ Committee (each of whom shall exercise his or her independent business judgment in the selection of directors and not act at the direction of the Creditors’ Committee); (v) an individual chosen by the Opco Plan Proponents who are PSA Creditors; (vi) an individual chosen by the members of the group of creditors commonly referred to as the Ad Hoc Group of Lehman Brothers Creditors that are PSA Creditors; and (vii) two individuals chosen collectively by the following PSA Creditors: Carval Investors UK Limited, Davidson Kempner Capital Management LLC, Elliott Management Corporation, King Street Capital Management LP., Och-Ziff Capital Management Group LLC, The Baupost Group LLC and Varde Partners LP.

Following the Effective Date, the board of directors of LBHI shall, in addition to its other duties, be responsible for (i) instructing and supervising the Debtors and the Plan Administrator with respect to their responsibilities under the Plan; (ii) reviewing and approving the prosecution of adversary and other proceedings, if any, including approving proposed settlements thereof; (iii) reviewing and approving objections to and proposed settlements of Disputed Claims; and (iv) performing such other duties that may be necessary and proper to assist the Debtors and the Plan Administrator and their retained professionals. In its discretion, following the Effective Date, the board of directors of LBHI may also delegate any duties assigned to the Plan Administrator to any other committee, entity or individual.

2.        Subsidiary Debtor Post-Effective Date Management

Following the Effective Date, the board of directors of LBSF and LCPI will each consist of three (3) individuals as follows: (i) an individual who is a concurrently serving member of the LBHI board of directors that is selected by the LBHI board of directors; (ii) an individual who is a concurrently serving member of the LBHI board of directors and, in the case of LBSF or LCPI, acceptable to the Opco Plan Proponents who are PSA Creditors; and (iii) an individual who is selected by the individuals selected pursuant to (i) and (ii) of this section and who is independent from LBHI, the members of the Director Selection Committee and, in the case of LBSF, LBSF or in the case of LCPI, LCPI.

Each of the initial directors of LBSF and LCPI shall have initial and, if reelected, subsequent terms of one year. A director of LBSF and LCPI may be removed from office by Lehman ALI (as directed by LBHI) only for cause. Upon the resignation, death, incapacity or removal for cause of a director of LBSF or LCPI, the election of a replacement director shall be determined by action of Lehman ALI (as directed by LBHI); provided that at all times the LBSF and LCPI boards of directors must be comprised of individuals that satisfy the requirements of section 7.3(a) of the Plan.

Following the Effective Date, the respective boards of directors or managers, as applicable, of the Subsidiary Debtors, other than LBSF and LCPI, shall consist of one individual who shall be a concurrently serving member of the LBHI board of directors. Each of the initial directors or managers of the Subsidiary Debtors, other than LBSF and LCPI, shall have initial and, if reelected, subsequent terms of one year. Thereafter, LBHI or the Subsidiary Debtor or Debtor-Controlled Entity that is the sole shareholder of the relevant Subsidiary Debtor shall elect successors of the then-serving members of the boards or managers for such Subsidiary Debtor at each annual meeting or upon the removal or resignation of such individuals. LBHI or the Subsidiary Debtor or Debtor-Controlled Entity that is the sole shareholder of the relevant Subsidiary Debtor shall also have the power to act by written consent to remove any director or manager of such Subsidiary Debtor at any time with or without cause.

3.        Plan Trust

For securities laws purposes, and in order to preserve NOLs and certain other valuable tax attributes15 that will maximize assets and thereby recoveries to creditors, the Plan Trust will be established on the Effective Date and continue in existence until the Closing Date. The Plan Trustees will be the members of the Director Selection Committee. Each of the Plan Trustees will continue in such capacity until he or she ceases to be a Plan Trustee in accordance with the terms and conditions set forth in the Plan Trust Agreement. In the event of a vacancy in the office of Plan Trustee, the remaining Plan Trustees will by majority vote of the remaining Plan Trustees fill the vacancy if in their discretion the circumstances of the Plan Trust warrant

15        For further discussion of the Plan Trust, see section XV.A.3.b, “Limitations of NOL Carryforwards and Other Tax Attributes.”

doing so. The Plan Trust shall exercise voting rights associated with the Plan Trust Stock in furtherance of the orderly liquidation of the Debtors and compliance with the provisions of the Plan. The sole purpose of the Plan Trust shall be to hold the Plan Trust Stock as provided in Section 4.16(b).

The Plan Trust Agreement will provide that (i) at such time as a vacancy on the board of directors of LBHI is to be filled or there is a vote on the election of a director upon the expiration of a director’s term of office, the Plan Trust will fill such vacancy by majority vote of the Plan Trustees and (ii) at all other times, the Plan Trust may act, by majority vote of the Plan Trustees, to remove and replace directors, with cause.

4.        Plan Administrator

The Plan Administrator will have the rights and powers of a debtor-in-possession under section 1107 of the Bankruptcy Code, and such other rights, powers and duties incident to causing the performance of the Debtors’ obligations under the Plan. The Plan Administrator shall continue to exist until entry of a Final Order by the Bankruptcy Court closing the Chapter 11 Cases pursuant to section 350(a) of the Bankruptcy Code.

5.        Corporate Existence

After the Effective Date, the Plan Administrator may decide, to (a) maintain each Debtor as a corporation in good standing until such time as all aspects of the Plan pertaining to such Debtor have been completed, or (b) at such time as the Plan Administrator considers appropriate and consistent with the implementation of the Plan pertaining to such Debtor, dissolve such Debtor and complete the winding up of such Debtor without the necessity for any other or further actions to be taken by or on behalf of such dissolving Debtor or its shareholder or any payments to be made in connection therewith subject to the filing of a certificate of dissolution with the appropriate governmental authorities (including, without limitation, the transfer of all or part of the assets of such Debtor to a liquidating trust), or (c) dissolve any Debtor-Controlled Entity and complete the winding up of such Debtor-Controlled Entity in accordance with applicable law; provided, however, that the foregoing does not limit the Plan Administrator’s ability to otherwise abandon an interest in a Debtor-Controlled Entity.

6.        Certificates of Incorporation and By-laws

The certificate of incorporation and by-laws of each Debtor will be amended as of the Effective Date to the extent necessary to carry out the provisions of the Plan. The proposed forms of the Debtors Certificate of Incorporation and the Debtors By-laws will be contained in the Plan Supplement.

7.        Wind-Down

After the Effective Date, pursuant to the Plan, the Plan Administrator shall wind-down, sell and otherwise liquidate assets of the Debtors and/or Debtor-Controlled Entities. The wind-down, sale and liquidation of each of such Debtor’s assets (as determined for federal income tax purposes) shall occur over a period of three years after the Effective Date (it being understood that such liquidation may include the transfer of all or part of the assets of such

Debtor to one or more Liquidating Trusts within the meaning of Treas. Reg. § 301.7701-4); provided, however, that the wind-down and liquidation may extend over a longer period of time if the Debtors receives a private letter ruling or other equivalent guidance from the IRS from which the Plan Administrator reasonably concludes that the continued wind-down and liquidation should not result in a reduction or limitation of the Debtors’ tax attributes for federal income tax purposes that materially impairs the expected actual use of such tax attributes. See section X.I—”Liquidating Trust” and section XV— “Certain Federal Income Tax Consequences of the Plan” for further information.

XIII.        SECURITIES LAWS MATTERS

For securities laws purposes, and in order to preserve NOLs and certain other valuable tax attributes16 that will maximize assets and thereby recoveries to creditors, on the Effective Date all existing Equity Interests in LBHI shall be cancelled and one new share of LBHI’s common stock shall be issued to the Plan Trust which will hold such share for the benefit of the holders of such former Equity Interests consistent with their former economic entitlements. On the Effective Date all existing Equity Interests in each of the Debtors other than LBHI shall be retained by such holder and only cancelled if and when such Debtor is dissolved in accordance with the Plan. In the event that all Allowed Claims against such Debtor have been satisfied in full in accordance with the Plan, each holder of an Equity Interest in such Debtor may receive its Pro Rata Equity Share of any remaining assets of such Debtor.

Holders of Equity Interests should consult their own advisors regarding any securities law consequences of the treatment of their Equity Interest under the Plan.

XIV.        CERTAIN RISK FACTORS TO BE CONSIDERED

HOLDERS OF CLAIMS AGAINST THE DEBTORS SHOULD READ AND CONSIDER CAREFULLY THE FACTORS SET FORTH BELOW, AS WELL AS THE OTHER INFORMATION SET FORTH IN THIS DISCLOSURE STATEMENT (AND THE DOCUMENTS DELIVERED TOGETHER HEREWITH AND/OR INCORPORATED BY REFERENCE HEREIN), PRIOR TO VOTING TO ACCEPT OR REJECT THE PLAN. THESE RISK FACTORS SHOULD NOT, HOWEVER, BE REGARDED AS CONSTITUTING THE ONLY RISKS INVOLVED IN CONNECTION WITH THE PLAN AND ITS IMPLEMENTATION.

NO REPRESENTATIONS CONCERNING OR RELATED TO THE DEBTORS, THE CHAPTER 11 CASES, OR THE PLAN ARE AUTHORIZED BY THE BANKRUPTCY COURT OR THE BANKRUPTCY CODE, OTHER THAN AS SET FORTH IN THIS DISCLOSURE STATEMENT. ANY REPRESENTATIONS OR INDUCEMENTS MADE TO SECURE YOUR ACCEPTANCE OR REJECTION OF THE PLAN THAT ARE OTHER THAN AS CONTAINED IN, OR INCLUDED WITH, THIS DISCLOSURE STATEMENT SHOULD NOT BE RELIED UPON BY YOU IN ARRIVING AT YOUR DECISION.

16        For further discussion of these tax attributes, see section XV.A.3.b, “Limitations of NOL Carryforwards and Other Tax Attributes.”

A.       Certain Bankruptcy Law Considerations

It is not possible to predict with certainty the length of the Chapter 11 Cases or to assure that the Plan will be confirmed. Even if all voting Classes vote in favor of the Plan and the requirements for “cramdown” are met with respect to any Class deemed to have rejected the Plan, the Bankruptcy Court, which may exercise substantial discretion as a court of equity, may choose not to confirm the Plan. As discussed in Section XI— “Confirmation and Consummation of the Plan” of the Disclosure Statement, section 1129 of the Bankruptcy Code requires, among other things, a showing that the with respect to each Class, such Class either (i) has voted to accept the Plan or (ii) the value of distributions to dissenting Classes of Claims and Equity Interests will not be less than the value such holders would receive if the Debtors were liquidated under chapter 7 of the Bankruptcy Code. Although the Debtors expect that the Plan will meet such test with respect to all Classes for each Debtor, there can be no assurance that the Bankruptcy Court will reach the same conclusion.

Even if the Plan is confirmed, the prolongation of the Chapter 11 Cases may have an adverse effect on the Debtors’ businesses and ultimate recovery on the Debtors’ assets. Prolonged Chapter 11 Cases will result in the Debtors’ incurrence of substantial additional Administrative Expense Claims and Claims for professional’s fees and expenses and will require the Debtors to continue to devote substantial time and energy to the Chapter 11 Cases which would otherwise be directed at efficiently operating the Debtors’ distribution process and marketing the Debtors’ assets to augment the value of the Debtors’ Estates.

Through July 31, 2011, the Debtors have incurred approximately $1.37 billion in professional fees and expenses, inclusive of fees and expenses for professionals retained by the Debtors, the Creditors’ Committee, the Court-appointed Examiner, and the Court-appointed Fee Committee, as well as $1.48 million paid to the US Trustee for its quarterly fees. The Debtors anticipate incurring an additional $310 million through the Effective Date of the Plan, including $450,000 in US Trustee quarterly fees.

B.       Conditions Precedent to Consummation of the Plan

The Plan provides for certain conditions that must be satisfied (or waived) prior to Confirmation of the Plan and for certain other conditions that must be satisfied (or waived) prior to the Effective Date. As of the date of this Disclosure Statement, there can be no assurance that any or all of the conditions in the Plan will be satisfied (or waived). Accordingly, there can be no assurance that the Plan will be confirmed by the Bankruptcy Court, and if the Plan is confirmed, there can be no assurance that the Plan will be consummated.

C.       Asset Sales

Under the Plan, distributions to holders of Allowed Claims will be funded substantially by the liquidation of the Debtors’ assets. Although the Debtors will seek to maximize the price they receive for their assets, it is impossible to predict with certainty the value that the Debtors will receive and the resulting distributions.

D.       Estimation of Allowed Claims

There can be no assurance that the estimated amounts of Claims set forth in this Disclosure Statement are correct, and the actual Allowed amounts of Claims may differ from estimates. Because the estimated amounts are based solely upon (i) a review of the Debtors’ books and records, (ii) a review of the Claims, (iii) the Debtors’ estimates as to additional Claims that may be filed in the Chapter 11 Cases or that would arise in the event of a conversion of the cases from chapter 11 to chapter 7 and (iv) the Debtors’ estimates of Claims that will be Allowed following the objections to Claims by the Debtors, such estimated amounts are subject to certain risks, uncertainties and assumptions. Should one or more of these risks or uncertainties materialize or should underlying assumptions prove incorrect, the actual Allowed amounts of Claims may vary from those estimated therein.

E.       Certain Tax Considerations

There are a number of material income tax considerations, risks and uncertainties associated with consummation of the Plan. Holders of Eligible Claims and other interested parties should read carefully the discussion set forth in Article XVI — “Certain Federal Income Tax Consequences of the Plan” for a discussion of certain federal income tax consequences of the transactions contemplated under the Plan.

XV.     CERTAIN FEDERAL INCOME TAX CONSEQUENCES OF THE PLAN

The following discussion summarizes certain material federal income tax consequences of the implementation of the Plan to the Debtors and to certain holders of Allowed Claims. This summary does not address the federal income tax consequences to holders of Claims who are deemed to have rejected the Plan in accordance with the provisions of section 1126(g) of the Bankruptcy Code, or holders whose Claims are entitled to payment in full in Cash.

This summary is based on the Internal Revenue Code (“IRC”), existing and proposed Treasury Regulations, judicial decisions, and published administrative rules and pronouncements of the IRS as in effect on the date hereof, all of which are subject to change, possibly on a retroactive basis. Any such change could significantly affect the federal income tax consequences described below.

The federal income tax consequences of the Plan are complex and are subject to significant uncertainties at this time. The Debtors have not requested an opinion of counsel with respect to any of the tax aspects of the Plan. The Debtors have, however, requested a ruling from the IRS concerning certain, but not all, of the federal income tax consequences of the Plan to the Debtors. There is no assurance that a favorable ruling will be obtained, and the consummation of the Plan is not conditioned upon the issuance of such a ruling. This summary does not address state, local or foreign income or other tax consequences of the Plan, nor does it purport to address the federal income tax consequences of the Plan to special classes of taxpayers (such as non-U.S. persons, broker-dealers, banks, mutual funds, insurance companies, financial institutions, thrifts, small business investment companies, regulated investment companies, real estate investment trusts, tax-exempt organizations, individual retirement and other tax-deferred accounts, any other Debtor entity, persons holding securities as part of a hedging, straddle, conversion or constructive sale transaction or other integrated investment, traders in securities that elect to use a mark-to-market method of accounting for their security holding, certain expatriates or former long term residents of the United States, persons whose functional currency is not the U.S. dollar, persons who received Common Stock of LBHI as compensation, or pass-through entities or investors in pass-through entities).

The following discussion generally assumes that the Plan will be treated as a plan of liquidation of the Debtors for U.S. federal income tax purposes, and that all distributions to holders of Claims will be taxed accordingly.

ACCORDINGLY, THE FOLLOWING SUMMARY IS FOR INFORMATIONAL PURPOSES ONLY AND IS NOT A SUBSTITUTE FOR CAREFUL TAX PLANNING OR FOR ADVICE BASED UPON THE PARTICULAR CIRCUMSTANCES PERTAINING TO A HOLDER OF A CLAIM. EACH HOLDER OF A CLAIM OR EQUITY INTEREST IS URGED TO CONSULT ITS OWN TAX ADVISORS FOR THE FEDERAL, STATE, LOCAL AND FOREIGN INCOME AND OTHER TAX CONSEQUENCES APPLICABLE TO IT UNDER THE PLAN.

IRS Circular 230 Notice: To ensure compliance with IRS Circular 230, holders of Claims and Equity Interests are hereby notified that: (a) any discussion of federal tax issues contained or referred to in this Disclosure Statement is not intended or written to be used, and cannot be used, by holders of Claims and Equity Interests for the purpose of avoiding penalties that may be imposed on them under the IRC; (b) such discussion is written in connection with the promotion or marketing by the Debtors of the transactions or matters addressed herein; and (c) holders of Claims and Equity Interests should seek advice based on their particular circumstances from an independent tax advisor.

A.       Consequences to LBHI and Subsidiary Debtors

1.        Tax Filing Status; Tax Attributes

LBHI, on behalf of itself and the other members of the LBHI Group, including the domestic Subsidiary Debtors and other LBHI directly and indirectly owned corporations, including LBI, file a federal income tax return on a consolidated basis. For the tax year ended December 31, 2008, for federal income tax purposes, the LBHI Group reported a consolidated NOL of approximately $48 billion. For the tax year ended December 31, 2009, the Debtors’ federal consolidated income tax return reflected an additional NOL of approximately $5 billion. Under recent legislation, LBHI elected to carry back its 2008 NOL for five tax years. The loss carried back to 2003, the fifth previous tax year, is limited to 50% of the taxable income reported for that year. For the tax year that ended December 31, 2010, the Debtors believe the LBHI Group will also report an additional NOL. Based on a historic stock ownership analysis for purposes of the NOL change-in-ownership rules under section 382 of the IRC (described below in section A.3.b.ii), as well as a Bankruptcy Court order imposing certain restrictions on the trading of LBHI’s equity, the Debtors believe that no limitation under section 382 currently applies to the consolidated NOL carryforwards of the LBHI Group. Though there is generally a limitation on the amount of NOLs that can offset income for alternative minimum tax (“AMT”)

purposes, pursuant to an IRS Notice, taxpayers availing themselves of the five-year NOL carryback described above are not subject to this limitation with respect to such qualifying NOL, regardless of whether the NOL is carried back or carried forward. However, the amount and use of any NOLs, as well as the application of any limitations, remain subject to review and adjustment by the IRS (including the carry back of a portion of such NOLs to help reduce any prior year tax adjustments). See Section X.C.1.c.(i)—”Priority Tax Claims, Federal,” above (describing the current status of federal income tax audits). The tax impact of the Plan on the NOLs and other tax attributes of the LBHI Group is discussed in Section A.3. below.

Prior to April 1, 2010, LBHI and LBI owned a significant number of non-economic residual REMIC (real estate mortgage investment conduit) interests. These REMIC interests produced net excess inclusion income, which represents phantom taxable income to its holders and cannot be offset by other deductions, including an NOL. During 2010, ownership of the REMIC interests was transferred to a third party.

LBI, currently a member of the LBHI Group, and certain other significant foreign subsidiaries that were owned by LBHI prior to bankruptcy and continue to be owned by LBHI now, are in separate bankruptcy administrations or liquidation proceedings that are not under the Debtors’ control. The proceedings in those various administrations might result in the LBHI Group having to recognize taxable income or having to relinquish foreign tax credits (including previously utilized foreign tax credits), among other things. Given the Debtors’ lack of visibility and control into these various administrations, the Debtors do not have the ability to manage the tax consequences to them associated with these various administrations. The impact of these and other tax events could be material to the Debtors.

2.       General Discussion of Plan

The Plan sets forth a plan for resolution of the outstanding Claims against and Equity Interests in the Debtors. The Plan recognizes the corporate existence and integrity of each Debtor and Allowed Claims against a Debtor will generally be satisfied from the assets of each such Debtor.

    a.        Asset Dispositions

The Plan does not specify the manner in which assets will be disposed of in order to satisfy Claims. However, that notwithstanding, certain assets may be disposed of over time during the pendency of the Plan that may produce taxable income. LBHI’s NOL carryforward should generally be available to offset any tax gains or operating income that might be realized over time from the Debtor’s business operations and disposition of certain of the Debtor’s assets, subject to the potential application of section 382 of the IRC, as discussed below. See Section A.3.b.ii.— “Section 382 Limitations– Possible Application to the LBHI Group.”

    b.        Plan Distributions

The Plan calls for Allowed Administrative Expense Claims and Allowed Priority Tax Claims to be paid in Cash in full.

For LBHI, the Plan provides for distributions of Available Cash to each of the following LBHI’s claimants: Priority Non-Tax Claims, Secured Claims, Senior Unsecured Claims, Senior Affiliate Claims, Senior Affiliate Guarantee Claims, Senior Third-Party Guarantee Claims, Convenience Claims, Convenience Guarantee Claims, General Unsecured Claims, Affiliate Claims and Third-Party Guarantee Claims. Pursuant to the Plan, a portion of the Distributions otherwise payable to holders of Senior Third-Party Guarantee Claims and Third-Party Guarantee Claims will be reallocated to certain other Claims against LBHI until the other Claims are paid in full; thereafter, the holders of Senior Third-Party Guarantee Claims and Third-Party Guarantee Claims would be entitled to receive additional distributions from amounts that would otherwise have been payable to such other Claims absent the reallocation. In the event that all Allowed Claims against LBHI have been satisfied in full in accordance with the Bankruptcy Code and the Plan, each holder of an Equity Interest in LBHI may receive its share of any remaining assets in LBHI.

For each Subsidiary Debtor, the Plan provides for a distribution of Available Cash to each of the following Allowed Claims against such Subsidiary Debtor: Priority Non-Tax Claims, Secured Claims (or alternatively, its collateral), Convenience Claims (if applicable), General Unsecured Claims, and Affiliate Claims. Pursuant to the Plan, a portion of the Distributions otherwise payable to holders of certain Claims against Subsidiary Debtors will be reallocated to one or more other Claims against the Debtors until such other Claims are paid in full; thereafter, the holders of Claims subject to reallocation would be entitled to receive additional distributions from amounts that would otherwise have been payable to the Claims that benefited from the reallocation. In the event that all Allowed Claims against a Subsidiary Debtor have been satisfied in full in accordance with the Bankruptcy Code and the Plan, each holder of an Equity Interest in such Subsidiary Debtor may receive its Pro Rata Share of any remaining assets in such Subsidiary Debtor.

3.       Tax Impact of the Plan on the Debtors

    a.        Cancellation of Debt

The IRC provides that a debtor in a bankruptcy case must reduce certain of its tax attributes – such as current year NOLs, NOL carryforwards, tax credits, capital losses and tax basis in assets – by the amount of any cancellation of debt (“COD”) incurred that arises by reason of the discharge of the debtor’s indebtedness. Under applicable Treasury Regulations, the reduction in certain tax attributes (such as NOL carryforwards) occurs under consolidated return principles, as in the case of the Debtors who are members of the LBHI Group. COD is the amount by which the adjusted issue price of indebtedness discharged exceeds the sum of the amount of cash, the issue price of any debt instrument and the fair market value of any other property given in exchange therefor, subject to certain statutory or judicial exceptions that can apply to limit the amount of COD (such as where the payment of the cancelled debt would have given rise to a tax deduction). Settlement of a guarantee claim should not give rise to COD. Any reduction in tax attributes under the COD rules does not occur until the end of the tax year after such attributes have been applied to determine the tax in the year of discharge or, in the case of asset basis reduction, the first day of the taxable year following the tax year in which the COD occurs.

Consistent with the intended treatment of the Plan as a plan of liquidation for federal income tax purposes, the Debtors have sought a ruling from the IRS that no COD should be incurred by a Debtor as a result of the implementation of the Plan prior to the disposition by such Debtor of all or substantially all of its assets (other than to the extent any Allowed Claim’s distribution is subject to a maximum amount (such as the Convenience Claims and Convenience Guarantee Claims), or has been or is separately settled for less than its carrying value). In such case, the reduction of tax attributes resulting from such COD (which, as indicated above, only occurs as of the end of the tax year in which the COD occurs) generally should not have a material impact on the Debtors. There can be no assurance that the IRS will issue a favorable ruling on these matters and thus there can be no assurance that all or a substantial amount of the COD will not be incurred earlier due to, among other things, a lack of direct authoritative guidance as to when COD occurs in the context of a liquidating Chapter 11 plan.

    b.       Limitation of NOL Carryforwards and Other Tax Attributes

          (i)      Section 382 Limitations – General

Under section 382 of the IRC, if a corporation (or consolidated group) undergoes an “ownership change,” the amount of its pre-change losses (including NOL carryforwards from periods before the ownership change and certain losses or deductions which are “built-in” (i.e., economically accrued but unrecognized) as of the date of the ownership change) that may be utilized to offset future taxable income generally is subject to an annual limitation.

In general, the amount of this annual limitation is equal to the product of (i) the fair market value of the stock of the corporation (or, in the case of a consolidated group, the common parent) immediately before the ownership change (with certain adjustments) multiplied by (ii) the “long-term tax-exempt rate” in effect for the month in which the ownership change occurs (for example, 4.30% for ownership changes occurring in July 2011). For a corporation (or consolidated group) in bankruptcy that undergoes the ownership change pursuant to a confirmed bankruptcy plan, the stock value generally is determined immediately after (rather than before) the ownership change by taking into account the surrender or cancellation of creditors’ claims, also with certain adjustments. The annual limitation can potentially be increased by the amount of certain recognized built-in gains, as discussed below. Notwithstanding the general rule, if the corporation (or the consolidated group) does not continue its historic business or use a significant portion of its historic assets in a new business for two years after the ownership change, the annual limitation resulting from the ownership change is zero, thereby precluding any utilization of the corporation’s pre-change losses (absent any increases due to any recognized built-in gains).

As indicated above, section 382 of the IRC also limits the deduction of certain built-in losses recognized subsequent to the date of the ownership change. If a loss corporation (or consolidated group) has a net unrealized built-in loss at the time of an ownership change (taking into account most assets and items of “built-in” income and deduction), then any built-in losses recognized during the following five years (up to the amount of the original net unrealized built-in loss) generally will be treated as pre-change losses and similarly will be subject to the annual limitation. Conversely, if the loss corporation (or consolidated group) has a net unrealized built-in gain at the time of an ownership change, any built-in gains recognized during the following five years (up to the amount of the original net unrealized built-in gain) generally will increase the annual limitation in the year recognized, such that the loss corporation (or consolidated group) would be permitted to use its pre-change losses against such built-in gain income in addition to its regular annual allowance. In general, a loss corporation’s (or consolidated group’s) net unrealized built-in gain or loss will be deemed to be zero unless it is greater than the lesser of (i) $10 million or (ii) 15% of the fair market value of its assets (with certain adjustments) before the ownership change. Due to the Debtors’ utilization of the mark-to-market method of accounting, the Debtors do not expect the majority of assets will have either built-in-gains or built-in-losses.

          (ii)      Section 382 Limitations – Possible Application to the LBHI Group

In light of the foregoing, the LBHI Group’s ability to utilize certain NOLs (and carryforwards thereof) and certain other tax attributes would be potentially subject to limitation if LBHI were to undergo an “ownership change” within the meaning of section 382 of the IRC by reason of the implementation of the Plan or otherwise. As indicated above, based on a historic section 382 analysis of the changes in LBHI’s stock ownership, as well as the order entered by the Bankruptcy Court effective November 5, 2008 imposing certain restrictions on the trading of LBHI’s equity, the Debtors believe that no ownership change under section 382 has occurred to date, nor will occur prior to the Effective Date, that would limit the availability of the tax attributes of the LBHI Group to offset such taxable income. Moreover, pursuant to the Plan, the holders of Equity Interests will maintain their economic interests in any residual assets of the Debtors after the satisfaction of all Allowed Claims, which economic interests will be nontransferable. Accordingly, consistent with the intended treatment of the Plan as a plan of liquidation for federal income tax purposes, the Debtors do not believe that the Plan should result in an ownership change of the LBHI Group. The Debtors have requested a ruling from the IRS to confirm this treatment. There is no assurance that the IRS will rule favorably and thus, due to a lack of direct authoritative guidance in the context of a liquidating Chapter 11 plan, there is no assurance that the IRS would not successfully assert a contrary position (including with respect to the treatment for federal income tax purposes of the holders of Claims as continuing creditors and not as effective equity holders of LBHI throughout the liquidation process). If, notwithstanding the Debtors’ position, an ownership change were considered to occur, the Debtors could incur a material amount of federal income tax unless (1) the Debtors’ assets are distributed pursuant to the Plan on or before the date of such ownership change or (2) the amount of the annual limitation (taking into account the increase therein for certain recognized built-in gains) is large enough to permit the LBHI Group to utilize an amount of NOL carryforwards and other attributes sufficient to offset such income tax.

    c.        Non-U.S. Income Tax Matters

Historically, LBHI and its Affiliates conducted their business activities on a global basis, with offices located throughout the world, through both non-U.S. entities and non-U.S. branch operations of domestic entities. At present, the LBHI Group continues to maintain material debt and equity positions in many of these non-U.S. entities, notwithstanding the fact that most of such Affiliates are currently under separate legal administration or receivership and collectability is, consequently, uncertain. Importantly, however, given the current U.S. tax profile of the LBHI Group, any future remittance received from any such separate administration or receivership in satisfaction of historic debt and/or equity positions may be subject to host country, non-U.S. withholding taxes, thereby reducing the amounts available for distribution to creditors by LBHI and the Subsidiary Debtor estates.

4.        Transfer of Liquidating Trust Assets to a Liquidating Trust

As indicated above, anytime after the Effective Date throughout the period permitted for the liquidation of the Debtors under section 7.6 of the Plan (i.e., at least three years), the Plan Administrator may, if he determines that a Liquidating Trust is in the best interests of a Debtor and holders of Allowed Claims against and Equity Interests in such Debtor, transfer some or all of a Debtor’s assets to a Liquidating Trust on behalf of all or a portion of the respective claimants and/or holders of Equity Interests of such Debtor. The transfer of assets by the Plan Administrator to a Liquidating Trust may result in the recognition of gain or loss by the Debtor, depending in part on the value of such assets on the date of such transfer to the Liquidating Trust relative to the Debtor’s tax basis in such assets. As indicated above, due to the Debtors’ utilization of the mark-to-market method of accounting, the majority of assets are not expected to have either built-in-gains or built-in-losses.

B.       Consequences to Holders of Claims and LBHI Equity Interests

1.        Realization and Recognition of Gain or Loss, In General

The federal income tax consequences of the implementation of the Plan to a holder of a Claim or LBHI Equity Interest will depend, among other things, upon the origin of the holder’s Claim, when the holder receives payment in respect of such Claim or Equity Interest, whether the holder reports income using the accrual or cash method of tax accounting, whether the holder acquired its Claim at a discount, whether the holder has taken a bad debt deduction or worthless security deduction with respect to such Claim or Equity Interest, and whether (as intended and herein assumed) the Plan is treated as a plan of liquidation for federal income tax purposes. A holder of an LBHI Equity Interest should consult its tax advisor regarding the timing and amount of any potential worthless stock loss.

Generally, a holder of an Allowed Claim will realize gain or loss on the exchange under the Plan of its Allowed Claim for Cash or other property (including any Liquidating Trust Interests), in an amount equal to the difference between (i) the sum of the amount of any Cash and the fair market value on the date of the exchange of any other property received by the holder, including, as discussed below, any beneficial interests in a Liquidating Trust (other than any consideration attributable to a Claim for accrued but unpaid interest) and (ii) the adjusted tax basis of the Allowed Claim exchanged therefor (other than basis attributable to accrued but unpaid interest previously included in the holder’s taxable income). With respect to the treatment of accrued but unpaid interest and amounts allocable thereto, see Section B.3.— “Allocation of Consideration of Interest.”

When gain or loss is recognized as discussed below, such gain or loss may be long-term capital gain or loss if the Claim or Equity Interest disposed of is a capital asset in the hands of the holder and has been held for more than one year. Each holder of an Allowed Claim or Equity Interest should consult its own tax advisor to determine whether gain or loss recognized by such holder will be long-term capital gain or loss and the specific tax effect thereof on such holder.

As discussed below (see Section C.1— “Tax Treatment of a Liquidating Trust and Holders of Beneficial Interests”), each holder of an Allowed Claim that receives a beneficial interest in the Liquidating Trust (if and when established) will be treated for U.S. federal income tax purposes as directly receiving, and as a direct owner of, its respective share of the Liquidating Trust Assets (consistent with its economic rights in the trust). Pursuant to the Plan, the Liquidating Trustee will in good faith value the assets transferred to the Liquidating Trust, and all parties to the Liquidating Trust (including holders of Claims and Equity Interests receiving Liquidating Trust Interests) must consistently use such valuation for all U.S. federal income tax purposes.

A holder’s share of any proceeds received by a Liquidating Trust upon the sale or other disposition of the assets of the Liquidating Trust (other than any such amounts received as a result of the subsequent disallowance of Disputed Claims or the reallocation among holders of Allowed Claims of undeliverable Plan distributions) should not be included, for federal income tax purposes, in the holder’s amount realized in respect of its Allowed Claim but should be separately treated as amounts realized in respect of such holder’s ownership interest in the underlying assets of the Liquidating Trust. See Section C.1— “Tax Treatment of Liquidating Trust and Holders of Beneficial Interests,” below.

A holder’s tax basis in its respective share of the Liquidating Trust Assets will equal the fair market value of such interest, and the holder’s holding period generally will begin the day following the establishment of a Liquidating Trust.

2.        Holders of Allowed Senior Unsecured Claims, Senior Affiliate Claims, Senior Third-Party Guarantee Claims, Senior Affiliate Guarantee Claims, Convenience Claims, Convenience Guarantee Claims, General Unsecured Claims, Affiliate Claims and Third-Party Guarantee Claims

Pursuant to the Plan, a holder of an Allowed Senior Unsecured Claim, Senior Affiliate Claim, Senior Affiliate Guarantee Claim, Senior Third-Party Guarantee Claim, Convenience Claim, Convenience Guarantee Claim, General Unsecured Claim, Affiliate Claim and Third-Party Guarantee Claim will receive its Pro Rata Share of Distributions from time to time (not to exceed the amount of its Allowed Claim). The holder of any such Allowed Claim generally will realize gain or loss in an amount equal to the difference, if any, between (a) the amount of Cash and the fair market value of any other property received in the exchange (other than amounts allocable to accrued but unpaid interest) and (b) the holder’s adjusted tax basis in the Claim (other than in respect of accrued but unpaid interest). In the case of a guarantee claim, amounts received generally would be aggregated with any amounts received on the holder’s primary claim. It is possible that any loss, or a portion of any gain, realized by a holder of a Claim may have to be deferred until all of the distributions to such holder are received.

As discussed in the next section, the amount of Cash or other property received in respect of Claims for accrued but unpaid interest will be taxed as ordinary income, except to the extent previously included in income by a holder under his method of accounting.

3.       Allocation of Consideration to Interest

Pursuant to the section 8.12 of the Plan, all distributions in respect of Allowed Claims will be allocated first to the principal amount of the Allowed Claim (as determined for federal income tax purposes), with any excess allocated to accrued but unpaid interest. However, there is no assurance that such allocation would be respected by the IRS for federal income tax purposes. In general, to the extent any amount received (whether stock, cash, or other property) by a holder of a debt instrument is received in satisfaction of accrued interest during its holding period, such amount will be taxable to the holder as interest income (if not previously included in the holder’s gross income under the holder’s normal method of accounting). Conversely, a holder generally recognizes a deductible loss to the extent any accrued interest claimed was previously included in its gross income and is not paid in full. Each holder of an Allowed Claim is urged to consult its own tax advisor regarding the allocation of consideration and the taxation or deductibility of unpaid interest for tax purposes.

C.       Tax Treatment of a Liquidating Trust and Holders of Beneficial Interests

1.       Classification of the Liquidating Trust

A Liquidating Trust, if created pursuant to the Plan, is intended to qualify as a “liquidating trust” for U.S. federal income tax purposes. In general, a liquidating trust is not a separate taxable entity, but rather is treated for U.S. federal income tax purposes as a “grantor trust” (i.e., all income and loss is taxed directly to the liquidating trust beneficiaries). However, merely establishing a trust as a liquidating trust does not ensure that it will be treated as a grantor trust for U.S. federal income tax purposes. The IRS, in Revenue Procedure 94-45, 1994-2 C.B. 684, set forth the general criteria for obtaining an IRS ruling as to the grantor trust status of a liquidating trust under a chapter 11 plan. Any such Liquidating Trust will be structured to comply with such general criteria. Pursuant to the Plan, and in conformity with Revenue Procedure 94-45, all parties (including, without limitation, the Debtors, the Liquidating Trustee, holders of Allowed Claims and Equity Interests, and the Liquidating Trust Beneficiaries) will be required to treat, for U.S. federal income tax purposes, the Liquidating Trust as a grantor trust of which the Liquidating Trust Beneficiaries are the owners and grantors. The following discussion assumes that any such Liquidating Trust will be so respected for U.S. federal income tax purposes. However, no opinion of counsel has been requested, and the Debtors or Liquidating Trustee may or may not obtain a ruling from the IRS, concerning the tax status of the Liquidating Trust as a grantor trust. Accordingly, there can be no assurance that the IRS would not take a contrary position. If the IRS were to challenge successfully the classification of a Liquidating Trust, the U.S. federal income tax consequences to the Liquidating Trust, the Liquidating Trust Beneficiaries and the Debtors could vary from those discussed herein (including the potential for an entity-level tax on income of the Liquidating Trust).

2.       General Tax Reporting by the Liquidating Trust and Beneficiaries

For all U.S. federal income tax purposes, all parties (including, without limitation, the Debtors, the Liquidating Trustee, holders of Allowed Claims and Equity Interests, and the Liquidating Trust Beneficiaries) must treat the transfer of the Liquidating Trust Assets to the Liquidating Trust in accordance with the terms of the Plan. Pursuant to the Plan, the Liquidating Trust Assets (other than assets allocable to Disputed Claims) are treated, for U.S. federal income tax purposes, as having been transferred, subject to any obligations relating to those assets, directly to the holders of the respective Claims or Equity Interests receiving Liquidating Trust Interests (with each holder receiving an undivided interest in such assets in accordance with their economic interests in such assets), followed by the transfer by the holders of such assets to the Liquidating Trust in exchange for the Liquidating Trust Interests. Accordingly, all parties must treat the Liquidating Trust as a grantor trust of which the holders of Liquidating Trust Interests are the owners and grantors, and treat the Liquidating Trust Beneficiaries as the direct owners of an undivided interest in the Liquidating Trust Assets (other than any assets allocable to Disputed Claims), consistent with their economic interests therein, for all U.S. federal income tax purposes.

Allocations of taxable income of the Liquidating Trust (other than taxable income allocable to any assets allocable to, or retained on account of, Disputed Claims) among the Liquidating Trust Beneficiaries shall be determined by reference to the manner in which an amount of cash equal to such taxable income would be distributed (were such cash permitted to be distributed at such time) if, immediately prior to such deemed distribution, the Liquidating Trust had distributed all its assets (valued at their tax book value, and other than assets allocable to Disputed Claims) to the Liquidating Trust Beneficiaries, adjusted for prior taxable income and loss and taking into account all prior and concurrent distributions from the Liquidating Trust. Similarly, taxable loss of the Liquidating Trust shall be allocated by reference to the manner in which an economic loss would be borne immediately after a liquidating distribution of the remaining Liquidating Trust Assets. The tax book value of the Liquidating Trust Assets for this purpose shall equal their fair market value on the date of the transfer of the Liquidating Trust Assets to the Liquidating Trust, adjusted in accordance with tax accounting principles prescribed by the IRC, applicable Treasury Regulations, and other applicable administrative and judicial authorities and pronouncements.

As soon as reasonably practicable after the transfer of the Liquidating Trust Assets to the Liquidating Trust, the Liquidating Trustee shall make a good faith valuation of the Liquidating Trust Assets. All parties to the Liquidating Trust (including, without limitation, the Debtors, holders of Allowed Claims and Equity Interests, and the Liquidating Trust Beneficiaries) must consistently use such valuation for all U.S. federal income tax purposes. The valuation will be made available, from time to time, as relevant for tax reporting purposes.

Taxable income or loss allocated to a Liquidating Trust Beneficiary will be treated as income or loss with respect to such Liquidating Trust Beneficiary’s undivided interest in the Liquidating Trust Assets, and not as income or loss with respect to its prior Allowed Claim or Equity Interest. The character of any income and the character and ability to use any loss will depend on the particular situation of the Liquidating Trust Beneficiary. It is currently unknown whether and to what extent the Liquidating Trust Interests will be transferable.

The U.S. federal income tax obligations of a holder with respect to its Liquidating Trust Interest are not dependent on the Liquidating Trust distributing any cash or other proceeds. Thus, a holder may incur a U.S. federal income tax liability with respect to its allocable share of Liquidating Trust income even if the Liquidating Trust does not make a concurrent distribution to the holder. In general, other than in respect of cash retained on account of Disputed Claims and distributions resulting from undeliverable distributions (the subsequent distribution of which still relates to a holder’s Allowed Claim), a distribution of cash by the Liquidating Trust will not be separately taxable to a Liquidating Trust Beneficiary since the beneficiary is already regarded for federal income tax purposes as owning the underlying assets (and was taxed at the time the cash was earned or received by the Liquidating Trust). Holders are urged to consult their tax advisors regarding the appropriate federal income tax treatment of any subsequent distributions of cash originally retained by the Liquidating Trust on account of Disputed Claims.

The Liquidating Trustee will comply with all applicable governmental withholding requirements (see section 8.8 of the Plan). Thus, in the case of any Liquidating Trust Beneficiaries that are not U.S. persons, the Liquidating Trustee may be required to withhold up to 30% of the income or proceeds allocable to such persons, depending on the circumstances (including whether the type of income is subject to a lower treaty rate). As indicated above, the foregoing discussion of the U.S. federal income tax consequences of the Plan does not generally address the consequences to non-U.S. holders; accordingly, such holders should consult their tax advisors with respect to the U.S. federal income tax consequences of the Plan, including owning an interest in the Liquidating Trust.

The Liquidating Trustee will file with the IRS tax returns for the Liquidating Trust consistent with its classification as a granter trust pursuant to Treasury Regulation section 1.671-4(a). Except as discussed below with respect to any reserve for Disputed Claims, the Liquidating Trustee also will send annually to each holder of a Liquidating Trust Interest a separate statement regarding the receipts and expenditures of the Liquidating Trust as relevant for U.S. federal income tax purposes and will instruct all such holders to use such information in preparing their U.S. federal income tax returns or to forward the appropriate information to such holder’s underlying beneficial holders with instructions to utilize such information in preparing their U.S. federal income tax returns.

3.       Tax Reporting for Assets Allocable to Disputed Claims

Subject to definitive guidance from the IRS or a court of competent jurisdiction to the contrary (including the receipt by the Liquidating Trustee of an IRS private letter ruling if the Liquidating Trustee so requests one, or the receipt of an adverse determination by the IRS upon audit if not contested by the Liquidating Trustee), the Liquidating Trustee (A) may elect to treat any Liquidating Trust Assets allocable to, or retained on account of, Disputed Claims as a “disputed ownership fund” governed by Treasury Regulation section 1.468B-9, and (B) to the extent permitted by applicable law, will report consistently for state and local income tax purposes.
Accordingly, if a “disputed ownership fund” election is made, any amounts allocable to, or retained on account of, Disputed Claims will be subject to tax annually on a separate entity basis on any net income earned with respect to the Liquidating Trust Assets in such reserves, and all distributions from such assets (which distributions will be net of the expenses relating to the retention of such assets) will be treated as received by holders in respect of their Claims as if distributed by the Debtors. All parties (including, without limitation, the Debtors, the Liquidating Trustee and the Liquidating Trust Beneficiaries) will be required to report for tax purposes consistently with the foregoing.

D.       Withholding on Distributions, and Information Reporting

All distributions to holders of Allowed Claims under the Plan are subject to any applicable tax withholding, including employment tax withholding. Under federal income tax law, interest, dividends, and other reportable payments may, under certain circumstances, be subject to “backup withholding” at the then applicable withholding rate (currently 28%). Backup withholding generally applies if the holder (a) fails to furnish its social security number or other taxpayer identification number, (b) furnishes an incorrect taxpayer identification number, (c) fails properly to report interest or dividends, or (d) under certain circumstances, fails to provide a certified statement, signed under penalty of perjury, that the tax identification number provided is its correct number and that it is not subject to backup withholding. Backup withholding is not an additional tax but merely an advance payment, which may be refunded to the extent it results in an overpayment of tax. Certain persons are exempt from backup withholding, including, in certain circumstances, corporations and financial institutions. These categories are very broad; however, there are numerous exceptions. Holders of Allowed Claims are urged to consult their tax advisors regarding the Treasury Regulations governing backup withholding and whether the transactions contemplated by the Plan would be subject to these Treasury Regulations.

In addition, a holder of an Allowed Claim or a Liquidating Trust Beneficiary that is a not a U.S. person may be subject to up to 30% withholding, depending on, among other things, the particular type of income and whether the type of income is subject to a lower treaty rate. As to certain Claims, it is possible that withholding may be required with respect to Distributions by the Debtors even if no withholding would have been required if payment was made prior to the Chapter 11 Cases. A non-U.S. holder may also be subject to other adverse consequences in connection with the implementation of the Plan. As discussed above, the foregoing discussion of the U.S. federal income tax consequences of the Plan does not generally address the consequences to non-U.S. holders. Holders are urged to consult their tax advisors regarding potential withholding on Distributions by the Debtors or payments from the Liquidating Trustee.

In addition, Treasury Regulations generally require disclosure by a taxpayer on its U.S. federal income tax return of certain types of transactions in which the taxpayer participated, including, among other types of transactions, certain transactions that result in the taxpayer’s claiming a loss in excess of specified thresholds. Holders are urged to consult their tax advisors regarding these Treasury Regulations and whether the transactions contemplated by the Plan would be subject to these Treasury Regulations and require disclosure on the holder’s tax returns.

XVI.    ALTERNATIVES TO CONFIRMATION AND CONSUMMATION OF THE PLAN

The Plan affords holders of Allowed Claims the potential for the greatest realization on the Debtors’ assets and, therefore, is in the best interests of such holders. If, however, the requisite acceptances are not received, or the requisite acceptances are received but the Plan is not subsequently confirmed and consummated, the theoretical alternatives include: (i) formulation of an alternative plan or plans of reorganization or (ii) liquidation of all of the Debtors under chapter 7 of the Bankruptcy Code.

A.       Alternative Plan(s)

The Debtors have evaluated numerous alternatives in connection with the Plan. After evaluating these alternatives the Debtors concluded that the Plan, assuming confirmation and successful implementation, is the best alternative to maximize recoveries by holders of Claims. If the Plan is not confirmed, alternative plans proposed by the Debtors or any other party may contemplate global substantive consolidation of the Debtors, strict recognition of the Debtors as separate corporate entities, or a compromise and settlement that differs from the economic proposal embodied by the Plan.

An alternative chapter 11 plan has been filed by each of (i) the Ad Hoc Group which provides for the substantive consolidation of the Debtors and certain of its non-Debtor foreign Affiliates and (ii) the Non-Con Plan Proponents which does not substantively consolidate the Debtors and their Affiliates but instead strictly recognizes the corporate integrity of each of the Debtors.

An alternative plan that seeks to substantively consolidate the Debtors’ estates generally would result in (i) the consolidation of the assets and liabilities of the Debtors; (ii) the elimination of Affiliate Claims, subsidiary equity or ownership interests, multiple creditor Claims, joint and several liability Claims and Guarantee Claims; and (iii) the payment of allowed Claims from a common pool of assets. Specifically related to the Debtors’ Chapter 11 Cases and Claims, it is likely that Affiliate Claims and Guarantee Claims would be disregarded and the Debtors would not make any distributions in respect thereof.

An alternative plan that does not substantively consolidate the Debtors and their Affiliates but instead strictly recognizes the corporate integrity of each of the Debtors would yield a very divergent result from the plan based on substantive consolidation. In a plan that strictly recognizes the corporate integrity of the Debtors, all Allowed Guarantee Claims and Affiliate Claims would be recognized in full and receive distributions based on their full amount. Holders of Allowed Claims of a particular Debtor would be entitled to receive a Distribution only from the assets of that particular Debtor. In the Debtors’ Chapter 11 Cases, in a plan that strictly recognizes the corporate integrity of each Debtor, the holders of Allowed Claims of the different Debtors would receive disparate Distributions, as certain Debtors have more assets or liabilities than others. As the ultimate parent company for Lehman, LBHI issued various guarantees and had significant Intercompany liabilities. As compared to Distributions under the Plan, distributions by LBHI would be greatly diluted and spread across a large group of holders of Allowed Claims based on direct obligations of LBHI, Guarantees Claims and Affiliate Claims.

A plan (i) based on substantive consolidation or (ii) that strictly recognizes the corporate integrity of each Debtor, would both invite protracted litigation with respect to such determination and the Claims which would take years to resolve. Any additional distributions received by a particular Class under such plan would be diminished by the time value of money from having waited years to receive such payments.

If the Plan is not confirmed, the Debtors may remain in chapter 11 for an extended period of time and incur significant additional expenses in the management of their assets. The Plan enables holders of Allowed Claims to realize a fair and equitable recovery and value under the circumstances, and the best opportunity for an expeditious conclusion of these atypical Chapter 11 Cases.

B.       Liquidation under Chapter 7

If no plan is confirmed, the Chapter 11 Cases may be converted to cases under chapter 7 of the Bankruptcy Code, pursuant to which a trustee would be elected or appointed to liquidate all of the Debtors’ assets for distribution to creditors in accordance with the priorities established by the Bankruptcy Code. It is impossible to predict precisely how the proceeds of the liquidation would be distributed to the respective holders of Claims against or Equity Interests in the Debtors.

In liquidation under Chapter 7, before creditors received any distribution, additional administrative expenses involved in the appointment of a trustee or trustees and attorneys, accountants and other professionals to assist such trustees would cause a substantial diminution in the value of the Debtors’ assets. The assets available for distribution to creditors would be sold at distressed prices and reduced by such additional expenses and by Claims, some of which would be entitled to priority, which would arise by reason of the liquidation and from the rejection of leases and other executory contracts in connection with the cessation of operations and the failure to realize the greater orderly liquidation value of the Debtors’ assets.

In a liquidation under chapter 11, the Debtors’ assets could be sold in an orderly fashion over a more extended period of time than in a liquidation under chapter 7. Thus, a Chapter 11 liquidation is likely to result in greater recoveries than in a chapter 7 liquidation for all Classes. In addition, the Plan provides that initial distributions from the liquidation of the Debtors could be made earlier pursuant to the Plan, if confirmed, than distributions could be made in a liquidation of such Debtors under chapter 7.

THE PLAN AFFORDS SUBSTANTIALLY GREATER BENEFITS TO HOLDERS OF IMPAIRED CLAIMS THAN WOULD ANY OTHER REASONABLY CONFIRMABLE REORGANIZATION PLAN OR LIQUIDATION UNDER ANY CHAPTER OF THE BANKRUPTCY CODE.

The Liquidation Analysis, prepared by the Debtors with their financial advisors and attached hereto as Exhibit 5, is premised upon a liquidation in a chapter 7 case. In the analysis, the Debtors have taken into account the nature, status, and underlying value of the assets of the Debtors, the ultimate realizable value of such assets, and the extent to which the assets are subject to liens and security interests.

THE RECOVERIES ESTIMATED TO BE AVAILABLE IN LIQUIDATION ARE NOT LIKELY TO AFFORD HOLDERS OF CLAIMS AS GREAT A REALIZATION POTENTIAL AS DOES THE PLAN.

XVII.    VOTING PROCEDURES AND REQUIREMENTS

A.       Ballots and Voting Deadline

The Debtors solicitation and voting procedures were approved pursuant to the Disclosure Statement Order. The Disclosure Statement Order contains a detailed description of the solicitation, voting and tabulation procedures that will be utilized by the Debtors in these Chapter 11 Cases.

A Ballot for the acceptance or rejection of the Plan is included with the Disclosure Statement transmitted to the holders of Claims that the Debtors believe may be entitled to vote to accept or reject the Plan. BEFORE COMPLETING YOUR BALLOT, PLEASE READ CAREFULLY THE VOTING INSTRUCTION SHEET THAT ACCOMPANIES THE BALLOT.

If you hold Claims in more than one Class and you are entitled to vote Claims in more than one Class, you will receive separate Ballots, which must be used for each separate Class of Claims. Instructions for returning Ballots are included with each form of Ballot. If the return envelope provided with your Ballot was addressed to your bank or brokerage firm, please allow sufficient time for that firm to process your vote on a Master Ballot before the Voting Deadline.

TO BE COUNTED, YOUR BALLOT OR THE (MASTER BALLOT CAST ON YOUR BEHALF) THE PLAN MUST BE RECEIVED BY NO LATER THAN 4:00 P.M. (PREVAILING EASTERN TIME) ON NOVEMBER 4, 2011. ANY EXECUTED BALLOT RECEIVED THAT DOES NOT INDICATE EITHER AN ACCEPTANCE OR A REJECTION OF THE PLAN, OR THAT INDICATES BOTH AN ACCEPTANCE AND A REJECTION OF THE PLAN SHALL NOT BE COUNTED.

Pursuant to the Disclosure Statement Order, the Bankruptcy Court set August 1, 2011 as the record date for holders of Claims and Equity Interests entitled to vote on the Plan (the “Voting Record Date”). Accordingly, only holders of record as of the Voting Record Date that otherwise are entitled to vote under the Plan will receive a Ballot and may vote on the Plan.

SPECIAL NOTE TO CREDITORS VOTING A FILED OR SCHEDULED CLAIM: YOUR BALLOT MAY SET FORTH A CLAIM AMOUNT THAT IS BASED EITHER ON YOUR PROOF OF CLAIM OR DEBTORS’ SCHEDULES OF LIABILITIES. BY INCLUDING SUCH CLAIM AMOUNT, DEBTORS ARE NOT ADMITTING THAT YOU HAVE A CLAIM IN THE STATED AMOUNT AND ARE NOT WAIVING ANY RIGHTS THEY MAY HAVE TO OBJECT TO YOUR VOTING OF THE CLAIM IN SUCH AMOUNT OR YOUR RECOVERY UNDER THE PLAN BASED ON SUCH AMOUNT.

B.       Parties Entitled to Vote

Generally, any holder of an Allowed Claim against or Equity Interest in any of the Debtors as of the Voting Record Date whose Claim or Equity Interest has not previously been disallowed by the Bankruptcy Court is entitled to vote to accept or reject the Plan if such Claim or Equity Interest is Impaired under the Plan. Under section 1124 of the Bankruptcy Code, a class of Claims or Equity Interests is deemed to be “Impaired” under a plan unless (i) the plan leaves unaltered the legal, equitable and contractual rights to which such Claim or Equity Interest entitles the holder thereof or (ii) notwithstanding any legal right to an accelerated payment of such Claim or Equity Interest, the plan cures all existing defaults (other than defaults resulting from the occurrence of events of bankruptcy) and reinstates the maturity of such Claim or Equity Interest as it existed before the default.

A holder of a Claim or Equity Interest may vote to accept or reject a plan if the Claim or Equity Interest is “allowed,” which means generally that no party-in-interest has objected to such Claim or Equity Interest, and the Claim or Equity Interest is Impaired by the plan. If, however, the holder of an Impaired Claim or Equity Interest will not receive or retain any property under the plan on account of such Claim or Equity Interest, the Bankruptcy Code deems such holder to have rejected the plan, and, accordingly, holders of such Claims and Equity Interests do not actually vote on the plan. If a Claim or Equity Interest is not Impaired by the plan, the Bankruptcy Code deems the holder of such Claim or Equity Interest to have accepted the plan and, accordingly, holders of such Claims and Equity Interests are not entitled to vote on the plan. The Plan does not include any Classes or Equity Interests that are not Impaired.

Holders of Claims in LBHI Classes 10A, 10B, 10C and 11 are Impaired but will not receive or retain any property under the Plan on account of their Claims. All Holders of Equity Interests in the Debtors are impaired. Accordingly, under section 1126(g) of the Bankruptcy Code, Classes LBHI Class 10A, 10B, 10C and 11 and Equity Interests in all Debtors are deemed to have rejected the Plan and are not entitled to vote in respect of the Plan. Therefore, in accordance with sections 1126 and 1129 of the Bankruptcy Code, the Debtors are only soliciting acceptances from holders of Claims in all other Classes.

Any Claim or Equity Interest as to which an objection has been filed is not entitled to vote, unless the Bankruptcy Court, upon application of the holder to whose Claim or Equity Interest an objection has been made temporarily allows such Claim or Equity Interest to the extent that it deems proper for the purpose of accepting or rejecting the Plan. A vote may be disregarded if the Bankruptcy Court determines, pursuant to section 1126(e) of the Bankruptcy Code, that it was not solicited or procured in good faith or in accordance with the provisions of the Bankruptcy Code.

C.       Further Information; Additional Copies

If you have any questions or require further information about the voting procedure for voting your Claim or about the solicitation materials, or if you wish to obtain an additional copy of the Plan, this Disclosure Statement, or any exhibits to such documents (at your own expense, unless otherwise specifically required by Federal Rule of Bankruptcy Procedure 3017(d)), please contact the Solicitation Agent:

Epiq Bankruptcy Solutions, LLC

Attn: Lehman Ballot Processing Center

757 Third Avenue, 3rd Floor

New York, New York 10017

U.S.: 1-866-879-0688 or International: 1-503-597-7691

XVIII.    CONCLUSION AND RECOMMENDATION

Confirmation and implementation of the Plan is preferable to any of the alternatives described above because it will provide the greatest recoveries to holders of Allowed Claims. Other alternatives would involve significant delay, uncertainty and substantial additional administrative costs. The Debtors urge holders of impaired Claims entitled to vote on the Plan to accept the Plan and to evidence such acceptance by returning their Ballots so that they will be received no later than 4:00 p.m., Eastern Time, on November 4, 2011.

Dated:	New York, New York
August 31, 2011

LEHMAN BROTHERS HOLDINGS INC.

By:	/s/ John Suckow
Name: John Suckow
Title: President and Chief Operating Officer

LB 745 LLC

By:	/s/ John Suckow
Name: John Suckow
Title: President and Chief Operating Officer

PAMI STATLER ARMS LLC

By:	/s/ John Suckow
Name: John Suckow
Title: Authorized Signatory

LEHMAN BROTHERS COMMODITY SERVICES INC.

By:	/s/ John Suckow
Name: John Suckow
Title: President and Chief Operating Officer

LEHMAN BROTHERS SPECIAL FINANCING INC.

By:	/s/ John Suckow
Name: John Suckow
Title: President and Chief Operating Officer

LEHMAN BROTHERS OTC DERIVATIVES INC.

By:	/s/ John Suckow
Name: John Suckow
Title: President and Chief Operating Officer

LEHMAN BROTHERS DERIVATIVE PRODUCTS INC.

By:	/s/ Daniel Ehrmann
Name: Daniel Ehrmann
Title: Vice President

LEHMAN COMMERCIAL PAPER INC.

By:	/s/ John Suckow
Name: John Suckow
Title: President and Chief Operating Officer

LEHMAN BROTHERS COMMERCIAL CORP.

By:	/s/ John Suckow
Name: John Suckow
Title: President and Chief Operating Officer

LEHMAN BROTHERS FINANCIAL PRODUCTS INC.

By:	/s/ Daniel Ehrmann
Name: Daniel Ehrmann
Title: Vice President

CES AVIATION LLC

By:	/s/ John Suckow
Name: John Suckow
Title: President and Chief Operating Officer

CES AVIATION V LLC

By:	/s/ John Suckow
Name: John Suckow
Title: President and Chief Operating Officer

CES AVIATION IX LLC

By:	/s/ John Suckow
Name: John Suckow
Title: President and Chief Operating Officer

EAST DOVER LIMITED

By:	/s/ Daniel Ehrmann
Name: Daniel Ehrmann
Title: Duly Authorized Officer

LEHMAN SCOTTISH FINANCE L.P., by its general partner Property Asset Management Inc.

By:	/s/ John Suckow
Name: John Suckow
Title: President and Chief Operating Officer

LUXEMBOURG RESIDENTIAL PROPERTIES LOAN FINANCE S.A.R.L.

By:	/s/ Daniel Ehrmann
Name: Daniel Ehrmann
Title: Manager

BNC MORTGAGE LLC

By:	/s/ John Suckow
Name: John Suckow
Title: Authorized Signatory

LB ROSE RANCH LLC

By:	/s/ John Suckow
Name: John Suckow
Title: Authorized Signatory

STRUCTURED ASSET SECURITIES CORPORATION

By:	/s/ John Suckow
Name: John Suckow
Title: President and Chief Operating Officer

LB 2080 KALAKAUA OWNERS LLC, by its managing member PAMI LLC

By:	/s/ John Suckow
Name: John Suckow
Title: President and Chief Operating Officer

MERIT, LLC, by its Manager LEHMAN COMMERCIAL PAPER INC.

By:	/s/ John Suckow
Name: John Suckow
Title: President and Chief Operating Officer

LB SOMERSET LLC, by its managing member PAMI LLC

By:	/s/ John Suckow
Name: John Suckow
Title: President and Chief Operating Officer

LB PREFERRED SOMERSET LLC, by its managing member PAMI LLC

By:	/s/ John Suckow
Name: John Suckow
Title: President and Chief Operating Officer

Exhibit 11

Third Amended Joint Chapter 11 Plan

[1]	Capitalized terms not otherwise defined in the Exhibits shall have the meaning ascribed to them in the Plan and Disclosure Statement.

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UNITED STATES BANKRUPTCY COURT

SOUTHERN DISTRICT OF NEW YORK

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In re	:	Chapter 11 Case No.
:
LEHMAN BROTHERS HOLDINGS INC., et al.,	:	08-13555 (JMP)
:
Debtors.	:	(Jointly Administered)
:
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THIRD AMENDED JOINT CHAPTER 11 PLAN OF

LEHMAN BROTHERS HOLDINGS INC. AND ITS AFFILIATED DEBTORS

WEIL, GOTSHAL & MANGES LLP 767 Fifth Avenue New York, New York 10153 Tel: (212) 310-8000 Fax: (212) 310-8007 Attorneys for Debtors and Debtors in Possession

Dated:	New York, New York
August 31, 2011

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Schedules

Plan Adjustment Percentages	Schedule 1

Debtors’ Claims Schedule	Schedule 2

Bankhaus Settlement Agreement	Schedule 3

PSA Creditors	Schedule 4

Hong Kong Settlement Agreement	Schedule 5

LBT Settlement Agreement	Schedule 6

Singapore Settlement Agreement	Schedule 7

ARTICLE I

Definitions and Construction of Terms

Definitions. As used in the Plan, the following terms shall have the respective meanings specified below:

1.1 Administrative Expense Claim means any right to payment constituting a cost or expense of administration of any of the Chapter 11 Cases under sections 503(b) and 507(a)(2) of the Bankruptcy Code, including, without limitation, any actual and necessary expenses of preserving the estates of the Debtors, any actual and necessary expenses of operating the businesses of the Debtors, any indebtedness or obligations incurred or assumed by the Debtors in connection with the conduct of their business from and after the Commencement Date, all compensation and reimbursement of expenses to the extent Allowed by the Bankruptcy Court under sections 330 or 503 of the Bankruptcy Code.

1.2 Affiliate shall have the meaning assigned to such term in section 101(2) of the Bankruptcy Code, excluding a Designated Entity.

1.3 Affiliate Claim means (a) in the case of LBHI, any Claim asserted by an Affiliate of LBHI, other than an Administrative Expense Claim, a Priority Non-Tax Claim, a Secured Claim, a Senior Affiliate Claim or a Senior Affiliate Guarantee Claim, or (b) in the case of a Subsidiary Debtor, any Claim asserted by an Affiliate of that Subsidiary Debtor, other than an Administrative Expense Claim, a Priority Non-Tax Claim or a Secured Claim.

1.4 Allowed means, with reference to any Claim against the Debtors, (a) any Claim that has been listed by the Debtors in their Schedules, as such Schedules may be amended by the Debtors from time to time in accordance with Bankruptcy Rule 1009, as liquidated in amount and not disputed or contingent and for which no contrary proof of claim has been filed, (b) any Claim allowed hereunder, (c) any Claim that is not Disputed, (d) any Claim that is compromised, settled, or otherwise resolved pursuant to the authority granted to the Debtors pursuant to a Final Order of the Bankruptcy Court, including, without limitation, the Derivatives Procedures Order, or under Section 9.4 of the Plan, or (e) any Claim that, if Disputed, has been Allowed by Final Order; provided, however, that Claims allowed solely for the purpose of voting to accept or reject the Plan pursuant to an order of the Bankruptcy Court shall not be considered “Allowed Claims” hereunder. Unless otherwise specified herein or by order of the Bankruptcy Court, “Allowed Administrative Expense Claim” or “Allowed Claim” shall not, for any purpose under the Plan, include interest on such Administrative Expense Claim or Claim from and after the Commencement Date. For purposes of a Foreign Proceeding, an Allowed Claim includes a Claim that has been accepted or allowed in a Foreign Proceeding by settlement with a Foreign Administrator or Final Order of a court of competent jurisdiction.

1.5 Available Cash means (a) all Cash of a Debtor realized from its business operations, the sale or other disposition of its assets, the interest earned on its invested funds, recoveries from Litigation Claims or from any other source or otherwise less (b) the amount of Cash (i) necessary to pay holders of Allowed Administrative Expense Claims, Priority Tax Claims, Priority Non-Tax Claims, Secured Claims, Convenience Claims and Convenience Guarantee Claims against such Debtor in accordance with the Plan, and (ii) estimated and reserved by such Debtor to (A) adequately fund the reasonable and necessary projected costs to carry out the provisions of the Plan with respect to such Debtor on and after the Effective Date, (B) pay all fees payable under section 1930 of chapter 123 of title 28 of the United States Code and (C) fund and maintain any postpetition reserve requirements in connection with any agreements or otherwise. Available Cash shall include the applicable portions of (i) excess amounts retained for Disputed Claims that become available in accordance with Section 8.4 of the Plan, (ii) amounts represented by undeliverable Distributions in accordance with Section 8.7, or (iii) amounts attributable to voided checks in accordance with Section 8.9 of the Plan.

1.6 Avoidance Actions means any actions commenced or that may be commenced before or after the Effective Date pursuant to sections 544, 545, 547, 548, 549, 550, 551 or 553 of the Bankruptcy Code.

1.7 Ballot means the form distributed to each holder of an impaired Claim that is entitled to vote to accept or reject the Plan.

1.8 Bankhaus Settlement Agreement means that certain Amended and Restated Settlement Agreement, dated March 1, 2011, among the Debtors and certain Debtor-Controlled Entities and the LBB Administrator, as amended by that certain Amendment #1, dated March 18, 2011, to the Amended and Restated Settlement Agreement, which are annexed hereto as Schedule 3.

1.9 Bankruptcy Code means title 11 of the United States Code, as amended from time to time, as applicable to the Chapter 11 Cases.

1.10 Bankruptcy Court means the United States Bankruptcy Court for the Southern District of New York having jurisdiction over the Chapter 11 Cases.

1.11 Bankruptcy Rules means the Federal Rules of Bankruptcy Procedure, as promulgated by the United States Supreme Court under section 2072 of title 28 of the United States Code, and any Local Rules of the Bankruptcy Court.

1.12 Barclays Sale Order means the Order Under 11 U.S.C. § § 105(a), 363, and 365 and Federal Rules of Bankruptcy Procedure 2002, 6004 and 6006 Authorizing and Approving (A) the Sale of Purchased Assets Free and Clear of Liens and Other Interests and (B) Assumption and Assignment of Executory Contracts and Unexpired Leases, entered by the Bankruptcy Court on September 20, 2008 in the Chapter 11 Cases [Docket No. 258] and the concurrent order entered in the LBI Proceeding on September 19, 2008 [Case No. 08-1420; Docket No. 3].

1.13 Bar Date Order means the Order Pursuant to Section 502(b)(9) of the Bankruptcy Code and Bankruptcy Rule 3003(c)(3) Establishing the Deadline for Filing Proofs of Claim, Approving the Form and Manner of Notice thereof and Approving the Proof of Claim Form approved and entered by the Bankruptcy Court on July 2, 2009 [Docket No. 4271], as the same may be amended from time to time.

1.14 BNC means BNC Mortgage LLC.

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1.15 Business Day means any day other than a Saturday, a Sunday, and any other day on which commercial banks in New York, New York are required or authorized to close by law or executive order.

1.16 Cash means legal tender of the United States of America.

1.17 Causes of Action means, without limitation, any and all actions, causes of action, controversies, liabilities, obligations, rights, suits, damages, judgments, Claims, and demands whatsoever, whether known or unknown, reduced to judgment, liquidated or unliquidated, fixed or contingent, matured or unmatured, disputed or undisputed, secured or unsecured, assertable directly or derivatively, existing or hereafter arising, in law, equity, or otherwise, based in whole or in part upon any act or omission or other event occurring prior to the Effective Date.

1.18 CES means CES Aviation LLC.

1.19 CES V means CES Aviation V LLC.

1.20 CES IX means CES Aviation IX LLC.

1.21 Chapter 11 Cases means the voluntary cases commenced by the Debtors under chapter 11 of the Bankruptcy Code, which are being jointly administered and are currently pending before the Bankruptcy Court, styled In re Lehman Brothers Holdings Inc., et al., Chapter 11 Case No. 08-13555 (JMP).

1.22 Claim shall have the meaning assigned to such term in section 101(5) of the Bankruptcy Code.

1.23 Class means a category of holders of Claims or Equity Interests as set forth in Article III of the Plan.

1.24 Class 10A Subordinated Notes means, collectively, (a) the Floating Rate Junior Subordinated Deferrable Interest Debentures due 2035 issued pursuant to the Eighth Supplemental Indenture, dated as of August 19, 2005, between LBHI and JPMorgan Chase Bank, as trustee; (b) the Fixed/Floating Rate Subordinated Notes due 2016 Series 5065, issued pursuant to a final term sheet dated as of September 26, 2006 under the Euro Medium-Term Note Program; (c) the Floating Rate Subordinated Notes due 2037 Series EB17, issued pursuant to a final term sheet dated as of January 23, 2007 under the Euro Medium-Term Note Program; (d) the Fixed/Floating Rate Subordinated Notes due 2019 Series 6222, issued pursuant to the final term sheet dated as of February 14, 2007 under the Euro Medium-Term Note Program; and (e) the Floating Rate Subordinated Notes due 2037 Series EB 18, issued pursuant to a final term sheet, dated as of May 30, 2007, under the Euro Medium-Term Note Program.

1.25 Class 10B Subordinated Notes means, collectively, (a) the 6.375% Subordinated Deferrable Interest Debentures due 2052, issued pursuant to the Fourth Supplemental Indenture, dated as of March 17, 2003, between LBHI and JPMorgan Chase Bank, as trustee; (b) the 6.375% Subordinated Deferrable Interest Debentures due October 2052, issued pursuant to the Fifth Supplemental Indenture, dated as of October 31, 2003, between LBHI and JPMorgan Chase Bank, as trustee; (c) the 6.00% Subordinated Deferrable Interest Debentures due 2053, issued

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pursuant to the Sixth Supplemental Indenture, dated as of April 22, 2004, between LBHI and JPMorgan Chase Bank, as trustee; (d) the 6.24% Subordinated Deferrable Interest Debentures due 2054, issued pursuant to the Seventh Supplemental Indenture, dated as of January 18, 2005, between LBHI and JPMorgan Chase Bank, as trustee; (e) the 5.75% Subordinated Notes due 2017, issued pursuant to the Ninth Supplemental Indenture, dated as of October 24, 2006, between LBHI and JPMorgan Chase Bank, as trustee; (f) the Fixed and Floating Rate Subordinated Notes Due 2032, issued pursuant to the Tenth Supplemental Indenture, dated as of May 1, 2007, between LBHI and JPMorgan Chase Bank, as trustee; (g) the 6.50% Subordinated Notes Due 2017, issued pursuant to the Thirteenth Supplemental Indenture, dated as of July 19, 2007, between LBHI and The Bank of New York, as trustee; (h) the 6.875% Subordinated Notes Due 2037, issued pursuant to the Fourteenth Supplemental Indenture, dated as of July 19, 2007, between LBHI and The Bank of New York, as trustee; (i) the 6.75% Subordinated Notes Due 2017, issued pursuant to the Fifteenth Supplemental Indenture, dated as of December 21, 2007, between LBHI and The Bank of New York, as trustee; and (j) the 7.50% Subordinated Notes Due 2038, issued pursuant to the Sixteenth Supplemental Indenture, dated as of May 9, 2008, between LBHI and The Bank of New York, as trustee.

1.26 Class 10C Subordinated Notes means, collectively, (a) the 5.707% Remarketable Junior Subordinated Debentures due 2043, issued pursuant to the Eleventh Supplemental Indenture, dated as of May 17, 2007, between LBHI and U.S. Bank National Association, as trustee; and (b) the Floating Rate Remarketable Junior Subordinated Debentures due 2043, issued pursuant to the Twelfth Supplemental Indenture, dated as of May 17, 2007, between LBHI and U.S. Bank National Association, as trustee.

1.27 Closing Date means the date upon which all of the Chapter 11 Cases have been closed in accordance with Section 6.6 of the Plan.

1.28 Collateral means any property or interest in Property of the Estates of the Debtors subject to a Lien to secure the payment of a Claim, which Lien is not subject to avoidance or otherwise invalid and unenforceable under the Bankruptcy Code or applicable non-bankruptcy law.

1.29 Commencement Date means (a) September 15, 2008 with respect to LBHI, (b) September 16, 2008 with respect to LB 745, (c) September 23, 2008 with respect to PAMI Statler, (d) October 3, 2008 with respect to LBCS, LBSF and LOTC, (d) October 5, 2008 with respect to LBDP, LCPI, LBCC, LBFP, CES, CES V, CES IX, East Dover and LS Finance, (e) January 7, 2009 with respect to LUXCO, (f) January 9, 2009 with respect to BNC, (g) February 9, 2009 with respect to SASCO and LB Rose Ranch, (h) April 23, 2009 with respect to LB 2080, (i) December 14, 2009 with respect to Merit, and (j) December 22, 2009 with respect to Somerset and Preferred Somerset.

1.30 Confirmation Date means the date upon which the Bankruptcy Court enters a Confirmation Order on the docket of the Chapter 11 Cases as applicable to each Debtor.

1.31 Confirmation Hearing means the hearing held by the Bankruptcy Court, as the same may be continued from time to time, to consider confirmation of the Plan.

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1.32 Confirmation Order means an order of the Bankruptcy Court confirming the Plan pursuant to section 1129 of the Bankruptcy Code as applicable to each Debtor.

1.33 Contributing Class means each of LBHI Class 5, LBHI Class 9A, LCPI Class 4A, LCPI Class 4B, LCPI Class 5B, LCPI Class 5C, LBCS Class 4, LBCS Class 5B, LBCS Class 5C, LBSF Class 4A, LBSF Class 5B, LBSF Class 5C, LOTC Class 4, LOTC Class 5B, LOTC Class 5C, LBCC Class 4, LBCC Class 5B and LBCC Class 5C.

1.34 Convenience Claim means any Senior Unsecured Claim or General Unsecured Claim other than a Claim on account of a public debt security issued by LBHI, a Claim asserted by a nominee on behalf of one or more beneficial holders of such Claim or a Claim of a Designated Entity that is (a) Allowed in an amount of fifty thousand dollars ($50,000) or less or (b) Allowed in an amount greater than fifty thousand dollars ($50,000) but which is reduced to fifty thousand dollars ($50,000) (i) by an irrevocable written election by the holder of such Allowed Claim made on a properly delivered Ballot or (ii) pursuant to a settlement agreement between the applicable Debtor and holder of such Claim entered into after the Voting Deadline; provided, however that (1) any Claim that was Allowed in excess of fifty thousand dollars ($50,000) may not be subdivided into multiple Claims of fifty thousand dollars ($50,000) or less for purposes of receiving treatment as a Convenience Claim, (2) Claims in the same Class held by a Creditor shall be aggregated for purposes of determining whether such Claims are elgible to be Convenience Claims, (3) Claims acquired after the Commencement Date shall not be aggregated unless such Claims are in the same Classes, are held by a Creditor and were originally held by one Creditor, and (4) Claims held by a Creditor prior to the Commencement Date shall not be aggregated with Claims acquired by such Creditor after the Commencement Date.

1.35 Convenience Guarantee Claim means any Senior Third-Party Guarantee Claim or Third-Party Guarantee Claim other than a Claim on account of a public debt security issued by LBHI, a Claim asserted by a nominee on behalf of one or more beneficial holders of such Claim or a Claim of a Designated Entity that is (a) Allowed in an amount of fifty thousand dollars ($50,000) or less or (b) Allowed in an amount greater than fifty thousand dollars ($50,000) but which is reduced to fifty thousand dollars ($50,000) (i) by an irrevocable written election by the holder of such Allowed Claim made on a properly delivered Ballot or (ii) pursuant to a settlement agreement between the applicable Debtor and holder of such Claim entered into after the Voting Deadline; provided, however that (1) any Claim that was Allowed in excess of fifty thousand dollars ($50,000) may not be subdivided into multiple Claims of fifty thousand dollars ($50,000) or less for purposes of receiving treatment as a Convenience Guarantee Claim, (2) Claims in the same Class held by a Creditor shall be aggregated for purposes of determining whether such Claims are elgible to be Convenience Guarantee Claims, (3) Claims acquired after the Commencement Date shall not be aggregated unless such Claims are in the same Classes, are held by a Creditor and were originally held by one Creditor, and (4) Claims held by a Creditor prior to the Commencement Date shall not be aggregated with Claims acquired by such Creditor after the Commencement Date.

1.36 Creditor shall have the meaning assigned to such term in section 101(10) of the Bankruptcy Code.

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1.37 Creditors’ Committee means the statutory committee of unsecured creditors appointed in the Chapter 11 Cases pursuant to section 1102 of the Bankruptcy Code.

1.38 Debtor means BNC, CES, CES V, CES IX, East Dover, LB 745, LB 2080, LB Rose Ranch, LBCC, LBCS, LBDP, LBFP, LBHI, LBSF, LCPI, LOTC, LS Finance, LUXCO, Merit, PAMI Statler, Preferred Somerset, SASCO and Somerset, each in its individual capacity as debtor and debtor in possession in its Chapter 11 Case pursuant to sections 101(13), 1107(a) and 1108 of the Bankruptcy Code.

1.39 Debtor Allocation Agreement means the agreement contained in the Plan Supplement among two or more of the Debtors that identifies, allocates and sets forth other agreed rights and obligations with respect to (a) the costs and benefits of Jointly Owned Litigation Claims, (b) commonly held tax benefits and obligations, (c) expenses of administration of the Chapter 11 Cases, and (d) certain other inter-Debtor related issues.

1.40 Debtors’ Claims Schedule means the schedule attached hereto as Schedule 2 setting forth the amounts of Senior Affiliate Claims, Senior Affiliate Guarantee Claims or Affiliate Claims, as applicable, of a Debtor against another Debtor.

1.41 Debtor-Controlled Entity means a non-Debtor Affiliate of the Debtors that is managed and controlled by a Debtor as of the Effective Date.

1.42 Designated Entity means each of the Racers Trusts and the holder of the Fenway Claims.

1.43 Derivatives Procedures Order means the Order Pursuant to Sections 105 and 365 of the Bankruptcy Code to Establish Procedures for the Settlement or Assumption or Assignment of Prepetition Derivatives Contracts, approved and entered by the Bankruptcy Court on December 16, 2008 [Docket No. 2257], as amended or may be amended from time to time.

1.44 Director Selection Committee means the committee established pursuant to Section 7.2(b) of the Plan, the members of which are identified in the Plan Supplement.

1.45 Disclosure Statement means that certain disclosure statement relating to the Plan, including, without limitation, all exhibits and schedules thereto, as approved by the Bankruptcy Court pursuant to section 1125 of the Bankruptcy Code.

1.46 Disputed means, with reference to any Claim, (a) any Claim proof of which was timely and properly filed that is (i) disputed in whole or in part under the Plan, including, without limitation, any Senior Affiliate Claim, Senior Affiliate Guarantee Claim or Affiliate Claim that is not Allowed in accordance with Section 6.5(b) of the Plan, or (ii) as to which a timely objection and/or request for estimation has been interposed, which objection and/or request for estimation has not been withdrawn or determined by a Final Order, or (b) any Claim, proof of which was required to be filed by the Bar Date Order or another Final Order of the Bankruptcy Court in a form and manner proscribed in such order, but as to which a proof of Claim was not timely or properly filed.

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1.47 Distribution means any initial or subsequent payment or transfer made under the Plan.

1.48 Distribution Date means any date on which a Distribution is made upon at least fourteen (14) Business Days written notice filed on the docket of the Chapter 11 Cases or otherwise communicated to holders of Allowed Claims.

1.49 East Dover means East Dover Limited.

1.50 Effective Date means the first Business Day on which the conditions to effectiveness of the Plan set forth in Article XII have been satisfied or waived and on which the Plan shall become effective with respect to a Debtor.

1.51 Equity Interest means (a) shares of common stock, preferred stock, other forms of ownership interest, or any interest or right to convert into such an equity or ownership interest or to acquire any equity or ownership interest or any interest or right for which the amount owing is determined by reference to an equity or ownership interest, including, without limitation, vested and/or unvested restricted stock units, contingent stock awards, contingent equity awards, performance stock units, and stock options or restricted stock awards granted under management ownership plans, the LBHI 2005 stock incentive plan or the LBHI employee incentive plan, in any Debtor that was in existence immediately prior to or on the Commencement Date for such Debtor, and (b) Allowed Claims against LBHI arising out of, relating to, or in connection with any of the foregoing that are subject to section 510(b) of the Bankruptcy Code.

1.52 Excess LBSF Settlement Amount means the Distributions, if any, made in accordance with the last sentence of Section 6.5(f) of the Plan to holders of Allowed Claims in LBSF Class 5A in the event holders of Allowed Claims in LBSF Class 4A are satisfied in full.

1.53 Excess LCPI Settlement Amount means the Distributions, if any, made in accordance with the last sentence of Section 6.5(e) of the Plan to holders of Allowed Claims in LCPI Class 5A in the event holders of Allowed Claims in LCPI Class 4A are satisfied in full.

1.54 Excess Plan Adjustment means the Distributions (including the Plan Adjustment), if any, made in accordance with the last sentence of Section 6.5(a) of the Plan in the event that holders of Allowed Claims in an LBHI Class 3 or LBHI Class 7 are satisfied in full to Participating Debtors for the exclusive benefit of (i) holders of Allowed Claims in such Participating Debtors’ Contributing Classes and, in addition to the foregoing, (ii) (A) in the case of LBHI, LBHI Class 9B or (B) in the case of LBSF, LBSF Class 4B.

1.55 Excess Plan Adjustment Portion means, with respect to each Contributing Class and LBHI Class 9B and LBSF Class 4B, (a) if the Excess Plan Adjustment is equal to the Plan Adjustment, the portion of the Plan Adjustment contributed by such Contributing Class, LBHI Class 9B or LBSF Class 4B and (b) if the Excess Plan Adjustment is less than the Plan Adjustment, the portion of the Excess Plan Adjustment that bears the same relationship to the Excess Plan Adjustment as the portion of the Plan Adjustment contributed by such Contributing Class, LBHI Class 9B or LBSF Class 4B bears to the Plan Adjustment, contributed by all Contributing Classes and LBHI Class 9B and LBSF Class 4B.

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1.56 Fenway Claim means the Claim asserted by LBHI in connection with the Fenway transaction, which shall be Allowed in accordance with Section 6.5(h) of the Plan.

1.57 Final Order means an order of the Bankruptcy Court or any other court of competent jurisdiction as to which the time to appeal, petition for certiorari, or move for reargument or rehearing has expired and as to which no appeal, petition for certiorari, or other proceedings for reargument or rehearing shall then be pending or as to which any right to appeal, petition for certiorari, reargue, or rehear shall have been waived in writing in form and substance satisfactory to the Debtors or, in the event that an appeal, writ of certiorari, or reargument or rehearing thereof has been sought, such order of the Bankruptcy Court or other court of competent jurisdiction shall have been determined by the highest court to which such order was appealed, or certiorari, reargument, or rehearing shall have been denied and the time to take any further appeal, petition for certiorari, or move for reargument or rehearing shall have expired; provided, however, that the possibility that a motion under Rule 59 or Rule 60 of the Federal Rules of Civil Procedure, or any analogous rule under the Bankruptcy Rules or applicable law, may be filed with respect to such order shall not cause such order not to be a Final Order.

1.58 Foreign Administrator means each of the persons or entities that is managing the affairs and representing the insolvency estate of a Non-Controlled Affiliate that is subject to a Foreign Proceeding.

1.59 Foreign Proceeding means an insolvency, administration, liquidation, rehabilitation, receivership or like proceeding commenced by or initiated against a Non-Controlled Affiliate in a jurisdiction outside of the United States.

1.60 General Unsecured Claim means, (a) in the case of LBHI, any Claim other than an Administrative Expense Claim, a Priority Tax Claim, a Priority Non-Tax Claim, a Secured Claim, a Senior Unsecured Claim, a Senior Affiliate Claim, a Senior Affiliate Guarantee Claim, a Senior Third-Party Guarantee Claim, an Affiliate Claim, a Third-Party Guarantee Claim, a Subordinated Claim or a Section 510(b) Claim, or (b) in the case of each Subsidiary Debtor, any Claim other than an Administrative Expense Claim, a Priority Tax Claim, a Priority Non-Tax Claim, a Secured Claim or an Affiliate Claim.

1.61 Governmental Unit shall have the meaning assigned to such term in section 101(27) of the Bankruptcy Code.

1.62 Guarantee Claim means a Claim asserted against LBHI on the basis of a guarantee, promise, pledge, indemnity or similar agreement by LBHI (a) to satisfy an obligation or liability of another entity or (b) with respect to asset values, collection or net worth of another entity.

1.63 Hong Kong Lehman Entities In Liquidation shall have the meaning assigned to such term in the Hong Kong Settlement Agreement.

1.64 Hong Kong Settlement Agreement means that certain Settlement and Plan Support Agreement, dated July 31, 2011, among the Debtors and the Hong Kong Lehman Entities In Liquidation, which is annexed hereto as Schedule 5.

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1.65 Independent Directors means Michael L. Ainslie, John F. Akers, Roger S. Berlind, Thomas H. Cruikshank, Marsha Johnson Evans, Sir Christopher Gent, Jerry A. Grundhofer, Roland A. Hernandez, Henry Kaufman and John D. Macomber.

1.66 Intercompany Funding Balance means that portion of LBHI’s Claim against a Subsidiary Debtor, in the amount reflected on page 3 of the Debtors’ Claims Schedule, that relates to the funding of operations of such Subsidiary Debtor but does not relate to specific transactions, such as derivative contracts or repurchase agreements.

1.67 IRS means the Internal Revenue Service.

1.68 Jointly Owned Litigation Claims means any Litigation Claims that may be, are or are asserted to be owned, either jointly or individually, by one or more of the Debtors.

1.69 LAMCO means LAMCO Holdings LLC and its subsidiary Affiliates.

1.70 LB 745 means LB 745 LLC.

1.71 LB 2080 means LB 2080 Kalakaua Owners LLC.

1.72 LBB means Lehman Brothers Bankhaus AG (in Insolvenz).

1.73 LBB Administrator means Dr. Michael C. Frege in his capacity as insolvency administrator (Insolvenzverwalter) of LBB.

1.74 LBCC means Lehman Brothers Commercial Corporation.

1.75 LBCS means Lehman Brothers Commodities Services Inc.

1.76 LBDP means Lehman Brothers Derivative Products Inc.

1.77 LBFP means Lehman Brothers Financial Products Inc.

1.78 LBHI means Lehman Brothers Holdings Inc.

1.79 LBHI Stock means the common or preferred stock of LBHI outstanding on the Effective Date.

1.80 LBI means Lehman Brothers Inc.

1.81 LBI Proceeding means the proceeding commenced under the Securities Investor Protection Act of 1970, as amended, with respect to LBI.

1.82 LB Rose Ranch means LB Rose Ranch LLC.

1.83 LBSF means Lehman Brothers Special Financing Inc.

1.84 LBSF Additional Settlement Amount means the first $70 million that is recovered by LBSF in respect of “Total Assets” in excess of $14,156,000,000, the amount of “Total

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Assets” of LBSF estimated in Exhibit 4 to the Disclosure Statement, dated June 29, 2011, which shall be distributed to only holders of Allowed Claims in LBSF Class 4A and LBSF Class 5C in accordance with Section 6.5(d) of the Plan.

1.85 LBSF Settlement Amount means the first $100 million of Distributions made to LBHI on account of its Allowed Affiliate Claim against LBSF that shall be automatically redistributed in accordance with Section 6.5(f) of the Plan.

1.86 LBSN means Lehman Brothers Securities N.V.

1.87 LBT means Lehman Brothers Treasury Co. B.V.

1.88 LBT Trustees means Rutger J. Schimmelpenninck and Frédéric Verhoeven, in their capacity as bankruptcy trustees (curatoren) for LBT.

1.89 LBT Settlement Agreement that certain Settlement Agreement, dated August 30, 2011, among the Debtors and the LBT Trustees, which is annexed hereto as Schedule 6.

1.90 LCPI means Lehman Commercial Paper Inc.

1.91 LCPI Settlement Amount means the first $100 million of Distributions made to LBHI on account of its Allowed Affiliate Claim against LCPI that shall be automatically redistributed in accordance with Section 6.5(e) of the Plan.

1.92 Lehman means LBHI together with all of its direct and indirect Affiliates existing on or after the LBHI Commencement Date.

1.93 Lehman ALI means Lehman ALI Inc.

1.94 Lehman Singapore Entities means the Lehman Singapore Liquidation Companies and the Lehman Singapore Non-Liquidation Companies as such terms are defined in the Singapore Settlement Agreement.

1.95 Lien shall have the meaning assigned to such term in section 101(37) of the Bankruptcy Code.

1.96 Liquidating Trust means a trust that may be created after the Effective Date in accordance with the provisions of Article X of the Plan and a Liquidating Trust Agreement for the benefit of holders of Allowed Claims or Equity Interests and as determined by the Plan Administrator consistent with the purposes of any such Liquidating Trust pursuant to Section 10.2 of the Plan.

1.97 Liquidating Trust Agreement means an agreement evidencing the terms and provisions governing a Liquidating Trust that shall be entered into prior to the establishment of such Liquidating Trust and pursuant to which a Liquidating Trustee shall manage and administer Liquidating Trust Assets.

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1.98 Liquidating Trust Assets means the assets of a Debtor or Debtor-Controlled Entity to be transferred to a Liquidating Trust as may be determined by the Plan Administrator, which shall be described in a Liquidating Trust Agreement.

1.99 Liquidating Trust Beneficiaries means those holders of Allowed Claims against or Equity Interests in a Debtor to the extent such holders receive Liquidating Trust Interests.

1.100 Liquidating Trustee means the person or entity appointed by the Plan Administrator prior to the creation of a Liquidating Trust to administer such Liquidating Trust in accordance with the provisions of Article X of the Plan and a Liquidating Trust Agreement; provided, however, that under no circumstance shall a Liquidating Trustee be a director or officer with respect to any entity over which the Liquidating Trust has control.

1.101 Liquidating Trust Interests means the non-certificated beneficial interests of a Liquidating Trust allocable to holders of Allowed Claims and/or Equity Interests in accordance with the terms and conditions of a Liquidating Trust Agreement, which may or may not be transferable.

1.102 Litigation Claims means any and all Causes of Action held by a Debtor.

1.103 LOTC means Lehman Brothers OTC Derivatives Inc.

1.104 LS Finance means Lehman Scottish Finance L.P.

1.105 LUXCO means Luxembourg Residential Properties Loan Finance S.a.r.l.

1.106 Merit means Merit, LLC.

1.107 New Securities means the securities that may be distributed by a Debtor or Debtor-Controlled Entity after the Effective Date to the holders of Allowed Claims against or Equity Interests in such Debtor representing an interest in an existing or newly formed entity of a Debtor or Debtor-Controlled Entity pursuant to and in a manner consistent with Section 15.2 of the Plan.

1.108 Non-Controlled Affiliate means an Affiliate of the Debtors that is not currently managed and controlled by a Debtor as of the Effective Date, including, without limitation, all Affiliates that are subject to a Foreign Proceeding and LBI.

1.109 Opco Plan Proponents means those entities that are “Non-Consolidation Plan Proponents,” as identified in Schedule A to the Joint Chapter 11 Plan For Lehman Brothers Holdings Inc. and Its Affiliated Debtors Other Than Merit, LLC, LB Somerset, LLC and LB Preferred Somerset LLC Proposed by Non-Consolidation Plan Proponents, filed on April 25, 2011 [Docket No. 16229], that have Claims against LBSF and LCPI.

1.110 Ordinary Course Professional Order means the Amended Order Pursuant to Sections 105(a), 327, 328, and 330 of the Bankruptcy Code Authorizing the Debtors to Employ Professionals Utilized in the Ordinary Course of Business, approved and entered by the

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Bankruptcy Court on March 25, 2010 [Docket No. 7822], as the same may be amended from time to time.

1.111 PAMI Statler means PAMI Statler Arms LLC.

1.112 Participating Debtors means LBHI together with each of the Participating Subsidiary Debtors.

1.113 Participating Subsidiary Debtor means LCPI, LBSF, LOTC, LBCC or LBCS.

1.114 Plan means, collectively, the chapter 11 plans of each of the Debtors, and (where specified herein) individually, the chapter 11 plan of each Debtor, including, without limitation, the Plan Supplement and all exhibits, supplements, appendices, and schedules hereto, either in its present form or as each of the foregoing may be altered, amended or modified from time to time.

1.115 Plan Administrator means LBHI pursuant to the authority granted in Section 6.1 of the Plan.

1.116 Plan Adjustment means the sum of (a) the Racers Adjustment and (b) the sum of (i) each of the Distributions (excluding Distributions on account of the LBSF Settlement Amount, the LBSF Additional Settlement Amount and the LCPI Settlement Amount) made to holders of Allowed Claims in each Contributing Class, multiplied by (ii) the Plan Adjustment Percentage applicable to each such Contributing Class, that shall be redistributed in accordance with Section 6.5(a) of the Plan.

1.117 Plan Adjustment Percentage means the percentage applicable to a Contributing Class of a Participating Debtor as set forth on Schedule 1 hereto.

1.118 Plan Supplement means the document containing the forms of documents specified in Section 15.5 of the Plan.

1.119 Plan Support Agreement means an agreement to support the Plan that has been or will be executed by a PSA Creditor.

1.120 Plan Trust means the trust established under New York law to hold the Plan Trust Stock on and after the Effective Date.

1.121 Plan Trust Agreement means the agreement contained in the Plan Supplement creating and setting forth the terms and conditions that shall govern the Plan Trust.

1.122 Plan Trust Stock means one new share of LBHI common stock to be issued to the Plan Trust upon cancellation of the LBHI Stock in accordance with Section 4.17(b) of the Plan.

1.123 Plan Trustee means any of the persons acting as trustee of the Plan Trust pursuant to Section 7.4 of the Plan.

1.124 Preferred Somerset means LB Preferred Somerset LLC.

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1.125 Primary Claim means a Claim against a Primary Obligor for which a corresponding Guarantee Claim has been asserted.

1.126 Primary Obligor means an entity other than LBHI that is purportedly obligated or liable on a Claim with respect to which a Guarantee Claim has been asserted.

1.127 Priority Non-Tax Claim means any Claim, other than an Administrative Expense Claim or a Priority Tax Claim, entitled to priority in payment under section 507(a) of the Bankruptcy Code.

1.128 Priority Tax Claim means any Claim of a Governmental Unit of the kind entitled to priority in payment as specified in sections 502(i) and 507(a)(8) of the Bankruptcy Code.

1.129 Property of the Estate means all property of a Debtor pursuant to section 541 of the Bankruptcy Code.

1.130 Pro Rata Share means with respect to an Allowed Claim or Equity Interest (a) within the same Class, the proportion that an Allowed Claim or Equity Interest bears to the sum of all Allowed Claims and Disputed Claims or Allowed Equity Interests and Disputed Equity Interests within such Class, or (b) among all Classes, the proportion that a Class of Allowed Claims bears to the sum of all Allowed Claims and Disputed Claims; provided, however, that Administrative Expense Claims, Priority Tax Claims, Priority Non-Tax Claims, Secured Claims, Convenience Claims, Convenience Guarantee Claims and Section 510(b) Claims shall not be considered for purposes of “Pro Rata Share” among all Classes; provided, further, however, that only the following Claims shall be considered in the determination of “Pro Rata Share” among all Classes with respect to the following Distributions:

(i) Available Cash in the case of LBHI: Senior Unsecured Claims, Senior Affiliate Claims, Senior Affiliate Guarantee Claims, Senior Third-Party Guarantee Claims, General Unsecured Claims, Affiliate Claims, Third-Party Guarantee Claims and Subordinated Claims.

(ii) Available Cash in the case of a Subsidiary Debtor: General Unsecured Claims and Affiliate Claims.

(iii) LBSF Settlement Amount: General Unsecured Claims against LBSF other than Claims of any of the Racers Trusts.

(iv) LBSF Additional Settlement Amount: (1) General Unsecured Claims against LBSF other than Claims of any of the Racers Trusts, and (2) Affiliate Claims against LBSF other than Claims of any of the Participating Debtors.

(v) LCPI Settlement Amount: General Unsecured Claims against LCPI other than Claims of any Designated Entity.

(vi) Plan Adjustment: Senior Unsecured Claims against LBHI and General Unsecured Claims against LBHI.

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(vii) Subordinated Class 10A Distribution: Senior Unsecured Claims and Senior Affiliate Claims.

(viii) Subordinated Class 10B Distribution: Senior Unsecured Claims, Senior Affiliate Claims, Senior Affiliate Guarantee Claims and Senior Third-Party Guarantee Claims.

(ix) Subordinated Class 10C Distribution: Senior Unsecured Claims, Senior Affiliate Claims, Senior Affiliate Guarantee Claims, Senior Third-Party Guarantee Claims, Subordinated Class 10A Claims and Subordinated Class 10B Claims.

1.131 PSA Creditor means any Creditor identified on Schedule 4 (as the same may be amended from time to time) that is a party to a Plan Support Agreement with the Debtors that has not been terminated, and the Ad Hoc Group of Lehman Brothers Creditors, and each former, current and future member thereof that executes a Plan Support Agreement prior to the hearing to consider approval of the Disclosure Statement, and each of its officers, directors, managers, members, accountants, financial advisors, investment bankers, agents, restructuring advisors, attorneys, representatives or other professionals serving during the pendency of the Chapter 11 Cases (solely in their capacity as officers, directors, managers, members, accountants, financial advisors, investment bankers, agents, restructuring advisors, attorneys, representatives or other professionals serving during the pendency of the Chapter 11 Cases).

1.132 Racers 2007-A Trust means the Restructured Assets with Enhanced Returns Series 2007-A Trust.

1.133 Racers Adjustment means the Distributions made to the Racers 2007-A Trust on account of (a) in the case of LBSF, $1 billion of its Allowed Claim against LBSF or (b) in the case of LBHI, $1 billion of its Allowed Guarantee Claim against LBHI.

1.134 Racers MM Trust means the Restructured Assets with Enhanced Returns 2007-7-MM Trust.

1.135 Racers Trusts means the Racers 2007-A Trust and the Racers MM Trust.

1.136 Released Parties means, collectively, and in each case, solely in such capacity, the Debtors, the Independent Directors, the Plan Administrator, the Creditors’ Committee, each current and former member of the Creditors’ Committee and, with respect to each of the foregoing, their respective officers, directors, managers, members, accountants, financial advisors, investment bankers, agents, restructuring advisors, attorneys, representatives or other professionals serving during the pendency of the Chapter 11 Cases (solely in their capacity as officers, directors, managers, members, accountants, financial advisors, investment bankers, agents, restructuring advisors, attorneys, representatives or other professionals serving during the pendency of the Chapter 11 Cases).

1.137 SASCO means Structured Asset Securities Corporation.

1.138 Schedules means the schedules of assets and liabilities, schedules of current income and current expenditures and the statements of financial affairs filed by the Debtors as

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required by section 521 of the Bankruptcy Code and Bankruptcy Rule 1007, including any supplements or amendments thereto through the Confirmation Date.

1.139 Secured Claim means any Claim (a) to the extent reflected in the Schedules or upon a proof of Claim as a Secured Claim, which is secured by a Lien on Collateral to the extent of the value of such Collateral, as determined in accordance with section 506(a) of the Bankruptcy Code or (b) that is subject to a valid right of setoff pursuant to section 553 of the Bankruptcy Code.

1.140 Section 510(b) Claim means any Claim against LBHI that is subject to section 510(b) of the Bankruptcy Code other than any Claim arising out of, relating to, or in connection with Equity Interests in LBHI.

1.141 Senior Affiliate Claim means any Claim asserted by an Affiliate of LBHI that is entitled to a contractual right of priority in payment to all Subordinated Claims (excluding an “Other Financial Obligation” as defined in the Class 10B Subordinated Notes or Class 10C Subordinated Notes), other than a Senior Affiliate Guarantee Claim.

1.142 Senior Affiliate Guarantee Claim means any Guarantee Claim asserted by an Affiliate of LBHI that is entitled to a contractual right of priority in payment to Subordinated Class 10B Claims and Subordinated Class 10C Claims, but not Subordinated Class 10A Claims (excluding an “Other Financial Obligation” as defined in the Class 10B Subordinated Notes or Class 10C Subordinated Notes).

1.143 Senior Notes means, collectively, the various notes issued by LBHI as to which Wilmington Trust Co. serves as indenture trustee.

1.144 Senior Third-Party Guarantee Claim means any Guarantee Claim asserted by a third-party that is not an Affiliate of LBHI that is entitled to a contractual right of priority in payment to Subordinated Class 10B Claims and Subordinated Class 10C Claims, but not Subordinated Class 10A Claims (excluding an “Other Financial Obligation” as defined in the Class 10B Subordinated Notes or Class 10C Subordinated Notes).

1.145 Senior Unsecured Claim means any Claim against LBHI that is entitled to a contractual right of priority in payment to all Subordinated Claims (excluding an “Other Financial Obligation” as defined in the Class 10B Subordinated Notes or Class 10C Subordinated Notes), other than a Senior Affiliate Claim, Senior Affiliate Guarantee Claim and Senior Third-Party Guarantee Claim.

1.146 Singapore Settlement Agreement means that certain Settlement Agreement, dated August 24, 2011, among the Debtors, certain Debtor-Controlled Entities and the Lehman Singapore Entities, which is annexed hereto as Schedule 7.

1.147 SIPA Trustee means James W. Giddens as trustee appointed under the Securities Investor Protection Act of 1970 to administer LBI’s estate.

1.148 Somerset means LB Somerset LLC.

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1.149 Stock Trading Restrictions Order means the Order Pursuant to Sections 105(a) and 362 of the Bankruptcy Code Approving Restrictions on Certain Transfers of Interests in the Debtors’ Estates and Establishing Notification Procedures Relating Thereto [Docket No. 1386], as the same may be amended from time to time.

1.150 Structured Securities Claims means the Claims against LBHI arising out of structured securities issued or guaranteed by LBHI, which Claims are listed in Exhibit A to the Structured Securities Motion.

1.151 Structured Securities Motion means the Motion Pursuant to Sections 105(a) and 502(b) of the Bankruptcy Code and Bankruptcy Rule 9019 for Approval of Procedures for Determining the Allowed Amount of Claims Filed Based on Structured Securities Issued or Guaranteed by Lehman Brothers Holdings Inc., filed substantially contemporaneously with the Plan.

1.152 Structured Securities Order means an order of the Bankruptcy Court granting the Structured Securities Motion and approving the procedures for the allowance of Structured Securities Claims pursuant to the Structured Securities Valuation Methodologies.

1.153 Structured Securities Valuation Methodologies means the methodologies annexed as Exhibit 11 to the Disclosure Statement for the valuation of Structured Securities Claims.

1.154 Subordinated Class 10A Distribution means the total Distribution that would have been made to holders of Allowed Subordinated Class 10A Claims but for the reallocation of such Distribution pursuant to Section 6.4 of the Plan.

1.155 Subordinated Class 10B Distribution means the total Distribution that would have been made to holders of Allowed Subordinated Class 10B Claims but for the reallocation of such Distribution pursuant to Section 6.4 of the Plan.

1.156 Subordinated Class 10C Distribution means the total Distribution that would have been made to holders of Allowed Subordinated Class 10C Claims but for the reallocation of such Distribution pursuant to Section 6.4 of the Plan.

1.157 Subordinated Claim means any Subordinated Class 10A Claim, Subordinated Class 10B Claim or Subordinated Class 10C Claim.

1.158 Subordinated Class 10A Claim means any Claim against LBHI arising under the Class 10A Subordinated Notes.

1.159 Subordinated Class 10B Claim means any Claim against LBHI arising under the Class 10B Subordinated Notes.

1.160 Subordinated Class 10C Claim means any Claim against LBHI arising under the Class 10C Subordinated Notes.

1.161 Subordinated Notes means, collectively, the Class 10A Subordinated Notes, Class 10B Subordinated Notes and Class 10C Subordinated Notes.

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1.162 Subsidiary Debtor means each of the Debtors other than LBHI.

1.163 Third-Party Guarantee Claim means any Guarantee Claim asserted by an entity that is not an Affiliate of LBHI other than a Senior Third-Party Guarantee Claim.

1.164 Voting Deadline means the date fixed by the Bankruptcy Court as the last date upon which holders of Claims may vote to accept or reject the Plan

Rules of Construction. Wherever from the context it appears appropriate, each term stated in either the singular or the plural shall include both the singular and the plural and pronouns stated in the masculine, feminine, or neuter gender shall include the masculine, feminine, and neuter. Unless otherwise specified, all section, article, schedule, or exhibit references in the Plan are to the respective Section in, Article of, Schedule to, or Exhibit to, the Plan. The words “herein,” “hereof,” “hereto,” “hereunder,” and other words of similar import refer to the Plan as a whole and not to any particular section, subsection, or clause contained in the Plan. The rules of construction contained in section 102 of the Bankruptcy Code shall apply to the construction of the Plan. The headings in the Plan are for convenience of reference only and shall not limit or otherwise affect the provisions of the Plan.

ARTICLE II

Treatment of Administrative

Expense Claims and Priority Tax Claims

2.1 Administrative Expense Claims. Except to the extent that a holder of an Allowed Administrative Expense Claim has been paid by a Debtor prior to the Effective Date or agrees to less favorable treatment, each holder of an Allowed Administrative Expense Claim shall receive Cash from the Debtor obligated for the payment of such Allowed Administrative Expense Claim in an amount equal to the Allowed amount of such Administrative Expense Claim on the later of the Effective Date and the date such Administrative Expense Claim becomes an Allowed Administrative Expense Claim, or as soon thereafter as is practicable; provided, however, that Allowed Administrative Expense Claims representing liabilities incurred in the ordinary course of business by a Debtor or other obligations incurred by such Debtor shall be paid in full and performed by such Debtor in the ordinary course of business in accordance with the terms and subject to the conditions of any agreements governing, instruments evidencing, or other documents relating to such transactions.

2.2 Professional Compensation and Reimbursement Claims. Other than a professional retained by the Debtors pursuant to the Ordinary Course Professional Order, any entity seeking an award of the Bankruptcy Court of compensation for services rendered and/or reimbursement of expenses incurred on behalf of the Debtors and the Creditors’ Committee through and including the Effective Date under section 105(a), 363(b), 503(b)(2), 503(b)(3), 503(b)(4) or 503(b)(5) of the Bankruptcy Code shall (a) file its final application for allowance of such compensation and/or reimbursement by no later than the date that is 120 days after the Effective Date or such other date as may be fixed by the Bankruptcy Court, and (b) be paid by or on behalf of the Debtor in full and in Cash in the amounts Allowed upon (i) the date the order granting such award becomes a Final Order, or as soon thereafter as practicable, or (ii) such other terms as may be mutually agreed upon by the claimant and the Debtor obligated for the payment

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of such Allowed Claim. The Debtors are authorized to pay compensation for professional services rendered and reimburse expenses incurred on behalf of the Debtors and the Creditors’ Committee after the Effective Date in the ordinary course and without Bankruptcy Court approval.

2.3 Priority Tax Claims. Except to the extent that a holder of an Allowed Priority Tax Claim has been paid prior to the Effective Date or agrees to less favorable treatment, each holder of an Allowed Priority Tax Claim shall receive from one or more of the Debtors obligated for the payment of such Allowed Priority Tax Claim, and at the sole option of such Debtor(s), (i) Cash in an amount equal to the Allowed amount of such Priority Tax Claim on the later of the Effective Date and the date such Priority Tax Claim becomes an Allowed Priority Tax Claim, or as soon thereafter as is practicable, or (ii) equal Cash payments to be made initially on the Effective Date or as soon thereafter as practicable and semi-annually thereafter in an aggregate amount equal to such Allowed Priority Tax Claim, together with interest at a fixed annual rate determined under applicable non-bankruptcy law, over a period from the Effective Date through the fifth (5th) anniversary after the Commencement Date; provided, however, that such election shall be without prejudice to the Debtor’s right to prepay such Allowed Priority Tax Claim in full or in part without penalty.

ARTICLE III

Classification Of Claims And Equity Interests

Claims against the Debtors, other than Administrative Expense Claims and Priority Tax Claims, and Equity Interests are classified for all purposes (unless otherwise specified), including voting and Distribution pursuant to the Plan, as follows:

3.1 LBHI

Class	Designation	Impairment	Entitlement to Vote

1	Priority Non-Tax Claims	Impaired	Yes

2	Secured Claims	Impaired	Yes

3	Senior Unsecured Claims	Impaired	Yes

4A	Senior Affiliate Claims	Impaired	Yes

4B	Senior Affiliate Guarantee Claims	Impaired	Yes

5	Senior Third-Party Guarantee Claims	Impaired	Yes

6A	Convenience Claims	Impaired	Yes

6B	Convenience Guarantee Claims	Impaired	Yes

7	General Unsecured Claims	Impaired	Yes

8	Affiliate Claims	Impaired	Yes

9A	Third-Party Guarantee Claims other than of the Racers Trusts	Impaired	Yes

9B	Third-Party Guarantee Claims of the Racers Trusts	Impaired	Yes

10A	Subordinated Class 10A Claims	Impaired	No (deemed to reject)

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Class	Designation	Impairment	Entitlement to Vote

10B	Subordinated Class 10B Claims	Impaired	No (deemed to reject)

10C	Subordinated Class 10C Claims	Impaired	No (deemed to reject)

11	Section 510(b) Claims	Impaired	No (deemed to reject)

12	Equity Interests	Impaired	No (deemed to reject)

3.2 LCPI

Class	Designation	Impairment	Entitlement to Vote

1	Priority Non-Tax Claims	Impaired	Yes

2	Secured Claims	Impaired	Yes

3	Convenience Claims	Impaired	Yes

4A	General Unsecured Claims other than those of Designated Entities	Impaired	Yes

4B	General Unsecured Claims of Designated Entities	Impaired	Yes

5A	Affiliate Claims of LBHI	Impaired	Yes

5B	Affiliate Claims of Participating Subsidiary Debtors	Impaired	Yes

5C	Affiliate Claims other than those of Participating Debtors	Impaired	Yes

6	Equity Interests	Impaired	No (deemed to reject)

3.3 LBCS

Class	Designation	Impairment	Entitlement to Vote

1	Priority Non-Tax Claims	Impaired	Yes

2	Secured Claims	Impaired	Yes

3	Convenience Claims	Impaired	Yes

4	General Unsecured Claims	Impaired	Yes

5A	Affiliate Claims of LBHI	Impaired	Yes

5B	Affiliate Claims of Participating Subsidiary Debtors	Impaired	Yes

5C	Affiliate Claims other than those of Participating Debtors	Impaired	Yes

6	Equity Interests	Impaired	No (deemed to reject)

3.4 LBSF

Class	Designation	Impairment	Entitlement to Vote

1	Priority Non-Tax Claims	Impaired	Yes

2	Secured Claims	Impaired	Yes

3	Convenience Claims	Impaired	Yes

4A	General Unsecured Claims other than those of the Racers	Impaired	Yes

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Class	Designation	Impairment	Entitlement to Vote

Trusts

4B	General Unsecured Claims of the Racers Trusts	Impaired	Yes

5A	Affiliate Claims of LBHI	Impaired	Yes

5B	Affiliate Claims of Participating Subsidiary Debtors	Impaired	Yes

5C	Affiliate Claims other than those of Participating Debtors	Impaired	Yes

6	Equity Interests	Impaired	No (deemed to reject)

3.5 LOTC

Class	Designation	Impairment	Entitlement to Vote

1	Priority Non-Tax Claims	Impaired	Yes

2	Secured Claims	Impaired	Yes

3	Convenience Claims	Impaired	Yes

4	General Unsecured Claims	Impaired	Yes

5A	Affiliate Claims of LBHI	Impaired	Yes

5B	Affiliate Claims of Participating Subsidiary Debtors	Impaired	Yes

5C	Affiliate Claims other than those of Participating Debtors	Impaired	Yes

6	Equity Interests	Impaired	No (deemed to reject)

3.6 LBCC

Class	Designation	Impairment	Entitlement to Vote

1	Priority Non-Tax Claims	Impaired	Yes

2	Secured Claims	Impaired	Yes

3	Convenience Claims	Impaired	Yes

4	General Unsecured Claims	Impaired	Yes

5A	Affiliate Claims of LBHI	Impaired	Yes

5B	Affiliate Claims of Participating Subsidiary Debtors	Impaired	Yes

5C	Affiliate Claims other than those of Participating Debtors	Impaired	Yes

6	Equity Interests	Impaired	No (deemed to reject)

3.7 LBDP

Class	Designation	Impairment	Entitlement to Vote

1	Priority Non-Tax Claims	Impaired	Yes

2	Secured Claims	Impaired	Yes

3	General Unsecured Claims	Impaired	Yes

4A	Affiliate Claims of LBHI	Impaired	Yes

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Class	Designation	Impairment	Entitlement to Vote

4B	Affiliate Claims other than those of LBHI	Impaired	Yes

5	Equity Interests	Impaired	No (deemed to reject)

3.8 LBFP

Class	Designation	Impairment	Entitlement to Vote

1	Priority Non-Tax Claims	Impaired	Yes

2	Secured Claims	Impaired	Yes

3	General Unsecured Claims	Impaired	Yes

4A	Affiliate Claims of LBHI	Impaired	Yes

4B	Affiliate Claims other than those of LBHI	Impaired	Yes

5	Equity Interests	Impaired	No (deemed to reject)

3.9 LB 745

Class	Designation	Impairment	Entitlement to Vote

1	Priority Non-Tax Claims	Impaired	Yes

2	Secured Claims	Impaired	Yes

3	General Unsecured Claims	Impaired	Yes

4A	Affiliate Claims of LBHI	Impaired	Yes

4B	Affiliate Claims other than those of LBHI	Impaired	Yes

5	Equity Interests	Impaired	No (deemed to reject)

3.10 PAMI Statler

Class	Designation	Impairment	Entitlement to Vote

1	Priority Non-Tax Claims	Impaired	Yes

2	Secured Claims	Impaired	Yes

3	General Unsecured Claims	Impaired	Yes

4A	Affiliate Claims of LBHI	Impaired	Yes

4B	Affiliate Claims other than those of LBHI	Impaired	Yes

5	Equity Interests	Impaired	No (deemed to reject)

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3.11 CES

Class	Designation	Impairment	Entitlement to Vote

1	Priority Non-Tax Claims	Impaired	Yes

2	Secured Claims	Impaired	Yes

3	General Unsecured Claims	Impaired	Yes

4A	Affiliate Claims of LBHI	Impaired	Yes

4B	Affiliate Claims other than those of LBHI	Impaired	Yes

5	Equity Interests	Impaired	No (deemed to reject)

3.12 CES V

Class	Designation	Impairment	Entitlement to Vote

1	Priority Non-Tax Claims	Impaired	Yes

2	Secured Claims	Impaired	Yes

3	General Unsecured Claims	Impaired	Yes

4A	Affiliate Claims of LBHI	Impaired	Yes

4B	Affiliate Claims other than those of LBHI	Impaired	Yes

5	Equity Interests	Impaired	No (deemed to reject)

3.13 CES IX

Class	Designation	Impairment	Entitlement to Vote

1	Priority Non-Tax Claims	Impaired	Yes

2	Secured Claims	Impaired	Yes

3	General Unsecured Claims	Impaired	Yes

4A	Affiliate Claims of LBHI	Impaired	Yes

4B	Affiliate Claims other than those of LBHI	Impaired	Yes

5	Equity Interests	Impaired	No (deemed to reject)

3.14 East Dover

Class	Designation	Impairment	Entitlement to Vote

1	Priority Non-Tax Claims	Impaired	Yes

2	Secured Claims	Impaired	Yes

3	General Unsecured Claims	Impaired	Yes

4A	Affiliate Claims of LBHI	Impaired	Yes

4B	Affiliate Claims other than those of LBHI	Impaired	Yes

5	Equity Interests	Impaired	No (deemed to reject)

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3.15 LS Finance

Class	Designation	Impairment	Entitlement to Vote

1	Priority Non-Tax Claims	Impaired	Yes

2	Secured Claims	Impaired	Yes

3	General Unsecured Claims	Impaired	Yes

4A	Affiliate Claims of LBHI	Impaired	Yes

4B	Affiliate Claims other than those of LBHI	Impaired	Yes

5	Equity Interests	Impaired	No (deemed to reject)

3.16 LUXCO

Class	Designation	Impairment	Entitlement to Vote

1	Priority Non-Tax Claims	Impaired	Yes

2	Secured Claims	Impaired	Yes

3	General Unsecured Claims	Impaired	Yes

4A	Affiliate Claims of LBHI	Impaired	Yes

4B	Affiliate Claims other than those of LBHI	Impaired	Yes

5	Equity Interests	Impaired	No (deemed to reject)

3.17 BNC

Class	Designation	Impairment	Entitlement to Vote

1	Priority Non-Tax Claims	Impaired	Yes

2	Secured Claims	Impaired	Yes

3	General Unsecured Claims	Impaired	Yes

4A	Affiliate Claims of LBHI	Impaired	Yes

4B	Affiliate Claims other than those of LBHI	Impaired	Yes

5	Equity Interests	Impaired	No (deemed to reject)

3.18 LB Rose Ranch

Class	Designation	Impairment	Entitlement to Vote

1	Priority Non-Tax Claims	Impaired	Yes

2	Secured Claims	Impaired	Yes

3	General Unsecured Claims	Impaired	Yes

4A	Affiliate Claims of LBHI	Impaired	Yes

4B	Affiliate Claims other than those of LBHI	Impaired	Yes

5	Equity Interests	Impaired	No (deemed to reject)

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3.19 SASCO

Class	Designation	Impairment	Entitlement to Vote

1	Priority Non-Tax Claims	Impaired	Yes

2	Secured Claims	Impaired	Yes

3	General Unsecured Claims	Impaired	Yes

4A	Affiliate Claims of LBHI	Impaired	Yes

4B	Affiliate Claims other than those of LBHI	Impaired	Yes

5	Equity Interests	Impaired	No (deemed to reject)

3.20 LB 2080

Class	Designation	Impairment	Entitlement to Vote

1	Priority Non-Tax Claims	Impaired	Yes

2	Secured Claims	Impaired	Yes

3	General Unsecured Claims	Impaired	Yes

4A	Affiliate Claims of LBHI	Impaired	Yes

4B	Affiliate Claims other than those of LBHI	Impaired	Yes

5	Equity Interests	Impaired	No (deemed to reject)

3.21 Merit

Class	Designation	Impairment	Entitlement to Vote

1	Priority Non-Tax Claims	Impaired	Yes

2	Secured Claims	Impaired	Yes

3	General Unsecured Claims	Impaired	Yes

4A	Affiliate Claims of LBHI	Impaired	Yes

4B	Affiliate Claims other than those of LBHI	Impaired	Yes

5	Equity Interests	Impaired	No (deemed to reject)

3.22 Preferred Somerset

Class	Designation	Impairment	Entitlement to Vote

1	Priority Non-Tax Claims	Impaired	Yes

2	Secured Claims	Impaired	Yes

3	General Unsecured Claims	Impaired	Yes

4A	Affiliate Claims of LBHI	Impaired	Yes

4B	Affiliate Claims other than those of LBHI	Impaired	Yes

5	Equity Interests	Impaired	No (deemed to reject)

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3.23 Somerset

Class	Designation	Impairment	Entitlement to Vote

1	Priority Non-Tax Claims	Impaired	Yes

2	Secured Claims	Impaired	Yes

3	General Unsecured Claims	Impaired	Yes

4A	Affiliate Claims of LBHI	Impaired	Yes

4B	Affiliate Claims other than those of LBHI	Impaired	Yes

5	Equity Interests	Impaired	No (deemed to reject)

ARTICLE IV

Treatment of Claims Against and Equity Interests in LBHI

4.1 LBHI Class 1 – Priority Non-Tax Claims against LBHI.

(a) Impairment and Voting. LBHI Class 1 is impaired by the Plan. Each holder of an Allowed Claim in LBHI Class 1 is entitled to vote to accept or reject the Plan.

(b) Distributions. Except to the extent that the holder of an Allowed Claim in LBHI Class 1 agrees to less favorable treatment or has been paid by or on behalf of LBHI on account of such Claim prior to the Effective Date, on the later of the Effective Date and the date such Claim becomes Allowed, or as soon thereafter as is practicable, each holder of an Allowed Claim in LBHI Class 1 shall be paid by LBHI in Cash in full.

4.2 LBHI Class 2 – Secured Claims against LBHI.

(a) Impairment and Voting. LBHI Class 2 is impaired by the Plan. Each holder of an Allowed Claim in LBHI Class 2 is entitled to vote to accept or reject the Plan.

(b) Distributions. Except to the extent that the holder of an Allowed Claim in LBHI Class 2 agrees to less favorable treatment, each holder of an Allowed Claim in LBHI Class 2 shall be satisfied by, at the option of LBHI: (i) payment in Cash by LBHI in full on the later of the Effective Date and the date such Claim becomes Allowed, or as soon thereafter as is practicable; (ii) the sale or disposition proceeds of the Collateral securing such Allowed Claim to the extent of the value of the Collateral securing such Allowed Claim; (iii) surrender to the holder of such Allowed Claim of the Collateral securing such Allowed Claim; or (iv) such treatment that leaves unaltered the legal, equitable, and contractual rights to which the holder of the Allowed Claim is entitled. In the event an Allowed Claim in LBHI Class 2 is treated under clause (i) or (ii) above, the Liens securing such Claim shall be deemed released and extinguished without further order of the Bankruptcy Court.

4.3 LBHI Class 3 – Senior Unsecured Claims against LBHI.

(a) Impairment and Voting. LBHI Class 3 is impaired by the Plan. Each holder of an Allowed Claim in LBHI Class 3 is entitled to vote to accept or reject the Plan.

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(b) Distributions. Each holder of an Allowed Claim in LBHI Class 3 shall receive its Pro Rata Share of (i) Available Cash from LBHI, (ii) Subordinated Class 10A Distribution, (iii) Subordinated Class 10B Distribution, (iv) Subordinated Class 10C Distribution and (v) the Plan Adjustment.

4.4 LBHI Class 4A – Senior Affiliate Claims against LBHI.

(a) Impairment and Voting. LBHI Class 4A is impaired by the Plan. Each holder of an Allowed Claim in LBHI Class 4A is entitled to vote to accept or reject the Plan.

(b) Distributions. Subject to Section 6.5(b) of the Plan, each holder of an Allowed Claim in LBHI Class 4A shall receive its Pro Rata Share of (i) Available Cash from LBHI, (ii) Subordinated Class 10A Distribution, (iii) Subordinated Class 10B Distribution and (iv) Subordinated Class 10C Distribution.

4.5 LBHI Class 4B – Senior Affiliate Guarantee Claims against LBHI.

(a) Impairment and Voting. LBHI Class 4B is impaired by the Plan. Each holder of an Allowed Claim in LBHI Class 4B is entitled to vote to accept or reject the Plan.

(b) Distributions. Subject to Section 6.5(b) of the Plan, each holder of an Allowed Claim in LBHI Class 4B shall receive its Pro Rata Share of (i) Available Cash from LBHI, (ii) Subordinated Class 10B Distribution and (iii) Subordinated Class 10C Distribution.

4.6 LBHI Class 5 – Senior Third-Party Guarantee Claims against LBHI.

(a) Impairment and Voting. LBHI Class 5 is impaired by the Plan. Each holder of an Allowed Claim in LBHI Class 5 is entitled to vote to accept or reject the Plan.

(b) Distributions. Each holder of an Allowed Claim in LBHI Class 5 shall receive its Pro Rata Share of (i) (A) Available Cash from LBHI, (B) Subordinated Class 10B Distribution and (C) Subordinated Class 10C Distribution; provided, however, that the applicable Plan Adjustment Percentage of the Distributions set forth in clauses (A), (B) and (C) above shall be automatically redistributed pursuant to Section 6.5(a) of the Plan, and (ii) the Excess Plan Adjustment Portion with respect to LBHI Class 5.

4.7 LBHI Class 6A – Convenience Claims against LBHI.

(a) Impairment and Voting. LBHI Class 6A is impaired by the Plan. Each holder of an Allowed Claim in LBHI Class 6A is entitled to vote to accept or reject the Plan.

(b) Distributions. Each holder of an Allowed Claim in LBHI Class 6A shall receive Cash from LBHI in an amount equal to .26 multiplied by the amount of such Claim, in full and complete satisfaction of such Allowed Claim, on the later of the Effective Date and the date such Claim becomes an Allowed Claim, or as soon thereafter as is practicable.

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4.8 LBHI Class 6B – Convenience Guarantee Claims against LBHI.

(a) Impairment and Voting. LBHI Class 6B is impaired by the Plan. Each holder of an Allowed Claim in LBHI Class 6B is entitled to vote to accept or reject the Plan.

(b) Distributions. Each holder of an Allowed Claim in LBHI Class 6B shall receive Cash from LBHI in an amount equal to .17 multiplied by the amount of such Claim, in full and complete satisfaction of such Allowed Claim, on the later of the Effective Date and the date such Claim becomes an Allowed Claim, or as soon thereafter as is practicable.

4.9 LBHI Class 7 – General Unsecured Claims against LBHI.

(a) Impairment and Voting. LBHI Class 7 is impaired by the Plan. Each holder of an Allowed Claim in LBHI Class 7 is entitled to vote to accept or reject the Plan.

(b) Distributions. Each holder of an Allowed Claim in LBHI Class 7 shall receive its Pro Rata Share of (i) Available Cash from LBHI and (ii) the Plan Adjustment.

4.10 LBHI Class 8 – Affiliate Claims against LBHI.

(a) Impairment and Voting. LBHI Class 8 is impaired by the Plan. Each holder of an Allowed Claim in LBHI Class 8 is entitled to vote to accept or reject the Plan.

(b) Distributions. Subject to Section 6.5(b) of the Plan, each holder of an Allowed Claim in LBHI Class 8 shall receive its Pro Rata Share of Available Cash from LBHI.

4.11 LBHI Class 9A – Third-Party Guarantee Claims against LBHI.

(a) Impairment and Voting. LBHI Class 9A is impaired by the Plan. Each holder of an Allowed Claim in LBHI Class 9A is entitled to vote to accept or reject the Plan.

(b) Distributions. Each holder of an Allowed Claim in LBHI Class 9A shall receive from LBHI its Pro Rata Share of (i) Available Cash; provided, however, that the applicable Plan Adjustment Percentage of such Distribution shall be automatically redistributed pursuant to Section 6.5(a) of the Plan, and (ii) the Excess Plan Adjustment Portion with respect to LBHI Class 9A.

4.12 LBHI Class 9B – Third-Party Guarantee Claims of the Racers Trusts against LBHI.

(a) Impairment and Voting. LBHI Class 9B is impaired by the Plan. Each holder of an Allowed Claim in LBHI Class 9B is entitled to vote to accept or reject the Plan.

(b) Distributions. Subject to Section 6.5(g) of the Plan, each holder of an Allowed Claim in LBHI Class 9B shall receive from LBHI its Pro Rata Share of (i) Available Cash; provided, however, that the Racers Adjustment shall be automatically redistributed pursuant to Section 6.5(a) of the Plan, and (ii) the Excess Plan Adjustment Portion with respect to LBHI Class 9B.

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4.13 LBHI Class 10A – Subordinated Class 10A Claims against LBHI.

(a) Impairment and Voting. LBHI Class 10A is impaired by the Plan. Each holder of an Allowed Claim in LBHI Class 10A is not entitled to vote to accept or reject the Plan and is conclusively deemed to have rejected the Plan.

(b) Distributions. Holders of Allowed Claims in LBHI Class 10A shall not receive any Distributions on account of such Claims unless and until all holders of Allowed Claims in LBHI Class 3 and LBHI Class 4A are satisfied in full, in which case each holder of an Allowed Claim in LBHI Class 10A shall receive its Pro Rata Share of (i) Available Cash from LBHI and (ii) Subordinated Class 10C Distribution.

4.14 LBHI Class 10B – Subordinated Class 10B Claims against LBHI.

(a) Impairment and Voting. LBHI Class 10B is impaired by the Plan. Each holder of an Allowed Claim in LBHI Class 10B is not entitled to vote to accept or reject the Plan and is conclusively deemed to have rejected the Plan.

(b) Distributions. Holders of Allowed Claims in LBHI Class 10B shall not receive any Distributions on account of such Claims unless and until all holders of Allowed Claims in LBHI Class 3, LBHI Class 4A, LBHI Class 4B and LBHI Class 5 are satisfied in full, in which case each holder of an Allowed Claim in LBHI Class 10B shall receive its Pro Rata Share of (i) Available Cash from LBHI and (ii) Subordinated Class 10C Distribution.

4.15 LBHI Class 10C – Subordinated Class 10C Claims against LBHI.

(a) Impairment and Voting. LBHI Class 10C is impaired by the Plan. Each holder of an Allowed Claim in LBHI Class 10C is not entitled to vote to accept or reject the Plan and is conclusively deemed to have rejected the Plan.

(b) Distributions. Holders of Allowed Claims in LBHI Class 10C shall not receive any Distributions on account of such Claims unless and until all holders of Allowed Claims in LBHI Class 3, LBHI Class 4A, LBHI Class 4B, LBHI Class 5, LBHI Class 10A and LBHI Class 10B are satisfied in full, in which case each holder of an Allowed Claim in LBHI Class 10C shall receive its Pro Rata Share of Available Cash from LBHI.

4.16 LBHI Class 11 – Section 510(b) Claims against LBHI.

(a) Impairment and Voting. LBHI Class 11 is impaired by the Plan. Each holder of an Allowed Claim in LBHI Class 11 is not entitled to vote to accept or reject the Plan and is conclusively deemed to have rejected the Plan.

(b) Distributions. Holders of Allowed Claims in LBHI Class 11 shall not receive any Distributions on account of such Claims unless and until all holders of Allowed Claims against LBHI other than Claims in LBHI Class 11 are satisfied in full, in which case each holder of an Allowed Claim in LBHI Class 11 shall receive its Pro Rata Share of Available Cash from LBHI.

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4.17 LBHI Class 12 – Equity Interests in LBHI.

(a) Impairment and Voting. LBHI Class 12 is impaired by the Plan. Each holder of an Equity Interest in LBHI Class 12 is not entitled to vote to accept or reject the Plan and is conclusively deemed to have rejected the Plan.

(b) Stock Exchange. On the Effective Date, all LBHI Stock shall be cancelled and the Plan Trust Stock shall be issued to the Plan Trust which will hold such share for the benefit of the holders of such former LBHI Stock consistent with their former relative priority and economic entitlements; provided, however, that the Plan Trust may not exercise any voting rights appurtenant thereto in conflict with Article VII of the Plan. On or promptly after the Effective Date, the Plan Administrator shall file with the Securities and Exchange Commission a Form 15 for the purpose of terminating the registration of any of LBHI’s publicly traded securities.

(c) Distributions. Each holder of an Equity Interest in LBHI (through their interest in the new share of LBHI common stock or otherwise) shall neither receive nor retain any Property of the Estate or direct interest in Property of the Estate of LBHI on account of such Equity Interests; provided, however, that in the event that all Allowed Claims in LBHI Classes 1 through 11 have been satisfied in full in accordance with the Bankruptcy Code and the Plan, each holder of an Equity Interest in LBHI may receive its share of any remaining assets of LBHI consistent with such holder’s rights of payment existing immediately prior to the Commencement Date. Unless otherwise determined by the Plan Administrator, on the date that LBHI’s Chapter 11 Case is closed in accordance with Section 6.6 of the Plan, the Plan Trust Stock issued pursuant to subsection (b) above shall be deemed cancelled and of no further force and effect provided that such cancellation does not adversely impact the Debtors’ estates.

(d) Non-Transferable. The continuing rights of holders of Equity Interests (including through their interest in the Plan Trust Stock or otherwise) shall be nontransferable except by operation of law.

ARTICLE V

Treatment of Claims Against and Equity Interests in Subsidiary Debtors

5.1 LCPI Class 1 – Priority Non-Tax Claims against LCPI.

(a) Impairment and Voting. LCPI Class 1 is impaired by the Plan. Each holder of an Allowed Claim in LCPI Class 1 is entitled to vote to accept or reject the Plan.

(b) Distributions. Except to the extent that the holder of an Allowed Claim in LCPI Class 1 agrees to less favorable treatment or has been paid by or on behalf of LCPI on account of such Claim prior to the Effective Date, on the later of the Effective Date and the date such Claim becomes Allowed, or as soon thereafter as is practicable, each holder of an Allowed Claim in LCPI Class 1 shall be paid by LCPI in Cash in full.

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5.2 LCPI Class 2 – Secured Claims against LCPI.

(a) Impairment and Voting. LCPI Class 2 is impaired by the Plan. Each holder of an Allowed Claim in LCPI Class 2 is entitled to vote to accept or reject the Plan.

(b) Distributions. Except to the extent that the holder of an Allowed Claim in LCPI Class 2 agrees to less favorable treatment, each holder of an Allowed Claim in LCPI Class 2 shall be satisfied by, at the option of LCPI: (i) payment in Cash by LCPI in full on the later of the Effective Date and the date such Claim becomes Allowed, or as soon thereafter as is practicable; (ii) the sale or disposition proceeds of the Collateral securing such Allowed Claim to the extent of the value of the Collateral securing such Allowed Claim; (iii) surrender to the holder of such Allowed Claim of the Collateral securing such Allowed Claim; or (iv) such treatment that leaves unaltered the legal, equitable, and contractual rights to which the holder of the Allowed Claim is entitled. In the event an Allowed Claim in LCPI Class 2 is treated under clause (i) or (ii) above, the Liens securing such Claim shall be deemed released and extinguished without further order of the Bankruptcy Court.

5.3 LCPI Class 3 – Convenience Claims against LCPI.

(a) Impairment and Voting. LCPI Class 3 is impaired by the Plan. Each holder of an Allowed Claim in LCPI Class 3 is entitled to vote to accept or reject the Plan.

(b) Distributions. Each holder of an Allowed Claim in LCPI Class 3 shall receive Cash from LCPI in an amount equal to .60 multiplied by the amount of such Claim, in full and complete satisfaction of such Allowed Claim, on the later of the Effective Date and the date such Claim becomes an Allowed Claim, or as soon thereafter as is practicable.

5.4 LCPI Class 4A – General Unsecured Claims other than those of Designated Entities against LCPI.

(a) Impairment and Voting. LCPI Class 4A is impaired by the Plan. Each holder of an Allowed Claim in LCPI Class 4A is entitled to vote to accept or reject the Plan.

(b) Distributions. Each holder of an Allowed Claim in LCPI Class 4A shall receive its Pro Rata Share (i) from LCPI of (A) Available Cash; provided, however, that the applicable Plan Adjustment Percentage of such Distribution shall be automatically redistributed pursuant to Section 6.5(a) of the Plan, and (B) the Excess Plan Adjustment Portion with respect to LCPI Class 4A, and (ii) the LCPI Settlement Amount.

5.5 LCPI Class 4B – General Unsecured Claims of Designated Entities against LCPI.

(a) Impairment and Voting. LCPI Class 4B is impaired by the Plan. Each holder of an Allowed Claim in LCPI Class 4B is entitled to vote to accept or reject the Plan.

(b) Distributions. Subject to Sections 6.5(g) or 6.5(h), each holder of an Allowed Claim in LCPI Class 4B shall receive from LCPI its Pro Rata Share of (i) Available Cash; provided, however, that the applicable Plan Adjustment Percentage of such Distribution

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shall be automatically redistributed pursuant to Section 6.5(a) of the Plan, and (ii) the Excess Plan Adjustment Portion with respect to LCPI Class 4B.

5.6 LCPI Class 5A – Affiliate Claims of LBHI against LCPI.

(a) Impairment and Voting. LCPI Class 5A is impaired by the Plan. LBHI is entitled to vote to accept or reject the Plan.

(b) Distributions. Subject to Sections 6.5(b) and 6.5(c) of the Plan, LBHI shall receive from LCPI (i) its Pro Rata Share of Available Cash; provided, however, that the LCPI Settlement Amount shall be automatically redistributed pursuant to Section 6.5(e) of the Plan, and (ii) the Excess LCPI Settlement Amount.

5.7 LCPI Class 5B – Affiliate Claims of Participating Subsidiary Debtors against LCPI.

(a) Impairment and Voting. LCPI Class 5B is impaired by the Plan. Each holder of an Allowed Claim in LCPI Class 5B is entitled to vote to accept or reject the Plan.

(b) Distributions. Subject to Section 6.5(b) of the Plan, each holder of an Allowed Claim in LCPI Class 5B shall receive from LCPI its Pro Rata Share of (i) Available Cash; provided, however, that the applicable Plan Adjustment Percentage of such Distribution shall be automatically redistributed pursuant to Section 6.5(a) of the Plan, and (ii) the Excess Plan Adjustment Portion with respect to LCPI Class 5B.

5.8 LCPI Class 5C – Affiliate Claims other than those of Participating Debtors against LCPI.

(a) Impairment and Voting. LCPI Class 5C is impaired by the Plan. Each holder of an Allowed Claim in LCPI Class 5C is entitled to vote to accept or reject the Plan.

(b) Distributions. Subject to Section 6.5(b) of the Plan, each holder of an Allowed Claim in LCPI Class 5C shall receive from LCPI its Pro Rata Share of (i) Available Cash; provided, however, that the applicable Plan Adjustment Percentage of such Distribution shall be automatically redistributed pursuant to Section 6.5(a) of the Plan, and (ii) the Excess Plan Adjustment Portion with respect to LCPI Class 5C.

5.9 LCPI Class 6 – Equity Interests in LCPI.

(a) Impairment and Voting. LCPI Class 6 is impaired by the Plan. Each holder of an Equity Interest in LCPI Class 6 is not entitled to vote to accept or reject the Plan and is conclusively deemed to have rejected the Plan.

(b) Distributions. Equity Interests in LCPI shall be cancelled if and when LCPI is dissolved in accordance with Section 7.4 of the Plan. Each holder of an Equity Interest in LCPI shall neither receive nor retain any Property of the Estate or direct interest in Property of the Estate of LCPI on account of such Equity Interests thereafter; provided, however, that in the event that all Allowed Claims against LCPI have been satisfied in full in accordance with the

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Bankruptcy Code and the Plan, each holder of an Equity Interest in LCPI may receive its Pro Rata Share of any remaining assets in LCPI.

5.10 LBCS Class 1 – Priority Non-Tax Claims against LBCS.

(a) Impairment and Voting. LBCS Class 1 is impaired by the Plan. Each holder of an Allowed Claim in LBCS Class 1 is entitled to vote to accept or reject the Plan.

(b) Distributions. Except to the extent that the holder of an Allowed Claim in LBCS Class 1 agrees to less favorable treatment or has been paid by or on behalf of LBCS on account of such Claim prior to the Effective Date, on the later of the Effective Date and the date such Claim becomes Allowed, or as soon thereafter as is practicable, each holder of an Allowed Claim in LBCS Class 1 shall be paid by LBCS in Cash in full.

5.11 LBCS Class 2 – Secured Claims against LBCS.

(a) Impairment and Voting. LBCS Class 2 is impaired by the Plan. Each holder of an Allowed Claim in LBCS Class 2 is entitled to vote to accept or reject the Plan.

(b) Distributions. Except to the extent that the holder of an Allowed Claim in LBCS Class 2 agrees to less favorable treatment, each holder of an Allowed Claim in LBCS Class 2 shall be satisfied by, at the option of LBCS: (i) payment in Cash by LBCS in full on the later of the Effective Date and the date such Claim becomes Allowed, or as soon thereafter as is practicable; (ii) the sale or disposition proceeds of the Collateral securing such Allowed Claim to the extent of the value of the Collateral securing such Allowed Claim; (iii) surrender to the holder of such Allowed Claim of the Collateral securing such Allowed Claim; or (iv) such treatment that leaves unaltered the legal, equitable, and contractual rights to which the holder of the Allowed Claim is entitled. In the event an Allowed Claim in LBCS Class 2 is treated under clause (i) or (ii) above, the Liens securing such Claim shall be deemed released and extinguished without further order of the Bankruptcy Court.

5.12 LBCS Class 3 – Convenience Claims against LBCS.

(a) Impairment and Voting. LBCS Class 3 is impaired by the Plan. Each holder of an Allowed Claim in LBCS Class 3 is entitled to vote to accept or reject the Plan.

(b) Distributions. Each holder of an Allowed Claim in LBCS Class 3 shall receive Cash from LBCS in an amount equal to .55 multiplied by the amount of such Claim, in full and complete satisfaction of such Allowed Claim, on the later of the Effective Date and the date such Claim becomes an Allowed Claim, or as soon thereafter as is practicable.

5.13 LBCS Class 4 – General Unsecured Claims against LBCS.

(a) Impairment and Voting. LBCS Class 4 is impaired by the Plan. Each holder of an Allowed Claim in LBCS Class 4 is entitled to vote to accept or reject the Plan.

(b) Distributions. Each holder of an Allowed Claim in LBCS Class 4 shall receive from LBCS its Pro Rata Share of (i) Available Cash; provided, however, that the

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applicable Plan Adjustment Percentage of such Distribution shall be automatically redistributed pursuant to Section 6.5(a) of the Plan, and (ii) the Excess Plan Adjustment Portion with respect to LBCS Class 4.

5.14 LBCS Class 5A – Affiliate Claims of LBHI against LBCS.

(a) Impairment and Voting. LBCS Class 5A is impaired by the Plan. LBHI is entitled to vote to accept or reject the Plan.

(b) Distributions. Subject to Sections 6.5(b) and 6.5(c) of the Plan, LBHI shall receive its Pro Rata Share of Available Cash from LBCS.

5.15 LBCS Class 5B – Affiliate Claims of Participating Subsidiary Debtors against LBCS.

(a) Impairment and Voting. LBCS Class 5B is impaired by the Plan. Each holder of an Allowed Claim in LBCS Class 5B is entitled to vote to accept or reject the Plan.

(b) Distributions. Subject to Section 6.5(b) of the Plan, each holder of an Allowed Claim in LBCS Class 5B shall receive from LBCS its Pro Rata Share of (i) Available Cash; provided, however, that the applicable Plan Adjustment Percentage of such Distribution shall be automatically redistributed pursuant to Section 6.5(a) of the Plan, and (ii) the Excess Plan Adjustment Portion with respect to LBCS Class 5B.

5.16 LBCS Class 5C – Affiliate Claims other than those of Participating Debtors against LBCS.

(a) Impairment and Voting. LBCS Class 5C is impaired by the Plan. Each holder of an Allowed Claim in LBCS Class 5C is entitled to vote to accept or reject the Plan.

(b) Distributions. Subject to Section 6.5(b) of the Plan, each holder of an Allowed Claim in LBCS Class 5C shall receive from LBCS its Pro Rata Share of (i) Available Cash; provided, however, that the applicable Plan Adjustment Percentage of such Distribution shall be automatically redistributed pursuant to Section 6.5(a) of the Plan, and (ii) the Excess Plan Adjustment Portion with respect to LBCS Class 5C.

5.17 LBCS Class 6 – Equity Interests in LBCS.

(a) Impairment and Voting. LBCS Class 6 is impaired by the Plan. Each holder of an Equity Interest in LBCS Class 6 is not entitled to vote to accept or reject the Plan and is conclusively deemed to have rejected the Plan.

(b) Distributions. Equity Interests in LBCS shall be cancelled if and when LBCS is dissolved in accordance with Section 7.4 of the Plan. Each holder of an Equity Interest in LBCS shall neither receive nor retain any Property of the Estate or direct interest in Property of the Estate of LBCS on account of such Equity Interests thereafter; provided, however, that in the event that all Allowed Claims against LBCS have been satisfied in full in accordance with

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the Bankruptcy Code and the Plan, each holder of an Equity Interest in LBCS may receive its Pro Rata Share of any remaining assets in LBCS.

5.18 LBSF Class 1 – Priority Non-Tax Claims against LBSF.

(a) Impairment and Voting. LBSF Class 1 is impaired by the Plan. Each holder of an Allowed Claim in LBSF Class 1 is entitled to vote to accept or reject the Plan.

(b) Distributions. Except to the extent that the holder of an Allowed Claim in LBSF Class 1 agrees to less favorable treatment or has been paid by or on behalf of LBSF on account of such Claim prior to the Effective Date, on the later of the Effective Date and the date such Claim becomes Allowed, or as soon thereafter as is practicable, each holder of an Allowed Claim in LBSF Class 1 shall be paid by LBSF in Cash in full.

5.19 LBSF Class 2 – Secured Claims against LBSF.

(a) Impairment and Voting. LBSF Class 2 is impaired by the Plan. Each holder of an Allowed Claim in LBSF Class 2 is entitled to vote to accept or reject the Plan.

(b) Distributions. Except to the extent that the holder of an Allowed Claim in LBSF Class 2 agrees to less favorable treatment, each holder of an Allowed Claim in LBSF Class 2 shall be satisfied by, at the option of LBSF: (i) payment in Cash by LBSF in full on the later of the Effective Date and the date such Claim becomes Allowed, or as soon thereafter as is practicable; (ii) the sale or disposition proceeds of the Collateral securing such Allowed Claim to the extent of the value of the Collateral securing such Allowed Claim; (iii) surrender to the holder of such Allowed Claim of the Collateral securing such Allowed Claim; or (iv) such treatment that leaves unaltered the legal, equitable, and contractual rights to which the holder of the Allowed Claim is entitled. In the event an Allowed Claim in LBSF Class 2 is treated under clause (i) or (ii) above, the Liens securing such Claim shall be deemed released and extinguished without further order of the Bankruptcy Court.

5.20 LBSF Class 3 – Convenience Claims against LBSF.

(a) Impairment and Voting. LBSF Class 3 is impaired by the Plan. Each holder of an Allowed Claim in LBSF Class 3 is entitled to vote to accept or reject the Plan.

(b) Distributions. Each holder of an Allowed Claim in LBSF Class 3 shall receive Cash from LBSF in an amount equal to .32 multiplied by the amount of such Claim, in full and complete satisfaction of such Allowed Claim, on the later of the Effective Date and the date such Claim becomes an Allowed Claim, or as soon thereafter as is practicable.

5.21 LBSF Class 4A – General Unsecured Claims other than those of the Racers Trusts against LBSF.

(a) Impairment and Voting. LBSF Class 4A is impaired by the Plan. Each holder of an Allowed Claim in LBSF Class 4A is entitled to vote to accept or reject the Plan.

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(b) Distributions. Each holder of an Allowed Claim in LBSF Class 4A shall receive its Pro Rata Share (i) from LBSF of (A) Available Cash; provided, however, that the applicable Plan Adjustment Percentage of such Distribution shall be automatically redistributed pursuant to Section 6.5(a) of the Plan, (B) the Excess Plan Adjustment Portion with respect to LBSF Class 4A, and (C) the LBSF Additional Settlement Amount, and (ii) the LBSF Settlement Amount.

5.22 LBSF Class 4B – General Unsecured Claims of the Racers Trusts against LBSF.

(a) Impairment and Voting. LBSF Class 4B is impaired by the Plan. Each holder of an Allowed Claim in LBSF Class 4B is entitled to vote to accept or reject the Plan.

(b) Distributions. Subject to Sections 6.5(d) and 6.5(g) of the Plan, each holder of an Allowed Claim in LBSF Class 4B shall receive from LBSF its Pro Rata Share of (i) Available Cash; provided, however, that the Racers Adjustment shall be automatically redistributed pursuant to Section 6.5(a) of the Plan, and (ii) the Excess Plan Adjustment Portion with respect to LBSF Class 4B.

5.23 LBSF Class 5A – Affiliate Claims of LBHI against LBSF.

(a) Impairment and Voting. LBSF Class 5A is impaired by the Plan. LBHI is entitled to vote to accept or reject the Plan.

(b) Distributions. Subject to Sections 6.5(b), 6.5(c) and 6.5(d) of the Plan, LBHI shall receive from LBSF (i) its Pro Rata Share of Available Cash; provided, however, that the LBSF Settlement Amount shall be automatically redistributed pursuant to Section 6.5(f) of the Plan, and (ii) the Excess LBSF Settlement Amount.

5.24 LBSF Class 5B – Affiliate Claims of Participating Subsidiary Debtors against LBSF.

(a) Impairment and Voting. LBSF Class 5B is impaired by the Plan. Each holder of an Allowed Claim in LBSF Class 5B is entitled to vote to accept or reject the Plan.

(b) Distributions. Subject to Sections 6.5(b) and 6.5(d) of the Plan, each holder of an Allowed Claim in LBSF Class 5B shall receive from LBSF its Pro Rata Share of (i) Available Cash; provided, however, that the applicable Plan Adjustment Percentage of such Distribution shall be automatically redistributed pursuant to Section 6.5(a) of the Plan, and (ii) the Excess Plan Adjustment Portion with respect to LBSF Class 5B.

5.25 LBSF Class 5C – Affiliate Claims other than those of Participating Debtors against LBSF.

(a) Impairment and Voting. LBSF Class 5C is impaired by the Plan. Each holder of an Allowed Claim in LBSF Class 5C is entitled to vote to accept or reject the Plan.

(b) Distributions. Subject to Section 6.5(b) of the Plan, each holder of an Allowed Claim in LBSF Class 5C shall receive from LBSF its Pro Rata Share of (i) Available

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Cash; provided, however, that the applicable Plan Adjustment Percentage of such Distribution shall be automatically redistributed pursuant to Section 6.5(a) of the Plan, (ii) the Excess Plan Adjustment Portion with respect to LBSF Class 5C and (iii) the LBSF Additional Settlement Amount.

5.26 LBSF Class 6 – Equity Interests in LBSF.

(a) Impairment and Voting. LBSF Class 6 is impaired by the Plan. Each holder of an Equity Interest in LBSF Class 6 is not entitled to vote to accept or reject the Plan and is conclusively deemed to have rejected the Plan.

(b) Distributions. Equity Interests in LBSF shall be cancelled if and when LBSF is dissolved in accordance with Section 7.4 of the Plan. Each holder of an Equity Interest in LBSF shall neither receive nor retain any Property of the Estate or direct interest in Property of the Estate of LBSF on account of such Equity Interests thereafter; provided, however, that in the event that all Allowed Claims against LBSF have been satisfied in full in accordance with the Bankruptcy Code and the Plan, each holder of an Equity Interest in LBSF may receive its Pro Rata Share of any remaining assets in LBSF.

5.27 LOTC Class 1 – Priority Non-Tax Claims against LOTC.

(a) Impairment and Voting. LOTC Class 1 is impaired by the Plan. Each holder of an Allowed Claim in LOTC Class 1 is entitled to vote to accept or reject the Plan.

(b) Distributions. Except to the extent that the holder of an Allowed Claim in LOTC Class 1 agrees to less favorable treatment or has been paid by or on behalf of LOTC on account of such Claim prior to the Effective Date, on the later of the Effective Date and the date such Claim becomes Allowed, or as soon thereafter as is practicable, each holder of an Allowed Claim in LOTC Class 1 shall be paid by LOTC in Cash in full.

5.28 LOTC Class 2 – Secured Claims against LOTC.

(a) Impairment and Voting. LOTC Class 2 is impaired by the Plan. Each holder of an Allowed Claim in LOTC Class 2 is entitled to vote to accept or reject the Plan.

(b) Distributions. Except to the extent that the holder of an Allowed Claim in LOTC Class 2 agrees to less favorable treatment, each holder of an Allowed Claim in LOTC Class 2 shall be satisfied by, at the option of LOTC: (i) payment in Cash by LOTC in full on the later of the Effective Date and the date such Claim becomes Allowed, or as soon thereafter as is practicable; (ii) the sale or disposition proceeds of the Collateral securing such Allowed Claim to the extent of the value of the Collateral securing such Allowed Claim; (iii) surrender to the holder of such Allowed Claim of the Collateral securing such Allowed Claim; or (iv) such treatment that leaves unaltered the legal, equitable, and contractual rights to which the holder of the Allowed Claim is entitled. In the event an Allowed Claim in LOTC Class 2 is treated under clause (i) or (ii) above, the Liens securing such Claim shall be deemed released and extinguished without further order of the Bankruptcy Court.

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5.29 LOTC Class 3 – Convenience Claims against LOTC.

(a) Impairment and Voting. LOTC Class 3 is impaired by the Plan. Each holder of an Allowed Claim in LOTC Class 3 is entitled to vote to accept or reject the Plan.

(b) Distributions. Each holder of an Allowed Claim in LOTC Class 3 shall receive Cash from LOTC in an amount equal to .34 multiplied by the amount of such Claim, in full and complete satisfaction of such Allowed Claim, on the later of the Effective Date and the date such Claim becomes an Allowed Claim, or as soon thereafter as is practicable.

5.30 LOTC Class 4 – General Unsecured Claims against LOTC.

(a) Impairment and Voting. LOTC Class 4 is impaired by the Plan. Each holder of an Allowed Claim in LOTC Class 4 is entitled to vote to accept or reject the Plan.

(b) Distributions. Each holder of an Allowed Claim in LOTC Class 4 shall receive from LOTC its Pro Rata Share of (i) Available Cash; provided, however, that the applicable Plan Adjustment Percentage of such Distribution shall be automatically redistributed pursuant to Section 6.5(a) of the Plan, and (ii) the Excess Plan Adjustment Portion with respect to LOTC Class 4.

5.31 LOTC Class 5A – Affiliate Claims of LBHI against LOTC.

(a) Impairment and Voting. LOTC Class 5A is impaired by the Plan. LBHI is entitled to vote to accept or reject the Plan.

(b) Distributions. Subject to Sections 6.5(b) and 6.5(c) of the Plan, LBHI shall receive its Pro Rata Share of Available Cash from LOTC.

5.32 LOTC Class 5B – Affiliate Claims of Participating Subsidiary Debtors against LOTC.

(a) Impairment and Voting. LOTC Class 5B is impaired by the Plan. Each holder of an Allowed Claim in LOTC Class 5B is entitled to vote to accept or reject the Plan.

(b) Distributions. Subject to Section 6.5(b) of the Plan, each holder of an Allowed Claim in LOTC Class 5B shall receive from LOTC its Pro Rata Share of (i) Available Cash; provided, however, that the applicable Plan Adjustment Percentage of such Distribution shall be automatically redistributed pursuant to Section 6.5(a) of the Plan, and (ii) the Excess Plan Adjustment Portion with respect to LOTC Class 5B.

5.33 LOTC Class 5C – Affiliate Claims other than those of Participating Debtors against LOTC.

(a) Impairment and Voting. LOTC Class 5C is impaired by the Plan. Each holder of an Allowed Claim in LOTC Class 5C is entitled to vote to accept or reject the Plan.

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(b) Distributions. Subject to Section 6.5(b) of the Plan, each holder of an Allowed Claim in LOTC Class 5C shall receive from LOTC its Pro Rata Share of (i) Available Cash; provided, however, that the applicable Plan Adjustment Percentage of such Distribution shall be automatically redistributed pursuant to Section 6.5(a) of the Plan, and (ii) the Excess Plan Adjustment Portion with respect to LOTC Class 5C.

5.34 LOTC Class 6 – Equity Interests in LOTC.

(a) Impairment and Voting. LOTC Class 6 is impaired by the Plan. Each holder of an Equity Interest in LOTC Class 6 is not entitled to vote to accept or reject the Plan and is conclusively deemed to have rejected the Plan.

(b) Distributions. Equity Interests in LOTC shall be cancelled if and when LOTC is dissolved in accordance with Section 7.4 of the Plan. Each holder of an Equity Interest in LOTC shall neither receive nor retain any Property of the Estate or direct interest in Property of the Estate of LOTC on account of such Equity Interests thereafter; provided, however, that in the event that all Allowed Claims against LOTC have been satisfied in full in accordance with the Bankruptcy Code and the Plan, each holder of an Equity Interest in LOTC may receive its Pro Rata Share of any remaining assets in LOTC.

5.35 LBCC Class 1 – Priority Non-Tax Claims against LBCC.

(a) Impairment and Voting. LBCC Class 1 is impaired by the Plan. Each holder of an Allowed Claim in LBCC Class 1 is entitled to vote to accept or reject the Plan.

(b) Distributions. Except to the extent that the holder of an Allowed Claim in LBCC Class 1 agrees to less favorable treatment or has been paid by or on behalf of LBCC on account of such Claim prior to the Effective Date, on the later of the Effective Date and the date such Claim becomes Allowed, or as soon thereafter as is practicable, each holder of an Allowed Claim in LBCC Class 1 shall be paid by LBCC in Cash in full.

5.36 LBCC Class 2 – Secured Claims against LBCC.

(a) Impairment and Voting. LBCC Class 2 is impaired by the Plan. Each holder of an Allowed Claim in LBCC Class 2 is entitled to vote to accept or reject the Plan.

(b) Distributions. Except to the extent that the holder of an Allowed Claim in LBCC Class 2 agrees to less favorable treatment, each holder of an Allowed Claim in LBCC Class 2 shall be satisfied by, at the option of LBCC: (i) payment in Cash by LBCC in full on the later of the Effective Date and the date such Claim becomes Allowed, or as soon thereafter as is practicable; (ii) the sale or disposition proceeds of the Collateral securing such Allowed Claim to the extent of the value of the Collateral securing such Allowed Claim; (iii) surrender to the holder of such Allowed Claim of the Collateral securing such Allowed Claim; or (iv) such treatment that leaves unaltered the legal, equitable, and contractual rights to which the holder of the Allowed Claim is entitled. In the event an Allowed Claim in LBCC Class 2 is treated under clause (i) or (ii) above, the Liens securing such Claim shall be deemed released and extinguished without further order of the Bankruptcy Court.

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5.37 LBCC Class 3 – Convenience Claims against LBCC.

(a) Impairment and Voting. LBCC Class 3 is impaired by the Plan. Each holder of an Allowed Claim in LBCC Class 3 is entitled to vote to accept or reject the Plan.

(b) Distributions. Each holder of an Allowed Claim in LBCC Class 3 shall receive Cash from LBCC in an amount equal to .40 multiplied by the amount of such Claim, in full and complete satisfaction of such Allowed Claim, on the later of the Effective Date and the date such Claim becomes an Allowed Claim, or as soon thereafter as is practicable.

5.38 LBCC Class 4 – General Unsecured Claims against LBCC.

(a) Impairment and Voting. LBCC Class 4 is impaired by the Plan. Each holder of an Allowed Claim in LBCC Class 4 is entitled to vote to accept or reject the Plan.

(b) Distributions. Each holder of an Allowed Claim in LBCC Class 4 shall receive from LBCC its Pro Rata Share of (i) Available Cash; provided, however, that the applicable Plan Adjustment Percentage of such Distribution shall be automatically redistributed pursuant to Section 6.5(a) of the Plan, and (ii) the Excess Plan Adjustment Portion with respect to LBCC Class 4.

5.39 LBCC Class 5A – Affiliate Claims of LBHI against LBCC.

(a) Impairment and Voting. LBCC Class 5A is impaired by the Plan. LBHI is entitled to vote to accept or reject the Plan.

(b) Distributions. Subject to Sections 6.5(b) and 6.5(c) of the Plan, LBHI shall receive its Pro Rata Share of Available Cash from LBCC.

5.40 LBCC Class 5B – Affiliate Claims of Participating Subsidiary Debtors against LBCC.

(a) Impairment and Voting. LBCC Class 5B is impaired by the Plan. Each holder of an Allowed Claim in LBCC Class 5B is entitled to vote to accept or reject the Plan.

(b) Distributions. Subject to Section 6.5(b) of the Plan, each holder of an Allowed Claim in LBCC Class 5B shall receive from LBCC its Pro Rata Share of (i) Available Cash; provided, however, that the applicable Plan Adjustment Percentage of such Distribution shall be automatically redistributed pursuant to Section 6.5(a) of the Plan, and (ii) the Excess Plan Adjustment Portion with respect to LBCC Class 5B.

5.41 LBCC Class 5C – Affiliate Claims other than those of Participating Debtors against LBCC.

(a) Impairment and Voting. LBCC Class 5C is impaired by the Plan. Each holder of an Allowed Claim in LBCC Class 5C is entitled to vote to accept or reject the Plan.

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(b) Distributions. Subject to Section 6.5(b) of the Plan, each holder of an Allowed Claim in LBCC Class 5C shall receive from LBCC its Pro Rata Share of (i) Available Cash; provided, however, that the applicable Plan Adjustment Percentage of such Distribution shall be automatically redistributed pursuant to Section 6.5(a) of the Plan, and (ii) the Excess Plan Adjustment Portion with respect to LBCC Class 5C.

5.42 LBCC Class 6 – Equity Interests in LBCC.

(a) Impairment and Voting. LBCC Class 6 is impaired by the Plan. Each holder of an Equity Interest in LBCC Class 6 is not entitled to vote to accept or reject the Plan and is conclusively deemed to have rejected the Plan.

(b) Distributions. Equity Interests in LBCC shall be cancelled if and when LBCC is dissolved in accordance with Section 7.4 of the Plan. Each holder of an Equity Interest in LBCC shall neither receive nor retain any Property of the Estate or direct interest in Property of the Estate of LBCC on account of such Equity Interests thereafter; provided, however, that in the event that all Allowed Claims against LBCC have been satisfied in full in accordance with the Bankruptcy Code and the Plan, each holder of an Equity Interest in LBCC may receive its Pro Rata Share of any remaining assets in LBCC.

5.43 LBDP Class 1 – Priority Non-Tax Claims against LBDP.

(a) Impairment and Voting. LBDP Class 1 is impaired by the Plan. Each holder of an Allowed Claim in LBDP Class 1 is entitled to vote to accept or reject the Plan.

(b) Distributions. Except to the extent that the holder of an Allowed Claim in LBDP Class 1 agrees to less favorable treatment or has been paid by or on behalf of LBDP on account of such Claim prior to the Effective Date, on the later of the Effective Date and the date such Claim becomes Allowed, or as soon thereafter as is practicable, each holder of an Allowed Claim in LBDP Class 1 shall be paid by LBDP in Cash in full.

5.44 LBDP Class 2 – Secured Claims against LBDP.

(a) Impairment and Voting. LBDP Class 2 is impaired by the Plan. Each holder of an Allowed Claim in LBDP Class 2 is entitled to vote to accept or reject the Plan.

(b) Distributions. Except to the extent that the holder of an Allowed Claim in LBDP Class 2 agrees to less favorable treatment, each holder of an Allowed Claim in LBDP Class 2 shall be satisfied by, at the option of LBDP: (i) payment in Cash by LBDP in full on the later of the Effective Date and the date such Claim becomes Allowed, or as soon thereafter as is practicable; (ii) the sale or disposition proceeds of the Collateral securing such Allowed Claim to the extent of the value of the Collateral securing such Allowed Claim; (iii) surrender to the holder of such Allowed Claim of the Collateral securing such Allowed Claim; or (iv) such treatment that leaves unaltered the legal, equitable, and contractual rights to which the holder of the Allowed Claim is entitled. In the event an Allowed Claim in LBDP Class 2 is treated under clause (i) or (ii) above, the Liens securing such Claim shall be deemed released and extinguished without further order of the Bankruptcy Court.

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5.45 LBDP Class 3 – General Unsecured Claims against LBDP.

(a) Impairment and Voting. LBDP Class 3 is impaired by the Plan. Each holder of an Allowed Claim in LBDP Class 3 is entitled to vote to accept or reject the Plan.

(b) Distributions. Each holder of an Allowed Claim in LBDP Class 3 shall receive its Pro Rata Share of Available Cash from LBDP.

5.46 LBDP Class 4A – Affiliate Claims of LBHI against LBDP.

(a) Impairment and Voting. LBHI is entitled to vote to accept or reject the Plan.

(b) Distributions. Subject to Sections 6.5(b) and 6.5(c) of the Plan, LBHI shall receive its Pro Rata Share of Available Cash from LBDP.

5.47 LBDP Class 4B – Affiliate Claims other than those of LBHI against LBDP.

(a) Impairment and Voting. LBDP Class 4B is impaired by the Plan. Each holder of an Allowed Claim in LBDP Class 4B is entitled to vote to accept or reject the Plan.

(b) Distributions. Subject to Section 6.5(b) of the Plan, each holder of an Allowed Claim in LBDP Class 4B shall receive its Pro Rata Share of Available Cash from LBDP.

5.48 LBDP Class 5 – Equity Interests in LBDP.

(a) Impairment and Voting. LBDP Class 5 is impaired by the Plan. Each holder of an Equity Interest in LBDP Class 5 is not entitled to vote to accept or reject the Plan and is conclusively deemed to have rejected the Plan.

(b) Distributions. Equity Interests in LBDP shall be cancelled if and when LBDP is dissolved in accordance with Section 7.4 of the Plan. Each holder of an Equity Interest in LBDP shall neither receive nor retain any Property of the Estate or direct interest in Property of the Estate of LBDP on account of such Equity Interests thereafter; provided, however, that in the event that all Allowed Claims against LBDP have been satisfied in full in accordance with the Bankruptcy Code and the Plan, each holder of an Equity Interest in LBDP may receive its Pro Rata Share of any remaining assets in LBDP.

5.49 LBFP Class 1 – Priority Non-Tax Claims against LBFP.

(a) Impairment and Voting. LBFP Class 1 is impaired by the Plan. Each holder of an Allowed Claim in LBFP Class 1 is entitled to vote to accept or reject the Plan.

(b) Distributions. Except to the extent that the holder of an Allowed Claim in LBFP Class 1 agrees to less favorable treatment or has been paid by or on behalf of LBFP on account of such Claim prior to the Effective Date, on the later of the Effective Date and the date

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such Claim becomes Allowed, or as soon thereafter as is practicable, each holder of an Allowed Claim in LBFP Class 1 shall be paid by LBFP in Cash in full.

5.50 LBFP Class 2 – Secured Claims against LBFP.

(a) Impairment and Voting. LBFP Class 2 is impaired by the Plan. Each holder of an Allowed Claim in LBFP Class 2 is entitled to vote to accept or reject the Plan.

(b) Distributions. Except to the extent that the holder of an Allowed Claim in LBFP Class 2 agrees to less favorable treatment, each holder of an Allowed Claim in LBFP Class 2 shall be satisfied by, at the option of LBFP: (i) payment in Cash by LBFP in full on the later of the Effective Date and the date such Claim becomes Allowed, or as soon thereafter as is practicable; (ii) the sale or disposition proceeds of the Collateral securing such Allowed Claim to the extent of the value of the Collateral securing such Allowed Claim; (iii) surrender to the holder of such Allowed Claim of the Collateral securing such Allowed Claim; or (iv) such treatment that leaves unaltered the legal, equitable, and contractual rights to which the holder of the Allowed Claim is entitled. In the event an Allowed Claim in LBFP Class 2 is treated under clause (i) or (ii) above, the Liens securing such Claim shall be deemed released and extinguished without further order of the Bankruptcy Court.

5.51 LBFP Class 3 – General Unsecured Claims against LBFP.

(a) Impairment and Voting. LBFP Class 3 is impaired by the Plan. Each holder of an Allowed Claim in LBFP Class 3 is entitled to vote to accept or reject the Plan.

(b) Distributions. Each holder of an Allowed Claim in LBFP Class 3 shall receive its Pro Rata Share of Available Cash from LBFP.

5.52 LBFP Class 4A – Affiliate Claims of LBHI against LBFP.

(a) Impairment and Voting. LBFP Class 4A is impaired by the Plan. LBHI is entitled to vote to accept or reject the Plan.

(b) Distributions. Subject to Sections 6.5(b) and 6.5(c) of the Plan, LBHI shall receive its Pro Rata Share of Available Cash from LBFP.

5.53 LBFP Class 4B – Affiliate Claims other than those of LBHI against LBFP.

(a) Impairment and Voting. LBFP Class 4B is impaired by the Plan. Each holder of an Allowed Claim in LBFP Class 4B is entitled to vote to accept or reject the Plan.

(b) Distributions. Subject to Section 6.5(b) of the Plan, each holder of an Allowed Claim in LBFP Class 4B shall receive its Pro Rata Share of Available Cash from LBFP.

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5.54 LBFP Class 5 – Equity Interests in LBFP.

(a) Impairment and Voting. LBFP Class 5 is impaired by the Plan. Each holder of an Equity Interest in LBFP Class 5 is not entitled to vote to accept or reject the Plan and is conclusively deemed to have rejected the Plan.

(b) Distributions. Equity Interests in LBFP shall be cancelled if and when LBFP is dissolved in accordance with Section 7.4 of the Plan. Each holder of an Equity Interest in LBFP shall neither receive nor retain any Property of the Estate or direct interest in Property of the Estate of LBFP on account of such Equity Interests thereafter; provided, however, that in the event that all Allowed Claims against LBFP have been satisfied in full in accordance with the Bankruptcy Code and the Plan, each holder of an Equity Interest in LBFP may receive its Pro Rata Share of any remaining assets in LBFP.

5.55 LB 745 Class 1 – Priority Non-Tax Claims against LB 745.

(a) Impairment and Voting. LB 745 Class 1 is impaired by the Plan. Each holder of an Allowed Claim in LB 745 Class 1 is entitled to vote to accept or reject the Plan.

(b) Distributions. Except to the extent that the holder of an Allowed Claim in LB 745 Class 1 agrees to less favorable treatment or has been paid by or on behalf of LB 745 on account of such Claim prior to the Effective Date, on the later of the Effective Date and the date such Claim becomes Allowed, or as soon thereafter as is practicable, each holder of an Allowed Claim in LB 745 Class 1 shall be paid by LB 745 in Cash in full.

5.56 LB 745 Class 2 – Secured Claims against LB 745.

(a) Impairment and Voting. LB 745 Class 2 is impaired by the Plan. Each holder of an Allowed Claim in LB 745 Class 2 is entitled to vote to accept or reject the Plan.

(b) Distributions. Except to the extent that the holder of an Allowed Claim in LB 745 Class 2 agrees to less favorable treatment, each holder of an Allowed Claim in LB 745 Class 2 shall be satisfied by, at the option of LB 745: (i) payment in Cash by LB 745 in full on the later of the Effective Date and the date such Claim becomes Allowed, or as soon thereafter as is practicable; (ii) the sale or disposition proceeds of the Collateral securing such Allowed Claim to the extent of the value of the Collateral securing such Allowed Claim; (iii) surrender to the holder of such Allowed Claim of the Collateral securing such Allowed Claim; or (iv) such treatment that leaves unaltered the legal, equitable, and contractual rights to which the holder of the Allowed Claim is entitled. In the event an Allowed Claim in LB 745 Class 2 is treated under clause (i) or (ii) above, the Liens securing such Claim shall be deemed released and extinguished without further order of the Bankruptcy Court.

5.57 LB 745 Class 3 – General Unsecured Claims against LB 745.

(a) Impairment and Voting. LB 745 Class 3 is impaired by the Plan. Each holder of an Allowed Claim in LB 745 Class 3 is entitled to vote to accept or reject the Plan.

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(b) Distributions. Each holder of an Allowed Claim in LB 745 Class 3 shall receive its Pro Rata Share of Available Cash from LB 745.

5.58 LB 745 Class 4A – Affiliate Claims of LBHI against LB 745.

(a) Impairment and Voting. LB 745 Class 4A is impaired by the Plan. LBHI is entitled to vote to accept or reject the Plan.

(b) Distributions. Subject to Sections 6.5(b) and 6.5(c) of the Plan, LBHI shall receive its Pro Rata Share of Available Cash from LB 745.

5.59 LB 745 Class 4B – Affiliate Claims other than those of LBHI against LB 745.

(a) Impairment and Voting. LB 745 Class 4B is impaired by the Plan. Each holder of an Allowed Claim in LB 745 Class 4B is entitled to vote to accept or reject the Plan.

(b) Distributions. Subject to Section 6.5(b) of the Plan, each holder of an Allowed Claim in LB 745 Class 4B shall receive its Pro Rata Share of Available Cash from LB 745.

5.60 LB 745 Class 5 – Equity Interests in LB 745.

(a) Impairment and Voting. LB 745 Class 5 is impaired by the Plan. Each holder of an Equity Interest in LB 745 Class 5 is not entitled to vote to accept or reject the Plan and is conclusively deemed to have rejected the Plan.

(b) Distributions. Equity Interests in LB 745 shall be cancelled if and when LB 745 is dissolved in accordance with Section 7.4 of the Plan. Each holder of an Equity Interest in LB 745 shall neither receive nor retain any Property of the Estate or direct interest in Property of the Estate of LB 745 on account of such Equity Interests thereafter; provided, however, that in the event that all Allowed Claims against LB 745 have been satisfied in full in accordance with the Bankruptcy Code and the Plan, each holder of an Equity Interest in LB 745 may receive its Pro Rata Share of any remaining assets in LB 745.

5.61 PAMI Statler Class 1 – Priority Non-Tax Claims against PAMI Statler.

(a) Impairment and Voting. PAMI Statler Class 1 is impaired by the Plan. Each holder of an Allowed Claim in PAMI Statler Class 1 is entitled to vote to accept or reject the Plan.

(b) Distributions. Except to the extent that the holder of an Allowed Claim in PAMI Statler Class 1 agrees to less favorable treatment or has been paid by or on behalf of PAMI Statler on account of such Claim prior to the Effective Date, on the later of the Effective Date and the date such Claim becomes Allowed, or as soon thereafter as is practicable, each holder of an Allowed Claim in PAMI Statler Class 1 shall be paid by PAMI Statler in Cash in full.

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5.62 PAMI Statler Class 2 – Secured Claims against PAMI Statler.

(a) Impairment and Voting. PAMI Statler Class 2 is impaired by the Plan. Each holder of an Allowed Claim in PAMI Statler Class 2 is entitled to vote to accept or reject the Plan.

(b) Distributions. Except to the extent that the holder of an Allowed Claim in PAMI Statler Class 2 agrees to less favorable treatment, each holder of an Allowed Claim in PAMI Statler Class 2 shall be satisfied by, at the option of PAMI Statler: (i) payment in Cash by PAMI Statler in full on the later of the Effective Date and the date such Claim becomes Allowed, or as soon thereafter as is practicable; (ii) the sale or disposition proceeds of the Collateral securing such Allowed Claim to the extent of the value of the Collateral securing such Allowed Claim; (iii) surrender to the holder of such Allowed Claim of the Collateral securing such Allowed Claim; or (iv) such treatment that leaves unaltered the legal, equitable, and contractual rights to which the holder of the Allowed Claim is entitled. In the event an Allowed Claim in PAMI Statler Class 2 is treated under clause (i) or (ii) above, the Liens securing such Claim shall be deemed released and extinguished without further order of the Bankruptcy Court.

5.63 PAMI Statler Class 3 – General Unsecured Claims against PAMI Statler.

(a) Impairment and Voting. PAMI Statler Class 3 is impaired by the Plan. Each holder of an Allowed Claim in PAMI Statler Class 3 is entitled to vote to accept or reject the Plan.

(b) Distributions. Each holder of an Allowed Claim in PAMI Statler Class 3 shall receive its Pro Rata Share of Available Cash from PAMI Statler.

5.64 PAMI Statler Class 4A – Affiliate Claims of LBHI against PAMI Statler.

(a) Impairment and Voting. PAMI Statler Class 4A is impaired by the Plan. LBHI is entitled to vote to accept or reject the Plan.

(b) Distributions. Subject to Sections 6.5(b) and 6.5(c) of the Plan, LBHI shall receive its Pro Rata Share of Available Cash from PAMI Statler.

5.65 PAMI Statler Class 4B – Affiliate Claims other than those of LBHI against PAMI Statler.

(a) Impairment and Voting. PAMI Statler Class 4B is impaired by the Plan. Each holder of an Allowed Claim in PAMI Statler Class 4B is entitled to vote to accept or reject the Plan.

(b) Distributions. Subject to Section 6.5(b) of the Plan, each holder of an Allowed Claim in PAMI Statler Class 4B shall receive its Pro Rata Share of Available Cash from PAMI Statler.

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5.66 PAMI Statler Class 5 – Equity Interests in PAMI Statler.

(a) Impairment and Voting. PAMI Statler Class 5 is impaired by the Plan. Each holder of an Equity Interest in PAMI Statler Class 5 is not entitled to vote to accept or reject the Plan and is conclusively deemed to have rejected the Plan.

(b) Distributions. Equity Interests in PAMI Statler shall be cancelled if and when PAMI Statler is dissolved in accordance with Section 7.4 of the Plan. Each holder of an Equity Interest in PAMI Statler shall neither receive nor retain any Property of the Estate or direct interest in Property of the Estate of PAMI Statler on account of such Equity Interests thereafter; provided, however, that in the event that all Allowed Claims against PAMI Statler have been satisfied in full in accordance with the Bankruptcy Code and the Plan, each holder of an Equity Interest in PAMI Statler may receive its Pro Rata Share of any remaining assets in PAMI Statler.

5.67 CES Class 1 – Priority Non-Tax Claims against CES.

(a) Impairment and Voting. CES Class 1 is impaired by the Plan. Each holder of an Allowed Claim in CES Class 1 is entitled to vote to accept or reject the Plan.

(b) Distributions. Except to the extent that the holder of an Allowed Claim in CES Class 1 agrees to less favorable treatment or has been paid by or on behalf of CES on account of such Claim prior to the Effective Date, on the later of the Effective Date and the date such Claim becomes Allowed, or as soon thereafter as is practicable, each holder of an Allowed Claim in CES Class 1 shall be paid by CES in Cash in full.

5.68 CES Class 2 – Secured Claims against CES.

(a) Impairment and Voting. CES Class 2 is impaired by the Plan. Each holder of an Allowed Claim in CES Class 2 is entitled to vote to accept or reject the Plan.

(b) Distributions. Except to the extent that the holder of an Allowed Claim in CES Class 2 agrees to less favorable treatment, each holder of an Allowed Claim in CES Class 2 shall be satisfied by, at the option of CES: (i) payment in Cash by CES in full on the later of the Effective Date and the date such Claim becomes Allowed, or as soon thereafter as is practicable; (ii) the sale or disposition proceeds of the Collateral securing such Allowed Claim to the extent of the value of the Collateral securing such Allowed Claim; (iii) surrender to the holder of such Allowed Claim of the Collateral securing such Allowed Claim; or (iv) such treatment that leaves unaltered the legal, equitable, and contractual rights to which the holder of the Allowed Claim is entitled. In the event an Allowed Claim in CES Class 2 is treated under clause (i) or (ii) above, the Liens securing such Claim shall be deemed released and extinguished without further order of the Bankruptcy Court.

5.69 CES Class 3 – General Unsecured Claims against CES.

(a) Impairment and Voting. CES Class 3 is impaired by the Plan. Each holder of an Allowed Claim in CES Class 3 is entitled to vote to accept or reject the Plan.

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(b) Distributions. Each holder of an Allowed Claim in CES Class 3 shall receive its Pro Rata Share of Available Cash from CES.

5.70 CES Class 4A – Affiliate Claims of LBHI against CES.

(a) Impairment and Voting. CES Class 4A is impaired by the Plan. LBHI is entitled to vote to accept or reject the Plan.

(b) Distributions. Subject to Sections 6.5(b) and 6.5(c) of the Plan, LBHI shall receive its Pro Rata Share of Available Cash from CES.

5.71 CES Class 4B – Affiliate Claims other than those of LBHI against CES.

(a) Impairment and Voting. CES Class 4B is impaired by the Plan. Each holder of an Allowed Claim in CES Class 4B is entitled to vote to accept or reject the Plan.

(b) Distributions. Subject to Section 6.5(b) of the Plan, each holder of an Allowed Claim in CES Class 4B shall receive its Pro Rata Share of Available Cash from CES.

5.72 CES Class 5 – Equity Interests in CES.

(a) Impairment and Voting. CES Class 5 is impaired by the Plan. Each holder of an Equity Interest in CES Class 5 is not entitled to vote to accept or reject the Plan and is conclusively deemed to have rejected the Plan.

(b) Distributions. Equity Interests in CES shall be cancelled if and when CES is dissolved in accordance with Section 7.4 of the Plan. Each holder of an Equity Interest in CES shall neither receive nor retain any Property of the Estate or direct interest in Property of the Estate of CES on account of such Equity Interests thereafter; provided, however, that in the event that all Allowed Claims against CES have been satisfied in full in accordance with the Bankruptcy Code and the Plan, each holder of an Equity Interest in CES may receive its Pro Rata Share of any remaining assets in CES.

5.73 CES V Class 1 – Priority Non-Tax Claims against CES V.

(a) Impairment and Voting. CES V Class 1 is impaired by the Plan. Each holder of an Allowed Claim in CES V Class 1 is entitled to vote to accept or reject the Plan.

(b) Distributions. Except to the extent that the holder of an Allowed Claim in CES V Class 1 agrees to less favorable treatment or has been paid by or on behalf of CES V on account of such Claim prior to the Effective Date, on the later of the Effective Date and the date such Claim becomes Allowed, or as soon thereafter as is practicable, each holder of an Allowed Claim in CES V Class 1 shall be paid by CES V in Cash in full.

5.74 CES V Class 2 – Secured Claims against CES V.

(a) Impairment and Voting. CES V Class 2 is impaired by the Plan. Each holder of an Allowed Claim in CES V Class 2 is entitled to vote to accept or reject the Plan.

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(b) Distributions. Except to the extent that the holder of an Allowed Claim in CES V Class 2 agrees to less favorable treatment, each holder of an Allowed Claim in CES V Class 2 shall be satisfied by, at the option of CES V: (i) payment in Cash by CES V in full on the later of the Effective Date and the date such Claim becomes Allowed, or as soon thereafter as is practicable; (ii) the sale or disposition proceeds of the Collateral securing such Allowed Claim to the extent of the value of the Collateral securing such Allowed Claim; (iii) surrender to the holder of such Allowed Claim of the Collateral securing such Allowed Claim; or (iv) such treatment that leaves unaltered the legal, equitable, and contractual rights to which the holder of the Allowed Claim is entitled. In the event an Allowed Claim in CES V Class 2 is treated under clause (i) or (ii) above, the Liens securing such Claim shall be deemed released and extinguished without further order of the Bankruptcy Court.

5.75 CES V Class 3 – General Unsecured Claims against CES V.

(a) Impairment and Voting. CES V Class 3 is impaired by the Plan. Each holder of an Allowed Claim in CES V Class 3 is entitled to vote to accept or reject the Plan.

(b) Distributions. Each holder of an Allowed Claim in CES V Class 3 shall receive its Pro Rata Share of Available Cash from CES V.

5.76 CES V Class 4A – Affiliate Claims of LBHI against CES V.

(a) Impairment and Voting. CES V Class 4A is impaired by the Plan. LBHI is entitled to vote to accept or reject the Plan.

(b) Distributions. Subject to Sections 6.5(b) and 6.5(c) of the Plan, LBHI shall receive its Pro Rata Share of Available Cash from CES V.

5.77 CES V Class 4B – Affiliate Claims other than those of LBHI against CES V.

(a) Impairment and Voting. CES V Class 4B is impaired by the Plan. Each holder of an Allowed Claim in CES V Class 4B is entitled to vote to accept or reject the Plan.

(b) Distributions. Subject to Section 6.5(b) of the Plan, each holder of an Allowed Claim in CES V Class 4B shall receive its Pro Rata Share of Available Cash from CES V.

5.78 CES V Class 5 – Equity Interests in CES V.

(a) Impairment and Voting. CES V Class 5 is impaired by the Plan. Each holder of an Equity Interest in CES V Class 5 is not entitled to vote to accept or reject the Plan and is conclusively deemed to have rejected the Plan.

(b) Distributions. Equity Interests in CES V shall be cancelled if and when CES V is dissolved in accordance with Section 7.4 of the Plan. Each holder of an Equity Interest in CES V shall neither receive nor retain any Property of the Estate or direct interest in Property of the Estate of CES V on account of such Equity Interests thereafter; provided, however, that in the event that all Allowed Claims against CES V have been satisfied in full in

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accordance with the Bankruptcy Code and the Plan, each holder of an Equity Interest in CES V may receive its Pro Rata Share of any remaining assets in CES V.

5.79 CES IX Class 1 – Priority Non-Tax Claims against CES IX.

(a) Impairment and Voting. CES IX Class 1 is impaired by the Plan. Each holder of an Allowed Claim in CES IX Class 1 is entitled to vote to accept or reject the Plan.

(b) Distributions. Except to the extent that the holder of an Allowed Claim in CES IX Class 1 agrees to less favorable treatment or has been paid by or on behalf of CES IX on account of such Claim prior to the Effective Date, on the later of the Effective Date and the date such Claim becomes Allowed, or as soon thereafter as is practicable, each holder of an Allowed Claim in CES IX Class 1 shall be paid by CES IX in Cash in full.

5.80 CES IX Class 2 – Secured Claims against CES IX.

(a) Impairment and Voting. CES IX Class 2 is impaired by the Plan. Each holder of an Allowed Claim in CES IX Class 2 is entitled to vote to accept or reject the Plan.

(b) Distributions. Except to the extent that the holder of an Allowed Claim in CES IX Class 2 agrees to less favorable treatment, each holder of an Allowed Claim in CES IX Class 2 shall be satisfied by, at the option of CES IX: (i) payment in Cash by CES IX in full on the later of the Effective Date and the date such Claim becomes Allowed, or as soon thereafter as is practicable; (ii) the sale or disposition proceeds of the Collateral securing such Allowed Claim to the extent of the value of the Collateral securing such Allowed Claim; (iii) surrender to the holder of such Allowed Claim of the Collateral securing such Allowed Claim; or (iv) such treatment that leaves unaltered the legal, equitable, and contractual rights to which the holder of the Allowed Claim is entitled. In the event an Allowed Claim in CES IX Class 2 is treated under clause (i) or (ii) above, the Liens securing such Claim shall be deemed released and extinguished without further order of the Bankruptcy Court.

5.81 CES IX Class 3 – General Unsecured Claims against CES IX.

(a) Impairment and Voting. CES IX Class 3 is impaired by the Plan. Each holder of an Allowed Claim in CES IX Class 3 is entitled to vote to accept or reject the Plan.

(b) Distributions. Each holder of an Allowed Claim in CES IX Class 3 shall receive its Pro Rata Share of Available Cash from CES IX.

5.82 CES IX Class 4A – Affiliate Claims of LBHI against CES IX.

(a) Impairment and Voting. CES IX Class 4A is impaired by the Plan. LBHI is entitled to vote to accept or reject the Plan.

(b) Distributions. Subject to Sections 6.5(b) and 6.5(c) of the Plan, LBHI shall receive its Pro Rata Share of Available Cash from CES IX.

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5.83 CES IX Class 4B – Affiliate Claims other than those of LBHI against CES IX.

(a) Impairment and Voting. CES IX Class 4B is impaired by the Plan. Each holder of an Allowed Claim in CES IX Class 4B is entitled to vote to accept or reject the Plan.

(b) Distributions. Subject to Section 6.5(b) of the Plan, each holder of an Allowed Claim in CES IX Class 4B shall receive its Pro Rata Share of Available Cash from CES IX

5.84 CES IX Class 5 – Equity Interests in CES IX.

(a) Impairment and Voting. CES IX Class 5 is impaired by the Plan. Each holder of an Equity Interest in CES IX Class 5 is not entitled to vote to accept or reject the Plan and is conclusively deemed to have rejected the Plan.

(b) Distributions. Equity Interests in CES IX shall be cancelled if and when CES IX is dissolved in accordance with Section 7.4 of the Plan. Each holder of an Equity Interest in CES IX shall neither receive nor retain any Property of the Estate or direct interest in Property of the Estate of CES IX on account of such Equity Interests thereafter; provided, however, that in the event that all Allowed Claims against CES IX have been satisfied in full in accordance with the Bankruptcy Code and the Plan, each holder of an Equity Interest in CES IX may receive its Pro Rata Share of any remaining assets in CES IX.

5.85 East Dover Class 1 – Priority Non-Tax Claims against East Dover.

(a) Impairment and Voting. East Dover Class 1 is impaired by the Plan. Each holder of an Allowed Claim in East Dover Class 1 is entitled to vote to accept or reject the Plan.

(b) Distributions. Except to the extent that the holder of an Allowed Claim in East Dover Class 1 agrees to less favorable treatment or has been paid by or on behalf of East Dover on account of such Claim prior to the Effective Date, on the later of the Effective Date and the date such Claim becomes Allowed, or as soon thereafter as is practicable, each holder of an Allowed Claim in East Dover Class 1 shall be paid by East Dover in Cash in full.

5.86 East Dover Class 2 – Secured Claims against East Dover.

(a) Impairment and Voting. East Dover Class 2 is impaired by the Plan. Each holder of an Allowed Claim in East Dover Class 2 is entitled to vote to accept or reject the Plan.

(b) Distributions. Except to the extent that the holder of an Allowed Claim in East Dover Class 2 agrees to less favorable treatment, each holder of an Allowed Claim in East Dover Class 2 shall be satisfied by, at the option of East Dover: (i) payment in Cash by East Dover in full on the later of the Effective Date and the date such Claim becomes Allowed, or as soon thereafter as is practicable; (ii) the sale or disposition proceeds of the Collateral securing such Allowed Claim to the extent of the value of the Collateral securing such Allowed Claim; (iii) surrender to the holder of such Allowed Claim of the Collateral securing such Allowed

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Claim; or (iv) such treatment that leaves unaltered the legal, equitable, and contractual rights to which the holder of the Allowed Claim is entitled. In the event an Allowed Claim in East Dover Class 2 is treated under clause (i) or (ii) above, the Liens securing such Claim shall be deemed released and extinguished without further order of the Bankruptcy Court.

5.87 East Dover Class 3 – General Unsecured Claims against East Dover.

(a) Impairment and Voting. East Dover Class 3 is impaired by the Plan. Each holder of an Allowed Claim in East Dover Class 3 is entitled to vote to accept or reject the Plan.

(b) Distributions. Each holder of an Allowed Claim in East Dover Class 3 shall receive its Pro Rata Share of Available Cash from East Dover.

5.88 East Dover Class 4A – Affiliate Claims of LBHI against East Dover.

(a) Impairment and Voting. East Dover Class 4A is impaired by the Plan. LBHI is entitled to vote to accept or reject the Plan.

(b) Distributions. Subject to Sections 6.5(b) and 6.5(c) of the Plan, LBHI shall receive its Pro Rata Share of Available Cash from East Dover.

5.89 East Dover Class 4B – Affiliate Claims other than those of LBHI against East Dover.

(a) Impairment and Voting. East Dover Class 4B is impaired by the Plan. Each holder of an Allowed Claim in East Dover Class 4B is entitled to vote to accept or reject the Plan.

(b) Distributions. Subject to Section 6.5(b) of the Plan, each holder of an Allowed Claim in East Dover Class 4B shall receive its Pro Rata Share of Available Cash from East Dover.

5.90 East Dover Class 5 – Equity Interests in East Dover.

(a) Impairment and Voting. East Dover Class 5 is impaired by the Plan. Each holder of an Equity Interest in East Dover Class 5 is not entitled to vote to accept or reject the Plan and is conclusively deemed to have rejected the Plan.

(b) Distributions. Equity Interests in East Dover shall be cancelled if and when East Dover is dissolved in accordance with Section 7.4 of the Plan. Each holder of an Equity Interest in East Dover shall neither receive nor retain any Property of the Estate or direct interest in Property of the Estate of East Dover on account of such Equity Interests thereafter; provided, however, that in the event that all Allowed Claims against East Dover have been satisfied in full in accordance with the Bankruptcy Code and the Plan, each holder of an Equity Interest in East Dover may receive its Pro Rata Share of any remaining assets in East Dover.

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5.91 LS Finance Class 1 – Priority Non-Tax Claims against LS Finance.

(a) Impairment and Voting. LS Finance Class 1 is impaired by the Plan. Each holder of an Allowed Claim in LS Finance Class 1 is entitled to vote to accept or reject the Plan.

(b) Distributions. Except to the extent that the holder of an Allowed Claim in LS Finance Class 1 agrees to less favorable treatment or has been paid by or on behalf of LS Finance on account of such Claim prior to the Effective Date, on the later of the Effective Date and the date such Claim becomes Allowed, or as soon thereafter as is practicable, each holder of an Allowed Claim in LS Finance Class 1 shall be paid by LS Finance in Cash in full.

5.92 LS Finance Class 2 – Secured Claims against LS Finance.

(a) Impairment and Voting. LS Finance Class 2 is impaired by the Plan. Each holder of an Allowed Claim in LS Finance Class 2 is entitled to vote to accept or reject the Plan.

(b) Distributions. Except to the extent that the holder of an Allowed Claim in LS Finance Class 2 agrees to less favorable treatment, each holder of an Allowed Claim in LS Finance Class 2 shall be satisfied by, at the option of LS Finance: (i) payment in Cash by LS Finance in full on the later of the Effective Date and the date such Claim becomes Allowed, or as soon thereafter as is practicable; (ii) the sale or disposition proceeds of the Collateral securing such Allowed Claim to the extent of the value of the Collateral securing such Allowed Claim; (iii) surrender to the holder of such Allowed Claim of the Collateral securing such Allowed Claim; or (iv) such treatment that leaves unaltered the legal, equitable, and contractual rights to which the holder of the Allowed Claim is entitled. In the event an Allowed Claim in LS Finance Class 2 is treated under clause (i) or (ii) above, the Liens securing such Claim shall be deemed released and extinguished without further order of the Bankruptcy Court.

5.93 LS Finance Class 3 – General Unsecured Claims against LS Finance.

(a) Impairment and Voting. LS Finance Class 3 is impaired by the Plan. Each holder of an Allowed Claim in LS Finance Class 3 is entitled to vote to accept or reject the Plan.

(b) Distributions. Each holder of an Allowed Claim in LS Finance Class 3 shall receive its Pro Rata Share of Available Cash from LS Finance.

5.94 LS Finance Class 4A – Affiliate Claims of LBHI against LS Finance.

(a) Impairment and Voting. LS Finance Class 4A is impaired by the Plan. LBHI is entitled to vote to accept or reject the Plan.

(b) Distributions. Subject to Sections 6.5(b) and 6.5(c) of the Plan, LBHI shall receive its Pro Rata Share of Available Cash from LS Finance.

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5.95 LS Finance Class 4B – Affiliate Claims other than those of LBHI against LS Finance.

(a) Impairment and Voting. LS Finance Class 4B is impaired by the Plan. Each holder of an Allowed Claim in LS Finance Class 4B is entitled to vote to accept or reject the Plan.

(b) Distributions. Subject to Section 6.5(b) of the Plan, each holder of an Allowed Claim in LS Finance Class 4B shall receive its Pro Rata Share of Available Cash from LS Finance.

5.96 LS Finance Class 5 – Equity Interests in LS Finance.

(a) Impairment and Voting. LS Finance Class 5 is impaired by the Plan. Each holder of an Equity Interest in LS Finance Class 5 is not entitled to vote to accept or reject the Plan and is conclusively deemed to have rejected the Plan.

(b) Distributions. Equity Interests in LS Finance shall be cancelled if and when LS Finance is dissolved in accordance with Section 7.4 of the Plan. Each holder of an Equity Interest in LS Finance shall neither receive nor retain any Property of the Estate or direct interest in Property of the Estate of LS Finance on account of such Equity Interests thereafter; provided, however, that in the event that all Allowed Claims against LS Finance have been satisfied in full in accordance with the Bankruptcy Code and the Plan, each holder of an Equity Interest in LS Finance may receive its Pro Rata Share of any remaining assets in LS Finance.

5.97 LUXCO Class 1 – Priority Non-Tax Claims against LUXCO.

(a) Impairment and Voting. LUXCO Class 1 is impaired by the Plan. Each holder of an Allowed Claim in LUXCO Class 1 is entitled to vote to accept or reject the Plan.

(b) Distributions. Except to the extent that the holder of an Allowed Claim in LUXCO Class 1 agrees to less favorable treatment or has been paid by or on behalf of LUXCO on account of such Claim prior to the Effective Date, on the later of the Effective Date and the date such Claim becomes Allowed, or as soon thereafter as is practicable, each holder of an Allowed Claim in LUXCO Class 1 shall be paid by LUXCO in Cash in full.

5.98 LUXCO Class 2 – Secured Claims against LUXCO.

(a) Impairment and Voting. LUXCO Class 2 is impaired by the Plan. Each holder of an Allowed Claim in LUXCO Class 2 is entitled to vote to accept or reject the Plan.

(b) Distributions. Except to the extent that the holder of an Allowed Claim in LUXCO Class 2 agrees to less favorable treatment, each holder of an Allowed Claim in LUXCO Class 2 shall be satisfied by, at the option of LUXCO: (i) payment in Cash by LUXCO in full on the later of the Effective Date and the date such Claim becomes Allowed, or as soon thereafter as is practicable; (ii) the sale or disposition proceeds of the Collateral securing such Allowed Claim to the extent of the value of the Collateral securing such Allowed Claim; (iii) surrender to the holder of such Allowed Claim of the Collateral securing such Allowed Claim; or

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(iv) such treatment that leaves unaltered the legal, equitable, and contractual rights to which the holder of the Allowed Claim is entitled. In the event an Allowed Claim in LUXCO Class 2 is treated under clause (i) or (ii) above, the Liens securing such Claim shall be deemed released and extinguished without further order of the Bankruptcy Court.

5.99 LUXCO Class 3 – General Unsecured Claims against LUXCO.

(a) Impairment and Voting. LUXCO Class 3 is impaired by the Plan. Each holder of an Allowed Claim in LUXCO Class 3 is entitled to vote to accept or reject the Plan.

(b) Distributions. Each holder of an Allowed Claim in LUXCO Class 3 shall receive its Pro Rata Share of Available Cash from LUXCO.

5.100 LUXCO Class 4A – Affiliate Claims of LBHI against LUXCO.

(a) Impairment and Voting. LUXCO Class 4A is impaired by the Plan. LBHI is entitled to vote to accept or reject the Plan.

(b) Distributions. Subject to Sections 6.5(b) and 6.5(c) of the Plan, LBHI shall receive its Pro Rata Share of Available Cash from LUXCO.

5.101 LUXCO Class 4B – Affiliate Claims other than those of LBHI against LUXCO.

(a) Impairment and Voting. LUXCO Class 4B is impaired by the Plan. Each holder of an Allowed Claim in LUXCO Class 4B is entitled to vote to accept or reject the Plan.

(b) Distributions. Subject to Section 6.5(b) of the Plan, each holder of an Allowed Claim in LUXCO Class 4B shall receive its Pro Rata Share of Available Cash from. LUXCO.

5.102 LUXCO Class 5 – Equity Interests in LUXCO.

(a) Impairment and Voting. LUXCO Class 5 is impaired by the Plan. Each holder of an Equity Interest in LUXCO Class 5 is not entitled to vote to accept or reject the Plan and is conclusively deemed to have rejected the Plan.

(b) Distributions. Equity Interests in LUXCO shall be cancelled if and when LUXCO is dissolved in accordance with Section 7.4 of the Plan. Each holder of an Equity Interest in LUXCO shall neither receive nor retain any Property of the Estate or direct interest in Property of the Estate of LUXCO on account of such Equity Interests thereafter; provided, however, that in the event that all Allowed Claims against LUXCO have been satisfied in full in accordance with the Bankruptcy Code and the Plan, each holder of an Equity Interest in LUXCO may receive its Pro Rata Share of any remaining assets in LUXCO.

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5.103 BNC Class 1 – Priority Non-Tax Claims against BNC.

(a) Impairment and Voting. BNC Class 1 is impaired by the Plan. Each holder of an Allowed Claim in BNC Class 1 is entitled to vote to accept or reject the Plan.

(b) Distributions. Except to the extent that the holder of an Allowed Claim in BNC Class 1 agrees to less favorable treatment or has been paid by or on behalf of BNC on account of such Claim prior to the Effective Date, on the later of the Effective Date and the date such Claim becomes Allowed, or as soon thereafter as is practicable, each holder of an Allowed Claim in BNC Class 1 shall be paid by BNC in Cash in full.

5.104 BNC Class 2 – Secured Claims against BNC.

(a) Impairment and Voting. BNC Class 2 is impaired by the Plan. Each holder of an Allowed Claim in BNC Class 2 is entitled to vote to accept or reject the Plan.

(b) Distributions. Except to the extent that the holder of an Allowed Claim in BNC Class 2 agrees to less favorable treatment, each holder of an Allowed Claim in BNC Class 2 shall be satisfied by, at the option of BNC: (i) payment in Cash by BNC in full on the later of the Effective Date and the date such Claim becomes Allowed, or as soon thereafter as is practicable; (ii) the sale or disposition proceeds of the Collateral securing such Allowed Claim to the extent of the value of the Collateral securing such Allowed Claim; (iii) surrender to the holder of such Allowed Claim of the Collateral securing such Allowed Claim; or (iv) such treatment that leaves unaltered the legal, equitable, and contractual rights to which the holder of the Allowed Claim is entitled. In the event an Allowed Claim in BNC Class 2 is treated under clause (i) or (ii) above, the Liens securing such Claim shall be deemed released and extinguished without further order of the Bankruptcy Court.

5.105 BNC Class 3 – General Unsecured Claims against BNC.

(a) Impairment and Voting. BNC Class 3 is impaired by the Plan. Each holder of an Allowed Claim in BNC Class 3 is entitled to vote to accept or reject the Plan.

(b) Distributions. Each holder of an Allowed Claim in BNC Class 3 shall receive its Pro Rata Share of Available Cash from BNC.

5.106 BNC Class 4A – Affiliate Claims of LBHI against BNC.

(a) Impairment and Voting. BNC Class 4A is impaired by the Plan. LBHI is entitled to vote to accept or reject the Plan.

(b) Distributions. Subject to Sections 6.5(b) and 6.5(c) of the Plan, LBHI shall receive its Pro Rata Share of Available Cash from BNC.

5.107 BNC Class 4B – Affiliate Claims other than those of LBHI against BNC.

(a) Impairment and Voting. BNC Class 4B is impaired by the Plan. Each holder of an Allowed Claim in BNC Class 4B is entitled to vote to accept or reject the Plan.

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(b) Distributions. Subject to Section 6.5(b) of the Plan, each holder of an Allowed Claim in BNC Class 4B shall receive its Pro Rata Share of Available Cash from BNC.

5.108 BNC Class 5 – Equity Interests in BNC.

(a) Impairment and Voting. BNC Class 5 is impaired by the Plan. Each holder of an Equity Interest in BNC Class 5 is not entitled to vote to accept or reject the Plan and is conclusively deemed to have rejected the Plan.

(b) Distributions. Equity Interests in BNC shall be cancelled if and when BNC is dissolved in accordance with Section 7.4 of the Plan. Each holder of an Equity Interest in BNC shall neither receive nor retain any Property of the Estate or direct interest in Property of the Estate of BNC on account of such Equity Interests thereafter; provided, however, that in the event that all Allowed Claims against BNC have been satisfied in full in accordance with the Bankruptcy Code and the Plan, each holder of an Equity Interest in BNC may receive its Pro Rata Share of any remaining assets in BNC.

5.109 LB Rose Ranch Class 1 – Priority Non-Tax Claims against LB Rose Ranch.

(a) Impairment and Voting. LB Rose Ranch Class 1 is impaired by the Plan. Each holder of an Allowed Claim in LB Rose Ranch Class 1 is entitled to vote to accept or reject the Plan.

(b) Distributions. Except to the extent that the holder of an Allowed Claim in LB Rose Ranch Class 1 agrees to less favorable treatment or has been paid by or on behalf of LB Rose Ranch on account of such Claim prior to the Effective Date, on the later of the Effective Date and the date such Claim becomes Allowed, or as soon thereafter as is practicable, each holder of an Allowed Claim in LB Rose Ranch Class 1 shall be paid by LB Rose Ranch in Cash in full.

5.110 LB Rose Ranch Class 2 – Secured Claims against LB Rose Ranch.

(a) Impairment and Voting. LB Rose Ranch Class 2 is impaired by the Plan. Each holder of an Allowed Claim in LB Rose Ranch Class 2 is entitled to vote to accept or reject the Plan.

(b) Distributions. Except to the extent that the holder of an Allowed Claim in LB Rose Ranch Class 2 agrees to less favorable treatment, each holder of an Allowed Claim in LB Rose Ranch Class 2 shall be satisfied by, at the option of LB Rose Ranch: (i) payment in Cash by LB Rose Ranch in full on the later of the Effective Date and the date such Claim becomes Allowed, or as soon thereafter as is practicable; (ii) the sale or disposition proceeds of the Collateral securing such Allowed Claim to the extent of the value of the Collateral securing such Allowed Claim; (iii) surrender to the holder of such Allowed Claim of the Collateral securing such Allowed Claim; or (iv) such treatment that leaves unaltered the legal, equitable, and contractual rights to which the holder of the Allowed Claim is entitled. In the event an Allowed Claim in LB Rose Ranch Class 2 is treated under clause (i) or (ii) above, the Liens securing such Claim shall be deemed released and extinguished without further order of the Bankruptcy Court.

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5.111 LB Rose Ranch Class 3 – General Unsecured Claims against LB Rose Ranch.

(a) Impairment and Voting. LB Rose Ranch Class 3 is impaired by the Plan. Each holder of an Allowed Claim in LB Rose Ranch Class 3 is entitled to vote to accept or reject the Plan.

(b) Distributions. Each holder of an Allowed Claim in LB Rose Ranch Class 3 shall receive its Pro Rata Share of Available Cash from LB Rose Ranch.

5.112 LB Rose Ranch 4A – Affiliate Claims of LBHI against LB Rose Ranch.

(a) Impairment and Voting. LB Rose Ranch Class 4A is impaired by the Plan. LBHI is entitled to vote to accept or reject the Plan.

(b) Distributions. Subject to Sections 6.5(b) and 6.5(c) of the Plan, LBHI shall receive its Pro Rata Share of Available Cash from LB Rose Ranch.

5.113 LB Rose Ranch Class 4B – Affiliate Claims other than those of LBHI against LB Rose Ranch.

(a) Impairment and Voting. LB Rose Ranch Class 4B is impaired by the Plan. Each holder of an Allowed Claim in LB Rose Ranch Class 4B is entitled to vote to accept or reject the Plan.

(b) Distributions. Subject to Section 6.5(b) of the Plan, each holder of an Allowed Claim in LB Rose Ranch Class 4B shall receive its Pro Rata Share of Available Cash from LB Rose Ranch.

5.114 LB Rose Ranch Class 5 – Equity Interests in LB Rose Ranch.

(a) Impairment and Voting. LB Rose Ranch Class 5 is impaired by the Plan. Each holder of an Equity Interest in LB Rose Ranch Class 5 is not entitled to vote to accept or reject the Plan and is conclusively deemed to have rejected the Plan.

(b) Distributions. Equity Interests in LB Rose Ranch shall be cancelled if and when LB Rose Ranch is dissolved in accordance with Section 7.4 of the Plan. Each holder of an Equity Interest in LB Rose Ranch shall neither receive nor retain any Property of the Estate or direct interest in Property of the Estate of LB Rose Ranch on account of such Equity Interests thereafter; provided, however, that in the event that all Allowed Claims against LB Rose Ranch have been satisfied in full in accordance with the Bankruptcy Code and the Plan, each holder of an Equity Interest in LB Rose Ranch may receive its Pro Rata Share of any remaining assets in LB Rose Ranch.

5.115 SASCO Class 1 – Priority Non-Tax Claims against SASCO.

(a) Impairment and Voting. SASCO Class 1 is impaired by the Plan. Each holder of an Allowed Claim in SASCO Class 1 is entitled to vote to accept or reject the Plan.

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(b) Distributions. Except to the extent that the holder of an Allowed Claim in SASCO Class 1 agrees to less favorable treatment or has been paid by or on behalf of SASCO on account of such Claim prior to the Effective Date, on the later of the Effective Date and the date such Claim becomes Allowed, or as soon thereafter as is practicable, each holder of an Allowed Claim in SASCO Class 1 shall be paid by SASCO in Cash in full.

5.116 SASCO Class 2 – Secured Claims against SASCO.

(a) Impairment and Voting. SASCO Class 2 is impaired by the Plan. Each holder of an Allowed Claim in SASCO Class 2 is entitled to vote to accept or reject the Plan.

(b) Distributions. Except to the extent that the holder of an Allowed Claim in SASCO Class 2 agrees to less favorable treatment, each holder of an Allowed Claim in SASCO Class 2 shall be satisfied by, at the option of SASCO: (i) payment in Cash by SASCO in full on the later of the Effective Date and the date such Claim becomes Allowed, or as soon thereafter as is practicable; (ii) the sale or disposition proceeds of the Collateral securing such Allowed Claim to the extent of the value of the Collateral securing such Allowed Claim; (iii) surrender to the holder of such Allowed Claim of the Collateral securing such Allowed Claim; or (iv) such treatment that leaves unaltered the legal, equitable, and contractual rights to which the holder of the Allowed Claim is entitled. In the event an Allowed Claim in SASCO Class 2 is treated under clause (i) or (ii) above, the Liens securing such Claim shall be deemed released and extinguished without further order of the Bankruptcy Court.

5.117 SASCO Class 3 – General Unsecured Claims against SASCO.

(a) Impairment and Voting. SASCO Class 3 is impaired by the Plan. Each holder of an Allowed Claim in SASCO Class 3 is entitled to vote to accept or reject the Plan.

(b) Distributions. Each holder of an Allowed Claim in SASCO Class 3 shall receive its Pro Rata Share of Available Cash from SASCO.

5.118 SASCO Class 4A – Affiliate Claims of LBHI against SASCO.

(a) Impairment and Voting. SASCO Class 4A is impaired by the Plan. LBHI is entitled to vote to accept or reject the Plan.

(b) Distributions. Subject to Sections 6.5(b) and 6.5(c) of the Plan, LBHI shall receive its Pro Rata Share of Available Cash from SASCO.

5.119 SASCO Class 4B – Affiliate Claims other than those of LBHI against SASCO.

(a) Impairment and Voting. SASCO Class 4B is impaired by the Plan. Each holder of an Allowed Claim in SASCO Class 4B is entitled to vote to accept or reject the Plan.

(b) Distributions. Subject to Section 6.5(b) of the Plan, each holder of an Allowed Claim in SASCO Class 4B shall receive its Pro Rata Share of Available Cash from SASCO.

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5.120 SASCO Class 5 – Equity Interests in SASCO.

(a) Impairment and Voting. SASCO Class 5 is impaired by the Plan. Each holder of an Equity Interest in SASCO Class 5 is not entitled to vote to accept or reject the Plan and is conclusively deemed to have rejected the Plan.

(b) Distributions. Equity Interests in SASCO shall be cancelled if and when SASCO is dissolved in accordance with Section 7.4 of the Plan. Each holder of an Equity Interest in SASCO shall neither receive nor retain any Property of the Estate or direct interest in Property of the Estate of SASCO on account of such Equity Interests thereafter; provided, however, that in the event that all Allowed Claims against SASCO have been satisfied in full in accordance with the Bankruptcy Code and the Plan, each holder of an Equity Interest in SASCO may receive its Pro Rata Share of any remaining assets in SASCO.

5.121 LB 2080 Class 1 – Priority Non-Tax Claims against LB 2080.

(a) Impairment and Voting. LB 2080 Class 1 is impaired by the Plan. Each holder of an Allowed Claim in LB 2080 Class 1 is entitled to vote to accept or reject the Plan.

(b) Distributions. Except to the extent that the holder of an Allowed Claim in LB 2080 Class 1 agrees to less favorable treatment or has been paid by or on behalf of LB 2080 on account of such Claim prior to the Effective Date, on the later of the Effective Date and the date such Claim becomes Allowed, or as soon thereafter as is practicable, each holder of an Allowed Claim in LB 2080 Class 1 shall be paid by LB 2080 in Cash in full.

5.122 LB 2080 Class 2 – Secured Claims against LB 2080.

(a) Impairment and Voting. LB 2080 Class 2 is impaired by the Plan. Each holder of an Allowed Claim in LB 2080 Class 2 is entitled to vote to accept or reject the Plan.

(b) Distributions. Except to the extent that the holder of an Allowed Claim in LB 2080 Class 2 agrees to less favorable treatment, each holder of an Allowed Claim in LB 2080 Class 2 shall be satisfied by, at the option of LB 2080: (i) payment in Cash by LB 2080 in full on the later of the Effective Date and the date such Claim becomes Allowed, or as soon thereafter as is practicable; (ii) the sale or disposition proceeds of the Collateral securing such Allowed Claim to the extent of the value of the Collateral securing such Allowed Claim; (iii) surrender to the holder of such Allowed Claim of the Collateral securing such Allowed Claim; or (iv) such treatment that leaves unaltered the legal, equitable, and contractual rights to which the holder of the Allowed Claim is entitled. In the event an Allowed Claim in LB 2080 Class 2 is treated under clause (i) or (ii) above, the Liens securing such Claim shall be deemed released and extinguished without further order of the Bankruptcy Court.

5.123 LB 2080 Class 3 – General Unsecured Claims against LB 2080.

(a) Impairment and Voting. LB 2080 Class 3 is impaired by the Plan. Each holder of an Allowed Claim in LB 2080 Class 3 is entitled to vote to accept or reject the Plan.

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(b) Distributions. Each holder of an Allowed Claim in LB 2080 Class 3 shall receive its Pro Rata Share of Available Cash from LB 2080.

5.124 LB 2080 Class 4A – Affiliate Claims of LBHI against LB 2080.

(a) Impairment and Voting. LB 2080 Class 4A is impaired by the Plan. LBHI is entitled to vote to accept or reject the Plan.

(b) Distributions. Subject to Sections 6.5(b) and 6.5(c) of the Plan, LBHI shall receive its Pro Rata Share of Available Cash from LB 2080.

5.125 LB 2080 Class 4B – Affiliate Claims other than those of LBHI against LB 2080.

(a) Impairment and Voting. LB 2080 Class 4B is impaired by the Plan. Each holder of an Allowed Claim in LB 2080 Class 4B is entitled to vote to accept or reject the Plan.

(b) Distributions. Subject to Section 6.5(b) of the Plan, each holder of an Allowed Claim in LB 2080 Class 4B shall receive its Pro Rata Share of Available Cash from LB 2080.

5.126 LB 2080 Class 5 – Equity Interests in LB 2080.

(a) Impairment and Voting. LB 2080 Class 5 is impaired by the Plan. Each holder of an Equity Interest in LB 2080 Class 5 is not entitled to vote to accept or reject the Plan and is conclusively deemed to have rejected the Plan.

(b) Distributions. Equity Interests in LB 2080 shall be cancelled if and when LB 2080 is dissolved in accordance with Section 7.4 of the Plan. Each holder of an Equity Interest in LB 2080 shall neither receive nor retain any Property of the Estate or direct interest in Property of the Estate of LB 2080 on account of such Equity Interests thereafter; provided, however, that in the event that all Allowed Claims against LB 2080 have been satisfied in full in accordance with the Bankruptcy Code and the Plan, each holder of an Equity Interest in LB 2080 may receive its Pro Rata Share of any remaining assets in LB 2080.

5.127 Merit Class 1 – Priority Non-Tax Claims against Merit.

(a) Impairment and Voting. Merit Class 1 is impaired by the Plan. Each holder of an Allowed Claim in Merit Class 1 is entitled to vote to accept or reject the Plan.

(b) Distributions. Except to the extent that the holder of an Allowed Claim in Merit Class 1 agrees to less favorable treatment or has been paid by or on behalf of Merit on account of such Claim prior to the Effective Date, on the later of the Effective Date and the date such Claim becomes Allowed, or as soon thereafter as is practicable, each holder of an Allowed Claim in Merit Class 1 shall be paid by Merit in Cash in full.

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5.128 Merit Class 2 – Secured Claims against Merit.

(a) Impairment and Voting. Merit Class 2 is impaired by the Plan. Each holder of an Allowed Claim in Merit Class 2 is entitled to vote to accept or reject the Plan.

(b) Distributions. Except to the extent that the holder of an Allowed Claim in Merit Class 2 agrees to less favorable treatment, each holder of an Allowed Claim in Merit Class 2 shall be satisfied by, at the option of Merit: (i) payment in Cash by Merit in full on the later of the Effective Date and the date such Claim becomes Allowed, or as soon thereafter as is practicable; (ii) the sale or disposition proceeds of the Collateral securing such Allowed Claim to the extent of the value of the Collateral securing such Allowed Claim; (iii) surrender to the holder of such Allowed Claim of the Collateral securing such Allowed Claim; or (iv) such treatment that leaves unaltered the legal, equitable, and contractual rights to which the holder of the Allowed Claim is entitled. In the event an Allowed Claim in Merit Class 2 is treated under clause (i) or (ii) above, the Liens securing such Claim shall be deemed released and extinguished without further order of the Bankruptcy Court.

5.129 Merit Class 3 – General Unsecured Claims against Merit.

(a) Impairment and Voting. Merit Class 3 is impaired by the Plan. Each holder of an Allowed Claim in Merit Class 3 is entitled to vote to accept or reject the Plan.

(b) Distributions. Each holder of an Allowed Claim in Merit Class 3 shall receive its Pro Rata Share of Available Cash from Merit.

5.130 Merit Class 4A – Affiliate Claims of LBHI against Merit.

(a) Impairment and Voting. Merit Class 4A is impaired by the Plan. LBHI is entitled to vote to accept or reject the Plan.

(b) Distributions. Subject to Sections 6.5(b) and 6.5(c) of the Plan, LBHI shall receive its Pro Rata Share of Available Cash from Merit.

5.131 Merit Class 4B – Affiliate Claims other than those of LBHI against Merit.

(a) Impairment and Voting. Merit Class 4B is impaired by the Plan. Each holder of an Allowed Claim in Merit Class 4B is entitled to vote to accept or reject the Plan.

(b) Distributions. Subject to Section 6.5(b) of the Plan, each holder of an Allowed Claim in Merit Class 4B shall receive its Pro Rata Share of Available Cash from Merit.

5.132 Merit Class 5 – Equity Interests in Merit.

(a) Impairment and Voting. Merit Class 5 is impaired by the Plan. Each holder of an Equity Interest in Merit Class 5 is not entitled to vote to accept or reject the Plan and is conclusively deemed to have rejected the Plan.

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(b) Distributions. Equity Interests in Merit shall be cancelled if and when Merit is dissolved in accordance with Section 7.4 of the Plan. Each holder of an Equity Interest in Merit shall neither receive nor retain any Property of the Estate or direct interest in Property of the Estate of Merit on account of such Equity Interests thereafter; provided, however, that in the event that all Allowed Claims against Merit have been satisfied in full in accordance with the Bankruptcy Code and the Plan, each holder of an Equity Interest in Merit may receive its Pro Rata Share of any remaining assets in Merit.

5.133 Preferred Somerset Class 1 – Priority Non-Tax Claims against Preferred Somerset.

(a) Impairment and Voting. Preferred Somerset Class 1 is impaired by the Plan. Each holder of an Allowed Claim in Preferred Somerset Class 1 is entitled to vote to accept or reject the Plan.

(b) Distributions. Except to the extent that the holder of an Allowed Claim in Preferred Somerset Class 1 agrees to less favorable treatment or has been paid by or on behalf of Preferred Somerset on account of such Claim prior to the Effective Date, on the later of the Effective Date and the date such Claim becomes Allowed, or as soon thereafter as is practicable, each holder of an Allowed Claim in Preferred Somerset Class 1 shall be paid by Preferred Somerset in Cash in full.

5.134 Preferred Somerset Class 2 – Secured Claims against Preferred Somerset.

(a) Impairment and Voting. Preferred Somerset Class 2 is impaired by the Plan. Each holder of an Allowed Claim in Preferred Somerset Class 2 is entitled to vote to accept or reject the Plan.

(b) Distributions. Except to the extent that the holder of an Allowed Claim in Preferred Somerset Class 2 agrees to less favorable treatment, each holder of an Allowed Claim in Preferred Somerset Class 2 shall be satisfied by, at the option of Preferred Somerset: (i) payment in Cash by Preferred Somerset in full on the later of the Effective Date and the date such Claim becomes Allowed, or as soon thereafter as is practicable; (ii) the sale or disposition proceeds of the Collateral securing such Allowed Claim to the extent of the value of the Collateral securing such Allowed Claim; (iii) surrender to the holder of such Allowed Claim of the Collateral securing such Allowed Claim; or (iv) such treatment that leaves unaltered the legal, equitable, and contractual rights to which the holder of the Allowed Claim is entitled. In the event an Allowed Claim in Preferred Somerset Class 2 is treated under clause (i) or (ii) above, the Liens securing such Claim shall be deemed released and extinguished without further order of the Bankruptcy Court.

5.135 Preferred Somerset Class 3 – General Unsecured Claims against Preferred Somerset.

(a) Impairment and Voting. Preferred Somerset Class 3 is impaired by the Plan. Each holder of an Allowed Claim in Preferred Somerset Class 3 is entitled to vote to accept or reject the Plan.

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(b) Distributions. Each holder of an Allowed Claim in Preferred Somerset Class 3 shall receive its Pro Rata Share of Available Cash from Preferred Somerset.

5.136 Preferred Somerset Class 4A – Affiliate Claims of LBHI against Preferred Somerset.

(a) Impairment and Voting. Preferred Somerset Class 4A is impaired by the Plan. LBHI is entitled to vote to accept or reject the Plan.

(b) Distributions. Subject to Sections 6.5(b) and 6.5(c) of the Plan, LBHI shall receive its Pro Rata Share of Available Cash from Preferred Somerset.

5.137 Preferred Somerset Class 4B – Affiliate Claims other than those of LBHI against Preferred Somerset.

(a) Impairment and Voting. Preferred Somerset Class 4B is impaired by the Plan. Each holder of an Allowed Claim in Preferred Somerset Class 4B is entitled to vote to accept or reject the Plan.

(b) Distributions. Subject to Section 6.5(b) of the Plan, each holder of an Allowed Claim in Preferred Somerset Class 4B shall receive its Pro Rata Share of Available Cash from Preferred Somerset.

5.138 Preferred Somerset Class 5 – Equity Interests in Preferred Somerset.

(a) Impairment and Voting. Preferred Somerset Class 5 is impaired by the Plan. Each holder of an Equity Interest in Preferred Somerset Class 5 is not entitled to vote to accept or reject the Plan and is conclusively deemed to have rejected the Plan.

(b) Distributions. Equity Interests in Preferred Somerset shall be cancelled if and when Preferred Somerset is dissolved in accordance with Section 7.4 of the Plan. Each holder of an Equity Interest in Preferred Somerset shall neither receive nor retain any Property of the Estate or direct interest in Property of the Estate of Preferred Somerset on account of such Equity Interests thereafter; provided, however, that in the event that all Allowed Claims against Preferred Somerset have been satisfied in full in accordance with the Bankruptcy Code and the Plan, each holder of an Equity Interest in Preferred Somerset may receive its Pro Rata Share of any remaining assets in Preferred Somerset.

5.139 Somerset Class 1 – Priority Non-Tax Claims against Somerset.

(a) Impairment and Voting. Somerset Class 1 is impaired by the Plan. Each holder of an Allowed Claim in Somerset Class 1 is entitled to vote to accept or reject the Plan.

(b) Distributions. Except to the extent that the holder of an Allowed Claim in Somerset Class 1 agrees to less favorable treatment or has been paid by or on behalf of Somerset on account of such Claim prior to the Effective Date, on the later of the Effective Date and the date such Claim becomes Allowed, or as soon thereafter as is practicable, each holder of an Allowed Claim in Somerset Class 1 shall be paid by Somerset in Cash in full.

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5.140 Somerset Class 2 – Secured Claims against Somerset.

(a) Impairment and Voting. Somerset Class 2 is impaired by the Plan. Each holder of an Allowed Claim in Somerset Class 2 is entitled to vote to accept or reject the Plan.

(b) Distributions. Except to the extent that the holder of an Allowed Claim in Somerset Class 2 agrees to less favorable treatment, each holder of an Allowed Claim in Somerset Class 2 shall be satisfied by, at the option of Somerset: (i) payment in Cash by Somerset in full on the later of the Effective Date and the date such Claim becomes Allowed, or as soon thereafter as is practicable; (ii) the sale or disposition proceeds of the Collateral securing such Allowed Claim to the extent of the value of the Collateral securing such Allowed Claim; (iii) surrender to the holder of such Allowed Claim of the Collateral securing such Allowed Claim; or (iv) such treatment that leaves unaltered the legal, equitable, and contractual rights to which the holder of the Allowed Claim is entitled. In the event an Allowed Claim in Somerset Class 2 is treated under clause (i) or (ii) above, the Liens securing such Claim shall be deemed released and extinguished without further order of the Bankruptcy Court.

5.141 Somerset Class 3 – General Unsecured Claims against Somerset.

(a) Impairment and Voting. Somerset Class 3 is impaired by the Plan. Each holder of an Allowed Claim in Somerset Class 3 is entitled to vote to accept or reject the Plan.

(b) Distributions. Each holder of an Allowed Claim in Somerset Class 3 shall receive its Pro Rata Share of Available Cash from Somerset.

5.142 Somerset Class 4A – Affiliate Claims of LBHI against Somerset.

(a) Impairment and Voting. Somerset Class 4A is impaired by the Plan. LBHI is entitled to vote to accept or reject the Plan.

(b) Distributions. Subject to Sections 6.5(b) and 6.5(c) of the Plan, LBHI shall receive its Pro Rata Share of Available Cash from Somerset.

5.143 Somerset Class 4B – Affiliate Claims other than those of LBHI against Somerset.

(a) Impairment and Voting. Somerset Class 4B is impaired by the Plan. Each holder of an Allowed Claim in Somerset Class 4B is entitled to vote to accept or reject the Plan.

(b) Distributions. Subject to Section 6.5(b) of the Plan, each holder of an Allowed Claim in Somerset Class 4B shall receive its Pro Rata Share of Available Cash from Somerset.

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5.144 Somerset Class 5 – Equity Interests in Somerset.

(a) Impairment and Voting. Somerset Class 5 is impaired by the Plan. Each holder of an Equity Interest in Somerset Class 5 is not entitled to vote to accept or reject the Plan and is conclusively deemed to have rejected the Plan.

(b) Distributions. Equity Interests in Somerset shall be cancelled if and when Somerset is dissolved in accordance with Section 7.4 of the Plan. Each holder of an Equity Interest in Somerset shall neither receive nor retain any Property of the Estate or direct interest in Property of the Estate of Somerset on account of such Equity Interests thereafter; provided, however, that in the event that all Allowed Claims against Somerset have been satisfied in full in accordance with the Bankruptcy Code and the Plan, each holder of an Equity Interest in Somerset may receive its Pro Rata Share of any remaining assets in Somerset.

ARTICLE VI

Implementation of the Plan

6.1 Plan Administrator.

(a) Appointment. LBHI shall serve as Plan Administrator for each of the Debtors.

(b) Authority. Subject to Section 7.2(c) of the Plan, the Plan Administrator shall have the authority and right on behalf of each of the Debtors, without the need for Bankruptcy Court approval (unless otherwise indicated), to carry out and implement all provisions of the Plan, including, without limitation, to:

(i) except to the extent Claims have been previously Allowed, control and effectuate the Claims reconciliation process, including to object to, seek to subordinate, compromise or settle any and all Claims against the Debtors subject to Bankruptcy Court approval; provided, however, that where the Debtors have authorization to compromise or settle any Claims against the Debtors under a Final Order, including, without limitation, the Derivatives Procedures Order, the Plan Administrator shall be authorized to compromise or settle such Claims after the Effective Date in accordance with and subject to such Final Order;

(ii) make Distributions to holders of Allowed Claims in accordance with the Plan;

(iii) exercise its reasonable business judgment to direct and control the wind down, liquidation, sale and/or abandoning of the assets of the Debtors and/or Debtor-Controlled Entities under the Plan and in accordance with applicable law as necessary to maximize Distributions to holders of Allowed Claims;

(iv) prosecute all Litigation Claims, including, without limitation, Avoidance Actions, on behalf of the Debtors, and to elect not to pursue any Litigation Claims and whether and when to compromise, settle, abandon, dismiss,

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or otherwise dispose of any such Litigation Claims, as the Plan Administrator may determine is in the best interests of the Debtors;

(v) make payments to existing professionals who will continue to perform in their current capacities;

(vi) retain professionals to assist in performing its duties under the Plan;

(vii) maintain the books and records and accounts of the Debtors;

(viii) invest Cash of the Debtors, including any Cash proceeds realized from the liquidation of any assets of the Debtors, including any Litigation Claims, and any income earned thereon;

(ix) incur and pay reasonable and necessary expenses in connection with the performance of duties under the Plan, including the reasonable fees and expenses of professionals retained by the Plan Administrator;

(x) administer each Debtor’s tax obligations, including (i) filing tax returns and paying tax obligations, (ii) request, if necessary, an expedited determination of any unpaid tax liability of each Debtor or its estate under Bankruptcy Code section 505(b) for all taxable periods of such Debtor ending after the Commencement Date through the liquidation of such Debtor as determined under applicable tax laws and (iii) represent the interest and account of each Debtor or its estate before any taxing authority in all matters including, without limitation, any action, suit, proceeding or audit;

(xi) prepare and file any and all informational returns, reports, statements, returns or disclosures relating to the Debtors that are required hereunder, by any Governmental Unit or applicable law;

(xii) determine whether to create a Liquidating Trust for the assets of a Debtor or Debtor-Controlled Entity pursuant to Section 10.1 of the Plan and which assets to transfer to such Liquidating Trust or to issue New Securities in accordance with Section 15.2 of the Plan;

(xiii) pay statutory fees in accordance with Section 15.7 of the Plan; and

(xiv) perform other duties and functions that are consistent with the implementation of the Plan.

(c) No Liability of Plan Administrator. The Plan Administrator shall have no liability whatsoever for any acts or omissions in its capacity as Plan Administrator to the Debtors or holders of Claims against or Equity Interests in the Debtors other than for gross negligence or willful misconduct of the Plan Administrator. Each of the Debtors shall indemnify and hold harmless LBHI solely in its capacity as the Plan Administrator for any losses incurred in such

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capacity, except to the extent such losses were the result of the Plan Administrator’s gross negligence, willful misconduct or criminal conduct.

6.2 LAMCO. At the discretion of the board of directors of LBHI following the Effective Date and subject to existing agreements, LAMCO may serve as asset manager for certain assets of each of the Debtors under the Plan. Ownership and ultimate decision making authority with respect to each of the Debtor’s assets after the Effective Date will be vested in the applicable Debtor.

6.3 Debtor Allocation Agreement. The Debtor Allocation Agreement shall become effective on the Effective Date. The Debtor Allocation Agreement shall, among other things, provide for an Allowed Administrative Expense Claim of LBSF against LBHI in the amount of $300 million as an allocation of administrative costs. Such Claim shall be satisfied by (a) first, setoff against LBHI’s Allowed Administrative Expense Claim against LBSF as of the Effective Date, (b) second, setoff against LBHI’s claims arising after the Effective Date for reimbursement by LBSF for post-Effective Date administration costs after reconciliation on a quarterly basis and, if necessary, (c) third, payment of the balance in Cash up to $300 million.

6.4 Redistribution of Subordinated Claims Recoveries. To give effect to agreements of holders of Subordinated Claims, all Distributions under the Plan made by LBHI shall be calculated as if each holder of an Allowed Claim in LBHI Class 10A, LBHI Class 10B and LBHI Class 10C were to receive its Pro Rata Share of Available Cash from LBHI, and, in the case of each holder of an Allowed Claim in LBHI Class 10A and LBHI Class 10B, its Pro Rata Share of the Subordinated Class 10C Distribution; provided, however, that:

(a) the Subordinated Class 10A Distribution shall be automatically distributed to holders of Allowed Claims in LBHI Class 3 and LBHI Class 4A pursuant to Sections 4.3(b) and 4.4(b) of the Plan, respectively, until all such Claims are satisfied in full;

(b) the Subordinated Class 10B Distribution shall be automatically distributed to holders of Allowed Claims in LBHI Class 3, LBHI Class 4A, LBHI Class 4B and LBHI Class 5 pursuant to Sections 4.3(b), 4.4(b), 4.5(b) and 4.6(b) of the Plan, respectively, until all such Claims are satisfied in full;

(c) the Subordinated Class 10C Distribution shall be automatically distributed to holders of Allowed Claims in LBHI Class 3, LBHI Class 4A, LBHI Class 4B, LBHI Class 5, LBHI Class 10A and LBHI Class 10B pursuant to Sections 4.3(b), 4.4(b), 4.5(b), 4.6(b), 4.13(b) and 4.14(b) of the Plan, respectively, until all such Claims are satisfied in full; provided, however, that any portion of the Subordinated Class 10C Distribution payable to holders of Allowed Claims in LBHI Class 10A shall be automatically distributed to holders of Allowed Claims in LBHI Class 3 and LBHI Class 4A pursuant to Section 6.4(a) of the Plan until all such Claims are satisfied in full; provided, further, that any portion of the Subordinated Class 10C Distribution payable to holders of Allowed Claims in LBHI Class 10B shall be automatically distributed to holders of Allowed Claims in LBHI Class 3, LBHI Class 4A, LBHI Class 4B, and LBHI Class 5 pursuant to Section 6.4(b) of the Plan until all such Claims are satisfied in full.

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6.5 Plan Settlement. Pursuant to section 1123 of the Bankruptcy Code and Bankruptcy Rule 9019, the Plan incorporates a proposed compromise and settlement of numerous inter-Debtor, Debtor-Creditor and inter-Creditor issues designed to achieve an economic settlement of Claims against all of the Debtors and an efficient resolution of the Chapter 11 Cases. The Plan constitutes a settlement of potential litigation of issues, including, without limitation, the potential substantive consolidation of the Lehman enterprise, the validity and enforceability of certain Affiliate Guarantee Claims, the allowance of certain Affiliate Claims, including Intercompany Funding Balances owed to LBHI by Subsidiary Debtors, the potential equitable, contractual or statutory subordination of certain Claims and the ownership and rights of various Debtors and their Affiliates with respect to certain assets. The Plan settlement will be implemented as follows:

(a) Each holder of an Allowed Claim in an LBHI Class 3 or LBHI Class 7 shall be entitled to receive its Pro Rata Share of the Plan Adjustment until such Allowed Claims are satisfied in full in accordance with Sections 4.3(b) and 4.9(b) of the Plan, as applicable. In the event that holders of Allowed Claims in LBHI Class 3 or LBHI Class 7 are satisfied in full, Distributions (including the Plan Adjustment), if any, shall continue to be made on account of such Claims as if they had not been satisfied in full, provided that such Distributions shall be made to each Participating Debtor for the exclusive benefit of holders of Allowed Claims in such Participating Debtor’s Contributing Classes and, in the case of LBHI, LBHI Class 9A or, in the case of LBSF, LBSF Class 4B, in proportion to, and only to the extent of, its Plan Adjustment contribution.

(b) Each holder of a Senior Affiliate Claim, Senior Affiliate Guarantee Claim or Affiliate Claim against a Debtor shall have an Allowed Claim, as applicable, against that Debtor in an amount that is agreed to by the applicable Debtor and an Affiliate or otherwise determined by the Bankruptcy Court.

(i) The Debtors’ Claims Schedule is incorporated in the Plan and shall become effective on the Effective Date. Senior Affiliate Claims, Senior Affiliate Guarantee Claims and Affiliate Claims of a Debtor against another Debtor shall be allowed in the net amounts set forth on pages 1 and 2 of the Debtors’ Claims Schedule.

(ii) The Bankhaus Settlement Agreement is incorporated in the Plan and shall become effective on the Effective Date. The Bankhaus Settlement Agreement provides for the allowance of certain Claims asserted by LBB against certain of the Debtors, the exchange of releases between the Debtors and certain Debtor-Controlled Entities that are parties to the Bankhaus Settlement Agreement and LBB and other material terms and conditions, all as more fully set forth and provided for in the Bankhaus Settlement Agreement.

(iii) The LBT Settlement Agreement is incorporated in the Plan. The LBT Settlement Agreement provides for the allowance of certain claims of LBT, including, without limitation, an Allowed Senior Affiliate Claim of LBT against LBHI in LBHI Class 4A in the amount of $34,548,000,000, the allowance of certain Claims asserted by certain Debtors against LBT, the exchange of mutual releases between the Debtors and LBT and other material terms and conditions, all as more fully set forth in the LBT Settlement Agreement. Additionally, pursuant to the LBT Settlement Agreement, Sections 8.10, 8.14, 8.15 and 13.8 of

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the Plan shall not apply to LBT or the Allowed Senior Affiliate Claim of LBT and holders of Allowed Guarantee Claims for which LBT is the Primary Obligor shall not be subject to Section 8.13(e) of the Plan.

(iv) LBSN shall not be subject to Sections 8.10, 8.14 and 8.15 of the Plan.

(v) The Hong Kong Settlement Agreement is incorporated in the Plan. The Hong Kong Settlement Agreement provides for the allowance of certain Claims asserted by certain Hong Kong Lehman Entities In Liquidation against certain of the Debtors, the allowance of certain Claims asserted by the Debtors against certain Hong Kong Lehman Entities In Liquidation, the exchange of mutual releases between the Debtors and the Hong Kong Lehman Entities In Liquidation and other material terms and conditions, all as more fully set forth and provided for in the Hong Kong Settlement Agreement.

(vi) The Singapore Settlement Agreement is incorporated in the Plan. The Singapore Settlement Agreement provides for the allowance of certain Claims asserted by the Lehman Singapore Entities against certain of the Debtors and certain Debtor-Controlled Entities, the allowance of certain Claims asserted by the Debtors and the Debtor-Controlled Entities against certain Lehman Singapore Entities, the exchange of mutual releases between the Debtors and the Debtor-Controlled Entities and the Lehman Singapore Entities and other material terms and conditions, all as more fully set forth and provided for in the Singapore Settlement Agreement.

(vii) Any settlement agreement entered into among any of the Debtors and any Non-Controlled Affiliate that is contained in the Plan Supplement is incorporated in the Plan and shall become effective in accordance with its terms.

(c) For purposes of the calculation of the Distributions to be made to LBHI from a Subsidiary Debtor, including with respect to setoff of a Subsidiary Debtor’s Allowed Claim against LBHI, only 80% of the Intercompany Funding Balance due to LBHI from a Subsidiary Debtor shall be included in such calculation, as reflected of the Debtors’ Claims Schedule, and LBHI shall participate in Distributions against a Subsidiary Debtor in the amounts and to the extent set forth on page 4 of the Debtors’ Claims Schedule.

(d) Only holders of Allowed Claims in LBSF Class 4A and LBSF Class 5C shall be entitled to receive the LBSF Additional Settlement Amount in accordance with Sections 5.21(b) and 5.25(b), respectively. Each of the other Participating Debtors and each Racers Trust acknowledges and agrees that it is not a holder in LBSF Class 4A and LBSF Class 5C and it shall not receive a Distribution in respect of the LBSF Additional Settlement Amount.

(e) The LCPI Settlement Amount shall be automatically distributed to holders of Allowed Claims in LCPI Class 4A until such Allowed Claims are satisfied in full in accordance with Section 5.4(b) of the Plan. In the event holders of Allowed Claims in LCPI Class 4A are satisfied in full, Distributions, if any, shall continue to be made on account of such Claims as if they had not been satisfied in full, provided that such Distributions shall be made to LCPI Class 5A.

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(f) The LBSF Settlement Amount shall be automatically distributed to holders of Allowed Claims in LBSF Class 4A until such Allowed Claims are satisfied in full in accordance with Section 5.21(b) of the Plan. In the event holders of Allowed Claims in LBSF Class 4A are satisfied in full, Distributions, if any, shall continue to be made on account of such Claims as if they had not been satisfied in full, provided that such Distributions shall be made to LBSF Class 5A.

(g) The Racers 2007-A Trust shall have (A) an Allowed General Unsecured Claim against LCPI in LCPI Class 4B, subject to the Plan Adjustment, in the amount $5.0 billion, (B) an Allowed General Unsecured Claim against LBSF in LBSF Class 4B, subject to the Racers Adjustment, in the amount of $1,947,735,000 and (C) an Allowed Third-Party Guarantee Claim against LBHI in LBHI Class 9B, subject to the Racers Adjustment, in the amount of $1,947,735,000. The Racers 2007-A Trust shall not receive aggregate Distributions on account of all such Allowed Claims in excess of the Allowed amount of its General Unsecured Claim against LCPI; provided that, to the extent the Allowed Claims of the Racers 2007-A Trust are satisfied in full in accordance with the foregoing and Section 8.13 of the Plan, LCPI or LBHI, as applicable, shall be subrogated to the Allowed Claim of the Racers 2007-A Trust against LBSF pursuant to Section 8.14 of the Plan. All other Claims of the Racers 2007-A Trust and all Claims of the Racers MM Trust against the Debtors shall be disallowed and subject to Sections 13.4 and 13.5 of the Plan.

(h) The Fenway Claim shall be Allowed against LCPI as General Unsecured Claims in LCPI Class 4B, subject to the Plan Adjustment, in the aggregate net amount of $230 million.

(i) The Debtors shall apply the Structured Securities Valuation Methodologies to all Structured Securities Claims held by any PSA Creditor in determining the Allowed amount of such Claims.

(j) Any settlement agreement entered into among any of the Debtors and any Creditor that is contained in the Plan Supplement is incorporated in the Plan and shall become effective in accordance with its terms.

6.6 Closing of Chapter 11 Case. After the Chapter 11 Case of a Debtor has been fully administered, the Plan Administrator shall seek authority from the Bankruptcy Court to close such Debtor’s Chapter 11 Case in accordance with the Bankruptcy Code and the Bankruptcy Rules.

6.7 Indenture Trustee and Creditors’ Committee Members Fees. Subject to entry of the Confirmation Order, the reasonable fees and expenses (including attorneys fees) of (a) the indenture trustee for the Senior Notes and the Subordinated Notes and (b) the individual members of the Creditors’ Committee, in each case, incurred in their capacities as indenture trustee or members of the Creditors’ Committee, respectively, shall, (i) to the extent accrued and unpaid as of the Confirmation Date, be Allowed as Administrative Expense Claims and paid by the Debtors in accordance with the Debtor Allocation Agreement, and (ii) to the extent incurred after the Confirmation Date, be Allowed as Administrative Expense Claims and paid by the

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Debtors on a monthly basis upon the submission of fee statements without further order of the Bankruptcy Court.

ARTICLE VII

Corporate Governance

7.1 Corporate Form. On the Effective Date, each of the Debtors shall maintain its current corporate form.

7.2 LBHI Board of Directors and Officers.

(a) Following the Effective Date, the board of directors of LBHI shall consist of seven (7) persons. The initial board of directors of LBHI shall be selected by the Director Selection Committee. Each of the initial directors of LBHI shall have initial and, if reelected, subsequent terms of one year. A director of LBHI may be removed from office by the Plan Trust with cause. Subject to death, incapacity, resignation or removal for cause and reelection by the Plan Trust in accordance with the Plan Trust Agreement, the initial directors shall serve as the board of directors of LBHI through the Closing Date. Upon expiration of the term of a director of LBHI or his or her resignation, death or removal for cause, the election of such director or a replacement director shall be determined by action of the Plan Trust as sole shareholder of LBHI.

(b) The Director Selection Committee shall be comprised of the following nine (9) members:

(i) Rutger Schimmelpenninck (in his capacity as co-bankruptcy trustee (curatoren) for LBT).

(ii) the LBB Administrator;

(iii) the Debtors;

(iv) each of the co-chairs of the Creditors’ Committee (each of whom shall exercise his or her independent business judgment in the selection of directors and not act at the direction of the Creditors’ Committee);

(v) an individual chosen by the Opco Plan Proponents who are PSA Creditors;

(vi) an individual chosen by the members of the group of creditors commonly referred to as the Ad Hoc Group of Lehman Brothers Creditors that are PSA Creditors; and

(vii) two individuals chosen collectively by the following PSA Creditors: Carval Investors UK Limited, Davidson Kempner Capital Management LLC, Elliott Management Corporation, King Street Capital Management LP, Och-Ziff Capital Management Group LLC, The Baupost Group LLC and Varde Partners LP.

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(c) Following the Effective Date, the board of directors of LBHI shall, in addition to its other duties, be responsible for (i) instructing and supervising the Debtors and the Plan Administrator with respect to their responsibilities under the Plan; (ii) reviewing and approving the prosecution of adversary and other proceedings, if any, including approving proposed settlements thereof; (iii) reviewing and approving objections to and proposed settlements of Disputed Claims; and (iv) performing such other duties that may be necessary and proper to assist the Debtors and the Plan Administrator and their retained professionals. In its discretion, following the Effective Date, the board of directors of LBHI may also delegate any duties assigned to the Plan Administrator to any other committee, entity or individual.

7.3 Subsidiary Debtor Post-Effective Date Management.

(a) Following the Effective Date, the board of directors of LBSF and LCPI shall each consist of three (3) individuals as follows:

(i) an individual who is a concurrently serving member of the LBHI board of directors that is selected by the LBHI board of directors;

(ii) an individual who is a concurrently serving member of the LBHI board of directors that is selected by the LBHI board of directors and, in the case of LBSF or LCPI, acceptable to the Opco Plan Proponents who are PSA Creditors; and

(iii) an individual who is selected by the individuals appointed pursuant to (i) and (ii) of this section and who is independent from LBHI, the members of the Director Selection Committee and, in the case of LBSF, LBSF, or in the case of LCPI, LCPI.

Each of the initial directors of LBSF and LCPI shall have initial and, if reelected, subsequent terms of one year. A director of LBSF and LCPI may be removed from office by Lehman ALI (as directed by LBHI) only for cause. Upon the resignation, death, incapacity or removal for cause of a director of LBSF or LCPI, the election of a replacement director shall be determined by action of Lehman ALI (as directed by LBHI); provided that at all times the LBSF and LCPI boards of directors must be comprised of individuals that satisfy the requirements of Section 7.3(a) hereof.

(b) Following the Effective Date, the respective boards of directors or managers, as applicable, of the Subsidiary Debtors other than LBSF and LCPI shall consist of one (1) individual who shall be a concurrently serving member of the LBHI board of directors. Each of the initial directors or managers of the Subsidiary Debtors other than LBSF and LCPI shall have initial and, if reelected, subsequent terms of one year. Thereafter, LBHI or the Subsidiary Debtor or Debtor-Controlled Entity that is the sole shareholder of the relevant Subsidiary Debtor shall elect successors of the then-serving members of the boards or managers for such Subsidiary Debtor at each annual meeting or upon the removal or resignation of such individuals. LBHI or the Subsidiary Debtor or Debtor-Controlled Entity that is the sole shareholder of the relevant Subsidiary Debtor shall also have the power to act by written consent to remove any director or manager of such Subsidiary Debtor at any time with or without cause.

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7.4 Plan Trust.

(a) The Plan Trust shall be established on the Effective Date and shall continue in existence until the Closing Date. The Plan Trustees shall be the members of the Director Selection Committee. Each of the Plan Trustees shall continue in such capacity until he or she ceases to be a Plan Trustee in accordance with the terms and conditions set forth in the Plan Trust Agreement. In the event of a vacancy in the office of Plan Trustee, the remaining Plan Trustees shall by majority vote of the remaining Plan Trustees fill the vacancy if in their discretion the circumstances of the Plan Trust warrant doing so. The Plan Trust shall exercise voting rights associated with the Plan Trust Stock in furtherance of the liquidation of the Debtors and compliance with the provisions of the Plan. The sole purpose of the Plan Trust shall be to hold the Plan Trust Stock as provided in Section 4.17(b). The Plan Trust shall be governed, in accordance with the Plan Trust Agreement, by the Plan Trustees. Any distribution from assets of LBHI that is made to the Plan Trust as holder of such share shall be for the benefit of the holders of Equity Interests in accordance with Section 4.17(b).

(b) The Plan Trust Agreement shall provide that (i) at such time as a vacancy on the board of directors of LBHI is to be filled or there is a vote on the election of a director upon the expiration of a director’s term of office, the Plan Trust shall fill such vacancy by majority vote of the Plan Trustees and (ii) at all other times, the Plan Trust may act, by majority vote of the Plan Trustees, to remove and replace directors, with cause.

7.5 Corporate Existence. After the Effective Date, the Plan Administrator may decide to (a) maintain each Debtor as a corporation in good standing until such time as all aspects of the Plan pertaining to such Debtor have been completed, or (b) at such time as the Plan Administrator considers appropriate and consistent with the implementation of the Plan pertaining to such Debtor, dissolve such Debtor and complete the winding up of such Debtor without the necessity for any other or further actions to be taken by or on behalf of such dissolving Debtor or its shareholder or any payments to be made in connection therewith subject to the filing of a certificate of dissolution with the appropriate governmental authorities (including, without limitation, the transfer of all or part of the assets of such Debtor to a Liquidating Trust in accordance with Article X of the Plan), or (c) dissolve any Debtor-Controlled Entity and complete the winding up of such Debtor-Controlled Entity in accordance with applicable law; provided, however, that the foregoing does not limit the Plan Administrator’s ability to otherwise abandon an interest in a Debtor-Controlled Entity.

7.6 Wind-Down. After the Effective Date, pursuant to the Plan, the Plan Administrator shall wind-down, sell and otherwise liquidate assets of the Debtors and/or Debtor-Controlled Entities in accordance with Section 6.1(b)(iii) of the Plan. The wind-down, sale and liquidation of each such Debtor’s assets (as determined for federal income tax purposes) shall occur over a period of three years after the Effective Date (it being understood that such liquidation may include the transfer of all or part of the assets of such Debtor to one or more Liquidating Trusts within the meaning of Treas. Reg. § 301.7701-4); provided, however, that the wind-down and liquidation may extend over a longer period of time if the Debtors receive a private letter ruling or other equivalent guidance from the IRS from which the Plan Administrator reasonably concludes that the continued wind-down and liquidation should not

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result in a reduction or limitation of the Debtors’ tax attributes for federal income tax purposes that materially impairs the expected actual use of such tax attributes.

7.7 Certificate of Incorporation and By-Laws. As of the Effective Date, the certificate of incorporation and by-laws of each Debtor shall be amended to the extent necessary to carry out the provisions of the Plan. The amended certificate and by-laws of such Debtor (if any) shall be contained in the Plan Supplement.

7.8 Stock Trading Restrictions. The restrictions imposed by the Stock Trading Restrictions Order shall remain effective and binding through the closing of LBHI’s Chapter 11 Case.

ARTICLE VIII

Provisions Regarding Voting and Distributions Under the Plan

8.1 Voting of Claims. Each holder of an Allowed Claim in an impaired Class of Claims that is entitled to vote on the Plan pursuant to Article III, Article IV and Article V of the Plan shall be entitled to vote separately to accept or reject the Plan as provided in an order entered by the Bankruptcy Court establishing procedures with respect to the solicitation and tabulation of votes to accept or reject the Plan, or any other order or orders of the Bankruptcy Court.

8.2 Nonconsensual Confirmation. If any impaired Class of Claims entitled to vote on the Plan does not accept the Plan by the requisite majority provided in section 1126(c) of the Bankruptcy Code, the Debtors reserve the right to amend the Plan in accordance with Section 15.6 of the Plan or undertake to have the Bankruptcy Court confirm the Plan under section 1129(b) of the Bankruptcy Code or both. With respect to impaired Classes of Claims or Equity Interests that are deemed to reject the Plan, the Debtors shall request that the Bankruptcy Code confirm the Plan pursuant to section 1129(b) of the Bankruptcy Code.

8.3 Distributions of Available Cash. On the Effective Date, or as soon thereafter as practicable, after the satisfaction in full of (or the establishment of reserves sufficient for the satisfaction in full of) Allowed Administrative Expense Claims, Allowed Priority Tax Claims, Allowed Priority Non-Tax Claims and Allowed Secured Claims (to the extent the Debtor determines to pay such Allowed Secured Claim in Cash) against a Debtor, each Debtor shall make a Distribution of its Available Cash in accordance with the provisions of the Plan to holders of Allowed Claims against such Debtor. After the initial Distribution, each Debtor shall make Distributions of Available Cash in accordance with the Plan to holders of Allowed Claims against such Debtor semi-annually on March 30 and September 30 of each year, provided that each such Distribution in the aggregate is not less than $10,000,000 of such Debtor’s Available Cash. Notwithstanding the foregoing, the Plan Administrator may determine, in its sole discretion (a) to make a Distribution that is less than $10,000,000 in the aggregate of a Debtor’s Available Cash, or (b) not to make a Distribution to the holder of an Allowed Claim (other than a Claim that has become Allowed pursuant to clauses (b), (d) and (e) of Section 1.4 of the Plan) on the basis that it has not yet determined whether to object to such Claim and such Claim shall be treated as a Disputed Claim for purposes of Distributions under the Plan until the Plan Administrator determines (i) not to object to such Claim (or the time to object to Claims expires),

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(ii) agrees with the holder of such Claim to allow such Claim in an agreed upon amount or (iii) objects to such Claim and such Claim is Allowed by a Final Order. To the extent that a Liquidating Trust is established for a Debtor in accordance with Article X of the Plan, any Distributions to be made to holders of Allowed Claims thereafter shall be made by the Liquidating Trustee to such holders as holders of Liquidating Trust Interests in accordance with the provisions of the Plan. Distributions of Cash on account of such Liquidating Trust Interests shall be made in accordance with Section 10.7 of the Plan.

8.4 Disputed Claims Holdback. From and after the Effective Date, and until such time as all Disputed Claims have been compromised and settled or determined by Final Order, the Plan Administrator shall, consistent with and subject to section 1123(a)(4) of the Bankruptcy Code, retain from Available Cash an aggregate amount equal to the Pro Rata Share of the Distributions that would have been made to each holder of a Disputed Claim if such Disputed Claim were an Allowed Claim against such Debtor in an amount equal to the least of (a) the filed amount of such Disputed Claim, (b) the amount determined, to the extent permitted by the Bankruptcy Code and Bankruptcy Rules, by the Bankruptcy Court for purposes of fixing the amount to be retained for such Disputed Claim, and (c) such other amount as may be agreed upon by the holder of such Disputed Claim and the Plan Administrator. On the date of the first Distribution that is at least forty-five (45) days (or such fewer days as may be agreed between the applicable Debtor and the holder of the applicable Disputed Claim) after the date on which a Disputed Claim becomes an Allowed Claim against a Debtor, such Debtor shall remit to the holder of such Allowed Claim Available Cash equal to the amount that would have been distributed from the Effective Date through and including the date of such Distribution on account of such Allowed Claim had such Claim been Allowed as of the Effective Date, together with any interest earned on the lesser of (i) such amount and (ii) the amount retained with respect to such Claim pursuant to this provision, in each case, but only to the extent that such interest is attributable to the amount of the Allowed Claim; provided, that (x) such amount shall be paid first out of the Available Cash retained on account of such Allowed Claim and second out of Available Cash other than Available Cash retained on account of other Disputed Claims and (y) if the amount available for Distribution pursuant to the foregoing clause (x) is insufficient to remit all Distributions required to be made to such holder pursuant to this sentence, such holder shall receive the amount of such insufficiency on the next subsequent date(s) of Distribution before the holders of any other Claims against such Debtor receive any further Distributions out of Available Cash (other than Available Cash retained on account of other Disputed Claims) from such Debtor. To the extent that a Disputed Claim against a Debtor is disallowed by Final Order or becomes an Allowed Claim in an amount less than the amount retained with respect to such Claim pursuant to this provision, the amount that would have been distributed on account of such Disputed Claim, or the excess of the amount of Available Cash that would have been distributed on account of such Disputed Claim over the amount of Available Cash actually distributed on account of such Disputed Claim, shall become Available Cash for Distributions to the holders of Allowed Claims. Nothing in this Section 8.4 of the Plan shall preclude any holder of a Disputed Claim from seeking, on notice to the Plan Administrator, an order of the Bankruptcy Court in respect of or relating to the amount retained with respect to such holder’s Disputed Claim. Unless otherwise ordered by the Bankruptcy Court, Available Cash retained on account of Disputed Claims shall not be used by, on behalf of or for the benefit of a Debtor for operating expenses, costs or any purpose other than as set forth in this section. If the Plan Administrator determines, in its sole discretion, that the value of a Debtor’s assets (other than

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such Debtor’s Available Cash) exceeds the amount of Available Cash necessary to be retained pursuant to this section on account of Disputed Claims against such Debtor, the Plan Administrator may, subject to Bankruptcy Court approval, on proper notice to all holders of Disputed Claims against such Debtor, release such Available Cash for Distribution to holders of Allowed Claims and retain, in lieu thereof, such Debtor’s non-Cash assets to satisfy its Disputed Claims if such Claims become Allowed Claims.

8.5 Minimum Distribution and Manner of Payment. Other than with respect to a Convenience Claim or Convenience Guarantee Claim, no payment of Cash of less than $500 shall be made by any Debtor to any holder of an Allowed Claim against such Debtor unless a request therefor is made in writing to the Plan Administrator. Any payment of Cash made pursuant to the Plan may be made at the option of the Plan Administrator either by check or by wire transfer.

8.6 Distributions Free and Clear. Except as otherwise provided herein, any Distributions under the Plan shall be free and clear of any Liens, Claims and encumbrances, and no other entity, including the Debtors or the Plan Administrator shall have any interest, legal, beneficial or otherwise, in assets transferred pursuant to the Plan.

8.7 Delivery of Distributions and Undeliverable Distributions. Distributions to holders of Allowed Claims shall be made at the address of each such holder as set forth on the Schedules filed with the Bankruptcy Court, unless superseded by a new address as set forth (a) on a proof of Claim filed by a holder of an Allowed Claim or (b) in another writing notifying the Plan Administrator (at the addresses set forth in Section 15.12) of a change of address. If any holder’s Distribution is returned as undeliverable, no further Distributions to such holder shall be made unless and until the Plan Administrator is notified of such holder’s then-current address, at which time all missed Distributions shall be made to such holder at its then-current address, without interest. All demands for undeliverable Distributions shall be made on or before six (6) months after the date such undeliverable Distribution was initially made. Thereafter, the amount represented by such undeliverable Distribution shall irrevocably revert to the applicable Debtor as Available Cash for Distributions to the holders of Allowed Claims, and any Claim in respect of such undeliverable Distribution shall be discharged and forever barred from assertion against such Debtor or its respective property.

8.8 Withholding and Reporting Requirements. In connection with the Plan and all instruments issued in connection therewith and distributed thereon, the Plan Administrator or the Liquidating Trustee (as applicable) shall comply with all applicable withholding and reporting requirements imposed by any federal, state, or local taxing authority, and all Distributions shall be subject to any such withholding or reporting requirements. All such amounts withheld and paid to the appropriate Governmental Unit shall be treated as distributed to such holders. Notwithstanding the above, each holder of an Allowed Claim or Liquidating Trust Interest that is to receive a Distribution shall have the sole and exclusive responsibility for the satisfaction and payment of any tax obligations imposed by any Governmental Unit, including income, withholding and other tax obligations, on account of such Distribution. The Plan Administrator or the Liquidating Trustee (as applicable), has the right, but not the obligation, to not make a Distribution until such holder has made arrangements satisfactory to such issuing or disbursing party for payment of any such tax obligations. The Plan Administrator or the Liquidating

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Trustee (as applicable), may require, as a condition to receipt of a Distribution, that the holder of an Allowed Claim or Liquidating Trust Interest provide a completed Form W-8, W-9 and/or other tax information deemed necessary in the sole discretion of the Plan Administrator or Liquidating Trustee, as applicable to each such holder, provided that if the Plan Administrator or Liquidating Trustee (as applicable) makes such a request and the holder fails to comply before the date that is 180 days after the request is made, the amount of such Distribution shall irrevocably revert to the applicable Debtor or Liquidating Trust and any Claim in respect of such Distribution shall be discharged and forever barred from assertion against such Debtor, Liquidating Trust, or its respective property.

8.9 Time Bar to Cash Payment Rights. Checks issued in respect of Allowed Claims shall be null and void if not negotiated within 90 days after the date of issuance thereof. Requests for reissuance of any check shall be made to the Plan Administrator by the holder of the Allowed Claim to whom such check originally was issued. Any claim in respect of such a voided check shall be made on or before 90 days after the expiration of the 90 day period following the date of issuance of such check. Thereafter, the amount represented by such voided check shall irrevocably revert to the Debtor and any Claim in respect of such voided check shall be discharged and forever barred from assertion against such Debtor and its property.

8.10 Setoffs and Recoupment. Except as otherwise agreed by the Debtors, any Debtor may, but shall not be required to, setoff against or recoup from any Claim and the payments to be made pursuant to the Plan in respect of such Claim any Claims of any nature whatsoever that the Debtor may have against the claimant; provided, however, that the claimant is provided written notice of the proposed setoff or recoupment at least ten (10) Business Days prior thereto, and, if such claimant files a written objection to such proposed setoff or recoupment, the Debtor shall not proceed with the setoff or recoupment absent the withdrawal of such objection or the entry of a Final Order overruling such objection but may withhold such payment pending resolution of such objection; provided, further, however, that neither the failure to setoff against or recoup from any Claim nor the allowance of any Claim hereunder shall constitute a waiver or release by such Debtor of any such Claim the Debtor may have against such claimant.

8.11 Claims Register. The register of Claims maintained by the Debtors shall remain open after the Effective Date and the Debtors and Plan Administrator shall recognize any transfer of Claims at any time thereafter other than during the period commencing fourteen (14) calendar days prior to and concluding fourteen (14) calendar days after a Distribution Date. Except as otherwise provided in the Plan, any transfer of a Claim, whether occurring prior to or after the Confirmation Date, shall not affect or alter the classification and treatment of such Claim under the Plan and any such transferred Claim shall be subject to classification and treatment under the Plan as if such Claim was held by the transferor who held such Claim on the Commencement Date.

8.12 Allocation of Distributions. Distributions to any holder of an Allowed Claim shall be allocated first to the principal portion of any such Allowed Claim (as determined for federal income tax purposes), and, only after the principal portion of any such Allowed Claim is satisfied in full, to any portion of such Allowed Claim comprising interest (but solely to the extent that interest is an allowable portion of such Allowed Claim).

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8.13 Maximum Distribution.

(a) An (i) Allowed Claim that receives Distributions (excluding Distributions contributed to the Plan Adjustment on account of such Allowed Claim) in the Allowed amount of such Claim or (ii) Allowed Guarantee Claim that receives Distributions (excluding Distributions contributed to the Plan Adjustment on account of such Allowed Guarantee Claim) that combined with Distributions or other consideration provided on the corresponding Primary Claim (excluding Distributions contributed to the Plan Adjustment on account of such Primary Claim) equal the Allowed amount of such Guarantee Claim (or such amount as may be agreed to by a holder and the Debtors) shall, in each case, be deemed satisfied in full as to such Allowed Claim or Allowed Guarantee Claim against the applicable Debtor. To the extent that an Allowed Guarantee Claim is deemed satisfied in full, LBHI shall be entitled to receive future Distributions or consideration on account of the corresponding Primary Claim as subrogee pursuant to Section 8.14(a) of the Plan to the extent of LBHI’s Distribution on account of such Guarantee Claim less any amounts received by LBHI by way of disgorgement thereof. Except as specifically provided with respect to LBHI’s rights of subrogation set forth above, nothing contained herein shall in any way affect the rights of the holder of a Guarantee Claim with respect to a corresponding Primary Claim against a Primary Obligor that is not a Debtor.

(b) In no event shall (i) an Allowed Claim receive Distributions (excluding Distributions contributed to the Plan Adjustment on account of such Allowed Claim) in excess of the Allowed amount of such Claim or (ii) an Allowed Guarantee Claim receive Distributions (excluding Distributions contributed to the Plan Adjustment on account of such Allowed Guarantee Claim) that combined with Distributions or other consideration provided on the corresponding Primary Claim (excluding Distributions contributed to the Plan Adjustment on account of such Primary Claim) are in excess of the Allowed amount of the Guarantee Claim (or such amount as may be agreed to by a holder and the Debtors).

(c) To the extent that any Debtor has Available Cash after all Allowed Claims against that Debtor have been satisfied in full in accordance with Section 8.13(a) of the Plan, each holder of each such Allowed Claim shall receive its Pro Rata Share of further Distributions, if any, to the fullest extent permissible under the Bankruptcy Code in satisfaction of postpetition interest on the Allowed amount of such Claims at the rate applicable in the contract or contracts on which such Allowed Claim is based (or, absent such contractual rate, at the statutory rate) until such time as all postpetition interest on all such Allowed Claims has been paid in full.

(d) For purposes of determining whether an Allowed Claim has been satisfied in full in accordance with Section 8.13(a) of the Plan, all Distributions or other consideration provided by a Primary Obligor in a currency other than the U.S. Dollar shall be converted to the U.S. Dollar applying the existing exchange rate derived from Reuters existing at approximately 3:00 p.m. GMT on the Confirmation Date. Nothing contained in this provision shall affect the applicable exchange rate for determining the Allowed amount of any Claim under section 502(b) of the Bankruptcy Code.

(e) The Plan Administrator may, in its sole discretion, request that a holder of an Allowed Guarantee Claim, except holders of Allowed Guarantee Claims for which a Subsidiary Debtor is the Primary Obligor, certify in writing and provide evidence reasonably

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satisfactory to the Plan Administrator to confirm whether: (i) the Primary Claim has been Allowed or disallowed against the Primary Obligor, and, if Allowed, the amount of such Allowed Primary Claim, (ii) the Primary Claim is disputed or subject to objection by a Foreign Administrator or other party, (iii) the consideration, if any, received to date on account of such Allowed Primary Claim from the Primary Obligor, (iv) such holder has been notified by or on behalf of the Primary Obligor of any future distributions or payment anticipated or estimated to be made on account of such Primary Claim from the Primary Obligor; or (v) the holder (A) has sufficient assets to satisfy an order or judgment to disgorge any Distributions received with respect to such Allowed Guarantee Claim if it is ultimately determined that such holder is required to disgorge all or a portion of such Distributions and (B) will submit to the jurisdiction of the Bankruptcy Court for purposes of such order or judgment and will not contest the enforcement of such order or judgment in any foreign jurisdiction. If the holder does not also certify, in addition to the foregoing, that the holder has sufficient assets in the United States of America to satisfy an order to disgorge any Distributions with respect to such Allowed Guarantee Claim, unless the Bankruptcy Court orders otherwise, the Plan Administrator may require that the holder post security for any obligation to disgorge Distributions made to such holder on account of such Allowed Guarantee Claim as a condition to the receipt of future Distributions on such Claim if the Plan Administrator reasonably determines that such security is necessary to ensure the recovery of any amount of Distributions made by LBHI to such holder that is ordered to be disgorged. If (i) the Plan Administrator determines, based on the foregoing, that an Allowed Guarantee Claim has been satisfied in full in accordance with Section 8.13(a) of the Plan, then unless the Bankruptcy Court orders otherwise, no Distributions shall thereafter be made on account of such Allowed Guarantee Claim, or (ii) a holder of an Allowed Guarantee Claim does not comply with this section, then unless the Bankruptcy Court orders otherwise, the Plan Administrator shall not be required to make Distributions on account of such Allowed Guarantee Claim, provided that nothing herein shall preclude a holder of an Allowed Guarantee Claim from challenging the determination of the Plan Administrator in the Bankruptcy Court; provided, further, that the Plan Administrator shall reserve Distributions with respect to such Allowed Guarantee Claim and, unless such Allowed Guarantee Claim has been satisfied in full in accordance with Section 8.13(a) of the Plan, promptly after compliance with this section the Plan Administrator shall remit to the holder of such Allowed Guarantee Claim the lesser of (x) the amount reserved pursuant to this section on account of such Allowed Guarantee Claim or (y) the amount necessary to satisfy such Allowed Guarantee Claim in full in accordance with Section 8.13(a) of the Plan.

(f) Any portion of any Distribution made by LBHI to the holder of an Allowed Guarantee Claim that is recovered pursuant to Section 8.13 or 8.14 of the Plan, whether by way of subrogation, disgorgement or otherwise, shall be treated as Available Cash of LBHI and distributed accordingly.

8.14 Rights of Reimbursement.

(a) Except as otherwise agreed by the Debtors, to the extent that a Debtor now has or becomes legally entitled to be subrogated to the rights of any Creditor on account of Distributions made to such Creditor, including, without limitation, on account of any Distributions made to holders of Allowed Guarantee Claims, (i) such Creditor shall be deemed to have consented to the subrogation of its right against any third-party, including, without

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limitation, a Primary Obligor, that may be obligated to reimburse or indemnify the Debtor for all or a portion of such Distribution, or (ii) the Debtor shall have all rights, title and power as subrogee of the Creditor against any such third-party, including, without limitation, a Primary Obligor, to the fullest extent permitted by applicable law.

(b) Except as otherwise agreed by the Debtors, the Debtors’ rights to assert or prosecute Litigation Claims for reimbursement, indemnification, recoupment or any other similar right, including, without limitation, any right to setoff with respect to any of the foregoing, against any entity, including, without limitation, a Primary Obligor, on account of Distributions made to the holders of Allowed Claims or Allowed Guarantee Claims, shall be fully preserved to the fullest extent permitted by applicable law.

8.15 Distributions to Non-Controlled Affiliates. Except as otherwise agreed by the Debtors and a Non-Controlled Affiliate or with respect to LBT or LBSN, the Plan Administrator may determine, in its sole discretion, to withhold all or a portion of a Distribution to a Non-Controlled Affiliate if such Distribution would be distributed by such Non-Controlled Affiliate to satisfy a Claim of a different Non-Controlled Affiliate against which a Debtor has a Claim but the latter Non-Controlled Affiliate has refused to honor such Claim of a Debtor without subordination, reduction or offset unless (a) otherwise agreed to by the Plan Administrator or (b) the priority and amount of a Debtor’s Claim against the latter Non-Controlled Affiliate has been determined by Final Order.

ARTICLE IX

Procedures for Treating Disputed Claims

9.1 Objections. The Debtors’ rights to object to, oppose and defend against all Claims on any basis are fully preserved. Notwithstanding that a Primary Claim is Allowed against a Primary Obligor, the Debtors reserve the right to object to, oppose and defend against all Guarantee Claims. As of the Effective Date, objections to, and requests for estimation of, all Claims against the Debtors may be interposed and prosecuted only by the Plan Administrator, which shall consult with the applicable Debtor regarding the same. Objections to and requests for estimation of Claims shall be filed with the Court and served on the claimant on or before the later of (a) the date that is 2 years after the Effective Date and (b) such later date as may be fixed by the Bankruptcy Court for cause shown.

9.2 No Distributions Pending Allowance. Notwithstanding any other provision hereof and unless otherwise agreed, if any portion of a Claim is a Disputed Claim, no Distribution shall be made on account of such Claim unless and until such Disputed Claim becomes an Allowed Claim.

9.3 Estimation of Claims. The Plan Administrator may at any time request on behalf of any Debtor that the Bankruptcy Court estimate any contingent, unliquidated, or Disputed Claim, to the extent permitted by the Bankruptcy Code and Bankruptcy Rules, regardless of whether such Debtor previously objected to such Claim or whether the Bankruptcy Court has ruled on any such objection, and the Bankruptcy Court will retain exclusive jurisdiction to estimate any Claim at any time during litigation concerning any objection to any Claim, including, without limitation, during the pendency of any appeal relating to any such objection.

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In the event that the Bankruptcy Court estimates any contingent, unliquidated or Disputed Claim, the amount so estimated may constitute (i) the Allowed amount of such Claim, (ii) a maximum limitation on such Claim, (iii) the amount to be reserved in respect of Claim, or (iv) the amount of such Claim for voting purposes, all as determined by the Bankruptcy Court in accordance with the Bankruptcy Code and Bankruptcy Rules. If the estimated amount constitutes a maximum limitation on the amount of such Claim, such Debtor may pursue supplementary proceedings to object to the allowance of such Claim. All of the aforementioned objection, estimation, and resolution procedures are intended to be cumulative and not exclusive of one another. Claims may be estimated and subsequently disallowed, reduced, compromised, settled, withdrawn, or resolved by any mechanism approved by the Bankruptcy Court.

9.4 Resolution of Disputed Claims. On and after the Effective Date, the Plan Administrator shall have the authority to compromise, settle or otherwise resolve or withdraw any objections to Claims and to compromise, settle or otherwise resolve any Disputed Claims in accordance with Section 6.1(b)(i) of the Plan.

ARTICLE X

Liquidating Trust

10.1 Execution of Liquidating Trust Agreement. After the Effective Date, and only if the Plan Administrator determines that one or more Liquidating Trusts are in the best interests of one or more Debtors and holders of Allowed Claims against and Equity Interests in such Debtors, the Plan Administrator and a Liquidating Trustee shall execute a Liquidating Trust Agreement, and shall take all other necessary steps to establish a Liquidating Trust and Liquidating Trust Interests therein, which shall be for the benefit of Liquidating Trust Beneficiaries. In the event of any conflict between the terms of this Section 10.1 and the terms of a Liquidating Trust Agreement as such conflict relates to the establishment of a Liquidating Trust, the terms of this Section 10.1 shall govern. A Liquidating Trust Agreement may provide powers, duties and authorities in addition to those explicitly stated herein, but only to the extent that such powers, duties, and authorities do not affect the status of a Liquidating Trust as a “liquidating trust” for United States federal income tax purposes.

10.2 Purpose of the Liquidating Trust. Each Liquidating Trust shall be established for the sole purpose of liquidating and distributing the assets of the Debtor contributed to such Liquidating Trust in accordance with Treas. Reg. § 301.7701-4(d), with no objective to continue or engage in the conduct of a trade or business.

10.3 Liquidating Trust Assets. Each Liquidating Trust shall consist of Liquidating Trust Assets. After the creation of a Liquidating Trust pursuant to Section 10.1 of the Plan, the Plan Administrator shall transfer all of the Liquidating Trust Assets to a Liquidating Trust. Liquidating Trust Assets may be transferred subject to certain liabilities, as provided in a Liquidating Trust Agreement. Such transfer shall be exempt from any stamp, real estate transfer, mortgage reporting, sales, use or other similar tax pursuant to section 1146(a) of the Bankruptcy Code.

10.4 Administration of the Liquidating Trust. Each Liquidating Trust shall be administered by a Liquidating Trustee pursuant to a Liquidating Trust Agreement and the Plan.

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In the event of an inconsistency between the Plan and a Liquidating Trust Agreement as such conflict relates to anything other than the establishment of a Liquidating Trust, the Liquidating Trust Agreement shall control.

10.5 Liquidating Trustee’s Tax Power for Debtors. A Liquidating Trustee shall have the same authority in respect of all taxes of the Debtors, and to the same extent, as if the Liquidating Trustee were the Debtor.

10.6 Cash Investments. A Liquidating Trustee may invest Cash (including any earnings thereon or proceeds therefrom); provided, however, that such investments are investments permitted to be made by a “liquidating trust” within the meaning of Treas. Reg. § 301.7701-4(d), as reflected therein, or under applicable IRS guidelines, rulings or other controlling authorities.

10.7 Distribution of Liquidating Trust Interests. A Liquidating Trustee is required to distribute to the holders of Allowed Claims on account of their Liquidating Trust Interests, on a semi-annual basis, all Available Cash (including any Cash received from the Debtors and treating any permissible investment as Cash for purposes of this Section 10.7), less such amounts that may be reasonably necessary to (a) meet contingent liabilities and to maintain the value of the Liquidating Trust Assets during liquidation, (b) pay reasonable incurred or anticipated expenses (including, without limitation, any taxes imposed on or payable by the Debtors or Liquidating Trust or in respect of the Liquidating Trust Assets), or (c) satisfy other liabilities incurred or anticipated by such Liquidating Trust in accordance with the Plan or Liquidating Trust Agreement; provided, however, that such Liquidating Trustee shall not be required to make a Distribution pursuant to this Section 10.7 of the Plan if such Liquidating Trustee determines that the expense associated with making the Distribution would likely utilize a substantial portion of the amount to be distributed, thus making the Distribution impracticable.

10.8 Federal Income Tax Treatment of Liquidating Trust. For all United States federal income tax purposes, all parties (including, without limitation, the Debtors, a Liquidating Trustee and Liquidating Trust Beneficiaries) shall treat the transfer of Liquidating Trust Assets to a Liquidating Trust as (1) a transfer of Liquidating Trust Assets (subject to any obligations relating to those assets) directly to Liquidating Trust Beneficiaries (other than to the extent Liquidating Trust Assets are allocable to Disputed Claims), followed by (2) the transfer by such beneficiaries to a Liquidating Trust of Liquidating Trust Assets in exchange for Liquidating Trust Interests. Accordingly, Liquidating Trust Beneficiaries shall be treated for United States federal income tax purposes as the grantors and owners of their respective share of Liquidating Trust Assets (other than such Liquidating Trust Assets as are allocable to Disputed Claims). The foregoing treatment shall also apply, to the extent permitted by applicable law, for state and local income tax purposes.

10.9 Tax Reporting.

(a) A Liquidating Trustee shall file tax returns for a Liquidating Trust treating such Liquidating Trust as a grantor trust pursuant to Treas. Reg. § 1.671-4(a) and in accordance with this Section 10.9(a). A Liquidating Trustee also shall annually send to each holder of a Liquidating Trust Interest a separate statement regarding the receipts and expenditures of the

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Liquidating Trust as relevant for U.S. federal income tax purposes and will instruct all such holders to use such information in preparing their U.S. federal income tax returns or to forward the appropriate information to such holders’ underlying beneficial holders with instructions to utilize such information in preparing their U.S. federal income tax returns.

(b) Allocations of Liquidating Trust taxable income among Liquidating Trust Beneficiaries (other than taxable income allocable to any assets allocable to, or retained on account of, Disputed Claims) shall be determined by reference to the manner in which an amount of Cash representing such taxable income would be distributed (were such Cash permitted to be distributed at such time) if, immediately prior to such deemed Distribution, the Liquidating Trust had distributed all its assets (valued at their tax book value, other than assets allocable Disputed Claims) to the holders of Liquidating Trust Interests, adjusted for prior taxable income and loss and taking into account all prior and concurrent Distributions from a Liquidating Trust. Similarly, taxable loss of a Liquidating Trust shall be allocated by reference to the manner in which an economic loss would be borne immediately after a hypothetical liquidating distribution of the remaining Liquidating Trust Assets. The tax book value of Liquidating Trust Assets for purpose of this paragraph shall equal their fair market value on the date Liquidating Trust Assets are transferred to a Liquidating Trust, adjusted in accordance with tax accounting principles prescribed by the IRC, the applicable Treasury Regulations, and other applicable administrative and judicial authorities and pronouncements.

(c) As soon as reasonably practicable after Liquidating Trust Assets are transferred to a Liquidating Trust, a Liquidating Trustee shall make a good faith valuation of Liquidating Trust Assets. Such valuation shall be made available from time to time to all parties to the Liquidating Trust (including, without limitation, the Debtors and Liquidating Trust Beneficiaries), to the extent relevant to such parties for tax purposes, and shall be used consistently by such parties for all United States federal income tax purposes.

(d) Subject to definitive guidance from the IRS or a court of competent jurisdiction to the contrary (including the receipt by a Liquidating Trustee of a private letter ruling if such Liquidating Trustee so requests one, or the receipt of an adverse determination by the IRS upon audit if not contested by such Liquidating Trustee), such Liquidating Trustee (i) may timely elect to treat any Liquidating Trust Assets allocable to Disputed Claims as a “disputed ownership fund” governed by Treas. Reg. § 1.468B-9, and (ii) to the extent permitted by applicable law, shall report consistently for state and local income tax purposes. If a “disputed ownership fund” election is made, all parties (including such Liquidating Trustee, the Debtors and Liquidating Trust Beneficiaries) shall report for United States federal, state and local income tax purposes consistently with the foregoing.

(e) A Liquidating Trustee shall be responsible for payment, out of Liquidating Trust Assets, of any taxes imposed on a Liquidating Trust or its assets.

(f) A Liquidating Trustee may request an expedited determination of taxes of a Liquidating Trust, including any reserve for Disputed Claims, or of the Debtor as to whom the Liquidating Trust was established, under section 505(b) of the Bankruptcy Code for all tax returns filed for, or on behalf of, such Liquidating Trust or the Debtor for all taxable periods through the dissolution of such Liquidating Trust.

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10.10 Dissolution.

(a) A Liquidating Trustee and Liquidating Trust shall be discharged or dissolved, as the case may be, at such time as (i) all of the Liquidating Trust Assets have been distributed pursuant to the Plan and a Liquidating Trust Agreement, (ii) a Liquidating Trustee determines, in its sole discretion, that the administration of any remaining Liquidating Trust Assets is not likely to yield sufficient additional Liquidating Trust proceeds to justify further pursuit, or (iii) all Distributions required to be made by a Liquidating Trustee under the Plan and a Liquidating Trust Agreement have been made; provided, however, that in no event shall a Liquidating Trust be dissolved later than three (3) years from the creation of such Liquidating Trust pursuant to Section 10.1 of the Plan unless the Bankruptcy Court, upon motion within the six-month period prior to the third (3rd) anniversary (or within the six-month period prior to the end of an extension period), determines that a fixed period extension (not to exceed three (3) years, together with any prior extensions, without a favorable private letter ruling from the IRS or an opinion of counsel satisfactory to the Liquidating Trustee that any further extension would not adversely affect the status of the trust as a liquidating trust for United States federal income tax purposes) is necessary to facilitate or complete the recovery and liquidation of the Liquidating Trust Assets.

(b) If at any time a Liquidating Trustee determines, in reliance upon such professionals as a Liquidating Trustee may retain, that the expense of administering a Liquidating Trust so as to make a final Distribution to Liquidating Trust Beneficiaries is likely to exceed the value of the assets remaining in such Liquidating Trust, such Liquidating Trustee may apply to the Bankruptcy Court for authority to (i) reserve any amount necessary to dissolve such Liquidating Trust, (ii) donate any balance to a charitable organization (A) described in section 501(c)(3) of the IRC, (B) exempt from United States federal income tax under section 501(a) of the IRC, (C) not a “private foundation”, as defined in section 509(a) of the IRC, and (D) that is unrelated to the Debtors, such Liquidating Trust, and any insider of such Liquidating Trustee, and (iii) dissolve such Liquidating Trust.

ARTICLE XI

Treatment of Executory Contracts and Unexpired Leases

11.1 Executory Contracts and Unexpired Leases. Pursuant to sections 365(a) and 1123(b)(2) of the Bankruptcy Code, all executory contracts and unexpired leases that exist between a Debtor and any person or entity shall be deemed rejected by such Debtor, as of the Effective Date, except for any executory contract or unexpired lease (a) that has been assumed pursuant to an order of the Bankruptcy Court entered prior to the Effective Date, (b) as to which a motion for approval of the assumption or rejection of such executory contract or unexpired lease has been filed prior to the Confirmation Date, or (c) that is specifically designated in the Plan Supplement as a contract or lease to be assumed by the Debtor; provided, however, that the Debtors reserve the right, on or prior to the Confirmation Date, to amend the Plan Supplement to remove any executory contract or unexpired lease therefrom or add any executory contract or unexpired lease thereto, in which event such executory contract(s) or unexpired lease(s) shall, as of the Effective Date, be deemed to be, respectively, rejected or assumed. The Debtors shall provide notice of any amendments to the Plan Supplement to the parties to the executory contracts and unexpired leases affected thereby. The listing of or failure to list a document in

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the Plan Supplement shall not constitute an admission by the Debtors that such document is or is not an executory contract or an unexpired lease or that the Debtors have any liability thereunder.

11.2 Approval of Assumption and Rejection of Executory Contracts and Unexpired Leases. Entry of the Confirmation Order shall, subject to and upon the occurrence of the Effective Date, constitute (a) the approval, pursuant to sections 365(a) and 1123(b)(2) of the Bankruptcy Code, of the assumption of the executory contracts and unexpired leases assumed or assumed and assigned pursuant to the Plan and (b) the approval, pursuant to sections 365(a) and 1123(b)(2) of the Bankruptcy Code, of the rejection of the executory contracts and unexpired leases rejected pursuant to the Plan. To the extent any provision of an executory contract or unexpired lease to be assumed by any of the Debtors under the Plan limits such Debtor’s ability to assign such executory contract or unexpired lease, the effectiveness of such provision shall be limited or nullified to the full extent provided in section 365(f) of the Bankruptcy Code.

11.3 Cure of Defaults. Except as may otherwise be agreed to by the parties, within thirty (30) days after the Effective Date, the Debtor shall cure any and all undisputed defaults under any executory contract or unexpired lease assumed by the Debtor pursuant to the Plan, in accordance with section 365(b) of the Bankruptcy Code. All disputed defaults that are required to be cured shall be cured either within thirty (30) days of the entry of a Final Order determining the amount, if any, of the Debtor’s liability with respect thereto, or as may otherwise be agreed to by the parties.

11.4 Bar Date for Filing Proofs of Claim Relating to Executory Contracts and Unexpired Leases Rejected Pursuant to the Plan. Claims arising out of the rejection of an executory contract or unexpired lease pursuant to the Plan must be filed with the Bankruptcy Court and served upon the relevant Debtor no later than forty-five (45) days after the later of (a) notice of entry of an order approving the rejection of such executory contract or unexpired lease, (b) notice of entry of the Confirmation Order and occurrence of the Effective Date, and (c) notice of an amendment to the Plan Supplement relating to such executory contract or unexpired lease. Except as set forth in the preceding sentence, all such Claims must otherwise comply with the provisions of the Bar Date Order. All such Claims not filed in accordance with the foregoing will be forever barred from assertion against the Debtors and their estates. Any Claim arising out of the rejection of an executory contract or unexpired lease pursuant to the Plan shall be classified as a General Unsecured Claim or Convenience Claim, as applicable, against the Debtor that is a party to such executory contract or unexpired lease.

11.5 Insurance Policies. To the extent that any of the Debtors’ insurance policies and any agreements, documents or instruments with insurers relating thereto constitute executory contracts, such contracts shall be deemed assumed under the Plan. Nothing contained herein shall constitute or be deemed a waiver of any Litigation Claims that the Debtors may hold against any entity, including, without limitation, the insurer under any of the Debtors’ policies of insurance.

11.6 Indemnification Obligations. Subject to the occurrence of the Effective Date, the obligations of each Debtor to indemnify, defend, reimburse or limit the liability of (a) directors, officers and any other employee who is held responsible for obligations of the Debtor incurred after the Commencement Date who are directors, officers or employees of such Debtor or a

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Debtor-Controlled Entity on or after the Commencement Date and (b) Released Parties, respectively, against any Claims or Causes of Action as provided in the Debtor’s articles of organization, certificates of incorporation, bylaws, other organizational documents or applicable law, shall survive confirmation of the Plan, shall be assumed by such Debtor and will remain in effect after the Effective Date. Any such assumed obligations owed in connection with an event occurring after the Commencement Date shall be paid as an Administrative Expense Claim under the Plan. Any such obligations owed in connection with an event occurring before the Commencement Date shall be treated as pre-petition Claims under the Plan. Nothing in the Plan shall in any way limit, modify, alter or amend the Debtor’s limitation of liability of the Independent Directors set forth in Section 10.1 of the Restated Certificate of Incorporation of LBHI.

ARTICLE XII

Effectiveness of the Plan

12.1 Conditions Precedent to the Confirmation of the Plan. The following are conditions precedent to the confirmation of the Plan with respect to each Debtor:

(a) The Bankruptcy Court shall have entered the Structured Securities Order in form and substance satisfactory to the Debtors and the Creditors’ Committee; and

(b) The Bankruptcy Court shall have entered a Confirmation Order with respect to the Plan for all of the Participating Debtors in form and substance satisfactory to the respective Debtor and the Creditors’ Committee.

12.2 Conditions Precedent to the Effective Date of the Plan. The following are conditions precedent to the Effective Date of the Plan with respect to each Debtor:

(a) The Confirmation Order, in form and substance acceptable to the Debtors and the Creditors’ Committee, shall have been entered;

(b) All actions and all agreements, instruments or other documents necessary to implement the terms and provisions of the Plan are effected or executed and delivered, as applicable, in form and substance satisfactory to the Debtors;

(c) All authorizations, consents and regulatory approvals, if any, required by the Debtors in connection with the consummation of the Plan are obtained and not revoked; and

(d) The certificate of incorporation and by-laws of the Debtors shall have been amended to the extent necessary to effectuate the Plan.

12.3 Waiver of Conditions. Notwithstanding the foregoing, each Debtor reserves its right, upon obtaining the consent of the Creditors’ Committee, to waive the occurrence of the conditions precedent to the (a) Confirmation of its Plan set forth in Section 12.1 and (b) Effective Date set forth in Section 12.2 of the Plan other than Section 12.2(a) of the Plan. Any such waiver may be effected at any time, without notice, without leave or order of the Bankruptcy Court, and without any formal action other than proceeding to consummate the Plan. Any actions required to be taken on the Effective Date shall take place and shall be deemed to have

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occurred simultaneously, and no such action shall be deemed to have occurred prior to the taking of any other such action. If any of the Debtors decide, with the consent of the Creditors’ Committee, that one of the conditions precedent to the Effective Date of its Plan cannot be satisfied and the occurrence of such condition is not waived or cannot be waived, then the Debtor shall file a notice of the inability to satisfy such condition prior to the Effective Date with the Bankruptcy Court.

ARTICLE XIII

Effects of Confirmation

13.1 Vesting of Assets. Upon the Effective Date, pursuant to section 1141(b) and (c) of the Bankruptcy Code, all Property of the Estate of a Debtor shall vest in that Debtor free and clear of all Claims, Liens, encumbrances, charges and other interests, except as provided herein. From and after the Effective Date, the Debtors, acting through the Plan Administrator, may take any action, including, without limitation, the operation of their businesses, the use, acquisition, sale, lease and disposition of property, and the entry into transactions, agreements, understandings or arrangements, whether in or other than in the ordinary course of business, and execute, deliver, implement, and fully perform any and all obligations, instruments, documents and papers or otherwise in connection with any of the foregoing, free of any restrictions of the Bankruptcy Code or the Bankruptcy Rules and in all respects as if there were no pending cases under any chapter or provision of the Bankruptcy Code, except as explicitly provided herein.

13.2 Binding Effect. On and after the Confirmation Date, the provisions of the Plan shall bind any holder of a Claim against, or Equity Interest in, the Debtors and their respective successors and assigns, whether or not the Claim or Equity Interest of such holder is impaired under the Plan and whether or not such holder has accepted the Plan.

13.3 Release and Exculpation. On and after the Effective Date, the Debtors and all entities who have held, hold or may hold Claims against or Equity Interests in any or all of the Debtors (whether proof of such Claims or Equity Interests has been filed or not), along with their respective present or former employees, agents, officers, directors or principals, shall be deemed to have released (a) the Released Parties from, and none of the Released Parties shall have or incur any liability for, any Claim for, Cause of Action for or other assertion of liability for any act taken or omitted to be taken during the Chapter 11 Cases in connection with, or arising out of, the Chapter 11 Cases, the negotiation, formulation, dissemination, confirmation, consummation or administration of the Plan, property to be distributed under the Plan or any other act or omission in connection with the Chapter 11 Cases, the Plan, the Disclosure Statement, the Plan Support Agreements or any contract, instrument, document or other agreement related thereto and (b) the PSA Creditors from, and none of the PSA Creditors shall have or incur any liability for, any Claim for, Cause of Action for or other assertion of liability for any act taken or omitted to be taken in connection with, or arising out of, the negotiation, formulation, dissemination or confirmation, consummation or administration of the Plan, or any other act or omission in connection with the Plan, the Disclosure Statement, the Plan Support Agreements, including the filing of any alternative chapter 11 plan and any determination to not pursue solicitation or confirmation of such alternative plan, or any contract, instrument, document or other agreement related thereto; provided, however, that (i) in no event shall any

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Litigation Claim, Cause of Action or other Claim or assertion of liability against any Released Party or PSA Creditor for any act taken or omitted to be taken prior to the Commencement Date be released by the Plan, (ii) nothing herein shall affect or release any obligation of the Debtors under the Plan, and (iii) nothing herein shall affect the liability of any person that otherwise would result from any such act or omission to the extent such act or omission is determined by a Final Order to have constituted willful misconduct or gross negligence; provided, further, that nothing in this Plan shall limit the liability of the professionals of the Debtors, the Creditors’ Committee or the PSA Creditors to their respective clients pursuant to Rule 1.8(h)(1) of the New York Rules of Professional Conduct.

13.4 Discharge. Except as expressly provided in the Plan, upon the date that all Distributions under the Plan have been made, (a) each holder (as well as any trustees and agents on behalf of each holder) of a Claim against or Equity Interest in a Debtor shall be deemed to have forever waived, released and discharged the Debtors, to the fullest extent permitted by section 1141 of the Bankruptcy Code, of and from any and all Claims, Equity Interests, rights and liabilities that arose prior to the Effective Date and (b) all such holders shall be forever precluded and enjoined, pursuant to section 524 of the Bankruptcy Code, from prosecuting or asserting any discharged Claim against or terminated Equity Interest in the Debtors.

13.5 Injunction. Except as expressly provided in the Plan, the Confirmation Order, or a separate order of the Bankruptcy Court, all entities who have held, hold or may hold Claims against or Equity Interests in any or all of the Debtors and other parties in interest (whether proof of such Claims or Equity Interests has been filed or not), along with their respective present or former employees, agents, officers, directors or principals, are permanently enjoined, on and after the Effective Date, solely with respect to any Claims and Causes of Action which are extinguished or released pursuant to the Plan from (i) commencing, conducting, or continuing in any manner, directly or indirectly, any suit, action, or other proceeding of any kind (including, without limitation, any proceeding in a judicial, arbitral, administrative or other forum) against or affecting the Released Parties or the property of any of the Released Parties, (ii) enforcing, levying, attaching (including, without limitation, any prejudgment attachment), collecting, or otherwise recovering by any manner or means, whether directly or indirectly, any judgment, award, decree, or order against the Released Parties or the property of any of the Released Parties, (iii) creating, perfecting, or otherwise enforcing in any manner, directly or indirectly, any encumbrance of any kind against the Released Parties or the property of any of the Released Parties, (iv) asserting any right of setoff, directly or indirectly, against any obligation due the Released Parties or the property of any of the Released Parties, except as contemplated or allowed by the Plan; (v) acting or proceeding in any manner, in any place whatsoever, that does not conform to or comply with the provisions of the Plan; and (vi) taking any actions to interfere with the implementation or consummation of the Plan.

13.6 United States Government. As to the United States, its agencies, departments or agents, nothing in the Plan or Confirmation Order shall discharge, release or otherwise preclude: (a) any liability of the Debtors arising on or after the Effective Date; (b) any liability that is not a Claim against a Debtor; (c) any valid right of setoff or recoupment; or (d) any liability of the

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Debtors arising under environmental or criminal laws as the owner or operator of property that such Debtor owns after the Effective Date. The discharge and injunction provisions contained in the Plan and Confirmation Order are not intended and shall not be construed to bar the United States from, subsequent to the Effective Date, pursuing any police or regulatory action.

13.7 Terms of Injunctions or Stays. Unless otherwise provided in the Plan, the Confirmation Order, or a separate order of the Bankruptcy Court, all injunctions or stays arising under or entered during the Chapter 11 Cases under section 105 or 362 of the Bankruptcy Code, or otherwise, and in existence on the Confirmation Date, shall remain in full force and effect until the closing of all of the Chapter 11 Cases.

13.8 Retention of Litigation Claims and Reservation of Rights. Except as expressly provided in the Plan, nothing contained in the Plan or the Confirmation Order shall be deemed to be a waiver or the relinquishment of any rights, defenses or Litigation Claims that the Debtors may have or choose to assert on behalf of their respective estates under any provision of the Bankruptcy Code or any applicable nonbankruptcy law that the Debtors had prior to the Effective Date, including, without limitation, (a) any and all Claims against any person or entity, to the extent such person or entity asserts a crossclaim, counterclaim, and/or Claim for setoff which seeks affirmative relief against the Debtors, their officers, directors, or representatives, (b) any and all Claims or rights arising under any tax sharing agreement among the Debtors and their Affiliates (including the tax sharing agreement among the Debtors and LBI based on their regular and consistent course of conduct over many years), (c) any and all Claims for reimbursement of costs incurred for the benefit of any Affiliate, including in connection with the disposition of an Affiliate’s assets; (d) any and all Avoidance Actions, and (e) any right of setoff or other legal or equitable defense and remedies. The Debtors shall have, retain, reserve, and may assert all such rights, defenses or Litigation Claims after the Effective Date fully as if the Chapter 11 Cases had not been commenced.

13.9 Barclays Sale Order. Nothing contained in the Plan, the Disclosure Statement or the Confirmation Order constitutes or shall be construed as any modification or amendment to the Barclays Sale Order and the rights and defenses of each of the Debtors, the SIPA Trustee (on behalf of LBI), Barclays Bank PLC and Barclays Capital Inc., with respect to any litigation, adversary proceeding, contested matter, claims adjudication, appeal or other dispute against the other are fully preserved, including, without limitation, any rights, defenses, counterclaims and/or cross-claims asserted in connection with or related to the Sale Order.

ARTICLE XIV

Retention of Jurisdiction

14.1 Retention of Jurisdiction. The Bankruptcy Court shall retain exclusive jurisdiction of all matters arising under, arising out of, or related to, the Chapter 11 Cases and the Plan pursuant to, and for the purposes of, sections 105(a) and 1142 of the Bankruptcy Code and for, among other things, the following purposes:

(a) To hear and determine any motions for the assumption, assumption and assignment or rejection of executory contracts or unexpired leases and the allowance of any Claims resulting therefrom;

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(b) To determine any and all adversary proceedings, applications and contested matters relating to the Chapter 11 Cases;

(c) To hear and determine any objection to or motion to estimate Claims;

(d) To enter and implement such orders as may be appropriate in the event the Confirmation Order is for any reason stayed, revoked, modified, or vacated;

(e) To issue such orders in aid of execution of the Plan to the extent authorized by section 1142 of the Bankruptcy Code;

(f) To consider any modifications of the Plan, to cure any defect or omission or reconcile any inconsistency in any order of the Bankruptcy Court, including, without limitation, the Confirmation Order;

(g) To hear and determine all applications for compensation and reimbursement of expenses of professionals under sections 330, 331 and 503(b) of the Bankruptcy Code;

(h) To hear and determine disputes arising in connection with the interpretation, implementation, or enforcement of the Plan and any agreements or documents incorporated in or contemplated by the Plan, including, without limitation, Sections 6.4, 6.5, 13.3, 13.4 and 13.5 of the Plan;

(i) To issue injunctions, enter and implement other orders, and take such other actions as may be necessary or appropriate to restrain interference by any person with the consummation, implementation or enforcement of the Plan, the Confirmation Order, or any other order of the Bankruptcy Court;

(j) To hear and determine any actions brought against the Plan Administrator in connection with the Plan, including, without limitation, any action relating to Distributions under the Plan;

(k) To hear and determine any actions brought to recover all assets of the Debtors and property of the estates, wherever located; provided, however, that this provision shall not limit the jurisdiction of a foreign court or tribunal overseeing a Foreign Proceeding;

(l) To hear and determine matters concerning state, local, and federal taxes in accordance with sections 346, 505 and 1146 of the Bankruptcy Code, including any requests for expedited determinations under section 505(b) of the Bankruptcy Code filed, or to be filed, with respect to tax returns of the Debtors and of any Liquidating Trusts for any and all taxable periods ending after the Commencement Date through the Closing Date;

(m) To hear all matters relating to Article XIII of the Plan, including, without limitation, all matters relating to the releases, exculpation, and injunction granted thereunder.

(n) To hear all matters relating to the Plan Trust;

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(o) To hear any other matter consistent with the provisions of the Bankruptcy Code; and

(p) To enter a final decree closing the Chapter 11 Cases.

ARTICLE XV

Miscellaneous Provisions

15.1 Post-Effective Date Role of Creditors’ Committee and Fee Committee.

(a) On the Effective Date, the Creditors’ Committee shall be dissolved for all purposes other than (i) implementation of the Plan through the date of the initial Distribution in accordance with Section 8.3 of the Plan, (ii) defending any appeals from the Confirmation Order to final disposition of such appeals, and (iii) all matters relating to professional fees and the fee committee appointed in the Chapter 11 Cases for the period prior to the Effective Date. Following the Effective Date, the litigation and derivatives subcommittees of the Creditors’ Committee may continue functioning for the limited purposes of (i) resolving pending litigation and (ii) subject to approval of the post-Effective Date board of directors of LBHI, other litigation and derivatives matters as to which, currently, the subcommittees are involved, and shall be recommended by the applicable subcommittee and the Plan Administrator. Other than with respect to the foregoing, the members of the Creditors’ Committee shall be released and discharged of and from all further authority, duties, responsibilities, and obligations related to and arising from and in connection with the Chapter 11 Cases, and the retention or employment of the Creditors’ Committee’s attorneys, accountants, and other agents shall terminate. The Debtors shall pay the reasonable fees and expenses of the professionals retained by and shall reimburse the members of the remaining subcommittees for reasonable disbursements incurred, including the reasonable fees of counsel, in connection with the foregoing from and after the Effective Date. If a member of a subcommittee becomes unable to serve on a subcommittee or resigns after the Effective Date, the remaining members may replace such member, continue to discharge the subcommittee’s roles, or dissolve by a majority vote of the remaining members. Each of the subcommittees shall be deemed dissolved upon the earliest to occur of (i) voluntary agreement of the members of the subcommittee, (ii) the completion of the subcommittee’s responsibilities, and (iv) the Closing Date.

(b) The fee committee appointed in the Chapter 11 Cases will continue to exist after the Effective Date to perform its duties under the amended fee protocol in connection with all applications for approval of professional fees incurred prior to the Effective Date, and all related proceedings, including hearings on final fee applications. The Debtors shall pay the reasonable fees and expenses of the independent member and counsel retained by the fee committee in connection with the foregoing from and after the Effective Date.

15.2 Issuance of New Securities. In the discretion of the Plan Administrator, each Debtor or Debtor Controlled-Entity (a) may form and transfer certain assets of the Debtors and/or Debtor Controlled Entities to new (or utilize existing) entities, including, without limitation, one or more separately managed partnerships, REITs or other investment vehicles, to hold certain real estate or other assets of the Debtors and/or Debtor-Controlled Entities and, (b) may, in connection therewith, issue New Securities for Distribution under the Plan. In the event

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that the Plan Administrator determines to issue New Securities, each holder of Allowed Claims or Equity Interests against a Debtor that contributed assets to the entity issuing New Securities shall receive the relevant New Securities as Distributions in accordance with the Plan. The New Securities shall be valued as of the date of the issuance and the holders of Allowed Claims or Equity Interests receiving such New Securities shall be deemed satisfied to the extent of the value of the New Securities.

15.3 Exemption from Securities Laws. To the maximum extent provided by section 1145 of the Bankruptcy Code and applicable non-bankruptcy law, the issuance of any New Securities or Liquidating Trust Interests will be exempt from registration under the Securities Act of 1933, as amended, and all rules and regulations promulgated thereunder and any other applicable non-bankruptcy law or regulation.

15.4 Exemption from Transfer Taxes. Pursuant to section 1146(a) of the Bankruptcy Code, (a) the issuance, transfer, or exchange of notes or equity securities, (b) the creation of any mortgage, deed of trust, lien, pledge, or other security interest, (c) the making or assignment of or surrender of any lease or sublease, or (d) the making of or delivery of any deed or other instrument of transfer under, in furtherance of, or in connection with the Plan, and any merger agreements, agreements of restructuring, disposition, liquidation or dissolution, any deeds, bills of sale, transfers of tangible property, or assignments executed in connection with any disposition of assets contemplated by the Plan (including by a Liquidating Trust), shall not be subject to any stamp, real estate transfer, mortgage recording, sales, use or other similar tax.

15.5 Plan Supplement. The Debtor Allocation Agreement, the amended certificate and by-laws of the Debtors (if any) in accordance with Section 7.7, the Plan Trust Agreement, a list of any contracts or leases to be assumed or assumed and assigned by the Debtors in accordance with Section 11.1, any settlement agreement among any of the Debtors and a Non-Controlled Affiliate in accordance with Section 6.5(b)(vi) and any settlement agreement among any of the Debtors and a Creditor in accordance with Section 6.5(j) shall be contained in the Plan Supplement that is filed with the Clerk of the Bankruptcy Court at least ten (10) days prior to the Voting Deadline. Upon its filing with the Bankruptcy Court, the Plan Supplement may be obtained on the Debtors’ independent website at www.lehman-docket.com or by request to the Debtors in accordance with Section 15.12 of the Plan.

15.6 Post-Effective Date Reporting. Beginning the first month-end and first quarter-end following the Effective Date and until the Closing Date, the Plan Administrator shall file with the Bankruptcy Court:

(a) within thirty (30) days after the end of each month, a monthly operating report for such month presented in a format and containing information similar to that used by the Debtors during the Chapter 11 Cases for the “Schedule of Cash Receipts and Disbursements” and “Schedule of Professional Fee and Expense Disbursements”;

(b) within one-hundred-twenty (120) days after the end of each quarter, a quarterly report for such quarter presented in a format and containing information similar to that used by the Debtors during the Chapter 11 Cases for “Monthly Operating Report Balance Sheets” that (i) contains the following schedules in a format and containing information similar

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to that used by the Debtors during the Chapter 11 Cases: “Real Estate Owned and Unencumbered by Product Type” (such schedule to also include cost and unpaid principal balance information), “Commercial Real Estate Owned and Unencumbered by Property Type and Region,” “Private Equity/Principal Investments Owned and Unencumbered by Legal Entity and Product Type” (such schedule to also include cost and unpaid principal information), “Derivatives Assets and Liabilities” (such schedule to also include special purpose vehicle receivable information), “Loan Portfolio Summary (Funded and Unencumbered)” (schedule to also include unpaid principal balance information), and “Unfunded Lending and Private Equity/Principal Investments Commitments”; and (ii) includes a section titled “Management’s Discussion and Analysis” and supplemental data that will include:

(A) a discussion of any known trends, events, material changes in market values or reserves, demands, commitments and uncertainties that have, or are reasonably likely to have, a material effect on the Debtors’ financial condition or on the forecasted undiscounted cash flow principal amounts estimated as of a designated date;

(B) a description (including asset name, type and material terms) of any new investments in any asset or permitted expenditures to preserve existing assets (in each case, in a single transaction or a series of related transactions on a cumulative basis after the Effective Date in excess of $25 million);

(C) a description (including asset name, type and material terms) of any restructurings, settlements, sales (including disclosure of any gains or losses relative to the market value reported in the prior period balance sheet, and relative to forecasted undiscounted cash flow estimates as of a designated date for principal amounts), wind-downs or liquidations of the Debtors’ existing assets, in each case, solely with respect to any asset that has a forecasted undiscounted cash flow principal amount estimate of greater than $50 million for derivatives, loan, or private equity or principal investments assets or $75 million for real estate assets;

(D) an update of the claims reconciliation and resolution process, including a description of any claim settlements providing for the allowance in excess of $250 million of a Disputed Claim against the Debtors;

(E) a description of the Debtors’ affirmative litigation actions against third-parties that are pending, including the damages sought by the Debtors; and

(F) a discussion of post-Effective Date material costs and expenses incurred by the Debtors; and

(c) on an annual basis for two (2) years and thereafter on a semiannual basis within one-hundred twenty (120) days after the end of such period, a report reconciling cash flow estimates presented in a format and containing information similar to that used by the Debtors during the Chapter 11 Cases for “Reconciliation of Cash Flow Estimates” reports and also a description of collections by the Debtors and a comparison of performance relative to forecasted collections and estimates of future costs and expenses of administration.

Notwithstanding the foregoing, the Plan Administrator or the board of directors or manager for a Debtor may in its sole discretion modify or include less information in any of the foregoing

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reports than listed above if the Plan Administrator or the board of directors or manager for a Debtor determines in its reasonable discretion that disclosing any such information would be unduly burdensome, such information is or has become immaterial or no longer meaningful as the activities of the Debtor(s) evolve, such disclosure could place the Debtor(s) in a competitive or negotiation disadvantage, or such disclosure is precluded by confidentiality limitations.

15.7 Payment of Statutory Fees. On the Effective Date and thereafter, the Plan Administrator and any Liquidating Trustee thereafter appointed, shall pay all fees incurred pursuant to Section 1930 of title 28, United States Code, together with interest, if any, pursuant to Section 3717 of title 31, United States Code for each Debtor’s case, or until such time as a final decree is entered closing a particular Debtor’s case, a Final Order converting such Debtor’s case to a case under Chapter 7 of the Bankruptcy Code or a Final Order dismissing such Debtor’s case is entered.

15.8 Amendment or Modification of Plan. Subject to the terms and conditions of the Plan Support Agreements, the Debtors reserve the right to propose alterations, amendments, or modifications of or to the Plan in writing at any time prior to the Confirmation Date, provided that the Plan, as altered, amended or modified satisfies the conditions of section 1122 and 1123 of the Bankruptcy Code, and the Debtors shall have complied with section 1125 of the Bankruptcy Code. Subject to the terms and conditions of the Plan Support Agreements, the Plan may be altered, amended, or modified at any time after the Confirmation Date and before substantial consummation, provided that the Plan, as altered, amended or modified satisfies the requirements of sections 1122 and 1123 of the Bankruptcy Code and the Bankruptcy Court, after notice and a hearing, confirms the Plan, as altered, modified or amended, under section 1129 of the Bankruptcy Code and the circumstances warrant such alterations, amendments of modifications. A holder of a Claim that has accepted the Plan shall be deemed to have accepted the Plan, as altered, amended or modified, to the extent, and subject to the conditions, set forth in Bankruptcy Rule 3019.

15.9 Withdrawal or Revocation of the Plan. Subject to the terms and conditions of the Plan Support Agreements, the Debtors reserve the right to withdraw or revoke the Plan at any time prior to the Confirmation Date. If the Debtors revoke or withdraw the Plan prior to the Confirmation Date, or if the Confirmation Date does not occur, then the Plan shall be deemed null and void. In such event, nothing contained herein shall be deemed to constitute a waiver or release of any Claim by or against the Debtors or any other person or to prejudice in any manner the rights of the Debtors or any other person in any further proceedings involving the Debtors.

15.10 Courts of Competent Jurisdiction. If the Bankruptcy Court abstains from exercising, or declines to exercise, jurisdiction or is otherwise without jurisdiction over any matter arising out of the Plan, such abstention, refusal or failure of jurisdiction shall have no effect upon and shall not control, prohibit, or limit the exercise of jurisdiction by any other court having competent jurisdiction with respect to such matter.

15.11 Transactions on Business Days. If the Effective Date or any other date on which a transaction may occur under the Plan shall occur on a day that is not a Business Day, any transactions or other actions contemplated by the Plan to occur on such day shall instead occur on the next succeeding Business Day.

94

15.12 Notices. Any notices to or requests of the Debtors by parties in interest under or in connection with the Plan shall be in writing and served either by (a) certified mail, return receipt requested, postage prepaid, (b) hand delivery, or (c) reputable overnight delivery service, all charges prepaid, and shall be deemed to have been given when received by the following parties:

If to any Debtor:

c/o Lehman Brothers Holdings Inc.

1271 Avenue of the Americas

New York, NY 10020

Attention:	Bryan Marsal John Suckow

with a copy to:

Weil, Gotshal & Manges LLP

767 Fifth Avenue

New York, New York 10153

Re:    Lehman Brothers

15.13 Severability. In the event that the Bankruptcy Court determines, prior to the Confirmation Date, that any provision of the Plan is invalid, void, or unenforceable, the Bankruptcy Court shall, with the consent of the Debtors, have the power to alter and interpret such term or provision to make it valid or enforceable to the maximum extent practicable, consistent with the original purpose of the term or provision held to be invalid, void, or unenforceable, and such term or provision shall then be applicable as altered or interpreted. Notwithstanding any such holding, alteration, or interpretation, the remainder of the terms and provisions of the Plan shall remain in full force and effect and shall in no way be affected, impaired, or invalidated by such holding, alteration, or interpretation. The Confirmation Order shall constitute a judicial determination and shall provide that each term and provision of the Plan, as it may have been altered or interpreted in accordance with the foregoing, is valid and enforceable pursuant to its terms.

15.14 Governing Law. Except to the extent the Bankruptcy Code or Bankruptcy Rules are applicable, the rights and obligations arising under the Plan shall be governed by, and construed and enforced in accordance with, the laws of the State of New York without giving effect to the principles of conflicts of law thereof.

15.15 Headings. Headings are used in the Plan for convenience and reference only, and shall not constitute a part of the Plan for any other purpose.

15.16 Exhibits. All exhibits and schedules to the Plan as well as the Plan Supplement and any exhibits or schedules thereto are incorporated into and are a part of the Plan as if set forth in full herein.

95

15.17 Successors and Assigns. All the rights, benefits, and obligations of any person named or referred to in the Plan shall be binding on, and shall inure to the benefit of, the heirs, executors, administrators, successors, and/or assigns of such person.

Dated:	New York, New York
August 31, 2011

LEHMAN BROTHERS HOLDINGS INC.

By:	/s/ John Suckow
	Name:	John Suckow
	Title:	President and Chief Operating Officer

LB 745 LLC

By:	/s/ John Suckow
	Name:	John Suckow
	Title:	President and Chief Operating Officer

PAMI STATLER ARMS LLC

By:	/s/ John Suckow
	Name:	John Suckow
	Title:	Authorized Signatory

LEHMAN BROTHERS COMMODITY SERVICES INC.

By:	/s/ John Suckow
	Name:	John Suckow
	Title:	President and Chief Operating Officer

96

LEHMAN BROTHERS SPECIAL FINANCING INC.

By:	/s/ John Suckow
	Name:	John Suckow
	Title:	President and Chief Operating Officer

LEHMAN BROTHERS OTC DERIVATIVES INC.

By:	/s/ John Suckow
	Name:	John Suckow
	Title:	President and Chief Operating Officer

LEHMAN BROTHERS DERIVATIVE PRODUCTS INC.

By:	/s/ Daniel Ehrmann
	Name:	Daniel Ehrmann
	Title:	Vice-President

LEHMAN COMMERCIAL PAPER INC.

By:	/s/ John Suckow
	Name:	John Suckow
	Title:	President and Chief Operating Officer

LEHMAN BROTHERS COMMERCIAL CORP.

By:	/s/ John Suckow
	Name:	John Suckow
	Title:	President and Chief Operating Officer

LEHMAN BROTHERS FINANCIAL PRODUCTS INC.

By:	/s/ Daniel Ehrmann
	Name:	Daniel Ehrmann
	Title:	Vice-President

97

CES AVIATION LLC

By:	/s/ John Suckow
	Name:	John Suckow
	Title:	President and Chief Operating Officer

CES AVIATION V LLC

By:	/s/ John Suckow
	Name:	John Suckow
	Title:	President and Chief Operating Officer

CES AVIATION IX LLC

By:	/s/ John Suckow
	Name:	John Suckow
	Title:	President and Chief Operating Officer

EAST DOVER LIMITED

By:	/s/ Daniel Ehrmann
	Name:	Daniel Ehrmann
	Title:	Duly Authorized Officer

LEHMAN SCOTTISH FINANCE L.P., by its general partner Property Asset Management Inc.

By:	/s/ John Suckow
	Name:	John Suckow
	Title:	President and Chief Operating Officer

98

LUXEMBOURG RESIDENTIAL PROPERTIES LOAN FINANCE S.A.R.L.

By:	/s/ Daniel Ehrmann
	Name:	Daniel Ehrmann
	Title:	Manager

BNC MORTGAGE LLC

By:	/s/ John Suckow
	Name:	John Suckow
	Title:	Authorized Signatory

LB ROSE RANCH LLC

By:	/s/ John Suckow
	Name:	John Suckow
	Title:	Authorized Signatory

STRUCTURED ASSET SECURITIES CORPORATION

By:	/s/ John Suckow
	Name:	John Suckow
	Title:	President and Chief Operating Officer

LB 2080 KALAKAUA OWNERS LLC, by its managing member PAMI LLC

By:	/s/ John Suckow
	Name:	John Suckow
	Title:	President and Chief Operating Officer

99

MERIT, LLC, by its Manager LEHMAN COMMERCIAL PAPER INC.

By:	/s/ John Suckow
	Name:	John Suckow
	Title:	President and Chief Operating Officer

LB SOMERSET LLC, by its managing member PAMI LLC

By:	/s/ John Suckow
	Name:	John Suckow
	Title:	President and Chief Operating Officer

LB PREFERRED SOMERSET LLC, by its managing member PAMI LLC

By:	/s/ John Suckow
	Name:	John Suckow
	Title:	President and Chief Operating Officer

Counsel:

WEIL, GOTSHAL & MANGES LLP

767 Fifth Avenue

New York, New York 10153

Telephone:    (212) 310-8000

Facsimile:    (212) 310-8007

Attorneys for Debtors and

Debtors in Possession

100

Schedule 1

(Plan Adjustment Percentages)

LBHI

Class	Claims	Plan Adjustment Percentage

5	Senior Third-Party Guarantee Claims	20%

9A	Third-Party Guarantee Claims other than those of the Racers Trusts	20%

LCPI

Class	Claims	Plan Adjustment Percentage

4A	General Unsecured Claims other than those of Designated Entities against LCPI	14%

4B	General Unsecured Claims of Designated Entities against LCPI	20%

5B	Affiliate Claims of Participating Subsidiary Debtors against LCPI	20%

5C	Affiliate Claims other than those of Participating Debtors against LCPI	14%

LBCS

Class	Claims	Plan Adjustment Percentage

4	General Unsecured Claims against LBCS	14%

5B	Affiliate Claims of Participating Subsidiary Debtors against LBCS	20%

5C	Affiliate Claims other than those of Participating Debtors against LBCS	14%

LBSF

Class	Claims	Plan Adjustment Percentage

4A	General Unsecured Claims other than those of the Racers Trusts against LBSF	6%

5B	Affiliate Claims of Participating Subsidiary Debtors against LBSF	20%

5C	Affiliate Claims other than those of Participating Debtors	6%

LOTC

Class	Claims	Plan Adjustment Percentage

4	General Unsecured Claims against LOTC	8%

5B	Affiliate Claims of Participating Subsidiary Debtors against LOTC	20%

5C	Affiliate Claims other than those of Participating Debtors against LOTC	8%

LBCC

Class	Claims	Plan Adjustment Percentage

4	General Unsecured Claims against LBCC	10%

5B	Affiliate Claims of Participating Subsidiary Debtors against LBCC	20%

5C	Affiliate Claims other than those of Participating Debtors against LBCC	10%

2

Schedule 2

(Debtors’ Claims Schedule)

LEHMAN BROTHERS HOLDINGS INC. and SUBSIDIARY DEBTORS

Debtors’ Claims Schedule

Net Allowed Claims

(Unaudited)

$ in Millions	Receivable Entity (Claimant)
Payable Entity (Claim Obligor)	Lehman Brothers Holdings Inc.	Lehman Commercial Paper Inc.	Lehman Brothers Special Financing Inc.	Lehman Brothers Commercial Corporation	Lehman Brothers OTC Derivatives Inc.	Lehman Brothers Commodity Services Inc.	East Dover Limited	Structured Asset Securities Corporation	Lehman Scottish Finance LP	Luxembourg Residential Properties Loan Finance	Lehman Brothers Financial Products Inc.
Lehman Brothers Holdings Inc.
Class 4A	$-	$-	$-	$-	$-	$-	$-	$-	$-	$-	$-
Class 4B	$-	$-	$-	$22	$-	$-	$-	$-	$-	$-	$-
Class 8	$-	$-	$-	$-	$-	$-	$-	$-	$-	$-	$-
Lehman Brothers Special Financing Inc.	$18,320	$114	$0	$-	$-	$407	$1	$-	$-	$-	$-
Lehman Brothers Commodity Services Inc.	$1,515	$-	$-	$-	$-	$-	$-	$-	$-	$-	$-
Lehman Brothers Commercial Corporation	$133	$434	$134	$-	$-	$3	$-	$-	$-	$-	$-
Lehman Commercial Paper Inc.	$17,857	$-	$-	$-	$-	$5	$100	$613	$-	$0	$-
Lehman Brothers OTC Derivatives Inc.	$194	$-	$8	$-	$-	$-	$-	$-	$-	$-	$-
Lehman Brothers Financial Products Inc.	$1	$-	$202	$-	$-	$-	$-	$-	$-	$-	$-
Lehman Brothers Derivative Products Inc.	$-	$-	$113	$-	$-	$-	$-	$-	$-	$-	$0
LUXCO	$-	$-	$-	$-	$-	$-	$-	$-	$-	$-	$-
LB 745 LLC	$46	$-	$-	$-	$-	$-	$-	$-	$-	$-	$-
CES Aviation LLC	$22	$-	$-	$-	$-	$-	$-	$-	$-	$-	$-
CES Aviation V LLC	$8	$-	$-	$-	$-	$-	$-	$-	$-	$-	$-
CES Aviation IX LLC	$9	$-	$-	$-	$-	$-	$-	$-	$-	$-	$-
Structured Asset Securities Corporation	$588	$-	$0	$-	$-	$-	$-	$-	$-	$-	$-
East Dover Limited	$3	$-	$-	$-	$-	$-	$-	$-	$-	$-	$-
Lehman Scottish Finance LP	$-	$-	$-	$-	$-	$-	$-	$-	$-	$-	$-
LB Rose Ranch LLC	$-	$-	$-	$-	$-	$-	$-	$-	$-	$-	$-
LB 2080 Kalakaua Owners LLC	$-	$-	$-	$-	$-	$-	$-	$-	$-	$-	$-
BNC Mortgage LLC	$-	$-	$-	$-	$-	$-	$-	$-	$-	$-	$-
LB Somerset LLC	$-	$-	$-	$-	$-	$-	$-	$-	$-	$-	$-
LB Preferred Somerset LLC	$-	$-	$-	$-	$-	$-	$-	$-	$-	$-	$-
PAMI Statler Arms LLC	$0	$-	$-	$-	$-	$-	$-	$-	$-	$-	$-
Merit LLC	$-	$238	$-	$-	$-	$-	$-	$-	$-	$-	$-

1

LEHMAN BROTHERS HOLDINGS INC. and SUBSIDIARY DEBTORS

Debtors’ Claims Schedule

Net Allowed Claims

(Unaudited)

$ in Millions	Receivable Entity (Claimant)
Payable Entity (Claim Obligor)	Lehman Brothers Derivative Products Inc.	Merit LLC	CES Aviation LLC	LB 745 LLC	BNC Mortgage LLC	CES Aviation V LLC	CES Aviation IX LLC	LB 2080 Kalakaua Owners LLC	LB Somerset LLC	LB Preferred Somerset LLC	PAMI Statler Arms LLC	LB Rose Ranch LLC
Lehman Brothers Holdings Inc.
Class 4A	$2	$-	$-	$-	$-	$-	$-	$-	$-	$-	$-	$-
Class 4B	$-	$21	$-	$-	$2	$-	$-	$-	$-	$-	$-	$-
Class 8	$-	$-	$-	$-	$-	$-	$-	$-	$-	$-	$-	$-
Lehman Brothers Special Financing Inc.	$-	$21	$-	$8	$-	$-	$-	$-	$-	$-	$-	$-
Lehman Brothers Commodity Services Inc.	$-	$-	$-	$-	$-	$-	$-	$-	$-	$-	$-	$-
Lehman Brothers Commercial Corporation	$-	$-	$-	$0	$-	$-	$-	$-	$-	$-	$-	$-
Lehman Commercial Paper Inc.	$-	$-	$-	$25	$-	$-	$-	$-	$-	$-	$-	$-
Lehman Brothers OTC Derivatives Inc.	$-	$-	$-	$-	$-	$-	$-	$-	$-	$-	$-	$-
Lehman Brothers Financial Products Inc.	$-	$-	$-	$-	$-	$-	$-	$-	$-	$-	$-	$-
Lehman Brothers Derivative Products Inc.	$-	$-	$-	$-	$-	$-	$-	$-	$-	$-	$-	$-
LUXCO	$-	$-	$-	$-	$-	$-	$-	$-	$-	$-	$-	$-
LB 745 LLC	$-	$-	$-	$-	$-	$-	$-	$-	$-	$-	$-	$-
CES Aviation LLC	$-	$-	$-	$-	$-	$-	$0	$-	$-	$-	$-	$-
CES Aviation V LLC	$-	$-	$-	$-	$-	$-	$-	$-	$-	$-	$-	$-
CES Aviation IX LLC	$-	$-	$-	$-	$-	$-	$-	$-	$-	$-	$-	$-
Structured Asset Securities Corporation	$-	$-	$-	$-	$-	$-	$-	$-	$-	$-	$-	$-
East Dover Limited	$-	$-	$-	$-	$-	$-	$-	$-	$-	$-	$-	$-
Lehman Scottish Finance LP	$-	$-	$-	$-	$-	$-	$-	$-	$-	$-	$-	$-
LB Rose Ranch LLC	$-	$-	$-	$-	$-	$-	$-	$-	$-	$-	$-	$-
LB 2080 Kalakaua Owners LLC	$-	$-	$-	$-	$-	$-	$-	$-	$-	$-	$-	$-
BNC Mortgage LLC	$-	$-	$-	$-	$-	$-	$-	$-	$-	$-	$-	$-
LB Somerset LLC	$-	$-	$-	$-	$-	$-	$-	$-	$-	$-	$-	$-
LB Preferred Somerset LLC	$-	$-	$-	$-	$-	$-	$-	$-	$-	$-	$-	$-
PAMI Statler Arms LLC	$-	$-	$-	$-	$-	$-	$-	$-	$-	$-	$-	$-
Merit LLC	$-	$-	$-	$-	$-	$-	$-	$-	$-	$-	$-	$-

2

LEHMAN BROTHERS HOLDINGS INC.

Intercompany Funding Balances

(Unaudited)

$ in Millions Debtors	LBHI Intercompany Receivables - Intercompany Funding Balances
Lehman Commercial Paper Inc.	$20,624
Lehman Brothers Special Financing Inc.	14,895
Lehman Brothers Commercial Corporation	775
Lehman Brothers OTC Derivatives Inc.	194
Lehman Brothers Commodity Services Inc.	2,512
East Dover Limited	4
Structured Asset Securities Corporation	588
Lehman Scottish Finance LP	-
Luxembourg Residential Properties Loan Finance S.a.r.l.	-
Lehman Brothers Financial Products Inc.	1
Lehman Brothers Derivative Products Inc.	-
Merit LLC	6
CES Aviation LLC	22
LB 745 LLC	48
BNC Mortgage LLC	1
CES Aviation V LLC	8
CES Aviation IX LLC	9
LB 2080 Kalakaua Owners LLC	-
LB Somerset LLC	-
LB Preferred Somerset LLC	-
PAMI Statler Arms LLC	-
LB Rose Ranch LLC	-

Total Intercompany Funding Balance	$39,686

3

LEHMAN BROTHERS HOLDINGS INC.

Intercompany Receivables from Debtors

Adjusted Claims for Distribution

(Unaudited)

$ in Millions
Debtors
Lehman Brothers Special Financing Inc.	$15,341
Lehman Brothers Commodity Services Inc.	1,013
Lehman Brothers Commercial Corporation	-
Lehman Commercial Paper Inc.	13,733
Lehman Brothers OTC Derivatives Inc.	155
Lehman Brothers Financial Products Inc.	1
Lehman Brothers Derivative Products Inc.	-
LUXCO	-
LB 745 LLC	36
CES Aviation LLC	17
CES Aviation V LLC	6
CES Aviation IX LLC	7
Structured Asset Securities Corporation	471
East Dover Limited	3
Lehman Scottish Finance LP	-
LB Rose Ranch LLC	-
LB 2080 Kalakaua Owners LLC	-
BNC Mortgage LLC	-
LB Somerset LLC	-
LB Preferred Somerset LLC	-
PAMI Statler Arms LLC	0
Merit LLC	-

4

Schedule 3

(Bankhaus Settlement Agreement)

EXECUTION COPY

AMENDED AND RESTATED SETTLEMENT AGREEMENT

This Settlement Agreement (the “Agreement”) is made and entered into as of March 1, 2011 (the “Execution Date”), by and among the Debtors1 and certain of their Non-Debtor Affiliates2 (collectively, “Lehman US”), and Dr. Michael C. Frege in his capacity as Insolvency Administrator (Insolvenzverwalter) (the “LBB InsAdmin”) of Lehman Brothers Bankhaus AG (in Insolvenz) (“Bankhaus”). Lehman US and Bankhaus, acting through the LBB InsAdmin, shall each be referred to individually as a “Party” and collectively as the “Parties.”

RECITALS

WHEREAS, on September 15, 2008 and on various dates thereafter, each of the Debtors commenced a voluntary case under chapter 11 of title 11 of the United States Code (the “Bankruptcy Code”) in the United States Bankruptcy Court for the Southern District of New York (the “Bankruptcy Court”), which cases are being jointly administered under Case Number 08-13555 (JMP) (the “Chapter 11 Cases” and each a “Chapter 11 Case”);

WHEREAS, on November 12, 2008, the German banking regulator filed insolvency proceedings against Bankhaus (the “Bankhaus Proceeding”), and on November 13, 2008, the local court (Amtsgericht) of Frankfurt am Main (the “German Insolvency Court”) opened insolvency proceedings and appointed Dr. Michael C. Frege as the LBB InsAdmin;

WHEREAS, on April 29, 2009, the LBB InsAdmin on behalf of Bankhaus filed his Verified Petition Under Chapter 15 of the Bankruptcy Code for Recognition of Foreign Representative and Foreign Main Proceeding and for Additional Relief Under 11 U.S.C. Section 1521 [Docket No. 2], In re Lehman Brothers Bankhaus AG (in Insolvenz), Case No.09-12704 (JMP) (Bankr. S.D.N.Y.) (the “Bankhaus Chapter 15 Case”), and on May 22, 2009, the Bankruptcy Court entered an Order Granting Recognition of Foreign Representative and Foreign Main Proceeding and for Additional Relief Under 11 U.S.C. § 1521 [Docket No. 25] in the Bankhaus Chapter 15 Case;

WHEREAS, Bankhaus has filed or is the owner of the proofs of claim listed on Schedule A attached hereto against certain Debtors (collectively, the “Proofs of Claim”);

WHEREAS, Lehman US has filed the claims listed on Schedules B-1 and B-2 attached hereto against Bankhaus (the “Liquidation Claims”);

1             As used herein, “Debtors” means Lehman Brothers Holdings Inc. (“LBHI”); Lehman Brothers Special Financing Inc. (“LBSF”); Lehman Commercial Paper Inc. (“LCPI”); Lehman Brothers Commercial Corporation (“LBCC”); Lehman Brothers Financial Products Inc.; Lehman Brothers OTC Derivatives Inc.; Lehman Brothers Derivative Products Inc.; Lehman Brothers Commodity Services Inc. (“LBCS”); Lehman Scottish Finance L.P.; CES Aviation LLC; CES Aviation V LLC; CES Aviation IX LLC; East Dover Limited; Luxembourg Residential Properties Loan Finance S.a.r.l; BNC Mortgage LLC; Structured Asset Securities Corporation; LB Rose Ranch LLC; LB 2080 Kalakaua Owners LLC; Merit LLC; LB Somerset LLC; LB Preferred Somerset LLC; LB 745 LLC; PAMI Statler Arms LLC.

2             As used herein, “Non-Debtor Affiliates” means LB3 GmbH, Lehman Brothers Europe Inc., LB I Group Inc., Lehman Brothers International Services Inc., Lehman Brothers Offshore Partners Ltd., Luxembourg Finance S.à.r.l., PAMI Harbour Park, and Property Asset Management Inc.

WHEREAS, the Parties have entered into that certain amended tolling agreement with respect to the US Avoidance Actions and German Avoidance Actions, dated as of September 24, 2010 (the “Tolling Agreement”); and

WHEREAS, pursuant to an order of the Bankruptcy Court entered on January 14, 2010 [Docket No. 6665], authorizing and approving that certain settlement agreement with the LBB InsAdmin dated December 15, 2009 (the “Initial Bankhaus Settlement”), which order was supplemented by a stipulation so ordered by the Bankruptcy Court on August 5, 2010 [Docket No. 10642], a portion of the LBB InsAdmin’s claim against LBHI, Claim No. 0000058233, was allowed in the amount of $1,380,900,000 (subject to certain adjustments) (the “Initially Allowed LBHI SCA Claim”), and a portion of the LBB InsAdmin’s claim against LCPI, Claim No. 0000059006, was allowed in the amount of $1,015,500,000 (the “Initially Allowed LCPI SCA Claim”);

WHEREAS, the Parties are desirous of resolving all disputes and all other outstanding issues between the Parties and avoiding extensive and expensive litigation;

WHEREAS, on January 25, 2011, the Debtors filed the First Amended Joint Chapter 11 Plan of Lehman Brothers Holdings Inc. and its Affiliated Debtors [Docket No. 14150] (the “Plan”) and the Debtors’ Disclosure Statement for First Amended Joint Chapter 11 Plan of Lehman Brothers Holdings Inc. and its Affiliated Debtors Pursuant to Section 1125 of the Bankruptcy Code [Docket No. 14151] (the “Disclosure Statement”); and

WHEREAS, the Debtors will file an amended chapter 11 plan that will incorporate the terms and conditions of this Agreement (said plan and any amendments, modifications, and supplements thereto, the “Amended Plan”);

NOW, THEREFORE, in consideration of the recitals stated above, the agreements, promises and warranties set forth below and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Parties agree as follows:

1.            Definitions

Except as otherwise specified herein or as the context may otherwise require, the following terms have the respective meanings set forth below for all purposes of this Agreement.

“Allowed Bankhaus Claims” has the meaning ascribed to it in section 2.1(e).

“Allowed US Claims” has the meaning ascribed to it in section 2.1(e).

“Amended Plan” has the meaning ascribed to it in the Recitals.

“Asset Sale” means the sale to LBHI of (i) Spruce and Verano for the Spruce-Verano Purchase Price; and (ii) SASCO for the SASCO Purchase Price.

“Assigned BH Interest” has the meaning ascribed to it in section 3.5(b).

“Assigned US Interest” has the meaning ascribed to it in section 4.4(b).

“Bankhaus Chapter 15 Case” has the meaning ascribed to it in the Recitals.

2

“Bankhaus Creditor Groups” has the meaning ascribed to it in section 2.3(b)(2)

“Bankhaus Creditors Assembly” has the meaning ascribed to it in section 2.3(b)(2)

“Bankhaus Creditors Committee” has the meaning ascribed to it in section 2.3(b)(2)

“Bankhaus Proceeding” has the meaning ascribed to it in the Recitals.

“Bankruptcy Code” has the meaning ascribed to it in the Recitals.

“Bankruptcy Court” has the meaning ascribed to it in the Recitals.

“BH Claim Transferee” has the meaning ascribed to it in section 3.5(b).

“Chapter 11 Case” has the meaning ascribed to it in the Recitals.

“Chapter 15 Order” means an order of the Bankruptcy Court entered in the Bankhaus Chapter 15 Case (i) approving, pursuant to Rule 9019 of the Federal Rules of Bankruptcy Procedure and applicable provisions of the Bankruptcy Code, the terms of this Agreement; and (ii) authorizing the LBB InsAdmin to take all necessary corporate actions to consummate the transactions contemplated by this Agreement.

“Confirmation Date” means the date of the entry of the Confirmation Order by the Bankruptcy Court.

“Confirmation Order” means an order of the Bankruptcy Court (i) confirming the Amended Plan or an Other Plan pursuant to section 1129 of the Bankruptcy Code; (ii) approving, pursuant to Rule 9019 of the Federal Rules of Bankruptcy Procedure and applicable provisions of the Bankruptcy Code, the terms of this Agreement; and (iii) authorizing the Debtors to take all necessary corporate actions to consummate the transactions contemplated by this Agreement.

“Effective Date” means the date that the Amended Plan or an Other Plan becomes effective as provided for therein.

“German Avoidance Actions” means all avoidance actions and causes of action against Lehman US pursuant to sections 129, et seq., of the German Insolvency Code (Insolvenzordnung).

“German Insolvency Court” has the meaning ascribed to it in the Recitals.

“Initial Bankhaus Settlement” has the meaning ascribed to it in the Recitals.

“Initially Allowed LBHI SCA Claim” has the meaning ascribed to it in the Recitals.

“Initially Allowed LCPI SCA Claim” has the meaning ascribed to it in the Recitals.

“Insolvency Plan” has the meaning ascribed to it in section 2.3(c).

“LB Banque Claim” has the meaning ascribed to it in section 2.2(a)(1).

“LBCCA ISDA Claim” has the meaning ascribed to it in section 2.1 (a)(4).

“LCPI 7th Avenue Claim” has the meaning ascribed to it in 2.1 (c).

3

“Liquidation Claims” has the meaning ascribed to it in the Recitals.

“LPS Claim” has the meaning ascribed to it in 2.1(a)(3).

“Other Plan” means a chapter 11 plan or plans, proposed by parties other than the Debtors, that incorporate the settlements provided for in this Agreement.

“Proofs of Claim” has the meaning ascribed to it in the Recitals.

“Remaining LBHI SCA Claim” has the meaning ascribed to it in section 2.1(a)(2).

“SASCO” means the security with ISIN 78403WAA6.

“SASCO Purchase Price” means an amount equal to $625,000,000 subject to a payment of an additional $100,000,000 in the event that the Confirmation Order is not entered on or before December 31, 2012; provided, however, that such additional payment shall not be required to be paid (i) in the event that the LBB InsAdmin terminates this Agreement pursuant to sections 11.3(a) or 11.3(d), or (ii) in the event that Lehman US terminates this Agreement pursuant to section 11.2(c); provided, further, that in the event that Lehman US terminates this Agreement pursuant to section 11.2(d), such additional payment shall be reduced by an amount equal to the difference between the actual recoveries realized in the Bankhaus Proceeding in respect of the Allowed US Claims and the recoveries that would have been realized in the Bankhaus Proceeding in respect of the Allowed US Claims if the LBB InsAdmin did not allow and provide for materially different treatment of claims held by other creditors of Bankhaus that are factually and legally similar to the Allowed US Claims that results in such other creditors having a recovery entitlement in respect of said claims that is materially higher than the recovery entitlement in respect of the Allowed US Claims.

“Secured 7th Avenue Claims” has the meaning ascribed to it in section 2.1(b).

“Secured 7th Avenue Series 3 Claim” has the meaning ascribed to it in section 2.1(b).

“Secured 7th Avenue Series 4 Claim” has the meaning ascribed to it in section 2.1(b).

“Series 3 Swap Collateral Proceeds” has the meaning ascribed to it in section 2.1(b).

“Series 4 Swap Collateral Proceeds” has the meaning ascribed to it in section 2.1(b).

“Spruce” means the securities with ISIN 852079AA0.

“Spruce-Verano Purchase Price” means an amount equal to $332,000,000.

“Swap Collateral Proceeds” has the meaning ascribed to it in section 2.1(b).

“Tolling Agreement” has the meaning ascribed to it in the Recitals.

“Total 7th Avenue Series 3 Claim” has the meaning ascribed to it in section 2.1(b).

“Total 7th Avenue Series 4 Claim” has the meaning ascribed to it in section 2.1(b).

“Unsecured 7th Avenue Claims” has the meaning ascribed to it in section 2.1(b).

“Unsecured 7th Avenue Series 3 Claim” has the meaning ascribed to it in section 2.1(b).

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“Unsecured 7th Avenue Series 4 Claim” has the meaning ascribed to it in section 2.1(b).

“US Avoidance Actions” all actions under chapter 5 of the Bankruptcy Code or similar actions under applicable state law.

“US Claim Transferee” has the meaning ascribed to it in section 4.4(b).

“Verano” means the securities with ISIN 92336PAB2.

2.            Settlement of Claims.

2.1.            The LBB InsAdmin’s Claims Against the Debtors.

(a)            Claim Against LBHI.

(1)            That portion of the LBB InsAdmin’s claim against LBHI, Claim No. 0000058233, that relates to intercompany foreign exchange swap trades will be allowed and accepted as a non-priority, non-senior, unsecured claim in an aggregate amount of $7,867,140.

(2)            The balance of the LBB InsAdmin’s claim against LBHI, Claim No. 0000058233, that relates to the Security & Collateral Agreement, net of the amount of the Initially Allowed LBHI SCA Claim, will be allowed in an aggregate amount of $6,425,000,000 (the “Remaining LBHI SCA Claim”) as a non-priority, unsecured claim.

(3)            The LBB InsAdmin’s claim against LBHI, Claim No. 0000058241, that is based in whole or in part on LBHI’s guarantee of Lehman Programs Securities (the “LPS Claim”) will be allowed as a non-priority, unsecured claim in an aggregate amount of $19,191,840.

(4)            That portion of the LBB InsAdmin’s claim against LBHI, Claim No. 0000058233, on account of any and all claims arising under that certain ISDA Master Agreement & Credit Support Annex with Lehman Brothers Commercial Corporation Asia Ltd. (the “LBCCA ISDA Claim”) will be allowed as a non-priority, non-senior unsecured claim in an aggregate amount of $16,256,461.

(b)            7th Avenue Claims Against LBSF;    The LBB InsAdmin’s claim against LBSF, Claim No. 0000027947, on account of that certain Multi-Structure Note Programs for 7th Avenue and Master Trust Deed, dated September 12, 2002, will be allowed (A) in an aggregate amount of $200,000,000 (the “Total 7th Avenue Series 3 Claim”) as follows: (i) as a secured claim against LBSF (the “Secured 7th Avenue Series 3 Claim”), in an amount equal to the net proceeds realized (less reasonable expenses incurred in connection with the collection of such proceeds) from the swap agreements listed on Schedule C1 hereto (the “Series 3 Swap Collateral Proceeds”), and to the extent that the Series 3 Swap Collateral Proceeds do not fully satisfy the Total 7th Avenue Series 3 Claim, (ii) as a non-priority, non-senior unsecured claim against LBSF in an amount equal to the Total 7th Avenue Series 3 Claim less the Series 3 Swap Collateral Proceeds (the “Unsecured 7th Avenue Series 3 Claim”); and (B) in an aggregate amount of $1,000,000,000 (the “Total 7th Avenue Series 4 Claim”) as follows: (i) as a secured claim against LBSF (the “Secured 7th Avenue Series 4 Claim” and, together with the Secured 7th Avenue Series 3 Claim, the “Secured 7th Avenue Claims”), in an amount equal to the net proceeds realized (less reasonable expenses incurred in connection with the collection of such proceeds) from the swap agreements listed on Schedule C2 hereto (the “Series 4 Swap Collateral Proceeds” and, together with the Series 3 Swap Collateral Proceeds, the “Swap Collateral Proceeds”), and to the extent that the Series 4 Swap Collateral Proceeds do not fully satisfy the Total 7th Avenue Series 4 Claim, (ii) as a non-

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priority, non-senior unsecured claim against LBSF in an amount equal to (x) the Total 7th Avenue Series 4 Claim less the Series 4 Swap Collateral Proceeds (the “Unsecured 7th Avenue Series 4 Claim” and, together with the Unsecured 7th Avenue Series 3 Claim, the “Unsecured 7th Avenue Claims”) less (y) the $320,904,908 representing the amount of LBSF’s allowed claims against Bankhaus referred to in section 2.2(b) below.

(1)            As soon as practicable following the Effective Date, but no later than 30 days following the Effective Date, LBSF shall make a distribution to LBB InsAdmin of the Swap Collateral Proceeds collected and held by LBSF as of the Confirmation Date, with periodic distributions six months after the Effective Date, and every six months thereafter, of received and collected Swap Collateral Proceeds, if any, provided that a distribution will be made as promptly as possible if at any time after the Effective Date, (i) the amount of Swap Collateral Proceeds received and collected, but not yet distributed, either is equal to or greater than $1,000,000, or (ii) represents the final amount of the collected Swap Collateral Proceeds. To the extent that either the Secured 7th Avenue Series 3 Claim or the Secured 7th Avenue Series 4 Claim is satisfied in full from the Series 3 Swap Collateral Proceeds or the Series 4 Swap Collateral Proceeds, respectively, all liens of the LBB InsAdmin in respect of any proceeds securing such fully satisfied claim or claims shall be deemed released and discharged.

(2)            For the purpose of establishing distribution reserves, as of the Confirmation Date, (i) the Unsecured 7th Avenue Series 3 Claim shall be estimated in an amount equal to the Total 7th Avenue Series 3 Claim less the Series 3 Swap Collateral Proceeds received and collected by LBSF as of the Confirmation Date, and (ii) the Unsecured 7th Avenue Series 4 Claim shall be estimated in an amount equal to the Total 7th Avenue Series 4 Claim less the Series 4 Swap Collateral Proceeds received and collected by LBSF as of the Confirmation Date. That estimate shall be reduced as and when additional amounts of the Swap Collateral Proceeds are distributed to LBB InsAdmin. The amounts of the Unsecured 7th Avenue Series 3 Claim and Unsecured 7th Avenue Series 4 Claim shall be determined and fixed in amount and allowed in that amount, and thereafter, LBSF will make a distribution to LBB InsAdmin in accordance with the terms of the Amended Plan as to each such finally allowed claim when, with respect to the Unsecured 7th Avenue Series 3 Claim, all Series 3 Swap Collateral Proceeds have been distributed to LBB InsAdmin and, with respect to the Unsecured 7th Avenue Series 4 Claim, all Series 4 Swap Collateral Proceeds have been distributed to LBB InsAdmin, or the Parties have agreed on fixed amounts for the Secured 7th Avenue Claims and Unsecured 7th Avenue Claims, based upon total collections and the LBB InsAdmin’s waiver in respect of its liens on any unpaid balances. LBSF currently estimates that the ultimate aggregate amount of the Series 3 Swap Collateral Proceeds may total at least $209,000,000, and the ultimate aggregate amount of the Series 4 Swap Collateral Proceeds may total $479,000,000, it being understood that this estimate is not Lehman US’s guarantee of such amount nor a commitment of any kind whatsoever. The Debtors will provide the LBB InsAdmin with periodic, and in any event, on the 15th of January and June of each year, information on the amounts of collected Swap Collateral Proceeds and unpaid balances on an ongoing basis.

(c)            7th Avenue Claim Against LCPI:    The LBB InsAdmin’s claim against LCPI, Claim No. 0000059006, on account of that certain master repurchase agreement dated October 16, 1998, as amended from time to time, between, inter alia, Bankhaus and LCPI will be allowed as a non-priority unsecured claim in an amount equal to the amount of (i) $1,279,401,572 less the Swap Collateral Proceeds and all distributions received by Bankhaus with respect to the Unsecured 7th Avenue Claims under the Amended Plan (the “LCPI 7th Avenue Claim”); less (ii) the $69,344,378, representing the amount of LCPI’s allowed claims against Bankhaus referred to in section 2.2(e) below. For the purpose of establishing distribution reserves, as of the Confirmation Date, the LCPI 7th Avenue Claim shall be estimated in an amount to be determined based on the amount of Swap Collateral Proceeds as of the date immediately preceding the Confirmation Date. That estimated amount shall be reduced as and when further distributions of the Unsecured 7th Avenue Claims are made. The amount of the LCPI 7th Avenue

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Claim shall be finally determined and fixed in such amount and allowed in that amount, and an appropriate distribution made pursuant to the Amended Plan as to said claim, contemporaneously with all distributions made based on the allowed Unsecured 7th Avenue Claims or when the Parties have agreed on fixed amounts for the Secured 7th Avenue Claims and the Unsecured 7th Avenue Claims as provided in section 2.1(b)(2).

(d)            Other than the claims to be allowed as set forth in section 2.1(a)-(c) hereof, the Initially Allowed LBHI SCA Claim and the Initially Allowed LCPI SCA Claim, all other claims asserted or held by Bankhaus or the LBB InsAdmin against Lehman US, including without limitation, those claims that are reflected in Schedule A annexed hereto, will be deemed expunged.

(e)            The allowed claims of the LBB InsAdmin as set forth in this section 2.1 (the “Allowed Bankhaus Claims”) shall not, except as otherwise specifically provided for herein, be subject to further objections or defenses, whether by way of netting, set off, recoupment, counterclaim or otherwise, or any claim under section 510 of the Bankruptcy Code or otherwise which would have the effect of subordinating such claims to the claims of other general unsecured creditors; provided that in the event that any party objects to any of the claims of Lehman US that are allowed pursuant to this Agreement (the “Allowed US Claims”), until such time as such Allowed US Claims are allowed by the German courts or otherwise settled in a manner acceptable to the Parties, Lehman US shall be entitled to withhold from distributions that would otherwise be made under the Amended Plan in respect of the Allowed Bankhaus Claims an amount that is equal to the amount of distributions that would otherwise be made with respect to the Allowed US Claims that are the subject of an objection.

2.2.            Lehman US’s Claims Against Bankhaus.

(a)            LBHI

(1)            LBHI has acquired a claim against Bankhaus from Lehman Brothers Banque S.A. (the “LB Banque Claim”). LBHI acknowledges the LBB InsAdmin’s intent to treat the LB Banque Claim as a subordinated claim within the meaning of § 39 German Insolvency Code (Insolvenzordnung). LBHI will not challenge such treatment of the LB Banque Claim.

(2)            As provided in the Initial Bankhaus Settlement, (i) LBHI agrees that any cash collateral provided by LBHI to the LBB InsAdmin under the Security & Collateral Agreement shall remain with the LBB InsAdmin, and the LBB InsAdmin and Bankhaus shall under no circumstance be required to repay such cash collateral to LBHI, and (ii) LBHI expressly waives all of its rights with respect to such cash collateral including, but not limited to, all rights pursuant to the doctrines of set-off, recoupment, retention or any other legal or equitable theory.

(b)            LBSF: The claims asserted by LBSF (Claimant No. 432) against Bankhaus will be allowed in an aggregate amount of $320,904,908, which will be satisfied by reducing the LBB InsAdmin’s claim against LBSF by such allowed amount, as provided in section 2.1(b) hereof.

(c)            LBCC: The claims asserted by LBCC (Claimant No. 456) against Bankhaus will be allowed as non-priority, non-senior, unsecured claims (§ 38 German Insolvency Code (Insolvenzordnung)) in an aggregate amount of $101,979,146.

(d)            LBCS: The claims asserted by LBCS (Claimaint No. 457) against Bankhaus will be allowed as non-priority, non-senior, unsecured claims (§ 38 German Insolvency Code (Insolvenzordnung)) in an aggregate amount of $149,747,293.

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(e)            LCPI:    The claims asserted by LCPI (Claimaint No. 435) against Bankhaus will be allowed in an aggregate amount of $69,344,378, which will be satisfied by reducing the LBB IndAdmin’s claim against LCPI by such allowed amount, as provided in section 2.1(c) hereof.

(f)            Luxembourg Finance S.à.r.l.:    Luxembourg Finance S.à.r.l. acknowledges the LBB InsAdmin’s intent to treat the claim asserted by Luxembourg Finance S.à.r.l. in an amount equal to €273,546,795.05 (Claimant No. 433) (the “Lux Finance Claim”) as a subordinated claim within the meaning of § 39 German Insolvency Code (Insolvenzordnung). Luxembourg Finance S.à.r.l. will not challenge such treatment of the Lux Finance Claim.

(g)            Lehman US acknowledges the LBB InsAdmin’s intent to treat the claims set forth on Schedule B-2 as subordinated claims within the meaning of § 39 German Insolvency Code (Insolvenzordnung). All other claims asserted or held by Lehman US against Bankhaus, including without limitation those claims that are set forth in Schedule B-1 annexed hereto, will be deemed expunged.

(h)            The allowed claims of Lehman US as set forth in this section 2.2 shall not, except as otherwise specifically provided for in section 2.2(a)(1), be subject to further objections or defenses by the LBB InsAdmin, whether by way of netting, set off, recoupment, counterclaim or otherwise, or any claim that would have the effect of subordinating such claims to the claims of other general unsecured creditors.

2.3.            Plan Support.

(a)            The Debtors’ Obligations.    Within a reasonable period of time following the Execution Date, the Debtors will (a) file with the Bankruptcy Court and prosecute (i) the Amended Plan, (ii) the approval of a disclosure statement with respect to the Amended Plan and establishing voting procedures, and (iii) entry of a Confirmation Order with respect to the Amended Plan, and (b) seek approval of the settlements provided for under this Agreement and defend any objections thereto.

(b)            The LBB InsAdmin’s Obligations. The LBB InsAdmin agrees to perform and comply with the following obligations as to the Amended Plan, which obligations shall become effective upon the Execution Date notwithstanding the terms and conditions of section 10 below, or any other provisions of this Agreement:

(1)            The LBB InsAdmin shall not commence any proceeding or otherwise prosecute, join in, or support any objection to, or oppose or object to, the Amended Plan, and will not consent to, support, or participate in the formulation of any other chapter 11 plan in the Chapter 11 Cases, provided that entry of the Confirmation Order has not been denied with prejudice or this Agreement is otherwise terminated pursuant to section 11 of this Agreement.

(2)            The LBB InsAdmin shall promptly seek authority from the Bankhaus creditors’ committee (Gläubigerausschuss) (“Bankhaus Creditors Committee”) and the Bankhaus creditors’ assembly (Gläubigerversammlung) (“Bankhaus Creditors Assembly” and, together with the Bankhaus Creditors Committee, the “Bankhaus Creditor Groups”) to perform all of the obligations set forth in this Agreement prior to the deadline for voting on the Amended Plan.

(3)            Subject to having obtained authority only from the Bankhaus Creditor Groups, the LBB InsAdmin shall timely vote to accept the Amended Plan; provided, that he has been solicited pursuant to section 1125 of the Bankruptcy Code.

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(4)            Subject to having obtained authority from the Bankhaus Creditor Groups, the LBB InsAdmin shall support, and use good faith diligent efforts to promote, the confirmation and consummation of the Amended Plan, and shall recommend that creditors of Bankhaus who have filed claims against the Debtors and have been solicited pursuant to section 1125 of the Bankruptcy Code timely vote to accept the Amended Plan.

(5)            The LBB InsAdmin shall not object to or contest the claims asserted against any Lehman US entity by other affiliates of the Debtors that have entered into agreements with the Debtors settling claims and receivables among such parties.

(c)            This Agreement is not and shall not be deemed to be a solicitation for consents to the Amended Plan. The acceptance of the LBB InsAdmin will not be solicited until the LBB InsAdmin has received a Disclosure Statement in respect of the Amended Plan that has been approved by the Bankruptcy Court.

(d)            Intended German Insolvency Plan.    The LBB InsAdmin may consider proposing an insolvency plan in the Bankhaus Proceeding (the “Insolvency Plan”). Provided that the Debtors are afforded an opportunity to review, at a minimum, a summary of the salient terms of the Insolvency Plan a reasonable and appropriate time, but in no event not less than 30 days prior to submission of the Insolvency Plan to the German Insolvency Court, and are reasonably satisfied that the Insolvency Plan is consistent with the terms of this Agreement and does not materially impact the Debtors’ interests and recoveries in the Bankhaus Proceeding from what it could expect in a German insolvency proceedings, and treats creditors consistent with German insolvency law, and knowing that the LBB InsAdmin will not be guaranteeing any specific recovery amount under the Insolvency Plan; the Debtors will (i) support, use good faith efforts to promote, the confirmation and consummation of the Insolvency Plan in the Bankhaus Proceeding, (ii) not commence any proceeding, otherwise prosecute, join in, support an objection to, or oppose or object to the Insolvency Plan; (iii) provided that they have been properly solicited and are entitled to a voting right, timely vote to accept the Insolvency Plan; (iv) provided that the creditors of the Debtors who are also creditors of Bankhaus have been properly solicited and are entitled to a voting right, ask that all such creditors timely vote to accept the Insolvency Plan; and (v) seek authority, to the extent necessary, from the Bankruptcy Court, to perform all of the foregoing prior to the deadline for the voting on the Insolvency Plan.

3.            The LBB InsAdmin’s Representations and Warranties.    In order to induce Lehman US to enter into and perform their obligations under this Agreement, the LBB InsAdmin hereby represents, warrants and acknowledges as follows:

3.1.            Authority.    Subject to the Bankhaus Creditor Groups each having approved the execution and delivery of, and the performance of the obligations of the LBB InsAdmin under, this Agreement and the transactions contemplated herein (i) the LBB InsAdmin has the power and authority to execute, deliver and perform its obligations under this Agreement, and to consummate the transactions contemplated herein and (ii) the execution, delivery and performance by the LBB InsAdmin of this Agreement and the consummation of the transactions contemplated herein have been duly authorized by all necessary action on the part of the LBB InsAdmin and no other proceedings on the part of the LBB InsAdmin are necessary to authorize and approve this Agreement or any of the transactions contemplated herein.

3.2.            Validity.    Subject to the Bankhaus Creditor Groups each having approved the execution and delivery of, and the performance of the obligations of the LBB InsAdmin under, this Agreement and the transactions contemplated herein, this Agreement has been duly executed and

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delivered by the LBB InsAdmin and constitutes the legal, valid and binding agreement of the LBB InsAdmin, enforceable against the LBB InsAdmin in accordance with its terms.

3.3.            Authorization of Governmental Authorities and Creditors.    No action by (including any authorization, consent or approval), in respect of, or filing with, any governmental authority is required for, or in connection with, the valid and lawful authorization, execution, delivery and performance by the LBB InsAdmin pursuant to this Agreement other than as set forth in section 3.1 above.

3.4.            No Reliance.    The LBB InsAdmin (i) is a sophisticated party with respect to the subject matter of this Agreement, (ii) has been represented and advised by legal counsel in connection with this Agreement, (iii) has adequate information concerning the matters that are the subject of this Agreement, and (iv) has independently and without reliance upon any Debtor or any Non-Debtor Affiliate or any of their affiliates or any officer, employee, agent or representative thereof, and based on such information as the LBB InsAdmin has deemed appropriate, made his own analysis and decision to enter into this Agreement, except that the LBB InsAdmin has relied upon each Debtor’s and each Non-Debtor Affiliate’s express representations, warranties and covenants in this Agreement, the LBB InsAdmin acknowledges that it has entered into this Agreement voluntarily and of his own choice and not under coercion or duress.

3.5.            Title; No Prior Transfer of Claims.

(a)            Other than the Initially Allowed LBHI SCA Claim and the Initially Allowed LCPI SCA Claim, which were previously sold and assigned, the LBB InsAdmin (i) owns the Proofs of Claim free and clear of any and all liens, claims, set-off rights, security interests, participations, or encumbrances created or incurred by the LBB InsAdmin, (ii) is not aware of any third party rights with respect to the Proofs of Claim as of the Execution Date, and (iii) has not transferred or assigned to any other person any of the Proofs of Claim, in whole or in part.

(b)            The LBB InsAdmin may only convey, transfer, assign, or participate any of the claims or receivables that are the subject of this Agreement, or any rights or interests arising thereunder, in whole or in part, after the earlier of the Effective Date or December 31, 2011 (in each case, an “Assigned BH Interest”), to any party or parties (in each case, a “BH Claim Transferee”) provided that any such conveyance, transfer, assignment, or participation is consummated pursuant to a written agreement that provides (i) that the terms and provisions of this Agreement shall be binding in all respects upon the BH Claim Transferees, and any successor transferees, and shall govern their acts, and (ii) that the LBB InsAdmin shall retain all rights with respect to the Assigned BH Interests, to vote on any chapter 11 plan proposed in the Chapter 11 Cases in his sole discretion and in a manner that is consistent with the terms of this Agreement. No such conveyance, transfer, assignment, or participation shall be valid unless (i) Lehman US receives a copy of said written agreement executed by the transferor and the transferee and (ii) Lehman US does not object to the proposed conveyance, transfer, assignment, or participation, based on the failure of said written agreement to contain the foregoing provisions; provided, however, that the foregoing restriction on objections shall not apply with respect to any objections premised on any orders entered in the Chapter 11 Cases relating to the trading of claims. Any such conveyance, transfer, assignment, or participation shall not relieve the LBB InsAdmin of any of his obligations under this Agreement.

4.            Lehman US’s Representations and Warranties.    In order to induce the LBB InsAdmin to enter into and perform its obligations under this Agreement, each Debtor and each Non-Debtor Affiliate hereby represents, warrants and acknowledges as follows:

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4.1.            Authority.

(a)            Subject to the occurrence of the Effective Date, (i) each signatory Debtor has the power and authority to execute, deliver and perform its obligations under this Agreement, and to consummate the transactions contemplated herein and (ii) the execution, delivery and performance by such Debtor of this Agreement and the consummation of the transactions contemplated herein have been duly authorized by all necessary action on the part of such Debtor and no other proceedings on the part of such Debtor are necessary to authorize and approve this Agreement or any of the transactions contemplated herein.

(b)            (i) Each Non-Debtor Affiliate has the power and authority to execute, deliver and perform its obligations under this Agreement, and to consummate the transactions contemplated herein and (ii) the execution, delivery and performance by such Non-Debtor Affiliate of this Agreement and the consummation of the transactions contemplated herein have been duly authorized by all necessary action on the part of such Non-Debtor Affiliate and no other proceedings on the part of such Non-Debtor Affiliate are necessary to authorize and approve this Agreement or any of the transactions contemplated herein.

4.2.            Validity.

(a)            Subject to the occurrence of the Effective Date, this Agreement has been duly executed and delivered by each Debtor and constitutes the legal, valid and binding agreement of each Debtor, enforceable against each Debtor in accordance with its terms.

(b)            This Agreement has been duly executed and delivered by each Non-Debtor Affiliate and constitutes the legal, valid and binding agreement of each Non-Debtor Affiliate, enforceable against each Non-Debtor Affiliate in accordance with its terms.

4.3.            Authorization of Governmental Authorities. No action by (including any authorization, consent or approval), in respect of, or filing with, any governmental authority is required for, or in connection with, the valid and lawful authorization, execution, delivery and performance by each Debtor and each Non-Debtor Affiliate of this Agreement, other than entry of the Confirmation Order.

4.4.            Title; No Transfer of Claims.

(a)            Lehman US (i) owns the Liquidation Claims free and clear of any and all liens, claims, set-off rights, security interests, participations, or encumbrances created or incurred by Lehman US, (ii) is not aware of any third party rights with respect to the Liquidation Claims as of the Execution Date, and (iii) has not transferred or assigned to any other person any of the Liquidation Claims, in whole or in part.

(b)            Lehman US may only convey, transfer, assign, or participate any of the claims or receivables that are the subject of this Agreement, or any rights or interests arising thereunder, in whole or in part, after the earlier of the Effective Date or December 31, 2011 (in each case, an “Assigned US Interest”), to any party or parties (in each case, a “US Claim Transferee”) provided that any such conveyance, transfer, assignment, or participation is consummated pursuant to a written agreement that provides that the terms and provisions of this Agreement shall be binding in all respects upon the US Claim Transferees, and any successor transferees, and shall govern their acts. No such conveyance, transfer, assignment, or participation shall be valid unless (i) the LBB InsAdmin receives a copy of said written agreement executed by the transferor and the transferee and (ii) the LBB InsAdmin does not

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object to the proposed conveyance, transfer, assignment, or participation, based on the failure of said written agreement to contain the foregoing provisions. Any such conveyance, transfer, assignment, or participation shall not relieve Lehman US of any of its obligations under this Agreement.

4.5.            No Reliance.    Each Debtor and each Non-Debtor Affiliate (i) is a sophisticated party with respect to the matters that are the subject of this Agreement, (ii) has had the opportunity to be represented and advised by legal counsel in connection with this Agreement, (iii) has adequate information concerning the matters that are the subject of this Agreement, and (iv) has independently and (except for the information provided to the LBB Ins Admin or Bankhaus, respectively, by LBSF and/or by or through LAMCO acting on its behalf under the Cash Segregation Stipulation with respect to (i) the amount of funds collected from 7th Avenue Series 3 and Series 4 counterparties and (ii) any factual circumstances in writing (including electronic text communication) when seeking LBB Ins Admin’s agreement to any settlements or any alternative dispute resolution results with any counterparty) without reliance upon the LBB InsAdmin, and based on such information as such Debtor or such Non-Debtor Affiliate has deemed appropriate, made its own analysis and decision to enter into this Agreement, except that such Debtor or such Non-Debtor Affiliate has relied upon the LBB InsAdmin’s express representations, warranties and covenants in this Agreement, which it enters, or as to which it acknowledges and agrees, voluntarily and of its own choice and not under coercion or duress.

5.            Due Diligence on Avoidance Actions.    The Parties will perform the necessary due diligence with respect to US Avoidance Actions and German Avoidance Actions and will complete such diligence prior to entry of an order by the Bankruptcy Court approving the disclosure statement related to the Amended Plan, but in no event earlier than April 30, 2011. The Parties will cooperate with each other during the due diligence period and work together in a working-group. The Parties will examine the transactions between the Parties that occurred in the period of one year prior to September 15, 2008. The contractual understanding of the Parties is that this examination takes place in an appropriate time period and on a cooperative, transparent way. Promptly upon the completion of such diligence, the Parties will either commence any Avoidance Actions or provide notice to the other Party that, subject to the effectiveness of this Agreement, such Party will not commence any Avoidance Actions against any other Party.

6.            Asset Sale.    The LBB InsAdmin will sell to LBHI (i) Spruce and Verano for the Spruce-Verano Purchase Price, and (ii) SASCO for the SASCO Purchase Price, subject to the Parties entering into definitive documentation and obtaining requisite approvals, which shall be obtained as soon as reasonably possible prior to the Effective Date. The obligation of the LBB InsAdmin to sell to LBHI and of LBHI to purchase SASCO, Spruce and Verano shall survive the termination of this Agreement.

7.            Surviving Contracts.    The contracts and any non-binding agreements listed in Schedule D shall survive the execution, consummation or termination of this Agreement. All other contracts between Lehman US and the LBB InsAdmin or Bankhaus that are not included on Schedule D shall be rejected pursuant to Section 365 of the Bankruptcy Code in accordance with the Amended Plan. Any claims that arise from the rejection of contracts between Lehman US and the LBB InsAdmin are deemed to be satisfied in full by the claims allowed pursuant to section 2 hereof.

8.            Cooperation.    The Parties will continue to exchange data relating to the respective bankruptcy cases and insolvency proceedings based on the data sharing agreement and the cross border international protocol in order to assist each other in resolving claims of affiliates and other creditors and in order for the LBB InsAdmin to reasonably monitor the Swap Collateral Proceeds collection.

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9.            Releases.

9.1.            Lehman US’s Releases.    Upon the occurrence of the Effective Date, and except as to (i) the allowed claims set forth in section 2 hereof, (ii) Lehman US’s distribution entitlements in the Bankhaus Proceeding, (iii) the agreements, promises, settlements, representations and warranties set forth in this Agreement, and (iv) the performance of the obligations set forth herein, (v) the agreements, promises, settlements, representations and warranties set forth in the Initial Bankhaus Settlement, (vi) the claims, if any, arising under the surviving contracts set forth on Schedule D, and (vii) the duties and obligations of the LBB InsAdmin as Insolvency Administrator (Insolvenzverwalter) of Bankhaus, and subject to the effectiveness of this Agreement in accordance with section 10 below, and in consideration of the foregoing and the LBB InsAdmin’s execution of this Agreement, each Debtor and each Non-Debtor Affiliate on behalf of itself, its estate (where applicable), its successors and assigns, will fully and forever release, discharge and acquit the LBB InsAdmin, and his respective financial advisors, accountants and attorneys, from all manners of action, causes of action, judgments, executions, debts, demands, rights, damages, costs, expenses, and claims of every kind, nature, and character whatsoever, whether at law or in equity, whether based on contract (including, without limitation, quasi-contract or estoppel), statute, regulation, tort (excluding intentional torts, fraud, recklessness, gross negligence or willful misconduct) or otherwise, accrued or unaccrued, known or unknown, matured or unmatured, liquidated or unliquidated, certain or contingent, including all US Avoidance Actions and any claims based upon an asserted right of subrogation, including but not limited to any such subrogation claims in connection with distribution to Bankhaus’creditors based upon a guarantee or similar document by LBHI or any of its affiliates.

9.2.            LBB InsAdmin’s Releases.    Upon the occurrence of the Effective Date, and except as to (i) the allowed claims set forth in section 2 hereof, (ii) the LBB InsAdmin’s distribution entitlements in the Chapter 11 Cases, (iii) the agreements, promises, settlements, representations and warranties set forth in this Agreement, and (iv) the performance of the obligations set forth herein, and (v) the agreements, promises, settlements, representations and warranties set forth in the Initial Bankhaus Settlement, and (vi) the claims, if any, arising under the surviving contracts set forth on Schedule D, and subject to the effectiveness of this Agreement in accordance with section 10 below, and in consideration of the foregoing and each Lehman US entity’s execution of this Agreement, the LBB InsAdmin, the Bankhaus estate, and their successors and assigns, will fully and forever release, discharge and acquit each Lehman US entity, and their respective financial advisors, accountants and attorneys, from all manners of action, causes of action, judgments, executions, debts, demands, rights, damages, costs, expenses, and claims of every kind, nature, and character whatsoever, whether at law or in equity, whether based on contract (including, without limitation, quasi-contract or estoppel), statute, regulation, tort (excluding intentional torts, fraud, recklessness, gross negligence or willful misconduct) or otherwise, accrued or unaccrued, known or unknown, matured or unmatured, liquidated or unliquidated, certain or contingent, including, without limitation, (i) any administrative expense claims arising under section 503 of the Bankruptcy Code, and (ii) all German Avoidance Actions. The LBB InsAdmin agrees that he will not bring or assert any claims against Lehman US pursuant to sections 117 and 311 of the German Stock Corporation Act (Aktiengesetz).

10.            Effectiveness of Agreement.    This Agreement shall be effective upon the Execution Date, provided that effectiveness of this Agreement, with the exception of sections 2.3, 5, 6, and 8 above, and section 11 below, and as long as this Agreement has not been terminated pursuant to section 11 below, is subject to (i) the Effective Date having occurred, (ii) the LBB InsAdmin’s procurement of the necessary authority stated above in section 3.1 hereof, (iii) the consummation of the Asset Sale, and (iv) entry of the Chapter 15 Order, provided that entry of the Chapter 15 Order shall not be a prerequisite to the LBB InsAdmin voting in respect of the Amended Plan, so long as the requirements of section 2.3(b)(3) are satisfied; and this entire Agreement shall be null and void, and each of the Parties’ respective interests,

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rights, remedies and defenses shall be restored without prejudice as if this Agreement had never been executed, except as to this section 10, if the entry of the Confirmation Order is denied with prejudice.

11.            Termination.

11.1.            Automatic Termination.    This Agreement shall automatically terminate on any date on which (i) the Debtors file a chapter 11 plan that provides for the substantive consolidation of one or more Debtor and Bankhaus, (ii) the Bankruptcy Court denies the motion seeking the Confirmation Order with prejudice, (iii) the Amended Plan is not confirmed on or before December 31, 2012, or (iv) the LBB InsAdmin is unable, after good faith efforts, to obtain the authority necessary to perform its obligations under this Agreement prior to the deadline for submitting votes on the Amended Plan.

11.2.            Lehman US’s Right to Terminate.    Each Debtor and each Non-Debtor Affiliate shall have the right, at its election, to terminate this Agreement by written notice to the LBB InsAdmin if (a) there is a breach, in any material respect, of the representations, warranties and/or covenants of the LBB InsAdmin hereunder, taken as a whole, and the LBB InsAdmin shall fail to cure such breach within ten (10) days following written notice of such breach from Lehman US, (b) the LBB InsAdmin terminates the Tolling Agreement, (c) the LBB InsAdmin fails to obtain approval of this Agreement from the Bankhaus Creditor Groups, or (d) other than as set forth herein, the LBB InsAdmin allows and provides for materially different treatment of claims held by other creditors of Bankhaus that are factually and legally similar to the Allowed US Claims that results in such other creditors having a recovery entitlement in respect of said claims that is materially higher than the recovery entitlement in respect of the Allowed US Claims.

11.3.            The LBB InsAdmin’s Right to Terminate.    The LBB InsAdmin shall have the right, at his election, to terminate this Agreement by written notice to Lehman US if (a) there is a breach, in any material respect, of the representations, warranties and/or covenants of Lehman US hereunder, taken as a whole, and Lehman US shall fail to cure such breach within ten (10) days following written notice of such breach from the LBB InsAdmin; (b) the Debtors make a material modification to the structure, classification or distribution scheme under the Amended Plan that would materially reduce the recovery estimates set forth in the Disclosure Statement with respect to classes that include the Allowed Bankhaus Claims; (c) the Amended Plan provides for materially different treatment of claims held by other creditors that are factually and legally similar to the claims of the LBB InsAdmin allowed hereunder that results in such other creditors having a recovery entitlement in respect of said claims that is materially higher than the recovery entitlement provided for in the Amended Plan in respect of the LBB InsAdmin’s allowed claims; provided, however, that with respect to sections 11.3(b) and 11.3(c), (i) the Debtors are not guaranteeing or committing to any specific recovery amount under the Amended Plan, and (ii) modifications to the projected recovery amounts set forth in the disclosure statement approved by the Bankruptcy Court with respect to the Amended Plan that are based upon revised projections of asset values shall not constitute material modifications to the Amended Plan; or (d) any Debtor terminates the Tolling Agreement; provided, further, that the termination right in section 11.3(d) must be exercised no later than ten (10) business days prior the hearing for approval of the disclosure statement with respect to the Amended Plan. The Parties have agreed to amend section 11.3(b) of this Agreement to replace the Contemplated Recoveries with the recovery estimates in the proposed disclosure statement with respect to the Amended Plan provided such recovery estimates are consistent with the Contemplated Recoveries.

11.4.            Effect of Termination.    In the event that this Agreement is terminated in accordance with its terms by any Party, then neither this Agreement, nor any motion or other pleading filed in the Bankruptcy Court with respect to the approval of this Agreement or confirmation of the Amended Plan, shall have any res judicata or collateral estoppel effect or be of any force or effect, each of the Parties’ respective interests, rights, remedies and defenses shall be restored without prejudice as if

14

this Agreement had never been executed and the Parties hereto shall be automatically relieved of any further obligations hereunder. Except as expressly provided herein, this Agreement and all communications and negotiations among the Parties with respect hereto or any of the transactions contemplated hereunder are without waiver of or prejudice to the Parties rights and remedies and the Parties hereby reserve all claims, defenses and positions that they may have with respect to each other.

12.            Venue and Choice of Law.

12.1.            Venue.    To the maximum extent permissible by law, the Parties expressly consent and submit to the exclusive jurisdiction of the Bankruptcy Court over any actions or proceedings relating to the enforcement or interpretation of this Agreement and any Party bringing such action or proceeding shall bring such action or proceeding in the Bankruptcy Court; provided that, any actions or proceedings arising out of disputes in the amount or validity of the Liquidation Claims or the German Avoidance Actions shall be the exclusive jurisdiction of the German courts. Each of the Parties agrees that a final judgment in any such action or proceeding, including all appeals, shall be conclusive and may be enforced in other jurisdictions (including any foreign jurisdictions) by suit on the judgment or in any other manner provided by applicable law. If the Bankruptcy Court refuses or abstains from exercising jurisdiction over the enforcement of this Agreement and/or any actions or proceedings arising hereunder or thereunder, then the Parties agree that venue shall be in any other state or federal court located within the County of New York in the State of New York having proper jurisdiction. Each Party hereby irrevocably and unconditionally waives, to the fullest extent it may legally and effectively do so, (i) any objection which it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Agreement with the Bankruptcy Court or with any other state or federal court located within the County of New York in the State of New York, or with the German courts, solely relating to any actions or proceedings arising out of disputes in the amount or validity of the Liquidation Claims or the German Avoidance Actions, and (ii) the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court. Each Party irrevocably consents to service of process in the manner provided for notices in section 13 hereof. Nothing in this Agreement will affect the right, or requirement, of any Party to this Agreement to serve process in any other manner permitted or required by applicable law.

12.2.            Choice of Law.    This Agreement and all claims and disputes arising out of or in connection with this Agreement, shall be governed by and construed in accordance with the laws of the State of New York and the Bankruptcy Code, without regard to choice of law principles to the extent such principles would apply a law other than that of the State of New York or the Bankruptcy Code; provided, however, that any claims and disputes arising out of the Liquidation Claims and the German Avoidance Actions shall be governed by and construed in accordance with German law except as otherwise provided in the underlying agreements.

13.            Notices.     All notices and other communications given or made pursuant to this Agreement shall be in writing and shall be deemed effectively given: (a) upon personal delivery to the party to be notified, (b) when sent by confirmed electronic mail or facsimile if sent during normal business hours of the recipient, and if not so confirmed, then on the next Business Day, (c) three days after having been sent by registered or certified mail, return receipt requested, postage prepaid, or (d) one Business Day after deposit with a nationally recognized overnight courier, specifying next day delivery, with written verification of receipt. All communications shall be sent:

                To any Debtor at:

                1271 Avenue of the Americas, 39th Floor

                New York, New York 10020

15

                U.S.A.

                Attn: John Suckow and Daniel J. Ehrmann

                Facsimile: (646) 834-0874

                With a copy (which shall not constitute notice) to:

                Weil, Gotshal & Manges LLP

                767 Fifth Avenue

                New York, New York 10153

                U.S.A.

                Attn: Lori R. Fife, Esq. and Richard P. Krasnow, Esq.

                Facsimile: (212) 310-8007

                To the LBB InsAdmin at:

                To LBB InsAdmin at:

                Lehman Brothers Bankhaus AG i. Ins.

                c/o CMS Hasche Sigle

                Barckhausstraße 12-16

                60325 Frankfurt a.M.

                Germany

                Attn: Dr. Michael Frege

                Facsimile: 00-49-69-717-01-40410

                With a copy (which shall not constitute notice) to:

                SNR Denton US LLP

                1221 Avenue of the Americas

                New York, New York, 10020

                U.S.A.

                Attn: D. Farrington Yates

                Facsimile: (212) 768-6800

or to such other address as may have been furnished by a Party to each of the other Parties by notice given in accordance with the requirements set forth above.

14.            Expenses.    The fees and expenses incurred by each Party (including the fees of any attorneys, accountants, investment bankers, financial advisors or any other professionals engaged by such Party) in connection with this Agreement and the transactions contemplated hereby, whether or not the transactions contemplated hereby are consummated, will be paid by such Party.

15.            Intentionally deleted.

16.            Accounting.    The Parties will consider evaluation of the potential accounting treatment relating to the Security & Collateral Agreement.

17.            No Admission of Liability.    Each Party acknowledges that this Agreement effects a settlement of potential claims and counterclaims that are denied and contested, and that nothing contained herein shall be construed as an admission of liability or wrongdoing.

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18.            Entire Agreement.    This Agreement constitutes the entire and only agreement of the Parties concerning the subject matter hereof. This Agreement supersedes and replaces any and all prior or contemporaneous verbal or written agreements between the Parties concerning the subject matter hereof, and to the extent of any conflicts between the Amended Plan and the terms of this Agreement, the terms of this Agreement shall control. The Parties acknowledge that this Agreement is not being executed in reliance on any verbal or written agreement, promise or representation not contained herein.

19.            No Oral Modifications.    This Agreement may not be modified or amended orally. This Agreement only may be modified or amended by a writing signed by a duly authorized representative of each Party hereto. Any waiver of compliance with any term or provision of this Agreement on the part of Lehman US must be provided in a writing signed by the LBB InsAdmin. Any waiver of compliance with any term or provision of this Agreement on the part of the LBB InsAdmin must be provided in a writing signed by each Debtor and each Non-Debtor Affiliate. No waiver of any breach of any term or provision of this Agreement shall be construed as a waiver of any subsequent breach.

20.            Construction.    This Agreement constitutes a fully negotiated agreement among commercially sophisticated parties and therefore shall not be construed or interpreted for or against any Party, and any rule or maxim of construction to such effect shall not apply to this Agreement.

21.            Binding Effect; Successor and Assigns.    Any declaration or statement of the LBB InsAdmin shall only be made in his capacity and function as LBB InsAdmin as Insolvency Administrator (Insolvenzverwalter) of Bankhaus, and shall in no circumstance be construed as being a declaration or statement of the LBB InsAdmin on his own and personal behalf. This Agreement shall inure to the benefit of and be binding upon the Parties and their respective successors and permitted assigns; provided, however, that no Party may assign its rights or obligations under this Agreement without the written consent of the other Party, which consent shall not be unreasonably withheld or delayed, and any assignment not in accordance with the terms hereof shall be null and void ab initio.

22.            Counterparts.    This Agreement may be executed in counterparts, each of which constitutes an original, and all of which, collectively, constitute only one agreement. The signatures of all of the Parties need not appear on the same counterpart.

23.            Headings; Schedules and Exhibits.    The headings utilized in this Agreement are designed for the sole purpose of facilitating ready reference to the subject matter of this Agreement. Said headings shall be disregarded when resolving any dispute concerning the meaning or interpretation of any language contained in this Agreement. References to sections, unless otherwise indicated, are references to sections of this Agreement. All Schedules to this Agreement are hereby made a part hereof and incorporated herein by reference for all purposes. Reference to any Schedule herein shall be to the Schedules attached hereto.

24.            No Personal Liability.    The Parties (and solely for the purposes of this section 25, including the LBB InsAdmin also acting on his own and personal behalf) accept and agree that this Agreement and all actions and measures contained herein do not give rise to any personal liability on the part of the LBB InsAdmin, his firm and its partners and employees, and his representatives or other professional advisors as well as members of the Bankhaus Creditors Committee, and to the extent any such personal liability existed, the Parties explicitly waive any and all potential rights and claims against him, his firm and its partners and employees, and his representatives and other professional advisors and members of the Bankhaus Creditors Committee, personally. The LBB InsAdmin further accepts and agrees that this Agreement and all transactions and measures contained herein do not give rise to any personal liability on the part of any of the officers, directors, employees, members, consultants, asset managers, representatives or professional advisors of Lehman US and to the extent any such personal

17

liability existed, the LBB InsAdmin explicitly waives any and all potential rights and claims against all of the aforementioned persons. Any claim by a Party against the LBB InsAdmin or Bankhaus arising under or relating to this Agreement shall only be satisfied out of the assets of the insolvency estate of Bankhaus, and any claim by a Party against Lehman US arising under or relating to this Agreement shall only be satisfied out of the assets of such Debtor or such Non-Debtor Affiliate.

25.            Severability and Construction.    If any provision of this Agreement shall be held by a court of competent jurisdiction to be illegal, invalid or unenforceable, the remaining provisions shall remain in full force and effect if the essential terms and conditions of this Agreement for each Party remain valid, binding, and enforceable.

26.            Waiver of Jury Trial.    EACH OF THE PARTIES HERETO HEREBY AGREE NOT TO ELECT A TRIAL BY JURY OF ANY ISSUE TRIABLE OF RIGHT BY JURY, AND HEREBY KNOWINGLY, VOLUNTARILY, INTENTIONALLY, UNCONDITIONALLY AND IRREVOCABLY WAIVES ANY RIGHT TO TRIAL BY JURY FULLY TO THE EXTENT THAT ANY SUCH RIGHT SHALL NOW OR HEREAFTER EXIST WITH REGARD TO THIS AGREEMENT OR ANY CLAIM, COUNTERCLAIM OR OTHER ACTION ARISING IN CONNECTION THEREWITH OR IN RESPECT OF ANY COURSE OF CONDUCT, COURSE OF DEALING, STATEMENT (WHETHER VERBAL OR WRITTEN) OR ACTION OF ANY PARTY OR ARISING OUT OF ANY EXERCISE BY ANY PARTY OF ITS RESPECTIVE RIGHTS UNDER THIS AGREEMENT OR IN ANY WAY RELATING TO THE TRANSACTIONS CONTEMPLATED HEREBY (INCLUDING, WITHOUT LIMITATION, WITH RESPECT TO ANY ACTION TO RESCIND OR CANCEL THIS AGREEMENT AND WITH RESPECT TO ANY CLAIM OR DEFENSE ASSERTING THAT THIS AGREEMENT WAS FRAUDULENTLY INDUCED OR IS OTHERWISE VOID OR VOIDABLE). THIS WAIVER OF RIGHT TO TRIAL BY JURY IS INTENDED TO ENCOMPASS INDIVIDUALLY EACH INSTANCE AND EACH ISSUE AS TO WHICH THE RIGHT TO A TRIAL BY JURY WOULD OTHERWISE ACCRUE. EACH OF THE PARTIES HERETO IS HEREBY AUTHORIZED TO FILE A COPY OF THIS SECTION 27 IN ANY PROCEEDING AS CONCLUSIVE EVIDENCE OF THIS WAIVER. THIS WAIVER OF JURY TRIAL IS A MATERIAL INDUCEMENT FOR THE PARTIES HERETO TO ENTER INTO THIS AGREEMENT.

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IN WITNESS WHEREOF, each Party by his or its duly authorized representative has executed this Agreement as of the date first written above:

LEHMAN BROTHERS HOLDINGS INC., as Debtor and Debtor in Possession in its chapter 11 case in the United States Bankruptcy Court for the Southern District of New York, Case No. 08-13555 (JMP)		Dr. Michael C. Frege in his capacity as Insolvency Administrator (Insolvenzverwalter) of Lehman Brothers Bankhaus AG (in Insolvenz)

By:		By:	640
Name: Title:	Daniel J. Ehrmann Vice President	Name: Title:	Dr. Michael C. Frege Insolvency Administrator (Insolvenzverwalter)

LEHMAN BROTHERS SPECIAL FINANCING INC., as Debtor and Debtor in Possession in its chapter 11 case in the United States Bankruptcy Court for the Southern District of New York, Case No. 08-13555 (JMP)		LEHMAN COMMERCIAL PAPER INC., as Debtor and Debtor in Possession in its chapter 11 case in the United States Bankruptcy Court for the Southern District of New York, Case No. 08-13555 (JMP)

By:		By:
Name: Title:	Daniel J. Ehrmann Vice President	Name: Title:	Daniel J. Ehrmann Vice President

LEHMAN BROTHERS COMMERCIAL CORPORATION, as Debtor and Debtor in Possession in its chapter 11 case in the United States Bankruptcy Court for the Southern District of New York, Case No. 08-13555 (JMP)		LEHMAN BROTHERS FINANCIAL PRODUCTS INC., as Debtor and Debtor in Possession in its chapter 11 case in the United States Bankruptcy Court for the Southern District of New York, Case No. 08-13555 (JMP)

By:		By:
Name: Title:	Daniel J. Ehrmann Vice President	Name: Title:	Daniel J. Ehrmann Vice President

19

IN WITNESS WHEREOF, each Party by his or its duly authorized representative has executed this Agreement as of the date first written above:

LEHMAN BROTHERS HOLDINGS INC., as Debtor and Debtor in Possession in its chapter 11 case in the United States Bankruptcy Court for the Southern District of New York, Case No. 08-13555 (JMP)	Dr. Michael C. Frege in his capacity as Insolvency Administrator (Insolvenzverwalter) of Lehman Brothers Bankhaus AG (in Insolvenz)

By:	By:
Name: Daniel J. Ehrmann	Name: Dr. Michael C. Frege
Title: Vice President	Title: Insolvency Administrator (Insolvenzverwalter)

LEHMAN BROTHERS SPECIAL FINANCING INC., as Debtor and Debtor in Possession in its chapter 11 case in the United States Bankruptcy Court for the Southern District of New York, Case No. 08-13555 (JMP)	LEHMAN COMMERCIAL PAPER INC., as Debtor and Debtor in Possession in its chapter 11 case in the United States Bankruptcy Court for the Southern District of New York, Case No. 08-13555 (JMP)

By:	By:
Name: Daniel J. Ehrmann	Name: Daniel J. Ehrmann
Title: Vice President	Title: Vice President

LEHMAN BROTHERS COMMERCIAL CORPORATION, as Debtor and Debtor in Possession in its chapter 11 case in the United States Bankruptcy Court for the Southern District of New York, Case No. 08-13555 (JMP)	LEHMAN BROTHERS FINANCIAL PRODUCTS INC., as Debtor and Debtor in Possession in its chapter 11 case in the United States Bankruptcy Court for the Southern District of New York, Case No. 08-13555 (JMP)

By:	By:
Name: Daniel J. Ehrmann	Name: Daniel J. Ehrmann
Title: Vice President	Title: Vice President

19

LEMAN BROTHERS OTC DERIVATIVES INC., as Debtor and Debtor in Possession in its chapter 11 case in the United States Bankruptcy Court for the Southern District of New York, Case No. 08-13555 (JMP)	LEHMAN BROTHERS DERIVATE PRODUCTS INC., as Debtor and Debtor in Possession in its chapter 11 case in the United States Bankruptcy Court for the Southern District of New York, Case No. 08-13555 (JMP)

By:	By:
Name: Daniel J. Ehrmann	Name: Daniel J. Ehrmann
Title: Vice President	Title: Vice President

LEHMAN BROTHERS COMMODITY SERVICES INC., as Debtor and Debtor in Possession in its chapter 11 case in the United States Bankruptcy Court for the Southern District of New York, Case No. 08-13555 (JMP)

LEHMAN BROTHERS SCOTTISH FINANCE L.P. as Debtor and Debtor in Possession in its chapter 11 case in the United States Bankruptcy Court for the Southern District of New York, Case No. 08-13555 (JMP), by its general partner Property Asset Management Inc.

By:	By:
Name: Daniel J. Ehrmann	Name: Daniel J. Ehrmann
Title: Vice President	Title: Vice President

CES AVIATION LLC, as Debtor and Debtor in Possession in its chapter 11 case in the United States Bankruptcy Court for the Southern District of New York, Case No. 08-13555 (JMP)	CES AVIATION V LLC, as Debtor and Debtor in Possession in its chapter 11 case in the United States Bankruptcy Court for the Southern District of New York, Case No. 08-13555 (JMP)

By:	By:
Name: Daniel J. Ehrmann	Name: Daniel J. Ehrmann
Title: Vice President	Title: Vice President

20

CES AVIATION IX LLC, as Debtor and Debtor in Possession in its chapter 11 case in the United States Bankruptcy Court for the Southern District of New York, Case No. 08-13555 (JMP)		EAST DOVER LIMITED, as Debtor and Debtor in Possession in its chapter 11 case in the United States Bankruptcy Court for the Southern District of New York, Case No. 08-13555 (JMP)

By:		By:
Name: Title:	Daniel J. Ehrmann Vice President	Name: Title:	Daniel J. Ehrmann Duly Authorized Officer

LUXEMBOURG RESIDENTIAL PROPERTIES LOAN FINANCE S.A.R.L., as Debtor and Debtor in Possession in its chapter 11 case in the United States Bankruptcy Court for the Southern District of New York, Case No. 08-13555 (JMP)

BNC MORTGAGE LLC, as Debtor and Debtor in Possession in its chapter 11 case in the United States Bankruptcy Court for the Southern District of New York, Case No. 08-13555 (JMP)

By:		By:
Name: Title:	Daniel J. Ehrmann Manager	Name: Title:	William J. Fox Authorized Signatory

STRUCTURED ASSET SECURITIES CORPORATION, as Debtor and Debtor in Possession in its chapter 11 case in the United States Bankruptcy Court for the Southern District of New York, Case No. 08-13555 (JMP)		LB ROSE RANCH LLC, as Debtor and Debtor in Possession in its chapter 11 case in the United States Bankruptcy Court for the Southern District of New York, Case No. 08-13555 (JMP)

By:		By:
Name: Title:	Daniel J. Ehrmann Vice President	Name: Title:	Daniel J. Ehrmann Authorized Signatory

21

LB 2080 KALAKAUA OWNERS LLC, as Debtor and Debtor in Possession in its chapter 11 case in the United States Bankruptcy Court for the Southern District of New York, Case No. 08-13555 (JMP), by its managing member PAMI LLC

By:
Name: Daniel J. Ehrmann Title: Vice President

LB SOMERSET LLC, as Debtor and Debtor in Possession in its chapter 11 case in the United States Bankruptcy Court for the Southern District of New York, Case No. 08-13555 (JMP), by its managing member PAMI LLC

By:
Name: Daniel J. Ehrmann Title: Vice President

LB 745 LLC, as Debtor and Debtor in Possession in its chapter 11 case in the United States Bankruptcy Court for the Southern District of New York, Case No. 08-13555 (JMP)

By:
Name: Daniel J. Ehrmann Title: Vice President

LB3 GMBH

By:
Name: Daniel J. Ehrmann Title: Director

MERIT LLC, as Debtor and Debtor in Possession in its chapter 11 case in the United States Bankruptcy Court for the Southern District of New York, Case No. 08-13555 (JMP), by its Manager Lehman Commercial Paper Inc.

By:
Name: Daniel J. Ehrmann Title: Vice President

LB PREFERRED SOMERSET LLC, as Debtor and Debtor in Possession in its chapter 11 case in the United States Bankruptcy Court for the Southern District of New York, Case No. 08-13555 (JMP), by its managing member PAMI LLC

By:
Name: Daniel J. Ehrmann Title: Vice President

PAMI STATLER ARMS LLC, as Debtor and Debtor in Possession in its chapter 11 case in the United States Bankruptcy Court for the Southern District of New York, Case No. 08-13555 (JMP)

By:
Name: Daniel J. Ehrmann Title: Authorized Signatory

LEHMAN BROTHERS EUROPE INC.

By:
Name: Daniel J. Ehrmann Title: Vice President

22

LB I GROUP INC.

By:
Name: Daniel J. Ehrmann Title: Vice President

LEHMAN BROTHERS OFFSHORE PARTNERS LTD.

By:
Name: William J. Fox Title: Director

PAMI HARBOUR PARK

By:
Name: Daniel J. Ehrmann Title: Vice President

LEHMAN BROTHERS INTERNATIONAL SERVICES INC.

By:
Name: Daniel J. Ehrmann Title: Vice President

LUXEMBOURG FINANCE S.À.R.L.

By:
Name: Daniel J. Ehrmann Title: Manager

PROPERTY ASSET MANAGEMENT INC.

By:
Name: Daniel J. Ehrmann Title: Vice President

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Schedule A

Proofs of Claim

Claim Number	Debtor Against Which Claim is Asserted	Claim Amount
0000019847	LBSF	$200,000,000 plus interest and costs
0000024293	LBSF	$1,000,000,000 plus interest and costs
0000024366	LBHI	$1,000,000,000 plus interest and costs
0000025792	LBHI	$200,000,000 plus interest and costs
0000027946	LBHI	$1,200,000,000 plus interest
0000027947	LBSF	$1,200,000,000 plus interest
0000058232	LBSF	Not less than $395,691.74
0000058233	LBHI	Not less than $3,459,204,038.33
0000058241	LBHI	$21,354,000
0000058242	LBCC	Not less than $1,136,979.22
0000059006	LCPI	Not less than $1,243,497,721.16

Schedule B-l

Liquidation Claims

Claimant	Claimant No.	Claim Amount	Accrued Interest
Lehman Brothers Commercial Corporation	456	1.00 EUR	-
Lehman Brothers Commodity Services Inc.	457	1.00 EUR	-
Lehman Brothers Holdings Inc.	445	1,697,721,757.08 EUR	-
		6,064,103.28 EUR	-
		29,069.83 EUR	-
		5,092,500.00 EUR	290,896.67 EUR
		1,456,000.00 EUR	17,298.86 EUR
		1,397,828,022.00 EUR	-
Lehman Brothers Special Financing Inc.	432	43,542,146.13 EUR	-
Lehman Commercial Paper Inc.	435	169,724,643.66 EUR	-
		10,166,476.38 EUR	-
		134,114,400.00 EUR	-
Lehman Commercial Paper Inc.	435	152,675,248.21 EUR	-
		(191,250,467.50 USD)	-
		57,991,847.58 EUR	-
		48,534,500.00 EUR	-
		(35,000,000.00 GBP)	-
Luxembourg Finance S.à r.l.	433	273,546,795.05 EUR	-

In addition to the entities listed in the table above, claims have also been filed for (i) Lehman Brothers Luxembourg Equity Finance SA in the amount of EUR 39,855.00 and (ii) Lehman Brothers Services SNC in the amount of EUR 1,063.63. Since Lehman Brothers Luxembourg Equity Finance SA is under Luxembourg insolvency administration and Lehman Brothers Services SNC is the 100% subsidiary of Lehman Brothers France which is under French liquidation, the authority to dispose of assets of these entities is with the respective administrator/liquidator. Thus, these claims cannot be waived by a Party to this settlement agreement.

Schedule B-2

Subordinated Claims

Claimant	Claimant No.	Claim Amount	Accrued Interest
LB3 GmbH	439	16,857444.00 EUR	140,064.28 EUR
Lehman Brothers Europe Inc.	442	1,371,897.34 EUR	-
Lehman Brothers 1 Group Inc.	447	434,492.45 EUR	-
Lehman Brothers International Services Inc.	440	16,401.47 EUR	-
Lehman Brothers Offshore Partners Ltd	436	1,261.01 EUR	-
Pami Harbour Park	438	1,158.33 EUR	-
Property Asset Management Inc.	437	6,987.52 EUR	-

Schedule C

Swap Agreements

CP/Master ID	Counterparty Name

Series 3 :
112702LBRE	LEHMAN BROTHERS REAL ESTATE PARTNERS LP
091002PH02	PHOENIX SERIES 2002-2
071802PHOE	PHOENIX SERIES 2002-1
122401LCOR	LCOR ALEXANDRIA LLC - PATENT AND TRADEMARK OFFICE PROJECT
0109032WCA	ADVENTIST HEALTH SYSTEM SUNBELT HEALTHCARE CO
120997AMV	ASBURY ATLANTIC INC
021398GU	GEORGETOWN UNIVERSITY
70311EKSP	EKSPORTFINANS ASA
070302VICM	ONE MADISON INVESTMENTS (CAYCO) LIMITED
090398LKC	LOUISVILLE AND JEFFERSON COUNTY METROPOLITAN SEWER DISTRICT
120803BCRA	BUCK INSTITUTE FOR AGE RESEARCH
22223MBT	MASSACHUSETTS BAY TRANSPORTATION AUTHORITY
71593CCPA	HSBC FRANCE
102596NABL	NATIONAL AUSTRALIA BANK LTD
72893SWLB	LANDESBANK BADEN-WUERTTEMBERG
122396ENIF	ENI SPA
50598DDBK	DANSKE BANK A/S
060295WLGF	WGZ-BANK WESTDEUTSCHE GENOSSENSCHAFTS-ZENTRALBANK AG
Series 4 :
051094KDBS	KOREA DEVELOPMENT BANK
021904CPER	CALIFORNIA PUBLIC EMPLOYEES RETIREMENT SYSTEM
72707SSBT	STATE STREET BANK AND TRUST COMPANY
041207LEHM	THE SERIES 2007-1 TABXSPOKE SEGREGATED PORTFOLIO
050500PIMF	PUTNAM INCOME FUND
110105PUTN	PUTNAM U.S. GOVT INCOME TR
71693CWOM	COMMONWEALTH OF MASSACHUSETTS
110493ROUC	REGENTS OF THE UNIVERSITY OF CALIFORNIA
082100UNOP	UNIVERSITY OF PITTSBURGH - OF THE COMMONWEALTH**
121800CLPU	CLARK COUNTY PUBLIC UTILITY DISTRICT #1
060607ALAB	POWERSOUTH ENERGY COOPERATIVE
110993AMHF	AMERICAN HONDA FINANCE CORPORATION
92893MTAU	METROPOLITAN TRANSPORTATION AUTHORITY
051906SAIN	SAINT JOSEPH’S UNIVERSITY
042794RMH	ROCKFORD MEMORIAL HOSPITAL
65187NCHB	THE NORINCHUKIN BANK
012395STIN	STAPLES INC.
050902GELI	GENWORTH LIFE AND ANNUITY INSURANCE COMPANY
082496KEY	KEYCORP
60394NBNC	BANK OF AMERICA NATIONAL ASSOCIATION
65994DBAG	DEUTSCHE BANK AG
71499MLCS	MERRILL LYNCH CAPITAL SERVICES INC
071700BNPP	BNP PARIBAS SA
073107GIAN	GIANTS STADIUM, LLC
50862 KRED	KREDITANSTALT FUER WIEDERAUFBAU
69836FHBA	FEDERAL HOME LOAN BANK OF ATLANTA
50111FNMA	FEDERAL NATIONAL MORTGAGE ASSOCIATION
30690HP	HEWLETT-PACKARD COMPANY
38090FUNC	WACHOVIA BANK NATIONAL ASSOCIATION
042994BBL	ING BELGIUM SA/NV
11593BLBM	BAYERISCHE LANDESBANK
61803RNBN	HSBC BANK USA, NATIONAL ASSOCIATION
35716RNPU	RABOBANK NEDERLAND
36166TORD	TORONTO-DOMINION BANK (THE)
61843SNBK	KEYBANK NATIONAL ASSOCIATION
010501PMAR	MARSH MCLENNAN CO US RET PLAN-LONG DURATION FXD IN
112598RHF	RETIREMENT HOUSING FOUNDATION
052907FINA	FSA INC A/C FSA CPT 265
040594INCM	ING CAPITAL MARKETS LLC
061799BHFU	PB CAPITAL CORPORATION
070104MGFL	MICROSOFT GLOBAL FINANCE

Schedule D

Surviving Contracts

1.

Settlement Agreement, dated as of December 15, 2009, by and among Lehman Brothers Holdings Inc., Lehman Brothers ALI, Inc., Lehman Commercial Paper Inc. and Dr. Michael C. Frege in his capacity as insolvency administrator over the assets of Lehman Brothers Bankhaus Aktiengesellschaft i. Ins.

2.	That certain Cross-Border Insolvency Protocol for the Lehman Brothers Group of Companies dated as of May 12, 2009.

3.	Any data sharing agreements entered into by the LBB InsAdmin and one or more of the Debtors subsequent to November 13, 2008.

4.

Stipulation And Order Restricting Use of Alleged Cash Collateral Pursuant To 11 U.S.C. §363(c)(2) and (4) And Bankruptcy Rule 4001(d) Between Lehman Brothers Special Financing Inc. And Dr. Michael C. Frege In His Capacity As Insolvency Administrator (Insolvenzverwalter) Over The Assets of Lehman Brothers Bankhaus Aktiengesellschaft I. Ins. [Docket No. 6824].

5.

Note Sale Agreement to be entered into by and between Lehman Brothers Holdings Inc. and Dr. Michael C. Frege in his capacity as Insolvency Administrator (Insolvenzverwalter) over the assets of Lehman Brothers Bankhaus AG (i. Ins.), with respect to the sale of Spruce and Verano.

6.

Note Sale Agreement to be entered into by and between Lehman Brothers Holdings Inc. and Dr. Michael C. Frege in his capacity as Insolvency Administrator (Insolvenzverwalter) over the assets of Lehman Brothers Bankhaus AG (i. Ins.), with respect to the sale of SASCO.

EXECUTION VERSION

AMENDMENT #1 TO AMENDED AND RESTATED SETTLEMENT AGREEMENT

This Amendment #1 to the Amended and Restated Settlement Agreement dated as of March 1, 2011 (the “Settlement Agreement”) is made and entered into as of March 18, 2011 (the “Amendment”), by and among the Debtors1 and certain of their Non-Debtor Affiliates2 (collectively, “Lehman US”), and Dr. Michael C. Frege in his capacity as Insolvency Administrator (Insolvenzerwalter) (the “LBB InsAdmin”) of Lehman Brothers Bankhaus AG (in Insolvenz) (“Bankhaus”). Lehman US and Bankhaus, acting through the LBB InsAdmin, shall each be referred to individually as a “Party” and collectively as the “Parties.”

WHEREAS, the Parties entered into the Settlement Agreement on January 14, 2011 in order to resolve outstanding disputes and other issues between them; and

WHEREAS, the Parties now desire to amend the Settlement Agreement in certain respects;

NOW, THEREFORE, in consideration of the recitals stated above, the agreements set forth below and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties agree as follows:

1.            Definitions.     Initially capitalized terms used but not otherwise defined herein shall have the respective meanings ascribed thereto in the Settlement Agreement.

2.            Amendments to Settlement Agreement.

2.1. The Recitals are amended by deleting the following tenth “WHEREAS” clauses thereof, and substituting the following “WHEREAS” clauses thereafter.

WHEREAS, each of the Debtors, either individually or jointly, will file an amended chapter 11 plan that will incorporate the terms and conditions of this Agreement (said individual or joint plan and any amendments, modifications and supplements thereto, collectively, the “Amended Plan”);

2.2 Section 1 is amended by adding the following definition: “Non-Conforming Plan” shall mean any chapter 11 plan that is not an Amended Plan or Other Plan.

1            As used herein, “Debtors” means Lehman Brothers Holdings Inc. (“LBHI”); Lehman Brothers Special Financing Inc. (“LBSF”); Lehman Commercial Paper Inc. (“LCPI”); Lehman Brothers Commercial Corporation (“LBCC”); Lehman Brothers Financial Products Inc.; Lehman Brothers OTC Derivatives Inc.; Lehman Brothers Derivative Products Inc.; Lehman Brothers Commodity Services Inc. (“LBCS”); Lehman Scottish Finance L.P.; CES Aviation LLC; CES Aviation V LLC; CES Aviation IX LLC; East Dover Limited; Luxembourg Residential Properties Loan Finance S.à.r.l; BNC Mortgage LLC; Structured Asset Securities Corporation; LB Rose Ranch LLC; LB 2080 Kalakaua Owners LLC; Merit LLC; LB Somerset LLC; LB Preferred Somerset LLC; LB 745 LLC; PAMI Statler Arms LLC.

2            As used herein, “Non-Debtor Affiliates” means LB3 GmbH. Lehman Brothers Europe Inc., Lehman Brothers I Group Inc., Lehman Brothers International Services Inc., Lehman Brothers Offshore Partners Ltd., Luxembourg Finance S.à.r.l., PAMI Harbour Park and Property Asset Management Inc.

2.3. The definition of “Other Plan” is deleted and the following is substituted therefore: “Other Plan” means a chapter 11 plan or plans proposed by parties other than the Debtors that incorporates all of the provisions of the Agreement other than section 2.3 hereof.”

2.4. The definition of “SASCO Purchase Price” is amended by adding the following sentence at the end thereof: “For the avoidance of doubt, no additional payment shall be due if, on or before December 31, 2012, the Agreement has not been terminated pursuant to Section 11; provided, however, that nothing contained herein shall limit or restrict the LBB InsAdmin’s termination rights under the Agreement with respect to the Amended Plan, an Other Plan or a Non-Conforming Plan.”

2.5 Section 11.1 (iii) is deleted and the following is substituted therefore: “(iii) the Bankruptcy Court does not enter an order confirming the Amended Plan, an Other Plan or a Non-Conforming Plan on or before December 31, 2012;”

2.6 Section 11.3 is deleted in its entirety and the following is substituted therefore:

11.3 The LBB InsAdmin’s Right to Terminate. The LBB InsAdmin shall have the right, at his election, to terminate this Agreement by written notice to Lehman US if (a) there is a breach, in any material respect, of the representations, warranties and/or covenants of Lehman US hereunder, taken as a whole, and Lehman US shall fail to cure such breach within ten (10) days following written notice of such breach from the LBB InsAdmin; (b) the Debtors make a material modification to the structure, classification or distribution scheme under the Amended Plan that would materially reduce the recovery estimates set forth in the Disclosure Statement with respect to classes that include the Allowed Bankhaus Claims or any Other Plan or Non-Conforming Plan is confirmed that would materially reduce the recovery estimates set forth in the Disclosure Statement with respect to classes that include the Allowed Bankhaus Claims; (c) the Amended Plan provides for materially different treatment of claims held by other creditors that are factually and legally similar to the claims of the LBB InsAdmin allowed hereunder that results in such other creditors having a recovery entitlement in respect of said claims that is materially higher than the recovery entitlement provided for in the Amended Plan in respect of the LBB InsAdmin’s allowed claims or any Other Plan or Non-Conforming Plan is confirmed that provides for materially different treatment of claims held by other creditors that are factually and legally similar to the claims of the LBB InsAdmin allowed hereunder that results in such other creditors having a recovery entitlement in respect of said claims that is materially higher than the recovery entitlement provided for in the Amended Plan in respect of the LBB InsAdmin’s allowed claims; provided, however, that with respect to sections 11.3(b) and 11.3(c), (i) the Debtors are not guaranteeing or committing to any specific recovery amount under the Amended Plan, and (ii) modifications to the projected recovery amounts set forth in the disclosure statement approved by the Bankruptcy Court

2

with respect to the Amended Plan that are based upon revised projections of asset values shall not constitute material modifications to the Amended Plan; (d) any Debtor terminates the Tolling Agreement; provided, further, that the termination right in section 11.3(d) must be exercised no later than ten (10) business days prior the hearing for approval of the disclosure statement with respect to the Amended Plan; or (e) a Non-Conforming Plan is confirmed which does not incorporate all of the provisions of the Agreement other than Section 2.3.

3.            Effect of Amendment.    Except as expressly amended hereby, the Settlement Agreement shall remain unmodified and in full force and effect. To the extent of any inconsistency between the terms of the Settlement Agreement and this Amendment, this Amendment shall govern and control.

4.            Further Amendments.    Any waiver, alteration, supplement, amendment or modification of this Amendment shall be valid only if made in writing and signed by each of the parties hereto.

5.            Choice of Law.    This Amendment and all claims and disputes arising out of or in connection with this Amendment shall be governed by and construed in accordance with the laws of the State of New York and the Bankruptcy Code, without regard to choice of law principles to the extent such principles would apply a law other than that of the State of New York or the Bankruptcy code; provided, however, that any claims and disputes arising out of the Liquidation Claims and the German Avoidance Actions shall be governed by and construed in accordance with German law except as otherwise provided in the underlying agreement.

6.            Binding Effect; Successors and Assigns.    The provisions of Section 22 of the Settlement Agreement are incorporated herein as if fully sent forth in this Amendment and are made applicable to this Amendment.

7.            Counterparts.    This Amendment may be executed in counterparts, each of which constitutes an original, and all of which, collectively, constitute only one agreement. The signatures of all of the Parties hereto need not appear on the same counterpart.

8.            Execution.     Signatures to this Amendment may be exchanged by facsimile transmission and/or electronic mail and shall constitute originals for all purposes.

3

EXECUTION VERSION

IN WITNESS WHEREOF, each Party by his or its duly authorized representative has executed this Agreement as of the date hereof:

LEHMAN BROTHERS HOLDINGS INC., as Debtor and Debtor in Possession in its chapter 11 case in the United States Bankruptcy Court for the Southern District of New York, Case No. 08-13555 (JMP)	Dr. Michael C. Frege in his capacity as Insolvency Administrator (Insolvenzverwalter) of Lehman Brothers Bankhaus AG (in Insolvenz)

By:	By:	669
Name: Daniel J. Ehrmann	Name: Dr. Michael C. Frege
Title: Vice President	Title: Insolvency Administrator (Insolvenzerwalter)

LEHMAN BROTHERS SPECIAL FINANCING INC., as Debtor and Debtor in Possession in its chapter 11 case in the United States Bankruptcy Court for the Southern District of New York, Case No. 08-13555 (JMP)	LEHMAN COMMERCIAL PAPER INC., as Debtor and Debtor in Possession in its chapter 11 case in the United States Bankruptcy Court for the Southern District of New York, Case No. 08-13555 (JMP)

By:	By:
Name: Daniel J. Ehrmann	Name: Daniel J. Ehrmann
Title: Vice President	Title: Vice President

LEHMAN BROTHERS COMMERCIAL CORPORATION, as Debtor and Debtor in Possession in its chapter 11 case in the United States Bankruptcy Court for the Southern District of New York, Case No. 08-13555 (JMP)	LEHMAN BROTHERS FINANCIAL PRODUCTS INC., as Debtor and Debtor in Possession in its chapter 11 case in the United States Bankruptcy Court for the Southern District of New York, Case No. 08-13555 (JMP)

By:	By:
Name: Daniel J. Ehrmann	Name: Daniel J. Ehrmann
Title: Vice President	Title: Vice President

4

EXECUTION VERSION

IN WITNESS WHEREOF, each Party by his or its duly authorized representative has executed this Agreement as of the date hereof:

LEHMAN BROTHERS HOLDINGS INC., as Debtor and Debtor in Possession in its chapter 11 case in the United States Bankruptcy Court for the Southern District of New York, Case No. 08-13555 (JMP)	Dr. Michael C. Frege in his capacity as Insolvency Administrator (Insolvenzverwalter) of Lehman Brothers Bankhaus AG (in Insolvenz)

By:	By:
Name: Daniel J. Ehrmann	Name: Dr. Michael C. Frege
Title: Vice President	Title: Insolvency Administrator (Insolvenzerwalter)

LEHMAN BROTHERS SPECIAL FINANCING INC., as Debtor and Debtor in Possession in its chapter 11 case in the United States Bankruptcy Court for the Southern District of New York, Case No. 08-13555 (JMP)	LEHMAN COMMERCIAL PAPER INC., as Debtor and Debtor in Possession in its chapter 11 case in the United States Bankruptcy Court for the Southern District of New York, Case No. 08-13555 (JMP)

By:	By:
Name: Daniel J. Ehrmann	Name: Daniel J. Ehrmann
Title: Vice President	Title: Vice President

LEHMAN BROTHERS COMMERCIAL CORPORATION, as Debtor and Debtor in Possession in its chapter 11 case in the United States Bankruptcy Court for the Southern District of New York, Case No. 08-13555 (JMP)	LEHMAN BROTHERS FINANCIAL PRODUCTS INC., as Debtor and Debtor in Possession in its chapter 11 case in the United States Bankruptcy Court for the Southern District of New York, Case No. 08-13555 (JMP)

By:	By:
Name: Daniel J. Ehrmann	Name: Daniel J. Ehrmann
Title: Vice President	Title: Vice President

4

LEMAN BROTHERS OTC DERIVATIVES INC., as Debtor in possession in its chapter 11 case in the United States Bankruptcy Court for the Southern District of the New York, Case No. 08-13555 (JMP)	LEHMAN BROTHERS DERIVATE PRODUCTS INC., as Debtor and Debtor in Possession in its chapter 11 case in the United States Bankruptcy Court for the Southern District of New York, Case No. 08-13555 (JMP)

By:	By:
Name: Daniel J. Ehrmann	Name: Daniel J. Ehrmann
Title: Vice President	Title: Vice President

LEHMAN BROTHERS COMMODITY SERVICES INC., as Debtor and Debtor in Possession in its chapter 11 case in the United States Bankruptcy Court for the Southern District of New York, Case No. 08-13555 (JMP)	LEHMAN SCOTTISH FINANCE L.P. as Debtor and Debtor in Possession in its chapter 11 case in the United States Bankruptcy Court for the Southern District of New York, Case No. 08-13555 (JMP)

By:	By:
Name: Daniel J. Ehrmann	Name: Daniel J. Ehrmann
Title: Vice President	Title: Vice President

CES AVIATION LLC, as Debtor and Debtor in Possession in its chapter 11 case in the United States Bankruptcy Court for the Southern District of New York, Case No. 08-13555 (JMP)	CES AVIATION V LLC, as Debtor and Debtor in Possession in its chapter 11 case in the United States Bankruptcy Court for the Southern District of New York, Case No. 08-13555 (JMP)

By:	By:
Name: Daniel J. Ehrmann	Name: Daniel J. Ehrmann
Title: Vice President	Title: Vice President

CES AVIATION IX LLC, as Debtor and Debtor in Possession in its chapter 11 case in the United States Bankruptcy Court for the Southern District of New York, Case No. 08-13555 (JMP)	EAST DOVER LIMITED, as Debtor and Debtor in Possession in its chapter 11 case in the United States Bankruptcy Court for the Southern District of New York, Case No. 08-13555 (JMP)

By:	By:
Name: Daniel J. Ehrmann	Name: Daniel J. Ehrmann
Title: Vice President	Title: Vice President

LUXEMBOURG RESIDENTIAL PROPERTIES LOAN FINANCE S.A.R.L., as Debtor and Debtor in Possession in its chapter 11 case in the United States Bankruptcy Court for the Southern District of New York, Case No. 08-13555 (JMP)

BNC MORTGAGE LLC, as Debtor and Debtor in Possession in its chapter 11 case in the United States Bankruptcy Court for the Southern District of New York, Case No. 08-13555 (JMP)

By:	By:
Name: Daniel J. Ehrmann	Name: William J. Fox
Title: Manager	Title: Authorized Signatory

STRUCTURED ASSET SECURITIES CORPORATION, as Debtor and Debtor in Possession in its chapter 11 case in the United States Bankruptcy Court for the Southern District of New York, Case No. 08-13555 (JMP)	LB ROSE RANCH LLC, as Debtor and Debtor in Possession in its chapter 11 case in the United States Bankruptcy Court for the Southern District of New York, Case No. 08-13555 (JMP)

By:	By:
Name: Daniel J. Ehrmann	Name: Daniel J. Ehrmann
Title: Vice President	Title: Authorized Signatory

LB 2080 KALAKAUA OWNERS LLC, as Debtor and Debtor in Possession in its chapter 11 case in the United States Bankruptcy Court for the Southern District of New York, Case No. 08-13555 (JMP)	MERIT LLC, as Debtor and Debtor in Possession in its chapter 11 case in the United States Bankruptcy Court for the Southern District of New York, Case No. 08-13555 (JMP)

By:	By:
Name: Daniel J. Ehrmann	Name: Daniel J. Ehrmann
Title: Vice President	Title: Vice President

LB SOMERSET LLC, as Debtor and Debtor in Possession in its chapter 11 case in the United States Bankruptcy Court for the Southern District of New of New York, Case No. 08-13555 (JMP)	LB PREFERRED SOMERSET LLC, as Debtor and Possession in its chapter 11 case in the United States Bankruptcy Court for the Southern District of New of New York, Case No. 08-13555 (JMP)

By:	By:
Name: Daniel J. Ehrmann	Name: Daniel J. Ehrmann
Title: Vice President	Title: Vice President

LB 745 LLC, as Debtor and Debtor in Possession in its chapter 11 case in the United States Bankruptcy Court for the Southern District of New York, Case No. 08-13555 (JMP)	PAMI STATLER ARMS LLC, as Debtor and Debtor in Possession in its chapter 11 case in the United States Bankruptcy Court for the Southern District of New York, Case No. 08-13555 (JMP)

By:	By:
Name: Daniel J. Ehrmann	Name: Daniel J. Ehrmann
Title: Vice President	Title: Authorized Signatory

LB 3 GMBH	LEHMAN BROTHERS EUROPE INC

By:	By:
Name: Daniel J. Ehrmann	Name: Daniel J. Ehrmann
Title: Director	Title: Vice President

LB I GROUP INC.	LEHMAN BROTHERS INTERNATIONAL SERVICES INC.

By:	By:
Name: Daniel J. Ehrmann	Name: Daniel J. Ehrmann
Title: Vice President	Title: Vice President

LEHMAN BROTHERS OFFSHORE PARTNERS LTD.	LUXEMBOURG FINANCE S.A.R.L.

By:	By:
Name: William J. Fox	Name: Daniel J. Ehrmann
Title: Director	Title: Manager

PAMI HARBOUR PARK	PROPERTY ASSET MANAGEMENT INC.

By:	By:
Name: Daniel J. Ehrmann	Name: Daniel J. Ehrmann
Title: Vice President	Title: Vice President

Schedule 4

(PSA Creditors)

1.	Angelo, Gordon & Co., L.P.

2.	Barclays Bank PLC

3.	Barclays Bank S.A.

4.	BNP Paribas

5.	Canyon Capital Advisors LLC

6.	CarVal Investors UK Limited

7.	Contrarian Capital Management LLC

8.	County of San Mateo

9.	Credit Suisse International

10.	Credit Suisse Loan Funding LLC

11.	Credit Suisse Securities (Europe) Limited

12.	Cyrus Capital Partners, L.P.

13.	Davidson Kempner Capital Management LLC

14.	D. E. Shaw Claims SPV, L.L.C.

15.	D. E. Shaw Composite Portfolios, L.L.C.

16.	D. E. Shaw Laminar Portfolios, L.L.C.

17.	D.E. Shaw Oculus Portfolios, L.L.C.

18.	D. E. Shaw Valence Portfolios, L.L.C.

19.	DB Energy Trading LLC

20.	Deutsche Bank AG

21.	Elliott Management Corporation (also Elliott Associates, L.P.

22.	Elliott International, L.P. The Liverpool Limited Partnership)

23.	Fir Tree, Inc.

24.	GLG Ore Hill LLC

25.	Goldentree Asset Management, LP

26.	Goldman Sachs Bank USA

27.	Goldman Sachs International

28.	Gruss Asset Management, L.P., investment advisor to Gruss Global Investors Master Fund, Ltd. and Gruss Global Investors Master Fund (Enhanced), Ltd.

29.	Hayman Capital Master Fund, L.P.

30.	Honk Kong Lehman Entities In Liquidation

31.	King Street Capital Management GP, L.L.C.

32.	Knighthead Capital Management, L.L.C.

33.	Lehman Brothers Bankhaus AG (in Insolvenz)

34.	Lehman Brothers Treasury Co. B.V.

35.	Lehman Singapore Entities

36.	Morgan Stanley & Co. International PLC

37.	Morgan Stanley Capital Group Inc.

38.	Morgan Stanley Capital Services LLC

39.	Mount Kellett Master Fund II, L.P.

40.	Oak Tree Capital Management, L.P.

41.	Och-Ziff Capital Management Group LLC

42.	Paulson & Co. Inc.

43.	Silver Point Capital, L.P.

44.	Societe Generale

45.	Societe Generale Asset Management Banque

46.	Societe Generale Bank and Trust

47.	State of California Public Employees’ Retirement System

48.	State Street Bank and Trust Company

49.	Taconic Capital Advisors L.P.

50.	The Baupost Group, L.L.C.

51.	The Royal Bank of Scotland plc

52.	UBS AG

53.	Varde Partners, L.P.

54.	York Capital Management Global Advisors, LLC

2

Schedule 5

(Hong Kong Settlement Agreement)

EXECUTION COPY

SETTLEMENT AND PLAN SUPPORT AGREEMENT

This Settlement and Plan Support Agreement (the “Agreement”) is made and entered into as of July 31, 2011 (the “Execution Date”), by and among (i) the US Debtors and (ii) the Hong Kong Lehman Entities In Liquidation. Each US Debtor and each Hong Kong Lehman Entity In Liquidation shall each be referred to individually as a “Party” and collectively as the “Parties.”

RECITALS

WHEREAS, on September 15, 2008 and on various dates thereafter, each of the US Debtors commenced a voluntary Chapter 11 Case under chapter 11 of the Bankruptcy Code in the Bankruptcy Court; the Chapter 11 Cases are being jointly administered under Case Number 08-13555 (JMP);

WHEREAS, on September 17, 2008 and dates thereafter, the Hong Kong Liquidators were appointed by the Hong Kong Court as provisional liquidators for each of the Hong Kong Lehman Entities In Liquidation. In February and March, 2009, the appointment of the Hong Kong Liquidators was confirmed by the creditors of each of the Hong Kong Lehman Entities In Liquidation and the Hong Kong Court;

WHEREAS, the US Debtors and the Hong Kong Lehman Entities In Liquidation are parties to the Lehman Global Protocol which generally provides for mutual information sharing and cooperation between the parties thereto;

WHEREAS, the Hong Kong Lehman Entities In Liquidation have filed the Hong Kong Proofs Of Claim against the US Debtors, as listed on Schedule A attached hereto;

WHEREAS, certain US Debtors have submitted the US Claims against the Hong Kong Lehman Entities In Liquidation, as listed on Schedule B attached hereto;

WHEREAS, the Parties have entered into the Tolling Agreement;

WHEREAS, the Parties (i) are desirous of resolving all disputes and all issues between the US Debtors and the Hong Kong Lehman Entities in Liquidation, and (ii) have agreed to defer and undertake good faith efforts to reconcile and resolve any disputes and issues involving the US Non-Debtor Affiliates and Hong Kong Lehman Entities Not In Liquidation until after the execution of this Agreement, each so as to avoid extensive, uncertain and expensive litigation;

WHEREAS, on July 1, 2011, the US Debtors filed the Plan and the Disclosure Statement;

WHEREAS, each of the US Debtors, either individually or jointly, will file an amendment, modification and/or supplement to the Plan that will incorporate the terms and conditions of this Agreement (such amendment, modification and/or supplement thereto, collectively, the “Amended Plan”);

WHEREAS, this Agreement provides that (i) the Hong Kong Proofs of Claim shall be allowed against the US Debtors, as agreed and listed in Schedule C; (ii) the US Claims shall be allowed against the Hong Kong Lehman Entities In Liquidation, as agreed and listed in Schedule D;

WHEREAS, LBHI has agreed that a portion of the dividend payable to it from the Relevant Hong Kong Lehman Entities In Liquidation shall be reallocated to Third Party Creditors, as set forth below;

WHEREAS, certain creditors listed on Exhibit 20 to the Disclosure Statement (as the same may be amended or supplemented) entered into plan support agreements (each, a “Supporting Creditor PSA”) with the US Debtors; and

WHEREAS, the Parties hereto intend for this Agreement to be an “Other PSA” as referred to and described in the Supporting Creditor PSAs.

NOW, THEREFORE, in consideration of the recitals stated above, the agreements, promises and warranties set forth below and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties agree as follows:

1. Definitions

Except as otherwise specified herein or as the context may otherwise require, the following terms have the respective meanings set forth below for all purposes of this Agreement.

“Affiliate” means “Affiliate” as defined in section 101(2) of the Bankruptcy Code.

“Agreement” is defined in the Preamble.

“Allowed Hong Kong Claims” means the allowed claims of the Hong Kong Lehman Entities In Liquidation as set forth in Section 2.1(a).

“Allowed US Claims” means the allowed claims of the US Debtors as set forth in Section 2.2.

“Alternative Confirmation Order” means an order of the Bankruptcy Court confirming an Alternative Plan pursuant to section 1129 of the Bankruptcy Code.

“Alternative Plan” means a chapter 11 plan or plans, proposed by parties other than the US Debtors.

“Amended Disclosure Statement” means the Disclosure Statement as amended, modified and/or supplemented to incorporate the terms of the Amended Plan.

“Applicable Hong Kong Law” means the law of the Hong Kong Special Administrative Region.

“Bankruptcy Code” means title 11 of the United States Code.

“Bankruptcy Court” means the United States Bankruptcy Court for the Southern District of New York.

“Business Day” means any day that is none of a Saturday, Sunday, United States federal holiday, a New York state holiday or a Hong Kong holiday.

“Calculation Statement” means the statement contemplated by Section 2.4.(c) which shall set forth as of each Hong Kong Distribution Date (i) the Reallocation Amount, (ii) each Third Party Creditor’s pro rata share of the Reallocation Amount, and (iii) the amount to be paid to LBHI by the Third Party Creditor Trustee in accordance with the terms of the Third Party Trust Deed. A form of Calculation Statement is set forth on Schedule F-l.

“Chapter 11 Cases” means the bankruptcy cases being jointly administered under Case Number 08-13555 (JMP) in the Bankruptcy Court.

2

“Confirmation Order” means an order of the Bankruptcy Court: (i) confirming the Amended Plan pursuant to section 1129 of the Bankruptcy Code; (ii) approving, pursuant to Rule 9019 of the Federal Rules of Bankruptcy Procedure and applicable provisions of the Bankruptcy Code, the terms of this Agreement; and (iii) authorizing the US Debtors to take all necessary corporate actions to consummate the transactions contemplated by this Agreement.

“Derivatives Claims” means as applicable (i) those Allowed Hong Kong Claims or Allowed US Claims (or any constituent element thereof, as applicable) arising in respect of a derivatives trading relationship and/or secured financing between one or more US Debtors and one or more Hong Kong Lehman Entities In Liquidation and (ii) those Allowed Hong Kong Claims arising in respect of a guarantee by LBHI of a derivatives trading relationship and/or secured financing between one or more Hong Kong Lehman Entities In Liquidation and a US Debtor, LBIE or a Lehman Affiliate, all marked with an asterisk in Schedules C and D hereto and whether or not quantified therein.

“Disclosure Statement” means the Debtors’ Disclosure Statement for the Second Amended Joint Chapter 11 Plan of Lehman Brothers Holdings Inc. and its Affiliated Debtors Pursuant to Section 1125 of the Bankruptcy Code [ECF No. 18205], dated June 30, 2011.

“Distribution Withholding Provision” means any provision in the Amended Plan that provides that the Plan Administrator may determine, in its sole discretion, to withhold all or a portion of a distribution to an Affiliate if such Distribution would be distributed by such Affiliate to satisfy a claim of a different Affiliate against which a US Debtor has a claim but the latter Affiliate has refused to honor such claim without subordination, reduction or offset.

“Effective Date” means the date that the Amended Plan becomes effective as provided for therein.

“Failed Trade Guarantee Claims” means as applicable guarantee claims filed by a Hong Kong Lehman Entity In Liquidation against LBHI in respect of those Allowed Hong Kong Claims (or any constituent element thereof, as applicable) arising in respect of failed trades between one or more Hong Kong Lehman Entities In Liquidation and one or more parties guaranteed by LBHI in such connection, all marked with two asterisks in Schedules C and D hereto.

“Form 72 Authority” means, in relation to each Relevant Hong Kong Lehman Entity In Liquidation, the Authority to Liquidator to Pay Dividends to Another Person (in Form 72 in the Appendix to the Companies (Winding-up) Rules in the Laws of Hong Kong) to be executed and delivered by LBHI pursuant to Section 2.4(b) hereof, a form of which is attached as Exhibit A hereto.

“Hong Kong Avoidance Actions” means all avoidance actions and causes of action which may be brought by a Hong Kong Lehman Entity In Liquidation against any US Debtor pursuant to Applicable Hong Kong Law, including but not limited to sections 264B, 266B, 267, 269 of the Companies Ordinance, sections 45, 49, 50, 51 and 71A of the Bankruptcy Ordinance and section 60 of the Conveyancing and Property Ordinance.

“Hong Kong Court” means the High Court of the Hong Kong Special Administrative Region.

“Hong Kong Court Approval” means the approval of, and the sanction and the granting of authority by, the Hong Kong Court for the Hong Kong Liquidators, on behalf of the Hong Kong Lehman Entities In Liquidation, to execute and deliver this Agreement and perform all obligations and comply with the terms of this Agreement.

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“Hong Kong Distribution Date” means, in relation to each Relevant Hong Kong Lehman Entity In Liquidation, each date on which the relevant Hong Kong Liquidators pay a dividend to the creditors of such Hong Kong Lehman Entity In Liquidation.

“Hong Kong Guarantee Claims” means, with regards each Relevant Hong Kong Lehman Entity In Liquidation, the aggregate amount of its “Corporate Resolution Guarantee Claims” and “Transaction Guarantee Claims” as reflected in Schedule C and Schedule E, which amount may be adjusted with respect to Derivatives Claims and Failed Trade Guarantee Claims in accordance with section 2.5.

“Hong Kong Lehman Entities In Liquidation” means:

1.	Lehman Brothers Asia Holdings Limited (in liquidation);

2.	Lehman Brothers Asia Limited (in liquidation);

3.	Lehman Brothers Futures Asia Limited (in liquidation);

4.	Lehman Brothers Securities Asia Limited (in liquidation);

5.	LBQ Hong Kong Funding Limited (in liquidation);

6.	Lehman Brothers Nominees (H.K.) Limited (in liquidation);

7.	Lehman Brothers Asia Capital Company (in liquidation);

8.	Lehman Brothers Commercial Corporation Asia Limited (in liquidation); and

9.	Lehman Brothers Equity Finance (Cayman) Limited (in official liquidation).

“Hong Kong Lehman Entity Not In Liquidation” means an entity that is not subject to a liquidation, bankruptcy or insolvency proceeding and that is directly or indirectly managed and controlled by the Hong Kong Liquidators in their capacity as such.

“Hong Kong Liquidators” means the Joint and Several Liquidators, without personal liability, appointed by the Hong Kong Court to administer and liquidate the assets of the Hong Kong Lehman Entities In Liquidation.

“Hong Kong Proceedings” means the respective Hong Kong Court proceedings for the liquidation of the Hong Kong Lehman Entities In Liquidation.

“Hong Kong Proofs of Claim” means, subject to Section 2.3, the timely filed proofs of claim listed on Schedule A asserted by certain Hong Kong Lehman Entities In Liquidation against certain US Debtors.

“LBAH” means Lehman Brothers Asia Holdings Limited (in liquidation).

“LBCCA” means Lehman Brothers Commercial Corporation Asia Limited (in liquidation).

“LBHI” means Lehman Brothers Holdings Inc., one of the US Debtors.

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“LBHI Claim Amount” means either the LBHI-LBAH Claim Amount or the LBHI-LBCCA Claim Amount, as applicable.

“LBHI Compromise Claim Amount” means either the LBHI-LBAH Claim Amount or the LBHI-LBCCA Claim Amount, as applicable, reduced by the amount of the applicable Hong Kong Guarantee Claims to the extent shown in Schedule E, which amount may be adjusted with respect to Derivatives Claims and Failed Trade Guarantee Claims in accordance with section 2.5.

“LBHI-LBAH Claim Amount” means the amount of the claim(s) asserted and timely filed by LBHI against LB AH, as identified in Schedule E.

“LBHI-LBCCA Claim Amount” means the amount of the claim(s) asserted and timely filed by LBHI against LBCCA, as identified in Schedule E.

“LBHI Minimum Claim Amount” means either the LBHI-LBAH Claim Amount or the LBHI-LBCCA Claim Amount, as applicable, reduced by the amount of the applicable Hong Kong Guarantee Claims in the full amount asserted as reflected on Schedule E, which amount may be adjusted with respect to Derivatives Claims and Failed Trade Guarantee Claims in accordance with section 2.5.

“LBIE” means Lehman Brothers International (Europe) (in administration).

“Lehman Affiliate” means each of Lehman Brothers Finance S.A., Lehman Brothers Japan Inc., Lehman Brothers Bankhaus AG (in Insolvenz), and Lehman Brothers Treasury Co. B.V.

“Lehman Global Protocol” means that certain Cross-Border Insolvency Protocol for the Lehman Brothers Group of Companies dated May 12, 2009.

“Other Non-Party” means any person, entity or other organization which is not a party to this Agreement.

“Plan” means the Second Amended Joint Chapter 11 Plan of Lehman Brothers Holdings Inc. and its Affiliated Debtors [ECF No. 18204], dated June 30, 2011.

“Plan Administrator” shall have the meaning ascribed to it in the Amended Plan.

“Position Statement” means a statement or spreadsheet showing all amounts previously received by each Third Party Creditor in connection with such Third Party Creditor’s claims against LBAH and LBCCA, including amounts received in the form of (i) distributions from LBAH and LBCCA, (ii) pro rata shares of Reallocation Amounts, (iii) any other distributions from LBHI, and (iv) any other payments or consideration of any kind whatsoever. A form of Position Statement is set forth on Schedule F-2.

“Pro Rata Distribution Fraction” means, with respect to each Relevant Hong Kong Lehman Entity In Liquidation, a fraction, to be calculated on each Hong Kong Distribution Date, where: (A) the numerator is equal to the amount to be distributed to its creditors; and (B) the denominator is equal to the aggregate of all claims asserted against such Relevant Hong Kong Lehman Entity In Liquidation in its Hong Kong Proceedings as of such Hong Kong Distribution Date, taking into account as the LBHI Claim Amount, either (i) the LBHI Compromise Claim Amount to calculate the Third Party Creditor Distributable Amount With Compromise, or (ii) the LBHI Minimum Claim Amount to calculate the Third Party Creditor Distributable Amount Without Compromise.

“Reallocation Amount” means, as of a Hong Kong Distribution Date, an amount equal to the difference between (i) the Third Party Creditor Distributable Amount Without Compromise, and (ii) the Third Party Creditor Distributable Amount With Compromise.

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“Relevant Hong Kong Lehman Entities In Liquidation” means LBAH and LBCCA (each a “Relevant Hong Kong Lehman Entity In Liquidation”).

“Third Party Creditor Claim Amount” means, as at each Hong Kong Distribution Date, the aggregate amount of all Third Party Creditors’ claims against LBAH or LBCCA, as applicable.

“Third Party Creditor Distributable Amount With Compromise” means an amount equal to the product of (i) the Third Party Creditor Claim Amount multiplied by (ii) the Pro Rata Distribution Fraction calculated on the basis of the LBHI Compromise Claim Amount.

“Third Party Creditor Distributable Amount Without Compromise” means an amount equal to the product of (i) the Third Party Creditor Claim Amount multiplied by (ii) the Pro Rata Distribution Fraction calculated on the basis of the LBHI Minimum Claim Amount.

“Third Party Creditors” means, in relation to a Relevant Hong Kong Lehman Entity In Liquidation, all persons or entities asserting a claim or other right to payment from a Relevant Hong Kong Lehman Entity In Liquidation in its Hong Kong Proceedings that are not, and at no time were, Affiliates of any US Debtor or Affiliates of any Hong Kong Lehman Entity In Liquidation.

“Third Party Creditor Trust” means the trust to be created pursuant to the terms of the Third Party Creditor Trust Deed.

“Third Party Creditor Trust Deed” means the trust deed to be executed by and between LBHI and the Third Party Creditor Trustee pursuant to Section 2.4 hereof, establishing the Third Party Creditor Trust.

“Third Party Creditor Trustee” means the trustee to be appointed under the Third Party Creditor Trust Deed.

“Tolling Agreement” means that certain Amended Tolling Agreement, dated as of September 9, 2010, between the Parties.

“US Avoidance Actions” all actions under chapter 5 of the Bankruptcy Code or similar actions under other applicable law.

“US Claims” means, subject to Section 2.3, the claims listed on Schedule B attached hereto which have been asserted by certain US Debtors against certain Hong Kong Lehman Entities In Liquidation.

“US Debtors” means LBHI; Lehman Brothers Special Financing Inc.; Lehman Commercial Paper Inc.; Lehman Brothers Commercial Corporation; Lehman Brothers Financial Products Inc.; Lehman Brothers OTC Derivatives Inc.; Lehman Brothers Derivative Products Inc.; Lehman Brothers Commodity Services Inc.; Lehman Scottish Finance L.P.; CES Aviation LLC; CES Aviation V LLC; CES Aviation IX LLC; East Dover Limited; Luxembourg Residential Properties Loan Finance S.a.r.l; BNC Mortgage LLC; Structured Asset Securities Corporation; LB Rose Ranch LLC; LB 2080 Kalakaua Owners LLC; Merit LLC; LB Somerset LLC; LB Preferred Somerset LLC; LB 745 LLC; and PAMI Statler Arms LLC.

“US Non-Debtor Affiliate” means an entity that is not subject to a liquidation, bankruptcy or insolvency proceeding and that is directly or indirectly managed and controlled by a US Debtor.

“Voting Deadline” means the deadline set by the Bankruptcy Court for voting to accept or reject the Amended Plan.

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2. Settlement of Claims.

2.1. The Allowed Hong Kong Claims

2.1.(a) The Allowed Hong Kong Claims. The claims of the Hong Kong Lehman Entities In Liquidation that are set forth on Schedule A will be allowed and accepted as non-priority, unsecured claims in the amounts set forth on Schedule C under the heading “Allowed Hong Kong Claims,” subject to adjustment of Derivatives Claims and Failed Trade Guarantee Claims in accordance with Section 2.5, in full and complete satisfaction of all claims of the Hong Kong Lehman Entities in Liquidation against the US Debtors. Subject to Section 2.5, all claims of the Hong Kong Lehman Entities in Liquidation against the US Debtors that are not reflected on Schedule C shall be disallowed.

2.1.(b) Distribution Withholding Provision. To the extent that the Amended Plan contains a Distribution Withholding Provision, such Distribution Withholding Provision shall not apply to any distributions that the Plan Administrator may make to the Hong Kong Lehman Entities In Liquidation under the Amended Plan in respect of the Allowed Hong Kong Claims.

2.2. The Allowed US Claims Against the Hong Kong Lehman Entities In Liquidation. The US Claims shall be allowed as non-subordinated, general unsecured claims in the amounts listed in Schedule D under the heading “Allowed US Claims,” subject to adjustment of Derivatives Claims and Failed Trade Guarantee Claims in accordance with Section 2.5, and shall be entitled to a pro rata distribution consistent with Applicable Hong Kong Law in full and complete satisfaction of all claims of the US Debtors against the Hong Kong Lehman Entities in Liquidation, provided that the dividends to which LBHI is entitled out of the estates of the Relevant Hong Kong Lehman Entities In Liquidation shall be treated as provided in Section 2.4. Subject to Section 2.5, all claims of the US Debtors against the Hong Kong Lehman Entities in Liquidation that are not reflected on Schedule D shall be disallowed.

2.3. Set Off. Subject to the occurrence of the Effective Date, where there are mutual claims between a particular US Debtor and a particular Hong Kong Lehman Entity In Liquidation, the claims shall be set off against each other and only the balance shall be payable by the applicable Party.

2.4. Treatment of the dividends to which LBHI is entitled out of the estates of the Relevant Hong Kong Lehman Entities In Liquidation

2.4.(a) LBHI shall establish the Third Party Creditor Trust by entering into the Third Party Creditor Trust Deed.

2.4.(b) LBHI shall execute and deliver to the relevant Hong Kong Liquidators a Form 72 Authority in respect of each of the Relevant Hong Kong Lehman Entities In Liquidation irrevocably and unconditionally instructing the Hong Kong Liquidators to pay to the Third Party Creditor Trustee on each Hong Kong Distribution Date following the Effective Date all dividends to which LBHI is entitled out of the estates of the Relevant Hong Kong Lehman Entities In Liquidation.

2.4.(c) The Hong Kong Liquidators may make distributions to the creditors of LBCCA or LBAH prior to the Effective Date provided that, subject to Section 4.8 below, the Parties agree that no distribution shall be made to LBHI prior to the Effective Date.

2.4.(d) Following the Effective Date and at least five (5) Business Days prior to each Hong Kong Distribution Date, the Hong Kong Liquidators and LBHI shall provide any necessary information to the Third Party Creditor Trustee for the Third Party Creditor Trustee to produce a Position Statement and a Calculation Statement pursuant to the terms of the Third Party Creditor Trust Deed. The Calculation Statement shall be documentary support for determination of the Reallocation Amount and shall show each Third Party Creditor’s pro rata share of the Reallocation Amount.

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2.4.(e) On each Hong Kong Distribution Date following the Effective Date,

2.4.(e)(i) the Hong Kong Liquidators shall, pursuant to each Form 72 Authority, pay to the Third Party Creditor Trustee any and all dividend otherwise payable to LBHI to be held and used for the purposes of the Third Party Creditor Trust.

2.4.(e)(ii) in accordance with the Calculation Statement and the terms of the Third Party Creditor Trust Deed, the Third Party Creditor Trustee shall (and LBHI shall use reasonable endeavors to procure that the Third Party Creditor Trustee shall) distribute the Reallocation Amount among the Third Party Creditors pro rata to their respective claims and the remainder to LBHI.

2.4.(f) Notwithstanding any other provision of this Agreement, and as provided in the Third Party Creditor Trust Deed, no Third Party Creditor shall receive any distribution out of the Third Party Creditor Trust or in LBHI’s Chapter 11 Case that would result in it receiving from all sources more than 100% of its claim(s) against the Relevant Hong Kong Lehman Entities In Liquidation as adjudicated and admitted by the relevant Hong Kong Liquidators or determined by the courts of Hong Kong.

2.5. Adjustment of Derivatives Claims and Failed Trade Guarantee Claims. The amounts of all Derivatives Claims and Failed Trade Guarantee Claims shall be agreed, and if applicable, adjusted, in accordance with the procedures and other terms provided in Schedule G.

2.6. Claims Register. In order to reflect the entry into this Agreement, after this Agreement has become effective in accordance with its terms, the Parties hereto acknowledge and agree that (i) the Hong Kong Proofs of Claim and the US Claims shall be deemed amended to the extent necessary to reflect the terms of the settlement reached in this Agreement and/or to reflect the reconciliation of such claims that has been ongoing amongst the Parties, and (ii) they shall execute and submit joint instructions to Epiq Bankruptcy Solutions, LLC, requesting that the claims register in the Chapter 11 Cases be amended to reflect the allowance and disallowance of the Hong Kong Proofs of Claim in accordance with this Agreement.

3. Plan and Related Support.

3.1. The US Debtors’ Obligations. Within a reasonable period of time following the Execution Date, the US Debtors will (i) file the Amended Plan to incorporate this Agreement and seek approval of the Amended Disclosure Statement and voting procedures with respect thereto; (ii) prosecute the Amended Plan and seek entry of a Confirmation Order; and (iii) provide the Hong Kong Lehman Entities In Liquidation any contemplated amendment, modification or supplement to the Amended Plan and/or Amended Disclosure Statement that relates to the Hong Kong Lehman Entities In Liquidation prior to filing such document with the Bankruptcy Court.

3.2. The Hong Kong Lehman Entities In Liquidation’s Obligations. The Hong Kong Lehman Entities In Liquidation agree to perform and comply with the following obligations as to the Amended Plan, which obligations shall become effective upon the Execution Date notwithstanding any other provisions of this Agreement:

3.2.(a) The Hong Kong Lehman Entities In Liquidation shall promptly seek the Hong Kong Court Approval prior to the Voting Deadline.

3.2.(b) The Hong Kong Lehman Entities In Liquidation shall (i) neither oppose nor object to the Amended Disclosure Statement, and (ii) neither join in nor support any objection to the Amended Disclosure Statement.

3.2.(c) If the Bankruptcy Court allows the US Debtors to solicit acceptances of the Amended Plan before acceptances are solicited for any Alternative Plan or Alternative Plans, and provided that the

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Hong Kong Lehman Entities In Liquidation have been solicited pursuant to section 1125 of the Bankruptcy Code, the Hong Kong Lehman Entities In Liquidation shall (i) timely vote to accept the Amended Plan in the amounts set forth on Schedule A with respect to each Hong; Kong Proof of Claim identified thereon, and not thereafter withdraw or change such vote, and (ii) support approval and confirmation of the Amended Plan.

3.2.(d) The Hong Kong Lehman Entities In Liquidation shall not oppose or object to the Amended Plan or the solicitation of the Amended Plan, or join in or support any objection to the Amended Plan or the solicitation of the Amended Plan.

3.2.(e) Subject to Section 3.2.(f) below, the Hong Kong Lehman Entities In Liquidation shall not (i) participate in the formulation of, file, or prosecute any Alternative Plan, (ii) join in or support any Alternative Plan, including, without limitation, express support in writing of, or enter into any form of plan support agreement with respect to any Alternative Plan, or (iii) take any action to alter, delay or impede the confirmation and consummation of the Amended Plan.

3.2.(f) If the Bankruptcy Court allows other parties to solicit acceptances of any Alternative Plan or Alternative Plans at the same time as the Amended Plan, the Hong Kong Lehman Entities In Liquidation may agree to vote and may actually vote to accept any Alternative Plan or Alternative Plans, provided that such Alternative Plan or Alternative Plans provide the Hong Kong Lehman Entities In Liquidation with an equal or greater economic recovery than the Amended Plan, and provided, further, that each Hong Kong Lehman Entity In Liquidation shall also (i) timely vote to accept the Amended Plan, and not thereafter withdraw or change such vote, (ii) comply with the provisions of Sections 3.2.(d) and 3.2.(e) above, and (iii) support approval and confirmation of the Amended Plan, and indicate a preference for the Amended Plan on its voting ballot, if the Amended Plan provides such Hong Kong Lehman Entity In Liquidation with an equal economic recovery compared with any Alternative Plan that such Hong Kong Lehman Entity In Liquidation votes to accept. Notwithstanding anything contained in this Section 3, the Hong Kong Lehman Entities In Liquidation shall not indicate a preference on their voting ballots for any Alternative Plan.

3.3. Solicitation Required in Connection with Amended Plan. Notwithstanding anything contained in this Section 3 or elsewhere in this Agreement, this Agreement is not, and shall not be deemed to be, a solicitation of a vote for the acceptance of the Amended Plan pursuant to section 1125 of the Bankruptcy Code, or rejection of any Alternative Plan. Acceptance of the Amended Plan will not be solicited until the Bankruptcy Court has approved the Amended Disclosure Statement and related ballots, and such Amended Disclosure Statement and ballots have been transmitted to parties entitled to receive the same in accordance with an order of the Bankruptcy Court.

3.4. This Agreement an Other PSA. The US Debtors agree that this Agreement is an Other PSA substantially similar to the Supporting Creditor PSAs.

4. The Hong Kong Lehman Entities In Liquidation’s Representations, Warranties and Covenants. In order to induce the US Debtors to enter into and perform their obligations under this Agreement, each Hong Kong Lehman Entity In Liquidation hereby represents, warrants, acknowledges and covenants as follows:

4.1. Authority. Subject to Hong Kong Court Approval, (i) each Hong Kong Lehman Entity In Liquidation has the power and authority to execute, deliver and perform its obligations under this Agreement, and to consummate the transactions contemplated herein; and (ii) the execution, delivery and performance of this Agreement by such Hong Kong Lehman Entity In Liquidation and the consummation of the transactions contemplated herein have been duly authorized by all necessary action on the part of such Hong Kong Lehman Entity In Liquidation and no other proceedings on the part of such Hong Kong Lehman Entity In Liquidation are necessary to authorize and approve this Agreement or any of the transactions contemplated herein.

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4.2. Validity. Subject to Hong Kong Court Approval, this Agreement has been duly executed and delivered by each Hong Kong Lehman Entity In Liquidation and without prejudice to Section 9 constitutes the legal, valid and binding agreement of each Hong Kong Lehman Entity In Liquidation, enforceable against each Hong Kong Lehman Entity In Liquidation in accordance with its terms.

4.3. Authorization of Governmental Authorities and Creditors. No action by (including any authorization, consent or approval), in respect of, or filing with, any governmental authority is required for, or in connection with, the valid and lawful authorization, execution, delivery and performance by each Hong Kong Lehman Entity In Liquidation pursuant to this Agreement other than as set forth in Section 4.1 above.

4.4. No Reliance. Each Hong Kong Lehman Entity In Liquidation (i) is a sophisticated party with respect to the subject matter of this Agreement, (ii) has been represented and advised by legal counsel in connection with this Agreement, (iii) has adequate information concerning the matters that are the subject of this Agreement, and (iv) has independently and without reliance upon any US Debtor or any of its affiliates or any officer, employee, agent or representative thereof, and based on such information as each Hong Kong Lehman Entity In Liquidation has deemed appropriate, made its own analysis and decision to enter into this Agreement, except that each Hong Kong Lehman Entity In Liquidation has relied upon each US Debtor’s express representations, warranties and covenants in this Agreement, each Hong Kong Lehman Entity In Liquidation acknowledges that it has entered into this Agreement voluntarily and of its own choice and not under coercion or duress.

4.5. Title; No Prior Transfer of Claims.

4.5.(a) As of the Execution Date each Hong Kong Lehman Entity In Liquidation owns and has good title to its respective Hong Kong Proofs of Claim, free and clear of any and all liens, security interests, participations or encumbrances created or incurred by or against any Hong Kong Lehman Entity In Liquidation and has not transferred or assigned to any other person any of the claims that are the subject of this Agreement, in whole or in part.

4.5.(b) After the Effective Date, each Hong Kong Lehman Entity In Liquidation may transfer any of its Hong Kong Proofs of Claims or Allowed Hong Kong Claims, or any rights or interests arising thereunder, in whole or in part; provided, however, that any transferee of such Hong Kong Proofs of Claims or Allowed Hong Kong Claims agrees in writing that the terms of this Agreement shall be binding in all respects upon, and shall govern its acts and those of any successor transferees.

4.6. Affiliates. The Hong Kong Lehman Entities In Liquidation shall cooperate with the US Debtors and undertake good faith efforts to reconcile and resolve the allowance of claims and receivables held by or against, and any disputes and issues involving, the US Non-Debtor Affiliates and Hong Kong Lehman Entities Not In Liquidation in a manner generally consistent with the provisions of this Agreement.

4.7. Tolling Agreement. The Hong Kong Lehman Entities In Liquidation shall not terminate the Tolling Agreement while this Agreement remains in force and effect.

4.8. Hong Kong Reserves. Prior to the Effective Date, pursuant to Applicable Hong Kong Law, the Hong Kong Liquidators may not make any distributions on a Hong Kong Distribution Date unless the Hong Kong Liquidators retain sufficient funds to reserve for any and all dividends payable to LBHI as of such Hong Kong Distribution Date on the full amount of the US Claims asserted by LBHI.

4.9. Other PSAs. The Hong Kong Lehman Entities In Liquidation shall not file, support or participate in any objection to the claims of any creditor that is or becomes a party to a Supporting Creditor PSA with the US Debtors that is substantially similar to this Agreement.

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5. The US Debtors’ Representations, Warranties and Covenants. In order to induce the Hong Kong Lehman Entities In Liquidation to enter into and perform its obligations under this Agreement, each US Debtor hereby represents, warrants, acknowledges and covenants as follows:

5.1. Authority. Subject to the occurrence of the Effective Date, (i) each US Debtor has the power and authority to execute, deliver and perform its obligations under this Agreement, and to consummate the transactions contemplated herein and (ii) the execution, delivery and performance by such US Debtor of this Agreement and the consummation of the transactions contemplated herein have been duly authorized by all necessary action on the part of such US Debtor and no other proceedings on the part of such US Debtor are necessary to authorize and approve this Agreement or any of the transactions contemplated herein.

5.2. Validity. This Agreement has been duly executed and delivered by each US Debtor and, without prejudice and subject to Section 9, constitutes the legal, valid and binding agreement of each US Debtor, enforceable against each US Debtor in accordance with its terms.

5.3. Authorization of Governmental Authorities. No action by (including any authorization, consent or approval), in respect of, or filing with, any governmental authority is required for, or in connection with, the valid and lawful authorization, execution, delivery and performance by each US Debtor, other than entry of the Confirmation Order.

5.4. No Reliance. Each US Debtor (i) is a sophisticated party with respect to the matters that are the subject of this Agreement, (ii) has had the opportunity to be represented and advised by legal counsel in connection with this Agreement, (iii) has adequate information concerning the matters that are the subject of this Agreement, and (iv) has independently and without reliance upon the Hong Kong Lehman Entities In Liquidation and based on such information as such US Debtor has deemed appropriate, made its own analysis and decision to enter into this Agreement, except that such US Debtor has relied upon the Hong Kong Lehman Entities In Liquidation’s express representations, warranties and covenants in this Agreement, which it enters, or as to which it acknowledges and agrees, voluntarily and of its own choice and not under coercion or duress.

5.5. Title; No Transfer of Claims.

5.5.(a) As of the Execution Date each US Debtor owns and has good title to its respective US Claims, free and clear of any and all liens, security interests, participations or encumbrances created or incurred by or against such US Debtor, and has not transferred or assigned to any other person any of the claims that are the subject of this Agreement, in whole or in part.

5.5.(b) After the Effective Date, each US Debtor may transfer any of the US Claims or Allowed US Claims, or any rights or interests arising thereunder, in whole or in part; provided, however, that any transferee of such US Claims or Allowed US Claims agrees in writing that the terms of this Agreement shall be binding in all respects upon, and shall govern its acts and those of any successor transferees.

5.6. Affiliates. The US Debtors shall cooperate with the Hong Kong Lehman Entities In Liquidation and undertake good faith efforts to reconcile and resolve the allowance of claims and receivables held by or against, and any disputes and issues involving, the US Non-Debtor Affiliates and Hong Kong Lehman Entities Not In Liquidation in a manner generally consistent with the provisions of this Agreement.

5.7. Tolling Agreement. The US Debtors shall not terminate the Tolling Agreement while this Agreement remains in force and effect.

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6. Surviving Contracts. The contracts and any non-binding agreements listed in Schedule H attached hereto shall survive the execution and consummation of this Agreement. All other pre-petition contracts between the US Debtors and the Hong Kong Lehman Entities In Liquidation that are not included on Schedule H shall be rejected pursuant to section 365 of the Bankruptcy Code in accordance with the Amended Plan. Any claims that arise from the rejection of contracts between the US Debtors and the Hong Kong Lehman Entities In Liquidation are deemed to be satisfied in full by the claims allowed pursuant to Section 2 hereof.

7. Cooperation. The Parties will continue to exchange data relating to the respective bankruptcy cases and insolvency proceedings pursuant to and subject to the terms of the data sharing agreement between (among others) the Parties dated March 19, 2010 and the Lehman Global Protocol in order to assist each other in resolving claims of Affiliates and other creditors.

8. Releases.

8.1. US Debtors’ Release of the Hong Kong Lehman Entities In Liquidation. Upon the occurrence of the Effective Date, and except as to (i) the claims allowed as set forth in Section 2 hereof, (ii) the US Debtors’ distribution entitlements in the Hong Kong Proceedings, (iii) the agreements, promises, settlements, representations and warranties set forth in this Agreement, (iv) the performance of the obligations set forth herein, (v) the claims, if any, arising under the surviving contracts set forth on Schedule H hereto, and (vi) any interest or rights that any US Debtor has in monies or assets held in trust for it by any Hong Kong Lehman Entity In Liquidation, subject to the effectiveness of this Agreement in accordance with Section 9 below, and in consideration of the foregoing and the Hong Kong Lehman Entities In Liquidation’s execution of this Agreement, each US Debtor on behalf of itself, its estate, and its successors and assigns, will fully and forever release, discharge and acquit each Hong Kong Lehman Entity In Liquidation, the Hong Kong Liquidators, and their respective successors, assigns, officers, employees, agents, representatives, consultants, financial advisors, accountants and attorneys, from all actions, causes of actions, judgments, executions, debts, demands, rights, damages, costs, expenses, and claims of every kind, nature, and character whatsoever, whether at law or in equity, whether based on contract (including, without limitation, quasi-contract or estoppel), statute, regulation, tort (excluding intentional torts, fraud, recklessness, gross negligence or willful misconduct) or otherwise, accrued or unaccrued, known or unknown, matured or unmatured, liquidated or unliquidated, certain or contingent, including, without limitation, (y) any administrative expense claims arising under Applicable Hong Kong Law, and (z) all US Avoidance Actions. Without limiting the generality of the foregoing and notwithstanding any provision of the Amended Plan (including without limitation section 8.14 (Subrogation) therein), the release, discharge and acquittal in this Section 8.1 shall apply to all rights of subrogation against any Hong Kong Lehman Entity In Liquidation to which the US Debtors may be entitled arising from any Distribution (as defined in the Amended Plan) or any payment out of the Reallocation Amount to any Third Party Creditor or otherwise howsoever.

8.2. The Hong Kong Lehman Entities In Liquidation’s Release of the US Debtors. Upon the occurrence of the Effective Date, and except as to (i) the allowed claims referred to in Section 2 hereof, (ii) the Hong Kong Lehman Entities In Liquidation’s distribution entitlements in the Chapter 11 Cases, (iii) the agreements, promises, settlements, representations and warranties set forth in this Agreement, (iv) the performance of the obligations set forth herein, (v) the claims, if any, arising under the surviving contracts set forth on Schedule H hereto, and (vi) any interest or rights that any Hong Kong Lehman Entity In Liquidation has in monies or assets held in trust for it by any US Debtor, and subject to the effectiveness of this Agreement in accordance with Section 9 below, and in consideration of the foregoing and the US Debtors’ execution of this Agreement, each Hong Kong Lehman Entity In Liquidation on behalf of itself, its estate, and its successors and assigns, will fully and forever release, discharge and acquit each US Debtor, and its respective successors, assigns, officers, employees, agents, representatives, consultants, financial advisors, accountants and attorneys, from all manners of action, causes of action, judgments, executions, debts, demands, rights, damages, costs, expenses, and claims of every kind, nature, and character whatsoever, whether at law or in equity, whether based on contract (including,

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without limitation, quasi-contract or estoppel), statute, regulation, tort (excluding intentional torts, fraud, recklessness, gross negligence or willful misconduct) or otherwise, accrued or unaccrued, known or unknown, matured or unmatured, liquidated or unliquidated, certain or contingent, including, without limitation, (y) any administrative expense claims arising under section 503 of the Bankruptcy Code, and (z) Hong Kong Avoidance Actions.

8.3. Nothing in this Agreement shall operate as a release or waiver by or against any Hong Kong Lehman Entity Not In Liquidation or any US Non-Debtor Affiliate.

9. Effectiveness of Agreement.

9.1. Sections 3, 4, 5, 9, 10 and 11 through 23 of this Agreement shall be effective upon the Execution Date.

9.2. Other than Sections 3, 4, 5, 9, 10, and 11 through 23, this Agreement shall be effective upon the first date that all of the following have occurred: (a) the due execution of the deed creating the Third Party Creditor Trust and delivery thereof to the Third Party Creditor Trustee; (b) the due execution by LBHI of a Form 72 Authority in respect of each Relevant Hong Kong Lehman Entity In Liquidation and delivery thereof to the respective Hong Kong Liquidators thereof; (c) Hong Kong Court Approval; and (d) the Effective Date.

10. Termination.

10.1. Automatic Termination. This Agreement shall automatically terminate on any date on which (i) the US Debtors file a chapter 11 plan that provides for the substantive consolidation of one or more US Debtor and any Hong Kong Lehman Entity In Liquidation or any Hong Kong Lehman Entity Not In Liquidation, or (ii) the Bankruptcy Court denies with prejudice the motion seeking the Confirmation Order.

10.2. The US Debtors’ Right to Terminate. The US Debtors shall collectively have the right, at their election, to terminate this Agreement by written notice to the Hong Kong Lehman Entities In Liquidation if:

10.2.(a) there is a breach, in any material respect, of the representations, warranties and/or covenants of the Hong Kong Lehman Entities In Liquidation hereunder, taken as a whole, and the Hong Kong Lehman Entities In Liquidation shall fail to cure such breach within ten (10) days following written notice of such breach from the US Debtors;

10.2.(b) subject to Section 3.2(f), any of the Hong Kong Lehman Entities In Liquidation join in or support any Alternative Plan, including, without limitation, express support in writing of, or enter into any form of plan support agreement with respect to any Alternative Plan;

10.2.(c) the Hong Kong Lehman Entities In Liquidation terminate the Tolling Agreement;

10.2.(d) the Hong Kong Lehman Entities In Liquidation fail to obtain the Hong Kong Court Approval;

10.2.(e) other than as set forth herein, the Hong Kong Lehman Entities In Liquidation allow and provide for materially different treatment of claims held by other creditors of the Hong Kong Lehman Entities In Liquidation that are factually and legally similar to the Allowed US Claims, that results in such other creditors having a recovery entitlement in respect of said claims that is materially higher than the recovery entitlement in respect of such Allowed US Claims; or

10.2.(f) the Bankruptcy Court enters an Alternative Confirmation Order.

13

10.3. The Hong Kong Lehman Entities In Liquidation’s Right to Terminate. The Hong Kong Lehman Entities In Liquidation shall collectively have the right, at their election, to terminate this Agreement by written notice to the US Debtors if:

10.3.(a) there is a breach, in any material respect, of the representations, warranties and/or covenants of the US Debtors hereunder, taken as a whole, and the US Debtors shall fail to cure such breach within ten (10) days following written notice of such breach from the Hong Kong Lehman Entities In Liquidation;

10.3.(b) the US Debtors terminate the Tolling Agreement;

10.3.(c) the US Debtors make any changes or amendments to the Amended Plan or Amended Disclosure Statement, or the US Debtors take any other action (including, without limitation, with respect to claims, asset transfers or allocations) in each case, that individually or, in the aggregate together with all other such changes, amendments, actions and agreements, will, if the Amended Plan were to be consummated, materially and adversely affect the treatment of, estimated recoveries by, or distribution to, or proportionate share of the US Debtors’ assets that are distributed pursuant to the Amended Plan to, the Allowed Hong Kong Claims;

10.3.(d) the Effective Date does not occur on or before December 31, 2012, provided, that such date may be extended with the consent of the Hong Kong Lehman Entities In Liquidation which consent may be withheld at their discretion;

10.3.(e) provided, that with respect to Sections 10.3(c) and 10.3(d) above, (i) the US Debtors are not guaranteeing or committing to any specific recovery amount under the Amended Plan, and (ii) modifications to the projected recovery amounts set forth in the disclosure statement approved by the Bankruptcy Court with respect to the Amended Plan that are based upon revised projections of asset values shall not constitute material modifications to the Amended Plan; and provided, further, that that the termination right in Section 10.3(b) above must be exercised no later than ten (10) business days prior to the hearing for approval of the disclosure statement with respect to the Amended Plan.

10.4. Effect of Termination. In the event that this Agreement is terminated in accordance with its terms by either the US Debtors or the Hong Kong Lehman Entities In Liquidation, then neither this Agreement, nor any motion or other pleading filed in the Bankruptcy Court with respect to the approval of this Agreement or confirmation of the Amended Plan, shall have any res judicata or collateral estoppel effect or be of any force or effect, each of the Parties’ respective interests, rights, remedies and defenses shall be restored without prejudice as if this Agreement had never been executed (except as to this Section 10.4) and the Parties hereto shall be automatically relieved of any further obligations hereunder. Except as expressly provided herein, this Agreement and all communications and negotiations among the Parties with respect hereto or any of the transactions contemplated hereunder are without waiver of or prejudice to the Parties rights and remedies and the Parties hereby reserve all claims, defenses and positions that they may have with respect to each other.

11. Venue and Choice of Law.

11.1. Venue. To the maximum extent permissible by law, the Parties expressly consent and submit to the exclusive jurisdiction of the Bankruptcy Court over any actions or proceedings relating to the enforcement or interpretation of this Agreement and any Party bringing such action or proceeding shall bring such action or proceeding in the Bankruptcy Court; provided that, any actions or proceedings arising out of disputes in the amount or validity of the US Claims shall be the exclusive jurisdiction of the Hong Kong Court. Each of the Parties agrees that a final judgment in any such action or proceeding, including all appeals, shall be conclusive and may be enforced in other jurisdictions (including any foreign jurisdictions) by suit on the judgment or in any other manner provided by applicable law. If the Bankruptcy Court refuses or abstains from exercising jurisdiction over the enforcement of this Agreement

14

and/or any actions or proceedings arising hereunder or thereunder, then the Parties agree that venue shall be in any court in the State of New York having proper jurisdiction. Each Party hereby irrevocably and unconditionally waives, to the fullest extent it may legally and effectively do so, (i) any objection which it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Agreement with the Bankruptcy Court or with any other state or federal court located within the County of New York in the State of New York, or with the Hong Kong Court, solely relating to any actions or proceedings arising out of disputes in the amount or validity of the US Claims and (ii) the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court. Each Party irrevocably consents to service of process in the manner provided for notices in Section 12 hereof. Nothing in this Agreement will affect the right, or requirement, of any Party to this Agreement to serve process in any other manner permitted or required by applicable law.

11.2. Choice of Law. This Agreement and all claims and disputes arising out of or in connection with this Agreement, shall be governed by and construed in accordance with the laws of the State of New York and the Bankruptcy Code, without regard to choice of law principles to the extent such principles would apply a law other than that of the State of New York or the Bankruptcy Code; provided, however, that any claims and disputes arising out of the US Claims shall be governed by and construed in accordance with Applicable Hong Kong Law except as otherwise provided in the underlying agreements.

12. Notices. All notices and other communications given or made pursuant to this Agreement shall be in writing and shall be deemed effectively given: (a) upon personal delivery to the party to be notified, (b) when sent by confirmed electronic mail or facsimile if sent during normal business hours of the recipient, and if not so confirmed, then on the next Business Day, (c) three days after having been sent by registered or certified mail, return receipt requested, postage prepaid, or (d) one Business Day after deposit with a nationally recognized overnight courier, specifying next day delivery, with written verification of receipt. All communications shall be sent:

To the US Debtors at:

1271 Avenue of the Americas, 39th Floor

New York, New York 10020

U.S.A.

Attn: John Suckow and Daniel J. Ehrmann

Facsimile: (646) 834-0874

With a copy (which shall not constitute notice) to:

Weil, Gotshal & Manges LLP

767 Fifth Avenue

New York, New York 10153

U.S.A.

Attn: Lori R. Fife, Esq.

Facsimile: (212) 310-8007

To the Hong Kong Lehman Entities In Liquidation at:

Alexandra House, 27th Floor

18 Chater Road

Central

Hong Kong

Attn: Edward Middleton

Facsimile: +852 28697357

With a copy (which shall not constitute notice) to:

15

Mayer Brown LLP

1675 Broadway

New York, New York 10019

Attn: Andrew Shaffer/Steven Miller

ashaffer@mayerbrown.com/steven.miller@mayerbrownjsm.com

Facsimile: (212) 262-1910

or to such other address as may have been furnished by a Party to each of the other Parties by notice given in accordance with the requirements set forth above.

13. Expenses. The fees and expenses incurred by each Party (including the fees of any attorneys, accountants, investment bankers, financial advisors or any other professionals engaged by such Party) in connection with this Agreement and the transactions contemplated hereby, whether or not the transactions contemplated hereby are consummated, shall be paid by such Party.

14. No Admission of Liability. Each Party acknowledges that this Agreement effects a settlement of potential claims and counterclaims some or all of which are denied and contested, and that nothing contained herein shall be construed as an admission of liability or wrongdoing.

15. Entire Agreement. This Agreement constitutes the entire and only agreement of the Parties concerning the subject matter hereof. This Agreement supersedes and replaces any and all prior or contemporaneous verbal or written agreements between the Parties concerning the subject matter hereof. The Parties acknowledge that this Agreement is not being executed in reliance on any verbal or written agreement, promise or representation not contained herein. Notwithstanding the foregoing, in case of any conflict between any provision of this Agreement and any provision of the Amended Plan applying to any Party, the provision of this Agreement shall prevail and apply.

16. No Oral Modifications. This Agreement may not be modified or amended orally. This Agreement may only be modified or amended in writing signed by a duly authorized representative of each Party hereto. Any waiver of compliance with any term or provision of this Agreement on the part of the US Debtors must be provided in writing signed by each Hong Kong Lehman Entity In Liquidation. Any waiver of compliance with any term or provision of this Agreement on the part of a Hong Kong Lehman Entity In Liquidation must be provided in writing signed by each US Debtor. No waiver of any breach of any term or provision of this Agreement shall be construed as a waiver of any subsequent breach.

17. Construction. This Agreement constitutes a fully negotiated agreement among commercially sophisticated parties and therefore shall not be construed or interpreted for or against any Party, and any rule or maxim of construction to such effect shall not apply to this Agreement.

18. Binding Effect; Successor and Assigns. Any declaration or statement of the Hong Kong Liquidators shall only be made in their capacity and function as Hong Kong Liquidators of the applicable Hong Kong Lehman Entity In Liquidation, and shall in no circumstance be construed as being a declaration or statement of the Hong Kong Liquidators on their own and personal behalf. This Agreement shall inure to the benefit of and be binding upon the Parties and their respective successors and permitted assigns; provided, however, that no Party may assign its rights or obligations under this Agreement without the written consent of the other Party, which consent shall not be unreasonably withheld or delayed, and any assignment not in accordance with the terms hereof shall be null and void ab initio.

19. Counterparts. This Agreement may be executed in counterparts, each of which constitutes an original, and all of which, collectively, constitute only one agreement. The signatures of all of the Parties need not appear on the same counterpart.

16

20. Headings; Schedules and Exhibits. The headings utilized in this Agreement are designed for the sole purpose of facilitating ready reference to the subject matter of this Agreement. Said headings shall be disregarded when resolving any dispute concerning the meaning or interpretation of any language contained in this Agreement. References to sections, unless otherwise indicated, are references to sections of this Agreement. All Schedules and Exhibits to this Agreement are hereby made a part hereof and incorporated herein by reference for all purposes. Reference to any Schedule or Exhibit herein shall be to the Schedules and Exhibits attached hereto.

21. No Personal Liability. The Parties (and solely for the purposes of this Section 21, including the Hong Kong Liquidators also acting on their own and personal behalf) accept and agree that this Agreement and all actions and measures contained herein do not give rise to any personal liability on the part of the Hong Kong Liquidators, their firm and its partners and employees, and their representatives or other professional advisors, and to the extent any such personal liability existed., the Parties explicitly waive any and all potential rights and claims against them, their firm and its partners and employees, and their representatives and other professional advisors. Each Hong Kong Lehman Entity In Liquidation further accepts and agrees that this Agreement and all transactions and measures contained herein do not give rise to any personal liability on the part of any of the officers, directors, employees, members, consultants, asset managers, representatives or professional advisors of any US Debtor and to the extent any such personal liability existed, each Hong Kong Lehman Entity In Liquidation explicitly waives any and all potential rights and claims against all of the aforementioned persons. Any claim by a Party against the Hong Kong Liquidators or any Hong Kong Lehman Entity In Liquidation arising under or relating to this Agreement shall only be satisfied out of the assets of the insolvency estate of the relevant Hong Kong Lehman Entity In Liquidation. Any claim by a Party against any US Debtor arising under or relating to this Agreement shall only be satisfied out of the assets of such US Debtor.

22. Severability and Construction. If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced, all other terms and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic and legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to the Parties. Upon any determination that any term or other provision is invalid, illegal, or incapable of being enforced, each Party hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of this Agreement as closely as possible in a mutually acceptable manner in order that the transactions contemplated hereby be consummated as originally contemplated to the greatest extent possible.

23. Waiver of Jury Trial. EACH OF THE PARTIES HERETO HEREBY AGREES NOT TO ELECT A TRIAL BY JURY OF ANY ISSUE TRIABLE OF RIGHT BY JURY, AND HEREBY KNOWINGLY, VOLUNTARILY, INTENTIONALLY, UNCONDITIONALLY AND IRREVOCABLY WAIVES ANY RIGHT TO TRIAL BY JURY FULLY TO THE EXTENT THAT ANY SUCH RIGHT SHALL NOW OR HEREAFTER EXIST WITH REGARD TO THIS AGREEMENT OR ANY CLAIM, COUNTERCLAIM OR OTHER ACTION ARISING IN CONNECTION THEREWITH OR IN RESPECT OF ANY COURSE OF CONDUCT, COURSE OF DEALING, STATEMENT (WHETHER VERBAL OR WRITTEN) OR ACTION OF ANY PARTY OR ARISING OUT OF ANY EXERCISE BY ANY PARTY OF ITS RESPECTIVE RIGHTS UNDER THIS AGREEMENT OR IN ANY WAY RELATING TO THE TRANSACTIONS CONTEMPLATED HEREBY (INCLUDING, WITHOUT LIMITATION, WITH RESPECT TO ANY ACTION TO RESCIND OR CANCEL THIS AGREEMENT

AND WITH RESPECT TO ANY CLAIM OR DEFENSE ASSERTING THAT THIS AGREEMENT WAS FRAUDULENTLY INDUCED OR IS OTHERWISE VOID OR VOIDABLE). THIS WAIVER OF RIGHT TO TRIAL BY JURY IS INTENDED TO ENCOMPASS INDIVIDUALLY EACH INSTANCE AND EACH ISSUE AS TO WHICH THE RIGHT TO A TRIAL BY JURY WOULD OTHERWISE ACCRUE. EACH OF THE PARTIES HERETO IS HEREBY AUTHORIZED TO FILE A COPY OF THIS SECTION 23 IN ANY PROCEEDING AS CONCLUSIVE EVIDENCE OF THIS WAIVER. THIS WAIVER OF JURY TRIAL IS A MATERIAL INDUCEMENT FOR THE PARTIES HERETO TO ENTER INTO THIS AGREEMENT.

17

IN WITNESS WHEREOF, each Party by his or its duly authorized representative has executed this Agreement as of the date first written above:

LEHMAN BROTHERS HOLDINGS INC.,		LEHMAN BROTHERS ASIA HOLDINGS LIMITED
LEHMAN COMMERCIAL PAPER INC.,		(in liquidation);
LEHMAN BROTHERS COMMODITY		LEHMAN BROTHERS ASIA LIMITED (in
SERVICES INC., LEHMAN BROTHERS		liquidation);
SPECIAL FINANCING INC., LEHMAN		LEHMAN BROTHERS FUTURES ASIA LIMITED
BROTHERS OTC DERIVATIVES INC.,		(in liquidation);
LEHMAN BROTHERS COMMERCIAL		LEHMAN BROTHERS SECURITIES ASIA LIMITED
CORPORATION, LB 745 LLC, PAMI STATLER		(in liquidation)
ARMS LLC, CES AVIATION LLC, CES		LBQ HONG KONG FUNDING LIMITED (in
AVIATION V LLC, CES AVIATION IX LLC,		liquidation);
LEHMAN SCOTTISH FINANCE L.P., BNC		LEHMAN BROTHERS NOMINEES (H.K.) LIMITED
MORTGAGE LLC, LB ROSE RANCH LLC,		(in liquidation);
STRUCTURED ASSET SECURITIES		LEHMAN BROTHERS ASIA CAPITAL COMPANY
CORPORATION, LB 2080 KALAKAUA		(in liquidation), and
OWNERS LLC, MERIT LLC, LB PREFERRED		LEHMAN BROTHERS COMMERCIAL
SOMERSET LLC, LB SOMERSET LLC, as		CORPORATION ASIA LIMITED (in liquidation)
Debtors and Debtors in Possession
By:
By:		Name:	Edward Simon Middleton
Name: Title:	John Suckow Authorized Signatory	Title:	Joint and Several Liquidator, acting without personal liability

LEHMAN BROTHERS EQUITY FINANCE
LEHMAN BROTHERS DERIVATIVES PRODUCTS INC., LEHMAN BROTHERS FINANCIAL PRODUCTS INC., EAST DOVER		(CAYMAN) LIMITED (in official liquidation)
LIMITED, LUXEMBOURG RESIDENTIAL		By:
PROPERTIES LOAN FINANCE S.A.R.L., as
Debtors and Debtors in Possession
		Name:	Edward Simon Middleton
		Title:	Joint Official Liquidator, acting without personal liability

By:
Name:	Daniel J. Ehrmann
Title:	Authorized Signatory

18

SCHEDULE A

Hong Kong Proofs of Claim

SEE ATTACHED PDF

Schedule A

Hong Kong Proofs of Claim

			Claim amount as
Debtor against which Claim was filed	Hong Kong Lehman Entity, as claimant	Claim No.	asserted
Lehman Brothers Commodity Services Inc.	Lehman Brothers Asia Holdings Limited	58121	Unliquidated
Lehman Brothers Derivative Products Inc.	Lehman Brothers Asia Holdings Limited	58122	Unliquidated
Lehman Brothers OTC Derivatives Inc.	Lehman Brothers Asia Holdings Limited	58123	22	USD
Lehman Brothers Special Financing Inc.	Lehman Brothers Asia Holdings Limited	58125	36,931,955	USD
Lehman Brothers Holdings Inc.	Lehman Brothers Asia Holdings Limited	58142	37,642	USD
Lehman Brothers Holdings Inc.	Lehman Brothers Asia Holdings Limited	58143	Unliquidated
Lehman Brothers Holdings Inc.	Lehman Brothers Asia Holdings Limited	58144	161,379,496	USD
Lehman Brothers Holdings Inc.	Lehman Brothers Asia Holdings Limited	58145	13,975,490	USD
Lehman Brothers Holdings Inc.	Lehman Brothers Asia Holdings Limited	58146	1,667,657	USD
Lehman Brothers Holdings Inc.	Lehman Brothers Asia Holdings Limited	58147	6,562,425	USD
Lehman Brothers Holdings Inc.	Lehman Brothers Asia Holdings Limited	58148	2,843,984,632	USD
Lehman Brothers Holdings Inc.	Lehman Brothers Asia Holdings Limited	58149	22	USD
Lehman Brothers Holdings Inc.	Lehman Brothers Asia Holdings Limited	58150	13,000,000	USD
Lehman Brothers Holdings Inc.	Lehman Brothers Asia Holdings Limited	58151	477	USD
Lehman Brothers Financial Products Inc.	Lehman Brothers Asia Holdings Limited	58152	Unliquidated
Lehman Brothers OTC Derivatives Inc.	Lehman Brothers Asia Holdings Limited	58153	Unliquidated
Lehman Brothers Holdings Inc.	Lehman Brothers Asia Holdings Limited	58154	Unliquidated
Lehman Commercial Paper Inc.	Lehman Brothers Asia Holdings Limited	58155	Unliquidated
Lehman Scottish Finance L.P.	Lehman Brothers Asia Holdings Limited	58156	Unliquidated
Luxembourg Residential Properties Loan Finance S.a.r.l.	Lehman Brothers Asia Holdings Limited	58157	Unliquidated
PAMI Statler Arms LLC	Lehman Brothers Asia Holdings Limited	58158	Unliquidated
Structured Asset Securities Corporation	Lehman Brothers Asia Holdings Limited	58159	Unliquidated
Lehman Brothers Holdings Inc.	Lehman Brothers Asia Holdings Limited	58160	Unliquidated
Lehman Brothers Holdings Inc.	Lehman Brothers Asia Holdings Limited	58161	Unliquidated
Lehman Brothers Holdings Inc.	Lehman Brothers Asia Holdings Limited	58162	Unliquidated
Lehman Brothers Holdings Inc.	Lehman Brothers Asia Holdings Limited	58163	Unliquidated
Lehman Brothers Holdings Inc.	Lehman Brothers Asia Holdings Limited	58164	107,309,973	USD
Lehman Brothers Commercial Corporation	Lehman Brothers Asia Holdings Limited	58165	37,642	USD
Lehman Brothers Commodity Services Inc.	Lehman Brothers Asia Holdings Limited	58166	9,353,592	USD
Lehman Brothers Holdings Inc.	Lehman Brothers Asia Holdings Limited	58167	36,931,955	USD
Lehman Brothers Holdings Inc.	Lehman Brothers Asia Holdings Limited	58168	Unliquidated
BNC Mortgage LLC	Lehman Brothers Asia Holdings Limited	58169	Unliquidated
CES Aviation IX LLC	Lehman Brothers Asia Holdings Limited	58170	Unliquidated
CES Aviation LLC	Lehman Brothers Asia Holdings Limited	58171	Unliquidated
CES Aviation V LLC	Lehman Brothers Asia Holdings Limited	58172	Unliquidated
East Dover Limited	Lehman Brothers Asia Holdings Limited	58173	Unliquidated
LB 2080 Kalakaua Owners LLC	Lehman Brothers Asia Holdings Limited	58174	Unliquidated
Lehman Brothers Holdings Inc.	Lehman Brothers Asia Holdings Limited	58175	Unliquidated
LB Rose Ranch LLC	Lehman Brothers Asia Holdings Limited	58176	Unliquidated
Lehman Brothers Commercial Corporation	Lehman Brothers Asia Holdings Limited	58177	Unliquidated
Lehman Brothers Holdings Inc.	Lehman Brothers Asia Holdings Limited	58178	32	USD
Lehman Brothers Holdings Inc.	Lehman Brothers Asia Holdings Limited	58179	3,665,614	USD
Lehman Brothers Holdings Inc.	Lehman Brothers Asia Holdings Limited	58180	6,632	USD
PAMI Statler Arms LLC	Lehman Brothers Asia Holdings Limited	58181	8,594,147	USD
Lehman Commercial Paper Inc.	Lehman Brothers Asia Holdings Limited	58182	280,511,707	USD
Lehman Brothers Special Financing Inc.	Lehman Brothers Asia Holdings Limited	58183	Unliquidated
Lehman Brothers Holdings Inc.	Lehman Brothers Asia Holdings Limited	58184	Unliquidated
Lehman Brothers Holdings Inc.	Lehman Brothers Asia Holdings Limited	58254	1,669,011,457	USD
Lehman Brothers Commercial Corporation	Lehman Brothers Asia Holdings Limited	58293	Unliquidated
Lehman Brothers Holdings Inc.	Lehman Brothers Asia Holdings Limited	58462	56,027,643	USD
LB Somerset LLC	Lehman Brothers Asia Holdings Limited	66629	Unliquidated
LB Preferred Somerset LLC	Lehman Brothers Asia Holdings Limited	66631	Unliquidated
Merit, LLC	Lehman Brothers Asia Holdings Limited	66633	3830869.04	USD
Lehman Brothers Holdings Inc.	Lehman Brothers Commercial Corporation Asia Limited	58194	Unliquidated
Lehman Brothers Holdings Inc.	Lehman Brothers Commercial Corporation Asia Limited	58195	Unliquidated
LB 745 LLC	Lehman Brothers Commercial Corporation Asia Limited	58196	Unliquidated
Lehman Brothers Commodity Services Inc.	Lehman Brothers Commercial Corporation Asia Limited	58197	Unliquidated
Lehman Brothers Special Financing Inc.	Lehman Brothers Commercial Corporation Asia Limited	58198	Unliquidated
Lehman Brothers OTC Derivatives Inc.	Lehman Brothers Commercial Corporation Asia Limited	58199	Unliquidated
Lehman Brothers Derivative Products Inc.	Lehman Brothers Commercial Corporation Asia Limited	58200	Unliquidated
Lehman Brothers Financial Products Inc.	Lehman Brothers Commercial Corporation Asia Limited	58201	Unliquidated
Lehman Scottish Finance L.P.	Lehman Brothers Commercial Corporation Asia Limited	58202	Unliquidated
CES Aviation LLC	Lehman Brothers Commercial Corporation Asia Limited	58203	Unliquidated
CES Aviation V LLC	Lehman Brothers Commercial Corporation Asia Limited	58204	Unliquidated
CES Aviation IX LLC	Lehman Brothers Commercial Corporation Asia Limited	58205	Unliquidated
East Dover Limited	Lehman Brothers Commercial Corporation Asia Limited	58206	Unliquidated
Luxembourg Residential Properties Loan Finance S.a.r.l.	Lehman Brothers Commercial Corporation Asia Limited	58207	Unliquidated

Schedule A

Hong Kong Proofs of Claim

			Claim amount as
Debtor against which Claim was filed	Hong Kong Lehman Entity, as claimant	Claim No.	asserted
BNC Mortgage LLC	Lehman Brothers Commercial Corporation Asia Limited	58208	Unliquidated
Structured Asset Securities Corporation	Lehman Brothers Commercial Corporation Asia Limited	58209	Unliquidated
LB Rose Ranch LLC	Lehman Brothers Commercial Corporation Asia Limited	58210	Unliquidated
LB 2080 Kalakaua Owners LLC	Lehman Brothers Commercial Corporation Asia Limited	58212	Unliquidated
Lehman Commercial Paper Inc.	Lehman Brothers Commercial Corporation Asia Limited	58213	Unliquidated
Lehman Brothers Commercial Corporation	Lehman Brothers Commercial Corporation Asia Limited	58214	Unliquidated
PAMI Statler Arms LLC	Lehman Brothers Commercial Corporation Asia Limited	58215	Unliquidated
Lehman Brothers Holdings Inc.	Lehman Brothers Commercial Corporation Asia Limited	58216	Unliquidated
Lehman Brothers Commercial Corporation	Lehman Brothers Commercial Corporation Asia Limited	58217	149,064,853	USD
Lehman Commercial Paper Inc.	Lehman Brothers Commercial Corporation Asia Limited	58218	1,788,506	USD
PAMI Statler Arms LLC	Lehman Brothers Commercial Corporation Asia Limited	58219	1,612	USD
Lehman Brothers Holdings Inc.	Lehman Brothers Commercial Corporation Asia Limited	58220	66,219,397	USD
Lehman Brothers Holdings Inc.	Lehman Brothers Commercial Corporation Asia Limited	58320	1,123,487,553	USD
Lehman Brothers Holdings Inc.	Lehman Brothers Commercial Corporation Asia Limited	58321	112,664,270	USD
Lehman Brothers Holdings Inc.	Lehman Brothers Commercial Corporation Asia Limited	58322	81,217,174	USD
Lehman Brothers Holdings Inc.	Lehman Brothers Commercial Corporation Asia Limited	58323	149,064,853	USD
Lehman Brothers Holdings Inc.	Lehman Brothers Commercial Corporation Asia Limited	58324	Unliquidated
Lehman Brothers Special Financing Inc.	Lehman Brothers Commercial Corporation Asia Limited	58335	Unliquidated
Lehman Brothers Holdings Inc.	Lehman Brothers Commercial Corporation Asia Limited	58336	Unliquidated
Lehman Brothers Commercial Corporation	Lehman Brothers Commercial Corporation Asia Limited	58337	Unliquidated
Lehman Brothers Holdings Inc.	Lehman Brothers Commercial Corporation Asia Limited	58338	Unliquidated
Lehman Brothers Holdings Inc.	Lehman Brothers Commercial Corporation Asia Limited	58351	Unliquidated
Lehman Brothers Holdings Inc.	Lehman Brothers Commercial Corporation Asia Limited	58369	Unliquidated
Lehman Brothers Holdings Inc.	Lehman Brothers Commercial Corporation Asia Limited	58370	Unliquidated
Lehman Brothers Holdings Inc.	Lehman Brothers Commercial Corporation Asia Limited	58411	Unliquidated
Lehman Brothers Holdings Inc.	Lehman Brothers Commercial Corporation Asia Limited	58421	Unliquidated
Lehman Brothers Holdings Inc.	Lehman Brothers Commercial Corporation Asia Limited	58422	Unliquidated
Lehman Brothers Holdings Inc.	Lehman Brothers Commercial Corporation Asia Limited	58423	Unliquidated
Lehman Brothers Holdings Inc.	Lehman Brothers Commercial Corporation Asia Limited	58424	Unliquidated
Lehman Brothers Holdings Inc.	Lehman Brothers Commercial Corporation Asia Limited	58425	Unliquidated
Lehman Brothers Holdings Inc.	Lehman Brothers Commercial Corporation Asia Limited	58426	Unliquidated
Lehman Brothers Holdings Inc.	Lehman Brothers Commercial Corporation Asia Limited	58427	Unliquidated
Lehman Brothers Holdings Inc.	Lehman Brothers Commercial Corporation Asia Limited	58428	Unliquidated
Lehman Brothers Holdings Inc.	Lehman Brothers Commercial Corporation Asia Limited	58429	Unliquidated
Lehman Brothers Holdings Inc.	Lehman Brothers Commercial Corporation Asia Limited	58467	Unliquidated
Lehman Brothers Holdings Inc.	Lehman Brothers Commercial Corporation Asia Limited	58468	Unliquidated
Lehman Brothers Holdings Inc.	Lehman Brothers Commercial Corporation Asia Limited	58469	66,700,199	USD
Lehman Brothers Holdings Inc.	Lehman Brothers Commercial Corporation Asia Limited	58470	Unliquidated
Lehman Brothers Holdings Inc.	Lehman Brothers Commercial Corporation Asia Limited	58471	Unliquidated
Merit, LLC	Lehman Brothers Commercial Corporation Asia Limited	66641	Unliquidated
Merit, LLC	Lehman Brothers Commercial Corporation Asia Limited	66644	81388995
LB Somerset LLC	Lehman Brothers Commercial Corporation Asia Limited	66645	Unliquidated
LB Preferred Somerset LLC	Lehman Brothers Commercial Corporation Asia Limited	66646	Unliquidated
Lehman Brothers Holdings Inc.	Lehman Brothers Securities Asia Limited	58126	82,324	USD
LB 745 LLC	Lehman Brothers Securities Asia Limited	58127	Unliquidated
Lehman Brothers Commodity Services Inc.	Lehman Brothers Securities Asia Limited	58128	Unliquidated
Lehman Brothers Special Financing Inc.	Lehman Brothers Securities Asia Limited	58129	Unliquidated
Lehman Brothers OTC Derivatives Inc.	Lehman Brothers Securities Asia Limited	58130	Unliquidated
Lehman Brothers Derivative Products Inc.	Lehman Brothers Securities Asia Limited	58131	Unliquidated
Lehman Commercial Paper Inc.	Lehman Brothers Securities Asia Limited	58132	Unliquidated
Lehman Brothers Commercial Corporation	Lehman Brothers Securities Asia Limited	58133	Unliquidated
Lehman Brothers Financial Products Inc.	Lehman Brothers Securities Asia Limited	58134	Unliquidated
Lehman Scottish Finance L.P.	Lehman Brothers Securities Asia Limited	58135	Unliquidated
CES Aviation LLC	Lehman Brothers Securities Asia Limited	58136	Unliquidated
CES Aviation V LLC	Lehman Brothers Securities Asia Limited	58137	Unliquidated
CES Aviation IX LLC	Lehman Brothers Securities Asia Limited	58138	Unliquidated
East Dover Limited	Lehman Brothers Securities Asia Limited	58139	Unliquidated
Luxembourg Residential Properties Loan Finance S.a.r.l.	Lehman Brothers Securities Asia Limited	58140	Unliquidated
BNC Mortgage LLC	Lehman Brothers Securities Asia Limited	58141	Unliquidated
Lehman Brothers Holdings Inc.	Lehman Brothers Securities Asia Limited	58185	890,750,742	USD
Lehman Brothers Holdings Inc.	Lehman Brothers Securities Asia Limited	58186	87,330,654	USD
Lehman Brothers Holdings Inc.	Lehman Brothers Securities Asia Limited	58187	114,482,052	USD
Lehman Brothers Holdings Inc.	Lehman Brothers Securities Asia Limited	58188	398,690	USD
Lehman Brothers Special Financing Inc.	Lehman Brothers Securities Asia Limited	58189	398,690	USD
Structured Asset Securities Corporation	Lehman Brothers Securities Asia Limited	58255	Unliquidated
LB Rose Ranch LLC	Lehman Brothers Securities Asia Limited	58256	Unliquidated
LB 2080 Kalakaua Owners LLC	Lehman Brothers Securities Asia Limited	58257	Unliquidated

Schedule A

Hong Kong Proofs of Claim

Debtor against which Claim was filed	Hong Kong Lehman Entity, as claimant	Claim No.	Claim amount as asserted
PAMI Statler Arms LLC	Lehman Brothers Securities Asia Limited	58258	Unliquidated
Lehman Brothers Holdings Inc.	Lehman Brothers Securities Asia Limited	58259	Unliquidated
Lehman Brothers Holdings Inc.	Lehman Brothers Securities Asia Limited	58281	3,690	USD
Lehman Brothers Commercial Corporation	Lehman Brothers Securities Asia Limited	58282	Unliquidated
Lehman Brothers Holdings Inc.	Lehman Brothers Securities Asia Limited	58291	505,773,644	USD
Lehman Brothers Holdings Inc.	Lehman Brothers Securities Asia Limited	58292	141,980,920	USD
LB Somerset LLC	Lehman Brothers Securities Asia Limited	66638	Unliquidated
LB Preferred Somerset LLC	Lehman Brothers Securities Asia Limited	66639	Unliquidated
Merit, LLC	Lehman Brothers Securities Asia Limited	66642	Unliquidated
LB 745 LLC	Lehman Brothers Asia Limited	58283	Unliquidated
Lehman Brothers Commodity Services Inc.	Lehman Brothers Asia Limited	58284	Unliquidated
Lehman Brothers Holdings Inc.	Lehman Brothers Asia Limited	58285	Unliquidated
Lehman Brothers Special Financing Inc.	Lehman Brothers Asia Limited	58286	Unliquidated
Lehman Brothers OTC Derivatives Inc.	Lehman Brothers Asia Limited	58287	Unliquidated
Lehman Brothers Derivative Products Inc.	Lehman Brothers Asia Limited	58288	Unliquidated
Lehman Commercial Paper Inc.	Lehman Brothers Asia Limited	58289	Unliquidated
Lehman Brothers Commercial Corporation	Lehman Brothers Asia Limited	58290	Unliquidated
Lehman Brothers Holdings Inc.	Lehman Brothers Asia Limited	58294	122,559,597	USD
Lehman Brothers Holdings Inc.	Lehman Brothers Asia Limited	58295	5,154,613	USD
Lehman Brothers Holdings Inc.	Lehman Brothers Asia Limited	58296	76,829,240	USD
Lehman Brothers Holdings Inc.	Lehman Brothers Asia Limited	58297	114,584,322	USD
Lehman Brothers Holdings Inc.	Lehman Brothers Asia Limited	58314	20,388,207	USD
Lehman Brothers Special Financing Inc.	Lehman Brothers Asia Limited	58315	43,170,206	USD
Lehman Commercial Paper Inc.	Lehman Brothers Asia Limited	58316	50,394	USD
Lehman Brothers Holdings Inc.	Lehman Brothers Asia Limited	58317	43,170,206	USD
Lehman Brothers Holdings Inc.	Lehman Brothers Asia Limited	58318	291,941,096	USD
Lehman Brothers Holdings Inc.	Lehman Brothers Asia Limited	58319	120,471,436	USD
PAMI Statler Arms LLC	Lehman Brothers Asia Limited	58748	Unliquidated
Lehman Brothers Financial Products Inc.	Lehman Brothers Asia Limited	58899	Unliquidated
Lehman Scottish Finance L.P.	Lehman Brothers Asia Limited	58900	Unliquidated
CES Aviation LLC	Lehman Brothers Asia Limited	58901	Unliquidated
CES Aviation V LLC	Lehman Brothers Asia Limited	58902	Unliquidated
CES Aviation IX LLC	Lehman Brothers Asia Limited	58903	Unliquidated
East Dover Limited	Lehman Brothers Asia Limited	58904	Unliquidated
Luxembourg Residential Properties Loan Finance S.a.r.l.	Lehman Brothers Asia Limited	58905	Unliquidated
BNC Mortgage LLC	Lehman Brothers Asia Limited	58906	Unliquidated
Structured Asset Securities Corporation	Lehman Brothers Asia Limited	58907	Unliquidated
LB Rose Ranch LLC	Lehman Brothers Asia Limited	58908	Unliquidated
LB 2080 Kalakaua Owners LLC	Lehman Brothers Asia Limited	58909	Unliquidated
Merit, LLC	Lehman Brothers Asia Limited	66647	Unliquidated
LB Somerset LLC	Lehman Brothers Asia Limited	66648	Unliquidated
LB Preferred Somerset LLC	Lehman Brothers Asia Limited	66649	Unliquidated
LB 745 LLC	Lehman Brothers Asia Capital Company	58325	Unliquidated
Lehman Brothers Commodity Services Inc.	Lehman Brothers Asia Capital Company	58326	Unliquidated
Lehman Brothers Special Financing Inc.	Lehman Brothers Asia Capital Company	58327	Unliquidated
Lehman Brothers Special Financing Inc.	Lehman Brothers Asia Capital Company	58328	Unliquidated
PAMI Statler Arms LLC	Lehman Brothers Asia Capital Company	58332	Unliquidated
Lehman Scottish Finance L.P.	Lehman Brothers Asia Capital Company	58333	Unliquidated
Lehman Brothers Holdings Inc.	Lehman Brothers Asia Capital Company	58334	Unliquidated
Lehman Brothers Holdings Inc.	Lehman Brothers Asia Capital Company	58352	632,116,996	USD
Lehman Brothers Holdings Inc.	Lehman Brothers Asia Capital Company	58353	20	USD
LB Rose Ranch LLC	Lehman Brothers Asia Capital Company	58354	Unliquidated
LB 2080 Kalakaua Owners LLC	Lehman Brothers Asia Capital Company	58355	Unliquidated
Luxembourg Residential Properties Loan Finance S.a.r.l.	Lehman Brothers Asia Capital Company	58356	Unliquidated
BNC Mortgage LLC	Lehman Brothers Asia Capital Company	58357	Unliquidated
Structured Asset Securities Corporation	Lehman Brothers Asia Capital Company	58358	Unliquidated
CES Aviation IX LLC	Lehman Brothers Asia Capital Company	58359	Unliquidated
East Dover Limited	Lehman Brothers Asia Capital Company	58360	Unliquidated
CES Aviation LLC	Lehman Brothers Asia Capital Company	58361	Unliquidated
CES Aviation V LLC	Lehman Brothers Asia Capital Company	58362	Unliquidated
Lehman Brothers Financial Products Inc.	Lehman Brothers Asia Capital Company	58363	Unliquidated
Lehman Brothers Commercial Corporation	Lehman Brothers Asia Capital Company	58364	Unliquidated
Lehman Brothers Holdings Inc.	Lehman Brothers Asia Capital Company	58402	37,392,111	USD
Lehman Brothers Holdings Inc.	Lehman Brothers Asia Capital Company	58403	Unliquidated
Lehman Brothers Holdings Inc.	Lehman Brothers Asia Capital Company	58404	Unliquidated
Lehman Brothers OTC Derivatives Inc.	Lehman Brothers Asia Capital Company	58405	Unliquidated
Lehman Brothers Holdings Inc.	Lehman Brothers Asia Capital Company	58417	2,015,907	USD

Schedule A

Hong Kong Proofs of Claim

Debtor against which Claim was filed	Hong Kong Lehman Entity, as claimant	Claim No.	Claim amount as asserted
Lehman Brothers Holdings Inc.	Lehman Brothers Asia Capital Company	58418	1,291,252	USD
Lehman Brothers Holdings Inc.	Lehman Brothers Asia Capital Company	58419	Unliquidated
Lehman Brothers Holdings Inc.	Lehman Brothers Asia Capital Company	58420	Unliquidated
Lehman Brothers Holdings Inc.	Lehman Brothers Asia Capital Company	58463	Unliquidated
Lehman Brothers Holdings Inc.	Lehman Brothers Asia Capital Company	58464	5,639,161	USD
Lehman Brothers Holdings Inc.	Lehman Brothers Asia Capital Company	58465	Unliquidated
Lehman Brothers Holdings Inc.	Lehman Brothers Asia Capital Company	58466	Unliquidated
Lehman Brothers Commercial Corporation	Lehman Brothers Asia Capital Company	58472	Unliquidated
Lehman Brothers Derivative Products Inc.	Lehman Brothers Asia Capital Company	58473	Unliquidated
Lehman Commercial Paper Inc.	Lehman Brothers Asia Capital Company	58474	Unliquidated
LB Preferred Somerset LLC	Lehman Brothers Asia Capital Company	66643	Unliquidated
Merit, LLC	Lehman Brothers Asia Capital Company	66650	Unliquidated
LB Somerset LLC	Lehman Brothers Asia Capital Company	66651	Unliquidated
Lehman Brothers Holdings Inc.	Lehman Brothers Futures Asia Limited	58190	2,375,284	USD
LB 745 LLC	Lehman Brothers Futures Asia Limited	58191	Unliquidated
Lehman Brothers Commodity Services Inc.	Lehman Brothers Futures Asia Limited	58192	Unliquidated
Lehman Brothers Special Financing Inc.	Lehman Brothers Futures Asia Limited	58193	Unliquidated
Lehman Brothers OTC Derivatives Inc.	Lehman Brothers Futures Asia Limited	58298	Unliquidated
Lehman Brothers Commercial Corporation	Lehman Brothers Futures Asia Limited	58299	Unliquidated
Lehman Brothers Derivative Products Inc.	Lehman Brothers Futures Asia Limited	58300	Unliquidated
Lehman Commercial Paper Inc.	Lehman Brothers Futures Asia Limited	58301	Unliquidated
Lehman Brothers Financial Products Inc.	Lehman Brothers Futures Asia Limited	58302	Unliquidated
Lehman Scottish Finance L.P.	Lehman Brothers Futures Asia Limited	58303	Unliquidated
CES Aviation LLC	Lehman Brothers Futures Asia Limited	58304	Unliquidated
CES Aviation V LLC	Lehman Brothers Futures Asia Limited	58305	Unliquidated
CES Aviation IX LLC	Lehman Brothers Futures Asia Limited	58306	Unliquidated
East Dover Limited	Lehman Brothers Futures Asia Limited	58307	Unliquidated
Luxembourg Residential Properties Loan Finance S.a.r.l.	Lehman Brothers Futures Asia Limited	58308	Unliquidated
BNC Mortgage LLC	Lehman Brothers Futures Asia Limited	58309	Unliquidated
Structured Asset Securities Corporation	Lehman Brothers Futures Asia Limited	58310	Unliquidated
LB Rose Ranch LLC	Lehman Brothers Futures Asia Limited	58311	Unliquidated
LB 2080 Kalakaua Owners LLC	Lehman Brothers Futures Asia Limited	58312	Unliquidated
Lehman Brothers Holdings Inc.	Lehman Brothers Futures Asia Limited	58313	Unliquidated
Lehman Brothers Holdings Inc.	Lehman Brothers Futures Asia Limited	58329	30,377,684	USD
Lehman Brothers Holdings Inc.	Lehman Brothers Futures Asia Limited	58330	107,435,242	USD
PAMI Statler Arms LLC	Lehman Brothers Futures Asia Limited	58331	Unliquidated
LB Somerset LLC	Lehman Brothers Futures Asia Limited	66634	Unliquidated
LB Preferred Somerset LLC	Lehman Brothers Futures Asia Limited	66635	Unliquidated
Merit, LLC	Lehman Brothers Futures Asia Limited	66640	Unliquidated
Lehman Brothers Holdings Inc.	Lehman Brothers Equity Finance (Cayman) Limited	20162	Unliquidated
Lehman Brothers Holdings Inc.	Lehman Brothers Equity Finance (Cayman) Limited	20163	Unliquidated
Lehman Brothers Holdings Inc.	Lehman Brother’s Equity Finance (Cayman) Limited	20164	2,238,631	USD
Lehman Brothers Holdings Inc.	Lehman Brother’s Equity Finance (Cayman) Limited	20165	36,324,384	USD
Lehman Brothers Holdings Inc.	Lehman Brothers Equity Finance (Cayman) Limited	20166	Unliquidated
LB Somerset LLC	Lehman Brothers Equity Finance (Cayman) Limited	66621	Unliquidated
LB Preferred Somerset LLC	Lehman Brothers Equity Finance (Cayman) Limited	66622	Unliquidated
Merit, LLC	Lehman Brothers Equity Finance (Cayman) Limited	66624	Unliquidated
Lehman Brothers Holdings Inc.	LBQ Hong Kong Funding Ltd.	58260	813,791
BNC Mortgage LLC	LBQ Hong Kong Funding Ltd.	58261	Unliquidated
CES Aviation IX LLC	LBQ Hong Kong Funding Ltd.	58262	Unliquidated
CES Aviation LLC	LBQ Hong Kong Funding Ltd.	58263	Unliquidated
East Dover Limited	LBQ Hong Kong Funding Ltd.	58264	Unliquidated
CES Aviation V LLC	LBQ Hong Kong Funding Ltd.	58265	Unliquidated
LB 2080 Kalakaua Owners LLC	LBQ Hong Kong Funding Ltd.	58266	Unliquidated
LB 745 LLC	LBQ Hong Kong Funding Ltd.	58267	Unliquidated
LB Rose Ranch LLC	LBQ Hong Kong Funding Ltd.	58268	Unliquidated
Lehman Brothers Commercial Corporation	LBQ Hong Kong Funding Ltd.	58269	Unliquidated
Lehman Brothers Commodity Services Inc.	LBQ Hong Kong Funding Ltd.	58270	Unliquidated
Lehman Brothers Derivative Products Inc.	LBQ Hong Kong Funding Ltd.	58271	Unliquidated
Lehman Brothers Financial Products Inc.	LBQ Hong Kong Funding Ltd.	58272	Unliquidated
Lehman Brothers OTC Derivatives Inc.	LBQ Hong Kong Funding Ltd.	58273	Unliquidated
Lehman Brothers Special Financing Inc.	LBQ Hong Kong Funding Ltd.	58274	Unliquidated
Lehman Commercial Paper Inc.	LBQ Hong Kong Funding Ltd.	58275	Unliquidated
Lehman Scottish Finance L.P.	LBQ Hong Kong Funding Ltd.	58276	Unliquidated
Luxembourg Residential Properties Loan Finance S.a.r.l.	LBQ Hong Kong Funding Ltd.	58277	Unliquidated
PAMI Statler Arms LLC	LBQ Hong Kong Funding Ltd.	58278	Unliquidated
Structured Asset Securities Corporation	LBQ Hong Kong Funding Ltd.	58279	Unliquidated

Schedule A

Hong Kong Proofs of Claim

Debtor against which Claim was filed	Hong Kong Lehman Entity, as claimant	Claim No.	Claim amount as asserted
Lehman Brothers Holdings Inc.	LBQ Hong Kong Funding Ltd.	58280	Unliquidated
LB Preferred Somerset LLC	LBQ Hong Kong Funding Ltd.	66627	Unliquidated
LB Somerset LLC	LBQ Hong Kong Funding Ltd.	66628	Unliquidated
Merit, LLC	LBQ Hong Kong Funding Ltd.	66630	Unliquidated
Lehman Brothers Holdings Inc.	Lehman Brothers Nominees (H.K.) Limited	58412	Unliquidated
Lehman Brothers Holdings Inc.	Lehman Brothers Nominees (H.K.) Limited	58439	20,604	USD
BNC Mortgage LLC	Lehman Brothers Nominees (H.K.) Limited	58440	Unliquidated
CES Aviation IX LLC	Lehman Brothers Nominees (H.K.) Limited	58441	Unliquidated
CES Aviation LLC	Lehman Brothers Nominees (H.K.) Limited	58442	Unliquidated
CES Aviation V LLC	Lehman Brothers Nominees (H.K.) Limited	58443	Unliquidated
East Dover Limited	Lehman Brothers Nominees (H.K.) Limited	58444	Unliquidated
Lehman Brothers OTC Derivatives Inc.	Lehman Brothers Nominees (H.K.) Limited	58445	Unliquidated
Lehman Commercial Paper Inc.	Lehman Brothers Nominees (H.K.) Limited	58446	Unliquidated
LB 2080 Kalakaua Owners LLC	Lehman Brothers Nominees (H.K.) Limited	58447	Unliquidated
LB 745 LLC	Lehman Brothers Nominees (H.K.) Limited	58448	Unliquidated
LB Rose Ranch LLC	Lehman Brothers Nominees (H.K.) Limited	58449	Unliquidated
Lehman Brothers Commercial Corporation	Lehman Brothers Nominees (H.K.) Limited	58450	Unliquidated
Lehman Brothers Commodity Services Inc.	Lehman Brothers Nominees (H.K.) Limited	58451	Unliquidated
Lehman Brothers Derivative Products Inc.	Lehman Brothers Nominees (H.K.) Limited	58452	Unliquidated
Lehman Brothers Financial Products Inc.	Lehman Brothers Nominees (H.K.) Limited	58453	Unliquidated
Lehman Brothers Special Financing Inc.	Lehman Brothers Nominees (H.K.) Limited	58454	Unliquidated
Lehman Scottish Finance L.P.	Lehman Brothers Nominees (H.K.) Limited	58455	Unliquidated
Luxembourg Residential Properties Loan Finance S.a.r.l.	Lehman Brothers Nominees (H.K.) Limited	58456	Unliquidated
PAMI Statler Arms LLC	Lehman Brothers Nominees (H.K.) Limited	58457	Unliquidated
Structured Asset Securities Corporation	Lehman Brothers Nominees (H.K.) Limited	58458	Unliquidated
LB Preferred Somerset LLC	Lehman Brothers Nominees (H.K.) Limited	66623	Unliquidated
Merit, LLC	Lehman Brothers Nominees (H.K.) Limited	66625	Unliquidated
LB Somerset LLC	Lehman Brothers Nominees (H.K.) Limited	66626	Unliquidated

SCHEDULE B

US Claims

SEE ATTACHED PDF

Schedule B

US Claims

Debtor claimant	Hong Kong Lehman Entity against which claim was filed	Claim amount as asserted
LB 745 LLC	Lehman Brothers Asia Holdings Limited	63,247	HKD
Lehman Bros. Derivative Products Inc.	Lehman Brothers Asia Holdings Limited	654	HKD
Lehman Brothers Financial Products Inc.	Lehman Brothers Asia Holdings Limited	331	HKD
Lehman Brothers Holdings Inc.	Lehman Brothers Asia Holdings Limited	63,100,889,130	HKD
Lehman Brothers Special Financing Inc.	Lehman Brothers Asia Holdings Limited	Unliquidated
LB Special Financing Inc.	Lehman Brothers Commercial Corporation Asia Limited	266,847,564	HKD
Lehman Brothers Commercial Corporation	Lehman Brothers Commercial Corporation Asia Limited	943,950,636	HKD
Lehman Brothers Holdings Inc.	Lehman Brothers Commercial Corporation Asia Limited	11,519,719,028	HKD
Lehman Brothers Commercial Corporation	Lehman Brothers Securities Asia Limited	31,121	HKD
Lehman Brothers Holdings Inc.	Lehman Brothers Securities Asia Limited	2,576,735,338	HKD
Lehman Brothers Commercial Corporation	Lehman Brothers Asia Limited	3,106,924	HKD
Lehman Brothers Commercial Corporation	Lehman Brothers Asia Capital Company	244,742	USD
Lehman Brothers Commercial Corporation	Lehman Brothers Asia Capital Company	188,234,652	USD
Lehman Brothers Special Financing Inc.	Lehman Brothers Asia Capital Company	36,509,844	USD
Lehman Commercial Paper Inc.	Lehman Brothers Asia Capital Company	166,960,962	USD
Lehman Brothers Holdings Inc.	LBQ Hong Kong Funding Ltd.	203,874,723	HKD
Lehman Brothers Holdings Inc.	Lehman Brothers Nominees (H.K.) Limited	293,505	HKD
Lehman Brothers Holdings Inc.	Lehman Brothers Equity Finance (Cayman) Limited	14,778,161	USD
Lehman Brothers Special Financing Inc.	Lehman Brothers Equity Finance (Cayman) Limited	140,888	USD

SCHEDULE C

Allowed Hong Kong Claims

SEE ATTACHED PDF

Schedule C

Allowed Hong Kong Claims

Debtor against which Claim is Allowed	Hong Kong Lehman Entity, as claimant	Allowed direct claim	Allowed guarantee claim	Total allowed claim
Lehman Commercial Paper Inc.	Lehman Brothers Asia Holdings Limited	229,807,446	—	229,807,446
LB Special Financing Inc.	Lehman Brothers Asia Holdings Limited	34,998,186	—	34,998,186	*
LB Commodity Services Inc.	Lehman Brothers Asia Holdings Limited	9,371,872	—	9,371,872
Merit, LLC	Lehman Brothers Asia Holdings Limited	3,888,859	—	3,888,859
LB OTC Derivatives Inc.	Lehman Brothers Asia Holdings Limited	21	—	21
Structured Asset Securities Corporation	Lehman Brothers Asia Holdings Limited	10	—	10

Merit, LLC	Lehman Brothers Commercial Corporation Asia Limited	82,097,491	—	82,097,491
Lehman Commercial Paper Inc.	Lehman Brothers Commercial Corporation Asia Limited	1,795,565	—	1,795,565

Lehman Brothers Holdings Inc.	Lehman Brothers Securities Asia Limited	—	198,848,702	198,848,702	**

Lehman Brothers Holdings Inc.	Lehman Brothers Asia Limited	—	182,857,141	182,857,141	**
Lehman Commercial Paper Inc.	Lehman Brothers Asia Limited	50,505	—	50,505

Lehman Brothers Holdings Inc.	Lehman Brothers Asia Capital Company	620,406,164	—	620,406,164	**

Lehman Brothers Holdings Inc.	Lehman Brothers Futures Asia Limited	391,402	84,957,748	85,349,150

SCHEDULE D

Allowed US Claims

SEE ATTACHED PDF

Schedule D

Allowed US Claims

US Debtor claimant	Hong Kong Lehman Entity against which claim is allowed	Allowed direct claim	Allowed guarantee claim	Total allowed claim
Lehman Brothers Holdings Inc.	Lehman Brothers Asia Holdings Limited	10,246,956,014	(1,155,442,822)	9,091,513,192	*
Lehman Brothers Commercial Corporation	Lehman Brothers Asia Holdings Limited	222,150,636	—	222,150,636	*
LB 745 LLC	Lehman Brothers Asia Holdings Limited	8,155	—	8,155
Lehman Bros. Derivative Products Inc.	Lehman Brothers Asia Holdings Limited	51	—	51
Lehman Brothers Financial Products Inc.	Lehman Brothers Asia Holdings Limited	28	—	28

Lehman Brothers Holdings Inc.	Lehman Brothers Commercial Corporation Asia Limited	1,317,511,179	(5,022,717)	1,312,488,462	* **
Lehman Brothers Commercial Corporation	Lehman Brothers Commercial Corporation Asia Limited	112,759,301	—	112,759,301	*
LB Special Financing Inc.	Lehman Brothers Commercial Corporation Asia Limited	16,866,269	—	16,866,269	*

Lehman Brothers Commercial Corporation	Lehman Brothers Securities Asia Limited	21,197	—	21,197	*

Lehman Brothers Commercial Corporation	Lehman Brothers Asia Limited	434,452	—	434,452

Lehman Brothers Commercial Corporation	Lehman Brothers Asia Capital Company	186,941,705	—	186,941,705	*
Lehman Commercial Paper Inc.	Lehman Brothers Asia Capital Company	168,061,345	—	168,061,345
LB Special Financing Inc.	Lehman Brothers Asia Capital Company	36,521,188	—	36,521,188

Lehman Brothers Holdings Inc.	Lehman Brothers Equity Finance (Cayman) Limited	2,291,662	(1,298,108)	993,554	*
LB Special Financing Inc.	Lehman Brothers Equity Finance (Cayman) Limited	134,237	—	134,237

Lehman Brothers Holdings Inc.	LBQ Hong Kong Funding Limited	18,098,415	(185,486)	17,912,929

SCHEDULE E

LBHI Compromise Claim Amount Calculation

SEE ATTACHED PDF

Schedule E

LBHI-LBAH Claim & LBHI-LBCCA Claim

US Lehman Entity	Hong Kong Lehman Entity	LBHI-LBAH Claim Amount (A)	Hong Kong Guarantee Claims (B)	Hong Kong Guarantee Claims, as allowed (C)	LBHI-LBAH Minimum Claim Amount (A) - (B)	LBHI Compromise Claim Amount (A) - (C)
Lehman Brothers Holdings Inc.	Lehman Brothers Asia Holdings Limited	10,246,956,014	4,807,198,101	1,155,442,822	5,439,757,913	9,091,513,192

US Lehman Entity	Hong Kong Lehman Entity	LBHI-LBCCA Claim Amount (D)	Hong Kong Guarantee Claims (E)	Hong Kong Guarantee Claims, as allowed (F)	LBHI-LBCCA Minimum Claim Amount (D) - (E)	LBHI Compromise Claim Amount (D) - (F)
Lehman Brothers Holdings Inc.	Lehman Brothers Commercial Corporation Asia Limited	1,317,511,179	20,927,986	5,022,717	1,296,583,193	1,312,488,462

SCHEDULE F-1

Form of Calculation Statement

SEE ATTACHED PDF

Form of Calculation Statement

(to be prepared for each of LBAH and LBCCA)

Note: In the table below, (1) “Creditor(s)” refers to a Third-Party Creditor(s); (2) all amounts are in HK$; and (3) capitalized terms bear the meaning given to them in the Settlement and Plan Support Agreement dated                     , 2011, unless otherwise defined or the context otherwise requires.

HONG KONG DISTRIBUTION DATE: [Insert date]

	(A) Total Creditor claims, as allowed and adjudicated	(B) Amount to be distributed	(C) Pro-rata distribution fraction, assuming LBHI Minimum Claim Amount		(D) Pro-rata distribution fraction, assuming LBHI Compromise Claim Amount

	(E) Total claims, as allowed and adjudicated	(F) Distribution assuming LBHI Minimum Claim Amount (C)* (E)	(G) Distribution assuming LBHI Compromise Claim Amount (D) * (E)		(H) Reallocation Amount (F) - (G)
LBHI		N/A	—		N/A

Creditors
Name		—	—		—
Name		—	—		—
Name		—	—		—
Name		—	—		—
etc.		—	—		—

Total Reallocation Amount - aggregate of (H)			(I	)	—

Amount of dividend payable to Third-Party Creditor Trust on the Hong Kong Distribution Date - LBHI amount in (G)			(J	)	—

Amount of dividend payable to LBHI from Third-Party Creditor Trust - (J) less (I)					—

SCHEDULE F-2

Form of Position Statement

(to be prepared for each of LBAH and LBCCA)

Note: In the table below (1) “Creditor” refers to a Third Party Creditor (2) all amounts are in HK$ and (3) capitalised terms bear the meaning given to them in the Settlement and Plan Support Agreement dated July 31, 2011 unless otherwise defined or the context otherwise requires.

HONG KONG DISTRIBUTION DATE: [Insert date]

Creditor	(A) Amount of claim as adjudicated and admitted by the Hong Kong Liquidators or determined by the courts of Hong Kong	(B) Amounts previously received in respect of claim against the Relevant Hong Kong Lehman Entity In Liquidation				Balance of claim i.e. amount in column (A) minus aggregate of amounts in column (B)
		Dividend	Pro rata share of Reallocation Amount	Other amounts from LBHI	Amounts/value of consideration from other sources
[Name]

[Name]

etc.

SCHEDULE G

Procedures for Derivatives and Failed Trades Valuation

I.	Definitions

Unless otherwise specified herein or as the context may otherwise require all defined terms in the Agreement have the same meaning when used in this Schedule.

II.	Direct Relationships With US Debtors

(a)

On or before July 31, 2011, the US Debtors have delivered valuation statements to the Hong Kong Lehman Entities In Liquidation for each trading relationship that exists between a US Debtor and a Hong Kong Lehman Entity In Liquidation (the “Valuation Statements”). Each Valuation Statement sets forth, on a trade-by-trade basis, the mark-to-market valuation, missed cash flows and posted collateral (the “Trade-Level Calculations”) to calculate an aggregate net claim against either a US Debtor or a Hong Kong Lehman Entity In Liquidation, as applicable.

(b)

The Hong Kong Lehman Entities In Liquidation will conduct an analysis of the Valuation Statements during the period of up to sixty (60) days from the date of delivery of the Valuation Statements (the “Auditing Period”), to identify any differences between the US Debtors’ Trade-Level Calculations and the Hong Kong Lehman Entities In Liquidation analysis of the relevant trades (each, a “Variance”). During the Auditing Period, the US Debtors will respond in appropriate detail to any reasonable inquiries from the Hong Kong Lehman Entities In Liquidation with respect to the US Debtors’ Trade-Level Calculations and the Valuation Statements.

(c)

To the extent that (i) the Hong Kong Lehman Entities In Liquidation identify Variances with respect to any trading relationship that, in the aggregate, are greater than the lesser of (x) 20% of the aggregate Trade-Level Calculations set forth on the Valuation Statement for such trading relationship and (y) USD 20 million, and (ii) the Hong Kong Lehman Entities In Liquidation wish to object to US Lehman’s Valuation Statement for such trading relationship, then the Hong Kong Lehman Entities In Liquidation must deliver a written notice (an “Objection Notice”) to the US Debtors in accordance with the notice procedures set forth in Section 12 of the Agreement, so that such Objection Notice is actually received no later than sixty (60) days after the date of delivery of the Valuation Statements. Any Objection Notice must set forth detailed supporting analysis and Trade-Level Calculations for each Variance identified by the Hong Kong Lehman Entities In Liquidation with respect to the trading relationship to which the Objection Notice relates.

(d)

If within fifteen (15) days after the date of delivery of an Objection Notice with respect to a trading relationship, the Parties are able to agree upon the aggregate net claim with respect to such trading relationship, then such aggregate net claim will be binding on the Parties as an Allowed US Claim or Allowed Hong Kong Claim, as applicable.

(e)

If after fifteen (15) days following the timely delivery of an Objection Notice, the Parties are unable to consensually resolve such Objection Notice, the Parties agree to submit their dispute to the final and binding determination of a mediator or arbitrator to be selected jointly in good faith by the Parties.

(f)

If (i) no Objection Notice is timely delivered by the Hong Kong Lehman Entities In Liquidation with respect to a trading relationship, or (ii) the Variances identified by the Hong Kong Lehman Entities In Liquidation with respect to any trading relationship are, in the aggregate, equal to or less than the lesser of (x) 20% of the aggregate Trade-Level Calculations set forth on the Valuation Statement for such trading relationship and (y) USD 20 million, then the aggregate net claim set forth on the Valuation Statement for such trading relationship will be binding on the Parties as an Allowed US Claim or Allowed Hong Kong Claim, as applicable.

III.	Guarantee Claims Based On Derivatives And Secured Financings With Affiliates

(a)

Except as provided otherwise in this Section III, the Hong Kong Lehman Entities In Liquidation will grant LBHI a full and final release with respect to any guarantee claims filed against LBHI (other than Hong Kong Guarantee Claims) based on a trading relationship or secured financing with any party, and any such claims will be deemed disallowed in the Chapter 11 Cases.

(b)

With respect to any guarantee claims filed against LBHI based on a trading relationship between a Hong Kong Lehman Entity In Liquidation and a US Debtor, to the extent that a Hong Kong Lehman Entity In Liquidation has an allowed claim against a US Debtor pursuant to the procedures set forth in Section II (Direct Relationships with US Debtors) above, such Hong Kong Lehman Entity In Liquidation will have a non-priority, unsecured claim against LBHI in such amount, which shall then be discounted consistent with other similar guarantee claims and allowed in an amount after such discount.

(c)

To the extent that a Hong Kong Lehman Entity In Liquidation wishes to assert a guarantee claim against LBHI based on a trading relationship or secured financing with LBIE or, subject to Section III(j), a Lehman Affiliate, such Hong Kong Lehman Entity In Liquidation must deliver to the US Debtors a written notice (a “Lehman Affiliate Guarantee Notice”) in accordance with the notice procedures set forth in Section 12 of the Agreement, so that such Lehman Affiliate Guarantee Notice is actually received no later than (i) in the case of any such claim where LBIE is the primary obligor, forty five (45) days after the Execution Date and (ii) in any other case, sixty (60) days after the Execution Date. Any Lehman Affiliate Guarantee Notice must set forth the Hong Kong Lehman Entity In Liquidation’s asserted claim amounts and detailed support and Trade-Level Calculations for the asserted claim or claims (the “Lehman Affiliate Claim and Support”).

(d)

The US Debtors will conduct an analysis of each timely delivered Lehman Affiliate Guarantee Notice during the period of up to forty-five (45) days from the date of delivery of such Lehman Affiliate Guarantee Notice (the “Lehman Affiliate Auditing Period”), to identify any Variances. During the Lehman Affiliate Auditing Period, the Hong Kong Lehman Entities In Liquidation will respond in appropriate detail to any reasonable inquiries from the US Debtors with respect to the Hong Kong Lehman Entity In Liquidation’s Trade-Level Calculations and the Lehman Affiliate Guarantee Notices.

(e)

If no Lehman Affiliate Guarantee Notice is timely delivered to the US Debtors in respect of a particular Derivatives Claim, any such Derivatives Claim previously asserted by a Hong Kong Lehman Entity In Liquidation against LBHI will be disallowed and/or deemed withdrawn by such Hong Kong Lehman Entity In Liquidation.

(f)

To the extent that (i) the US Debtors identify Variances with respect to the Lehman Affiliate Guarantee Notice that, in aggregate are greater than the lesser of (x) 20% of the Lehman Affiliate Claim and Support amount and (y) USD 20 million and (ii) the US Debtors wish to object to any Lehman Affiliate Guarantee Notice on the grounds that the Trade-Level Calculations set forth therein are flawed or insufficient, the US Debtors must deliver a written notice (a “Guarantee Objection Notice”) to the Hong Kong Lehman Entities In Liquidation in accordance with the notice procedures set forth in Section 12 of the Agreement, so that such Objection Notice is actually received no later than forty-five (45) days after the date of delivery of the Lehman Affiliate Guarantee Notice.

(g)	Subject to Section III(j), if (i) no Guarantee Objection Notice is timely delivered with respect to a Lehman Affiliate Guarantee Notice, or (ii) the Variances identified by the US

2

Debtors with respect to the Lehman Affiliate Claim and Support amount are, in the aggregate, equal to or less than the lesser of (x) 20% of the aggregate Trade Level Calculations set forth in the Lehman Affiliate Guarantee Notice and (y) USD 20 million, then the relevant Hong Kong Lehman Entity In Liquidation will have a non-priority, non-senior unsecured claim against LBHI in the amount asserted in such Lehman Affiliate Guarantee Notice, which shall then be discounted consistent with other similar guarantee claims and allowed in an amount after such discount.

(h)

Subject to Section III(j), if within fifteen (15) days after the date of delivery of a Guarantee Objection Notice with respect to a Lehman Affiliate Guarantee Notice, the Parties are able to agree upon a claim amount with respect to such Lehman Affiliate Guarantee Notice, such claim amount will be binding on the Parties, and the relevant Hong Kong Lehman Entity In Liquidation will have a non-priority, non-senior unsecured claim against LBHI in such amount, which shall then be discounted consistent with other similar guarantee claims and allowed in an amount after such discount.

(i)

Subject to Section III(j), if after fifteen (15) days following the timely delivery of a Guarantee Objection Notice, the Parties are unable to consensually resolve such Guarantee Objection Notice, the Parties agree to submit their dispute to the final and binding determination of a mediator or arbitrator to be selected jointly in good faith by the Parties. To the extent that the mediator or arbitrator determines that a claim should be allowed in favor of a Hong Kong Lehman Entity In Liquidation, the relevant Hong Kong Lehman Entity In Liquidation will have a non-priority, non-senior unsecured claim against LBHI in the amount determined by such mediator or arbitrator, which shall then be discounted consistent with other similar guarantee claims and allowed in an amount after such discount.

(j)

It is the Parties understanding and agreement that, except for trading relationships with LBIE, the Hong Kong Lehman Entities In Liquidation guarantee claims against LBHI based on a trading relationship or secured financing with a Lehman Affiliate will not exceed the amounts set forth in the chart below, it being understood that said amounts are prior to the application of a discount consistently applied to similar guarantee claims:

HK Entity	Lehman Affiliate	Maximum amount of claim prior to discount

LBCCA	Lehman Brothers Finance S.A.	USD	130,048,237

LBACC	Lehman Brothers Finance S.A.	USD	5,870,285

LBCCA	Lehman Brothers Japan Inc.	USD	38,595,562

LBCCA	Lehman Brothers Bankhaus AG (in Insolvenz)	USD	12,407,956

LBCCA	Lehman Brothers Treasury Co. B.V.	USD	261,197

IV.	Guarantee Claims Based On Failed Trades With Affiliates

(a)

Except as provided otherwise in this Section IV, the Hong Kong Lehman Entities In Liquidation will grant LBHI a full and final release with respect to any guarantee claim filed against LBHI (other than Hong Kong Guarantee Claims) based on failed trades with any party other than the Debtors, LBIE and Lehman Affiliates, and any such claims will be deemed disallowed in the Chapter 11 Cases.

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(b)

On or before July 31, 2011, the Hong Kong Lehman Entities In Liquidation have delivered a summary of Failed Trade Guarantee Claims against the US Debtors in respect of failed trades, which specifies the Hong Kong Lehman Entity In Liquidation and counterparty who were party to the transactions the subject of the: relevant Failed Trade Guarantee Claims (“Failed Trade Guarantee Statement”).

(c)

To the extent that a Hong Kong Lehman Entity In Liquidation wishes to assert a guarantee claim against LBHI based on a failed trade, such Hong Kong Lehman Entity In Liquidation must deliver to the US Debtors a written notice (a “Failed Trade Guarantee Notice”) in accordance with the notice procedures set forth in Section 12 of the Agreement, so that such Failed Trade Guarantee Notice is actually received no later than thirty (30) days after the Execution Date. Any Failed Trade Guarantee Notice must set forth the Hong Kong Lehman Entity In Liquidation’s asserted claim amounts and detailed support and Trade-Level Calculations (as applicable) for the asserted claim or claims (the “Failed Trade Claim and Support”).

(d)

The US Debtors will conduct an analysis of each timely delivered Failed Trade Guarantee Notice during the period of up to forty five (45) days from the date of delivery of such Failed Trade Guarantee Notice (the “Failed Trade Auditing Period”), to identify any differences between the Hong Kong Lehman Entity In Liquidation’s Trade-Level Calculations and the US Debtors’ analysis of the relevant trades (each, a “Failed Trade Variance”). During the Failed Trade Auditing Period, the Hong Kong Lehman Entities In Liquidation will respond in appropriate detail to any reasonable inquiries from the US Debtors with respect to the Hong Kong Lehman Entity In Liquidation’s Trade-Level Calculations and the Failed Trade Guarantee Notices.

(e)

If no Failed Trade Guarantee Notice is timely delivered to the US Debtors, any Failed Trade Guarantee Claims previously asserted by the Hong Kong Lehman Entities In Liquidation against LBHI will be disallowed and/or deemed withdrawn by the Hong Kong Lehman Entities In Liquidation.

(f)

To the extent that (i) the US Debtors identify Failed Trade Variances with respect to the Failed Trade Guarantee Statement that, in aggregate are greater than the lesser of (x) 20% of the Failed Trade Guarantee Statement amount and (y) USD 5 million and (ii) the US Debtors wish to object to any Failed Trade Guarantee Notice on the grounds that the Trade-Level Calculations set forth therein are flawed or insufficient, the US Debtors must deliver a written notice (a “Failed Trade Guarantee Objection Notice”) to the Hong Kong Lehman Entities In Liquidation in accordance with the notice procedures set forth in Section 12 of the Agreement, so that such Failed Trade Objection Notice is actually received no later than forty five (45) days after the date of delivery of the Failed Trade Guarantee Notice.

(g)

If (i) no Failed Trade Guarantee Objection Notice is timely delivered with respect to a Failed Trade Guarantee Notice, or (ii) the Failed Trade Variances identified by the US Debtors with respect to the Failed Trade Guarantee Claim amount are, in the aggregate, equal to or less than the lesser of (x) 20% of the Failed Trade Guarantee Statement amount and (y) USD 5 million, then the relevant Hong Kong Lehman Entity In Liquidation will have a non-priority, non-senior unsecured claim against LBHI in the amount asserted in such Failed Trade Guarantee Notice, which shall then be discounted consistent with other similar guarantee claims and allowed in an amount after such discount.

(h)

If within forty five (45) days after the date of delivery of a Failed Trade Guarantee Objection Notice with respect to a Failed Trade Guarantee Notice, the Parties are able to agree upon a claim amount with respect to such Failed Trade Guarantee Notice, such claim amount will be binding on the Parties, and the relevant Hong Kong Lehman Entity In Liquidation will have a non-priority, non-senior unsecured claim against LBHI in such

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amount, which shall then be discounted consistent with other similar guarantee claims and allowed in an amount after such discount.

(i)

If after forty five (45) days following the timely delivery of a Failed Trade Guarantee Objection Notice, the Parties are unable to consensually resolve such Failed Trade Guarantee Objection Notice, the Parties agree to submit their dispute to the final and binding determination of a mediator or arbitrator to be selected jointly in good faith by the Parties. To the extent that the mediator or arbitrator determines that a claim should be allowed in favor of a Hong Kong Lehman Entity In Liquidation, the relevant Hong Kong Lehman Entity In Liquidation will have a non-priority, non-senior unsecured claim against LBHI in the amount determined by such mediator or arbitrator, which shall then be discounted consistent with other similar guarantee claims and allowed in an amount after such discount.

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SCHEDULE H

Surviving Contracts

1.	Signed Global Protocol	May 12, 2009

2.	Confidentiality undertaking between the US Debtors and Hong Kong Lehman Entities In Liquidation (as amended)	July 30, 2009

3.	Confidentiality Agreement between Global Protocol Members	March 19, 2010

4.	The Tolling Agreement	September 9, 2010

5.	Any other data sharing agreements entered into between the US Debtors and Hong Kong Lehman Entities In Liquidation subsequent to the date of LBHI’s filing of a voluntary petition for relief under chapter 11 the Bankruptcy Code	—

EXHIBIT A

Form 72 Authority

[Rule 142(7)]

IN THE MATTER OF

THE COMPANIES ORDINANCE (CAP. 32)

AND

IN THE MATTER OF

[LEHMAN BROTHERS COMMERCIAL

CORPORATION ASIA LIMITED (IN LIQUIDATION)]

[LEHMAN BROTHERS ASIA HOLDINGS LIMITED

(IN LIQUIDATION)]1 (the “Company”)

COMPANIES WINDING-UP NO. [441] [443]2 OF 2008

AUTHORITY TO LIQUIDATORS TO PAY DIVIDENDS TO ANOTHER PERSON

To the [Official Receiver and] Liquidators

SIRS,

We hereby authorise and request you to pay to [Third Party Creditor Trustee]

of

(a specimen of whose signature (or that of an authorised representative thereof) is given below), all dividends as they are declared in the above-mentioned matter, and which may become due and payable to us in respect of the proof[s] of debt for the [aggregate] sum of HK$             , against the above-named Company, made on our behalf.

And we further request that the cheque or cheques drawn [or other form of payment made] in respect of such dividends may be made payable to the order of the said [Third Party Creditor Trustee] whose receipt shall be sufficient authority to you for the issue of such cheque or cheques in [his][its] name [or other relevant form of payment to [him][it] in such connection].

It is understood that this authority is to remain in force until revoked by us in writing.

[1]	Delete as appropriate
[2]	Delete as appropriate

Duly authorised for and on behalf of LEHMAN BROTHERS HOLDINGS INC.

Witness to the signature of

Witness to the signature of

Date:

Specimen of signature of person appointed as above:

Witness to the signature of person appointed as above

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Schedule 6

(LBT Settlement Agreement)

EXECUTION VERSION

SETTLEMENT AGREEMENT

This Settlement Agreement (the “Agreement”) is made and entered into as of August 30, 2011 (the “Execution Date”), by and among Debtors1 and Rutger J. Schimmelpenninck and Frederic Verhoeven, in their capacity as bankruptcy trustees (curatoren) (the “LBT Trustees”) for Lehman Brothers Treasury Co. B.V. (such estate and corporate entity, collectively, “LBT”). The Debtors and the LBT Trustees shall each be referred to individually as a “Party” and collectively as the “Parties.” For the avoidance of doubt, whenever LBT is required hereunder to take any actions or assume any obligations, the LBT Trustees shall cause LBT to take such actions or assume such obligations.

RECITALS

WHEREAS, on September 15, 2008 and on various dates thereafter, each of the Debtors commenced a voluntary case under chapter 11 of title 11 of the United States Code (the “Bankruptcy Code”) in the United States Bankruptcy Court for the Southern District of New York (the “Bankruptcy Court”), which cases are being jointly administered under Case Number 08-13555 (JMP) (the “Chapter 11 Cases” and each a “Chapter 11 Case”);

WHEREAS, LBT was declared bankrupt (in staat van faillissement) by the Amsterdam District Court on October 8, 2008 with the appointment of Rutger J. Schimmelpenninck as bankruptcy trustee (curator) for LBT. On October 13, 2009, the Amsterdam District Court appointed Frederic Verhoeven as bankruptcy trustee (curator);

WHEREAS, the LBT Trustees have, on behalf of LBT, filed the proofs of claim listed on Schedule A attached hereto against certain Debtors (collectively, the “Proofs of Claim”) for amounts that the LBT Trustees assert are due and owing to LBT;

WHEREAS, certain Debtors have asserted amounts due and owing to them from LBT (the “Liquidation Claims”);

WHEREAS, LBT issued notes and certificates jointly (the “LBT Notes”) pursuant to, among other issuance programs, the Euro Medium-Term Note Program;

WHEREAS, holders of LBT Notes (the “LBT Noteholders”) have filed proofs of claim against LBHI based upon an asserted guarantee that runs in favor of LBT Noteholders (the “LBT Noteholder Claims”);

WHEREAS, the Parties are desirous of resolving potential disputes and all other outstanding issues between the Parties and avoiding extensive and expensive litigation;

[1]

As used herein, the “Debtors” means Lehman Brothers Holdings Inc. (“LBHI”); Lehman Brothers Special Financing Inc. (“LBSF”); Lehman Commercial Paper Inc.; Lehman Brothers Commercial Corporation (“LBCC”); Lehman Brothers Financial Products Inc.; Lehman Brothers OTC Derivatives Inc.; Lehman Brothers Derivative Products Inc.; Lehman Brothers Commodity Services Inc. (“LBCS”); Lehman Scottish Finance L.P.; CES Aviation LLC; CES Aviation V LLC; CES Aviation IX LLC; East Dover Limited; Luxembourg Residential Properties Loan Finance S.a.r.l; BNC Mortgage LLC; Structured Asset Securities Corporation; LB Rose Ranch LLC; LB 2080 Kalakaua Owners LLC; Merit LLC; LB Somerset LLC; LB Preferred Somerset LLC; LB 745 LLC; PAMI Statler Arms LLC.

WHEREAS, on August 24, 2011, the Debtors filed the Revised Second Amended Joint Chapter 11 Plan of Lehman Brothers Holdings Inc. and its Affiliated Debtors [ECF No. 19482] (the “Plan”) and the Debtors’ Disclosure Statement for the Revised Plan [ECF No. 19484] (the “Disclosure Statement”); and

WHEREAS, each of the Debtors, either individually or jointly, will file an amendment, modification and/or supplement to the Plan that will incorporate the terms and conditions of this Agreement (the “Amended Plan”);

WHEREAS, the LBT Trustees have executed this Agreement subject to the approval by the Supervisory Judge (rechter-commissaris) and to the extent applicable, hereof by a Final Order in the LBT Case (as defined below);

WHEREAS, the LBT Trustees may request LBHI to cause a transfer of the shares of LBT to the Entity (as defined below) controlled by the LBT Trustees for the purpose of advancing the administration of the LBT Case;

NOW, THEREFORE, in consideration of the recitals stated above, the agreements, promises and warranties set forth below and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Parties agree as follows:

1. Definitions

Except as otherwise specified herein or as the context may otherwise require, the following terms have the respective meanings set forth below for all purposes of this Agreement.

“Affiliate” shall have the meaning set forth in section 101(2) of the Bankruptcy Code.

“Agreement” has the meaning ascribed to it in the Preamble.

“Allowed LBSF Claim” has the meaning ascribed to it in Section 2.2(a)(i).

“Allowed LBT Claim” has the meaning ascribed to it in Section 2.1(a).

“Allowed US Claims” has the meaning ascribed to it in Section 2.2(a)(ii).

“Alternative Plan” means a chapter 11 plan or plans, proposed by parties other than the Debtors.

“Amended Disclosure Statement” means the Disclosure Statement as amended, modified and/or supplemented to incorporate the terms of the Amended Plan.

“Amended Plan” has the meaning ascribed to it in the Recitals.

“Assigned LBCC Claim” has the meaning ascribed to it in Section 2.1(b).

“Bankruptcy Code” has the meaning ascribed to it in the Recitals.

“Bankruptcy Court” has the meaning ascribed to it in the Recitals.

“Business Day” means any day on which commercial banks in both New York, New York and the Netherlands are open for business.

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“Chapter 11 Case” has the meaning ascribed to it in the Recitals.

“Confirmation Order” means an order of the Bankruptcy Court (i) confirming the Amended Plan pursuant to section 1129 of the Bankruptcy Code; (ii) approving, pursuant to Rule 9019 of the Federal Rules of Bankruptcy Procedure and applicable provisions of the Bankruptcy Code, the terms of this Agreement; and (iii) authorizing the Debtors to take all necessary corporate actions to consummate the transactions contemplated by this Agreement.

“Disclosure Statement” has the meaning ascribed to it in the Recitals.

“Disputed Portion” has the meaning ascribed to it in Section 2.2(a)(3).

“Effective Date” means the date that the Amended Plan becomes effective as provided for therein.

“Entity” has the meaning ascribed to it in Section 3(a)(2).

“Execution Date” has the meaning ascribed to it in the Preamble.

“Final Order” means, with respect to any proceeding in either the Netherlands or the United States, an order entered in such proceeding as to which the time to appeal or seek other review has expired or which remains in full force and effect after all appeals or other review have been taken.

“LBCS ISDA Master Agreement” means that certain ISDA Master Agreement, dated as of August 8, 2006, between LBCS and LBT.

“LBSF ISDA Master Agreement” means, as amended, that certain ISDA Master Agreement, dated as of May 1 1, 1995, between LBSF and LBT.

“LBT” has the meaning ascribed to it in the Preamble.

“LBT Avoidance Actions” means all avoidance actions and causes of action against Lehman US pursuant to sections 42 and 47 of the Dutch Insolvency Act and 6:162 of the Dutch Civil Code.

“LBT Case” means the bankruptcy case of LBT that was commenced on October 8, 2008 by the Amsterdam District Court.

“LBT Composition Plan” means the composition plan (“akkoord”) in the LBT Case, if any, that is endorsed by the LBT Trustees.

“LBT Noteholder Claims” has the meaning ascribed to it in the Recitals.

“LBT Noteholders” has the meaning ascribed to it in the Recitals.

“LBT Notes” has the meaning ascribed to it in the Recitals.

“LBT Trustees” has the meaning ascribed to it in the Preamble.

“Lehman Tax Affiliate” means (a) any person or entity which directly or indirectly holds ten percent of the vote or value of a Debtor, or (b) any person or entity in which, directly or indirectly, a Debtor owns ten percent of the vote or value.

“Liquidation Claims” has the meaning ascribed to it in the Recitals.

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“Parties” has the meaning ascribed to it in the Preamble.

“Party” has the meaning ascribed to it in the Preamble.

“Pending Claim Objection” means an action by a creditor in the LBT Case, as a result of which the Supervisory Judge directs or applicable law requires the LBT Trustees to withhold a distribution on all or a portion of the Allowed US Claims.

“Plan” has the meaning ascribed to it in the Recitals.

“Plan Support Agreements” shall have the meaning ascribed to it in the Amended Plan.

“Proofs of Claim” has the meaning ascribed to it in the Recitals.

“Reserve Amount” has the meaning ascribed to it in Section 2.2(a)(3).

“Supervisory Judge” means the judge presiding in the LBT Case.

“US Avoidance Actions” means all actions under chapter 5 of the Bankruptcy Code or similar actions under applicable state law.

“Valuation” has the meaning ascribed to it in Section 6.6 of this Agreement.

“Voting Deadline” means the date set by the Bankruptcy Court by which creditors must vote to accept or reject the Amended Plan.

2. Settlement of Claims.

2.1. The LBT Proofs of Claim.

(a) LBT Intercompany Claim Against LBHI. LBT will have an allowed, senior, non-priority, non-subordinated general unsecured claim against LBHI in an amount equal to $34,548,000,000 in respect of proof of claim number 58612 (the “Allowed LBT Claim”).

(b) LBT Claim Against LBCC. As of the Effective Date, LBT assigns to LBHI all of its rights, title and interests in, arising under or related to proof of claim number 58645 against LBCC (the “Assigned LBCC Claim”). The Assigned LBCC Claim shall be allowed as a non-priority, non-subordinated general unsecured claim against LBCC in an amount to be determined by LBHI and LBCC.

(c) Other than the Allowed LBT Claim and the Assigned LBCC Claim, all other claims or receivables asserted or held by LBT against the Debtors will be deemed fully and forever expunged, extinguished, disallowed and released.

(d) The Allowed LBT Claim as set forth in this Section 2.1 shall not be subject to any objections or defenses, whether by way of netting, set off, recoupment, counterclaim or otherwise, or any claim under section 510 of the Bankruptcy Code or otherwise which would have the effect of subordinating such claims to the claims of other general unsecured creditors; and to the extent that the Debtors now have or become legally entitled to be subrogated to the rights of any creditor of LBT, the Debtors agree not to assert any right as subrogee of such creditor against LBT, to the extent such right is permitted by applicable law.

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(e) Plan Exceptions for LBT. Sections 8.10, 8.14, 8.15, and 13.8 of the Plan shall not apply to LBT or to the Allowed LBT Claim. In addition, section 8.13(e) of the Plan shall not apply to the LBT Noteholder Claims.

2.2. The Debtors’ Liquidation Claims

(a) Claims Against LBT.

(i) LBSF will have an allowed, non-priority, non-senior, non-subordinated general unsecured claim against LBT in an amount equal to $1,022,992,712 (the “Allowed LBSF Claim”).

(ii) LBCS will have an allowed, non-priority, non-senior, non-subordinated general unsecured claim against LBT in an amount equal to $43,507,736 (the “Allowed LBCS Claim” and together with the Allowed LBSF Claim, the “Allowed US Claims”).

(iii) If at any time when a distribution is to be made on the Allowed US Claims, there is a Pending Claim Objection to the allowance (in whole or in part) of an Allowed US Claim, then the LBT Trustees shall establish a reserve containing the distribution (the “Reserve Amount”) that would otherwise be allocated to the disputed portion of such Allowed US Claim (the “Disputed Portion”), provided that the LBT Trustees shall make distributions on any undisputed portion of the Allowed US Claims to the holders of the Allowed US Claims. Upon resolution of the Pending Claim Objection in favor of allowance of the Disputed Portion (either through withdrawal of the Pending Claim Objection, determination by the Amsterdam District Court to allow the Allowed US Claim that is the subject of the Pending Claim Objection, or agreement among the parties), then the LBT Trustees shall promptly distribute the Reserve Amount (together with any interest earned thereon unless prohibited by applicable law) to the holder of such Allowed US Claim. To the extent that all or part of the Disputed Portion is disallowed (either through determination by the Amsterdam District Court or agreement by the parties), then the LBT Trustees shall distribute the Reserve Amount attributable to the disallowed Disputed Portion of the Allowed US Claim to admitted creditors in the LBT Case, including any holder of an Allowed US Claim to the extent such holder is an admitted creditor, and any remainder to the holder of the Allowed US Claim. The LBT Trustees shall promptly inform the Debtors if there is a Pending Claim Objection to the allowance of any Allowed US Claim and shall comply with their obligations in Section 3(b)(6) of this Agreement.

(b) Other than the Allowed US Claims, all other claims or receivables asserted or held by the Debtors against LBT will be deemed fully and forever expunged, extinguished, disallowed and released.

(c) The Allowed US Claims as set forth in this Section 2.2 shall not be subject to further objections or defenses, whether by way of netting, set off, recoupment, counterclaim or otherwise, or any other claim which would have the effect of subordinating such claims to the claims of other unsecured creditors; and to the extent that LBT now has or becomes legally entitled to be subrogated to the rights of any creditor of the Debtors, the LBT Trustees agree not to assert any right as subrogee of such creditor against the Debtors, to the extent such right is permitted by applicable law.

2.3. Claims Register. In order to reflect the entry into this Agreement, upon the Effective Date, the Parties hereto acknowledge and agree that (i) the Proofs of Claim and the Allowed US Claims shall be deemed amended to the extent necessary to reflect the terms of the settlement reached in this Agreement and/or to reflect the reconciliation of such claims that has been ongoing amongst the Parties, (ii) they shall execute and submit joint instructions to Epiq Bankruptcy Solutions, LLC requesting

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that the claims register in the Chapter 11 Cases be amended to reflect (A) the allowance of proof of claim number 58612 in the amount of $34,548,000,000, (B) the assignment of proof of claim number 58645 to LBHI, and (C) the disallowance of the remaining Proofs of Claim on Schedule A of this Agreement, and (iii) to the extent necessary, they shall execute and file a notice of transfer of proof of claim number 58645 by LBT to LBHI in accordance with the Federal Rules of Bankruptcy Procedure.

3. Amended Plan and Related Support.

(a) The Debtors’ Obligations.

(1) Within a reasonable period of time following the Execution Date, the Debtors will (i) file the Amended Plan to incorporate this Agreement and seek approval of the Amended Disclosure Statement and voting procedures with respect thereto, and (ii) prosecute the Amended Plan and seek entry of a Confirmation Order. If the Bankruptcy Court allows other parties to solicit acceptances of any Alternative Plan or Alternative Plans and subject to LBT’s obligations in Section 3(b)(5) below, the Debtors agree not to object to LBT voting to accept any Alternative Plan or Alternative Plans in the amounts set forth on Schedule A with respect to each Proof of Claim.

(2) As may be requested by the LBT Trustees, in order to assist the LBT Trustees in the administration and resolution of the LBT Case, upon the request of the LBT Trustees, which request shall be made no later than ten days prior to the Effective Date, LBHI shall as soon as reasonably practicable after receipt of such request, but no later than one day prior to the Effective Date, cause the transfer of the shares of LBT in exchange for no consideration to an entity designated by the LBT Trustees to be incorporated under Dutch law (the “Entity”). The Entity shall not own any interest, directly or indirectly, in any Debtor or Lehman Tax Affiliate (other than LBT), nor shall any Debtor or Lehman Tax Affiliate be a direct or indirect beneficiary or owner of the Entity. The LBT Trustees shall cause the Entity to be formed prior to the date of the transfer of the LBT shares.

(3) Provided that (a) the Debtors are afforded an opportunity to review a draft of the LBT Composition Plan for a reasonable period of time, but not less than 30 days prior to publication of a draft LBT Composition Plan to LBT’s creditors and (b) the LBT Composition Plan is consistent with the terms of this Agreement and treats the Allowed US Claims the same as other similar claims to the extent permitted by Dutch law, the Debtors holding Allowed US Claims shall (i) vote for the LBT Composition Plan, (ii) support approval of the LBT Composition Plan, (iii) neither join in nor support any objection to the LBT Composition Plan, and (iv) seek authority, to the extent necessary, from the Bankruptcy Court, to perform all of the foregoing prior to the deadline for the voting on the LBT Composition Plan.

(4) Notwithstanding Section 3(a)(3)(i), if there is an alternative to the LBT Composition Plan in the Netherlands that has not been proposed by or formulated with the Debtors, then LBSF or LBCS, in their capacity as creditors of LBT, may support the approval of such alternative if and only if such alternative provides LBSF or LBCS, respectively, with an equal or greater economic recovery than the LBT Composition Plan, provided that LBSF or LBCS, as applicable, shall also (i) vote to accept the LBT Composition Plan to the extent LBSF or LBCS is permitted to vote in favor of the LBT Composition Plan while supporting approval of an alternative and (ii) comply with its obligations in Sections 3(a)(3)(ii) – (iv) and Section 3(a)(5) of this Agreement.

(5) Subject to Section 6.6 of this Agreement, which the Parties agree applies to the valuation of the Allowed US Claims, the Debtors acknowledge that LBT may adopt principles for valuing claims in the LBT Case that are different from the principles adopted in the Chapter 11 Cases and the Debtors holding Allowed US Claims will not object to those principles if the principles have not been

6

objected to by LBT Noteholders holding two thirds in nominal amount and a majority in number of all LBT Notes that are subject to Plan Support Agreements that have not been terminated.

(6) The Debtors acknowledge and agree that Rutger J. Schimmelpenninck may refuse to serve as a member of the Director Selection Committee (as defined in the Amended Plan) or as a trustee of the Plan Trust (as defined in the Amended Plan), or may resign from either position at any time, for any reason or for no reason, and in his sole and absolute discretion, and no provision of this Agreement, the Plan Trust Agreement (as defined in the Amended Plan) or the Amended Plan shall limit his right to do so or shall condition any treatment of LBT or LBT Noteholders upon his refusal or resignation.

(b) LBT’s Obligations. LBT agrees to perform and comply with the following obligations as to the Amended Plan, which obligations shall become effective as set forth in Section 11 below:

(1) LBT shall (i) support approval of the Amended Disclosure Statement, (ii) neither oppose nor object to the Amended Disclosure Statement, and (iii) neither join in nor support any objection to the Amended Disclosure Statement.

(2) If the Bankruptcy Court allows the Debtors to solicit acceptances of the Amended Plan before acceptances are solicited for any Alternative Plan or Alternative Plans, and provided that LBT has been solicited pursuant to section 1125 of the Bankruptcy Code, LBT shall (i) timely vote to accept the Amended Plan in the amounts set forth on Schedule A with respect to each Proof of Claim, and not thereafter withdraw or change such vote, and (ii) support approval and confirmation of the Amended Plan.

(3) LBT shall not oppose or object to the Amended Plan or the solicitation of the Amended Plan, or join in or support any objection to the Amended Plan or the solicitation of the Amended Plan.

(4) LBT shall not (i) participate in the formulation of, file, or prosecute any Alternative Plan (ii) join in or support any Alternative Plan, including, without limitation, express support in writing of, or enter into any form of plan support agreement with respect to any Alternative Plan, or (iii) subject to Section 3(b)(5) below, take any action to alter, delay or impede the confirmation and consummation of the Amended Plan; provided that, a vote on an Alternative Plan or Plans shall not constitute an action to delay or impede the confirmation or consummation of the Amended Plan. The foregoing does not prohibit the LBT Trustees from responding to inquiries of creditors of LBT regarding an Alternative Plan, provided that such discussions are neither solicited nor initiated by the LBT Trustees.

(5) If the Bankruptcy Court allows other parties to solicit acceptances of any Alternative Plan or Alternative Plans at the same time as the Amended Plan, LBT may vote to accept any Alternative Plan or Alternative Plans, only if such Alternative Plan or Alternative Plans provide LBT with an equal or greater economic recovery than the Amended Plan, provided, however, that LBT shall also (i) timely vote to accept the Amended Plan, and not thereafter withdraw or change such vote, (ii) comply with the provisions of Section 3(b)(3) and 3(b)(4) above except to the extent 3(b)(4)(iii) is subject to this 3(b)(5), and (ii) support approval and confirmation of the Amended Plan, and indicate a preference for the Amended Plan on its voting ballot, if the Amended Plan provides LBT and its creditors with an equal or greater economic recovery compared with any Alternative Plan that LBT votes to accept. Notwithstanding anything contained in this section, LBT shall not indicate a preference on its voting ballots for any Alternative Plan.

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(6) The LBT Trustees shall take reasonable actions consistent with Dutch law to support (i) the allowance of the Allowed US Claims in the LBT Case, including, without limitation, by supporting the applicable holder of the Allowed US Claim in its defense of any Pending Claim Objection, and (ii) the payment of distributions on the Allowed US Claims from LBT, including under the LBT Composition Plan, in each case, so long as the Debtors are not in breach of their representations and warranties in Section 6.6 of this Agreement.

(7) If LBT submits a LBT Composition Plan, (i) the LBT Trustees will provide the Debtors an opportunity to review a draft LBT Composition Plan at least 30 days prior to publication of a draft LBT Composition Plan to LBT’s creditors and (ii) the LBT Composition Plan will be consistent with the terms of this Agreement and treat the Allowed US Claims the same as other similar claims to the extent permitted by Dutch law.

(c) Solicitation Required in Connection with Amended Plan. Notwithstanding anything contained in this Section 3 or elsewhere in this Agreement, this Agreement is not, and shall not be deemed to be, a solicitation of a vote for the acceptance of the Amended Plan pursuant to section 1125 of the Bankruptcy Code, or rejection of any Alternative Plan. Acceptance of the Amended Plan will not be solicited until the Bankruptcy Court has approved the Amended Disclosure Statement and related ballots, and such Amended Disclosure Statement and ballots have been transmitted to parties entitled to receive the same in accordance with an order of the Bankruptcy Court.

4. The LBT Trustees’ Representations and Warranties. In order to induce the Debtors to enter into and perform their obligations under this Agreement, the LBT Trustees hereby represent, warrant and acknowledge as follows:

4.1. Authority. (i) Subject to the approval by the Supervisory Judge, and, to the extent applicable, obtaining a Final Order, the LBT Trustees have the power and authority to execute, deliver and perform their obligations under this Agreement, and to consummate the transactions contemplated herein; and (ii) subject to the approval by the Supervisory Judge, and, to the extent applicable, obtaining a Final Order, the execution, delivery and performance by the LBT Trustees of this Agreement and the consummation of the transactions contemplated herein have been duly authorized by all necessary action on the part of LBT and no other proceedings on the part of LBT are necessary to authorize and approve this Agreement or any of the transactions contemplated herein.

4.2. Validity. Subject to the approval by the Supervisory Judge, and, to the extent applicable, obtaining a Final Order, this Agreement has been duly executed and delivered by the LBT Trustees and constitutes the legal, valid and binding agreement of the LBT Trustees, enforceable against the LBT estate in accordance with its terms.

4.3. Authorization of Governmental Authorities and Creditors. Subject to the approval by the Supervisory Judge, and, to the extent applicable, obtaining a Final Order, no action by (including any authorization, consent or approval), in respect of, or filing with, any governmental authority is required for, or in connection with, the valid and lawful authorization, execution, delivery and performance by LBT pursuant to this Agreement.

4.4. No Reliance. The LBT Trustees (i) are in their capacity as bankruptcy trustees sophisticated parties with respect to the subject matter of this Agreement, (ii) have been represented and advised by legal counsel in connection with this Agreement, (iii) have adequate information concerning the matters that are the subject of this Agreement, and (iv) have independently and without reliance upon any Debtor or any of the Debtors’ Affiliates, or any officer, employee, agent or representative thereof, and based on such information as LBT has deemed appropriate, made their own analysis and decision to enter

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into this Agreement, except that the LBT Trustees have relied upon each Debtor’s express representations, warranties and covenants in this Agreement, and the LBT Trustees acknowledge that they have entered into this Agreement voluntarily and of their own choice and not under coercion or duress.

4.5. Title. Subject to the effectiveness of this Agreement, LBT owns and has good title to its Proofs of Claim, free and clear of any and all liens, claims (other than on account of claims against the assets of LBT), set-off rights of third parties, security interests, participations, or encumbrances created or incurred by or against LBT as of the Execution Date and has not transferred or assigned to any other person any of the claims or receivables that are the subject of this Agreement, in whole or in part.

4.6. Transactions covered by Valuation. The LBT Trustees have no knowledge that the Transactions (as defined in the applicable ISDA Master Agreement) covered by the Valuation do not constitute all valid, binding and enforceable Transactions by and between LBT, on the one hand, and LBSF and LBCS, on the other hand, outstanding as of September 12, 2008.

5. No Transfer of Claims. LBT may not transfer any of the claims or receivables that are the subject of this Agreement, or any rights or interests arising thereunder or related thereto, in whole or in part, prior to the Effective Date; provided, however, that LBT may pledge or otherwise encumber up to $500 million of the Allowed LBT Claim to obtain financing in connection with the LBT Case so long as the secured party agrees in writing that in the event that such secured party ever forecloses the Allowed LBT Claim up to the aforementioned maximum amount of $500 million or otherwise becomes the holder of the Allowed LBT Claim, such secured party and its successors or assigns shall be bound by Sections 3(b)(l)-(4) hereto.

6. The Debtors’ Representations and Warranties. In order to induce LBT and the LBT Trustees to enter into and perform its obligations under this Agreement, each Debtor hereby represents, warrants and acknowledges as follows:

6.1. Authority. Subject to Bankruptcy Court approval to the extent necessary, (i) each Debtor has the power and authority to execute, deliver and perform its obligations under this Agreement, and to consummate the transactions contemplated herein and (ii) the execution, delivery and performance by such Debtor of this Agreement and the consummation of the transactions contemplated herein have been duly authorized by all necessary action on the part of such Debtor and no other proceedings on the part of such Debtor are necessary to authorize and approve this Agreement or any of the transactions contemplated herein.

6.2. Validity. Subject to Bankruptcy Court approval to the extent necessary, this Agreement has been duly executed and delivered by each Debtor and constitutes the legal, valid and binding agreement of each Debtor, enforceable against each Debtor in accordance with its terms.

6.3. Authorization of Governmental Authorities. No action by (including any authorization, consent or approval), in respect of, or filing with, any governmental authority is required for, or in connection with, the valid and lawful authorization, execution, delivery and performance by each Debtor of this Agreement, other than entry of the Confirmation Order.

6.4. No Reliance. Each Debtor (i) is a sophisticated party with respect to the matters that are the subject of this Agreement, (ii) has had the opportunity to be represented and advised by legal counsel in connection with this Agreement, (iii) has adequate information concerning the matters that are the subject of this Agreement, and (iv) has independently and without reliance upon the LBT Trustees, and based on such information as such Debtor has deemed appropriate, made its own analysis and

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decision to enter into this Agreement, except that such Debtor has relied upon the LBT Trustees’ express representations, warranties and covenants in this Agreement, which it enters, or as to which it acknowledges and agrees, voluntarily and of its own choice and not under coercion or duress.

6.5. Title. Each Debtor owns and has good title to its respective Liquidation Claims, free and clear of any and all liens, claims (other than on account of claims against the assets of such Debtor), set-off rights of third parties, security interests, participations, or encumbrances created or incurred by or against any such Debtor as of the Execution Date, and has not transferred or assigned to any other person any of the claims or receivables that are the subject of this Agreement.

6.6. Amount of Allowed US Claims. The amounts of the Allowed LBSF Claim and Allowed LBCS Claim have been determined by LBSF and LBCS respectively in good faith and in a commercially reasonable manner pursuant to section 6(e)(i)(4) of the LBSF ISDA Master Agreement and of the LBCS ISDA Master Agreement respectively as of December 12, 2008 (the “Valuation”), and further that:

(a) The Valuation has been conducted on a Transaction (as defined in the applicable ISDA Master Agreement) by Transaction basis using valuation models and techniques generally accepted in the financial community.

(b) The amount of the Allowed US Claims is based on LBSF’s and LBCS’s respective commercially reasonable and good faith determinations of each such Transaction’s fair market value as of December 12, 2008 adjusted to take into account unperformed obligations (assuming the satisfaction of applicable conditions precedent) on or before December 12, 2008 and based on mid-market valuation parameters. The Valuation does not take into account (i) any cost of funding, (ii) any loss or cost incurred as a result of terminating, liquidating, obtaining or reestablishing any hedge or related trading position, and/or (iii) any bid-ask or bid-offer spread or allowance, and no adjustment has been made to the Valuation to account for the applicable parties’ credit standing. No additional loss or damages (including, without limitation, any special, incidental, indirect or consequential loss or damages) has been factored into the amount of the Allowed US Claims. The Valuation also does not include any of LBSF’s or LBCS’s respective fees, costs or expenses in connection with the termination of the applicable ISDA Master Agreement.

(c) LBSF and LBCS have no knowledge that (i) the Transactions covered by the Valuation do not constitute all valid, binding and enforceable Transactions by and between LBT, on the one hand, and LBSF and LBCS, on the other hand, outstanding as of September 12, 2008 or (ii) any collateral was posted by any party with respect to any Transaction covered by the Valuation.

7. No Transfer of Claims. Each Debtor entity may not transfer any of the Liquidation Claims, or any rights or interests arising thereunder or related thereto, in whole or in part, prior to the Effective Date.

8. Surviving Contracts. The contracts and any non-binding agreements listed in Schedule B shall survive the execution and consummation of this Agreement. All executory contracts between the Debtors and LBT that are not included on Schedule B shall be rejected pursuant to section 365 of the Bankruptcy Code in accordance with the Amended Plan. Any claims that arise from the rejection of pre-petition executory contracts between the Debtors and LBT are deemed to be satisfied in full by the claims allowed pursuant to Section 2 hereof.

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9. Cooperation. The Parties will continue to exchange data relating to the respective bankruptcy cases and insolvency proceedings based on the data-sharing agreement and the cross border international protocol in order to assist each other in resolving claims of Affiliates and other creditors.

10. Releases.

10.1. Debtors’ Releases. Upon the occurrence of the Effective Date, and except as to (i) the allowed claims set forth in Section 2 hereof, (ii) the Debtors’ distribution entitlements in the LBT Case, (iii) the agreements, promises, settlements, representations and warranties set forth in this Agreement, (iv) the performance of the obligations set forth herein, and (v) the claims, if any, arising under the surviving contracts set forth on Schedule B, provided that the foregoing exception shall not apply to the personal liability of the LBT Trustees, and subject to the effectiveness of this Agreement in accordance with Section 11 below, and in consideration of the foregoing and the LBT Trustees’ execution of this Agreement, each Debtor on behalf of itself, its estate, and its successors and assigns, will fully and forever release, discharge and acquit LBT, the LBT estate and the LBT Trustees (in their personal and professional capacities), and their respective successors, assigns, officers, directors, employees, agents, representatives, consultants, financial advisors, accountants and attorneys, from all manners of action, causes of action, judgments, executions, debts, demands, rights, damages, costs, expenses, and claims of every kind, nature, and character whatsoever existing as of the date hereof, whether at law or in equity, whether based on contract (including, without limitation, quasi-contract or estoppel), statute, regulation, tort (excluding intentional torts, fraud, recklessness, gross negligence or willful misconduct) or otherwise, accrued or unaccrued, known or unknown, matured or unmatured, liquidated or unliquidated, certain or contingent, including, without limitation, all US Avoidance Actions.

10.2. LBT’s Releases. Upon the occurrence of the Effective Date, and except as to (i) the allowed claims set forth in Section 2 hereof, (ii) LBT’s distribution entitlements in the Chapter 11 Cases, (iii) the agreements, promises, settlements, representations and warranties set forth in this Agreement, (iv) the performance of the obligations set forth herein, and (v) the claims, if any, arising under the surviving contracts set forth on Schedule B, and subject to the effectiveness of this Agreement in accordance with Section 11 below, and in consideration of the foregoing and each Debtor’s execution of this Agreement, the LBT Trustees on behalf of the LBT estate, and its successors and assigns, will fully and forever release, discharge and acquit each Debtor and Alvarez and Marsal North America, LLC, and their respective successors, assigns, officers, directors, employees, agents, representatives, consultants, financial advisors, accountants and attorneys, from all manners of action, causes of action, judgments, executions, debts, demands, rights, damages, costs, expenses, and claims of every kind, nature, and character whatsoever existing as of the date hereof, whether at law or in equity, whether based on contract (including, without limitation, quasi-contract or estoppel), statute, regulation, tort (excluding intentional torts, fraud, recklessness, gross negligence or willful misconduct) or otherwise, accrued or unaccrued, known or unknown, matured or unmatured, liquidated or unliquidated, certain or contingent, including, without limitation, (i) any administrative expense claims arising under section 503 of the Bankruptcy Code, and (ii) LBT Avoidance Actions.

11. Effectiveness of Agreement.

11.1. Sections 3 (except 3(b)(2)), 5, 7, 9 and 11 through 27 of this Agreement shall be effective upon the Execution Date.

11.2. Section 3(b)(2) of this Agreement shall be effective upon entry of a Final Order from the Supervisory Judge approving this Agreement, provided that if such Final Order from the Supervisory Judge is appealed against or if a creditor takes other action, Section 3(b)(2) of this

11

Agreement shall only be effective upon entry of a Final Order from the Amsterdam District Court, the Amsterdam Court of Appeals or the Supreme Court in the Hague.

11.3. All other provisions of this Agreement shall be effective upon approval of this Agreement by the Bankruptcy Court and the occurrence of the Effective Date.

12. Termination.

12.1. Automatic Termination. This Agreement shall automatically terminate on any date on which the Bankruptcy Court denies the motion seeking the Confirmation Order with prejudice.

12.2. Debtors’ Right to Terminate. Each Debtor shall have the right, at its election, to terminate this Agreement by written notice to the LBT Trustees if (a) there is a breach, in any material respect, of the representations, warranties and/or covenants of the LBT Trustees hereunder, taken as a whole, and the LBT Trustees shall fail to cure such breach within ten (10) days following written notice of such breach from any of the Debtors, or (b) other than as set forth herein, the LBT Trustees allow and provide for materially different treatment of claims held by other creditors of LBT that are legally similar to the Allowed US Claims that results in such other creditors having a recovery entitlement in respect of said claims that is materially higher than the recovery entitlement in respect of the Allowed US Claims.

12.3. The LBT Trustees’ Right to Terminate. The LBT Trustees shall have the right, at its election, to terminate this Agreement by written notice to the Debtors if (a) the Debtors file or support a chapter 11 plan that provides for the substantive consolidation of one or more Debtor or Affiliate and LBT, commences any proceeding for similar relief, or joins with any other party in any proceeding seeking similar relief; (b) an order confirming the Amended Plan, in a form and substance reasonably satisfactory to the LBT Trustees, is not entered by the Bankruptcy Court on or before February 29, 2012; (c) there is a breach, in any material respect, of the representations, warranties and/or covenants of the Debtors hereunder, taken as a whole, and the Debtors fail to cure such breach within ten (10) days following written notice of such breach from the LBT Trustees; (d) Debtors make any changes or amendments to the Amended Plan or Amended Disclosure Statement, or the Debtors take any other action (including, without limitation, with respect to claims, asset transfers or allocations) in each case, that, individually or, in the aggregate together with all other such changes, amendments, actions and agreements, will, if the Amended Plan were to be consummated, materially and adversely affect the treatment of, estimated recoveries by, or distribution to, or proportionate share of the Debtors’ assets that are distributed pursuant to the Amended Plan to, the Allowed LBT Claim; or (e) a majority in number of the holders of LBT Notes who signed Plan Support Agreements (or their successors and assigns) holding two-thirds in amount of LBT Notes subject to Plan Support Agreements, have terminated their Plan Support Agreements; provided, however, that with respect to Section 12.3(d), (i) the Debtors are not guaranteeing or committing to any specific recovery amount under the Amended Plan and (ii) modifications to the projected recovery amounts set forth in the disclosure statement approved by the Bankruptcy Court with respect to the Amended Plan that are based upon revised projections of asset values shall not constitute material modifications to the Amended Plan; and provided further that unless the Debtors agree otherwise, the LBT Trustees must exercise any right to terminate this Agreement under Sections 12(d) and (e) by giving written notice of termination to the Debtors no later than the close of business of the tenth Business Day after and excluding the day on which the LBT Trustees receive written notice of the event creating such right of termination.

12.4. Effect of Termination. In the event that this Agreement is terminated, then neither this Agreement, nor any motion or other pleading filed in the Bankruptcy Court with respect to the approval of this Agreement or confirmation of the Amended Plan, shall have any res judicata or collateral estoppel effect or be of any force or effect, each of the Parties’ respective interests, rights, remedies and

12

defenses shall be restored without prejudice as if this Agreement had never been executed and the Parties hereto shall be automatically relieved of any further obligations hereunder. Except as expressly provided herein, this Agreement and all communications and negotiations among the Parties with respect hereto or any of the transactions contemplated hereunder are without waiver of or prejudice to the Parties rights and remedies and the Parties hereby reserve all claims, defenses and positions that they may have with respect to each other.

13. Withholding Rights and Allocation of Payments. Each Party shall be entitled to deduct and withhold from the amounts otherwise payable to any other Party pursuant to this Agreement such amounts as it is required to deduct and withhold with respect to the making of such payment under any requirement of any applicable tax law. Any amounts so withheld shall be treated for all purposes of this Agreement as having been paid to such Party in respect of the allowed claim for which such deduction and withholding is made. The Parties agree that any payments made by LBT and the Debtors on account of the claims and receivables that are the subject of this Agreement shall be allocated for all purposes, including but not limited to US federal income tax and Dutch tax purposes, first to the principal portion of such claims and receivables, and, only after the principal portion of such respective claims and receivables is satisfied in full, to any portion of such claims and receivables comprising interest accruing prior to the filing of each Debtor’s Chapter 11 Case (but solely to the extent that interest is an allowable portion of such claims and receivables).

14. Venue and Choice of Law.

14.1. Venue. To the maximum extent permissible by law, the Parties expressly consent and submit to the exclusive jurisdiction of the Bankruptcy Court over any actions or proceedings relating to the enforcement or interpretation of this Agreement and any Party bringing such action or proceeding shall bring such action or proceeding in the Bankruptcy Court; provided that the Parties may appear before another court of competent jurisdiction if a non Party brings any action relating to this Agreement before such other court of competent jurisdiction, provided, further, that any actions or proceedings arising out of disputes in the amount or validity of the Liquidation Claims shall be within the exclusive jurisdiction of the Amsterdam District Court. Each of the Parties agrees that a final judgment in any such action or proceeding, including all appeals, shall be conclusive and may be enforced in other jurisdictions (including any foreign jurisdictions) by suit on the judgment or in any other manner provided by applicable law. If the Bankruptcy Court refuses or abstains from exercising jurisdiction over the enforcement of this Agreement and/or any actions or proceedings arising hereunder or thereunder, then the Parties agree that venue shall be in any other state or federal court located within the County of New York in the State of New York having proper jurisdiction. Each Party hereby irrevocably and unconditionally waives, to the fullest extent it may legally and effectively do so, (i) any objection which it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Agreement with the Bankruptcy Court or with any other state or federal court located within the County of New York in the State of New York, or with the Amsterdam District Court or other court of competent jurisdiction as described above solely relating to any actions or proceedings arising out of disputes in the amount or validity of the Liquidation Claims and (ii) the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court. Each Party irrevocably consents to service of process at the addresses set forth in Section 15 hereof. Nothing in this Agreement will affect the right, or requirement, of any Party to this Agreement to serve process in any other manner permitted or required by applicable law.

14.2. Choice of Law. This Agreement and all claims and disputes arising out of or in connection with this Agreement, shall be governed by and construed in accordance with the laws of the State of New York and the Bankruptcy Code, without regard to choice of law principles to the extent such principles would apply a law other than that of the State of New York or the Bankruptcy Code; provided,

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however, that any claims and disputes arising out of the Liquidation Claims shall be governed by and construed in accordance with Dutch law except as otherwise provided in the underlying agreements.

15. Notices. All notices and other communications given or made pursuant to this Agreement shall be in writing and shall be deemed effectively given: (a) upon personal delivery to the party to be notified, (b) when sent by confirmed electronic mail or facsimile if sent during normal business hours of the recipient, and if not so confirmed, then on the next Business Day, (c) three days after having been sent by registered or certified mail, return receipt requested, postage prepaid, or (d) one Business Day after deposit with a nationally recognized overnight courier, specifying next day delivery, with written verification of receipt. All communications shall be sent:

To the Debtors at:

1271 Avenue of the Americas, 39th Floor

New York, New York 10020

U.S.A.

Attn: John Suckow and Daniel J. Ehrmann

Facsimile: (646) 834-0874

jsuckow@alvarezandmarsal.com and dehrmann@alvarezandmarsal.com

With a copy (which shall not constitute notice) to:

Weil, Gotshal & Manges LLP

767 Fifth Avenue

New York, New York 10153

U.S.A.

Attn: Alfredo R. Perez, Esq. and Lori R. Fife, Esq.

Facsimile: (212) 310-8007

Alfredo.perez@weil.com and lori.fife@weil.com

To the LBT Trustees at:

Rutger J. Schimmelpenninck and Frederic Verhoeven, curatoren van Lehman Brothers

Treasury Co. B.V.

Houthoff Buruma

PO Box 75505

NL-1070 AM Amsterdam

the Netherlands

Facsimile: +31 (0) 20 605 67 08

r.schimmelpenninck@houthoff.com and f.verhoeven@houthoff.com

With a copy (which shall not constitute notice) to:

Kramer Levin Naftalis & Frankel LLP

1177 Avenue of Americas

New York, New York 10036

Attn: Thomas Moers Mayer and Daniel M. Eggermann

Facsimile (212)715-8000

tmayer@kramerlevin.com and deggermann@kramerlevin.com

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or to such other address as may have been furnished by a Party to each of the other Parties by notice given in accordance with the requirements set forth above.

16. Expenses. The fees and expenses incurred by each Party (including the fees of any attorneys, accountants, investment bankers, financial advisors or any other professionals engaged by such Party) in connection with this Agreement and the transactions contemplated hereby, whether or not the transactions contemplated hereby are consummated, will be paid by such Party.

17. No Admission of Liability. Each Party acknowledges that this Agreement effects a settlement of potential claims and counterclaims that might be denied and contested, and that nothing contained herein shall be construed as an admission of liability or wrongdoing.

18. Entire Agreement. This Agreement constitutes the entire and only agreement of the Parties concerning the subject matter hereof. This Agreement supersedes and replaces any and all prior or contemporaneous verbal or written agreements between the Parties concerning the subject matter hereof, and to the extent of any conflicts between the Amended Plan and the terms of this Agreement, the terms of this Agreement shall control. The Parties acknowledge that this Agreement is not being executed in reliance on any verbal or written agreement, promise or representation not contained herein.

19. No Oral Modifications. This Agreement may not be modified or amended orally. This Agreement only may be modified or amended by a writing signed by a duly authorized representative of each Party hereto. Any waiver of compliance with any term or provision of this Agreement on the part of the Debtors must be provided in a writing signed by the LBT Trustees. Any waiver of compliance with any term or provision of this Agreement on the part of LBT or the LBT Trustees must be provided in a writing signed by each Debtor. No waiver of any breach of any term or provision of this Agreement shall be construed as a waiver of any subsequent breach.

20. Construction. This Agreement constitutes a fully negotiated agreement among commercially sophisticated parties and therefore shall not be construed or interpreted for or against any Party, and any rule or maxim of construction to such effect shall not apply to this Agreement.

21. Binding Effect; Successor and Assigns. Any declaration, representation, or statement of the LBT Trustees shall only be made in their capacity and function as bankruptcy trustees of LBT, and shall in no circumstance be construed as being a declaration, representation, or statement of the LBT Trustees on their own and personal behalf. This Agreement shall inure to the benefit of and be binding upon the Parties and the LBT estate and their respective successors and permitted assigns; provided, however, that subject to Section 5 and 7 above, no Party may assign its rights or obligations under this Agreement without the written consent of the other Party, which consent shall not be unreasonably withheld or delayed, and any assignment not in accordance with the terms hereof shall be null and void ab initio.

22. Counterparts. This Agreement may be executed in counterparts, each of which constitutes an original, and all of which, collectively, constitute only one agreement. The signatures of all of the Parties need not appear on the same counterpart.

23. Headings; Schedules and Exhibits. The headings utilized in this Agreement are designed for the sole purpose of facilitating ready reference to the subject matter of this Agreement. Said headings shall be disregarded when resolving any dispute concerning the meaning or interpretation of any language contained in this Agreement. References to sections, unless otherwise indicated, are references to sections of this Agreement. All Schedules to this Agreement are hereby made a part hereof and

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incorporated herein by reference for all purposes. Reference to any Schedule herein shall be to the Schedules attached hereto.

24. No Personal Liability. The Parties acknowledge, accept, and agree that this Agreement and all actions and measures contained herein or following herefrom do not and will not give rise to any personal liability on the part of the LBT Trustees, their firm and its partners and employees, and their representatives or other professional advisors, and to the extent any such personal liability existed, the Parties explicitly waive any and all potential rights and claims against them, their firm and its partners and employees, and their representatives and other professional advisors, personally. The LBT Trustees further acknowledge, accept, and agree that this Agreement and all transactions and measures contained herein do not give rise to any personal liability on the part of any of the officers, directors, employees, members, consultants, asset managers, representatives or professional advisors of the Debtors and to the extent any such personal liability existed, the LBT Trustees explicitly waive any and all potential rights and claims against all of the aforementioned persons. Any claim by a Party against the LBT Trustees or LBT arising under or relating to this Agreement shall only be satisfied out of the assets of the insolvency estate of LBT, and any claim by a Party against any of the Debtors arising under or relating to this Agreement shall only be satisfied out of the assets of such Debtor.

25. Severability and Construction. If any provision of this Agreement shall be held by a court of competent jurisdiction to be illegal, invalid or unenforceable, the remaining provisions shall remain in full force and effect if the essential terms and conditions of this Agreement for each Party remain valid, binding, and enforceable.

26. Waiver of Jury Trial. EACH OF THE PARTIES HERETO HEREBY AGREE NOT TO ELECT A TRIAL BY JURY OF ANY ISSUE TRIABLE OF RIGHT BY JURY, AND HEREBY KNOWINGLY, VOLUNTARILY, INTENTIONALLY, UNCONDITIONALLY AND IRREVOCABLY WAIVES ANY RIGHT TO TRIAL BY JURY FULLY TO THE EXTENT THAT ANY SUCH RIGHT SHALL NOW OR HEREAFTER EXIST WITH REGARD TO THIS AGREEMENT OR ANY CLAIM, COUNTERCLAIM OR OTHER ACTION ARISING IN CONNECTION THEREWITH OR IN RESPECT OF ANY COURSE OF CONDUCT, COURSE OF DEALING, STATEMENT (WHETHER VERBAL OR WRITTEN) OR ACTION OF ANY PARTY OR ARISING OUT OF ANY EXERCISE BY ANY PARTY OF ITS RESPECTIVE RIGHTS UNDER THIS AGREEMENT OR IN ANY WAY RELATING TO THE TRANSACTIONS CONTEMPLATED HEREBY (INCLUDING, WITHOUT LIMITATION, WITH RESPECT TO ANY ACTION TO RESCIND OR CANCEL THIS AGREEMENT AND WITH RESPECT TO ANY CLAIM OR DEFENSE ASSERTING THAT THIS AGREEMENT WAS FRAUDULENTLY INDUCED OR IS OTHERWISE VOID OR VOIDABLE). THIS WAIVER OF RIGHT TO TRIAL BY JURY IS INTENDED TO ENCOMPASS INDIVIDUALLY EACH INSTANCE AND EACH ISSUE AS TO WHICH THE RIGHT TO A TRIAL BY JURY WOULD OTHERWISE ACCRUE. EACH OF THE PARTIES HERETO IS HEREBY AUTHORIZED TO FILE A COPY OF THIS SECTION 26 IN ANY PROCEEDING AS CONCLUSIVE EVIDENCE OF THIS WAIVER. THIS WAIVER OF JURY TRIAL IS A MATERIAL INDUCEMENT FOR THE PARTIES HERETO TO ENTER INTO THIS AGREEMENT.

27. Disclosure. Neither the Debtors nor the LBT Trustees are under any obligation to hold confidential and not disclose this Agreement, so that it may be disclosed generally or to individual parties as each side may see fit. Without limiting the rights of any party under the preceding sentence, the Debtors and the LBT Trustees shall work together to disclose this Agreement by a public filing or filings at a time and in a manner acceptable and convenient to both.

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IN WITNESS WHEREOF, each Party by his or its duly authorized representative has executed this Agreement as of the date first written above:

LEHMAN BROTHERS HOLDINGS INC.,	Rutger J. Schimmelpenninck and Frédéric Verhoeven, in
LEHMAN COMMERCIAL PAPER INC.,	their capacity of bankruptcy trustees (curatoren) of
LEHMAN BROTHERS COMMODITY	LEHMAN BROTHERS TREASURY CO. B.V.
SERVICES INC., LEHMAN BROTHERS
SPECIAL FINANCING INC., LEHMAN
BROTHERS OTC DERIVATIVES INC., LEHMAN BROTHERS COMMERCIAL CORPORATION, LB 745 LLC, PAMI STATLER ARMS LLC, CES AVIATION LLC, CES AVIATION V LLC, CES AVIATION IX LLC, LEHMAN SCOTTISH FINANCE L.P.,
BNC MORTGAGE LLC, LB ROSE RANCH LLC, STRUCTURED ASSET SECURITIES CORPORATION, LB 2080 KALAKAUA OWNERS LLC, MERIT LLC, LB PREFERRED SOMERSET LLC, LB SOMERSET LLC, as Debtors and Debtors in Possession

By:
Name: John Suckow
Title: Authorized Signatory

LEHMAN BROTHERS DERIVATIVES
PRODUCTS INC., LEHMAN BROTHERS
FINANCIAL PRODUCTS INC., EAST DOVER
LIMITED, LUXEMBOURG RESIDENTIAL
PROPERTIES LOAN FINANCE S.A.R.L., as
Debtors and Debtors in Possession

By:
Name: Daniel Ehrmann
Title: Authorized Signatory

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EXECUTION VERSION

Lehman Brothers Treasury Settlement Agreement

Proofs of Claim

($ in actual)

Schedule A

Claim Number	Debtor	Amount (USD)

58610	Lehman Brothers Holdings Inc.	$37,566,349
58611	Lehman Brothers Holdings Inc.	38,413,247
58612	Lehman Brothers Holdings Inc.	34,820,143,375
58613	Lehman Brothers Holdings Inc.	34,820,990,272
58623	Lehman Brothers Holdings Inc.	—
58624	LB Rose Ranch LLC	—
58625	LB 2080 Kalakaua Owners LLC	—
58626	CES Aviation LLC	—
58627	CES Aviation V LLC	—
58628	East Dover Limited	—
58629	Luxembourg Residential Properties Loan Finance S.a.r.l.	—
58630	BNC Mortgage LLC	—
58631	Structured Asset Securities Corporation	—
58632	Lehman Scottish Finance L.P.	—
58633	Lehman Commercial Paper Inc.	—
58634	Lehman Brothers Commercial Corporation	—
58635	Lehman Brothers Financial Products Inc.	—
58636	Lehman Brothers Derivative Products Inc.	—
58637	Lehman Brothers OTC Derivatives Inc.	—
58638	Lehman Brothers Special Financing Inc.	—
58639	Lehman Brothers Commodity Services Inc.	—
58640	PAMI Statler Arms LLC	—
58641	LB 745 LLC	—
58642	CES Aviation IX LLC	—
58643	Lehman Brothers Special Financing Inc.	—
58644	Lehman Brothers Holdings Inc.	—
58645	Lehman Brothers Commercial Corporation	37,349,198
58646	Lehman Brothers Commodity Services Inc.	—
58647	Lehman Brothers Special Financing Inc.	445,419

Solely for purposes of voting on the Amended Plan or any Alternative Plan (as provided for in Sections 3(a)(1) and 3(b)(2) of this Agreement), the Parties agree that LBT will not vote Claim Number 58613.

EXECUTION VERSION

Schedule B

Surviving Contracts

1.	Confidentiality Agreement, dated May 21, 2010, between Lehman Brothers Holdings Inc. and Lehman Brothers Treasury Co. B.V.

Schedule 7

(Singapore Settlement Agreement)

EXECUTION VERSION

SETTLEMENT AGREEMENT

This Settlement Agreement (the “Agreement”) is made and entered into as of August 24, 2011 (the “Execution Date”), by and among Debtors1 and certain of their Non-Debtor Affiliates2 (together, “Lehman US”), and the Lehman Singapore Liquidation Companies3 and Lehman Singapore Non-Liquidation Companies4 (together, “Lehman Singapore”)5. Lehman US and Lehman Singapore shall each be referred to individually as a “Party” and collectively as the “Parties.”

RECITALS

WHEREAS, on September 15, 2008 and on various dates thereafter, each of the Debtors commenced a voluntary Chapter 11 Case under chapter 11 of the Bankruptcy Code in the Bankruptcy Court; the Chapter 11 Cases are being jointly administered under Case Number 08-13555 (JMP);

WHEREAS, commencing from September 23, 2008, the directors of the various Lehman Singapore Liquidation Companies commenced Creditors’ Voluntary Liquidation proceedings (the “Lehman Singapore Liquidations”) and placed such Lehman Singapore Liquidation Companies into a provisional liquidation. Chay Fook Yuen, Bob Yap Cheng Ghee and Tay Puay Cheng, (the “Lehman Singapore Liquidators”) were appointed as the joint and several provisional liquidators of the Lehman Singapore Liquidation Companies. Commencing from October 17, 2008, the appointment of the Lehman Singapore Liquidators was confirmed by meetings of each Lehman Singapore Liquidation Company’s members and creditors;

WHEREAS, Lehman Singapore has (i) filed the proofs of claim listed on Schedule A attached hereto against certain Debtors (collectively, the “Proofs of Claim”) and (ii) asserted amounts due and owing to them from certain Non-Debtor Affiliates (collectively, the “Non-Debtor Receivables”);

[1]

As used herein, the “Debtors” means Lehman Brothers Holdings Inc. (“LBHI”); Lehman Brothers Special Financing Inc. (“LBSF”); Lehman Commercial Paper Inc.; Lehman Brothers Commercial Corporation (“LBCC”); Lehman Brothers Financial Products Inc.; Lehman Brothers OTC Derivatives Inc.; Lehman Brothers Derivative Products Inc.; Lehman Brothers Commodity Services Inc. (“LBCS”); Lehman Scottish Finance L.P.; CES Aviation LLC; CES Aviation V LLC; CES Aviation IX LLC; East Dover Limited; Luxembourg Residential Properties Loan Finance S.A.R.L; BNC Mortgage LLC; Structured Asset Securities Corporation; LB Rose Ranch LLC; LB 2080 Kalakaua Owners LLC; Merit LLC; LB Somerset LLC; LB Preferred Somerset LLC; LB 745 LLC; and PAMI Statler Arms LLC.

[2]

As used herein, the “Non-Debtor Affiliates” means Lehman Brothers Global Services Limited; Revival Holdings Limited; Principal Transactions Inc.; Falcon Holdings II Inc.; Lehman Brothers P.A. LLC; Lehman Brothers (Thailand) Limited; Lehman Brothers Capital (Thailand) Limited; and Lehman Brothers Opportunity Holdings Inc.

[3]

As used herein, the “Lehman Singapore Liquidation Companies” means Lehman Brothers Asia Pacific (Singapore) Pte. Ltd. (In Creditors’ Voluntary Liquidation); Lehman Brothers Pacific Holdings Pte. Ltd. (In Creditors’ Voluntary Liquidation); Lehman Brothers Investments Pte Ltd (In Creditors’ Voluntary Liquidation); Lehman Brothers Commodities Pte. Ltd. (In Creditors’ Voluntary Liquidation); and Lehman Brothers Finance Asia Pte. Ltd. (In Creditors’ Voluntary Liquidation).

[4]

As used herein, the “Lehman Singapore Non-Liquidation Companies” means Lehman Brothers Pte Ltd; Lehman Brothers Securities Taiwan Limited; Lehman Brothers Singapore Pte. Ltd.; and Lehman Brothers Bangkok Riverside Development Pte. Ltd.

[5]

As used herein, “Lehman Singapore” shall not include the Lehman India Companies (as defined herein), Sail Investor (as defined herein), or Lehman Brothers Investment Consulting (Shanghai) Co., Ltd. (each, a “Non-Settling Entity”).

WHEREAS, Lehman US has (i) submitted the proofs of debt listed on Schedule B attached hereto in the Singapore Liquidations against certain of the Lehman Singapore Liquidation Companies (the “Liquidation Claims”) and (ii) asserted amounts due and owing to them from certain of the Singapore Non-Liquidation Companies (the “Non-Liquidation Receivables”);

WHEREAS, the Parties are desirous of resolving all disputes and all other outstanding issues between the Parties and avoiding extensive and expensive litigation;

WHEREAS, on July 1, 2011, the Debtors filed the Plan and Disclosure Statement; and

WHEREAS, each of the Debtors, either individually or jointly, will file an amendment, modification and/or supplement to the Plan that will incorporate the terms and conditions of this Agreement (the “Amended Plan”);

NOW, THEREFORE, in consideration of the recitals stated above, the agreements, promises and warranties set forth below and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Parties agree as follows:

1. Definitions

Except as otherwise specified herein or as the context may otherwise require, the following terms have the respective meanings set forth below for all purposes of this Agreement.

“Affiliate” shall have the meaning set forth in section 101(2) of the Bankruptcy Code.

“Agreed Non-Debtor Receivables” shall have the meaning ascribed to it in Section 2.1(b).

“Agreed Non-Liquidation Receivables” shall have the meaning ascribed to it in Section 2.2(b).

“Allowed Non-Subordinated US Claims” has the meaning ascribed to it in Section 2.2(a).

“Allowed US Claims” has the meaning ascribed to it in Section 2.2(a).

“Allowed Singapore Claims” has the meaning ascribed to it in Section 2.1(a).

“Allowed Subordinated US Claims” has the meaning ascribed to it in Section 2.2(a).

“Alternative Plan” means a chapter 11 plan or plans, proposed by parties other than the Debtors.

“Amended Disclosure Statement” means the Disclosure Statement as amended, modified and/or supplemented to incorporated the terms of the Amended Plan.

“Amended Plan” has the meaning ascribed to it in the Recitals.

“Bankruptcy Code” means title 11 of the United States Code.

“Bankruptcy Court” means the United States Bankruptcy Court for the Southern District of New York.

“Chapter 11 Cases” means the bankruptcy cases being jointly administered under Case Number 08-13555 (JMP) in the Bankruptcy Court.

“Confirmation Date” means the date of the entry of the Confirmation Order by the Bankruptcy Court.

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“Confirmation Order” means an order of the Bankruptcy Court (i) confirming the Amended Plan pursuant to section 1129 of the Bankruptcy Code; (ii) approving, pursuant to Rule 9019 of the Federal Rules of Bankruptcy Procedure and applicable provisions of the Bankruptcy Code, the terms of this Agreement; and (iii) authorizing the Debtors to take all necessary corporate actions to consummate the transactions contemplated by this Agreement.

“Disclosure Statement” means the Debtors’ Disclosure Statement for the Second Amended Joint Chapter 11 Plan of Lehman Brothers Holdings Inc. and its Affiliated Debtors Pursuant to section 1125 of the Bankruptcy Code [ECF No. 18205], dated June 30, 2011.

“Effective Date” means the date that the Amended Plan becomes effective as provided for therein.

“Final Order” has the meaning set forth in the Amended Plan.

“Foreign Currency Exchange Adjustment” means an adjustment to the source currencies of the Agreed Non-Debtor Receivables or the Agreed Non-Liquidation Receivables pursuant to Sections 2.1(b) and 2.2(b) with such adjustment being made based on the Lehman general ledger system or daily average rates extracted from OANDA as of the earlier of (i) the date upon which an insolvency, bankruptcy, administration, liquidation, rehabilitation, receivership or like proceeding is commenced or initiated against the applicable obligor, (ii) any earlier date that is agreed upon by the applicable obligor and obligee, or (iii) the Non-Debtor Receivable Payment Date or the Non-Liquidation Receivable Payment Date, as applicable.

“Lehman India Companies” means Lehman Brothers Advisers Private Limited and Lehman Brothers Securities Private Limited.

“Lehman India Companies’ Claims” means (i) Claim No. 66798 filed by Lehman Brothers Advisers Private Limited against Merit LLC in the amount of $126.72; (ii) Claim No. 17767 filed by Lehman Brothers Advisers Private Limited against LBSF in the amount of $607,647.00; (iii) Claim No. 17768 filed by Lehman Brothers Securities Private Limited against LBCC in the amount of $775,137.00; (iv) Claim No. 17769 filed by Lehman Brothers Securities Private Limited against LBSF in the amount of $223,143.00; (v) Claim No. 17770 filed by Lehman Brothers Advisers Private Limited against LBHI in the amount of $198.11; (vi) Claim No. 17854 filed by Lehman Brothers Advisers Private Limited against LBHI in the amount of $1,746,377.97; (vii) Claim No. 17855 filed by Lehman Brothers Securities Private Limited against LBHI in the amount of $75,617.57; and (viii) Claim No. 17857 filed by Lehman Brothers Advisers Private Limited against LBHI in the amount of $231.32.

“Lehman Singapore Liquidations” has the meaning ascribed to it in the Recitals.

“Lehman Singapore Liquidators” has the meaning ascribed to it in the Recitals.

“Liquidation Claims” has the meaning ascribed to it in the Recitals.

“Non-Debtor Receivables” has the meaning ascribed to it in the Recitals.

“Non-Debtor Receivable Payment Date” has the meaning ascribed to it in Section 2.1(b).

“Non-Liquidation Receivables” has the meaning ascribed to it in the Recitals.

“Non-Liquidation Receivable Payment Date” has the meaning ascribed to it in Section 2.2 (b).

“Plan” means the Second Amended Joint Chapter 11 Plan of Lehman Brothers Holdings Inc. and its Affiliated Debtors [ECF No. 18204], dated June 30, 2011.

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“Plan Administrator” has the meaning set forth in the Amended Plan.

“Proofs of Claim” has the meaning ascribed to it in the Recitals.

“Sail Investor” means Sail Investor Pte. Ltd. (In Creditors’ Voluntary Liquidation).

“Singapore Avoidance Actions” means all avoidance actions and causes of action against Lehman US pursuant to Sections 329 to 334 of the Singapore Companies Act.

“Singapore Non-Settled Claims Against Debtors” collectively means (i) Claim No. 57868 filed by Sail Investor against LBHI in the amount of $48,008,782.99, (ii) Claim No. 57865 filed by Sail Investor against LBHI in the amount of $34,320.49 and (iii) Claim No. 48815 filed by Lehman Brothers Investment Consulting (Shanghai) Co., Ltd. against LBCS in the amount of $85,857.17.

“Third-Party Creditors” has the meaning ascribed to it in Section 4(b)(6).

“US Avoidance Actions” all actions under chapter 5 of the Bankruptcy Code or similar actions under applicable state law.

“Voting Deadline” means the date set by the Bankruptcy Court by which creditors must vote to accept or reject the Amended Plan.

2. Settlement of Claims.

2.1. The Lehman Singapore Proofs of Claim and Non-Debtor Receivables.

(a) Allowed Claims Against Debtors. Each Lehman Singapore entity listed on Schedule C attached hereto will have a net allowed, non-priority, non-subordinated general unsecured claim against the specified Debtor in the amounts and classes set forth on Schedule C under the columns titled “Allowed Singapore Claims” and “Plan Classification” respectively, which claims have been reduced by the amounts of the mutual claims of the specified Debtor against such Lehman Singapore entity and listed on Schedule C under “Available Setoff” (the “Allowed Singapore Claims”), provided that LBHI shall reserve any amounts distributable to Lehman Brothers Singapore Pte. Ltd. in accordance with the Amended Plan on account of its Allowed Singapore Claim until such time as Lehman Brothers Singapore Pte. Ltd. obtains approval or waiver from the Monetary Authority of Singapore to give effect to the Available Setoff listed on Schedule C.

(b) Receivables From Non-Debtor Affiliates. Each Lehman Singapore entity listed on Schedule D will have a receivable as of September 14, 2008 from, and that is agreed upon and acknowledged by, the specified Non-Debtor Affiliate in the amounts set forth on Schedule D (the “Agreed Non-Debtor Receivables”). The Agreed Non-Debtor Receivables will be subject to the Foreign Currency Exchange Adjustment and shall be payable on the date that is one hundred twenty (120) days from the Effective Date, unless otherwise agreed by the applicable obligor and obligee (the “Non-Debtor Receivable Payment Date”). Lehman Brothers (Thailand) Limited and Lehman Brothers Finance Asia Pte. Ltd. (In Creditors’ Voluntary Liquidation) hereby agree that the Non-Debtor Receivable Payment Date for the agreed Non-Debtor Receivable against Lehman Brothers (Thailand) Limited in the amount of $167,677 shall be a date to be agreed to by such entities and in accordance with applicable law. No interest shall accrue on the Agreed Non-Debtor Receivables. Each Non-Debtor Affiliate shall pay the Agreed Non-Debtor Receivables to Lehman Singapore by wire transfer in immediately available funds in US Dollars (or any other currency mutually agreed upon by the Parties) to a bank account designated in advance in writing by Lehman Singapore.

(c) Other than (i) the claims and receivables allowed and acknowledged as set forth in Sections 2.1(a) and 2.1(b) hereof, (ii) the Lehman India Companies’ Claims and (iii) the Singapore

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Non-Settled Claims Against Debtors, all claims or receivables asserted or held by Lehman Singapore against Lehman US will be deemed fully and forever expunged, extinguished, disallowed and released.

(d) The Allowed Singapore Claims and Agreed Non-Debtor Receivables as set forth in this Section 2.1 shall not be subject to further objections or defenses, whether by way of netting, setoff, recoupment, counterclaim or otherwise, or any claim under section 510 of the Bankruptcy Code or otherwise which would have the effect of subordinating such claims to the claims of other general unsecured creditors; provided that if any party objects to the Allowed US Claims of any Lehman US entity, until such time as such Allowed US Claims are determined by the Singapore High Court or otherwise settled in a manner acceptable to the Parties, such Lehman US entity shall be entitled to withhold (but will separately reserve) an amount from distributions that would otherwise be made in respect of the Allowed Singapore Claims that is equal to the amount of distributions that would otherwise be made with respect to the Allowed US Claims that are the subject of an objection; provided, further, that if for any reason any Lehman Singapore entity is prohibited from making, is unable to make, or does not make distributions on account of any Allowed US Claims or Agreed Non-Liquidation Receivables, no distributions on any Allowed Singapore Claims or Agreed Non-Debtor Receivables of any Lehman Singapore entity will be made until such time that the relevant Lehman Singapore entity makes distributions to the relevant Lehman US entity, and the Agreed Non-Debtor Receivables shall not be subject to any further Foreign Currency Exchange following any such prohibition or withholding of distributions by such Lehman Singapore entity.

(e) Singapore Non-Settled Claims Against Debtors. Lehman US hereby agrees that the holder of each Singapore Non-Settled Claim shall vote in the amount set forth on Schedule G, and a reserve shall be maintained with respect to such claim under the Amended Plan as if such claim had been allowed in the amount set forth on Schedule G, unless and until such claim is disallowed by a Final Order. The holders of such claims shall be third-party beneficiaries of this Agreement for purposes of this Section 2.1(e).

(f) Lehman India Companies’ Claims. Lehman US hereby agrees that the holder of each Lehman India Companies’ Claim shall vote in the amount set forth on the respective proofs of claim, and a reserve shall be maintained with respect to such claim under the Amended Plan as if such claim had been allowed in the amount set forth on the respective proofs of claim, unless and until such claim is disallowed by a Final Order. The holders of such claims shall be third-party beneficiaries of this Agreement for purposes of this Section 2.1(f).

(g) Plan Exceptions For Lehman Singapore. Sections 8.10, 8.15 and 13.8 (to the extent Section 13.8 seeks to preserve Lehman US’ rights to Causes of Action (as defined in the Amended Plan) that are released under this Agreement) of the Plan shall not apply to Lehman Singapore or to the Allowed Singapore Claims.

2.2. The Lehman US Liquidation Claims and Non-Liquidation Receivables

(a) Claims Against the Lehman Singapore Liquidation Companies. Each Lehman US entity listed on Schedule E-1 will have a net allowed, non-priority, non-senior, non-subordinated general unsecured claim against the specified Lehman Singapore Liquidation Companies in the amount set forth on Schedule E-1 under the column titled “Allowed Non-Subordinated US Claims” in accordance with the applicable provisions of the Singapore Companies Act (the “Allowed Non-Subordinated US Claims”). Each Lehman US entity listed on Schedule E-2 will have a net allowed subordinated general unsecured claim (the “Allowed Subordinated US Claims” and, together with the Allowed Non-Subordinated US Claims, the “Allowed US Claims”) against the specified Lehman Singapore Liquidation Companies in the amount set forth on Schedule E-2 in accordance with the applicable provisions of the Singapore Companies Act.

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(b) Receivables from Lehman Singapore Non-Liquidation Companies. Each Lehman US entity listed on Schedule F will have a receivable as of September 14, 2008 from, and that is agreed upon and acknowledged by, the specified Lehman Singapore Non-Liquidation Companies in the amounts set forth on Schedule F under the column titled “Agreed Non-Liquidation Receivables” (the “Agreed Non-Liquidation Receivables”). The Agreed Non-Liquidation Receivables will be subject to the Foreign Currency Exchange Adjustment and shall be payable on the date that is one hundred twenty (120) days from the Effective Date, unless otherwise agreed by the applicable obligor and obligee (the “Non-Liquidation Receivable Payment Date”). No interest shall accrue on the Agreed Non-Liquidation Receivables. Each Lehman Singapore Non-Liquidation Company shall pay the Agreed Non-Liquidation Receivables to Lehman US by wire transfer in immediately available funds in US Dollars to a bank account designated in advance in writing by Lehman US.

(c) Other than (i) the claims and receivables allowed and acknowledged as set forth in Sections 2.2(a) and 2.2(b) hereof, and (ii) the claim filed by LBHI against Sail Investor in the amount of $63,396,488, which is not subject to this Agreement in any respect, all claims or receivables asserted or held by Lehman US against Lehman Singapore, will be deemed fully and forever expunged, extinguished, disallowed and released.

(d) The Allowed US Claims and Agreed Non-Liquidation Receivables as set forth in this Section 2.2 shall not, except as otherwise specifically provided for herein, be subject to further objections or defenses, whether by way of netting, set off, recoupment, counterclaim or otherwise, or any other claim which would have the effect of subordinating such claims to the claims of other unsecured creditors; provided that if for any reason any Lehman US entity is prohibited from making, is unable to make, or does not make distributions on account of any Allowed Singapore Claims or Agreed Non-Debtor Receivables, no distributions on any Allowed US Claims or Agreed Non-Liquidation Receivables of any Lehman US entity will be made until such time that the relevant Lehman US entity makes distributions to the relevant Lehman Singapore entity, and the Agreed Non-Liquidation Receivables shall not be subject to any further Foreign Currency Exchange following any such prohibition or withholding of distributions by such Lehman US entity.

2.3. Claims Register. In order to reflect the entry into this Agreement, upon the Effective Date, the Parties hereto acknowledge and agree that (i) the Proofs of Claim and the Allowed US Claims shall be deemed amended to the extent necessary to reflect the terms of the settlement reached in this Agreement and/or to reflect the reconciliation of such claims that has been ongoing amongst the Parties, and (ii) they shall execute and submit joint instructions to Epiq Bankruptcy Solutions, LLC, requesting that the claims register in the Chapter 11 Cases be amended to reflect the allowance and disallowance of the Proofs of Claim in accordance with this Agreement.

3. Lehman India Companies. Promptly following the Execution Date, the Lehman Singapore Liquidators shall use their best efforts to cause the Lehman India Companies to obtain all necessary governmental and/or regulatory approvals necessary to permit the Lehman India Companies to become parties to a settlement agreement with the Lehman US entities resolving, among other things, the Lehman India Companies’ Claims.

4. Amended Plan and Related Support.

(a) Lehman US’s Obligations. Within a reasonable period of time following the Execution Date, the Debtors will (i) file the Amended Plan and seek approval of the Amended Disclosure Statement and voting procedures with respect thereto, and (ii) prosecute the Amended Plan and seek entry of a Confirmation Order. If the Bankruptcy Court allows other parties to solicit acceptances of any Alternative Plan or Alternative Plans and subject to Lehman Singapore’s obligations in Section 4(b)(5) below, Lehman US agrees not to object to Lehman Singapore voting to accept any Alternative Plan or Alternative Plans in the amounts set forth on Schedule A with respect to each Proof of Claim.

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(b) Lehman Singapore’s Obligations. Each Lehman Singapore entity agrees to perform and comply with the following obligations as to the Amended Plan, which obligations shall become effective upon the Execution Date:

(1) Lehman Singapore shall (i) support approval of the Amended Disclosure Statement, (ii) neither oppose nor object to the Amended Disclosure Statement, and (iii) neither join in nor support any objection to the Amended Disclosure Statement.

(2) If the Bankruptcy Court allows the Debtors to solicit acceptances of the Amended Plan before acceptances are solicited for any Alternative Plan or Alternative Plans, and provided that Lehman Singapore has been solicited pursuant to section 1125 of the Bankruptcy Code, each Lehman Singapore entity shall (i) timely vote to accept the Amended Plan in the amounts set forth on Schedule A with respect to each Proof of Claim, and not thereafter withdraw or change such vote, and (ii) support approval and confirmation of the Amended Plan.

(3) Lehman Singapore shall not oppose or object to the Amended Plan or the solicitation of the Amended Plan, or join in or support any objection the Amended Plan or the solicitation of the Amended Plan.

(4) Lehman Singapore shall not (i) participate in the formulation of, file, or prosecute any Alternative Plan (ii) join in or support any Alternative Plan, including, without limitation, express support in writing of, or enter into any form of plan support agreement with respect to any Alternative Plan, or (iii) subject to Section 4(b)(5) below, take any action to alter, delay or impede the confirmation and consummation of the Plan; provided that, a vote on an Alternative Plan or Plans shall not constitute an action to delay or impede the confirmation or consummation of the Plan.

(5) If the Bankruptcy Court allows other parties to solicit acceptances of any Alternative Plan or Alternative Plans at the same time as the Amended Plan, Lehman Singapore may vote to accept any Alternative Plan or Alternative Plans only if such Alternative Plan or Alternative Plans provide Lehman Singapore with an equal or greater economic recovery than the Amended Plan, provided, however, that each Lehman Singapore entity shall also (i) timely vote to accept the Amended Plan, and not thereafter withdraw or change such vote, (ii) comply with the provisions of Section 4(b)(3) and 4(b)(4) above except to the extent 4(b)(4)(iii) is subject to this 4(b)(5), and (iii) support approval and confirmation of the Amended Plan, and indicate a preference for the Amended Plan on its voting ballot, if the Amended Plan provides Lehman Singapore with an equal or greater economic recovery compared with any Alternative Plan that Lehman Singapore votes to accept. Notwithstanding anything contained in this section, Lehman Singapore shall not indicate a preference on its voting ballots for any Alternative Plan.

(6) Lehman Singapore shall cooperate with and respond to reasonable requests for information of the Debtors or the Plan Administrator regarding the resolution of claims of, or distributions by Lehman Singapore to, Lehman’s Singapore’s creditors who have also asserted claims against the Debtors (“Third-Party Creditors”), including whether: (i) the claims of Third-Party Creditors have been allowed or disallowed against Lehman Singapore, (ii) the claims of Third-Party Creditors are disputed or subject to objection by Lehman Singapore, (iii) the consideration, if any, paid to Third-Party Creditors by Lehman Singapore, and (iv) future distributions or consideration are anticipated to be made to Third-Party Creditors by Lehman Singapore, including estimates of the amounts of such future distributions or consideration.

(7) Lehman Singapore shall promptly seek authority from any appointed creditors’ committee or the Singapore High Court, or seek any other requisite approvals, to the extent necessary, to perform all of the obligations set forth in this Agreement.

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(c) Solicitation Required in Connection with Amended Plan. Notwithstanding anything contained in this Section 4 or elsewhere in this Agreement, this Agreement is not, and shall not be deemed to be, a solicitation of a vote for the acceptance of the Amended Plan pursuant to section 1125 of the Bankruptcy Code, or rejection of any Alternative Plan. Acceptance of the Amended Plan will not be solicited until the Bankruptcy Court has approved the Disclosure Statement and related ballots, and such Disclosure Statement and ballots have been transmitted to parties entitled to receive the same in accordance with an order of the Bankruptcy Court.

5. Lehman Singapore’s Representations and Warranties. In order to induce Lehman US to enter into and perform their obligations under this Agreement, each Lehman Singapore entity hereby represents, warrants and acknowledges as follows:

5.1. Authority.

(a) (i) Each Lehman Singapore Liquidation Company has the power and authority to execute, deliver and perform its obligations under this Agreement, and to consummate the transactions contemplated herein; and (ii) the execution, delivery and performance by such Lehman Singapore Liquidation Company of this Agreement and the consummation of the transactions contemplated herein have been duly authorized by all necessary action on the part of such Lehman Singapore Liquidation Company and no other proceedings on the part of such Lehman Singapore Liquidation Company are necessary to authorize and approve this Agreement or any of the transactions contemplated herein.

(b) (i) Each Lehman Singapore Non-Liquidation Company has the power and authority to execute, deliver and perform its obligations under this Agreement, and to consummate the transactions contemplated herein and (ii) the execution, delivery and performance by such Lehman Singapore Non-Liquidation Company of this Agreement and the consummation of the transactions contemplated herein have been duly authorized by all necessary action on the part of such Lehman Singapore Non-Liquidation Company and no other proceedings on the part of such Lehman Singapore Non-Liquidation Company are necessary to authorize and approve this Agreement or any of the transactions contemplated herein.

5.2. Validity.

(a) This Agreement has been duly executed and delivered by each Lehman Singapore Liquidation Company and constitutes the legal, valid and binding agreement of each Lehman Singapore Liquidation Company, enforceable against each Lehman Singapore Liquidation Company in accordance with its terms.

(b) This Agreement has been duly executed and delivered by each Lehman Singapore Non-Liquidation Company and constitutes the legal, valid and binding agreement of each Lehman Singapore Non-Liquidation Company, enforceable against each Lehman Singapore Non-Liquidation Company in accordance with its terms.

5.3. Authorization of Governmental Authorities and Creditors. No action by (including any authorization, consent or approval), in respect of, or filing with, any governmental authority is required for, or in connection with, the valid and lawful authorization, execution, delivery and performance by each Lehman Singapore entity pursuant to this Agreement.

5.4. No Reliance. Each Lehman Singapore entity (i) is a sophisticated party with respect to the subject matter of this Agreement, (ii) has been represented and advised by legal counsel in connection with this Agreement, (iii) has adequate information concerning the matters that are the subject of this Agreement, and (iv) has independently and without reliance upon any Debtor or any Non-Debtor Affiliate or any of their Affiliates or any officer, employee, agent or representative thereof, and based on such information as each Lehman Singapore entity has deemed appropriate, made its own analysis and decision to enter into this Agreement, except that each Lehman Singapore entity has relied upon each

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Debtor’s and each Non-Debtor Affiliate’s express representations, warranties and covenants in this Agreement, each Lehman Singapore entity acknowledges that it has entered into this Agreement voluntarily and of its own choice and not under coercion or duress.

5.5. Title; No Prior Transfer of Claims.

(a) Each Lehman Singapore entity owns and has good title to its respective Proofs of Claim and Non-Debtor Receivables, free and clear of any and all liens, claims (other than on account of claims against the assets of such Lehman Singapore entity), set-off rights of third parties, security interests, participations, or encumbrances created or incurred by or against any Lehman Singapore entity as of the Execution Date and has not transferred or assigned to any other person any of the claims or receivables that are the subject of this Agreement, in whole or in part.

(b) Each Lehman Singapore entity may not transfer any of the claims or receivables that are the subject of this Agreement, or any rights or interests arising thereunder or related thereto, in whole or in part, prior to the Effective Date.

6. Lehman US’s Representations and Warranties. In order to induce Lehman Singapore to enter into and perform its obligations under this Agreement, each Lehman US entity hereby represents, warrants and acknowledges as follows:

6.1. Authority.

(a) Subject to the occurrence of the Effective Date, (i) each signatory Debtor has the power and authority to execute, deliver and perform its obligations under this Agreement, and to consummate the transactions contemplated herein and (ii) the execution, delivery and performance by such Debtor of this Agreement and the consummation of the transactions contemplated herein have been duly authorized by all necessary action on the part of such Debtor and no other proceedings on the part of such Debtor are necessary to authorize and approve this Agreement or any of the transactions contemplated herein.

(b) (i) Each Non-Debtor Affiliate has the power and authority to execute, deliver and perform its obligations under this Agreement, and to consummate the transactions contemplated herein and (ii) the execution, delivery and performance by such Non-Debtor Affiliate of this Agreement and the consummation of the transactions contemplated herein have been duly authorized by all necessary action on the part of such Non-Debtor Affiliate and no other proceedings on the part of such Non-Debtor Affiliate are necessary to authorize and approve this Agreement or any of the transactions contemplated herein.

6.2. Validity.

(a) Subject to the occurrence of the Effective Date, this Agreement has been duly executed and delivered by each Debtor and constitutes the legal, valid and binding agreement of each Debtor, enforceable against each Debtor in accordance with its terms.

(b) This Agreement has been duly executed and delivered by each Non-Debtor Affiliate and constitutes the legal, valid and binding agreement of each Non-Debtor Affiliate, enforceable against each Non-Debtor Affiliate in accordance with its terms.

6.3. Authorization of Governmental Authorities. No action by (including any authorization, consent or approval), in respect of, or filing with, any governmental authority is required for, or in connection with, the valid and lawful authorization, execution, delivery and performance by each Lehman US entity of this Agreement, other than entry of the Confirmation Order.

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6.4. No Reliance. Each Lehman US entity (i) is a sophisticated party with respect to the matters that are the subject of this Agreement, (ii) has had the opportunity to be represented and advised by legal counsel in connection with this Agreement, (iii) has adequate information concerning the matters that are the subject of this Agreement, and (iv) has independently and without reliance upon Lehman Singapore, and based on such information as such Lehman US entity has deemed appropriate, made its own analysis and decision to enter into this Agreement, except that such Lehman US entity has relied upon Lehman Singapore’s express representations, warranties and covenants in this Agreement, which it enters, or as to which it acknowledges and agrees, voluntarily and of its own choice and not under coercion or duress.

6.5. Title; No Prior Transfer of Claims.

(a) Each Lehman US entity owns and has good title to its respective Liquidation Claims and Non-Liquidation Receivables, free and clear of any and all liens, claims (other than on account of claims against the assets of such Lehman US entity), set-off rights of third parties, security interests, participations, or encumbrances created or incurred by or against any such Lehman US entity as of the Execution Date, and has not transferred or assigned to any other person any of the claims or receivables that are the subject of this Agreement.

(b) Each Lehman US entity may not transfer any of the Liquidation Claims or the Non-Liquidation Receivables, or any rights or interests arising thereunder or related thereto, in whole or in part, prior to the Effective Date.

7. Withholding Rights and Allocation of Payments. Each Party shall be entitled to deduct and withhold from the amounts otherwise payable to any other Party pursuant to this Agreement such amounts as it is required to deduct and withhold with respect to the making of such payment under any requirement of any applicable tax law. Any amounts so withheld shall be treated for all purposes of this Agreement as having been paid to such Party in respect of the allowed claim for which such deduction and withholding is made. The Parties agree that any payments made by Lehman Singapore and Lehman US on account of the claims and receivables that are the subject of this Agreement shall be allocated for all purposes first to the principal portion of such claims and receivables, and, only after the principal portion of such respective claims and receivables is satisfied in full, to any portion of such claims and receivables comprising interest (but solely to the extent that interest is an allowable portion of such claims and receivables).

8. Executory Contracts. All pre-petition executory contracts between the Debtors and Lehman Singapore shall be rejected pursuant to section 365 of the Bankruptcy Code in accordance with the Plan. Any claims that arise from the rejection of pre-petition executory contracts between the Debtors and Lehman Singapore are deemed to be satisfied in full by the claims allowed pursuant to Section 2 hereof.

9. Cooperation. The Parties will continue to exchange data relating to the respective bankruptcy cases and insolvency proceedings based on the data sharing agreement and the cross border international protocol in order to assist each other in resolving claims of Affiliates and other creditors.

10. Releases.

10.1. Lehman US’s Releases. Upon the occurrence of the Effective Date, and except as to (i) the allowed claims set forth in Section 2 hereof, (ii) Lehman US’s distribution entitlements in the Lehman Singapore Liquidations, (iii) the agreements, promises, settlements, representations and warranties set forth in this Agreement, and (iv) the performance of the obligations set forth herein, and subject to the effectiveness of this Agreement in accordance with Section 11 below, and in consideration of the foregoing and each Lehman Singapore entity’s execution of this Agreement, each Lehman US entity on behalf of itself, its estate (where applicable), and its successors and assigns, will fully and

10

forever release, discharge and acquit each Lehman Singapore entity, and the Lehman Singapore Liquidators and their respective successors, assigns, officers, directors, employees, agents, representatives, consultants, financial advisors, accountants and attorneys, from all manners of action, causes of action, judgments, executions, debts, demands, rights, damages, costs, expenses, and claims of every kind, nature, and character whatsoever existing as of the date hereof, whether at law or in equity, whether based on contract (including, without limitation, quasi-contract or estoppel), statute, regulation, tort (excluding intentional torts, fraud, recklessness, gross negligence or willful misconduct) or otherwise, accrued or unaccrued, known or unknown, matured or unmatured, liquidated or unliquidated, certain or contingent, including all US Avoidance Actions.

10.2. Lehman Singapore’s Releases. Upon the occurrence of the Effective Date, and except as to (i) the allowed claims set forth in Section 2 hereof, (ii) Lehman Singapore’s distribution entitlements in the Chapter 11 Cases, (iii) the agreements, promises, settlements, representations and warranties set forth in this Agreement, and (iv) the performance of the obligations set forth herein, and subject to the effectiveness of this Agreement in accordance with Section 11 below, and in consideration of the foregoing and each Lehman US entity’s execution of this Agreement, each Lehman Singapore entity, its estate (where applicable), and its successors and assigns, will fully and forever release, discharge and acquit each Lehman US entity and Alvarez & Marsal North America LLC, and their respective successors, assigns, officers, directors, employees, agents, representatives, consultants, financial advisors, accountants and attorneys, from all manners of action, causes of action, judgments, executions, debts, demands, rights, damages, costs, expenses, and claims of every kind, nature, and character whatsoever existing as of the date hereof, whether at law or in equity, whether based on contract (including, without limitation, quasi-contract or estoppel), statute, regulation, tort (excluding intentional torts, fraud, recklessness, gross negligence or willful misconduct) or otherwise, accrued or unaccrued, known or unknown, matured or unmatured, liquidated or unliquidated, certain or contingent, including, without limitation, (i) any administrative expense claims arising under section 503 of the Bankruptcy Code, and (ii) Singapore Avoidance Actions.

10.3. Nothing in this Agreement shall operate as a release or waiver of any rights, claims or defenses by or against any Non-Settling Entity.

11. Effectiveness of Agreement.

11.1. Sections 2.1(e), 2.1(f), 4, 5.5, 6.5, 9 and 11 through 25 of this Agreement shall be effective upon the Execution Date.

11.2. All other provisions of this Agreement shall be effective upon the Effective Date.

12. Termination.

12.1. Automatic Termination. This Agreement shall automatically terminate on any date on which (i) the Bankruptcy Court denies the motion seeking the Confirmation Order with prejudice or (ii) the Plan is not confirmed on or before December 31, 2012.

12.2. Lehman US’s Right to Terminate. Each Debtor and each Non-Debtor Affiliate shall have the right, at its election, to terminate this Agreement by written notice to Lehman Singapore if (a) there is a breach, in any material respect, of the representations, warranties and/or covenants of Lehman Singapore hereunder, taken as a whole, and Lehman Singapore shall fail to cure such breach within ten (10) days following written notice of such breach from Lehman US, (b) Lehman Singapore fails to obtain authority from any appointed creditors committee or the Singapore High Court, or obtain any other requisite approvals, to the extent necessary, to perform all of the obligations set forth in this Agreement, or (c) other than as set forth herein, Lehman Singapore allows and provides for materially different treatment of claims held by other creditors of Lehman Singapore that are legally similar to the

11

Allowed US Claims that results in such other creditors having a recovery entitlement in respect of said claims that is materially higher than the recovery entitlement in respect of the Allowed US Claims.

12.3. Lehman Singapore’s Right to Terminate. Lehman Singapore shall have the right, at its election, to terminate this Agreement by written notice to Lehman US if (a) the Debtors file or support a chapter 11 plan that provides for the substantive consolidation of one or more Debtor or Affiliate or any Lehman Singapore entity, commences any proceeding seeking similar relief, or joins with any other party in any proceeding seeking similar relief; (b) there is a breach, in any material respect, of the representations, warranties and/or covenants of Lehman US hereunder, taken as a whole, and Lehman US shall fail to cure such breach within ten (10) days following written notice of such breach from Lehman Singapore; (c) the Debtors make a material modification to the structure, classification or distribution scheme under the Amended Plan that would materially reduce the recovery estimates set forth in the Disclosure Statement with respect to classes that include the Allowed Singapore Claims; or (d) the Amended Plan provides for materially different treatment of claims held by other creditors that are legally similar to the Allowed Singapore Claims (including claims currently classified in the same class as the Allowed Singapore Claims) that results in such other creditors having a recovery entitlement in respect of said claims that is materially higher than the recovery entitlement provided for in the Amended Plan in respect of the Allowed Singapore Claims; provided, however, that with respect to Sections 12.3(b) and 12.3(c), (i) the Debtors are not guaranteeing or committing to any specific recovery amount under the Amended Plan, and (ii) modifications to the projected recovery amounts set forth in the disclosure statement approved by the Bankruptcy Court with respect to the Amended Plan that are based upon revised projections of asset values shall not constitute material modifications to the Amended Plan.

12.4. Effect of Termination. In the event that this Agreement is terminated, then neither this Agreement, nor any motion or other pleading filed in the Bankruptcy Court with respect to the approval of this Agreement or confirmation of the Amended Plan, shall have any res judicata or collateral estoppel effect or be of any force or effect, each of the Parties’ respective interests, rights, remedies and defenses shall be restored without prejudice as if this Agreement had never been executed and the Parties hereto shall be automatically relieved of any further obligations hereunder. Except as expressly provided herein, this Agreement and all communications and negotiations among the Parties with respect hereto or any of the transactions contemplated hereunder are without waiver of or prejudice to the Parties rights and remedies and the Parties hereby reserve all claims, defenses and positions that they may have with respect to each other.

13. Venue and Choice of Law.

13.1. Venue. To the maximum extent permissible by law, the Parties expressly consent and submit to the exclusive jurisdiction of the Bankruptcy Court over any actions or proceedings relating to the enforcement or interpretation of this Agreement and any Party bringing such action or proceeding shall bring such action or proceeding in the Bankruptcy Court; provided that the Parties may appear before another court of competent jurisdiction if a non Party brings any action relating to this Agreement before such other court of competent jurisdiction, provided further that any actions or proceedings arising out of disputes in the amount or validity of the Liquidation Claims shall be within the exclusive jurisdiction of the Singapore High Court; provided further, that any actions or proceedings arising out of disputes in the amount or validity of Non-Liquidation Receivables or Non-Debtor Receivables shall be within the non-exclusive jurisdiction of any court of competent jurisdiction. Each of the Parties agrees that a final judgment in any such action or proceeding, including all appeals, shall be conclusive and may be enforced in other jurisdictions (including any foreign jurisdictions) by suit on the judgment or in any other manner provided by applicable law. If the Bankruptcy Court refuses or abstains from exercising jurisdiction over the enforcement of this Agreement and/or any actions or proceedings arising hereunder or thereunder, then the Parties agree that venue shall be in any other state or federal court located within the County of New York in the State of New York having proper jurisdiction. Each Party hereby irrevocably and unconditionally waives, to the fullest extent it may legally and effectively do so, (i) any objection which it may now or hereafter have to the laying of venue of any suit, action or proceeding

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arising out of or relating to this Agreement with the Bankruptcy Court or with any other state or federal court located within the County of New York in the State of New York, or with the Singapore High Court or other court of competent jurisdiction as described above solely relating to any actions or proceedings arising out of disputes in the amount or validity of the Liquidation Claims or Non-Liquidation Receivables and (ii) the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court. Each Party irrevocably consents to service of process in the manner provided for notices in Section 14 hereof. Nothing in this Agreement will affect the right, or requirement, of any Party to this Agreement to serve process in any other manner permitted or required by applicable law.

13.2. Choice of Law. This Agreement and all claims and disputes arising out of or in connection with this Agreement, shall be governed by and construed in accordance with the laws of the State of New York and the Bankruptcy Code, without regard to choice of law principles to the extent such principles would apply a law other than that of the State of New York or the Bankruptcy Code; provided, however, that any claims and disputes arising out of the Liquidation Claims or the Non-Liquidation Receivables shall be governed by and construed in accordance with Singaporean law except as otherwise provided in the underlying agreements or applicable law.

14. Notices. All notices and other communications given or made pursuant to this Agreement shall be in writing and shall be deemed effectively given: (a) upon personal delivery to the party to be notified, (b) when sent by confirmed electronic mail or facsimile if sent during normal business hours of the recipient, and if not so confirmed, then on the next Business Day, (c) three days after having been sent by registered or certified mail, return receipt requested, postage prepaid, or (d) one Business Day after deposit with a nationally recognized overnight courier, specifying next day delivery, with written verification of receipt. All communications shall be sent:

To Lehman US at:

1271 Avenue of the Americas, 39th Floor

New York, New York 10020

U.S.A.

Attn: John Suckow and Daniel J. Ehrmann

Facsimile: (646) 834-0874

With a copy (which shall not constitute notice) to:

Weil, Gotshal & Manges LLP

767 Fifth Avenue

New York, New York 10153

U.S.A.

Attn: Lori R. Fife, Esq.

Facsimile: (212) 310-8007

To Lehman Singapore at:

KPMG Advisory Services Pte. Ltd.

16 Raffles Quay#22-00

Hong Leong Building

Singapore 048581

Attn: Peter Chay and Martin Wong

Facsimile: +65 62253083

With a copy (which shall not constitute notice) to:

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Kramer Levin Naftalis & Frankel LLP

1177 Avenue of Americas

New York, New York 10036

Attn: Thomas Moers Mayer and Daniel M. Eggermann

Facsimile (212) 715-8000

or to such other address as may have been furnished by a Party to each of the other Parties by notice given in accordance with the requirements set forth above.

15. Expenses. The fees and expenses incurred by each Party (including the fees of any attorneys, accountants, investment bankers, financial advisors or any other professionals engaged by such Party) in connection with this Agreement and the transactions contemplated hereby, whether or not the transactions contemplated hereby are consummated, will be paid by such Party.

16. No Admission of Liability. Each Party acknowledges that this Agreement effects a settlement of potential claims and counterclaims that might be denied and contested, and that nothing contained herein shall be construed as an admission of liability or wrongdoing.

17. Entire Agreement. This Agreement constitutes the entire and only agreement of the Parties concerning the subject matter hereof. This Agreement supersedes and replaces any and all prior or contemporaneous verbal or written agreements between the Parties concerning the subject matter hereof, and to the extent of any conflicts between the Amended Plan and the terms of this Agreement, the terms of this Agreement shall control. The Parties acknowledge that this Agreement is not being executed in reliance on any verbal or written agreement, promise or representation not contained herein.

18. No Oral Modifications. This Agreement may not be modified or amended orally. This Agreement only may be modified or amended by a writing signed by a duly authorized representative of each Party hereto. Any waiver of compliance with any term or provision of this Agreement on the part of Lehman US must be provided in a writing signed by Lehman Singapore. Any waiver of compliance with any term or provision of this Agreement on the part of Lehman Singapore must be provided in a writing signed by each Debtor and each Non-Debtor Affiliate. No waiver of any breach of any term or provision of this Agreement shall be construed as a waiver of any subsequent breach.

19. Construction. This Agreement constitutes a fully negotiated agreement among commercially sophisticated parties and therefore shall not be construed or interpreted for or against any Party, and any rule or maxim of construction to such effect shall not apply to this Agreement.

20. Binding Effect; Successor and Assigns. Any declaration, representation or statement of the Lehman Singapore Liquidators shall only be made in their capacity and function as the Joint and Several Liquidators of the Lehman Singapore Liquidation Companies, and shall in no circumstance be construed as being a declaration, representation or statement of the Lehman Singapore Liquidators on their own and personal behalf. This Agreement shall inure to the benefit of and be binding upon the Parties and their respective successors and permitted assigns; provided, however, that no Party may assign its rights or obligations under this Agreement without the written consent of the other Party, which consent shall not be unreasonably withheld or delayed, and any assignment not in accordance with the terms hereof shall be null and void ab initio.

21. Counterparts. This Agreement may be executed in counterparts, each of which constitutes an original, and all of which, collectively, constitute only one agreement. The signatures of all of the Parties need not appear on the same counterpart.

22. Headings; Schedules and Exhibits. The headings utilized in this Agreement are designed for the sole purpose of facilitating ready reference to the subject matter of this Agreement. Said headings shall be disregarded when resolving any dispute concerning the meaning or interpretation of any

14

language contained in this Agreement. References to sections, unless otherwise indicated, are references to sections of this Agreement. All Schedules to this Agreement are hereby made a part hereof and incorporated herein by reference for all purposes. Reference to any Schedule herein shall be to the Schedules attached hereto.

23. No Personal Liability. The Parties acknowledge and agree that this Agreement and all actions and measures contained herein or following herefrom do not and will not give rise to any personal liability on the part of the Lehman Singapore Liquidators, their firm and its partners and employees, and their representatives or other professional advisors, and to the extent any such personal liability existed, the Parties explicitly waive any and all potential rights and claims against them, their firm and its partners and employees, and their representatives and other professional advisors, personally. Lehman Singapore further acknowledges and agrees that this Agreement and all transactions and measures contained herein do not give rise to any personal liability on the part of any of the officers, directors, employees, members, consultants, asset managers, representatives or professional advisors of Lehman US and to the extent any such personal liability existed, Lehman Singapore explicitly waives any and all potential rights and claims against all of the aforementioned persons. Any claim by a Party against the Lehman Singapore Liquidators or the Lehman Singapore Liquidation Companies arising under or relating to this Agreement shall only be satisfied out of the assets of the insolvency estate of the relevant Lehman Singapore Liquidation Company, and any claim by a Party against Lehman US arising under or relating to this Agreement shall only be satisfied out of the assets of such Debtor or such Non-Debtor Affiliate.

24. Severability and Construction. If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced, all other terms and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic and legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to the Parties. Upon any determination that any term or other provision is invalid, illegal, or incapable of being enforced, each Party hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of this Agreement as closely as possible in a mutually acceptable manner in order that the transactions contemplated hereby be consummated as originally contemplated to the greatest extent possible.

25. Waiver of Jury Trial. EACH OF THE PARTIES HERETO HEREBY AGREE NOT TO ELECT A TRIAL BY JURY OF ANY ISSUE TRIABLE OF RIGHT BY JURY, AND HEREBY KNOWINGLY, VOLUNTARILY, INTENTIONALLY, UNCONDITIONALLY AND IRREVOCABLY WAIVES ANY RIGHT TO TRIAL BY JURY FULLY TO THE EXTENT THAT ANY SUCH RIGHT SHALL NOW OR HEREAFTER EXIST WITH REGARD TO THIS AGREEMENT OR ANY CLAIM, COUNTERCLAIM OR OTHER ACTION ARISING IN CONNECTION THEREWITH OR IN RESPECT OF ANY COURSE OF CONDUCT, COURSE OF DEALING, STATEMENT (WHETHER VERBAL OR WRITTEN) OR ACTION OF ANY PARTY OR ARISING OUT OF ANY EXERCISE BY ANY PARTY OF ITS RESPECTIVE RIGHTS UNDER THIS AGREEMENT OR IN ANY WAY RELATING TO THE TRANSACTIONS CONTEMPLATED HEREBY (INCLUDING, WITHOUT LIMITATION, WITH RESPECT TO ANY ACTION TO RESCIND OR CANCEL THIS AGREEMENT AND WITH RESPECT TO ANY CLAIM OR DEFENSE ASSERTING THAT THIS AGREEMENT WAS FRAUDULENTLY INDUCED OR IS OTHERWISE VOID OR VOIDABLE). THIS WAIVER OF RIGHT TO TRIAL BY JURY IS INTENDED TO ENCOMPASS INDIVIDUALLY EACH INSTANCE AND EACH ISSUE AS TO WHICH THE RIGHT TO A TRIAL BY JURY WOULD OTHERWISE ACCRUE. EACH OF THE PARTIES HERETO IS HEREBY AUTHORIZED TO FILE A COPY OF THIS SECTION 25 IN ANY PROCEEDING AS CONCLUSIVE EVIDENCE OF THIS WAIVER. THIS WAIVER OF JURY TRIAL IS A MATERIAL INDUCEMENT FOR THE PARTIES HERETO TO ENTER INTO THIS AGREEMENT.

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IN WITNESS WHEREOF, each Party by his or its duly authorized representative has executed this Agreement as of the date first written above:

LEHMAN BROTHERS HOLDINGS INC., LEHMAN COMMERCIAL PAPER INC., LEHMAN BROTHERS COMMODITY SERVICES INC., LEHMAN BROTHERS SPECIAL FINANCING INC., LEHMAN BROTHERS OTC DERIVATIVES INC., LEHMAN BROTHERS COMMERCIAL CORPORATION, LB 745 LLC, PAMI STATLER ARMS LLC, CES AVIATION LLC, CES AVIATION V LLC, CES AVIATION IX LLC, LEHMAN SCOTTISH FINANCE L.P., BNC MORTGAGE LLC, LB ROSE RANCH LLC, STRUCTURED ASSET SECURITIES CORPORATION, LB 2080 KALAKAUA OWNERS LLC, MERIT LLC, LB PREFERRED SOMERSET LLC, LB SOMERSET LLC, as Debtors and Debtors in Possession

LEHMAN BROTHERS FINANCE ASIA PTE. LTD. (IN CREDITORS’ VOLUNTARY LIQUIDATION)

By:

Chay Fook Yuen, as a Joint and Several Liquidator of Lehman Brothers Finance Asia Pte. Ltd. (In Creditors’ Voluntary Liquidation) and on behalf of Bob Yap Cheng Ghee and Tay Puay Cheng as Joint and Several Liquidators of Lehman Brothers Finance Asia Pte. Ltd. (In Creditors’ Voluntary Liquidation), without personal liability

LEHMAN BROTHERS COMMODITIES PTE. LTD. (IN CREDITORS’ VOLUNTARY LIQUIDATION)

By:
Name: John Suckow
Title: Authorized Signatory

By:
LEHMAN BROTHERS DERIVATIVES PRODUCTS INC., LEHMAN BROTHERS FINANCIAL PRODUCTS INC., EAST DOVER LIMITED, LUXEMBOURG RESIDENTIAL PROPERTIES LOAN FINANCE S.A.R.L., as Debtors and Debtors in Possession

Chay Fook Yuen, as a Joint and Several Liquidator of Lehman Brothers Commodities Pte. Ltd. (In Creditors’ Voluntary Liquidation) and on behalf of Bob Yap Cheng Ghee and Tay Puay Cheng as Joint and Several Liquidators of Lehman Brothers Commodities Pte. Ltd. (In Creditors’ Voluntary Liquidation), without personal liability

By:
Name: Daniel Ehrmann	LEHMAN BROTHERS PACIFIC HOLDINGS PTE. LTD. (IN CREDITORS’ VOLUNTARY LIQUIDATION)
Title: Authorized Signatory
LEHMAN BROTHERS GLOBAL SERVICES LIMITED	By:
By:

Chay Fook Yuen, as a Joint and Several Liquidator of Lehman Brothers Pacific Holdings Pte. Ltd. (In Creditors’ Voluntary Liquidation) and on behalf of Bob Yap Cheng Ghee and Tay Puay Cheng as Joint and Several Liquidators of Lehman Brothers Pacific Holdings Pte. Ltd. (In Creditors’ Voluntary Liquidation), without personal liability

Name: Bryan Marsal Title: Director

16

IN WITNESS WHEREOF, each Party by his or its duly authorized representative has executed this Agreement as of the date first written above:

LEHMAN BROTHERS HOLDINGS INC., LEHMAN COMMERCIAL PAPER INC., LEHMAN BROTHERS COMMODITY SERVICES INC., LEHMAN BROTHERS SPECIAL FINANCING INC., LEHMAN BROTHERS OTC DERIVATIVES INC., LEHMAN BROTHERS COMMERCIAL CORPORATION, LB 745 LLC, PAMI STATLER ARMS LLC, CES AVIATION LLC, CES AVIATION V LLC, CES AVIATION IX LLC, LEHMAN SCOTTISH FINANCE L.P., BNC MORTGAGE LLC, LB ROSE RANCH LLC, STRUCTURED ASSET SECURITIES CORPORATION, LB 2080 KALAKAUA OWNERS LLC, MERIT LLC, LB PREFERRED SOMERSET LLC, LB SOMERSET LLC, as Debtors and Debtors in Possession

LEHMAN BROTHERS FINANCE ASIA PTE. LTD. (IN CREDITORS’ VOLUNTARY LIQUIDATION)

By:

Chay Fook Yuen, as a Joint and Several Liquidator of Lehman Brothers Finance Asia Pte. Ltd. (In Creditors’ Voluntary Liquidation) and on behalf of Bob Yap Cheng Ghee and Tay Puay Cheng as Joint and Several Liquidators of Lehman Brothers Finance Asia Pte. Ltd. (In Creditors’ Voluntary Liquidation), without personal liability

LEHMAN BROTHERS COMMODITIES PTE. LTD. (IN CREDITORS’ VOLUNTARY LIQUIDATION)

By:
Name: John Suckow
Title: Authorized Signatory

By:
LEHMAN BROTHERS DERIVATIVES PRODUCTS INC., LEHMAN BROTHERS FINANCIAL PRODUCTS INC., EAST DOVER LIMITED, LUXEMBOURG RESIDENTIAL PROPERTIES LOAN FINANCE S.A.R.L., as Debtors and Debtors in Possession

Chay Fook Yuen, as a Joint and Several Liquidator of Lehman Brothers Commodities Pte. Ltd. (In Creditors’ Voluntary Liquidation) and on behalf of Bob Yap Cheng Ghee and Tay Puay Cheng as Joint and Several Liquidators of Lehman Brothers Commodities Pte. Ltd. (In Creditors’ Voluntary Liquidation), without personal liability

By:
Name: Daniel Ehrmann	LEHMAN BROTHERS PACIFIC HOLDINGS PTE. LTD. (IN CREDITORS’ VOLUNTARY LIQUIDATION)
Title: Authorized Signatory
LEHMAN BROTHERS GLOBAL SERVICES LIMITED	By:
By:

Chay Fook Yuen, as a Joint and Several Liquidator of Lehman Brothers Pacific Holdings Pte. Ltd. (In Creditors’ Voluntary Liquidation) and on behalf of Bob Yap Cheng Ghee and Tay Puay Cheng as Joint and Several Liquidators of Lehman Brothers Pacific Holdings Pte. Ltd. (In Creditors’ Voluntary Liquidation), without personal liability

Name: Bryan Marsal Title: Director

16

IN WITNESS WHEREOF, each Party by his or its duly authorized representative has executed this Agreement as of the date first written above:

LEHMAN BROTHERS HOLDINGS INC., LEHMAN COMMERCIAL PAPER INC., LEHMAN BROTHERS COMMODITY SERVICES INC., LEHMAN BROTHERS SPECIAL FINANCING INC., LEHMAN BROTHERS OTC DERIVATIVES INC., LEHMAN BROTHERS COMMERCIAL CORPORATION, LB 745 LLC, PAMI STATLER ARMS LLC, CES AVIATION LLC, CES AVIATION V LLC, CES AVIATION IX LLC, LEHMAN SCOTTISH FINANCE L.P., BNC MORTGAGE LLC, LB ROSE RANCH LLC, STRUCTURED ASSET SECURITIES CORPORATION, LB 2080 KALAKAUA OWNERS LLC, MERIT LLC, LB PREFERRED SOMERSET LLC, LB SOMERSET LLC, as Debtors and Debtors in Possession

LEHMAN BROTHERS FINANCE ASIA PTE. LTD. (IN CREDITORS’ VOLUNTARY LIQUIDATION)

By:

Chay Fook Yuen, as a Joint and Several Liquidator of Lehman Brothers Finance Asia Pte. Ltd. (In Creditors’ Voluntary Liquidation) and on behalf of Bob Yap Cheng Ghee and Tay Puay Cheng as Joint and Several Liquidators of Lehman Brothers Finance Asia Pte. Ltd. (In Creditors’ Voluntary Liquidation), without personal liability

LEHMAN BROTHERS COMMODITIES PTE. LTD. (IN CREDITORS’ VOLUNTARY LIQUIDATION)

By:
Name: John Suckow
Title: Authorized Signatory

By:
LEHMAN BROTHERS DERIVATIVES PRODUCTS INC., LEHMAN BROTHERS FINANCIAL PRODUCTS INC., EAST DOVER LIMITED, LUXEMBOURG RESIDENTIAL PROPERTIES LOAN FINANCE S.A.R.L., as Debtors and Debtors in Possession

Chay Fook Yuen, as a Joint and Several Liquidator of Lehman Brothers Commodities Pte. Ltd. (In Creditors’ Voluntary Liquidation) and on behalf of Bob Yap Cheng Ghee and Tay Puay Cheng as Joint and Several Liquidators of Lehman Brothers Commodities Pte. Ltd. (In Creditors’ Voluntary Liquidation), without personal liability

By:
Name: Daniel Ehrmann	LEHMAN BROTHERS PACIFIC HOLDINGS PTE. LTD. (IN CREDITORS’ VOLUNTARY LIQUIDATION)
Title: Authorized Signatory
LEHMAN BROTHERS GLOBAL SERVICES LIMITED	By:
By:

Chay Fook Yuen, as a Joint and Several Liquidator of Lehman Brothers Pacific Holdings Pte. Ltd. (In Creditors’ Voluntary Liquidation) and on behalf of Bob Yap Cheng Ghee and Tay Puay Cheng as Joint and Several Liquidators of Lehman Brothers Pacific Holdings Pte. Ltd. (In Creditors’ Voluntary Liquidation), without personal liability

Name: Bryan Marsal Title: Director

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IN WITNESS WHEREOF, each Party by his or its duly authorized representative has executed this Agreement as of the date first written above:

LEHMAN BROTHERS HOLDINGS INC., LEHMAN COMMERCIAL PAPER INC., LEHMAN BROTHERS COMMODITY SERVICES INC., LEHMAN BROTHERS SPECIAL FINANCING INC., LEHMAN BROTHERS OTC DERIVATIVES INC., LEHMAN BROTHERS COMMERCIAL CORPORATION, LB 745 LLC, PAMI STATLER ARMS LLC, CES AVIATION LLC, CES AVIATION V LLC, CES AVIATION IX LLC, LEHMAN SCOTTISH FINANCE L.P., BNC MORTGAGE LLC, LB ROSE RANCH LLC, STRUCTURED ASSET SECURITIES CORPORATION, LB 2080 KALAKAUA OWNERS LLC, MERIT LLC, LB PREFERRED SOMERSET LLC, LB SOMERSET LLC, as Debtors and Debtors in Possession

LEHMAN BROTHERS FINANCE ASIA PTE. LTD. (IN CREDITORS’ VOLUNTARY LIQUIDATION)

By:

Chay Fook Yuen, as a Joint and Several Liquidator of Lehman Brothers Finance Asia Pte. Ltd. (In Creditors’ Voluntary Liquidation) and on behalf of Bob Yap Cheng Ghee and Tay Puay Cheng as Joint and Several Liquidators of Lehman Brothers Finance Asia Pte. Ltd. (In Creditors’ Voluntary Liquidation), without personal liability

LEHMAN BROTHERS COMMODITIES PTE. LTD. (IN CREDITORS’ VOLUNTARY LIQUIDATION)

By:
Name: John Suckow
Title: Authorized Signatory

By:
LEHMAN BROTHERS DERIVATIVES PRODUCTS INC., LEHMAN BROTHERS FINANCIAL PRODUCTS INC., EAST DOVER LIMITED, LUXEMBOURG RESIDENTIAL PROPERTIES LOAN FINANCE S.A.R.L., as Debtors and Debtors in Possession

Chay Fook Yuen, as a Joint and Several Liquidator of Lehman Brothers Commodities Pte. Ltd. (In Creditors’ Voluntary Liquidation) and on behalf of Bob Yap Cheng Ghee and Tay Puay Cheng as Joint and Several Liquidators of Lehman Brothers Commodities Pte. Ltd. (In Creditors’ Voluntary Liquidation), without personal liability

By:
Name: Daniel Ehrmann	LEHMAN BROTHERS PACIFIC HOLDINGS PTE. LTD. (IN CREDITORS’ VOLUNTARY LIQUIDATION)
Title: Authorized Signatory
LEHMAN BROTHERS GLOBAL SERVICES LIMITED	By:
By:

Chay Fook Yuen, as a Joint and Several Liquidator of Lehman Brothers Pacific Holdings Pte. Ltd. (In Creditors’ Voluntary Liquidation) and on behalf of Bob Yap Cheng Ghee and Tay Puay Cheng as Joint and Several Liquidators of Lehman Brothers Pacific Holdings Pte. Ltd. (In Creditors’ Voluntary Liquidation), without personal liability

Name: Bryan Marsal Title: Director

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REVIVAL HOLDINGS LIMITED	LEHMAN BROTHERS ASIA PACIFIC (SINGAPORE) PTE. LTD. (IN CREDITORS’ VOLUNTARY LIQUIDATION)

By:
Name: Daniel Ehrmann
Title: Director	By:

PRINCIPAL TRANSACTIONS INC.

Chay Fook Yuen, as a Joint and Several Liquidator of Lehman Brothers Asia Pacific (Singapore) Pte. Ltd. (In Creditors’ Voluntary Liquidation) and on behalf of Bob Yap Cheng Ghee and Tay Puay Cheng as Joint and Several Liquidators of Lehman Brothers Asia Pacific (Singapore) Pte. Ltd. (In Creditors’ Voluntary Liquidation), without personal liability

By:
Name: Daniel Ehrmann
Title: Vice President	LEHMAN BROTHERS INVESTMENTS PTE LTD (IN CREDITORS’ VOLUNTARY LIQUIDATION)

By:
FALCON HOLDINGS II INC.
By:

Chay Fook Yuen, as a Joint and Several Liquidator of Lehman Brothers Investments Pte Ltd (In Creditors’ Voluntary Liquidation) and on behalf of Bob Yap Cheng Ghee and Tay Puay Cheng as Joint and Several Liquidators of Lehman Brothers Investments Pte Ltd (In Creditors’ Voluntary Liquidation), without personal liability

Name: Daniel Ehrmann Title: Director

LEHMAN BROTHERS PA LLC	LEHMAN BROTHERS SINGAPORE PTE. LTD.

By:	By:
Name: Daniel Ehrmann
Title: Vice-President	Chow Wing Lun Philip, as a Director of Lehman Brothers Singapore Pte. Ltd., without personal liability

17

REVIVAL HOLDINGS LIMITED	LEHMAN BROTHERS ASIA PACIFIC (SINGAPORE) PTE. LTD. (IN CREDITORS’ VOLUNTARY LIQUIDATION)

By:
Name: Daniel Ehrmann
Title: Director	By:

PRINCIPAL TRANSACTIONS INC.

Chay Fook Yuen, as a Joint and Several Liquidator of Lehman Brothers Asia Pacific (Singapore) Pte. Ltd. (In Creditors’ Voluntary Liquidation) and on behalf of Bob Yap Cheng Ghee and Tay Puay Cheng as Joint and Several Liquidators of Lehman Brothers Asia Pacific (Singapore) Pte. Ltd. (In Creditors’ Voluntary Liquidation), without personal liability

By:
Name: Daniel Ehrmann
Title: Vice President	LEHMAN BROTHERS INVESTMENTS PTE LTD (IN CREDITORS’ VOLUNTARY LIQUIDATION)

By:
FALCON HOLDINGS II INC.
By:

Chay Fook Yuen, as a Joint and Several Liquidator of Lehman Brothers Investments Pte Ltd (In Creditors’ Voluntary Liquidation) and on behalf of Bob Yap Cheng Ghee and Tay Puay Cheng as Joint and Several Liquidators of Lehman Brothers Investments Pte Ltd (In Creditors’ Voluntary Liquidation), without personal liability

Name: Daniel Ehrmann Title: Director

LEHMAN BROTHERS PA LLC	LEHMAN BROTHERS SINGAPORE PTE. LTD.

By:	By:
Name: Daniel Ehrmann
Title: Vice-President	Chow Wing Lun Philip, as a Director of Lehman Brothers Singapore Pte. Ltd., without personal liability

17

REVIVAL HOLDINGS LIMITED	LEHMAN BROTHERS ASIA PACIFIC (SINGAPORE) PTE. LTD. (IN CREDITORS’ VOLUNTARY LIQUIDATION)

By:
Name: Daniel Ehrmann
Title: Director	By:

PRINCIPAL TRANSACTIONS INC.

Chay Fook Yuen, as a Joint and Several Liquidator of Lehman Brothers Asia Pacific (Singapore) Pte. Ltd. (In Creditors’ Voluntary Liquidation) and on behalf of Bob Yap Cheng Ghee and Tay Puay Cheng as Joint and Several Liquidators of Lehman Brothers Asia Pacific (Singapore) Pte. Ltd. (In Creditors’ Voluntary Liquidation), without personal liability

By:
Name: Daniel Ehrmann
Title: Vice President	LEHMAN BROTHERS INVESTMENTS PTE LTD (IN CREDITORS’ VOLUNTARY LIQUIDATION)

By:
FALCON HOLDINGS II INC.
By:

Chay Fook Yuen, as a Joint and Several Liquidator of Lehman Brothers Investments Pte Ltd (In Creditors’ Voluntary Liquidation) and on behalf of Bob Yap Cheng Ghee and Tay Puay Cheng as Joint and Several Liquidators of Lehman Brothers Investments Pte Ltd (In Creditors’ Voluntary Liquidation), without personal liability

Name: Daniel Ehrmann Title: Director

LEHMAN BROTHERS PA LLC	LEHMAN BROTHERS SINGAPORE PTE. LTD.

By:	By:
Name: Daniel Ehrmann
Title: Vice-President	Chow Wing Lun Philip, as a Director of Lehman Brothers Singapore Pte. Ltd., without personal liability

17

REVIVAL HOLDINGS LIMITED	LEHMAN BROTHERS ASIA PACIFIC (SINGAPORE) PTE. LTD. (IN CREDITORS’ VOLUNTARY LIQUIDATION)

By:
Name: Daniel Ehrmann
Title: Director	By:

PRINCIPAL TRANSACTIONS INC.

Chay Fook Yuen, as a Joint and Several Liquidator of Lehman Brothers Asia Pacific (Singapore) Pte. Ltd. (In Creditors’ Voluntary Liquidation) and on behalf of Bob Yap Cheng Ghee and Tay Puay Cheng as Joint and Several Liquidators of Lehman Brothers Asia Pacific (Singapore) Pte. Ltd. (In Creditors’ Voluntary Liquidation), without personal liability

By:
Name: Daniel Ehrmann
Title: Vice President	LEHMAN BROTHERS INVESTMENTS PTE LTD (IN CREDITORS’ VOLUNTARY LIQUIDATION)

By:
FALCON HOLDINGS II INC.
By:

Chay Fook Yuen, as a Joint and Several Liquidator of Lehman Brothers Investments Pte Ltd (In Creditors’ Voluntary Liquidation) and on behalf of Bob Yap Cheng Ghee and Tay Puay Cheng as Joint and Several Liquidators of Lehman Brothers Investments Pte Ltd (In Creditors’ Voluntary Liquidation), without personal liability

Name: Daniel Ehrmann Title: Director

LEHMAN BROTHERS PA LLC	LEHMAN BROTHERS SINGAPORE PTE. LTD.

By:	By:
Name: Daniel Ehrmann
Title: Vice-President	Chow Wing Lun Philip, as a Director of Lehman Brothers Singapore Pte. Ltd., without personal liability

17

LEHMAN BROTHERS (THAILAND) LIMITED	LEHMAN BROTHERS PTE LTD

By:	By:
Name: William J. Fox
Title: Director	Catherine Loh Phui Yee, as a Director of Lehman Brothers Pte Ltd, without personal liability

By:
Name: Paul Forgue
Title: Director

LEHMAN BROTHERS CAPITAL (THAILAND) LIMITED	LEHMAN BROTHERS BANGKOK RIVERSIDE DEVELOPMENT PTE. LTD.

By:	By:
Name: Paul Forgue
Title: Director	Hamish Alexander Christie, as a Director of Lehman Brothers Bangkok Riverside Development Pte. Ltd., without personal liability

By:
Name: Matthew William Minnillo
Title: Director

LEHMAN BROTHERS OPPORTUNITY HOLDINGS INC.	LEHMAN BROTHERS SECURITIES TAIWAN LIMITED

By:	By:
Name: Daniel Ehrmann
Title: Director	Chay Fook Yuen, as a Chairman of Lehman Brothers Securities Taiwan Limited, without personal liability

18

LEHMAN BROTHERS (THAILAND) LIMITED	LEHMAN BROTHERS PTE LTD

By:	By:
Name: William J. Fox
Title: Director	Catherine Loh Phui Yee, as a Director of Lehman Brothers Pte Ltd, without personal liability

By:
Name: Paul Forgue
Title: Director

LEHMAN BROTHERS CAPITAL (THAILAND) LIMITED	LEHMAN BROTHERS BANGKOK RIVERSIDE DEVELOPMENT PTE. LTD.

By:	By:

Name: Paul Forgue
Title: Director	Hamish Alexander Christie, as a Director of Lehman Brothers Bangkok Riverside Development Pte. Ltd., without personal liability

By:
Name: Matthew William Minnillo
Title: Director

LEHMAN BROTHERS OPPORTUNITY HOLDINGS INC.	LEHMAN BROTHERS SECURITIES TAIWAN LIMITED

By:	By:
Name: Daniel Ehrmann
Title: Director	Chay Fook Yuen, as a Chairman of Lehman Brothers Securities Taiwan Limited, without personal liability

18

LEHMAN BROTHERS (THAILAND) LIMITED	LEHMAN BROTHERS PTE LTD

By:	By:
Name: William J. Fox
Title: Director	Catherine Loh Phui Yee, as a Director of Lehman Brothers Pte Ltd, without personal liability

By:
Name: Paul Forgue
Title: Director

LEHMAN BROTHERS CAPITAL (THAILAND) LIMITED	LEHMAN BROTHERS BANGKOK RIVERSIDE DEVELOPMENT PTE. LTD.

By:	By:
Name: Paul Forgue
Title: Director	Hamish Alexander Christie, as a Director of Lehman Brothers Bangkok Riverside Development Pte. Ltd., without personal liability
By:
Name: Matthew William Minnillo
Title: Director

LEHMAN BROTHERS OPPORTUNITY HOLDINGS INC.	LEHMAN BROTHERS SECURITIES TAIWAN LIMITED

By:	By:
Name: Daniel Ehrmann
Title: Director	Chay Fook Yuen, as a Chairman of Lehman Brothers Securities Taiwan Limited, without personal liability

18

LEHMAN BROTHERS (THAILAND) LIMITED	LEHMAN BROTHERS PTE LTD

By:	By:
Name: William J. Fox
Title: Director	Catherine Loh Phui Yee, as a Director of Lehman Brothers Pte Ltd, without personal liability

By:
Name: Paul Forgue
Title: Director

LEHMAN BROTHERS CAPITAL (THAILAND) LIMITED	LEHMAN BROTHERS BANGKOK RIVERSIDE DEVELOPMENT PTE. LTD.

By:	By:
Name: Paul Forgue
Title: Director	Hamish Alexander Christie, as a Director of Lehman Brothers Bangkok Riverside Development Pte. Ltd., without personal liability
By:
Name: Matthew William Minnilio
Title: Director

LEHMAN BROTHERS OPPORTUNITY HOLDINGS INC.	LEHMAN BROTHERS SECURITIES TAIWAN LIMITED

By:	By:
Name: Daniel Ehrmann
Title: Director	Chay Fook Yuen, as a Chairman of Lehman Brothers Securities Taiwan Limited, without personal liability

18

LEHMAN BROTHERS (THAILAND) LIMITED	LEHMAN BROTHERS PTE LTD

By:	By:
Name: William J. Fox
Title: Director	Catherine Loh Phui Yee, as a Director of Lehman Brothers Pte Ltd, without personal liability

By:
Name: Paul Forgue
Title: Director

LEHMAN BROTHERS CAPITAL (THAILAND) LIMITED	LEHMAN BROTHERS BANGKOK RIVERSIDE DEVELOPMENT PTE. LTD.

By:	By:
Name: Paul Forgue
Title: Director	Hamish Alexander Christie, as a Director of Lehman Brothers Bangkok Riverside Development Pte. Ltd., without personal liability
By:
Name: Matthew William Minnillo
Title: Director

LEHMAN BROTHERS OPPORTUNITY HOLDINGS INC.	LEHMAN BROTHERS SECURITIES TAIWAN LIMITED

By:	By:
Name: Daniel Ehrmann
Title: Director	Chay Fook Yuen, as a Chairman of Lehman Brothers Securities Taiwan Limited, without personal liability

18

Schedule A

Proofs of Claim

Debtor Against which Claim was Filed	Claim Number	Lehman Singapore Claimant	Amount (USD)

Lehman Brothers Commercial Corporation	65148	Lehman Brothers Finance Asia Pte. Ltd. (In Creditors’ Voluntary Liquidation)	155,152,038

Lehman Brothers Commodity Services Inc.	57866	Lehman Brothers Commodities Pte. Ltd. (In Creditors’ Voluntary Liquidation)	7,827,944

Lehman Brothers Commodity Services Inc.	65149	Lehman Brothers Finance Asia Pte. Ltd. (In Creditors’ Voluntary Liquidation)	2,296,416

Lehman Brothers Commodity Services Inc.	18553	Lehman Brothers Singapore Pte. Ltd.	4,159

Lehman Brothers Holdings Inc.	65146	Lehman Brothers Finance Asia Pte. Ltd. (In Creditors’ Voluntary Liquidation)	9,819

Lehman Brothers Holdings Inc.	65150	Lehman Brothers Finance Asia Pte. Ltd. (In Creditors’ Voluntary Liquidation)	89,999

Lehman Brothers Holdings Inc.	65151	Lehman Brothers Finance Asia Pte. Ltd. (In Creditors’ Voluntary Liquidation)	329,171

Lehman Brothers Holdings Inc.	65152	Lehman Brothers Finance Asia Pte. Ltd. (In Creditors’ Voluntary Liquidation)	229,122

Lehman Brothers Holdings Inc.	67286	Lehman Brothers Finance Asia Pte. Ltd. (In Creditors’ Voluntary Liquidation)	160,004,486

Lehman Brothers Holdings Inc.	57867	Lehman Brothers Pacific Holdings Pte. Ltd. (In Creditors’ Voluntary Liquidation)	719,547

Lehman Brothers Holdings Inc.	18552	Lehman Brothers Pte Ltd	42,210

Lehman Brothers Holdings Inc.	18555	Lehman Brothers Pte Ltd	14,255,155

Lehman Brothers Holdings Inc.	18559	Lehman Brothers Securities Taiwan Limited	4,394,739

Lehman Brothers Holdings Inc.	18556	Lehman Brothers Singapore Pte. Ltd.	56,353,552

Lehman Brothers Special Financing Inc.	65147	Lehman Brothers Finance Asia Pte. Ltd. (In Creditors’ Voluntary Liquidation)	4,852,449

Lehman Brothers Special Financing Inc.	18554	Lehman Brothers Singapore Pte. Ltd.	23

Schedule B

Liquidation Claims

Lehman Singapore Entity Against which Claim is Held	Claimant	Amount (USD)

Lehman Brothers Commodities Pte. Ltd. (In Creditors’ Voluntary Liquidation)	Lehman Brothers Global Services Limited	23,764

Lehman Brothers Commodities Pte. Ltd. (In Creditors’ Voluntary Liquidation)	Lehman Brothers Holdings Inc.	690,118

Lehman Brothers Commodities Pte. Ltd. (In Creditors’ Voluntary Liquidation)	Lehman Brothers Holdings Inc.	772,261

Lehman Brothers Asia Pacific (Singapore) Pte. Ltd. (In Creditors’ Voluntary Liquidation)	Lehman Brothers Holdings Inc.	2,268,197

Lehman Brothers Asia Pacific (Singapore) Pte. Ltd. (In Creditors’ Voluntary Liquidation)	Lehman Brothers Holdings Inc.	369,433,956

Lehman Brothers Asia Pacific (Singapore) Pte. Ltd. (In Creditors’ Voluntary Liquidation)	Lehman Brothers Holdings Inc.	24,610

Lehman Brothers Finance Asia Pte. Ltd. (In Creditors’ Voluntary Liquidation)	Lehman Brothers Commercial Corporation	500,000,000

Lehman Brothers Finance Asia Pte. Ltd. (In Creditors’ Voluntary Liquidation)	Lehman Brothers Holdings Inc.	248,725

Lehman Brothers Finance Asia Pte. Ltd. (In Creditors’ Voluntary Liquidation)	Lehman Brothers Holdings Inc.	53,546

Lehman Brothers Finance Asia Pte. Ltd. (In Creditors’ Voluntary Liquidation)	Lehman Brothers Holdings Inc.	2,228,947

Lehman Brothers Finance Asia Pte. Ltd. (In Creditors’ Voluntary Liquidation)	Lehman Brothers Holdings Inc.	35,357

Lehman Brothers Finance Asia Pte. Ltd. (In Creditors’ Voluntary Liquidation)	Lehman Brothers Holdings Inc.	5,018

Lehman Brothers Finance Asia Pte. Ltd. (In Creditors’ Voluntary Liquidation)	Lehman Brothers Special Financing Inc.	500,000,000

Lehman Brothers Investments Pte Ltd (In Creditors’ Voluntary Liquidation)	Lehman Brothers Holdings Inc.	450,000,000

Lehman Brothers Investments Pte Ltd (In Creditors’ Voluntary Liquidation)	Lehman Brothers Holdings Inc.	6,455,639

Lehman Brothers Investments Pte Ltd (In Creditors’ Voluntary Liquidation)	Lehman Brothers Holdings Inc.	548,660

Lehman Brothers Investments Pte Ltd (In Creditors’ Voluntary Liquidation)	Lehman Brothers Opportunity Holdings Inc.	410

Lehman Brothers Investments Pte Ltd (In Creditors’ Voluntary Liquidation)	Principal Transactions Inc.	28,611

Lehman Brothers Investments Pte Ltd (In Creditors’ Voluntary Liquidation)	Revival Holdings Limited	81

Schedule C

Allowed Singapore Claims

Debtor against which Claim is Allowed	Lehman Singapore Claimant	Allowed Claims before Setoff (USD)	Available Setoff (USD)	Allowed Singapore Claims (USD)	Plan Classification

Lehman Brothers Holdings Inc.	Lehman Brothers Finance Asia Pte. Ltd. (In Creditors’ Voluntary Liquidation)	14,394,909	0	14,394,909	Note A

Lehman Brothers Holdings Inc.	Lehman Brothers Pte Ltd	2,138,273	0	2,138,273	4B

Lehman Brothers Holdings Inc.	Lehman Brothers Securities Taiwan Limited	659,211	(54,687)	604,524	4B

Lehman Brothers Holdings Inc.	Lehman Brothers Singapore Pte. Ltd.	10,605,107	(428,794)	10,176,313	4B

Lehman Brothers Holdings Inc.	Lehman Brothers Pacific Holdings Pte. Ltd. (In Creditors’ Voluntary Liquidation)	107,932	(5,246)	102,686	4B

Lehman Brothers Holdings Inc.	Lehman Brothers Commodities Pte. Ltd. (In Creditors’ Voluntary Liquidation)	1,176,492	(51,369)	1,125,123	4B

Lehman Brothers Holdings Inc.	Lehman Brothers Finance Asia Pte. Ltd. (In Creditors’ Voluntary Liquidation)	9,382	0	9,382	4A

Lehman Brothers Holdings Inc.	Lehman Brothers Pte Ltd	42,210	0	42,210	4A

Lehman Brothers Special Financing Inc.	Lehman Brothers Finance Asia Pte. Ltd. (In Creditors’ Voluntary Liquidation)	4,266,907	0	4,266,907	5C

Lehman Brothers Special Financing Inc.	Lehman Brothers Singapore Pte. Ltd.	23	0	23	5C

Lehman Brothers Commodity Services Inc.	Lehman Brothers Commodities Pte. Ltd. (In Creditors’ Voluntary Liquidation)	7,843,278	0	7,843,278	5C

Lehman Brothers Commodity Services Inc.	Lehman Brothers Finance Asia Pte. Ltd. (In Creditors’ Voluntary Liquidation)	1,910,000	0	1,910,000	5C

Lehman Brothers Commodity Services Inc.	Lehman Brothers Singapore Pte. Ltd.	4,192	0	4,192	5C

Lehman Brothers Commercial Corporation	Lehman Brothers Finance Asia Pte. Ltd. (In Creditors’ Voluntary Liquidation)	89,140,861	0	89,140,861	5C

Note A: $14,332,033 is Class 8 and $62,876 is Class 4B.

Schedule D

Agreed Non-Debtor Receivables

Non-Debtor Affiliate	Lehman Singapore entity	Agreed Non- Debtor Receivables (USD)

Lehman Brothers P.A. LLC	Lehman Brothers Singapore Pte. Ltd.	54

Lehman Brothers (Thailand) Limited	Lehman Brothers Finance Asia Pte. Ltd. (In Creditors’ Voluntary Liquidation)	167,677

Lehman Brothers (Thailand) Limited	Lehman Brothers Singapore Pte. Ltd.	27

Lehman Brothers Capital (Thailand) Limited	Lehman Brothers Singapore Pte. Ltd.	21

Schedule E -1

Allowed Non-Subordinated US Claims

Singapore Liquidation Company against which Claim is Allowed	Lehman US Claimant	Allowed Claims before Setoff (USD)	Available Setoff (USD)	Allowed Non- Subordinated US Claims (USD)

Lehman Brothers Commodities Pte. Ltd. (In Creditors’ Voluntary Liquidation)	Lehman Brothers Holdings Inc.	51,369	(51,369)	0

Lehman Brothers Commodities Pte. Ltd. (In Creditors’ Voluntary Liquidation)	Lehman Brothers Global Services Limited	33,305	0	33,305

Lehman Brothers Finance Asia Pte. Ltd. (In Creditors’ Voluntary Liquidation)	Lehman Brothers Global Services Limited	49,455	0	49,455

Lehman Brothers Finance Asia Pte. Ltd. (In Creditors’ Voluntary Liquidation)	Falcon Holdings II Inc.	1,133	0	1,133

Lehman Brothers Asia Pacific (Singapore) Pte. Ltd. (In Creditors’ Voluntary Liquidation)	Lehman Brothers Holdings Inc.	19,166	0	19,166

Lehman Brothers Investments Pte Ltd (In Creditors’ Voluntary Liquidation)	Lehman Brothers Opportunity Holdings Inc.	409	0	409

Lehman Brothers Investments Pte Ltd (In Creditors’ Voluntary Liquidation)	Principal Transactions Inc.	28,429	0	28,429

Lehman Brothers Investments Pte Ltd (In Creditors’ Voluntary Liquidation)	Revival Holdings Limited	81	0	81

Lehman Brothers Investments Pte Ltd (In Creditors’ Voluntary Liquidation)	Lehman Brothers Holdings Inc.	450,000,000	0	450,000,000

Lehman Brothers Pacific Holdings Pte. Ltd. (In Creditors’ Voluntary Liquidation)	Lehman Brothers Holdings Inc.	5,246	(5,246)	0

Schedule E-2

Allowed Subordinated US Claims

Singapore Liquidation Company against which Claim is Allowed	Lehman US Claimant	Allowed Subordinated US Claims (USD)

Lehman Brothers Asia Pacific (Singapore) Pte. Ltd. (In Creditors’ Voluntary Liquidation)	Lehman Brothers Holdings Inc.	365,909,347

Lehman Brothers Investments Pte Ltd (In Creditors’ Voluntary Liquidation)	Lehman Brothers Holdings Inc.	6,424,896

Schedule F

Agreed Non-Liquidation Receivables

Singapore Non-Liquidation Company	Lehman US Entity	Receivables before Setoff (USD)	Available Setoff (USD)	Agreed Non- Liquidation Receivables (USD)

Lehman Brothers Singapore Pte. Ltd.	Lehman Brothers Holdings Inc.	428,974	(428,974)	0

Lehman Brothers Bangkok Riverside Development Pte. Ltd.	Lehman Brothers Holdings Inc.	280	0	280

Lehman Brothers Bangkok Riverside Development Pte. Ltd.	Revival Holdings Limited	184	0	184

Lehman Brothers Securities Taiwan Limited	Lehman Brothers Holdings Inc.	54,687	(54,687)	0

Schedule G

Singapore Non-Settled Claims Against Debtors

Claimant	Debtor Against which Claim was Filed	Claim Number	Claim Amount for Voting and Reserve Purposes
Sail Investor Pte. Ltd. (In Creditors’ Voluntary Liquidation)	Lehman Brothers Holdings Inc.	57868	$48,008,782.99

Sail Investor Pte. Ltd. (In Creditors’ Voluntary Liquidation)	Lehman Brothers Holdings Inc.	57865	$34,320.49

Lehman Brothers Investment Consulting (Shanghai) Co., Ltd.	Lehman Brothers Commodity Services Inc.	48815	$85,857.17

Exhibit 2A

Balance Sheets of Each Debtor, as of the Applicable Commencement Date

The balance sheets of each Debtor as of its applicable Commencement Date are contained in certain of the Monthly Operating Reports (the “MORs”) filed with the Bankruptcy Court during 2009, 2010 and 2011. For further information regarding the information included on these balance sheets, see the “Notes to the Balance Sheet” included in the MORs, along with the Debtors’ Schedules and Statements of Financial Affairs as filed with the Bankruptcy Court. The “Notes to the Balance Sheet,” and the Debtors’ Schedules and Statements of Financial Affairs, are incorporated by reference herein.

2-1

LEHMAN BROTHERS HOLDINGS INC. and Other Debtors

Balance Sheets as of Commencement Date

(Unaudited)

	9/14/2008	10/2/2008	10/2/2008	10/4/2008	10/2/2008	10/4/2008	10/4/2008	10/2/2008	2/8/2009
$ in millions	Lehman Brothers Holdings Inc. 08-13555	Lehman Brothers Special Financing Inc. 08-13888	Lehman Brothers Commodity Services Inc. 08-13885	Lehman Brothers Commercial Corporation 08-13901	Lehman Brothers OTC Derivatives Inc. 08-13893	Lehman Brothers Financial Products Inc. 08-13902	Lehman Brothers Derivative Products Inc. 08-13899	Lehman Commercial Paper Inc. 083-13900	LB Rose Ranch LLC 09-10560	Total Other Debtors (1) (2)
Assets
Cash and investments	$596	$612	$20	$11	$134	$318	$297	$500	$1	$2
Cash and investments pledged or restricted	9,607	-	-	-	-	-	-	-	-	-
Financial instruments and other inventory positions:
Real Estate, Loans and Private equity/Principal investments	23,165	752	-	-	-	-	-	5,805	6	335
Derivatives and other contractual agreements	-	21,631	2,735	1,395	297	236	-	-	-	-

Total financial instruments and other inventory positions	23,165	22,383	2,735	1,395	297	236	-	5,805	6	335
Receivables and other assets	3,101	-	598	-	-	-	113	-	2	606
Investments in Affiliates	26,452	2,701	-	-	-	-	-	2,861	-	24
Due from Affiliates	146,518	22,854	2,931	2,887	1,480	0	4	15,902	-	984

Total assets	$209,440	$48,550	$6,284	$4,293	$1,911	$554	$414	$25,068	$9	$1,952

Liabilities and stockholders’ equity
Liabilities subject to compromise:
Derivatives and other contractual agreements	$242	$11,932	$2,303	$778	$760	$45	$-	$-	$-	$-
Borrowings	99,929	-	-	-	-	-	-	-	-	-
Payables	784	340	696	58	33	0	73	399	1	20
Due to Affiliates	88,163	34,181	2,510	3,015	860	204	126	25,729	-	1,978

Total liabilities subject to compromise	189,118	46,453	5,509	3,851	1,653	250	199	26,128	1	1,998

Stockholders’ equity
Preferred stock	8,993	-	-	-	-	-	-	-	-	-
Common stock and additional paid-in capital	9,346	-	-	-	-	-	-	-	-	-
Retained earnings and other stockholders’ equity	1,983	-	-	-	-	-	-	-	-	61

Total common stockholders’ equity	11,329	-	-	-	-	-	-	-	-	61

Total stockholders’ equity	20,322	2,097	775	442	258	304	215	(1,060)	9	(47)

Total liabilities and stockholders’ equity	$209,440	$48,550	$6,284	$4,293	$1,911	$554	$414	$25,068	$9	$1,952

- These Balance Sheets may differ from prior reporting due to certain reclassifications for presentation.

- Summations on these Balance Sheets may contain rounding differences.

- All values that are exactly zero are shown as “ - ”. Values between zero and $500,000 appear as $0.

Notes:

(1)

Although Merit LLC is a Debtor, a separate Balance Sheet is still under review and has not been prepared. A Balance Sheet has not been prepared for PAMI Statler Arms LLC as of its filing date; refer to Exhibit 2B for a December 31, 2010 Balance Sheet.

(2)	See next page for detail of Total Other Debtors.

LEHMAN BROTHERS HOLDINGS INC. and Other Debtors

Balance Sheets as of Commencement Date

(Unaudited)

	1/6/2009	9/15/2008	10/4/2008	10/4/2008	10/4/2008	2/8/2009	10/4/2008	10/4/2008	4/22/2009	1/8/2009	12/22/2009	12/22/2009
$ in millions	Luxembourg Residential Properties Loan Finance S.a.r.l. 09-10108	LB 745 LLC 08-13600	CES Aviation LLC 08-13905	CES Aviation V LLC 08-13906	CES Aviation IX LLC 08-13907	Structured Asset Securities Corporation 09-10558	East Dover Limited 08-13908	Lehman Scottish Finance LP 08-13904	LB 2080 Kalakaua Owners LLC 09-12516	BNC Mortgage LLC 09-10137	LB Somerset LLC 09-17503	LB Preferred Somerset LLC 09-17505	Total Other Debtors (1)
Assets
Cash and investments	$-	$-	$0	$0	$0	$-	$0	$2	$0	$0	$-	$-	$2
Cash and investments pledged or restricted	-	-	-	-	-	-	-	-	-	-	-	-	-
Financial instruments and other inventory positions:
Real Estate, Loans and Private equity/Principal investments	331	-	-	-	-	-	-	-	4	-	-	-	335
Derivatives and other contractual agreements	-	-	-	-	-	-	-	-	-	-	-	-	-

Total financial instruments and other inventory positions	331	-	-	-	-	-	-	-	4	-	-	-	335
Receivables and other assets	-	572	21	3	6	4	-	-	0	0	-	-	606
Investments in Affiliates	-	-	-	-	-	-	0	6	-	18	-	-	24
Due from Affiliates	7	196	-	-	-	621	106	54	-	-	-	-	984

Total assets	$338	$768	$22	$3	$6	$625	$106	$62	$4	$18	$-	$-	$1,952

Liabilities and stockholders’ equity
Liabilities subject to compromise:
Derivatives and other contractual agreements	$-	$-	$-	$-	$-	$-	$-	$-	$-	$-	$-	$-	$-
Borrowings	-	-	-	-	-	-	-	-	-	-	-	-	-
Payables	-	4	-	-	-	-	-	-	1	16	0	0	20
Due to Affiliates	594	703	23	8	9	589	-	-	31	3	7	12	1,978

Total liabilities subject to compromise	594	706	23	8	9	589	-	-	32	18	7	12	1,998

Stockholders’ equity
Preferred stock	-	-	-	-	-	-	-	-	-	-	-	-	-
Common stock and additional paid-in capital	-	-	-	-	-	-	-	-	-	-	-	-	-
Retained earnings and other stockholders’ equity	-	61	-	-	-	-	-	-	-	-	-	-	61

Total common stockholders’ equity	-	61	-	-	-	36	-	-	-	-	-	-	61

Total stockholders’ equity	(256)	61	(1)	(5)	(3)	36	106	62	(28)	(0)	(7)	(12)	(47)

Total liabilities and stockholders’ equity	$338	$768	$22	$3	$6	$625	$106	$62	$4	$18	$-	$-	$1,952

- These Balance Sheets may differ from prior reporting due to certain reclassifications for presentation.

- Summations on these Balance Sheets may contain rounding differences.

- All values that are exactly zero are shown as “ - ”. Values between zero and $500,000 appear as $0.

Notes:

(1)

Although Merit LLC is a Debtor, a separate Balance Sheet is still under review and has not been prepared. A Balance Sheet has not been prepared for PAMI Statler Arms LLC as of its filing date; refer to Exhibit 2B for a December 31, 2010 Balance Sheet.

Exhibit 2B

Balance Sheets of Each Debtor, as of December 31, 2010

The balance sheets of each Debtor, as of December 31, 2010, are contained in the December 2010 Supplemental Balance Sheet MOR filed with the Bankruptcy Court on April 28, 2011 (“December 2010 MOR”). For further information regarding the information included on these balance sheets, see the “Notes to the Balance Sheet as of December 31, 2010” included in the December 2010 MOR. The “Notes to the Balance Sheet as of December 31, 2010” included in the December 2010 MOR are incorporated by reference herein.

2-2

LEHMAN BROTHERS HOLDINGS INC. and Other Debtors and Debtor-Controlled Entities

Balance Sheet As of December 31, 2010

(Unaudited)

	DEBTOR ENTITIES (1) (2)
$ in millions	Lehman Brothers Holdings Inc. 08-13555	Lehman Brothers Special Financing Inc. 08-13888	Lehman Brothers Commodity Services Inc. 08-13885	Lehman Brothers Commercial Corporation 08-13901	Lehman Brothers OTC Derivatives Inc. 08-13893	Lehman Brothers Financial Products Inc. 08-13902	Lehman Brothers Derivative Products Inc. 08-13899	Lehman Commercial Paper Inc. 08-13900	Luxembourg Residential Properties Loan Finance S.a.r.l. 09-10108	LB 745 LLC 08-13600	CES Aviation LLC 08-13905

Assets
Cash and investments	$945	$7,937	$1,601	$535	$233	$423	$390	$2,605	$7	$-	$0
Cash and investments pledged or restricted	3,607	657	43	5	-	-	0	1,751	-	-	-
Financial instruments and other inventory positions:
Real estate	1,969	0	-	-	-	-	-	3,023	281	-	-
Loans	1,261	2	-	-	-	-	-	3,261	-	-	-
Private equity/Principal investments	1,344	0	-	-	-	-	-	517	-	-	-
Derivatives and other contractual agreements	-	3,135	195	154	152	48	10	48	-	-	-

Total financial instruments and other inventory positions	4,574	3,137	195	154	152	48	10	6,850	281	-	-
Subrogated Receivables from Affiliates and third parties	9,395	-	-	-	-	-	-	-	-	-	-
Receivables and other assets	300	472	7	14	0	15	0	312	0	0	-
Investments in Affiliates:
Other Debtors	843	375	-	-	-	-	-	138	-	-	-
Debtor-Controlled Entities	(30,874)	474	(0)	-	-	-	-	404	-	-	-
Non-Controlled Affiliates	14,838	-	-	-	-	-	-	-	-	-	-

Total Investments in Affiliates	(15,193)	849	(0)	-	-	-	-	542	-	-	-
Due from Affiliates:
Other Debtors - post petition	1,037	-	-	-	-	-	-	1,576	-	305	23
Debtor-Controlled Entities - post petition	833	9	-	-	-	-	-	2,110	-	-	-
Other Debtors	44,266	951	1,086	524	-	0	2	2,966	0	33	-
Debtor-Controlled Entities	46,220	1,372	0	0	-	-	-	7,497	-	161	-
Non-Controlled Affiliates	53,895	5,639	2,157	1,503	1,299	0	-	688	-	2	-

Total due from Affiliates	146,251	7,971	3,243	2,026	1,299	0	2	14,837	0	500	23

Total assets	$149,879	$21,022	$5,089	$2,735	$1,684	$487	$402	$26,898	$289	$500	$24

Liabilities and stockholders’ equity

Accounts payable and other liabilities:
Payables	$381	$786	$-	$-	$-	$-	$-	$1,710	$-	$-	$-
Other Debtors	1,892	121	16	7	5	1	0	608	286	-	-
Debtor-Controlled Entities	493	-	-	-	-	-	-	227	-	-	-

Total accounts payable and liabilities	2,766	907	16	7	5	1	0	2,546	286	-	-

Liabilities (subject to compromise for Debtor entities only):
Derivatives and other contractual agreements	-	10,067	2,135	683	623	58	52	73	-	-	-
Borrowings & Accrued Interest	98,846	-	-	-	-	-	-	-	-	-	-
Taxes and Other Payables	2,079	154	1	16	-	0	-	729	-	-	-
Due to affiliates:
Other Debtors	3,866	19,636	2,520	1,485	452	204	113	21,589	-	48	22
Debtor-Controlled Entities	24,095	90	0	76	-	0	-	7,991	593	-	0
Non-Controlled Affiliates	45,473	2,101	42	268	405	1	11	1,564	-	0	0

Total due to affiliates	73,434	21,826	2,562	1,830	857	205	123	31,144	593	48	23

Total liabilities (subject to compromise for Debtor entities only)	174,359	32,047	4,698	2,528	1,481	263	175	31,946	593	48	23

Total liabilities	177,125	32,954	4,715	2,535	1,486	264	175	34,491	879	48	23

Stockholders’ equity
Preferred stock	8,993	-	-	-	-	-	-	-	-	-	-
Common stock and additional paid-in capital	9,317	350	31	11	100	250	175	2,031	0	-	7
Retained earnings and other stockholders’ equity	(45,555)	(12,282)	344	188	98	(27)	51	(9,625)	(590)	452	(6)

Total common stockholders’ equity	(36,239)	(11,932)	375	200	198	223	226	(7,594)	(590)	452	1

Total stockholders’ equity	(27,246)	(11,932)	375	200	198	223	226	(7,594)	(590)	452	1

Total liabilities and stockholders’ equity	$149,879	$21,022	$5,089	$2,735	$1,684	$487	$402	$26,898	$289	$500	$24

- Summations on these Balance Sheets may contain rounding differences.

- All values that are exactly zero are shown as “--”. Values between zero and $500,000 appear as “0”.

Notes:

(1)	Balances for Debtors do not reflect the impact of intercompany eliminations and investments in subsidiaries.
(2)	Although Merit is a Debtor, a separate Balance Sheet is still under review and has not been prepared. Merit, therefore, is accounted for herein as a Debtor-Controlled Entity.

LEHMAN BROTHERS HOLDINGS INC. and Other Debtors and Debtor-Controlled Entities

Balance Sheet As of December 31, 2010

(Unaudited)

	DEBTOR ENTITIES (cont’d)
$ in millions	CES Aviation V 08-13906	CES Aviation IX 08-13907	Structured Asset Securities Corporation 09-10558	East Dover Ltd 08-13908	Lehman Scottish Finance LP 08-13904	LB Rose Ranch LLC 09-10560	LB 2080 Kalakaua Owners LLC 09-12516	BNC Mortgage LLC 09-10137	LB Somerset LLC 09-17503	LB Preferred Somerset LLC 09-17505	PAMI Statler Arms LLC 08-13664	Total Debtor Entities	Total LBHI Controlled Entities (1) (2) (3)

Assets
Cash and investments	$0	$0	$-	$0	$-	$2	$-	$0	$-	$-	$-	$14,680	$18,241
Cash and investments pledged or restricted	-	-	-	-	2	-	-	-	-	-	-	6,066	6,135
Financial instruments and other inventory positions:
Real estate	-	-	-	-	-	5	-	-	-	-	11	5,289	7,901
Loans	-	-	-	-	-	-	-	-	-	-	-	4,523	4,649
Private equity/Principal investments	-	-	-	-	-	-	-	-	-	-	-	1,861	7,697
Derivatives and other contractual agreements	-	-	-	-	-	-	-	-	-	-	-	3,743	4,251

Total financial instruments and other inventory positions	-	-	-	-	-	5	-	-	-	-	11	15,417	24,498
Subrogated Receivables from Affiliates and third parties	-	-	-	-	-	-	-	-	-	-	-	9,395	9,395
Receivables and other assets	-	-	1	-	-	2	-	(8)	-	-	-	1,115	1,489
Investments in Affiliates:
Other Debtors	-	-	-	-	-	-	-	-	-	-	-	1,356	(18,316)
Debtor-Controlled Entities	-	-	-	0	(21)	-	-	-	-	-	-	(30,017)	(28,300)
Non-Controlled Affiliates	-	-	-	-	-	-	-	-	-	-	-	14,838	22,745

Total Investments in Affiliates	-	-	-	0	(21)	-	-	-	-	-	-	(13,823)	(23,871)
Due from Affiliates:
Other Debtors - post petition	3	6	-	-	-	2	0	-	-	-	-	2,953	3,674
Debtor-Controlled Entities - post petition	-	-	-	-	-	-	-	-	-	-	-	2,952	2,952
Other Debtors	-	0	613	100	-	-	-	-	-	-	-	50,542	71,395
Debtor-Controlled Entities	0	-	0	-	58	-	-	17	-	-	-	55,325	55,326
Non-Controlled Affiliates	-	-	8	9	-	-	-	-	-	-	-	65,199	81,473

Total due from Affiliates	3	6	621	110	58	2	0	17	-	-	-	176,970	214,820

Total assets	$4	$6	$621	$110	$39	$10	$0	$9	$-	$-	$11	$209,819	$250,707

Liabilities and stockholders’ equity
Accounts payable and other liabilities:
Payables	$-	$-	$-	$0	$-	$-	$-	$-	$-	$-	$-	$2,878	$2,923
Other Debtors	-	-	0	0	0	5	-	0	0	0	11	2,953	5,904
Debtor-Controlled Entities	-	-	-	-	-	-	0	-	0	0	-	721	721

Total accounts payable and liabilities	-	-	0	0	0	5	0	0	0	0	11	6,551	9,547

Liabilities (subject to compromise for Debtor entities only):
Derivatives and other contractual agreements	-	-	-	-	-	-	-	-	-	-	-	13,691	13,691
Borrowings & Accrued Interest	-	-	-	-	-	-	-	-	-	-	-	98,846	98,846
Taxes and Other Payables	-	-	1	-	-	0	2	5	-	3	-	2,989	4,216
Due to affiliates:
Other Debtors	8	9	588	4	-	-	-	1	-	-	0	50,545	97,788
Debtor-Controlled Entities	-	0	0	-	-	-	31	-	7	10	-	32,894	32,912
Non-Controlled Affiliates	0	0	0	-	-	-	-	1	-	-	-	49,866	53,828

Total due to affiliates	8	9	588	4	-	-	31	2	7	10	0	133,305	184,528

Total liabilities (subject to compromise for Debtor entities only)	8	9	590	4	-	0	33	7	7	12	0	248,831	301,281

Total liabilities	8	9	590	4	0	5	33	7	8	12	11	255,382	310,828

Stockholders’ equity
Preferred stock	-	-	-	-	-	-	-	-	-	-	-	8,993	11,035
Common stock and additional paid-in capital	-	-	20	76	50	47	(17)	67	-	-	-	12,515	25,584
Retained earnings and other stockholders’ equity	(4)	(3)	12	30	(11)	(41)	(15)	(65)	(8)	(12)	(0)	(67,069)	(96,740)

Total common stockholders’ equity	(4)	(3)	32	106	39	5	(33)	2	(8)	(12)	(0)	(54,555)	(71,156)

Total stockholders’ equity	(4)	(3)	32	106	39	5	(33)	2	(8)	(12)	(0)	(45,562)	(60,121)

Total liabilities and stockholders’ equity	$4	$6	$621	$110	$39	$10	$0	$9	$-	$-	$11	$209,819	$250,707

- Summations on these Balance Sheets may contain rounding differences.

- All values that are exactly zero are shown as “--”. Values between zero and $500,000 appear as “0”.

Notes:

(1)	Balances for Debtors do not reflect the impact of intercompany eliminations and investments in subsidiaries.
(2)	Although Merit is a Debtor, a separate Balance Sheet is still under review and has not been prepared. Merit, therefore, is accounted for herein as a Debtor-Controlled Entity.
(3)	Only balances between Debtor-Controlled Entities reflect the impact of intercompany eliminations and investments in subsidiaries.

Exhibit 2C

Reconciliation of Cash Flow Estimates

(Gross Receipts) to the Balance Sheets, as of December 31, 2010

The following schedule reconciles the estimated gross undiscounted receipts reflected in Exhibit 7 entitled “Cash Flow Estimates Through 2014,” (“Cash Flow Estimates”), to the related amounts reflected in the December 31, 2010 Balance Sheets, filed in the December 2010 Supplemental Balance Sheet MOR. Each of the reconciling items through the Subtotal lines is presented on an undiscounted cash flow basis and is part of the bridge to amounts presented in the December 31, 2010 Balance Sheets, which are reported on a discounted present-value basis. Refer to additional disclosure herein and the Notes to the Balance Sheets in the December 2010 Supplemental Balance Sheet MOR for further discussion.

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LEHMAN BROTHERS HOLDINGS INC. and Other Debtors and Debtor-Controlled Entities

Reconciliation of Cash Flow Estimates (Gross Receipts) to the December 31, 2010 Balance Sheets (“Balance Sheets”)

As of December 31, 2010

(Unaudited)

$ in millions	Lehman Brothers Holdings Inc.	Lehman Commercial Paper Inc.	Lehman Brothers Special Financing Inc.	Other Debtors	Total Debtor Entities	Debtor-Controlled Entities	Total
Real Estate
Estimated Undiscounted Gross Receipts from Financial Instruments, per Cash Flow Estimates (1)	$4,437	$5,628	$-	$427	$10,492	$2,677	$13,169
Future Cash Investments Made to Preserve Assets (2)	(85)	(294)	-	(1)	(379)	(394)	(773)

Estimated Cash Flows, Net of Non-Operating Disbursements	4,353	5,334	-	426	10,113	2,283	12,396

Less: Recovery Attributed to Underlying Inventory Related to Securitization Structures (3)	(2,544)	(2,458)	-	-	(5,002)	-	(5,002)

Subsequent Events (4)	(180)	-	-	-	(180)	-	(180)

Reclassifications (5)	251	114	-	-	366	1,835	2,201

Subtotal, Adjusted Cash Flow Estimates	1,880	2,990	-	426	5,296	4,118	9,414

Adj. for Market, Economic, and Discount Factors (7)	(399)	(807)	-	(129)	(1,336)	(1,507)	(2,843)

Add Back: Securitization Instruments per Balance Sheets (including allocated cash) (8)	488	840	-	-	1,329	-	1,329

Amounts, per Balance Sheets as of December 31, 2010	$1,969	$3,023	$-	$297	$5,289	$2,611	$7,900

Loans
Estimated Undiscounted Gross Receipts from Financial Instruments, per Cash Flow Estimates (1)	$596	$4,114	$1	$-	$4,710	$125	$4,836
Future Cash Investments Made to Preserve Assets (2)	-	(21)	-	-	(21)	-	(21)

Estimated Cash Flows, Net of Non-Operating Disbursements	596	4,093	1	-	4,689	125	4,815

Less: Recovery Attributed to Underlying Inventory Related to Securitization Structures (3)	(370)	(1,512)	-	-	(1,882)	-	(1,882)

Subsequent Events (4)	(147)	-	-	-	(147)	-	(147)

Reclassifications (5)	24	878	-	-	902	-	902

Subtotal, Adjusted Cash Flow Estimates	102	3,458	1	-	3,562	125	3,687

Adj. for Market, Economic, and Discount Factors (7)	(9)	(270)	1	-	(277)	3	(275)

Interest - Non-Securitization Instruments	(2)	(120)	-	-	(122)	(3)	(125)

Add Back: Securitization Instruments per Balance Sheets (including allocated cash) (8)	1,170	193	-	-	1,363	-	1,363

Amounts, per Balance Sheets as of December 31, 2010	$1,261	$3,262	$2	$-	$4,525	$125	$4,650

Private Equity / Principal Investments (“PE / PI”)
Estimated Undiscounted Gross Receipts from Financial Instruments, per Cash Flow Estimates (1)	$1,616	$664	$-	$-	$2,280	$7,266	$9,546
Future Cash Investments Made to Preserve Assets (2)	(3)	(1)	-	-	(4)	(308)	(313)

Estimated Cash Flows, Net of Non-Operating Disbursements	1,613	663	-	-	2,276	6,957	9,233

Less: Recovery Attributed to Underlying Inventory Related to Securitization Structures (3)	(285)	(661)	-	-	(946)	-	(946)

Reclassifications (5)	90	344	-	-	434	58	492

Subtotal, Adjusted Cash Flow Estimates	1,418	346	-	-	1,764	7,015	8,779

Adj. for Market, Economic, and Discount Factors (7)	(260)	(122)	-	-	(382)	(1,181)	(1,563)

Add Back: Securitization Instruments per Balance Sheets (including allocated cash) (8)	186	293	-	-	479	-	479

Amounts, per Balance Sheets as of December 31, 2010	$1,344	$517	$-	$-	$1,861	$5,834	$7,695

Derivatives
Estimated Undiscounted Gross Receipts from Financial Instruments, per Cash Flow Estimates (1)	$-	$49	$4,033	$767	$4,849	$361	$5,210
Future Cash Investments Made to Preserve Assets (2)	-	-	-	-	-	-	-

Estimated Cash Flows, Net of Non-Operating Disbursements	-	49	4,033	767	4,849	361	5,210

Subsequent Events (4)	-	(1)	(484)	(163)	(647)	122	(526)

Reclassifications (6)	-	-	(414)	(45)	(459)	25	(434)

Amounts, per Balance Sheets as of December 31, 2010	$-	$48	$3,135	$559	$3,743	$508	$4,250

LEHMAN BROTHERS HOLDINGS INC. and Other Debtors and Other Controlled Entities

Notes to Reconciliation of Cash Flow Estimates (Gross Receipts) to the Balance Sheets

As of December 31, 2010

(Unaudited)

(1)	Represents estimated gross undiscounted Cash Flow Estimates disclosed in Exhibit 7 entitled “Cash Flow Estimates Through 2014”.

(2)	Represents estimated cash disbursements over the wind-down period for capital calls, derivative hedges, and other investments made to preserve asset value.

(3)

Represents Cash Flow Estimates for underlying inventory related to the securitizations discussed herein (Verano, Pine, Spruce, Kingfisher, and SASCO), RACERS and Fenway. Incorporates pro forma cash flows for notes acquired in the second quarter of 2011 from Bankhaus (SASCO notes, Spruce and Verano mezzanine notes) and from Barclays (Pine Class A-1 notes). These amounts do not include any cash previously collected by the Debtors (or Debtor-Controlled Entities) and recorded in restricted cash on the Balance Sheets, or cash held by the trustees of the Securitizations Issuers. In the Cash Flow Estimates, any cash held at December 31, 2010 that reverts to the Debtors related to these securitizations is incorporated in unrestricted cash. Refer to the Notes to the Balance Sheets in the December 2010 Supplemental Balance Sheets MOR, and additional disclosure herein, for further information.

(4)

Represents estimated recovery amounts for certain adjustments incorporated into the Cash Flow Estimates for events that occurred after December 31, 2010. These events primarily include; (i) a change in recovery estimates for the Derivatives portfolio during first quarter of 2011, and (ii) the estimate of cash flows of certain transferred collateral received (not recorded on the Balance Sheets) under the JPMorgan CDA (excluding assets related to Securitization Issuers). For further discussion regarding these events, refer to additional disclosure herein and the Notes to the Balance Sheets in the December 2010 Supplemental Balance Sheet MOR.

(5)

Primarily includes add-back of RACERS and Fenway assets to the original Lender of Record (“LOR”), as presented on the Balance Sheets. Cash flows from the Fenway and RACERS assets are presented in the Cash Flow Estimates in LBHI and LCPI, respectively, to reclassify the encumbrances on those assets to the appropriate entity with economic interests in those assets.

(6)	Primarily includes reclassification of hedging receivables related to Derivatives in the Cash Flow Estimates to Receivables and Other Assets as presented in the Balance Sheets.

(7)

Reflects adjustments to the estimated gross cash receipts as presented in the Cash Flow Estimates primarily resulting from assumptions for market and economic factors for certain investments and the discounting effect for future cash flows.

(8)

Represents estimated value of Notes, including allocated cash, recorded in the Balance Sheets related to Verano, Pine, Spruce, Kingfisher, and SASCO. In the Cash Flow Estimates, any cash held at December 31, 2010 that reverts to the Debtors related to these securitizations is incorporated in unrestricted cash.

Exhibit 3

Condensed Balance Sheets

of Woodlands and Aurora Bank, as of March 31, 2011

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Woodlands Commercial Bank

Statement of Financial Condition

(condensed)

As of March 31, 2011

($ in millions)

Unaudited March 31, 2011
Assets
Cash and cash equivalents	$1,509
Securities and other assets	923

Total assets	$2,432

Liabilities and stockholders’ equity
Liabilities	$1,536
Stockholders’ equity	896

Total liabilities and stockholders’ equity	$2,432

Total Risk-Based Capital Ratio	74.80%
Risk Weighted Assets	$1,200

This unaudited balance sheet is presented for information purposes only. Since it is presented without complete footnote disclosure, the balance sheet does not comply with Generally Accepted Accounting Principles.

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Aurora Bank FSB

Statement of Financial Condition

(condensed)

As of March 31, 2011

($ in millions)

Unaudited March 31, 2011
Assets
Cash and cash equivalents	$1,274
Securities and other assets	3,270

Total assets	$4,544

Liabilities and stockholders’ equity
Liabilities	$3,652
Stockholders’ equity	892

Total liabilities and stockholders’ equity	$4,544

Total Risk-Based Capital Ratio	26.75%
Risk Weighted Assets	$3,205

This unaudited balance sheet is presented for information purposes only. Since it is presented without complete footnote disclosure, the balance sheet does not comply with Generally Accepted Accounting Principles

3-3

Exhibit 4

Recovery Analysis for Each Debtor

1.	General Assumptions

The information and data included in the Recovery Analysis are estimates derived from sources available to the Debtors. The Recovery Analysis is based on the financial activity of the Debtors and their Affiliates as of December 31, 2010, plus certain pro forma adjustments for material subsequent events, as described herein. The information is presented on a Debtor by Debtor basis and recoveries include estimated recoveries from other Debtors, Debtor-Controlled Entities and Non-Controlled Affiliates by way of payment on Intercompany Claims or equity Distributions. Intercompany Claims against the Debtors asserted by other Debtors, Debtor-Controlled Entities and Non-Controlled Affiliates are treated in accordance with the terms of the Plan. Certain significant transactions that occurred subsequent to December 31, 2010 have been recognized in the Recovery Analysis, including (i) LBHI’s purchase of the SASCO 2008-C2, Spruce and Verano mezzanine notes from Bankhaus, (ii) LCPI’s purchase of the Pine Class A-1 notes from Barclays and LBHI, and (iii) recoveries on certain collateral received as a result of the CDA with JPMorgan, but not yet included on the Balance Sheets.1 These adjustments are based on available information at the time of the preparation of this analysis.

The recoveries for each Debtor are based on expected undiscounted cash flows from assets managed in an orderly wind down and/or sale over the period from January 1, 2011 through December 31, 2014 (the “Forecast Period”). For unliquidated assets at the end of the expected recovery period, the Debtors have included these in the Recovery Analysis at the assets’ estimated sales value at that time. The Recovery Analysis amounts differ from the presentation of assets in the Balance Sheets disclosed by the Debtors’ MORs, where assets are generally presented on a discounted cash flow basis. A description of the manner in which assets are presented in the MORs is included in each MOR and the notes thereto.

In preparing this Recovery Analysis, the Debtors made various estimates and assumptions based on available information. Therefore, actual results may differ from estimated recoveries and could have a material effect on the recovery percentages. As more information becomes available to the Debtors, including the outcome of various negotiations and litigation, it is expected that estimates included in the Recovery Analysis will change, potentially in a material respect.

The Debtors may realize cash flows from certain assets in advance of the timing forecast in the Recovery Analysis, either opportunistically as in the case of an early sale or strategic alternative that the Debtors believe is in the best interests of their

[1]	The Debtors continue to review those assets received for which market values are not readily available.

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creditors, or as a function of factors out of the Debtors’ control, as in the case of loan refinancings. Consequently, earlier monetization of assets may result in a reduction of total cash flows expected over the Forecast Period, (e.g., forgone interest or dividends), but should accelerate distributions to creditors while mitigating risk of a longer holding period.

The Debtors have previously categorized their assets into various classes for balance sheet reporting. Below is a short description of these categories and the treatment accorded to them in the Recovery Analysis. All descriptions should be read in conjunction with the notes provided in the MORs.

a.	Cash and Investments

Cash and investments include demand deposits, interest-bearing deposits with banks, U.S. government obligations, U.S. government guaranteed securities with maturities through December 31, 2012, and U.S. and foreign money market funds.

At December 31, 2010, the Debtors (together with all Debtor-Controlled Entities) had approximately $20.4 billion in unrestricted Cash and investments, adjusted for the allocation of restricted Cash related to certain securitizations that is anticipated to be recovered by certain Debtors.

b.	Cash and Investments Pledged or Restricted

Cash and investments pledged or restricted includes: (i) Cash collected on derivatives trades which collateralize notes, (ii) Cash collected by the Debtors on assets in which other parties (including other Debtors) have a secured interest, (iii) pre-petition balances on administrative hold by certain financial institutions, (iv) Cash remitted to LBHI related to securities transferred to LBHI under the JPM CDA, and (v) misdirected Cash received from third parties and other miscellaneous items. The Debtors (together with all Debtor-Controlled Entities) had approximately $4.3 billion in Cash and investments pledged or restricted at December 31, 2010, adjusted for the allocation of restricted Cash expected to be recovered by certain Debtors related to certain securitizations.

c.	Cash Seized

On November 16, 2010 the Bankruptcy Court issued a decision granting summary judgment to LBHI and LBSF with respect to litigation regarding Bank of America’s application of approximately $500 million of LBHI’s funds to offset its Derivative Claims against the Debtors. Bank of America has appealed the Bankruptcy Court’s decision. Therefore, such amount (and interest thereon) is not taken into account in the Recovery Analysis, pending further legal proceedings.

d.	Financial Instruments and Other Inventory Positions

Certain Debtors and their Affiliates are parties to repurchase agreements and transactions with third parties. In certain cases, following a default by a Debtor of its

4-2

obligation to repurchase the subject securities, the third party seized the subject securities to offset its receivable from a Debtor.

Prior to the Commencement Date, LCPI also entered into repurchase agreements with other Debtors and Debtor-Controlled Entities. The appropriate accounting and legal treatment for a default on an intercompany repurchase agreement has been reviewed by the Debtors and their advisors. Based on this review, the Debtors have concluded that LCPI is likely entitled to certain of the assets and any cash collections in respect of such assets since the date of default. The Recovery Analysis accounts for these assets and cash collections accordingly. A detailed description of the internal repurchase agreements and related Claims is set forth in section VIII – “Treatment of Internal Repurchase Agreements” – of the Disclosure Statement.

Financial instruments include notes and equity interests (collectively, the “Securitization Instruments”) issued by securitization structures collateralized by assets (principally corporate and real estate loans) managed by certain Debtors on the Commencement Date. Recoveries on the Securitization Instruments are based on the undiscounted expected cash flows of the underlying collateral as of December 31, 2010, and are pro forma for certain notes acquired in 2011, as previously described in General Assumptions in this Exhibit. The Securitization Instruments are included in the Recovery Analysis as assets of the legal entities that the Debtors expect will receive the ultimate economic interest from such instruments. A description of the various Securitization Instruments in which the Debtors have an interest is set forth in section IV.I – “Securitization Structures” – of the Disclosure Statement.

e.	Other Disclosures

The Recovery Analysis does not account for any recovery in the various litigation claims that the Debtors have asserted, or may assert in the future, the impact of which on the Debtors’ assets cannot be determined at this time.

2.	Assumptions With Respect To Assets

a.	Assumptions With Respect To Derivative Contracts

The Debtors’ estimated recovery amounts with respect to Derivative Contracts are determined using various internal models, data sources, and certain assumptions regarding contract provisions. The Derivative Contract recoveries include proceeds in which certain third parties may have a security interest. The Cash recovered from such assets is treated as encumbered by such security interests. As additional information with regard to Derivative Contracts becomes available, the estimates of recoveries will change. Such adjustments may be material.

Certain of the Debtors have entered into transactions to hedge their post-petition exposure and maintain value in certain non-terminated Derivative Contracts and certain other assets.

Through December 31, 2010, the Debtors have collected cumulative Cash

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of $12.2 billion, net of collections on certain Derivative Contracts which collateralize certain notes. The Debtors estimate that they will collect, subsequent to December 31, 2010, an additional $5.2 billion of cash on account of Derivative Contracts, including recovery of cash posted as collateral for hedging (or $4.7 billion, if the recovery of cash posted as collateral and certain Derivative Contracts which collateralize certain notes is excluded from the calculation).

b.	Assumptions With Respect to Real Estate Assets

Real Estate Assets include residential and commercial loans, residential and commercial real estate owned properties, joint venture equity interests in commercial properties, and other real estate related investments. Recoveries in respect of Real Estate Assets reflect estimates of future undiscounted cash flows over the Forecast Period plus a terminal value equal to the estimated sales value at the end of 2014. Estimated cash flows are consistent with the Debtors’ strategy of actively managing core positions as general market conditions normalize, although receipts from certain opportunistic sales have been included. Any necessary non-operating disbursements to preserve value have also been included in the Recovery Analysis.

The Debtors estimate that they (together with all Debtor-Controlled Entities) will collect $13.2 billion in cash from Real Estate Assets ($12.4 billion, net of non-operating disbursements).

c.	Assumptions With Respect to Loans

The Debtors’ estimated receipts from loans are presented on an undiscounted cash flow basis with termination values equal to the estimated sale proceeds at December 31, 2014.

The Debtors’ estimates of cash receipts include (i) principal, interest, and fee collections, (ii) full repayment of funded amounts at maturity for performing loans that mature prior to the end of 2014, (iii) an assumption that a subset of the loans will be restructured or refinanced in 2011, 2012, or 2013 (iv) proceeds from discretionary sales of loans that mature after the end of 2014 during the Forecast Period, (v) sale of the Asian loan portfolios by December 31, 2012, and (vi) sales of remaining non-performing loans by December 31, 2014.

Interest receipts on loans are calculated based on the interest rate applicable for each loan (which is based on LIBOR plus an interest rate spread).

The Debtors expect to enter into transactions to restructure non-performing loans and to continue terminating their unfunded commitments. The Debtors estimate that they (together with all Debtor-Controlled Entities) will recover $4.8 billion in respect of Loans.

4-4

d.	Assumptions With Respect to Private Equity/Principal Investments

Private Equity/Principal Investments include equity and fixed-income direct investments in corporations, and general partner and limited partner interests in asset managers (including private equity) and in related funds.

The Debtors project that they (together with all Debtor-Controlled Entities) will recover $9.5 billion of cash ($9.2 billion, net of non-operating disbursements), from investments in private equity over the Forecast Period, inclusive of LBHI’s interest in Neuberger Berman Group, for which the estimated recovery is described below. Required capital calls from other private equity investments are included in the non-operating disbursements in the Debtors’ budgets.

As of December 31, 2010, LBHI and certain subsidiaries owned 93% of the Preferred Units and 48% of the aggregate common equity interests of Neuberger Berman Group. LBHI and its subsidiaries estimate its recovery on its preferred and common equity interests will be between $1 billion and $2 billion, depending on a number of factors including timing of recoveries.

As disclosed in section IV.H.4 —“Private Equity/Principal Investments” of the Disclosure Statement, certain subsidiaries of LBHI are not in possession or do not have complete control of certain Private Equity/Principal Investment assets amounting to approximately $431 million in forecasted cash flows included in the Recovery Analysis. In these instances a subsidiary is the holder of record of such asset, but the asset is held within an account controlled by an affiliated entity that is subject to a separate bankruptcy or foreign administration proceeding.

e.	Assumptions With Respect to Other Assets

LBHI estimates that there will be a recovery of between $1 to $2 billion from the disposition of its interests in Aurora Bank and Woodlands Bank pursuant to the disposition requirements in the settlements approved by the Bankruptcy Court in November 2010.

Other Assets include recoveries on Claims of JPMorgan which were subrogated to LBHI and LBCS and other miscellaneous receivables.

The Recovery Analysis reflects the implementation by LBHI of the CDA entered into with JPMorgan. In exchange for authorizing the application of Cash and investments previously pledged to JPMorgan (and an additional Cash payment) as part of a provisional settlement for all known JPMorgan Claims, LBHI was subrogated to JPMorgan’s claims against LBHI’s Affiliates and recorded a receivable from LBHI’s Affiliates of approximately $9.4 billion (the “Subrogated Receivables”). LBHI also received securities from JPMorgan that had been provided to JPMorgan by various LBHI Affiliates to secure their obligations to JPMorgan.

4-5

The three largest components of the Subrogated Receivables recorded by LBHI are receivables from the following entities:

LBI	$6.6 billion

LBSF	$1.8 billion

LBIE	$0.5 billion

LBHI continues to review the collateral received, which consists primarily of illiquid assets. An initial estimated recovery of $4.5 – 5.5 billion has been made, which has been applied against the Subrogated Receivables. The majority of the securities returned have been evaluated, but given the illiquid nature of these securities, the actual results could vary materially.

For the purposes of the Plan and the Recovery Analysis, a claim by LBHI against another Debtor for a Subrogated Receivable is included as a General Unsecured Claim against that Debtor. LBSF and other Debtors in similar circumstances may be able to mitigate these liabilities, which could have a material impact on recoveries at these Debtors.

f.	Assumptions With Respect to Prepetition Intercompany Receivables

For the purpose of determining recoveries, the Plan assumes that all Affiliates recognize pre-petition balances as a basis for determining the amount of Debtors’ and Debtor-Controlled Entities’ claims against such Affiliates. Exhibit 8A sets forth the material intercompany balances as of December 31, 2010. For purposes of the Recovery Analysis, these balances have been adjusted by the Debtors to reflect implementation of the Plan and determine the estimated claims (see Exhibit 8B). Balances included in the Recovery Analysis have been netted to reflect the set-off of mutual debts (i.e., pre-petition debts against pre-petition debts), including the set-off of Affiliate Guarantee Claims against LBHI’s intercompany receivables. Intercompany receivables include: (i) Derivative Contracts recorded at fair value in the Debtors’ records as of September 14, 2008 or the applicable termination date, (ii) receivables derived from financings which are reflected net of cash and securities collateral, and (iii) normal course intercompany funding. The Recovery Analysis includes an estimate of $4.2 billion as a recovery on net intercompany receivables from Non-Controlled Affiliates. Such amount is an estimate and the actual result could vary materially.

3.	Assumptions With Respect to Claims

The Recovery Analysis takes into account all provisions of the Plan when calculating the recoveries and Plan Adjustment Percentages for each Class, including, without limitation, reallocation of portions of Distributions from certain Classes to other Classes, reduction in the Distribution LBHI will receive in respect of its Intercompany Claims against Subsidiary Debtors, and other settlements and compromises included in the Plan. See section X.B of the Disclosure Statement for further description of the Plan

4-6

provisions affecting Claims and Distributions. In addition, the Recovery Analysis includes Claims at amounts that the Debtors believe will be the Allowed amount of such Claims.

a.	Administrative Expenses and Other

Estimates of the following have been included in the Recovery Analysis:

i.	Cash transfers and transactions following the applicable Commencement Date.

ii.	Post-petition expenses for all Debtors.

iii.

Compensation and Reimbursement claims relating to the compensation of professionals and reimbursement of expenses incurred but unpaid by such professionals for work through December 31, 2010, as well as estimates through the end of the Forecast Period.

iv.

Priority Tax Claims: The Recovery Analysis includes an estimate of approximately $2 billion for all Priority Tax Claims, including approximately $1.4 billion against the Debtors and approximately $600 million against Debtor-Controlled Entities. The allocation of this amount to Debtors and non-Debtor Affiliates is an estimate and is subject to continuing review and is likely to be changed in the future. For additional information regarding Priority Tax Claims, see section X.C.1.c — “Priority Tax Claims” – of the Disclosure Statement.

v.

Cash disbursements related to significant events that occurred subsequent to December 31, 2010 including LCPI’s purchase of the Pine notes from Barclays and LBHI with $548 million of cash previously held by LCPI, and LBHI’s purchase of various securities from Bankhaus for $957 million of cash previously held by LBHI.

b.	Priority Non-Tax Claims

The Recovery Analysis includes an estimate of $3 million for employee-related Priority Non-Tax Claims.

c.	Secured Claims

For the purposes of the Recovery Analysis, cash flows from encumbered assets have been included, with an offsetting secured claim, as they will continue to be collected for the benefit of secured creditors. Any Cash received from the disposition of assets subject to a security agreement will be subject to the lien of such secured creditor.

d.	General Unsecured Claims

The Debtors estimate that the amount of Allowed Claims (other than Guarantee Claims), will approximately equal the liabilities on the books and records of

4-7

the applicable Debtor as of the applicable Commencement Date, as set forth on the Debtors’ balance sheets as of December 31, 2010, annexed as Exhibit 2B. Certain material adjustments were made to include (i) liabilities not reflected on the books and records (including liabilities related to terminated Derivative Contracts, estimated deficiency Claims related to certain repurchase agreements between LCPI and third parties, and Claims based on repurchase or indemnification obligations related to the sales of residential mortgage loans) and (ii) revaluation of Claims related to LBHI debt issuances denominated in non-U.S. Dollar currencies (See Exhibit 15).

Freddie Mac filed a Claim (Claim No. 33568) against LBHI for approximately $1.2 billion based on loans from Freddie Mac to LBHI (the “Freddie Mac Claim”). Freddie Mac has asserted that such claim is entitled to be treated as a priority claim under 12 U.S.C. 4617(b)(15)(D). The Debtors do not believe that the Freddie Mac Claim is entitled to be treated as a priority claim and therefore have included such Claim as a Senior Unsecured Claim in LBHI Class 3 for the purposes of the Recovery Analysis.

Fannie Mae filed Claims (Claim No. 29557) against LBHI for an aggregate amount of approximately $19 billion based on claims arising under certain contracts, agreements, guaranty and securities laws (the “Fannie Mae Claims”). Fannie Mae initially asserted that such claims are entitled to be treated as priority claims under 12 U.S.C. 4617(b)(15)(D). During the pendency of the Chapter 11 Cases, Fannie Mae has conducted certain investigations in respect of the Fannie Mae Claims and, to date, has determined that it will not assert such priority with respect to approximately $16 billion of such claims, and is continuing its due diligence and investigation of the facts, circumstances and documentation related to the priority of the balance of such claims in the approximate amount of $2.7 billion and has not yet determined whether it will pursue such priority in respect of such remaining portion of the Fannie Mae Claims. The Debtors dispute the amount of the Fannie Mae Claims and do not believe that any amount thereof are entitled to be treated as a priority claim and therefore have included such Claims as unsecured Claims for the purposes of the Recovery Analysis.

The Trustees of the Lehman Brothers Pension Scheme (the “UK Pension Scheme”) and the Board of the Pension Protection Fund (together with the Trustees of the UK Pension Scheme, the “UK Pension Claimants”) have filed contingent, unliquidated proofs of claim (the “UK Pension Claims”) against LBHI and certain other Debtors in these Chapter 11 Cases.2 For the purpose of estimating claims, but for no other purpose, the UK Pension Claims have been included in the pool of general unsecured claims in LBHI’s Chapter 11 Case at the estimated amount of £148 million, representing the last official calculation by the UK Pension Scheme’s actuaries. For the basis of liability, the UK Pension Claims cite, among other things, certain regulatory actions which may be commenced by The Pensions Regulator of the United Kingdom (the “UK Pensions Regulator”).3 Since the filing of the UK Pension Claims, LBHI and certain of its foreign

[2]	The other Debtors are BNC, CES, CES V, CES IX, East Dover, LB 745, LB 2080, LBCC, LBCS, LBDP, LBFP, LB Rose Ranch, LBSF, LCPI, LS Finance, LOTC, LUXCO, PAMI, and SASCO.
[3]	The UK Pension Claims only cite the regulatory actions described herein for the basis of liability, but no such regulatory actions have been taken in the United Kingdom against the other Debtors.

4-8

Affiliates have been subject to one such regulatory action; a Determination Notice has been issued stating the intention to subsequently issue a Financial Support Direction (“FSD”), which requires those companies to seek approval of and implement an arrangement to provide financial support to the UK Pension Scheme. If LBHI or any of its affiliates subject to the FSD do not comply with the FSD, they may be issued a Contribution Notice (“CN”) by the UK Pensions Regulator, which constitutes a claim against each such company. However, the UK Pensions Regulator and the UK Pension Claimants have entered into a Bankruptcy Court-ordered stipulation with LBHI whereby they will not take any enforcement action against LBHI without abiding by certain notice or hearing requirements. Two separate appeals relating to the FSD and the CN process are currently pending in the UK.

g.	Subordinated Unsecured Claims

Subordinated Unsecured Claims include Claims against LBHI in respect of notes subordinated to senior bonds and certain other creditors in accordance with the terms of the underlying agreements. The Recovery Analysis assumes that such agreements are generally enforced in accordance with their terms. The Recovery Analysis takes into account Claims filed against the Debtors in respect of Subordinated Notes in the amount set forth on LBHI’s balance sheets.

h.	Intercompany Claims

The Recovery Analysis assumes that all Intercompany Claims are recognized beginning in the amounts set forth on the balance sheets as of the applicable Commencement Date. The material Intercompany Balances are set forth on Exhibit 8A. For purposes of the Recovery Analysis, these balances are subject to reconciliation, adjustment and the effect of certain Plan provisions, and have been netted to reflect the set-off of mutual debts (i.e., pre-petition debts against pre-petition debts, post-petition against post-petition (See Exhibit 8B)). With respect to Affiliate Guarantee Claims, the Recovery Analysis reduces such Claims to take into account the risk to such claimants of numerous issues, including (i) substantive consolidation and (ii) the enforceability of specific Guarantees.

Intercompany payables consist of (i) Derivative Contracts recorded at fair value in the Debtors’ records as of September 14, 2008, (or the applicable termination date), (ii) intercompany payables derived from financings which are reflected net of collateral inventory and (iii) normal course intercompany funding.

Any intercompany transactions that occurred on or after the Commencement Date are treated as Administrative Claims. In accordance with the terms of the Plan, setoff of Intercompany Claims is calculated based on the Allowed amount of such Claims.

Certain of the Debtors have claims against Debtor-Controlled Entities, which entities may be insolvent. The Debtors may ultimately collect only a portion of the claim amounts against such entities.

4-9

Deutsche Bank acquired the Allowed Claim Against LCPI and the related Allowed Guarantee Claim Against LBHI (defined below in Exhibit 14A) from Bankhaus. Since such Claims are based on a contractual obligation of LCPI to an Affiliate, the Debtors have included the Allowed Claim Against LCPI in LCPI Class 5C as a Claim of an Affiliate other than LBHI and the Participating Subsidiary Debtors, and the Debtors have included the Allowed Guarantee Claim Against LBHI in LBHI Class 4B as a Senior Affiliate Guarantee Claim. Deutsche Bank disputes such classifications and asserts that such Claims should be included in LCPI Class 4A as a General Unsecured Claim against LCPI and in LBHI Class 7 as a General Unsecured Claim against LBHI.

4.	Net Distributable Assets, Recovery Analysis And Reconciliation Tables.

Included in this Exhibit are tables containing the Net Distributable Assets for each Debtor, the Recovery Analysis for each Debtor and Reconciliation Tables for LBHI and the Participating Subsidiary Debtors. The Reconciliation Tables provide detail regarding the effects of the Plan provisions on the recoveries to certain creditors of LBHI and the Participating Subsidiary Debtors.

The Plan provides that a portion of Distributions to certain other classes will be reallocated to holders of Allowed Claims in LBHI Classes 3 and 7. The gross effect of the Plan Adjustment reallocation is set forth on a Debtor by Debtor basis in the Net Distributable Assets Table, and on a Class by Class basis on the Reconciliation Tables in the “Plan Adjustment” column on the following page.

4-10

Net Distributable Assets for Each Debtor

($ in millions)	Beginning Cash 12/31/10	Cash From Operations	Interco. and Other Receipts	Equity In Affiliates	Post- Petition Admin Claim[1]	Post- Petition Interco. Payables	Distributable Assets	Plan Adjustment	Net Distributable Assets

LBHI	$6,238	$8,405	$28,860	$2,727	$(2,592)	$(2,316)	$41,322	$2,390	$43,712

LCPI	2,992	9,595	4,096	273	(585)	(124)	16,248	(1,280)	14,967

LBCS	1,638	329	99	-	-	(16)	2,050	(198)	1,852

LBSF	8,594	3,850	1,163	349	(19)	(122)	13,816	(793)	13,023

LOTC	233	149	-	-	-	(5)	376	(26)	350

LBCC	540	157	3	-	-	(7)	693	(92)	602

LBDP	390	10	0	-	-	(0)	400	-	400

LBFP	423	65	0	-	-	(1)	488	-	488

LB 745	-	-	348	-	-	-	348	-	348

PAMI Statler	-	13	-	-	-	(13)	-	-	-

CES	0	-	23	-	-	-	24	-	24

CES V	0	-	3	-	-	-	3	-	3

CES IX	0	-	6	-	-	-	6	-	6

East Dover	0	-	52	0	-	(0)	52	-	52

LS Finance	2	-	2	-	-	(0)	3	-	3

LUXCO	7	374	0	-	-	(286)	96	-	96
BNC Mortgage	17	-	0	-	-	(0)	17	-	17
LB Rose Ranch	2	8	-	-	-	(6)	4	-	4

SASCO	-	-	319	-	-	(0)	319	-	319

LB 2080	-	-	0	-	-	(0)	0	-	0

Merit LLC	0	24	9	-	-	(0)	32	-	32
Preferred Somerset	-	-	-	-	-	-	-	-	-

Somerset	-	-	-	-	-	-	-	-	-

1 Includes Priority Tax Claims and Administrative Expense Claims as of December 31, 2010

As it appears on the above table, “-” means $0, and “$0” means an amount between $0 and $500,000. Totals may not foot across due to rounding.

4-11

Recovery Analysis for LBHI

($ in millions)

	Estimated Plan Assets			Estimated Allowed Claims[3]	Estimated Plan Recovery
					$	%

Cash & Cash Equivalents	$2,723	Class 1:	Priority Non-Tax Claims	$3	$3	100.0%

Restricted Cash	3,515	Class 2:	Secured Claims	2,481	2,481	100.0%

Financial Instruments & Other Inventory		Class 3:	Senior Unsecured Claims	83,724	17,678	21.1%
Real Estate	4,353
Loans	596	Class 4A:[4]	Senior Affiliate Claims	52,327	8,147	15.6%
Principal Investments	1,613
Derivatives & Other Contracts	--	Class 4B:[4]	Senior Affiliate Guarantee Claims	11,563	1,758	15.2%

Other Assets	2,486	Class 5:	Senior Third-Party Guarantee Claims	52,702	6,410	12.2%

Operating Asset Recoveries	$15,285	Class 6A:	Convenience Claims	54	14	26.0%

Recovery on Intercompany Receivables	25,913	Class 6B:	Convenience Guarantee Claims	332	56	17.0%
Recovery on Other Receivables	2,946
Equity Interests in Affiliates	2,727	Class 7:	General Unsecured Claims	11,390	2,267	19.9%

TOTAL ASSETS	$46,872	Class 8:[4]	Affiliate Claims	1,446	208	14.4%

Administrative Expenses[1]		Class 9A:	Third-Party Guarantee Claims other than those of the Racers Trusts	39,658	4,555	11.5%
Administrative Expenses & Other[2]	($2,592)
Post-Petition Intercompany Payables	(2,316)	Class 9B:	Third-Party Guarantee Claims of the Racers Trusts	1,948	136	7.0%
Operating Disbursements	(641)
		Class 10A:	Subordinated Class 10A Claims	3,436	--	--

		Class 10B:	Subordinated Class 10B Claims	10,343	--	--

		Class 10C:	Subordinated Class 10C Claims	1,499	--	--

		Class 11:	Section 510(b) Claims	--	--	--

DISTRIBUTABLE ASSETS	$41,322	Class 12:	Equity Interests	--	--	--

Plan Adjustment from Part. Debtors	$2,390

NET DISTRIBUTABLE ASSETS	$43,712	TOTALS		$272,904	$43,712

Note:	All values that are exactly zero and all recovery percentages where the corresponding recovery amount is zero are shown as “--”. Values between zero and $500,000 appear as “0”.
1	Comprised of administrative expenses, professional compensation and priority tax claims.
2	Includes $300 million for Debtor Allocation Agreement in accordance with Section 6.3 of the Plan.
3	Debtor’s best estimate of the amount of claims ultimately allowed consistent with Plan settlements.
4	Represents Claims after the effects of setoff.

Recovery Analysis for LCPI

($ in millions)

	Estimated Plan Assets			Estimated Allowed Claims[2]	Estimated Plan Recovery
					$	%

Cash & Cash Equivalents	$2,951	Class 1:	Priority Non-Tax Claims	--	--	--

Restricted Cash	41	Class 2:	Secured Claims	$144	$144	100.0%

Financial Instruments & Other Inventory		Class 3:	Convenience Claims	1	0	60.0%
Real Estate	5,334
Loans	4,093	Class 4A:[4]	General Unsecured Claims other than those of Designated Entities	2,752	1,533	55.7%
Principal Investments	663
Derivatives & Other Contracts	49	Class 4B:	General Unsecured Claims of Designated Entities	5,230	2,534	48.4%

Other Assets	124	Class 5A:[34]	Affiliate Claims of LBHI	17,857	8,216	46.0%

Operating Asset Recoveries	$13,255	Class 5B:[3]	Affiliate Claims of Participating Subsidiary Debtors	5	3	48.4%

Recovery on Intercompany Receivables	$4,096	Class 5C:[3]	Affiliate Claims other than those of Participating Debtors	4,871	2,537	52.1%
Recovery on Affiliate Guarantees	--
Equity Interests in Affiliates	273	Class 6:	Equity Interests	--	--	--

TOTAL ASSETS	$17,624

Administrative Expenses[1]
Administrative Expenses & Other	($585)
Post-Petition Intercompany Payables	(124)
Operating Disbursements	(668)

DISTRIBUTABLE ASSETS	$16,248

Contribution to Plan Adjustments	($1,280)

NET DISTRIBUTABLE ASSETS	$14,967	TOTALS		$30,861	$14,967

Note:	All values that are exactly zero and all recovery percentages where the corresponding recovery amount is zero are shown as “--”. Values between zero and $500,000 appear as “0”.
1	Comprised of administrative expenses, professional compensation and priority tax claims.
2	Debtor’s best estimate of the amount of claims ultimately allowed consistent with Plan settlements.
3	Represents Claims after the effects of setoff.
4	The first $100 million of Distributions made to Class 5A on account of its Allowed Affiliate Claim has been redistributed to Class 4A in accordance with Section 6.5(e) of the Plan.

Recovery Analysis for LBCS

($ in millions)

	Estimated Plan			Estimated Allowed	Estimated Plan Recovery
	Assets			Claims[2]	$	%

Cash & Cash Equivalents	$1,601	Class 1:	Priority Non-Tax Claims	--	--	--

Restricted Cash	38	Class 2:	Secured Claims	$38	$38	100.0%

Financial Instruments & Other Inventory		Class 3:	Convenience Claims	0	0	55.0%
Real Estate	--
Loans	--	Class 4:	General Unsecured Claims	2,371	1,205	50.8%
Principal Investments	--
Derivatives & Other Contracts	326	Class 5A:[3]	Affiliate Claims of LBHI	1,515	599	39.5%

Other Assets	10	Class 5B:[3]	Affiliate Claims of Participating Subsidiary Debtors	--	--	--

Operating Asset Recoveries	$1,975	Class 5C:[3]	Affiliate Claims other than those of Participating Debtors	20	10	50.8%

Recovery on Intercompany Receivables	$99	Class 6:	Equity Interests	--	--	--
Recovery on Affiliate Guarantees	--
Equity Interests in Affiliates	--

TOTAL ASSETS	$2,074

Administrative Expenses[1]
Administrative Expenses & Other	--
Post-Petition Intercompany Payables	($16)
Operating Disbursements	(7)

DISTRIBUTABLE ASSETS	$2,050

Contribution to Plan Adjustments	($198)

NET DISTRIBUTABLE ASSETS	$1,852	TOTALS		$3,944	$1,852

Note:	All values that are exactly zero and all recovery percentages where the corresponding recovery amount is zero are shown as “--”. Values between zero and $500,000 appear as “0”.
1	Comprised of administrative expenses, professional compensation and priority tax claims.
2	Debtor’s best estimate of the amount of claims ultimately allowed consistent with Plan settlements.
3	Represents Claims after the effects of setoff.

Recovery Analysis for LBSF

($ in millions)

	Estimated Plan Assets			Estimated Allowed Claims[3]	Estimated Plan Recovery
					$	%

Cash & Cash Equivalents	$7,937	Class 1:	Priority Non-Tax Claims	--	--	--

Restricted Cash	657	Class 2:	Secured Claims	$765	$765	100.0%

Financial Instruments & Other Inventory		Class 3:	Convenience Claims	7	2	32.0%
Real Estate	--
Loans	1	Class 4A:[5][6]	General Unsecured Claims other than those of the Racers Trust	22,685	6,326	27.9%
Principal Investments	--
Derivatives & Other Contracts	4,033	Class 4B:	General Unsecured Claims of the Racers Trust	1,948	277	14.2%

Other Assets	16	Class 5A:[45]	Affiliate Claims of LBHI	18,320	4,379	23.9%

Operating Asset Recoveries	$12,644	Class 5B:[4]	Affiliate Claims of Participating Subsidiary Debtors	522	122	23.4%

Recovery on Intercompany Receivables	$1,163	Class 5C:[4][6]	Affiliate Claims other than those of Participating Debtors	4,195	1,151	27.4%
Recovery on Affiliate Guarantees	--
Equity Interests in Affiliates	349	Class 6:	Equity Interests	--	--	--

TOTAL ASSETS	$14,156

Administrative Expenses[1]
Administrative Expenses & Other	($19)
Post-Petition Intercompany Payables	(122)
Operating Disbursements	(500)
Debtors’ Cost Allocation[2]	300

DISTRIBUTABLE ASSETS	$13,816

Contribution to Plan Adjustments	($793)

NET DISTRIBUTABLE ASSETS	$13,023	TOTALS		$48,441	$13,023

Note:	All values that are exactly zero and all recovery percentages where the corresponding recovery amount is zero are shown as “--”. Values between zero and $500,000 appear as “0”.
1	Comprised of administrative expenses, professional compensation and priority tax claims.
2	In accordance with Debtor Allocation Agreement, Section 6.3 of the Plan.
3	Debtor’s best estimate of the amount of claims ultimately allowed consistent with Plan settlements.
4	Represents Claims after the effects of setoff.
5	The first $100 million of Distributions made to Class 5A on account of its Allowed Affiliate Claim has been redistributed to Class 4A in accordance with Section 6.5(f) of the Plan.
6	Recovery percentage before potential Distribution in accordance with Section 6.5(d) of the Plan.

Recovery Analysis for LOTC

($ in millions)

	Estimated Plan Assets			Estimated Allowed Claims[2]	Estimated Plan Recovery
					$	%

Cash & Cash Equivalents	$233	Class 1:	Priority Non-Tax Claims	--	--	--

Restricted Cash	--	Class 2:	Secured Claims	--	--	--

Financial Instruments & Other Inventory		Class 3:	Convenience Claims	$0	$0	34.0%
Real Estate	--
Loans	--	Class 4:	General Unsecured Claims	590	175	29.6%
Principal Investments	--
Derivatives & Other Contracts	163	Class 5A:[3]	Affiliate Claims of LBHI	194	50	25.8%

Other Assets	--	Class 5B:[3]	Affiliate Claims of Participating Subsidiary Debtors	8	2	25.8%

Operating Asset Recoveries	$396	Class 5C:[3]	Affiliate Claims other than those of Participating Debtors	414	123	29.6%

Recovery on Intercompany Receivables	--	Class 6:	Equity Interests	--	--	--
Recovery on Affiliate Guarantees	--
Equity Interests in Affiliates	--

TOTAL ASSETS	$396

Administrative Expenses[1]
Administrative Expenses & Other	--
Post-Petition Intercompany Payables	($5)
Operating Disbursements	(15)

DISTRIBUTABLE ASSETS	$376

Contribution to Plan Adjustments	($26)

NET DISTRIBUTABLE ASSETS	$350	TOTALS		$1,207	$350

Note:	All values that are exactly zero and all recovery percentages where the corresponding recovery amount is zero are shown as “--”. Values between zero and $500,000 appear as “0”.
1	Comprised of administrative expenses, professional compensation and priority tax claims.
2	Debtor’s best estimate of the amount of claims ultimately allowed consistent with Plan settlements.
3	Represents Claims after the effects of setoff.

Recovery Analysis for LBCC

($ in millions)

	Estimated Plan Assets			Estimated Allowed Claims[2]	Estimated Plan Recovery
					$	%

Cash & Cash Equivalents	$535	Class 1:	Priority Non-Tax Claims	--	--	--

Restricted Cash	5	Class 2:	Secured Claims	$5	$5	100.0%

Financial Instruments & Other Inventory		Class 3:	Convenience Claims	0	0	40.0%
Real Estate	--
Loans	--	Class 4:	General Unsecured Claims	609	218	35.8%
Principal Investments	--
Derivatives & Other Contracts	175	Class 5A:[3]	Affiliate Claims of LBHI	133	--	--

Other Assets	--	Class 5B:[3]	Affiliate Claims of Participating Subsidiary Debtors	572	182	31.8%

Operating Asset Recoveries	$715	Class 5C:[3]	Affiliate Claims other than those of Participating Debtors	550	197	35.8%

Recovery on Intercompany Receivables	$0	Class 6:	Equity Interests	--	--	--
Recovery on Affiliate Guarantees	3
Equity Interests in Affiliates	--

TOTAL ASSETS	$718

Administrative Expenses[1]
Administrative Expenses & Other	--
Post-Petition Intercompany Payables	(7)
Operating Disbursements	($18)

DISTRIBUTABLE ASSETS	$693

Contribution to Plan Adjustments	($92)

NET DISTRIBUTABLE ASSETS	$602	TOTALS		$1,869	$602

Note:	All values that are exactly zero and all recovery percentages where the corresponding recovery amount is zero are shown as “--”. Values between zero and $500,000 appear as “0”.
1	Comprised of administrative expenses, professional compensation and priority tax claims.
2	Debtor’s best estimate of the amount of claims ultimately allowed consistent with Plan settlements.
3	Represents Claims after the effects of setoff.

Recovery Analysis for LBDP

($ in millions)

	Estimated Plan			Estimated Allowed	Estimated Plan Recovery
	Assets			Claims[2]	$	%

Cash & Cash Equivalents	$390	Class 1:	Priority Non-Tax Claims	--	--	--

Restricted Cash	0	Class 2:	Secured Claims	$0	$0	100.0%

Financial Instruments & Other Inventory		Class 3:[4]	General Unsecured Claims	76	76	100.0%
Real Estate	--
Loans	--	Class 4A:[3]	Affiliate Claims of LBHI	--	--	--
Principal Investments	--
Derivatives & Other Contracts	10	Class 4B:[34]	Affiliate Claims of Affiliates other than those of LBHI	123	123	100.0%

Other Assets	--	Class 5:	Equity Interests	--	201	--

Operating Asset Recoveries	$401

Recovery on Intercompany Receivables	$0
Recovery on Affiliate Guarantees	--
Equity Interests in Affiliates	--

TOTAL ASSETS	$401

Administrative Expenses[1]
Administrative Expenses & Other	--
Post-Petition Intercompany Payables	($0)
Operating Disbursements	(0)

DISTRIBUTABLE ASSETS	$400

Contribution to Plan Adjustments	--

NET DISTRIBUTABLE ASSETS	$400	TOTALS		$199	$400

Note:	All values that are exactly zero and all recovery percentages where the corresponding recovery amount is zero are shown as “--”. Values between zero and $500,000 appear as “0”.
1	Comprised of administrative expenses, professional compensation and priority tax claims.
2	Debtor’s best estimate of the amount of claims ultimately allowed consistent with Plan settlements.
3	Represents Claims after the effects of setoff.
4	These claims may be entitled to post-petition interest at a rate to be determined by the Bankruptcy Court.

Recovery Analysis for LBFP

($ in millions)

	Estimated Plan			Estimated Allowed	Estimated Plan Recovery
	Assets			Claims[2]	$	%

Cash & Cash Equivalents	$423	Class 1:	Priority Non-Tax Claims	--	--	--

Restricted Cash	--	Class 2:	Secured Claims	--	--	--

Financial Instruments & Other Inventory		Class 3:[4]	General Unsecured Claims	$60	$60	100.0%
Real Estate	--
Loans	--	Class 4A:[34]	Affiliate Claims of LBHI	1	1	80.0%
Principal Investments	--
Derivatives & Other Contracts	67	Class 4B:[34]	Affiliate Claims of Affiliates other than those of LBHI	203	203	100.0%

Other Assets	--	Class 5:	Equity Interests	--	223	--

Operating Asset Recoveries	$491

Recovery on Intercompany Receivables	$0
Recovery on Affiliate Guarantees	--
Equity Interests in Affiliates	--

TOTAL ASSETS	$491

Administrative Expenses[1]
Administrative Expenses & Other	--
Post-Petition Intercompany Payables	($1)
Operating Disbursements	(2)

DISTRIBUTABLE ASSETS	$488

Contribution to Plan Adjustments	--

NET DISTRIBUTABLE ASSETS	$488	TOTALS		$265	$488

Note:	All values that are exactly zero and all recovery percentages where the corresponding recovery amount is zero are shown as “--”. Values between zero and $500,000 appear as “0”.
1	Comprised of administrative expenses, professional compensation and priority tax claims.
2	Debtor’s best estimate of the amount of claims ultimately allowed consistent with Plan settlements.
3	Represents Claims after the effects of setoff.
4	These claims may be entitled to post-petition interest at a rate to be determined by the Bankruptcy Court.

Recovery Analysis for LB 745

($ in millions)

	Estimated Plan			Estimated Allowed	Estimated Plan Recovery
	Assets			Claims[2]	$	%

Cash & Cash Equivalents	--	Class 1:	Priority Non-Tax Claims	--	--	--

Restricted Cash	--	Class 2:	Secured Claims	--	--	--

Financial Instruments & Other Inventory		Class 3:[4]	General Unsecured Claims	$2	$2	100.0%
Real Estate	--
Loans	--	Class 4A:[34]	Affiliate Claims of LBHI	46	36	79.1%
Principal Investments	--
Derivatives & Other Contracts	--	Class 4B:[3]	Affiliate Claims of Affiliates other than those of LBHI	--	--	--

Other Assets	--	Class 5:	Equity Interests	--	310	--

Operating Asset Recoveries	--

Recovery on Intercompany Receivables	$348
Recovery on Affiliate Guarantees	--
Equity Interests in Affiliates	--

TOTAL ASSETS	$348

Administrative Expenses[1]
Administrative Expenses & Other	--
Post-Petition Intercompany Payables	--
Operating Disbursements	--

DISTRIBUTABLE ASSETS	$348

Contribution to Plan Adjustments	--

NET DISTRIBUTABLE ASSETS	$348	TOTALS		$48	$348

Note:	All values that are exactly zero and all recovery percentages where the corresponding recovery amount is zero are shown as “--”. Values between zero and $500,000 appear as “0”.
1	Comprised of administrative expenses, professional compensation and priority tax claims.
2	Debtor’s best estimate of the amount of claims ultimately allowed consistent with Plan settlements.
3	Represents Claims after the effects of setoff.
4	These claims may be entitled to post-petition interest at a rate to be determined by the Bankruptcy Court.

Recovery Analysis for PAMI STATLER

($ in millions)

	Estimated Plan Assets			Estimated Allowed Claims[2]	Estimated Plan Recovery
					$	%

Cash & Cash Equivalents	--	Class 1:	Priority Non-Tax Claims	--	--	--

Restricted Cash	--	Class 2:	Secured Claims	--	--	--

Financial Instruments & Other Inventory		Class 3:	General Unsecured Claims	$0	--	--
Real Estate	$13
Loans	--	Class 4A:[3]	Affiliate Claims of LBHI	0	--	--
Principal Investments	--
Derivatives & Other Contracts	--	Class 4B:[3]	Affiliate Claims of Affiliates other than those of LBHI	--	--	--

Other Assets	--	Class 5:	Equity Interests	--	--	--

Operating Asset Recoveries	$13

Recovery on Intercompany Receivables	--
Recovery on Affiliate Guarantees	--
Equity Interests in Affiliates	--

TOTAL ASSETS	$13

Administrative Expenses[1]
Administrative Expenses & Other	--
Post-Petition Intercompany Payables	(13)
Operating Disbursements	--

DISTRIBUTABLE ASSETS	--

Contribution to Plan Adjustments	--

NET DISTRIBUTABLE ASSETS	--	TOTALS		$0	--

Note:	All values that are exactly zero and all recovery percentages where the corresponding recovery amount is zero are shown as “--”. Values between zero and $500,000 appear as “0”.
1	Comprised of administrative expenses, professional compensation and priority tax claims.
2	Debtor’s best estimate of the amount of claims ultimately allowed consistent with Plan settlements.
3	Represents Claims after the effects of setoff.

Recovery Analysis for CES

($ in millions)

	Estimated Plan Assets			Estimated Allowed Claims[2]	Estimated Plan Recovery
					$	%

Cash & Cash Equivalents	$0	Class 1:	Priority Non-Tax Claims	--	--	--

Restricted Cash	--	Class 2:	Secured Claims	--	--	--

Financial Instruments & Other Inventory		Class 3:[4]	General Unsecured Claims	$0	$0	100.0%
Real Estate	--
Loans	--	Class 4A:[34]	Affiliate Claims of LBHI	22	17	80.0%
Principal Investments	--
Derivatives & Other Contracts	--	Class 4B:[34]	Affiliate Claims of Affiliates other than those of LBHI	1	1	100.0%

Other Assets	--	Class 5:	Equity Interests	--	5	--

Operating Asset Recoveries	$0

Recovery on Intercompany Receivables	$23
Recovery on Affiliate Guarantees	--
Equity Interests in Affiliates	--

TOTAL ASSETS	$24

Administrative Expenses[1]
Administrative Expenses & Other	--
Post-Petition Intercompany Payables	--
Operating Disbursements	--

DISTRIBUTABLE ASSETS	$24

Contribution to Plan Adjustments	--

NET DISTRIBUTABLE ASSETS	$24	TOTALS		$23	$24

Note:	All values that are exactly zero and all recovery percentages where the corresponding recovery amount is zero are shown as “--”. Values between zero and $500,000 appear as “0”.
1	Comprised of administrative expenses, professional compensation and priority tax claims.
2	Debtor’s best estimate of the amount of claims ultimately allowed consistent with Plan settlements.
3	Represents Claims after the effects of setoff.
4	These claims may be entitled to post-petition interest at a rate to be determined by the Bankruptcy Court.

Recovery Analysis for CES V

($ in millions)

	Estimated Plan Assets			Estimated Allowed Claims[2]	Estimated Plan Recovery
					$	%

Cash & Cash Equivalents	$0	Class 1:	Priority Non-Tax Claims	--	--	--

Restricted Cash	--	Class 2:	Secured Claims	--	--	--

Financial Instruments & Other Inventory		Class 3:	General Unsecured Claims	$0	$0	51.9%
Real Estate	--
Loans	--	Class 4A:[3]	Affiliate Claims of LBHI	8	3	41.5%
Principal Investments	--
Derivatives & Other Contracts	--	Class 4B:[3]	Affiliate Claims of Affiliates other than those of LBHI	0	0	51.9%

Other Assets	--	Class 5:	Equity Interests	--	--	--

Operating Asset Recoveries	$0

Recovery on Intercompany Receivables	$3
Recovery on Affiliate Guarantees	--
Equity Interests in Affiliates	--

TOTAL ASSETS	$3

Administrative Expenses[1]
Administrative Expenses & Other	--
Post-Petition Intercompany Payables	--
Operating Disbursements	--

DISTRIBUTABLE ASSETS	$3

Contribution to Plan Adjustments	--

NET DISTRIBUTABLE ASSETS	$3	TOTALS		$8	$3

Note:	All values that are exactly zero and all recovery percentages where the corresponding recovery amount is zero are shown as “--”. Values between zero and $500,000 appear as “0”.
1	Comprised of administrative expenses, professional compensation and priority tax claims.
2	Debtor’s best estimate of the amount of claims ultimately allowed consistent with Plan settlements.
3	Represents Claims after the effects of setoff.

Recovery Analysis for CES IX

($ in millions)

	Estimated Plan Assets			Estimated Allowed Claims[2]	Estimated Plan Recovery
					$	%

Cash & Cash Equivalents	$0	Class 1:	Priority Non-Tax Claims	--	--	--

Restricted Cash	--	Class 2:	Secured Claims	--	--	--

Financial Instruments & Other Inventory		Class 3:	General Unsecured Claims	$0	$0	77.1%
Real Estate	--
Loans	--	Class 4A:[3]	Affiliate Claims of LBHI	9	5	61.7%
Principal Investments	--
Derivatives & Other Contracts	--	Class 4B:[3]	Affiliate Claims of Affiliates other than those of LBHI	0	0	77.1%

Other Assets	--	Class 5:	Equity Interests	--	--	--

Operating Asset Recoveries	$0

Recovery on Intercompany Receivables	$6
Recovery on Affiliate Guarantees	--
Equity Interests in Affiliates	--

TOTAL ASSETS	$6

Administrative Expenses[1]
Administrative Expenses & Other	--
Post-Petition Intercompany Payables	--
Operating Disbursements	--

DISTRIBUTABLE ASSETS	$6

Contribution to Plan Adjustments	--

NET DISTRIBUTABLE ASSETS	$6	TOTALS		$9	$6

Note:	All values that are exactly zero and all recovery percentages where the corresponding recovery amount is zero are shown as “--”. Values between zero and $500,000 appear as “0”.
1	Comprised of administrative expenses, professional compensation and priority tax claims.
2	Debtor’s best estimate of the amount of claims ultimately allowed consistent with Plan settlements.
3	Represents Claims after the effects of setoff.

Recovery Analysis for East Dover

($ in millions)

	Estimated Plan Assets			Estimated Allowed Claims[2]	Estimated Plan Recovery
					$	%

Cash & Cash Equivalents	$0	Class 1:	Priority Non-Tax Claims	--	--	--

Restricted Cash	--	Class 2:	Secured Claims	--	--	--

Financial Instruments & Other Inventory		Class 3:[4]	General Unsecured Claims	$0	$0	100.0%
Real Estate	--
Loans	--	Class 4A:[34]	Affiliate Claims of LBHI	3	3	78.9%
Principal Investments	--
Derivatives & Other Contracts	--	Class 4B:[3]	Affiliate Claims of Affiliates other than those of LBHI	--	--	--

Other Assets	--	Class 5:	Equity Interests	--	49	--

Operating Asset Recoveries	$0

Recovery on Intercompany Receivables	$52
Recovery on Affiliate Guarantees	--
Equity Interests in Affiliates	0

TOTAL ASSETS	$52

Administrative Expenses[1]
Administrative Expenses & Other	--
Post-Petition Intercompany Payables	(0)
Operating Disbursements	--

DISTRIBUTABLE ASSETS	$52

Contribution to Plan Adjustments	--

NET DISTRIBUTABLE ASSETS	$52	TOTALS		$3	$52

Note:	All values that are exactly zero and all recovery percentages where the corresponding recovery amount is zero are shown as “--”. Values between zero and $500,000 appear as “0”.
1	Comprised of administrative expenses, professional compensation and priority tax claims.
2	Debtor’s best estimate of the amount of claims ultimately allowed consistent with Plan settlements.
3	Represents Claims after the effects of setoff.
4	These claims may be entitled to post-petition interest at a rate to be determined by the Bankruptcy Court.

Recovery Analysis for LS Finance

($ in millions)

	Estimated Plan Assets			Estimated Allowed Claims[2]	Estimated Plan Recovery
					$	%

Cash & Cash Equivalents	--	Class 1:	Priority Non-Tax Claims	--	--	--

Restricted Cash	$2	Class 2:	Secured Claims	$2	$2	100.0%

Financial Instruments & Other Inventory		Class 3:	General Unsecured Claims	--	--	--
Real Estate	--
Loans	--	Class 4A:[3]	Affiliate Claims of LBHI	--	--	--
Principal Investments	--
Derivatives & Other Contracts	--	Class 4B:[3]	Affiliate Claims of Affiliates other than those of LBHI	--	--	--

Other Assets	--	Class 5:	Equity Interests	--	$2	--

Operating Asset Recoveries	$2

Recovery on Intercompany Receivables	$2
Recovery on Affiliate Guarantees	--
Equity Interests in Affiliates	--

TOTAL ASSETS	$3

Administrative Expenses[1]
Administrative Expenses & Other	--
Post-Petition Intercompany Payables	(0)
Operating Disbursements	--

DISTRIBUTABLE ASSETS	$3

Contribution to Plan Adjustments	--

NET DISTRIBUTABLE ASSETS	$3	TOTALS		$2	$3

Note:	All values that are exactly zero and all recovery percentages where the corresponding recovery amount is zero are shown as “--”. Values between zero and $500,000 appear as “0”.
1	Comprised of administrative expenses, professional compensation and priority tax claims.
2	Debtor’s best estimate of the amount of claims ultimately allowed consistent with Plan settlements.
3	Represents Claims after the effects of setoff.

Recovery Analysis for LUXCO

($ in millions)

	Estimated Plan Assets			Estimated Allowed Claims[2]	Estimated Plan Recovery
					$	%

Cash & Cash Equivalents	$7	Class 1:	Priority Non-Tax Claims	--	--	--

Restricted Cash	--	Class 2:	Secured Claims	--	--	--

Financial Instruments & Other Inventory		Class 3:	General Unsecured Claims	--	--	--
Real Estate	405
Loans	--	Class 4A:[3]	Affiliate Claims of LBHI	--	--	--
Principal Investments	--
Derivatives & Other Contracts	--	Class 4B:[3]	Affiliate Claims of Affiliates other than those of LBHI	$593	$96	16.1%

Other Assets	--	Class 5:	Equity Interests	--	--	--

Operating Asset Recoveries	$413

Recovery on Intercompany Receivables	$0
Recovery on Affiliate Guarantees	--
Equity Interests in Affiliates	--

TOTAL ASSETS	$413

Administrative Expenses[1]
Administrative Expenses & Other	--
Post-Petition Intercompany Payables	($286)
Operating Disbursements	(31)

DISTRIBUTABLE ASSETS	$96

Contribution to Plan Adjustments	--

NET DISTRIBUTABLE ASSETS	$96	TOTALS		$593	$96

Note:	All values that are exactly zero and all recovery percentages where the corresponding recovery amount is zero are shown as “--”. Values between zero and $500,000 appear as “0”.
1	Comprised of administrative expenses, professional compensation and priority tax claims.
2	Debtor’s best estimate of the amount of claims ultimately allowed consistent with Plan settlements.
3	Represents Claims after the effects of setoff.

Recovery Analysis for BNC

($ in millions)

	Estimated Plan Assets			Estimated Allowed Claims[2]	Estimated Plan Recovery

					$	%

Cash & Cash Equivalents	$17	Class 1:	Priority Non-Tax Claims	--	--	--

Restricted Cash	--	Class 2:	Secured Claims	--	--	--

Financial Instruments & Other Inventory		Class 3:[4]	General Unsecured Claims	$13	$13	100.0%
Real Estate	--
Loans	--	Class 4A:[3]	Affiliate Claims of LBHI	--	--	--
Principal Investments	--
Derivatives & Other Contracts	--	Class 4B:[3][4]	Affiliate Claims of Affiliates other than those of LBHI	1	1	100.0%

Other Assets	--	Class 5:	Equity Interests	--	3	--

Operating Asset Recoveries	$17

Recovery on Intercompany Receivables	$0
Recovery on Affiliate Guarantees	0
Equity Interests in Affiliates	--

TOTAL ASSETS	$17

Administrative Expenses[1]
Administrative Expenses & Other	--
Post-Petition Intercompany Payables	($0)
Operating Disbursements	--

DISTRIBUTABLE ASSETS	$17

Contribution to Plan Adjustments	--

NET DISTRIBUTABLE ASSETS	$17	TOTALS		$14	$17

Note:	All values that are exactly zero and all recovery percentages where the corresponding recovery amount is zero are shown as “--”. Values between zero and $500,000 appear as “0”.
1	Comprised of administrative expenses, professional compensation and priority tax claims.
2	Debtor’s best estimate of the amount of claims ultimately allowed consistent with Plan settlements.
3	Represents Claims after the effects of setoff.
4	These claims may be entitled to post-petition interest at a rate to be determined by the Bankruptcy Court.

Recovery Analysis for LB Rose Ranch

($ in millions)

	Estimated Plan Assets			Estimated Allowed Claims[2]	Estimated Plan Recovery
					$	%

Cash & Cash Equivalents	$2	Class 1:	Priority Non-Tax Claims	--	--	--

Restricted Cash	--	Class 2:	Secured Claims	--	--	--

Financial Instruments & Other Inventory		Class 3:	General Unsecured Claims	$6	$4	61.0%
Real Estate	8
Loans	--	Class 4A:[3]	Affiliate Claims of LBHI	--	--	--
Principal Investments	--
Derivatives & Other Contracts	--	Class 4B:[3]	Affiliate Claims of Affiliates other than those of LBHI	--	--	--

Other Assets	--	Class 5:	Equity Interests	--	--	--

Operating Asset Recoveries	$10

Recovery on Intercompany Receivables	--
Recovery on Affiliate Guarantees	--
Equity Interests in Affiliates	--

TOTAL ASSETS	$10

Administrative Expenses[1]
Administrative Expenses & Other	--
Post-Petition Intercompany Payables	($6)
Operating Disbursements	(0)

DISTRIBUTABLE ASSETS	$4

Contribution to Plan Adjustments	--

NET DISTRIBUTABLE ASSETS	$4	TOTALS		$6	$4

Note:	All values that are exactly zero and all recovery percentages where the corresponding recovery amount is zero are shown as “--”. Values between zero and $500,000 appear as “0”.
1	Comprised of administrative expenses, professional compensation and priority tax claims.
2	Debtor’s best estimate of the amount of claims ultimately allowed consistent with Plan settlements.
3	Represents Claims after the effects of setoff.

Recovery Analysis for SASCO

($ in millions)

	Estimated Plan Assets			Estimated Allowed Claims[2]	Estimated Plan Recovery
					$	%

Cash & Cash Equivalents	--	Class 1:	Priority Non-Tax Claims	--	--	--

Restricted Cash	--	Class 2:	Secured Claims	--	--	--

Financial Instruments & Other Inventory		Class 3:	General Unsecured Claims	$162	$82	50.5%
Real Estate	--
Loans	--	Class 4A:[3]	Affiliate Claims of LBHI	588	237	40.4%
Principal Investments	--
Derivatives & Other Contracts	--	Class 4B:[3]	Affiliate Claims of Affiliates other than those of LBHI	0	0	50.5%

Other Assets	--	Class 5:	Equity Interests	--	--	--

Operating Asset Recoveries	--

Recovery on Intercompany Receivables	$319
Recovery on Affiliate Guarantees	--
Equity Interests in Affiliates	--

TOTAL ASSETS	$319

Administrative Expenses[1]
Administrative Expenses & Other	--
Post-Petition Intercompany Payables	(0)
Operating Disbursements	--

DISTRIBUTABLE ASSETS	$319

Contribution to Plan Adjustments	--

NET DISTRIBUTABLE ASSETS	$319	TOTALS		$751	$319

Note:	All values that are exactly zero and all recovery percentages where the corresponding recovery amount is zero are shown as “--”. Values between zero and $500,000 appear as “0”.
1	Comprised of administrative expenses, professional compensation and priority tax claims.
2	Debtor’s best estimate of the amount of claims ultimately allowed consistent with Plan settlements.
3	Represents Claims after the effects of setoff.

Recovery Analysis for LB 2080

($ in millions)

	Estimated Plan			Estimated Allowed	Estimated Plan Recovery
	Assets			Claims[2]	$	%

Cash & Cash Equivalents	--	Class 1:	Priority Non-Tax Claims	--	--	--

Restricted Cash	--	Class 2:	Secured Claims	--	--	--

Financial Instruments & Other Inventory		Class 3:	General Unsecured Claims	$9	$0	0.8%
Real Estate	--
Loans	--	Class 4A:[3]	Affiliate Claims of LBHI	--	--	--
Principal Investments	--
Derivatives & Other Contracts	--	Class 4B:[3]	Affiliate Claims of Affiliates other than those of LBHI	31	0	0.8%

Other Assets	--	Class 5:	Equity Interests	--	--	--

Operating Asset Recoveries	--

Recovery on Intercompany Receivables	$0
Recovery on Affiliate Guarantees	--
Equity Interests in Affiliates	--

TOTAL ASSETS	$0

Administrative Expenses[1]
Administrative Expenses & Other	--
Post-Petition Intercompany Payables	($0)
Operating Disbursements	--

DISTRIBUTABLE ASSETS	$0

Contribution to Plan Adjustments	--

NET DISTRIBUTABLE ASSETS	$0	TOTALS		$40	$0

Note:	All values that are exactly zero and all recovery percentages where the corresponding recovery amount is zero are shown as “--”. Values between zero and $500,000 appear as “0”.
1	Comprised of administrative expenses, professional compensation and priority tax claims.
2	Debtor’s best estimate of the amount of claims ultimately allowed consistent with Plan settlements.
3	Represents Claims after the effects of setoff.

Recovery Analysis for Merit

($ in millions)

	Estimated Plan Assets			Estimated Allowed Claims[2]	Estimated Plan Recovery
					$	%

Cash & Cash Equivalents	$0	Class 1:	Priority Non-Tax Claims	--	--	--

Restricted Cash	--	Class 2:	Secured Claims	--	--	--

Financial Instruments & Other Inventory		Class 3:	General Unsecured Claims	--	--	--
Real Estate	--
Loans	--	Class 4A:[3]	Affiliate Claims of LBHI	--	--	--
Principal Investments	--
Derivatives & Other Contracts	$25	Class 4B:[3]	Affiliate Claims of Affiliates other than those of LBHI	$324	$32	10.0%

Other Assets	--	Class 5:	Equity Interests	--	--	--

Operating Asset Recoveries	$25

Recovery on Intercompany Receivables	$6
Recovery on Affiliate Guarantees	3
Equity Interests in Affiliates	--

TOTAL ASSETS	$34

Administrative Expenses[1]
Administrative Expenses & Other	--
Post-Petition Intercompany Payables	($0)
Operating Disbursements	(1)

DISTRIBUTABLE ASSETS	$32

Contribution to Plan Adjustments	--

NET DISTRIBUTABLE ASSETS	$32	TOTALS		$324	$32

Note:	All values that are exactly zero and all recovery percentages where the corresponding recovery amount is zero are shown as “--”. Values between zero and $500,000 appear as “0”.
1	Comprised of administrative expenses, professional compensation and priority tax claims.
2	Debtor’s best estimate of the amount of claims ultimately allowed consistent with Plan settlements.
3	Represents Claims after the effects of setoff.

Recovery Analysis for Somerset

($ in millions)

	Estimated Plan Assets			Estimated Allowed Claims[2]	Estimated Plan Recovery
					$	%

Cash & Cash Equivalents	--	Class 1:	Priority Non-Tax Claims	--	--	--

Restricted Cash	--	Class 2:	Secured Claims	--	--	--

Financial Instruments & Other Inventory		Class 3:	General Unsecured Claims	$0	--	--
Real Estate	--
Loans	--	Class 4A:[3]	Affiliate Claims of LBHI	--	--	--
Principal Investments	--
Derivatives & Other Contracts	--	Class 4B:[3]	Affiliate Claims of Affiliates other than those of LBHI	7	--	--

Other Assets	--	Class 5:	Equity Interests	--	--	--

Operating Asset Recoveries	--

Recovery on Intercompany Receivables	--
Recovery on Affiliate Guarantees	--
Equity Interests in Affiliates	--

TOTAL ASSETS	--

Administrative Expenses[1]
Administrative Expenses & Other	--
Post-Petition Intercompany Payables	--
Operating Disbursements	--

DISTRIBUTABLE ASSETS	--

Contribution to Plan Adjustments	--

NET DISTRIBUTABLE ASSETS	--	TOTALS		$8	--

Note:	All values that are exactly zero and all recovery percentages where the corresponding recovery amount is zero are shown as “--”. Values between zero and $500,000 appear as “0”.
1	Comprised of administrative expenses, professional compensation and priority tax claims.
2	Debtor’s best estimate of the amount of claims ultimately allowed consistent with Plan settlements.
3	Represents Claims after the effects of setoff.

Recovery Analysis for Preferred Somerset

($ in millions)

	Estimated Plan Assets			Estimated Allowed Claims[2]	Estimated
Plan Recovery
					$	%

Cash & Cash Equivalents	--	Class 1:	Priority Non-Tax Claims	--	--	--

Restricted Cash	--	Class 2:	Secured Claims	--	--	--

Financial Instruments & Other Inventory		Class 3:	General Unsecured Claims	$0	--	--
Real Estate	--
Loans	--	Class 4A:[3]	Affiliate Claims of LBHI	--	--	--
Principal Investments	--
Derivatives & Other Contracts	--	Class 4B:[3]	Affiliate Claims of Affiliates other than those of LBHI	10	--	--

Other Assets	--	Class 5:	Equity Interests	--	--	--

Operating Asset Recoveries	--

Recovery on Intercompany Receivables	--
Recovery on Affiliate Guarantees	--
Equity Interests in Affiliates	--

TOTAL ASSETS	--

Administrative Expenses[1]
Administrative Expenses & Other	--
Post-Petition Intercompany Payables	--
Operating Disbursements	--

DISTRIBUTABLE ASSETS	--

Contribution to Plan Adjustments	--

NET DISTRIBUTABLE ASSETS	--		TOTALS	$10	--

Note:	All values that are exactly zero and all recovery percentages where the corresponding recovery amount is zero are shown as “--”. Values between zero and $500,000 appear as “0”.
1	Comprised of administrative expenses, professional compensation and priority tax claims.
2	Debtor’s best estimate of the amount of claims ultimately allowed consistent with Plan settlements.
3	Represents Claims after the effects of setoff.

FOR ILLUSTRATIVE PURPOSES ONLY

PARTICIPATING DEBTORS RECOVERY RECONCILIATION ANALYSIS - LBHI

($ in millions)

				Recovery Reallocation
		Plan	Estimated	Recovery Before Interco. Funding		Interco. Funding	LCPI / LBSF	Sub.	Plan Adjustment[6]		Estimated
		Adjustment	Allowed	Balance Adj.[4]		Balance	Settlement	Debt	Guarantees /	Participating	Plan Recovery
Class	Designation	Percentage[1]	Claims[2]	$	%[3]	Adj.[4]	Adj.	Reallocation[5]	RACERs	Debtors	$	%[3]
1	Priority Non-Tax Claims		$3	$3	100.0%	--	--	--	--	--	$3	100.0%
2	Secured Claims		2,481	2,481	100.0%	--	--	--	--	--	2,481	100.0%
3	Senior Unsecured Claims		83,724	12,494	14.9%	($412)	($62)	$1,015	$2,539	$2,103	17,678	21.1%
4A	Senior Affiliate Claims		52,327	7,809	14.9%	(257)	(39)	634	--	--	8,147	15.6%
4B	Senior Affiliate Guarantee Claims		11,563	1,722	14.9%	(53)	(9)	98	--	--	1,758	15.2%
5	Senior Third-Party Guarantee Claims	20%	52,702	7,865	14.9%	(259)	(39)	446	(1,603)	--	6,410	12.2%
6A	Convenience Claims		54	14	26.0%	--	--	--	--	--	14	26.0%
6B	Convenience Guarantee Claims		332	56	17.0%	--	--	--	--	--	56	17.0%
7	General Unsecured Claims		11,390	1,700	14.9%	(56)	(8)	--	345	286	2,267	19.9%
8	Affiliate Claims		1,446	216	14.9%	(7)	(1)	--	--	--	208	14.4%
9A	Third-Party Guarantee Claims other than those of the Racers Trusts	20%	39,658	5,918	14.9%	(195)	(29)	--	(1,139)	--	4,555	11.5%
9B	Third-Party Guarantee Claims of the Racers Trusts[7]	51%	1,948	291	14.9%	(10)	(1)	--	(144)	--	136	7.0%
10A	Subordinated Class 10A Claims		3,436	513	14.9%	(17)	(3)	(493)	--	--	--	--
10B	Subordinated Class 10B Claims		10,343	1,543	14.9%	(51)	(8)	(1,485)	--	--	--	--
10C	Subordinated Class 10C Claims		1,499	224	14.9%	(7)	(1)	(215)	--	--	--	--
11	Section 510(b) Claims		--	--	--	--	--	--	--	--	--	--

			$272,904	$42,847		($1,325)	($200)	--	--	$2,390	$43,712

Note:	Under the Plan, the ultimate recovery estimate for each Debtor is dependent on the recovery estimates at other Affiliate entities due to the intercompany and equity relationships among entities. In order to estimate the isolated impact of the Intercompany Funding Adjustments, Plan Adjustments and other settlement adjustments, the Debtors had to make certain simplifying assumptions. As such, the isolated impact of each adjustment shown above represents only the Debtor’s estimate and are shown for illustrative purposes only.

1	Plan Adjustment Percentages per Plan.
2	Debtor’s best estimate of the amount of claims ultimately allowed consistent with Plan settlements.
3	Recovery percentages shown as a percent of Estimated Allowed Claims.
4	Compromise between LBHI and Subsidiary Debtors reflecting recoveries on only 80% of the LBHI Intercompany Funding Balance in Subsidiary Debtors’ cases.
5	Pursuant to Subordinated Note underlying agreements, distributions are reallocated to specified classes senior to the Subordinated Notes.
6	Reallocation pursuant to Plan Adjustment Percentages.
7	In accordance with the Plan Settlement; see section 6.5(g) of the Plan.

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PARTICIPATING DEBTORS RECOVERY RECONCILIATION ANALYSIS - LCPI

($ in millions)

		Claims		Implied Recoveries Before Adjustments								Recoveries
		Estimated Allowed Claims[1]	Adjusted Claims For Distribution[2]	Recovery Before Interco. Funding Bal. Adj.[23]		Interco. Funding Adj.	Plan Adjustment		Recovery After Plan Adj.		LCPI Settlement	Estimated Plan Recovery
Class	Designation			$	%[4]		$	%	$	%[4]	Adj.	$	%[4]
1	Priority Non-Tax Claims	--	--	--	--	--	--	--	--	--	--	--	--
2	Secured Claims	$144	$144	$144	100.0%	--	--	--	$144	100.0%	--	$144	100.0%
3	Convenience Claims	1	1	0	60.0%	--	--	--	0	60.0%	--	0	60.0%
4A	General Unsecured Claims other than those of Designated Entities	2,752	2,752	1,441	52.4%	$226	($233)	(14.0%)	1,433	52.1%	$100	1,533	55.7%
4B	General Unsecured Claims of Designated Entities	5,230	5,230	2,738	52.4%	429	(633)	(20.0%)	2,534	48.4%	--	2,534	48.4%
5A	Affiliate Claims of LBHI	17,857	13,733	9,350	52.4%	(1,034)	--	--	8,316	46.6%	(100)	8,216	46.0%
5B	Affiliate Claims of Participating Subsidiary Debtors	5	5	3	52.4%	0	(1)	(20.0%)	3	48.4%	--	3	48.4%
5C	Affiliate Claims other than those of Participating Debtors	4,871	4,871	2,550	52.4%	399	(413)	(14.0%)	2,537	52.1%	--	2,537	52.1%
6	Equity Interests	--	--	--	--	--	--	--	--	--	--	--	--

		$30,861	$26,736	$16,228		$20	($1,280)		$14,967		--	$14,967

Note:	Under the Plan, the ultimate recovery estimate for each Debtor is dependent on the recovery estimates at other Affiliate entities due to the intercompany and equity relationships among entities. In order to estimate the isolated impact of the Intercompany Funding Adjustments, Plan Adjustments and other settlement adjustments, the Debtors had to make certain simplifying assumptions. As such, the isolated impact of each adjustment shown above represents only the Debtor’s estimate and are shown for illustrative purposes only.

1	Debtor’s best estimate of the amount of claims ultimately allowed consistent with Plan settlements.
2	Compromise between LBHI and Subsidiary Debtors reflecting a 20% reduction in the LBHI Intercompany Funding Balance for Distribution and setoff purposes only.
3	Debtors’ estimate of recovery prior to impact of Plan Adjustments and Intercompany Funding Balance Adjustment . Estimate includes the indirect impact of Plan Adjustments related to other Participating Subsidiary Debtors.
4	Recovery percentages shown as a percent of Estimated Allowed Claims.

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PARTICIPATING DEBTORS RECOVERY RECONCILIATION ANALYSIS - LBSF

($ in millions)

		Claims		Implied Recoveries Before Adjustments									Recoveries
Class	Designation	Estimated Allowed Claims[1]	Adjusted Claims For Distribution[2]	Recovery Before Interco. Funding Bal. Adj.[23]		Interco. Funding Adj.	Plan Adjustment			Recovery After Plan Adj.		LBSF Settlement Adj.	Estimated Plan Recovery
				$	%[4]		$	%		$	%[4]		$	%[4]
1	Priority Non- Tax Claims	--	--	--	--	--	--	--		--	--	--	--	--
2	Secured Claims	$765	$765	$765	100.0%	--	--	--		$765	100.0%	--	$765	100.0%
3	Convenience Claims	7	7	2	32.0%	--	--	--		2	32.0%	--	2	32.0%
4A	General Unsecured Claims other than those of the Racers Trust[6]	22,685	22,685	6,174	27.2%	$449	($397)	(6.0%	)	6,226	27.4%	$100	6,326	27.9%
4B	General Unsecured Claims of the Racers Trust[5]	1,948	1,948	530	27.2%	39	(292)	(51.3%	)	277	14.2%	--	277	14.2%
5A	Affiliate Claims of LBHI	18,320	15,341	4,986	27.2%	(507)	--	--		4,479	24.4%	(100)	4,379	23.9%
5B	Affiliate Claims of Participating Subsidiary Debtors	522	522	142	27.2%	10	(30)	(20.0%	)	122	23.4%	--	122	23.4%
5C	Affiliate Claims other than those of Participating Debtors[6]	4,195	4,195	1,142	27.2%	83	(73)	(6.0%	)	1,151	27.4%	--	1,151	27.4%
6	Equity Interests	--	--	--	--	--	--	--		--	--	--	--	--

		$48,441	$45,462	$13,742		$74	($793)			$13,023		--	$13,023

Note:	Under the Plan, the ultimate recovery estimate for each Debtor is dependent on the recovery estimates at other Affiliate entities due to the intercompany and equity relationships among entities. In order to estimate the isolated impact of the Intercompany Funding Adjustments, Plan Adjustments and other settlement adjustments, the Debtors had to make certain simplifying assumptions. As such, the isolated impact of each adjustment shown above represents only the Debtor’s estimate and are shown for illustrative purposes only.
1	Debtor’s best estimate of the amount of claims ultimately allowed consistent with Plan settlements.
2	Compromise between LBHI and Subsidiary Debtors reflecting a 20% reduction in the LBHI Intercompany Funding Balance for Distribution and setoff purposes only.
3	Debtors’ estimate of recovery prior to impact of Plan Adjustments and Intercompany Funding Balance Adjustment . Estimate includes the indirect impact of Plan Adjustments related to other Participating Subsidiary Debtors.
4	Recovery percentages shown as a percent of Estimated Allowed Claims.
5	In accordance with the Plan Settlement; see section 6.5(g) of the Plan.
6	Recovery percentage before potential Distribution in accordance with Section 6.5(d) of the Plan.

FOR ILLUSTRATIVE PURPOSES ONLY

PARTICIPATING DEBTORS RECOVERY RECONCILIATION ANALYSIS - LBCS

($ in millions)

		Claims		Implied Recoveries Before Adjustments					Recoveries
		Estimated Allowed	Adjusted Claims For	Recovery Before Interco. Funding Bal. Adj.[23]		Interco. Funding	Plan Adjustment		Estimated Plan Recovery
Class	Designation	Claims[1]	Distribution[2]	$	%[4]	Adj.	$	%	$	%[4]
1	Priority Non-Tax Claims	--	--	--	--	--	--	--	--	--
2	Secured Claims	$38	$38	$38	100.0%	--	--	--	$38	100.0%
3	Convenience Claims	0	0	0	55.0%	--	--	--	0	55.0%
4	General Unsecured Claims	2,371	2,371	1,217	51.3%	$185	($196)	(14.0%)	1,205	50.8%
5A	Affiliate Claims of LBHI	1,515	1,013	778	51.3%	(179)	--	--	599	39.5%
5B	Affiliate Claims of Participating Subsidiary Debtors	--	--	--	--	--	--	--	--	--
5C	Affiliate Claims other than those of Participating Debtors	20	20	10	51.3%	2	(2)	(14.0%)	10	50.8%
6	Equity Interests	--	--	--	--	--	--	--	--	--

		$3,944	$3,442	$2,043		$8	($198)		$1,852

Note:	Under the Plan, the ultimate recovery estimate for each Debtor is dependent on the recovery estimates at other Affiliate entities due to the intercompany and equity relationships among entities. In order to estimate the isolated impact of the Intercompany Funding Adjustments, Plan Adjustments and other settlement adjustments, the Debtors had to make certain simplifying assumptions. As such, the isolated impact of each adjustment shown above represents only the Debtor’s estimate and are shown for illustrative purposes only.

1	Debtor’s best estimate of the amount of claims ultimately allowed consistent with Plan settlements.
2	Compromise between LBHI and Subsidiary Debtors reflecting a 20% reduction in the LBHI Intercompany Funding Balance for Distribution and setoff purposes only.
3	Debtors’ estimate of recovery prior to impact of Plan Adjustments and Intercompany Funding Balance Adjustment . Estimate includes the indirect impact of Plan Adjustments related to other Participating Subsidiary Debtors.
4	Recovery percentages shown as a percent of Estimated Allowed Claims.

FOR ILLUSTRATIVE PURPOSES ONLY

PARTICIPATING DEBTORS RECOVERY RECONCILIATION ANALYSIS - LOTC

($ in millions)

		Claims		Implied Recoveries Before Adjustments					Recoveries
		Estimated Allowed Claims[1]	Adjusted Claims For Distribution[2]	Recovery Before Interco. Funding Bal. Adj.[23]		Interco. Funding Adj.	Plan Adjustment		Estimated Plan Recovery
Class	Designation			$	%[4]		$	%	$	%[4]
1	Priority Non-Tax Claims	--	--	--	--	--	--	--	--	--
2	Secured Claims	--	--	--	--	--	--	--	--	--
3	Convenience Claims	$0	$0	$0	34.0%	--	--	--	$0	34.0%
4	General Unsecured Claims	590	590	184	31.2%	$6	($15)	(8.0%)	175	29.6%
5A	Affiliate Claims of LBHI	194	155	61	31.2%	(10)	--	--	50	25.8%
5B	Affiliate Claims of Participating Subsidiary Debtors	8	8	2	31.2%	0	(1)	(20.0%)	2	25.8%
5C	Affiliate Claims other than those of Participating Debtors	414	414	129	31.2%	4	(11)	(8.0%)	123	29.6%
6	Equity Interests	--	--	--	--	--	--	--	--	--

		$1,207	$1,168	$376		$0	($26)		$350

Note:	Under the Plan, the ultimate recovery estimate for each Debtor is dependent on the recovery estimates at other Affiliate entities due to the intercompany and equity relationships among entities. In order to estimate the isolated impact of the Intercompany Funding Adjustments, Plan Adjustments and other settlement adjustments, the Debtors had to make certain simplifying assumptions. As such, the isolated impact of each adjustment shown above represents only the Debtor’s estimate and are shown for illustrative purposes only.

1	Debtor’s best estimate of the amount of claims ultimately allowed consistent with Plan settlements.
2	Compromise between LBHI and Subsidiary Debtors reflecting a 20% reduction in the LBHI Intercompany Funding Balance for Distribution and setoff purposes only.
3	Debtors’ estimate of recovery prior to impact of Plan Adjustments and Intercompany Funding Balance Adjustment . Estimate includes the indirect impact of Plan Adjustments related to other Participating Subsidiary Debtors.
4	Recovery percentages shown as a percent of Estimated Allowed Claims.

FOR ILLUSTRATIVE PURPOSES ONLY

PARTICIPATING DEBTORS RECOVERY RECONCILIATION ANALYSIS - LBCC

($ in millions)

		Claims		Implied Recoveries Before Adjustments					Recoveries
		Estimated Allowed	Adjusted Claims For	Recovery Before Interco. Funding Bal. Adj.[23]		Interco. Funding	Plan Adjustment		Estimated Plan Recovery
Class	Designation	Claims[1]	Distribution[2]	$	%[4]	Adj.	$	%	$	%[4]
1	Priority Non-Tax Claims	--	--	--	--	--	--	--	--	--
2	Secured Claims	$5	$5	$5	100.0%	--	--	--	$5	100.0%
3	Convenience Claims	0	0	0	40.0%	--	--	--	0	40.0%
4	General Unsecured Claims	609	609	224	36.7%	$18	($24)	(10.0%)	218	35.8%
5A	Affiliate Claims of LBHI	133	--	49	36.7%	(49)	--	--	--	--
5B	Affiliate Claims of Participating Subsidiary Debtors	572	572	210	36.7%	17	(45)	(20.0%)	182	31.8%
5C	Affiliate Claims other than those of Participating Debtors	550	550	202	36.7%	17	(22)	(10.0%)	197	35.8%
6	Equity Interests	--	--	--	--	--	--	--	--	--

		$1,869	$1,736	$690		$3	($92)		$602

Note:	Under the Plan, the ultimate recovery estimate for each Debtor is dependent on the recovery estimates at other Affiliate entities due to the intercompany and equity relationships among entities. In order to estimate the isolated impact of the Intercompany Funding Adjustments, Plan Adjustments and other settlement adjustments, the Debtors had to make certain simplifying assumptions. As such, the isolated impact of each adjustment shown above represents only the Debtor’s estimate and are shown for illustrative purposes only.

1	Debtor’s best estimate of the amount of claims ultimately allowed consistent with Plan settlements.
2	Compromise between LBHI and Subsidiary Debtors reflecting a 20% reduction in the LBHI Intercompany Funding Balance for Distribution and setoff purposes only.
3

Debtors’ estimate of recovery prior to impact of Plan Adjustments and Intercompany Funding Balance Adjustment . Estimate includes the indirect impact of Plan Adjustments related to other Participating Subsidiary Debtors.

4	Recovery percentages shown as a percent of Estimated Allowed Claims.

Exhibit 5

Liquidation Analysis for Each Debtor

Pursuant to section 1129(a)(7) of the Bankruptcy Code (the “Best Interest Test”), each holder of an impaired Claim or Equity Interest must either (i) accept the Plan, or (ii) receive or retain under the Plan property of a value, as of the Effective Date, that is not less than the value such non-accepting holder would receive or retain if the Debtors were to be liquidated under chapter 7 of the Bankruptcy Code on the Effective Date. In determining whether the Best Interest Test has been met, the first step is to determine the dollar amount that would be generated from a hypothetical liquidation of the Debtors’ assets in chapter 7. The gross amount of Cash available would be the sum of the proceeds from the disposition of the Debtors’ assets and the Cash held by the Debtors at the commencement of their chapter 7 cases. Such amount then would be reduced by the costs and expenses of the liquidation. Prior to determining whether the Best Interest Test has been met for general unsecured creditors, further reductions would be required to eliminate Cash and asset liquidation proceeds that would be applied to Secured Claims and amounts necessary to satisfy chapter 7 and chapter 11 Administrative Expense Claims, Priority Tax Claims, and Priority Non-Tax Claims that are senior to General Unsecured Claims, including any incremental Administrative Expense Claims that may result from the termination of the Debtors’ businesses and the liquidation of assets. Any remaining Cash would be available for Distribution to general unsecured creditors and Equity Interest holders in accordance with the distribution hierarchy established by section 726 of the Bankruptcy Code.

The Liquidation Analyses (the “Liquidation Analyses”) below reflect the estimated Cash proceeds, net of liquidation-related costs that would be available to each of the Debtors’ creditors if each Debtor were to be liquidated in a separate chapter 7 case. The Debtors did not apply any present value discounts to estimated cash proceeds. Underlying the Liquidation Analyses are a number of estimates and assumptions regarding liquidation proceeds that, although developed and considered reasonable by the Debtors, are inherently subject to significant business, economic, and competitive uncertainties and contingencies beyond the control of the Debtors. ACCORDINGLY, THERE CAN BE NO ASSURANCE THAT THE VALUES REFLECTED IN THE LIQUIDATION ANALYSES WOULD BE REALIZED IF THE DEBTORS WERE, IN FACT, TO UNDERGO SUCH A LIQUIDATION, AND ACTUAL RESULTS COULD VARY MATERIALLY FROM THOSE SHOWN HERE.

For certain asset classes, estimates of the liquidation proceeds were made for each asset individually. For other assets, liquidation values were assessed for general classes of assets by estimating the percentage recoveries that a chapter 7 trustee might achieve through their disposition. A Liquidation Analysis was performed for the assets in each asset class held by the Debtors, and then allocated to each Debtor based on such Debtor’s pro rata share of assets in the asset classes, and assumes that the Debtors’ liquidation proceeds would be distributed in accordance with sections 726 and 1129(b) of the Bankruptcy Code. Each of the following Liquidation Analyses should be read in conjunction with the following notes.

5-1

1.	Assumptions

For purposes of each Liquidation Analysis, the Debtors considered many factors and made certain assumptions. Those assumptions that the Debtors consider significant are described below.

2.	General

a. Conversion: Each of the Chapter 11 Cases are converted to chapter 7 in 2012.

b. Appointment of Chapter 7 Trustee: One chapter 7 trustee is appointed to liquidate and wind down the Debtors’ estates. It should be noted that the selection of a separate chapter 7 trustee for one or more of the Debtors’ estates could result in substantially higher administrative expenses associated with the chapter 7 cases from a large duplication of effort by each trustee and his/her professionals.

c. Chapter 7 Trustee: The chapter 7 trustee would retain professionals (investment bankers, law firms, accounting firms, consultants, forensic experts, etc.) to assist in the liquidation and wind down of the Debtors’ estates. Although the chapter 7 trustee may retain certain of the Debtors’ professionals for discrete projects, it is assumed that the trustee’s primary investment banking, legal, accounting, consulting and forensic support would be provided by new professionals, because most (if not all) of these professionals will hold Claims in the chapter 7 cases. Nevertheless, given that the Debtors have been managing the orderly wind down of their estates with over 500 employees and financial advisor professionals, and have stayed current on tax filings, regulatory and judicial inquiries, and financials records for hundreds of entities and bank accounts, it is reasonable to expect that the chapter 7 trustee will require the assistance of some portion of the Debtors’ professionals and/or their employees to assist in maintaining regulatory compliance and in the short-term liquidations due to their institutional knowledge.

d. Start-Up Time: Given the complexity of the Chapter 11 Cases and the underlying assets and Claims, it is anticipated that the chapter 7 trustee and any newly retained professionals will require at least three to six months to familiarize themselves with the Debtors’ estates, the assets, the Claims and related matters before they begin marketing assets or litigating Claims.

e. Duration of Liquidation The Liquidation Analyses assume that after the start-up period the actual liquidation of assets of the Debtors would continue for 9 to 12 months, during which time all of the Debtors’ major assets would either be sold or conveyed to the applicable lien holders and the Cash proceeds, net of liquidation-related costs, would be available for Distribution to creditors.

Approximately 67,000 Claims were filed against the Debtors prior to the Bar Date, in amounts totaling approximately $1.2 trillion (including duplicate Claims and estimated amounts for certain unliquidated claims). As of May 13, 2011, approximately 48,000 Filed Claims remain on the Claims register against all of the Debtors in an

5-2

aggregate amount of approximately $764 billion.5 It is unlikely that the chapter 7 trustee could adequately reconcile all Claims during 12 to 18 month period of assessment and asset recovery. Therefore, a large number of the Claims in these cases will be reconciled, valued, negotiated and settled, and/or litigated to conclusion only after the asset recovery work is mostly complete. The Debtors estimate that a chapter 7 trustee will require at least an additional 12 to 18 months to reconcile Claims and initiate litigation including, but not limited to, claim objections and avoidance actions (to the extent the applicable statute of limitations has been extended pursuant to tolling agreements). It is possible that some Distributions could be made prior to such period, but Claims would be subject to reserves.

It is not uncommon in large cases for liquidations to last many years while chapter 7 trustees prosecute difficult Claims-related and other litigation.

f. Consolidation for Administrative Purposes. This analysis assumes that the Debtors are consolidated for administrative purposes during the chapter 7 cases. Should one or more Debtors be liquidated in a separately administered chapter 7 case, the total administrative costs of the Debtors’ chapter 7 cases could be substantially higher than the costs assumed in this analysis.

3.	Assets

a. Cash: Beginning Cash is based on restricted and unrestricted Cash balances.

b. Assets: This analysis assumes that the assets of each Debtor are sold, transferred, abandoned or otherwise liquidated on or before 18 months from the date that the Chapter 11 Cases are converted. With respect to the different asset classes of the Debtors, the following assumptions were made when calculating the liquidation amount:

(i)	Derivative Contracts

The settlement or disposition of Derivative Contracts requires experienced derivatives and financial services experts. In a chapter 7 liquidation, it is assumed that the chapter 7 trustee will reduce the number of the Debtors’ current employees, and that other employees will leave for other market opportunities. It is estimated that headcount is reduced significantly, which will result in the loss of legacy knowledge relating to the derivatives portfolio and will disrupt ongoing settlement discussions with counterparties. This will make a chapter 7 liquidation significantly more difficult and will result in lower recoveries as compared to current projections.

[5]

In addition, after May 13, 2011, approximately $3 billion of claims have been expunged or withdrawn, reducing the aggregate amount of outstanding Claims to approximately $761 billion. The Debtors continue aggressively to mitigate Claims by filing objections to Claims on a monthly basis that result in either an order of the Bankruptcy Court that certain Claims be expunged or reduced in amount, Claim withdrawals, or settlements.

5-3

(ii)	Real Estate Assets

A forced liquidation of Real Estate Assets over a 12-month period (after the 3-6 month transition period) would have an adverse impact on the value of the Debtors’ recoveries from their Real Estate Assets. Additional discounts on current valuations would be required due to the following assumptions:

•	Lack of liquidity in the market – Potential purchasers may not be able to obtain the requisite financing to purchase the Debtors’ Real Estate Assets.

•

Supply and demand imbalances – Given the size of the Debtors’ portfolio of Real Estate Assets, if offered for sale in its entirety, the market equilibrium in certain markets or geographies may be disturbed. Assets available for sale may outweigh existing demand, inviting further discounts in order to attract non-traditional buyers.

•

Bulk sales – Liquidation of the Debtors’ entire portfolio of Real Estate Assets within a 12-month period would require bundling multiple positions together for purchasers (most likely by geography, property type or lien type); valuations would likely reflect discounts for what would amount to bulk purchases.

•

Inability to offer seller representations or warranties – Liquidation would preclude the Trustee/Debtors’ willingness or ability to offer representations and warranties on positions for sale. Additional discounts would be necessary to compensate buyers for the risk of not securing certain guarantees or indemnities.

Taking these assumptions into account, liquidation discounts have been applied based on lien type and property type. Discounts relative to lien type are a reflection of the priority of Claims on underlying collateral (so senior positions generally have lower discounts than equity discounts). Discounts relative to property type (office, condo/multifamily, hospitality, land, etc.) are a reflection of unique features in the markets for those assets.

In addition, there are certain Real Estate Assets within the commercial real estate portfolio that possess unique characteristics and as a result, individual liquidation discounts have been applied. This situation generally applies to larger projects that may involve multiple positions across lien and property types (e.g., a condo development with some undeveloped land), and/or debt positions whereby a liquid market for a security establishes a market price.

•	Other considerations

A quick liquidation of the Debtors’ portfolio of Real Estate Assets would likely entail significant involvement on the part of third party investment bankers, real

5-4

estate brokers, and legal resources (including representation by local counsel). For the purposes of this analysis, the Debtors included fees for brokers and bankers and additional amounts to cover legal and other contingencies.

It is possible that some of the Debtors’ Real Estate Assets cannot be sold in the liquidation time frame. Outstanding litigation and structural impediments (transfer consents, regulatory or environmental restrictions, rights of first refusal, etc.) may require that certain positions be held beyond the self-imposed deadline.

(iii)	Private Equity/Principal Investments:

The assumptions used are based on estimates and are by definition subject to variability in ultimate outcome.

(a)	Liquidation Impediments

Contractual and Structural Impediments

•

Tag-Along Rights: Investors in certain Private Equity/Principal Investments have a right to dispose of a portion of their interest in any transaction in which the Debtors’ transfer an interest. Such right may limit the amount of any Private Equity/Principal Investment that the Debtors are able to sell in any one transaction.

•

Regulatory Restrictions: Certain Private Equity/Principal Investments impose regulatory restrictions on the type of buyer or quantity of ownership of such investment. Potential purchasers might demand a discount for any such Private Equity/Principal Investment due to the uncertainty of obtaining such approvals and the time necessary to obtain regulatory approvals.

•

Structural Impediments: With respect to certain Private Equity/Principal Investments which are held in more complicated structures (e.g., co-investment vehicles, limited partnerships), purchasers are likely to apply discounts in a forced sale process (see also “Market Psychology” below).

Procedural Impediments

•

Market Psychology: In a chapter 7 liquidation, potential purchasers will be aware of the Debtors’ desire to liquidate its Private Equity/Principal Investments in a limited time frame, and resultant pressure to accept highest price available, regardless of the inherent value of the asset.

5-5

•

Higher Expenses: The complexity of selling a large number of Private Equity/Principal Investments in a limited timeframe is likely to increase costs (e.g. financial and legal advisors) as compared to a medium-term orderly liquidation of such assets.

(b)	Liquidation Process/Assumptions

For a variety of reasons, it is possible that some Private Equity/Principal Investments cannot be sold in the liquidation time frame. Outstanding litigation and structural impediments (transfer consents, regulatory restrictions, rights of first refusal, etc.) may require that certain positions be held beyond the 9 to 12-month period assumed in this liquidation analysis. In addition, certain positions are subject to confidentiality restrictions and transfer restrictions for which the Debtors would need consent from sponsors, general partners and/or portfolio companies in order to (i) share information regarding such positions with prospective buyers and/or (ii) transfer such position to a buyer. There is no assurance that consent would be obtained in a liquidation scenario.

Many of these assets are in non-Debtor entities so the normal bankruptcy sale protections are not available to the buyer.

(c)	Direct Portfolio

Given the concentration inherent in the portfolio of direct Private Equity/Principal Investments, with the largest 40 positions accounting for approximately 98% of the carrying value, it is assumed that each of the largest 40 positions are sold individually as opposed to as part of a block transaction. The remaining approximately 36 smaller direct Private Equity/Principal Investments in the portfolio can be divided into better known positions (sponsor co-invests) and non-sponsor positions. It is assumed that sponsor co-invests can be sold individually, while the non-sponsor positions can be sold as a block.

To sell the direct portfolio positions over a 9 to 12-month period would require the retention of multiple investment banks. The investment banks would likely run a controlled competitive auction process (bound, to a certain extent, by the transfer and other restrictions inherent in the governing documents).

Finally, in addition to other impediments described above, in certain instances either the company or other investors have the right to buy back the position (e.g., via right of first refusal). In general, company management and/or sponsor support will be critical to the sale of these direct positions.

(d)	GP/LP Investments

The Private Equity/Principal Investment structured as limited partnership interests would be sold through an auction process conducted by a third party. Given that it is unlikely that one buyer would acquire the entire portfolio, multiple sales would be

5-6

necessary. Furthermore, because each position in this portfolio requires general partner consent, the 9 – 12 month liquidation time frame would be challenging and would likely result in substantial discounts.

The hedge fund limited partnership interests would also be sold through an auction process conducted by a third party. The buyer universe for such interests is much more limited. Also, given the significant concentration in this portfolio, as well as the length of many lock-ups, discounts would be very significant. Finally, general partner consent is required in every case.

The general partnership interests would be sold individually. Although two are public equity positions, the size of the positions and lack of trading volume make the positions highly illiquid. Third parties would be used in each case.

The aggregate cost of third parties to liquidate the GP/LP investments would be substantial.

(iv)	Loans

Below outlines the liquidation impediments and the process that would be employed to effectuate the liquidation.

To the extent that loans are fully funded, liquidation of these assets will depend on current market conditions. Liquidity of an asset is a function of a combination of factors that may include (but is not limited to) price, position size, time horizon, how actively the loan is traded in the marketplace, and general financial market conditions. Given the volume of Loans available for sale, however, and market participants’ knowledge of the Debtors’ mandate to liquidate their portfolio of Loans in a limited time frame, it is possible that a significant discount to market will be necessary to liquidate the portfolio. A description of the disposition of the different types of Loans held by the Debtors is set forth below:

(a)	Loan Positions

•	Special Purpose Vehicles: Loans to special purpose vehicles are illiquid and are not traded in any commercial market. As a result, a steep discount for purchase is likely required.

•

Commercial Loans: Commercial Loans are generally liquid and trade in commercial markets. However, many of the Debtors’ Loans include future commitments to make additional funding, so the disposition of these Loans would require an additional discount to offset the buyer’s obligations and additional risk. Larger positions would require a substantial discount as a result of the expedited sale.

5-7

•

Distressed Debt or Claims Against Other Chapter 11 Debtors: Claims against entities in a chapter 11 proceeding are generally illiquid. The Debtors would realize significant discounts to current market value.

•

Loans Participated to CLOs: Loans participated to collateralized loan obligations are generally liquid and trade in the commercial markets. To the extent that the revolvers are unfunded, these positions would be priced at an a discount.

c. Avoidance Actions: Due to uncertainty and litigation risk, there are no significant amounts reflected in the liquidation analysis for avoidance actions.

d. Other Litigation: Consistent with the calculation of the estimated recoveries under the Plan, no values are included for recoveries from other litigation.

4.	Costs

a. Employees: The chapter 7 trustee will require a significant number of employees to liquidate the assets. To the extent that the chapter 7 trustee terminates the post-petition employment contracts of any of the Debtors’ current employees, the Debtors’ estates would be subject to additional Administrative Expense Claims.

b. Trustee Fees: The chapter 7 trustee would be compensated in accordance with the guidelines of section 326 of the Bankruptcy Code. The liquidation analysis assumes that the chapter 7 trustee’s fees would not be greater than 1% of total Distributions by the Debtors. However, the arrangements with a Trustee may result in a different percentage.

c. Professional Fees: Given that the chapter 7 trustee and, to the extent applicable, the trustee’s professionals must familiarize themselves with the Debtors, their estates, their assets and the Claims asserted against them, it is anticipated that the Debtors’ estates would incur significant professionals’ fees in the context of a chapter 7 liquidation.

d. Compromise and Settlement of Plan Issues: The Liquidation Analysis takes into account the compromises and settlements included in the Plan. The Debtors assume that a chapter 7 trustee would determine that the compromises and settlements included in the Plan are reasonable and the most efficient means to avoid extensive and protracted litigation of the Plan Issues.

5.	Estimated Recoveries

a. Classes of Claims: The estimated recoveries use the Classes established by the Plan to facilitate creditors’ ability to compare the recoveries under the Plan versus recoveries in a chapter 7 liquidation.

5-8

b. Timing of Distributions: While cash may be realized sooner, it is currently contemplated that the first Distributions under the Plan would commence in early 2012. In contrast, the Debtors anticipate that the first Distribution to Creditors in a chapter 7 would not be made until early 2013. This assumption is based, in part, upon the belief that the chapter 7 trustee would be reluctant to make significant interim Distributions prior to the determination of at least 50% of the disputed Claims, which would take longer with fewer employees with institutional knowledge.

c. Additional Claims: The liquidation of the Debtors will result in additional Claims being satisfied under chapter 7, including, but not limited to, Claims arising from the rejection of any remaining executory contracts, unexpired leases, and post-petition contracts. However, due to the uncertainty as to which contracts or leases would ultimately be rejected and the determination of the amount of any rejection damages (if any), no Claims related to the rejection of executory contracts are included in the estimated recoveries. Any such Claims, if filed, would further dilute any recoveries in a chapter 7 liquidation.

In connection with the settlements, LBHI entered into capital maintenance agreements and agreed to sell the Banks within 18 months or, if the Banks could not be sold, to purchase the remaining assets of the Banks at a value that would be sufficient to satisfy the Banks’ liabilities. If the case were converted to a chapter 7 liquidation and the Banks were liquidated in a substantially shorter period than the 18-month period provided for in the capital maintenance agreements, LBHI is likely to recover a depressed value for the assets of the Banks. In that event, pursuant to its obligations under the capital maintenance agreement, LBHI would have to make up for the shortfall (approximated at $1 billion) to satisfy the Banks’ liabilities as an administrative expense of its estate.

d. Amount of Allowed Claims: The determination of the Allowed Claims is an uncertain process given the number of disputed, contingent and/or unliquidated Claims in the Chapter 11 Cases. Furthermore, the accelerated wind down timeline and the substantial loss of experienced workforce, that could result from conversion to a chapter 7, would result in a significant impairment to the Claims process. No order or findings have been entered by the Bankruptcy Court estimating or otherwise fixing the amount of Allowed Claims used in the liquidation analysis. To the extent that Claims have been reduced due to elimination of duplicate and superseded Claims, this is the basis for the Claims used in the liquidation analysis. The actual amount of Allowed Claims could vary materially.

6.	Notes to Liquidation Analysis

a.	Secured Claims

To the extent that the value of the collateral securing a Secured Claim is less than the Secured Claim, the remaining amount would be a deficiency Claim and a General Unsecured Claim against the applicable Debtor.

5-9

b.	Estimated Aggregate Unpaid Administrative Expense Claims, Priority Tax Claims, and Priority Non-Tax Claims

The amount of Cash that would be available for Distributions to general unsecured creditors in a chapter 7 case would be reduced by any Allowed Administrative Expense Claims, Priority Tax Claims, and Priority Non-Tax Claims that are senior to General Unsecured Claims in the Chapter 11 Cases. Any remaining Cash after satisfaction of these Claims would be available for Distribution to general unsecured creditors and Equity Interest holders in accordance with the Distribution hierarchy established by section 726 of the Bankruptcy Code.

Freddie Mac filed a claim (Claim No. 33568) against LBHI for approximately $1.2 billion based on loans from Freddie Mac to LBHI (the “Freddie Mac Claim”). Freddie Mac has asserted that such claim is entitled to be treated as a priority claim under 12 U.S.C. 4617(b)(15)(D). The Debtors do not believe that the Freddie Mac Claim is entitled to be treated as a priority claim and therefore have included such Claim a Senior Unsecured Claim in LBHI Class 3 for the purposes of the Liquidation Analysis.

Fannie Mae filed Claims (Claim No. 29557) against LBHI for an aggregate amount of approximately $19 billion based on claims arising under certain contracts, agreements, guaranty and securities laws (the “Fannie Mae Claims”). Fannie Mae initially asserted that such claims are entitled to be treated as priority claims under 12 U.S.C. 4617(b)(15)(D). During the pendency of the Chapter 11 Cases, Fannie Mae has conducted certain investigations in respect of the Fannie Mae Claims and, to date, has determined that it will not assert such priority with respect to approximately $16 billion of such claims, and is continuing its due diligence and investigation of the facts, circumstances and documentation related to the priority of the balance of such claims in the approximate amount of $2.7 billion and has not yet determined whether it will pursue such priority in respect of such remaining portion of the Fannie Mae Claims. The Debtors dispute the amount of the Fannie Mae Claims and do not believe that any amount thereof are entitled to be treated as a priority claim and therefore have included such Claims as unsecured Claims for the purposes of the Liquidation Analysis.

c.	Liquidation Analysis

The Liquidation Analysis for each Debtor is attached below.

5-10

Liquidation Analysis for LBHI

($ in millions)

	Estimated Liquidation Assets	Estimated Plan Assets			Liquidation Estimated Allowed Claims[3]	Estimated Recovery
						Liquidation		Plan
						$	%	$	%[4]

Cash & Cash Equivalents	$2,723	$2,723	Class 1:[3]	Priority Non-Tax Claims	$3	$3	100.0%	$3	100.0%

Restricted Cash	3,515	3,515	Class 2:	Secured Claims	2,481	2,481	100.0%	2,481	100.0%

Financial Instruments & Other Inventory			Class 3:	Senior Unsecured Claims	83,724	12,979	15.5%	17,678	21.1%
Real Estate	2,838	4,353
Loans	586	596	Class 4A:[5]	Senior Affiliate Claims	52,327	5,911	11.3%	8,147	15.6%
Principal Investments	1,079	1,613
Derivatives & Other Contracts	--	--	Class 4B:[5]	Senior Affiliate Guarantee Claims	11,563	1,276	11.0%	1,758	15.2%

Other Assets	1,937	2,486	Class 5A:	Senior Third-Party Guarantee Claims	52,702	4,651	8.8%	6,410	12.2%

Operating Asset Recoveries	$12,679	$15,285	Class 6A:	Convenience Claims	54	14	26.0%	14	26.0%

Recovery on Intercompany Receivables	20,494	25,913	Class 6B:	Convenience Guarantee Claims	332	56	17.0%	56	17.0%
Recovery on Other Receivables	2,110	2,946
Equity Interests in Affiliates	1,960	2,727	Class 7:	General Unsecured Claims	11,390	1,665	14.6%	2,267	19.9%

TOTAL ASSETS	$37,243	$46,872	Class 8:[5]	Affiliate Claims	1,446	151	10.4%	208	14.4%

Administrative Expenses[1]			Class 9A:	Third-Party Guarantee Claims other than those of the Racers Trusts	39,658	3,305	8.3%	4,555	11.5%
Administrative Expenses & Other[2]	($3,592)	($2,592)
Post-Petition Intercompany Payables	(2,316)	(2,316)	Class 9B:	Third-Party Guarantee Claims of the Racers Trusts	1,948	99	5.1%	136	7.0%
Operating Disbursements	(651)	(641)
			Class 10A:	Subordinated Class 10A Claims	3,436	--	--	--	--

			Class 10B:	Subordinated Class 10B Claims	10,343	--	--	--	--

			Class 10C:	Subordinated Class 10C Claims	1,499	--	--	--	--

			Class 11:	Section 510(b) Claims	--	--	--	--	--

DISTRIBUTABLE ASSETS	$30,684	$41,322	Class 12:	Equity Interests	--	--	--	--	--

Recovery From Plan Adjustments	1,907	2,390

NET DISTRIBUTABLE ASSETS	$32,590	$43,712	TOTALS		$272,904	$32,590		$43,712

Note:	All values that are exactly zero and all recovery percentages where the corresponding recovery amount is zero are shown as “--”. Values between zero and $500,000 appear as “0”.
1	Comprised of administrative expenses, professional compensation and priority tax claims. Liquidation scenario includes $1 billion of incremental liquidation administrative expenses.
2	Includes $300 million for Debtor Allocation Agreement in accordance with Section 6.3 of the Plan.
3	Debtor’s best estimate of the amount of claims ultimately allowed in a Liquidation scenario.
4	Represents Plan recovery amount as a percentage of Liquidation Estimated Allowed Claims.
5	Represents Claims after the effects of setoff.	Page 1

Liquidation Analysis for LCPI

($ in millions)

	Estimated Liquidation Assets	Estimated Plan Assets			Estimated Allowed Claims[2]	Estimated Recovery
						Liquidation		Plan
						$	%	$	%[3]

Cash & Cash Equivalents	$2,951	$2,951	Class 1:	Priority Non-Tax Claims	--	--	--	--	--

Restricted Cash	41	41	Class 2:	Secured Claims	$144	$144	100.0%	$144	100.0%

Financial Instruments & Other Inventory			Class 3:	Convenience Claims	1	0	60.0%	0	60.0%
Real Estate	2,744	5,334
Loans	2,823	4,093	Class 4A:[5]	General Unsecured Claims other than those of Designated Entities	2,752	1,096	39.8%	1,533	55.7%
Principal Investments	426	663
Derivatives & Other Contracts	27	49	Class 4B:	General Unsecured Claims of Designated Entities	5,230	1,761	33.7%	2,534	48.4%

Other Assets	124	124	Class 5A:[45]	Affiliate Claims of LBHI	17,857	5,681	31.8%	8,216	46.0%

Operating Asset Recoveries	$9,136	$13,255	Class 5B:[4]	Affiliate Claims of Participating Subsidiary Debtors	5	2	33.7%	3	48.4%

Recovery on Intercompany Receivables	$3,353	$4,096	Class 5C:[4]	Affiliate Claims other than those of Participating Debtors	4,871	1,763	36.2%	2,537	52.1%
Recovery on Affiliate Guarantees	--	--
Equity Interests in Affiliates	110	273	Class 6:[4]	Equity Interests	--	--	--	--	--

TOTAL ASSETS	$12,599	$17,624

Administrative Expenses[1]
Administrative Expenses & Other	($585)	($585)
Post-Petition Intercompany Payables	(124)	(124)
Operating Disbursements	(552)	(668)

DISTRIBUTABLE ASSETS	$11,338	$16,248

Contribution to Plan Adjustments	($890)	($1,280)

NET DISTRIBUTABLE ASSETS	$10,448	$14,967	TOTALS		$30,861	$10,448		$14,967

Note:	All values that are exactly zero and all recovery percentages where the corresponding recovery amount is zero are shown as “--”. Values between zero and $500,000 appear as “0”.
1	Comprised of administrative expenses, professional compensation and priority tax claims.
2	Debtor’s best estimate of the amount of claims ultimately allowed in a Liquidation scenario.
3	Represents Plan recovery amount as a percentage of Liquidation Estimated Allowed Claims.
4	Represents Claims after the effects of setoff.
5	The first $100 million of Distributions made to Class 5A on account of its Allowed Affiliate Claim has been redistributed to Class 4A in accordance with Section 6.5(e) of the Plan.	Page 2

Liquidation Analysis for LBCS

($ in millions)

	Estimated Liquidation Assets	Estimated Plan Assets			Estimated Allowed Claims[2]	Estimated Recovery
						Liquidation		Plan
						$	%	$	%[3]

Cash & Cash Equivalents	$1,601	$1,601	Class 1:	Priority Non-Tax Claims	--	--	--	--	--

Restricted Cash	38	38	Class 2:	Secured Claims	$38	$38	100.0%	$38	100.0%

Financial Instruments & Other Inventory			Class 3:	Convenience Claims	0	0	55.0%	0	55.0%
Real Estate	--	--
Loans	--	--	Class 4:	General Unsecured Claims	2,371	1,149	48.5%	1,205	50.8%
Principal Investments	--	--
Derivatives & Other Contracts	272	326	Class 5A:[4]	Affiliate Claims of LBHI	1,515	571	37.7%	599	39.5%

Other Assets	9	10	Class 5B:[4]	Affiliate Claims of Participating Subsidiary Debtors	--	--	--	--	--

Operating Asset Recoveries	$1,920	$1,975	Class 5C:[4]	Affiliate Claims other than those of Participating Debtors	20	10	48.5%	10	50.8%

Recovery on Intercompany Receivables	$89	$99	Class 6:[4]	Equity Interests	--	--	--	--	--
Recovery on Affiliate Guarantees	--	--
Equity Interests in Affiliates	--	--

TOTAL ASSETS	$2,008	$2,074

Administrative Expenses[1]
Administrative Expenses & Other	--	--
Post-Petition Intercompany Payables	($16)	($16)
Operating Disbursements	(36)	(7)

DISTRIBUTABLE ASSETS	$1,956	$2,050

Contribution to Plan Adjustments	($189)	($198)

NET DISTRIBUTABLE ASSETS	$1,767	$1,852	TOTALS		$3,944	$1,767		$1,852

Note:	All values that are exactly zero and all recovery percentages where the corresponding recovery amount is zero are shown as “--”. Values between zero and $500,000 appear as “0”.
1	Comprised of administrative expenses, professional compensation and priority tax claims.
2	Debtor’s best estimate of the amount of claims ultimately allowed in a Liquidation scenario.
3	Represents Plan recovery amount as a percentage of Liquidation Estimated Allowed Claims.
4	Represents Claims after the effects of setoff.	Page 3

Liquidation Analysis for LBSF

($ in millions)

	Estimated Liquidation Assets	Estimated Plan Assets			Estimated Allowed Claims[3]
						Estimated Recovery
						Liquidation		Plan
						$	%	$	%[4]

Cash & Cash Equivalents	$7,937	$7,937	Class 1:	Priority Non-Tax Claims	--	--	--	--	--

Restricted Cash	657	657	Class 2:	Secured Claims	$765	$765	100.0%	$765	100.0%

Financial Instruments & Other Inventory			Class 3:	Convenience Claims	$7	$2	32.0%	2	32.0%
Real Estate	--	--
Loans	1	1	Class 4A:[6]	General Unsecured Claims other than those of the Racers Trust	22,685	5,728	25.3%	6,326	27.9%
Principal Investments	--	--
Derivatives & Other Contracts	3,067	4,033	Class 4B:	General Unsecured Claims of the Racers Trust	1,948	250	12.8%	277	14.2%

Other Assets	16	16	Class 5A:[56]	Affiliate Claims of LBHI	18,320	3,949	21.6%	4,379	23.9%

Operating Asset Recoveries	$11,678	$12,644	Class 5B:[5]	Affiliate Claims of Participating Subsidiary Debtors	$522	$110	21.1%	$122	23.4%

Recovery on Intercompany Receivables	$980	$1,163	Class 5C:[5]	Affiliate Claims other than those of Participating Debtors	4,195	1,041	24.8%	1,151	27.4%
Recovery on Affiliate Guarantees	--	--
Equity Interests in Affiliates	281	349	Class 6:[5]	Equity Interests	--	--	--	--	--

TOTAL ASSETS	$12,939	$14,156

Administrative Expenses[1]
Administrative Expenses & Other	($19)	($19)
Post-Petition Intercompany Payables	(122)	(122)
Operating Disbursements	(536)	(500)
Debtors’ Cost Allocation[2]	300	300

DISTRIBUTABLE ASSETS	$12,563	$13,516

Contribution to Plan Adjustments	($717)	($793)

NET DISTRIBUTABLE ASSETS	$11,846	$13,023	TOTALS		$48,441	$11,846		$13,023

Note:	All values that are exactly zero and all recovery percentages where the corresponding recovery amount is zero are shown as “--”. Values between zero and $500,000 appear as “0”.
1	Comprised of administrative expenses, professional compensation and priority tax claims.
2	In accordance with Debtor Allocation Agreement, Section 6.3 of the Plan.
3	Debtor’s best estimate of the amount of claims ultimately allowed in a Liquidation scenario.
4	Represents Plan recovery amount as a percentage of Liquidation Estimated Allowed Claims.
5	Represents Claims after the effects of setoff.
6	The first $100 million of Distributions made to Class 5A on account of its Allowed Affiliate Claim has been redistributed to Class 4A in accordance with Section 6.5(f) of the Plan.	Page 4
7	Recovery percentage before potential Distribution in accordance with Section 6.5(d) of the Plan.

Liquidation Analysis for LOTC

($ in millions)

	Estimated Liquidation Assets	Estimated Plan Assets			Estimated Allowed Claims[2]	Estimated Recovery
						Liquidation		Plan
						$	%	$	%[3]

Cash & Cash Equivalents	$233	$233	Class 1:	Priority Non-Tax Claims	--	--	--	--	--

Restricted Cash	--	--	Class 2:	Secured Claims	--	--	--	--	--

Financial Instruments & Other Inventory			Class 3:	Convenience Claims	$0	$0	34.0%	$0	34.0%
Real Estate	--	--
Loans	--	--	Class 4:	General Unsecured Claims	$590	$157	26.6%	175	29.6%
Principal Investments	--	--
Derivatives & Other Contracts	137	163	Class 5A:[4]	Affiliate Claims of LBHI	194	45	23.1%	50	25.8%

Other Assets	--	--	Class 5B:[4]	Affiliate Claims of Participating Subsidiary Debtors	8	2	23.1%	2	25.8%

Operating Asset Recoveries	$369	$396	Class 5C:[4]	Affiliate Claims other than those of Participating Debtors	414	110	26.6%	123	29.6%

Recovery on Intercompany Receivables	--	--	Class 6:[4]	Equity Interests	--	--	--	--	--
Recovery on Affiliate Guarantees	--	--
Equity Interests in Affiliates	--	--

TOTAL ASSETS	$369	$396

Administrative Expenses[1]
Administrative Expenses & Other	--	--
Post-Petition Intercompany Payables	($5)	($5)
Operating Disbursements	(26)	(15)

DISTRIBUTABLE ASSETS	$338	$376

Contribution to Plan Adjustments	($24)	($26)

NET DISTRIBUTABLE ASSETS	$314	$350	TOTALS		$1,207	$314		$350

Note:	All values that are exactly zero and all recovery percentages where the corresponding recovery amount is zero are shown as “--”. Values between zero and $500,000 appear as “0”.
1	Comprised of administrative expenses, professional compensation and priority tax claims.
2	Debtor’s best estimate of the amount of claims ultimately allowed in a Liquidation scenario.
3	Represents Plan recovery amount as a percentage of Liquidation Estimated Allowed Claims.
4	Represents Claims after the effects of setoff.	Page 5

Liquidation Analysis for LBCC

($ in millions)

	Estimated Liquidation Assets	Estimated Plan Assets			Estimated Allowed Claims[2]	Estimated Recovery
						Liquidation		Plan

						$	%	$	%[3]

Cash & Cash Equivalents	$535	$535	Class 1:	Priority Non-Tax Claims	--	--	--	--	--

Restricted Cash	5	5	Class 2:	Secured Claims	$5	$5	100.0%	$5	100.0%

Financial Instruments & Other Inventory			Class 3:	Convenience Claims	$0	$0	40.0%	0	40.0%
Real Estate	--	--
Loans	--	--	Class 4:	General Unsecured Claims	609	208	34.1%	218	35.8%
Principal Investments	--	--
Derivatives & Other Contracts	154	175	Class 5A:[4]	Affiliate Claims of LBHI	133	--	--	--	--

Other Assets	--	--	Class 5B:[4]	Affiliate Claims of Participating Subsidiary Debtors	572	173	30.3%	182	31.8%

Operating Asset Recoveries	$694	$715	Class 5C:[4]	Affiliate Claims other than those of Participating Debtors	550	187	34.1%	197	35.8%

Recovery on Intercompany Receivables	$0	$0	Class 6:[4]	Equity Interests	--	--	--	--	--
Recovery on Affiliate Guarantees	2	3
Equity Interests in Affiliates	--	--

TOTAL ASSETS	$697	$718

Administrative Expenses[1]
Administrative Expenses & Other	--	--
Post-Petition Intercompany Payables	(7)	(7)
Operating Disbursements	($29)	($18)

DISTRIBUTABLE ASSETS	$660	$693

Contribution to Plan Adjustments	($87)	($92)

NET DISTRIBUTABLE ASSETS	$573	$602	TOTALS		$1,869	$573		$602

Note:	All values that are exactly zero and all recovery percentages where the corresponding recovery amount is zero are shown as “--”. Values between zero and $500,000 appear as “0”.
1	Comprised of administrative expenses, professional compensation and priority tax claims.
2	Debtor’s best estimate of the amount of claims ultimately allowed in a Liquidation scenario.
3	Represents Plan recovery amount as a percentage of Liquidation Estimated Allowed Claims.
4	Represents Claims after the effects of setoff.	Page 6

Liquidation Analysis for LBDP
($ in millions)
	Estimated Liquidation Assets				Estimated Allowed Claims[2]
		Estimated Plan Assets				Estimated Recovery
						Liquidation		Plan
						$	%	$	%[3]
Cash & Cash Equivalents	$390	$390	Class 1:	Priority Non-Tax Claims	--	--	--	--	--

Restricted Cash	0	0	Class 2:	Secured Claims	$0	$0	100.0%	$0	100.0%

Financial Instruments & Other Inventory			Class 3:[5]	General Unsecured Claims	76	76	100.0%	76	100.0%
Real Estate	--	--
Loans	--	--	Class 4A:[4]	Affiliate Claims of LBHI	--	--	--	--	--
Principal Investments	--	--
Derivatives & Other Contracts	9	10	Class 4B:[45]	Affiliate Claims of Affiliates other than those of LBHI	123	123	100.0%	123	100.0%

Other Assets	--	--	Class 5:	Equity Interests	--	195	--	201	--

Operating Asset Recoveries	$399	$401

Recovery on Intercompany Receivables	$0	$0
Recovery on Affiliate Guarantees	--	--
Equity Interests in Affiliates	--	--

TOTAL ASSETS	$399	$401

Administrative Expenses[1]
Administrative Expenses & Other	--	--
Post-Petition Intercompany Payables	($0)	($0)
Operating Disbursements	(5)	(0)

DISTRIBUTABLE ASSETS	$394	$400

Contribution to Plan Adjustments	--	--

NET DISTRIBUTABLE ASSETS	$394	$400	TOTALS		$199	$394		$400

Note:	All values that are exactly zero and all recovery percentages where the corresponding recovery amount is zero are shown as “--”. Values between zero and $500,000 appear as “0”.
1	Comprised of administrative expenses, professional compensation and priority tax claims.
2	Debtor’s best estimate of the amount of claims ultimately allowed in a Liquidation scenario.
3	Represents Plan recovery amount as a percentage of Liquidation Estimated Allowed Claims.
4	Represents Claims after the effects of setoff.
5	These claims may be entitled to post-petition interest at a rate to be determined by the Bankruptcy Court.	Page 7

Liquidation Analysis for LBFP

($ in millions)

	Estimated	Estimated			Estimated	Estimated Recovery
	Liquidation	Plan			Allowed	Liquidation		Plan
	Assets	Assets			Claims[2]	$	%	$	%[3]

Cash & Cash Equivalents	$423	$423	Class 1:	Priority Non-Tax Claims	--	--	--	--	--

Restricted Cash	--	--	Class 2:	Secured Claims	--	--	--	--	--

Financial Instruments & Other Inventory			Class 3:[5]	General Unsecured Claims	$60	$60	100.0%	$60	100.0%
Real Estate	--	--
Loans	--	--	Class 4A:[45]	Affiliate Claims of LBHI	1	1	80.0%	1	80.0%
Principal Investments	--	--
Derivatives & Other Contracts	57	67	Class 4B:[45]	Affiliate Claims of Affiliates other than those of LBHI	203	203	100.0%	203	100.0%

Other Assets	--	--	Class 5:	Equity Interests	--	203	--	223	--

Operating Asset Recoveries	$480	$491

Recovery on Intercompany Receivables	$0	$0
Recovery on Affiliate Guarantees	--	--
Equity Interests in Affiliates	--	--

TOTAL ASSETS	$480	$491

Administrative Expenses[1]
Administrative Expenses & Other	--	--
Post-Petition Intercompany Payables	($1)	($1)
Operating Disbursements	(12)	(2)

DISTRIBUTABLE ASSETS	$468	$488

Contribution to Plan Adjustments	--	--

NET DISTRIBUTABLE ASSETS	$468	$488	TOTALS		$265	$468		$488

Note:	All values that are exactly zero and all recovery percentages where the corresponding recovery amount is zero are shown as “--”. Values between zero and $500,000 appear as “0”.
1	Comprised of administrative expenses, professional compensation and priority tax claims.
2	Debtor’s best estimate of the amount of claims ultimately allowed in a Liquidation scenario.
3	Represents Plan recovery amount as a percentage of Liquidation Estimated Allowed Claims.
4	Represents Claims after the effects of setoff.
5	These claims may be entitled to post-petition interest at a rate to be determined by the Bankruptcy Court.	Page 8

Liquidation Analysis for LB 745

($ in millions)

	Estimated Liquidation Assets	Estimated Plan Assets			Estimated Allowed Claims[2]	Estimated Recovery
						Liquidation		Plan
						$	%	$	%[3]

Cash & Cash Equivalents	--	--	Class 1:	Priority Non-Tax Claims	--	--	--	--	--

Restricted Cash	--	--	Class 2:	Secured Claims	--	--	--	--	--

Financial Instruments & Other Inventory			Class 3:[5]	General Unsecured Claims	$2	$2	100.0%	$2	100.0%
Real Estate	--	--
Loans	--	--	Class 4A:[45]	Affiliate Claims of LBHI	46	36	79.1%	36	79.1%
Principal Investments	--	--
Derivatives & Other Contracts	--	--	Class 4B:[4]	Affiliate Claims of Affiliates other than those of LBHI	--	--	--	--	--

Other Assets	--	--	Class 5:	Equity Interests	--	298	--	310	--

Operating Asset Recoveries	--	--

Recovery on Intercompany Receivables	$336	$348
Recovery on Affiliate Guarantees	--	--
Equity Interests in Affiliates	--	--

TOTAL ASSETS	$336	$348

Administrative Expenses[1]
Administrative Expenses & Other	--	--
Post-Petition Intercompany Payables	--	--
Operating Disbursements	--	--

DISTRIBUTABLE ASSETS	$336	$348

Contribution to Plan Adjustments	--	--

NET DISTRIBUTABLE ASSETS	$336	$348	TOTALS		$48	$336		$348

Note:	All values that are exactly zero and all recovery percentages where the corresponding recovery amount is zero are shown as “--”. Values between zero and $500,000 appear as “0”.
1	Comprised of administrative expenses, professional compensation and priority tax claims.
2	Debtor’s best estimate of the amount of claims ultimately allowed in a Liquidation scenario.
3	Represents Plan recovery amount as a percentage of Liquidation Estimated Allowed Claims.
4	Represents Claims after the effects of setoff.
5	These claims may be entitled to post-petition interest at a rate to be determined by the Bankruptcy Court.	Page 9

Liquidation Analysis for PAMI STATLER

($ in millions)

	Estimated	Estimated			Estimated	Estimated Recovery
	Liquidation	Plan			Allowed	Liquidation		Plan
	Assets	Assets			Claims[2]	$	%	$	%[3]

Cash & Cash Equivalents	--	--	Class 1:	Priority Non-Tax Claims	--	--	--	--	--

Restricted Cash	--	--	Class 2:	Secured Claims	--	--	--	--	--

Financial Instruments & Other Inventory			Class 3:	General Unsecured Claims	$0	--	--	--	--
Real Estate	$10	$13
Loans	--	--	Class 4A:[4]	Affiliate Claims of LBHI	0	--	--	--	--
Principal Investments	--	--
Derivatives & Other Contracts	--	--	Class 4B:[4]	Affiliate Claims of Affiliates other than those of LBHI	--	--	--	--	--

Other Assets	--	--	Class 5:	Equity Interests	--	--	--	--	--

Operating Asset Recoveries	$10	$13

Recovery on Intercompany Receivables	--	--
Recovery on Affiliate Guarantees	--	--
Equity Interests in Affiliates	--	--

TOTAL ASSETS	$10	$13

Administrative Expenses[1]
Administrative Expenses & Other	--	--
Post-Petition Intercompany Payables	(13)	(13)
Operating Disbursements	(2)	--

DISTRIBUTABLE ASSETS	--	--

Contribution to Plan Adjustments	--	--

NET DISTRIBUTABLE ASSETS	--	--	TOTALS		$0	--			--

Note:	All values that are exactly zero and all recovery percentages where the corresponding recovery amount is zero are shown as “--”. Values between zero and $500,000 appear as “0”.
1	Comprised of administrative expenses, professional compensation and priority tax claims.
2	Debtor’s best estimate of the amount of claims ultimately allowed in a Liquidation scenario.
3	Represents Plan recovery amount as a percentage of Liquidation Estimated Allowed Claims.
4	Represents Claims after the effects of setoff.	Page 10

Liquidation Analysis for CES

($ in millions)

	Estimated	Estimated			Estimated	Estimated Recovery
	Liquidation	Plan			Allowed	Liquidation		Plan
	Assets	Assets			Claims[2]	$	%	$	%[3]

Cash & Cash Equivalents	$0	$0	Class 1:	Priority Non-Tax Claims	--	--	--	--	--

Restricted Cash	--	--	Class 2:	Secured Claims	--	--	--	--	--

Financial Instruments & Other Inventory			Class 3:[5]	General Unsecured Claims	$0	$0	100.0%	$0	100.0%
Real Estate	--	--
Loans	--	--	Class 4A:[45]	Affiliate Claims of LBHI	22	17	80.0%	17	80.0%
Principal Investments	--	--
Derivatives & Other Contracts	--	--	Class 4B:[45]	Affiliate Claims of Affiliates other than those of LBHI	1	1	100.0%	1	100.0%

Other Assets	--	--	Class 5:	Equity Interests	--	5	--	5	--

Operating Asset Recoveries	$0	$0

Recovery on Intercompany Receivables	$23	$23
Recovery on Affiliate Guarantees	--	--
Equity Interests in Affiliates	--	--

TOTAL ASSETS	$24	$24

Administrative Expenses[1]
Administrative Expenses & Other	--	--
Post-Petition Intercompany Payables	--	--
Operating Disbursements	--	--

DISTRIBUTABLE ASSETS	$24	$24

Contribution to Plan Adjustments	--	--

NET DISTRIBUTABLE ASSETS	$24	$24	TOTALS		$23	$24		$24

Note:	All values that are exactly zero and all recovery percentages where the corresponding recovery amount is zero are shown as “--”. Values between zero and $500,000 appear as “0”.
1	Comprised of administrative expenses, professional compensation and priority tax claims.
2	Debtor’s best estimate of the amount of claims ultimately allowed in a Liquidation scenario.
3	Represents Plan recovery amount as a percentage of Liquidation Estimated Allowed Claims.
4	Represents Claims after the effects of setoff.
5	These claims may be entitled to post-petition interest at a rate to be determined by the Bankruptcy Court.	Page 11

Liquidation Analysis for CES V

($ in millions)

	Estimated	Estimated			Estimated	Estimated Recovery
	Liquidation	Plan			Allowed	Liquidation		Plan
	Assets	Assets			Claims[2]	$	%	$	%[3]
Cash & Cash Equivalents	$0	$0	Class 1:	Priority Non-Tax Claims	--	--	--	--	--

Restricted Cash	--	--	Class 2:	Secured Claims	--	--	--	--	--

Financial Instruments & Other Inventory			Class 3:	General Unsecured Claims	$0	$0	51.9%	$0	51.9%
Real Estate	--	--
Loans	--	--	Class 4A:[4]	Affiliate Claims of LBHI	8	3	41.5%	3	41.5%
Principal Investments	--	--
Derivatives & Other Contracts	--	--	Class 4B:[4]	Affiliate Claims of Affiliates other than those of LBHI	0	0	51.9%	0	51.9%

Other Assets	--	--	Class 5:	Equity Interests	--	--	--	--	--

Operating Asset Recoveries	$0	$0

Recovery on Intercompany Receivables	$3	$3
Recovery on Affiliate Guarantees	--	--
Equity Interests in Affiliates	--	--

TOTAL ASSETS	$3	$3

Administrative Expenses[1]
Administrative Expenses & Other	--	--
Post-Petition Intercompany Payables	--	--
Operating Disbursements	--	--

DISTRIBUTABLE ASSETS	$3	$3

Contribution to Plan Adjustments	--	--

NET DISTRIBUTABLE ASSETS	$3	$3	TOTALS		$8	$3		$3

Note:	All values that are exactly zero and all recovery percentages where the corresponding recovery amount is zero are shown as “--”. Values between zero and $500,000 appear as “0”.
1	Comprised of administrative expenses, professional compensation and priority tax claims.
2	Debtor’s best estimate of the amount of claims ultimately allowed in a Liquidation scenario.
3	Represents Plan recovery amount as a percentage of Liquidation Estimated Allowed Claims.
4	Represents Claims after the effects of setoff.	Page 12

Liquidation Analysis for CES IX

($ in millions)

	Estimated	Estimated			Estimated	Estimated Recovery
	Liquidation	Plan			Allowed	Liquidation		Plan
	Assets	Assets			Claims[2]	$	%	$	%[3]

Cash & Cash Equivalents	$0	$0	Class 1:	Priority Non-Tax Claims	--	--	--	--	--

Restricted Cash	--	--	Class 2:	Secured Claims	--	--	--	--	--

Financial Instruments & Other Inventory			Class 3:	General Unsecured Claims	$0	$0	77.1%	$0	77.1%
Real Estate	--	--
Loans	--	--	Class 4A:[4]	Affiliate Claims of LBHI	9	5	61.7%	5	61.7%
Principal Investments	--	--
Derivatives & Other Contracts	--	--	Class 4B:[4]	Affiliate Claims of Affiliates other than those of LBHI	0	0	77.1%	0	77.1%

Other Assets	--	--	Class 5:	Equity Interests	--	--	--	--	--

Operating Asset Recoveries	$0	$0

Recovery on Intercompany Receivables	$6	$6
Recovery on Affiliate Guarantees	--	--
Equity Interests in Affiliates	--	--

TOTAL ASSETS	$6	$6

Administrative Expenses[1]
Administrative Expenses & Other	--	--
Post-Petition Intercompany Payables	--	--
Operating Disbursements	--	--

DISTRIBUTABLE ASSETS	$6	$6

Contribution to Plan Adjustments	--	--

NET DISTRIBUTABLE ASSETS	$6	$6	TOTALS		$9	$6		$6

Note:	All values that are exactly zero and all recovery percentages where the corresponding recovery amount is zero are shown as “--”. Values between zero and $500,000 appear as “0”.
1	Comprised of administrative expenses, professional compensation and priority tax claims.
2	Debtor’s best estimate of the amount of claims ultimately allowed in a Liquidation scenario.
3	Represents Plan recovery amount as a percentage of Liquidation Estimated Allowed Claims.
4	Represents Claims after the effects of setoff.	Page 13

Liquidation Analysis for East Dover

($ in millions)

	Estimated Liquidation Assets	Estimated Plan Assets			Estimated Allowed Claims[2]
						Estimated Recovery
						Liquidation		Plan
						$	%	$	%[3]

Cash & Cash Equivalents	$0	$0	Class 1:	Priority Non-Tax Claims	--	--	--	--	--

Restricted Cash	--	--	Class 2:	Secured Claims	--	--	--	--	--

Financial Instruments & Other Inventory			Class 3:[5]	General Unsecured Claims	$0	$0	100.0%	$0	100.0%
Real Estate	--	--
Loans	--	--	Class 4A:[45]	Affiliate Claims of LBHI	3	3	78.9%	3	78.9%
Principal Investments	--	--
Derivatives & Other Contracts	--	--	Class 4B:[4]	Affiliate Claims of Affiliates other than those of LBHI	--	--	--	--	--

Other Assets	--	--	Class 5:	Equity Interests	--	34	--	49	--

Operating Asset Recoveries	$0	$0

Recovery on Intercompany Receivables	$36	$52
Recovery on Affiliate Guarantees	--	--
Equity Interests in Affiliates	0	0

TOTAL ASSETS	$36	$52

Administrative Expenses[1]
Administrative Expenses & Other	--	--
Post-Petition Intercompany Payables	(0)	(0)
Operating Disbursements	--	--

DISTRIBUTABLE ASSETS	$36	$52

Contribution to Plan Adjustments	--	--

NET DISTRIBUTABLE ASSETS	$36	$52	TOTALS		$3	$36		$52

Note:	All values that are exactly zero and all recovery percentages where the corresponding recovery amount is zero are shown as “--”. Values between zero and $500,000 appear as “0”.
1	Comprised of administrative expenses, professional compensation and priority tax claims.
2	Debtor’s best estimate of the amount of claims ultimately allowed in a Liquidation scenario.
3	Represents Plan recovery amount as a percentage of Liquidation Estimated Allowed Claims.
4	Represents Claims after the effects of setoff.
5	These claims may be entitled to post-petition interest at a rate to be determined by the Bankruptcy Court.	Page 14

Liquidation Analysis for LS Finance

($ in millions)

	Estimated	Estimated			Estimated	Estimated Recovery
	Liquidation	Plan			Allowed	Liquidation		Plan
	Assets	Assets			Claims[2]	$	%	$	%[3]

Cash & Cash Equivalents	--	--	Class 1:	Priority Non-Tax Claims	--	--	--	--	--

Restricted Cash	$2	$2	Class 2:	Secured Claims	$2	$2	100.0%	$2	100.0%

Financial Instruments & Other Inventory			Class 3:	General Unsecured Claims	--	--	--	--	--
Real Estate	--	--
Loans	--	--	Class 4A:[4]	Affiliate Claims of LBHI	--	--	--	--	--
Principal Investments	--	--
Derivatives & Other Contracts	--	--	Class 4B:[4]	Affiliate Claims of Affiliates other than those of LBHI	--	--	--	--	--

Other Assets	--	--	Class 5:	Equity Interests	--	2	--	2	--

Operating Asset Recoveries	$2	$2

Recovery on Intercompany Receivables	$2	$2
Recovery on Affiliate Guarantees	--	--
Equity Interests in Affiliates	--	--

TOTAL ASSETS	$3	$3

Administrative Expenses[1]
Administrative Expenses & Other	--	--
Post-Petition Intercompany Payables	(0)	(0)
Operating Disbursements	--	--

DISTRIBUTABLE ASSETS	$3	$3

Contribution to Plan Adjustments	--	--

NET DISTRIBUTABLE ASSETS	$3	$3	TOTALS		$2	$3		$3

Note:	All values that are exactly zero and all recovery percentages where the corresponding recovery amount is zero are shown as “--”. Values between zero and $500,000 appear as “0”.
1	Comprised of administrative expenses, professional compensation and priority tax claims.
2	Debtor’s best estimate of the amount of claims ultimately allowed in a Liquidation scenario.
3	Represents Plan recovery amount as a percentage of Liquidation Estimated Allowed Claims.
4	Represents Claims after the effects of setoff.	Page 15

Liquidation Analysis for LUXCO

($ in millions)

	Estimated	Estimated			Estimated	Estimated Recovery
	Liquidation	Plan			Allowed	Liquidation		Plan
	Assets	Assets			Claims[2]	$	%	$	%[3]

Cash & Cash Equivalents	$7	$7	Class 1:	Priority Non-Tax Claims	--	--	--	--	--

Restricted Cash	--	--	Class 2:	Secured Claims	--	--	--	--	--

Financial Instruments & Other Inventory			Class 3:	General Unsecured Claims	--	--	--	--	--
Real Estate	225	405
Loans	--	--	Class 4A:[4]	Affiliate Claims of LBHI	--	--	--	--	--
Principal Investments	--	--
Derivatives & Other Contracts	--	--	Class 4B:[4]	Affiliate Claims of Affiliates other than those of LBHI	$593	--	--	$96	16.1%

Other Assets	--	--	Class 5:	Equity Interests	--	--	--	--	--

Operating Asset Recoveries	$232	$413

Recovery on Intercompany Receivables	$0	$0
Recovery on Affiliate Guarantees	--	--
Equity Interests in Affiliates	--	--

TOTAL ASSETS	$232	$413

Administrative Expenses[1]
Administrative Expenses & Other	--	--
Post-Petition Intercompany Payables	($286)	($286)
Operating Disbursements	(17)	(31)

DISTRIBUTABLE ASSETS	--	$96

Contribution to Plan Adjustments	--	--

NET DISTRIBUTABLE ASSETS	--	$96	TOTALS		$593	--		$96

Note:	All values that are exactly zero and all recovery percentages where the corresponding recovery amount is zero are shown as “--”. Values between zero and $500,000 appear as “0”.
1	Comprised of administrative expenses, professional compensation and priority tax claims.
2	Debtor’s best estimate of the amount of claims ultimately allowed in a Liquidation scenario.
3	Represents Plan recovery amount as a percentage of Liquidation Estimated Allowed Claims.
4	Represents Claims after the effects of setoff.	Page 16

Liquidation Analysis for BNC

($ in millions)

	Estimated Liquidation Assets	Estimated Plan Assets			Estimated Allowed Claims[2]	Estimated Recovery
						Liquidation		Plan
						$	%	$	%[3]

Cash & Cash Equivalents	$17	$17	Class 1:	Priority Non-Tax Claims	--	--	--	--	--

Restricted Cash	--	--	Class 2:	Secured Claims	--	--	--	--	--

Financial Instruments & Other Inventory			Class 3:[5]	General Unsecured Claims	$13	$13	100.0%	$13	100.0%
Real Estate	--	--
Loans	--	--	Class 4A:[4]	Affiliate Claims of LBHI	--	--	--	--	--
Principal Investments	--	--
Derivatives & Other Contracts	--	--	Class 4B:[45]	Affiliate Claims of Affiliates other than those of LBHI	1	1	100.0%	1	100.0%

Other Assets	--	--	Class 5:	Equity Interests	--	3	--	3	--

Operating Asset Recoveries	$17	$17

Recovery on Intercompany Receivables	--	0
Recovery on Affiliate Guarantees	0	0
Equity Interests in Affiliates	--	--

TOTAL ASSETS	$17	$17

Administrative Expenses[1]
Administrative Expenses & Other	--	--
Post-Petition Intercompany Payables	($0)	($0)
Operating Disbursements	--	--

DISTRIBUTABLE ASSETS	$17	$17

Contribution to Plan Adjustments	--	--

NET DISTRIBUTABLE ASSETS	$17	$17	TOTALS		$14	$17		$17

Note:	All values that are exactly zero and all recovery percentages where the corresponding recovery amount is zero are shown as “--”. Values between zero and $500,000 appear as “0”.
1	Comprised of administrative expenses, professional compensation and priority tax claims.
2	Debtor’s best estimate of the amount of claims ultimately allowed in a Liquidation scenario.
3	Represents Plan recovery amount as a percentage of Liquidation Estimated Allowed Claims.
4	Represents Claims after the effects of setoff.
5	These claims may be entitled to post-petition interest at a rate to be determined by the Bankruptcy Court.	Page 17

Liquidation Analysis for LB Rose Ranch

($ in millions)

	Estimated	Estimated			Estimated	Estimated Recovery
	Liquidation	Plan			Allowed	Liquidation		Plan
	Assets	Assets			Claims[2]	$	%	$	%[3]

Cash & Cash Equivalents	$2	$2	Class 1:	Priority Non-Tax Claims	--	--	--	--	--

Restricted Cash	--	--	Class 2:	Secured Claims	--	--	--	--	--

Financial Instruments & Other Inventory			Class 3:	General Unsecured Claims	$6	--	--	$4	61.0%
Real Estate	2	8
Loans	--	--	Class 4A:[4]	Affiliate Claims of LBHI	--	--	--	--	--
Principal Investments	--	--
Derivatives & Other Contracts	--	--	Class 4B:[4]	Affiliate Claims of Affiliates other than those of LBHI	--	--	--	--	--

Other Assets	--	--	Class 5:	Equity Interests	--	--	--	--	--

Operating Asset Recoveries	$4	$10

Recovery on Intercompany Receivables	--	--
Recovery on Affiliate Guarantees	--	--
Equity Interests in Affiliates	--	--

TOTAL ASSETS	$4	$10

Administrative Expenses[1]
Administrative Expenses & Other	--	--
Post-Petition Intercompany Payables	($6)	($6)
Operating Disbursements	(0)	(0)

DISTRIBUTABLE ASSETS	--	$4

Contribution to Plan Adjustments	--	--

NET DISTRIBUTABLE ASSETS	--	$4	TOTALS		$6	--		$4

Note:	All values that are exactly zero and all recovery percentages where the corresponding recovery amount is zero are shown as “--”. Values between zero and $500,000 appear as “0”.
1	Comprised of administrative expenses, professional compensation and priority tax claims.
2	Debtor’s best estimate of the amount of claims ultimately allowed in a Liquidation scenario.
3	Represents Plan recovery amount as a percentage of Liquidation Estimated Allowed Claims.
4	Represents Claims after the effects of setoff.	Page 18

Liquidation Analysis for SASCO
($ in millions)
	Estimated Liquidation Assets	Estimated Plan Assets			Estimated Allowed Claims[2]
						Estimated Recovery
						Liquidation		Plan
						$	%	$	%[3]
Cash & Cash Equivalents	--	--	Class 1:	Priority Non-Tax Claims	--	--	--	--	--

Restricted Cash	--	--	Class 2:	Secured Claims	--	--	--	--	--

Financial Instruments & Other Inventory			Class 3:	General Unsecured Claims	$162	$57	35.1%	$82	50.5%
Real Estate	--	--
Loans	--	--	Class 4A:[4]	Affiliate Claims of LBHI	588	165	28.1%	237	40.4%
Principal Investments	--	--
Derivatives & Other Contracts	--	--	Class 4B:[4]	Affiliate Claims of Affiliates other than those of LBHI	0	0	35.1%	0	50.5%

Other Assets	--	--	Class 5:	Equity Interests	--	--	--	--	--

Operating Asset Recoveries	--	--

Recovery on Intercompany Receivables	$222	$319
Recovery on Affiliate Guarantees	--	--
Equity Interests in Affiliates	--	--

TOTAL ASSETS	$222	$319

Administrative Expenses[1]
Administrative Expenses & Other	--	--
Post-Petition Intercompany Payables	(0)	(0)
Operating Disbursements	--	--

DISTRIBUTABLE ASSETS	$222	$319

Contribution to Plan Adjustments	--	--

NET DISTRIBUTABLE ASSETS	$222	$319	TOTALS		$751	$222		$319

Note:	All values that are exactly zero and all recovery percentages where the corresponding recovery amount is zero are shown as “--”. Values between zero and $500,000 appear as “0”.
1	Comprised of administrative expenses, professional compensation and priority tax claims.
2	Debtor’s best estimate of the amount of claims ultimately allowed in a Liquidation scenario.
3	Represents Plan recovery amount as a percentage of Liquidation Estimated Allowed Claims.
4	Represents Claims after the effects of setoff.	Page 19

Liquidation Analysis for LB 2080
($ in millions)
Estimated Allowed Claims[2]
	Estimated Liquidation Assets	Estimated Plan Assets				Estimated Recovery
						Liquidation		Plan
						$	%	$	%[3]
Cash & Cash Equivalents	--	--	Class 1:	Priority Non-Tax Claims	--	--	--	--	--

Restricted Cash	--	--	Class 2:	Secured Claims	--	--	--	--	--

Financial Instruments & Other Inventory			Class 3:	General Unsecured Claims	$9	$0	0.8%	$0	0.8%
Real Estate	--	--
Loans	--	--	Class 4A:[4]	Affiliate Claims of LBHI	--	--	--	--	--
Principal Investments	--	--
Derivatives & Other Contracts	--	--	Class 4B:[4]	Affiliate Claims of Affiliates other than those of LBHI	31	0	0.8%	0	0.8%

Other Assets	--	--	Class 5:	Equity Interests	--	--	--	--	--

Operating Asset Recoveries	--	--

Recovery on Intercompany Receivables	$0	$0
Recovery on Affiliate Guarantees	--	--
Equity Interests in Affiliates	--	--

TOTAL ASSETS	$0	$0

Administrative Expenses[1]
Administrative Expenses & Other	--	--
Post-Petition Intercompany Payables	($0)	($0)
Operating Disbursements	--	--

DISTRIBUTABLE ASSETS	$0	$0

Contribution to Plan Adjustments	--	--

NET DISTRIBUTABLE ASSETS	$0	$0	TOTALS		$40	$0		$0

Note:	All values that are exactly zero and all recovery percentages where the corresponding recovery amount is zero are shown as “--”. Values between zero and $500,000 appear as “0”.
1	Comprised of administrative expenses, professional compensation and priority tax claims.
2	Debtor’s best estimate of the amount of claims ultimately allowed in a Liquidation scenario.
3	Represents Plan recovery amount as a percentage of Liquidation Estimated Allowed Claims.
4	Represents Claims after the effects of setoff.	Page 20

Liquidation Analysis for Merit
($ in millions)
	Estimated Liquidation Assets	Estimated Plan Assets			Estimated Allowed Claims[2]
						Estimated Recovery
						Liquidation		Plan
						$	%	$	%[3]
Cash & Cash Equivalents	$0	$0	Class 1:	Priority Non-Tax Claims	--	--	--	--	--

Restricted Cash	--	--	Class 2:	Secured Claims	--	--	--	--	--

Financial Instruments & Other Inventory			Class 3:	General Unsecured Claims	--	--	--	--	--
Real Estate	--	--
Loans	--	--	Class 4A:[4]	Affiliate Claims of LBHI	--	--	--	--	--
Principal Investments	--	--
Derivatives & Other Contracts	$25	$25	Class 4B:[4]	Affiliate Claims of Affiliates other than those of LBHI	324	27	8.3%	32	10.0%

Other Assets	--	--	Class 5:	Equity Interests	--	--	--	--	--

Operating Asset Recoveries	$25	$25

Recovery on Intercompany Receivables	$5	$6
Recovery on Affiliate Guarantees	2	3
Equity Interests in Affiliates	--	--

TOTAL ASSETS	$32	$34

Administrative Expenses[1]
Administrative Expenses & Other	--	--
Post-Petition Intercompany Payables	($0)	($0)
Operating Disbursements	(5)	(1)

DISTRIBUTABLE ASSETS	$27	$32

Contribution to Plan Adjustments	--	--

NET DISTRIBUTABLE ASSETS	$27	$32	TOTALS		$324	$27		$32

Note:	All values that are exactly zero and all recovery percentages where the corresponding recovery amount is zero are shown as “--”. Values between zero and $500,000 appear as “0”.
1	Comprised of administrative expenses, professional compensation and priority tax claims.
2	Debtor’s best estimate of the amount of claims ultimately allowed in a Liquidation scenario.
3	Represents Plan recovery amount as a percentage of Liquidation Estimated Allowed Claims.
4	Represents Claims after the effects of setoff.	Page 21

Liquidation Analysis for Somerset
($ in millions)
Estimated Allowed Claims[2]
	Estimated Liquidation Assets	Estimated Plan Assets				Estimated Recovery
						Liquidation		Plan
						$	%	$	%[3]
Cash & Cash Equivalents	--	--	Class 1:	Priority Non-Tax Claims	--	--	--	--	--

Restricted Cash	--	--	Class 2:	Secured Claims	--	--	--	--	--

Financial Instruments & Other Inventory			Class 3:	General Unsecured Claims	$0	--	--	--	--
Real Estate	--	--

Loans	--	--	Class 4A:[4]	Affiliate Claims of LBHI	--	--	--	--	--
Principal Investments	--	--
Derivatives & Other Contracts	--	--	Class 4B:[4]	Affiliate Claims of Affiliates other than those of LBHI	7	--	--	--	--

Other Assets	--	--	Class 5:	Equity Interests	--	--	--	--	--

Operating Asset Recoveries	--	--

Recovery on Intercompany Receivables	--	--
Recovery on Affiliate Guarantees	--	--
Equity Interests in Affiliates	--	--

TOTAL ASSETS	--	--

Administrative Expenses[1]
Administrative Expenses & Other	--	--
Post-Petition Intercompany Payables	--	--
Operating Disbursements	--	--

DISTRIBUTABLE ASSETS	--	--

Contribution to Plan Adjustments	--	--

NET DISTRIBUTABLE ASSETS	--	--	TOTALS		$8	--		--

Note:	All values that are exactly zero and all recovery percentages where the corresponding recovery amount is zero are shown as “--”. Values between zero and $500,000 appear as “0”.
1	Comprised of administrative expenses, professional compensation and priority tax claims.
2	Debtor’s best estimate of the amount of claims ultimately allowed in a Liquidation scenario.
3	Represents Plan recovery amount as a percentage of Liquidation Estimated Allowed Claims.
4	Represents Claims after the effects of setoff.	Page 22

Liquidation Analysis for Preferred Somerset
($ in millions)
	Estimated Liquidation Assets	Estimated Plan Assets			Estimated Allowed Claims[2]
Estimated Recovery
						Liquidation		Plan
						$	%	$	%[3]
Cash & Cash Equivalents	--	--	Class 1:	Priority Non-Tax Claims	--	--	--	--	--

Restricted Cash	--	--	Class 2:	Secured Claims	--	--	--	--	--

Financial Instruments & Other Inventory			Class 3:	General Unsecured Claims	$0	--	--	--	--
Real Estate	--	--
Loans	--	--	Class 4A:[4]	Affiliate Claims of LBHI	--	--	--	--	--
Principal Investments	--	--
Derivatives & Other Contracts	--	--	Class 4B:[4]	Affiliate Claims of Affiliates other than those of LBHI	10	--	--	--	--

Other Assets	--	--	Class 5:	Equity Interests	--	--	--	--	--

Operating Asset Recoveries	--	--

Recovery on Intercompany Receivables	--	--
Recovery on Affiliate Guarantees	--	--
Equity Interests in Affiliates	--	--

TOTAL ASSETS	--	--

Administrative Expenses[1]
Administrative Expenses & Other	--	--
Post-Petition Intercompany Payables	--	--
Operating Disbursements	--	--

DISTRIBUTABLE ASSETS	--	--

Contribution to Plan Adjustments	--	--

NET DISTRIBUTABLE ASSETS	--	--	TOTALS		$10	--		--

Note:	All values that are exactly zero and all recovery percentages where the corresponding recovery amount is zero are shown as “--”. Values between zero and $500,000 appear as “0”.
1	Comprised of administrative expenses, professional compensation and priority tax claims.
2	Debtor’s best estimate of the amount of claims ultimately allowed in a Liquidation scenario.
3	Represents Plan recovery amount as a percentage of Liquidation Estimated Allowed Claims.
4	Represents Claims after the effects of setoff.	Page 23

Exhibit 6

Debtors’ Estimates of Claims and Claims Data

1.	Introduction

The Claims information contained in the Disclosure Statement is the product of ongoing analysis, review, negotiation, and settlements of the Claims filed against the Debtors by both third parties and Affiliates. Proofs of Claim, as originally filed, were subject to multiple levels of review to sort Claims by type, Primary Obligor (for Guarantee Claims) and – to the extent adequate information was available – enforceability of the Claim and validity of the Claim amount. This Exhibit 6 reconciles the Claim amounts currently on the claims register in the Chapter 11 Cases, as reported by Epiq Bankruptcy Solutions LLC (“Epiq”) as of May 13, 2011 (which accounts for claims that have already been withdrawn, amended, reclassified or disallowed by the Bankruptcy Court) (the “Filed Amounts” or “Filed Claims”) to (i) the Debtors’ estimate of what amounts will ultimately be Allowed, after the Debtors have completed their review (the “Debtors’ Estimate of Claim Amounts”) and (ii) the Allowed Claim amounts, after taking into account other adjustments made to the Debtors’ Estimate of Claim Amounts (the “Estimated Allowed Claims”).

The Debtors continue to review, analyze and form conclusions with respect to the Filed Claims and the Debtors’ Estimate of Claim Amounts. This Exhibit summarizes the analysis performed by the Debtors through May 13, 2011 in order to arrive at the Debtors’ Estimate of Claim Amounts. The Debtors’ Estimate of Claim Amounts will continue to change as the Debtors continue their review.1 The Debtors’ Estimate of Claim Amounts included herein have been prepared internally by the Debtors, and may differ from the amounts ultimately Allowed.

2.	Source Data

The Filed Amounts reflect the amounts of the Claims as set forth on the claims register maintained by Epiq as of May 13, 2011. The Filed Amounts differ from Claim amounts as originally filed because they account for Claim objections that have been approved by the Bankruptcy Court and resulted in either an order of the Bankruptcy Court that certain Claims be expunged or reduced in amount, Claim withdrawals, or settlements. The Filed Amounts therefore represent the most current status of the Claims register in the Chapter 11 Cases as of May 13, 2011. Claim objections that have been approved by the Bankruptcy Court include objections based on duplicate Claims, amended and superseded Claims, late filed Claims, and Claims for which the Debtors have asserted no liability or only partial liability. After May 13, 2011, approximately $3

[1]

For the Debtors’ Estimates of Claim Amounts to be binding on a particular creditor, either (i) such creditor must agree to the Debtors’ adjustments and file an amended Claim, (ii) the Debtors must object to the creditor’s Claims and have the Claim adjudicated either by the Bankruptcy Court, or by means of certain claims hearing procedures and alternative dispute resolution procedures or (iii) the Plan, once confirmed, provides for a particular treatment of Claims.

6-1

billion of Filed Claims have been expunged or withdrawn, reducing the Filed Amounts to approximately $761 billion. The Debtors had already taken account the effects of these expungements in the Debtors’ Estimate of Claim Amounts.

For the purposes of Debtors’ Estimate of Claim Amounts herein, Claims that do not indicate the name of the Debtor against whom such Claims are filed (approximately $3.6 billion of Filed Amounts and $1 billion of Debtors’ Estimate of Claim Amounts) are assumed to be Claims held against LBHI and are reflected in the Annexes as such. All Guarantee Claims are assumed to be Claims against LBHI and can be identified by Primary Obligor.

3.	Debtors’ Adjustments to Filed Claim Amounts

Approximately 67,000 Claims were filed against the Debtors, in amounts totaling approximately $1.2 trillion (including duplicate Claims and estimated amounts for certain unliquidated claims). At the time of the filing of the Debtors’ chapter 11 plan in March of 2010, the Debtors had only had the opportunity to perform a limited review of the Claims. As a result of that initial review, the Debtors’ Estimate of Claim Amounts of all Claims filed against the Debtors was $740 billion. As of May 13, 2011, approximately 48,000 Filed Claims remain on the Claims register against all of the Debtors in an aggregate amount of approximately $764 billion. Based upon the Debtors’ continued review and analysis, and negotiations and settlements with creditors and purported creditors, the Debtors’ Estimate of Claim Amounts equal approximately $362 billion. The primary adjustments to the Filed Amounts that the Debtors have made in order to arrive at the current Debtors’ Estimate of Claim Amounts are summarized and described below.

Filed Claim Amount as of May 13, 2011 (in billions)	$764
Reductions related to:
Accounts Payable and Other	(113)
Third-Party Guarantee Claims	(83)
Affiliate Guarantee Claims	(72)
Affiliate Claims	(59)
Claims Based on Derivative Contracts	(45)
Debt	(22)
Debtors’ Estimate of Claim Amounts As Of May 13, 2011	$370
Other Adjustments	(8)
Estimated Allowed Claims	$362

6-2

a.	Accounts Payable And Other

Filed Claims were reduced by $113 billion primarily due to the following:

(i)	Residential Mortgage Backed Securities

As more fully described in section V.F — “Residential Mortgage Loan Representation/Warranty Claims” – of the Disclosure Statement, parties have filed approximately 1,100 Claims totaling $67 billion as of May 13, 2011, asserting obligations to repurchase mortgage loans or indemnification for breaches of representations, warranties or covenants. Based on the Debtors’ review of Claims to date, and the Debtors’ institutional knowledge regarding the success rate of asserted repurchase and indemnity claims in the market, the Debtors’ Estimate of Claim Amounts based on the Debtors’ repurchase and indemnity obligations for residential mortgage loans will ultimately be significantly less than the amount of Filed Claims. Specifically, the Debtors believe that certain of the Claims filed are duplicative of other Filed Claims, certain of the Claims were filed in amounts in excess of the damages, and certain of the claimants will be unable to provide sufficient documentation to substantiate all or a portion of their Claims. The Debtors Estimate of Claim Amounts for these obligations will be approximately $10.4 billion. These are reflected in the attached Annexes in the Accounts Payable & Other claim types.

(ii)	Tax

The IRS filed a proof of claim asserting pre-petition tax claims of approximately $2.2 billion against LBHI in respect of the 2001 through 2007 tax years of the LBHI Group (as more fully described in section X.C.1.c – “Priority Tax Claims” – of the Disclosure Statement). Because each member of the LBHI Group is severally liable for this $2.2 billion, the IRS has included this liability in each proof of claim it filed against certain Subsidiary Debtors (in addition to separate entity claims against certain Subsidiary Debtors). However, the IRS will only collect the amount of the ultimately determined consolidated income tax liability once. These claims have therefore been reduced by $17 billion in the Debtors’ Estimate of Claim Amounts.

6-3

(iii)	Prime Brokerage

Prime brokerage agreements were typically arrangements between a third party and LBI or LBIE. Prime brokerage creditors have filed claims against LBHI and other debtor affiliates who are not party to the prime brokerage agreements. Based on the Debtors’ review of the agreements, it appears that only LBI and LBIE executed such agreements with third parties. Although the Debtors were referred to in the definition of “Lehman” in the agreement, there is no evidence to suggest that either LBHI or its Debtor Affiliates authorized LBI or LBIE to act as their agent in connection with the agreements. In addition, certain prime brokerage claimants have provided the Guarantee Resolutions as additional support for their Claims. The Debtors intend to challenge these Claims. As such, the Filed Claims related to the prime brokerage accounts reflected in (i) Third Party Guarantees and (ii) Accounts Payable and Other, of $11 billion and $11 billion, respectively, have been reduced to zero in the Debtor’s Estimate of Claim Amounts.

(iv)	Identified Objections

The Debtors reduced the amount of Filed Claims by $10 billion to account for potential future Claim objections on various grounds including that such Claims (i) are duplicative, (ii) are amendments to other Claims, (iii) fail to state a liability attributable to the Debtors, (iv) were not timely filed, (v) lack sufficient supporting documentation, or (vi) were filed in excessive amounts.

b.	Third Party Guarantees

LBHI has reviewed the majority of the significant Third-Party Guarantee Claims to determine if such Claims are supported by a valid Guarantee. In addition, to the extent adequate information was available at the time of the analysis, LBHI reviewed the reasonableness of the Claim amounts based on the primary obligation. The following summarizes the major components of the reduction in the Filed Amounts of Third Party Guarantee Claims.

(i) Bankhaus: LBHI has reduced two Third Party Guarantee Claims related to Bankhaus by an aggregate amount equal to $27 billion. One of these Claims was filed by the Association of German Banks (Bundesverband deutscher Banken) (The “BdB”), based on a purported indemnification granted by LBHI to the BdB for any losses that the BdB incurs as a result of the BdB’s obligation to make payments to depositors of Bankhaus pursuant to the by-laws of the German Deposit Protection Fund (the “BdB Claim”). The Debtors have reduced the BdB Claim in the Debtors’ Estimate of Claim Amounts based on the Debtors’ estimate of actual payments that the BdB will make to depositors, and for the recoveries that the BdB will realize on its claim against Bankhaus on account of such payments to depositors. The Debtors have also reduced the Claim filed by the Deutsche Bundesbank to account for the Debtors’ estimate of the recoveries that the Deutsche Bundesbank will realize from certain collateral.

6-4

(ii) Derivative Contracts: As more fully described below, the Debtors reduced Guarantee Claims based on Derivative Contracts by approximately $22 billion to reflect the Debtors’ Estimate of Claim Amounts for Claims based on Derivative Contracts, which includes a reduction of Guarantee Claims filed by the Big Banks (defined below).

(iii) SPV Structures: The Debtors reduced the Filed Amounts by approximately $8 billion to account for the Debtors’ Estimate of Claim Amounts for (i) Claims filed by U.S. Bank National Association on behalf of RACERS MM Trust and RACERS A Trust, as discussed more fully at in section IV.I.b – “The RACERS Transactions” – of the Disclosure Statement, and (ii) Claims filed by holders of Hong Kong Minibonds.

(iv) Prime Brokerage Agreements: As more fully described in paragraph (a.iii) above, the Debtors reduced all prime brokerage Guarantee Claims to zero resulting in a $11 billion reduction in Third Party Guarantee Claims.

(v) Guarantee Resolution: Third-Party Guarantee Claims based on Guarantee Resolutions are subject to challenge for the reasons set forth in section V.C – “Validity and Enforceability of Guarantee Claims” – of the Disclosure Statement. Accordingly, these Claims totaling approximately $6 billion have been reduced to zero in the Debtors’ Estimate of Claim Amounts.

c.	Affiliate Guarantee Claims

See Annex B-2 for reductions in Affiliate Guarantee Claims.

d.	Affiliate Claims

Affiliate Claims reflect direct claims related to intercompany balances and other transactions filed by Non-Controlled Affiliates against the Debtors. Affiliate Claims were filed totaling approximately $122 billion and have been reduced to reflect the Debtors’ Estimate of Claim Amounts of approximately $63 billion. This reduction is based on the Debtors’ analysis of Affiliate Claims and transactions, and discussions that the Debtors have had with Affiliates regarding Claim amounts and validity. Because Debtors and Debtor-Controlled Entities were not required to file Claims, the foregoing amounts do not include Claims that Debtors and Debtor-Controlled Entities hold against the Debtors.

e.	Derivatives

(i)	Identified Objections

Filed Claims that have been set aside for potential future objections total approximately $24 billion. The majority of this reduction relates to one Claim.

6-5

(ii)	Big Banks

The Debtors have identified approximately 30 major financial institutions (“Big Banks”) that filed approximately $22 billion in Claims (the “Big Bank Claims”) based on Derivative Contracts, primarily against LBSF, and related Guarantee Claims against LBHI. The Debtors proposed a settlement amount for the allowance of each Big Bank Claim calculated pursuant to the Derivatives Framework. Based on amounts set forth in the Derivatives Framework, the Debtors have entered into settlements with eight of the Big Banks, and are in various stages of negotiations with the remainder of Big Banks. For the purposes of estimating Claims, the Debtors have reduced the total amount of the Big Bank Claims to approximately $10.3 billion, to reflect a more accurate indication of the Debtors’ Estimate of Claim Amounts. In addition, the corresponding Guarantee Claims were similarly reduced. The Debtors’ negotiations with the Big Banks are discussed more fully at section V.E. of the Disclosure Statement.

(iii)	SPV Structures

A $10 billion reduction to the Filed Amounts relates to the revised Debtors’ Estimate of Claim Amounts for (1) Claims filed for U.S. Bank National Association on behalf of RACERS MM Trust and RACERS A Trust, as discussed more fully at section IV.I.b – “The RACERS Transactions” – of the Disclosure Statement, and (2) Claims filed by holders of Hong Kong Minibonds.

f.	Debt

Filed debt Claims were reduced by $22 billion to reflect the Debtors’ Estimate of Claim Amounts for LBHI Senior and Subordinated Debt principal obligations plus accrued interest as of the Commencement Date. The reductions were primarily due to Claims that the Debtors have identified as duplicative.

g.	Unliquidated Claims

Unliquidated Claims are those for which a Proof of Claim either did not specify an amount, or specified an amount as being either a partial estimate or minimum amount of the asserted Claim. The Debtors have reviewed the unliquidated Claims and adjusted the Claim amounts to an indicated amount or an estimated amount. There were approximately 3,700 fully unliquidated claims in which no amount was indicated and for which the Debtors are unable to estimate an amount. The Debtors’ Estimate of Claim Amounts for such Claims therefore is zero. The fully unliquidated Claims were primarily Claims classified as accounts payable and third party Guarantee Claims. It is the Debtors’ view that the adjusted Claim amounts adequately reflect all material claims against the Debtors.

h.	JPMorgan

As more fully described in section IV.F.2 – “Transaction with JPMorgan” – of the Disclosure Statement, JPMorgan and certain of its affiliates, and LBHI, with other Debtors, entered into the CDA. Pursuant to the CDA, JPMorgan and its affiliates

6-6

reduced their claims from approximately $7.7 billion to $524 million through the application of collateral. LBHI made a one-time cash payment to JPMorgan in the amount of approximately $524 million. This amount was subsequently offset against a $40 million payment from JPMorgan to LBHI on account of certain claims asserted by LBHI against JPMorgan and effectively reduced to $484 million. Thus, Claims from JPMorgan, for which the bank held the subject collateral, have been reduced to zero (subject to a reservation of rights). The Debtors have reflected the $1.9 billion in Claims assumed from JP Morgan (subject to CDA collateral) as Derivatives.

4.	Other Adjustments

The following adjustments have been made to the Debtors’ Estimate of Claim Amounts:

a.

A $46 billion adjustment to Affiliate Guarantee Claims that relates primarily to an adjustment to the Debtors’ Estimate of Claim Amounts to allow for the risk associated with the enforceability of asserted Guarantee Claims and the risk of substantive consolidation as well as an adjustment to reflect the set-off of Affiliate Guarantee amounts with other amounts payable from the Affiliates to LBHI.

b.

A $40 billion adjustment to Affiliate Claims which includes an increase to reflect the Debtors’ Estimate of Claim Amounts of Affiliate Claims between the Debtors as well as the set-off of Affiliate Claim amounts with other amounts owed between Affiliates.

c.	For the Allowed Claims of the Racers 2007-A Trusts against LBHI and LBSF, see section X.B.4 – “Plan Negotiations With Certain Creditors” – of the Disclosure Statement.

d.	Priority tax claims of $1.5 billion were reduced to zero and the Debtors’ Estimate of this obligation will be included in Administrative Expenses in the Recovery Analysis

e.	An adjustment of $3.4 billion was made to Secured Claims to reflect estimates of restricted cash balances and encumbered assets.

f.

A reduction of approximately $33 million was made to Convenience Claims based on the assumption that certain creditors holding Claims above $50,000 are likely to elect to participate in Convenience Classes with a reduced Allowed Claim of $50,000, in exchange for the higher recovery rate that is provided for Convenience Classes in

6-7

the Plan. For example, a claimant with a claim of $55,000 in LBHI Class 3 may expect a 21.1% recovery, i.e., $11,613. However, if the same creditor elects to participate in one of LBHI’s Convenience Classes, Class 6A, the $55,000 claim would be reduced to $50,000, but would receive a 26% recovery, i.e., $13,000. From a recovery perspective, it would make sense for such a creditor to participate in the Convenience Class with a lower Allowed Claim of $50,000. The Debtors have assumed that creditors with claims greater than $50,000 will chose to participate in the Convenience Classes to the extent that their recoveries would be greater than or equal to the recoveries projected for their respective Debtors’ Convenience Classes, and that even if their recoveries would be equal, such creditors would prefer the earlier Distributions that the Debtors will make to their respective Convenience Classes.

5.	Claim Detail

Set forth below is a list of the Annexes to this Exhibit 62:

Annex A: Information Regarding Claims against LBHI and each other Debtor filed by Third Parties and Affiliates

Annex B: Information Regarding Claims Only Against LBHI

•	Annex B-1: Third Party Guarantee Claims

•	Annex B-2: Affiliate Guarantee Claims

[2]	Amounts set forth in the Annexes have been rounded and totals may not foot.

6-8

Annex A-1: Third Party & Affiliate Claims by Claim Type Against Each Debtor (Page 1 of 2)

($ in millions)

Claim Type	Lehman Brothers Holdings Inc.	Lehman Brothers Special Financing Inc.	Lehman Commercial Paper Inc.	Lehman Brothers Commodity Services Inc.	Lehman Brothers Commercial Corporation	Lehman Brothers OTC Derivatives Inc.

Total Affiliate Guarantee Claims	$13,001	$-	$-	$-	$-	$-

Total Direct Affiliate Claims	52,334	23,037	22,733	1,535	1,254	616

Third Party Claims

Third Party Guarantees	94,640	-	-	-	-	-

Accounts Payable & Others	11,444	138	7,942	754	2	2

Debt	83,724	-	-	-	-	-

Debt Subordinated	15,277	-	-	-	-	-

Total Debt	$99,001	$-	$-	$-	$-	$-

Derivatives	-	24,500	41	1,617	608	589

Total Third Party Claims	$205,085	$24,639	$7,983	$2,371	$610	$591

Total General Unsecured Claims	$270,420	$47,676	$30,717	$3,907	$1,864	$1,207

Priority - Non-Tax	3	-	-	-	-	-

Priority - Tax	-	-	-	-	-	-

Secured	2,481	765	144	38	5	-

Estimated Allowed Claims	$272,904	$48,441	$30,861	$3,944	$1,869	$1,207

Claim Type	Structured Asset Securities Corporation	Merit, LLC	Lehman Brothers Derivative Products Inc.	Lehman Brothers Financial Products Inc.	CES Aviation LLC	BNC Mortgage LLC

Total Affiliate Guarantee Claims	$-	$-	$-	$-	$-	$-

Total Direct Affiliate Claims	588	324	123	205	23	1

Third Party Claims

Third Party Guarantees	-	-	-	-	-	-

Accounts Payable & Other	162	-	0	2	0	13

Debt	-	-	-	-	-	-

Debt - Subordinated	-	-	-	-	-	-

Total Debt	$-	$-	$-	$-	$-	$-

Derivatives	-	-	76	58	-	-

Total Third Party Claims	$162	$-	$76	$60	$0	$13

Total General Unsecured Claims	$751	$324	$199	$265	$23	$14

Priority - Non-Tax	-	-	-	-	-	-

Priority - Tax	-	-	-	-	-	-

Secured	-	-	0	-	-	-

Estimated Allowed Claims	$751	$324	$199	$265	$23	$14

Annex A-1: Third Party & Affiliate Claims by Claim Type Against Each Debtor (Page 2 of 2)

($ in millions)

Claim Type	LB 2080 Kalakaua Owners LLC	LB Rose Ranch LLC	LB Somerset LLC	East Dover Limited	LB 745 LLC	CES Aviation V LLC

Total Affiliate Guarantee Claims	$-	$-	$-	$-	$-	$-

Total Direct Affiliate Claims	31	-	7	3	46	8

Third Party Claims

Third Party Guarantees	-	-	-	-	-	-

Accounts Payable & Other	9	6	0	0	2	0

Debt	-	-	-	-	-	-

Debt - Subordinated	-	-	-	-	-	-

Total Debt	$-	$-	$-	$-	$-	$-

Derivatives	-	-	-	-	-	-

Total Third Party Claims	$9	$6	$0	$0	$2	$0

Total General Unsecured Claims	$40	$6	$8	$3	$48	$8

Priority - Non-Tax	-	-	-	-	-	-

Priority - Tax	-	-	-	-	-	-

Secured	-	-	-	-	-	-

Estimated Allowed Claims	$40	$6	$8	$3	$48	$8

Claim Type	PAMI Statler Arms LLC	CES Aviation IX LLC	Lehman Scottish Finance L.P.	Luxembourg Residential Properties Loan Finance S.a.r.l.	LB Preferred Somerset LLC	Total Debtors
Total Affiliate Guarantee Claims	$-	$-	$-	$-	$-	$13,001
Total Direct Affiliate Claims	0	9	-	593	10	103,483
Third Party Claims
Third Party Guarantees	-	-	-	-	-	94,640
Accounts Payable & Other	0	0	-	-	0	20,478
Debt	-	-	-	-	-	83,724
Debt - Subordinated	-	-	-	-	-	15,277

Total Debt	$-	$-	$-	$-	$-	$99,001
Derivatives	-	-	-	-	-	27,488

Total Third Party Claims	$0	$0	$-	$-	$0	$241,607

Total General Unsecured Claims	$0	$9	$-	$593	$10	$358,091

Priority - Non-Tax	-	-	-	-	-	3
Priority - Tax	-	-	-	-	-	-
Secured	-	-	2	-	-	3,435

Estimated Allowed Claims	$0	$9	$2	$593	$10	$361,529

Annex A-2: Third Party & Affiliate Claims Against All Debtors Sorted by Type

($ in millions)

Claim Type	Filed Amount per Epiq*	Debtors’ Adjustments to Filed Claim Amounts	Debtors’ Estimate of Claim Amounts	Other Adjustments **	Estimated Allowed Claims

Total Affiliate Guarantee Claims [1]	$131,438	$(72,422)	$59,015	$(46,014)	$13,001

Total Direct Affiliate Claims [2]	121,524	(58,104)	63,419	40,064	103,483

Third Party Claims
Third Party Guarantees	180,272	(83,110)	97,162	(2,521)	94,640
Accounts Payable & Other	133,217	(113,016)	20,201	277	20,478
Debt	108,518	(24,747)	83,772	(48)	83,724
Debt - Subordinated	12,478	2,799	15,277	-	15,277

Total Debt	$120,997	$(21,948)	$99,049	$(48)	$99,001
Derivatives	74,700	(44,722)	29,979	(2,490)	27,488

Total Third Party Claims	$509,186	$(262,796)	$246,390	$(4,783)	$241,607

Total General Unsecured Claims	$762,147	$(393,322)	$368,825	$(10,733)	$358,091

Priority - Non-Tax	3	-	3	-	3
Priority - Tax	1,503	-	1,503	(1,503)	-
Secured	-	-	-	3,435	3,435

Total Claims	$763,653	$(393,322)	$370,331	$(8,802)	$361,529

*	The Filed Claim Amounts were provided to the Debtors by Epiq, the Debtors’ court-appointed claims agent, as of May 13, 2011. The Filed Claim amounts reported by Epiq reflect court-approved objections, reductions and settlements, but do not include a valuation for unliquidated claims. The Debtors’ estimates for unliquidated claims are included in the Debtors’ Adjustments to Filed Claim Amounts column.

**	Other Adjustments includes a reduction of approximately $33.2 million related to convenience claims. This reduction is a result of the Debtor’s estimate that certain claimants with estimated claims above $50,000 will elect to participate in convenience classes and have an Allowed Claim of $50,000.

[1]

The combined amount of Other Adjustments to Affiliate Guarantee Claims is approximately $46 billion. The Debtors have significant defenses to the enforceability of asserted Guarantee Claims. As such, the allowed amount of these claims is based on the Debtors’ estimate of these claims after providing for the risk related to enforceability and substantive consolidation. Adjustment also reflects the set-off of Affiliate Guarantee Claims against other amounts payable from the Affiliates to LBHI.

[2]

The combined amount of Other Adjustments to Affiliate Claims is approximately $40 billion. Adjustments include an increase to reflect Debtors’ estimate of Affiliate Claims between Debtors, as well as the set-off of Affiliate Claims against other amounts owed between affiliates.

Annex A-3: Third Party & Affiliate Claims Against Lehman Brothers Holdings Inc. Sorted by Type

($ in millions)

Claim Type	Filed Amount per Epiq*	Debtors’ Adjustments to Filed Claim Amounts	Debtors’ Estimate of Claim Amounts	Other Adjustments **	Estimated Allowed Claims

Total Affiliate Guarantee Claims [1]	$131,437	$(72,422)	$59,015	$(46,014)	$13,001

Total Direct Affiliate Claims [2]	84,767	(32,272)	52,496	(161)	52,334

Third Party Claims
Third Party Guarantees	178,293	(81,131)	97,162	(2,521)	94,640
Accounts Payable & Other	66,154	(54,757)	11,396	47	11,444
Debt	108,143	(24,371)	83,772	(48)	83,724
Debt - Subordinated	12,478	2,799	15,277	-	15,277

Total Debt	$120,621	$(21,572)	$99,049	$(48)	$99,001
Derivatives	110	(110)	-	-	-

Total Third Party Claims	$365,179	$(157,571)	$207,607	$(2,522)	$205,085

Total General Unsecured Claims	$581,383	$(262,265)	$319,118	$(48,698)	$270,420

Priority - Non-Tax	3	-	3	-	3
Priority - Tax	1,339	-	1,339	(1,339)	-
Secured	-	-	-	2,481	2,481

Total Claims	$582,725	$(262,265)	$320,460	$(47,556)	$272,904

*	The Filed Claim Amounts were provided to the Debtors by Epiq, the Debtors’ court-appointed claims agent, as of May 13, 2011. The Filed Claim amounts reported by Epiq reflect court-approved objections, reductions and settlements, but does not include a valuation for unliquidated claims. The Debtors’ estimates for unliquidated claims are included in the Debtors’ Adjustments to Filed Claim Amounts column.

**	Other Adjustments includes a reduction of approximately $33.1 million related to convenience claims. This reduction is a result of the Debtor’s estimate that certain claimants with estimated claims above $50,000 will elect to participate in convenience classes and have an Allowed Claim of $50,000.

[1]

The combined amount of Other Adjustments to Affiliate Guarantee Claims is approximately $46 billion. The Debtors have significant defenses to the enforceability of asserted Guarantee Claims. As such, the allowed amount of these claims is based on the Debtors’ estimate of these claims after providing for the risk related to enforceability and substantive consolidation. Adjustment also reflects the set-off of Affiliate Guarantee Claims against other amounts payable from the Affiliates to LBHI.

[2]

The combined amount of Other Adjustments to Affiliate Claims is approximately $161 million. Adjustments include a decrease to reflect Debtors’ estimate of Affiliate Claims between Debtors, as well as the set-off of Affiliate Claims against other amounts owed between affiliates.

Annex A-4: Third Party & Affiliate Claims Against Lehman Brothers Special Financing Inc. Sorted by Type

($ in millions)

Claim Type	Filed Amount per Epiq*	Debtors’ Adjustments to Filed Claim Amounts	Debtors’ Estimate of Claim Amounts	Other Adjustments **	Estimated Allowed Claims

Total Direct Affiliate Claims [1]	$30,159	$(23,210)	$6,948	$16,089	$23,037

Third Party Claims
Third Party Guarantees	251	(251)	-	-	-
Accounts Payable & Other	7,859	(7,721)	138	(0)	138
Debt	0	(0)	-	-	-
Debt - Subordinated	-	-	-	-	-

Total Debt	$0	$(0)	$-	$-	$-
Derivatives	70,566	(43,559)	27,007	(2,506)	24,500

Total Third Party Claims	$78,676	$(51,531)	$27,145	$(2,506)	$24,639

Total General Unsecured Claims	$108,835	$(74,741)	$34,094	$13,582	$47,676

Priority - Non-Tax	-	-	-	-	-
Priority - Tax	19	-	19	(19)	-
Secured	-	-	-	765	765

Total Claims	$108,854	$(74,741)	$34,113	$14,328	$48,441

*	The Filed Claim Amounts were provided to the Debtors by Epiq, the Debtors’ court-appointed claims agent, as of May 13, 2011. The Filed Claim amounts reported by Epiq reflect court-approved objections, reductions and settlements, but does not include a valuation for unliquidated claims. The Debtors’ estimates for unliquidated claims are included in the Debtors’ Adjustments to Filed Claim Amounts column.

**	Other Adjustments includes a reduction of approximately $69 thousand related to convenience claims. This reduction is a result of the Debtor’s estimate that certain claimants with estimated claims above $50,000 will elect to participate in convenience classes and have an Allowed Claim of $50,000.

[1]

The combined amount of Other Adjustments to Affiliate Claims is approximately $16 billion. Adjustments include an increase to reflect Debtors’ estimate of Affiliate Claims between Debtors, as well as the set-off of Affiliate Claims against other amounts owed between affiliates.

Annex A-5: Third Party & Affiliate Claims Against Lehman Commercial Paper Inc. Sorted by Type

($ in millions)

Claim Type	Filed Amount per Epiq*	Debtors’ Adjustments to Filed Claim Amounts	Debtors’ Estimate of Claim Amounts	Other Adjustments **	Estimated Allowed Claims

Total Direct Affiliate Claims [1]	$2,207	$781	$2,987	$19,746	$22,733

Third Party Claims
Third Party Guarantees	150	(150)	-	-	-
Accounts Payable & Other	18,604	(10,892)	7,712	230	7,942
Debt	362	(362)	-	-	-
Debt - Subordinated	-	-	-	-	-

Total Debt	$362	$(362)	$-	$-	$-
Derivatives	106	(65)	41	-	41

Total Third Party Claims	$19,222	$(11,469)	$7,753	$230	$7,983

Total General Unsecured Claims	$21,428	$(10,688)	$10,740	$19,976	$30,717

Priority - Non-Tax	-	-	-	-	-
Priority - Tax	37	-	37	(37)	-
Secured	-	-	-	144	144

Total Claims	$21,465	$(10,688)	$10,777	$20,084	$30,861

*	The Filed Claim Amounts were provided to the Debtors by Epiq, the Debtors’ court-appointed claims agent, as of May 13, 2011. The Filed Claim amounts reported by Epiq reflect court-approved objections, reductions and settlements, but does not include a valuation for unliquidated claims. The Debtors’ estimates for unliquidated claims are included in the Debtors’ Adjustments to Filed Claim Amounts column.

**	Other Adjustments includes a reduction of approximately $5 thousand related to convenience claims. This reduction is a result of the Debtor’s estimate that certain claimants with estimated claims above $50,000 will elect to participate in convenience classes and have an Allowed Claim of $50,000.

[1]

The combined amount of Other Adjustments to Affiliate Claims is approximately $19.7 billion. Adjustments include an increase to reflect Debtors’ estimate of Affiliate Claims between Debtors, as well as the set-off of Affiliate Claims against other amounts owed between affiliates.

Annex A-6: Third Party & Affiliate Claims Against Lehman Brothers Commodity Services Inc. Sorted by Type

($ in millions)

Claim Type	Filed Amount per Epiq*	Debtors’ Adjustments to Filed Claim Amounts	Debtors’ Estimate of Claim Amounts	Other Adjustments	Estimated Allowed Claims

Total Direct Affiliate Claims [1]	$110	$(90)	$21	$1,515	$1,535

Third Party Claims
Third Party Guarantees	151	(151)	-	-	-
Accounts Payable & Other	3,302	(2,548)	754	(0)	754
Debt	10	(10)	-	-	-
Debt - Subordinated	-	-	-	-	-

Total Debt	$10	$(10)	$-	$-	$-
Derivatives	2,052	(446)	1,606	11	1,617

Total Third Party Claims	$5,515	$(3,155)	$2,360	$11	$2,371

Total General Unsecured Claims	$5,625	$(3,245)	$2,381	$1,526	$3,907

Priority - Non-Tax	-	-	-	-	-
Priority - Tax	-	-	-	-	-
Secured	-	-	-	38	38

Total Claims	$5,625	$(3,245)	$2,381	$1,564	$3,944

*	The Filed Claim Amounts were provided to the Debtors by Epiq, the Debtors’ court-appointed claims agent, as of May 13, 2011. The Filed Claim amounts reported by Epiq reflect court-approved objections, reductions and settlements, but does not include a valuation for unliquidated claims. The Debtors’ estimates for unliquidated claims are included in the Debtors’ Adjustments to Filed Claim Amounts column.

[1]

The combined amount of Other Adjustments to Affiliate Claims is approximately $1.5 billion. Adjustments include an increase to reflect Debtors’ estimate of Affiliate Claims between Debtors, as well as the set-off of Affiliate Claims against other amounts owed between affiliates.

Annex A-7: Third Party & Affiliate Claims Against Lehman Brothers Commercial Corporation Sorted by Type

($ in millions)

Claim Type	Filed Amount per Epiq*	Debtors’ Adjustments to Filed Claim Amounts	Debtors’ Estimate of Claim Amounts	Other Adjustments **	Estimated Allowed Claims

Total Direct Affiliate Claims [1]	$3,325	$(2,898)	$427	$828	$1,254

Third Party Claims
Third Party Guarantees	151	(151)	-	-	-
Accounts Payable & Other	2,710	(2,708)	2	-	2
Debt	0	(0)	-	-	-
Debt - Subordinated	-	-	-	-	-

Total Debt	$0	$(0)	$-	$-	$-
Derivatives	872	(267)	605	3	608

Total Third Party Claims	$3,733	$(3,126)	$607	$3	$610

Total General Unsecured Claims	$7,058	$(6,024)	$1,033	$831	$1,864

Priority - Non-Tax	-	-	-	-	-
Priority - Tax	-	-	-	-	-
Secured	-	-	-	5	5

Total Claims	$7,058	$(6,024)	$1,033	$836	$1,869

*	The Filed Claim Amounts were provided to the Debtors by Epiq, the Debtors’ court-appointed claims agent, as of May 13, 2011. The Filed Claim amounts reported by Epiq reflect court-approved objections, reductions and settlements, but does not include a valuation for unliquidated claims. The Debtors’ estimates for unliquidated claims are included in the Debtors’ Adjustments to Filed Claim Amounts column.

**	Other Adjustments includes a reduction of approximately $5 thousand related to convenience claims. This reduction is a result of the Debtor’s estimate that certain claimants with estimated claims above $50,000 will elect to participate in convenience classes and have an Allowed Claim of $50,000.

[1]

The combined amount of Other Adjustments to Affiliate Claims is approximately $828 million. Adjustments include an increase to reflect Debtors’ estimate of Affiliate Claims between Debtors, as well as the set-off of Affiliate Claims against other amounts owed between affiliates.

Annex A-8: Third Party & Affiliate Claims Against Lehman Brothers OTC Derivatives Inc. Sorted by Type

($ in millions)

Claim Type	Filed Amount per Epiq*	Debtors’ Adjustments to Filed Claim Amounts	Debtors’ Estimate of Claim Amounts	Other Adjustments **	Estimated Allowed Claims

Total Direct Affiliate Claims [1]	$804	$(420)	$385	$232	$616

Third Party Claims
Third Party Guarantees	3	(3)	-	-	-
Accounts Payable & Other	2,527	(2,525)	2	(0)	2
Debt	3	(3)	-	-	-
Debt - Subordinated	-	-	-	-	-

Total Debt	$3	$(3)	$-	$-	$-
Derivatives	702	(115)	587	2	589

Total Third Party Claims	$3,235	$(2,647)	$589	$2	$591

Total General Unsecured Claims	$4,039	$(3,066)	$973	$234	$1,207

Priority - Non-Tax	-	-	-	-	-
Priority - Tax	-	-	-	-	-
Secured	-	-	-	-	-

Total Claims	$4,039	$(3,066)	$973	$234	$1,207

*	The Filed Claim Amounts were provided to the Debtors by Epiq, the Debtors’ court-appointed claims agent, as of May 13, 2011. The Filed Claim amounts reported by Epiq reflect court-approved objections, reductions and settlements, but does not include a valuation for unliquidated claims. The Debtors’ estimates for unliquidated claims are included in the Debtors’ Adjustments to Filed Claim Amounts column.

**	Other Adjustments includes a reduction of approximately $4 thousand related to convenience claims. This reduction is a result of the Debtor’s estimate that certain claimants with estimated claims above $50,000 will elect to participate in convenience classes and have an Allowed Claim of $50,000.

[1]

The combined amount of Other Adjustments to Affiliate Claims is approximately $232 million. Adjustments include an increase to reflect Debtors’ estimate of Affiliate Claims between Debtors, as well as the set-off of Affiliate Claims against other amounts owed between affiliates.

Annex A-9: Third Party & Affiliate Claims Against Structured Asset Securities Corporation Sorted by Type

($ in millions)

Claim Type	Filed Amount per Epiq*	Debtors’ Adjustments to Filed Claim Amounts	Debtors’ Estimate of Claim Amounts	Other Adjustments	Estimated Allowed Claims

Total Direct Affiliate Claims [1]	$0	$0	$0	$588	$588

Third Party Claims
Third Party Guarantees	150	(150)	-	-	-
Accounts Payable & Other	24,010	(23,848)	162	-	162
Debt	-	-	-	-	-
Debt - Subordinated	-	-	-	-	-

Total Debt	$-	$-	$-	$-	$-
Derivatives	10	(10)	-	-	-

Total Third Party Claims	$24,170	$(24,008)	$162	$-	$162

Total General Unsecured Claims	$24,170	$(24,008)	$162	$588	$751

Priority - Non-Tax	-	-	-	-	-
Priority - Tax	-	-	-	-	-
Secured	-	-	-	-	-

Total Claims	$24,170	$(24,008)	$162	$588	$751

*	The Filed Claim Amounts were provided to the Debtors by Epiq, the Debtors’ court-appointed claims agent, as of May 13, 2011. The Filed Claim amounts reported by Epiq reflect court-approved objections, reductions and settlements, but does not include a valuation for unliquidated claims. The Debtors’ estimates for unliquidated claims are included in the Debtors’ Adjustments to Filed Claim Amounts column.

[1]

The combined amount of Other Adjustments to Affiliate Claims is approximately $588 million. Adjustments include an increase to reflect Debtors’ estimate of Affiliate Claims between Debtors, as well as the set-off of Affiliate Claims against other amounts owed between affiliates.

Annex A-10: Third Party & Affiliate Claims Against Merit LLC Sorted by Type

($ in millions)

Claim Type	Filed Amount per Epiq*	Debtors’ Adjustments to Filed Claim Amounts	Debtors’ Estimate of Claim Amounts	Other Adjustments	Estimated Allowed Claims

Total Direct Affiliate Claims [1]	$97	$-	$97	$227	$324

Third Party Claims
Third Party Guarantees	-	-	-	-	-
Accounts Payable & Other	0	(0)	-	-	-
Debt	0	(0)	-	-	-
Debt - Subordinated	-	-	-	-	-

Total Debt	$0	$(0)	$-	$-	$-
Derivatives	-	-	-	-	-

Total Third Party Claims	$0	$(0)	$-	$-	$-

Total General Unsecured Claims	$97	$(0)	$97	$227	$324

Priority - Non-Tax	-	-	-	-	-
Priority - Tax	-	-	-	-	-
Secured	-	-	-	-	-

Total Claims	$97	$(0)	$97	$227	$324

*	The Filed Claim Amounts were provided to the Debtors by Epiq, the Debtors’ court-appointed claims agent, as of May 13, 2011. The Filed Claim amounts reported by Epiq reflect court-approved objections, reductions and settlements, but does not include a valuation for unliquidated claims. The Debtors’ estimates for unliquidated claims are included in the Debtors’ Adjustments to Filed Claim Amounts column.

[1]

The combined amount of Other Adjustments to Affiliate Claims is approximately $227 million. Adjustments include an increase to reflect Debtors’ estimate of Affiliate Claims between Debtors, as well as the set-off of Affiliate Claims against other amounts owed between affiliates.

Annex A-11: Third Party & Affiliate Claims Against Lehman Brothers Derivative Products Inc. Sorted by Type

($ in millions)

Claim Type	Filed Amount per Epiq*	Debtors’ Adjustments to Filed Claim Amounts	Debtors’ Estimate of Claim Amounts	Other Adjustments	Estimated Allowed Claims

Total Direct Affiliate Claims [1]	$0	$10	$10	$113	$123

Third Party Claims
Third Party Guarantees	297	(297)	-	-	-
Accounts Payable & Other	2,525	(2,525)	0	-	0
Debt	-	-	-	-	-
Debt - Subordinated	-	-	-	-	-

Total Debt	$-	$-	$-	$-	$-
Derivatives	92	(16)	76	-	76

Total Third Party Claims	$2,913	$(2,837)	$76	$-	$76

Total General Unsecured Claims	$2,913	$(2,828)	$86	$113	$199

Priority - Non-Tax	-	-	-	-	-
Priority - Tax	-	-	-	-	-
Secured	-	-	-	0	0

Total Claims	$2,913	$(2,828)	$86	$113	$199

*	The Filed Claim Amounts were provided to the Debtors by Epiq, the Debtors’ court-appointed claims agent, as of May 13, 2011. The Filed Claim amounts reported by Epiq reflect court-approved objections, reductions and settlements, but does not include a valuation for unliquidated claims. The Debtors’ estimates for unliquidated claims are included in the Debtors’ Adjustments to Filed Claim Amounts column.

[1]

The combined amount of Other Adjustments to Affiliate Claims is approximately $113 million. Adjustments include an increase to reflect Debtors’ estimate of Affiliate Claims between Debtors, as well as the set-off of Affiliate Claims against other amounts owed between affiliates.

Annex A-12: Third Party & Affiliate Claims Against Lehman Brothers Financial Products Inc. Sorted by Type

($ in millions)

Claim Type	Filed Amount per Epiq*	Debtors’ Adjustments to Filed Claim Amounts	Debtors’ Estimate of Claim Amounts	Other Adjustments	Estimated Allowed Claims

Total Direct Affiliate Claims [1]	$0	$1	$1	$204	$205

Third Party Claims
Third Party Guarantees	3	(3)	-	-	-
Accounts Payable & Other	2,526	(2,524)	2	-	2
Debt	-	-	-	-	-
Debt - Subordinated	-	-	-	-	-

Total Debt	$-	$-	$-	$-	$-
Derivatives	84	(26)	58	-	58

Total Third Party Claims	$2,613	$(2,553)	$60	$-	$60

Total General Unsecured Claims	$2,613	$(2,552)	$61	$204	$265

Priority - Non-Tax	-	-	-	-	-
Priority - Tax	-	-	-	-	-
Secured	-	-	-	-	-

Total Claims	$2,613	$(2,552)	$61	$204	$265

*	The Filed Claim Amounts were provided to the Debtors by Epiq, the Debtors’ court-appointed claims agent, as of May 13, 2011. The Filed Claim amounts reported by Epiq reflect court-approved objections, reductions and settlements, but does not include a valuation for unliquidated claims. The Debtors’ estimates for unliquidated claims are included in the Debtors’ Adjustments to Filed Claim Amounts column.

[1]

The combined amount of Other Adjustments to Affiliate Claims is approximately $204 million. Adjustments include an increase to reflect Debtors’ estimate of Affiliate Claims between Debtors, as well as the set-off of Affiliate Claims against other amounts owed between affiliates.

Annex A-13: Third Party & Affiliate Claims Against CES Aviation LLC Sorted by Type

($ in millions)

Claim Type	Filed Amount per Epiq*	Debtors’ Adjustments to Filed Claim Amounts	Debtors’ Estimate of Claim Amounts	Other Adjustments	Estimated Allowed Claims

Total Direct Affiliate Claims [1]	$46	$0	$47	$(24)	$23

Third Party Claims
Third Party Guarantees	205	(205)	-	-	-
Accounts Payable & Other	291	(291)	0	-	0
Debt	0	(0)	-	-	-
Debt - Subordinated	-	-	-	-	-

Total Debt	$0	$(0)	$-	$-	$-
Derivatives	10	(10)	-	-	-

Total Third Party Claims	$506	$(506)	$0	$-	$0

Total General Unsecured Claims	$552	$(505)	$47	$(24)	$23

Priority - Non-Tax	-	-	-	-	-
Priority - Tax	-	-	-	-	-
Secured	-	-	-	-	-

Total Claims	$552	$(505)	$47	$(24)	$23

*	The Filed Claim Amounts were provided to the Debtors by Epiq, the Debtors’ court-appointed claims agent, as of May 13, 2011. The Filed Claim amounts reported by Epiq reflect court-approved objections, reductions and settlements, but does not include a valuation for unliquidated claims. The Debtors’ estimates for unliquidated claims are included in the Debtors’ Adjustments to Filed Claim Amounts column.

[1]

The combined amount of Other Adjustments to Affiliate Claims is approximately $24 million. Adjustments include a decrease to reflect Debtors’ estimate of Affiliate Claims between Debtors, as well as the set-off of Affiliate Claims against other amounts owed between affiliates.

Annex A-14: Third Party & Affiliate Claims Against BNC Mortgage LLC Sorted by Type

($ in millions)

Claim Type	Filed Amount per Epiq*	Debtors’ Adjustments to Filed Claim Amounts	Debtors’ Estimate of Claim Amounts	Other Adjustments	Estimated Allowed Claims

Total Direct Affiliate Claims	$0	$1	$1	$(0)	$1

Third Party Claims
Third Party Guarantees	3	(3)	-	-	-
Accounts Payable & Other	282	(269)	13	-	13
Debt	-	-	-	-	-
Debt - Subordinated	-	-	-	-	-

Total Debt	$-	$-	$-	$-	$-
Derivatives	10	(10)	-	-	-

Total Third Party Claims	$295	$(282)	$13	$-	$13

Total General Unsecured Claims	$295	$(281)	$14	$(0)	$14

Priority - Non-Tax	-	-	-	-	-
Priority - Tax	-	-	-	-	-
Secured	-	-	-	-	-

Total Claims	$295	$(281)	$14	$(0)	$14

*	The Filed Claim Amounts were provided to the Debtors by Epiq, the Debtors’ court-appointed claims agent, as of May 13, 2011. The Filed Claim amounts reported by Epiq reflect court-approved objections, reductions and settlements, but does not include a valuation for unliquidated claims. The Debtors’ estimates for unliquidated claims are included in the Debtors’ Adjustments to Filed Claim Amounts column.

Annex A-15: Third Party & Affiliate Claims Against LB 2080 Kalakaua Owners LLC Sorted by Type

($ in millions)

Claim Type	Filed Amount per Epiq*	Debtors’ Adjustments to Filed Claim Amounts	Debtors’ Estimate of Claim Amounts	Other Adjustments	Estimated Allowed Claims

Total Direct Affiliate Claims [1]	$-	$-	$-	$31	$31

Third Party Claims
Third Party Guarantees	3	(3)	-	-	-
Accounts Payable & Other	246	(237)	9	-	9
Debt	-	-	-	-	-
Debt - Subordinated	-	-	-	-	-

Total Debt	$-	$-	$-	$-	$-
Derivatives	10	(10)	-	-	-

Total Third Party Claims	$259	$(250)	$9	$-	$9

Total General Unsecured Claims	$259	$(250)	$9	$31	$40

Priority - Non-Tax	-	-	-	-	-
Priority - Tax	-	-	-	-	-
Secured	-	-	-	-	-

Total Claims	$259	$(250)	$9	$31	$40

*	The Filed Claim Amounts were provided to the Debtors by Epiq, the Debtors’ court-appointed claims agent, as of May 13, 2011. The Filed Claim amounts reported by Epiq reflect court-approved objections, reductions and settlements, but does not include a valuation for unliquidated claims. The Debtors’ estimates for unliquidated claims are included in the Debtors’ Adjustments to Filed Claim Amounts column.

[1]

The combined amount of Other Adjustments to Affiliate Claims is approximately $31 million. Adjustments include an increase to reflect Debtors’ estimate of Affiliate Claims between Debtors, as well as the set-off of Affiliate Claims against other amounts owed between affiliates.

Annex A-16: Third Party & Affiliate Claims Against LB Rose Ranch LLC Sorted by Type

($ in millions)

Claim Type	Filed Amount per Epiq*	Debtors’ Adjustments to Filed Claim Amounts	Debtors’ Estimate of Claim Amounts	Other Adjustments	Estimated Allowed Claims

Total Direct Affiliate Claims	$-	$-	$-	$-	$-

Third Party Claims
Third Party Guarantees	3	(3)	-	-	-
Accounts Payable & Other	250	(244)	6	-	6
Debt	-	-	-	-	-
Debt - Subordinated	-	-	-	-	-

Total Debt	$-	$-	$-	$-	$-
Derivatives	10	(10)	-	-	-

Total Third Party Claims	$264	$(258)	$6	$-	$6

Total General Unsecured Claims	$264	$(258)	$6	$-	$6

Priority - Non-Tax	-	-	-	-	-
Priority - Tax	-	-	-	-	-
Secured	-	-	-	-	-

Total Claims	$264	$(258)	$6	$-	$6

*	The Filed Claim Amounts were provided to the Debtors by Epiq, the Debtors’ court-appointed claims agent, as of May 13, 2011. The Filed Claim amounts reported by Epiq reflect court-approved objections, reductions and settlements, but does not include a valuation for unliquidated claims. The Debtors’ estimates for unliquidated claims are included in the Debtors’ Adjustments to Filed Claim Amounts column.

Annex A-17: Third Party & Affiliate Claims Against LB Somerset LLC Sorted by Type

($ in millions)

Claim Type	Filed Amount per Epiq*	Debtors’ Adjustments to Filed Claim Amounts	Debtors’ Estimate of Claim Amounts	Other Adjustments	Estimated Allowed Claims

Total Direct Affiliate Claims [1]	$-	$-	$-	$7	$7

Third Party Claims
Third Party Guarantees	-	-	-	-	-
Accounts Payable & Other	0	-	0	-	0
Debt	0	(0)	-	-	-
Debt - Subordinated	-	-	-	-	-

Total Debt	$0	$(0)	$-	$-	$-
Derivatives	-	-	-	-	-

Total Third Party Claims	$0	$(0)	$0	$-	$0

Total General Unsecured Claims	$0	$(0)	$0	$7	$8

Priority - Non-Tax	-	-	-	-	-
Priority - Tax	-	-	-	-	-
Secured	-	-	-	-	-

Total Claims	$0	$(0)	$0	$7	$8

*	The Filed Claim Amounts were provided to the Debtors by Epiq, the Debtors’ court-appointed claims agent, as of May 13, 2011. The Filed Claim amounts reported by Epiq reflect court-approved objections, reductions and settlements, but does not include a valuation for unliquidated claims. The Debtors’ estimates for unliquidated claims are included in the Debtors’ Adjustments to Filed Claim Amounts column.

[1]

The combined amount of Other Adjustments to Affiliate Claims is approximately $7 million. Adjustments include an increase to reflect Debtors’ estimate of Affiliate Claims between Debtors, as well as the set-off of Affiliate Claims against other amounts owed between affiliates.

Annex A-18: Third Party & Affiliate Claims Against East Dover Limited Sorted by Type

($ in millions)

Claim Type	Filed Amount per Epiq*	Debtors’ Adjustments to Filed Claim Amounts	Debtors’ Estimate of Claim Amounts	Other Adjustments	Estimated Allowed Claims

Total Direct Affiliate Claims [1]	$-	$-	$-	$3	$3

Third Party Claims
Third Party Guarantees	3	(3)	-	-	-
Accounts Payable & Other	287	(287)	0	-	0
Debt	-	-	-	-	-
Debt - Subordinated	-	-	-	-	-

Total Debt	$-	$-	$-	$-	$-
Derivatives	14	(14)	-	-	-

Total Third Party Claims	$305	$(305)	$0	$-	$0

Total General Unsecured Claims	$305	$(305)	$0	$3	$3

Priority - Non-Tax	-	-	-	-	-
Priority - Tax	-	-	-	-	-
Secured	-	-	-	-	-

Total Claims	$305	$(305)	$0	$3	$3

*	The Filed Claim Amounts were provided to the Debtors by Epiq, the Debtors’ court-appointed claims agent, as of May 13, 2011. The Filed Claim amounts reported by Epiq reflect court-approved objections, reductions and settlements, but does not include a valuation for unliquidated claims. The Debtors’ estimates for unliquidated claims are included in the Debtors’ Adjustments to Filed Claim Amounts column.

[1]

The combined amount of Other Adjustments to Affiliate Claims is approximately $3 million. Adjustments include an increase to reflect Debtors’ estimate of Affiliate Claims between Debtors, as well as the set-off of Affiliate Claims against other amounts owed between affiliates.

Annex A-19: Third Party & Affiliate Claims Against LB 745 LLC Sorted by Type

($ in millions)

Claim Type	Filed Amount per Epiq*	Debtors’ Adjustments to Filed Claim Amounts	Debtors’ Estimate of Claim Amounts	Other Adjustments	Estimated Allowed Claims

Total Direct Affiliate Claims [1]	$-	$-	$-	$46	$46

Third Party Claims
Third Party Guarantees	150	(150)	-	-	-
Accounts Payable & Other	297	(295)	2	-	2
Debt	-	-	-	-	-
Debt - Subordinated	-	-	-	-	-

Total Debt	$-	$-	$-	$-	$-
Derivatives	-	-	-	-	-

Total Third Party Claims	$447	$(445)	$2	$-	$2

Total General Unsecured Claims	$447	$(445)	$2	$46	$48

Priority - Non-Tax	-	-	-	-	-
Priority - Tax	-	-	-	-	-
Secured	-	-	-	-	-

Total Claims	$447	$(445)	$2	$46	$48

*	The Filed Claim Amounts were provided to the Debtors by Epiq, the Debtors’ court-appointed claims agent, as of May 13, 2011. The Filed Claim amounts reported by Epiq reflect court-approved objections, reductions and settlements, but does not include a valuation for unliquidated claims. The Debtors’ estimates for unliquidated claims are included in the Debtors’ Adjustments to Filed Claim Amounts column.

[1]

The combined amount of Other Adjustments to Affiliate Claims is approximately $46 million. Adjustments include an increase to reflect Debtors’ estimate of Affiliate Claims between Debtors, as well as the set-off of Affiliate Claims against other amounts owed between affiliates.

Annex A-20: Third Party & Affiliate Claims Against CES Aviation V LLC Sorted by Type

($ in millions)

Claim Type	Filed Amount per Epiq*	Debtors’ Adjustments to Filed Claim Amounts	Debtors’ Estimate of Claim Amounts	Other Adjustments	Estimated Allowed Claims

Total Direct Affiliate Claims [1]	$-	$0	$0	$8	$8

Third Party Claims
Third Party Guarantees	150	(150)	-	-	-
Accounts Payable & Other	280	(280)	0	-	0
Debt	-	-	-	-	-
Debt - Subordinated	-	-	-	-	-

Total Debt	$-	$-	$-	$-	$-
Derivatives	10	(10)	-	-	-

Total Third Party Claims	$440	$(440)	$0	$-	$0

Total General Unsecured Claims	$440	$(440)	$1	$8	$8

Priority - Non-Tax	-	-	-	-	-
Priority - Tax	-	-	-	-	-
Secured	-	-	-	-	-

Total Claims	$440	$(440)	$1	$8	$8

*	The Filed Claim Amounts were provided to the Debtors by Epiq, the Debtors’ court-appointed claims agent, as of May 13, 2011. The Filed Claim amounts reported by Epiq reflect court-approved objections, reductions and settlements, but does not include a valuation for unliquidated claims. The Debtors’ estimates for unliquidated claims are included in the Debtors’ Adjustments to Filed Claim Amounts column.

[1]

The combined amount of Other Adjustments to Affiliate Claims is approximately $8 million. Adjustments include an increase to reflect Debtors’ estimate of Affiliate Claims between Debtors, as well as the set-off of Affiliate Claims against other amounts owed between affiliates.

Annex A-21: Third Party & Affiliate Claims Against PAMI Statler Arms LLC Sorted by Type

($ in millions)

Claim Type	Filed Amount per Epiq*	Debtors’ Adjustments to Filed Claim Amounts	Debtors’ Estimate of Claim Amounts	Other Adjustments	Estimated Allowed Claims

Total Direct Affiliate Claims	$9	$(9)	$-	$0	$0

Third Party Claims
Third Party Guarantees	3	(3)	-	-	-
Accounts Payable & Other	276	(276)	0	-	0
Debt	-	-	-	-	-
Debt - Subordinated	-	-	-	-	-

Total Debt	$-	$-	$-	$-	$-
Derivatives	10	(10)	-	-	-

Total Third Party Claims	$289	$(289)	$0	$-	$0

Total General Unsecured Claims	$298	$(298)	$0	$0	$0

Priority - Non-Tax	-	-	-	-	-
Priority - Tax	109	-	109	(109)	-
Secured	-	-	-	-	-

Total Claims	$407	$(298)	$109	$(109)	$0

*	The Filed Claim Amounts were provided to the Debtors by Epiq, the Debtors’ court-appointed claims agent, as of May 13, 2011. The Filed Claim amounts reported by Epiq reflect court-approved objections, reductions and settlements, but does not include a valuation for unliquidated claims. The Debtors’ estimates for unliquidated claims are included in the Debtors’ Adjustments to Filed Claim Amounts column.

Annex A-22: Third Party & Affiliate Claims Against CES Aviation IX LLC Sorted by Type

($ in millions)

Claim Type	Filed Amount per Epiq*	Debtors’ Adjustments to Filed Claim Amounts	Debtors’ Estimate of Claim Amounts	Other Adjustments	Estimated Allowed Claims

Total Direct Affiliate Claims [1]	$-	$0	$0	$9	$9

Third Party Claims
Third Party Guarantees	150	(150)	-	-	-
Accounts Payable & Other	280	(280)	0	-	0
Debt	-	-	-	-	-
Debt - Subordinated	-	-	-	-	-

Total Debt	$-	$-	$-	$-	$-
Derivatives	10	(10)	-	-	-

Total Third Party Claims	$440	$(440)	$0	$-	$0

Total General Unsecured Claims	$440	$(440)	$0	$9	$9

Priority - Non-Tax	-	-	-	-	-
Priority - Tax	-	-	-	-	-
Secured	-	-	-	-	-

Total Claims	$440	$(440)	$0	$9	$9

*	The Filed Claim Amounts were provided to the Debtors by Epiq, the Debtors’ court-appointed claims agent, as of May 13, 2011. The Filed Claim amounts reported by Epiq reflect court-approved objections, reductions and settlements, but does not include a valuation for unliquidated claims. The Debtors’ estimates for unliquidated claims are included in the Debtors’ Adjustments to Filed Claim Amounts column.

[1]

The combined amount of Other Adjustments to Affiliate Claims is approximately $9 million. Adjustments include an increase to reflect Debtors’ estimate of Affiliate Claims between Debtors, as well as the set-off of Affiliate Claims against other amounts owed between affiliates.

Annex A-23: Third Party & Affiliate Claims Against Lehman Scottish Finance L.P. Sorted by Type

($ in millions)

Claim Type	Filed Amount per Epiq*	Debtors’ Adjustments to Filed Claim Amounts	Debtors’ Estimate of Claim Amounts	Other Adjustments	Estimated Allowed Claims

Total Direct Affiliate Claims	$-	$-	$-	$-	$-

Third Party Claims
Third Party Guarantees	150	(150)	-	-	-
Accounts Payable & Other	280	(280)	-	-	-
Debt	-	-	-	-	-
Debt - Subordinated	-	-	-	-	-

Total Debt	$-	$-	$-	$-	$-
Derivatives	10	(10)	-	-	-

Total Third Party Claims	$440	$(440)	$-	$-	$-

Total General Unsecured Claims	$440	$(440)	$-	$-	$-

Priority - Non-Tax	-	-	-	-	-
Priority - Tax	-	-	-	-	-
Secured	-	-	-	2	2

Total Claims	$440	$(440)	$-	$2	$2

*	The Filed Claim Amounts were provided to the Debtors by Epiq, the Debtors’ court-appointed claims agent, as of May 13, 2011. The Filed Claim amounts reported by Epiq reflect court-approved objections, reductions and settlements, but does not include a valuation for unliquidated claims. The Debtors’ estimates for unliquidated claims are included in the Debtors’ Adjustments to Filed Claim Amounts column.

Annex A-24: Third Party & Affiliate Claims Against Luxembourg Residential Properties Loan Finance S.a.r.l. Sorted by Type

($ in millions)

Claim Type	Filed Amount per Epiq*	Debtors’ Adjustments to Filed Claim Amounts	Debtors’ Estimate of Claim Amounts	Other Adjustments	Estimated Allowed Claims

Total Direct Affiliate Claims [1]	$-	$-	$-	$593	$593

Third Party Claims
Third Party Guarantees	3	(3)	-	-	-
Accounts Payable & Other	232	(232)	-	-	-
Debt	-	-	-	-	-
Debt - Subordinated	-	-	-	-	-

Total Debt	$-	$-	$-	$-	$-
Derivatives	10	(10)	-	-	-

Total Third Party Claims	$245	$(245)	$-	$-	$-

Total General Unsecured Claims	$245	$(245)	$-	$593	$593

Priority - Non-Tax	-	-	-	-	-
Priority - Tax	-	-	-	-	-
Secured	-	-	-	-	-

Total Claims	$245	$(245)	$-	$593	$593

*	The Filed Claim Amounts were provided to the Debtors by Epiq, the Debtors’ court-appointed claims agent, as of May 13, 2011. The Filed Claim amounts reported by Epiq reflect court-approved objections, reductions and settlements, but does not include a valuation for unliquidated claims. The Debtors’ estimates for unliquidated claims are included in the Debtors’ Adjustments to Filed Claim Amounts column.

[1]

The combined amount of Other Adjustments to Affiliate Claims is approximately $593 million. Adjustments include an increase to reflect Debtors’ estimate of Affiliate Claims between Debtors, as well as the set-off of Affiliate Claims against other amounts owed between affiliates.

Annex A-25: Third Party & Affiliate Claims Against LB Preferred Somerset LLC Sorted by Type

($ in millions)

Claim Type	Filed Amount per Epiq*	Debtors’ Adjustments to Filed Claim Amounts	Debtors’ Estimate of Claim Amounts	Other Adjustments	Estimated Allowed Claims

Total Direct Affiliate Claims [1]	$-	$-	$-	$10	$10

Third Party Claims
Third Party Guarantees	-	-	-	-	-
Accounts Payable & Other	0	-	0	-	0
Debt	0	(0)	-	-	-
Debt - Subordinated	-	-	-	-	-

Total Debt	$0	$(0)	$-	$-	$-
Derivatives	-	-	-	-	-

Total Third Party Claims	$0	$(0)	$0	$-	$0

Total General Unsecured Claims	$0	$(0)	$0	$10	$10

Priority - Non-Tax	-	-	-	-	-
Priority - Tax	-	-	-	-	-
Secured	-	-	-	-	-

Total Claims	$0	$(0)	$0	$10	$10

*	The Filed Claim Amounts were provided to the Debtors by Epiq, the Debtors’ court-appointed claims agent, as of May 13, 2011. The Filed Claim amounts reported by Epiq reflect court-approved objections, reductions and settlements, but does not include a valuation for unliquidated claims. The Debtors’ estimates for unliquidated claims are included in the Debtors’ Adjustments to Filed Claim Amounts column.

[1]

The combined amount of Other Adjustments to Affiliate Claims is approximately $10 million. Adjustments include an increase to reflect Debtors’ estimate of Affiliate Claims between Debtors, as well as the set-off of Affiliate Claims against other amounts owed between affiliates.

Annex B-1: Third-Party Guarantee Claims against LBHI, sorted by Primary Obligor

($ millions)

Debtor Controlled Affiliate	Filed Amount Per Epiq*	Debtors’ Adjustments to Filed Claim Amounts	Derivative	Non-Derivative	Debtors’ Estimate of Claim Amounts	Other Adjustments		Estimated Allowed Claims
LBSF	$48,153	$(22,875)	$25,271	$7	$25,278	$(2,505)		$22,773
LBCS	2,036	269	1,525	780	2,305	11		2,316
LCPI	1,757	(662)	-	1,095	1,095	-		1,095
LBCC	557	(224)	333	1	333	3		336
LOTC	468	(114)	353	-	353	2		355
LBDP	0	(0)	0	-	0	-		0
All Other Debtor Controlled Affiliates	4,031	(3,099)	8	924	932	(2)		930

Total Debtor Controlled	$57,001	$(26,705)	$27,490	$2,806	$30,296	$(2,491)		$27,805

Non-Debtor Controlled Affiliate
LB Treasury	$31,369	$(665)	$-	$30,704	$30,704	$(29	) **	$30,675
LBIE	32,479	(17,780)	13,226	1,473	14,699	-		14,699
Bankhaus	39,979	(27,139)	135	12,705	12,840	-		12,840
LBF S.A.	2,930	(510)	2,384	35	2,419	-		2,419
LEHMAN BROTHERS SECURITIES CO. NV	934	31	-	965	965	(1	) **	964
LBHJ	1,461	(96)	-	1,365	1,365	-		1,365
Sunrise Finance	831	0	-	831	831	-		831
LBI	4,322	(3,515)	74	732	806	-		806
LBL	4,477	(3,812)	-	664	664	-		664
LBCCA	624	(121)	480	23	503	-		503
LBJ	1,049	(683)	288	78	366	-		366
LB (Lux)	266	(131)	-	136	136	-		136
GKI Development	113	-	-	113	113	-		113
All Other Non-Debtor Controlled Affiliates	2,437	(1,983)	33	422	454	-		454

Total Non-Debtor Controlled	$123,271	$(56,405)	$16,620	$50,245	$66,866	$(30)		$66,835

Total	$180,272	$(83,110)	$44,110	$53,052	$97,162	$(2,521)		$94,640

* The Filed Claim Amounts were provided to the Debtors by Epiq, the Debtors’ court-appointed claims agent, as of May 13, 2011. The Filed Claim amounts reported by Epiq reflect court-approved objections, reductions and settlements, but do not include a valuation for unliquidated claims. The Debtors’ estimates for unliquidated claims are included in the Debtors’ Adjustments to Filed Claim Amounts column.

** Reductions to LBT & LBSN claims are the result of individual claimants opting into the Convenience Class, thereby reducing their allowed claim to the cap amount of $50,000.

Annex B-2: Affiliate Guarantee Claims Filed Against LBHI

($ in millions)

Affiliate	Filed Amount per Epiq*	Debtors’ Adjustments to Filed Claim Amounts	Debtors’ Estimate of Claim Amounts
Debtor Controlled

Lehman Brothers Special Financing Inc.	$-	$1,206	$1,266
Lehman Brothers Commodity Services	-	798	798
Lehman Brothers Commercial Corporation	-	664	664
Lehman Commercial Paper Inc.	-	482	482
Lehman Brothers OTC Derivatives Inc.	-	0	0
Miscellaneous Affiliates	-	2,600	2,600

Total Debtor Controlled	$-	$5,751	$5,751

Non-Debtor Controlled

Lehman Brothers Finance S.A.	58,273	(43,863)	14,410
Lehman Brothers International (Europe)	137	10,689	10,826
Lehman Brothers Bankhaus A.G.	4,500	7,103	11,602
Lehman Brothers Asia Holdings Ltd.	4,744	(105)	4,639
LB Holdings Intermediate 2 Limited	-	2,309	2,309
Lehman Brothers UK Holdings Ltd.	0	1,938	1,938
Lehman Brothers Ltd.	-	1,802	1,802
Lehman Brother Japan Inc.	22,794	(21,424)	1,369
Lehman RE	-	839	839
LB Securities Asia Ltd.	1,741	(1,116)	625
Lehman Brothers Asia Ltd.	775	(364)	410
Lehman Brothers Holdings Japan Inc.	314	(3)	311
Lehman Brothers Securities N.V.	283	-	283
Lehman Brothers Inc.	-	216	216
Lehman Brothers Finance (Japan) Inc.	289	(123)	166
Lehman Brothers Futures Asia Limited	140	(0)	140
Storm Funding Limited	0	134	134
Mable Commercial Funding Ltd.	-	118	118
Lehman Brothers Australia & Affiliates	84	33	117
Lehman Brothers (Luxembourg) Equity Finance S.A.	103	(2)	101
Lehman Brothers Commercial Corp Asia Ltd.	1,599	(1,500)	100
Miscellaneous Affiliates (Non-Debtor)	35,662	(34,854)	808

Total Non-Debtor Controlled	$131,438	$(78,173)	$53,265

Total Affiliate Guarantees	$131,438	$(72,422)	$59,015

*	The Filed Claim amounts were provided to the Debtors by Epiq, the Debtors’ court-appointed claims agent, as of May 13, 2011. The Filed Claim amounts reported by Epiq reflect court-approved objections, reductions and settlements, but do not include a valuation for unliquidated claims. The Debtors’ estimates for unliquidated claims are included in the Debtors’ Adjustments to Filed Claim Amounts column.

Exhibit 7

Cash Flow Estimates Through 2014

The Debtors estimate that an orderly liquidation of the remaining assets of the Debtors’ estates would take at least until the end of 2014 to complete. This time frame recognizes both the collection and disposition of the Debtors’ assets, the resolution of various Debtor-creditor, intra-Debtor and affiliate issues, and the analysis and settlement of approximately 48,000 Filed Claims. The Debtors have prepared cash flow estimates for each year from 2011 to 2014. The estimated receipts and disbursements are based on assumptions which are set forth below and are based on the liquidation of the remaining assets.

It should be noted that these cases are large, complex and replete with issues that may result in litigation expenses for an extended period of time. Many of the assumptions are subject to significant uncertainties and the Debtors make no representation regarding either the accuracy of the cash flow estimate or the ability of the management to achieve these results. Therefore, actual results may vary from the cash flow estimates and the variations may be material.

1.	LAMCO

The Debtors have established LAMCO, a non-debtor subsidiary of LBHI. LAMCO is responsible for the collection and management of the Debtors’ assets and assists in the Claims settlement process. The amounts set forth in the cash flow estimates take into account the establishment and implementation of LAMCO.

2.	Overview of the Ongoing Cash Flow of the Estates

The cash flow estimates set forth the expected Cash that each Debtor would collect following the disposition of its assets. While the assets under management are identifiable to specific legal entities (both Debtors and Debtor-Controlled Entities), the personnel managing the assets are generally employees of only one or two specific entities. The expenses of the employees are allocated directly to the Debtor(s) and non-Debtors receiving the benefit from the expertise of such employees.

3.	Receipts

Each Debtor has developed a projected timetable for the orderly liquidation of the assets under its control. Expected recoveries from the disposition of assets are based on the undiscounted cash flows that the assets will generate during the period, including an estimate for the planned sale of certain assets and an amount that reflects an estimate of opportunistic sales that may also take place. It is expected that for various asset classes, additional investments will be necessary to preserve the value of the assets for the estates (e.g. fund capital calls on PE fund investments and real estate taxes on property owned). These investments both maintain, and enhance value, and are shown

7-1

as non-operating disbursements; the value created by additional investments is assumed to be part of the future collections. In addition, not all assets are assumed to be sold immediately following the Effective Date; certain assets are valued at estimated realizable value in an orderly sale process at the end of 2014.

Receipts (and disbursements) related to the operations of Aurora Bank and Woodlands Bank are not included in the cash flow estimates. Aurora Bank and Woodlands Bank are assumed to operate independently but estimates of their realizable value are included in the cash flow estimates.

The cash flow estimates for each Debtor do not include activity between Affiliates. The collection of receipts from Debtor and Debtor-Controlled Entity accounts will increase the amount of cash available for distribution from a Debtor.

4.	Disbursements

Costs of operations include expenses for expected personnel and infrastructure requirements to support the workforce. The investments necessary to preserve the Debtors’ equity in various assets have been estimated and are shown as non-operating disbursements. Based on the value to the Debtors of continuing to hedge the portfolios of various assets, a certain Cash reserve will be necessary which will impact the timing of Distributions. As mentioned above, disbursements from the operations of Aurora Bank and Woodlands Bank are not included in the cash flow estimates.

5.	Certain Contingent Obligations

JP Morgan has asserted a security interest in certain securities issued by Securitization Issuers (refer to the table in section IV.I.a of the Disclosure Statement). The obligations purportedly secured consist of contingent liabilities of LCPI primarily arising from letters of credit (“LCs”) issued pursuant to credit facilities for which LCPI was a lender and JP Morgan, or one of its affiliates, was either the issuer or administrative of the LCs. LCPI’s current maximum exposure arising from these LCs is $661 million. The Debtors believe LCPI’s ultimate exposure, if any, will be minimal. JPMorgan may also assert that its security interest on the aforementioned securities secures certain obligations of LBI. The Debtors do not believe such a lien could be successfully enforced.

6.	Cash Activity in 2010

Please see the Monthly Operating Reports filed with the Bankruptcy Court for details of cash activity during 2010. Amounts in this Disclosure Statement may differ from previously filed Schedules of Cash Receipts and Disbursements due primarily to inclusion in those reports of certain non-inventory items such as operating expenses, interest income and dividend distributions as well as the receipt and disbursement of funds for which the Estate merely acts as an Agent.

7-2

Lehman Brothers Holdings Inc.

Cash Flow Summary - 2011 - 2014

($ in Millions)

	2011	2012	2013	2014	Forecast Total
Gross Receipts

Real Estate	$1,138.4	$1,512.1	$415.7	$1,371.1	$4,437.3

Loans	210.3	179.8	100.1	105.3	595.5

Private Equity/Principal Invest.	712.4	231.8	574.1	97.7	1,616.0

Derivatives	-	-	-	-	-

Other	-	1,800.0	543.6	142.4	2,486.1

Receipts, Subtotal	2,061.1	3,723.7	1,633.5	1,716.6	9,134.9

Non-Operating Disbursments

Real Estate	(47.6)	(27.7)	(4.1)	(5.3)	(84.7)

Loans	-	-	-	-	-

Private Equity/Principal Invest.	(2.1)	(1.4)	-	-	(3.5)

Derivatives	-	-	-	-	-

Non-Operating Disbursments, Subtotal	(49.7)	(29.1)	(4.1)	(5.3)	(88.2)

Adjusted Receipts, Total	2,011.4	3,694.5	1,629.4	1,711.3	9,046.7

Operating Disbursements

Professional Fees - Bankruptcy, Legal and Litigation	(117.6)	(83.0)	(65.7)	(54.0)	(320.4)

Compensation & Benefits (1)	(61.4)	(48.1)	(46.6)	(43.9)	(200.0)

Outsourced Services & IT	(16.4)	(12.3)	(10.7)	(9.7)	(49.1)

Other Operating Disbursements	(17.3)	(12.5)	(18.5)	(23.4)	(71.7)

Operating Disbursements, Total	(212.7)	(155.9)	(141.6)	(130.9)	(641.2)

Cash From Operations	$1,798.7	$3,538.6	$1,487.7	$1,580.3	$8,405.5

(1) Expenses are on a cash basis - bonuses are paid in the year subsequent to being earned.

7-3

Lehman Brothers Special Financing Inc.

Cash Flow Summary - 2011 - 2014

($ in Millions)

	2011	2012	2013	2014	Forecast Total
Gross Receipts

Real Estate	$-	$-	$-	$-	$-

Loans	0.0	0.9	0.4	0.0	1.3

Private Equity/Principal Invest.	-	-	-	-	-

Derivatives	1,884.5	1,263.1	566.4	318.8	4,032.7

Other	-	-	-	15.7	15.7

Receipts, Subtotal	1,884.5	1,264.0	566.8	334.5	4,049.7

Non-Operating Disbursments

Real Estate	-	-	-	-	-

Loans	-	-	-	-	-

Private Equity/Principal Invest.	-	-	-	-	-

Derivatives	-	-	-	-	-

Non-Operating Disbursments, Subtotal	-	-	-	-	-

Adjusted Receipts, Total	1,884.5	1,264.0	566.8	334.5	4,049.7

Operating Disbursements

Professional Fees - Bankruptcy, Legal and Litigation	(77.5)	(48.8)	(27.2)	(14.7)	(168.2)

Compensation & Benefits (1)	(103.3)	(62.0)	(41.2)	(27.5)	(234.0)

Outsourced Services & IT	(30.2)	(16.3)	(13.7)	(9.9)	(70.0)

Other Operating Disbursements	(9.4)	(5.6)	(4.1)	(8.2)	(27.3)

Debtors Cost Allocation	20.9	132.7	86.2	60.3	300.0

Operating Disbursements, Total	(199.5)	-	-	-	(199.5)

Cash From Operations	$1,684.9	$1,264.0	$566.8	$334.5	$3,850.2

(1) Expenses are on a cash basis - bonuses are paid in the year subsequent to being earned.

(2) In accordance with Debtor Allocation Agreement; see Section 6.3 of the Plan.

7-4

Lehman Brothers Commodity Services Inc.

Cash Flow Summary - 2011 - 2014

($ in Millions)

	2011	2012	2013	2014	Forecast Total
Gross Receipts

Real Estate	$-	$-	$-	$-	$-

Loans	-	-	-	-	-

Private Equity/Principal Invest.	-	-	-	-	-

Derivatives	326.0	-	-	-	326.0

Other	-	-	10.4	-	10.4

Receipts, Subtotal	326.0	-	10.4	-	336.3

Non-Operating Disbursments

Real Estate	-	-	-	-	-

Loans	-	-	-	-	-

Private Equity/Principal Invest.	-	-	-	-	-

Derivatives	-	-	-	-	-

Non-Operating Disbursments, Subtotal	-	-	-	-	-

Adjusted Receipts, Total	326.0	-	10.4	-	336.3

Operating Disbursements

Professional Fees - Bankruptcy, Legal and Litigation	(2.6)	(0.4)	(0.0)	(0.0)	(3.1)

Compensation & Benefits (1)	(2.7)	(0.0)	-	-	(2.7)

Outsourced Services & IT	(1.0)	(0.0)	-	-	(1.0)

Other Operating Disbursements	(0.3)	(0.0)	-	-	(0.3)

Operating Disbursements, Total	(6.6)	(0.4)	(0.0)	(0.0)	(7.0)

Cash From Operations	$319.4	$(0.4)	$10.3	$(0.0)	$329.3

(1) Expenses are on a cash basis - bonuses are paid in the year subsequent to being earned.

7-5

Lehman Brothers Commercial Corporation Inc.

Cash Flow Summary - 2011 - 2014

($ in Millions)

	2011	2012	2013	2014	Forecast Total
Gross Receipts

Real Estate	$-	$-	$-	$-	$-

Loans	-	-	-	-	-

Private Equity/Principal Invest.	-	-	-	-	-

Derivatives	170.8	3.8	-	-	174.6

Other	-	-	-	-	-

Receipts, Subtotal	170.8	3.8	-	-	174.6

Non-Operating Disbursments

Real Estate	-	-	-	-	-

Loans	-	-	-	-	-

Private Equity/Principal Invest.	-	-	-	-	-

Derivatives	-	-	-	-	-

Non-Operating Disbursments, Subtotal	-	-	-	-	-

Adjusted Receipts, Total	170.8	3.8	-	-	174.6

Operating Disbursements

Professional Fees - Bankruptcy, Legal and Litigation	(4.2)	(2.6)	(1.8)	(1.2)	(9.8)

Compensation & Benefits (1)	(4.5)	(3.0)	(2.6)	(2.2)	(12.4)

Outsourced Services & IT	(1.6)	(0.8)	(0.9)	(0.8)	(4.1)

Other Operating Disbursements	(0.5)	(0.3)	5.4	4.2	8.8

Operating Disbursements, Total	(10.8)	(6.7)	0.0	(0.0)	(17.5)

Cash From Operations	$160.0	$(2.9)	$0.0	$(0.0)	$157.1

(1) Expenses are on a cash basis - bonuses are paid in the year subsequent to being earned.

7-6

Lehman Brothers OTC Derivatives Inc.

Cash Flow Summary - 2011 - 2014

($ in Millions)

	2011	2012	2013	2014	Forecast Total
Gross Receipts

Real Estate	$-	$-	$-	$-	$-

Loans	-	-	-	-	-

Private Equity/Principal Invest.	-	-	-	-	-

Derivatives	63.2	100.0	-	-	163.2

Other	-	-	-	-	-

Receipts, Subtotal	63.2	100.0	-	-	163.2

Non-Operating Disbursments

Real Estate	-	-	-	-	-

Loans	-	-	-	-	-

Private Equity/Principal Invest.	-	-	-	-	-

Derivatives	-	-	-	-	-

Non-Operating Disbursments, Subtotal	-	-	-	-	-

Adjusted Receipts, Total	63.2	100.0	-	-	163.2

Operating Disbursements

Professional Fees - Bankruptcy, Legal and Litigation	(3.8)	(1.9)	0.0	0.0	(5.6)

Compensation & Benefits (1)	(4.1)	(2.2)	-	-	(6.3)

Outsourced Services & IT	(1.5)	(0.6)	-	-	(2.0)

Other Operating Disbursements	(0.4)	(0.2)	-	-	(0.6)

Operating Disbursements, Total	(9.8)	(4.9)	0.0	0.0	(14.6)

Cash From Operations	$53.4	$95.1	$0.0	$0.0	$148.7

(1) Expenses are on a cash basis - bonuses are paid in the year subsequent to being earned.

7-7

Lehman Brothers Financial Products Inc.

Cash Flow Summary - 2011 - 2014

($ in Millions)

	2011	2012	2013	2014	Forecast Total
Gross Receipts

Real Estate	$-	$-	$-	$-	$-

Loans	-	-	-	-	-

Private Equity/Principal Invest.	-	-	-	-	-

Derivatives	58.4	8.8	-	-	67.2

Other	-	-	-	-	-

Receipts, Subtotal	58.4	8.8	-	-	67.2

Non-Operating Disbursments

Real Estate	-	-	-	-	-

Loans	-	-	-	-	-

Private Equity/Principal Invest.	-	-	-	-	-

Derivatives	-	-	-	-	-

Non-Operating Disbursments, Subtotal	-	-	-	-	-

Adjusted Receipts, Total	58.4	8.8	-	-	67.2

Operating Disbursements

Professional Fees - Bankruptcy, Legal and Litigation	(0.6)	(0.3)	0.3	0.0	(0.5)

Compensation & Benefits (1)	(0.7)	(0.3)	(0.2)	-	(1.1)

Outsourced Services & IT	(0.2)	(0.1)	(0.1)	-	(0.4)

Other Operating Disbursements	(0.1)	(0.0)	(0.0)	-	(0.1)

Operating Disbursements, Total	(1.6)	(0.6)	0.0	0.0	(2.2)

Cash From Operations	$56.8	$8.2	$0.0	$0.0	$65.1

(1) Expenses are on a cash basis - bonuses are paid in the year subsequent to being earned.

7-8

Lehman Brothers Derivative Products Inc.

Cash Flow Summary - 2011 - 2014

($ in Millions)

	2011	2012	2013	2014	Forecast Total
Gross Receipts

Real Estate	$-	$-	$-	$-	$-

Loans	-	-	-	-	-

Private Equity/Principal Invest.	-	-	-	-	-

Derivatives	10.4	-	-	-	10.4

Other	-	-	-	-	-

Receipts, Subtotal	10.4	-	-	-	10.4

Non-Operating Disbursments

Real Estate	-	-	-	-	-

Loans	-	-	-	-	-

Private Equity/Principal Invest.	-	-	-	-	-

Derivatives	-	-	-	-	-

Non-Operating Disbursments, Subtotal	-	-	-	-	-

Adjusted Receipts, Total	10.4	-	-	-	10.4

Operating Disbursements

Professional Fees - Bankruptcy, Legal and Litigation	(0.1)	(0.0)	0.0	0.0	(0.1)

Compensation & Benefits (1)	(0.1)	-	-	-	(0.1)

Outsourced Services & IT	(0.1)	-	-	-	(0.1)

Other Operating Disbursements	(0.0)	-	-	-	(0.0)

Operating Disbursements, Total	(0.4)	(0.0)	0.0	0.0	(0.3)

Cash From Operations	$10.1	$(0.0)	$0.0	$0.0	$10.1

(1) Expenses are on a cash basis - bonuses are paid in the year subsequent to being earned.

7-9

Lehman Commercial Paper Inc.

Cash Flow Summary - 2011 - 2014

($ in Millions)

	2011	2012	2013	2014	Forecast Total
Gross Receipts

Real Estate	$950.3	$2,037.3	$1,100.1	$1,540.0	$5,627.6

Loans	1,466.5	612.7	1,065.6	968.9	4,113.7

Private Equity/Principal Invest.	46.1	127.7	366.2	123.7	663.7

Derivatives	49.4	-	-	-	49.4

Other	-	-	-	124.3	124.3

Receipts, Subtotal	2,512.3	2,777.6	2,531.9	2,756.9	10,578.7

Non-Operating Disbursments

Real Estate	(225.2)	(55.9)	(11.9)	(0.7)	(293.7)

Loans	(21.2)	-	-	-	(21.2)

Private Equity/Principal Invest.	(0.6)	-	-	-	(0.6)

Derivatives	-	-	-	-	-

Non-Operating Disbursments, Subtotal	(247.0)	(55.9)	(11.9)	(0.7)	(315.4)

Adjusted Receipts, Total	2,265.3	2,721.7	2,520.0	2,756.2	10,263.2

Operating Disbursements

Professional Fees - Bankruptcy, Legal and Litigation	(142.4)	(87.4)	(53.4)	(37.8)	(320.9)

Compensation & Benefits (1)	(79.1)	(61.8)	(54.5)	(46.0)	(241.4)

Outsourced Services & IT	(21.2)	(15.4)	(12.7)	(10.6)	(60.0)

Other Operating Disbursements	(13.2)	(10.7)	(9.8)	(12.1)	(45.7)

Operating Disbursements, Total	(255.8)	(175.2)	(130.4)	(106.5)	(667.9)

Cash From Operations	$2,009.5	$2,546.5	$2,389.6	$2,649.7	$9,595.3

(1) Expenses are on a cash basis - bonuses are paid in the year subsequent to being earned.

7-10

Lux Residential Properties Loan Finance S.a.r.l

Cash Flow Summary - 2011 - 2014

($ in Millions)

	2011	2012	2013	2014	Forecast Total
Gross Receipts

Real Estate	$-	$131.3	$274.2	$-	$405.5

Loans	-	-	-	-	-

Private Equity/Principal Invest.	-	-	-	-	-

Derivatives	-	-	-	-	-

Other	-	-	-	-	-

Receipts, Subtotal	-	131.3	274.2	-	405.5

Non-Operating Disbursments

Real Estate	-	-	-	-	-

Loans	-	-	-	-	-

Private Equity/Principal Invest.	-	-	-	-	-

Derivatives	-	-	-	-	-

Non-Operating Disbursments, Subtotal	-	-	-	-	-

Adjusted Receipts, Total	-	131.3	274.2	-	405.5

Operating Disbursements

Professional Fees - Bankruptcy, Legal and Litigation	(6.7)	(5.4)	(4.6)	5.9	(10.7)

Compensation & Benefits (1)	(3.1)	(3.2)	(3.9)	(3.9)	(14.1)

Outsourced Services & IT	(1.0)	(0.9)	(1.0)	(0.9)	(3.8)

Other Operating Disbursements	(0.5)	(0.5)	(0.7)	(1.0)	(2.7)

Operating Disbursements, Total	(11.4)	(10.0)	(10.1)	0.0	(31.5)

Cash From Operations	$(11.4)	$121.3	$264.1	$0.0	$374.0

(1) Expenses are on a cash basis - bonuses are paid in the year subsequent to being earned.

7-11

LB Rose Ranch

Cash Flow Summary - 2011 - 2014

($ in Millions)

	2011	2012	2013	2014	Forecast Total
Gross Receipts

Real Estate	$0.4	$4.9	$0.1	$2.5	$7.9

Loans	-	-	-	-	-

Private Equity/Principal Invest.	-	-	-	-	-

Derivatives	-	-	-	-	-

Other	-	-	-	-	-

Receipts, Subtotal	0.4	4.9	0.1	2.5	7.9

Non-Operating Disbursments

Real Estate	-	-	-	-	-

Loans	-	-	-	-	-

Private Equity/Principal Invest.	-	-	-	-	-

Derivatives	-	-	-	-	-

Non-Operating Disbursments, Subtotal	-	-	-	-	-

Adjusted Receipts, Total	0.4	4.9	0.1	2.5	7.9

Operating Disbursements

Professional Fees - Bankruptcy, Legal and Litigation	(0.1)	(0.1)	(0.0)	-	(0.2)

Compensation & Benefits (1)	(0.1)	(0.0)	(0.0)	-	(0.1)

Outsourced Services & IT	(0.0)	(0.0)	(0.0)	-	(0.0)

Other Operating Disbursements	(0.0)	(0.0)	(0.0)	-	(0.0)

Operating Disbursements, Total	(0.2)	(0.1)	(0.0)	-	(0.3)

Cash From Operations	$0.2	$4.8	$0.0	$2.5	$7.6

(1) Expenses are on a cash basis - bonuses are paid in the year subsequent to being earned.

7-12

PAMI Statler

Cash Flow Summary - 2011 - 2014

($ in Millions)

	2011	2012	2013	2014	Forecast Total
Gross Receipts

Real Estate	$0.9	$12.9	$-	$-	$13.8

Loans	-	-	-	-	-

Private Equity/Principal Invest.	-	-	-	-	-

Derivatives	-	-	-	-	-

Other	-	-	-	-	-

Receipts, Subtotal	0.9	12.9	-	-	13.8

Non-Operating Disbursments

Real Estate	(0.9)	(0.0)	-	-	(0.9)

Loans	-	-	-	-	-

Private Equity/Principal Invest.	-	-	-	-	-

Derivatives	-	-	-	-	-

Non-Operating Disbursments, Subtotal	(0.9)	(0.0)	-	-	(0.9)

Adjusted Receipts, Total	(0.0)	12.9	-	-	12.8

Operating Disbursements

Professional Fees - Bankruptcy, Legal and Litigation	0.2	0.1	-	-	0.3

Compensation & Benefits (1)	(0.1)	(0.1)	-	-	(0.2)

Outsourced Services & IT	(0.0)	(0.0)	-	-	(0.1)

Other Operating Disbursements	(0.0)	(0.0)	-	-	(0.0)

Operating Disbursements, Total	-	-	-	-	-

Cash From Operations	$(0.0)	$12.9	$-	$-	$12.8

(1) Expenses are on a cash basis - bonuses are paid in the year subsequent to being earned.

7-13

Merit LLC

Cash Flow Summary - 2011 - 2014

($ in Millions)

	2011	2012	2013	2014	Forecast Total
Gross Receipts

Real Estate	$-	$-	$-	$-	$-

Loans	-	-	-	-	-

Private Equity/Principal Invest.	-	-	-	-	-

Derivatives	-	-	-	25.0	25.0

Other	-	-	-	-	-

Receipts, Subtotal	-	-	-	25.0	25.0

Non-Operating Disbursments

Real Estate	-	-	-	-	-

Loans	-	-	-	-	-

Private Equity/Principal Invest.	-	-	-	-	-

Derivatives	-	-	-	-	-

Non-Operating Disbursments, Subtotal	-	-	-	-	-

Adjusted Receipts, Total	-	-	-	25.0	25.0

Operating Disbursements

Professional Fees - Bankruptcy, Legal and Litigation	(0.4)	-	-	-	(0.4)

Compensation & Benefits (1)	(0.4)	-	-	-	(0.4)

Outsourced Services & IT	(0.1)	-	-	-	(0.1)

Other Operating Disbursements	(0.0)	-	-	-	(0.0)

Operating Disbursements, Total	(1.0)	-	-	-	(1.0)

Cash From Operations	$(1.0)	$-	$-	$25.0	$24.0

(1) Expenses are on a cash basis - bonuses are paid in the year subsequent to being earned.

7-14

Debtor Total

Cash Flow Summary - 2011 - 2014

($ in Millions)

	2011	2012	2013	2014	Forecast Total
Gross Receipts

Real Estate	$2,090.1	$3,698.4	$1,790.0	$2,913.6	$10,492.1

Loans	1,676.7	793.3	1,166.2	1,074.3	4,710.5

Private Equity/Principal Invest.	758.5	359.5	940.3	221.4	2,279.7

Derivatives	2,562.8	1,375.8	566.4	343.8	4,848.7

Other	-	1,800.0	554.0	282.4	2,636.4

Receipts, Subtotal	7,088.1	8,027.0	5,016.8	4,835.4	24,967.3

Non-Operating Disbursments

Real Estate	(273.7)	(83.6)	(16.0)	(6.0)	(379.4)

Loans	(21.2)	-	-	-	(21.2)

Private Equity/Principal Invest.	(2.6)	(1.4)	-	-	(4.1)

Derivatives	-	-	-	-	-

Non-Operating Disbursments, Subtotal	(297.5)	(85.1)	(16.0)	(6.0)	(404.6)

Adjusted Receipts, Total	6,790.5	7,942.0	5,000.8	4,829.5	24,562.8

Operating Disbursements

Professional Fees - Bankruptcy, Legal and Litigation	(356.0)	(229.6)	(152.4)	(101.7)	(839.6)

Compensation & Benefits (1)	(259.6)	(180.6)	(149.1)	(123.5)	(712.8)

Outsourced Services & IT	(73.4)	(46.4)	(39.1)	(31.9)	(190.7)

Other Operating Disbursements	(41.7)	(29.8)	(27.7)	(40.5)	(139.8)

Operating Disbursements, Total	(730.7)	(486.5)	(368.3)	(297.6)	(1,883.0)

Cash From Operations	$6,059.8	$7,455.5	$4,632.6	$4,531.8	$22,679.7

(1) Expenses are on a cash basis - bonuses are paid in the year subsequent to being earned.

7-15

Debtor-Controlled Entities

Cash Flow Summary - 2011 - 2014

($ in Millions)

	2011	2012	2013	2014	Forecast Total
Gross Receipts

Real Estate	$795.1	$642.0	$411.2	$828.4	$2,676.8

Loans	100.6	8.7	8.0	8.0	125.2

Private Equity/Principal Invest.	1,849.9	1,381.0	2,549.8	1,485.2	7,266.0

Derivatives	311.5	25.0	24.7	-	361.1

Other	2.5	-	-	133.4	135.9

Receipts, Subtotal	3,059.6	2,056.7	2,993.6	2,455.0	10,564.9

Non-Operating Disbursments

Real Estate	(130.4)	(98.1)	(55.8)	(109.2)	(393.5)

Loans	-	-	-	-	-

Private Equity/Principal Invest.	(136.0)	(154.2)	(14.6)	(3.7)	(308.5)

Derivatives	-	-	-	-	-

Non-Operating Disbursments, Subtotal	(266.4)	(252.2)	(70.5)	(112.9)	(702.0)

Adjusted Receipts, Total	2,793.2	1,804.5	2,923.2	2,342.1	9,862.9

Operating Disbursements

Professional Fees - Bankruptcy, Legal and Litigation	(38.0)	(29.1)	(20.2)	(13.7)	(100.9)

Compensation & Benefits (1)	(48.9)	(36.7)	(33.0)	(27.9)	(146.5)

Outsourced Services & IT	(13.7)	(7.7)	(5.6)	(4.1)	(31.1)

Other Operating Disbursements	(12.5)	(6.1)	(4.3)	(5.8)	(28.7)

Operating Disbursements, Total	(113.0)	(79.6)	(63.1)	(51.5)	(307.3)

Cash From Operations	$2,680.1	$1,724.9	$2,860.0	$2,290.6	$9,555.6

(1) Expenses are on a cash basis - bonuses are paid in the year subsequent to being earned.

7-16

Grand Total

Cash Flow Summary - 2011 - 2014

($ in Millions)

		Forecast
	Actual (1) 1Q2011	2Q2011 - 4Q2011	Total 2011	2012	2013	2014	Total
Gross Receipts

Real Estate	$490.3	$2,394.9	$2,885.2	$4,340.4	$2,201.2	$3,742.0	$13,168.8

Loans	312.5	1,464.8	1,777.3	802.1	1,174.1	1,082.2	4,835.7

Private Equity/Principal Invest.	299.2	2,309.2	2,608.4	1,740.5	3,490.1	1,706.6	9,545.6

Derivatives	427.3	2,446.9	2,874.2	1,400.8	591.0	343.8	5,209.8

Other	2.5	-	2.5	1,800.0	554.0	415.8	2,772.3

Receipts, Subtotal	1,531.9	8,615.7	10,147.7	10,083.7	8,010.4	7,290.4	35,532.3

Non-Operating Disbursments

Real Estate	(114.0)	(290.2)	(404.2)	(181.7)	(71.8)	(115.2)	(772.9)

Loans	(14.1)	(7.1)	(21.2)	-	-	-	(21.2)

Private Equity/Principal Invest.	(23.0)	(115.6)	(138.6)	(155.6)	(14.6)	(3.7)	(312.5)

Derivatives	-	-	-	-	-	-	-

Non-Operating Disbursments, Subtotal	(151.1)	(412.8)	(563.9)	(337.3)	(86.5)	(118.9)	(1,106.6)

Adjusted Receipts, Total	1,380.8	8,202.9	9,583.7	9,746.4	7,924.0	7,171.5	34,425.7

Operating Disbursements

Professional Fees - Bankruptcy, Legal and Litigation	(90.4)	(303.5)	(393.9)	(258.7)	(172.5)	(115.3)	(940.5)

Compensation & Benefits (2)	(151.5)	(157.0)	(308.5)	(217.3)	(182.1)	(151.4)	(859.4)

Outsourced Services & IT	(18.0)	(69.0)	(87.0)	(54.1)	(44.7)	(36.0)	(221.9)

Other Operating Disbursements	(20.2)	(34.0)	(54.2)	(35.9)	(32.0)	(46.3)	(168.5)

Operating Disbursements, Total	(280.1)	(563.6)	(843.7)	(566.1)	(431.4)	(349.1)	(2,190.3)

Cash From Operations (3)	$1,100.7	$7,639.3	$8,740.0	$9,180.4	$7,492.6	$6,822.4	$32,235.4

(1) Actual cash receipts and expenses differ from Monthly Operating Reports due to reclassifications (See Section 6 of Exhibit 7 narrative).

(2) Expenses are on a cash basis - bonuses are paid in the year subsequent to being earned.

(3) Forecast Total excludes beginning cash of $24.7 Billion and recoveries on intercompany receivables from Non-Controlled Affiliates of $4.2 Billion.

7-17

Exhibit 8A

Significant Balances Among Affiliates

The Debtors participated in the Global Close of Lehman’s books and records as of September 14, 2008. Since the Global Close, the Debtors have continued to review the records of the petition date balances, inclusive of intercompany activity. These reviews (which are ongoing) have resulted in adjustments to certain intercompany balances. For example, in cases where internal financing arrangements defaulted after September 14, 2008, the Debtors have reflected intercompany receivables (or payables), net of associated collateral.

Exhibit 8A contains pre-petition intercompany balances between significant Debtors, Debtor-Controlled Entities and Non-Controlled Affiliates as of December 31, 2010, reported from the general ledger in a summary manner. Certain intercompany claims that arise as a result of the Chapter 11 Cases are not yet reflected in these balances – see Exhibit 8B, which adjusts for these claims and events subsequent to December 31, 2010.

Information presented in this Exhibit 8A should be read in conjunction with the Debtors MORs. The information herein is subject to change, and any such change may be material.

Attached hereto are the following Annexes:

•	Annex 8A-1 – Pre-Petition Intercompany Balances Between and Among the Debtors as of December 31, 2010

•	Annex 8A-2 – Pre-Petition Intercompany Balances Among Significant Debtors and Certain Debtor-Controlled Entities as of December 31, 2010

•	Annex 8A-3 – Pre-Petition Intercompany Balances Among Significant Debtors and Certain Non-Controlled Affiliates as of December 31, 2010

8A-1

LEHMAN BROTHERS HOLDINGS INC. and AFFILIATES Pre-Petition Balances Between and Among the Debtors as of December 31, 2010 (Unaudited)	ANNEX 8A-1

$ in Millions		LBHI			LBSF			LBCS

		LBHI Receivable	LBHI (Payable)	Net Receivable / (Payable)	LBSF Receivable	LBSF (Payable)	Net Receivable / (Payable)	LBCS Receivable	LBCS (Payable)	Net Receivable / (Payable)

Lehman Brothers Holdings Inc.		$-	$-	$-	$381	$(18,992)	$(18,611)	$662	$(2,512)	$(1,850)
Lehman Brothers Special Financing Inc.		18,992	(381)	18,611	-	-	-	408	(0)	407
Lehman Brothers Commodity Services Inc.		2,512	(661)	1,851	0	(407)	(407)	-	-	-
Lehman Brothers Commercial Corporation		792	(402)	390	248	(113)	134	12	(8)	3
Lehman Commercial Paper Inc.		20,845	(2,421)	18,424	-	(115)	(115)	5	-	5
Lehman Brothers OTC Derivatives Inc.		444	-	444	8	-	8	-	-	-
Lehman Brothers Financial Products Inc.		1	-	1	202	-	202	-	-	-
Lehman Brothers Derivative Products Inc.		-	(2)	(2)	113	-	113	-	-	-
Luxembourg Residential Properties Loan Finance S.a.r.l.		-	-	-	-	-	-	-	-	-
LB 745 LLC		48	-	48	-	(8)	(8)	-	-	-
CES Aviation LLC		22	-	22	-	-	-	-	-	-
CES Aviation V LLC		8	-	8	-	-	-	-	-	-
CES Aviation IX LLC		9	-	9	-	-	-	-	-	-
Structured Asset Securities Corporation		588	-	588	0	-	0	-	-	-
East Dover Limited		4	-	4	-	(1)	(1)	-	-	-
Lehman Scottish Finance LP		-	-	-	-	-	-	-	-	-
LB Rose Ranch LLC		-	-	-	-	-	-	-	-	-
LB 2080 Kalakaua Owners LLC		-	-	-	-	-	-	-	-	-
BNC Mortgage LLC		1	-	1	-	-	-	-	-	-
LB Somerset LLC		-	-	-	-	-	-	-	-	-
LB Preferred Somerset LLC		-	-	-	-	-	-	-	-	-
PAMI Statler Arms LLC		0	-	0	-	-	-	-	-	-
Merit LLC	[1]	6	-	6	-	(21)	(21)	-	-	-

Total Debtors		44,272	(3,866)	40,406	951	(19,656)	(18,705)	1,086	(2,520)	(1,434)

Debtor-Controlled Entities		46,214	(24,095)	22,119	1,372	(69)	1,302	0	(0)	(0)
Non-Controlled Affiliates		53,895	(45,473)	8,422	5,639	(2,101)	3,538	2,157	(42)	2,115

Total Pre-Petition		$144,380	$(73,434)	$70,947	$7,962	$(21,826)	$(13,865)	$3,243	$(2,562)	$681

General Notes:

a) Differences between amounts owed to and from like entities result from rounding.

b) All values that are exactly zero are shown as “-”. Values between zero and $500,000 appear as “0”.

Footnote:

[1] Merit LLC has been reclassified from a Debtor-Controlled Entity to a Debtor. As a result, summary amounts herein may not agree to the December 2010 MOR.

1

LEHMAN BROTHERS HOLDINGS INC. and AFFILIATES Pre-Petition Balances Between and Among the Debtors as of December 31, 2010 (Unaudited)	ANNEX 8A-1

$ in Millions		LBCC			LCPI			LOTC

		LBCC Receivable	LBCC (Payable)	Net Receivable / (Payable)	LCPI Receivable	LCPI (Payable)	Net Receivable / (Payable)	LOTC Receivable	LOTC (Payable)	Net Receivable / (Payable)

Lehman Brothers Holdings Inc.		$402	$(792)	$(390)	$2,418	$(20,846)	$(18,428)	$-	$(444)	$(444)
Lehman Brothers Special Financing Inc.		113	(248)	(134)	114	0	114	-	(8)	(8)
Lehman Brothers Commodity Services Inc.		8	(12)	(3)	-	(5)	(5)	-	-	-
Lehman Brothers Commercial Corporation		-	-	-	434	-	434	-	-	-
Lehman Commercial Paper Inc.		-	(434)	(434)	-	-	-	-	-	-
Lehman Brothers OTC Derivatives Inc.		-	-	-	-	-	-	-	-	-
Lehman Brothers Financial Products Inc.		-	-	-	-	-	-	-	-	-
Lehman Brothers Derivative Products Inc.		-	-	-	-	-	-	-	-	-
Luxembourg Residential Properties Loan Finance S.a.r.l.		-	-	-	-	-	-	-	-	-
LB 745 LLC		-	(0)	(0)	-	(25)	(25)	-	-	-
CES Aviation LLC		-	-	-	-	-	-	-	-	-
CES Aviation V LLC		-	-	-	-	-	-	-	-	-
CES Aviation IX LLC		-	-	-	-	-	-	-	-	-
Structured Asset Securities Corporation		-	-	-	0	(613)	(613)	-	-	-
East Dover Limited		-	-	-	-	(99)	(99)	-	-	-
Lehman Scottish Finance LP		-	-	-	-	-	-	-	-	-
LB Rose Ranch LLC		-	-	-	-	-	-	-	-	-
LB 2080 Kalakaua Owners LLC		-	-	-	-	-	-	-	-	-
BNC Mortgage LLC		-	-	-	-	-	-	-	-	-
LB Somerset LLC		-	-	-	-	-	-	-	-	-
LB Preferred Somerset LLC		-	-	-	-	-	-	-	-	-
PAMI Statler Arms LLC		-	-	-	-	-	-	-	-	-
Merit LLC	[1]	-	-	-	238	-	238	-	-	-

Total Debtors		524	(1,485)	(962)	3,205	(21,589)	(18,384)	-	(452)	(452)

Debtor-Controlled Entities		0	(76)	(76)	7,259	(7,991)	(732)	-	-	-
Non-Controlled Affiliates		1,503	(268)	1,235	688	(1,564)	(876)	1,299	(405)	894

Total Pre-Petition		$2,026	$(1,830)	$197	$11,151	$(31,144)	$(19,992)	$1,299	$(857)	$442

General Notes:

a) Differences between amounts owed to and from like entities result from rounding.

b) All values that are exactly zero are shown as “-”. Values between zero and $500,000 appear as “0”.

Footnote:

[1] Merit LLC has been reclassified from a Debtor-Controlled Entity to a Debtor. As a result, summary amounts herein may not agree to the December 2010 MOR.

2

LEHMAN BROTHERS HOLDINGS INC. and AFFILIATES Pre-Petition Balances Between and Among the Debtors as of December 31, 2010 (Unaudited)	ANNEX 8A-1

$ in Millions	LBFP			LBDP

	LBFP Receivable	LBFP (Payable)	Net Receivable / (Payable)	LBDP Receivable	LBDP (Payable)	Net Receivable / (Payable)

Lehman Brothers Holdings Inc.	$-	$(1)	$(1)	$2	$-	$2
Lehman Brothers Special Financing Inc.	-	(202)	(202)	-	(113)	(113)
Lehman Brothers Commodity Services Inc.	-	-	-	-	-	-
Lehman Brothers Commercial Corporation	-	-	-	-	-	-
Lehman Commercial Paper Inc.	-	-	-	-	-	-
Lehman Brothers OTC Derivatives Inc.	-	-	-	-	-	-
Lehman Brothers Financial Products Inc.	-	-	-	-	(0)	(0)
Lehman Brothers Derivative Products Inc.	0	-	0	-	-	-
Luxembourg Residential Properties Loan Finance S.a.r.l.	-	-	-	-	-	-
LB 745 LLC	-	-	-	-	-	-
CES Aviation LLC	-	-	-	-	-	-
CES Aviation V LLC	-	-	-	-	-	-
CES Aviation IX LLC	-	-	-	-	-	-
Structured Asset Securities Corporation	-	-	-	-	-	-
East Dover Limited	-	-	-	-	-	-
Lehman Scottish Finance LP	-	-	-	-	-	-
LB Rose Ranch LLC	-	-	-	-	-	-
LB 2080 Kalakaua Owners LLC	-	-	-	-	-	-
BNC Mortgage LLC	-	-	-	-	-	-
LB Somerset LLC	-	-	-	-	-	-
LB Preferred Somerset LLC	-	-	-	-	-	-
PAMI Statler Arms LLC	-	-	-	-	-	-
Merit LLC	-	-	-	-	-	-

Total Debtors	0	(204)	(204)	2	(113)	(111)

Debtor-Controlled Entities	-	(0)	(0)	-	-	-
Non-Controlled Affiliates	0	(1)	(1)	-	(11)	(11)

Total Pre-Petition	$0	$(205)	$(205)	$2	$(123)	$(121)

General Notes:

a) Differences between amounts owed to and from like entities result from rounding.

b) All values that are exactly zero are shown as “-”. Values between zero and $500,000 appear as “0”.

3

LEHMAN BROTHERS HOLDINGS INC. and AFFILIATES Pre-Petition Balances Among Significant Debtors and Certain Debtor-Controlled Entities as of December 31, 2010 (Unaudited)	ANNEX 8A-2

$ in Millions			Jurisdiction	LBHI			LBSF				LBCS
				LBHI Receivable	LBHI (Payable)	Net Receivable / Payable	LBSF Receivable	LBSF (Payable)	Net Receivable / Payable		LBCS Receivable	LBCS (Payable)	Net Receivable / Payable

Bamburg Investments (UK) Ltd.	[1	]	UK	$6,799	$0	$6,799	$-	$-	$-	0	$-	$-	$-
LB I Group Inc.			US	5,549	-	5,549	23	-	23		-	-	-
Property Asset Management Inc.			US	2,153	-	2,153	1	-	1		-	-	-
314 Commonwealth Ave Inc.			US	1,812	-	1,812	-	(3)	(3)		-	-	-
LB Offshore Partners Ltd.			Cayman	1,084	-	1,084	-	(0)	(0)		-	-	-
Luxembourg Finance S.a.r.l			Lux	1,036	-	1,036	24	-	24		-	-	-
Lehman Ali Inc.			US	(0)	(3,499)	(3,499)	-	(1)	(1)		-	-	-
Alnwick Investments (UK) Ltd.	[1	]	UK	(0)	(5,168)	(5,168)	-	-	-		-	-	-
7th Avenue Inc.			US	-	-	-	1,000	-	1,000		-	-	-
Kenilworth Investments 2 Ltd.	[1	]	Cayman	2,556	(4,717)	(2,161)	-	-	-		-	-	-
LB RE Financing No. 1 Limited	[2	]	UK	8,035	-	8,035	-	-	-		-	-	-
LB RE Financing No. 2 Limited	[2	]	UK	(0)	(6,791)	(6,791)	-	-	-		-	-	-
RACERS Trust	[3	]	US	-	-	-	-	-	-		-	-	-
Other	[4	]		6,771	(3,921)	2,850	323	(66)	258		0	(0)	(0)

Balances Partially Subordinated	[5	]
LB U.K. Holdings (Delaware) Inc.			US	8,511	-	8,511	-	-	-		-	-	-
LB Funding Corp II			US	1,502	-	1,502	-	-	-		-	-	-
Lehman Brothers Bancorp Inc.			US	407	-	407	-	-	-		-	-	-

Total				$46,214	$(24,095)	$22,119	$1,372	$(69)	$1,302		$0	$(0)	$(0)

$ in Millions	LBCC			LCPI
	LBCC Receivable	LBCC (Payable)	Net Receivable / (Payable)	LCPI Receivable	LCPI (Payable)	Net Receivable / (Payable)

Bamburg Investments (UK) Ltd.	$-	$-	$-	$-	$-	$-
LB I Group Inc.	-	-	-	154	-	154
Property Asset Management Inc.	-	-	-	1,601	(631)	971
314 Commonwealth Ave Inc.	-	-	-	-	-	-
LB Offshore Partners Ltd.	-	-	-	2	-	2
Luxembourg Finance S.a.r.l	-	-	-	-	-	-
Lehman Ali Inc.	-	-	-	3,740	-	3,740
Alnwick Investments (UK) Ltd.	-	-	-	-	-	-
7th Avenue Inc.	-	-	-	-	(1,000)	(1,000)
Kenilworth Investments 2 Ltd.	-	-	-	-	-	-
LB RE Financing No. 1 Limited	-	-	-	-	-	-
LB RE Financing No. 2 Limited	-	-	-	-	-	-
RACERS Trust	-	-	-	-	(5,250)	(5,250)
Other	0	(76)	(76)	1,762	(1,110)	652

Balances Partially Subordinated
LB U.K. Holdings (Delaware) Inc.	-	-	-	-	-	-
LB Funding Corp II	-	-	-	-	-	-
Lehman Brothers Bancorp Inc.	-	-	-	-	-	-

Total	$0	$(76)	$(76)	$7,259	$(7,991)	$(732)

General Note:

a) All values that are exactly zero are shown as “-”. Values between zero and $500,000 appear as “0”.

Footnotes:

[1] The entities' respective balances with LBHI are expected to be offset at a future date pursuant to an order of the Bankruptcy Court (refer to Docket No. 6300).

[2] Effective in 2010, LBHI became the manager of these entities (replacing LBIE). Such intercompany amounts have been reclassified from Non-Controlled Affiliates to Debtor Controlled Entities on LBHI's Balance Sheet.

[3] See Section IV.H.b - ”The RACERS Transaction”.

[4] Merit LLC has been reclassified from a Debtor-Controlled Entity to a Debtor. As a result, summary amounts herein may not agree to the December 2010 MOR.

[5] A portion of LBHI’s receivables from these entities are subject to subordination.

4

LEHMAN BROTHERS HOLDINGS INC. and AFFILIATES Pre-Petition Balances Among Significant Debtors and Certain Non-Controlled Affiliates as of December 31, 2010 (Unaudited)	ANNEX 8A-3

$ in Millions			Jurisdiction	LBHI			LBSF			LBCS

				LBHI Receivable	LBHI (Payable)	Net Receivable / (Payable)	LBSF Receivable	LBSF (Payable)	Net Receivable / (Payable)	LBCS Receivable	LBCS (Payable)	Net Receivable / (Payable)

Lehman Brothers Inc.			US	$12,514	$(2)	$12,512	$2,846	$(83)	$2,763	$1,517	$(4)	$1,514
Lehman Brothers Finance S.A.			Swiss	14,349	(24)	14,325	151	(516)	(365)	22	(16)	7
Lehman Brothers International (Europe)			UK	6,511	-	6,511	495	(30)	465	287	(2)	285
LB Asia Holdings Ltd.			HK	10,129	(35)	10,094	24	(37)	(12)	-	(9)	(9)
LB UK Financing Ltd.			UK	3,785	-	3,785	-	-	-	-	-	-
Lehman Brothers Bankhaus A.G.	[1	]	Ger	-	(1,390)	(1,390)	600	(714)	(114)	299	-	299
Lehman Brothers Commercial Corp Asia Ltd.			HK	1,296	-	1,296	34	(21)	13	-	-	-
Lehman Brothers (Luxembourg) S.A.			Lux	977	-	977	-	-	-	-	-	-
LB UK RE Holdings Ltd.			UK	910	-	910	24	-	24	-	-	-
Lehman Brothers Japan			Jap	501	-	501	129	(299)	(170)	1	-	1
Lehman Brothers Treasury Co. BV			ND	30	(33,343)	(33,313)	1,014	(0)	1,014	18	-	18
Lehman Brothers Securities NV			ND	0	(5,189)	(5,189)	-	(75)	(75)	-	-	-
LB SF No. 1 Ltd.			UK	0	(2,886)	(2,886)	2	-	2	-	-	-
Other				2,894	(2,604)	290	319	(326)	(6)	12	(11)	1

Total				$53,895	$(45,473)	$8,422	$5,639	$(2,101)	$3,538	$2,157	$(42)	$2,115

$ in Millions	LBCC			LCPI

	LBCC Receivable	LBCC (Payable)	Net Receivable / (Payable)	LCPI Receivable	LCPI (Payable)	Net Receivable / (Payable)

Lehman Brothers Inc.	$696	$(0)	$696	$133	$(1)	$133
Lehman Brothers Finance S.A.	0	(20)	(20)	0	(314)	(314)
Lehman Brothers International (Europe)	0	(25)	(25)	29	(90)	(61)
LB Asia Holdings Ltd.	222	(0)	222	0	(0)	(0)
LB UK Financing Ltd.	-	-	-	-	-	-
Lehman Brothers Bankhaus A.G.	207	(1)	205	324	-	324
Lehman Brothers Commercial Corp Asia Ltd.	64	(4)	60	-	-	-
Lehman Brothers (Luxembourg) S.A.	-	-	-	-	-	-
LB UK RE Holdings Ltd.	0	-	0	-	-	-
Lehman Brothers Japan	119	(4)	114	0	-	0
Lehman Brothers Treasury Co. BV	-	(28)	(28)	-	-	-
Lehman Brothers Securities NV	-	(1)	(1)	-	-	-
LB SF No. 1 Ltd.	-	-	-	-	-	-
Other	196	(184)	12	201	(1,159)	(958)

Total	$1,503	$(268)	$1,235	$688	$(1,564)	$(876)

General Note:

a) All values that are exactly zero are shown as “-”. Values between zero and $500,000 appear as “0”.

Footnote:

[1] Pursuant to the February 2010 transaction with Bankhaus, an Allowed Claim against LCPI of $1,016 million and an Allowed Claim against LBHI in the amount of $1,381 million was recorded. The Allowed Claim against LBHI, will be settled less the amount of any distribution received by Bankhaus as a distribtion on the Allowed Claim against LCPI. (See Exhibit 14A for further detail).

5

Exhibit 8B

Reconciliation of Balance Sheets as of December 31, 2010

and Estimated Affiliate Claim Amounts

The Debtors have prepared a reconciliation of pre-petition intercompany balances against LBHI and Participating Subsidiary Debtors at a summary-level. The tables attached in this Exhibit 8B reconcile the general ledger balances, as reported in Exhibit 8A, to Estimated Allowed Claims for Distribution as reported in the Recovery Analysis in Exhibit 4.

This reconciliation is intended to provide additional information for purposes of evaluating Affiliate Claims against LBHI and Participating Subsidiary Debtors. The information herein is subject to change, and any such change may be material. The reconciliation contains the following adjustments to the December 31, 2010 general ledger balances:

• Adjustments to general ledger balances: (i) events which occurred subsequent to December 31, 2010, which have not been reflected in the general ledger as of that date, such as the Bankhaus Claims Settlement Agreement; (ii) the impact of subordination provisions on certain intercompany balances; (iii) estimated additional intercompany derivative and other claims asserted by Non-Controlled Affiliates; and (iv) other adjustments for events expected to occur including, but not limited to, the offset of LBHI intercompany balances with certain Debtor-Controlled Entities, which has been authorized by the Bankruptcy Court.

• Intercompany Funding Balance Adjustment: a compromise between LBHI and Subsidiary Debtors reflecting a 20% reduction in the LBHI Intercompany Funding Balance for Distribution and setoff purposes only. See Exhibit 9.

• Affiliate Guarantees: an adjustment to reflect estimated Claims related to Guarantee Claims of Affiliates. Such claims have also been reduced to take into account the risk to such claimants of numerous issues, including (i) substantive consolidation and (ii) the enforceability of the Guarantee.

• Receivable and Offset Adjustment: to offset adjustments to general ledger balances, where applicable, and eliminate any remaining net receivable balances. Adjustments calculated on an entity by entity basis.

While the attached Annex sets forth the estimated Distributions for Affiliate Claims, it does not indicate the treatment that such claims will receive under the Plan. Ultimately, because many of these Claims will be included in different classes, they will each receive a different treatment under the Plan.

Attached hereto is the following Annex:

•	Annex 8B-1 – Reconciliation of Pre-Petition Intercompany Balances to Adjusted Claims for Distribution against LBHI and Participating Debtors

8B-1

LEHMAN BROTHERS HOLDINGS INC. and AFFILIATES Reconciliation of Pre-Petition Balances among Affiliates to Adjusted Claims for Distribution (Unaudited)	ANNEX 8B-1

$ in Millions	LBHI

	Per General Ledger Rec./(Pay.)	Adjustments	Intercompany Funding Balance Adjustment	Affiliate Guarantee	Receivable and Offset Adjustments	Adjusted Claims for Distribution

Lehman Brothers Holdings Inc.	$-	$-	$-	$-	$-	$-
Lehman Brothers Special Financing Inc.	18,611	-	(2,979)	(291)	(15,341)	-
Lehman Brothers Commodity Services Inc.	1,851	0	(502)	(335)	(1,013)	-
Lehman Brothers Commercial Corporation	390	-	(155)	(257)	-	(22)
Lehman Commercial Paper Inc.	18,424	(454)	(4,125)	(116)	(13,729)	-
Lehman Brothers OTC Derivatives Inc.	444	(250)	(39)	(0)	(155)	-
Lehman Brothers Financial Products Inc.	1	-	(0)	(0)	(1)	-
Lehman Brothers Derivative Products Inc.	(2)	-	-	-	-	(2)
LUXCO	-	-	-	-	-	-
LB 745 LLC	48	-	(10)	(2)	(36)	-
CES Aviation LLC	22	-	(4)	-	(17)	-
CES Aviation V LLC	8	-	(2)	-	(6)	-
CES Aviation IX LLC	9	-	(2)	-	(7)	-
Structured Asset Securities Corporation	588	-	(118)	-	(471)	-
East Dover Limited	4	-	(1)	(0)	(3)	-
Lehman Scottish Finance LP	-	-	-	-	-	-
LB Rose Ranch LLC	-	-	-	-	-	-
LB 2080 Kalakaua Owners LLC	-	-	-	-	-	-
BNC Mortgage LLC	1	-	(0)	(3)	-	(2)
LB Somerset LLC	-	-	-	-	-	-
LB Preferred Somerset LLC	-	-	-	-	-	-
PAMI Statler Arms LLC	0	-	-	-	(0)	-
Merit LLC	6	-	(1)	(26)	-	(21)

Subtotal Debtors	40,406	(704)	(7,937)	(1,031)	(30,780)	(47)

Debtor-Controlled Entities	22,119	(7,683)		(423)	(21,650)	(7,637)
Non-Controlled Affiliates	8,422	(756)		(12,526)	(52,791)	(57,651)

Total	$70,947	$(9,143)	$(7,937)	$(13,980)	$(105,222)	$(65,336)

					Estimated Allowed Claims (1)

					Class 4A	$(52,327)
					Class 4B	(11,563)
					Class 8	(1,446)

					Total	$(65,336)

$ in Millions	LBSF

	Per General Ledger Rec./(Pay.)	Adjustments	Intercompany Funding Balance Adjustment	Affiliate Guarantee	Receivable and Offset Adjustments	Adjusted Claims for Distribution

Lehman Brothers Holdings Inc.	$(18,611)	$-	$2,979	$291	$-	$(15,341)
Lehman Brothers Special Financing Inc.	-	-	-	-	-	-
Lehman Brothers Commodity Services Inc.	(407)	-	-	-	-	(407)
Lehman Brothers Commercial Corporation	134	-	-	-	(134)	-
Lehman Commercial Paper Inc.	(115)	-	-	-	-	(115)
Lehman Brothers OTC Derivatives Inc.	8	-	-	-	(8)	-
Lehman Brothers Financial Products Inc.	202	-	-	-	(202)	-
Lehman Brothers Derivative Products Inc.	113	-	-	-	(113)	-
LUXCO	-	-	-	-	-	-
LB 745 LLC	(8)	-	-	-	-	(8)
CES Aviation LLC	-	-	-	-	-	-
CES Aviation V LLC	-	-	-	-	-	-
CES Aviation IX LLC	-	-	-	-	-	-
Structured Asset Securities Corporation	0	-	-	-	(0)	-
East Dover Limited	(1)	-	-	-	-	(1)
Lehman Scottish Finance LP	-	-	-	-	-	-
LB Rose Ranch LLC	-	-	-	-	-	-
LB 2080 Kalakaua Owners LLC	-	-	-	-	-	-
BNC Mortgage LLC	-	-	-	-	-	-
LB Somerset LLC	-	-	-	-	-	-
LB Preferred Somerset LLC	-	-	-	-	-	-
PAMI Statler Arms LLC	-	-	-	-	-	-
Merit LLC	(21)	-	-	-	-	(21)

Subtotal Debtors	(18,705)	-	2,979	291	(457)	(15,892)

Debtor-Controlled Entities	1,302	(0)			(1,371)	(70)
Non-Controlled Affiliates	3,538	(3,697)			(3,938)	(4,096)

Total	$(13,865)	$(3,697)	$2,979	$291	$(5,767)	$(20,058)

			Intercompany Funding Balance Adjustment			(2,979)

					Total	$(23,037)

					Estimated Allowed Claims (1)

					Class 5A	$(18,320)
					Class 5B	(522)
					Class 5C	(4,195)

					Total	$(23,037)

(1) Per Recovery Analysis, Exhibit 4

1

LEHMAN BROTHERS HOLDINGS INC. and AFFILIATES Reconciliation of Pre-Petition Balances among Affiliates to Adjusted Claims for Distribution (Unaudited)	ANNEX 8B-1

$ in Millions	LBCS

	Per General Ledger Rec./(Pay.)	Adjustments	Intercompany Funding Balance Adjustment	Affiliate Guarantee	Receivable and Offset Adjustments	Adjusted Claims for Distribution

Lehman Brothers Holdings Inc.	$(1,850)	$(0)	$502	$335	$-	$(1,013)
Lehman Brothers Special Financing Inc.	407	-	-	-	(407)	-
Lehman Brothers Commodity Services Inc.	-	-	-	-	-	-
Lehman Brothers Commercial Corporation	3	-	-	-	(3)	-
Lehman Commercial Paper Inc.	5	-	-	-	(5)	-
Lehman Brothers OTC Derivatives Inc.	-	-	-	-	-	-
Lehman Brothers Financial Products Inc.	-	-	-	-	-	-
Lehman Brothers Derivative Products Inc.	-	-	-	-	-	-
LUXCO	-	-	-	-	-	-
LB 745 LLC	-	-	-	-	-	-
CES Aviation LLC	-	-	-	-	-	-
CES Aviation V LLC	-	-	-	-	-	-
CES Aviation IX LLC	-	-	-	-	-	-
Structured Asset Securities Corporation	-	-	-	-	-	-
East Dover Limited	-	-	-	-	-	-
Lehman Scottish Finance LP	-	-	-	-	-	-
LB Rose Ranch LLC	-	-	-	-	-	-
LB 2080 Kalakaua Owners LLC	-	-	-	-	-	-
BNC Mortgage LLC	-	-	-	-	-	-
LB Somerset LLC	-	-	-	-	-	-
LB Preferred Somerset LLC	-	-	-	-	-	-
PAMI Statler Arms LLC	-	-	-	-	-	-
Merit LLC	-	-	-	-	-	-

Subtotal Debtors	(1,434)	(0)	502	335	(416)	(1,013)

Debtor-Controlled Entities	(0)	-	-		(0)	(0)
Non-Controlled Affiliates	2,115	(390)	-		(1,745)	(20)

Total	$681	$(390)	$502	$335	$(2,161)	$(1,033)

			Intercompany Funding Balance Adjustment			(502)

					Total	$(1,535)

					Estimated Allowed Claims (1)

					Class 5A	$(1,515)
					Class 5B	-
					Class 5C	(20)

					Total	$(1,535)

$ in Millions	LBCC

	Per General Ledger Rec./(Pay.)	Adjustments	Intercompany Funding Balance Adjustment	Affiliate Guarantee	Receivable and Offset Adjustments	Adjusted Claims for Distribution

Lehman Brothers Holdings Inc.	$(390)	$-	$133	$257	-	$-
Lehman Brothers Special Financing Inc.	(134)	-	-	-	-	(134)
Lehman Brothers Commodity Services Inc.	(3)	-	-	-	-	(3)
Lehman Brothers Commercial Corporation	-	-	-	-	-	-
Lehman Commercial Paper Inc.	(434)	-	-	-	-	(434)
Lehman Brothers OTC Derivatives Inc.	-	-	-	-	-	-
Lehman Brothers Financial Products Inc.	-	-	-	-	-	-
Lehman Brothers Derivative Products Inc.	-	-	-	-	-	-
LUXCO	-	-	-	-	-	-
LB 745 LLC	(0)	-	-	-	-	(0)
CES Aviation LLC	-	-	-	-	-	-
CES Aviation V LLC	-	-	-	-	-	-
CES Aviation IX LLC	-	-	-	-	-	-
Structured Asset Securities Corporation	-	-	-	-	-	-
East Dover Limited	-	-	-	-	-	-
Lehman Scottish Finance LP	-	-	-	-	-	-
LB Rose Ranch LLC	-	-	-	-	-	-
LB 2080 Kalakaua Owners LLC	-	-	-	-	-	-
BNC Mortgage LLC	-	-	-	-	-	-
LB Somerset LLC	-	-	-	-	-	-
LB Preferred Somerset LLC	-	-	-	-	-	-
PAMI Statler Arms LLC	-	-	-	-	-	-
Merit LLC	-	-	-	-	-	-

Subtotal Debtors	(962)	-	133	257	-	(572)

Debtor-Controlled Entities	(76)	-			(0)	(76)
Non-Controlled Affiliates	1,235	(260)			(1,449)	(473)

Total	$197	$(260)	$133	$257	$(1,449)	$(1,122)

			Intercompany Funding Balance Adjustment			(133)

					Total	$(1,255)

					Estimated Allowed Claims (1)

					Class 5A	$(133)
					Class 5B	(572)
					Class 5C	(550)

					Total	$(1,255)
(1) Per Recovery Analysis, Exhibit 4

2

LEHMAN BROTHERS HOLDINGS INC. and AFFILIATES Reconciliation of Pre-Petition Balances among Affiliates to Adjusted Claims for Distribution (Unaudited)	ANNEX 8B-1

$ in Millions	LCPI

	Per General Ledger Rec./(Pay.)	Adjustments	Intercompany Funding Balance Adjustment	Affiliate Guarantee	Receivable and Offset Adjustments	Adjusted Claims for Distribution

Lehman Brothers Holdings Inc.	$(18,428)	$454	$4,125	$116	-	$(13,733)
Lehman Brothers Special Financing Inc.	114	-	-	-	(114)	-
Lehman Brothers Commodity Services Inc.	(5)	-	-	-	-	(5)
Lehman Brothers Commercial Corporation	434	-	-	-	(434)	-
Lehman Commercial Paper Inc.	-	-	-	-	-	-
Lehman Brothers OTC Derivatives Inc.	-	-	-	-	-	-
Lehman Brothers Financial Products Inc.	-	-	-	-	-	-
Lehman Brothers Derivative Products Inc.	-	-	-	-	-	-
LUXCO	-	-	-	-	-	-
LB 745 LLC	(25)	-	-	-	-	(25)
CES Aviation LLC	-	-	-	-	-	-
CES Aviation V LLC	-	-	-	-	-	-
CES Aviation IX LLC	-	-	-	-	-	-
Structured Asset Securities Corporation	(613)	-	-	-	-	(613)
East Dover Limited	(99)	-	-	-	-	(99)
Lehman Scottish Finance LP	-	-	-	-	-	-
LB Rose Ranch LLC	-	-	-	-	-	-
LB 2080 Kalakaua Owners LLC	-	-	-	-	-	-
BNC Mortgage LLC	-	-	-	-	-	-
LB Somerset LLC	-	-	-	-	-	-
LB Preferred Somerset LLC	-	-	-	-	-	-
PAMI Statler Arms LLC	-	-	-	-	-	-
Merit LLC	238	-	-	-	(238)	-

Subtotal Debtors	(18,384)	454	4,125	116	(786)	(14,476)

Debtor-Controlled Entities	(732)	5,250			(6,570)	(2,052)
Non-Controlled Affiliates	(876)	(892)			(314)	(2,081)

Total	$(19,992)	$4,813	$4,125	$116	$(7,670)	$(18,609)

			Intercompany Funding Balance Adjustment			(4,125)

					Total	$(22,734)

					Estimated Allowed Claims (1)

					Class 5A	$(17,857)
					Class 5B	(5)
					Class 5C	(4,871)

					Total	$(22,734)

$ in Millions	LOTC

	Per General Ledger Rec./(Pay.)	Adjustments	Intercompany Funding Balance Adjustment	Affiliate Guarantee	Receivable and Offset Adjustments	Adjusted Claims for Distribution

Lehman Brothers Holdings Inc.	$(444)	$250	$39	$0	$-	$(155)
Lehman Brothers Special Financing Inc.	(8)	-	-	-	-	(8)
Lehman Brothers Commodity Services Inc.	-	-	-	-	-	-
Lehman Brothers Commercial Corporation	-	-	-	-	-	-
Lehman Commercial Paper Inc.	-	-	-	-	-	-
Lehman Brothers OTC Derivatives Inc.	-	-	-	-	-	-
Lehman Brothers Financial Products Inc.	-	-	-	-	-	-
Lehman Brothers Derivative Products Inc.	-	-	-	-	-	-
LUXCO	-	-	-	-	-	-
LB 745 LLC	-	-	-	-	-	-
CES Aviation LLC	-	-	-	-	-	-
CES Aviation V LLC	-	-	-	-	-	-
CES Aviation IX LLC	-	-	-	-	-	-
Structured Asset Securities Corporation	-	-	-	-	-	-
East Dover Limited	-	-	-	-	-	-
Lehman Scottish Finance LP	-	-	-	-	-	-
LB Rose Ranch LLC	-	-	-	-	-	-
LB 2080 Kalakaua Owners LLC	-	-	-	-	-	-
BNC Mortgage LLC	-	-	-	-	-	-
LB Somerset LLC	-	-	-	-	-	-
LB Preferred Somerset LLC	-	-	-	-	-	-
PAMI Statler Arms LLC	-	-	-	-	-	-
Merit LLC	-	-	-	-	-	-

Subtotal Debtors	(452)	250	39	0	-	(163)

Debtor-Controlled Entities	-	-			-	-
Non-Controlled Affiliates	894	(10)			(1,299)	(414)

Total	$442	$240	$39	$0	$(1,299)	$(578)

			Intercompany Funding Balance Adjustment			(39)

					Total	$(616)

Estimated Allowed Claims (1)

					Class 5A	$(194)
					Class 5B	(8)
					Class 5C	(414)

					Total	$(616)

(1) Per Recovery Analysis, Exhibit 4

3

Exhibit 9

Debtors’ Claims Schedule

Because the Debtors and Debtor-Controlled Entities did not file proofs of Claim against the Debtors, the Claims of the Debtors and Debtor-Controlled Entities shall be based on, among other things, the amounts set forth on the books and records of the Debtors on the applicable Commencement Date, subject to reconciliation and adjustment. The Debtors’ Claims Schedule, attached hereto and incorporated into the Plan, sets forth the estimated amounts of the Allowed Claims of each Debtor against another Debtor pursuant to the Plan. In many cases, these amounts may reflect setoff of mutual Claims between Debtors. All Claims of a Debtor against another Debtor that are not identified on the Debtors’ Claims Schedule shall be forever disallowed. The information herein is subject to change, and any such change may be material.

Attached hereto are the following schedules:

A.	The Debtors’ Claims Schedules

B.	The Intercompany Funding Balances between LBHI and Debtors

C.	LBHI’s Adjusted Claims for Distribution against Debtors

9-1

9A

$ in Millions	Receivable Entity (Claimant)

Payable Entity (Claim Obligor)	Lehman Brothers Holdings Inc.	Lehman Commercial Paper Inc.	Lehman Brothers Special Financing Inc.	Lehman Brothers Commercial Corporation	Lehman Brothers OTC Derivatives Inc.	Lehman Brothers Commodity Services Inc.	East Dover Limited	Structured Asset Securities Corporation	Lehman Scottish Finance LP	Luxembourg Residential Properties Loan Finance	Lehman Brothers Financial Products Inc.

Lehman Brothers Holdings Inc.
Class 4A	$-	$-	$-	$-	$-	$-	$-	$-	$-	$-	$-
Class 4B	$-	$-	$-	$22	$-	$-	$-	$-	$-	$-	$-
Class 8	$-	$-	$-	$-	$-	$-	$-	$-	$-	$-	$-
Lehman Brothers Special Financing Inc.	$18,320	$114	$0	$-	$-	$407	$1	$-	$-	$-	$-
Lehman Brothers Commodity Services Inc.	$1,515	$-	$-	$-	$-	$-	$-	$-	$-	$-	$-
Lehman Brothers Commercial Corporation	$133	$434	$134	$-	$-	$3	$-	$-	$-	$-	$-
Lehman Commercial Paper Inc.	$17,857	$-	$-	$-	$-	$5	$100	$613	$-	$0	$-
Lehman Brothers OTC Derivatives Inc.	$194	$-	$8	$-	$-	$-	$-	$-	$-	$-	$-
Lehman Brothers Financial Products Inc.	$1	$-	$202	$-	$-	$-	$-	$-	$-	$-	$-
Lehman Brothers Derivative Products Inc.	$-	$-	$113	$-	$-	$-	$-	$-	$-	$-	$0
LUXCO	$-	$-	$-	$-	$-	$-	$-	$-	$-	$-	$-
LB 745 LLC	$46	$-	$-	$-	$-	$-	$-	$-	$-	$-	$-
CES Aviation LLC	$22	$-	$-	$-	$-	$-	$-	$-	$-	$-	$-
CES Aviation V LLC	$8	$-	$-	$-	$-	$-	$-	$-	$-	$-	$-
CES Aviation IX LLC	$9	$-	$-	$-	$-	$-	$-	$-	$-	$-	$-
Structured Asset Securities Corporation	$588	$-	$0	$-	$-	$-	$-	$-	$-	$-	$-
East Dover Limited	$3	$-	$-	$-	$-	$-	$-	$-	$-	$-	$-
Lehman Scottish Finance LP	$-	$-	$-	$-	$-	$-	$-	$-	$-	$-	$-
LB Rose Ranch LLC	$-	$-	$-	$-	$-	$-	$-	$-	$-	$-	$-
LB 2080 Kalakaua Owners LLC	$-	$-	$-	$-	$-	$-	$-	$-	$-	$-	$-
BNC Mortgage LLC	$-	$-	$-	$-	$-	$-	$-	$-	$-	$-	$-
LB Somerset LLC	$-	$-	$-	$-	$-	$-	$-	$-	$-	$-	$-
LB Preferred Somerset LLC	$-	$-	$-	$-	$-	$-	$-	$-	$-	$-	$-
PAMI Statler Arms LLC	$0	$-	$-	$-	$-	$-	$-	$-	$-	$-	$-
Merit LLC	$-	$238	$-	$-	$-	$-	$-	$-	$-	$-	$-

1

9A

$ in Millions	Receivable Entity (Claimant)

Payable Entity (Claim Obligor)	Lehman Brothers Derivative Products Inc.	Merit LLC	CES Aviation LLC	LB 745 LLC	BNC Mortgage LLC	CES Aviation V LLC	CES Aviation IX LLC	LB 2080 Kalakaua Owners LLC	LB Somerset LLC	LB Preferred Somerset LLC	PAMI Statler Arms LLC	LB Rose Ranch LLC

Lehman Brothers Holdings Inc.
Class 4A	$2	$-	$-	$-	$-	$-	$-	$-	$-	$-	$-	$-
Class 4B	$-	$21	$-	$-	$2	$-	$-	$-	$-	$-	$-	$-
Class 8	$-	$-	$-	$-	$-	$-	$-	$-	$-	$-	$-	$-
Lehman Brothers Special Financing Inc.	$-	$21	$-	$8	$-	$-	$-	$-	$-	$-	$-	$-
Lehman Brothers Commodity Services Inc.	$-	$-	$-	$-	$-	$-	$-	$-	$-	$-	$-	$-
Lehman Brothers Commercial Corporation	$-	$-	$-	$0	$-	$-	$-	$-	$-	$-	$-	$-
Lehman Commercial Paper Inc.	$-	$-	$-	$25	$-	$-	$-	$-	$-	$-	$-	$-
Lehman Brothers OTC Derivatives Inc.	$-	$-	$-	$-	$-	$-	$-	$-	$-	$-	$-	$-
Lehman Brothers Financial Products Inc.	$-	$-	$-	$-	$-	$-	$-	$-	$-	$-	$-	$-
Lehman Brothers Derivative Products Inc.	$-	$-	$-	$-	$-	$-	$-	$-	$-	$-	$-	$-
LUXCO	$-	$-	$-	$-	$-	$-	$-	$-	$-	$-	$-	$-
LB 745 LLC	$-	$-	$-	$-	$-	$-	$-	$-	$-	$-	$-	$-
CES Aviation LLC	$-	$-	$-	$-	$-	$-	$0	$-	$-	$-	$-	$-
CES Aviation V LLC	$-	$-	$-	$-	$-	$-	$-	$-	$-	$-	$-	$-
CES Aviation IX LLC	$-	$-	$-	$-	$-	$-	$-	$-	$-	$-	$-	$-
Structured Asset Securities Corporation	$-	$-	$-	$-	$-	$-	$-	$-	$-	$-	$-	$-
East Dover Limited	$-	$-	$-	$-	$-	$-	$-	$-	$-	$-	$-	$-
Lehman Scottish Finance LP	$-	$-	$-	$-	$-	$-	$-	$-	$-	$-	$-	$-
LB Rose Ranch LLC	$-	$-	$-	$-	$-	$-	$-	$-	$-	$-	$-	$-
LB 2080 Kalakaua Owners LLC	$-	$-	$-	$-	$-	$-	$-	$-	$-	$-	$-	$-
BNC Mortgage LLC	$-	$-	$-	$-	$-	$-	$-	$-	$-	$-	$-	$-
LB Somerset LLC	$-	$-	$-	$-	$-	$-	$-	$-	$-	$-	$-	$-
LB Preferred Somerset LLC	$-	$-	$-	$-	$-	$-	$-	$-	$-	$-	$-	$-
PAMI Statler Arms LLC	$-	$-	$-	$-	$-	$-	$-	$-	$-	$-	$-	$-
Merit LLC	$-	$-	$-	$-	$-	$-	$-	$-	$-	$-	$-	$-

2

9B

$ in Millions	LBHI Intercompany Receivables -
Debtors	Intercompany Funding Balances
Lehman Commercial Paper Inc.	$20,624
Lehman Brothers Special Financing Inc.	14,895
Lehman Brothers Commercial Corporation	775
Lehman Brothers OTC Derivatives Inc.	194
Lehman Brothers Commodity Services Inc.	2,512
East Dover Limited	4
Structured Asset Securities Corporation	588
Lehman Scottish Finance LP	-
Luxembourg Residential Properties Loan Finance S.a.r.l.	-
Lehman Brothers Financial Products Inc.	1
Lehman Brothers Derivative Products Inc.	-
Merit LLC	6
CES Aviation LLC	22
LB 745 LLC	48
BNC Mortgage LLC	1
CES Aviation V LLC	8
CES Aviation IX LLC	9
LB 2080 Kalakaua Owners LLC	-
LB Somerset LLC	-
LB Preferred Somerset LLC	-
PAMI Statler Arms LLC	-
LB Rose Ranch LLC	-

Total Intercompany Funding Balance	$39,686

3

9C

$ in Millions
Debtors
Lehman Brothers Special Financing Inc.	$15,341
Lehman Brothers Commodity Services Inc.	1,013
Lehman Brothers Commercial Corporation	-
Lehman Commercial Paper Inc.	13,733
Lehman Brothers OTC Derivatives Inc.	155
Lehman Brothers Financial Products Inc.	1
Lehman Brothers Derivative Products Inc.	-
LUXCO	-
LB 745 LLC	36
CES Aviation LLC	17
CES Aviation V LLC	6
CES Aviation IX LLC	7
Structured Asset Securities Corporation	471
East Dover Limited	3
Lehman Scottish Finance LP	-
LB Rose Ranch LLC	-
LB 2080 Kalakaua Owners LLC	-
BNC Mortgage LLC	-
LB Somerset LLC	-
LB Preferred Somerset LLC	-
PAMI Statler Arms LLC	0
Merit LLC	-

4

Exhibit 10

Reallocation of Distributions from Subordinated Notes to Senior Obligations

10-1

Redistribution from LBHI Class 10A

10-2

Redistribution from LBHI Class 10B

10-3

Redistribution from LBHI Class 10C

10-4

Definitions of Senior Debt

The governing agreements relating to the Subordinated Notes vary as to the obligations of LBHI that are designated “senior” to such Subordinated Notes and entitled to a reallocation of amounts otherwise distributable to the holders of the Subordinated Notes. This Exhibit contains the operative definitions included in the documents governing the Subordinated Notes. Based on these definitions, the Plan provides for the reallocation of distributions from the different Subordinated Note classes to the relevant “senior” classes of claims.

1.	LBHI Subordinated Class 10A Notes

a.	The Eighth Supplemental Indenture

The Indenture, dated as of February 1, 1996, as amended by the First Supplemental Indenture, dated as of February 1, 1996 (together, the “Indenture”) provides that:

The Company agrees, and each Holder of the Securities and related coupons by his acceptance thereof likewise agrees, that the payment of the principal of (and premium, if any) and interest, if any, on the Securities and related coupons is subordinated, to the extent and in the manner provided in this Article, to the prior payment in full when due of the principal of (and premium, if any) and interest, if any, on all Senior Debt.

See Indenture at §1401.

The Eighth Supplemental Indenture, dated as of August 19, 2005, provides that “Senior Debt” means:

(1) the principal, premium, if any, and interest in respect of (A) indebtedness for money borrowed by the Company and (B) indebtedness evidenced by securities, notes, debentures, bonds or other similar instruments issued by the Company;

(2) all of the Company’s capitalized lease obligations;

(3) all of the Company’s obligations representing the deferred purchase price of property; and

(4) all deferrals, renewals, extensions and refundings of obligations of the type referred to in clauses (1) through (3);

but Senior Debt does not include:

(a) any indebtedness that by its terms is subordinated to, or ranks on an equal basis with, subordinated debt securities; and

10-5

(b) indebtedness for goods or materials purchased in the ordinary course of business or for services obtained in the ordinary course of business or indebtedness consisting of trade payables.

See Eighth Supplemental Indenture at §1.7 (amending §1401 of the Indenture by replacing only the second paragraph in its entirety).

b.	Series 5065, Series 6222, Series EB 17 and Series EB 18

The (1) Fixed/Floating Rate Subordinated Notes due 2016 Series 5065, issued pursuant to a final term sheet, dated as of September 26, 2006, under the EuroMedium-Term Note Program; (2) Floating Rate Subordinated Notes due 2037 Series EB 17, issued pursuant to a final term sheet, dated as of January 23, 2007, under the Euro Medium-Term Note Program; (3) Fixed/Floating Rate Subordinated Notes due 2019 Series 6222, issued pursuant to the final term sheet, dated as of February 14, 2007, under the Euro Medium-Term Note Program; and (4) Fixed Rate Subordinated Notes Series EB 18, issued by LBHI on June 1, 2007, as described in the Lehman Brothers UK Capital Funding V LP Prospectus, dated as of May 30, 2007, are all subject to the provisions of the Amended and Restated Fiscal Agency Agreement, dated August 9, 2006 (the “Fiscal Agency Agreement”). The Fiscal Agency Agreement provides, in part, that:

The Notes. . .will be subordinate and junior in right of payment, to all present or future Senior Debt.

“Senior Debt” means:

(a) any indebtedness for money borrowed or evidenced by bonds, notes, debentures or similar instruments,

(b) any indebtedness under capitalized leases,

(c) any indebtedness representing the deferred and unpaid purchase price of any property or business, and

(d) all deferrals, renewals, extensions and refundings of any such indebtedness or obligation;

except that the following does not constitute Senior Debt:

(i) indebtedness evidenced by the Subordinated Debt, and

(ii) indebtedness which is expressly made equal in right of payment with the Subordinated Debt or subordinate and subject in right of payment to the Subordinated Debt.

10-6

Additionally, in the case of LBHI, the following also does not constitute Senior Debt:

(x) indebtedness for goods or materials purchased in the ordinary course of business or for services obtained in the ordinary course of business or indebtedness consisting of trade payables or

(y) indebtedness which is subordinated to any obligation of LBHI of the type specified in clauses (a) through (d) above.

The effect of clause (y) is that LBHI may not issue or assume any indebtedness for money borrowed which is junior to the Senior Debt and senior to the Subordinated Debt.

See Fiscal Agency Agreement at p. 46.

2.	LBHI Subordinated Class 10B Notes

a.	Supplemental Indentures 4, 5, 6 & 7

The (1) Fourth Supplemental Indenture, dated as of March 17, 2003; (2) Fifth Supplemental Indenture, dated as of October 31, 2003; (3) Sixth Supplemental Indenture, dated as of April 22, 2004; and (4) Seventh Supplemental Indenture, dated as of January 18, 2005, provide that:

The Company agrees, and each Holder of the Securities and related coupons by his acceptance thereof likewise agrees, that the payment of the principal of (and premium, if any) and interest, if any, on the Securities and related coupons is subordinated, to the extent and in the manner provided in this Article, to the prior payment in full when due of the principal of (and premium, if any) and interest, if any, on all Senior Debt.

“Senior Debt” means:

all obligations (whether now outstanding or hereafter created, assumed or incurred) for the payment of which the Company is responsible or liable as obligor, guarantor or otherwise in respect of all principal of (and premium, if any) and interest if any (including any interest, if any, accruing subsequent to the commencement of a proceeding in bankruptcy by or against the Company) on

(i) any indebtedness for money borrowed or evidenced by bonds, notes, debentures or similar instruments,

(ii) indebtedness under capitalized leases,

10-7

(iii) any indebtedness representing the deferred and unpaid purchase price of any property or business, and

(iv) all deferrals, renewals, extensions and refundings of any such indebtedness or obligation;

provided, that the following shall not constitute Senior Debt:

(a) indebtedness evidenced by the Securities and related coupons,

(b) indebtedness which is expressly made equal in right of payment with the Securities or subordinate and subject in right of payment to the Securities,

(c) indebtedness for goods or materials purchased in the ordinary course of business or for services obtained in the ordinary course of business or indebtedness consisting of trade payables, or

(d) indebtedness which is subordinated to any obligation of the type specified in clauses (i) through (iv) above.

See Indenture at §1401 (Supplemental Indentures 4, 5, 6 & 7 do not amend §1401 of the Indenture).

b.	Supplemental Indentures 9, 10, 13, 14, 15 & 16

The (1) Ninth Supplemental Indenture, dated as of October 24, 2006; the Tenth Supplemental Indenture, dated as of May 1, 2007; (2) Thirteenth Supplemental Indenture, dated as of July 19, 2007; (3) Fourteenth Supplemental Indenture, dated as of July 19, 2007; (4) Fifteenth Supplemental Indenture, dated as of December 21, 2007; and (5) Sixteenth Supplemental Indenture, dated as of May 9, 2008, provide that:

The Company agrees, and each Holder of the Subordinated Notes and related coupons by his acceptance thereof likewise agrees, that the payment of the principal of (and premium, if any) and interest, if any, on the Subordinated Notes and related coupons is subordinated, to the extent and in the manner provided in this Article 14, to the prior payment in full when due of the principal of (and premium, if any) and interest, if any, on (i) all Senior Debt and (ii) under the circumstances described in Section 1412, Other Financial Obligations.

10-8

“Senior Debt” means:

all obligations (whether now outstanding or hereafter created, assumed or incurred) for the payment of which the Company is responsible or liable as obligor, guarantor or otherwise in respect of all principal of (and premium, if any) and interest if any (including any interest, if any, accruing subsequent to the commencement of a proceeding in bankruptcy by or against the Company) on

(i) any indebtedness for money borrowed or evidenced by bonds, notes, debentures or similar instruments,

(ii) indebtedness under capitalized leases,

(iii) any indebtedness representing the deferred and unpaid purchase price of any property or business,

(iv) indebtedness for money borrowed by another person that the Company guarantees, and

(v) all deferrals, renewals, extensions and refundings of any such indebtedness or obligation;

provided, that the following shall not constitute Senior Debt:

(a) indebtedness evidenced by the Subordinated Notes and related coupons,

(b) indebtedness which is expressly made equal in right of payment with the Subordinated Notes or subordinate and subject in right of payment to the Subordinated Notes,

(c) indebtedness for goods or materials purchased in the ordinary course of business or for services obtained in the ordinary course of business or indebtedness consisting of trade payables, or

(d) indebtedness which is subordinated to any obligation of the type specified in clauses (i) through (v) above.

“Other Financial Obligations” means:

all obligations (whether now outstanding or hereafter created, assumed or incurred) for the payment of which the Company is responsible or liable as obligor, guarantor or otherwise in respect of all principal of (and premium, if any) and interest if any

10-9

(including any interest, if any, accruing subsequent to the commencement of a proceeding in bankruptcy by or against the Company) in respect to derivative products (including without limitation, interest and foreign exchange rate contracts, commodity contracts and similar arrangements) except any such obligations that are expressly stated to have the same rank as or not to be senior to the Subordinated Notes.

See, e.g., Ninth Supplemental Indenture at § 2.3 (amending §1401 of the Indenture in its entirety).

3.	LBHI Subordinated Class 10C Notes

The (1) Eleventh Supplemental Indenture, dated as of May 17, 2007, and (2) Twelfth Supplemental Indenture, dated as of May 17, 2007, provides that:

The Company agrees, and each Holder of the Junior Subordinated Debentures and related coupons by his acceptance thereof likewise agrees, that the payment of the principal of (and premium, if any) and interest, if any, on the Junior Subordinated Debentures and related coupons is subordinated, to the extent and in the manner provided in this Article 14, to the prior payment in full when due of the principal of (and premium, if any) and interest, if any, on (i) all Junior Subordinated Debentures8 and (ii) under the circumstances described in Section 14129, Other Financial Obligations.

“Senior Debt” means:

[8]

The heading of this section reads “Section 1401. Junior Subordinated Debentures Subordinated to Senior Debt and Other Financial Obligations.” However, the first sentence of this definition states that the Junior Subordinated Debentures are subordinated to “all Junior Subordinated Debentures.” The Debtors believe that the reference to “all Junior Subordinated Debentures” was a typographical error and that the clear intent (as reflected in the definitive Junior Subordinated Debentures themselves) was to subordinate the Junior Subordinated Debentures to all Senior Debt.

[9]

Unlike Section 1412 of Supplemental Indentures 9, 10, 13, 14, 15 and 16, Section 1412 of Supplemental Indentures 11 and 12 makes no reference to Other Financial Obligations, but provides that under certain circumstances the subordination in Section 14 will cease to apply to the Junior Subordinated Notes. For various reasons, the Debtors believe that this is a drafting error in the documents and that it was intended that the Junior Subordinated Debentures are subordinated to “Other Financial Obligations” to the same extent as in Supplemental Indentures 9, 10, 13, 14, 15 and 16 – i.e., that “Other Financial Obligations” are entitled to “Excess Proceeds” only after “Senior Debt has been paid in full. However, because Senior Debt will not be satisfied in full, and, thus, there will be no “Excess Proceeds,” “Other Financial Obligations” are not classified as senior claims by the Plan. Thus, whether the Junior Subordinated Notes are subordinated to “Other Financial Obligations” under Supplemental Indentures 11 and 12 is irrelevant.

10-10

all obligations (whether now outstanding or hereafter created, assumed or incurred) for the payment of which the Company is responsible or liable as obligor, guarantor or otherwise in respect of all principal of (and premium, if any) and interest if any (including any interest, if any, accruing subsequent to the commencement of a proceeding in bankruptcy by or against the Company) on

(i) any indebtedness for money borrowed or evidenced by bonds, notes, debentures or similar instruments,

(ii) indebtedness under capitalized leases,

(iii) any indebtedness representing the deferred and unpaid purchase price of any property or business,

(iv) indebtedness for money borrowed by another person that the Company guarantees, and

(vi) all deferrals, renewals, extensions and refundings of any such indebtedness or obligation;

provided, that the following shall not constitute Senior Debt:

(a) indebtedness which is expressly made equal in right of payment with the Junior Subordinated Debentures or subordinate and subject in right of payment to the Junior Subordinated Debentures and

(b) indebtedness for goods or materials purchased in the ordinary course of business or for services obtained in the ordinary course of business or indebtedness consisting of trade payables.

“Other Financial Obligations” means:

all obligations (whether now outstanding or hereafter created, assumed or incurred) for the payment of which the Company is responsible or liable as obligor, guarantor or otherwise in respect of all principal of (and premium, if any) and interest if any (including any interest, if any, accruing subsequent to the commencement of a proceeding in bankruptcy by or against the Company) in respect to derivative products (including without limitation, interest and foreign exchange rate contracts, commodity contracts and similar arrangements) except any such obligations that are expressly stated to have the same rank as or not to be senior to the Junior Subordinated Debentures.

10-11

See e.g., Eleventh Supplemental Indenture at §3.8 (amending §1401 of the Indenture in its entirety).

Unlike the other definitions of “Senior Debt” set forth herein, the definition of “Senior Debt” in the Eleventh and Twelfth Supplemental Indentures does not specifically exclude as constituting Senior Debt any indebtedness that is subordinated to any other indebtedness of LBHI. Consequently, the LBHI Subordinated Class 10C Notes are subordinated to LBHI Subordinated Class 10A Notes and LBHI Subordinated Class 10B Notes, as well as other Senior Debt.

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Exhibit 11

Structured Securities Valuation Methodologies

This exhibit sets forth the Structured Securities Valuation Methodologies that are applicable to all of the Structured Securities. The Structured Securities Valuation Methodology provides that, in the aggregate, the value of Structured Securities issued by (i) LBT is $30,703,332,937 (ii) LBSN is $964,238,804, (iii) LBHI is $5,480,948,872, and (iv) certain other, smaller issuers such as Bankhaus, LBXP, and LBF is, in the aggregate, $346,314,486. An update to the maximum Allowed Claim amounts for each specific security set forth on www.lehman-docket.com is forthcoming.

The value of the Structured Securities issued by LBT has increased by approximately $150 million due to accrued interest applicable to specific issuances and approximately $382 million due to the use of the September 15, 2008 exchange rates instead of the Global Close Exchange Rates (see Exhibit 15).

1.	Categorization

In connection with evaluating the Structured Securities Claims, LBHI reviewed approximately 5,000 securities issuances. Based on the terms and characteristics of each of the Structured Securities, LBHI separated the Structured Securities into the three categories described below.

a.	Par Par Notes

“Par Par Notes” are either (A) notes for which the terms of the contract provide for either (i) redemption at par at maturity (whether or not described as being “principal protected”) and that pay non-contingent periodic interest or (ii) redemption at par, no payments of interest and do not reflect any accrual yield; or (B) FMV Notes (as defined below) that are described as at least 90% principal protected. Notes that redeem at par may indicate so on their face or may indicate a redemption at par by a formula which calculates to a minimum of par. If there are any factors that may result in a holder of a note receiving less than par for a note upon maturity, the note is not classified as a Par Par Note. This analysis is made without any regard to the probability of redemption in an amount less than par.

b.	Zero Coupon Notes

“Zero Coupon Notes” are notes that do not bear interest and were issued at a significant discount to their face amount (and such discount was not solely attributable to distribution fees paid to dealers). These notes specify an accrual yield in their terms and do not pay interest pursuant to their terms.

c.	Fair Market Value Notes

Fair Market Value Notes (“FMV Notes”) are notes that cannot be included in either of the categories set forth in the two preceding paragraphs. Certain of the FMV Notes provide that a portion (less than 90%) of the final redemption amount is “protected” but interest

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is fully contingent, while others provide that the final redemption amount is fully contingent. In classifying the FMV Notes, no consideration has been given to probabilities of contingencies occurring. The mere fact that the note is linked to the performance of an Underlying is enough to classify the instrument as a FMV Note. FMV Notes include, without limitation, (a) notes that redeem at par but pay contingent interest, (b) notes that are not redeemable at par and pay simple interest, (c) notes that are not redeemable at par and pay contingent interest and (d) notes that are not redeemable at par and pay no interest at all or pay simple interest for a time converting to contingent interest. The examples above are not intended to be an exhaustive list of the types of notes that are categorized as FMV Notes.

2.	Lehman’s Accounting Treatment of Structured Securities Prior to the Commencement Date

The Structured Securities Valuation Methodology takes into account Lehman’s firm-wide accounting treatment of Structured Securities prior to the Commencement Date and applies the overlay of the Bankruptcy Code rules for determining the appropriate amount of Claims. Prior to the Commencement Date, Lehman’s balance sheet included as a liability the Outstanding Notional Amount of Structured Securities, as adjusted to take into account (i) the fair value of such securities including the derivative portion (the “FV”) and (ii) Lehman’s credit risk; provided that with respect to the LBHI Structured Notes, after August 31, 2008, Lehman’s balance sheet did not take into account Lehman’s credit risk.

The fair value adjustment (the “FVA”) is based on the value of Lehman’s offsetting derivative hedge trade. In order to hedge exposure to the Structured Securities, certain of the Structured Securities Issuers entered into derivative contracts with other Lehman entities. The mark-to-market value of the derivative hedge was calculated as of the end of the day on September 12, 2008, based upon various Lehman internal derivative models in accordance with the methodology used on previous audited financials. Because interest continued to accrue over the weekend, the September 14, 2008 mark-to-market valuations represent mark-to-market valuations as of September 12, 2008 plus accrued interest on such valuations through the end of the day on September 14, 2008.

3.	The Structured Securities Valuation Methodology

a.	General Principles for Valuing Structured Securities Claims Based on Bankruptcy Code

The following general principles apply to the Structured Securities Methodology:

(i) A claim that arises from the Guarantee of an obligation is generally treated no differently under section 502 of the Bankruptcy Code than a direct claim arising from the same obligation would be treated under the Code.

(ii) Under section 502(b) of the Bankruptcy Code, the Bankruptcy Court must determine the amount of a claim as of the Commencement Date. Consequently, interest stops accruing (for Par Par Notes and FMV Notes that bear interest) and stops accreting (for Zero Coupon Notes) as of the Commencement Date.

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(iii) Acceleration of the Structured Securities is not discussed herein because based on the information available there were no Structured Securities accelerated as of the Commencement Date. Any attempted acceleration after the Commencement Date is disregarded because a creditor may not accelerate debt post petition without first seeking relief from the automatic stay. See, e.g., In re PCH Assocs., 122 B.R. 181, 198 (Bankr. S.D.N.Y. 1990) (“A post-filing acceleration of the Note[] would clearly have violated the automatic stay of section 362 of the Code and, therefore, would have been null and void.”); In re Texaco Inc., 73 B.R. 960, 967 (Bankr. S.D.N.Y. 1987) (holding that acceleration of the debt under the contract’s terms was proscribed by the automatic stay); In re Manville Forest Prods. Corp., 43 B.R. 293, 298 (Bankr. S.D.N.Y. 1984) (explaining that “tak[ing] overt steps to accelerate the debt without first seeking a modification of the stay … would have violated the stay.”), aff’d in part, 60 B.R. 403 (S.D.N.Y. 1986). As a result, acceleration notices received by LBHI after the Commencement Date in violation of the automatic stay are void and have no effect on claims amounts. See Eastern Refractories Co. Inc. v. Forty Eight Insulations Inc., 157 F.3d 169, 172 (2d Cir. 1998) (“any proceedings or actions [that violate the automatic stay] are void and without vitality if they occur after the automatic stay takes effect.”).

(iv) A credit value adjustment (“CVA”) using LBHI’s credit spread as of the Commencement Date is not included for the purpose of determining an Allowed Claim under section 502 of the Bankruptcy Code. Accordingly, LBHI’s method of determining Structured Securities Claims will add-back the reduction in the Structured Securities liabilities set forth on Lehman’s books and records that recognized the credit spread as of the Commencement Date (the “CVA Add-Back”). In addition, for the reasons set forth below, in determining Allowed Claims for Structured Securities the FVA should only apply to FMV Notes. Accordingly, for all categories of Structured Securities except FMV Notes, any discount taken on account of the FVA is added back (the “FVA Add-Back”).

b.	Application of the General Principles to Structured Securities

(i) Par Par Notes

With respect to Par Par Notes, Allowed Claims will be equal to the sum of the principal amount plus any matured interest (whether or not such interest is contingent) as of the Commencement Date, regardless of principal protection. To the extent that interest is unmatured as of the Commencement Date, it is disallowed. The Allowed Claim amount includes a CVA Add-Back and an FVA Add-Back that adjusts the fair market value of the note to the original notional of the outstanding issue. Par Par Notes with greater than 100% principal protection are limited to the original notional of the outstanding issue.

(ii) Zero Coupon

With respect to Zero Coupon Notes, Allowed Claims will be equal to the sum of the issue price plus any accreted interest as of the Commencement Date. The Allowed Claim amount includes a CVA Add-Back and an FVA Add-Back calculated based on the difference between the fair market value and the original issuance yield to adjust the value of the note back to the original issuance yield.

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(iii) FMV Notes

With respect to the FMV Notes, if a Claim is contingent or unliquidated, the Claim is estimated under section 502(c) of the Bankruptcy Code using “whatever method is best suited to the particular contingencies at issue.” See Bittner v. Borne Chemical Co., Inc., 691 F.2d 134, 135 (3d Cir. 1982). The method of estimation must be (1) suited to the circumstances and (2) accommodate the underlying purposes of the Bankruptcy Code. See id. The point is to recognize what the creditor bargained for, while avoiding a windfall to any party.

The FMV Notes present unique circumstances and challenges due to the diversity and complexity of their structures, the number of issuers and consequent intercompany relationships they entail, and the numerosity and dispersion of investors. Estimating the value of a FMV Note by the replacement cost of the lost investment (i.e., its fair market value) as of the Commencement Date achieves these objectives, is economically realistic, promotes certainty, and eases the administration of the estate, because it follows LBHI’s pre-petition internal accounting methodology.

Prior to the Commencement Date, Lehman’s fair market value determination inherently incorporated the concept of discounting expected cash flows back to the Commencement Date using a market rate plus LBHI’s credit spread. For purposes of the Structured Securities Methodology, however, a CVA Add-Back (but no FVA Add-Back) is applied in order to eliminate the discount for LBHI’s credit spread as of the Commencement Date. The fair value of the FMV Notes includes matured interest through the calculation date. Consequently, there is no separate add-back for matured interest.

c.	Application of the Structured Securities Valuation Methodology to the Structured Securities

Based upon the Structured Securities Methodology, the Allowed Claims for each category of Structured Securities have been calculated and are included below. In addition, the proposed valuation for each Structured Security issued by LBHI, LBT, and LBSN, listed by ISIN, is set forth on www.lehman-docket.com (the proposed ISIN by ISIN valuation for each Structured Security issued by LXSP, LBB and LBF will also be set forth on www.lehman-docket.com in due course).

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LBT Allowed Claims Summary

			A	B	C	A + B + C ≤ D	E	F	D + E + F = G
Valuation Category	# of ISINs	% of LBT Total Notional	FV with CVA	CVA Add-Back	FVA Add-Back	Subtotal	Accrued Interest	Foreign Exchange Adjustment	Allowed Claims (see Note 1)
FAIR MARKET VALUE NOTES	2,192	36%	$8,120,941,312	$834,000,998	$0	$9,016,634,081	$0	$85,516,078	$9,102,150,159
PAR PAR NOTES	1,589	60%	17,260,073,745	1,888,576,795	899,899,465	20,048,550,005	148,073,907	277,755,963	20,474,379,875
ZERO COUPON NOTES	42	4%	784,033,099	182,044,408	43,325,413	1,009,402,920	0	18,606,356	1,028,009,276
To Be Determined (see Note 2)	20	0%	84,994,029	3,151,117	9,797,114	97,942,260	0	851,367	98,793,627
LBT Totals	3,843	100%	$26,250,042,185	$2,907,773,318	$953,021,992	$30,172,529,266	$148,073,907	$382,729,764	$30,703,332,937

Notes:

1.	The Allowed Claims amount by ISIN is floored at $0, therefore A + B + C may be less than or equal to D, except for Par Par notes which are limited to Par.

2.

The classification of To Be Determined (TBD) refers to those issuances for which there is insufficient data in order to properly review and categorize. An FVA Add Back is applied to these issuances on the assumption that all TBDs are Par Par notes.

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LBHI Structured Debt Allowed Claims Summary

			A	B	C	D	A + B + C + D ≤ E

Valuation Category	# of ISINs	% of LBHI Structured Debt Total Notional	FV with CVA	CVA Add-Back	FVA Add-Back	Accrued Interest	Allowed Claims (see Note 1)

FAIR MARKET VALUE NOTES	213	26%	$1,145,126,151	$55,514,736	$0	$8,647,242	$1,209,993,155
PAR PAR NOTES (see Note 2)	343	62%	3,240,463,704	415,831,282	(112,235,494)	22,050,782	3,566,110,274
To Be Determined (see Note 3)	44	12%	681,750,051	26,419,805	(9,917,815)	6,593,402	704,845,443
LBHI Structured Debt Totals	600	100%	$5,067,339,906	$497,765,823	($122,153,309)	$37,291,426	$5,480,948,872

Notes:

1.	The Allowed Claims amount by ISIN is floored at $0, therefore A + B + C + D may be less than or equal to E, except for Par Par notes which are limited to Par.

2.

The aggregate FVA Add-Back is negative for LBHI Structured Debt because as of LBHI’s Commencement Date, certain FMV Notes that are at least 90% principal protected, and are therefore categorized as Par Par Notes, had a fair market value that exceeded par.

3.

The classification of To Be Determined (TBD) refers to those issuances for which there is insufficient data in order to properly review and categorize. An FVA Add Back is applied to these issuances on the assumption that all TBDs are Par Par notes.

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LBSN Allowed Claims Summary

Valuation Category	# of ISINs	Allowed Claims
FAIR MARKET VALUE CERTIFICATES AND WARRANTS	292	$888,570,526
PAR PAR CERTIFICATES	2	2,950,980
To Be Determined (see Note 1)	22	72,717,298
LBSN Totals	316	$964,238,804

Notes:

1.	The classification of To Be Determined (TBD) refers to those issuances for which there is insufficient data in order to properly review and categorize.

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Exhibit 12

Plan Adjustment Percentages

LCPI

Class	Claims	Plan Adjustment Percentage
4A	General Unsecured Claims other than those of Designated Entities against LCPI	14%
4B	General Unsecured Claims of Designated Entities against LCPI	20%
5B	Affiliate Claims of Participating Subsidiary Debtors against LCPI	20%
5C	Affiliate Claims other than those of Participating Debtors against LCPI	14%

LBCS

Class	Claims	Plan Adjustment Percentage
4	General Unsecured Claims against LBCS	14%
5B	Affiliate Claims of Participating Subsidiary Debtors against LBCS	20%
5C	Affiliate Claims other than those of Participating Debtors against LBCS	14%

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LBSF

Class	Claims	Plan Adjustment Percentage
4A	General Unsecured Claims other than those of the Racers Trusts against LBSF	6%
5B	Affiliate Claims of Participating Subsidiary Debtors against LBSF	20%
5C	Affiliate Claims other than those of Participating Debtors and the Racer Trusts against LBSF	6%

LOTC

Class	Claims	Plan Adjustment Percentage
4	General Unsecured Claims against LOTC	8%
5B	Affiliate Claims of Participating Subsidiary Debtors against LOTC	20%
5C	Affiliate Claims other than those of Participating Debtors against LOTC	8%

LBCC

Class	Claims	Plan Adjustment Percentage
4	General Unsecured Claims against LBCC	10%
5B	Affiliate Claims of Participating Subsidiary Debtors against LBCC	20%
5C	Affiliate Claims other than those of Participating Debtors and LBHI Structure Entities against LBCC	10%

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Exhibit 13

Participating Subsidiary Debtor Convenience Class Distribution Percentage

Participating Subsidiary Debtor	Convenience Class Distribution Percentage
LCPI	60%
LBSF	32%
LBCC	40%
LBCS	55%
LOTC	34%

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Exhibit 14A

Bankhaus Settlements

1.	Loans Settlement Agreement

Prior to the Commencement Date, with respect to commercial and real estate loans, LBHI, LCPI, and Lehman ALI (collectively, the “Lehman Parties”) and Bankhaus periodically entered into transactions with one another, or their wholly owned subsidiaries, whereby one of the parties acted as the lender of record and/or agent (the “Lender”) for certain loans, and the other party or parties would acquire interests in those loans through a participation (the “Participant”). Following the Commencement Date, a dispute arose among the Lehman Parties and Dr. Michael C. Frege, the Foreign Administrator of Bankhaus, over the ownership of certain of the loans. The Lehman Parties and Dr. Frege entered into a settlement agreement (the “Bankhaus Loans Settlement Agreement”) pursuant to which, the Lehman Parties acquired 86 loans with a total outstanding principal balance due of approximately $2.9 billion, for a net purchase price of approximately $1 billion, which amount accounts for (i) litigation risks associated with the dispute, and (ii) commercial risks attendant to collections. Other loans that were not a part of the dispute were also included in the transaction, and were acquired by the Lehman Parties at a discount. The Bankhaus Loans Settlement Agreement also provided that certain Claims of Bankhaus with respect to other participations will be Allowed as general unsecured Claims against LCPI, in the amount of $1,015,500,000 (the “Allowed Claim Against LCPI”), and against LBHI, in the amount of $1,380,900,000 (less the amount of any distributions that are received by Bankhaus as a distribution on the Allowed Claim Against LCPI). Such Claim against LBHI will be treated as a Senior Affiliate Guarantee Claim in LBHI Class 4B. The Allowed Claim Against LCPI is treated as a Affiliate Claim in Class 5C. The Bankhaus Loans Settlement Agreement further provides that LCPI and LBHI may not setoff claims held against Bankhaus against the Claims deemed Allowed by the Bankhaus Loans Settlement Agreement.

2.	Claims Settlement Agreement and Plan Support

On March 1, 2011, the Debtors and certain Debtor-Controlled Entities entered into a settlement agreement with Bankhaus (the “Bankhaus Claims Settlement Agreement”), a copy of which is annexed hereto as Exhibit 14B. Pursuant to such agreement, the parties agreed that the Plan would incorporate and seek approval for a settlement of the allowed amount of all Claims of the Debtors and certain Debtor-Controlled Entities against Bankhaus, and all Claims of Bankhaus against the Debtors, and released each other from and against all other claims. A summary of the Allowed Claims of each party is set forth in the table below.

Pursuant to the Bankhaus Claims Settlement Agreement, Bankhaus agreed to vote to accept the Plan, subject to being properly solicited pursuant to an approved disclosure statement under section 1125 of the Bankruptcy Code. Furthermore, Bankhaus agreed neither to object to the Plan nor to support or participate in the formulation of any other chapter 11 plan, and not to object to the Claims of any Foreign Debtors that have entered into similar plan settlement agreements with the Debtors. Similarly, the Debtors have agreed to support an insolvency plan in Bankhaus’s liquidation (if Bankhaus elects to propose an insolvency plan),

14A-1

provided that the Debtors are afforded an opportunity to review the insolvency plan and are reasonably satisfied that its terms are consistent with the terms of the Bankhaus Claims Settlement Agreement.

The Bankhaus Claims Settlement Agreement provides for certain termination rights, including that the LBB InsAdmin may terminate the Bankhaus Claims Settlement Agreement if (i) the Debtors make a material modification to the structure, classification or Distribution scheme under the Plan that would materially reduce recoveries to Bankhaus as set forth in herein, or (ii) if the Plan provides for materially different treatment of Claims held by other creditors that are factually and legally similar to the Claims of Bankhaus, resulting in such other creditors having a recovery entitlement in respect of said Claims that is materially higher than the recovery entitlement provided for in the Plan in respect of the Bankhaus’s Allowed Claims. Similarly, the Debtors may terminate the agreement if the LBB InsAdmin allows and provides for materially different treatment of claims held by other creditors of Bankhaus that are factually and legally similar to the claims of the Debtors and certain Debtor-Controlled Entities, resulting in such other creditors having a recovery entitlement in respect of said claims that is materially higher than the recovery entitlement of the Debtors and the relevant Debtor-Controlled Entities.

The Bankhaus Claims Settlement Agreement is subject to (i) the confirmation of the Plan which incorporates the Bankhaus Claims Settlement Agreement and (ii) the necessary authority from Bankhaus’ Creditors’ Committee (Gläubigerausschuss) and Creditors Assembly (Gläubigerversammlung).10 The Debtors and the Creditors’ Committee spent a significant amount of time and efforts analyzing the various transactions between the Debtors and Bankhaus. The terms of the Bankhaus Claims Settlement Agreement are the result of more than two years of arms-length negotiations with the LBB InsAdmin. In the Debtors’ business judgment the terms of the Bankhaus Claims Settlement Agreement are in the best interest of the Debtors’ estates. The Debtors request that the Bankruptcy Court approve the settlement between the Debtors and Bankhaus pursuant to Bankruptcy Rule 9019.

As part of the Bankhaus Claims Settlement Agreement, the Debtors agreed to purchase from Bankhaus the notes issued by certain securitizations. On March 23, 2011, the Bankruptcy Court approved two note purchase agreements [Docket No. 15287] pursuant to which LBHI purchased all of Bankhaus’s interests in notes issued by Spruce CCS, Ltd., Verano CCS, Ltd. and SASCO 2008-C2, LLC (the “Purchased Notes”) with an aggregate outstanding principal amount of approximately $1,543 million, free and clear of all liens, claims, and encumbrances, for an aggregate purchase price of $957 million. LBHI agreed to purchase the Purchased Notes for two reasons. First, LBHI acquired the Purchased Notes at a discount to the outstanding principal amount, and has the opportunity to realize a profit in the long term from the Purchased Notes. Second, the acquisition of the Purchased Notes will enable the Debtors to maximize the value of real estate loans and commercial loans held by Spruce CCS, Ltd., Verano CCS, Ltd. and SASCO 2008-C2, LLC, and thus also maximize the value of the Debtors’ interests in the other notes issued by and equity interest in Spruce CCS, Ltd., Verano CCS, Ltd.

[10]	The Debtors are advised that Bankhaus has obtained the requisite authority from its Creditors’ Committee and its Creditors’ Assembly.

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and SASCO 2008-C2, LLC. Specifically, by purchasing Bankhaus’s interests in the Purchased Notes, LBHI and LCPI have obtained control over 100% of the capital structure of such securitization issuers, thereby enabling the Debtors to manage the underlying assets more efficiently. The acquisition of the Purchased Notes is part of the Debtors’ overall settlement with Bankhaus. To the extent the a chapter 11 plan incorporating the terms of the Bankhaus Claims Settlement Agreement is not confirmed on or before December 31, 2012, LBHI is obligated to pay an additional $100 million dollars to Bankhaus as further consideration for Bankhaus’s sale of its interest in note issued by SASCO 2008-C2.

Claims of Bankhaus
Debtor	Amount	Description
LCPI	$1,015,500,000[11]	Security & Collateral Agreement
	Up to $1,279,401,572[12]	Repurchase Agreement in connection with 7th Avenue Program
LBHI	$1,380,900,000 (less the amount of any distributions that are received by Bankhaus as a distribution on the Allowed Claim Against LCPI)	Security & Collateral Agreement
	$6,425,000,000	Security & Collateral Agreement
	$19,191,840	Guarantee of Lehman Programs Securities
	$16,256,461	Guarantee of Derivative Contract
LBSF	Up to $1.2 billion[13]	Swap Agreements in connection with the 7th Avenue Program
Claims of Debtors Against Bankhaus
Debtor	Claim Amount
LBSF	$320,904,908[14]
LBCC	$101,979,146
LBCS	$149,747,293
LCPI	$69,344,378[15]

[11]	This Claim was Allowed pursuant to the Bankhaus Loans Settlement Agreement.
[12]	This Claim amount is subject to certain reductions, as described in detail in the Bankhaus Claims Settlement Agreement.
[13]

This Claim amount is subject to certain reductions, as described in detail in the Bankhaus Claims Settlement Agreement. A portion of this claim will be a secured claim and a portion will be an unsecured claim.

[14]	This Claim will be netted against Bankhaus’s Claims against LBSF, reducing Bankhaus’s Allowed Claims against LBSF.
[15]	This Claim will be netted against Bankhaus’s Claims against LCPI, reducing Bankhaus’s Allowed Claims against LCPI relating to the repurchase agreement in connection with the 7th Avenue transaction.

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Exhibit 14B

Bankhaus Settlement Agreement

14B-1

EXECUTION COPY

AMENDED AND RESTATED SETTLEMENT AGREEMENT

This Settlement Agreement (the “Agreement”) is made and entered into as of March 1, 2011 (the “Execution Date”), by and among the Debtors1 and certain of their Non-Debtor Affiliates2 (collectively, “Lehman US”), and Dr. Michael C. Frege in his capacity as Insolvency Administrator (Insolvenzverwalter) (the “LBB InsAdmin”) of Lehman Brothers Bankhaus AG (in Insolvenz) (“Bankhaus”). Lehman US and Bankhaus, acting through the LBB InsAdmin, shall each be referred to individually as a “Party” and collectively as the “Parties.”

RECITALS

WHEREAS, on September 15, 2008 and on various dates thereafter, each of the Debtors commenced a voluntary case under chapter 11 of title 11 of the United States Code (the “Bankruptcy Code”) in the United States Bankruptcy Court for the Southern District of New York (the “Bankruptcy Court”), which cases are being jointly administered under Case Number 08-13555 (JMP) (the “Chapter 11 Cases” and each a “Chapter 11 Case”);

WHEREAS, on November 12, 2008, the German banking regulator filed insolvency proceedings against Bankhaus (the “Bankhaus Proceeding”), and on November 13, 2008, the local court (Amtsgericht) of Frankfurt am Main (the “German Insolvency Court”) opened insolvency proceedings and appointed Dr. Michael C. Frege as the LBB InsAdmin;

WHEREAS, on April 29, 2009, the LBB InsAdmin on behalf of Bankhaus filed his Verified Petition Under Chapter 15 of the Bankruptcy Code for Recognition of Foreign Representative and Foreign Main Proceeding and for Additional Relief Under 11 U.S.C. Section 1521 [Docket No. 2], In re Lehman Brothers Bankhaus AG (in Insolvenz), Case No.09-12704 (JMP) (Bankr. S.D.N.Y.) (the “Bankhaus Chapter 15 Case”), and on May 22, 2009, the Bankruptcy Court entered an Order Granting Recognition of Foreign Representative and Foreign Main Proceeding and for Additional Relief Under 11 U.S.C. § 1521 [Docket No. 25] in the Bankhaus Chapter 15 Case;

WHEREAS, Bankhaus has filed or is the owner of the proofs of claim listed on Schedule A attached hereto against certain Debtors (collectively, the “Proofs of Claim”);

WHEREAS, Lehman US has filed the claims listed on Schedules B-1 and B-2 attached hereto against Bankhaus (the “Liquidation Claims”);

1             As used herein, “Debtors” means Lehman Brothers Holdings Inc. (“LBHI”); Lehman Brothers Special Financing Inc. (“LBSF”); Lehman Commercial Paper Inc. (“LCPI”); Lehman Brothers Commercial Corporation (“LBCC”); Lehman Brothers Financial Products Inc.; Lehman Brothers OTC Derivatives Inc.; Lehman Brothers Derivative Products Inc.; Lehman Brothers Commodity Services Inc. (“LBCS”); Lehman Scottish Finance L.P.; CES Aviation LLC; CES Aviation V LLC; CES Aviation IX LLC; East Dover Limited; Luxembourg Residential Properties Loan Finance S.a.r.l; BNC Mortgage LLC; Structured Asset Securities Corporation; LB Rose Ranch LLC; LB 2080 Kalakaua Owners LLC; Merit LLC; LB Somerset LLC; LB Preferred Somerset LLC; LB 745 LLC; PAMI Statler Arms LLC.

2             As used herein, “Non-Debtor Affiliates” means LB3 GmbH, Lehman Brothers Europe Inc., LB I Group Inc., Lehman Brothers International Services Inc., Lehman Brothers Offshore Partners Ltd., Luxembourg Finance S.à.r.l., PAMI Harbour Park, and Property Asset Management Inc.

WHEREAS, the Parties have entered into that certain amended tolling agreement with respect to the US Avoidance Actions and German Avoidance Actions, dated as of September 24, 2010 (the “Tolling Agreement”); and

WHEREAS, pursuant to an order of the Bankruptcy Court entered on January 14, 2010 [Docket No. 6665], authorizing and approving that certain settlement agreement with the LBB InsAdmin dated December 15, 2009 (the “Initial Bankhaus Settlement”), which order was supplemented by a stipulation so ordered by the Bankruptcy Court on August 5, 2010 [Docket No. 10642], a portion of the LBB InsAdmin’s claim against LBHI, Claim No. 0000058233, was allowed in the amount of $1,380,900,000 (subject to certain adjustments) (the “Initially Allowed LBHI SCA Claim”), and a portion of the LBB InsAdmin’s claim against LCPI, Claim No. 0000059006, was allowed in the amount of $1,015,500,000 (the “Initially Allowed LCPI SCA Claim”);

WHEREAS, the Parties are desirous of resolving all disputes and all other outstanding issues between the Parties and avoiding extensive and expensive litigation;

WHEREAS, on January 25, 2011, the Debtors filed the First Amended Joint Chapter 11 Plan of Lehman Brothers Holdings Inc. and its Affiliated Debtors [Docket No. 14150] (the “Plan”) and the Debtors’ Disclosure Statement for First Amended Joint Chapter 11 Plan of Lehman Brothers Holdings Inc. and its Affiliated Debtors Pursuant to Section 1125 of the Bankruptcy Code [Docket No. 14151] (the “Disclosure Statement”); and

WHEREAS, the Debtors will file an amended chapter 11 plan that will incorporate the terms and conditions of this Agreement (said plan and any amendments, modifications, and supplements thereto, the “Amended Plan”);

NOW, THEREFORE, in consideration of the recitals stated above, the agreements, promises and warranties set forth below and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Parties agree as follows:

1.            Definitions

Except as otherwise specified herein or as the context may otherwise require, the following terms have the respective meanings set forth below for all purposes of this Agreement.

“Allowed Bankhaus Claims” has the meaning ascribed to it in section 2.1(e).

“Allowed US Claims” has the meaning ascribed to it in section 2.1(e).

“Amended Plan” has the meaning ascribed to it in the Recitals.

“Asset Sale” means the sale to LBHI of (i) Spruce and Verano for the Spruce-Verano Purchase Price; and (ii) SASCO for the SASCO Purchase Price.

“Assigned BH Interest” has the meaning ascribed to it in section 3.5(b).

“Assigned US Interest” has the meaning ascribed to it in section 4.4(b).

“Bankhaus Chapter 15 Case” has the meaning ascribed to it in the Recitals.

2

“Bankhaus Creditor Groups” has the meaning ascribed to it in section 2.3(b)(2)

“Bankhaus Creditors Assembly” has the meaning ascribed to it in section 2.3(b)(2)

“Bankhaus Creditors Committee” has the meaning ascribed to it in section 2.3(b)(2)

“Bankhaus Proceeding” has the meaning ascribed to it in the Recitals.

“Bankruptcy Code” has the meaning ascribed to it in the Recitals.

“Bankruptcy Court” has the meaning ascribed to it in the Recitals.

“BH Claim Transferee” has the meaning ascribed to it in section 3.5(b).

“Chapter 11 Case” has the meaning ascribed to it in the Recitals.

“Chapter 15 Order” means an order of the Bankruptcy Court entered in the Bankhaus Chapter 15 Case (i) approving, pursuant to Rule 9019 of the Federal Rules of Bankruptcy Procedure and applicable provisions of the Bankruptcy Code, the terms of this Agreement; and (ii) authorizing the LBB InsAdmin to take all necessary corporate actions to consummate the transactions contemplated by this Agreement.

“Confirmation Date” means the date of the entry of the Confirmation Order by the Bankruptcy Court.

“Confirmation Order” means an order of the Bankruptcy Court (i) confirming the Amended Plan or an Other Plan pursuant to section 1129 of the Bankruptcy Code; (ii) approving, pursuant to Rule 9019 of the Federal Rules of Bankruptcy Procedure and applicable provisions of the Bankruptcy Code, the terms of this Agreement; and (iii) authorizing the Debtors to take all necessary corporate actions to consummate the transactions contemplated by this Agreement.

“Effective Date” means the date that the Amended Plan or an Other Plan becomes effective as provided for therein.

“German Avoidance Actions” means all avoidance actions and causes of action against Lehman US pursuant to sections 129, et seq., of the German Insolvency Code (Insolvenzordnung).

“German Insolvency Court” has the meaning ascribed to it in the Recitals.

“Initial Bankhaus Settlement” has the meaning ascribed to it in the Recitals.

“Initially Allowed LBHI SCA Claim” has the meaning ascribed to it in the Recitals.

“Initially Allowed LCPI SCA Claim” has the meaning ascribed to it in the Recitals.

“Insolvency Plan” has the meaning ascribed to it in section 2.3(c).

“LB Banque Claim” has the meaning ascribed to it in section 2.2(a)(1).

“LBCCA ISDA Claim” has the meaning ascribed to it in section 2.1 (a)(4).

“LCPI 7th Avenue Claim” has the meaning ascribed to it in 2.1 (c).

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“Liquidation Claims” has the meaning ascribed to it in the Recitals.

“LPS Claim” has the meaning ascribed to it in 2.1(a)(3).

“Other Plan” means a chapter 11 plan or plans, proposed by parties other than the Debtors, that incorporate the settlements provided for in this Agreement.

“Proofs of Claim” has the meaning ascribed to it in the Recitals.

“Remaining LBHI SCA Claim” has the meaning ascribed to it in section 2.1(a)(2).

“SASCO” means the security with ISIN 78403WAA6.

“SASCO Purchase Price” means an amount equal to $625,000,000 subject to a payment of an additional $100,000,000 in the event that the Confirmation Order is not entered on or before December 31, 2012; provided, however, that such additional payment shall not be required to be paid (i) in the event that the LBB InsAdmin terminates this Agreement pursuant to sections 11.3(a) or 11.3(d), or (ii) in the event that Lehman US terminates this Agreement pursuant to section 11.2(c); provided, further, that in the event that Lehman US terminates this Agreement pursuant to section 11.2(d), such additional payment shall be reduced by an amount equal to the difference between the actual recoveries realized in the Bankhaus Proceeding in respect of the Allowed US Claims and the recoveries that would have been realized in the Bankhaus Proceeding in respect of the Allowed US Claims if the LBB InsAdmin did not allow and provide for materially different treatment of claims held by other creditors of Bankhaus that are factually and legally similar to the Allowed US Claims that results in such other creditors having a recovery entitlement in respect of said claims that is materially higher than the recovery entitlement in respect of the Allowed US Claims.

“Secured 7th Avenue Claims” has the meaning ascribed to it in section 2.1(b).

“Secured 7th Avenue Series 3 Claim” has the meaning ascribed to it in section 2.1(b).

“Secured 7th Avenue Series 4 Claim” has the meaning ascribed to it in section 2.1(b).

“Series 3 Swap Collateral Proceeds” has the meaning ascribed to it in section 2.1(b).

“Series 4 Swap Collateral Proceeds” has the meaning ascribed to it in section 2.1(b).

“Spruce” means the securities with ISIN 852079AA0.

“Spruce-Verano Purchase Price” means an amount equal to $332,000,000.

“Swap Collateral Proceeds” has the meaning ascribed to it in section 2.1(b).

“Tolling Agreement” has the meaning ascribed to it in the Recitals.

“Total 7th Avenue Series 3 Claim” has the meaning ascribed to it in section 2.1(b).

“Total 7th Avenue Series 4 Claim” has the meaning ascribed to it in section 2.1(b).

“Unsecured 7th Avenue Claims” has the meaning ascribed to it in section 2.1(b).

“Unsecured 7th Avenue Series 3 Claim” has the meaning ascribed to it in section 2.1(b).

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“Unsecured 7th Avenue Series 4 Claim” has the meaning ascribed to it in section 2.1(b).

“US Avoidance Actions” all actions under chapter 5 of the Bankruptcy Code or similar actions under applicable state law.

“US Claim Transferee” has the meaning ascribed to it in section 4.4(b).

“Verano” means the securities with ISIN 92336PAB2.

2.            Settlement of Claims.

2.1.            The LBB InsAdmin’s Claims Against the Debtors.

(a)            Claim Against LBHI.

(1)            That portion of the LBB InsAdmin’s claim against LBHI, Claim No. 0000058233, that relates to intercompany foreign exchange swap trades will be allowed and accepted as a non-priority, non-senior, unsecured claim in an aggregate amount of $7,867,140.

(2)            The balance of the LBB InsAdmin’s claim against LBHI, Claim No. 0000058233, that relates to the Security & Collateral Agreement, net of the amount of the Initially Allowed LBHI SCA Claim, will be allowed in an aggregate amount of $6,425,000,000 (the “Remaining LBHI SCA Claim”) as a non-priority, unsecured claim.

(3)            The LBB InsAdmin’s claim against LBHI, Claim No. 0000058241, that is based in whole or in part on LBHI’s guarantee of Lehman Programs Securities (the “LPS Claim”) will be allowed as a non-priority, unsecured claim in an aggregate amount of $19,191,840.

(4)            That portion of the LBB InsAdmin’s claim against LBHI, Claim No. 0000058233, on account of any and all claims arising under that certain ISDA Master Agreement & Credit Support Annex with Lehman Brothers Commercial Corporation Asia Ltd. (the “LBCCA ISDA Claim”) will be allowed as a non-priority, non-senior unsecured claim in an aggregate amount of $16,256,461.

(b)            7th Avenue Claims Against LBSF;    The LBB InsAdmin’s claim against LBSF, Claim No. 0000027947, on account of that certain Multi-Structure Note Programs for 7th Avenue and Master Trust Deed, dated September 12, 2002, will be allowed (A) in an aggregate amount of $200,000,000 (the “Total 7th Avenue Series 3 Claim”) as follows: (i) as a secured claim against LBSF (the “Secured 7th Avenue Series 3 Claim”), in an amount equal to the net proceeds realized (less reasonable expenses incurred in connection with the collection of such proceeds) from the swap agreements listed on Schedule C1 hereto (the “Series 3 Swap Collateral Proceeds”), and to the extent that the Series 3 Swap Collateral Proceeds do not fully satisfy the Total 7th Avenue Series 3 Claim, (ii) as a non-priority, non-senior unsecured claim against LBSF in an amount equal to the Total 7th Avenue Series 3 Claim less the Series 3 Swap Collateral Proceeds (the “Unsecured 7th Avenue Series 3 Claim”); and (B) in an aggregate amount of $1,000,000,000 (the “Total 7th Avenue Series 4 Claim”) as follows: (i) as a secured claim against LBSF (the “Secured 7th Avenue Series 4 Claim” and, together with the Secured 7th Avenue Series 3 Claim, the “Secured 7th Avenue Claims”), in an amount equal to the net proceeds realized (less reasonable expenses incurred in connection with the collection of such proceeds) from the swap agreements listed on Schedule C2 hereto (the “Series 4 Swap Collateral Proceeds” and, together with the Series 3 Swap Collateral Proceeds, the “Swap Collateral Proceeds”), and to the extent that the Series 4 Swap Collateral Proceeds do not fully satisfy the Total 7th Avenue Series 4 Claim, (ii) as a non-

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priority, non-senior unsecured claim against LBSF in an amount equal to (x) the Total 7th Avenue Series 4 Claim less the Series 4 Swap Collateral Proceeds (the “Unsecured 7th Avenue Series 4 Claim” and, together with the Unsecured 7th Avenue Series 3 Claim, the “Unsecured 7th Avenue Claims”) less (y) the $320,904,908 representing the amount of LBSF’s allowed claims against Bankhaus referred to in section 2.2(b) below.

(1)            As soon as practicable following the Effective Date, but no later than 30 days following the Effective Date, LBSF shall make a distribution to LBB InsAdmin of the Swap Collateral Proceeds collected and held by LBSF as of the Confirmation Date, with periodic distributions six months after the Effective Date, and every six months thereafter, of received and collected Swap Collateral Proceeds, if any, provided that a distribution will be made as promptly as possible if at any time after the Effective Date, (i) the amount of Swap Collateral Proceeds received and collected, but not yet distributed, either is equal to or greater than $1,000,000, or (ii) represents the final amount of the collected Swap Collateral Proceeds. To the extent that either the Secured 7th Avenue Series 3 Claim or the Secured 7th Avenue Series 4 Claim is satisfied in full from the Series 3 Swap Collateral Proceeds or the Series 4 Swap Collateral Proceeds, respectively, all liens of the LBB InsAdmin in respect of any proceeds securing such fully satisfied claim or claims shall be deemed released and discharged.

(2)            For the purpose of establishing distribution reserves, as of the Confirmation Date, (i) the Unsecured 7th Avenue Series 3 Claim shall be estimated in an amount equal to the Total 7th Avenue Series 3 Claim less the Series 3 Swap Collateral Proceeds received and collected by LBSF as of the Confirmation Date, and (ii) the Unsecured 7th Avenue Series 4 Claim shall be estimated in an amount equal to the Total 7th Avenue Series 4 Claim less the Series 4 Swap Collateral Proceeds received and collected by LBSF as of the Confirmation Date. That estimate shall be reduced as and when additional amounts of the Swap Collateral Proceeds are distributed to LBB InsAdmin. The amounts of the Unsecured 7th Avenue Series 3 Claim and Unsecured 7th Avenue Series 4 Claim shall be determined and fixed in amount and allowed in that amount, and thereafter, LBSF will make a distribution to LBB InsAdmin in accordance with the terms of the Amended Plan as to each such finally allowed claim when, with respect to the Unsecured 7th Avenue Series 3 Claim, all Series 3 Swap Collateral Proceeds have been distributed to LBB InsAdmin and, with respect to the Unsecured 7th Avenue Series 4 Claim, all Series 4 Swap Collateral Proceeds have been distributed to LBB InsAdmin, or the Parties have agreed on fixed amounts for the Secured 7th Avenue Claims and Unsecured 7th Avenue Claims, based upon total collections and the LBB InsAdmin’s waiver in respect of its liens on any unpaid balances. LBSF currently estimates that the ultimate aggregate amount of the Series 3 Swap Collateral Proceeds may total at least $209,000,000, and the ultimate aggregate amount of the Series 4 Swap Collateral Proceeds may total $479,000,000, it being understood that this estimate is not Lehman US’s guarantee of such amount nor a commitment of any kind whatsoever. The Debtors will provide the LBB InsAdmin with periodic, and in any event, on the 15th of January and June of each year, information on the amounts of collected Swap Collateral Proceeds and unpaid balances on an ongoing basis.

(c)            7th Avenue Claim Against LCPI:    The LBB InsAdmin’s claim against LCPI, Claim No. 0000059006, on account of that certain master repurchase agreement dated October 16, 1998, as amended from time to time, between, inter alia, Bankhaus and LCPI will be allowed as a non-priority unsecured claim in an amount equal to the amount of (i) $1,279,401,572 less the Swap Collateral Proceeds and all distributions received by Bankhaus with respect to the Unsecured 7th Avenue Claims under the Amended Plan (the “LCPI 7th Avenue Claim”); less (ii) the $69,344,378, representing the amount of LCPI’s allowed claims against Bankhaus referred to in section 2.2(e) below. For the purpose of establishing distribution reserves, as of the Confirmation Date, the LCPI 7th Avenue Claim shall be estimated in an amount to be determined based on the amount of Swap Collateral Proceeds as of the date immediately preceding the Confirmation Date. That estimated amount shall be reduced as and when further distributions of the Unsecured 7th Avenue Claims are made. The amount of the LCPI 7th Avenue

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Claim shall be finally determined and fixed in such amount and allowed in that amount, and an appropriate distribution made pursuant to the Amended Plan as to said claim, contemporaneously with all distributions made based on the allowed Unsecured 7th Avenue Claims or when the Parties have agreed on fixed amounts for the Secured 7th Avenue Claims and the Unsecured 7th Avenue Claims as provided in section 2.1(b)(2).

(d)            Other than the claims to be allowed as set forth in section 2.1(a)-(c) hereof, the Initially Allowed LBHI SCA Claim and the Initially Allowed LCPI SCA Claim, all other claims asserted or held by Bankhaus or the LBB InsAdmin against Lehman US, including without limitation, those claims that are reflected in Schedule A annexed hereto, will be deemed expunged.

(e)            The allowed claims of the LBB InsAdmin as set forth in this section 2.1 (the “Allowed Bankhaus Claims”) shall not, except as otherwise specifically provided for herein, be subject to further objections or defenses, whether by way of netting, set off, recoupment, counterclaim or otherwise, or any claim under section 510 of the Bankruptcy Code or otherwise which would have the effect of subordinating such claims to the claims of other general unsecured creditors; provided that in the event that any party objects to any of the claims of Lehman US that are allowed pursuant to this Agreement (the “Allowed US Claims”), until such time as such Allowed US Claims are allowed by the German courts or otherwise settled in a manner acceptable to the Parties, Lehman US shall be entitled to withhold from distributions that would otherwise be made under the Amended Plan in respect of the Allowed Bankhaus Claims an amount that is equal to the amount of distributions that would otherwise be made with respect to the Allowed US Claims that are the subject of an objection.

2.2.            Lehman US’s Claims Against Bankhaus.

(a)            LBHI

(1)            LBHI has acquired a claim against Bankhaus from Lehman Brothers Banque S.A. (the “LB Banque Claim”). LBHI acknowledges the LBB InsAdmin’s intent to treat the LB Banque Claim as a subordinated claim within the meaning of § 39 German Insolvency Code (Insolvenzordnung). LBHI will not challenge such treatment of the LB Banque Claim.

(2)            As provided in the Initial Bankhaus Settlement, (i) LBHI agrees that any cash collateral provided by LBHI to the LBB InsAdmin under the Security & Collateral Agreement shall remain with the LBB InsAdmin, and the LBB InsAdmin and Bankhaus shall under no circumstance be required to repay such cash collateral to LBHI, and (ii) LBHI expressly waives all of its rights with respect to such cash collateral including, but not limited to, all rights pursuant to the doctrines of set-off, recoupment, retention or any other legal or equitable theory.

(b)            LBSF: The claims asserted by LBSF (Claimant No. 432) against Bankhaus will be allowed in an aggregate amount of $320,904,908, which will be satisfied by reducing the LBB InsAdmin’s claim against LBSF by such allowed amount, as provided in section 2.1(b) hereof.

(c)            LBCC: The claims asserted by LBCC (Claimant No. 456) against Bankhaus will be allowed as non-priority, non-senior, unsecured claims (§ 38 German Insolvency Code (Insolvenzordnung)) in an aggregate amount of $101,979,146.

(d)            LBCS: The claims asserted by LBCS (Claimaint No. 457) against Bankhaus will be allowed as non-priority, non-senior, unsecured claims (§ 38 German Insolvency Code (Insolvenzordnung)) in an aggregate amount of $149,747,293.

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(e)            LCPI:    The claims asserted by LCPI (Claimaint No. 435) against Bankhaus will be allowed in an aggregate amount of $69,344,378, which will be satisfied by reducing the LBB IndAdmin’s claim against LCPI by such allowed amount, as provided in section 2.1(c) hereof.

(f)            Luxembourg Finance S.à.r.l.:    Luxembourg Finance S.à.r.l. acknowledges the LBB InsAdmin’s intent to treat the claim asserted by Luxembourg Finance S.à.r.l. in an amount equal to €273,546,795.05 (Claimant No. 433) (the “Lux Finance Claim”) as a subordinated claim within the meaning of § 39 German Insolvency Code (Insolvenzordnung). Luxembourg Finance S.à.r.l. will not challenge such treatment of the Lux Finance Claim.

(g)            Lehman US acknowledges the LBB InsAdmin’s intent to treat the claims set forth on Schedule B-2 as subordinated claims within the meaning of § 39 German Insolvency Code (Insolvenzordnung). All other claims asserted or held by Lehman US against Bankhaus, including without limitation those claims that are set forth in Schedule B-1 annexed hereto, will be deemed expunged.

(h)            The allowed claims of Lehman US as set forth in this section 2.2 shall not, except as otherwise specifically provided for in section 2.2(a)(1), be subject to further objections or defenses by the LBB InsAdmin, whether by way of netting, set off, recoupment, counterclaim or otherwise, or any claim that would have the effect of subordinating such claims to the claims of other general unsecured creditors.

2.3.            Plan Support.

(a)            The Debtors’ Obligations.    Within a reasonable period of time following the Execution Date, the Debtors will (a) file with the Bankruptcy Court and prosecute (i) the Amended Plan, (ii) the approval of a disclosure statement with respect to the Amended Plan and establishing voting procedures, and (iii) entry of a Confirmation Order with respect to the Amended Plan, and (b) seek approval of the settlements provided for under this Agreement and defend any objections thereto.

(b)            The LBB InsAdmin’s Obligations. The LBB InsAdmin agrees to perform and comply with the following obligations as to the Amended Plan, which obligations shall become effective upon the Execution Date notwithstanding the terms and conditions of section 10 below, or any other provisions of this Agreement:

(1)            The LBB InsAdmin shall not commence any proceeding or otherwise prosecute, join in, or support any objection to, or oppose or object to, the Amended Plan, and will not consent to, support, or participate in the formulation of any other chapter 11 plan in the Chapter 11 Cases, provided that entry of the Confirmation Order has not been denied with prejudice or this Agreement is otherwise terminated pursuant to section 11 of this Agreement.

(2)            The LBB InsAdmin shall promptly seek authority from the Bankhaus creditors’ committee (Gläubigerausschuss) (“Bankhaus Creditors Committee”) and the Bankhaus creditors’ assembly (Gläubigerversammlung) (“Bankhaus Creditors Assembly” and, together with the Bankhaus Creditors Committee, the “Bankhaus Creditor Groups”) to perform all of the obligations set forth in this Agreement prior to the deadline for voting on the Amended Plan.

(3)            Subject to having obtained authority only from the Bankhaus Creditor Groups, the LBB InsAdmin shall timely vote to accept the Amended Plan; provided, that he has been solicited pursuant to section 1125 of the Bankruptcy Code.

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(4)            Subject to having obtained authority from the Bankhaus Creditor Groups, the LBB InsAdmin shall support, and use good faith diligent efforts to promote, the confirmation and consummation of the Amended Plan, and shall recommend that creditors of Bankhaus who have filed claims against the Debtors and have been solicited pursuant to section 1125 of the Bankruptcy Code timely vote to accept the Amended Plan.

(5)            The LBB InsAdmin shall not object to or contest the claims asserted against any Lehman US entity by other affiliates of the Debtors that have entered into agreements with the Debtors settling claims and receivables among such parties.

(c)            This Agreement is not and shall not be deemed to be a solicitation for consents to the Amended Plan. The acceptance of the LBB InsAdmin will not be solicited until the LBB InsAdmin has received a Disclosure Statement in respect of the Amended Plan that has been approved by the Bankruptcy Court.

(d)            Intended German Insolvency Plan.    The LBB InsAdmin may consider proposing an insolvency plan in the Bankhaus Proceeding (the “Insolvency Plan”). Provided that the Debtors are afforded an opportunity to review, at a minimum, a summary of the salient terms of the Insolvency Plan a reasonable and appropriate time, but in no event not less than 30 days prior to submission of the Insolvency Plan to the German Insolvency Court, and are reasonably satisfied that the Insolvency Plan is consistent with the terms of this Agreement and does not materially impact the Debtors’ interests and recoveries in the Bankhaus Proceeding from what it could expect in a German insolvency proceedings, and treats creditors consistent with German insolvency law, and knowing that the LBB InsAdmin will not be guaranteeing any specific recovery amount under the Insolvency Plan; the Debtors will (i) support, use good faith efforts to promote, the confirmation and consummation of the Insolvency Plan in the Bankhaus Proceeding, (ii) not commence any proceeding, otherwise prosecute, join in, support an objection to, or oppose or object to the Insolvency Plan; (iii) provided that they have been properly solicited and are entitled to a voting right, timely vote to accept the Insolvency Plan; (iv) provided that the creditors of the Debtors who are also creditors of Bankhaus have been properly solicited and are entitled to a voting right, ask that all such creditors timely vote to accept the Insolvency Plan; and (v) seek authority, to the extent necessary, from the Bankruptcy Court, to perform all of the foregoing prior to the deadline for the voting on the Insolvency Plan.

3.            The LBB InsAdmin’s Representations and Warranties.    In order to induce Lehman US to enter into and perform their obligations under this Agreement, the LBB InsAdmin hereby represents, warrants and acknowledges as follows:

3.1.            Authority.    Subject to the Bankhaus Creditor Groups each having approved the execution and delivery of, and the performance of the obligations of the LBB InsAdmin under, this Agreement and the transactions contemplated herein (i) the LBB InsAdmin has the power and authority to execute, deliver and perform its obligations under this Agreement, and to consummate the transactions contemplated herein and (ii) the execution, delivery and performance by the LBB InsAdmin of this Agreement and the consummation of the transactions contemplated herein have been duly authorized by all necessary action on the part of the LBB InsAdmin and no other proceedings on the part of the LBB InsAdmin are necessary to authorize and approve this Agreement or any of the transactions contemplated herein.

3.2.            Validity.    Subject to the Bankhaus Creditor Groups each having approved the execution and delivery of, and the performance of the obligations of the LBB InsAdmin under, this Agreement and the transactions contemplated herein, this Agreement has been duly executed and

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delivered by the LBB InsAdmin and constitutes the legal, valid and binding agreement of the LBB InsAdmin, enforceable against the LBB InsAdmin in accordance with its terms.

3.3.            Authorization of Governmental Authorities and Creditors.    No action by (including any authorization, consent or approval), in respect of, or filing with, any governmental authority is required for, or in connection with, the valid and lawful authorization, execution, delivery and performance by the LBB InsAdmin pursuant to this Agreement other than as set forth in section 3.1 above.

3.4.            No Reliance.    The LBB InsAdmin (i) is a sophisticated party with respect to the subject matter of this Agreement, (ii) has been represented and advised by legal counsel in connection with this Agreement, (iii) has adequate information concerning the matters that are the subject of this Agreement, and (iv) has independently and without reliance upon any Debtor or any Non-Debtor Affiliate or any of their affiliates or any officer, employee, agent or representative thereof, and based on such information as the LBB InsAdmin has deemed appropriate, made his own analysis and decision to enter into this Agreement, except that the LBB InsAdmin has relied upon each Debtor’s and each Non-Debtor Affiliate’s express representations, warranties and covenants in this Agreement, the LBB InsAdmin acknowledges that it has entered into this Agreement voluntarily and of his own choice and not under coercion or duress.

3.5.            Title; No Prior Transfer of Claims.

(a)            Other than the Initially Allowed LBHI SCA Claim and the Initially Allowed LCPI SCA Claim, which were previously sold and assigned, the LBB InsAdmin (i) owns the Proofs of Claim free and clear of any and all liens, claims, set-off rights, security interests, participations, or encumbrances created or incurred by the LBB InsAdmin, (ii) is not aware of any third party rights with respect to the Proofs of Claim as of the Execution Date, and (iii) has not transferred or assigned to any other person any of the Proofs of Claim, in whole or in part.

(b)            The LBB InsAdmin may only convey, transfer, assign, or participate any of the claims or receivables that are the subject of this Agreement, or any rights or interests arising thereunder, in whole or in part, after the earlier of the Effective Date or December 31, 2011 (in each case, an “Assigned BH Interest”), to any party or parties (in each case, a “BH Claim Transferee”) provided that any such conveyance, transfer, assignment, or participation is consummated pursuant to a written agreement that provides (i) that the terms and provisions of this Agreement shall be binding in all respects upon the BH Claim Transferees, and any successor transferees, and shall govern their acts, and (ii) that the LBB InsAdmin shall retain all rights with respect to the Assigned BH Interests, to vote on any chapter 11 plan proposed in the Chapter 11 Cases in his sole discretion and in a manner that is consistent with the terms of this Agreement. No such conveyance, transfer, assignment, or participation shall be valid unless (i) Lehman US receives a copy of said written agreement executed by the transferor and the transferee and (ii) Lehman US does not object to the proposed conveyance, transfer, assignment, or participation, based on the failure of said written agreement to contain the foregoing provisions; provided, however, that the foregoing restriction on objections shall not apply with respect to any objections premised on any orders entered in the Chapter 11 Cases relating to the trading of claims. Any such conveyance, transfer, assignment, or participation shall not relieve the LBB InsAdmin of any of his obligations under this Agreement.

4.            Lehman US’s Representations and Warranties.    In order to induce the LBB InsAdmin to enter into and perform its obligations under this Agreement, each Debtor and each Non-Debtor Affiliate hereby represents, warrants and acknowledges as follows:

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4.1.            Authority.

(a)            Subject to the occurrence of the Effective Date, (i) each signatory Debtor has the power and authority to execute, deliver and perform its obligations under this Agreement, and to consummate the transactions contemplated herein and (ii) the execution, delivery and performance by such Debtor of this Agreement and the consummation of the transactions contemplated herein have been duly authorized by all necessary action on the part of such Debtor and no other proceedings on the part of such Debtor are necessary to authorize and approve this Agreement or any of the transactions contemplated herein.

(b)            (i) Each Non-Debtor Affiliate has the power and authority to execute, deliver and perform its obligations under this Agreement, and to consummate the transactions contemplated herein and (ii) the execution, delivery and performance by such Non-Debtor Affiliate of this Agreement and the consummation of the transactions contemplated herein have been duly authorized by all necessary action on the part of such Non-Debtor Affiliate and no other proceedings on the part of such Non-Debtor Affiliate are necessary to authorize and approve this Agreement or any of the transactions contemplated herein.

4.2.            Validity.

(a)            Subject to the occurrence of the Effective Date, this Agreement has been duly executed and delivered by each Debtor and constitutes the legal, valid and binding agreement of each Debtor, enforceable against each Debtor in accordance with its terms.

(b)            This Agreement has been duly executed and delivered by each Non-Debtor Affiliate and constitutes the legal, valid and binding agreement of each Non-Debtor Affiliate, enforceable against each Non-Debtor Affiliate in accordance with its terms.

4.3.            Authorization of Governmental Authorities. No action by (including any authorization, consent or approval), in respect of, or filing with, any governmental authority is required for, or in connection with, the valid and lawful authorization, execution, delivery and performance by each Debtor and each Non-Debtor Affiliate of this Agreement, other than entry of the Confirmation Order.

4.4.            Title; No Transfer of Claims.

(a)            Lehman US (i) owns the Liquidation Claims free and clear of any and all liens, claims, set-off rights, security interests, participations, or encumbrances created or incurred by Lehman US, (ii) is not aware of any third party rights with respect to the Liquidation Claims as of the Execution Date, and (iii) has not transferred or assigned to any other person any of the Liquidation Claims, in whole or in part.

(b)            Lehman US may only convey, transfer, assign, or participate any of the claims or receivables that are the subject of this Agreement, or any rights or interests arising thereunder, in whole or in part, after the earlier of the Effective Date or December 31, 2011 (in each case, an “Assigned US Interest”), to any party or parties (in each case, a “US Claim Transferee”) provided that any such conveyance, transfer, assignment, or participation is consummated pursuant to a written agreement that provides that the terms and provisions of this Agreement shall be binding in all respects upon the US Claim Transferees, and any successor transferees, and shall govern their acts. No such conveyance, transfer, assignment, or participation shall be valid unless (i) the LBB InsAdmin receives a copy of said written agreement executed by the transferor and the transferee and (ii) the LBB InsAdmin does not

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object to the proposed conveyance, transfer, assignment, or participation, based on the failure of said written agreement to contain the foregoing provisions. Any such conveyance, transfer, assignment, or participation shall not relieve Lehman US of any of its obligations under this Agreement.

4.5.            No Reliance.    Each Debtor and each Non-Debtor Affiliate (i) is a sophisticated party with respect to the matters that are the subject of this Agreement, (ii) has had the opportunity to be represented and advised by legal counsel in connection with this Agreement, (iii) has adequate information concerning the matters that are the subject of this Agreement, and (iv) has independently and (except for the information provided to the LBB Ins Admin or Bankhaus, respectively, by LBSF and/or by or through LAMCO acting on its behalf under the Cash Segregation Stipulation with respect to (i) the amount of funds collected from 7th Avenue Series 3 and Series 4 counterparties and (ii) any factual circumstances in writing (including electronic text communication) when seeking LBB Ins Admin’s agreement to any settlements or any alternative dispute resolution results with any counterparty) without reliance upon the LBB InsAdmin, and based on such information as such Debtor or such Non-Debtor Affiliate has deemed appropriate, made its own analysis and decision to enter into this Agreement, except that such Debtor or such Non-Debtor Affiliate has relied upon the LBB InsAdmin’s express representations, warranties and covenants in this Agreement, which it enters, or as to which it acknowledges and agrees, voluntarily and of its own choice and not under coercion or duress.

5.            Due Diligence on Avoidance Actions.    The Parties will perform the necessary due diligence with respect to US Avoidance Actions and German Avoidance Actions and will complete such diligence prior to entry of an order by the Bankruptcy Court approving the disclosure statement related to the Amended Plan, but in no event earlier than April 30, 2011. The Parties will cooperate with each other during the due diligence period and work together in a working-group. The Parties will examine the transactions between the Parties that occurred in the period of one year prior to September 15, 2008. The contractual understanding of the Parties is that this examination takes place in an appropriate time period and on a cooperative, transparent way. Promptly upon the completion of such diligence, the Parties will either commence any Avoidance Actions or provide notice to the other Party that, subject to the effectiveness of this Agreement, such Party will not commence any Avoidance Actions against any other Party.

6.            Asset Sale.    The LBB InsAdmin will sell to LBHI (i) Spruce and Verano for the Spruce-Verano Purchase Price, and (ii) SASCO for the SASCO Purchase Price, subject to the Parties entering into definitive documentation and obtaining requisite approvals, which shall be obtained as soon as reasonably possible prior to the Effective Date. The obligation of the LBB InsAdmin to sell to LBHI and of LBHI to purchase SASCO, Spruce and Verano shall survive the termination of this Agreement.

7.            Surviving Contracts.    The contracts and any non-binding agreements listed in Schedule D shall survive the execution, consummation or termination of this Agreement. All other contracts between Lehman US and the LBB InsAdmin or Bankhaus that are not included on Schedule D shall be rejected pursuant to Section 365 of the Bankruptcy Code in accordance with the Amended Plan. Any claims that arise from the rejection of contracts between Lehman US and the LBB InsAdmin are deemed to be satisfied in full by the claims allowed pursuant to section 2 hereof.

8.            Cooperation.    The Parties will continue to exchange data relating to the respective bankruptcy cases and insolvency proceedings based on the data sharing agreement and the cross border international protocol in order to assist each other in resolving claims of affiliates and other creditors and in order for the LBB InsAdmin to reasonably monitor the Swap Collateral Proceeds collection.

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9.            Releases.

9.1.            Lehman US’s Releases.    Upon the occurrence of the Effective Date, and except as to (i) the allowed claims set forth in section 2 hereof, (ii) Lehman US’s distribution entitlements in the Bankhaus Proceeding, (iii) the agreements, promises, settlements, representations and warranties set forth in this Agreement, and (iv) the performance of the obligations set forth herein, (v) the agreements, promises, settlements, representations and warranties set forth in the Initial Bankhaus Settlement, (vi) the claims, if any, arising under the surviving contracts set forth on Schedule D, and (vii) the duties and obligations of the LBB InsAdmin as Insolvency Administrator (Insolvenzverwalter) of Bankhaus, and subject to the effectiveness of this Agreement in accordance with section 10 below, and in consideration of the foregoing and the LBB InsAdmin’s execution of this Agreement, each Debtor and each Non-Debtor Affiliate on behalf of itself, its estate (where applicable), its successors and assigns, will fully and forever release, discharge and acquit the LBB InsAdmin, and his respective financial advisors, accountants and attorneys, from all manners of action, causes of action, judgments, executions, debts, demands, rights, damages, costs, expenses, and claims of every kind, nature, and character whatsoever, whether at law or in equity, whether based on contract (including, without limitation, quasi-contract or estoppel), statute, regulation, tort (excluding intentional torts, fraud, recklessness, gross negligence or willful misconduct) or otherwise, accrued or unaccrued, known or unknown, matured or unmatured, liquidated or unliquidated, certain or contingent, including all US Avoidance Actions and any claims based upon an asserted right of subrogation, including but not limited to any such subrogation claims in connection with distribution to Bankhaus’creditors based upon a guarantee or similar document by LBHI or any of its affiliates.

9.2.            LBB InsAdmin’s Releases.    Upon the occurrence of the Effective Date, and except as to (i) the allowed claims set forth in section 2 hereof, (ii) the LBB InsAdmin’s distribution entitlements in the Chapter 11 Cases, (iii) the agreements, promises, settlements, representations and warranties set forth in this Agreement, and (iv) the performance of the obligations set forth herein, and (v) the agreements, promises, settlements, representations and warranties set forth in the Initial Bankhaus Settlement, and (vi) the claims, if any, arising under the surviving contracts set forth on Schedule D, and subject to the effectiveness of this Agreement in accordance with section 10 below, and in consideration of the foregoing and each Lehman US entity’s execution of this Agreement, the LBB InsAdmin, the Bankhaus estate, and their successors and assigns, will fully and forever release, discharge and acquit each Lehman US entity, and their respective financial advisors, accountants and attorneys, from all manners of action, causes of action, judgments, executions, debts, demands, rights, damages, costs, expenses, and claims of every kind, nature, and character whatsoever, whether at law or in equity, whether based on contract (including, without limitation, quasi-contract or estoppel), statute, regulation, tort (excluding intentional torts, fraud, recklessness, gross negligence or willful misconduct) or otherwise, accrued or unaccrued, known or unknown, matured or unmatured, liquidated or unliquidated, certain or contingent, including, without limitation, (i) any administrative expense claims arising under section 503 of the Bankruptcy Code, and (ii) all German Avoidance Actions. The LBB InsAdmin agrees that he will not bring or assert any claims against Lehman US pursuant to sections 117 and 311 of the German Stock Corporation Act (Aktiengesetz).

10.            Effectiveness of Agreement.    This Agreement shall be effective upon the Execution Date, provided that effectiveness of this Agreement, with the exception of sections 2.3, 5, 6, and 8 above, and section 11 below, and as long as this Agreement has not been terminated pursuant to section 11 below, is subject to (i) the Effective Date having occurred, (ii) the LBB InsAdmin’s procurement of the necessary authority stated above in section 3.1 hereof, (iii) the consummation of the Asset Sale, and (iv) entry of the Chapter 15 Order, provided that entry of the Chapter 15 Order shall not be a prerequisite to the LBB InsAdmin voting in respect of the Amended Plan, so long as the requirements of section 2.3(b)(3) are satisfied; and this entire Agreement shall be null and void, and each of the Parties’ respective interests,

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rights, remedies and defenses shall be restored without prejudice as if this Agreement had never been executed, except as to this section 10, if the entry of the Confirmation Order is denied with prejudice.

11.            Termination.

11.1.            Automatic Termination.    This Agreement shall automatically terminate on any date on which (i) the Debtors file a chapter 11 plan that provides for the substantive consolidation of one or more Debtor and Bankhaus, (ii) the Bankruptcy Court denies the motion seeking the Confirmation Order with prejudice, (iii) the Amended Plan is not confirmed on or before December 31, 2012, or (iv) the LBB InsAdmin is unable, after good faith efforts, to obtain the authority necessary to perform its obligations under this Agreement prior to the deadline for submitting votes on the Amended Plan.

11.2.            Lehman US’s Right to Terminate.    Each Debtor and each Non-Debtor Affiliate shall have the right, at its election, to terminate this Agreement by written notice to the LBB InsAdmin if (a) there is a breach, in any material respect, of the representations, warranties and/or covenants of the LBB InsAdmin hereunder, taken as a whole, and the LBB InsAdmin shall fail to cure such breach within ten (10) days following written notice of such breach from Lehman US, (b) the LBB InsAdmin terminates the Tolling Agreement, (c) the LBB InsAdmin fails to obtain approval of this Agreement from the Bankhaus Creditor Groups, or (d) other than as set forth herein, the LBB InsAdmin allows and provides for materially different treatment of claims held by other creditors of Bankhaus that are factually and legally similar to the Allowed US Claims that results in such other creditors having a recovery entitlement in respect of said claims that is materially higher than the recovery entitlement in respect of the Allowed US Claims.

11.3.            The LBB InsAdmin’s Right to Terminate.    The LBB InsAdmin shall have the right, at his election, to terminate this Agreement by written notice to Lehman US if (a) there is a breach, in any material respect, of the representations, warranties and/or covenants of Lehman US hereunder, taken as a whole, and Lehman US shall fail to cure such breach within ten (10) days following written notice of such breach from the LBB InsAdmin; (b) the Debtors make a material modification to the structure, classification or distribution scheme under the Amended Plan that would materially reduce the recovery estimates set forth in the Disclosure Statement with respect to classes that include the Allowed Bankhaus Claims; (c) the Amended Plan provides for materially different treatment of claims held by other creditors that are factually and legally similar to the claims of the LBB InsAdmin allowed hereunder that results in such other creditors having a recovery entitlement in respect of said claims that is materially higher than the recovery entitlement provided for in the Amended Plan in respect of the LBB InsAdmin’s allowed claims; provided, however, that with respect to sections 11.3(b) and 11.3(c), (i) the Debtors are not guaranteeing or committing to any specific recovery amount under the Amended Plan, and (ii) modifications to the projected recovery amounts set forth in the disclosure statement approved by the Bankruptcy Court with respect to the Amended Plan that are based upon revised projections of asset values shall not constitute material modifications to the Amended Plan; or (d) any Debtor terminates the Tolling Agreement; provided, further, that the termination right in section 11.3(d) must be exercised no later than ten (10) business days prior the hearing for approval of the disclosure statement with respect to the Amended Plan. The Parties have agreed to amend section 11.3(b) of this Agreement to replace the Contemplated Recoveries with the recovery estimates in the proposed disclosure statement with respect to the Amended Plan provided such recovery estimates are consistent with the Contemplated Recoveries.

11.4.            Effect of Termination.    In the event that this Agreement is terminated in accordance with its terms by any Party, then neither this Agreement, nor any motion or other pleading filed in the Bankruptcy Court with respect to the approval of this Agreement or confirmation of the Amended Plan, shall have any res judicata or collateral estoppel effect or be of any force or effect, each of the Parties’ respective interests, rights, remedies and defenses shall be restored without prejudice as if

14

this Agreement had never been executed and the Parties hereto shall be automatically relieved of any further obligations hereunder. Except as expressly provided herein, this Agreement and all communications and negotiations among the Parties with respect hereto or any of the transactions contemplated hereunder are without waiver of or prejudice to the Parties rights and remedies and the Parties hereby reserve all claims, defenses and positions that they may have with respect to each other.

12.            Venue and Choice of Law.

12.1.            Venue.    To the maximum extent permissible by law, the Parties expressly consent and submit to the exclusive jurisdiction of the Bankruptcy Court over any actions or proceedings relating to the enforcement or interpretation of this Agreement and any Party bringing such action or proceeding shall bring such action or proceeding in the Bankruptcy Court; provided that, any actions or proceedings arising out of disputes in the amount or validity of the Liquidation Claims or the German Avoidance Actions shall be the exclusive jurisdiction of the German courts. Each of the Parties agrees that a final judgment in any such action or proceeding, including all appeals, shall be conclusive and may be enforced in other jurisdictions (including any foreign jurisdictions) by suit on the judgment or in any other manner provided by applicable law. If the Bankruptcy Court refuses or abstains from exercising jurisdiction over the enforcement of this Agreement and/or any actions or proceedings arising hereunder or thereunder, then the Parties agree that venue shall be in any other state or federal court located within the County of New York in the State of New York having proper jurisdiction. Each Party hereby irrevocably and unconditionally waives, to the fullest extent it may legally and effectively do so, (i) any objection which it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Agreement with the Bankruptcy Court or with any other state or federal court located within the County of New York in the State of New York, or with the German courts, solely relating to any actions or proceedings arising out of disputes in the amount or validity of the Liquidation Claims or the German Avoidance Actions, and (ii) the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court. Each Party irrevocably consents to service of process in the manner provided for notices in section 13 hereof. Nothing in this Agreement will affect the right, or requirement, of any Party to this Agreement to serve process in any other manner permitted or required by applicable law.

12.2.            Choice of Law.    This Agreement and all claims and disputes arising out of or in connection with this Agreement, shall be governed by and construed in accordance with the laws of the State of New York and the Bankruptcy Code, without regard to choice of law principles to the extent such principles would apply a law other than that of the State of New York or the Bankruptcy Code; provided, however, that any claims and disputes arising out of the Liquidation Claims and the German Avoidance Actions shall be governed by and construed in accordance with German law except as otherwise provided in the underlying agreements.

13.            Notices.     All notices and other communications given or made pursuant to this Agreement shall be in writing and shall be deemed effectively given: (a) upon personal delivery to the party to be notified, (b) when sent by confirmed electronic mail or facsimile if sent during normal business hours of the recipient, and if not so confirmed, then on the next Business Day, (c) three days after having been sent by registered or certified mail, return receipt requested, postage prepaid, or (d) one Business Day after deposit with a nationally recognized overnight courier, specifying next day delivery, with written verification of receipt. All communications shall be sent:

                To any Debtor at:

                1271 Avenue of the Americas, 39th Floor

                New York, New York 10020

15

                U.S.A.

                Attn: John Suckow and Daniel J. Ehrmann

                Facsimile: (646) 834-0874

                With a copy (which shall not constitute notice) to:

                Weil, Gotshal & Manges LLP

                767 Fifth Avenue

                New York, New York 10153

                U.S.A.

                Attn: Lori R. Fife, Esq. and Richard P. Krasnow, Esq.

                Facsimile: (212) 310-8007

                To the LBB InsAdmin at:

                To LBB InsAdmin at:

                Lehman Brothers Bankhaus AG i. Ins.

                c/o CMS Hasche Sigle

                Barckhausstraße 12-16

                60325 Frankfurt a.M.

                Germany

                Attn: Dr. Michael Frege

                Facsimile: 00-49-69-717-01-40410

                With a copy (which shall not constitute notice) to:

                SNR Denton US LLP

                1221 Avenue of the Americas

                New York, New York, 10020

                U.S.A.

                Attn: D. Farrington Yates

                Facsimile: (212) 768-6800

or to such other address as may have been furnished by a Party to each of the other Parties by notice given in accordance with the requirements set forth above.

14.            Expenses.    The fees and expenses incurred by each Party (including the fees of any attorneys, accountants, investment bankers, financial advisors or any other professionals engaged by such Party) in connection with this Agreement and the transactions contemplated hereby, whether or not the transactions contemplated hereby are consummated, will be paid by such Party.

15.            Intentionally deleted.

16.            Accounting.    The Parties will consider evaluation of the potential accounting treatment relating to the Security & Collateral Agreement.

17.            No Admission of Liability.    Each Party acknowledges that this Agreement effects a settlement of potential claims and counterclaims that are denied and contested, and that nothing contained herein shall be construed as an admission of liability or wrongdoing.

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18.            Entire Agreement.    This Agreement constitutes the entire and only agreement of the Parties concerning the subject matter hereof. This Agreement supersedes and replaces any and all prior or contemporaneous verbal or written agreements between the Parties concerning the subject matter hereof, and to the extent of any conflicts between the Amended Plan and the terms of this Agreement, the terms of this Agreement shall control. The Parties acknowledge that this Agreement is not being executed in reliance on any verbal or written agreement, promise or representation not contained herein.

19.            No Oral Modifications.    This Agreement may not be modified or amended orally. This Agreement only may be modified or amended by a writing signed by a duly authorized representative of each Party hereto. Any waiver of compliance with any term or provision of this Agreement on the part of Lehman US must be provided in a writing signed by the LBB InsAdmin. Any waiver of compliance with any term or provision of this Agreement on the part of the LBB InsAdmin must be provided in a writing signed by each Debtor and each Non-Debtor Affiliate. No waiver of any breach of any term or provision of this Agreement shall be construed as a waiver of any subsequent breach.

20.            Construction.    This Agreement constitutes a fully negotiated agreement among commercially sophisticated parties and therefore shall not be construed or interpreted for or against any Party, and any rule or maxim of construction to such effect shall not apply to this Agreement.

21.            Binding Effect; Successor and Assigns.    Any declaration or statement of the LBB InsAdmin shall only be made in his capacity and function as LBB InsAdmin as Insolvency Administrator (Insolvenzverwalter) of Bankhaus, and shall in no circumstance be construed as being a declaration or statement of the LBB InsAdmin on his own and personal behalf. This Agreement shall inure to the benefit of and be binding upon the Parties and their respective successors and permitted assigns; provided, however, that no Party may assign its rights or obligations under this Agreement without the written consent of the other Party, which consent shall not be unreasonably withheld or delayed, and any assignment not in accordance with the terms hereof shall be null and void ab initio.

22.            Counterparts.    This Agreement may be executed in counterparts, each of which constitutes an original, and all of which, collectively, constitute only one agreement. The signatures of all of the Parties need not appear on the same counterpart.

23.            Headings; Schedules and Exhibits.    The headings utilized in this Agreement are designed for the sole purpose of facilitating ready reference to the subject matter of this Agreement. Said headings shall be disregarded when resolving any dispute concerning the meaning or interpretation of any language contained in this Agreement. References to sections, unless otherwise indicated, are references to sections of this Agreement. All Schedules to this Agreement are hereby made a part hereof and incorporated herein by reference for all purposes. Reference to any Schedule herein shall be to the Schedules attached hereto.

24.            No Personal Liability.    The Parties (and solely for the purposes of this section 25, including the LBB InsAdmin also acting on his own and personal behalf) accept and agree that this Agreement and all actions and measures contained herein do not give rise to any personal liability on the part of the LBB InsAdmin, his firm and its partners and employees, and his representatives or other professional advisors as well as members of the Bankhaus Creditors Committee, and to the extent any such personal liability existed, the Parties explicitly waive any and all potential rights and claims against him, his firm and its partners and employees, and his representatives and other professional advisors and members of the Bankhaus Creditors Committee, personally. The LBB InsAdmin further accepts and agrees that this Agreement and all transactions and measures contained herein do not give rise to any personal liability on the part of any of the officers, directors, employees, members, consultants, asset managers, representatives or professional advisors of Lehman US and to the extent any such personal

17

liability existed, the LBB InsAdmin explicitly waives any and all potential rights and claims against all of the aforementioned persons. Any claim by a Party against the LBB InsAdmin or Bankhaus arising under or relating to this Agreement shall only be satisfied out of the assets of the insolvency estate of Bankhaus, and any claim by a Party against Lehman US arising under or relating to this Agreement shall only be satisfied out of the assets of such Debtor or such Non-Debtor Affiliate.

25.            Severability and Construction.    If any provision of this Agreement shall be held by a court of competent jurisdiction to be illegal, invalid or unenforceable, the remaining provisions shall remain in full force and effect if the essential terms and conditions of this Agreement for each Party remain valid, binding, and enforceable.

26.            Waiver of Jury Trial.    EACH OF THE PARTIES HERETO HEREBY AGREE NOT TO ELECT A TRIAL BY JURY OF ANY ISSUE TRIABLE OF RIGHT BY JURY, AND HEREBY KNOWINGLY, VOLUNTARILY, INTENTIONALLY, UNCONDITIONALLY AND IRREVOCABLY WAIVES ANY RIGHT TO TRIAL BY JURY FULLY TO THE EXTENT THAT ANY SUCH RIGHT SHALL NOW OR HEREAFTER EXIST WITH REGARD TO THIS AGREEMENT OR ANY CLAIM, COUNTERCLAIM OR OTHER ACTION ARISING IN CONNECTION THEREWITH OR IN RESPECT OF ANY COURSE OF CONDUCT, COURSE OF DEALING, STATEMENT (WHETHER VERBAL OR WRITTEN) OR ACTION OF ANY PARTY OR ARISING OUT OF ANY EXERCISE BY ANY PARTY OF ITS RESPECTIVE RIGHTS UNDER THIS AGREEMENT OR IN ANY WAY RELATING TO THE TRANSACTIONS CONTEMPLATED HEREBY (INCLUDING, WITHOUT LIMITATION, WITH RESPECT TO ANY ACTION TO RESCIND OR CANCEL THIS AGREEMENT AND WITH RESPECT TO ANY CLAIM OR DEFENSE ASSERTING THAT THIS AGREEMENT WAS FRAUDULENTLY INDUCED OR IS OTHERWISE VOID OR VOIDABLE). THIS WAIVER OF RIGHT TO TRIAL BY JURY IS INTENDED TO ENCOMPASS INDIVIDUALLY EACH INSTANCE AND EACH ISSUE AS TO WHICH THE RIGHT TO A TRIAL BY JURY WOULD OTHERWISE ACCRUE. EACH OF THE PARTIES HERETO IS HEREBY AUTHORIZED TO FILE A COPY OF THIS SECTION 27 IN ANY PROCEEDING AS CONCLUSIVE EVIDENCE OF THIS WAIVER. THIS WAIVER OF JURY TRIAL IS A MATERIAL INDUCEMENT FOR THE PARTIES HERETO TO ENTER INTO THIS AGREEMENT.

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IN WITNESS WHEREOF, each Party by his or its duly authorized representative has executed this Agreement as of the date first written above:

LEHMAN BROTHERS HOLDINGS INC., as Debtor and Debtor in Possession in its chapter 11 case in the United States Bankruptcy Court for the Southern District of New York, Case No. 08-13555 (JMP)		Dr. Michael C. Frege in his capacity as Insolvency Administrator (Insolvenzverwalter) of Lehman Brothers Bankhaus AG (in Insolvenz)

By:		By:	640
Name: Title:	Daniel J. Ehrmann Vice President	Name: Title:	Dr. Michael C. Frege Insolvency Administrator (Insolvenzverwalter)

LEHMAN BROTHERS SPECIAL FINANCING INC., as Debtor and Debtor in Possession in its chapter 11 case in the United States Bankruptcy Court for the Southern District of New York, Case No. 08-13555 (JMP)		LEHMAN COMMERCIAL PAPER INC., as Debtor and Debtor in Possession in its chapter 11 case in the United States Bankruptcy Court for the Southern District of New York, Case No. 08-13555 (JMP)

By:		By:
Name: Title:	Daniel J. Ehrmann Vice President	Name: Title:	Daniel J. Ehrmann Vice President

LEHMAN BROTHERS COMMERCIAL CORPORATION, as Debtor and Debtor in Possession in its chapter 11 case in the United States Bankruptcy Court for the Southern District of New York, Case No. 08-13555 (JMP)		LEHMAN BROTHERS FINANCIAL PRODUCTS INC., as Debtor and Debtor in Possession in its chapter 11 case in the United States Bankruptcy Court for the Southern District of New York, Case No. 08-13555 (JMP)

By:		By:
Name: Title:	Daniel J. Ehrmann Vice President	Name: Title:	Daniel J. Ehrmann Vice President

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IN WITNESS WHEREOF, each Party by his or its duly authorized representative has executed this Agreement as of the date first written above:

LEHMAN BROTHERS HOLDINGS INC., as Debtor and Debtor in Possession in its chapter 11 case in the United States Bankruptcy Court for the Southern District of New York, Case No. 08-13555 (JMP)	Dr. Michael C. Frege in his capacity as Insolvency Administrator (Insolvenzverwalter) of Lehman Brothers Bankhaus AG (in Insolvenz)

By:	By:
Name: Daniel J. Ehrmann	Name: Dr. Michael C. Frege
Title: Vice President	Title: Insolvency Administrator (Insolvenzverwalter)

LEHMAN BROTHERS SPECIAL FINANCING INC., as Debtor and Debtor in Possession in its chapter 11 case in the United States Bankruptcy Court for the Southern District of New York, Case No. 08-13555 (JMP)	LEHMAN COMMERCIAL PAPER INC., as Debtor and Debtor in Possession in its chapter 11 case in the United States Bankruptcy Court for the Southern District of New York, Case No. 08-13555 (JMP)

By:	By:
Name: Daniel J. Ehrmann	Name: Daniel J. Ehrmann
Title: Vice President	Title: Vice President

LEHMAN BROTHERS COMMERCIAL CORPORATION, as Debtor and Debtor in Possession in its chapter 11 case in the United States Bankruptcy Court for the Southern District of New York, Case No. 08-13555 (JMP)	LEHMAN BROTHERS FINANCIAL PRODUCTS INC., as Debtor and Debtor in Possession in its chapter 11 case in the United States Bankruptcy Court for the Southern District of New York, Case No. 08-13555 (JMP)

By:	By:
Name: Daniel J. Ehrmann	Name: Daniel J. Ehrmann
Title: Vice President	Title: Vice President

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LEMAN BROTHERS OTC DERIVATIVES INC., as Debtor and Debtor in Possession in its chapter 11 case in the United States Bankruptcy Court for the Southern District of New York, Case No. 08-13555 (JMP)	LEHMAN BROTHERS DERIVATE PRODUCTS INC., as Debtor and Debtor in Possession in its chapter 11 case in the United States Bankruptcy Court for the Southern District of New York, Case No. 08-13555 (JMP)

By:	By:
Name: Daniel J. Ehrmann	Name: Daniel J. Ehrmann
Title: Vice President	Title: Vice President

LEHMAN BROTHERS COMMODITY SERVICES INC., as Debtor and Debtor in Possession in its chapter 11 case in the United States Bankruptcy Court for the Southern District of New York, Case No. 08-13555 (JMP)

LEHMAN BROTHERS SCOTTISH FINANCE L.P. as Debtor and Debtor in Possession in its chapter 11 case in the United States Bankruptcy Court for the Southern District of New York, Case No. 08-13555 (JMP), by its general partner Property Asset Management Inc.

By:	By:
Name: Daniel J. Ehrmann	Name: Daniel J. Ehrmann
Title: Vice President	Title: Vice President

CES AVIATION LLC, as Debtor and Debtor in Possession in its chapter 11 case in the United States Bankruptcy Court for the Southern District of New York, Case No. 08-13555 (JMP)	CES AVIATION V LLC, as Debtor and Debtor in Possession in its chapter 11 case in the United States Bankruptcy Court for the Southern District of New York, Case No. 08-13555 (JMP)

By:	By:
Name: Daniel J. Ehrmann	Name: Daniel J. Ehrmann
Title: Vice President	Title: Vice President

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CES AVIATION IX LLC, as Debtor and Debtor in Possession in its chapter 11 case in the United States Bankruptcy Court for the Southern District of New York, Case No. 08-13555 (JMP)		EAST DOVER LIMITED, as Debtor and Debtor in Possession in its chapter 11 case in the United States Bankruptcy Court for the Southern District of New York, Case No. 08-13555 (JMP)

By:		By:
Name: Title:	Daniel J. Ehrmann Vice President	Name: Title:	Daniel J. Ehrmann Duly Authorized Officer

LUXEMBOURG RESIDENTIAL PROPERTIES LOAN FINANCE S.A.R.L., as Debtor and Debtor in Possession in its chapter 11 case in the United States Bankruptcy Court for the Southern District of New York, Case No. 08-13555 (JMP)

BNC MORTGAGE LLC, as Debtor and Debtor in Possession in its chapter 11 case in the United States Bankruptcy Court for the Southern District of New York, Case No. 08-13555 (JMP)

By:		By:
Name: Title:	Daniel J. Ehrmann Manager	Name: Title:	William J. Fox Authorized Signatory

STRUCTURED ASSET SECURITIES CORPORATION, as Debtor and Debtor in Possession in its chapter 11 case in the United States Bankruptcy Court for the Southern District of New York, Case No. 08-13555 (JMP)		LB ROSE RANCH LLC, as Debtor and Debtor in Possession in its chapter 11 case in the United States Bankruptcy Court for the Southern District of New York, Case No. 08-13555 (JMP)

By:		By:
Name: Title:	Daniel J. Ehrmann Vice President	Name: Title:	Daniel J. Ehrmann Authorized Signatory

21

LB 2080 KALAKAUA OWNERS LLC, as Debtor and Debtor in Possession in its chapter 11 case in the United States Bankruptcy Court for the Southern District of New York, Case No. 08-13555 (JMP), by its managing member PAMI LLC

By:
Name: Daniel J. Ehrmann Title: Vice President

LB SOMERSET LLC, as Debtor and Debtor in Possession in its chapter 11 case in the United States Bankruptcy Court for the Southern District of New York, Case No. 08-13555 (JMP), by its managing member PAMI LLC

By:
Name: Daniel J. Ehrmann Title: Vice President

LB 745 LLC, as Debtor and Debtor in Possession in its chapter 11 case in the United States Bankruptcy Court for the Southern District of New York, Case No. 08-13555 (JMP)

By:
Name: Daniel J. Ehrmann Title: Vice President

LB3 GMBH

By:
Name: Daniel J. Ehrmann Title: Director

MERIT LLC, as Debtor and Debtor in Possession in its chapter 11 case in the United States Bankruptcy Court for the Southern District of New York, Case No. 08-13555 (JMP), by its Manager Lehman Commercial Paper Inc.

By:
Name: Daniel J. Ehrmann Title: Vice President

LB PREFERRED SOMERSET LLC, as Debtor and Debtor in Possession in its chapter 11 case in the United States Bankruptcy Court for the Southern District of New York, Case No. 08-13555 (JMP), by its managing member PAMI LLC

By:
Name: Daniel J. Ehrmann Title: Vice President

PAMI STATLER ARMS LLC, as Debtor and Debtor in Possession in its chapter 11 case in the United States Bankruptcy Court for the Southern District of New York, Case No. 08-13555 (JMP)

By:
Name: Daniel J. Ehrmann Title: Authorized Signatory

LEHMAN BROTHERS EUROPE INC.

By:
Name: Daniel J. Ehrmann Title: Vice President

22

LB I GROUP INC.

By:
Name: Daniel J. Ehrmann Title: Vice President

LEHMAN BROTHERS OFFSHORE PARTNERS LTD.

By:
Name: William J. Fox Title: Director

PAMI HARBOUR PARK

By:
Name: Daniel J. Ehrmann Title: Vice President

LEHMAN BROTHERS INTERNATIONAL SERVICES INC.

By:
Name: Daniel J. Ehrmann Title: Vice President

LUXEMBOURG FINANCE S.À.R.L.

By:
Name: Daniel J. Ehrmann Title: Manager

PROPERTY ASSET MANAGEMENT INC.

By:
Name: Daniel J. Ehrmann Title: Vice President

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Schedule A

Proofs of Claim

Claim Number	Debtor Against Which Claim is Asserted	Claim Amount
0000019847	LBSF	$200,000,000 plus interest and costs
0000024293	LBSF	$1,000,000,000 plus interest and costs
0000024366	LBHI	$1,000,000,000 plus interest and costs
0000025792	LBHI	$200,000,000 plus interest and costs
0000027946	LBHI	$1,200,000,000 plus interest
0000027947	LBSF	$1,200,000,000 plus interest
0000058232	LBSF	Not less than $395,691.74
0000058233	LBHI	Not less than $3,459,204,038.33
0000058241	LBHI	$21,354,000
0000058242	LBCC	Not less than $1,136,979.22
0000059006	LCPI	Not less than $1,243,497,721.16

Schedule B-l

Liquidation Claims

Claimant	Claimant No.	Claim Amount	Accrued Interest
Lehman Brothers Commercial Corporation	456	1.00 EUR	-
Lehman Brothers Commodity Services Inc.	457	1.00 EUR	-
Lehman Brothers Holdings Inc.	445	1,697,721,757.08 EUR	-
		6,064,103.28 EUR	-
		29,069.83 EUR	-
		5,092,500.00 EUR	290,896.67 EUR
		1,456,000.00 EUR	17,298.86 EUR
		1,397,828,022.00 EUR	-
Lehman Brothers Special Financing Inc.	432	43,542,146.13 EUR	-
Lehman Commercial Paper Inc.	435	169,724,643.66 EUR	-
		10,166,476.38 EUR	-
		134,114,400.00 EUR	-
Lehman Commercial Paper Inc.	435	152,675,248.21 EUR	-
		(191,250,467.50 USD)	-
		57,991,847.58 EUR	-
		48,534,500.00 EUR	-
		(35,000,000.00 GBP)	-
Luxembourg Finance S.à r.l.	433	273,546,795.05 EUR	-

In addition to the entities listed in the table above, claims have also been filed for (i) Lehman Brothers Luxembourg Equity Finance SA in the amount of EUR 39,855.00 and (ii) Lehman Brothers Services SNC in the amount of EUR 1,063.63. Since Lehman Brothers Luxembourg Equity Finance SA is under Luxembourg insolvency administration and Lehman Brothers Services SNC is the 100% subsidiary of Lehman Brothers France which is under French liquidation, the authority to dispose of assets of these entities is with the respective administrator/liquidator. Thus, these claims cannot be waived by a Party to this settlement agreement.

Schedule B-2

Subordinated Claims

Claimant	Claimant No.	Claim Amount	Accrued Interest
LB3 GmbH	439	16,857444.00 EUR	140,064.28 EUR
Lehman Brothers Europe Inc.	442	1,371,897.34 EUR	-
Lehman Brothers 1 Group Inc.	447	434,492.45 EUR	-
Lehman Brothers International Services Inc.	440	16,401.47 EUR	-
Lehman Brothers Offshore Partners Ltd	436	1,261.01 EUR	-
Pami Harbour Park	438	1,158.33 EUR	-
Property Asset Management Inc.	437	6,987.52 EUR	-

Schedule C

Swap Agreements

CP/Master ID	Counterparty Name

Series 3 :
112702LBRE	LEHMAN BROTHERS REAL ESTATE PARTNERS LP
091002PH02	PHOENIX SERIES 2002-2
071802PHOE	PHOENIX SERIES 2002-1
122401LCOR	LCOR ALEXANDRIA LLC - PATENT AND TRADEMARK OFFICE PROJECT
0109032WCA	ADVENTIST HEALTH SYSTEM SUNBELT HEALTHCARE CO
120997AMV	ASBURY ATLANTIC INC
021398GU	GEORGETOWN UNIVERSITY
70311EKSP	EKSPORTFINANS ASA
070302VICM	ONE MADISON INVESTMENTS (CAYCO) LIMITED
090398LKC	LOUISVILLE AND JEFFERSON COUNTY METROPOLITAN SEWER DISTRICT
120803BCRA	BUCK INSTITUTE FOR AGE RESEARCH
22223MBT	MASSACHUSETTS BAY TRANSPORTATION AUTHORITY
71593CCPA	HSBC FRANCE
102596NABL	NATIONAL AUSTRALIA BANK LTD
72893SWLB	LANDESBANK BADEN-WUERTTEMBERG
122396ENIF	ENI SPA
50598DDBK	DANSKE BANK A/S
060295WLGF	WGZ-BANK WESTDEUTSCHE GENOSSENSCHAFTS-ZENTRALBANK AG
Series 4 :
051094KDBS	KOREA DEVELOPMENT BANK
021904CPER	CALIFORNIA PUBLIC EMPLOYEES RETIREMENT SYSTEM
72707SSBT	STATE STREET BANK AND TRUST COMPANY
041207LEHM	THE SERIES 2007-1 TABXSPOKE SEGREGATED PORTFOLIO
050500PIMF	PUTNAM INCOME FUND
110105PUTN	PUTNAM U.S. GOVT INCOME TR
71693CWOM	COMMONWEALTH OF MASSACHUSETTS
110493ROUC	REGENTS OF THE UNIVERSITY OF CALIFORNIA
082100UNOP	UNIVERSITY OF PITTSBURGH - OF THE COMMONWEALTH**
121800CLPU	CLARK COUNTY PUBLIC UTILITY DISTRICT #1
060607ALAB	POWERSOUTH ENERGY COOPERATIVE
110993AMHF	AMERICAN HONDA FINANCE CORPORATION
92893MTAU	METROPOLITAN TRANSPORTATION AUTHORITY
051906SAIN	SAINT JOSEPH’S UNIVERSITY
042794RMH	ROCKFORD MEMORIAL HOSPITAL
65187NCHB	THE NORINCHUKIN BANK
012395STIN	STAPLES INC.
050902GELI	GENWORTH LIFE AND ANNUITY INSURANCE COMPANY
082496KEY	KEYCORP
60394NBNC	BANK OF AMERICA NATIONAL ASSOCIATION
65994DBAG	DEUTSCHE BANK AG
71499MLCS	MERRILL LYNCH CAPITAL SERVICES INC
071700BNPP	BNP PARIBAS SA
073107GIAN	GIANTS STADIUM, LLC
50862 KRED	KREDITANSTALT FUER WIEDERAUFBAU
69836FHBA	FEDERAL HOME LOAN BANK OF ATLANTA
50111FNMA	FEDERAL NATIONAL MORTGAGE ASSOCIATION
30690HP	HEWLETT-PACKARD COMPANY
38090FUNC	WACHOVIA BANK NATIONAL ASSOCIATION
042994BBL	ING BELGIUM SA/NV
11593BLBM	BAYERISCHE LANDESBANK
61803RNBN	HSBC BANK USA, NATIONAL ASSOCIATION
35716RNPU	RABOBANK NEDERLAND
36166TORD	TORONTO-DOMINION BANK (THE)
61843SNBK	KEYBANK NATIONAL ASSOCIATION
010501PMAR	MARSH MCLENNAN CO US RET PLAN-LONG DURATION FXD IN
112598RHF	RETIREMENT HOUSING FOUNDATION
052907FINA	FSA INC A/C FSA CPT 265
040594INCM	ING CAPITAL MARKETS LLC
061799BHFU	PB CAPITAL CORPORATION
070104MGFL	MICROSOFT GLOBAL FINANCE

Schedule D

Surviving Contracts

1.

Settlement Agreement, dated as of December 15, 2009, by and among Lehman Brothers Holdings Inc., Lehman Brothers ALI, Inc., Lehman Commercial Paper Inc. and Dr. Michael C. Frege in his capacity as insolvency administrator over the assets of Lehman Brothers Bankhaus Aktiengesellschaft i. Ins.

2.	That certain Cross-Border Insolvency Protocol for the Lehman Brothers Group of Companies dated as of May 12, 2009.

3.	Any data sharing agreements entered into by the LBB InsAdmin and one or more of the Debtors subsequent to November 13, 2008.

4.

Stipulation And Order Restricting Use of Alleged Cash Collateral Pursuant To 11 U.S.C. §363(c)(2) and (4) And Bankruptcy Rule 4001(d) Between Lehman Brothers Special Financing Inc. And Dr. Michael C. Frege In His Capacity As Insolvency Administrator (Insolvenzverwalter) Over The Assets of Lehman Brothers Bankhaus Aktiengesellschaft I. Ins. [Docket No. 6824].

5.

Note Sale Agreement to be entered into by and between Lehman Brothers Holdings Inc. and Dr. Michael C. Frege in his capacity as Insolvency Administrator (Insolvenzverwalter) over the assets of Lehman Brothers Bankhaus AG (i. Ins.), with respect to the sale of Spruce and Verano.

6.

Note Sale Agreement to be entered into by and between Lehman Brothers Holdings Inc. and Dr. Michael C. Frege in his capacity as Insolvency Administrator (Insolvenzverwalter) over the assets of Lehman Brothers Bankhaus AG (i. Ins.), with respect to the sale of SASCO.

EXECUTION VERSION

AMENDMENT #1 TO AMENDED AND RESTATED SETTLEMENT AGREEMENT

This Amendment #1 to the Amended and Restated Settlement Agreement dated as of March 1, 2011 (the “Settlement Agreement”) is made and entered into as of March 18, 2011 (the “Amendment”), by and among the Debtors1 and certain of their Non-Debtor Affiliates2 (collectively, “Lehman US”), and Dr. Michael C. Frege in his capacity as Insolvency Administrator (Insolvenzerwalter) (the “LBB InsAdmin”) of Lehman Brothers Bankhaus AG (in Insolvenz) (“Bankhaus”). Lehman US and Bankhaus, acting through the LBB InsAdmin, shall each be referred to individually as a “Party” and collectively as the “Parties.”

WHEREAS, the Parties entered into the Settlement Agreement on January 14, 2011 in order to resolve outstanding disputes and other issues between them; and

WHEREAS, the Parties now desire to amend the Settlement Agreement in certain respects;

NOW, THEREFORE, in consideration of the recitals stated above, the agreements set forth below and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties agree as follows:

1.            Definitions.     Initially capitalized terms used but not otherwise defined herein shall have the respective meanings ascribed thereto in the Settlement Agreement.

2.            Amendments to Settlement Agreement.

2.1. The Recitals are amended by deleting the following tenth “WHEREAS” clauses thereof, and substituting the following “WHEREAS” clauses thereafter.

WHEREAS, each of the Debtors, either individually or jointly, will file an amended chapter 11 plan that will incorporate the terms and conditions of this Agreement (said individual or joint plan and any amendments, modifications and supplements thereto, collectively, the “Amended Plan”);

2.2 Section 1 is amended by adding the following definition: “Non-Conforming Plan” shall mean any chapter 11 plan that is not an Amended Plan or Other Plan.

1            As used herein, “Debtors” means Lehman Brothers Holdings Inc. (“LBHI”); Lehman Brothers Special Financing Inc. (“LBSF”); Lehman Commercial Paper Inc. (“LCPI”); Lehman Brothers Commercial Corporation (“LBCC”); Lehman Brothers Financial Products Inc.; Lehman Brothers OTC Derivatives Inc.; Lehman Brothers Derivative Products Inc.; Lehman Brothers Commodity Services Inc. (“LBCS”); Lehman Scottish Finance L.P.; CES Aviation LLC; CES Aviation V LLC; CES Aviation IX LLC; East Dover Limited; Luxembourg Residential Properties Loan Finance S.à.r.l; BNC Mortgage LLC; Structured Asset Securities Corporation; LB Rose Ranch LLC; LB 2080 Kalakaua Owners LLC; Merit LLC; LB Somerset LLC; LB Preferred Somerset LLC; LB 745 LLC; PAMI Statler Arms LLC.

2            As used herein, “Non-Debtor Affiliates” means LB3 GmbH. Lehman Brothers Europe Inc., Lehman Brothers I Group Inc., Lehman Brothers International Services Inc., Lehman Brothers Offshore Partners Ltd., Luxembourg Finance S.à.r.l., PAMI Harbour Park and Property Asset Management Inc.

2.3. The definition of “Other Plan” is deleted and the following is substituted therefore: “Other Plan” means a chapter 11 plan or plans proposed by parties other than the Debtors that incorporates all of the provisions of the Agreement other than section 2.3 hereof.”

2.4. The definition of “SASCO Purchase Price” is amended by adding the following sentence at the end thereof: “For the avoidance of doubt, no additional payment shall be due if, on or before December 31, 2012, the Agreement has not been terminated pursuant to Section 11; provided, however, that nothing contained herein shall limit or restrict the LBB InsAdmin’s termination rights under the Agreement with respect to the Amended Plan, an Other Plan or a Non-Conforming Plan.”

2.5 Section 11.1 (iii) is deleted and the following is substituted therefore: “(iii) the Bankruptcy Court does not enter an order confirming the Amended Plan, an Other Plan or a Non-Conforming Plan on or before December 31, 2012;”

2.6 Section 11.3 is deleted in its entirety and the following is substituted therefore:

11.3 The LBB InsAdmin’s Right to Terminate. The LBB InsAdmin shall have the right, at his election, to terminate this Agreement by written notice to Lehman US if (a) there is a breach, in any material respect, of the representations, warranties and/or covenants of Lehman US hereunder, taken as a whole, and Lehman US shall fail to cure such breach within ten (10) days following written notice of such breach from the LBB InsAdmin; (b) the Debtors make a material modification to the structure, classification or distribution scheme under the Amended Plan that would materially reduce the recovery estimates set forth in the Disclosure Statement with respect to classes that include the Allowed Bankhaus Claims or any Other Plan or Non-Conforming Plan is confirmed that would materially reduce the recovery estimates set forth in the Disclosure Statement with respect to classes that include the Allowed Bankhaus Claims; (c) the Amended Plan provides for materially different treatment of claims held by other creditors that are factually and legally similar to the claims of the LBB InsAdmin allowed hereunder that results in such other creditors having a recovery entitlement in respect of said claims that is materially higher than the recovery entitlement provided for in the Amended Plan in respect of the LBB InsAdmin’s allowed claims or any Other Plan or Non-Conforming Plan is confirmed that provides for materially different treatment of claims held by other creditors that are factually and legally similar to the claims of the LBB InsAdmin allowed hereunder that results in such other creditors having a recovery entitlement in respect of said claims that is materially higher than the recovery entitlement provided for in the Amended Plan in respect of the LBB InsAdmin’s allowed claims; provided, however, that with respect to sections 11.3(b) and 11.3(c), (i) the Debtors are not guaranteeing or committing to any specific recovery amount under the Amended Plan, and (ii) modifications to the projected recovery amounts set forth in the disclosure statement approved by the Bankruptcy Court

2

with respect to the Amended Plan that are based upon revised projections of asset values shall not constitute material modifications to the Amended Plan; (d) any Debtor terminates the Tolling Agreement; provided, further, that the termination right in section 11.3(d) must be exercised no later than ten (10) business days prior the hearing for approval of the disclosure statement with respect to the Amended Plan; or (e) a Non-Conforming Plan is confirmed which does not incorporate all of the provisions of the Agreement other than Section 2.3.

3.            Effect of Amendment.    Except as expressly amended hereby, the Settlement Agreement shall remain unmodified and in full force and effect. To the extent of any inconsistency between the terms of the Settlement Agreement and this Amendment, this Amendment shall govern and control.

4.            Further Amendments.    Any waiver, alteration, supplement, amendment or modification of this Amendment shall be valid only if made in writing and signed by each of the parties hereto.

5.            Choice of Law.    This Amendment and all claims and disputes arising out of or in connection with this Amendment shall be governed by and construed in accordance with the laws of the State of New York and the Bankruptcy Code, without regard to choice of law principles to the extent such principles would apply a law other than that of the State of New York or the Bankruptcy code; provided, however, that any claims and disputes arising out of the Liquidation Claims and the German Avoidance Actions shall be governed by and construed in accordance with German law except as otherwise provided in the underlying agreement.

6.            Binding Effect; Successors and Assigns.    The provisions of Section 22 of the Settlement Agreement are incorporated herein as if fully sent forth in this Amendment and are made applicable to this Amendment.

7.            Counterparts.    This Amendment may be executed in counterparts, each of which constitutes an original, and all of which, collectively, constitute only one agreement. The signatures of all of the Parties hereto need not appear on the same counterpart.

8.            Execution.     Signatures to this Amendment may be exchanged by facsimile transmission and/or electronic mail and shall constitute originals for all purposes.

3

EXECUTION VERSION

IN WITNESS WHEREOF, each Party by his or its duly authorized representative has executed this Agreement as of the date hereof:

LEHMAN BROTHERS HOLDINGS INC., as Debtor and Debtor in Possession in its chapter 11 case in the United States Bankruptcy Court for the Southern District of New York, Case No. 08-13555 (JMP)	Dr. Michael C. Frege in his capacity as Insolvency Administrator (Insolvenzverwalter) of Lehman Brothers Bankhaus AG (in Insolvenz)

By:	By:	669
Name: Daniel J. Ehrmann	Name: Dr. Michael C. Frege
Title: Vice President	Title: Insolvency Administrator (Insolvenzerwalter)

LEHMAN BROTHERS SPECIAL FINANCING INC., as Debtor and Debtor in Possession in its chapter 11 case in the United States Bankruptcy Court for the Southern District of New York, Case No. 08-13555 (JMP)	LEHMAN COMMERCIAL PAPER INC., as Debtor and Debtor in Possession in its chapter 11 case in the United States Bankruptcy Court for the Southern District of New York, Case No. 08-13555 (JMP)

By:	By:
Name: Daniel J. Ehrmann	Name: Daniel J. Ehrmann
Title: Vice President	Title: Vice President

LEHMAN BROTHERS COMMERCIAL CORPORATION, as Debtor and Debtor in Possession in its chapter 11 case in the United States Bankruptcy Court for the Southern District of New York, Case No. 08-13555 (JMP)	LEHMAN BROTHERS FINANCIAL PRODUCTS INC., as Debtor and Debtor in Possession in its chapter 11 case in the United States Bankruptcy Court for the Southern District of New York, Case No. 08-13555 (JMP)

By:	By:
Name: Daniel J. Ehrmann	Name: Daniel J. Ehrmann
Title: Vice President	Title: Vice President

4

EXECUTION VERSION

IN WITNESS WHEREOF, each Party by his or its duly authorized representative has executed this Agreement as of the date hereof:

LEHMAN BROTHERS HOLDINGS INC., as Debtor and Debtor in Possession in its chapter 11 case in the United States Bankruptcy Court for the Southern District of New York, Case No. 08-13555 (JMP)	Dr. Michael C. Frege in his capacity as Insolvency Administrator (Insolvenzverwalter) of Lehman Brothers Bankhaus AG (in Insolvenz)

By:	By:
Name: Daniel J. Ehrmann	Name: Dr. Michael C. Frege
Title: Vice President	Title: Insolvency Administrator (Insolvenzerwalter)

LEHMAN BROTHERS SPECIAL FINANCING INC., as Debtor and Debtor in Possession in its chapter 11 case in the United States Bankruptcy Court for the Southern District of New York, Case No. 08-13555 (JMP)	LEHMAN COMMERCIAL PAPER INC., as Debtor and Debtor in Possession in its chapter 11 case in the United States Bankruptcy Court for the Southern District of New York, Case No. 08-13555 (JMP)

By:	By:
Name: Daniel J. Ehrmann	Name: Daniel J. Ehrmann
Title: Vice President	Title: Vice President

LEHMAN BROTHERS COMMERCIAL CORPORATION, as Debtor and Debtor in Possession in its chapter 11 case in the United States Bankruptcy Court for the Southern District of New York, Case No. 08-13555 (JMP)	LEHMAN BROTHERS FINANCIAL PRODUCTS INC., as Debtor and Debtor in Possession in its chapter 11 case in the United States Bankruptcy Court for the Southern District of New York, Case No. 08-13555 (JMP)

By:	By:
Name: Daniel J. Ehrmann	Name: Daniel J. Ehrmann
Title: Vice President	Title: Vice President

4

LEMAN BROTHERS OTC DERIVATIVES INC., as Debtor in possession in its chapter 11 case in the United States Bankruptcy Court for the Southern District of the New York, Case No. 08-13555 (JMP)	LEHMAN BROTHERS DERIVATE PRODUCTS INC., as Debtor and Debtor in Possession in its chapter 11 case in the United States Bankruptcy Court for the Southern District of New York, Case No. 08-13555 (JMP)

By:	By:
Name: Daniel J. Ehrmann	Name: Daniel J. Ehrmann
Title: Vice President	Title: Vice President

LEHMAN BROTHERS COMMODITY SERVICES INC., as Debtor and Debtor in Possession in its chapter 11 case in the United States Bankruptcy Court for the Southern District of New York, Case No. 08-13555 (JMP)	LEHMAN SCOTTISH FINANCE L.P. as Debtor and Debtor in Possession in its chapter 11 case in the United States Bankruptcy Court for the Southern District of New York, Case No. 08-13555 (JMP)

By:	By:
Name: Daniel J. Ehrmann	Name: Daniel J. Ehrmann
Title: Vice President	Title: Vice President

CES AVIATION LLC, as Debtor and Debtor in Possession in its chapter 11 case in the United States Bankruptcy Court for the Southern District of New York, Case No. 08-13555 (JMP)	CES AVIATION V LLC, as Debtor and Debtor in Possession in its chapter 11 case in the United States Bankruptcy Court for the Southern District of New York, Case No. 08-13555 (JMP)

By:	By:
Name: Daniel J. Ehrmann	Name: Daniel J. Ehrmann
Title: Vice President	Title: Vice President

CES AVIATION IX LLC, as Debtor and Debtor in Possession in its chapter 11 case in the United States Bankruptcy Court for the Southern District of New York, Case No. 08-13555 (JMP)	EAST DOVER LIMITED, as Debtor and Debtor in Possession in its chapter 11 case in the United States Bankruptcy Court for the Southern District of New York, Case No. 08-13555 (JMP)

By:	By:
Name: Daniel J. Ehrmann	Name: Daniel J. Ehrmann
Title: Vice President	Title: Vice President

LUXEMBOURG RESIDENTIAL PROPERTIES LOAN FINANCE S.A.R.L., as Debtor and Debtor in Possession in its chapter 11 case in the United States Bankruptcy Court for the Southern District of New York, Case No. 08-13555 (JMP)

BNC MORTGAGE LLC, as Debtor and Debtor in Possession in its chapter 11 case in the United States Bankruptcy Court for the Southern District of New York, Case No. 08-13555 (JMP)

By:	By:
Name: Daniel J. Ehrmann	Name: William J. Fox
Title: Manager	Title: Authorized Signatory

STRUCTURED ASSET SECURITIES CORPORATION, as Debtor and Debtor in Possession in its chapter 11 case in the United States Bankruptcy Court for the Southern District of New York, Case No. 08-13555 (JMP)	LB ROSE RANCH LLC, as Debtor and Debtor in Possession in its chapter 11 case in the United States Bankruptcy Court for the Southern District of New York, Case No. 08-13555 (JMP)

By:	By:
Name: Daniel J. Ehrmann	Name: Daniel J. Ehrmann
Title: Vice President	Title: Authorized Signatory

LB 2080 KALAKAUA OWNERS LLC, as Debtor and Debtor in Possession in its chapter 11 case in the United States Bankruptcy Court for the Southern District of New York, Case No. 08-13555 (JMP)	MERIT LLC, as Debtor and Debtor in Possession in its chapter 11 case in the United States Bankruptcy Court for the Southern District of New York, Case No. 08-13555 (JMP)

By:	By:
Name: Daniel J. Ehrmann	Name: Daniel J. Ehrmann
Title: Vice President	Title: Vice President

LB SOMERSET LLC, as Debtor and Debtor in Possession in its chapter 11 case in the United States Bankruptcy Court for the Southern District of New of New York, Case No. 08-13555 (JMP)	LB PREFERRED SOMERSET LLC, as Debtor and Possession in its chapter 11 case in the United States Bankruptcy Court for the Southern District of New of New York, Case No. 08-13555 (JMP)

By:	By:
Name: Daniel J. Ehrmann	Name: Daniel J. Ehrmann
Title: Vice President	Title: Vice President

LB 745 LLC, as Debtor and Debtor in Possession in its chapter 11 case in the United States Bankruptcy Court for the Southern District of New York, Case No. 08-13555 (JMP)	PAMI STATLER ARMS LLC, as Debtor and Debtor in Possession in its chapter 11 case in the United States Bankruptcy Court for the Southern District of New York, Case No. 08-13555 (JMP)

By:	By:
Name: Daniel J. Ehrmann	Name: Daniel J. Ehrmann
Title: Vice President	Title: Authorized Signatory

LB 3 GMBH	LEHMAN BROTHERS EUROPE INC

By:	By:
Name: Daniel J. Ehrmann	Name: Daniel J. Ehrmann
Title: Director	Title: Vice President

LB I GROUP INC.	LEHMAN BROTHERS INTERNATIONAL SERVICES INC.

By:	By:
Name: Daniel J. Ehrmann	Name: Daniel J. Ehrmann
Title: Vice President	Title: Vice President

LEHMAN BROTHERS OFFSHORE PARTNERS LTD.	LUXEMBOURG FINANCE S.A.R.L.

By:	By:
Name: William J. Fox	Name: Daniel J. Ehrmann
Title: Director	Title: Manager

PAMI HARBOUR PARK	PROPERTY ASSET MANAGEMENT INC.

By:	By:
Name: Daniel J. Ehrmann	Name: Daniel J. Ehrmann
Title: Vice President	Title: Vice President

Exhibit 14C

Description of the Hong Kong Settlement Agreement

On July 31, 2011, the Debtors entered into a settlement agreement (the “Hong Kong Settlement Agreement”) with Lehman Brothers Asia Holdings Limited (in liquidation), Lehman Brothers Asia Limited (in liquidation), Lehman Brothers Futures Asia Limited (in liquidation), Lehman Brothers Securities Asia Limited (in liquidation), LBQ Hong Kong Funding Limited (in liquidation), Lehman Brothers Nominees (H.K.) Limited (in liquidation), Lehman Brothers Asia Capital Company (in liquidation), Lehman Brothers Commercial Corporation Asia Limited (in liquidation), and Lehman Brothers Equity Finance (Cayman) Limited (in official liquidation) (collectively, the “Hong Kong Lehman Entities in Liquidation”). Pursuant to such agreement, the parties agreed that the Plan would incorporate and seek approval for a settlement of the allowed amount of all Claims of the Debtors against certain Hong Kong Lehman Entities in Liquidation, and all Claims of the Hong Kong Lehman Entities in Liquidation against certain of the Debtors, and released each other from and against all other claims. The Allowed amounts of the portions of certain claims that are based on either derivative contracts (marked with one asterisk below) or failed trades (marked with two asterisks below) will be determined pursuant to the procedures set forth in the Hong Kong Settlement Agreement. A summary of the Allowed Claims of each party is set forth in the table below.

As part of the Hong Kong Settlement Agreement, the Guarantee Claims asserted by the Hong Kong Lehman Entities In Liquidation against LBHI will be adjusted to account for the risks relating to (i) the enforceability of the applicable guarantees and (ii) substantive consolidation. LBHI is a net creditor of both Lehman Brothers Asia Holdings Limited (in liquidation) and Lehman Brothers Commercial Corporation Asia Limited (in liquidation) (the “Relevant HK Entities”). The Hong Kong Settlement Agreement provides that on each date on which a Relevant HK Entity makes a distribution to its creditors, a portion of the distribution payable to LBHI will be reallocated to third-party creditors of the applicable Relevant HK Entity to provide a distribution to such creditors in the amount that such creditors would have received if the Guarantee Claims of the Relevant HK Entities against LBHI were not adjusted for the above risks.

Pursuant to the Hong Kong Settlement Agreement, the Hong Kong Lehman Entities in Liquidation agreed to vote to accept the Plan, subject to being properly solicited pursuant to an approved disclosure statement under section 1125 of the Bankruptcy Code. Furthermore, the Hong Kong Lehman Entities in Liquidation agreed neither to object to the Plan nor to participate in the formulation of any other chapter 11 plan, and not to object to the Claims of any creditor that is or becomes a party to a plan support agreement that is substantially similar to the Hong Kong Settlement Agreement.

The Hong Kong Settlement Agreement provides for certain termination rights, including that the Hong Kong Lehman Entities in Liquidation may terminate the Hong Kong Settlement Agreement if the Debtors make any changes or amendments to the Plan that materially or adversely effect the treatment of, estimated recoveries by, or distributions to, or proportionate share of the Debtors’ assets that are distributed pursuant to the Plan to, the

14C-1

Allowed Claims of the Hong Kong Lehman Entities in Liquidation. Similarly, the Debtors may terminate the agreement if the Hong Kong Lehman Entities in Liquidation allow and provide for materially different treatment of claims held by other creditors of the Hong Kong Lehman Entities in Liquidation that are factually and legally similar to the claims of the Debtors, resulting in such other creditors having a recovery entitlement in respect of said claims that is materially higher than the recovery entitlement of the Debtors.

The Hong Kong Settlement Agreement is subject to (i) the confirmation of the Plan which incorporates the Hong Kong Settlement Agreement and (ii) approval of the Hong Kong Settlement Agreement by the High Court of the Hong Kong Special Administrative Region. The terms of the Hong Kong Settlement Agreement are the result of almost two years of arms’ length negotiations with the Hong Kong Lehman Entities in Liquidation. In the Debtors’ business judgment the terms of the Hong Kong Settlement Agreement are in the best interest of the Debtors’ estates. The Debtors request that the Bankruptcy Court approve the settlement between the Debtors and the Hong Kong Lehman Entities in Liquidation pursuant to Bankruptcy Rule 9019.

Aggregate Claims of Hong Kong

Entities Against the Debtors

Debtor	Allowed Amount
LBHI	$1,087,461,157	**
LCPI	$231,653,516
LBSF	$34,998,186	*
LBCS	$9,371,872
LOTC	$21
SASCO	$10
Merit	$825,986,350

Aggregate Claims of

Debtors Against Hong Kong Entities

Debtor	Allowed Amount
LBHI	$10,422,908,137	***
LCPI	$168,061,345
LBSF	$53,521,694	*
LBCC	$522,307,291	*
LBDP	$51
LBFP	$28
LB 745 LLC	$8,155

14C-2

Exhibit 14D

Hong Kong Settlement Agreement

14D-1

EXECUTION COPY

SETTLEMENT AND PLAN SUPPORT AGREEMENT

This Settlement and Plan Support Agreement (the “Agreement”) is made and entered into as of July 31, 2011 (the “Execution Date”), by and among (i) the US Debtors and (ii) the Hong Kong Lehman Entities In Liquidation. Each US Debtor and each Hong Kong Lehman Entity In Liquidation shall each be referred to individually as a “Party” and collectively as the “Parties.”

RECITALS

WHEREAS, on September 15, 2008 and on various dates thereafter, each of the US Debtors commenced a voluntary Chapter 11 Case under chapter 11 of the Bankruptcy Code in the Bankruptcy Court; the Chapter 11 Cases are being jointly administered under Case Number 08-13555 (JMP);

WHEREAS, on September 17, 2008 and dates thereafter, the Hong Kong Liquidators were appointed by the Hong Kong Court as provisional liquidators for each of the Hong Kong Lehman Entities In Liquidation. In February and March, 2009, the appointment of the Hong Kong Liquidators was confirmed by the creditors of each of the Hong Kong Lehman Entities In Liquidation and the Hong Kong Court;

WHEREAS, the US Debtors and the Hong Kong Lehman Entities In Liquidation are parties to the Lehman Global Protocol which generally provides for mutual information sharing and cooperation between the parties thereto;

WHEREAS, the Hong Kong Lehman Entities In Liquidation have filed the Hong Kong Proofs Of Claim against the US Debtors, as listed on Schedule A attached hereto;

WHEREAS, certain US Debtors have submitted the US Claims against the Hong Kong Lehman Entities In Liquidation, as listed on Schedule B attached hereto;

WHEREAS, the Parties have entered into the Tolling Agreement;

WHEREAS, the Parties (i) are desirous of resolving all disputes and all issues between the US Debtors and the Hong Kong Lehman Entities in Liquidation, and (ii) have agreed to defer and undertake good faith efforts to reconcile and resolve any disputes and issues involving the US Non-Debtor Affiliates and Hong Kong Lehman Entities Not In Liquidation until after the execution of this Agreement, each so as to avoid extensive, uncertain and expensive litigation;

WHEREAS, on July 1, 2011, the US Debtors filed the Plan and the Disclosure Statement;

WHEREAS, each of the US Debtors, either individually or jointly, will file an amendment, modification and/or supplement to the Plan that will incorporate the terms and conditions of this Agreement (such amendment, modification and/or supplement thereto, collectively, the “Amended Plan”);

WHEREAS, this Agreement provides that (i) the Hong Kong Proofs of Claim shall be allowed against the US Debtors, as agreed and listed in Schedule C; (ii) the US Claims shall be allowed against the Hong Kong Lehman Entities In Liquidation, as agreed and listed in Schedule D;

WHEREAS, LBHI has agreed that a portion of the dividend payable to it from the Relevant Hong Kong Lehman Entities In Liquidation shall be reallocated to Third Party Creditors, as set forth below;

WHEREAS, certain creditors listed on Exhibit 20 to the Disclosure Statement (as the same may be amended or supplemented) entered into plan support agreements (each, a “Supporting Creditor PSA”) with the US Debtors; and

WHEREAS, the Parties hereto intend for this Agreement to be an “Other PSA” as referred to and described in the Supporting Creditor PSAs.

NOW, THEREFORE, in consideration of the recitals stated above, the agreements, promises and warranties set forth below and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties agree as follows:

1. Definitions

Except as otherwise specified herein or as the context may otherwise require, the following terms have the respective meanings set forth below for all purposes of this Agreement.

“Affiliate” means “Affiliate” as defined in section 101(2) of the Bankruptcy Code.

“Agreement” is defined in the Preamble.

“Allowed Hong Kong Claims” means the allowed claims of the Hong Kong Lehman Entities In Liquidation as set forth in Section 2.1(a).

“Allowed US Claims” means the allowed claims of the US Debtors as set forth in Section 2.2.

“Alternative Confirmation Order” means an order of the Bankruptcy Court confirming an Alternative Plan pursuant to section 1129 of the Bankruptcy Code.

“Alternative Plan” means a chapter 11 plan or plans, proposed by parties other than the US Debtors.

“Amended Disclosure Statement” means the Disclosure Statement as amended, modified and/or supplemented to incorporate the terms of the Amended Plan.

“Applicable Hong Kong Law” means the law of the Hong Kong Special Administrative Region.

“Bankruptcy Code” means title 11 of the United States Code.

“Bankruptcy Court” means the United States Bankruptcy Court for the Southern District of New York.

“Business Day” means any day that is none of a Saturday, Sunday, United States federal holiday, a New York state holiday or a Hong Kong holiday.

“Calculation Statement” means the statement contemplated by Section 2.4.(c) which shall set forth as of each Hong Kong Distribution Date (i) the Reallocation Amount, (ii) each Third Party Creditor’s pro rata share of the Reallocation Amount, and (iii) the amount to be paid to LBHI by the Third Party Creditor Trustee in accordance with the terms of the Third Party Trust Deed. A form of Calculation Statement is set forth on Schedule F-l.

“Chapter 11 Cases” means the bankruptcy cases being jointly administered under Case Number 08-13555 (JMP) in the Bankruptcy Court.

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“Confirmation Order” means an order of the Bankruptcy Court: (i) confirming the Amended Plan pursuant to section 1129 of the Bankruptcy Code; (ii) approving, pursuant to Rule 9019 of the Federal Rules of Bankruptcy Procedure and applicable provisions of the Bankruptcy Code, the terms of this Agreement; and (iii) authorizing the US Debtors to take all necessary corporate actions to consummate the transactions contemplated by this Agreement.

“Derivatives Claims” means as applicable (i) those Allowed Hong Kong Claims or Allowed US Claims (or any constituent element thereof, as applicable) arising in respect of a derivatives trading relationship and/or secured financing between one or more US Debtors and one or more Hong Kong Lehman Entities In Liquidation and (ii) those Allowed Hong Kong Claims arising in respect of a guarantee by LBHI of a derivatives trading relationship and/or secured financing between one or more Hong Kong Lehman Entities In Liquidation and a US Debtor, LBIE or a Lehman Affiliate, all marked with an asterisk in Schedules C and D hereto and whether or not quantified therein.

“Disclosure Statement” means the Debtors’ Disclosure Statement for the Second Amended Joint Chapter 11 Plan of Lehman Brothers Holdings Inc. and its Affiliated Debtors Pursuant to Section 1125 of the Bankruptcy Code [ECF No. 18205], dated June 30, 2011.

“Distribution Withholding Provision” means any provision in the Amended Plan that provides that the Plan Administrator may determine, in its sole discretion, to withhold all or a portion of a distribution to an Affiliate if such Distribution would be distributed by such Affiliate to satisfy a claim of a different Affiliate against which a US Debtor has a claim but the latter Affiliate has refused to honor such claim without subordination, reduction or offset.

“Effective Date” means the date that the Amended Plan becomes effective as provided for therein.

“Failed Trade Guarantee Claims” means as applicable guarantee claims filed by a Hong Kong Lehman Entity In Liquidation against LBHI in respect of those Allowed Hong Kong Claims (or any constituent element thereof, as applicable) arising in respect of failed trades between one or more Hong Kong Lehman Entities In Liquidation and one or more parties guaranteed by LBHI in such connection, all marked with two asterisks in Schedules C and D hereto.

“Form 72 Authority” means, in relation to each Relevant Hong Kong Lehman Entity In Liquidation, the Authority to Liquidator to Pay Dividends to Another Person (in Form 72 in the Appendix to the Companies (Winding-up) Rules in the Laws of Hong Kong) to be executed and delivered by LBHI pursuant to Section 2.4(b) hereof, a form of which is attached as Exhibit A hereto.

“Hong Kong Avoidance Actions” means all avoidance actions and causes of action which may be brought by a Hong Kong Lehman Entity In Liquidation against any US Debtor pursuant to Applicable Hong Kong Law, including but not limited to sections 264B, 266B, 267, 269 of the Companies Ordinance, sections 45, 49, 50, 51 and 71A of the Bankruptcy Ordinance and section 60 of the Conveyancing and Property Ordinance.

“Hong Kong Court” means the High Court of the Hong Kong Special Administrative Region.

“Hong Kong Court Approval” means the approval of, and the sanction and the granting of authority by, the Hong Kong Court for the Hong Kong Liquidators, on behalf of the Hong Kong Lehman Entities In Liquidation, to execute and deliver this Agreement and perform all obligations and comply with the terms of this Agreement.

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“Hong Kong Distribution Date” means, in relation to each Relevant Hong Kong Lehman Entity In Liquidation, each date on which the relevant Hong Kong Liquidators pay a dividend to the creditors of such Hong Kong Lehman Entity In Liquidation.

“Hong Kong Guarantee Claims” means, with regards each Relevant Hong Kong Lehman Entity In Liquidation, the aggregate amount of its “Corporate Resolution Guarantee Claims” and “Transaction Guarantee Claims” as reflected in Schedule C and Schedule E, which amount may be adjusted with respect to Derivatives Claims and Failed Trade Guarantee Claims in accordance with section 2.5.

“Hong Kong Lehman Entities In Liquidation” means:

1.	Lehman Brothers Asia Holdings Limited (in liquidation);

2.	Lehman Brothers Asia Limited (in liquidation);

3.	Lehman Brothers Futures Asia Limited (in liquidation);

4.	Lehman Brothers Securities Asia Limited (in liquidation);

5.	LBQ Hong Kong Funding Limited (in liquidation);

6.	Lehman Brothers Nominees (H.K.) Limited (in liquidation);

7.	Lehman Brothers Asia Capital Company (in liquidation);

8.	Lehman Brothers Commercial Corporation Asia Limited (in liquidation); and

9.	Lehman Brothers Equity Finance (Cayman) Limited (in official liquidation).

“Hong Kong Lehman Entity Not In Liquidation” means an entity that is not subject to a liquidation, bankruptcy or insolvency proceeding and that is directly or indirectly managed and controlled by the Hong Kong Liquidators in their capacity as such.

“Hong Kong Liquidators” means the Joint and Several Liquidators, without personal liability, appointed by the Hong Kong Court to administer and liquidate the assets of the Hong Kong Lehman Entities In Liquidation.

“Hong Kong Proceedings” means the respective Hong Kong Court proceedings for the liquidation of the Hong Kong Lehman Entities In Liquidation.

“Hong Kong Proofs of Claim” means, subject to Section 2.3, the timely filed proofs of claim listed on Schedule A asserted by certain Hong Kong Lehman Entities In Liquidation against certain US Debtors.

“LBAH” means Lehman Brothers Asia Holdings Limited (in liquidation).
“LBCCA” means Lehman Brothers Commercial Corporation Asia Limited (in liquidation).

“LBHI” means Lehman Brothers Holdings Inc., one of the US Debtors.

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“LBHI Claim Amount” means either the LBHI-LBAH Claim Amount or the LBHI-LBCCA Claim Amount, as applicable.

“LBHI Compromise Claim Amount” means either the LBHI-LBAH Claim Amount or the LBHI-LBCCA Claim Amount, as applicable, reduced by the amount of the applicable Hong Kong Guarantee Claims to the extent shown in Schedule E, which amount may be adjusted with respect to Derivatives Claims and Failed Trade Guarantee Claims in accordance with section 2.5.

“LBHI-LBAH Claim Amount” means the amount of the claim(s) asserted and timely filed by LBHI against LB AH, as identified in Schedule E.

“LBHI-LBCCA Claim Amount” means the amount of the claim(s) asserted and timely filed by LBHI against LBCCA, as identified in Schedule E.

“LBHI Minimum Claim Amount” means either the LBHI-LBAH Claim Amount or the LBHI-LBCCA Claim Amount, as applicable, reduced by the amount of the applicable Hong Kong Guarantee Claims in the full amount asserted as reflected on Schedule E, which amount may be adjusted with respect to Derivatives Claims and Failed Trade Guarantee Claims in accordance with section 2.5.

“LBIE” means Lehman Brothers International (Europe) (in administration).

“Lehman Affiliate” means each of Lehman Brothers Finance S.A., Lehman Brothers Japan Inc., Lehman Brothers Bankhaus AG (in Insolvenz), and Lehman Brothers Treasury Co. B.V.

“Lehman Global Protocol” means that certain Cross-Border Insolvency Protocol for the Lehman Brothers Group of Companies dated May 12, 2009.

“Other Non-Party” means any person, entity or other organization which is not a party to this Agreement.

“Plan” means the Second Amended Joint Chapter 11 Plan of Lehman Brothers Holdings Inc. and its Affiliated Debtors [ECF No. 18204], dated June 30, 2011.

“Plan Administrator” shall have the meaning ascribed to it in the Amended Plan.

“Position Statement” means a statement or spreadsheet showing all amounts previously received by each Third Party Creditor in connection with such Third Party Creditor’s claims against LBAH and LBCCA, including amounts received in the form of (i) distributions from LBAH and LBCCA, (ii) pro rata shares of Reallocation Amounts, (iii) any other distributions from LBHI, and (iv) any other payments or consideration of any kind whatsoever. A form of Position Statement is set forth on Schedule F-2.

“Pro Rata Distribution Fraction” means, with respect to each Relevant Hong Kong Lehman Entity In Liquidation, a fraction, to be calculated on each Hong Kong Distribution Date, where: (A) the numerator is equal to the amount to be distributed to its creditors; and (B) the denominator is equal to the aggregate of all claims asserted against such Relevant Hong Kong Lehman Entity In Liquidation in its Hong Kong Proceedings as of such Hong Kong Distribution Date, taking into account as the LBHI Claim Amount, either (i) the LBHI Compromise Claim Amount to calculate the Third Party Creditor Distributable Amount With Compromise, or (ii) the LBHI Minimum Claim Amount to calculate the Third Party Creditor Distributable Amount Without Compromise.

“Reallocation Amount” means, as of a Hong Kong Distribution Date, an amount equal to the difference between (i) the Third Party Creditor Distributable Amount Without Compromise, and (ii) the Third Party Creditor Distributable Amount With Compromise.

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“Relevant Hong Kong Lehman Entities In Liquidation” means LBAH and LBCCA (each a “Relevant Hong Kong Lehman Entity In Liquidation”).

“Third Party Creditor Claim Amount” means, as at each Hong Kong Distribution Date, the aggregate amount of all Third Party Creditors’ claims against LBAH or LBCCA, as applicable.

“Third Party Creditor Distributable Amount With Compromise” means an amount equal to the product of (i) the Third Party Creditor Claim Amount multiplied by (ii) the Pro Rata Distribution Fraction calculated on the basis of the LBHI Compromise Claim Amount.

“Third Party Creditor Distributable Amount Without Compromise” means an amount equal to the product of (i) the Third Party Creditor Claim Amount multiplied by (ii) the Pro Rata Distribution Fraction calculated on the basis of the LBHI Minimum Claim Amount.

“Third Party Creditors” means, in relation to a Relevant Hong Kong Lehman Entity In Liquidation, all persons or entities asserting a claim or other right to payment from a Relevant Hong Kong Lehman Entity In Liquidation in its Hong Kong Proceedings that are not, and at no time were, Affiliates of any US Debtor or Affiliates of any Hong Kong Lehman Entity In Liquidation.

“Third Party Creditor Trust” means the trust to be created pursuant to the terms of the Third Party Creditor Trust Deed.

“Third Party Creditor Trust Deed” means the trust deed to be executed by and between LBHI and the Third Party Creditor Trustee pursuant to Section 2.4 hereof, establishing the Third Party Creditor Trust.

“Third Party Creditor Trustee” means the trustee to be appointed under the Third Party Creditor Trust Deed.

“Tolling Agreement” means that certain Amended Tolling Agreement, dated as of September 9, 2010, between the Parties.

“US Avoidance Actions” all actions under chapter 5 of the Bankruptcy Code or similar actions under other applicable law.

“US Claims” means, subject to Section 2.3, the claims listed on Schedule B attached hereto which have been asserted by certain US Debtors against certain Hong Kong Lehman Entities In Liquidation.

“US Debtors” means LBHI; Lehman Brothers Special Financing Inc.; Lehman Commercial Paper Inc.; Lehman Brothers Commercial Corporation; Lehman Brothers Financial Products Inc.; Lehman Brothers OTC Derivatives Inc.; Lehman Brothers Derivative Products Inc.; Lehman Brothers Commodity Services Inc.; Lehman Scottish Finance L.P.; CES Aviation LLC; CES Aviation V LLC; CES Aviation IX LLC; East Dover Limited; Luxembourg Residential Properties Loan Finance S.a.r.l; BNC Mortgage LLC; Structured Asset Securities Corporation; LB Rose Ranch LLC; LB 2080 Kalakaua Owners LLC; Merit LLC; LB Somerset LLC; LB Preferred Somerset LLC; LB 745 LLC; and PAMI Statler Arms LLC.

“US Non-Debtor Affiliate” means an entity that is not subject to a liquidation, bankruptcy or insolvency proceeding and that is directly or indirectly managed and controlled by a US Debtor.

“Voting Deadline” means the deadline set by the Bankruptcy Court for voting to accept or reject the Amended Plan.

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2. Settlement of Claims.

2.1. The Allowed Hong Kong Claims

2.1.(a) The Allowed Hong Kong Claims. The claims of the Hong Kong Lehman Entities In Liquidation that are set forth on Schedule A will be allowed and accepted as non-priority, unsecured claims in the amounts set forth on Schedule C under the heading “Allowed Hong Kong Claims,” subject to adjustment of Derivatives Claims and Failed Trade Guarantee Claims in accordance with Section 2.5, in full and complete satisfaction of all claims of the Hong Kong Lehman Entities in Liquidation against the US Debtors. Subject to Section 2.5, all claims of the Hong Kong Lehman Entities in Liquidation against the US Debtors that are not reflected on Schedule C shall be disallowed.

2.1.(b) Distribution Withholding Provision. To the extent that the Amended Plan contains a Distribution Withholding Provision, such Distribution Withholding Provision shall not apply to any distributions that the Plan Administrator may make to the Hong Kong Lehman Entities In Liquidation under the Amended Plan in respect of the Allowed Hong Kong Claims.

2.2. The Allowed US Claims Against the Hong Kong Lehman Entities In Liquidation. The US Claims shall be allowed as non-subordinated, general unsecured claims in the amounts listed in Schedule D under the heading “Allowed US Claims,” subject to adjustment of Derivatives Claims and Failed Trade Guarantee Claims in accordance with Section 2.5, and shall be entitled to a pro rata distribution consistent with Applicable Hong Kong Law in full and complete satisfaction of all claims of the US Debtors against the Hong Kong Lehman Entities in Liquidation, provided that the dividends to which LBHI is entitled out of the estates of the Relevant Hong Kong Lehman Entities In Liquidation shall be treated as provided in Section 2.4. Subject to Section 2.5, all claims of the US Debtors against the Hong Kong Lehman Entities in Liquidation that are not reflected on Schedule D shall be disallowed.

2.3. Set Off. Subject to the occurrence of the Effective Date, where there are mutual claims between a particular US Debtor and a particular Hong Kong Lehman Entity In Liquidation, the claims shall be set off against each other and only the balance shall be payable by the applicable Party.

2.4. Treatment of the dividends to which LBHI is entitled out of the estates of the Relevant Hong Kong Lehman Entities In Liquidation

2.4.(a) LBHI shall establish the Third Party Creditor Trust by entering into the Third Party Creditor Trust Deed.

2.4.(b) LBHI shall execute and deliver to the relevant Hong Kong Liquidators a Form 72 Authority in respect of each of the Relevant Hong Kong Lehman Entities In Liquidation irrevocably and unconditionally instructing the Hong Kong Liquidators to pay to the Third Party Creditor Trustee on each Hong Kong Distribution Date following the Effective Date all dividends to which LBHI is entitled out of the estates of the Relevant Hong Kong Lehman Entities In Liquidation.

2.4.(c) The Hong Kong Liquidators may make distributions to the creditors of LBCCA or LBAH prior to the Effective Date provided that, subject to Section 4.8 below, the Parties agree that no distribution shall be made to LBHI prior to the Effective Date.

2.4.(d) Following the Effective Date and at least five (5) Business Days prior to each Hong Kong Distribution Date, the Hong Kong Liquidators and LBHI shall provide any necessary information to the Third Party Creditor Trustee for the Third Party Creditor Trustee to produce a Position Statement and a Calculation Statement pursuant to the terms of the Third Party Creditor Trust Deed. The Calculation Statement shall be documentary support for determination of the Reallocation Amount and shall show each Third Party Creditor’s pro rata share of the Reallocation Amount.

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2.4.(e) On each Hong Kong Distribution Date following the Effective Date,

2.4.(e)(i) the Hong Kong Liquidators shall, pursuant to each Form 72 Authority, pay to the Third Party Creditor Trustee any and all dividend otherwise payable to LBHI to be held and used for the purposes of the Third Party Creditor Trust.

2.4.(e)(ii) in accordance with the Calculation Statement and the terms of the Third Party Creditor Trust Deed, the Third Party Creditor Trustee shall (and LBHI shall use reasonable endeavors to procure that the Third Party Creditor Trustee shall) distribute the Reallocation Amount among the Third Party Creditors pro rata to their respective claims and the remainder to LBHI.

2.4.(f) Notwithstanding any other provision of this Agreement, and as provided in the Third Party Creditor Trust Deed, no Third Party Creditor shall receive any distribution out of the Third Party Creditor Trust or in LBHI’s Chapter 11 Case that would result in it receiving from all sources more than 100% of its claim(s) against the Relevant Hong Kong Lehman Entities In Liquidation as adjudicated and admitted by the relevant Hong Kong Liquidators or determined by the courts of Hong Kong.

2.5. Adjustment of Derivatives Claims and Failed Trade Guarantee Claims. The amounts of all Derivatives Claims and Failed Trade Guarantee Claims shall be agreed, and if applicable, adjusted, in accordance with the procedures and other terms provided in Schedule G.

2.6. Claims Register. In order to reflect the entry into this Agreement, after this Agreement has become effective in accordance with its terms, the Parties hereto acknowledge and agree that (i) the Hong Kong Proofs of Claim and the US Claims shall be deemed amended to the extent necessary to reflect the terms of the settlement reached in this Agreement and/or to reflect the reconciliation of such claims that has been ongoing amongst the Parties, and (ii) they shall execute and submit joint instructions to Epiq Bankruptcy Solutions, LLC, requesting that the claims register in the Chapter 11 Cases be amended to reflect the allowance and disallowance of the Hong Kong Proofs of Claim in accordance with this Agreement.

3. Plan and Related Support.

3.1. The US Debtors’ Obligations. Within a reasonable period of time following the Execution Date, the US Debtors will (i) file the Amended Plan to incorporate this Agreement and seek approval of the Amended Disclosure Statement and voting procedures with respect thereto; (ii) prosecute the Amended Plan and seek entry of a Confirmation Order; and (iii) provide the Hong Kong Lehman Entities In Liquidation any contemplated amendment, modification or supplement to the Amended Plan and/or Amended Disclosure Statement that relates to the Hong Kong Lehman Entities In Liquidation prior to filing such document with the Bankruptcy Court.

3.2. The Hong Kong Lehman Entities In Liquidation’s Obligations. The Hong Kong Lehman Entities In Liquidation agree to perform and comply with the following obligations as to the Amended Plan, which obligations shall become effective upon the Execution Date notwithstanding any other provisions of this Agreement:

3.2.(a) The Hong Kong Lehman Entities In Liquidation shall promptly seek the Hong Kong Court Approval prior to the Voting Deadline.

3.2.(b) The Hong Kong Lehman Entities In Liquidation shall (i) neither oppose nor object to the Amended Disclosure Statement, and (ii) neither join in nor support any objection to the Amended Disclosure Statement.

3.2.(c) If the Bankruptcy Court allows the US Debtors to solicit acceptances of the Amended Plan before acceptances are solicited for any Alternative Plan or Alternative Plans, and provided that the

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Hong Kong Lehman Entities In Liquidation have been solicited pursuant to section 1125 of the Bankruptcy Code, the Hong Kong Lehman Entities In Liquidation shall (i) timely vote to accept the Amended Plan in the amounts set forth on Schedule A with respect to each Hong; Kong Proof of Claim identified thereon, and not thereafter withdraw or change such vote, and (ii) support approval and confirmation of the Amended Plan.

3.2.(d) The Hong Kong Lehman Entities In Liquidation shall not oppose or object to the Amended Plan or the solicitation of the Amended Plan, or join in or support any objection to the Amended Plan or the solicitation of the Amended Plan.

3.2.(e) Subject to Section 3.2.(f) below, the Hong Kong Lehman Entities In Liquidation shall not (i) participate in the formulation of, file, or prosecute any Alternative Plan, (ii) join in or support any Alternative Plan, including, without limitation, express support in writing of, or enter into any form of plan support agreement with respect to any Alternative Plan, or (iii) take any action to alter, delay or impede the confirmation and consummation of the Amended Plan.

3.2.(f) If the Bankruptcy Court allows other parties to solicit acceptances of any Alternative Plan or Alternative Plans at the same time as the Amended Plan, the Hong Kong Lehman Entities In Liquidation may agree to vote and may actually vote to accept any Alternative Plan or Alternative Plans, provided that such Alternative Plan or Alternative Plans provide the Hong Kong Lehman Entities In Liquidation with an equal or greater economic recovery than the Amended Plan, and provided, further, that each Hong Kong Lehman Entity In Liquidation shall also (i) timely vote to accept the Amended Plan, and not thereafter withdraw or change such vote, (ii) comply with the provisions of Sections 3.2.(d) and 3.2.(e) above, and (iii) support approval and confirmation of the Amended Plan, and indicate a preference for the Amended Plan on its voting ballot, if the Amended Plan provides such Hong Kong Lehman Entity In Liquidation with an equal economic recovery compared with any Alternative Plan that such Hong Kong Lehman Entity In Liquidation votes to accept. Notwithstanding anything contained in this Section 3, the Hong Kong Lehman Entities In Liquidation shall not indicate a preference on their voting ballots for any Alternative Plan.

3.3. Solicitation Required in Connection with Amended Plan. Notwithstanding anything contained in this Section 3 or elsewhere in this Agreement, this Agreement is not, and shall not be deemed to be, a solicitation of a vote for the acceptance of the Amended Plan pursuant to section 1125 of the Bankruptcy Code, or rejection of any Alternative Plan. Acceptance of the Amended Plan will not be solicited until the Bankruptcy Court has approved the Amended Disclosure Statement and related ballots, and such Amended Disclosure Statement and ballots have been transmitted to parties entitled to receive the same in accordance with an order of the Bankruptcy Court.

3.4. This Agreement an Other PSA. The US Debtors agree that this Agreement is an Other PSA substantially similar to the Supporting Creditor PSAs.

4. The Hong Kong Lehman Entities In Liquidation’s Representations, Warranties and Covenants. In order to induce the US Debtors to enter into and perform their obligations under this Agreement, each Hong Kong Lehman Entity In Liquidation hereby represents, warrants, acknowledges and covenants as follows:

4.1. Authority. Subject to Hong Kong Court Approval, (i) each Hong Kong Lehman Entity In Liquidation has the power and authority to execute, deliver and perform its obligations under this Agreement, and to consummate the transactions contemplated herein; and (ii) the execution, delivery and performance of this Agreement by such Hong Kong Lehman Entity In Liquidation and the consummation of the transactions contemplated herein have been duly authorized by all necessary action on the part of such Hong Kong Lehman Entity In Liquidation and no other proceedings on the part of such Hong Kong Lehman Entity In Liquidation are necessary to authorize and approve this Agreement or any of the transactions contemplated herein.

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4.2. Validity. Subject to Hong Kong Court Approval, this Agreement has been duly executed and delivered by each Hong Kong Lehman Entity In Liquidation and without prejudice to Section 9 constitutes the legal, valid and binding agreement of each Hong Kong Lehman Entity In Liquidation, enforceable against each Hong Kong Lehman Entity In Liquidation in accordance with its terms.

4.3. Authorization of Governmental Authorities and Creditors. No action by (including any authorization, consent or approval), in respect of, or filing with, any governmental authority is required for, or in connection with, the valid and lawful authorization, execution, delivery and performance by each Hong Kong Lehman Entity In Liquidation pursuant to this Agreement other than as set forth in Section 4.1 above.

4.4. No Reliance. Each Hong Kong Lehman Entity In Liquidation (i) is a sophisticated party with respect to the subject matter of this Agreement, (ii) has been represented and advised by legal counsel in connection with this Agreement, (iii) has adequate information concerning the matters that are the subject of this Agreement, and (iv) has independently and without reliance upon any US Debtor or any of its affiliates or any officer, employee, agent or representative thereof, and based on such information as each Hong Kong Lehman Entity In Liquidation has deemed appropriate, made its own analysis and decision to enter into this Agreement, except that each Hong Kong Lehman Entity In Liquidation has relied upon each US Debtor’s express representations, warranties and covenants in this Agreement, each Hong Kong Lehman Entity In Liquidation acknowledges that it has entered into this Agreement voluntarily and of its own choice and not under coercion or duress.

4.5. Title; No Prior Transfer of Claims.

4.5.(a) As of the Execution Date each Hong Kong Lehman Entity In Liquidation owns and has good title to its respective Hong Kong Proofs of Claim, free and clear of any and all liens, security interests, participations or encumbrances created or incurred by or against any Hong Kong Lehman Entity In Liquidation and has not transferred or assigned to any other person any of the claims that are the subject of this Agreement, in whole or in part.

4.5.(b) After the Effective Date, each Hong Kong Lehman Entity In Liquidation may transfer any of its Hong Kong Proofs of Claims or Allowed Hong Kong Claims, or any rights or interests arising thereunder, in whole or in part; provided, however, that any transferee of such Hong Kong Proofs of Claims or Allowed Hong Kong Claims agrees in writing that the terms of this Agreement shall be binding in all respects upon, and shall govern its acts and those of any successor transferees.

4.6. Affiliates. The Hong Kong Lehman Entities In Liquidation shall cooperate with the US Debtors and undertake good faith efforts to reconcile and resolve the allowance of claims and receivables held by or against, and any disputes and issues involving, the US Non-Debtor Affiliates and Hong Kong Lehman Entities Not In Liquidation in a manner generally consistent with the provisions of this Agreement.

4.7. Tolling Agreement. The Hong Kong Lehman Entities In Liquidation shall not terminate the Tolling Agreement while this Agreement remains in force and effect.

4.8. Hong Kong Reserves. Prior to the Effective Date, pursuant to Applicable Hong Kong Law, the Hong Kong Liquidators may not make any distributions on a Hong Kong Distribution Date unless the Hong Kong Liquidators retain sufficient funds to reserve for any and all dividends payable to LBHI as of such Hong Kong Distribution Date on the full amount of the US Claims asserted by LBHI.

4.9. Other PSAs. The Hong Kong Lehman Entities In Liquidation shall not file, support or participate in any objection to the claims of any creditor that is or becomes a party to a Supporting Creditor PSA with the US Debtors that is substantially similar to this Agreement.

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5. The US Debtors’ Representations, Warranties and Covenants. In order to induce the Hong Kong Lehman Entities In Liquidation to enter into and perform its obligations under this Agreement, each US Debtor hereby represents, warrants, acknowledges and covenants as follows:

5.1. Authority. Subject to the occurrence of the Effective Date, (i) each US Debtor has the power and authority to execute, deliver and perform its obligations under this Agreement, and to consummate the transactions contemplated herein and (ii) the execution, delivery and performance by such US Debtor of this Agreement and the consummation of the transactions contemplated herein have been duly authorized by all necessary action on the part of such US Debtor and no other proceedings on the part of such US Debtor are necessary to authorize and approve this Agreement or any of the transactions contemplated herein.

5.2. Validity. This Agreement has been duly executed and delivered by each US Debtor and, without prejudice and subject to Section 9, constitutes the legal, valid and binding agreement of each US Debtor, enforceable against each US Debtor in accordance with its terms.

5.3. Authorization of Governmental Authorities. No action by (including any authorization, consent or approval), in respect of, or filing with, any governmental authority is required for, or in connection with, the valid and lawful authorization, execution, delivery and performance by each US Debtor, other than entry of the Confirmation Order.

5.4. No Reliance. Each US Debtor (i) is a sophisticated party with respect to the matters that are the subject of this Agreement, (ii) has had the opportunity to be represented and advised by legal counsel in connection with this Agreement, (iii) has adequate information concerning the matters that are the subject of this Agreement, and (iv) has independently and without reliance upon the Hong Kong Lehman Entities In Liquidation and based on such information as such US Debtor has deemed appropriate, made its own analysis and decision to enter into this Agreement, except that such US Debtor has relied upon the Hong Kong Lehman Entities In Liquidation’s express representations, warranties and covenants in this Agreement, which it enters, or as to which it acknowledges and agrees, voluntarily and of its own choice and not under coercion or duress.

5.5. Title; No Transfer of Claims.

5.5.(a) As of the Execution Date each US Debtor owns and has good title to its respective US Claims, free and clear of any and all liens, security interests, participations or encumbrances created or incurred by or against such US Debtor, and has not transferred or assigned to any other person any of the claims that are the subject of this Agreement, in whole or in part.

5.5.(b) After the Effective Date, each US Debtor may transfer any of the US Claims or Allowed US Claims, or any rights or interests arising thereunder, in whole or in part; provided, however, that any transferee of such US Claims or Allowed US Claims agrees in writing that the terms of this Agreement shall be binding in all respects upon, and shall govern its acts and those of any successor transferees.

5.6. Affiliates. The US Debtors shall cooperate with the Hong Kong Lehman Entities In Liquidation and undertake good faith efforts to reconcile and resolve the allowance of claims and receivables held by or against, and any disputes and issues involving, the US Non-Debtor Affiliates and Hong Kong Lehman Entities Not In Liquidation in a manner generally consistent with the provisions of this Agreement.

5.7. Tolling Agreement. The US Debtors shall not terminate the Tolling Agreement while this Agreement remains in force and effect.

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6. Surviving Contracts. The contracts and any non-binding agreements listed in Schedule H attached hereto shall survive the execution and consummation of this Agreement. All other pre-petition contracts between the US Debtors and the Hong Kong Lehman Entities In Liquidation that are not included on Schedule H shall be rejected pursuant to section 365 of the Bankruptcy Code in accordance with the Amended Plan. Any claims that arise from the rejection of contracts between the US Debtors and the Hong Kong Lehman Entities In Liquidation are deemed to be satisfied in full by the claims allowed pursuant to Section 2 hereof.

7. Cooperation. The Parties will continue to exchange data relating to the respective bankruptcy cases and insolvency proceedings pursuant to and subject to the terms of the data sharing agreement between (among others) the Parties dated March 19, 2010 and the Lehman Global Protocol in order to assist each other in resolving claims of Affiliates and other creditors.

8. Releases.

8.1. US Debtors’ Release of the Hong Kong Lehman Entities In Liquidation. Upon the occurrence of the Effective Date, and except as to (i) the claims allowed as set forth in Section 2 hereof, (ii) the US Debtors’ distribution entitlements in the Hong Kong Proceedings, (iii) the agreements, promises, settlements, representations and warranties set forth in this Agreement, (iv) the performance of the obligations set forth herein, (v) the claims, if any, arising under the surviving contracts set forth on Schedule H hereto, and (vi) any interest or rights that any US Debtor has in monies or assets held in trust for it by any Hong Kong Lehman Entity In Liquidation, subject to the effectiveness of this Agreement in accordance with Section 9 below, and in consideration of the foregoing and the Hong Kong Lehman Entities In Liquidation’s execution of this Agreement, each US Debtor on behalf of itself, its estate, and its successors and assigns, will fully and forever release, discharge and acquit each Hong Kong Lehman Entity In Liquidation, the Hong Kong Liquidators, and their respective successors, assigns, officers, employees, agents, representatives, consultants, financial advisors, accountants and attorneys, from all actions, causes of actions, judgments, executions, debts, demands, rights, damages, costs, expenses, and claims of every kind, nature, and character whatsoever, whether at law or in equity, whether based on contract (including, without limitation, quasi-contract or estoppel), statute, regulation, tort (excluding intentional torts, fraud, recklessness, gross negligence or willful misconduct) or otherwise, accrued or unaccrued, known or unknown, matured or unmatured, liquidated or unliquidated, certain or contingent, including, without limitation, (y) any administrative expense claims arising under Applicable Hong Kong Law, and (z) all US Avoidance Actions. Without limiting the generality of the foregoing and notwithstanding any provision of the Amended Plan (including without limitation section 8.14 (Subrogation) therein), the release, discharge and acquittal in this Section 8.1 shall apply to all rights of subrogation against any Hong Kong Lehman Entity In Liquidation to which the US Debtors may be entitled arising from any Distribution (as defined in the Amended Plan) or any payment out of the Reallocation Amount to any Third Party Creditor or otherwise howsoever.

8.2. The Hong Kong Lehman Entities In Liquidation’s Release of the US Debtors. Upon the occurrence of the Effective Date, and except as to (i) the allowed claims referred to in Section 2 hereof, (ii) the Hong Kong Lehman Entities In Liquidation’s distribution entitlements in the Chapter 11 Cases, (iii) the agreements, promises, settlements, representations and warranties set forth in this Agreement, (iv) the performance of the obligations set forth herein, (v) the claims, if any, arising under the surviving contracts set forth on Schedule H hereto, and (vi) any interest or rights that any Hong Kong Lehman Entity In Liquidation has in monies or assets held in trust for it by any US Debtor, and subject to the effectiveness of this Agreement in accordance with Section 9 below, and in consideration of the foregoing and the US Debtors’ execution of this Agreement, each Hong Kong Lehman Entity In Liquidation on behalf of itself, its estate, and its successors and assigns, will fully and forever release, discharge and acquit each US Debtor, and its respective successors, assigns, officers, employees, agents, representatives, consultants, financial advisors, accountants and attorneys, from all manners of action, causes of action, judgments, executions, debts, demands, rights, damages, costs, expenses, and claims of every kind, nature, and character whatsoever, whether at law or in equity, whether based on contract (including,

12

without limitation, quasi-contract or estoppel), statute, regulation, tort (excluding intentional torts, fraud, recklessness, gross negligence or willful misconduct) or otherwise, accrued or unaccrued, known or unknown, matured or unmatured, liquidated or unliquidated, certain or contingent, including, without limitation, (y) any administrative expense claims arising under section 503 of the Bankruptcy Code, and (z) Hong Kong Avoidance Actions.

8.3. Nothing in this Agreement shall operate as a release or waiver by or against any Hong Kong Lehman Entity Not In Liquidation or any US Non-Debtor Affiliate.

9. Effectiveness of Agreement.

9.1. Sections 3, 4, 5, 9, 10 and 11 through 23 of this Agreement shall be effective upon the Execution Date.

9.2. Other than Sections 3, 4, 5, 9, 10, and 11 through 23, this Agreement shall be effective upon the first date that all of the following have occurred: (a) the due execution of the deed creating the Third Party Creditor Trust and delivery thereof to the Third Party Creditor Trustee; (b) the due execution by LBHI of a Form 72 Authority in respect of each Relevant Hong Kong Lehman Entity In Liquidation and delivery thereof to the respective Hong Kong Liquidators thereof; (c) Hong Kong Court Approval; and (d) the Effective Date.

10. Termination.

10.1. Automatic Termination. This Agreement shall automatically terminate on any date on which (i) the US Debtors file a chapter 11 plan that provides for the substantive consolidation of one or more US Debtor and any Hong Kong Lehman Entity In Liquidation or any Hong Kong Lehman Entity Not In Liquidation, or (ii) the Bankruptcy Court denies with prejudice the motion seeking the Confirmation Order.

10.2. The US Debtors’ Right to Terminate. The US Debtors shall collectively have the right, at their election, to terminate this Agreement by written notice to the Hong Kong Lehman Entities In Liquidation if:

10.2.(a) there is a breach, in any material respect, of the representations, warranties and/or covenants of the Hong Kong Lehman Entities In Liquidation hereunder, taken as a whole, and the Hong Kong Lehman Entities In Liquidation shall fail to cure such breach within ten (10) days following written notice of such breach from the US Debtors;

10.2.(b) subject to Section 3.2(f), any of the Hong Kong Lehman Entities In Liquidation join in or support any Alternative Plan, including, without limitation, express support in writing of, or enter into any form of plan support agreement with respect to any Alternative Plan;

10.2.(c) the Hong Kong Lehman Entities In Liquidation terminate the Tolling Agreement;

10.2.(d) the Hong Kong Lehman Entities In Liquidation fail to obtain the Hong Kong Court Approval;

10.2.(e) other than as set forth herein, the Hong Kong Lehman Entities In Liquidation allow and provide for materially different treatment of claims held by other creditors of the Hong Kong Lehman Entities In Liquidation that are factually and legally similar to the Allowed US Claims, that results in such other creditors having a recovery entitlement in respect of said claims that is materially higher than the recovery entitlement in respect of such Allowed US Claims; or

10.2.(f) the Bankruptcy Court enters an Alternative Confirmation Order.

13

10.3. The Hong Kong Lehman Entities In Liquidation’s Right to Terminate. The Hong Kong Lehman Entities In Liquidation shall collectively have the right, at their election, to terminate this Agreement by written notice to the US Debtors if:

10.3.(a) there is a breach, in any material respect, of the representations, warranties and/or covenants of the US Debtors hereunder, taken as a whole, and the US Debtors shall fail to cure such breach within ten (10) days following written notice of such breach from the Hong Kong Lehman Entities In Liquidation;

10.3.(b) the US Debtors terminate the Tolling Agreement;

10.3.(c) the US Debtors make any changes or amendments to the Amended Plan or Amended Disclosure Statement, or the US Debtors take any other action (including, without limitation, with respect to claims, asset transfers or allocations) in each case, that individually or, in the aggregate together with all other such changes, amendments, actions and agreements, will, if the Amended Plan were to be consummated, materially and adversely affect the treatment of, estimated recoveries by, or distribution to, or proportionate share of the US Debtors’ assets that are distributed pursuant to the Amended Plan to, the Allowed Hong Kong Claims;

10.3.(d) the Effective Date does not occur on or before December 31, 2012, provided, that such date may be extended with the consent of the Hong Kong Lehman Entities In Liquidation which consent may be withheld at their discretion;

10.3.(e) provided, that with respect to Sections 10.3(c) and 10.3(d) above, (i) the US Debtors are not guaranteeing or committing to any specific recovery amount under the Amended Plan, and (ii) modifications to the projected recovery amounts set forth in the disclosure statement approved by the Bankruptcy Court with respect to the Amended Plan that are based upon revised projections of asset values shall not constitute material modifications to the Amended Plan; and provided, further, that that the termination right in Section 10.3(b) above must be exercised no later than ten (10) business days prior to the hearing for approval of the disclosure statement with respect to the Amended Plan.

10.4. Effect of Termination. In the event that this Agreement is terminated in accordance with its terms by either the US Debtors or the Hong Kong Lehman Entities In Liquidation, then neither this Agreement, nor any motion or other pleading filed in the Bankruptcy Court with respect to the approval of this Agreement or confirmation of the Amended Plan, shall have any res judicata or collateral estoppel effect or be of any force or effect, each of the Parties’ respective interests, rights, remedies and defenses shall be restored without prejudice as if this Agreement had never been executed (except as to this Section 10.4) and the Parties hereto shall be automatically relieved of any further obligations hereunder. Except as expressly provided herein, this Agreement and all communications and negotiations among the Parties with respect hereto or any of the transactions contemplated hereunder are without waiver of or prejudice to the Parties rights and remedies and the Parties hereby reserve all claims, defenses and positions that they may have with respect to each other.

11. Venue and Choice of Law.

11.1. Venue. To the maximum extent permissible by law, the Parties expressly consent and submit to the exclusive jurisdiction of the Bankruptcy Court over any actions or proceedings relating to the enforcement or interpretation of this Agreement and any Party bringing such action or proceeding shall bring such action or proceeding in the Bankruptcy Court; provided that, any actions or proceedings arising out of disputes in the amount or validity of the US Claims shall be the exclusive jurisdiction of the Hong Kong Court. Each of the Parties agrees that a final judgment in any such action or proceeding, including all appeals, shall be conclusive and may be enforced in other jurisdictions (including any foreign jurisdictions) by suit on the judgment or in any other manner provided by applicable law. If the Bankruptcy Court refuses or abstains from exercising jurisdiction over the enforcement of this Agreement

14

and/or any actions or proceedings arising hereunder or thereunder, then the Parties agree that venue shall be in any court in the State of New York having proper jurisdiction. Each Party hereby irrevocably and unconditionally waives, to the fullest extent it may legally and effectively do so, (i) any objection which it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Agreement with the Bankruptcy Court or with any other state or federal court located within the County of New York in the State of New York, or with the Hong Kong Court, solely relating to any actions or proceedings arising out of disputes in the amount or validity of the US Claims and (ii) the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court. Each Party irrevocably consents to service of process in the manner provided for notices in Section 12 hereof. Nothing in this Agreement will affect the right, or requirement, of any Party to this Agreement to serve process in any other manner permitted or required by applicable law.

11.2. Choice of Law. This Agreement and all claims and disputes arising out of or in connection with this Agreement, shall be governed by and construed in accordance with the laws of the State of New York and the Bankruptcy Code, without regard to choice of law principles to the extent such principles would apply a law other than that of the State of New York or the Bankruptcy Code; provided, however, that any claims and disputes arising out of the US Claims shall be governed by and construed in accordance with Applicable Hong Kong Law except as otherwise provided in the underlying agreements.

12. Notices. All notices and other communications given or made pursuant to this Agreement shall be in writing and shall be deemed effectively given: (a) upon personal delivery to the party to be notified, (b) when sent by confirmed electronic mail or facsimile if sent during normal business hours of the recipient, and if not so confirmed, then on the next Business Day, (c) three days after having been sent by registered or certified mail, return receipt requested, postage prepaid, or (d) one Business Day after deposit with a nationally recognized overnight courier, specifying next day delivery, with written verification of receipt. All communications shall be sent:

To the US Debtors at:

1271 Avenue of the Americas, 39th Floor

New York, New York 10020

U.S.A.

Attn: John Suckow and Daniel J. Ehrmann

Facsimile: (646) 834-0874

With a copy (which shall not constitute notice) to:

Weil, Gotshal & Manges LLP

767 Fifth Avenue

New York, New York 10153

U.S.A.

Attn: Lori R. Fife, Esq.

Facsimile: (212) 310-8007

To the Hong Kong Lehman Entities In Liquidation at:

Alexandra House, 27th Floor

18 Chater Road

Central

Hong Kong

Attn: Edward Middleton

Facsimile: +852 28697357

With a copy (which shall not constitute notice) to:

15

Mayer Brown LLP

1675 Broadway

New York, New York 10019

Attn: Andrew Shaffer/Steven Miller

ashaffer@mayerbrown.com/steven.miller@mayerbrownjsm.com

Facsimile: (212) 262-1910

or to such other address as may have been furnished by a Party to each of the other Parties by notice given in accordance with the requirements set forth above.

13. Expenses. The fees and expenses incurred by each Party (including the fees of any attorneys, accountants, investment bankers, financial advisors or any other professionals engaged by such Party) in connection with this Agreement and the transactions contemplated hereby, whether or not the transactions contemplated hereby are consummated, shall be paid by such Party.

14. No Admission of Liability. Each Party acknowledges that this Agreement effects a settlement of potential claims and counterclaims some or all of which are denied and contested, and that nothing contained herein shall be construed as an admission of liability or wrongdoing.

15. Entire Agreement. This Agreement constitutes the entire and only agreement of the Parties concerning the subject matter hereof. This Agreement supersedes and replaces any and all prior or contemporaneous verbal or written agreements between the Parties concerning the subject matter hereof. The Parties acknowledge that this Agreement is not being executed in reliance on any verbal or written agreement, promise or representation not contained herein. Notwithstanding the foregoing, in case of any conflict between any provision of this Agreement and any provision of the Amended Plan applying to any Party, the provision of this Agreement shall prevail and apply.

16. No Oral Modifications. This Agreement may not be modified or amended orally. This Agreement may only be modified or amended in writing signed by a duly authorized representative of each Party hereto. Any waiver of compliance with any term or provision of this Agreement on the part of the US Debtors must be provided in writing signed by each Hong Kong Lehman Entity In Liquidation. Any waiver of compliance with any term or provision of this Agreement on the part of a Hong Kong Lehman Entity In Liquidation must be provided in writing signed by each US Debtor. No waiver of any breach of any term or provision of this Agreement shall be construed as a waiver of any subsequent breach.

17. Construction. This Agreement constitutes a fully negotiated agreement among commercially sophisticated parties and therefore shall not be construed or interpreted for or against any Party, and any rule or maxim of construction to such effect shall not apply to this Agreement.

18. Binding Effect; Successor and Assigns. Any declaration or statement of the Hong Kong Liquidators shall only be made in their capacity and function as Hong Kong Liquidators of the applicable Hong Kong Lehman Entity In Liquidation, and shall in no circumstance be construed as being a declaration or statement of the Hong Kong Liquidators on their own and personal behalf. This Agreement shall inure to the benefit of and be binding upon the Parties and their respective successors and permitted assigns; provided, however, that no Party may assign its rights or obligations under this Agreement without the written consent of the other Party, which consent shall not be unreasonably withheld or delayed, and any assignment not in accordance with the terms hereof shall be null and void ab initio.

19. Counterparts. This Agreement may be executed in counterparts, each of which constitutes an original, and all of which, collectively, constitute only one agreement. The signatures of all of the Parties need not appear on the same counterpart.

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20. Headings; Schedules and Exhibits. The headings utilized in this Agreement are designed for the sole purpose of facilitating ready reference to the subject matter of this Agreement. Said headings shall be disregarded when resolving any dispute concerning the meaning or interpretation of any language contained in this Agreement. References to sections, unless otherwise indicated, are references to sections of this Agreement. All Schedules and Exhibits to this Agreement are hereby made a part hereof and incorporated herein by reference for all purposes. Reference to any Schedule or Exhibit herein shall be to the Schedules and Exhibits attached hereto.

21. No Personal Liability. The Parties (and solely for the purposes of this Section 21, including the Hong Kong Liquidators also acting on their own and personal behalf) accept and agree that this Agreement and all actions and measures contained herein do not give rise to any personal liability on the part of the Hong Kong Liquidators, their firm and its partners and employees, and their representatives or other professional advisors, and to the extent any such personal liability existed., the Parties explicitly waive any and all potential rights and claims against them, their firm and its partners and employees, and their representatives and other professional advisors. Each Hong Kong Lehman Entity In Liquidation further accepts and agrees that this Agreement and all transactions and measures contained herein do not give rise to any personal liability on the part of any of the officers, directors, employees, members, consultants, asset managers, representatives or professional advisors of any US Debtor and to the extent any such personal liability existed, each Hong Kong Lehman Entity In Liquidation explicitly waives any and all potential rights and claims against all of the aforementioned persons. Any claim by a Party against the Hong Kong Liquidators or any Hong Kong Lehman Entity In Liquidation arising under or relating to this Agreement shall only be satisfied out of the assets of the insolvency estate of the relevant Hong Kong Lehman Entity In Liquidation. Any claim by a Party against any US Debtor arising under or relating to this Agreement shall only be satisfied out of the assets of such US Debtor.

22. Severability and Construction. If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced, all other terms and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic and legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to the Parties. Upon any determination that any term or other provision is invalid, illegal, or incapable of being enforced, each Party hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of this Agreement as closely as possible in a mutually acceptable manner in order that the transactions contemplated hereby be consummated as originally contemplated to the greatest extent possible.

23. Waiver of Jury Trial. EACH OF THE PARTIES HERETO HEREBY AGREES NOT TO ELECT A TRIAL BY JURY OF ANY ISSUE TRIABLE OF RIGHT BY JURY, AND HEREBY KNOWINGLY, VOLUNTARILY, INTENTIONALLY, UNCONDITIONALLY AND IRREVOCABLY WAIVES ANY RIGHT TO TRIAL BY JURY FULLY TO THE EXTENT THAT ANY SUCH RIGHT SHALL NOW OR HEREAFTER EXIST WITH REGARD TO THIS AGREEMENT OR ANY CLAIM, COUNTERCLAIM OR OTHER ACTION ARISING IN CONNECTION THEREWITH OR IN RESPECT OF ANY COURSE OF CONDUCT, COURSE OF DEALING, STATEMENT (WHETHER VERBAL OR WRITTEN) OR ACTION OF ANY PARTY OR ARISING OUT OF ANY EXERCISE BY ANY PARTY OF ITS RESPECTIVE RIGHTS UNDER THIS AGREEMENT OR IN ANY WAY RELATING TO THE TRANSACTIONS CONTEMPLATED HEREBY (INCLUDING, WITHOUT LIMITATION, WITH RESPECT TO ANY ACTION TO RESCIND OR CANCEL THIS AGREEMENT

AND WITH RESPECT TO ANY CLAIM OR DEFENSE ASSERTING THAT THIS AGREEMENT WAS FRAUDULENTLY INDUCED OR IS OTHERWISE VOID OR VOIDABLE). THIS WAIVER OF RIGHT TO TRIAL BY JURY IS INTENDED TO ENCOMPASS INDIVIDUALLY EACH INSTANCE AND EACH ISSUE AS TO WHICH THE RIGHT TO A TRIAL BY JURY WOULD OTHERWISE ACCRUE. EACH OF THE PARTIES HERETO IS HEREBY AUTHORIZED TO FILE A COPY OF THIS SECTION 23 IN ANY PROCEEDING AS CONCLUSIVE EVIDENCE OF THIS WAIVER. THIS WAIVER OF JURY TRIAL IS A MATERIAL INDUCEMENT FOR THE PARTIES HERETO TO ENTER INTO THIS AGREEMENT.

17

IN WITNESS WHEREOF, each Party by his or its duly authorized representative has executed this Agreement as of the date first written above:

LEHMAN BROTHERS HOLDINGS INC.,		LEHMAN BROTHERS ASIA HOLDINGS LIMITED
LEHMAN COMMERCIAL PAPER INC.,		(in liquidation);
LEHMAN BROTHERS COMMODITY		LEHMAN BROTHERS ASIA LIMITED (in
SERVICES INC., LEHMAN BROTHERS		liquidation);
SPECIAL FINANCING INC., LEHMAN		LEHMAN BROTHERS FUTURES ASIA LIMITED
BROTHERS OTC DERIVATIVES INC.,		(in liquidation);
LEHMAN BROTHERS COMMERCIAL		LEHMAN BROTHERS SECURITIES ASIA LIMITED
CORPORATION, LB 745 LLC, PAMI STATLER		(in liquidation)
ARMS LLC, CES AVIATION LLC, CES		LBQ HONG KONG FUNDING LIMITED (in
AVIATION V LLC, CES AVIATION IX LLC,		liquidation);
LEHMAN SCOTTISH FINANCE L.P., BNC		LEHMAN BROTHERS NOMINEES (H.K.) LIMITED
MORTGAGE LLC, LB ROSE RANCH LLC,		(in liquidation);
STRUCTURED ASSET SECURITIES		LEHMAN BROTHERS ASIA CAPITAL COMPANY
CORPORATION, LB 2080 KALAKAUA		(in liquidation), and
OWNERS LLC, MERIT LLC, LB PREFERRED		LEHMAN BROTHERS COMMERCIAL
SOMERSET LLC, LB SOMERSET LLC, as		CORPORATION ASIA LIMITED (in liquidation)
Debtors and Debtors in Possession
By:
By:		Name:	Edward Simon Middleton
Name: Title:	John Suckow Authorized Signatory	Title:	Joint and Several Liquidator, acting without personal liability

LEHMAN BROTHERS EQUITY FINANCE
LEHMAN BROTHERS DERIVATIVES PRODUCTS INC., LEHMAN BROTHERS FINANCIAL PRODUCTS INC., EAST DOVER		(CAYMAN) LIMITED (in official liquidation)
LIMITED, LUXEMBOURG RESIDENTIAL		By:
PROPERTIES LOAN FINANCE S.A.R.L., as
Debtors and Debtors in Possession
		Name:	Edward Simon Middleton
		Title:	Joint Official Liquidator, acting without personal liability

By:
Name:	Daniel J. Ehrmann
Title:	Authorized Signatory

18

SCHEDULE A

Hong Kong Proofs of Claim

SEE ATTACHED PDF

Schedule A

Hong Kong Proofs of Claim

			Claim amount as
Debtor against which Claim was filed	Hong Kong Lehman Entity, as claimant	Claim No.	asserted
Lehman Brothers Commodity Services Inc.	Lehman Brothers Asia Holdings Limited	58121	Unliquidated
Lehman Brothers Derivative Products Inc.	Lehman Brothers Asia Holdings Limited	58122	Unliquidated
Lehman Brothers OTC Derivatives Inc.	Lehman Brothers Asia Holdings Limited	58123	22	USD
Lehman Brothers Special Financing Inc.	Lehman Brothers Asia Holdings Limited	58125	36,931,955	USD
Lehman Brothers Holdings Inc.	Lehman Brothers Asia Holdings Limited	58142	37,642	USD
Lehman Brothers Holdings Inc.	Lehman Brothers Asia Holdings Limited	58143	Unliquidated
Lehman Brothers Holdings Inc.	Lehman Brothers Asia Holdings Limited	58144	161,379,496	USD
Lehman Brothers Holdings Inc.	Lehman Brothers Asia Holdings Limited	58145	13,975,490	USD
Lehman Brothers Holdings Inc.	Lehman Brothers Asia Holdings Limited	58146	1,667,657	USD
Lehman Brothers Holdings Inc.	Lehman Brothers Asia Holdings Limited	58147	6,562,425	USD
Lehman Brothers Holdings Inc.	Lehman Brothers Asia Holdings Limited	58148	2,843,984,632	USD
Lehman Brothers Holdings Inc.	Lehman Brothers Asia Holdings Limited	58149	22	USD
Lehman Brothers Holdings Inc.	Lehman Brothers Asia Holdings Limited	58150	13,000,000	USD
Lehman Brothers Holdings Inc.	Lehman Brothers Asia Holdings Limited	58151	477	USD
Lehman Brothers Financial Products Inc.	Lehman Brothers Asia Holdings Limited	58152	Unliquidated
Lehman Brothers OTC Derivatives Inc.	Lehman Brothers Asia Holdings Limited	58153	Unliquidated
Lehman Brothers Holdings Inc.	Lehman Brothers Asia Holdings Limited	58154	Unliquidated
Lehman Commercial Paper Inc.	Lehman Brothers Asia Holdings Limited	58155	Unliquidated
Lehman Scottish Finance L.P.	Lehman Brothers Asia Holdings Limited	58156	Unliquidated
Luxembourg Residential Properties Loan Finance S.a.r.l.	Lehman Brothers Asia Holdings Limited	58157	Unliquidated
PAMI Statler Arms LLC	Lehman Brothers Asia Holdings Limited	58158	Unliquidated
Structured Asset Securities Corporation	Lehman Brothers Asia Holdings Limited	58159	Unliquidated
Lehman Brothers Holdings Inc.	Lehman Brothers Asia Holdings Limited	58160	Unliquidated
Lehman Brothers Holdings Inc.	Lehman Brothers Asia Holdings Limited	58161	Unliquidated
Lehman Brothers Holdings Inc.	Lehman Brothers Asia Holdings Limited	58162	Unliquidated
Lehman Brothers Holdings Inc.	Lehman Brothers Asia Holdings Limited	58163	Unliquidated
Lehman Brothers Holdings Inc.	Lehman Brothers Asia Holdings Limited	58164	107,309,973	USD
Lehman Brothers Commercial Corporation	Lehman Brothers Asia Holdings Limited	58165	37,642	USD
Lehman Brothers Commodity Services Inc.	Lehman Brothers Asia Holdings Limited	58166	9,353,592	USD
Lehman Brothers Holdings Inc.	Lehman Brothers Asia Holdings Limited	58167	36,931,955	USD
Lehman Brothers Holdings Inc.	Lehman Brothers Asia Holdings Limited	58168	Unliquidated
BNC Mortgage LLC	Lehman Brothers Asia Holdings Limited	58169	Unliquidated
CES Aviation IX LLC	Lehman Brothers Asia Holdings Limited	58170	Unliquidated
CES Aviation LLC	Lehman Brothers Asia Holdings Limited	58171	Unliquidated
CES Aviation V LLC	Lehman Brothers Asia Holdings Limited	58172	Unliquidated
East Dover Limited	Lehman Brothers Asia Holdings Limited	58173	Unliquidated
LB 2080 Kalakaua Owners LLC	Lehman Brothers Asia Holdings Limited	58174	Unliquidated
Lehman Brothers Holdings Inc.	Lehman Brothers Asia Holdings Limited	58175	Unliquidated
LB Rose Ranch LLC	Lehman Brothers Asia Holdings Limited	58176	Unliquidated
Lehman Brothers Commercial Corporation	Lehman Brothers Asia Holdings Limited	58177	Unliquidated
Lehman Brothers Holdings Inc.	Lehman Brothers Asia Holdings Limited	58178	32	USD
Lehman Brothers Holdings Inc.	Lehman Brothers Asia Holdings Limited	58179	3,665,614	USD
Lehman Brothers Holdings Inc.	Lehman Brothers Asia Holdings Limited	58180	6,632	USD
PAMI Statler Arms LLC	Lehman Brothers Asia Holdings Limited	58181	8,594,147	USD
Lehman Commercial Paper Inc.	Lehman Brothers Asia Holdings Limited	58182	280,511,707	USD
Lehman Brothers Special Financing Inc.	Lehman Brothers Asia Holdings Limited	58183	Unliquidated
Lehman Brothers Holdings Inc.	Lehman Brothers Asia Holdings Limited	58184	Unliquidated
Lehman Brothers Holdings Inc.	Lehman Brothers Asia Holdings Limited	58254	1,669,011,457	USD
Lehman Brothers Commercial Corporation	Lehman Brothers Asia Holdings Limited	58293	Unliquidated
Lehman Brothers Holdings Inc.	Lehman Brothers Asia Holdings Limited	58462	56,027,643	USD
LB Somerset LLC	Lehman Brothers Asia Holdings Limited	66629	Unliquidated
LB Preferred Somerset LLC	Lehman Brothers Asia Holdings Limited	66631	Unliquidated
Merit, LLC	Lehman Brothers Asia Holdings Limited	66633	3830869.04	USD
Lehman Brothers Holdings Inc.	Lehman Brothers Commercial Corporation Asia Limited	58194	Unliquidated
Lehman Brothers Holdings Inc.	Lehman Brothers Commercial Corporation Asia Limited	58195	Unliquidated
LB 745 LLC	Lehman Brothers Commercial Corporation Asia Limited	58196	Unliquidated
Lehman Brothers Commodity Services Inc.	Lehman Brothers Commercial Corporation Asia Limited	58197	Unliquidated
Lehman Brothers Special Financing Inc.	Lehman Brothers Commercial Corporation Asia Limited	58198	Unliquidated
Lehman Brothers OTC Derivatives Inc.	Lehman Brothers Commercial Corporation Asia Limited	58199	Unliquidated
Lehman Brothers Derivative Products Inc.	Lehman Brothers Commercial Corporation Asia Limited	58200	Unliquidated
Lehman Brothers Financial Products Inc.	Lehman Brothers Commercial Corporation Asia Limited	58201	Unliquidated
Lehman Scottish Finance L.P.	Lehman Brothers Commercial Corporation Asia Limited	58202	Unliquidated
CES Aviation LLC	Lehman Brothers Commercial Corporation Asia Limited	58203	Unliquidated
CES Aviation V LLC	Lehman Brothers Commercial Corporation Asia Limited	58204	Unliquidated
CES Aviation IX LLC	Lehman Brothers Commercial Corporation Asia Limited	58205	Unliquidated
East Dover Limited	Lehman Brothers Commercial Corporation Asia Limited	58206	Unliquidated
Luxembourg Residential Properties Loan Finance S.a.r.l.	Lehman Brothers Commercial Corporation Asia Limited	58207	Unliquidated

Schedule A

Hong Kong Proofs of Claim

			Claim amount as
Debtor against which Claim was filed	Hong Kong Lehman Entity, as claimant	Claim No.	asserted
BNC Mortgage LLC	Lehman Brothers Commercial Corporation Asia Limited	58208	Unliquidated
Structured Asset Securities Corporation	Lehman Brothers Commercial Corporation Asia Limited	58209	Unliquidated
LB Rose Ranch LLC	Lehman Brothers Commercial Corporation Asia Limited	58210	Unliquidated
LB 2080 Kalakaua Owners LLC	Lehman Brothers Commercial Corporation Asia Limited	58212	Unliquidated
Lehman Commercial Paper Inc.	Lehman Brothers Commercial Corporation Asia Limited	58213	Unliquidated
Lehman Brothers Commercial Corporation	Lehman Brothers Commercial Corporation Asia Limited	58214	Unliquidated
PAMI Statler Arms LLC	Lehman Brothers Commercial Corporation Asia Limited	58215	Unliquidated
Lehman Brothers Holdings Inc.	Lehman Brothers Commercial Corporation Asia Limited	58216	Unliquidated
Lehman Brothers Commercial Corporation	Lehman Brothers Commercial Corporation Asia Limited	58217	149,064,853	USD
Lehman Commercial Paper Inc.	Lehman Brothers Commercial Corporation Asia Limited	58218	1,788,506	USD
PAMI Statler Arms LLC	Lehman Brothers Commercial Corporation Asia Limited	58219	1,612	USD
Lehman Brothers Holdings Inc.	Lehman Brothers Commercial Corporation Asia Limited	58220	66,219,397	USD
Lehman Brothers Holdings Inc.	Lehman Brothers Commercial Corporation Asia Limited	58320	1,123,487,553	USD
Lehman Brothers Holdings Inc.	Lehman Brothers Commercial Corporation Asia Limited	58321	112,664,270	USD
Lehman Brothers Holdings Inc.	Lehman Brothers Commercial Corporation Asia Limited	58322	81,217,174	USD
Lehman Brothers Holdings Inc.	Lehman Brothers Commercial Corporation Asia Limited	58323	149,064,853	USD
Lehman Brothers Holdings Inc.	Lehman Brothers Commercial Corporation Asia Limited	58324	Unliquidated
Lehman Brothers Special Financing Inc.	Lehman Brothers Commercial Corporation Asia Limited	58335	Unliquidated
Lehman Brothers Holdings Inc.	Lehman Brothers Commercial Corporation Asia Limited	58336	Unliquidated
Lehman Brothers Commercial Corporation	Lehman Brothers Commercial Corporation Asia Limited	58337	Unliquidated
Lehman Brothers Holdings Inc.	Lehman Brothers Commercial Corporation Asia Limited	58338	Unliquidated
Lehman Brothers Holdings Inc.	Lehman Brothers Commercial Corporation Asia Limited	58351	Unliquidated
Lehman Brothers Holdings Inc.	Lehman Brothers Commercial Corporation Asia Limited	58369	Unliquidated
Lehman Brothers Holdings Inc.	Lehman Brothers Commercial Corporation Asia Limited	58370	Unliquidated
Lehman Brothers Holdings Inc.	Lehman Brothers Commercial Corporation Asia Limited	58411	Unliquidated
Lehman Brothers Holdings Inc.	Lehman Brothers Commercial Corporation Asia Limited	58421	Unliquidated
Lehman Brothers Holdings Inc.	Lehman Brothers Commercial Corporation Asia Limited	58422	Unliquidated
Lehman Brothers Holdings Inc.	Lehman Brothers Commercial Corporation Asia Limited	58423	Unliquidated
Lehman Brothers Holdings Inc.	Lehman Brothers Commercial Corporation Asia Limited	58424	Unliquidated
Lehman Brothers Holdings Inc.	Lehman Brothers Commercial Corporation Asia Limited	58425	Unliquidated
Lehman Brothers Holdings Inc.	Lehman Brothers Commercial Corporation Asia Limited	58426	Unliquidated
Lehman Brothers Holdings Inc.	Lehman Brothers Commercial Corporation Asia Limited	58427	Unliquidated
Lehman Brothers Holdings Inc.	Lehman Brothers Commercial Corporation Asia Limited	58428	Unliquidated
Lehman Brothers Holdings Inc.	Lehman Brothers Commercial Corporation Asia Limited	58429	Unliquidated
Lehman Brothers Holdings Inc.	Lehman Brothers Commercial Corporation Asia Limited	58467	Unliquidated
Lehman Brothers Holdings Inc.	Lehman Brothers Commercial Corporation Asia Limited	58468	Unliquidated
Lehman Brothers Holdings Inc.	Lehman Brothers Commercial Corporation Asia Limited	58469	66,700,199	USD
Lehman Brothers Holdings Inc.	Lehman Brothers Commercial Corporation Asia Limited	58470	Unliquidated
Lehman Brothers Holdings Inc.	Lehman Brothers Commercial Corporation Asia Limited	58471	Unliquidated
Merit, LLC	Lehman Brothers Commercial Corporation Asia Limited	66641	Unliquidated
Merit, LLC	Lehman Brothers Commercial Corporation Asia Limited	66644	81388995
LB Somerset LLC	Lehman Brothers Commercial Corporation Asia Limited	66645	Unliquidated
LB Preferred Somerset LLC	Lehman Brothers Commercial Corporation Asia Limited	66646	Unliquidated
Lehman Brothers Holdings Inc.	Lehman Brothers Securities Asia Limited	58126	82,324	USD
LB 745 LLC	Lehman Brothers Securities Asia Limited	58127	Unliquidated
Lehman Brothers Commodity Services Inc.	Lehman Brothers Securities Asia Limited	58128	Unliquidated
Lehman Brothers Special Financing Inc.	Lehman Brothers Securities Asia Limited	58129	Unliquidated
Lehman Brothers OTC Derivatives Inc.	Lehman Brothers Securities Asia Limited	58130	Unliquidated
Lehman Brothers Derivative Products Inc.	Lehman Brothers Securities Asia Limited	58131	Unliquidated
Lehman Commercial Paper Inc.	Lehman Brothers Securities Asia Limited	58132	Unliquidated
Lehman Brothers Commercial Corporation	Lehman Brothers Securities Asia Limited	58133	Unliquidated
Lehman Brothers Financial Products Inc.	Lehman Brothers Securities Asia Limited	58134	Unliquidated
Lehman Scottish Finance L.P.	Lehman Brothers Securities Asia Limited	58135	Unliquidated
CES Aviation LLC	Lehman Brothers Securities Asia Limited	58136	Unliquidated
CES Aviation V LLC	Lehman Brothers Securities Asia Limited	58137	Unliquidated
CES Aviation IX LLC	Lehman Brothers Securities Asia Limited	58138	Unliquidated
East Dover Limited	Lehman Brothers Securities Asia Limited	58139	Unliquidated
Luxembourg Residential Properties Loan Finance S.a.r.l.	Lehman Brothers Securities Asia Limited	58140	Unliquidated
BNC Mortgage LLC	Lehman Brothers Securities Asia Limited	58141	Unliquidated
Lehman Brothers Holdings Inc.	Lehman Brothers Securities Asia Limited	58185	890,750,742	USD
Lehman Brothers Holdings Inc.	Lehman Brothers Securities Asia Limited	58186	87,330,654	USD
Lehman Brothers Holdings Inc.	Lehman Brothers Securities Asia Limited	58187	114,482,052	USD
Lehman Brothers Holdings Inc.	Lehman Brothers Securities Asia Limited	58188	398,690	USD
Lehman Brothers Special Financing Inc.	Lehman Brothers Securities Asia Limited	58189	398,690	USD
Structured Asset Securities Corporation	Lehman Brothers Securities Asia Limited	58255	Unliquidated
LB Rose Ranch LLC	Lehman Brothers Securities Asia Limited	58256	Unliquidated
LB 2080 Kalakaua Owners LLC	Lehman Brothers Securities Asia Limited	58257	Unliquidated

Schedule A

Hong Kong Proofs of Claim

Debtor against which Claim was filed	Hong Kong Lehman Entity, as claimant	Claim No.	Claim amount as asserted
PAMI Statler Arms LLC	Lehman Brothers Securities Asia Limited	58258	Unliquidated
Lehman Brothers Holdings Inc.	Lehman Brothers Securities Asia Limited	58259	Unliquidated
Lehman Brothers Holdings Inc.	Lehman Brothers Securities Asia Limited	58281	3,690	USD
Lehman Brothers Commercial Corporation	Lehman Brothers Securities Asia Limited	58282	Unliquidated
Lehman Brothers Holdings Inc.	Lehman Brothers Securities Asia Limited	58291	505,773,644	USD
Lehman Brothers Holdings Inc.	Lehman Brothers Securities Asia Limited	58292	141,980,920	USD
LB Somerset LLC	Lehman Brothers Securities Asia Limited	66638	Unliquidated
LB Preferred Somerset LLC	Lehman Brothers Securities Asia Limited	66639	Unliquidated
Merit, LLC	Lehman Brothers Securities Asia Limited	66642	Unliquidated
LB 745 LLC	Lehman Brothers Asia Limited	58283	Unliquidated
Lehman Brothers Commodity Services Inc.	Lehman Brothers Asia Limited	58284	Unliquidated
Lehman Brothers Holdings Inc.	Lehman Brothers Asia Limited	58285	Unliquidated
Lehman Brothers Special Financing Inc.	Lehman Brothers Asia Limited	58286	Unliquidated
Lehman Brothers OTC Derivatives Inc.	Lehman Brothers Asia Limited	58287	Unliquidated
Lehman Brothers Derivative Products Inc.	Lehman Brothers Asia Limited	58288	Unliquidated
Lehman Commercial Paper Inc.	Lehman Brothers Asia Limited	58289	Unliquidated
Lehman Brothers Commercial Corporation	Lehman Brothers Asia Limited	58290	Unliquidated
Lehman Brothers Holdings Inc.	Lehman Brothers Asia Limited	58294	122,559,597	USD
Lehman Brothers Holdings Inc.	Lehman Brothers Asia Limited	58295	5,154,613	USD
Lehman Brothers Holdings Inc.	Lehman Brothers Asia Limited	58296	76,829,240	USD
Lehman Brothers Holdings Inc.	Lehman Brothers Asia Limited	58297	114,584,322	USD
Lehman Brothers Holdings Inc.	Lehman Brothers Asia Limited	58314	20,388,207	USD
Lehman Brothers Special Financing Inc.	Lehman Brothers Asia Limited	58315	43,170,206	USD
Lehman Commercial Paper Inc.	Lehman Brothers Asia Limited	58316	50,394	USD
Lehman Brothers Holdings Inc.	Lehman Brothers Asia Limited	58317	43,170,206	USD
Lehman Brothers Holdings Inc.	Lehman Brothers Asia Limited	58318	291,941,096	USD
Lehman Brothers Holdings Inc.	Lehman Brothers Asia Limited	58319	120,471,436	USD
PAMI Statler Arms LLC	Lehman Brothers Asia Limited	58748	Unliquidated
Lehman Brothers Financial Products Inc.	Lehman Brothers Asia Limited	58899	Unliquidated
Lehman Scottish Finance L.P.	Lehman Brothers Asia Limited	58900	Unliquidated
CES Aviation LLC	Lehman Brothers Asia Limited	58901	Unliquidated
CES Aviation V LLC	Lehman Brothers Asia Limited	58902	Unliquidated
CES Aviation IX LLC	Lehman Brothers Asia Limited	58903	Unliquidated
East Dover Limited	Lehman Brothers Asia Limited	58904	Unliquidated
Luxembourg Residential Properties Loan Finance S.a.r.l.	Lehman Brothers Asia Limited	58905	Unliquidated
BNC Mortgage LLC	Lehman Brothers Asia Limited	58906	Unliquidated
Structured Asset Securities Corporation	Lehman Brothers Asia Limited	58907	Unliquidated
LB Rose Ranch LLC	Lehman Brothers Asia Limited	58908	Unliquidated
LB 2080 Kalakaua Owners LLC	Lehman Brothers Asia Limited	58909	Unliquidated
Merit, LLC	Lehman Brothers Asia Limited	66647	Unliquidated
LB Somerset LLC	Lehman Brothers Asia Limited	66648	Unliquidated
LB Preferred Somerset LLC	Lehman Brothers Asia Limited	66649	Unliquidated
LB 745 LLC	Lehman Brothers Asia Capital Company	58325	Unliquidated
Lehman Brothers Commodity Services Inc.	Lehman Brothers Asia Capital Company	58326	Unliquidated
Lehman Brothers Special Financing Inc.	Lehman Brothers Asia Capital Company	58327	Unliquidated
Lehman Brothers Special Financing Inc.	Lehman Brothers Asia Capital Company	58328	Unliquidated
PAMI Statler Arms LLC	Lehman Brothers Asia Capital Company	58332	Unliquidated
Lehman Scottish Finance L.P.	Lehman Brothers Asia Capital Company	58333	Unliquidated
Lehman Brothers Holdings Inc.	Lehman Brothers Asia Capital Company	58334	Unliquidated
Lehman Brothers Holdings Inc.	Lehman Brothers Asia Capital Company	58352	632,116,996	USD
Lehman Brothers Holdings Inc.	Lehman Brothers Asia Capital Company	58353	20	USD
LB Rose Ranch LLC	Lehman Brothers Asia Capital Company	58354	Unliquidated
LB 2080 Kalakaua Owners LLC	Lehman Brothers Asia Capital Company	58355	Unliquidated
Luxembourg Residential Properties Loan Finance S.a.r.l.	Lehman Brothers Asia Capital Company	58356	Unliquidated
BNC Mortgage LLC	Lehman Brothers Asia Capital Company	58357	Unliquidated
Structured Asset Securities Corporation	Lehman Brothers Asia Capital Company	58358	Unliquidated
CES Aviation IX LLC	Lehman Brothers Asia Capital Company	58359	Unliquidated
East Dover Limited	Lehman Brothers Asia Capital Company	58360	Unliquidated
CES Aviation LLC	Lehman Brothers Asia Capital Company	58361	Unliquidated
CES Aviation V LLC	Lehman Brothers Asia Capital Company	58362	Unliquidated
Lehman Brothers Financial Products Inc.	Lehman Brothers Asia Capital Company	58363	Unliquidated
Lehman Brothers Commercial Corporation	Lehman Brothers Asia Capital Company	58364	Unliquidated
Lehman Brothers Holdings Inc.	Lehman Brothers Asia Capital Company	58402	37,392,111	USD
Lehman Brothers Holdings Inc.	Lehman Brothers Asia Capital Company	58403	Unliquidated
Lehman Brothers Holdings Inc.	Lehman Brothers Asia Capital Company	58404	Unliquidated
Lehman Brothers OTC Derivatives Inc.	Lehman Brothers Asia Capital Company	58405	Unliquidated
Lehman Brothers Holdings Inc.	Lehman Brothers Asia Capital Company	58417	2,015,907	USD

Schedule A

Hong Kong Proofs of Claim

Debtor against which Claim was filed	Hong Kong Lehman Entity, as claimant	Claim No.	Claim amount as asserted
Lehman Brothers Holdings Inc.	Lehman Brothers Asia Capital Company	58418	1,291,252	USD
Lehman Brothers Holdings Inc.	Lehman Brothers Asia Capital Company	58419	Unliquidated
Lehman Brothers Holdings Inc.	Lehman Brothers Asia Capital Company	58420	Unliquidated
Lehman Brothers Holdings Inc.	Lehman Brothers Asia Capital Company	58463	Unliquidated
Lehman Brothers Holdings Inc.	Lehman Brothers Asia Capital Company	58464	5,639,161	USD
Lehman Brothers Holdings Inc.	Lehman Brothers Asia Capital Company	58465	Unliquidated
Lehman Brothers Holdings Inc.	Lehman Brothers Asia Capital Company	58466	Unliquidated
Lehman Brothers Commercial Corporation	Lehman Brothers Asia Capital Company	58472	Unliquidated
Lehman Brothers Derivative Products Inc.	Lehman Brothers Asia Capital Company	58473	Unliquidated
Lehman Commercial Paper Inc.	Lehman Brothers Asia Capital Company	58474	Unliquidated
LB Preferred Somerset LLC	Lehman Brothers Asia Capital Company	66643	Unliquidated
Merit, LLC	Lehman Brothers Asia Capital Company	66650	Unliquidated
LB Somerset LLC	Lehman Brothers Asia Capital Company	66651	Unliquidated
Lehman Brothers Holdings Inc.	Lehman Brothers Futures Asia Limited	58190	2,375,284	USD
LB 745 LLC	Lehman Brothers Futures Asia Limited	58191	Unliquidated
Lehman Brothers Commodity Services Inc.	Lehman Brothers Futures Asia Limited	58192	Unliquidated
Lehman Brothers Special Financing Inc.	Lehman Brothers Futures Asia Limited	58193	Unliquidated
Lehman Brothers OTC Derivatives Inc.	Lehman Brothers Futures Asia Limited	58298	Unliquidated
Lehman Brothers Commercial Corporation	Lehman Brothers Futures Asia Limited	58299	Unliquidated
Lehman Brothers Derivative Products Inc.	Lehman Brothers Futures Asia Limited	58300	Unliquidated
Lehman Commercial Paper Inc.	Lehman Brothers Futures Asia Limited	58301	Unliquidated
Lehman Brothers Financial Products Inc.	Lehman Brothers Futures Asia Limited	58302	Unliquidated
Lehman Scottish Finance L.P.	Lehman Brothers Futures Asia Limited	58303	Unliquidated
CES Aviation LLC	Lehman Brothers Futures Asia Limited	58304	Unliquidated
CES Aviation V LLC	Lehman Brothers Futures Asia Limited	58305	Unliquidated
CES Aviation IX LLC	Lehman Brothers Futures Asia Limited	58306	Unliquidated
East Dover Limited	Lehman Brothers Futures Asia Limited	58307	Unliquidated
Luxembourg Residential Properties Loan Finance S.a.r.l.	Lehman Brothers Futures Asia Limited	58308	Unliquidated
BNC Mortgage LLC	Lehman Brothers Futures Asia Limited	58309	Unliquidated
Structured Asset Securities Corporation	Lehman Brothers Futures Asia Limited	58310	Unliquidated
LB Rose Ranch LLC	Lehman Brothers Futures Asia Limited	58311	Unliquidated
LB 2080 Kalakaua Owners LLC	Lehman Brothers Futures Asia Limited	58312	Unliquidated
Lehman Brothers Holdings Inc.	Lehman Brothers Futures Asia Limited	58313	Unliquidated
Lehman Brothers Holdings Inc.	Lehman Brothers Futures Asia Limited	58329	30,377,684	USD
Lehman Brothers Holdings Inc.	Lehman Brothers Futures Asia Limited	58330	107,435,242	USD
PAMI Statler Arms LLC	Lehman Brothers Futures Asia Limited	58331	Unliquidated
LB Somerset LLC	Lehman Brothers Futures Asia Limited	66634	Unliquidated
LB Preferred Somerset LLC	Lehman Brothers Futures Asia Limited	66635	Unliquidated
Merit, LLC	Lehman Brothers Futures Asia Limited	66640	Unliquidated
Lehman Brothers Holdings Inc.	Lehman Brothers Equity Finance (Cayman) Limited	20162	Unliquidated
Lehman Brothers Holdings Inc.	Lehman Brothers Equity Finance (Cayman) Limited	20163	Unliquidated
Lehman Brothers Holdings Inc.	Lehman Brother’s Equity Finance (Cayman) Limited	20164	2,238,631	USD
Lehman Brothers Holdings Inc.	Lehman Brother’s Equity Finance (Cayman) Limited	20165	36,324,384	USD
Lehman Brothers Holdings Inc.	Lehman Brothers Equity Finance (Cayman) Limited	20166	Unliquidated
LB Somerset LLC	Lehman Brothers Equity Finance (Cayman) Limited	66621	Unliquidated
LB Preferred Somerset LLC	Lehman Brothers Equity Finance (Cayman) Limited	66622	Unliquidated
Merit, LLC	Lehman Brothers Equity Finance (Cayman) Limited	66624	Unliquidated
Lehman Brothers Holdings Inc.	LBQ Hong Kong Funding Ltd.	58260	813,791
BNC Mortgage LLC	LBQ Hong Kong Funding Ltd.	58261	Unliquidated
CES Aviation IX LLC	LBQ Hong Kong Funding Ltd.	58262	Unliquidated
CES Aviation LLC	LBQ Hong Kong Funding Ltd.	58263	Unliquidated
East Dover Limited	LBQ Hong Kong Funding Ltd.	58264	Unliquidated
CES Aviation V LLC	LBQ Hong Kong Funding Ltd.	58265	Unliquidated
LB 2080 Kalakaua Owners LLC	LBQ Hong Kong Funding Ltd.	58266	Unliquidated
LB 745 LLC	LBQ Hong Kong Funding Ltd.	58267	Unliquidated
LB Rose Ranch LLC	LBQ Hong Kong Funding Ltd.	58268	Unliquidated
Lehman Brothers Commercial Corporation	LBQ Hong Kong Funding Ltd.	58269	Unliquidated
Lehman Brothers Commodity Services Inc.	LBQ Hong Kong Funding Ltd.	58270	Unliquidated
Lehman Brothers Derivative Products Inc.	LBQ Hong Kong Funding Ltd.	58271	Unliquidated
Lehman Brothers Financial Products Inc.	LBQ Hong Kong Funding Ltd.	58272	Unliquidated
Lehman Brothers OTC Derivatives Inc.	LBQ Hong Kong Funding Ltd.	58273	Unliquidated
Lehman Brothers Special Financing Inc.	LBQ Hong Kong Funding Ltd.	58274	Unliquidated
Lehman Commercial Paper Inc.	LBQ Hong Kong Funding Ltd.	58275	Unliquidated
Lehman Scottish Finance L.P.	LBQ Hong Kong Funding Ltd.	58276	Unliquidated
Luxembourg Residential Properties Loan Finance S.a.r.l.	LBQ Hong Kong Funding Ltd.	58277	Unliquidated
PAMI Statler Arms LLC	LBQ Hong Kong Funding Ltd.	58278	Unliquidated
Structured Asset Securities Corporation	LBQ Hong Kong Funding Ltd.	58279	Unliquidated

Schedule A

Hong Kong Proofs of Claim

Debtor against which Claim was filed	Hong Kong Lehman Entity, as claimant	Claim No.	Claim amount as asserted
Lehman Brothers Holdings Inc.	LBQ Hong Kong Funding Ltd.	58280	Unliquidated
LB Preferred Somerset LLC	LBQ Hong Kong Funding Ltd.	66627	Unliquidated
LB Somerset LLC	LBQ Hong Kong Funding Ltd.	66628	Unliquidated
Merit, LLC	LBQ Hong Kong Funding Ltd.	66630	Unliquidated
Lehman Brothers Holdings Inc.	Lehman Brothers Nominees (H.K.) Limited	58412	Unliquidated
Lehman Brothers Holdings Inc.	Lehman Brothers Nominees (H.K.) Limited	58439	20,604	USD
BNC Mortgage LLC	Lehman Brothers Nominees (H.K.) Limited	58440	Unliquidated
CES Aviation IX LLC	Lehman Brothers Nominees (H.K.) Limited	58441	Unliquidated
CES Aviation LLC	Lehman Brothers Nominees (H.K.) Limited	58442	Unliquidated
CES Aviation V LLC	Lehman Brothers Nominees (H.K.) Limited	58443	Unliquidated
East Dover Limited	Lehman Brothers Nominees (H.K.) Limited	58444	Unliquidated
Lehman Brothers OTC Derivatives Inc.	Lehman Brothers Nominees (H.K.) Limited	58445	Unliquidated
Lehman Commercial Paper Inc.	Lehman Brothers Nominees (H.K.) Limited	58446	Unliquidated
LB 2080 Kalakaua Owners LLC	Lehman Brothers Nominees (H.K.) Limited	58447	Unliquidated
LB 745 LLC	Lehman Brothers Nominees (H.K.) Limited	58448	Unliquidated
LB Rose Ranch LLC	Lehman Brothers Nominees (H.K.) Limited	58449	Unliquidated
Lehman Brothers Commercial Corporation	Lehman Brothers Nominees (H.K.) Limited	58450	Unliquidated
Lehman Brothers Commodity Services Inc.	Lehman Brothers Nominees (H.K.) Limited	58451	Unliquidated
Lehman Brothers Derivative Products Inc.	Lehman Brothers Nominees (H.K.) Limited	58452	Unliquidated
Lehman Brothers Financial Products Inc.	Lehman Brothers Nominees (H.K.) Limited	58453	Unliquidated
Lehman Brothers Special Financing Inc.	Lehman Brothers Nominees (H.K.) Limited	58454	Unliquidated
Lehman Scottish Finance L.P.	Lehman Brothers Nominees (H.K.) Limited	58455	Unliquidated
Luxembourg Residential Properties Loan Finance S.a.r.l.	Lehman Brothers Nominees (H.K.) Limited	58456	Unliquidated
PAMI Statler Arms LLC	Lehman Brothers Nominees (H.K.) Limited	58457	Unliquidated
Structured Asset Securities Corporation	Lehman Brothers Nominees (H.K.) Limited	58458	Unliquidated
LB Preferred Somerset LLC	Lehman Brothers Nominees (H.K.) Limited	66623	Unliquidated
Merit, LLC	Lehman Brothers Nominees (H.K.) Limited	66625	Unliquidated
LB Somerset LLC	Lehman Brothers Nominees (H.K.) Limited	66626	Unliquidated

SCHEDULE B

US Claims

SEE ATTACHED PDF

Schedule B

US Claims

Debtor claimant	Hong Kong Lehman Entity against which claim was filed	Claim amount as asserted
LB 745 LLC	Lehman Brothers Asia Holdings Limited	63,247	HKD
Lehman Bros. Derivative Products Inc.	Lehman Brothers Asia Holdings Limited	654	HKD
Lehman Brothers Financial Products Inc.	Lehman Brothers Asia Holdings Limited	331	HKD
Lehman Brothers Holdings Inc.	Lehman Brothers Asia Holdings Limited	63,100,889,130	HKD
Lehman Brothers Special Financing Inc.	Lehman Brothers Asia Holdings Limited	Unliquidated
LB Special Financing Inc.	Lehman Brothers Commercial Corporation Asia Limited	266,847,564	HKD
Lehman Brothers Commercial Corporation	Lehman Brothers Commercial Corporation Asia Limited	943,950,636	HKD
Lehman Brothers Holdings Inc.	Lehman Brothers Commercial Corporation Asia Limited	11,519,719,028	HKD
Lehman Brothers Commercial Corporation	Lehman Brothers Securities Asia Limited	31,121	HKD
Lehman Brothers Holdings Inc.	Lehman Brothers Securities Asia Limited	2,576,735,338	HKD
Lehman Brothers Commercial Corporation	Lehman Brothers Asia Limited	3,106,924	HKD
Lehman Brothers Commercial Corporation	Lehman Brothers Asia Capital Company	244,742	USD
Lehman Brothers Commercial Corporation	Lehman Brothers Asia Capital Company	188,234,652	USD
Lehman Brothers Special Financing Inc.	Lehman Brothers Asia Capital Company	36,509,844	USD
Lehman Commercial Paper Inc.	Lehman Brothers Asia Capital Company	166,960,962	USD
Lehman Brothers Holdings Inc.	LBQ Hong Kong Funding Ltd.	203,874,723	HKD
Lehman Brothers Holdings Inc.	Lehman Brothers Nominees (H.K.) Limited	293,505	HKD
Lehman Brothers Holdings Inc.	Lehman Brothers Equity Finance (Cayman) Limited	14,778,161	USD
Lehman Brothers Special Financing Inc.	Lehman Brothers Equity Finance (Cayman) Limited	140,888	USD

SCHEDULE C

Allowed Hong Kong Claims

SEE ATTACHED PDF

Schedule C

Allowed Hong Kong Claims

Debtor against which Claim is Allowed	Hong Kong Lehman Entity, as claimant	Allowed direct claim	Allowed guarantee claim	Total allowed claim
Lehman Commercial Paper Inc.	Lehman Brothers Asia Holdings Limited	229,807,446	—	229,807,446
LB Special Financing Inc.	Lehman Brothers Asia Holdings Limited	34,998,186	—	34,998,186	*
LB Commodity Services Inc.	Lehman Brothers Asia Holdings Limited	9,371,872	—	9,371,872
Merit, LLC	Lehman Brothers Asia Holdings Limited	3,888,859	—	3,888,859
LB OTC Derivatives Inc.	Lehman Brothers Asia Holdings Limited	21	—	21
Structured Asset Securities Corporation	Lehman Brothers Asia Holdings Limited	10	—	10

Merit, LLC	Lehman Brothers Commercial Corporation Asia Limited	82,097,491	—	82,097,491
Lehman Commercial Paper Inc.	Lehman Brothers Commercial Corporation Asia Limited	1,795,565	—	1,795,565

Lehman Brothers Holdings Inc.	Lehman Brothers Securities Asia Limited	—	198,848,702	198,848,702	**

Lehman Brothers Holdings Inc.	Lehman Brothers Asia Limited	—	182,857,141	182,857,141	**
Lehman Commercial Paper Inc.	Lehman Brothers Asia Limited	50,505	—	50,505

Lehman Brothers Holdings Inc.	Lehman Brothers Asia Capital Company	620,406,164	—	620,406,164	**

Lehman Brothers Holdings Inc.	Lehman Brothers Futures Asia Limited	391,402	84,957,748	85,349,150

SCHEDULE D

Allowed US Claims

SEE ATTACHED PDF

Schedule D

Allowed US Claims

US Debtor claimant	Hong Kong Lehman Entity against which claim is allowed	Allowed direct claim	Allowed guarantee claim	Total allowed claim
Lehman Brothers Holdings Inc.	Lehman Brothers Asia Holdings Limited	10,246,956,014	(1,155,442,822)	9,091,513,192	*
Lehman Brothers Commercial Corporation	Lehman Brothers Asia Holdings Limited	222,150,636	—	222,150,636	*
LB 745 LLC	Lehman Brothers Asia Holdings Limited	8,155	—	8,155
Lehman Bros. Derivative Products Inc.	Lehman Brothers Asia Holdings Limited	51	—	51
Lehman Brothers Financial Products Inc.	Lehman Brothers Asia Holdings Limited	28	—	28

Lehman Brothers Holdings Inc.	Lehman Brothers Commercial Corporation Asia Limited	1,317,511,179	(5,022,717)	1,312,488,462	* **
Lehman Brothers Commercial Corporation	Lehman Brothers Commercial Corporation Asia Limited	112,759,301	—	112,759,301	*
LB Special Financing Inc.	Lehman Brothers Commercial Corporation Asia Limited	16,866,269	—	16,866,269	*

Lehman Brothers Commercial Corporation	Lehman Brothers Securities Asia Limited	21,197	—	21,197	*

Lehman Brothers Commercial Corporation	Lehman Brothers Asia Limited	434,452	—	434,452

Lehman Brothers Commercial Corporation	Lehman Brothers Asia Capital Company	186,941,705	—	186,941,705	*
Lehman Commercial Paper Inc.	Lehman Brothers Asia Capital Company	168,061,345	—	168,061,345
LB Special Financing Inc.	Lehman Brothers Asia Capital Company	36,521,188	—	36,521,188

Lehman Brothers Holdings Inc.	Lehman Brothers Equity Finance (Cayman) Limited	2,291,662	(1,298,108)	993,554	*
LB Special Financing Inc.	Lehman Brothers Equity Finance (Cayman) Limited	134,237	—	134,237

Lehman Brothers Holdings Inc.	LBQ Hong Kong Funding Limited	18,098,415	(185,486)	17,912,929

SCHEDULE E

LBHI Compromise Claim Amount Calculation

SEE ATTACHED PDF

Schedule E

LBHI-LBAH Claim & LBHI-LBCCA Claim

US Lehman Entity	Hong Kong Lehman Entity	LBHI-LBAH Claim Amount (A)	Hong Kong Guarantee Claims (B)	Hong Kong Guarantee Claims, as allowed (C)	LBHI-LBAH Minimum Claim Amount (A) - (B)	LBHI Compromise Claim Amount (A) - (C)
Lehman Brothers Holdings Inc.	Lehman Brothers Asia Holdings Limited	10,246,956,014	4,807,198,101	1,155,442,822	5,439,757,913	9,091,513,192

US Lehman Entity	Hong Kong Lehman Entity	LBHI-LBCCA Claim Amount (D)	Hong Kong Guarantee Claims (E)	Hong Kong Guarantee Claims, as allowed (F)	LBHI-LBCCA Minimum Claim Amount (D) - (E)	LBHI Compromise Claim Amount (D) - (F)
Lehman Brothers Holdings Inc.	Lehman Brothers Commercial Corporation Asia Limited	1,317,511,179	20,927,986	5,022,717	1,296,583,193	1,312,488,462

SCHEDULE F-1

Form of Calculation Statement

SEE ATTACHED PDF

Form of Calculation Statement

(to be prepared for each of LBAH and LBCCA)

Note: In the table below, (1) “Creditor(s)” refers to a Third-Party Creditor(s); (2) all amounts are in HK$; and (3) capitalized terms bear the meaning given to them in the Settlement and Plan Support Agreement dated                     , 2011, unless otherwise defined or the context otherwise requires.

HONG KONG DISTRIBUTION DATE: [Insert date]

	(A) Total Creditor claims, as allowed and adjudicated	(B) Amount to be distributed	(C) Pro-rata distribution fraction, assuming LBHI Minimum Claim Amount		(D) Pro-rata distribution fraction, assuming LBHI Compromise Claim Amount

	(E) Total claims, as allowed and adjudicated	(F) Distribution assuming LBHI Minimum Claim Amount (C)* (E)	(G) Distribution assuming LBHI Compromise Claim Amount (D) * (E)		(H) Reallocation Amount (F) - (G)
LBHI		N/A	—		N/A

Creditors
Name		—	—		—
Name		—	—		—
Name		—	—		—
Name		—	—		—
etc.		—	—		—

Total Reallocation Amount - aggregate of (H)			(I	)	—

Amount of dividend payable to Third-Party Creditor Trust on the Hong Kong Distribution Date - LBHI amount in (G)			(J	)	—

Amount of dividend payable to LBHI from Third-Party Creditor Trust - (J) less (I)					—

SCHEDULE F-2

Form of Position Statement

(to be prepared for each of LBAH and LBCCA)

Note: In the table below (1) “Creditor” refers to a Third Party Creditor (2) all amounts are in HK$ and (3) capitalised terms bear the meaning given to them in the Settlement and Plan Support Agreement dated July 31, 2011 unless otherwise defined or the context otherwise requires.

HONG KONG DISTRIBUTION DATE: [Insert date]

Creditor	(A) Amount of claim as adjudicated and admitted by the Hong Kong Liquidators or determined by the courts of Hong Kong	(B) Amounts previously received in respect of claim against the Relevant Hong Kong Lehman Entity In Liquidation				Balance of claim i.e. amount in column (A) minus aggregate of amounts in column (B)
		Dividend	Pro rata share of Reallocation Amount	Other amounts from LBHI	Amounts/value of consideration from other sources
[Name]

[Name]

etc.

SCHEDULE G

Procedures for Derivatives and Failed Trades Valuation

I.	Definitions

Unless otherwise specified herein or as the context may otherwise require all defined terms in the Agreement have the same meaning when used in this Schedule.

II.	Direct Relationships With US Debtors

(a)

On or before July 31, 2011, the US Debtors have delivered valuation statements to the Hong Kong Lehman Entities In Liquidation for each trading relationship that exists between a US Debtor and a Hong Kong Lehman Entity In Liquidation (the “Valuation Statements”). Each Valuation Statement sets forth, on a trade-by-trade basis, the mark-to-market valuation, missed cash flows and posted collateral (the “Trade-Level Calculations”) to calculate an aggregate net claim against either a US Debtor or a Hong Kong Lehman Entity In Liquidation, as applicable.

(b)

The Hong Kong Lehman Entities In Liquidation will conduct an analysis of the Valuation Statements during the period of up to sixty (60) days from the date of delivery of the Valuation Statements (the “Auditing Period”), to identify any differences between the US Debtors’ Trade-Level Calculations and the Hong Kong Lehman Entities In Liquidation analysis of the relevant trades (each, a “Variance”). During the Auditing Period, the US Debtors will respond in appropriate detail to any reasonable inquiries from the Hong Kong Lehman Entities In Liquidation with respect to the US Debtors’ Trade-Level Calculations and the Valuation Statements.

(c)

To the extent that (i) the Hong Kong Lehman Entities In Liquidation identify Variances with respect to any trading relationship that, in the aggregate, are greater than the lesser of (x) 20% of the aggregate Trade-Level Calculations set forth on the Valuation Statement for such trading relationship and (y) USD 20 million, and (ii) the Hong Kong Lehman Entities In Liquidation wish to object to US Lehman’s Valuation Statement for such trading relationship, then the Hong Kong Lehman Entities In Liquidation must deliver a written notice (an “Objection Notice”) to the US Debtors in accordance with the notice procedures set forth in Section 12 of the Agreement, so that such Objection Notice is actually received no later than sixty (60) days after the date of delivery of the Valuation Statements. Any Objection Notice must set forth detailed supporting analysis and Trade-Level Calculations for each Variance identified by the Hong Kong Lehman Entities In Liquidation with respect to the trading relationship to which the Objection Notice relates.

(d)

If within fifteen (15) days after the date of delivery of an Objection Notice with respect to a trading relationship, the Parties are able to agree upon the aggregate net claim with respect to such trading relationship, then such aggregate net claim will be binding on the Parties as an Allowed US Claim or Allowed Hong Kong Claim, as applicable.

(e)

If after fifteen (15) days following the timely delivery of an Objection Notice, the Parties are unable to consensually resolve such Objection Notice, the Parties agree to submit their dispute to the final and binding determination of a mediator or arbitrator to be selected jointly in good faith by the Parties.

(f)

If (i) no Objection Notice is timely delivered by the Hong Kong Lehman Entities In Liquidation with respect to a trading relationship, or (ii) the Variances identified by the Hong Kong Lehman Entities In Liquidation with respect to any trading relationship are, in the aggregate, equal to or less than the lesser of (x) 20% of the aggregate Trade-Level Calculations set forth on the Valuation Statement for such trading relationship and (y) USD 20 million, then the aggregate net claim set forth on the Valuation Statement for such trading relationship will be binding on the Parties as an Allowed US Claim or Allowed Hong Kong Claim, as applicable.

III.	Guarantee Claims Based On Derivatives And Secured Financings With Affiliates

(a)

Except as provided otherwise in this Section III, the Hong Kong Lehman Entities In Liquidation will grant LBHI a full and final release with respect to any guarantee claims filed against LBHI (other than Hong Kong Guarantee Claims) based on a trading relationship or secured financing with any party, and any such claims will be deemed disallowed in the Chapter 11 Cases.

(b)

With respect to any guarantee claims filed against LBHI based on a trading relationship between a Hong Kong Lehman Entity In Liquidation and a US Debtor, to the extent that a Hong Kong Lehman Entity In Liquidation has an allowed claim against a US Debtor pursuant to the procedures set forth in Section II (Direct Relationships with US Debtors) above, such Hong Kong Lehman Entity In Liquidation will have a non-priority, unsecured claim against LBHI in such amount, which shall then be discounted consistent with other similar guarantee claims and allowed in an amount after such discount.

(c)

To the extent that a Hong Kong Lehman Entity In Liquidation wishes to assert a guarantee claim against LBHI based on a trading relationship or secured financing with LBIE or, subject to Section III(j), a Lehman Affiliate, such Hong Kong Lehman Entity In Liquidation must deliver to the US Debtors a written notice (a “Lehman Affiliate Guarantee Notice”) in accordance with the notice procedures set forth in Section 12 of the Agreement, so that such Lehman Affiliate Guarantee Notice is actually received no later than (i) in the case of any such claim where LBIE is the primary obligor, forty five (45) days after the Execution Date and (ii) in any other case, sixty (60) days after the Execution Date. Any Lehman Affiliate Guarantee Notice must set forth the Hong Kong Lehman Entity In Liquidation’s asserted claim amounts and detailed support and Trade-Level Calculations for the asserted claim or claims (the “Lehman Affiliate Claim and Support”).

(d)

The US Debtors will conduct an analysis of each timely delivered Lehman Affiliate Guarantee Notice during the period of up to forty-five (45) days from the date of delivery of such Lehman Affiliate Guarantee Notice (the “Lehman Affiliate Auditing Period”), to identify any Variances. During the Lehman Affiliate Auditing Period, the Hong Kong Lehman Entities In Liquidation will respond in appropriate detail to any reasonable inquiries from the US Debtors with respect to the Hong Kong Lehman Entity In Liquidation’s Trade-Level Calculations and the Lehman Affiliate Guarantee Notices.

(e)

If no Lehman Affiliate Guarantee Notice is timely delivered to the US Debtors in respect of a particular Derivatives Claim, any such Derivatives Claim previously asserted by a Hong Kong Lehman Entity In Liquidation against LBHI will be disallowed and/or deemed withdrawn by such Hong Kong Lehman Entity In Liquidation.

(f)

To the extent that (i) the US Debtors identify Variances with respect to the Lehman Affiliate Guarantee Notice that, in aggregate are greater than the lesser of (x) 20% of the Lehman Affiliate Claim and Support amount and (y) USD 20 million and (ii) the US Debtors wish to object to any Lehman Affiliate Guarantee Notice on the grounds that the Trade-Level Calculations set forth therein are flawed or insufficient, the US Debtors must deliver a written notice (a “Guarantee Objection Notice”) to the Hong Kong Lehman Entities In Liquidation in accordance with the notice procedures set forth in Section 12 of the Agreement, so that such Objection Notice is actually received no later than forty-five (45) days after the date of delivery of the Lehman Affiliate Guarantee Notice.

(g)	Subject to Section III(j), if (i) no Guarantee Objection Notice is timely delivered with respect to a Lehman Affiliate Guarantee Notice, or (ii) the Variances identified by the US

2

Debtors with respect to the Lehman Affiliate Claim and Support amount are, in the aggregate, equal to or less than the lesser of (x) 20% of the aggregate Trade Level Calculations set forth in the Lehman Affiliate Guarantee Notice and (y) USD 20 million, then the relevant Hong Kong Lehman Entity In Liquidation will have a non-priority, non-senior unsecured claim against LBHI in the amount asserted in such Lehman Affiliate Guarantee Notice, which shall then be discounted consistent with other similar guarantee claims and allowed in an amount after such discount.

(h)

Subject to Section III(j), if within fifteen (15) days after the date of delivery of a Guarantee Objection Notice with respect to a Lehman Affiliate Guarantee Notice, the Parties are able to agree upon a claim amount with respect to such Lehman Affiliate Guarantee Notice, such claim amount will be binding on the Parties, and the relevant Hong Kong Lehman Entity In Liquidation will have a non-priority, non-senior unsecured claim against LBHI in such amount, which shall then be discounted consistent with other similar guarantee claims and allowed in an amount after such discount.

(i)

Subject to Section III(j), if after fifteen (15) days following the timely delivery of a Guarantee Objection Notice, the Parties are unable to consensually resolve such Guarantee Objection Notice, the Parties agree to submit their dispute to the final and binding determination of a mediator or arbitrator to be selected jointly in good faith by the Parties. To the extent that the mediator or arbitrator determines that a claim should be allowed in favor of a Hong Kong Lehman Entity In Liquidation, the relevant Hong Kong Lehman Entity In Liquidation will have a non-priority, non-senior unsecured claim against LBHI in the amount determined by such mediator or arbitrator, which shall then be discounted consistent with other similar guarantee claims and allowed in an amount after such discount.

(j)

It is the Parties understanding and agreement that, except for trading relationships with LBIE, the Hong Kong Lehman Entities In Liquidation guarantee claims against LBHI based on a trading relationship or secured financing with a Lehman Affiliate will not exceed the amounts set forth in the chart below, it being understood that said amounts are prior to the application of a discount consistently applied to similar guarantee claims:

HK Entity	Lehman Affiliate	Maximum amount of claim prior to discount

LBCCA	Lehman Brothers Finance S.A.	USD	130,048,237

LBACC	Lehman Brothers Finance S.A.	USD	5,870,285

LBCCA	Lehman Brothers Japan Inc.	USD	38,595,562

LBCCA	Lehman Brothers Bankhaus AG (in Insolvenz)	USD	12,407,956

LBCCA	Lehman Brothers Treasury Co. B.V.	USD	261,197

IV.	Guarantee Claims Based On Failed Trades With Affiliates

(a)

Except as provided otherwise in this Section IV, the Hong Kong Lehman Entities In Liquidation will grant LBHI a full and final release with respect to any guarantee claim filed against LBHI (other than Hong Kong Guarantee Claims) based on failed trades with any party other than the Debtors, LBIE and Lehman Affiliates, and any such claims will be deemed disallowed in the Chapter 11 Cases.

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(b)

On or before July 31, 2011, the Hong Kong Lehman Entities In Liquidation have delivered a summary of Failed Trade Guarantee Claims against the US Debtors in respect of failed trades, which specifies the Hong Kong Lehman Entity In Liquidation and counterparty who were party to the transactions the subject of the: relevant Failed Trade Guarantee Claims (“Failed Trade Guarantee Statement”).

(c)

To the extent that a Hong Kong Lehman Entity In Liquidation wishes to assert a guarantee claim against LBHI based on a failed trade, such Hong Kong Lehman Entity In Liquidation must deliver to the US Debtors a written notice (a “Failed Trade Guarantee Notice”) in accordance with the notice procedures set forth in Section 12 of the Agreement, so that such Failed Trade Guarantee Notice is actually received no later than thirty (30) days after the Execution Date. Any Failed Trade Guarantee Notice must set forth the Hong Kong Lehman Entity In Liquidation’s asserted claim amounts and detailed support and Trade-Level Calculations (as applicable) for the asserted claim or claims (the “Failed Trade Claim and Support”).

(d)

The US Debtors will conduct an analysis of each timely delivered Failed Trade Guarantee Notice during the period of up to forty five (45) days from the date of delivery of such Failed Trade Guarantee Notice (the “Failed Trade Auditing Period”), to identify any differences between the Hong Kong Lehman Entity In Liquidation’s Trade-Level Calculations and the US Debtors’ analysis of the relevant trades (each, a “Failed Trade Variance”). During the Failed Trade Auditing Period, the Hong Kong Lehman Entities In Liquidation will respond in appropriate detail to any reasonable inquiries from the US Debtors with respect to the Hong Kong Lehman Entity In Liquidation’s Trade-Level Calculations and the Failed Trade Guarantee Notices.

(e)

If no Failed Trade Guarantee Notice is timely delivered to the US Debtors, any Failed Trade Guarantee Claims previously asserted by the Hong Kong Lehman Entities In Liquidation against LBHI will be disallowed and/or deemed withdrawn by the Hong Kong Lehman Entities In Liquidation.

(f)

To the extent that (i) the US Debtors identify Failed Trade Variances with respect to the Failed Trade Guarantee Statement that, in aggregate are greater than the lesser of (x) 20% of the Failed Trade Guarantee Statement amount and (y) USD 5 million and (ii) the US Debtors wish to object to any Failed Trade Guarantee Notice on the grounds that the Trade-Level Calculations set forth therein are flawed or insufficient, the US Debtors must deliver a written notice (a “Failed Trade Guarantee Objection Notice”) to the Hong Kong Lehman Entities In Liquidation in accordance with the notice procedures set forth in Section 12 of the Agreement, so that such Failed Trade Objection Notice is actually received no later than forty five (45) days after the date of delivery of the Failed Trade Guarantee Notice.

(g)

If (i) no Failed Trade Guarantee Objection Notice is timely delivered with respect to a Failed Trade Guarantee Notice, or (ii) the Failed Trade Variances identified by the US Debtors with respect to the Failed Trade Guarantee Claim amount are, in the aggregate, equal to or less than the lesser of (x) 20% of the Failed Trade Guarantee Statement amount and (y) USD 5 million, then the relevant Hong Kong Lehman Entity In Liquidation will have a non-priority, non-senior unsecured claim against LBHI in the amount asserted in such Failed Trade Guarantee Notice, which shall then be discounted consistent with other similar guarantee claims and allowed in an amount after such discount.

(h)

If within forty five (45) days after the date of delivery of a Failed Trade Guarantee Objection Notice with respect to a Failed Trade Guarantee Notice, the Parties are able to agree upon a claim amount with respect to such Failed Trade Guarantee Notice, such claim amount will be binding on the Parties, and the relevant Hong Kong Lehman Entity In Liquidation will have a non-priority, non-senior unsecured claim against LBHI in such

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amount, which shall then be discounted consistent with other similar guarantee claims and allowed in an amount after such discount.

(i)

If after forty five (45) days following the timely delivery of a Failed Trade Guarantee Objection Notice, the Parties are unable to consensually resolve such Failed Trade Guarantee Objection Notice, the Parties agree to submit their dispute to the final and binding determination of a mediator or arbitrator to be selected jointly in good faith by the Parties. To the extent that the mediator or arbitrator determines that a claim should be allowed in favor of a Hong Kong Lehman Entity In Liquidation, the relevant Hong Kong Lehman Entity In Liquidation will have a non-priority, non-senior unsecured claim against LBHI in the amount determined by such mediator or arbitrator, which shall then be discounted consistent with other similar guarantee claims and allowed in an amount after such discount.

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SCHEDULE H

Surviving Contracts

1.	Signed Global Protocol	May 12, 2009

2.	Confidentiality undertaking between the US Debtors and Hong Kong Lehman Entities In Liquidation (as amended)	July 30, 2009

3.	Confidentiality Agreement between Global Protocol Members	March 19, 2010

4.	The Tolling Agreement	September 9, 2010

5.	Any other data sharing agreements entered into between the US Debtors and Hong Kong Lehman Entities In Liquidation subsequent to the date of LBHI’s filing of a voluntary petition for relief under chapter 11 the Bankruptcy Code	—

EXHIBIT A

Form 72 Authority

[Rule 142(7)]

IN THE MATTER OF

THE COMPANIES ORDINANCE (CAP. 32)

AND

IN THE MATTER OF

[LEHMAN BROTHERS COMMERCIAL

CORPORATION ASIA LIMITED (IN LIQUIDATION)]

[LEHMAN BROTHERS ASIA HOLDINGS LIMITED

(IN LIQUIDATION)]1 (the “Company”)

COMPANIES WINDING-UP NO. [441] [443]2 OF 2008

AUTHORITY TO LIQUIDATORS TO PAY DIVIDENDS TO ANOTHER PERSON

To the [Official Receiver and] Liquidators

SIRS,

We hereby authorise and request you to pay to [Third Party Creditor Trustee]

of

(a specimen of whose signature (or that of an authorised representative thereof) is given below), all dividends as they are declared in the above-mentioned matter, and which may become due and payable to us in respect of the proof[s] of debt for the [aggregate] sum of HK$             , against the above-named Company, made on our behalf.

And we further request that the cheque or cheques drawn [or other form of payment made] in respect of such dividends may be made payable to the order of the said [Third Party Creditor Trustee] whose receipt shall be sufficient authority to you for the issue of such cheque or cheques in [his][its] name [or other relevant form of payment to [him][it] in such connection].

It is understood that this authority is to remain in force until revoked by us in writing.

[1]	Delete as appropriate
[2]	Delete as appropriate

Duly authorised for and on behalf of LEHMAN BROTHERS HOLDINGS INC.

Witness to the signature of

Witness to the signature of

Date:

Specimen of signature of person appointed as above:

Witness to the signature of person appointed as above

2

Exhibit 14E

Description of the Singapore Settlement Agreement

On August 24, 2011, the Debtors and certain Debtor-Controlled Entities entered into a settlement agreement (the “Singapore Settlement Agreement”) with Lehman Brothers Asia Pacific (Singapore) Pte. Ltd. (In Creditors’ Voluntary Liquidation); Lehman Brothers Pacific Holdings Pte. Ltd. (In Creditors’ Voluntary Liquidation); Lehman Brothers Investments Pte Ltd (In Creditors’ Voluntary Liquidation); Lehman Brothers Commodities Pte. Ltd. (In Creditors’ Voluntary Liquidation); and Lehman Brothers Finance Asia Pte. Ltd. (In Creditors’ Voluntary Liquidation) (collectively, the “Lehman Singapore Liquidation Companies”) and Lehman Brothers Pte Ltd; Lehman Brothers Securities Taiwan Limited; Lehman Brothers Singapore Pte. Ltd.; and Lehman Brothers Bangkok Riverside Development Pte. Ltd. (the “Lehman Singapore Non-Liquidation Companies” and, together with the Lehman Singapore Liquidation Companies, “Lehman Singapore”). Pursuant to the Singapore Settlement Agreement, the parties agreed that the Plan would incorporate and seek approval for (i) a settlement of the allowed amount of all Claims of certain Lehman Singapore entities against the certain Debtors and Debtor-Controlled Entities, (ii) a settlement of the allowed amount of all Claims of the Debtors and Debtor-Controlled Entities against certain Lehman Singapore entities, and (iii) a mutual release from and against all other claims. The allowed claims of each party are set forth on Schedules C – F of the Singapore Settlement Agreement. The significant Allowed Claims of and against the Debtors are set forth below.

Pursuant to the Singapore Settlement Agreement, Lehman Singapore has agreed to vote to accept the Plan, subject to being properly solicited pursuant to an approved disclosure statement under section 1125 of the Bankruptcy Code. Furthermore, Lehman Singapore has agreed neither to object to the Plan nor to participate in the formulation of any other chapter 11 plan.

The Singapore Settlement Agreement provides for certain termination rights, including that Lehman Singapore may terminate the Singapore Settlement Agreement if (i) the Debtors make a material modification to the structure, classification or Distribution scheme under the Plan that would materially reduce recoveries to Lehman Singapore as set forth in the Disclosure Statement, or (ii) if the Plan provides for materially different treatment of Claims held by other creditors that are factually and legally similar to the Claims of Lehman Sinagpore, resulting in such other creditors having a recovery entitlement in respect of said Claims that is materially higher than the recovery entitlement provided for in the Plan in respect of Lehman Singapore’s Allowed Claims. Similarly, the Debtors and the Debtor-Controlled Entities may terminate the agreement if Lehman Singapore allows and provides for materially different treatment of claims held by other creditors of Lehman Singapore that are factually and legally similar to the claims of the Debtors and certain Debtor-Controlled Entities, resulting in such other creditors having a recovery entitlement in respect of said claims that is materially higher than the recovery entitlement of the Debtors and the relevant Debtor-Controlled Entities.

14E-1

Certain provisions of the Singapore Settlement Agreement are subject to the confirmation of the Plan which incorporates the Singapore Settlement Agreement. The terms of the Singapore Settlement Agreement are the result of more than two years of arms-length negotiations with Lehman Singapore. In the Debtors’ business judgment, the terms of the Singapore Settlement Agreement are in the best interest of the Debtors’ estates. The Debtors request that the Bankruptcy Court approve the settlement between the Debtors and Lehman Singapore pursuant to Bankruptcy Rule 9019.

Aggregate Claims of

Lehman Singapore Against the Debtors

Debtor	Allowed Amount
LBHI	$28,593,420
LBSF	$4,266,930
LBCS	$9,757,470
LBCC	$89,140,861

Aggregate Claims of Debtors

Entities Against Lehman Singapore

Debtor	Allowed Amount
LBHI	$450,019,446

14E-2

Exhibit 14F

Singapore Settlement Agreement

14F-1

EXECUTION VERSION

SETTLEMENT AGREEMENT

This Settlement Agreement (the “Agreement”) is made and entered into as of August 24, 2011 (the “Execution Date”), by and among Debtors1 and certain of their Non-Debtor Affiliates2 (together, “Lehman US”), and the Lehman Singapore Liquidation Companies3 and Lehman Singapore Non-Liquidation Companies4 (together, “Lehman Singapore”)5. Lehman US and Lehman Singapore shall each be referred to individually as a “Party” and collectively as the “Parties.”

RECITALS

WHEREAS, on September 15, 2008 and on various dates thereafter, each of the Debtors commenced a voluntary Chapter 11 Case under chapter 11 of the Bankruptcy Code in the Bankruptcy Court; the Chapter 11 Cases are being jointly administered under Case Number 08-13555 (JMP);

WHEREAS, commencing from September 23, 2008, the directors of the various Lehman Singapore Liquidation Companies commenced Creditors’ Voluntary Liquidation proceedings (the “Lehman Singapore Liquidations”) and placed such Lehman Singapore Liquidation Companies into a provisional liquidation. Chay Fook Yuen, Bob Yap Cheng Ghee and Tay Puay Cheng, (the “Lehman Singapore Liquidators”) were appointed as the joint and several provisional liquidators of the Lehman Singapore Liquidation Companies. Commencing from October 17, 2008, the appointment of the Lehman Singapore Liquidators was confirmed by meetings of each Lehman Singapore Liquidation Company’s members and creditors;

WHEREAS, Lehman Singapore has (i) filed the proofs of claim listed on Schedule A attached hereto against certain Debtors (collectively, the “Proofs of Claim”) and (ii) asserted amounts due and owing to them from certain Non-Debtor Affiliates (collectively, the “Non-Debtor Receivables”);

[1]

As used herein, the “Debtors” means Lehman Brothers Holdings Inc. (“LBHI”); Lehman Brothers Special Financing Inc. (“LBSF”); Lehman Commercial Paper Inc.; Lehman Brothers Commercial Corporation (“LBCC”); Lehman Brothers Financial Products Inc.; Lehman Brothers OTC Derivatives Inc.; Lehman Brothers Derivative Products Inc.; Lehman Brothers Commodity Services Inc. (“LBCS”); Lehman Scottish Finance L.P.; CES Aviation LLC; CES Aviation V LLC; CES Aviation IX LLC; East Dover Limited; Luxembourg Residential Properties Loan Finance S.A.R.L; BNC Mortgage LLC; Structured Asset Securities Corporation; LB Rose Ranch LLC; LB 2080 Kalakaua Owners LLC; Merit LLC; LB Somerset LLC; LB Preferred Somerset LLC; LB 745 LLC; and PAMI Statler Arms LLC.

[2]

As used herein, the “Non-Debtor Affiliates” means Lehman Brothers Global Services Limited; Revival Holdings Limited; Principal Transactions Inc.; Falcon Holdings II Inc.; Lehman Brothers P.A. LLC; Lehman Brothers (Thailand) Limited; Lehman Brothers Capital (Thailand) Limited; and Lehman Brothers Opportunity Holdings Inc.

[3]

As used herein, the “Lehman Singapore Liquidation Companies” means Lehman Brothers Asia Pacific (Singapore) Pte. Ltd. (In Creditors’ Voluntary Liquidation); Lehman Brothers Pacific Holdings Pte. Ltd. (In Creditors’ Voluntary Liquidation); Lehman Brothers Investments Pte Ltd (In Creditors’ Voluntary Liquidation); Lehman Brothers Commodities Pte. Ltd. (In Creditors’ Voluntary Liquidation); and Lehman Brothers Finance Asia Pte. Ltd. (In Creditors’ Voluntary Liquidation).

[4]

As used herein, the “Lehman Singapore Non-Liquidation Companies” means Lehman Brothers Pte Ltd; Lehman Brothers Securities Taiwan Limited; Lehman Brothers Singapore Pte. Ltd.; and Lehman Brothers Bangkok Riverside Development Pte. Ltd.

[5]

As used herein, “Lehman Singapore” shall not include the Lehman India Companies (as defined herein), Sail Investor (as defined herein), or Lehman Brothers Investment Consulting (Shanghai) Co., Ltd. (each, a “Non-Settling Entity”).

WHEREAS, Lehman US has (i) submitted the proofs of debt listed on Schedule B attached hereto in the Singapore Liquidations against certain of the Lehman Singapore Liquidation Companies (the “Liquidation Claims”) and (ii) asserted amounts due and owing to them from certain of the Singapore Non-Liquidation Companies (the “Non-Liquidation Receivables”);

WHEREAS, the Parties are desirous of resolving all disputes and all other outstanding issues between the Parties and avoiding extensive and expensive litigation;

WHEREAS, on July 1, 2011, the Debtors filed the Plan and Disclosure Statement; and

WHEREAS, each of the Debtors, either individually or jointly, will file an amendment, modification and/or supplement to the Plan that will incorporate the terms and conditions of this Agreement (the “Amended Plan”);

NOW, THEREFORE, in consideration of the recitals stated above, the agreements, promises and warranties set forth below and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Parties agree as follows:

1. Definitions

Except as otherwise specified herein or as the context may otherwise require, the following terms have the respective meanings set forth below for all purposes of this Agreement.

“Affiliate” shall have the meaning set forth in section 101(2) of the Bankruptcy Code.

“Agreed Non-Debtor Receivables” shall have the meaning ascribed to it in Section 2.1(b).

“Agreed Non-Liquidation Receivables” shall have the meaning ascribed to it in Section 2.2(b).

“Allowed Non-Subordinated US Claims” has the meaning ascribed to it in Section 2.2(a).

“Allowed US Claims” has the meaning ascribed to it in Section 2.2(a).

“Allowed Singapore Claims” has the meaning ascribed to it in Section 2.1(a).

“Allowed Subordinated US Claims” has the meaning ascribed to it in Section 2.2(a).

“Alternative Plan” means a chapter 11 plan or plans, proposed by parties other than the Debtors.

“Amended Disclosure Statement” means the Disclosure Statement as amended, modified and/or supplemented to incorporated the terms of the Amended Plan.

“Amended Plan” has the meaning ascribed to it in the Recitals.

“Bankruptcy Code” means title 11 of the United States Code.

“Bankruptcy Court” means the United States Bankruptcy Court for the Southern District of New York.

“Chapter 11 Cases” means the bankruptcy cases being jointly administered under Case Number 08-13555 (JMP) in the Bankruptcy Court.

“Confirmation Date” means the date of the entry of the Confirmation Order by the Bankruptcy Court.

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“Confirmation Order” means an order of the Bankruptcy Court (i) confirming the Amended Plan pursuant to section 1129 of the Bankruptcy Code; (ii) approving, pursuant to Rule 9019 of the Federal Rules of Bankruptcy Procedure and applicable provisions of the Bankruptcy Code, the terms of this Agreement; and (iii) authorizing the Debtors to take all necessary corporate actions to consummate the transactions contemplated by this Agreement.

“Disclosure Statement” means the Debtors’ Disclosure Statement for the Second Amended Joint Chapter 11 Plan of Lehman Brothers Holdings Inc. and its Affiliated Debtors Pursuant to section 1125 of the Bankruptcy Code [ECF No. 18205], dated June 30, 2011.

“Effective Date” means the date that the Amended Plan becomes effective as provided for therein.

“Final Order” has the meaning set forth in the Amended Plan.

“Foreign Currency Exchange Adjustment” means an adjustment to the source currencies of the Agreed Non-Debtor Receivables or the Agreed Non-Liquidation Receivables pursuant to Sections 2.1(b) and 2.2(b) with such adjustment being made based on the Lehman general ledger system or daily average rates extracted from OANDA as of the earlier of (i) the date upon which an insolvency, bankruptcy, administration, liquidation, rehabilitation, receivership or like proceeding is commenced or initiated against the applicable obligor, (ii) any earlier date that is agreed upon by the applicable obligor and obligee, or (iii) the Non-Debtor Receivable Payment Date or the Non-Liquidation Receivable Payment Date, as applicable.

“Lehman India Companies” means Lehman Brothers Advisers Private Limited and Lehman Brothers Securities Private Limited.

“Lehman India Companies’ Claims” means (i) Claim No. 66798 filed by Lehman Brothers Advisers Private Limited against Merit LLC in the amount of $126.72; (ii) Claim No. 17767 filed by Lehman Brothers Advisers Private Limited against LBSF in the amount of $607,647.00; (iii) Claim No. 17768 filed by Lehman Brothers Securities Private Limited against LBCC in the amount of $775,137.00; (iv) Claim No. 17769 filed by Lehman Brothers Securities Private Limited against LBSF in the amount of $223,143.00; (v) Claim No. 17770 filed by Lehman Brothers Advisers Private Limited against LBHI in the amount of $198.11; (vi) Claim No. 17854 filed by Lehman Brothers Advisers Private Limited against LBHI in the amount of $1,746,377.97; (vii) Claim No. 17855 filed by Lehman Brothers Securities Private Limited against LBHI in the amount of $75,617.57; and (viii) Claim No. 17857 filed by Lehman Brothers Advisers Private Limited against LBHI in the amount of $231.32.

“Lehman Singapore Liquidations” has the meaning ascribed to it in the Recitals.

“Lehman Singapore Liquidators” has the meaning ascribed to it in the Recitals.

“Liquidation Claims” has the meaning ascribed to it in the Recitals.

“Non-Debtor Receivables” has the meaning ascribed to it in the Recitals.

“Non-Debtor Receivable Payment Date” has the meaning ascribed to it in Section 2.1(b).

“Non-Liquidation Receivables” has the meaning ascribed to it in the Recitals.

“Non-Liquidation Receivable Payment Date” has the meaning ascribed to it in Section 2.2 (b).

“Plan” means the Second Amended Joint Chapter 11 Plan of Lehman Brothers Holdings Inc. and its Affiliated Debtors [ECF No. 18204], dated June 30, 2011.

3

“Plan Administrator” has the meaning set forth in the Amended Plan.

“Proofs of Claim” has the meaning ascribed to it in the Recitals.

“Sail Investor” means Sail Investor Pte. Ltd. (In Creditors’ Voluntary Liquidation).

“Singapore Avoidance Actions” means all avoidance actions and causes of action against Lehman US pursuant to Sections 329 to 334 of the Singapore Companies Act.

“Singapore Non-Settled Claims Against Debtors” collectively means (i) Claim No. 57868 filed by Sail Investor against LBHI in the amount of $48,008,782.99, (ii) Claim No. 57865 filed by Sail Investor against LBHI in the amount of $34,320.49 and (iii) Claim No. 48815 filed by Lehman Brothers Investment Consulting (Shanghai) Co., Ltd. against LBCS in the amount of $85,857.17.

“Third-Party Creditors” has the meaning ascribed to it in Section 4(b)(6).

“US Avoidance Actions” all actions under chapter 5 of the Bankruptcy Code or similar actions under applicable state law.

“Voting Deadline” means the date set by the Bankruptcy Court by which creditors must vote to accept or reject the Amended Plan.

2. Settlement of Claims.

2.1. The Lehman Singapore Proofs of Claim and Non-Debtor Receivables.

(a) Allowed Claims Against Debtors. Each Lehman Singapore entity listed on Schedule C attached hereto will have a net allowed, non-priority, non-subordinated general unsecured claim against the specified Debtor in the amounts and classes set forth on Schedule C under the columns titled “Allowed Singapore Claims” and “Plan Classification” respectively, which claims have been reduced by the amounts of the mutual claims of the specified Debtor against such Lehman Singapore entity and listed on Schedule C under “Available Setoff” (the “Allowed Singapore Claims”), provided that LBHI shall reserve any amounts distributable to Lehman Brothers Singapore Pte. Ltd. in accordance with the Amended Plan on account of its Allowed Singapore Claim until such time as Lehman Brothers Singapore Pte. Ltd. obtains approval or waiver from the Monetary Authority of Singapore to give effect to the Available Setoff listed on Schedule C.

(b) Receivables From Non-Debtor Affiliates. Each Lehman Singapore entity listed on Schedule D will have a receivable as of September 14, 2008 from, and that is agreed upon and acknowledged by, the specified Non-Debtor Affiliate in the amounts set forth on Schedule D (the “Agreed Non-Debtor Receivables”). The Agreed Non-Debtor Receivables will be subject to the Foreign Currency Exchange Adjustment and shall be payable on the date that is one hundred twenty (120) days from the Effective Date, unless otherwise agreed by the applicable obligor and obligee (the “Non-Debtor Receivable Payment Date”). Lehman Brothers (Thailand) Limited and Lehman Brothers Finance Asia Pte. Ltd. (In Creditors’ Voluntary Liquidation) hereby agree that the Non-Debtor Receivable Payment Date for the agreed Non-Debtor Receivable against Lehman Brothers (Thailand) Limited in the amount of $167,677 shall be a date to be agreed to by such entities and in accordance with applicable law. No interest shall accrue on the Agreed Non-Debtor Receivables. Each Non-Debtor Affiliate shall pay the Agreed Non-Debtor Receivables to Lehman Singapore by wire transfer in immediately available funds in US Dollars (or any other currency mutually agreed upon by the Parties) to a bank account designated in advance in writing by Lehman Singapore.

(c) Other than (i) the claims and receivables allowed and acknowledged as set forth in Sections 2.1(a) and 2.1(b) hereof, (ii) the Lehman India Companies’ Claims and (iii) the Singapore

4

Non-Settled Claims Against Debtors, all claims or receivables asserted or held by Lehman Singapore against Lehman US will be deemed fully and forever expunged, extinguished, disallowed and released.

(d) The Allowed Singapore Claims and Agreed Non-Debtor Receivables as set forth in this Section 2.1 shall not be subject to further objections or defenses, whether by way of netting, setoff, recoupment, counterclaim or otherwise, or any claim under section 510 of the Bankruptcy Code or otherwise which would have the effect of subordinating such claims to the claims of other general unsecured creditors; provided that if any party objects to the Allowed US Claims of any Lehman US entity, until such time as such Allowed US Claims are determined by the Singapore High Court or otherwise settled in a manner acceptable to the Parties, such Lehman US entity shall be entitled to withhold (but will separately reserve) an amount from distributions that would otherwise be made in respect of the Allowed Singapore Claims that is equal to the amount of distributions that would otherwise be made with respect to the Allowed US Claims that are the subject of an objection; provided, further, that if for any reason any Lehman Singapore entity is prohibited from making, is unable to make, or does not make distributions on account of any Allowed US Claims or Agreed Non-Liquidation Receivables, no distributions on any Allowed Singapore Claims or Agreed Non-Debtor Receivables of any Lehman Singapore entity will be made until such time that the relevant Lehman Singapore entity makes distributions to the relevant Lehman US entity, and the Agreed Non-Debtor Receivables shall not be subject to any further Foreign Currency Exchange following any such prohibition or withholding of distributions by such Lehman Singapore entity.

(e) Singapore Non-Settled Claims Against Debtors. Lehman US hereby agrees that the holder of each Singapore Non-Settled Claim shall vote in the amount set forth on Schedule G, and a reserve shall be maintained with respect to such claim under the Amended Plan as if such claim had been allowed in the amount set forth on Schedule G, unless and until such claim is disallowed by a Final Order. The holders of such claims shall be third-party beneficiaries of this Agreement for purposes of this Section 2.1(e).

(f) Lehman India Companies’ Claims. Lehman US hereby agrees that the holder of each Lehman India Companies’ Claim shall vote in the amount set forth on the respective proofs of claim, and a reserve shall be maintained with respect to such claim under the Amended Plan as if such claim had been allowed in the amount set forth on the respective proofs of claim, unless and until such claim is disallowed by a Final Order. The holders of such claims shall be third-party beneficiaries of this Agreement for purposes of this Section 2.1(f).

(g) Plan Exceptions For Lehman Singapore. Sections 8.10, 8.15 and 13.8 (to the extent Section 13.8 seeks to preserve Lehman US’ rights to Causes of Action (as defined in the Amended Plan) that are released under this Agreement) of the Plan shall not apply to Lehman Singapore or to the Allowed Singapore Claims.

2.2. The Lehman US Liquidation Claims and Non-Liquidation Receivables

(a) Claims Against the Lehman Singapore Liquidation Companies. Each Lehman US entity listed on Schedule E-1 will have a net allowed, non-priority, non-senior, non-subordinated general unsecured claim against the specified Lehman Singapore Liquidation Companies in the amount set forth on Schedule E-1 under the column titled “Allowed Non-Subordinated US Claims” in accordance with the applicable provisions of the Singapore Companies Act (the “Allowed Non-Subordinated US Claims”). Each Lehman US entity listed on Schedule E-2 will have a net allowed subordinated general unsecured claim (the “Allowed Subordinated US Claims” and, together with the Allowed Non-Subordinated US Claims, the “Allowed US Claims”) against the specified Lehman Singapore Liquidation Companies in the amount set forth on Schedule E-2 in accordance with the applicable provisions of the Singapore Companies Act.

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(b) Receivables from Lehman Singapore Non-Liquidation Companies. Each Lehman US entity listed on Schedule F will have a receivable as of September 14, 2008 from, and that is agreed upon and acknowledged by, the specified Lehman Singapore Non-Liquidation Companies in the amounts set forth on Schedule F under the column titled “Agreed Non-Liquidation Receivables” (the “Agreed Non-Liquidation Receivables”). The Agreed Non-Liquidation Receivables will be subject to the Foreign Currency Exchange Adjustment and shall be payable on the date that is one hundred twenty (120) days from the Effective Date, unless otherwise agreed by the applicable obligor and obligee (the “Non-Liquidation Receivable Payment Date”). No interest shall accrue on the Agreed Non-Liquidation Receivables. Each Lehman Singapore Non-Liquidation Company shall pay the Agreed Non-Liquidation Receivables to Lehman US by wire transfer in immediately available funds in US Dollars to a bank account designated in advance in writing by Lehman US.

(c) Other than (i) the claims and receivables allowed and acknowledged as set forth in Sections 2.2(a) and 2.2(b) hereof, and (ii) the claim filed by LBHI against Sail Investor in the amount of $63,396,488, which is not subject to this Agreement in any respect, all claims or receivables asserted or held by Lehman US against Lehman Singapore, will be deemed fully and forever expunged, extinguished, disallowed and released.

(d) The Allowed US Claims and Agreed Non-Liquidation Receivables as set forth in this Section 2.2 shall not, except as otherwise specifically provided for herein, be subject to further objections or defenses, whether by way of netting, set off, recoupment, counterclaim or otherwise, or any other claim which would have the effect of subordinating such claims to the claims of other unsecured creditors; provided that if for any reason any Lehman US entity is prohibited from making, is unable to make, or does not make distributions on account of any Allowed Singapore Claims or Agreed Non-Debtor Receivables, no distributions on any Allowed US Claims or Agreed Non-Liquidation Receivables of any Lehman US entity will be made until such time that the relevant Lehman US entity makes distributions to the relevant Lehman Singapore entity, and the Agreed Non-Liquidation Receivables shall not be subject to any further Foreign Currency Exchange following any such prohibition or withholding of distributions by such Lehman US entity.

2.3. Claims Register. In order to reflect the entry into this Agreement, upon the Effective Date, the Parties hereto acknowledge and agree that (i) the Proofs of Claim and the Allowed US Claims shall be deemed amended to the extent necessary to reflect the terms of the settlement reached in this Agreement and/or to reflect the reconciliation of such claims that has been ongoing amongst the Parties, and (ii) they shall execute and submit joint instructions to Epiq Bankruptcy Solutions, LLC, requesting that the claims register in the Chapter 11 Cases be amended to reflect the allowance and disallowance of the Proofs of Claim in accordance with this Agreement.

3. Lehman India Companies. Promptly following the Execution Date, the Lehman Singapore Liquidators shall use their best efforts to cause the Lehman India Companies to obtain all necessary governmental and/or regulatory approvals necessary to permit the Lehman India Companies to become parties to a settlement agreement with the Lehman US entities resolving, among other things, the Lehman India Companies’ Claims.

4. Amended Plan and Related Support.

(a) Lehman US’s Obligations. Within a reasonable period of time following the Execution Date, the Debtors will (i) file the Amended Plan and seek approval of the Amended Disclosure Statement and voting procedures with respect thereto, and (ii) prosecute the Amended Plan and seek entry of a Confirmation Order. If the Bankruptcy Court allows other parties to solicit acceptances of any Alternative Plan or Alternative Plans and subject to Lehman Singapore’s obligations in Section 4(b)(5) below, Lehman US agrees not to object to Lehman Singapore voting to accept any Alternative Plan or Alternative Plans in the amounts set forth on Schedule A with respect to each Proof of Claim.

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(b) Lehman Singapore’s Obligations. Each Lehman Singapore entity agrees to perform and comply with the following obligations as to the Amended Plan, which obligations shall become effective upon the Execution Date:

(1) Lehman Singapore shall (i) support approval of the Amended Disclosure Statement, (ii) neither oppose nor object to the Amended Disclosure Statement, and (iii) neither join in nor support any objection to the Amended Disclosure Statement.

(2) If the Bankruptcy Court allows the Debtors to solicit acceptances of the Amended Plan before acceptances are solicited for any Alternative Plan or Alternative Plans, and provided that Lehman Singapore has been solicited pursuant to section 1125 of the Bankruptcy Code, each Lehman Singapore entity shall (i) timely vote to accept the Amended Plan in the amounts set forth on Schedule A with respect to each Proof of Claim, and not thereafter withdraw or change such vote, and (ii) support approval and confirmation of the Amended Plan.

(3) Lehman Singapore shall not oppose or object to the Amended Plan or the solicitation of the Amended Plan, or join in or support any objection the Amended Plan or the solicitation of the Amended Plan.

(4) Lehman Singapore shall not (i) participate in the formulation of, file, or prosecute any Alternative Plan (ii) join in or support any Alternative Plan, including, without limitation, express support in writing of, or enter into any form of plan support agreement with respect to any Alternative Plan, or (iii) subject to Section 4(b)(5) below, take any action to alter, delay or impede the confirmation and consummation of the Plan; provided that, a vote on an Alternative Plan or Plans shall not constitute an action to delay or impede the confirmation or consummation of the Plan.

(5) If the Bankruptcy Court allows other parties to solicit acceptances of any Alternative Plan or Alternative Plans at the same time as the Amended Plan, Lehman Singapore may vote to accept any Alternative Plan or Alternative Plans only if such Alternative Plan or Alternative Plans provide Lehman Singapore with an equal or greater economic recovery than the Amended Plan, provided, however, that each Lehman Singapore entity shall also (i) timely vote to accept the Amended Plan, and not thereafter withdraw or change such vote, (ii) comply with the provisions of Section 4(b)(3) and 4(b)(4) above except to the extent 4(b)(4)(iii) is subject to this 4(b)(5), and (iii) support approval and confirmation of the Amended Plan, and indicate a preference for the Amended Plan on its voting ballot, if the Amended Plan provides Lehman Singapore with an equal or greater economic recovery compared with any Alternative Plan that Lehman Singapore votes to accept. Notwithstanding anything contained in this section, Lehman Singapore shall not indicate a preference on its voting ballots for any Alternative Plan.

(6) Lehman Singapore shall cooperate with and respond to reasonable requests for information of the Debtors or the Plan Administrator regarding the resolution of claims of, or distributions by Lehman Singapore to, Lehman’s Singapore’s creditors who have also asserted claims against the Debtors (“Third-Party Creditors”), including whether: (i) the claims of Third-Party Creditors have been allowed or disallowed against Lehman Singapore, (ii) the claims of Third-Party Creditors are disputed or subject to objection by Lehman Singapore, (iii) the consideration, if any, paid to Third-Party Creditors by Lehman Singapore, and (iv) future distributions or consideration are anticipated to be made to Third-Party Creditors by Lehman Singapore, including estimates of the amounts of such future distributions or consideration.

(7) Lehman Singapore shall promptly seek authority from any appointed creditors’ committee or the Singapore High Court, or seek any other requisite approvals, to the extent necessary, to perform all of the obligations set forth in this Agreement.

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(c) Solicitation Required in Connection with Amended Plan. Notwithstanding anything contained in this Section 4 or elsewhere in this Agreement, this Agreement is not, and shall not be deemed to be, a solicitation of a vote for the acceptance of the Amended Plan pursuant to section 1125 of the Bankruptcy Code, or rejection of any Alternative Plan. Acceptance of the Amended Plan will not be solicited until the Bankruptcy Court has approved the Disclosure Statement and related ballots, and such Disclosure Statement and ballots have been transmitted to parties entitled to receive the same in accordance with an order of the Bankruptcy Court.

5. Lehman Singapore’s Representations and Warranties. In order to induce Lehman US to enter into and perform their obligations under this Agreement, each Lehman Singapore entity hereby represents, warrants and acknowledges as follows:

5.1. Authority.

(a) (i) Each Lehman Singapore Liquidation Company has the power and authority to execute, deliver and perform its obligations under this Agreement, and to consummate the transactions contemplated herein; and (ii) the execution, delivery and performance by such Lehman Singapore Liquidation Company of this Agreement and the consummation of the transactions contemplated herein have been duly authorized by all necessary action on the part of such Lehman Singapore Liquidation Company and no other proceedings on the part of such Lehman Singapore Liquidation Company are necessary to authorize and approve this Agreement or any of the transactions contemplated herein.

(b) (i) Each Lehman Singapore Non-Liquidation Company has the power and authority to execute, deliver and perform its obligations under this Agreement, and to consummate the transactions contemplated herein and (ii) the execution, delivery and performance by such Lehman Singapore Non-Liquidation Company of this Agreement and the consummation of the transactions contemplated herein have been duly authorized by all necessary action on the part of such Lehman Singapore Non-Liquidation Company and no other proceedings on the part of such Lehman Singapore Non-Liquidation Company are necessary to authorize and approve this Agreement or any of the transactions contemplated herein.

5.2. Validity.

(a) This Agreement has been duly executed and delivered by each Lehman Singapore Liquidation Company and constitutes the legal, valid and binding agreement of each Lehman Singapore Liquidation Company, enforceable against each Lehman Singapore Liquidation Company in accordance with its terms.

(b) This Agreement has been duly executed and delivered by each Lehman Singapore Non-Liquidation Company and constitutes the legal, valid and binding agreement of each Lehman Singapore Non-Liquidation Company, enforceable against each Lehman Singapore Non-Liquidation Company in accordance with its terms.

5.3. Authorization of Governmental Authorities and Creditors. No action by (including any authorization, consent or approval), in respect of, or filing with, any governmental authority is required for, or in connection with, the valid and lawful authorization, execution, delivery and performance by each Lehman Singapore entity pursuant to this Agreement.

5.4. No Reliance. Each Lehman Singapore entity (i) is a sophisticated party with respect to the subject matter of this Agreement, (ii) has been represented and advised by legal counsel in connection with this Agreement, (iii) has adequate information concerning the matters that are the subject of this Agreement, and (iv) has independently and without reliance upon any Debtor or any Non-Debtor Affiliate or any of their Affiliates or any officer, employee, agent or representative thereof, and based on such information as each Lehman Singapore entity has deemed appropriate, made its own analysis and decision to enter into this Agreement, except that each Lehman Singapore entity has relied upon each

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Debtor’s and each Non-Debtor Affiliate’s express representations, warranties and covenants in this Agreement, each Lehman Singapore entity acknowledges that it has entered into this Agreement voluntarily and of its own choice and not under coercion or duress.

5.5. Title; No Prior Transfer of Claims.

(a) Each Lehman Singapore entity owns and has good title to its respective Proofs of Claim and Non-Debtor Receivables, free and clear of any and all liens, claims (other than on account of claims against the assets of such Lehman Singapore entity), set-off rights of third parties, security interests, participations, or encumbrances created or incurred by or against any Lehman Singapore entity as of the Execution Date and has not transferred or assigned to any other person any of the claims or receivables that are the subject of this Agreement, in whole or in part.

(b) Each Lehman Singapore entity may not transfer any of the claims or receivables that are the subject of this Agreement, or any rights or interests arising thereunder or related thereto, in whole or in part, prior to the Effective Date.

6. Lehman US’s Representations and Warranties. In order to induce Lehman Singapore to enter into and perform its obligations under this Agreement, each Lehman US entity hereby represents, warrants and acknowledges as follows:

6.1. Authority.

(a) Subject to the occurrence of the Effective Date, (i) each signatory Debtor has the power and authority to execute, deliver and perform its obligations under this Agreement, and to consummate the transactions contemplated herein and (ii) the execution, delivery and performance by such Debtor of this Agreement and the consummation of the transactions contemplated herein have been duly authorized by all necessary action on the part of such Debtor and no other proceedings on the part of such Debtor are necessary to authorize and approve this Agreement or any of the transactions contemplated herein.

(b) (i) Each Non-Debtor Affiliate has the power and authority to execute, deliver and perform its obligations under this Agreement, and to consummate the transactions contemplated herein and (ii) the execution, delivery and performance by such Non-Debtor Affiliate of this Agreement and the consummation of the transactions contemplated herein have been duly authorized by all necessary action on the part of such Non-Debtor Affiliate and no other proceedings on the part of such Non-Debtor Affiliate are necessary to authorize and approve this Agreement or any of the transactions contemplated herein.

6.2. Validity.

(a) Subject to the occurrence of the Effective Date, this Agreement has been duly executed and delivered by each Debtor and constitutes the legal, valid and binding agreement of each Debtor, enforceable against each Debtor in accordance with its terms.

(b) This Agreement has been duly executed and delivered by each Non-Debtor Affiliate and constitutes the legal, valid and binding agreement of each Non-Debtor Affiliate, enforceable against each Non-Debtor Affiliate in accordance with its terms.

6.3. Authorization of Governmental Authorities. No action by (including any authorization, consent or approval), in respect of, or filing with, any governmental authority is required for, or in connection with, the valid and lawful authorization, execution, delivery and performance by each Lehman US entity of this Agreement, other than entry of the Confirmation Order.

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6.4. No Reliance. Each Lehman US entity (i) is a sophisticated party with respect to the matters that are the subject of this Agreement, (ii) has had the opportunity to be represented and advised by legal counsel in connection with this Agreement, (iii) has adequate information concerning the matters that are the subject of this Agreement, and (iv) has independently and without reliance upon Lehman Singapore, and based on such information as such Lehman US entity has deemed appropriate, made its own analysis and decision to enter into this Agreement, except that such Lehman US entity has relied upon Lehman Singapore’s express representations, warranties and covenants in this Agreement, which it enters, or as to which it acknowledges and agrees, voluntarily and of its own choice and not under coercion or duress.

6.5. Title; No Prior Transfer of Claims.

(a) Each Lehman US entity owns and has good title to its respective Liquidation Claims and Non-Liquidation Receivables, free and clear of any and all liens, claims (other than on account of claims against the assets of such Lehman US entity), set-off rights of third parties, security interests, participations, or encumbrances created or incurred by or against any such Lehman US entity as of the Execution Date, and has not transferred or assigned to any other person any of the claims or receivables that are the subject of this Agreement.

(b) Each Lehman US entity may not transfer any of the Liquidation Claims or the Non-Liquidation Receivables, or any rights or interests arising thereunder or related thereto, in whole or in part, prior to the Effective Date.

7. Withholding Rights and Allocation of Payments. Each Party shall be entitled to deduct and withhold from the amounts otherwise payable to any other Party pursuant to this Agreement such amounts as it is required to deduct and withhold with respect to the making of such payment under any requirement of any applicable tax law. Any amounts so withheld shall be treated for all purposes of this Agreement as having been paid to such Party in respect of the allowed claim for which such deduction and withholding is made. The Parties agree that any payments made by Lehman Singapore and Lehman US on account of the claims and receivables that are the subject of this Agreement shall be allocated for all purposes first to the principal portion of such claims and receivables, and, only after the principal portion of such respective claims and receivables is satisfied in full, to any portion of such claims and receivables comprising interest (but solely to the extent that interest is an allowable portion of such claims and receivables).

8. Executory Contracts. All pre-petition executory contracts between the Debtors and Lehman Singapore shall be rejected pursuant to section 365 of the Bankruptcy Code in accordance with the Plan. Any claims that arise from the rejection of pre-petition executory contracts between the Debtors and Lehman Singapore are deemed to be satisfied in full by the claims allowed pursuant to Section 2 hereof.

9. Cooperation. The Parties will continue to exchange data relating to the respective bankruptcy cases and insolvency proceedings based on the data sharing agreement and the cross border international protocol in order to assist each other in resolving claims of Affiliates and other creditors.

10. Releases.

10.1. Lehman US’s Releases. Upon the occurrence of the Effective Date, and except as to (i) the allowed claims set forth in Section 2 hereof, (ii) Lehman US’s distribution entitlements in the Lehman Singapore Liquidations, (iii) the agreements, promises, settlements, representations and warranties set forth in this Agreement, and (iv) the performance of the obligations set forth herein, and subject to the effectiveness of this Agreement in accordance with Section 11 below, and in consideration of the foregoing and each Lehman Singapore entity’s execution of this Agreement, each Lehman US entity on behalf of itself, its estate (where applicable), and its successors and assigns, will fully and

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forever release, discharge and acquit each Lehman Singapore entity, and the Lehman Singapore Liquidators and their respective successors, assigns, officers, directors, employees, agents, representatives, consultants, financial advisors, accountants and attorneys, from all manners of action, causes of action, judgments, executions, debts, demands, rights, damages, costs, expenses, and claims of every kind, nature, and character whatsoever existing as of the date hereof, whether at law or in equity, whether based on contract (including, without limitation, quasi-contract or estoppel), statute, regulation, tort (excluding intentional torts, fraud, recklessness, gross negligence or willful misconduct) or otherwise, accrued or unaccrued, known or unknown, matured or unmatured, liquidated or unliquidated, certain or contingent, including all US Avoidance Actions.

10.2. Lehman Singapore’s Releases. Upon the occurrence of the Effective Date, and except as to (i) the allowed claims set forth in Section 2 hereof, (ii) Lehman Singapore’s distribution entitlements in the Chapter 11 Cases, (iii) the agreements, promises, settlements, representations and warranties set forth in this Agreement, and (iv) the performance of the obligations set forth herein, and subject to the effectiveness of this Agreement in accordance with Section 11 below, and in consideration of the foregoing and each Lehman US entity’s execution of this Agreement, each Lehman Singapore entity, its estate (where applicable), and its successors and assigns, will fully and forever release, discharge and acquit each Lehman US entity and Alvarez & Marsal North America LLC, and their respective successors, assigns, officers, directors, employees, agents, representatives, consultants, financial advisors, accountants and attorneys, from all manners of action, causes of action, judgments, executions, debts, demands, rights, damages, costs, expenses, and claims of every kind, nature, and character whatsoever existing as of the date hereof, whether at law or in equity, whether based on contract (including, without limitation, quasi-contract or estoppel), statute, regulation, tort (excluding intentional torts, fraud, recklessness, gross negligence or willful misconduct) or otherwise, accrued or unaccrued, known or unknown, matured or unmatured, liquidated or unliquidated, certain or contingent, including, without limitation, (i) any administrative expense claims arising under section 503 of the Bankruptcy Code, and (ii) Singapore Avoidance Actions.

10.3. Nothing in this Agreement shall operate as a release or waiver of any rights, claims or defenses by or against any Non-Settling Entity.

11. Effectiveness of Agreement.

11.1. Sections 2.1(e), 2.1(f), 4, 5.5, 6.5, 9 and 11 through 25 of this Agreement shall be effective upon the Execution Date.

11.2. All other provisions of this Agreement shall be effective upon the Effective Date.

12. Termination.

12.1. Automatic Termination. This Agreement shall automatically terminate on any date on which (i) the Bankruptcy Court denies the motion seeking the Confirmation Order with prejudice or (ii) the Plan is not confirmed on or before December 31, 2012.

12.2. Lehman US’s Right to Terminate. Each Debtor and each Non-Debtor Affiliate shall have the right, at its election, to terminate this Agreement by written notice to Lehman Singapore if (a) there is a breach, in any material respect, of the representations, warranties and/or covenants of Lehman Singapore hereunder, taken as a whole, and Lehman Singapore shall fail to cure such breach within ten (10) days following written notice of such breach from Lehman US, (b) Lehman Singapore fails to obtain authority from any appointed creditors committee or the Singapore High Court, or obtain any other requisite approvals, to the extent necessary, to perform all of the obligations set forth in this Agreement, or (c) other than as set forth herein, Lehman Singapore allows and provides for materially different treatment of claims held by other creditors of Lehman Singapore that are legally similar to the

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Allowed US Claims that results in such other creditors having a recovery entitlement in respect of said claims that is materially higher than the recovery entitlement in respect of the Allowed US Claims.

12.3. Lehman Singapore’s Right to Terminate. Lehman Singapore shall have the right, at its election, to terminate this Agreement by written notice to Lehman US if (a) the Debtors file or support a chapter 11 plan that provides for the substantive consolidation of one or more Debtor or Affiliate or any Lehman Singapore entity, commences any proceeding seeking similar relief, or joins with any other party in any proceeding seeking similar relief; (b) there is a breach, in any material respect, of the representations, warranties and/or covenants of Lehman US hereunder, taken as a whole, and Lehman US shall fail to cure such breach within ten (10) days following written notice of such breach from Lehman Singapore; (c) the Debtors make a material modification to the structure, classification or distribution scheme under the Amended Plan that would materially reduce the recovery estimates set forth in the Disclosure Statement with respect to classes that include the Allowed Singapore Claims; or (d) the Amended Plan provides for materially different treatment of claims held by other creditors that are legally similar to the Allowed Singapore Claims (including claims currently classified in the same class as the Allowed Singapore Claims) that results in such other creditors having a recovery entitlement in respect of said claims that is materially higher than the recovery entitlement provided for in the Amended Plan in respect of the Allowed Singapore Claims; provided, however, that with respect to Sections 12.3(b) and 12.3(c), (i) the Debtors are not guaranteeing or committing to any specific recovery amount under the Amended Plan, and (ii) modifications to the projected recovery amounts set forth in the disclosure statement approved by the Bankruptcy Court with respect to the Amended Plan that are based upon revised projections of asset values shall not constitute material modifications to the Amended Plan.

12.4. Effect of Termination. In the event that this Agreement is terminated, then neither this Agreement, nor any motion or other pleading filed in the Bankruptcy Court with respect to the approval of this Agreement or confirmation of the Amended Plan, shall have any res judicata or collateral estoppel effect or be of any force or effect, each of the Parties’ respective interests, rights, remedies and defenses shall be restored without prejudice as if this Agreement had never been executed and the Parties hereto shall be automatically relieved of any further obligations hereunder. Except as expressly provided herein, this Agreement and all communications and negotiations among the Parties with respect hereto or any of the transactions contemplated hereunder are without waiver of or prejudice to the Parties rights and remedies and the Parties hereby reserve all claims, defenses and positions that they may have with respect to each other.

13. Venue and Choice of Law.

13.1. Venue. To the maximum extent permissible by law, the Parties expressly consent and submit to the exclusive jurisdiction of the Bankruptcy Court over any actions or proceedings relating to the enforcement or interpretation of this Agreement and any Party bringing such action or proceeding shall bring such action or proceeding in the Bankruptcy Court; provided that the Parties may appear before another court of competent jurisdiction if a non Party brings any action relating to this Agreement before such other court of competent jurisdiction, provided further that any actions or proceedings arising out of disputes in the amount or validity of the Liquidation Claims shall be within the exclusive jurisdiction of the Singapore High Court; provided further, that any actions or proceedings arising out of disputes in the amount or validity of Non-Liquidation Receivables or Non-Debtor Receivables shall be within the non-exclusive jurisdiction of any court of competent jurisdiction. Each of the Parties agrees that a final judgment in any such action or proceeding, including all appeals, shall be conclusive and may be enforced in other jurisdictions (including any foreign jurisdictions) by suit on the judgment or in any other manner provided by applicable law. If the Bankruptcy Court refuses or abstains from exercising jurisdiction over the enforcement of this Agreement and/or any actions or proceedings arising hereunder or thereunder, then the Parties agree that venue shall be in any other state or federal court located within the County of New York in the State of New York having proper jurisdiction. Each Party hereby irrevocably and unconditionally waives, to the fullest extent it may legally and effectively do so, (i) any objection which it may now or hereafter have to the laying of venue of any suit, action or proceeding

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arising out of or relating to this Agreement with the Bankruptcy Court or with any other state or federal court located within the County of New York in the State of New York, or with the Singapore High Court or other court of competent jurisdiction as described above solely relating to any actions or proceedings arising out of disputes in the amount or validity of the Liquidation Claims or Non-Liquidation Receivables and (ii) the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court. Each Party irrevocably consents to service of process in the manner provided for notices in Section 14 hereof. Nothing in this Agreement will affect the right, or requirement, of any Party to this Agreement to serve process in any other manner permitted or required by applicable law.

13.2. Choice of Law. This Agreement and all claims and disputes arising out of or in connection with this Agreement, shall be governed by and construed in accordance with the laws of the State of New York and the Bankruptcy Code, without regard to choice of law principles to the extent such principles would apply a law other than that of the State of New York or the Bankruptcy Code; provided, however, that any claims and disputes arising out of the Liquidation Claims or the Non-Liquidation Receivables shall be governed by and construed in accordance with Singaporean law except as otherwise provided in the underlying agreements or applicable law.

14. Notices. All notices and other communications given or made pursuant to this Agreement shall be in writing and shall be deemed effectively given: (a) upon personal delivery to the party to be notified, (b) when sent by confirmed electronic mail or facsimile if sent during normal business hours of the recipient, and if not so confirmed, then on the next Business Day, (c) three days after having been sent by registered or certified mail, return receipt requested, postage prepaid, or (d) one Business Day after deposit with a nationally recognized overnight courier, specifying next day delivery, with written verification of receipt. All communications shall be sent:

To Lehman US at:

1271 Avenue of the Americas, 39th Floor

New York, New York 10020

U.S.A.

Attn: John Suckow and Daniel J. Ehrmann

Facsimile: (646) 834-0874

With a copy (which shall not constitute notice) to:

Weil, Gotshal & Manges LLP

767 Fifth Avenue

New York, New York 10153

U.S.A.

Attn: Lori R. Fife, Esq.

Facsimile: (212) 310-8007

To Lehman Singapore at:

KPMG Advisory Services Pte. Ltd.

16 Raffles Quay#22-00

Hong Leong Building

Singapore 048581

Attn: Peter Chay and Martin Wong

Facsimile: +65 62253083

With a copy (which shall not constitute notice) to:

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Kramer Levin Naftalis & Frankel LLP

1177 Avenue of Americas

New York, New York 10036

Attn: Thomas Moers Mayer and Daniel M. Eggermann

Facsimile (212) 715-8000

or to such other address as may have been furnished by a Party to each of the other Parties by notice given in accordance with the requirements set forth above.

15. Expenses. The fees and expenses incurred by each Party (including the fees of any attorneys, accountants, investment bankers, financial advisors or any other professionals engaged by such Party) in connection with this Agreement and the transactions contemplated hereby, whether or not the transactions contemplated hereby are consummated, will be paid by such Party.

16. No Admission of Liability. Each Party acknowledges that this Agreement effects a settlement of potential claims and counterclaims that might be denied and contested, and that nothing contained herein shall be construed as an admission of liability or wrongdoing.

17. Entire Agreement. This Agreement constitutes the entire and only agreement of the Parties concerning the subject matter hereof. This Agreement supersedes and replaces any and all prior or contemporaneous verbal or written agreements between the Parties concerning the subject matter hereof, and to the extent of any conflicts between the Amended Plan and the terms of this Agreement, the terms of this Agreement shall control. The Parties acknowledge that this Agreement is not being executed in reliance on any verbal or written agreement, promise or representation not contained herein.

18. No Oral Modifications. This Agreement may not be modified or amended orally. This Agreement only may be modified or amended by a writing signed by a duly authorized representative of each Party hereto. Any waiver of compliance with any term or provision of this Agreement on the part of Lehman US must be provided in a writing signed by Lehman Singapore. Any waiver of compliance with any term or provision of this Agreement on the part of Lehman Singapore must be provided in a writing signed by each Debtor and each Non-Debtor Affiliate. No waiver of any breach of any term or provision of this Agreement shall be construed as a waiver of any subsequent breach.

19. Construction. This Agreement constitutes a fully negotiated agreement among commercially sophisticated parties and therefore shall not be construed or interpreted for or against any Party, and any rule or maxim of construction to such effect shall not apply to this Agreement.

20. Binding Effect; Successor and Assigns. Any declaration, representation or statement of the Lehman Singapore Liquidators shall only be made in their capacity and function as the Joint and Several Liquidators of the Lehman Singapore Liquidation Companies, and shall in no circumstance be construed as being a declaration, representation or statement of the Lehman Singapore Liquidators on their own and personal behalf. This Agreement shall inure to the benefit of and be binding upon the Parties and their respective successors and permitted assigns; provided, however, that no Party may assign its rights or obligations under this Agreement without the written consent of the other Party, which consent shall not be unreasonably withheld or delayed, and any assignment not in accordance with the terms hereof shall be null and void ab initio.

21. Counterparts. This Agreement may be executed in counterparts, each of which constitutes an original, and all of which, collectively, constitute only one agreement. The signatures of all of the Parties need not appear on the same counterpart.

22. Headings; Schedules and Exhibits. The headings utilized in this Agreement are designed for the sole purpose of facilitating ready reference to the subject matter of this Agreement. Said headings shall be disregarded when resolving any dispute concerning the meaning or interpretation of any

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language contained in this Agreement. References to sections, unless otherwise indicated, are references to sections of this Agreement. All Schedules to this Agreement are hereby made a part hereof and incorporated herein by reference for all purposes. Reference to any Schedule herein shall be to the Schedules attached hereto.

23. No Personal Liability. The Parties acknowledge and agree that this Agreement and all actions and measures contained herein or following herefrom do not and will not give rise to any personal liability on the part of the Lehman Singapore Liquidators, their firm and its partners and employees, and their representatives or other professional advisors, and to the extent any such personal liability existed, the Parties explicitly waive any and all potential rights and claims against them, their firm and its partners and employees, and their representatives and other professional advisors, personally. Lehman Singapore further acknowledges and agrees that this Agreement and all transactions and measures contained herein do not give rise to any personal liability on the part of any of the officers, directors, employees, members, consultants, asset managers, representatives or professional advisors of Lehman US and to the extent any such personal liability existed, Lehman Singapore explicitly waives any and all potential rights and claims against all of the aforementioned persons. Any claim by a Party against the Lehman Singapore Liquidators or the Lehman Singapore Liquidation Companies arising under or relating to this Agreement shall only be satisfied out of the assets of the insolvency estate of the relevant Lehman Singapore Liquidation Company, and any claim by a Party against Lehman US arising under or relating to this Agreement shall only be satisfied out of the assets of such Debtor or such Non-Debtor Affiliate.

24. Severability and Construction. If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced, all other terms and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic and legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to the Parties. Upon any determination that any term or other provision is invalid, illegal, or incapable of being enforced, each Party hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of this Agreement as closely as possible in a mutually acceptable manner in order that the transactions contemplated hereby be consummated as originally contemplated to the greatest extent possible.

25. Waiver of Jury Trial. EACH OF THE PARTIES HERETO HEREBY AGREE NOT TO ELECT A TRIAL BY JURY OF ANY ISSUE TRIABLE OF RIGHT BY JURY, AND HEREBY KNOWINGLY, VOLUNTARILY, INTENTIONALLY, UNCONDITIONALLY AND IRREVOCABLY WAIVES ANY RIGHT TO TRIAL BY JURY FULLY TO THE EXTENT THAT ANY SUCH RIGHT SHALL NOW OR HEREAFTER EXIST WITH REGARD TO THIS AGREEMENT OR ANY CLAIM, COUNTERCLAIM OR OTHER ACTION ARISING IN CONNECTION THEREWITH OR IN RESPECT OF ANY COURSE OF CONDUCT, COURSE OF DEALING, STATEMENT (WHETHER VERBAL OR WRITTEN) OR ACTION OF ANY PARTY OR ARISING OUT OF ANY EXERCISE BY ANY PARTY OF ITS RESPECTIVE RIGHTS UNDER THIS AGREEMENT OR IN ANY WAY RELATING TO THE TRANSACTIONS CONTEMPLATED HEREBY (INCLUDING, WITHOUT LIMITATION, WITH RESPECT TO ANY ACTION TO RESCIND OR CANCEL THIS AGREEMENT AND WITH RESPECT TO ANY CLAIM OR DEFENSE ASSERTING THAT THIS AGREEMENT WAS FRAUDULENTLY INDUCED OR IS OTHERWISE VOID OR VOIDABLE). THIS WAIVER OF RIGHT TO TRIAL BY JURY IS INTENDED TO ENCOMPASS INDIVIDUALLY EACH INSTANCE AND EACH ISSUE AS TO WHICH THE RIGHT TO A TRIAL BY JURY WOULD OTHERWISE ACCRUE. EACH OF THE PARTIES HERETO IS HEREBY AUTHORIZED TO FILE A COPY OF THIS SECTION 25 IN ANY PROCEEDING AS CONCLUSIVE EVIDENCE OF THIS WAIVER. THIS WAIVER OF JURY TRIAL IS A MATERIAL INDUCEMENT FOR THE PARTIES HERETO TO ENTER INTO THIS AGREEMENT.

15

IN WITNESS WHEREOF, each Party by his or its duly authorized representative has executed this Agreement as of the date first written above:

LEHMAN BROTHERS HOLDINGS INC., LEHMAN COMMERCIAL PAPER INC., LEHMAN BROTHERS COMMODITY SERVICES INC., LEHMAN BROTHERS SPECIAL FINANCING INC., LEHMAN BROTHERS OTC DERIVATIVES INC., LEHMAN BROTHERS COMMERCIAL CORPORATION, LB 745 LLC, PAMI STATLER ARMS LLC, CES AVIATION LLC, CES AVIATION V LLC, CES AVIATION IX LLC, LEHMAN SCOTTISH FINANCE L.P., BNC MORTGAGE LLC, LB ROSE RANCH LLC, STRUCTURED ASSET SECURITIES CORPORATION, LB 2080 KALAKAUA OWNERS LLC, MERIT LLC, LB PREFERRED SOMERSET LLC, LB SOMERSET LLC, as Debtors and Debtors in Possession

LEHMAN BROTHERS FINANCE ASIA PTE. LTD. (IN CREDITORS’ VOLUNTARY LIQUIDATION)

By:

Chay Fook Yuen, as a Joint and Several Liquidator of Lehman Brothers Finance Asia Pte. Ltd. (In Creditors’ Voluntary Liquidation) and on behalf of Bob Yap Cheng Ghee and Tay Puay Cheng as Joint and Several Liquidators of Lehman Brothers Finance Asia Pte. Ltd. (In Creditors’ Voluntary Liquidation), without personal liability

LEHMAN BROTHERS COMMODITIES PTE. LTD. (IN CREDITORS’ VOLUNTARY LIQUIDATION)

By:
Name: John Suckow
Title: Authorized Signatory

By:
LEHMAN BROTHERS DERIVATIVES PRODUCTS INC., LEHMAN BROTHERS FINANCIAL PRODUCTS INC., EAST DOVER LIMITED, LUXEMBOURG RESIDENTIAL PROPERTIES LOAN FINANCE S.A.R.L., as Debtors and Debtors in Possession

Chay Fook Yuen, as a Joint and Several Liquidator of Lehman Brothers Commodities Pte. Ltd. (In Creditors’ Voluntary Liquidation) and on behalf of Bob Yap Cheng Ghee and Tay Puay Cheng as Joint and Several Liquidators of Lehman Brothers Commodities Pte. Ltd. (In Creditors’ Voluntary Liquidation), without personal liability

By:
Name: Daniel Ehrmann	LEHMAN BROTHERS PACIFIC HOLDINGS PTE. LTD. (IN CREDITORS’ VOLUNTARY LIQUIDATION)
Title: Authorized Signatory
LEHMAN BROTHERS GLOBAL SERVICES LIMITED	By:
By:

Chay Fook Yuen, as a Joint and Several Liquidator of Lehman Brothers Pacific Holdings Pte. Ltd. (In Creditors’ Voluntary Liquidation) and on behalf of Bob Yap Cheng Ghee and Tay Puay Cheng as Joint and Several Liquidators of Lehman Brothers Pacific Holdings Pte. Ltd. (In Creditors’ Voluntary Liquidation), without personal liability

Name: Bryan Marsal Title: Director

16

IN WITNESS WHEREOF, each Party by his or its duly authorized representative has executed this Agreement as of the date first written above:

LEHMAN BROTHERS HOLDINGS INC., LEHMAN COMMERCIAL PAPER INC., LEHMAN BROTHERS COMMODITY SERVICES INC., LEHMAN BROTHERS SPECIAL FINANCING INC., LEHMAN BROTHERS OTC DERIVATIVES INC., LEHMAN BROTHERS COMMERCIAL CORPORATION, LB 745 LLC, PAMI STATLER ARMS LLC, CES AVIATION LLC, CES AVIATION V LLC, CES AVIATION IX LLC, LEHMAN SCOTTISH FINANCE L.P., BNC MORTGAGE LLC, LB ROSE RANCH LLC, STRUCTURED ASSET SECURITIES CORPORATION, LB 2080 KALAKAUA OWNERS LLC, MERIT LLC, LB PREFERRED SOMERSET LLC, LB SOMERSET LLC, as Debtors and Debtors in Possession

LEHMAN BROTHERS FINANCE ASIA PTE. LTD. (IN CREDITORS’ VOLUNTARY LIQUIDATION)

By:

Chay Fook Yuen, as a Joint and Several Liquidator of Lehman Brothers Finance Asia Pte. Ltd. (In Creditors’ Voluntary Liquidation) and on behalf of Bob Yap Cheng Ghee and Tay Puay Cheng as Joint and Several Liquidators of Lehman Brothers Finance Asia Pte. Ltd. (In Creditors’ Voluntary Liquidation), without personal liability

LEHMAN BROTHERS COMMODITIES PTE. LTD. (IN CREDITORS’ VOLUNTARY LIQUIDATION)

By:
Name: John Suckow
Title: Authorized Signatory

By:
LEHMAN BROTHERS DERIVATIVES PRODUCTS INC., LEHMAN BROTHERS FINANCIAL PRODUCTS INC., EAST DOVER LIMITED, LUXEMBOURG RESIDENTIAL PROPERTIES LOAN FINANCE S.A.R.L., as Debtors and Debtors in Possession

Chay Fook Yuen, as a Joint and Several Liquidator of Lehman Brothers Commodities Pte. Ltd. (In Creditors’ Voluntary Liquidation) and on behalf of Bob Yap Cheng Ghee and Tay Puay Cheng as Joint and Several Liquidators of Lehman Brothers Commodities Pte. Ltd. (In Creditors’ Voluntary Liquidation), without personal liability

By:
Name: Daniel Ehrmann	LEHMAN BROTHERS PACIFIC HOLDINGS PTE. LTD. (IN CREDITORS’ VOLUNTARY LIQUIDATION)
Title: Authorized Signatory
LEHMAN BROTHERS GLOBAL SERVICES LIMITED	By:
By:

Chay Fook Yuen, as a Joint and Several Liquidator of Lehman Brothers Pacific Holdings Pte. Ltd. (In Creditors’ Voluntary Liquidation) and on behalf of Bob Yap Cheng Ghee and Tay Puay Cheng as Joint and Several Liquidators of Lehman Brothers Pacific Holdings Pte. Ltd. (In Creditors’ Voluntary Liquidation), without personal liability

Name: Bryan Marsal Title: Director

16

IN WITNESS WHEREOF, each Party by his or its duly authorized representative has executed this Agreement as of the date first written above:

LEHMAN BROTHERS HOLDINGS INC., LEHMAN COMMERCIAL PAPER INC., LEHMAN BROTHERS COMMODITY SERVICES INC., LEHMAN BROTHERS SPECIAL FINANCING INC., LEHMAN BROTHERS OTC DERIVATIVES INC., LEHMAN BROTHERS COMMERCIAL CORPORATION, LB 745 LLC, PAMI STATLER ARMS LLC, CES AVIATION LLC, CES AVIATION V LLC, CES AVIATION IX LLC, LEHMAN SCOTTISH FINANCE L.P., BNC MORTGAGE LLC, LB ROSE RANCH LLC, STRUCTURED ASSET SECURITIES CORPORATION, LB 2080 KALAKAUA OWNERS LLC, MERIT LLC, LB PREFERRED SOMERSET LLC, LB SOMERSET LLC, as Debtors and Debtors in Possession

LEHMAN BROTHERS FINANCE ASIA PTE. LTD. (IN CREDITORS’ VOLUNTARY LIQUIDATION)

By:

Chay Fook Yuen, as a Joint and Several Liquidator of Lehman Brothers Finance Asia Pte. Ltd. (In Creditors’ Voluntary Liquidation) and on behalf of Bob Yap Cheng Ghee and Tay Puay Cheng as Joint and Several Liquidators of Lehman Brothers Finance Asia Pte. Ltd. (In Creditors’ Voluntary Liquidation), without personal liability

LEHMAN BROTHERS COMMODITIES PTE. LTD. (IN CREDITORS’ VOLUNTARY LIQUIDATION)

By:
Name: John Suckow
Title: Authorized Signatory

By:
LEHMAN BROTHERS DERIVATIVES PRODUCTS INC., LEHMAN BROTHERS FINANCIAL PRODUCTS INC., EAST DOVER LIMITED, LUXEMBOURG RESIDENTIAL PROPERTIES LOAN FINANCE S.A.R.L., as Debtors and Debtors in Possession

Chay Fook Yuen, as a Joint and Several Liquidator of Lehman Brothers Commodities Pte. Ltd. (In Creditors’ Voluntary Liquidation) and on behalf of Bob Yap Cheng Ghee and Tay Puay Cheng as Joint and Several Liquidators of Lehman Brothers Commodities Pte. Ltd. (In Creditors’ Voluntary Liquidation), without personal liability

By:
Name: Daniel Ehrmann	LEHMAN BROTHERS PACIFIC HOLDINGS PTE. LTD. (IN CREDITORS’ VOLUNTARY LIQUIDATION)
Title: Authorized Signatory
LEHMAN BROTHERS GLOBAL SERVICES LIMITED	By:
By:

Chay Fook Yuen, as a Joint and Several Liquidator of Lehman Brothers Pacific Holdings Pte. Ltd. (In Creditors’ Voluntary Liquidation) and on behalf of Bob Yap Cheng Ghee and Tay Puay Cheng as Joint and Several Liquidators of Lehman Brothers Pacific Holdings Pte. Ltd. (In Creditors’ Voluntary Liquidation), without personal liability

Name: Bryan Marsal Title: Director

16

IN WITNESS WHEREOF, each Party by his or its duly authorized representative has executed this Agreement as of the date first written above:

LEHMAN BROTHERS HOLDINGS INC., LEHMAN COMMERCIAL PAPER INC., LEHMAN BROTHERS COMMODITY SERVICES INC., LEHMAN BROTHERS SPECIAL FINANCING INC., LEHMAN BROTHERS OTC DERIVATIVES INC., LEHMAN BROTHERS COMMERCIAL CORPORATION, LB 745 LLC, PAMI STATLER ARMS LLC, CES AVIATION LLC, CES AVIATION V LLC, CES AVIATION IX LLC, LEHMAN SCOTTISH FINANCE L.P., BNC MORTGAGE LLC, LB ROSE RANCH LLC, STRUCTURED ASSET SECURITIES CORPORATION, LB 2080 KALAKAUA OWNERS LLC, MERIT LLC, LB PREFERRED SOMERSET LLC, LB SOMERSET LLC, as Debtors and Debtors in Possession

LEHMAN BROTHERS FINANCE ASIA PTE. LTD. (IN CREDITORS’ VOLUNTARY LIQUIDATION)

By:

Chay Fook Yuen, as a Joint and Several Liquidator of Lehman Brothers Finance Asia Pte. Ltd. (In Creditors’ Voluntary Liquidation) and on behalf of Bob Yap Cheng Ghee and Tay Puay Cheng as Joint and Several Liquidators of Lehman Brothers Finance Asia Pte. Ltd. (In Creditors’ Voluntary Liquidation), without personal liability

LEHMAN BROTHERS COMMODITIES PTE. LTD. (IN CREDITORS’ VOLUNTARY LIQUIDATION)

By:
Name: John Suckow
Title: Authorized Signatory

By:
LEHMAN BROTHERS DERIVATIVES PRODUCTS INC., LEHMAN BROTHERS FINANCIAL PRODUCTS INC., EAST DOVER LIMITED, LUXEMBOURG RESIDENTIAL PROPERTIES LOAN FINANCE S.A.R.L., as Debtors and Debtors in Possession

Chay Fook Yuen, as a Joint and Several Liquidator of Lehman Brothers Commodities Pte. Ltd. (In Creditors’ Voluntary Liquidation) and on behalf of Bob Yap Cheng Ghee and Tay Puay Cheng as Joint and Several Liquidators of Lehman Brothers Commodities Pte. Ltd. (In Creditors’ Voluntary Liquidation), without personal liability

By:
Name: Daniel Ehrmann	LEHMAN BROTHERS PACIFIC HOLDINGS PTE. LTD. (IN CREDITORS’ VOLUNTARY LIQUIDATION)
Title: Authorized Signatory
LEHMAN BROTHERS GLOBAL SERVICES LIMITED	By:
By:

Chay Fook Yuen, as a Joint and Several Liquidator of Lehman Brothers Pacific Holdings Pte. Ltd. (In Creditors’ Voluntary Liquidation) and on behalf of Bob Yap Cheng Ghee and Tay Puay Cheng as Joint and Several Liquidators of Lehman Brothers Pacific Holdings Pte. Ltd. (In Creditors’ Voluntary Liquidation), without personal liability

Name: Bryan Marsal Title: Director

16

REVIVAL HOLDINGS LIMITED	LEHMAN BROTHERS ASIA PACIFIC (SINGAPORE) PTE. LTD. (IN CREDITORS’ VOLUNTARY LIQUIDATION)

By:
Name: Daniel Ehrmann
Title: Director	By:

PRINCIPAL TRANSACTIONS INC.

Chay Fook Yuen, as a Joint and Several Liquidator of Lehman Brothers Asia Pacific (Singapore) Pte. Ltd. (In Creditors’ Voluntary Liquidation) and on behalf of Bob Yap Cheng Ghee and Tay Puay Cheng as Joint and Several Liquidators of Lehman Brothers Asia Pacific (Singapore) Pte. Ltd. (In Creditors’ Voluntary Liquidation), without personal liability

By:
Name: Daniel Ehrmann
Title: Vice President	LEHMAN BROTHERS INVESTMENTS PTE LTD (IN CREDITORS’ VOLUNTARY LIQUIDATION)

By:
FALCON HOLDINGS II INC.
By:

Chay Fook Yuen, as a Joint and Several Liquidator of Lehman Brothers Investments Pte Ltd (In Creditors’ Voluntary Liquidation) and on behalf of Bob Yap Cheng Ghee and Tay Puay Cheng as Joint and Several Liquidators of Lehman Brothers Investments Pte Ltd (In Creditors’ Voluntary Liquidation), without personal liability

Name: Daniel Ehrmann Title: Director

LEHMAN BROTHERS PA LLC	LEHMAN BROTHERS SINGAPORE PTE. LTD.

By:	By:
Name: Daniel Ehrmann
Title: Vice-President	Chow Wing Lun Philip, as a Director of Lehman Brothers Singapore Pte. Ltd., without personal liability

17

REVIVAL HOLDINGS LIMITED	LEHMAN BROTHERS ASIA PACIFIC (SINGAPORE) PTE. LTD. (IN CREDITORS’ VOLUNTARY LIQUIDATION)

By:
Name: Daniel Ehrmann
Title: Director	By:

PRINCIPAL TRANSACTIONS INC.

Chay Fook Yuen, as a Joint and Several Liquidator of Lehman Brothers Asia Pacific (Singapore) Pte. Ltd. (In Creditors’ Voluntary Liquidation) and on behalf of Bob Yap Cheng Ghee and Tay Puay Cheng as Joint and Several Liquidators of Lehman Brothers Asia Pacific (Singapore) Pte. Ltd. (In Creditors’ Voluntary Liquidation), without personal liability

By:
Name: Daniel Ehrmann
Title: Vice President	LEHMAN BROTHERS INVESTMENTS PTE LTD (IN CREDITORS’ VOLUNTARY LIQUIDATION)

By:
FALCON HOLDINGS II INC.
By:

Chay Fook Yuen, as a Joint and Several Liquidator of Lehman Brothers Investments Pte Ltd (In Creditors’ Voluntary Liquidation) and on behalf of Bob Yap Cheng Ghee and Tay Puay Cheng as Joint and Several Liquidators of Lehman Brothers Investments Pte Ltd (In Creditors’ Voluntary Liquidation), without personal liability

Name: Daniel Ehrmann Title: Director

LEHMAN BROTHERS PA LLC	LEHMAN BROTHERS SINGAPORE PTE. LTD.

By:	By:
Name: Daniel Ehrmann
Title: Vice-President	Chow Wing Lun Philip, as a Director of Lehman Brothers Singapore Pte. Ltd., without personal liability

17

REVIVAL HOLDINGS LIMITED	LEHMAN BROTHERS ASIA PACIFIC (SINGAPORE) PTE. LTD. (IN CREDITORS’ VOLUNTARY LIQUIDATION)

By:
Name: Daniel Ehrmann
Title: Director	By:

PRINCIPAL TRANSACTIONS INC.

Chay Fook Yuen, as a Joint and Several Liquidator of Lehman Brothers Asia Pacific (Singapore) Pte. Ltd. (In Creditors’ Voluntary Liquidation) and on behalf of Bob Yap Cheng Ghee and Tay Puay Cheng as Joint and Several Liquidators of Lehman Brothers Asia Pacific (Singapore) Pte. Ltd. (In Creditors’ Voluntary Liquidation), without personal liability

By:
Name: Daniel Ehrmann
Title: Vice President	LEHMAN BROTHERS INVESTMENTS PTE LTD (IN CREDITORS’ VOLUNTARY LIQUIDATION)

By:
FALCON HOLDINGS II INC.
By:

Chay Fook Yuen, as a Joint and Several Liquidator of Lehman Brothers Investments Pte Ltd (In Creditors’ Voluntary Liquidation) and on behalf of Bob Yap Cheng Ghee and Tay Puay Cheng as Joint and Several Liquidators of Lehman Brothers Investments Pte Ltd (In Creditors’ Voluntary Liquidation), without personal liability

Name: Daniel Ehrmann Title: Director

LEHMAN BROTHERS PA LLC	LEHMAN BROTHERS SINGAPORE PTE. LTD.

By:	By:
Name: Daniel Ehrmann
Title: Vice-President	Chow Wing Lun Philip, as a Director of Lehman Brothers Singapore Pte. Ltd., without personal liability

17

REVIVAL HOLDINGS LIMITED	LEHMAN BROTHERS ASIA PACIFIC (SINGAPORE) PTE. LTD. (IN CREDITORS’ VOLUNTARY LIQUIDATION)

By:
Name: Daniel Ehrmann
Title: Director	By:

PRINCIPAL TRANSACTIONS INC.

Chay Fook Yuen, as a Joint and Several Liquidator of Lehman Brothers Asia Pacific (Singapore) Pte. Ltd. (In Creditors’ Voluntary Liquidation) and on behalf of Bob Yap Cheng Ghee and Tay Puay Cheng as Joint and Several Liquidators of Lehman Brothers Asia Pacific (Singapore) Pte. Ltd. (In Creditors’ Voluntary Liquidation), without personal liability

By:
Name: Daniel Ehrmann
Title: Vice President	LEHMAN BROTHERS INVESTMENTS PTE LTD (IN CREDITORS’ VOLUNTARY LIQUIDATION)

By:
FALCON HOLDINGS II INC.
By:

Chay Fook Yuen, as a Joint and Several Liquidator of Lehman Brothers Investments Pte Ltd (In Creditors’ Voluntary Liquidation) and on behalf of Bob Yap Cheng Ghee and Tay Puay Cheng as Joint and Several Liquidators of Lehman Brothers Investments Pte Ltd (In Creditors’ Voluntary Liquidation), without personal liability

Name: Daniel Ehrmann Title: Director

LEHMAN BROTHERS PA LLC	LEHMAN BROTHERS SINGAPORE PTE. LTD.

By:	By:
Name: Daniel Ehrmann
Title: Vice-President	Chow Wing Lun Philip, as a Director of Lehman Brothers Singapore Pte. Ltd., without personal liability

17

LEHMAN BROTHERS (THAILAND) LIMITED	LEHMAN BROTHERS PTE LTD

By:	By:
Name: William J. Fox
Title: Director	Catherine Loh Phui Yee, as a Director of Lehman Brothers Pte Ltd, without personal liability

By:
Name: Paul Forgue
Title: Director

LEHMAN BROTHERS CAPITAL (THAILAND) LIMITED	LEHMAN BROTHERS BANGKOK RIVERSIDE DEVELOPMENT PTE. LTD.

By:	By:
Name: Paul Forgue
Title: Director	Hamish Alexander Christie, as a Director of Lehman Brothers Bangkok Riverside Development Pte. Ltd., without personal liability

By:
Name: Matthew William Minnillo
Title: Director

LEHMAN BROTHERS OPPORTUNITY HOLDINGS INC.	LEHMAN BROTHERS SECURITIES TAIWAN LIMITED

By:	By:
Name: Daniel Ehrmann
Title: Director	Chay Fook Yuen, as a Chairman of Lehman Brothers Securities Taiwan Limited, without personal liability

18

LEHMAN BROTHERS (THAILAND) LIMITED	LEHMAN BROTHERS PTE LTD

By:	By:
Name: William J. Fox
Title: Director	Catherine Loh Phui Yee, as a Director of Lehman Brothers Pte Ltd, without personal liability

By:
Name: Paul Forgue
Title: Director

LEHMAN BROTHERS CAPITAL (THAILAND) LIMITED	LEHMAN BROTHERS BANGKOK RIVERSIDE DEVELOPMENT PTE. LTD.

By:	By:

Name: Paul Forgue
Title: Director	Hamish Alexander Christie, as a Director of Lehman Brothers Bangkok Riverside Development Pte. Ltd., without personal liability

By:
Name: Matthew William Minnillo
Title: Director

LEHMAN BROTHERS OPPORTUNITY HOLDINGS INC.	LEHMAN BROTHERS SECURITIES TAIWAN LIMITED

By:	By:
Name: Daniel Ehrmann
Title: Director	Chay Fook Yuen, as a Chairman of Lehman Brothers Securities Taiwan Limited, without personal liability

18

LEHMAN BROTHERS (THAILAND) LIMITED	LEHMAN BROTHERS PTE LTD

By:	By:
Name: William J. Fox
Title: Director	Catherine Loh Phui Yee, as a Director of Lehman Brothers Pte Ltd, without personal liability

By:
Name: Paul Forgue
Title: Director

LEHMAN BROTHERS CAPITAL (THAILAND) LIMITED	LEHMAN BROTHERS BANGKOK RIVERSIDE DEVELOPMENT PTE. LTD.

By:	By:
Name: Paul Forgue
Title: Director	Hamish Alexander Christie, as a Director of Lehman Brothers Bangkok Riverside Development Pte. Ltd., without personal liability
By:
Name: Matthew William Minnillo
Title: Director

LEHMAN BROTHERS OPPORTUNITY HOLDINGS INC.	LEHMAN BROTHERS SECURITIES TAIWAN LIMITED

By:	By:
Name: Daniel Ehrmann
Title: Director	Chay Fook Yuen, as a Chairman of Lehman Brothers Securities Taiwan Limited, without personal liability

18

LEHMAN BROTHERS (THAILAND) LIMITED	LEHMAN BROTHERS PTE LTD

By:	By:
Name: William J. Fox
Title: Director	Catherine Loh Phui Yee, as a Director of Lehman Brothers Pte Ltd, without personal liability

By:
Name: Paul Forgue
Title: Director

LEHMAN BROTHERS CAPITAL (THAILAND) LIMITED	LEHMAN BROTHERS BANGKOK RIVERSIDE DEVELOPMENT PTE. LTD.

By:	By:
Name: Paul Forgue
Title: Director	Hamish Alexander Christie, as a Director of Lehman Brothers Bangkok Riverside Development Pte. Ltd., without personal liability
By:
Name: Matthew William Minnilio
Title: Director

LEHMAN BROTHERS OPPORTUNITY HOLDINGS INC.	LEHMAN BROTHERS SECURITIES TAIWAN LIMITED

By:	By:
Name: Daniel Ehrmann
Title: Director	Chay Fook Yuen, as a Chairman of Lehman Brothers Securities Taiwan Limited, without personal liability

18

LEHMAN BROTHERS (THAILAND) LIMITED	LEHMAN BROTHERS PTE LTD

By:	By:
Name: William J. Fox
Title: Director	Catherine Loh Phui Yee, as a Director of Lehman Brothers Pte Ltd, without personal liability

By:
Name: Paul Forgue
Title: Director

LEHMAN BROTHERS CAPITAL (THAILAND) LIMITED	LEHMAN BROTHERS BANGKOK RIVERSIDE DEVELOPMENT PTE. LTD.

By:	By:
Name: Paul Forgue
Title: Director	Hamish Alexander Christie, as a Director of Lehman Brothers Bangkok Riverside Development Pte. Ltd., without personal liability
By:
Name: Matthew William Minnillo
Title: Director

LEHMAN BROTHERS OPPORTUNITY HOLDINGS INC.	LEHMAN BROTHERS SECURITIES TAIWAN LIMITED

By:	By:
Name: Daniel Ehrmann
Title: Director	Chay Fook Yuen, as a Chairman of Lehman Brothers Securities Taiwan Limited, without personal liability

18

Schedule A

Proofs of Claim

Debtor Against which Claim was Filed	Claim Number	Lehman Singapore Claimant	Amount (USD)

Lehman Brothers Commercial Corporation	65148	Lehman Brothers Finance Asia Pte. Ltd. (In Creditors’ Voluntary Liquidation)	155,152,038

Lehman Brothers Commodity Services Inc.	57866	Lehman Brothers Commodities Pte. Ltd. (In Creditors’ Voluntary Liquidation)	7,827,944

Lehman Brothers Commodity Services Inc.	65149	Lehman Brothers Finance Asia Pte. Ltd. (In Creditors’ Voluntary Liquidation)	2,296,416

Lehman Brothers Commodity Services Inc.	18553	Lehman Brothers Singapore Pte. Ltd.	4,159

Lehman Brothers Holdings Inc.	65146	Lehman Brothers Finance Asia Pte. Ltd. (In Creditors’ Voluntary Liquidation)	9,819

Lehman Brothers Holdings Inc.	65150	Lehman Brothers Finance Asia Pte. Ltd. (In Creditors’ Voluntary Liquidation)	89,999

Lehman Brothers Holdings Inc.	65151	Lehman Brothers Finance Asia Pte. Ltd. (In Creditors’ Voluntary Liquidation)	329,171

Lehman Brothers Holdings Inc.	65152	Lehman Brothers Finance Asia Pte. Ltd. (In Creditors’ Voluntary Liquidation)	229,122

Lehman Brothers Holdings Inc.	67286	Lehman Brothers Finance Asia Pte. Ltd. (In Creditors’ Voluntary Liquidation)	160,004,486

Lehman Brothers Holdings Inc.	57867	Lehman Brothers Pacific Holdings Pte. Ltd. (In Creditors’ Voluntary Liquidation)	719,547

Lehman Brothers Holdings Inc.	18552	Lehman Brothers Pte Ltd	42,210

Lehman Brothers Holdings Inc.	18555	Lehman Brothers Pte Ltd	14,255,155

Lehman Brothers Holdings Inc.	18559	Lehman Brothers Securities Taiwan Limited	4,394,739

Lehman Brothers Holdings Inc.	18556	Lehman Brothers Singapore Pte. Ltd.	56,353,552

Lehman Brothers Special Financing Inc.	65147	Lehman Brothers Finance Asia Pte. Ltd. (In Creditors’ Voluntary Liquidation)	4,852,449

Lehman Brothers Special Financing Inc.	18554	Lehman Brothers Singapore Pte. Ltd.	23

Schedule B

Liquidation Claims

Lehman Singapore Entity Against which Claim is Held	Claimant	Amount (USD)

Lehman Brothers Commodities Pte. Ltd. (In Creditors’ Voluntary Liquidation)	Lehman Brothers Global Services Limited	23,764

Lehman Brothers Commodities Pte. Ltd. (In Creditors’ Voluntary Liquidation)	Lehman Brothers Holdings Inc.	690,118

Lehman Brothers Commodities Pte. Ltd. (In Creditors’ Voluntary Liquidation)	Lehman Brothers Holdings Inc.	772,261

Lehman Brothers Asia Pacific (Singapore) Pte. Ltd. (In Creditors’ Voluntary Liquidation)	Lehman Brothers Holdings Inc.	2,268,197

Lehman Brothers Asia Pacific (Singapore) Pte. Ltd. (In Creditors’ Voluntary Liquidation)	Lehman Brothers Holdings Inc.	369,433,956

Lehman Brothers Asia Pacific (Singapore) Pte. Ltd. (In Creditors’ Voluntary Liquidation)	Lehman Brothers Holdings Inc.	24,610

Lehman Brothers Finance Asia Pte. Ltd. (In Creditors’ Voluntary Liquidation)	Lehman Brothers Commercial Corporation	500,000,000

Lehman Brothers Finance Asia Pte. Ltd. (In Creditors’ Voluntary Liquidation)	Lehman Brothers Holdings Inc.	248,725

Lehman Brothers Finance Asia Pte. Ltd. (In Creditors’ Voluntary Liquidation)	Lehman Brothers Holdings Inc.	53,546

Lehman Brothers Finance Asia Pte. Ltd. (In Creditors’ Voluntary Liquidation)	Lehman Brothers Holdings Inc.	2,228,947

Lehman Brothers Finance Asia Pte. Ltd. (In Creditors’ Voluntary Liquidation)	Lehman Brothers Holdings Inc.	35,357

Lehman Brothers Finance Asia Pte. Ltd. (In Creditors’ Voluntary Liquidation)	Lehman Brothers Holdings Inc.	5,018

Lehman Brothers Finance Asia Pte. Ltd. (In Creditors’ Voluntary Liquidation)	Lehman Brothers Special Financing Inc.	500,000,000

Lehman Brothers Investments Pte Ltd (In Creditors’ Voluntary Liquidation)	Lehman Brothers Holdings Inc.	450,000,000

Lehman Brothers Investments Pte Ltd (In Creditors’ Voluntary Liquidation)	Lehman Brothers Holdings Inc.	6,455,639

Lehman Brothers Investments Pte Ltd (In Creditors’ Voluntary Liquidation)	Lehman Brothers Holdings Inc.	548,660

Lehman Brothers Investments Pte Ltd (In Creditors’ Voluntary Liquidation)	Lehman Brothers Opportunity Holdings Inc.	410

Lehman Brothers Investments Pte Ltd (In Creditors’ Voluntary Liquidation)	Principal Transactions Inc.	28,611

Lehman Brothers Investments Pte Ltd (In Creditors’ Voluntary Liquidation)	Revival Holdings Limited	81

Schedule C

Allowed Singapore Claims

Debtor against which Claim is Allowed	Lehman Singapore Claimant	Allowed Claims before Setoff (USD)	Available Setoff (USD)	Allowed Singapore Claims (USD)	Plan Classification

Lehman Brothers Holdings Inc.	Lehman Brothers Finance Asia Pte. Ltd. (In Creditors’ Voluntary Liquidation)	14,394,909	0	14,394,909	Note A

Lehman Brothers Holdings Inc.	Lehman Brothers Pte Ltd	2,138,273	0	2,138,273	4B

Lehman Brothers Holdings Inc.	Lehman Brothers Securities Taiwan Limited	659,211	(54,687)	604,524	4B

Lehman Brothers Holdings Inc.	Lehman Brothers Singapore Pte. Ltd.	10,605,107	(428,794)	10,176,313	4B

Lehman Brothers Holdings Inc.	Lehman Brothers Pacific Holdings Pte. Ltd. (In Creditors’ Voluntary Liquidation)	107,932	(5,246)	102,686	4B

Lehman Brothers Holdings Inc.	Lehman Brothers Commodities Pte. Ltd. (In Creditors’ Voluntary Liquidation)	1,176,492	(51,369)	1,125,123	4B

Lehman Brothers Holdings Inc.	Lehman Brothers Finance Asia Pte. Ltd. (In Creditors’ Voluntary Liquidation)	9,382	0	9,382	4A

Lehman Brothers Holdings Inc.	Lehman Brothers Pte Ltd	42,210	0	42,210	4A

Lehman Brothers Special Financing Inc.	Lehman Brothers Finance Asia Pte. Ltd. (In Creditors’ Voluntary Liquidation)	4,266,907	0	4,266,907	5C

Lehman Brothers Special Financing Inc.	Lehman Brothers Singapore Pte. Ltd.	23	0	23	5C

Lehman Brothers Commodity Services Inc.	Lehman Brothers Commodities Pte. Ltd. (In Creditors’ Voluntary Liquidation)	7,843,278	0	7,843,278	5C

Lehman Brothers Commodity Services Inc.	Lehman Brothers Finance Asia Pte. Ltd. (In Creditors’ Voluntary Liquidation)	1,910,000	0	1,910,000	5C

Lehman Brothers Commodity Services Inc.	Lehman Brothers Singapore Pte. Ltd.	4,192	0	4,192	5C

Lehman Brothers Commercial Corporation	Lehman Brothers Finance Asia Pte. Ltd. (In Creditors’ Voluntary Liquidation)	89,140,861	0	89,140,861	5C

Note A: $14,332,033 is Class 8 and $62,876 is Class 4B.

Schedule D

Agreed Non-Debtor Receivables

Non-Debtor Affiliate	Lehman Singapore entity	Agreed Non- Debtor Receivables (USD)

Lehman Brothers P.A. LLC	Lehman Brothers Singapore Pte. Ltd.	54

Lehman Brothers (Thailand) Limited	Lehman Brothers Finance Asia Pte. Ltd. (In Creditors’ Voluntary Liquidation)	167,677

Lehman Brothers (Thailand) Limited	Lehman Brothers Singapore Pte. Ltd.	27

Lehman Brothers Capital (Thailand) Limited	Lehman Brothers Singapore Pte. Ltd.	21

Schedule E -1

Allowed Non-Subordinated US Claims

Singapore Liquidation Company against which Claim is Allowed	Lehman US Claimant	Allowed Claims before Setoff (USD)	Available Setoff (USD)	Allowed Non- Subordinated US Claims (USD)

Lehman Brothers Commodities Pte. Ltd. (In Creditors’ Voluntary Liquidation)	Lehman Brothers Holdings Inc.	51,369	(51,369)	0

Lehman Brothers Commodities Pte. Ltd. (In Creditors’ Voluntary Liquidation)	Lehman Brothers Global Services Limited	33,305	0	33,305

Lehman Brothers Finance Asia Pte. Ltd. (In Creditors’ Voluntary Liquidation)	Lehman Brothers Global Services Limited	49,455	0	49,455

Lehman Brothers Finance Asia Pte. Ltd. (In Creditors’ Voluntary Liquidation)	Falcon Holdings II Inc.	1,133	0	1,133

Lehman Brothers Asia Pacific (Singapore) Pte. Ltd. (In Creditors’ Voluntary Liquidation)	Lehman Brothers Holdings Inc.	19,166	0	19,166

Lehman Brothers Investments Pte Ltd (In Creditors’ Voluntary Liquidation)	Lehman Brothers Opportunity Holdings Inc.	409	0	409

Lehman Brothers Investments Pte Ltd (In Creditors’ Voluntary Liquidation)	Principal Transactions Inc.	28,429	0	28,429

Lehman Brothers Investments Pte Ltd (In Creditors’ Voluntary Liquidation)	Revival Holdings Limited	81	0	81

Lehman Brothers Investments Pte Ltd (In Creditors’ Voluntary Liquidation)	Lehman Brothers Holdings Inc.	450,000,000	0	450,000,000

Lehman Brothers Pacific Holdings Pte. Ltd. (In Creditors’ Voluntary Liquidation)	Lehman Brothers Holdings Inc.	5,246	(5,246)	0

Schedule E-2

Allowed Subordinated US Claims

Singapore Liquidation Company against which Claim is Allowed	Lehman US Claimant	Allowed Subordinated US Claims (USD)

Lehman Brothers Asia Pacific (Singapore) Pte. Ltd. (In Creditors’ Voluntary Liquidation)	Lehman Brothers Holdings Inc.	365,909,347

Lehman Brothers Investments Pte Ltd (In Creditors’ Voluntary Liquidation)	Lehman Brothers Holdings Inc.	6,424,896

Schedule F

Agreed Non-Liquidation Receivables

Singapore Non-Liquidation Company	Lehman US Entity	Receivables before Setoff (USD)	Available Setoff (USD)	Agreed Non- Liquidation Receivables (USD)

Lehman Brothers Singapore Pte. Ltd.	Lehman Brothers Holdings Inc.	428,974	(428,974)	0

Lehman Brothers Bangkok Riverside Development Pte. Ltd.	Lehman Brothers Holdings Inc.	280	0	280

Lehman Brothers Bangkok Riverside Development Pte. Ltd.	Revival Holdings Limited	184	0	184

Lehman Brothers Securities Taiwan Limited	Lehman Brothers Holdings Inc.	54,687	(54,687)	0

Schedule G

Singapore Non-Settled Claims Against Debtors

Claimant	Debtor Against which Claim was Filed	Claim Number	Claim Amount for Voting and Reserve Purposes
Sail Investor Pte. Ltd. (In Creditors’ Voluntary Liquidation)	Lehman Brothers Holdings Inc.	57868	$48,008,782.99

Sail Investor Pte. Ltd. (In Creditors’ Voluntary Liquidation)	Lehman Brothers Holdings Inc.	57865	$34,320.49

Lehman Brothers Investment Consulting (Shanghai) Co., Ltd.	Lehman Brothers Commodity Services Inc.	48815	$85,857.17

Exhibit 14G

Description of LBT Settlement Agreement

On August 30, 2011, the Debtors entered into a settlement agreement (the “LBT Settlement Agreement”) with Rutger J. Schimmelpenninck and Frédéric Verhoeven (the “LBT Trustees”), in their capacity as bankruptcy trustees (curatoren) of LBT. Pursuant to the LBT Settlement Agreement, if the LBT Settlement Agreement is approved by the Bankruptcy Court, upon the occurrence of the Effective Date: (a) LBT will have an allowed, senior, non-priority, non-subordinated general unsecured claim against LBHI in an amount equal to $34,548,000,000; (b) LBT will assign to LBHI all of its rights, title and interests in, arising under or related to proof of claim number 58645 against LBCC, which claim shall be allowed as a non-priority, non-subordinated general unsecured claim against LBCC in an amount to be determined by LBHI and LBCC; (c) LBSF will have an allowed, non-priority, non-senior, non-subordinated general unsecured claim against LBT in an amount equal to $1,022,992,712; and (d) LBCS will have an allowed, non-priority, non-senior, non-subordinated general unsecured claim against LBT in an amount equal to $43,507,736. The LBT Settlement Agreement also provides for a mutual release from and against all other claims between the Debtors and LBT.

Pursuant to the LBT Settlement Agreement, subject to the approval of the supervising judge, LBT has agreed to vote to accept the Plan, subject to being properly solicited pursuant to an approved disclosure statement under section 1125 of the Bankruptcy Code. Furthermore, LBT has agreed neither to object to the Plan nor to participate in the formulation of any other chapter 11 plan. In addition, if the LBT Trustees propose a composition plan (“akkoord”) in the bankruptcy case of LBT, the Debtors have agreed to vote for the composition plan, and not object to the composition plan, provided that (i) they have been afforded an opportunity to review a draft of the composition plan for a reasonable period of time (but not less than 30 days prior to publication of the composition plan to LBT’s creditors) and (ii) such composition plan is consistent with the terms of the LBT Settlement Agreement and treats the Allowed Claims of the Debtors the same as other similar claims to the extent permitted by Dutch law.

The LBT Settlement Agreement provides for certain termination rights including that LBT may terminate the LBT Settlement Agreement if the Debtors make any changes or amendments to the Plan that materially or adversely effect the treatment of, estimated recoveries by, or distributions to, or proportionate share of the Debtors’ assets that are distributed pursuant to the Plan to, the Allowed Claims of LBT. In addition, LBT may terminate the LBT Settlement Agreement if a majority in number of the holders of LBT Issued Notes who signed Plan Support Agreements (or their successors and assigns) holding two-thirds in amount of LBT Issued Notes subject to Plan Support Agreements, have terminated their Plan Support Agreements. The Debtors may terminate the agreement if LBT allows and provides for materially different treatment of claims held by other creditors of LBT that are factually and legally similar to the claims of the Debtors, resulting in such other creditors having a recovery entitlement in respect of said claims that is materially higher than the recovery entitlement of the Debtors.

14G-1

The terms of the LBT Settlement Agreement are the result of almost two years of arms’ length negotiations with the LBT Trustees. In the Debtors’ business judgment, the terms of the LBT Settlement Agreement are in the best interest of the Debtors’ estates. The Debtors request that the Bankruptcy Court approve the settlement between the Debtors and LBT pursuant to Bankruptcy Rule 9019.

14G-2

Exhibit 14H

LBT Settlement Agreement

14H-1

EXECUTION VERSION

SETTLEMENT AGREEMENT

This Settlement Agreement (the “Agreement”) is made and entered into as of August 30, 2011 (the “Execution Date”), by and among Debtors1 and Rutger J. Schimmelpenninck and Frederic Verhoeven, in their capacity as bankruptcy trustees (curatoren) (the “LBT Trustees”) for Lehman Brothers Treasury Co. B.V. (such estate and corporate entity, collectively, “LBT”). The Debtors and the LBT Trustees shall each be referred to individually as a “Party” and collectively as the “Parties.” For the avoidance of doubt, whenever LBT is required hereunder to take any actions or assume any obligations, the LBT Trustees shall cause LBT to take such actions or assume such obligations.

RECITALS

WHEREAS, on September 15, 2008 and on various dates thereafter, each of the Debtors commenced a voluntary case under chapter 11 of title 11 of the United States Code (the “Bankruptcy Code”) in the United States Bankruptcy Court for the Southern District of New York (the “Bankruptcy Court”), which cases are being jointly administered under Case Number 08-13555 (JMP) (the “Chapter 11 Cases” and each a “Chapter 11 Case”);

WHEREAS, LBT was declared bankrupt (in staat van faillissement) by the Amsterdam District Court on October 8, 2008 with the appointment of Rutger J. Schimmelpenninck as bankruptcy trustee (curator) for LBT. On October 13, 2009, the Amsterdam District Court appointed Frederic Verhoeven as bankruptcy trustee (curator);

WHEREAS, the LBT Trustees have, on behalf of LBT, filed the proofs of claim listed on Schedule A attached hereto against certain Debtors (collectively, the “Proofs of Claim”) for amounts that the LBT Trustees assert are due and owing to LBT;

WHEREAS, certain Debtors have asserted amounts due and owing to them from LBT (the “Liquidation Claims”);

WHEREAS, LBT issued notes and certificates jointly (the “LBT Notes”) pursuant to, among other issuance programs, the Euro Medium-Term Note Program;

WHEREAS, holders of LBT Notes (the “LBT Noteholders”) have filed proofs of claim against LBHI based upon an asserted guarantee that runs in favor of LBT Noteholders (the “LBT Noteholder Claims”);

WHEREAS, the Parties are desirous of resolving potential disputes and all other outstanding issues between the Parties and avoiding extensive and expensive litigation;

[1]

As used herein, the “Debtors” means Lehman Brothers Holdings Inc. (“LBHI”); Lehman Brothers Special Financing Inc. (“LBSF”); Lehman Commercial Paper Inc.; Lehman Brothers Commercial Corporation (“LBCC”); Lehman Brothers Financial Products Inc.; Lehman Brothers OTC Derivatives Inc.; Lehman Brothers Derivative Products Inc.; Lehman Brothers Commodity Services Inc. (“LBCS”); Lehman Scottish Finance L.P.; CES Aviation LLC; CES Aviation V LLC; CES Aviation IX LLC; East Dover Limited; Luxembourg Residential Properties Loan Finance S.a.r.l; BNC Mortgage LLC; Structured Asset Securities Corporation; LB Rose Ranch LLC; LB 2080 Kalakaua Owners LLC; Merit LLC; LB Somerset LLC; LB Preferred Somerset LLC; LB 745 LLC; PAMI Statler Arms LLC.

WHEREAS, on August 24, 2011, the Debtors filed the Revised Second Amended Joint Chapter 11 Plan of Lehman Brothers Holdings Inc. and its Affiliated Debtors [ECF No. 19482] (the “Plan”) and the Debtors’ Disclosure Statement for the Revised Plan [ECF No. 19484] (the “Disclosure Statement”); and

WHEREAS, each of the Debtors, either individually or jointly, will file an amendment, modification and/or supplement to the Plan that will incorporate the terms and conditions of this Agreement (the “Amended Plan”);

WHEREAS, the LBT Trustees have executed this Agreement subject to the approval by the Supervisory Judge (rechter-commissaris) and to the extent applicable, hereof by a Final Order in the LBT Case (as defined below);

WHEREAS, the LBT Trustees may request LBHI to cause a transfer of the shares of LBT to the Entity (as defined below) controlled by the LBT Trustees for the purpose of advancing the administration of the LBT Case;

NOW, THEREFORE, in consideration of the recitals stated above, the agreements, promises and warranties set forth below and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Parties agree as follows:

1. Definitions

Except as otherwise specified herein or as the context may otherwise require, the following terms have the respective meanings set forth below for all purposes of this Agreement.

“Affiliate” shall have the meaning set forth in section 101(2) of the Bankruptcy Code.

“Agreement” has the meaning ascribed to it in the Preamble.

“Allowed LBSF Claim” has the meaning ascribed to it in Section 2.2(a)(i).

“Allowed LBT Claim” has the meaning ascribed to it in Section 2.1(a).

“Allowed US Claims” has the meaning ascribed to it in Section 2.2(a)(ii).

“Alternative Plan” means a chapter 11 plan or plans, proposed by parties other than the Debtors.

“Amended Disclosure Statement” means the Disclosure Statement as amended, modified and/or supplemented to incorporate the terms of the Amended Plan.

“Amended Plan” has the meaning ascribed to it in the Recitals.

“Assigned LBCC Claim” has the meaning ascribed to it in Section 2.1(b).

“Bankruptcy Code” has the meaning ascribed to it in the Recitals.

“Bankruptcy Court” has the meaning ascribed to it in the Recitals.

“Business Day” means any day on which commercial banks in both New York, New York and the Netherlands are open for business.

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“Chapter 11 Case” has the meaning ascribed to it in the Recitals.

“Confirmation Order” means an order of the Bankruptcy Court (i) confirming the Amended Plan pursuant to section 1129 of the Bankruptcy Code; (ii) approving, pursuant to Rule 9019 of the Federal Rules of Bankruptcy Procedure and applicable provisions of the Bankruptcy Code, the terms of this Agreement; and (iii) authorizing the Debtors to take all necessary corporate actions to consummate the transactions contemplated by this Agreement.

“Disclosure Statement” has the meaning ascribed to it in the Recitals.

“Disputed Portion” has the meaning ascribed to it in Section 2.2(a)(3).

“Effective Date” means the date that the Amended Plan becomes effective as provided for therein.

“Entity” has the meaning ascribed to it in Section 3(a)(2).

“Execution Date” has the meaning ascribed to it in the Preamble.

“Final Order” means, with respect to any proceeding in either the Netherlands or the United States, an order entered in such proceeding as to which the time to appeal or seek other review has expired or which remains in full force and effect after all appeals or other review have been taken.

“LBCS ISDA Master Agreement” means that certain ISDA Master Agreement, dated as of August 8, 2006, between LBCS and LBT.

“LBSF ISDA Master Agreement” means, as amended, that certain ISDA Master Agreement, dated as of May 1 1, 1995, between LBSF and LBT.

“LBT” has the meaning ascribed to it in the Preamble.

“LBT Avoidance Actions” means all avoidance actions and causes of action against Lehman US pursuant to sections 42 and 47 of the Dutch Insolvency Act and 6:162 of the Dutch Civil Code.

“LBT Case” means the bankruptcy case of LBT that was commenced on October 8, 2008 by the Amsterdam District Court.

“LBT Composition Plan” means the composition plan (“akkoord”) in the LBT Case, if any, that is endorsed by the LBT Trustees.

“LBT Noteholder Claims” has the meaning ascribed to it in the Recitals.

“LBT Noteholders” has the meaning ascribed to it in the Recitals.

“LBT Notes” has the meaning ascribed to it in the Recitals.

“LBT Trustees” has the meaning ascribed to it in the Preamble.

“Lehman Tax Affiliate” means (a) any person or entity which directly or indirectly holds ten percent of the vote or value of a Debtor, or (b) any person or entity in which, directly or indirectly, a Debtor owns ten percent of the vote or value.

“Liquidation Claims” has the meaning ascribed to it in the Recitals.

3

“Parties” has the meaning ascribed to it in the Preamble.

“Party” has the meaning ascribed to it in the Preamble.

“Pending Claim Objection” means an action by a creditor in the LBT Case, as a result of which the Supervisory Judge directs or applicable law requires the LBT Trustees to withhold a distribution on all or a portion of the Allowed US Claims.

“Plan” has the meaning ascribed to it in the Recitals.

“Plan Support Agreements” shall have the meaning ascribed to it in the Amended Plan.

“Proofs of Claim” has the meaning ascribed to it in the Recitals.

“Reserve Amount” has the meaning ascribed to it in Section 2.2(a)(3).

“Supervisory Judge” means the judge presiding in the LBT Case.

“US Avoidance Actions” means all actions under chapter 5 of the Bankruptcy Code or similar actions under applicable state law.

“Valuation” has the meaning ascribed to it in Section 6.6 of this Agreement.

“Voting Deadline” means the date set by the Bankruptcy Court by which creditors must vote to accept or reject the Amended Plan.

2. Settlement of Claims.

2.1. The LBT Proofs of Claim.

(a) LBT Intercompany Claim Against LBHI. LBT will have an allowed, senior, non-priority, non-subordinated general unsecured claim against LBHI in an amount equal to $34,548,000,000 in respect of proof of claim number 58612 (the “Allowed LBT Claim”).

(b) LBT Claim Against LBCC. As of the Effective Date, LBT assigns to LBHI all of its rights, title and interests in, arising under or related to proof of claim number 58645 against LBCC (the “Assigned LBCC Claim”). The Assigned LBCC Claim shall be allowed as a non-priority, non-subordinated general unsecured claim against LBCC in an amount to be determined by LBHI and LBCC.

(c) Other than the Allowed LBT Claim and the Assigned LBCC Claim, all other claims or receivables asserted or held by LBT against the Debtors will be deemed fully and forever expunged, extinguished, disallowed and released.

(d) The Allowed LBT Claim as set forth in this Section 2.1 shall not be subject to any objections or defenses, whether by way of netting, set off, recoupment, counterclaim or otherwise, or any claim under section 510 of the Bankruptcy Code or otherwise which would have the effect of subordinating such claims to the claims of other general unsecured creditors; and to the extent that the Debtors now have or become legally entitled to be subrogated to the rights of any creditor of LBT, the Debtors agree not to assert any right as subrogee of such creditor against LBT, to the extent such right is permitted by applicable law.

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(e) Plan Exceptions for LBT. Sections 8.10, 8.14, 8.15, and 13.8 of the Plan shall not apply to LBT or to the Allowed LBT Claim. In addition, section 8.13(e) of the Plan shall not apply to the LBT Noteholder Claims.

2.2. The Debtors’ Liquidation Claims

(a) Claims Against LBT.

(i) LBSF will have an allowed, non-priority, non-senior, non-subordinated general unsecured claim against LBT in an amount equal to $1,022,992,712 (the “Allowed LBSF Claim”).

(ii) LBCS will have an allowed, non-priority, non-senior, non-subordinated general unsecured claim against LBT in an amount equal to $43,507,736 (the “Allowed LBCS Claim” and together with the Allowed LBSF Claim, the “Allowed US Claims”).

(iii) If at any time when a distribution is to be made on the Allowed US Claims, there is a Pending Claim Objection to the allowance (in whole or in part) of an Allowed US Claim, then the LBT Trustees shall establish a reserve containing the distribution (the “Reserve Amount”) that would otherwise be allocated to the disputed portion of such Allowed US Claim (the “Disputed Portion”), provided that the LBT Trustees shall make distributions on any undisputed portion of the Allowed US Claims to the holders of the Allowed US Claims. Upon resolution of the Pending Claim Objection in favor of allowance of the Disputed Portion (either through withdrawal of the Pending Claim Objection, determination by the Amsterdam District Court to allow the Allowed US Claim that is the subject of the Pending Claim Objection, or agreement among the parties), then the LBT Trustees shall promptly distribute the Reserve Amount (together with any interest earned thereon unless prohibited by applicable law) to the holder of such Allowed US Claim. To the extent that all or part of the Disputed Portion is disallowed (either through determination by the Amsterdam District Court or agreement by the parties), then the LBT Trustees shall distribute the Reserve Amount attributable to the disallowed Disputed Portion of the Allowed US Claim to admitted creditors in the LBT Case, including any holder of an Allowed US Claim to the extent such holder is an admitted creditor, and any remainder to the holder of the Allowed US Claim. The LBT Trustees shall promptly inform the Debtors if there is a Pending Claim Objection to the allowance of any Allowed US Claim and shall comply with their obligations in Section 3(b)(6) of this Agreement.

(b) Other than the Allowed US Claims, all other claims or receivables asserted or held by the Debtors against LBT will be deemed fully and forever expunged, extinguished, disallowed and released.

(c) The Allowed US Claims as set forth in this Section 2.2 shall not be subject to further objections or defenses, whether by way of netting, set off, recoupment, counterclaim or otherwise, or any other claim which would have the effect of subordinating such claims to the claims of other unsecured creditors; and to the extent that LBT now has or becomes legally entitled to be subrogated to the rights of any creditor of the Debtors, the LBT Trustees agree not to assert any right as subrogee of such creditor against the Debtors, to the extent such right is permitted by applicable law.

2.3. Claims Register. In order to reflect the entry into this Agreement, upon the Effective Date, the Parties hereto acknowledge and agree that (i) the Proofs of Claim and the Allowed US Claims shall be deemed amended to the extent necessary to reflect the terms of the settlement reached in this Agreement and/or to reflect the reconciliation of such claims that has been ongoing amongst the Parties, (ii) they shall execute and submit joint instructions to Epiq Bankruptcy Solutions, LLC requesting

5

that the claims register in the Chapter 11 Cases be amended to reflect (A) the allowance of proof of claim number 58612 in the amount of $34,548,000,000, (B) the assignment of proof of claim number 58645 to LBHI, and (C) the disallowance of the remaining Proofs of Claim on Schedule A of this Agreement, and (iii) to the extent necessary, they shall execute and file a notice of transfer of proof of claim number 58645 by LBT to LBHI in accordance with the Federal Rules of Bankruptcy Procedure.

3. Amended Plan and Related Support.

(a) The Debtors’ Obligations.

(1) Within a reasonable period of time following the Execution Date, the Debtors will (i) file the Amended Plan to incorporate this Agreement and seek approval of the Amended Disclosure Statement and voting procedures with respect thereto, and (ii) prosecute the Amended Plan and seek entry of a Confirmation Order. If the Bankruptcy Court allows other parties to solicit acceptances of any Alternative Plan or Alternative Plans and subject to LBT’s obligations in Section 3(b)(5) below, the Debtors agree not to object to LBT voting to accept any Alternative Plan or Alternative Plans in the amounts set forth on Schedule A with respect to each Proof of Claim.

(2) As may be requested by the LBT Trustees, in order to assist the LBT Trustees in the administration and resolution of the LBT Case, upon the request of the LBT Trustees, which request shall be made no later than ten days prior to the Effective Date, LBHI shall as soon as reasonably practicable after receipt of such request, but no later than one day prior to the Effective Date, cause the transfer of the shares of LBT in exchange for no consideration to an entity designated by the LBT Trustees to be incorporated under Dutch law (the “Entity”). The Entity shall not own any interest, directly or indirectly, in any Debtor or Lehman Tax Affiliate (other than LBT), nor shall any Debtor or Lehman Tax Affiliate be a direct or indirect beneficiary or owner of the Entity. The LBT Trustees shall cause the Entity to be formed prior to the date of the transfer of the LBT shares.

(3) Provided that (a) the Debtors are afforded an opportunity to review a draft of the LBT Composition Plan for a reasonable period of time, but not less than 30 days prior to publication of a draft LBT Composition Plan to LBT’s creditors and (b) the LBT Composition Plan is consistent with the terms of this Agreement and treats the Allowed US Claims the same as other similar claims to the extent permitted by Dutch law, the Debtors holding Allowed US Claims shall (i) vote for the LBT Composition Plan, (ii) support approval of the LBT Composition Plan, (iii) neither join in nor support any objection to the LBT Composition Plan, and (iv) seek authority, to the extent necessary, from the Bankruptcy Court, to perform all of the foregoing prior to the deadline for the voting on the LBT Composition Plan.

(4) Notwithstanding Section 3(a)(3)(i), if there is an alternative to the LBT Composition Plan in the Netherlands that has not been proposed by or formulated with the Debtors, then LBSF or LBCS, in their capacity as creditors of LBT, may support the approval of such alternative if and only if such alternative provides LBSF or LBCS, respectively, with an equal or greater economic recovery than the LBT Composition Plan, provided that LBSF or LBCS, as applicable, shall also (i) vote to accept the LBT Composition Plan to the extent LBSF or LBCS is permitted to vote in favor of the LBT Composition Plan while supporting approval of an alternative and (ii) comply with its obligations in Sections 3(a)(3)(ii) – (iv) and Section 3(a)(5) of this Agreement.

(5) Subject to Section 6.6 of this Agreement, which the Parties agree applies to the valuation of the Allowed US Claims, the Debtors acknowledge that LBT may adopt principles for valuing claims in the LBT Case that are different from the principles adopted in the Chapter 11 Cases and the Debtors holding Allowed US Claims will not object to those principles if the principles have not been

6

objected to by LBT Noteholders holding two thirds in nominal amount and a majority in number of all LBT Notes that are subject to Plan Support Agreements that have not been terminated.

(6) The Debtors acknowledge and agree that Rutger J. Schimmelpenninck may refuse to serve as a member of the Director Selection Committee (as defined in the Amended Plan) or as a trustee of the Plan Trust (as defined in the Amended Plan), or may resign from either position at any time, for any reason or for no reason, and in his sole and absolute discretion, and no provision of this Agreement, the Plan Trust Agreement (as defined in the Amended Plan) or the Amended Plan shall limit his right to do so or shall condition any treatment of LBT or LBT Noteholders upon his refusal or resignation.

(b) LBT’s Obligations. LBT agrees to perform and comply with the following obligations as to the Amended Plan, which obligations shall become effective as set forth in Section 11 below:

(1) LBT shall (i) support approval of the Amended Disclosure Statement, (ii) neither oppose nor object to the Amended Disclosure Statement, and (iii) neither join in nor support any objection to the Amended Disclosure Statement.

(2) If the Bankruptcy Court allows the Debtors to solicit acceptances of the Amended Plan before acceptances are solicited for any Alternative Plan or Alternative Plans, and provided that LBT has been solicited pursuant to section 1125 of the Bankruptcy Code, LBT shall (i) timely vote to accept the Amended Plan in the amounts set forth on Schedule A with respect to each Proof of Claim, and not thereafter withdraw or change such vote, and (ii) support approval and confirmation of the Amended Plan.

(3) LBT shall not oppose or object to the Amended Plan or the solicitation of the Amended Plan, or join in or support any objection to the Amended Plan or the solicitation of the Amended Plan.

(4) LBT shall not (i) participate in the formulation of, file, or prosecute any Alternative Plan (ii) join in or support any Alternative Plan, including, without limitation, express support in writing of, or enter into any form of plan support agreement with respect to any Alternative Plan, or (iii) subject to Section 3(b)(5) below, take any action to alter, delay or impede the confirmation and consummation of the Amended Plan; provided that, a vote on an Alternative Plan or Plans shall not constitute an action to delay or impede the confirmation or consummation of the Amended Plan. The foregoing does not prohibit the LBT Trustees from responding to inquiries of creditors of LBT regarding an Alternative Plan, provided that such discussions are neither solicited nor initiated by the LBT Trustees.

(5) If the Bankruptcy Court allows other parties to solicit acceptances of any Alternative Plan or Alternative Plans at the same time as the Amended Plan, LBT may vote to accept any Alternative Plan or Alternative Plans, only if such Alternative Plan or Alternative Plans provide LBT with an equal or greater economic recovery than the Amended Plan, provided, however, that LBT shall also (i) timely vote to accept the Amended Plan, and not thereafter withdraw or change such vote, (ii) comply with the provisions of Section 3(b)(3) and 3(b)(4) above except to the extent 3(b)(4)(iii) is subject to this 3(b)(5), and (ii) support approval and confirmation of the Amended Plan, and indicate a preference for the Amended Plan on its voting ballot, if the Amended Plan provides LBT and its creditors with an equal or greater economic recovery compared with any Alternative Plan that LBT votes to accept. Notwithstanding anything contained in this section, LBT shall not indicate a preference on its voting ballots for any Alternative Plan.

7

(6) The LBT Trustees shall take reasonable actions consistent with Dutch law to support (i) the allowance of the Allowed US Claims in the LBT Case, including, without limitation, by supporting the applicable holder of the Allowed US Claim in its defense of any Pending Claim Objection, and (ii) the payment of distributions on the Allowed US Claims from LBT, including under the LBT Composition Plan, in each case, so long as the Debtors are not in breach of their representations and warranties in Section 6.6 of this Agreement.

(7) If LBT submits a LBT Composition Plan, (i) the LBT Trustees will provide the Debtors an opportunity to review a draft LBT Composition Plan at least 30 days prior to publication of a draft LBT Composition Plan to LBT’s creditors and (ii) the LBT Composition Plan will be consistent with the terms of this Agreement and treat the Allowed US Claims the same as other similar claims to the extent permitted by Dutch law.

(c) Solicitation Required in Connection with Amended Plan. Notwithstanding anything contained in this Section 3 or elsewhere in this Agreement, this Agreement is not, and shall not be deemed to be, a solicitation of a vote for the acceptance of the Amended Plan pursuant to section 1125 of the Bankruptcy Code, or rejection of any Alternative Plan. Acceptance of the Amended Plan will not be solicited until the Bankruptcy Court has approved the Amended Disclosure Statement and related ballots, and such Amended Disclosure Statement and ballots have been transmitted to parties entitled to receive the same in accordance with an order of the Bankruptcy Court.

4. The LBT Trustees’ Representations and Warranties. In order to induce the Debtors to enter into and perform their obligations under this Agreement, the LBT Trustees hereby represent, warrant and acknowledge as follows:

4.1. Authority. (i) Subject to the approval by the Supervisory Judge, and, to the extent applicable, obtaining a Final Order, the LBT Trustees have the power and authority to execute, deliver and perform their obligations under this Agreement, and to consummate the transactions contemplated herein; and (ii) subject to the approval by the Supervisory Judge, and, to the extent applicable, obtaining a Final Order, the execution, delivery and performance by the LBT Trustees of this Agreement and the consummation of the transactions contemplated herein have been duly authorized by all necessary action on the part of LBT and no other proceedings on the part of LBT are necessary to authorize and approve this Agreement or any of the transactions contemplated herein.

4.2. Validity. Subject to the approval by the Supervisory Judge, and, to the extent applicable, obtaining a Final Order, this Agreement has been duly executed and delivered by the LBT Trustees and constitutes the legal, valid and binding agreement of the LBT Trustees, enforceable against the LBT estate in accordance with its terms.

4.3. Authorization of Governmental Authorities and Creditors. Subject to the approval by the Supervisory Judge, and, to the extent applicable, obtaining a Final Order, no action by (including any authorization, consent or approval), in respect of, or filing with, any governmental authority is required for, or in connection with, the valid and lawful authorization, execution, delivery and performance by LBT pursuant to this Agreement.

4.4. No Reliance. The LBT Trustees (i) are in their capacity as bankruptcy trustees sophisticated parties with respect to the subject matter of this Agreement, (ii) have been represented and advised by legal counsel in connection with this Agreement, (iii) have adequate information concerning the matters that are the subject of this Agreement, and (iv) have independently and without reliance upon any Debtor or any of the Debtors’ Affiliates, or any officer, employee, agent or representative thereof, and based on such information as LBT has deemed appropriate, made their own analysis and decision to enter

8

into this Agreement, except that the LBT Trustees have relied upon each Debtor’s express representations, warranties and covenants in this Agreement, and the LBT Trustees acknowledge that they have entered into this Agreement voluntarily and of their own choice and not under coercion or duress.

4.5. Title. Subject to the effectiveness of this Agreement, LBT owns and has good title to its Proofs of Claim, free and clear of any and all liens, claims (other than on account of claims against the assets of LBT), set-off rights of third parties, security interests, participations, or encumbrances created or incurred by or against LBT as of the Execution Date and has not transferred or assigned to any other person any of the claims or receivables that are the subject of this Agreement, in whole or in part.
4.6. Transactions covered by Valuation. The LBT Trustees have no knowledge that the Transactions (as defined in the applicable ISDA Master Agreement) covered by the Valuation do not constitute all valid, binding and enforceable Transactions by and between LBT, on the one hand, and LBSF and LBCS, on the other hand, outstanding as of September 12, 2008.

5. No Transfer of Claims. LBT may not transfer any of the claims or receivables that are the subject of this Agreement, or any rights or interests arising thereunder or related thereto, in whole or in part, prior to the Effective Date; provided, however, that LBT may pledge or otherwise encumber up to $500 million of the Allowed LBT Claim to obtain financing in connection with the LBT Case so long as the secured party agrees in writing that in the event that such secured party ever forecloses the Allowed LBT Claim up to the aforementioned maximum amount of $500 million or otherwise becomes the holder of the Allowed LBT Claim, such secured party and its successors or assigns shall be bound by Sections 3(b)(l)-(4) hereto.

6. The Debtors’ Representations and Warranties. In order to induce LBT and the LBT Trustees to enter into and perform its obligations under this Agreement, each Debtor hereby represents, warrants and acknowledges as follows:

6.1. Authority. Subject to Bankruptcy Court approval to the extent necessary, (i) each Debtor has the power and authority to execute, deliver and perform its obligations under this Agreement, and to consummate the transactions contemplated herein and (ii) the execution, delivery and performance by such Debtor of this Agreement and the consummation of the transactions contemplated herein have been duly authorized by all necessary action on the part of such Debtor and no other proceedings on the part of such Debtor are necessary to authorize and approve this Agreement or any of the transactions contemplated herein.

6.2. Validity. Subject to Bankruptcy Court approval to the extent necessary, this Agreement has been duly executed and delivered by each Debtor and constitutes the legal, valid and binding agreement of each Debtor, enforceable against each Debtor in accordance with its terms.

6.3. Authorization of Governmental Authorities. No action by (including any authorization, consent or approval), in respect of, or filing with, any governmental authority is required for, or in connection with, the valid and lawful authorization, execution, delivery and performance by each Debtor of this Agreement, other than entry of the Confirmation Order.

6.4. No Reliance. Each Debtor (i) is a sophisticated party with respect to the matters that are the subject of this Agreement, (ii) has had the opportunity to be represented and advised by legal counsel in connection with this Agreement, (iii) has adequate information concerning the matters that are the subject of this Agreement, and (iv) has independently and without reliance upon the LBT Trustees, and based on such information as such Debtor has deemed appropriate, made its own analysis and

9

decision to enter into this Agreement, except that such Debtor has relied upon the LBT Trustees’ express representations, warranties and covenants in this Agreement, which it enters, or as to which it acknowledges and agrees, voluntarily and of its own choice and not under coercion or duress.

6.5. Title. Each Debtor owns and has good title to its respective Liquidation Claims, free and clear of any and all liens, claims (other than on account of claims against the assets of such Debtor), set-off rights of third parties, security interests, participations, or encumbrances created or incurred by or against any such Debtor as of the Execution Date, and has not transferred or assigned to any other person any of the claims or receivables that are the subject of this Agreement.

6.6. Amount of Allowed US Claims. The amounts of the Allowed LBSF Claim and Allowed LBCS Claim have been determined by LBSF and LBCS respectively in good faith and in a commercially reasonable manner pursuant to section 6(e)(i)(4) of the LBSF ISDA Master Agreement and of the LBCS ISDA Master Agreement respectively as of December 12, 2008 (the “Valuation”), and further that:

(a) The Valuation has been conducted on a Transaction (as defined in the applicable ISDA Master Agreement) by Transaction basis using valuation models and techniques generally accepted in the financial community.

(b) The amount of the Allowed US Claims is based on LBSF’s and LBCS’s respective commercially reasonable and good faith determinations of each such Transaction’s fair market value as of December 12, 2008 adjusted to take into account unperformed obligations (assuming the satisfaction of applicable conditions precedent) on or before December 12, 2008 and based on mid-market valuation parameters. The Valuation does not take into account (i) any cost of funding, (ii) any loss or cost incurred as a result of terminating, liquidating, obtaining or reestablishing any hedge or related trading position, and/or (iii) any bid-ask or bid-offer spread or allowance, and no adjustment has been made to the Valuation to account for the applicable parties’ credit standing. No additional loss or damages (including, without limitation, any special, incidental, indirect or consequential loss or damages) has been factored into the amount of the Allowed US Claims. The Valuation also does not include any of LBSF’s or LBCS’s respective fees, costs or expenses in connection with the termination of the applicable ISDA Master Agreement.

(c) LBSF and LBCS have no knowledge that (i) the Transactions covered by the Valuation do not constitute all valid, binding and enforceable Transactions by and between LBT, on the one hand, and LBSF and LBCS, on the other hand, outstanding as of September 12, 2008 or (ii) any collateral was posted by any party with respect to any Transaction covered by the Valuation.

7. No Transfer of Claims. Each Debtor entity may not transfer any of the Liquidation Claims, or any rights or interests arising thereunder or related thereto, in whole or in part, prior to the Effective Date.

8. Surviving Contracts. The contracts and any non-binding agreements listed in Schedule B shall survive the execution and consummation of this Agreement. All executory contracts between the Debtors and LBT that are not included on Schedule B shall be rejected pursuant to section 365 of the Bankruptcy Code in accordance with the Amended Plan. Any claims that arise from the rejection of pre-petition executory contracts between the Debtors and LBT are deemed to be satisfied in full by the claims allowed pursuant to Section 2 hereof.

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9. Cooperation. The Parties will continue to exchange data relating to the respective bankruptcy cases and insolvency proceedings based on the data-sharing agreement and the cross border international protocol in order to assist each other in resolving claims of Affiliates and other creditors.

10. Releases.

10.1. Debtors’ Releases. Upon the occurrence of the Effective Date, and except as to (i) the allowed claims set forth in Section 2 hereof, (ii) the Debtors’ distribution entitlements in the LBT Case, (iii) the agreements, promises, settlements, representations and warranties set forth in this Agreement, (iv) the performance of the obligations set forth herein, and (v) the claims, if any, arising under the surviving contracts set forth on Schedule B, provided that the foregoing exception shall not apply to the personal liability of the LBT Trustees, and subject to the effectiveness of this Agreement in accordance with Section 11 below, and in consideration of the foregoing and the LBT Trustees’ execution of this Agreement, each Debtor on behalf of itself, its estate, and its successors and assigns, will fully and forever release, discharge and acquit LBT, the LBT estate and the LBT Trustees (in their personal and professional capacities), and their respective successors, assigns, officers, directors, employees, agents, representatives, consultants, financial advisors, accountants and attorneys, from all manners of action, causes of action, judgments, executions, debts, demands, rights, damages, costs, expenses, and claims of every kind, nature, and character whatsoever existing as of the date hereof, whether at law or in equity, whether based on contract (including, without limitation, quasi-contract or estoppel), statute, regulation, tort (excluding intentional torts, fraud, recklessness, gross negligence or willful misconduct) or otherwise, accrued or unaccrued, known or unknown, matured or unmatured, liquidated or unliquidated, certain or contingent, including, without limitation, all US Avoidance Actions.

10.2. LBT’s Releases. Upon the occurrence of the Effective Date, and except as to (i) the allowed claims set forth in Section 2 hereof, (ii) LBT’s distribution entitlements in the Chapter 11 Cases, (iii) the agreements, promises, settlements, representations and warranties set forth in this Agreement, (iv) the performance of the obligations set forth herein, and (v) the claims, if any, arising under the surviving contracts set forth on Schedule B, and subject to the effectiveness of this Agreement in accordance with Section 11 below, and in consideration of the foregoing and each Debtor’s execution of this Agreement, the LBT Trustees on behalf of the LBT estate, and its successors and assigns, will fully and forever release, discharge and acquit each Debtor and Alvarez and Marsal North America, LLC, and their respective successors, assigns, officers, directors, employees, agents, representatives, consultants, financial advisors, accountants and attorneys, from all manners of action, causes of action, judgments, executions, debts, demands, rights, damages, costs, expenses, and claims of every kind, nature, and character whatsoever existing as of the date hereof, whether at law or in equity, whether based on contract (including, without limitation, quasi-contract or estoppel), statute, regulation, tort (excluding intentional torts, fraud, recklessness, gross negligence or willful misconduct) or otherwise, accrued or unaccrued, known or unknown, matured or unmatured, liquidated or unliquidated, certain or contingent, including, without limitation, (i) any administrative expense claims arising under section 503 of the Bankruptcy Code, and (ii) LBT Avoidance Actions.

11. Effectiveness of Agreement.

11.1. Sections 3 (except 3(b)(2)), 5, 7, 9 and 11 through 27 of this Agreement shall be effective upon the Execution Date.

11.2. Section 3(b)(2) of this Agreement shall be effective upon entry of a Final Order from the Supervisory Judge approving this Agreement, provided that if such Final Order from the Supervisory Judge is appealed against or if a creditor takes other action, Section 3(b)(2) of this

11

Agreement shall only be effective upon entry of a Final Order from the Amsterdam District Court, the Amsterdam Court of Appeals or the Supreme Court in the Hague.

11.3. All other provisions of this Agreement shall be effective upon approval of this Agreement by the Bankruptcy Court and the occurrence of the Effective Date.

12. Termination.

12.1. Automatic Termination. This Agreement shall automatically terminate on any date on which the Bankruptcy Court denies the motion seeking the Confirmation Order with prejudice.

12.2. Debtors’ Right to Terminate. Each Debtor shall have the right, at its election, to terminate this Agreement by written notice to the LBT Trustees if (a) there is a breach, in any material respect, of the representations, warranties and/or covenants of the LBT Trustees hereunder, taken as a whole, and the LBT Trustees shall fail to cure such breach within ten (10) days following written notice of such breach from any of the Debtors, or (b) other than as set forth herein, the LBT Trustees allow and provide for materially different treatment of claims held by other creditors of LBT that are legally similar to the Allowed US Claims that results in such other creditors having a recovery entitlement in respect of said claims that is materially higher than the recovery entitlement in respect of the Allowed US Claims.

12.3. The LBT Trustees’ Right to Terminate. The LBT Trustees shall have the right, at its election, to terminate this Agreement by written notice to the Debtors if (a) the Debtors file or support a chapter 11 plan that provides for the substantive consolidation of one or more Debtor or Affiliate and LBT, commences any proceeding for similar relief, or joins with any other party in any proceeding seeking similar relief; (b) an order confirming the Amended Plan, in a form and substance reasonably satisfactory to the LBT Trustees, is not entered by the Bankruptcy Court on or before February 29, 2012; (c) there is a breach, in any material respect, of the representations, warranties and/or covenants of the Debtors hereunder, taken as a whole, and the Debtors fail to cure such breach within ten (10) days following written notice of such breach from the LBT Trustees; (d) Debtors make any changes or amendments to the Amended Plan or Amended Disclosure Statement, or the Debtors take any other action (including, without limitation, with respect to claims, asset transfers or allocations) in each case, that, individually or, in the aggregate together with all other such changes, amendments, actions and agreements, will, if the Amended Plan were to be consummated, materially and adversely affect the treatment of, estimated recoveries by, or distribution to, or proportionate share of the Debtors’ assets that are distributed pursuant to the Amended Plan to, the Allowed LBT Claim; or (e) a majority in number of the holders of LBT Notes who signed Plan Support Agreements (or their successors and assigns) holding two-thirds in amount of LBT Notes subject to Plan Support Agreements, have terminated their Plan Support Agreements; provided, however, that with respect to Section 12.3(d), (i) the Debtors are not guaranteeing or committing to any specific recovery amount under the Amended Plan and (ii) modifications to the projected recovery amounts set forth in the disclosure statement approved by the Bankruptcy Court with respect to the Amended Plan that are based upon revised projections of asset values shall not constitute material modifications to the Amended Plan; and provided further that unless the Debtors agree otherwise, the LBT Trustees must exercise any right to terminate this Agreement under Sections 12(d) and (e) by giving written notice of termination to the Debtors no later than the close of business of the tenth Business Day after and excluding the day on which the LBT Trustees receive written notice of the event creating such right of termination.

12.4. Effect of Termination. In the event that this Agreement is terminated, then neither this Agreement, nor any motion or other pleading filed in the Bankruptcy Court with respect to the approval of this Agreement or confirmation of the Amended Plan, shall have any res judicata or collateral estoppel effect or be of any force or effect, each of the Parties’ respective interests, rights, remedies and

12

defenses shall be restored without prejudice as if this Agreement had never been executed and the Parties hereto shall be automatically relieved of any further obligations hereunder. Except as expressly provided herein, this Agreement and all communications and negotiations among the Parties with respect hereto or any of the transactions contemplated hereunder are without waiver of or prejudice to the Parties rights and remedies and the Parties hereby reserve all claims, defenses and positions that they may have with respect to each other.

13. Withholding Rights and Allocation of Payments. Each Party shall be entitled to deduct and withhold from the amounts otherwise payable to any other Party pursuant to this Agreement such amounts as it is required to deduct and withhold with respect to the making of such payment under any requirement of any applicable tax law. Any amounts so withheld shall be treated for all purposes of this Agreement as having been paid to such Party in respect of the allowed claim for which such deduction and withholding is made. The Parties agree that any payments made by LBT and the Debtors on account of the claims and receivables that are the subject of this Agreement shall be allocated for all purposes, including but not limited to US federal income tax and Dutch tax purposes, first to the principal portion of such claims and receivables, and, only after the principal portion of such respective claims and receivables is satisfied in full, to any portion of such claims and receivables comprising interest accruing prior to the filing of each Debtor’s Chapter 11 Case (but solely to the extent that interest is an allowable portion of such claims and receivables).

14. Venue and Choice of Law.

14.1. Venue. To the maximum extent permissible by law, the Parties expressly consent and submit to the exclusive jurisdiction of the Bankruptcy Court over any actions or proceedings relating to the enforcement or interpretation of this Agreement and any Party bringing such action or proceeding shall bring such action or proceeding in the Bankruptcy Court; provided that the Parties may appear before another court of competent jurisdiction if a non Party brings any action relating to this Agreement before such other court of competent jurisdiction, provided, further, that any actions or proceedings arising out of disputes in the amount or validity of the Liquidation Claims shall be within the exclusive jurisdiction of the Amsterdam District Court. Each of the Parties agrees that a final judgment in any such action or proceeding, including all appeals, shall be conclusive and may be enforced in other jurisdictions (including any foreign jurisdictions) by suit on the judgment or in any other manner provided by applicable law. If the Bankruptcy Court refuses or abstains from exercising jurisdiction over the enforcement of this Agreement and/or any actions or proceedings arising hereunder or thereunder, then the Parties agree that venue shall be in any other state or federal court located within the County of New York in the State of New York having proper jurisdiction. Each Party hereby irrevocably and unconditionally waives, to the fullest extent it may legally and effectively do so, (i) any objection which it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Agreement with the Bankruptcy Court or with any other state or federal court located within the County of New York in the State of New York, or with the Amsterdam District Court or other court of competent jurisdiction as described above solely relating to any actions or proceedings arising out of disputes in the amount or validity of the Liquidation Claims and (ii) the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court. Each Party irrevocably consents to service of process at the addresses set forth in Section 15 hereof. Nothing in this Agreement will affect the right, or requirement, of any Party to this Agreement to serve process in any other manner permitted or required by applicable law.

14.2. Choice of Law. This Agreement and all claims and disputes arising out of or in connection with this Agreement, shall be governed by and construed in accordance with the laws of the State of New York and the Bankruptcy Code, without regard to choice of law principles to the extent such principles would apply a law other than that of the State of New York or the Bankruptcy Code; provided,

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however, that any claims and disputes arising out of the Liquidation Claims shall be governed by and construed in accordance with Dutch law except as otherwise provided in the underlying agreements.

15. Notices. All notices and other communications given or made pursuant to this Agreement shall be in writing and shall be deemed effectively given: (a) upon personal delivery to the party to be notified, (b) when sent by confirmed electronic mail or facsimile if sent during normal business hours of the recipient, and if not so confirmed, then on the next Business Day, (c) three days after having been sent by registered or certified mail, return receipt requested, postage prepaid, or (d) one Business Day after deposit with a nationally recognized overnight courier, specifying next day delivery, with written verification of receipt. All communications shall be sent:

To the Debtors at:

1271 Avenue of the Americas, 39th Floor

New York, New York 10020

U.S.A.

Attn: John Suckow and Daniel J. Ehrmann

Facsimile: (646) 834-0874

jsuckow@alvarezandmarsal.com and dehrmann@alvarezandmarsal.com

With a copy (which shall not constitute notice) to:

Weil, Gotshal & Manges LLP

767 Fifth Avenue

New York, New York 10153

U.S.A.

Attn: Alfredo R. Perez, Esq. and Lori R. Fife, Esq.

Facsimile: (212) 310-8007

Alfredo.perez@weil.com and lori.fife@weil.com

To the LBT Trustees at:

Rutger J. Schimmelpenninck and Frederic Verhoeven, curatoren van Lehman Brothers

Treasury Co. B.V.

Houthoff Buruma

PO Box 75505

NL-1070 AM Amsterdam

the Netherlands

Facsimile: +31 (0) 20 605 67 08

r.schimmelpenninck@houthoff.com and f.verhoeven@houthoff.com

With a copy (which shall not constitute notice) to:

Kramer Levin Naftalis & Frankel LLP

1177 Avenue of Americas

New York, New York 10036

Attn: Thomas Moers Mayer and Daniel M. Eggermann

Facsimile (212)715-8000

tmayer@kramerlevin.com and deggermann@kramerlevin.com

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or to such other address as may have been furnished by a Party to each of the other Parties by notice given in accordance with the requirements set forth above.

16. Expenses. The fees and expenses incurred by each Party (including the fees of any attorneys, accountants, investment bankers, financial advisors or any other professionals engaged by such Party) in connection with this Agreement and the transactions contemplated hereby, whether or not the transactions contemplated hereby are consummated, will be paid by such Party.

17. No Admission of Liability. Each Party acknowledges that this Agreement effects a settlement of potential claims and counterclaims that might be denied and contested, and that nothing contained herein shall be construed as an admission of liability or wrongdoing.

18. Entire Agreement. This Agreement constitutes the entire and only agreement of the Parties concerning the subject matter hereof. This Agreement supersedes and replaces any and all prior or contemporaneous verbal or written agreements between the Parties concerning the subject matter hereof, and to the extent of any conflicts between the Amended Plan and the terms of this Agreement, the terms of this Agreement shall control. The Parties acknowledge that this Agreement is not being executed in reliance on any verbal or written agreement, promise or representation not contained herein.

19. No Oral Modifications. This Agreement may not be modified or amended orally. This Agreement only may be modified or amended by a writing signed by a duly authorized representative of each Party hereto. Any waiver of compliance with any term or provision of this Agreement on the part of the Debtors must be provided in a writing signed by the LBT Trustees. Any waiver of compliance with any term or provision of this Agreement on the part of LBT or the LBT Trustees must be provided in a writing signed by each Debtor. No waiver of any breach of any term or provision of this Agreement shall be construed as a waiver of any subsequent breach.

20. Construction. This Agreement constitutes a fully negotiated agreement among commercially sophisticated parties and therefore shall not be construed or interpreted for or against any Party, and any rule or maxim of construction to such effect shall not apply to this Agreement.

21. Binding Effect; Successor and Assigns. Any declaration, representation, or statement of the LBT Trustees shall only be made in their capacity and function as bankruptcy trustees of LBT, and shall in no circumstance be construed as being a declaration, representation, or statement of the LBT Trustees on their own and personal behalf. This Agreement shall inure to the benefit of and be binding upon the Parties and the LBT estate and their respective successors and permitted assigns; provided, however, that subject to Section 5 and 7 above, no Party may assign its rights or obligations under this Agreement without the written consent of the other Party, which consent shall not be unreasonably withheld or delayed, and any assignment not in accordance with the terms hereof shall be null and void ab initio.

22. Counterparts. This Agreement may be executed in counterparts, each of which constitutes an original, and all of which, collectively, constitute only one agreement. The signatures of all of the Parties need not appear on the same counterpart.

23. Headings; Schedules and Exhibits. The headings utilized in this Agreement are designed for the sole purpose of facilitating ready reference to the subject matter of this Agreement. Said headings shall be disregarded when resolving any dispute concerning the meaning or interpretation of any language contained in this Agreement. References to sections, unless otherwise indicated, are references to sections of this Agreement. All Schedules to this Agreement are hereby made a part hereof and

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incorporated herein by reference for all purposes. Reference to any Schedule herein shall be to the Schedules attached hereto.

24. No Personal Liability. The Parties acknowledge, accept, and agree that this Agreement and all actions and measures contained herein or following herefrom do not and will not give rise to any personal liability on the part of the LBT Trustees, their firm and its partners and employees, and their representatives or other professional advisors, and to the extent any such personal liability existed, the Parties explicitly waive any and all potential rights and claims against them, their firm and its partners and employees, and their representatives and other professional advisors, personally. The LBT Trustees further acknowledge, accept, and agree that this Agreement and all transactions and measures contained herein do not give rise to any personal liability on the part of any of the officers, directors, employees, members, consultants, asset managers, representatives or professional advisors of the Debtors and to the extent any such personal liability existed, the LBT Trustees explicitly waive any and all potential rights and claims against all of the aforementioned persons. Any claim by a Party against the LBT Trustees or LBT arising under or relating to this Agreement shall only be satisfied out of the assets of the insolvency estate of LBT, and any claim by a Party against any of the Debtors arising under or relating to this Agreement shall only be satisfied out of the assets of such Debtor.

25. Severability and Construction. If any provision of this Agreement shall be held by a court of competent jurisdiction to be illegal, invalid or unenforceable, the remaining provisions shall remain in full force and effect if the essential terms and conditions of this Agreement for each Party remain valid, binding, and enforceable.

26. Waiver of Jury Trial. EACH OF THE PARTIES HERETO HEREBY AGREE NOT TO ELECT A TRIAL BY JURY OF ANY ISSUE TRIABLE OF RIGHT BY JURY, AND HEREBY KNOWINGLY, VOLUNTARILY, INTENTIONALLY, UNCONDITIONALLY AND IRREVOCABLY WAIVES ANY RIGHT TO TRIAL BY JURY FULLY TO THE EXTENT THAT ANY SUCH RIGHT SHALL NOW OR HEREAFTER EXIST WITH REGARD TO THIS AGREEMENT OR ANY CLAIM, COUNTERCLAIM OR OTHER ACTION ARISING IN CONNECTION THEREWITH OR IN RESPECT OF ANY COURSE OF CONDUCT, COURSE OF DEALING, STATEMENT (WHETHER VERBAL OR WRITTEN) OR ACTION OF ANY PARTY OR ARISING OUT OF ANY EXERCISE BY ANY PARTY OF ITS RESPECTIVE RIGHTS UNDER THIS AGREEMENT OR IN ANY WAY RELATING TO THE TRANSACTIONS CONTEMPLATED HEREBY (INCLUDING, WITHOUT LIMITATION, WITH RESPECT TO ANY ACTION TO RESCIND OR CANCEL THIS AGREEMENT AND WITH RESPECT TO ANY CLAIM OR DEFENSE ASSERTING THAT THIS AGREEMENT WAS FRAUDULENTLY INDUCED OR IS OTHERWISE VOID OR VOIDABLE). THIS WAIVER OF RIGHT TO TRIAL BY JURY IS INTENDED TO ENCOMPASS INDIVIDUALLY EACH INSTANCE AND EACH ISSUE AS TO WHICH THE RIGHT TO A TRIAL BY JURY WOULD OTHERWISE ACCRUE. EACH OF THE PARTIES HERETO IS HEREBY AUTHORIZED TO FILE A COPY OF THIS SECTION 26 IN ANY PROCEEDING AS CONCLUSIVE EVIDENCE OF THIS WAIVER. THIS WAIVER OF JURY TRIAL IS A MATERIAL INDUCEMENT FOR THE PARTIES HERETO TO ENTER INTO THIS AGREEMENT.

27. Disclosure. Neither the Debtors nor the LBT Trustees are under any obligation to hold confidential and not disclose this Agreement, so that it may be disclosed generally or to individual parties as each side may see fit. Without limiting the rights of any party under the preceding sentence, the Debtors and the LBT Trustees shall work together to disclose this Agreement by a public filing or filings at a time and in a manner acceptable and convenient to both.

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IN WITNESS WHEREOF, each Party by his or its duly authorized representative has executed this Agreement as of the date first written above:

LEHMAN BROTHERS HOLDINGS INC.,	Rutger J. Schimmelpenninck and Frédéric Verhoeven, in
LEHMAN COMMERCIAL PAPER INC.,	their capacity of bankruptcy trustees (curatoren) of
LEHMAN BROTHERS COMMODITY	LEHMAN BROTHERS TREASURY CO. B.V.
SERVICES INC., LEHMAN BROTHERS
SPECIAL FINANCING INC., LEHMAN
BROTHERS OTC DERIVATIVES INC., LEHMAN BROTHERS COMMERCIAL CORPORATION, LB 745 LLC, PAMI STATLER ARMS LLC, CES AVIATION LLC, CES AVIATION V LLC, CES AVIATION IX LLC, LEHMAN SCOTTISH FINANCE L.P.,
BNC MORTGAGE LLC, LB ROSE RANCH LLC, STRUCTURED ASSET SECURITIES CORPORATION, LB 2080 KALAKAUA OWNERS LLC, MERIT LLC, LB PREFERRED SOMERSET LLC, LB SOMERSET LLC, as Debtors and Debtors in Possession

By:
Name: John Suckow
Title: Authorized Signatory

LEHMAN BROTHERS DERIVATIVES
PRODUCTS INC., LEHMAN BROTHERS
FINANCIAL PRODUCTS INC., EAST DOVER
LIMITED, LUXEMBOURG RESIDENTIAL
PROPERTIES LOAN FINANCE S.A.R.L., as
Debtors and Debtors in Possession

By:
Name: Daniel Ehrmann
Title: Authorized Signatory

17

EXECUTION VERSION

Lehman Brothers Treasury Settlement Agreement

Proofs of Claim

($ in actual)

Schedule A

Claim Number	Debtor	Amount (USD)

58610	Lehman Brothers Holdings Inc.	$37,566,349
58611	Lehman Brothers Holdings Inc.	38,413,247
58612	Lehman Brothers Holdings Inc.	34,820,143,375
58613	Lehman Brothers Holdings Inc.	34,820,990,272
58623	Lehman Brothers Holdings Inc.	—
58624	LB Rose Ranch LLC	—
58625	LB 2080 Kalakaua Owners LLC	—
58626	CES Aviation LLC	—
58627	CES Aviation V LLC	—
58628	East Dover Limited	—
58629	Luxembourg Residential Properties Loan Finance S.a.r.l.	—
58630	BNC Mortgage LLC	—
58631	Structured Asset Securities Corporation	—
58632	Lehman Scottish Finance L.P.	—
58633	Lehman Commercial Paper Inc.	—
58634	Lehman Brothers Commercial Corporation	—
58635	Lehman Brothers Financial Products Inc.	—
58636	Lehman Brothers Derivative Products Inc.	—
58637	Lehman Brothers OTC Derivatives Inc.	—
58638	Lehman Brothers Special Financing Inc.	—
58639	Lehman Brothers Commodity Services Inc.	—
58640	PAMI Statler Arms LLC	—
58641	LB 745 LLC	—
58642	CES Aviation IX LLC	—
58643	Lehman Brothers Special Financing Inc.	—
58644	Lehman Brothers Holdings Inc.	—
58645	Lehman Brothers Commercial Corporation	37,349,198
58646	Lehman Brothers Commodity Services Inc.	—
58647	Lehman Brothers Special Financing Inc.	445,419

Solely for purposes of voting on the Amended Plan or any Alternative Plan (as provided for in Sections 3(a)(1) and 3(b)(2) of this Agreement), the Parties agree that LBT will not vote Claim Number 58613.

EXECUTION VERSION

Schedule B

Surviving Contracts

1.	Confidentiality Agreement, dated May 21, 2010, between Lehman Brothers Holdings Inc. and Lehman Brothers Treasury Co. B.V.

Exhibit 15

Exchange Rates

On a daily basis, Lehman’s general ledger applied the exchange rates derived from Reuters at approximately 3:00 p.m. GMT on the prior business day to convert balances on the general ledger, including intercompany balances, denominated in currencies other than the U.S. Dollar into U.S. Dollars. Consistent with this practice, the exchange rates used for the Global Close as of September 14, 2008 (more fully described in section IV.F.4.a of the Disclosure Statement), were derived from Reuters at approximately 3:00 p.m. GMT on September 11, 2008 – the business day prior to the last business day before LBHI’s Commencement Date (the “Global Close Exchange Rates”). See Annex 15-1 (Table 1) for exchange rates for 27 major currencies.

For purposes of evaluating claims related to LBHI’s debt issuances and LBT’s Structured Securities (see Exhibit 11 for Structured Securities Valuation Methodologies), denominated in non-U.S. Dollar currencies, the Debtors valued these foreign denominated debt issuances and LBT’s Structured Securities using the WM/Reuters Closing Spot Rate as of September 15, 2008. See Annex 15-1 (Table 2) for these exchange rates.

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ANNEX 15-1

Table 1			Table 2

	Global Close Exchange Rates			WM/Reuters Closing Spot Rates
	As of Thursday, September 11, 2008			As of Monday, September 15, 2008
	U.S. Dollar equivalent			U.S. Dollar equivalent

Currency	Currency Code	Rate	Currency	Currency Code	Rate
Australian Dollar	AUD	1.2595	Australian Dollar	AUD	1.2350
Brazilian Real	BRL	1.8178	Brazilian Real	BRL	1.8020
Canadian Dollar	CAD	1.0779	Canadian Dollar	CAD	1.0685
Czech Koruna	CZK	17.690	Czech Koruna	CZK	17.013
Danish Krone	DKK	5.3554	Danish Krone	DKK	5.2549
Euro	EUR	0.7183	Euro	EUR	0.7047
Hong Kong Dollar	HKD	7.7978	Hong Kong Dollar	HKD	7.7940
Hungarian Forint	HUF	173.083	Hungarian Forint	HUF	169.63
Icelandic Krona	ISK	91.545	Israeli Shekel	ILS	3.5598
Indian Rupee	INR	45.565	Icelandic Krona	ISK	90.955
Israeli Shekel	ILS	3.6329	Japanese Yen	JPY	106.26
Japanese Yen	JPY	106.51	Mexican New Peso	MXN	10.706
Mexican New Peso	MXN	10.639	New Zealand Dollar	NZD	1.5126
New Zealand Dollar	NZD	1.5445	Norwegian Krone	NOK	5.7789
Norwegian Krone	NOK	5.8414	Polish Zloty	PLN	2.3579
Phillipines Peso	PHP	47.095	Pound Sterling	GBP	0.5576
Polish Zloty	PLN	2.4459	Russian Federation Ruble	RUB	25.566
Pound Sterling	GBP	0.5712	Singapore Dollar	SGD	1.4273
Russian Federation Ruble	RUB	25.813	Slovak Koruna	SKK	21.323
Singapore Dollar	SGD	1.4460	South African Rand	ZAR	8.0957
Slovak Koruna	SKK	21.739	Swedish Krona	SEK	6.7399
South African Rand	ZAR	8.2788	Swiss Franc	CHF	1.1210
South Korean Won	KRW	1,109.3
Swedish Krona	SEK	6.8522
Swiss Franc	CHF	1.1405
Thai Baht	THB	34.775
Turkish Lire	TRY	1.2613

Note:			Note:
- Exchange rates for 27 major currencies.				- WM/Reuters Closing Spot Rates fixed at Mid rate, 4 p.m. GMT.

Exhibit 16

Summary of Alternative Plans

1.	The Ad Hoc Plan

On December 15, 2010, an ad hoc group of LBHI creditors (the “Ad Hoc Group”) filed a joint substantively consolidating chapter 11 plan for all of the Debtors other than Merit, Somerset and Preferred Somerset and a related disclosure statement. On April 27, 2011, the Ad Hoc Group filed its amended joint substantively consolidating chapter 11 plan (the “Ad Hoc Plan”) and an amended disclosure statement (the “Ad Hoc Disclosure Statement”). This section provides a summary of the Ad Hoc Plan. The complete Ad Hoc Plan and Disclosure Statement are available on the docket at Docket Nos. 16315 and 16316, respectively.

The Ad Hoc Plan is premised on the Bankruptcy Court directing substantive consolidation of (a) the Debtors, (b) LBT and LBSN, if either LBT or LBSN, or the holders of Third-Party Guarantee Claims for which LBT or LBSN is the primary obligor, vote to reject the Ad Hoc Plan, and (c) certain of the Debtors’ foreign Affiliates, including certain Foreign Debtors (the “Designated Non-Debtor Affiliates”), if any such Designated Non-Debtor Affiliate or its corresponding class of Third-Party Guarantee Claim holders vote to reject the Ad Hoc Plan. A discussion of the equitable remedy of substantive consolidation which would result in the merger of the affected Debtors’ assets and liabilities into one pool and the Ad Hoc Group’s arguments in support of substantive consolidation is set forth in section IV.G.1 of the Disclosure Statement.

The Ad Hoc Group has identified the following entities as Designated Non-Debtor Affiliates that are subject to substantive consolidation with LBHI: (i) Lehman Brothers International (Europe) (In Administration); (ii) Lehman Brothers Finance AG (in Liquidation); (iii) Lehman Brothers Asia Holdings Ltd. (In Liquidation); (iv) LB RE Financing No. 1 Limited; and (v) LB RE Financing No. 2 Limited. The Ad Hoc Group has selected these entities based on its analysis of certain intercompany claims, which the Ad Hoc Group concludes are largely circular and not reflective of economic substance.

The Ad Hoc Plan provides for two possible recovery scenarios for each of (i) the creditors of Subsidiary Debtors, (ii) LBT and LBSN, (iii) the Designated Non-Debtor Affiliates, and (iv) their corresponding classes of Third Party Guarantee Claim holders. Under one scenario, as an incentive to vote to accept the Ad Hoc Plan, (a) holders of Claims in classes that would likely receive greater distributions under a plan that does not substantively consolidate the Debtors are offered certain increased distributions and (b) holders of Claims in classes that would receive a lesser or no distribution under a plan that substantively consolidates the Debtors are offered a distribution on a portion of their claim (“Scenario 1”). Under the alternative scenario, if a class votes to reject the Ad Hoc Plan, the Claims in that class receive a treatment that replicates the treatment such Claims would receive as a result of the substantive consolidation of the Debtors and the Designated Non-Debtor Affiliates (“Scenario 2”). Unsecured Claims in all classes not described above will receive their pro rata distribution from the combined pool of assets; provided that senior unsecured claims and general unsecured claims against LBHI will receive an increased distribution if both classes of LBT and LBSN related third party guarantee claims vote to accept the plan.

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Under all scenarios, the Debtors are substantively consolidated and Affiliate Claims of the Debtors against each other are eliminated. A comparison of the Ad Hoc Plan’s alternative scenarios is set forth below.

Creditors of Subsidiary Debtors

Scenario 1

If creditors of the subsidiary Debtors vote to accept the Ad Hoc Plan, they receive an enhanced treatment, in that their distributions from the Debtors’ consolidated estates on account of (i) their direct Claims is determined using 115% of their Allowed Claim, and (ii) their Third-Party Guarantee Claim is determined using 25% of such claim amount.

Scenario 2

If creditors of subsidiary Debtors vote to reject the Ad Hoc Plan, each Claim against a subsidiary Debtor is merged with its corresponding Third-Party Guarantee Claim against LBHI, and creditors holding a claim against a subsidiary Debtor and a corresponding Guarantee Claim against LBHI will participate in the Ad Hoc Plan under one consolidated Claim against the consolidated Debtors (i.e., without the enhancement in Scenario 1).

Designated Non-Debtor Affiliates And Holders of Third Party Guarantee Claims Against Such Affiliates

Scenario 1

If the Designated Non-Debtor Affiliates AND their creditors vote to accept the Plan:

(a)     The Designated Non-Debtor Affiliate will not be substantively consolidated.

(b)     The Designated Non-Debtor Affiliate and the consolidated Debtors will have allowed claims against each other that are mutually agreed to with the Ad Hoc Group.

(c)     The Designated Non-Debtor Affiliate will be entitled to its pro-rata share of distributions on Affiliate Claims that are Allowed in an aggregate amount agreed to by the Ad Hoc Group, but only to the extent that the consolidated Debtors receive distributions on their Claims against the Designated Non-Debtor Affiliates without reduction or offset.

(d)     Third Party Guarantee Claims whose class votes to accept will not be deemed disputed, and they will be entitled to pro-rata distributions of plan consideration based on 70% of their allowed claims.

Scenario 2

If either a Designated Non-Debtor Affiliate OR the holders of Third-Party Guarantee claims based on primary claims against a Designated Non-Debtor Affiliate vote to reject the Ad Hoc Plan, the Bankruptcy Court must make a determination as to whether that Designated Non-Debtor Affiliate should be substantively consolidated with the Debtors.

If the Bankruptcy Court determines that substantive consolidation with respect to that Designated Non-Debtor Affiliate is appropriate, then:

(a)     the Affiliate Claims of that Designated Non-Debtor Affiliate are eliminated; and

(b)     Third Party Guarantee Claims corresponding to an obligation of that Designated Non-Debtor Affiliate merge with the direct Claims, and such Third-Party Guarantee creditors are left with one Claim against the consolidated Debtors.

If the Designated Non-Debtor Affiliate agrees to pool its assets with the assets of the Debtors, then creditors of the Designated Non-Debtor Affiliate are entitled to Distributions from the consolidated Debtors. If the Designated Non-Debtor Affiliate does not make its assets available to the Plan Administrator, then creditors

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of the Designated Non-Debtor Affiliate are not entitled to distributions from the consolidated Debtors.

If the Bankruptcy Court determines that substantive consolidation is not appropriate with respect to a Designated Non-Debtor Affiliate (the following treatment applies also to affiliates that are not Designated Non-Debtor Affiliates, as well as to their corresponding classes of Third Party Guarantee Claims):

(a)     The Designated Non-Debtor Affiliate’s Affiliate Claims (or Claims of Affiliate that is not a Designated Non-Debtor Affiliate) will be entitled to their pro rata share of distributions, provided that it recognizes and honors each of the Debtors’ and Debtor-Controlled Entities’ Claims without giving effect to subordination, recharacterization or offset.

(b)     Corresponding Third Party Guarantee Claims will be deemed Disputed, and entitled to their pro-rata share of Distributions only after (1) the Debtors and Debtor-Controlled Entities have collected all their entitled distributions from the applicable primary obligor, and (2) the holders of such corresponding Third Party Guarantee Claim demonstrate to the Bankruptcy Court that they have received all of their entitled distributions from the Designated Non-Debtor Affiliate. If after three years following the effective date, the Third Party Guarantee creditor has not demonstrated to the Bankruptcy Court that it has collected all of its distributions on its primary claim, its Third Party Guarantee Claim will be expunged.

If, despite a Designated Non-Debtor Affiliate’s rejection of the Ad Hoc Plan, a class of Third Party Guarantee Claims votes to accept, then such claims will not be deemed Disputed, and they will be entitled to pro-rata Distributions based on 70% of their Allowed Claims.

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LBT, LBSN, And Corresponding Third Party Guarantee Claims

Scenario 1

If both LBT and LBT’s corresponding Third-Party Guarantee creditors vote to accept the Ad Hoc Plan, then (a) LBT will not be substantively consolidated, (b) LBT’s Affiliate Claims will be allowed in an aggregate amount equal to $33,170,000,000 and entitled to their pro-rata share of Distributions, and (c) holders of Third Party Guarantee Claims for which LBT is the primary obligor will be entitled to 50% of their pro rata share of Distributions from the consolidated Debtors’ estate. The remaining 50% of Distributions that would have been made to holders of such Third-Party Guarantee Claims will be automatically redistributed to holders of Allowed Senior Unsecured Claims, allowed General Unsecured Claims and allowed Subordinated Unsecured Claims (as defined in the Ad Hoc Plan).

The same treatment applies to LBSN (with its Affiliate Claim allowed in an aggregate amount equal to $5,250,000,000) and its corresponding Third Party Guarantee creditors.

Scenario 2

If either LBT or LBT’s corresponding Third-Party Guarantee creditors vote to reject the Ad Hoc Plan, then (a) LBT will be substantively consolidated with LBHI, (b) LBT’s Affiliate Claims will be eliminated, and (c) holders of all Third-Party Guarantee Claims for which LBT is the primary obligor will be entitled to their pro-rata share of Distributions from the consolidated Debtors on account of a single consolidated Claim.

The same treatment applies to LBSN and its corresponding Third Party Guarantee creditors.

2.	The Non-Con Plan

On April 25, 2011, twenty-three creditors (together with certain of their affiliates, the “Non-Con Plan Proponents”)16 filed a joint chapter 11 plan (the “Non-Con Plan”) and related disclosure statement (the “Non-Con Disclosure Statement”) for all of the Debtors other than Merit, Somerset and Preferred Somerset that, in direct contrast to the Ad Hoc Plan, does not substantively consolidate the Debtors or any of their Affiliates. The Non-Con Plan gives effect to the separate corporate identity of each of the Debtors. However, the Non-Con Plan rejects the settlements and reallocations contained in the Plan, because the Non-Con Plan Proponents assert

[16]

The Non-Con Plan Proponents are Angelo, Gordon & Co., L.P., Contrarian Capital Management, LLC, Credit Agricole CIB, Credit Suisse International, Cyrus Capital Partners, LP, D. E. Shaw Composite Portfolios, L.L.C., D. E. Shaw Oculus Portfolios, L.L.C., Deutsche Bank AG, Goldentree Asset Management, LP, Goldman Sachs Bank USA (successor by merger to Goldman Sachs Capital Markets, L.P.), Goldman Sachs International, Hayman Capital Management, LP, Knighthead Capital Management, LLC, Mason Capital Management LLC, Morgan Stanley & Co. International plc., Morgan Stanley Capital Services Inc., Mount Kellett Capital Management, Oaktree Capital Management, L.P., The Royal Bank of Scotland plc, Serengeti Asset Management LP, Silver Point Capital, L.P., State Street Bank and Trust Company, and York Capital Management Global Advisors, LLC.

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that there is virtually “no risk” to the Debtors of substantive consolidation and, therefore, no reason to provide for a corresponding re-distribution of assets. This section provides a summary of the Non-Con Plan. The complete Non-Con Plan and Disclosure Statement are available on the docket at Docket Nos. 16229 and 16230, respectively.

The Non-Con Plan also provides for the appointment of a “Domestic Operating Company Creditor Representative” to act as a fiduciary on behalf, and in the best interests, of LCPI, LBCS, LBSF, LOTC, and LBCC (the “Domestic Operating Companies”) and their creditors. The Non-Con Plan Proponents assert that the Plan, which provides for LBHI, as “Plan Administrator,” to administer the claims process, including administering intercompany claims held by LBHI itself against the Domestic Operating Companies, and vice versa, creates a conflict of interest. The Non-Con Plan Proponents believe that the appointment of such a fiduciary would eliminate this purported conflict of interest.

Other key differences between the Plan and the Non-Con Plan are as follows:

(i)

The Non-Con Plan provides that intercompany claims of Affiliates will be allowed in the amount recorded on the Debtors’ accounting records, to the extent those records have been accepted pursuant to the Protocol or any related settlement guidelines.

(ii)

The Non-Con Plan provides for the equal sharing of costs relating to the administration of the derivatives claim process between LBSF and LBHI, as LBHI purportedly benefits equally from such procedures as a guarantor of the derivatives claims. In addition, the Non-Con Plan provides for a Debtor Allocation Agreement which will allocate various additional administrative costs among the Debtors in as close proportion as possible to the relative benefit each Debtor received as a result of such expenses.

(iii)

LBHI serves as Plan Administrator for each of the Debtors. However, the Domestic Operating Company Representative, not the Plan Administrator, will be responsible for major decisions affecting the Domestic Operating Subsidiaries.

(iv)

The Creditors’ Committee shall be dissolved for all purposes other than (i) implementation of the Non-Con Plan through the date of the initial Distribution, (ii) defending any appeals from the Confirmation Order to final disposition of such appeals, and (iii) all matters relating to professional fees and the fee committee appointed in the Chapter 11 Cases for the period prior to the Effective Date. Unlike under the Debtors’ Plan, the litigation and derivatives subcommittee of the Creditors’ Committee will no longer continue.

(v)	The Non-Con Plan does not reallocate portions of Distributions between holders of Claims in different Classes.

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(vi)

Instead of reducing the Distributions to LBHI from the Subsidiary Debtors in recognition of a risk that such debts may be recharacterized as equity, the Non-Con Plan empowers the Domestic Operating Company Creditor Representative to negotiate the amounts of the intercompany claims.

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Exhibit 17

Diagram of Reallocation of Distributions Included in Plan

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LBHI
Classes 10A, 10B, 10C: Subordinated Debt Reallocation
Class 3: Senior Unsecured
Class 4A: Senior Affiliate
Class 4B: Senior Affiliate Guarantee
Class 5: Senior 3rd Party Guarantee
Class 6A: Convenience
Class 6B: Convenience Guarantee
Class 7: General Unsecured
Class 8: Affiliate and Affiliate Guarantee
Class 9A: 3rd Party Guarantee other than of the Racers Trusts
Class 9B: 3rd Party Guarantee of the Racers Trusts
20%
20%
RA
Plan Adjustment
LCPI
Class 3: Convenience
Class 4A: General Unsecured other than those of Designated Entities
Class 4B: General Unsecured of Designated Entities
less 20% of IFB
Class 5A: LBHI
Class 5B: Participating Subsidiary Debtors
Class 5C: Affiliates Other Than Participating Debtors
14%
20%
LCPI SA
20%
14%
LBSF
Class 3: Convenience
Class 4A: General Unsecured other than those of the Racers Trusts
Class 4B: General Unsecured of the Racers Trusts
less 20% of IFB
Class 5A: LBHI
LBSF ASA
Class 5B: Participating Subsidiary Debtors
Class 5C: Affiliates Other Than Participating Debtors
6%
RA
LBSF SA
20%
6%
Other Participating Subsidiary Debtors
Class 3: Convenience
Class 4: General Unsecured
less 20% of IFB
Class 5A: LBHI
Class 5B: Participating Subsidiary Debtors
Class 5C: Affiliates Other Than Participating Debtors
W
20%
W
Non-Participating Subsidiary Debtor
All 3rd Party and Affiliate Creditors
LEGEND
W
Weighted Percentage Of Distributions
LBCS: 14%
LOTC: 8%
LBCC: 10%
IFB
Intercompany Funding Balance
LCPI SA
LCPI Settlement Amount
RA
Racers Adjustment
LBSF ASA
LBSF Additional Settlement Amount
LBSF SA
LBSF Settlement Amount

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Exhibit 18

Certain Significant Transactions Regarding Debtors’ Assets

The Debtors’ assets described in this Exhibit are only a subset of the assets held by the entire Lehman enterprise prior to the Commencement Date. As a result, the assets held by the Debtors are not equivalent to the assets set forth in public filings by Lehman prior to the Commencement Date.

1.	Derivative Contracts

Prior to the Commencement Date, Lehman entered into derivative transactions both in a trading capacity and as an end-user, conducting its derivative activities through a number of wholly-owned subsidiaries. Its fixed income derivative products business was principally conducted through its subsidiary LBSF and its separately capitalized “AAA” rated subsidiaries, including LBFP and LBDP. Lehman’s equity derivative products business was conducted through LBF, LOTC and LBIE, and its commodity and energy derivatives product business was conducted through LBCS. Lehman conducted a significant amount of its spot, forward and option foreign exchange business through LBCC.

The Debtors’ derivative assets represent amounts due from counterparties under contracts in which the contractual obligations and values are keyed to one or more underlying assets or indices of asset values (the “Derivative Contracts”). As of the Commencement Date, the Debtors (together with all Debtor-Controlled Entities) were parties to approximately 1.2 million derivative transactions, with approximately 6,500 counterparties.

The Debtors have sought to (i) preserve the value of the Derivative Contracts and collect payments on Derivative Contracts as to which amounts are owed to the Debtors, and prevent erosion based on movements in the value of the underlying asset or index of live contracts including hedging of the live contracts and select purchases of notes issued by certain special purpose vehicles and (ii) enter into termination and settlement agreements with respect to Derivative Contracts as to which the Debtors owe money to counterparties. Recoveries in respect of Derivative Contracts present a number of challenges, including (a) determining whether counterparties validly terminated the contracts and the proper termination date, (b) abnormally wide bid-offer spreads and extreme liquidity adjustments resulting from irregular market conditions and (c) certain legal provisions in the contracts that purport to penalize the defaulting party in the valuation mechanics. The Bankruptcy Court authorized the establishment of certain procedures to enable the Debtors, with the consent of the Creditors’ Committee in certain circumstances, to resolve disputes regarding Derivatives Contracts.

a. Derivative ADR Procedures

The Debtors often are unable to agree with counterparties on the amount due to the Debtors in connection with the Debtors’ “in the money” Derivative Contracts and in collecting such amounts. The difficulty is caused in part by the wide spreads in the values of illiquid securities in the markets. Such spreads result in parties valuing the payments due under certain Derivative Contracts differently. Also, certain counterparties to Derivative Contracts

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contend that due to the Debtors’ bankruptcy and consequent default under the Derivative Contracts, counterparties are not required to make payments to the Debtors on contracts that are “in the money” to the Debtors.

To resolve the impasse, on September 17, 2009, the Bankruptcy Court authorized the Debtors to establish procedures requiring counterparties to participate in alternative dispute resolution (“ADR”) to seek to settle on a consensual basis Derivative Contracts that are “in the money” to the Debtors. These ADR procedures were intended to avoid (i) expensive and time intensive litigation with respect to such Derivative Contracts, (ii) undue delay to the administration of the Chapter 11 Cases and (iii) erosion of the embedded value in the Derivative Contracts. On Septermber 27, 2010, the Bankruptcy Court authorized the Debtors to establish an alternative set of alternative dispute resolution procedures for affirmative Claims of the Debtors of less than $1 million.

As of May 12, 2011, pursuant to the alternative dispute resolution procedures described above, the Debtors had issued 149 notices to counterparties in connection with 176 Derivatives Contracts commencing such procedures. Resolution of 107 of those Derivative Contracts has resulted in the receipt by the Debtors of approximately $731 million.

b. Key Litigation Relating to Derivative Contracts

(i) Metavante Corporation

On May 29, 2009, LBSF filed a motion (the “Metavante Motion”), pursuant to sections 105(a), 362 and 365 of the Bankruptcy Code, to compel performance of the obligations of Metavante Corporation (“Metavante”) under an interest rate swap agreement with LBSF. Metavante objected to the Metavante Motion and asserted that it had a legal right to withhold performance of its obligations under its Derivative Contract pursuant to section 2(a)(iii) of its Derivative Contract. Metavante also asserted that any amounts it would otherwise owe under its Derivative Contract must be reduced for alleged costs incurred in entering into a replacement swap. Metavante also filed proofs of claim against LBSF and LBHI related to the interest rate swap agreement for the alleged costs incurred in entering into a replacement swap (the “Metavante Proofs of Claim”). On September 17, 2009, the Bankruptcy Court entered an Order granting the relief requested in the Metavante Motion and held that Metavante was required to perform its obligations under the Derivative Contracts, notwithstanding section 2(a)(iii). The Bankruptcy Court’s ruling in this matter has had a significant beneficial effect on the Debtors’ negotiations with counterparties to Derivative Contracts. Metavante appealed that Order to the District Court, Case No. 09-CIV. 09839 (JSR) (the “Appeal”). While on appeal, LBSF entered into a settlement agreement that resolved all disputes between the parties, including the appeal and the Metavante Proofs of Claim.

(ii) Lehman Brothers Special Financing Inc. v. BNY Corporate Trustee Services Limited

LBSF filed a complaint against BNY Corporate Trustee Services Limited as the trustee for an SPV structure, and a motion for summary judgment seeking a declaratory judgment that (i) provisions in certain transaction documents modifying LBSF’s payment

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priority as a result of its bankruptcy filing are unenforceable ipso facto clauses; and (ii) such clauses violate the automatic stay. On January 25, 2010, the Bankruptcy Court granted LBSF’s motion for summary judgment in its entirety. On September 20, 2010, the District Court granted BNY Corporate Trustee Services Ltd.’s motion for leave to appeal the Bankruptcy Court’s summary judgment decision. Concurrently with the adversary proceeding in the United States, a related action was pending in the United Kingdom. After the English High Court of Justice held that the English common-law anti-deprivation principle did not invalidate modification of the priority of payments (see Perpetual Trustee Co. Ltd. v. BNY Corporate Trustee Services Ltd., Nos. HC010C01612, HC010C01931, in the High Court of Justice, England), the Supreme Court of the United Kingdom granted LBSF’s application for permission to appeal the English High Court of Justice’s decision. While the foregoing appeals were pending, LBSF entered into a settlement agreement with the parties that resolved all disputes relating to the transaction documents, including the U.S. and U.K. appeals.

(iii) Litigation with Libra CDO Ltd.

LBSF and LBHI commenced an adversary proceeding against Libra CDO Ltd. (“Libra”), a Collateralized Debt Obligation issuer managed by Lehman Brothers Asset Management, for which Bank of America acts as trustee, which was later consolidated with Libra CDO Ltd., by Bank of America, N.A., as successor by merger to LaSalle Bank National Association, as Trustee, and Societe Generale, New York Branch v. Lehman Brothers Special Financing Inc., Case No. 09-01178. LBSF entered into a Credit Default Swap Agreement (“CDSA”) with Libra. Societe Generale entered into a senior swap agreement with Libra pursuant to which Societe Generale would provide liquidity to Libra in the event a payment was due to LBSF under the CDSA. LBSF and LBHI have sought a declaratory judgment that (i) the CDSA was not validly terminated, (ii) the CDSA is an executory contract that may be assumed and assigned, and (iii) in the alternative, even if the CDSA was validly terminated, certain provisions in the relevant documents that effectuate a change in the priority of payments upon termination are not enforceable. Libra, the trustee, and Societe Generale have sought a contrary declaratory judgment. Cross motions for summary judgment, on the issue of whether the CDSA was properly terminated, were argued on August 26, 2009, and the Bankruptcy Court reserved judgment. LBSF and LBHI have since settled with Societe Generale, and the settlement was approved pursuant to a 9019 motion on October 20, 2010. However, LBSF and LBHI have not settled with Libra and the trustee, and therefore the adversary proceeding is not dismissed. Pursuant to the settlement (which covered both the Libra transaction and separate but similar transaction in which Societe Generale also served as senior swap counterparty), LBSF will, subject to the fulfillment of certain conditions precedent, assign its interests in the Libra transaction to Societe Generale, and LBSF’s estate received from Societe Generale an immediate $370 million with an additional $75 million guarantee from Societe Generale associated with LBSF’s right to assert all of its arguments to pursue the remaining assets in the Libra transaction against the other parties to the litigation. LBSF’s estate subsequently received from Libra a $128 million cash payment related to collateral release on December 31, 2010.

c. Updated Information Regarding Derivative Contracts

Prior to entering into a settlement agreement in connection with any Derivative Contract, the Debtors, generally, must (i) reconcile the universe of all trades between the Debtors

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and a particular counterparty, (ii) value each of the transactions under the Derivative Contracts, and (iii) negotiate settlement amount with the counterparty. Due to the number and complexities of the Derivative Contracts, each step is a particularly arduous process. As of March 31, 2011, the Debtors have reconciled 99% of their Derivative Contracts, valued 99% of their Derivative Contracts and finally settled 58.5% of their Derivative Contacts.

Through December 31, 2010, the Debtors (together with their Debtor-Controlled Entities) have collected more than $12.2 billion from counterparties to Derivative Contracts (net of collections on certain Derivative Contracts which collateralize certain notes) and as of December 31, 2010, expect to collect another $5.2 billion of gross cash flows from Derivative Contracts, including recovery of Cash posted as collateral for hedging in respect of Derivative Contracts. From December 31, 2010 through March 31, 2011, the Debtors (together with their Debtor-Controlled Entities) have collected approximately $327 million of that amount. The recoveries reflected for Derivative Contracts are estimates based on financial market assumptions, the current status of negotiations with Counterparties, and the Debtors’ judgment of the resolution of various legal matters. Actual recoveries could vary materially from these estimates.

Exhibit 7 annexed hereto provides the estimated timeframe for collections of amounts owed to the Debtors on account of Derivative Contracts. For further information about the Derivative Contracts held by each of the Debtors, balance sheets, dated as of December 31, 2010, of each of the Debtors are annexed hereto as Exhibit 2B.

2.	Real Estate Assets

As of the Commencement Date, the Debtors held and managed commercial and residential mortgage loans, commercial and residential real estate properties, joint venture equity interests in real estate properties and other real estate related investments (“Real Estate Assets”). These Real Estate Assets include debt, equity interests and real-estate owned (“REO”), located in various markets throughout the United States, Canada, and Europe. Currently, the commercial Real Estate Assets comprise nearly 825 positions across a broad array of product types (office, condo & multi-family unit apartments, hospitality, and raw land for development). The residential Real Estate Assets are comprised of approximately 5,000 mortgages, securities and REO positions located predominantly in the United States.

The Debtors have made substantial efforts to develop and implement the best course of action to maximize the value of their Real Estate Assets. Due to a downturn in the global real estate markets, many of the borrowers and sponsors of real estate projects have requested additional cash infusions or required significant restructurings of the terms of loans or equity investments in order to continue to operate or complete asset level business plans. In certain cases, the Debtors have agreed to restructure loans and/or equity investments to provide liquidity and allow the borrowers or other parties to implement new or revised business plans and ultimately repay their lenders, including various Debtors and their Affiliates and subsidiaries. Restructurings of real estate loans or equity investments were intended to avoid diminished recoveries, by preserving the value of the Debtors’ sizeable investments for the benefit of creditors.

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The Debtors have also made substantial progress in resolving encumbrances affecting certain Real Estate assets that were subject to litigation and/or disputes with certain entities regarding the ownership of assets subject to pledges or repurchase agreements. Resolving these encumbrances has permitted and enabled the Debtors to pursue various value maximization strategies, including foreclosure actions, restructurings, completion of development, negotiated settlements and payoffs and asset sales that would have otherwise been unavailable to the Debtors.

a. Real Estate Protocols Established by the Debtors

To manage and administer the Debtors’ Real Estate Assets in an efficient manner, upon Orders of the Bankruptcy Court, the Debtors established protocols by which they may take certain actions with respect to Real Estate Assets consistent with practices prior to the Commencement Date, without having to seek Court approval for each action. Specifically, the Bankruptcy Court approved protocols to (i) modify and restructure the terms of Real Estate Assets, (ii) compromise amounts due and payable to the Debtors in respect of Real Estate Assets, (iii) transfer mortgage loans to wholly-owned special purpose entities for the purpose of foreclosing on such loans, (iv) make new or additional debt or equity investments in Real Estate Assets, (v) compromise and settle claims that Debtors hold against third parties relating to the origination or sale of residential mortgage loans and (vi) dispose of assets. These protocols generally permit the Debtors to enter into transactions (a) without the consent of any other party, (b) following notice and/or consent of the Creditors’ Committee or (c) only upon further order of the Bankruptcy Court. The required notice and/or consent of the Creditors’ Committee and the Bankruptcy Court are determined in accordance with tiered thresholds based on the outstanding amount of, or estimated recoveries from, the Real Estate Assets.

b. Significant Transactions/Restructurings/Sales

This section contains summary descriptions of four significant transactions and events involving the Debtors’ Real Estate Assets that have occurred during the Chapter 11 Cases.

(i) Restructuring of Archstone Investment

Prior to the Commencement Date, LBHI and LCPI’s investments in Archstone Trust (formerly known as Archstone Smith Operating Trust) (“Archstone”) represented Lehman’s single largest Real Estate Asset. In 2007, certain Debtor and non-Debtor Affiliates loaned and made equity investments in Archstone in connection with the approximately $22 billion leveraged buyout of Archstone led by Lehman and Tishman Speyer. By March 2008, such Debtor and non-Debtor Affiliates reduced their total exposure to this transaction to approximately $5.5 billion. Archstone has an ownership interest in over 400 apartment communities representing over 80,000 residential units. Archstone is a recognized leader in multi-family residential property investment, development, and operations.

Due to a decline in the commercial real estate sales market, Archstone experienced difficulty in late 2008 in generating the property sales necessary to meet certain of its liabilities. In order to protect LBHI’s and LCPI’s substantial investment in Archstone, LBHI, LCPI and certain other lenders agreed to, among other things, commit an additional $485 million

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in senior-secured financing to Archstone. LCPI committed approximately 47% of the additional funds resulting in LCPI beneficially owning approximately 47% of the equity in the deal. Such transaction was approved by the Bankruptcy Court on January 28, 2009. In 2010, LBHI, LCPI and certain other lenders agreed to implement a more comprehensive restructuring of certain financings provided to Archstone to improve Archstone’s cash flow and liquidity on a long-term basis. The key terms of the restructuring included, among other things, the conversion of the debt financing provided to Archstone by the Debtors and their Affiliates and certain other lenders in the principal amount of approximately $5.4 billion, plus accrued interest, to classes of new equity interests entitled to a preferred return. Approximately $2.5 billion of the financing converted to equity is attributable to the Debtors and their Affiliates’ interests. The restructuring of the Archstone credit facilities was approved by the Bankruptcy Court on May 25, 2010, and modifications thereto were approved on November 18, 2010. The transaction closed on December 2, 2010. With this substantial improvement to the Archstone balance sheet and liquidity profile, the Debtors are well positioned to maximize recovery on their investments in Archstone.

(ii) Acquisition of 237 Park B-Note

237 Park Avenue (hereinafter “237 Park”) is a 21-story building located in New York City. In May 2007, LBHI originated $1.23 billion in loans to finance the purchase of 237 Park by affiliates of Broadway Partners, including $900 million of senior debt and an additional $330 million bridge mezzanine loan. LBHI securitized the first $419.6 million of the senior debt and sold the next $255.4 million as a B-Note (the “237 Park B-Note”) to PRII 237 Park, LLC. The remaining $225 million of the senior debt was restructured as a senior mezzanine loan and was never syndicated. The bridge mezzanine loan is structured in two tranches, one of which is currently owned by LBHI, and the other (approximately $117.5 million) is part of a repo transaction completed prior to the Commencement Date. These transactions left LBHI with an investment in 237 Park of approximately $437 million.

In mid-2010, PRII 237 Park, LLC engaged a broker to run a full marketing and sale process for the 237 Park B-Note. If a party other than LBHI acquired the 237 Park B-Note, LBHI’s investment in 237 Park could have been potentially wiped out through a foreclosure of the 237 Park B-Note. To protect its current investment, and pursue significant upside, LBHI purchased the 237 Park B-Note from PRII 237 Park, LLC. With the purchase of the 237 Park B-Note, LBHI can execute various strategies that will maximize recovery on 237 Park.

(iii) Rosslyn Capital Call

Rosslyn LB Syndication Partner LLC (“Rosslyn LB”), an indirect, non-debtor affiliate of LBHI, legally or beneficially owns a 78.5% limited partnership interest in a joint venture, Rosslyn Syndication Partners JV LP (“Rosslyn JV”), which, in turn, indirectly owns a 3,000,000 square foot, 10-property, office portfolio located in Rosslyn, Virginia, a suburb of Washington, D.C. (the “Rosslyn Venture”). The collection of assets owned in the Rosslyn Venture represents approximately 30% of all office space in Rosslyn, Virginia and is currently at 98% occupancy, with a majority of the space leased by investment grade tenants. This high quality, stable tenancy ensures a long term and resilient cash flow.

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In July 2010, $239 million of the Rosslyn Venture’s capital structure matured. In order to obtain the necessary funds to repay that portion of the existing capital structure, Rosslyn JV issued a capital call (the “Rosslyn Capital Call”) to its partners. Rosslyn LB funded its portion of the Rosslyn Capital Call as well as a portion for one of the other partners as a partner loan. Repaying the existing mortgages has greatly increased the marketability of the Rosslyn Venture enabling either the sale of the Rosslyn Venture in a more robust real estate market or the opportunity to refinance the properties with mortgages at more favorable terms when the capital markets improve.

(iv) SunCal and Bankruptcy Cases

Prior to November 2008, LCPI and certain of its non-Debtor Affiliates (collectively, the “Lehman SunCal Lenders”) made various loans in an aggregate amount of over $2 billion (collectively, the “SunCal Loans”) to certain affiliates of SCC Acquisitions, Inc. (collectively, “SunCal”) to finance SunCal’s acquisition and development of real property located throughout the State of California (the “SunCal Projects”). Through various entities, Lehman also invested millions of dollars as equity in certain SunCal entities. All of the financing provided by the Lehman SunCal Lenders went into default, and in November 2008, SunCal became debtors in various chapter 11 cases (collectively, the “SunCal Cases”) which are currently pending in the United States Bankruptcy Court for the Central District of California (the “California Bankruptcy Court”) under jointly administered Case No. 8:08-bk-17206-ES. Certain of those SunCal entities were subject to involuntary bankruptcy petitions (the “SunCal Trustee Debtors”) for which the California Bankruptcy Court appointed an independent trustee (the “SunCal Trustee”). Other SunCal entities filed voluntary bankruptcy petitions (the “SunCal Voluntary Debtors”). Since the commencement of the SunCal Cases, certain of the Lehman SunCal Lenders have provided debtor-in-possession financing to various SunCal entities to fund certain agreed-upon expenses with respect to the SunCal Projects and, in certain instances, certain of the Lehman SunCal Lenders have consented to the use of cash collateral for similar purposes.

Shortly after the commencement of the SunCal Cases, in January 2009, certain SunCal entities initiated an adversary proceeding (the “SunCal Adversary Proceeding”) against certain Lehman SunCal Lenders seeking, among other things, to equitably subordinate the Lehman SunCal Lenders’ claims. Certain Lehman SunCal Lenders have filed a partial motion to dismiss and a motion to strike the Fourth Amended Complaint filed in the SunCal Adversary Proceeding. Both motions are pending. At an October 2010 hearing and in a subsequent November 2010 written order, the California Bankruptcy Court temporarily stayed certain proceedings in the SunCal Cases for 90 days to allow for mediation. Numerous motions and other pleadings have been filed in the SunCal Cases over the past two and a half years, along with appeals of various rulings which are pending.

In addition, certain Lehman SunCal Lenders have negotiated a settlement with the SunCal Trustee for the SunCal Trustee Debtors that is incorporated into their jointly sponsored Lehman/Trustee Plan filed in the California Bankruptcy Court. The Bankruptcy Court has approved the settlement. Certain Lehman SunCal Lenders also filed a plan for certain SunCal Voluntary Debtors (the “Lehman Voluntary Plan”). In turn, the SunCal Voluntary Debtors and SCC Acquisitions, Inc. filed their own plans (the “SunCal Plans”) and corresponding disclosure

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statements. A disclosure statement hearing was held on May 13, 2011 with respect to all of the disclosure statements, at which the California Bankruptcy Court denied approval of the disclosure statements, made recommendations for changes thereto, and scheduled another disclosure statement hearing on July 22, 2011. In response to the California Bankruptcy Court’s recommended changes, the Lehman/Trustee Plan and Lehman Voluntary Plan, and the corresponding disclosure statements, were amended further and filed with the California Bankruptcy Court on June 20, 2011. LCPI and LBHI plan to seek approval of the Bankruptcy Court with respect to the roles and obligations to be undertaken by LCPI and LBHI under these amended plans. Amended and additional plans and disclosure statements were also filed by the SunCal Voluntary Debtors and SCC Acquisitions, Inc. The California Bankruptcy Court also scheduled a confirmation hearing to begin on October 24, 2011.

The Lehman plans in the SunCal Cases, if confirmed, would put the Lehman SunCal Lenders in the position of taking title to the SunCal Projects and allow the Debtors to recover on the SunCal Projects through subsequent sales, joint venture arrangements with third party investors, and/or through the execution of development plans.

c. Updated Information Regarding the Debtors’ Real Estate Assets

The Debtors intend to manage and dispose of the Real Estate Assets in a manner that will maximize the value of such assets for the Debtors’ estates. Since the Commencement Date, the Debtors and Debtor-Controlled Entities have collected in excess of $3.0 billion from the Real Estate Assets through December 31, 2010. The Debtors estimate that over the expected wind-down period from January 1, 2011 to December 31, 2014, their estates (together with their Debtor-Controlled Entities) will recover gross proceeds of approximately $13.2 billion from the Real Estate Assets. From December 31, 2010 through March 31, 2011, the Debtors (together with their Debtor-Controlled Entities) have collected approximately $490 million of that amount.

Since the Commencement Date, the Debtors have pursued strategies to create value within the portfolio of Real Estate Assets by stabilizing and controlling real estate assets that have been impaired by broken partnerships, overleveraged capitalizations, operating challenges and pledge encumbrances. Once assets are secure, the Debtors and their Affiliates and subsidiaries implement asset-level business plans to improve operational and financial stability, and capitalize on cyclical recovery. This approach to value creation allows for Real Estate Assets to evolve from a state of distress, where opportunistic capital requires higher returns, to a state of stability that will attract a broader array of investors with lower return expectations, multiple exit opportunities, and higher returns to the Debtors’ estates. This approach also allows for the Debtors to take advantage of market opportunities as they arise, rather than force the sale of illiquid assets when options are limited.

A subset of the commercial Real Estate Assets represents a strategic opportunity for value creation and maximization. This defined portfolio includes specific assets where (i) the underlying real estate is in attractive markets, (ii) the Debtors have control or a path to control, and (iii) there are multiple options for monetization including public or private market executions. Within this portfolio, the Debtors are pursuing business plans to unlock not only the intrinsic asset-level value of underlying assets, but also the portfolio and enterprise values that

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could result from assembling groups of strategic assets and the associated management platforms.

Exhibit 7 annexed hereto provides the estimated timeframe for collections of amounts on account of Real Estate Assets. For further information about the Real Estate Assets held by each of the Debtors, balance sheets, dated as of December 31, 2010, of each of the Debtors are annexed hereto as Exhibit 2B.

3.	Commercial Loans

Lehman was a significant participant in the commercial lending industry prior to the Commencement Date and as of the Commencement Date held a significant amount of commercial loans (“Loans”).

The Debtors primary focus has been to reduce the unfunded commitments, settle open loan trades and efficiently manage and collect on the funded Loans. The Debtors have established procedures to enable them to manage and liquidate their portfolio of Loans efficiently.

a. Loans with Unfunded Commitments

On June 3, 2009, the Bankruptcy Court authorized the Debtors to establish procedures to terminate unfunded commitments on Loans and to restructure and modify the terms of Loans. The Debtors are authorized to terminate commitments, and when necessary, to make payments to the borrowers to terminate such commitments. The Debtors are authorized to modify the terms of Loans in the same manner in which the Debtor would have modified the terms of Loans in the ordinary course of their businesses prior to the Commencement Date.

As of March 31, 2011, the Debtors have terminated unfunded commitments on Loans in the aggregate amount of $10.6 billion. The Debtors have paid $14 million in the aggregate to certain borrowers to effect the termination of these unfunded commitments.

With respect to the $3.0 billion in unfunded commitments remaining as of April 30, 2011 (including letters of credit) for Loans, Real Estate Assets, the Banks and Private Equity/ Principal Investments, the Debtors estimate that they may assume agreements which would result in LCPI and LBHI having to make advances on loans with unfunded commitments of approximately $476 million and $14 million, respectively. The assumption of other credit agreements is under consideration.

b. Updated Information Regarding the Debtors’ Commercial Loan Portfolio

The Debtors estimate that over the expected wind-down period, their estates (together with their Debtor-Controlled Entities) will recover gross proceeds of approximately $4.8 billion from their portfolio of Loans. From December 31, 2010 through March 31, 2011, the Debtors (together with their Debtor-Controlled Entities) have collected approximately $315 million of that amount.

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The Debtors have concluded a comprehensive credit review process of their entire portfolio of loans, and rated each loan according to the Debtors internal methodology. As of December 30, 2010, 9% of the funded loans in the Debtors’ portfolio were rated “high grade,” 91% of the loans in the portfolio were rated “high yield.”17

Exhibit 7 annexed hereto provides the estimated timeframe for collections of amounts owed to the Debtors on account of Loans. For further information about the Loans held by each of the Debtors, balance sheets, dated as of December 31, 2010, of each of the Debtors are annexed hereto as Exhibit 2B.

4.	Bank Platforms

LBHI is the sole indirect owner of two non-debtor domestic banks (the “Banks”): Woodlands Commercial Bank (“Woodlands”) and Aurora Bank FSB (“Aurora Bank”). Woodlands is a Utah chartered industrial bank with operations in Salt Lake City, Utah. Woodlands is subject to the regulatory authority of the Federal Deposit Insurance Corporation (“FDIC”) and the Department of Financial Institutions of the State of Utah. Aurora Bank operates a multi-asset loan origination, purchasing, and servicing business, with the loan origination business involving the issuance of residential and commercial mortgage, small business, large corporate, and consumer loans. Aurora Bank wholly owns Aurora Loan Services, LLC (“Aurora Loan Services”), one of the nation’s largest residential loan servicing operations. Aurora Bank is a federally chartered thrift institution subject to the regulatory authority of the Office of Thrift Supervision (the “OTS”). Based on their March 31, 2011 regulatory reports, the values of LBHI’s equity interest in Aurora Bank and Woodlands were reported, on a fair value accounting basis, at $892 million and $896 million, respectively, for a combined value of $1.79 billion. As of March 31, 2011, the Banks have terminated unfunded commitments on loans in the aggregate amount of $13.9 billion at a cost of $22 million. See Exhibit 3 annexed hereto for pro forma balance sheets of the Banks, as of March 31, 2011.

Both Aurora Bank and Woodlands are required to maintain minimum capital levels under applicable regulations. Failure to maintain required minimum capital levels would make Aurora Bank and Woodlands susceptible to appointment of the FDIC as receiver to seize and liquidate its assets. On February 4, 2009, in response to the diminished capital levels of Aurora Bank, the OTS issued a Prompt Corrective Action directive imposing serious restrictions on Aurora Bank’s operations, including its sourcing of funding and issuance of new loans. On that same date, in connection with its diminished capital level, Woodlands consented to the entry of a cease and desist order issued by the FDIC imposing substantial restrictions on Woodlands’ operations. If the capital deficiencies were not corrected and Aurora Bank or Woodlands were seized and subjected to fire sale liquidations, LBHI’s estate would have suffered a significant loss of value that could otherwise have inured to the benefit of its creditors. Moreover, the situation of each Bank was linked. Pursuant to 12 U.S.C. § 1815(e), a federal banking statute that imposes cross-liability on commonly owned depository institutions, the seizure of one Bank would potentially create liability on the part of the other for the first Bank’s capital deficiency

[17]	Certain claims against other chapter 11 debtors or interests in distressed debt, held by the Debtors are included in the Debtors’ Loan portfolio, but are not rated by the Debtors.

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and would likely be followed by the seizure of the other Bank. The OTS filed two proofs of Claim against LBHI asserting regulatory violations in the amount of $2.192 billion plus unliquidated amounts and a priority Claim under sections 365(o) and 507(a)(9) of the Bankruptcy Code for the same amount. If the regulators successfully prosecuted a Claim under section 365(o) of the Bankruptcy Code, it would have been entitled to be paid in full ahead of all allowed general unsecured Claims against LBHI.

In order to preserve the equity value of both Aurora Bank and Woodlands and avoid the significant losses that could have resulted if the Banks were allowed to fail, since February 2009, LBHI has taken a series of actions to support the Banks’ capital levels and preserve the opportunity to realize the fair value of both Banks, each with the full support of the Creditors’ Committee. LBHI’s efforts culminated in global settlement agreements (the “Banks Settlements”) with Aurora Bank and Woodlands that were approved pursuant to motions [Docket Nos. 11141 and 11142] by the Bankruptcy Court on September 23, 2010 and closed on November 30, 2010. As a result of the Banks Settlements, claims against LBHI in excess of $3.1 billion were settled and expunged, the Banks released to LBHI or its Affiliates certain collateral they were holding, both Banks were substantially recapitalized and certain regulatory restrictions on both institutions’ operations were modified. In order to secure the regulatory approval of the Banks Settlements and the associated modifications of the regulatory restrictions on the operations of the Banks, LBHI entered into capital maintenance agreements (the “Capital Maintenance Agreements”) with respect to both Banks, pursuant to which LBHI has agreed that, as long as LBHI’s ownership or control of the Banks continues, in the event that either Aurora Bank’s or Woodlands’ capital falls below the 11% Tier-1 capital level or 15% total risk-based capital level, LBHI will promptly make capital contributions to Aurora Bank or Woodlands, as applicable, sufficient to restore their capital at the 11% or 15% level, as appropriate. In the Capital Maintenance Agreements, LBHI has also agreed that it will sell Aurora Bank and sell or wind-down Woodlands within 18 months of the effective date of the Banks Settlements, and, subject to extensions in certain circumstances, if sales cannot be completed by that date, LBHI will within such period complete the dissolution and wind-down of the Banks by purchasing their respective remaining assets. LBHI expects to sell Aurora Bank and to effectuate an orderly wind-down of Woodlands within the 18 month period to realize the equity value of its interests in the Banks and to recover its prior investments therein. LBHI also agreed to make available throughout the period of LBHI’s ownership of Aurora Bank two financing facilities, one that makes up to $450 million in financing secured by eligible mortgage loans available to Aurora Bank and another that makes up to $500 million in financing secured by servicing advance reimbursement rights available to Aurora Loan Services. Aurora Bank’s business plan does not contemplate the use of either facility, but they will be available to provide liquidity if needed.

In total, LBHI’s support for the Banks culminating in the Banks Settlements allowed LBHI to avoid approximately $5.1 billion in losses, comprised of an unsecured priority claim of as much as $2.7 billion (as of February 2009 when LBHI made its first capital contribution to the Banks), and approximately $2.4 billion estimated by LBHI as (i) the aggregate liquidation value of both Banks after the Banks Settlements plus (ii) the value of the collateral recovered and now held by the Debtors in the Banks Settlements. The total investments made in the Banks by LBHI since February 2009, including payments made as part of the Banks Settlements, equal approximately $1.6 billion. As a result, LBHI’s support for the Banks has allowed it to preserve approximately $3.4 billion in value for creditors.

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Beginning in the fourth quarter of 2010, numerous investigations of foreclosure processes across the servicing industry were initiated. Aurora Bank was one of the servicers included in a review by the OTS and other regulatory agencies of the foreclosure practices of fourteen large mortgage servicers. In January and March, 2011, the OTS communicated to Aurora Bank the preliminary results of that interagency examination of their policies, procedures, and internal controls related to residential mortgage foreclosure practices. As a result of the review, Aurora Bank expects the regulators will require some or all of the large mortgage servicers, including Aurora Bank and its subsidiaries, to address certain aspects of their foreclosure processes, including developing plans related to control procedures and monitoring of loss mitigation and foreclosure activities, and taking certain other actions relating to pending or recently completed foreclosures. Though Aurora Bank believes its policies, procedures and internal controls related to foreclosure practices already follow established safeguards and legal requirements, it intends to meet any new requirements of the OTS in all material respects. Based on the information available to Aurora Bank at present, it does not believe those requirements will materially affect its financial position, results of operations, or ability to conduct normal business activities. In addition, monetary penalties may be assessed but Aurora Bank does not know, and cannot reasonably estimate, the amount of any such penalties.

5.	Private Equity/Principal Investments

Private Equity and Principal Investments include (i) equity and fixed-income direct investments in companies, (ii) general partner interests in asset managers, (iii) limited partner interests in third-party investment funds and (iv) general partner and limited partner or side-by-side interests in Lehman-sponsored investment funds (“Private Equity/Principal Investments”). Prior to the Commencement Date, Lehman’s private equity business operated in six major asset classes: merchant banking, real estate, venture capital, credit-related investments, private funds investments and infrastructure. Lehman raised privately-placed funds in these asset classes, for which it acted as a general partner and in which it had general and limited partner or side-by-side interests. In addition, Lehman’s principal investments business made other non-fund-related direct investments.

Lehman had formed various private equity or other alternative investment funds with third-party investors that were typically organized as limited partnerships. Lehman typically acted as general partner for these funds and did not consolidate the funds into its results of operations when the third-party investors to the funds had (i) rights to either remove the general partner without cause or to liquidate the partnership; or (ii) substantive participation rights.

a. Significant Transactions/Sales

This section includes descriptions of certain significant transactions or dispositions of the Debtors’ Private Equity/ Principal Investments.

(i) Disposition of Eagle Energy

Eagle Energy Partners I L.P. (“Eagle”) was formed in 2003 to acquire, manage, and deliver natural gas and electric power across the United States and Canada. Based in

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Houston, Texas, Eagle offered energy-asset management and power-marketing services. Eagle also engaged in gas supply, transport, and storage on behalf of wholesale natural gas and power clients.

LBHI, through certain of its subsidiaries (LBCS, LBMB Fund Eagle Energy Holdings LLC, LBMB Partners Eagle Energy Holdings LLC, LBMB Fund (B) Eagle Energy Holdings LLC and LBMB Capital Partners V Eagle Energy Holdings LLC (the “Eagle Sellers”)), acquired all of the limited and general partnership interests in Eagle on or about May 9, 2007. Eagle relied on LBHI for extensions of credit in order to fund its ongoing operations. During 2008, Lehman’s credit rating was downgraded and it suffered from reduced liquidity and a reduced ability to sustain its operations. Those financial difficulties made it difficult to continue extending large amounts of credit to Eagle which hampered Eagle’s ability to service its customer base.

Eagle’s value was greatly dependent upon its ability to assure its clients and customers of its financial and operational integrity. Lehman’s financial instability in the fall of 2008 made it difficult for Eagle to maintain the confidence of its clients and customers. Following the Commencement Date, in order to maximize the value of Lehman’s loans and investment, a rapid sale process was conducted resulting in the sale of Eagle in October 2008 to EDF Trading North America Management LLC and EDF Trading North America Inc. (the “Eagle Purchasers”). At the time of the sale, Eagle owed LBHI approximately $663.9 million under an intercompany note (the “Eagle Loan”).

Pursuant to the October 2008 purchase agreement, the Eagle Purchasers paid LBHI $230 million in exchange for all the limited and general partnership interests in Eagle. In addition, LBHI agreed to forgive approximately $433 million in outstanding debt under the Eagle Loan and assigned all its remaining rights under the Eagle Loan to the Eagle Purchasers. Any amounts owed to or by Eagle, on the one hand, and the Eagle Sellers or any of their affiliates, on the other hand, were deemed satisfied, including a $19.5 million receivable owed by LBCS to Eagle.

All proceeds of the sale were applied first to satisfy the outstanding amounts owed to LBHI under the Eagle Loan. The remaining portion of the Eagle Loan was forgiven in order for the sale to occur and so the assets would be free of any lien or encumbrances. As the sale proceeds were not in excess of the indebtedness of Eagle owed to LBHI, no proceeds were distributed to the Eagle Sellers.

(ii) Disposition of Other Private Equity/Principal Investments

The Debtors and their subsidiaries have completed, or are in the process of completing, sales of certain indirect interests that they hold in respect of certain affiliated Private Equity/Principal Investments. In each of the sales, the interests that have been sold have involved a combination of the interests that the Debtors indirectly held. For example, the Debtors have disposed of or otherwise monetized their interests in (i) the management rights, and in certain circumstances, the general partner interests in the Lehman Brothers Merchant Banking funds, the Lehman Brothers Real Estate funds, the Lehman Brothers European Mezzanine funds,

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the Lehman Brothers CDO funds and certain Lehman Brothers Venture Capital funds, (ii) a note issued by R3 Capital Partners, (iii) a note issued by Kingfisher CDO Ltd., (iv) certain liquid public company equity positions and (v) TCP Asia Fund LP.

b. Updated Information Regarding the Debtors’ Private Equity/Principal Investments

The Debtors estimate that over the estimated wind-down period from January 1, 2011 to December 31, 2014, their estates (together with their Debtor-Controlled Entities) will recover gross proceeds of approximately $9.5 billion from their portfolio of Private Equity/Principal Investments. From December 31, 2010 through March 31, 2011, the Debtors (together with their Debtor-Controlled Entities) have collected approximately $300 million of that amount.

Certain Private Equity/Principal Investments are held as partnership interests, limited liability company interests or other similar interests that are uniquely structured for particular private investments. Therefore these investments are not always liquid and the Debtors may ultimately decide to sell their interests in such investments at a discount. In addition the Debtors (and their Debtor-Controlled Entities) are the holder of record but not in possession or complete control of certain financial instruments representing Private Equity/ Principal Investments amounting to approximately $506 million in cash flows reflected in the Recovery Analysis, because such financial instruments are held in an account at a Non-Controlled Affiliate. The Debtors (or Debtor-Controlled Entities) are seeking the return of such financial instruments. In certain circumstances, where a financial instrument has been sold or otherwise monetized, the Debtors (or Debtor-Controlled Entities) have entered into arrangements with the applicable Non-Controlled Affiliate regarding the holding of proceeds received in respect of such sale or other monetization pending the outcome of the Debtors (or Debtor-Controlled Entities) claim against and/or negotiations with such parties.

Exhibit 7 annexed hereto provides the estimated timeframe for collections of amounts on account of Private Equity/Principal Investments. For further information about the Private Equity/ Principal Investments held by each of the Debtors, balance sheets, dated as of December 31, 2010, of each of the Debtors are annexed hereto as Exhibit 2B.

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Exhibit 19

Description of Business and Capital

Structure of Lehman Prior to the Commencement Date

1.	General Information Regarding Lehman

Prior to the Commencement Date, Lehman provided a full array of services in equity and fixed income sales, trading and research, investment banking, asset management, private investment management and private equity to corporations, governments and municipalities, institutional clients and high-net-worth individuals. In addition to its worldwide headquarters in New York and regional headquarters in London and Tokyo, Lehman operated a network of offices in North America, Europe, the Middle East, Latin America and the Asia Pacific region. Lehman was a global market-maker in all major equity and fixed income products, and was a member of all principal securities and commodities exchanges in the United States, as well as the Financial Industry Regulatory Authority (formed by the consolidation of National Association of Securities Dealers, Inc. and the member regulation, enforcement and arbitration functions of the New York Stock Exchange, Inc. (“NYSE”)), and held memberships or associate memberships on several principal international securities and commodities exchanges, including the London, Tokyo, Hong Kong, Frankfurt, Paris, Milan, Singapore, and Australian stock exchanges.

Lehman generated a majority of its revenues from institutional, corporate, government and high-net-worth clients by, among other things, (i) advising on and structuring transactions; (ii) serving as a market-maker and/or intermediary in the global marketplace, including making securities and other financial instrument products available, as both an issuer and an intermediary, to allow clients to adjust their portfolios and risks across different market cycles; (iii) originating loans for distribution to clients in the securitization or loan trading market; (iv) providing investment management and advisory services; and (v) acting as an underwriter to clients. As part of, and supplemental to, the services Lehman performed for its clients, Lehman maintained inventory positions of varying amounts across a broad range of financial instruments and actively engaged in proprietary trading and principal investment positions. Lehman was organized into three business segments: (i) the Capital Markets division, (ii) the Investment Banking division, and (iii) the Investment Management Division, which during Lehman’s 2007 fiscal year accounted for 64%, 20% and 16% of consolidated net revenues, respectively, as recorded on Lehman’s books and records.

2.	Business Segments

a. Capital Markets Division

The Capital Markets division (“Capital Markets”) primarily engaged in institutional client based activities, secondary trading, financing, mortgage origination and securitization, prime brokerage and research activities in fixed income and equity products. Lehman was a global market-maker in numerous equity and fixed income

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products, including U.S., European and Asian equities, government and agency securities, money market products, corporate high-grade, high-yield and emerging market securities, mortgage- and asset-backed securities, preferred stock, municipal securities, government securities, commodities and energy products, bank loans, foreign exchange, financing and derivative products. Lehman was one of the largest investment banks in terms of U.S. and pan-European listed equities trading volume and maintained a major presence in over-the-counter U.S. stocks, major Asian large capitalization stocks, warrants, convertible debentures and preferred issues. In addition, the secured financing group managed Lehman’s equity and fixed income matched book activities, supplied secured financing to institutional clients and provided secured financing for its inventory of equity and fixed income products. Capital Markets also included principal investing and proprietary trading activities, including investments in real estate, private equity and other long-term investments. As of August 31, 2008,1 Capital Markets had reported assets on Lehman’s books and records in the aggregate amount of approximately $586 billion. In the nine months ended August 31, 2008, Lehman recorded revenues of approximately $16.2 billion for Capital Markets.

b. Investment Banking Division

The Investment Banking division (“Investment Banking”) provided advice to corporate, institutional and government clients throughout the world on mergers, acquisitions and other financial matters. Investment Banking also raised capital for clients by underwriting public and private offerings of debt and equity instruments. Investment Banking was comprised of the following groups: corporate finance, mergers & acquisitions advisory, restructuring, equity capital markets, and debt capital markets, leveraged finance, private capital markets and risk solutions. Lehman maintained Investment Banking offices in North America, Europe, the Middle East, Latin America and the Asia Pacific region. In the nine months ended August 31, 2008, Lehman recorded revenues of approximately $2.3 billion for Investment Banking.

c. Investment Management Division

The Investment Management division (the “Investment Management Division”) provided strategic investment advice and services to institutional and high-net-worth clients on a global basis, and consisted of the asset management and private investment management businesses. The asset management group provided proprietary asset management products across traditional and alternative asset classes through a variety of distribution channels to individuals and institutions. The asset management group included Neuberger Berman Holdings LLC and its subsidiaries (“Neuberger Berman”). As of May 31, 2008, Lehman reported that the Investment Management Division had $277 billion in assets under management.

Lehman acquired Neuberger Berman in October 2003. Neuberger Berman’s private asset management business provided discretionary, customized

[1]

Lehman prepared, but did not file with the SEC, a quarterly consolidated financial statement for the period ending August 31, 2008, which is the source of the information provided herein as of that date.

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portfolio management across equity and fixed income asset classes for high-net-worth clients.

The Neuberger Berman family of investment funds spanned asset classes, investment styles and capitalization ranges. Its open-end mutual funds were available directly to investors or through distributors, and its closed-end funds traded on major stock exchanges. Neuberger Berman was also a sub-advisor of funds for institutional clients, including insurance companies, banks and other financial services firms. Neuberger Berman served as the investment advisor or sub-advisor for numerous defined contribution plans, and for insurance companies offering variable annuity and variable life insurance products, and provided portfolio management through both mutual fund and other managed products.

The Investment Management Division also included the Private Investment Management Group. The Private Investment Management group provided traditional brokerage services and comprehensive investment, wealth advisory, trust and capital markets execution services to both high-net-worth individuals and small and medium size institutional clients. For high-net-worth clients, Lehman’s investment professionals and strategists worked together to provide asset allocation, portfolio strategy and manager selection, and integrated that advice with its tax, trust and estate planning services.

3.	Corporate Structure

An abridged depiction of Lehman’s organizational structure as of the Commencement Date is set forth below. This summary does not identify all legal entities within the corporate structure; each of the entities listed is a holding company of direct and indirect subsidiaries.

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4.	Description of the Business of Each Debtor

This section contains brief descriptions of the business of each Debtor. For further information about the assets and liabilities of each Debtor, refer to the balance sheets of each Debtor (i) as of the applicable Commencement Date for each Debtor, and (ii) as of December 31, 2010, annexed hereto as Exhibits 2 and 3, respectively.

a. Lehman Brothers Holdings Inc. LBHI was the ultimate parent and holding company for Lehman’s businesses. LBHI directly or indirectly held the equity in each of the Debtors as well as all non-debtor Lehman entities.

b. Lehman Commercial Paper Inc. Lehman conducted a majority of its commercial loan and mortgage loan origination, lending, trading and servicing activities through LCPI.

c. Lehman Brothers Commodity Services Inc. Lehman entered into commodity and energy derivatives products through LBCS.

d. Lehman Brothers Special Financing Inc., Lehman Brothers Derivative Products Inc. and Lehman Brothers Financial Products Inc. Lehman’s fixed income derivative products business was principally conducted through LBSF, and its separately capitalized “AAA” rated subsidiaries LBFP and LBDP.

e. Lehman Brothers OTC Derivatives Inc. Lehman entered into equity derivative products through LOTC.

f. Lehman Brothers Commercial Corporation. LBCC acted as Lehman’s dealer in over-the-counter foreign currency forwards and options and exchange-traded futures and futures options.

g. LB 745 LLC. LB 745 was the owner of Lehman’s corporate headquarters located at 745 Seventh Avenue in New York City.

h. PAMI Statler Arms, LLC. PAMI Statler was formed to hold title to the Statler Arms Apartments, a 297-suite apartment complex in Cleveland, Ohio.

i. CES Aviation LLC, CES Aviation V LLC and CES Aviation IX LLC. CES, CES V, and CES IX acquired and operated aircraft for Lehman.

j. East Dover Limited. East Dover was established for the purpose of purchasing, leasing and selling aircraft and related equipment.

k. Lehman Scottish Finance L.P. LS Finance was formed for the purpose of holding equity-linked notes issued by other Lehman entities.

l. Luxembourg Residential Properties Loan Finance S.a.r.l. LUXCO was an investment vehicle formed to hold commercial loans.

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m. BNC Mortgage LLC. BNC originated subprime mortgage loans in the United States.

n. LB Rose Ranch LLC. LB Rose Ranch owns and operates a housing and golf course development in Colorado.

o. Structured Asset Securities Corporation. SASCO was used to acquire, and effectuate the securitization of, residential mortgage loans.

p. LB 2080 Kalakaua Owners LLC. LB 2080 owned and operated commercial real property in Honolulu, Hawaii.

q. Merit LLC. Merit was a special purpose vehicle created to fund the acquisition of shares of Daewoo Engineering and Construction Co. Ltd.

r. LB Somerset LLC and LB Preferred Somerset LLC. Somerset and Preferred Somerset each own a membership interest in an entity called Somerset Associates, LLC, which indirectly owns several office buildings in North Carolina.

5.	Description of Debtors’ Principal Non-Debtor Affiliates

LBHI has thousands of subsidiaries throughout the world. This section contains a brief summary of the principal non-debtor Affiliates of the Debtors.

a. Lehman Brothers Inc. LBI was a registered broker/dealer regulated by SIPC. Lehman’s North American capital markets business was operated out of LBI.

b. Lehman Brothers Bankhaus AG (in Insolvenz). Lehman Brothers Bankhaus AG (In Insolvenz) (“Bankhaus”) is an entity organized in Germany that held a banking license issued by BaFin, Germany’s Federal Supervisory Authority. Its corporate purpose was to conduct a variety of banking activities.

c. Lehman Brothers Treasury Co. B.V. LBT is an entity organized in the Netherlands that issued structured notes primarily to investors in Europe.

d. Lehman Brothers Finance A.G. (in Liquidation) a.k.a. Lehman Brothers Finance S.A. (in Liquidation). LBF is an entity organized in Switzerland that engaged in the execution of bespoke over the counter equity derivatives contracts for institutional clients, including certain Affiliates.

e. Lehman Brothers International (Europe) (in Administration). LBIE was Lehman’s European registered broker/dealer, based in the United Kingdom. LBIE offered a variety of security brokerage services and was regulated by the Financial Services Authority.

f. LB I Group Inc. LB I Group’s primary business/corporate purpose is to invest and manage equity and debt principal investments and to manage private

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investment funds.

g. Property Asset Management Inc. Property Asset Management Inc., directly or indirectly, held a majority of Lehman’s Real Estate Assets.

6.	Directors and Executive Officers of LBHI

a. Directors

The members of the board of directors of LBHI as of the date of this Disclosure Statement are:

Michael L. Ainslie: Mr. Ainslie, the non-executive chairman of LBHI’s board of directors, became a director of LBHI in 1996 and is a member of Lehman’s Audit Committee and Executive Committee. Mr. Ainslie was also a Director of Lehman Brothers Bank FSB (now known as Aurora Bank FSB), which is indirectly owned by LBHI. Mr. Ainslie was the former President, Chief Executive Officer and a Director of Sotheby’s Holdings.

John F. Akers: Mr. Akers became a director of LBHI in 1996 and served as the Chairman of Lehman’s Compensation and Benefits Committee and as a member of the Finance and Risk Committee. He is currently a member of the Executive Committee. Mr. Akers served as Chairman of the Board of Directors and Chief Executive Officer of IBM from 1985 until his retirement in 1993. He is also a Director of W. R. Grace & Co.

Roger S. Berlind: Mr. Berlind became a director of LBHI in 1985 and is a member of the Audit Committee and served as a member of the Finance and Risk Committee. He also previously served as a board member of Lehman Brothers Inc. (until 2003). Mr. Berlind is also a private investor and has been a theatrical producer and principal of Berlind Productions since 1981.

Thomas H. Cruikshank: Mr. Cruikshank became a director of LBHI in 1996, and is the Chairman of the Audit Committee and served as a member of the Nominating and Corporate Governance Committee. He also served as a director of Lehman Brothers Inc. Previously, Mr. Cruikshank served in various roles beginning in 1969, including Chairman and Chief Executive Officer from 1989 to 1995, of Halliburton Company, a major petroleum industry service company.

Marsha Johnson Evans: Ms. Evans became a director of LBHI in 2004 and served as the Chairman of the Nominating and Corporate Governance Committee and as a member of the Compensation and Benefits Committee and the Finance and Risk Committee. Ms. Evans was formerly a Rear Admiral in the United States Navy, President and Chief Executive Officer of the American Red Cross, and National Executive Director of Girl Scouts of the USA.

Sir Christopher Gent: Sir Christopher Gent became a director of LBHI in 2003 and is a member of the Audit Committee, and served as a member of the Compensation and Benefits Committee. He also serves as Non-Executive Chairman of GlaxoSmithKline plc, a

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Director of Ferrari SpA, and a Senior Advisor to Bain & Company, Inc. Sir Christopher Gent is a former Chief Executive Officer and director of Vodafone Group Plc.

Roland A. Hernandez: Mr. Hernandez became a director of LBHI in 2005 and served as a member of the Finance and Risk Committee. Mr. Hernandez is a retired Chairman and Chief Executive Officer of Telemundo Group, Inc., a Spanish-language television station company. Mr. Hernandez is also a Director of MGM Mirage, The Ryland Group, Inc., Vail Resorts, Inc. and Wal-Mart Stores, Inc.

John D. Macomber: Mr. Macomber became a director of LBHI in 1994 and served as a member of the Compensation and Benefits Committee, the Executive Committee (of which he is still a member) and the Nominating and Corporate Governance Committee. Mr. Macomber is a principal of JDM Investment Group. Mr. Macomber is also a director of Collexis Holdings, Inc. and Stewart & Stevenson LLC., and was formerly Chairman and President of the Export-Import Bank of the United States, Chairman and Chief Executive Officer of Celanese Corporation, and a Senior Partner at McKinsey & Company.

b. Executive Officers

The key executive officers of LBHI as of the date of this Disclosure Statement are:

Bryan Marsal	Chief Executive Officer
John Suckow	President and Chief Operating Officer
William Fox	Executive Vice President and Chief Financial Officer

7.	Capital Structure

As of August 31, 2008, Lehman had recorded assets totaling approximately $598 billion and liabilities totaling approximately $569 billion. The unaudited consolidating balance sheet prepared as part of Lehman’s “Global Close” on September 14, 2008 reflected recorded assets totaling approximately $634 billion and liabilities totaling approximately $611 billion. Lehman financed its operations through a combination of short-term and long-term financing as described below. A material portion of the financing was based on short-term credit.

a. Prepetition Short Term Borrowings

(i)	Repurchase Agreements and Transactions

Repurchase agreements and transactions are generally accounted for as short-term secured borrowings. Pursuant to repurchase agreements, Lehman sold securities to counterparties under an agreement by Lehman to repurchase such securities at a future specified date. Lehman would pay the counterparty a fee for entering into such transactions. Such transactions generally allowed Lehman to obtain short-term financing secured by government or government agency securities or other securities or assets. As of August 31, 2008, Lehman had

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recorded obligations to repurchase approximately $157 billion of securities or other assets pursuant to such repurchase agreements.

(ii)	Securities Lending

In securities lending transactions, Lehman would lend securities to counterparties in exchange for collateral (Cash or otherwise) sufficient to secure the lending of the securities. Upon the termination of a securities lending arrangement, Lehman would be obligated to return the collateral to the counterparty and the subject securities would be returned to Lehman. Lehman would pay interest and or fees to the party borrowing the securities. These transactions allowed Lehman to obtain additional short-term secured financing. As of August 31, 2008, Lehman had recorded obligations under securities lending contracts of approximately $35 billion.

(iii)	Commercial Paper

Commercial paper consists of short-term, promissory notes with maturity dates not longer than 270 days. As of August 31, 2008, Lehman had recorded commercial paper debt obligations of approximately $4 billion.

(iv)	Hybrid Instruments

Lehman had recorded obligations under certain financial instruments with maturities of less than one year and zero-strike price warrants of approximately $3 billion as of August 31, 2008.

b. Prepetition Long-Term Borrowings

As of August 31, 2008, Lehman had recorded approximately $136 billion of notes outstanding (including notes issued pursuant to the EMTN Program described below). The long term borrowings include approximately $97 billion of senior notes, approximately $12 billion of subordinated notes, and approximately $5 billion of junior subordinated notes. The weighted-average maturity of long-term borrowings was 7.9 years as of August 31, 2008. As of August 31, 2008, 55% of Lehman’s long-term debt was issued by the Lehman Affiliates located outside the United States.

A portion of the capital Lehman raised was through the issuance of notes through the European Medium Term Note Program (the “EMTN Program”). The EMTN Program was a financing program arranged by LBIE under which LBT, Bankhaus, LBHI and other entities (the “EMTN Issuers”) issued structured notes (the “Structured Notes”) to individuals and financial institutions. Some Structured Notes were relatively simple fixed or floating rate securities; others were highly complex and uniquely tailored to the interests of specific investors. In the case of many of the Structured Notes, the principal amount as well as the amount and payment of interest are linked to the performance of an underlying security, foreign exchange rate, commodity price, index or basket of securities or indices (the “Underlying Asset”). LBIE, with the assistance of LBL, acted as the arranger, dealer, and calculation agent with respect to the EMTN Program. More than 4,000 series of Structured Notes (the “Series”) were outstanding as

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of the Commencement Date. The entities other than LBHI that issued the Structured Notes would typically lend the proceeds received from such issuance to LBHI.

With the exception of approximately 56 Series of notes that were issued by LBHI under the EMTN Program, LBHI’s sole involvement in the EMTN Program was the issuance of a purported blanket guarantee of all notes issued pursuant to the EMTN Program. Since the Debtors did not directly issue a large majority of the notes pursuant to the EMTN Program, the Debtors do not have complete records indicating the aggregate amount of all securities outstanding under the EMTN Program. It is the Debtors’ understanding that LBIE as the arranger of the program has many of the records relating to these notes.

c. Prepetition Credit Facilities

Lehman used both committed and uncommitted bilateral and syndicated long-term bank facilities to complement its long-term debt issuances. In particular, Lehman maintained a $2 billion unsecured, committed revolving credit agreement with a syndicate of banks. In March 2008, Lehman amended and restated this credit facility to extend the term through February 2011. As of August 31, 2008 and as of the Commencement Date, there were no outstanding borrowings against this credit facility.

In addition, Lehman maintained a $2.5 billion multi-currency unsecured, committed revolving credit facility with a syndicate of banks for Bankhaus and LBT which would have expired in April 2010. Bankhaus and LBT drew on both of these facilities from time to time in the ordinary course of conducting business. As of August 31, 2008 and as of the Commencement Date, there were no outstanding borrowings against this credit facility.

d. Other Secured Borrowings

In the ordinary course of business Lehman sold loans (or participations in loans) to off-balance sheet securitization vehicles that would issue securities secured by such loans. Lehman often transferred the loans to such vehicles through participations in the loan syndications, whereby Lehman would remain the lender of record for loans but would be obligated to pass through to the securitization vehicle all proceeds Lehman received as interest, principal or fees as to such loans. These transactions allowed Lehman to monetize all or a portion of its interests in the loans it had originated. As of August 31, 2008, Lehman had recorded obligations under such transactions of approximately $22 billion.

e. Bank Platforms

Aurora Bank (formerly known as Lehman Brothers Bank, FSB) (“Aurora Bank”) and Woodlands Bank (formerly known as Lehman Brothers Commercial Bank) (“Woodlands”) provided Lehman with additional financing flexibility. Aurora Bank and Woodlands were able to raise funds by accepting deposits and then use the deposits to buy assets (or participations in assets) from certain Lehman entities. For further information regarding Aurora Bank and Woodlands.

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f. Preferred Stock

LBHI had several classes of preferred stock (the “Preferred Stock”) outstanding as of the Commencement Date. At November 30, 2007, LBHI was authorized to issue a total of 24,999,000 shares of Preferred Stock and had issued and outstanding 798,000 shares of various series as described below. All Preferred Stock had a dividend preference over LBHI’s shares of common stock (the “Common Stock”) in the payment of dividends and a preference in the liquidation of assets.

The following table summarizes LBHI’s outstanding Preferred Stock at November 30, 2007:3

Series	Depositary Shares	Shares Issued and Outstanding	Dividend Rate		Earliest Redemption Date	Redemption Value
C	5,000,000	500,000	5.94%		May 31, 2008	250,000,000
D	4,000,000	40,000	5.67%		August 31, 2008	200,000,000
F	13,800,000	138,000	6.50%		August 31, 2008	345,000,000
G	12,000,000	120,000	one-month LIBOR + 0.75	%(1)	February 15, 2009	300,000,000

(1)	Subject to a floor of 3.0% per annum.

The series C, D, F, and G Preferred Stock ranked equally as to dividends and upon liquidation, dissolution, or winding up and had no voting rights except as provided below or as otherwise from time to time required by law. If dividends payable on any of the series C, D, F or G Preferred Stock or on any other equally-ranked series of Preferred Stock were not paid

[3]

Information regarding LBHI’s outstanding preferred stock was included in LBHI’s 10-K, which provided information as of November 30, 2007. LBHI’s 10-K for the year ending 2007 lists a number of classes of Preferred Stock and notes as having been registered but does not discuss how many shares were outstanding as of the reporting date, including the (i) 5.857% Mandatory Capital Advantaged Preferred Securities of Subsidiary Trust (and LBHI’s guarantee thereof); (ii) Floating Rate Mandatory Capital Advantaged Preferred Securities of Subsidiary Trust (and LBHI’s guarantee thereof); (iii) 6.375% Trust Preferred Securities, Series K, of Subsidiary Trust (and LBHI’s guarantee thereof); (iv) 6.375% Trust Preferred Securities, Series L, of Subsidiary Trust (and LBHI’s guarantee thereof); (v) 6.00% Trust Preferred Securities, Series M, of Subsidiary Trust (and LBHI’s guarantee thereof); (vi) 6.24% Trust Preferred Securities, Series N, of Subsidiary Trust (and LBHI’s guarantee thereof); (vii) 2.00% Medium Term Notes, Series H, Due March 3, 2009 Performance Linked to the Common Stock of Morgan Stanley (MS); (viii) 0.25% Medium Term Notes, Series I, Due February 16, 2012 Performance Linked to a Basket of Two Stocks; (ix) 0.00% Medium Term Notes, Series I, Due May 15, 2010 Performance Linked to the Common Stock of General Electric Company (GE); (x) Absolute Buffer Notes Due July 29, 2008, Linked to the Dow Jones EURO STOXX 50® Index (SX5E); (xi) Absolute Buffer Notes Due July 7, 2008, Linked to the Dow Jones EURO STOXX 50® Index (SX5E); (xii) Currency Basket Warrants Expiring February 13, 2008; (xiii) Dow Jones Global Titans 50 Index SM SUNS® Stock Upside Note Securities Due February 9, 2010; (xiv) Dow Jones Industrial Average SUNS ® Stock Upside Note Securities Due April 29, 2010; (xv) Index-Plus Notes Due December 23, 2009, Performance Linked to the Russell 2000® INDEX (RTY); (xvi) Index-Plus Notes Due March 3, 2010, Linked to the S&P 500® Index (SPX); (xvii) Index-Plus Notes Due November 15, 2009, Linked to the Dow Jones STOXX 50® Index (SX5P); (xviii) Index-Plus Notes Due September 28, 2009, Performance Linked to S&P 500® Index (SPX); (xix) Japanese Yen Linked Warrants Expiring June 20, 2008; (xx) Nasdaq-100® Index RANGERSSM Rebound Risk AdjustiNG Equity Range Securities Notes Due June 7, 2008; (xxi) Nikkei 225SM Index SUNS® Stock Upside Note Securities Due June 10, 2010; (xxiii) S&P 500® Index Callable SUNS® Stock Upside Note Securities Due November 6, 2009; and (xxiv) S&P 500® Index SUNS® Stock Upside Note Securities Due August 5, 2008.

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for six or more quarters, whether or not consecutive, the authorized number of directors of LBHI would have automatically increased by two. The holders of the series C, D, F or G Preferred Stock had the right, with holders of any other equally-ranked series of Preferred Stock, to elect two directors to fill such newly created directorships until the dividends in arrears were paid.

In March 2008, LBHI issued $4 billion aggregate liquidation preference of 7.25% Non-Cumulative Perpetual Convertible Preferred Stock, series P. On June 12, 2008, LBHI issued two million shares ($2 billion aggregate liquidation preference) of 8.75% Non-Cumulative Mandatory Convertible Preferred Stock, series Q.

g. Common Stock

As of August 31, 2008, LBHI had 689,030,169 shares of Common Stock outstanding. As of the Commencement Date, the largest holders of LBHI Common Stock were (i) AXA and related parties owning 40,094,986 shares, or 7.25%; (ii) ClearBridge Advisors, LLC and related parties owning 34,980,989 shares, or 6.33%, and (iii) FMR LLC and related parties owning 32,441,882 shares, or 5.87%.

In 1997, LBHI established an irrevocable grantor trust (the “RSU Trust”) to provide Common Stock voting rights to employees who held outstanding restricted stock units (“RSUs”). In 2007, 2006 and 2005, LBHI transferred 24.5 million, 21.0 million and 22.0 million treasury shares, respectively, into the RSU Trust. At November 30, 2007, approximately 72.5 million shares were held in the RSU Trust with a total value of approximately $2.3 billion.

h. Trust Securities

Lehman formed certain trusts or limited partnerships (collectively, the “Trusts”), which acquired Lehman’s junior subordinated notes and issued trust preferred securities secured by Lehman’s junior subordinated securities.

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The following table summarizes the key terms of Trusts with outstanding securities at November 30, 2007:

November 30, 2007	Issuance Date	Mandatory Redemption Date	Redeemable by Issuer on or after
Holdings Capital Trust III, Series K	March 2003	March 15, 2052	March 15, 2008
Holdings Capital Trust IV, Series L	October 2003	October 31, 2052	October 31, 2008
Holdings Capital Trust V, Series M	April 2004	April 22, 2053	April 22, 2009
Holdings Capital Trust VI, Series N	January 2005	January 18, 2054	January 18, 2010
Holdings Capital Trust VII	May 2007	June 1, 2043(1)	May 31, 2012
Holdings Capital Trust VIII	May 2007	June 1, 2043(1)	May 31, 2012
U.K. Capital Funding LP	March 2005	Perpetual	March 30, 2010
U.K. Capital Funding II LP	September 2005	Perpetual	September 21, 2009
Holdings E-Capital Trust I	August 2005	August 19, 2065	August 19, 2010
U.K. Capital Funding III LP	February 2006	February 22, 2036	February 22, 2011
U.K. Capital Funding IV LP	January 2007	Perpetual	April 25, 2012
U.K. Capital Funding V LP	May 2007	Perpetual	June 1, 2012

(1)	Or on such earlier date as Lehman may have elected in connection with a remarketing.

The trust preferred securities issued by Holdings Capital Trust VII and Holdings Capital Trust VIII were issued together with contracts to purchase depositary shares representing Lehman’s Non-Cumulative Perpetual Preferred Stock, series H and Series I, respectively, with an aggregate redemption value of $1.5 billion.

8.	Liquidity Pool

To protect against any temporary market events limiting its ability to borrow, Lehman maintained a pool of assets that it believed were highly liquid and saleable. Lehman’s liquidity pool was intended to cover expected cash outflows for one year in a stressed liquidity environment.

In assessing the required size of the liquidity pool, Lehman assumed that (a) assets outside the liquidity pool could not be easily sold to generate cash; (b) unsecured debt would not be accessible; and (c) any cash and unencumbered liquid assets outside of the liquidity pool could not be used to support its liquidity. The liquidity pool was primarily invested in cash instruments, government and agency securities and overnight repurchase agreements collateralized by government and agency securities.

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Exhibit 20

List of Creditors That Have Executed Plan Support Agreements

1.	Angelo, Gordon & Co., L.P.

2.	Barclays Bank PLC

3.	Barclays Bank S.A.

4.	BNP Paribas

5.	Canyon Capital Advisors LLC

6.	CarVal Investors UK Limited

7.	Contrarian Capital Management LLC

8.	County of San Mateo

9.	Credit Suisse International

10.	Credit Suisse Loan Funding LLC

11.	Credit Suisse Securities (Europe) Limited

12.	Cyrus Capital Partners, L.P.

13.	Davidson Kempner Capital Management LLC

14.	D. E. Shaw Claims SPV, L.L.C.

15.	D. E. Shaw Composite Portfolios, L.L.C.

16.	D. E. Shaw Laminar Portfolios, L.L.C.

17.	D.E. Shaw Oculus Portfolios, L.L.C.

18.	D. E. Shaw Valence Portfolios, L.L.C.

19.	DB Energy Trading LLC

20.	Deutsche Bank AG

21.	Elliott Management Corporation (also Elliott Associates, L.P.

22.	Elliott International, L.P. The Liverpool Limited Partnership)

23.	Fir Tree, Inc.

24.	GLG Ore Hill LLC

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25.	Goldentree Asset Management, LP

26.	Goldman Sachs Bank USA

27.	Goldman Sachs International

28.	Gruss Asset Management, L.P., investment advisor to Gruss Global Investors Master Fund, Ltd. and Gruss Global Investors Master Fund (Enhanced), Ltd.

29.	Hayman Capital Master Fund, L.P.

30.	Honk Kong Lehman Entities In Liquidation

31.	King Street Capital Management GP, L.L.C.

32.	Knighthead Capital Management, L.L.C.

33.	Lehman Brothers Bankhaus AG (in Insolvenz)

34.	Lehman Brothers Treasury Co. B.V.

35.	Lehman Singapore Entities

36.	Morgan Stanley & Co. International PLC

37.	Morgan Stanley Capital Group Inc.

38.	Morgan Stanley Capital Services LLC

39.	Mount Kellett Master Fund II, L.P.

40.	Oak Tree Capital Management, L.P.

41.	Och-Ziff Capital Management Group LLC

42.	Paulson & Co. Inc.

43.	Silver Point Capital, L.P.

44.	Societe Generale

45.	Societe Generale Asset Management Banque

46.	Societe Generale Bank and Trust

47.	State of California Public Employees’ Retirement System

48.	State Street Bank and Trust Company

49.	Taconic Capital Advisors L.P.

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50.	The Baupost Group, L.L.C.

51.	The Royal Bank of Scotland plc

52.	UBS AG

53.	Varde Partners, L.P.

54.	York Capital Management Global Advisors, LLC

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